Registration No. 333-24009
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                       POST-EFFECTIVE AMENDMENT NO. 14 TO
                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


            THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES
             (Exact name of registrant as specified in its charter)

                                    NEW YORK
         (State or other jurisdiction of incorporation or organization)

                                   13-5570651
                      (I.R.S. Employer Identification No.)

              1290 AVENUE OF THE AMERICAS, NEW YORK, NEW YORK 10104
                                 (212) 554-1234

               (Address, including zip code, and telephone number,
                      including area code, of registrant's
                          principal executive offices)


                                    ROBIN WAGNER
                            VICE PRESIDENT AND COUNSEL
            THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES
              1290 AVENUE OF THE AMERICAS, NEW YORK, NEW YORK 10104
                                 (212) 554-1234


(Name, address, including zip code, and telephone number, including area code, of agent for service)

                  Please send copies of all communications to:
                               PETER E. PANARITES
                         FREEDMAN, LEVY, KROLL & SIMONDS
                    1050 CONNECTICUT AVENUE, N.W., SUITE 825
                             WASHINGTON, D.C. 20036
                                 (202) 457-5100
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
Equitable Accumulator(SM)

A combination variable and fixed deferred annuity contract
PROSPECTUS DATED MAY 1, 2000

Please read and keep this prospectus for future reference. It contains important information that you should know before purchasing or taking any other action under your contract. Also, at the end of this prospectus you will find attached the prospectus for EQ Advisors Trust, which contains important information about its portfolios.

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WHAT IS THE EQUITABLE ACCUMULATOR?

Equitable Accumulator is a deferred annuity contract issued by THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES. It provides for the accumulation of retirement savings and for income. The contract offers income and death benefit protection. It also offers a number of payout and distribution options. The distribution options available under the contract are the Assured Payment Option and APO Plus. You invest to accumulate value on a tax-deferred basis in one or more of our variable investment options, fixed maturity options, or the account for special dollar cost averaging ("investment options"). This contract may not currently be available in all states.



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 VARIABLE INVESTMENT OPTIONS
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 FIXED INCOME
-----------------------------------------------------------------------------------------------
 o Alliance High Yield                          o Alliance Money Market

 o Alliance Intermediate Government Securities

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 DOMESTIC STOCKS
-----------------------------------------------------------------------------------------------
 o EQ/Aggressive Stock(1)                       o EQ/Evergreen

 o Alliance Common Stock                        o MFS Emerging Growth Companies

 o Alliance Growth and Income                   o MFS Growth with Income

 o EQ/Alliance Premier Growth                   o MFS Research

 o Alliance Small Cap Growth                    o Mercury Basic Value Equity (3)

 o EQ/Alliance Technology(2)                    o EQ/Putnam Growth & Income Value

 o BT Equity 500 Index                          o T. Rowe Price Equity Income

 o BT Small Company Index                       o Warburg Pincus Small Company Value

 o Capital Guardian Research

 o Capital Guardian U.S. Equity
-----------------------------------------------------------------------------------------------
 INTERNATIONAL STOCKS
-----------------------------------------------------------------------------------------------
 o Alliance Global                              o Morgan Stanley Emerging Markets Equity

 o Alliance International                       o T. Rowe Price International Stock

 o BT International Equity Index
-----------------------------------------------------------------------------------------------
 BALANCED/HYBRID
-----------------------------------------------------------------------------------------------
 o Alliance Conservative Investors              o Mercury World Strategy(4)

 o Alliance Growth Investors                    o EQ/Putnam Balanced

 o EQ/Evergreen Foundation
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 o Alliance Equity Index (Available only under APO Plus)
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


(1) Formerly named "Alliance Aggressive Stock."
(2) May not be available in California.
(3) Formerly named "Merrill Lynch Basic Value Equity."
(4) Formerly named "Merrill Lynch World Strategy."


You may allocate amounts to any of the variable investment options. Each variable investment option is a subaccount of our Separate Account No. 45. Each variable investment option, in turn, invests in a corresponding securities portfolio of EQ Advisors Trust. Your investment results in a variable investment option will depend on the investment performance of the related portfolio.

FIXED MATURITY OPTIONS. You may allocate amounts to one or more fixed maturity options. These amounts will receive a fixed rate of interest for a specified period. Interest is earned at a guaranteed rate set by us. We make a market value adjustment (up or down) if you make transfers or withdrawals from a fixed maturity option before its maturity date.

ACCOUNT FOR SPECIAL DOLLAR COST AVERAGING. This account also pays fixed interest at guaranteed rates.

TYPES OF CONTRACTS. We offer the contracts for use as:

o    A nonqualified annuity ("NQ") for after-tax contributions only.

o    An individual retirement annuity ("IRA"), either traditional IRA or Roth
     IRA.

     We offer two versions of the traditional IRA: "Rollover IRA" and "Flexible Premium IRA." The Assured Payment Option and APO Plus are available under Rollover IRA and Flexible Premium IRA contracts.

     We also offer two versions of the Roth IRA: "Roth Conversion IRA" and "Flexible Premium Roth IRA."

o An annuity that is an investment vehicle for a qualified defined contribution or defined benefit plan ("QP").

o An Internal Revenue Code Section 403(b) Tax-Sheltered Annuity ("TSA") - ("Rollover TSA").

A contribution of at least $5,000 is required to purchase an NQ, Rollover IRA, Roth Conversion IRA, QP or Rollover TSA contract. For Flexible Premium IRA or Flexible Premium Roth IRA contracts, we require a contribution of $2,000 to purchase a contract. Under Rollover IRA or Flexible Premium IRA contracts you may elect the Assured Payment Option or APO Plus with a minimum initial contribution of $10,000.


Registration statements relating to this offering have been filed with the Securities and Exchange Commission ("SEC"). The statement of additional information ("SAI") dated May 1, 2000 is a part of one of the registration statements. The SAI is available free of charge. You may request one by writing to our processing office or calling 1-800-789-7771. The SAI has been incorporated by reference into this prospectus. This prospectus and the SAI can also be obtained from the SEC's Web site at http://www.sec.gov. The table of contents for the SAI appears at the back of this prospectus.

THE SEC HAS NOT APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE CONTRACTS ARE NOT INSURED BY THE FDIC OR ANY OTHER AGENCY. THEY ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK AND ARE NOT BANK GUARANTEED. THEY ARE SUBJECT TO INVESTMENT RISKS AND POSSIBLE LOSS OF PRINCIPAL.


                                                                  72084
                                                                  1999 portfolio

                                                     Contents of this prospectus

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
EQUITABLE ACCUMULATOR(SM)

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
Index of key words and phrases                                   4
Who is Equitable Life?                                           5
How to reach us                                                  6
Equitable Accumulator at a glance - key features                 8


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FEE TABLE                                                       12
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Examples                                                        15
Condensed financial information                                 16
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1 CONTRACT FEATURES AND BENEFITS                                17
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How you can purchase and contribute to your contract            17
Owner and annuitant requirements                                24
How you can make your contributions                             24
What are your investment options under the contract?            24
Allocating your contributions                                   31
Your benefit base                                               33
Annuity purchase factors                                        33
Our baseBUILDER option                                          33
Guaranteed minimum death benefit                                36
Your right to cancel within a certain number of days            36

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2 DETERMINING YOUR CONTRACT'S VALUE                             38
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Your account value and cash value                               38
Your contract's value in the variable investment options        38
Your contract's value in the fixed maturity options             38
Your contract's value in the account for special dollar cost
   averaging                                                    38


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"We," "our," and "us" refer to Equitable Life. When we address the reader of this prospectus with words such as "you" and "your," we mean the person who has the right or responsibility that the prospectus is discussing at that point. This is usually the contract owner.

When we use the word "contract" it also includes certificates that are issued under group contracts in some states.

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  3
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
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3 TRANSFERRING YOUR MONEY AMONG INVESTMENT OPTIONS              39
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Transferring your account value                                 39
Market timing                                                   39
Rebalancing your account value                                  39

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4 ACCESSING YOUR MONEY                                          41
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Assured Payment Option and APO Plus                             41
Withdrawing your account value                                  45
How withdrawals are taken from your account value               47
How withdrawals affect your guaranteed minimum
   income benefit and guaranteed minimum death
   benefit                                                      47
Loans under Rollover TSA contracts                              48
Surrendering your contract to receive its cash value            49
When to expect payments                                         49
Your annuity payout options                                     49

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5 CHARGES AND EXPENSES                                          53
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Charges that Equitable Life deducts                             53
Charges that EQ Advisors Trust deducts                          55
Group or sponsored arrangements                                 55
Other distribution arrangements                                 56

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6 PAYMENT OF DEATH BENEFIT                                      57
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Your beneficiary and payment of benefit                         57
How death benefit payment is made                               58
Beneficiary continuation option                                 58

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7 TAX INFORMATION                                               60
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Overview                                                        60
Transfers among investment options                              60
Taxation of nonqualified annuities                              60
Individual retirement arrangements (IRAs)                       62
Special rules for nonqualified contracts in qualified plans     73
Tax-Sheltered Annuity contracts (TSAs)                          73
Federal and state income tax withholding and
   information reporting                                        77
Impact of taxes to Equitable Life                               79

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8 MORE INFORMATION                                              80
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About our Separate Account No. 45                               80
About EQ Advisors Trust                                         80
About our fixed maturity options                                81
About the general account                                       82
About other methods of payment                                  82
Dates and prices at which contract events occur                 83
About your voting rights                                        84
About legal proceedings                                         84
About our independent accountants                               84
Financial statements                                            85
Transfers of ownership, collateral assignments, loans,
   and borrowing                                                85
Distribution of the contracts                                   85

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9 INVESTMENT PERFORMANCE                                        86
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Benchmarks                                                      86
Communicating performance data                                  97

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10  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE             99
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APPENDICES
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I   - Condensed financial information                          A-1
II  - Purchase considerations for QP contracts                 B-1
III - Market value adjustment example                          C-1
IV  - Guaranteed minimum death benefit example                 D-1
V   - Example of payments under the Assured Payment
        Option and APO Plus                                    E-1
VI  - Assured Payment Option and APO Plus contracts
        issued in the state of Maryland                        F-1

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STATEMENT OF ADDITIONAL INFORMATION  TABLE OF CONTENTS
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

Index of key words and phrases

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  4
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This index should help you locate more information on the terms used in this prospectus.


                                         PAGE                                         PAGE
  account for special dollar cost               guaranteed minimum death benefit        36
    averaging                             25    guaranteed minimum income benefit       34
  account value                           33    IRA                                     62
  annuitant                               16    IRS                                     60
  annuity payout options                  44    investment options                      24
  APO Plus                                38    loan reserve account                    43
  Assured Payment Option                  41    market adjusted amount                  28
  baseBUILDER                             33    market value adjustment                 28
  beneficiary                             57    maturity value                          28
  benefit base                            33    NQ                                    cover
  business day                            83    participant                             24
  cash value                              38    portfolio                             cover
  conduit IRA                             66    processing office                       6
  contract date                           10    QP                                      73
  contract date anniversary               10    rate to maturity                        28
  contract year                           10    Required Beginning Date                 68
  contributions to Roth IRAs              70    Rollover IRA                          cover
    regular contributions                 70    Rollover TSA                          cover
    rollovers and direct transfers        71    Roth Conversion IRA                   cover
    conversion contributions              71    Roth IRA                                70
  contributions to traditional IRAs       63    SAI                                   cover
    regular contributions                 63    SEC                                   cover
    rollovers and transfers               64    TOPS                                    6
  EQAccess                                6     TSA                                     73
  ERISA                                   48    traditional IRA                         63
  fixed maturity options                  28    unit                                    38
  Flexible Premium IRA                  cover   variable investment options             24
  Flexible Premium Roth IRA             cover



To make this prospectus easier to read, we sometimes use different words than in the contract or supplemental materials. This is illustrated below. Although we use different words, they have the same meaning in this prospectus as in the contract or supplemental materials. Your financial professional can provide further explanation about your contract.


  PROSPECTUS                    CONTRACT OR SUPPLEMENTAL MATERIALS
  ------------------------------------------------------------------------------------
  fixed maturity options        Guarantee Periods (GIROs in Supplemental Materials)
  variable investment options   Investment Funds
  account value                 Annuity Account Value
  rate to maturity              Guaranteed Rates
  unit                          Accumulation Unit
  baseBUILDER                   Guaranteed Minimum Income Benefit
  ------------------------------------------------------------------------------------

Who is Equitable Life?

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  5
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We are The Equitable Life Assurance Society of the United States ("Equitable
Life"), a New York stock life insurance corporation. We have been doing business since 1859. Equitable Life is a wholly owned subsidiary of AXA Financial, Inc. (previously, The Equitable Companies Incorporated). The majority shareholder of AXA Financial, Inc. is AXA, a French holding company for an international group of insurance and related financial services companies. As a majority shareholder, and under its other arrangements with Equitable Life and Equitable Life's parent, AXA exercises significant influence over the operations and capital structure of Equitable Life and its parent. No company other than Equitable Life, however, has any legal responsibility to pay amounts that Equitable Life owes under the contract.


AXA Financial, Inc. and its consolidated subsidiaries managed approximately $462.7 billion in assets as of December 31, 1999. For over 100 years Equitable Life has been among the largest insurance companies in the United States. We are licensed to sell life insurance and annuities in all fifty states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands. Our home office is located at 1290 Avenue of the Americas, New York, N.Y. 10104.

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  6
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HOW TO REACH US


You may communicate with our processing office as listed below for any of the following purposes:


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FOR CONTRIBUTIONS SENT BY REGULAR MAIL:
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Equitable Accumulator
P.O. Box 13014
Newark, NJ 07188-0014

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FOR CONTRIBUTIONS SENT BY EXPRESS DELIVERY:
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Equitable Accumulator
c/o Bank One, N.A.
300 Harmon Meadow Boulevard, 3rd Floor
Attn: Box 13014
Secaucus, NJ 07094

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FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANSFERS, WITHDRAWALS, OR
REQUIRED NOTICES) SENT BY REGULAR MAIL:
--------------------------------------------------------------------------------
Equitable Accumulator
P.O. Box 1547
Secaucus, NJ 07096-1547

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FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANSFERS, WITHDRAWALS, OR
REQUIRED NOTICES) SENT BY EXPRESS DELIVERY:
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Equitable Accumulator
200 Plaza Drive, 4th Floor
Secaucus, NJ 07094

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 REPORTS WE PROVIDE:
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 o  written confirmation of financial transactions;
 o statement of your contract values at the close of each calendar quarter (four per year); and
 o annual statement of your contract values as of the close of the contract year.


--------------------------------------------------------------------------------
 TELEPHONE OPERATED PROGRAM SUPPORT ("TOPS") AND EQACCESS SYSTEMS:
--------------------------------------------------------------------------------
TOPS is designed to provide you with up-to-date information via touch-tone telephone. EQAccess is designed to provide this information through the Internet. You can obtain information on:


 o  your current account value;


 o your current allocation percentages (anticipated to be available through EQAccess by the end of 2000);


 o  the number of units you have in the variable investment options;


 o  rates to maturity for the fixed maturity options;

 o  the daily unit values for the variable investment options; and

 o performance information regarding the variable investment options (not available through TOPS).


 You can also:


 o change your allocation percentages and/or transfer among the investment options (anticipated to be available through EQAccess by the end of 2000);

 o  change your TOPS personal identification number (PIN); and

 o  change your EQAccess password (not available through TOPS)

TOPS and EQAccess are normally available seven days a week, 24 hours a day. You may use TOPS by calling toll free 1-888-909-7770. You may use EQAccess by visiting our Web site at http://www.equitable.com and clicking on EQAccess. Of course, for reasons beyond our control, these services may sometimes be unavailable.

We have established procedures to reasonably confirm that the instructions communicated by telephone or Internet are

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  7
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genuine. For example, we will require certain personal identification information before we will act on telephone or Internet instructions and we will provide written confirmation of your transfers. If we do not employ reasonable procedures to confirm the genuineness of telephone or Internet instructions, we may be liable for any losses arising out of any act or omission that constitutes negligence, lack of good faith or willful misconduct. In light of our procedures, we will not be liable for following telephone or Internet instructions we reasonably believe to be genuine.

We reserve the right to limit access to these services if we determine that you are engaged in a market timing strategy (see "Market timing" in "Transferring your money among investment options").



--------------------------------------------------------------------------------
 CUSTOMER SERVICE REPRESENTATIVE:
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You may also use our toll-free number (1-800-789-7771) to
speak with one of our customer service representatives. Our customer service representatives are available on any business day from 8:30 a.m. until 5:30 p.m., Eastern Time.


WE REQUIRE THAT THE FOLLOWING TYPES OF COMMUNICATIONS BE ON SPECIFIC FORMS WE PROVIDE FOR THAT PURPOSE:


(1) conversion of a traditional IRA to a Roth Conversion IRA or Flexible Premium Roth IRA contract;


(2)  election of the Assured Payment Option or APO Plus;

(3)  election of the automatic investment program;

(4)  election of the rebalancing program;

(5)  requests for loans under Rollover TSA contracts;


(6)  spousal consent for loans under Rollover TSA contracts;

(7)  tax withholding election; and

(8)  election of the beneficiary continuation option.


WE ALSO HAVE SPECIFIC FORMS THAT WE RECOMMEND YOU USE FOR THE FOLLOWING TYPES OF
REQUESTS:

(1)  address changes;

(2)  beneficiary changes;


(3)  transfers between investment options; and

(4)  contract surrender and withdrawal requests.


TO CANCEL OR CHANGE ANY OF THE FOLLOWING WE REQUIRE WRITTEN NOTIFICATION GENERALLY AT LEAST SEVEN CALENDAR DAYS BEFORE THE NEXT SCHEDULED TRANSACTION:

(1)  automatic investment program;

(2)  general dollar cost averaging;

(3)  rebalancing;

(4)  special dollar cost averaging;

(5)  Assured Payment Option or APO Plus;

(6)  substantially equal withdrawals;

(7)  systematic withdrawals; and

(8)  the date annuity payments are to begin.

You must sign and date all these requests. Any written request that is not on one of our forms must include your name and your contract number along with adequate details about the notice you wish to give or the action you wish us to take.

SIGNATURES:

The proper person to sign forms, notices and requests would normally be the owner. If there are joint owners both must sign.

Equitable Accumulator at a glance - key features

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  8
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
--------------------------------------------------------------------------------
PROFESSIONAL                 Equitable Accumulator's variable investment options
INVESTMENT                   invest in different portfolios managed by
MANAGEMENT                   professional investment advisers.
--------------------------------------------------------------------------------
FIXED MATURITY               o 10 fixed maturity options with maturities ranging
                               from approximately 1 to 10 years.Under OPTIONS
                               the Assured Payment Option and APO Plus, 5
                               additional fixed maturity options with maturities
                               ranging from 11 to 15 years.

                             o Each fixed maturity option offers a guarantee of
                               principal and interest rate if you hold it to
                               maturity.
                            ----------------------------------------------------
                             If you make withdrawals or transfers from a fixed
                             maturity option before maturity, there will be a
                             market value adjustment due to differences in
                             interest rates. This may increase or decrease any
                             value that you have left in that fixed maturity
                             option. If you surrender your contract, a market
                             value adjustment may also apply.
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ACCOUNT FOR SPECIAL DOLLAR   Available for dollar cost averaging all or a
COST AVERAGING               portion of your initial contribution.
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TAX ADVANTAGES               o On earnings inside the   No tax on any dividends,
                               contract                 interest or capital
                                                        gains until you make
                                                        withdrawals from your
                                                        contract or receive
                                                        annuity payments.
                            ----------------------------------------------------
                             o On transfers inside the  No tax on transfers
                               contract                 among investment
                                                        options.
                            ----------------------------------------------------
                             If you are buying a contract to fund a retirement
                             plan that already provides tax deferral under
                             sections of the Internal Revenue Code, you should
                             do so for the contract's features and benefits
                             other than tax deferral. In such situations, the
                             tax deferral of the contract does not provide
                             necessary or additional benefits.
--------------------------------------------------------------------------------
BASEBUILDER(R)               baseBUILDER combines a guaranteed minimum income
PROTECTION                   benefit with a guaranteed minimum death benefit
                             provided under the contract. The guaranteed minimum
                             income benefit provides income protection for you
                             while the annuitant lives. The guaranteed minimum
                             death benefit provides a death benefit for the
                             beneficiary should the annuitant die. For Rollover
                             IRA, Flexible Premium IRA and Rollover TSA
                             contracts, an additional guaranteed minimum death
                             benefit is available under baseBUILDER where the
                             annuitant is between ages 20 and 60 at contract
                             issue.
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CONTRIBUTION AMOUNTS         o NQ, Rollover IRA, Roth Conversion IRA, QP, and
                               Rollover TSA contracts
                               o Initial minimum:      $ 5,000
                               o Additional minimum:   $ 1,000
                                                       $100 monthly and $300
                                                       quarterly under our
                                                       automatic investment
                                                       program (NQ contracts)
                            ----------------------------------------------------
                             o Flexible Premium IRA and Flexible Premium Roth
                               IRA contracts
                               o Initial minimum:      $ 2,000
                               o Additional minimum:   $50 ($50 under our
                                                       automatic investment
                                                       program)
                            ----------------------------------------------------
                             o Assured Payment Option and APO Plus under
                               Rollover IRA and Flexible Premium IRA contracts
                               o Initial minimum:      $10,000
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

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  9
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

--------------------------------------------------------------------------------
                               o Additional minimum: $1,000
                            ----------------------------------------------------
                             Maximum contribution limitations may apply.
--------------------------------------------------------------------------------
ACCESS TO YOUR MONEY   o Assured Payment Option
                       o APO Plus
                       o Lump sum withdrawals
                       o Several withdrawal options on a periodic basis
                       o Loans under Rollover TSA contracts
                       o Contract surrender

                       You may incur a withdrawal charge for certain withdrawals
                       or if you surrender your contract. You may also incur
                       income tax and a tax penalty.
--------------------------------------------------------------------------------
PAYOUT OPTIONS         o Fixed annuity payout options
                       o Variable Immediate Annuity payout options
                       o Income Manager(R) payout options
--------------------------------------------------------------------------------
ADDITIONAL FEATURES    o Guaranteed minimum death benefit even if you do not
                         elect baseBUILDER
                       o Dollar cost averaging
                       o Automatic investment program
                       o Account value rebalancing (quarterly, semiannually, and
                         annually)
                       o Free transfers
                       o Waiver of withdrawal charge for disability, terminal
                         illness, or confinement to a nursing home
--------------------------------------------------------------------------------

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  10
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

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
FEES AND CHARGES       o Daily charges on amounts invested in the variable
                         investment options for mortality and expense risks and
                         administrative charges at a current annual rate of
                         1.35% (1.45% maximum).
                       o Annual 0.30% benefit base charge for the optional
                         baseBUILDER benefit until you exercise your guaranteed
                         minimum income benefit, elect another annuity payout
                         option or the contract date anniversary after the
                         annuitant reaches age 83, whichever occurs first. The
                         annual benefit base charge is 0.15% if the 5% roll up
                         to age 70 baseBUILDER benefit is elected. The benefit
                         base is described under "Your benefit base" in
                         "Contract features and benefits-Your guaranteed minimum
                         income benefit in baseBUILDER." If you do not elect
                         baseBUILDER, you still receive a guaranteed minimum
                         death benefit under your contract at no additional
                         charge.
                       o Under Flexible Premium IRA and Flexible Premium Roth
                         IRA contracts, if your account value at the end of the
                         contract year is less than $25,000, we deduct an annual
                         administrative charge equal to $30 or during the first
                         two contract years 2% of your account value, if less.
                         If your account value is $25,000 or more, we will not
                         deduct the charge.
                       o No sales charge deducted at the time you make
                         contributions.
                       o During the first seven contract years following a
                         contribution, a charge will be deducted from amounts
                         that you withdraw that exceed 15% of your account
                         value. We use the account value on the most recent
                         contract date anniversary to calculate the 15% amount
                         available. The charge begins at 7% in the first
                         contract year following a contribution. It declines by
                         1% each year to 1% in the seventh contract year. There
                         is no withdrawal charge in the eighth and later
                         contract years following a contribution.

                       ---------------------------------------------------------
                       The "contract date" is the effective date of a contract.
                       This usually is the business day we receive the properly
                       completed and signed application, along with any other
                       required documents, and your initial contribution. Your
                       contract date will be shown in your contract. The
                       12-month period beginning on your contract date and each
                       12-month period after that date is a "contract year." The
                       end of each 12-month period is your "contract date
                       anniversary."
                       ---------------------------------------------------------
                       o We deduct a charge designed to approximate certain
                         taxes that may be imposed on us, such as premium taxes
                         in your state. This charge is generally deducted from
                         the amount applied to an annuity payout option.
                       o We deduct a $350 annuity administrative fee from
                         amounts applied to purchase the Variable Immediate
                         Annuity payout options.
                       o Annual expenses of EQ Advisors Trust portfolios are
                         calculated as a percentage of the average daily net
                         assets invested in each portfolio. These expenses
                         include management fees ranging from 0.25% to 1.15%
                         annually, 12b-1 fees of 0.25% annually, and other
                         expenses.
--------------------------------------------------------------------------------
ANNUITANT ISSUE AGES   NQ: 0-83
                       Rollover IRA, Roth Conversion IRA, Flexible Premium Roth
                       IRA, and Rollover TSA: 20-83
                       Flexible Premium IRA: 20-70
                       Assured Payment Option and APO
                       Plus: 53 1/2-83
                       QP: 20-75
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

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THE ABOVE IS NOT A COMPLETE DESCRIPTION OF ALL MATERIAL PROVISIONS OF THE
CONTRACT. IN SOME CASES RESTRICTIONS OR EXCEPTIONS APPLY. ALSO, ALL FEATURES OF THE CONTRACT ARE NOT NECESSARILY AVAILABLE IN YOUR STATE OR AT CERTAIN AGES.


For more detailed information we urge you to read the contents of this prospectus, as well as your contract. Please feel free to speak with your financial professional, or call us, if you have any questions.

OTHER CONTRACTS

We offer a variety of fixed and variable annuity contracts. They may offer features, including investment options, fee and/or charges that are different from those in the contracts offered by this prospectus. Not every contract is offered through the same distributor. Upon request, your financial professional can show you information regarding other Equitable Life annuity contracts that he or she distributes. You can also contact us to find out more about any of the Equitable Life annuity contracts.

Fee table

--------
   12
--------------------------------------------------------------------------------


The fee table below will help you understand the various charges and expenses that apply to your contract. The table reflects charges you will directly incur under the contract, as well as charges and expenses of the Portfolios that you will bear indirectly. Charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state, may also apply. Also, an annuity administrative fee may apply when your annuity payments are to begin. Each of the charges and expenses is more fully described under "Charges and expenses" later in this prospectus.


The fixed maturity options and the account for special dollar cost averaging are not covered by the fee table and examples. However, the annual administrative charge and the withdrawal charge do apply to the fixed maturity options and the account for special dollar cost averaging. A market value adjustment (up or down) may apply as a result of a withdrawal, transfer, or surrender of amounts from a fixed maturity option.


--------------------------------------------------------------------------------------------------------------------------------
 CHARGES WE DEDUCT FROM YOUR VARIABLE INVESTMENT OPTIONS EXPRESSED AS AN
 ANNUAL PERCENTAGE OF DAILY NET ASSETS
--------------------------------------------------------------------------------------------------------------------------------
 Mortality and expense risks (1)                                                             1.10%
 Administrative                                                                              0.25% current (0.35% maximum)
                                                                                             ------------------------------
 Total annual expenses                                                                       1.35% current (1.45% maximum)
--------------------------------------------------------------------------------------------------------------------------------
 FLEXIBLE PREMIUM IRA AND FLEXIBLE PREMIUM ROTH IRA CONTRACTS ONLY:
 CHARGES WE DEDUCT FROM YOUR ACCOUNT VALUE ON EACH CONTRACT DATE ANNIVERSARY
--------------------------------------------------------------------------------------------------------------------------------
 Maximum annual administrative charge
  If your account value on a contract date anniversary is less than $25,000(2)               $30
  If your account value on a contract date anniversary is $25,000 or more                    $0
--------------------------------------------------------------------------------------------------------------------------------
 CHARGES WE DEDUCT FROM YOUR ACCOUNT VALUE AT THE TIME YOU REQUEST CERTAIN TRANSACTIONS
--------------------------------------------------------------------------------------------------------------------------------
 WITHDRAWAL CHARGE AS A PERCENTAGE OF CONTRIBUTIONS (deducted if you surrender               Contract
 your contract or make certain withdrawals. The withdrawal charge percentage we use is       year
 determined by the contract year in which you make the withdrawal or surrender your           1..... 7.00%
 contract. For each contribution, we consider the contract year in which we receive that      2..... 6.00%
 contribution to be "contract year 1")(3)                                                     3..... 5.00%
                                                                                              4..... 4.00%
                                                                                              5..... 3.00%
                                                                                              6..... 2.00%
                                                                                              7..... 1.00%
                                                                                              8+....  0.00%
 Charge if you elect a Variable Immediate Annuity payout option                              $350
--------------------------------------------------------------------------------------------------------------------------------
 CHARGES WE DEDUCT FROM YOUR ACCOUNT VALUE EACH YEAR IF YOU ELECT THE OPTIONAL BENEFIT
--------------------------------------------------------------------------------------------------------------------------------
 BASEBUILDER BENEFITS CHARGE (calculated as a percentage of the benefit base.
 Deducted annually on each contract date anniversary)(4)                                     0.30%
--------------------------------------------------------------------------------------------------------------------------------

-----
 13
--------------------------------------------------------------------------------
EQ ADVISORS TRUST ANNUAL EXPENSES
(AS A PERCENTAGE OF AVERAGE DAILY NET ASSETS IN EACH PORTFOLIO)


-----------------------------------------------------------------------------------------------------------------------------
                                                                                                            TOTAL
                                                                                         OTHER             ANNUAL
                                                                                        EXPENSES           EXPENSES
                                                   MANAGEMENT                        (AFTER EXPENSE     (AFTER EXPENSE
                                                    FEES(5)         12b-1 FEE(6)     LIMITATION)(7)     LIMITATION)(8)
-----------------------------------------------------------------------------------------------------------------------------
EQ/Aggressive Stock                                   0.60%             0.25%              0.04%             0.89%
Alliance Common Stock                                 0.46%             0.25%              0.04%             0.75%
Alliance Conservative Investors                       0.60%             0.25%              0.07%             0.92%
Alliance Equity Index                                 0.25%             0.25%              0.05%             0.55%
Alliance Global                                       0.73%             0.25%              0.09%             1.07%
Alliance Growth and Income                            0.59%             0.25%              0.05%             0.89%
Alliance Growth Investors                             0.57%             0.25%              0.05%             0.87%
Alliance High Yield                                   0.60%             0.25%              0.05%             0.90%
Alliance Intermediate Government Securities           0.50%             0.25%              0.07%             0.82%
Alliance International                                0.85%             0.25%              0.20%             1.30%
Alliance Money Market                                 0.34%             0.25%              0.05%             0.64%
EQ/Alliance Premier Growth                            0.90%             0.25%              0.00%             1.15%
Alliance Small Cap Growth                             0.75%             0.25%              0.07%             1.07%
EQ/Alliance Technology                                0.90%             0.25%              0.00%             1.15%
BT Equity 500 Index                                   0.25%             0.25%              0.10%             0.60%
BT International Equity Index                         0.35%             0.25%              0.40%             1.00%
BT Small Company Index                                0.25%             0.25%              0.25%             0.75%
Capital Guardian Research                             0.65%             0.25%              0.05%             0.95%
Capital Guardian U.S. Equity                          0.65%             0.25%              0.05%             0.95%
EQ/Evergreen                                          0.65%             0.25%              0.05%             0.95%
EQ/Evergreen Foundation                               0.60%             0.25%              0.10%             0.95%
Mercury Basic Value Equity                            0.60%             0.25%              0.10%             0.95%
Mercury World Strategy                                0.70%             0.25%              0.25%             1.20%
MFS Emerging Growth Companies                         0.65%             0.25%              0.10%             1.00%
MFS Growth with Income                                0.60%             0.25%              0.10%             0.95%
MFS Research                                          0.65%             0.25%              0.05%             0.95%
Morgan Stanley Emerging Markets Equity                1.15%             0.25%              0.35%             1.75%
EQ/Putnam Balanced                                    0.60%             0.25%              0.05%             0.90%
EQ/Putnam Growth & Income Value                       0.60%             0.25%              0.10%             0.95%
T. Rowe Price Equity Income                           0.60%             0.25%              0.10%             0.95%
T. Rowe Price International Stock                     0.85%             0.25%              0.15%             1.25%
Warburg Pincus Small Company Value                    0.75%             0.25%              0.10%             1.10%
-----------------------------------------------------------------------------------------------------------------------------



Notes:
(1) A portion of this charge is for providing the guaranteed minimum death benefit.

(2) For Flexible Premium IRA and Flexible Premium Roth IRA contracts, during the first two contract years this charge is equal to the lesser of $30 or 2% of your account value if it applies. Thereafter, the charge is $30 for each contract year.

(3) Deducted upon a withdrawal of amounts in excess of the 15% free withdrawal amount and upon surrender of a contract.

------
  14
--------------------------------------------------------------------------------


(4) This charge is for providing a guaranteed minimum income benefit in combination with the guaranteed minimum death benefit available under the contract. The charge for the 5% roll up to age 70 baseBUILDER benefit is 0.15%. The benefit base is described under "Your benefit base" in "Contract features and benefits."

(5) The management fees shown reflect revised management fees, effective on or about May 1, 2000 which were approved by shareholders. The management fees shown for EQ/Putnam Balanced, EQ/Putnam Growth & Income Value, Warburg Pincus Small Company Value and T. Rowe Price International Stock do not reflect the waiver of a portion of each of these portfolio's investment management fees that are currently in effect. The management fee for each portfolio cannot be increased without a vote of that portfolio's shareholders.

(6) Portfolio shares are all subject to fees imposed under the distribution plan (the "Rule 12b-1 Plan") adopted by EQ Advisors Trust pursuant to Rule 12b-1 under the Investment Company Act of 1940. The 12b-1 fee will not be increased for the life of the contracts. Prior to October 18, 1999, the total annual expenses for the Alliance Small Cap Growth portfolio were limited to 1.20% under an expense limitation arrangement related to that portfolio's Rule 12b-1 Plan. The arrangement is no longer in effect. The amounts shown have been restated to reflect the expenses that would have been incurred in 1999, absent the expense limitation arrangement.

(7) The amounts shown as "Other Expenses" will fluctuate from year to year depending on actual expenses. See footnote (8) for any expense limitation agreements.

      On October 18, 1999 the Alliance portfolios (other than EQ/Alliance Premier Growth and EQ/Alliance Technology) became part of the portfolios of EQ Advisors Trust. The "Other Expenses" for these portfolios have been restated to reflect the estimated expenses that would have been incurred had these portfolios been portfolios of EQ Advisors Trust for the entire year ended December 31, 1999. The restated expenses reflect an increase of 0.01% for each of these portfolios.

(8) Equitable Life, EQ Advisors Trust's manager, has entered into an expense limitation agreement with respect to certain portfolios. Under this agreement Equitable Life has agreed to waive or limit its fees and assume other expenses. Under the expense limitation agreement, total annual operating expenses of certain portfolios (other than interest, taxes, brokerage commissions, capitalized expenditures, extraordinary expenses, and 12b-1 fees) are limited as a percentage of the average daily net assets of each of the following portfolios: 1.75% for Morgan Stanley Emerging Markets Equity; 1.25% for T. Rowe Price International Stock; 1.20% for Mercury World Strategy; 1.15% for EQ/Alliance Premier Growth and EQ/Alliance Technology; 1.10% for Warburg Pincus Small Company Value; 1.00% for BT International Equity Index and MFS Emerging Growth Companies; 0.95% for Capital Guardian U.S. Equity, Capital Guardian Research, EQ/Evergreen, EQ/Evergreen Foundation, MFS Growth with Income, MFS Research, Mercury Basic Value Equity; EQ/Putnam Growth & Income Value and
      T. Rowe Price Equity Income; 0.90% for EQ/Putnam Balanced; 0.75% for BT Small Company Index; and 0.60% for BT Equity 500 Index. The expense limitations for the EQ/Alliance Premier Growth, BT Equity 500 Index, MFS Growth with Income, MFS Research, MFS Emerging Growth Companies and Mercury Basic Value Equity portfolios reflect an increase effective on May 1, 2000. The expense limitation for the EQ/Evergreen portfolio reflects a decrease effective on May 1, 2000.

      Absent the expense limitation, the "Other Expenses" for 1999 on an annualized basis for each of the portfolios would have been as follows:
      1.00% for Morgan Stanley Emerging Markets Equity; 0.10% for EQ/Alliance Technology; 0.23% for EQ/Alliance Premier Growth; 0.30% for T. Rowe Price International Stock; 0.46% for Mercury World Strategy; 0.24% for Warburg Pincus Small Company Value; 0.49% for BT International Equity Index; 0.17% for MFS Emerging Growth Companies; 0.34% for Capital Guardian U.S. Equity; 0.47% for Capital Guardian Research; 1.87% for EQ/Evergreen; 1.07% for EQ/Evergreen Foundation; 0.37% for MFS Growth with Income; 0.17% for MFS Research and Mercury Basic Value Equity; 0.16% for EQ/Putnam Growth & Income Value; 0.28% for EQ/Putnam Balanced; 0.21% for T. Rowe Price Equity Income; 0.71% for BT Small Company Index; and 0.18% for BT Equity 500 Index. Initial seed capital was invested on April 30, 1999 for the EQ/Alliance Premier Growth, Capital Guardian U.S. Equity and Capital Guardian Research portfolios and will be invested on or about May 1, 2000 for the EQ/Alliance Technology portfolio and therefore expenses have been estimated.

      Each portfolio may at a later date make a reimbursement to Equitable Life for any of the management fees waived or limited and other expenses assumed and paid by Equitable Life pursuant to the expense limitation agreement provided

------
 15
--------------------------------------------------------------------------------

      that, among other things, such portfolio has reached sufficient size to permit such reimbursement to be made and provided that the portfolio's current annual operating expenses do not exceed the operating expense limit determined for such portfolio. For more information see the prospectus for EQ Advisors Trust.


EXAMPLES


The examples below show the expenses that a hypothetical contract owner who has purchased a Flexible Premium IRA or Flexible Premium Roth IRA contract would pay in the situations illustrated. The examples show the expenses if (1) baseBUILDER is elected with a 5% roll up to age 80 or annual ratchet to age 80 guaranteed minimum death benefit and (2) APO Plus is elected. We assume that a $1,000 contribution is invested in one of the variable investment options listed and a 5% annual return is earned on the assets in that option.(1) The annual administrative charge is based on charges that apply to a mix of estimated contract sizes, resulting in an estimated administrative charge for the purpose of these examples of $0.14 per $1,000. Since the annual administrative charge only applies under Flexible Premium IRA and Flexible Premium Roth IRA contracts, the charges shown in the examples would be lower for NQ, Rollover IRA, Roth Conversion IRA, QP, and Rollover TSA contracts. Other than as indicated above, the charges used in the examples are the maximum charges rather than the lower current charges.


These examples should not be considered a representation of past or future expenses for each option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the examples is not an estimate or guarantee of future investment performance.

                                               (1) EXPENSES REFLECTING BASEBUILDER ELECTION


                                                  IF YOU SURRENDER YOUR CONTRACT AT THE END
                                                     OF EACH PERIOD SHOWN, THE EXPENSES
                                                                  WOULD BE:
                                              -------------------------------------------------
                                                 1 YEAR      3 YEARS      5 YEARS     10 YEARS
                                              ----------- ------------ ------------ -----------
EQ/Aggressive Stock                             $ 94.61     $ 131.94     $ 172.20    $ 306.66
Alliance Common Stock                           $ 93.14     $ 127.53     $ 164.87    $ 292.16
Alliance Conservative Investors                 $ 95.03     $ 133.19     $ 174.28    $ 310.76
Alliance Global                                 $ 96.60     $ 137.89     $ 182.07    $ 326.00
Alliance Growth and Income                      $ 94.71     $ 132.25     $ 172.72    $ 307.69
Alliance Growth Investors                       $ 94.50     $ 131.62     $ 171.67    $ 305.63
Alliance High Yield                             $ 94.71     $ 132.25     $ 172.72    $ 307.69
Alliance Intermediate Government Securities     $ 93.98     $ 130.05     $ 169.06    $ 300.47
Alliance International                          $ 99.02     $ 145.07     $ 193.91    $ 348.92
Alliance Money Market                           $ 91.98     $ 124.06     $ 159.09    $ 280.62
EQ/Alliance Premier Growth                      $ 98.49     $ 143.51     $ 191.34    $ 343.99
Alliance Small Cap Growth                       $ 96.50     $ 137.58     $ 181.55    $ 325.00
EQ/Alliance Technology                          $ 97.44     $ 140.39     $ 186.20    $ 334.04
BT Equity 500 Index                             $ 91.67     $ 123.12     $ 157.50    $ 277.45
BT International Equity Index                   $ 95.87     $ 135.70     $ 178.44    $ 318.92
BT Small Company Index                          $ 93.24     $ 127.85     $ 165.40    $ 293.20
Capital Guardian Research                       $ 95.34     $ 134.13     $ 175.84    $ 313.83

                                                  IF YOU DO NOT SURRENDER YOUR CONTRACT AT
                                                     THE END OF EACH PERIOD SHOWN, THE
                                                             EXPENSES WOULD BE:
                                              ------------------------------------------------
                                                 1 YEAR     3 YEARS     5 YEARS      10 YEARS
                                              ----------- ---------- ------------ ------------
EQ/Aggressive Stock                             $ 24.61    $ 81.94     $ 142.20     $ 306.66
Alliance Common Stock                           $ 23.14    $ 77.53     $ 134.87     $ 292.16
Alliance Conservative Investors                 $ 25.03    $ 83.19     $ 144.28     $ 310.76
Alliance Global                                 $ 26.60    $ 87.89     $ 152.07     $ 326.00
Alliance Growth and Income                      $ 24.71    $ 82.25     $ 142.72     $ 307.69
Alliance Growth Investors                       $ 24.50    $ 81.62     $ 141.67     $ 305.63
Alliance High Yield                             $ 24.71    $ 82.25     $ 142.72     $ 307.69
Alliance Intermediate Government Securities     $ 23.98    $ 80.05     $ 139.06     $ 300.47
Alliance International                          $ 29.02    $ 95.07     $ 163.91     $ 348.92
Alliance Money Market                           $ 21.98    $ 74.06     $ 129.09     $ 280.62
EQ/Alliance Premier Growth                      $ 28.49    $ 93.51     $ 161.34     $ 343.99
Alliance Small Cap Growth                       $ 26.50    $ 87.58     $ 151.55     $ 325.00
EQ/Alliance Technology                          $ 27.44    $ 90.39     $ 156.20     $ 334.04
BT Equity 500 Index                             $ 21.67    $ 73.12     $ 127.50     $ 277.45
BT International Equity Index                   $ 25.87    $ 85.70     $ 148.44     $ 318.92
BT Small Company Index                          $ 23.24    $ 77.85     $ 135.40     $ 293.20
Capital Guardian Research                       $ 25.34    $ 84.13     $ 145.84     $ 313.83

------
  16
-------------------------------------------------------------------------------




                                             IF YOU SURRENDER YOUR CONTRACT AT THE END
                                                OF EACH PERIOD SHOWN, THE EXPENSES
                                                             WOULD BE:
                                         -------------------------------------------------
                                            1 YEAR      3 YEARS      5 YEARS     10 YEARS
                                         ----------- ------------ ------------ -----------
Capital Guardian U.S. Equity              $  95.34     $ 134.13     $ 175.84    $ 313.83
EQ/Evergreen                              $  95.34     $ 134.13     $ 175.84    $ 313.83
EQ/Evergreen Foundation                   $  95.34     $ 134.13     $ 175.84    $ 313.83
MFS Emerging Growth Companies             $  95.87     $ 135.70     $ 178.44    $ 318.92
MFS Growth with Income                    $  95.34     $ 134.13     $ 175.84    $ 313.83
MFS Research                              $  95.34     $ 134.13     $ 175.84    $ 313.83
Mercury Basic Value Equity                $  95.34     $ 134.13     $ 175.84    $ 313.83
Mercury World Strategy                    $  97.97     $ 141.96     $ 188.77    $ 339.03
Morgan Stanley Emerging Markets Equity    $ 103.74     $ 159.02     $ 216.73    $ 392.23
EQ/Putnam Balanced                        $  94.82     $ 132.57     $ 173.24    $ 308.71
EQ/Putnam Growth & Income Value           $  95.34     $ 134.13     $ 175.84    $ 313.83
T. Rowe Price Equity Income               $  95.34     $ 134.13     $ 175.84    $ 313.83
T. Rowe Price International Stock         $  98.49     $ 143.51     $ 191.34    $ 343.99
Warburg Pincus Small Company Value        $  96.92     $ 138.83     $ 183.62    $ 329.03



                                             IF YOU DO NOT SURRENDER YOUR CONTRACT AT
                                                THE END OF EACH PERIOD SHOWN, THE
                                                        EXPENSES WOULD BE:
                                         ------------------------------------------------
                                            1 YEAR     3 YEARS     5 YEARS      10 YEARS
                                         ----------- ---------- ------------ ------------
Capital Guardian U.S. Equity               $ 25.34   $  84.13     $ 145.84     $ 313.83
EQ/Evergreen                               $ 25.34   $  84.13     $ 145.84     $ 313.83
EQ/Evergreen Foundation                    $ 25.34   $  84.13     $ 145.84     $ 313.83
MFS Emerging Growth Companies              $ 25.87   $  85.70     $ 148.44     $ 318.92
MFS Growth with Income                     $ 25.34   $  84.13     $ 145.84     $ 313.83
MFS Research                               $ 25.34   $  84.13     $ 145.84     $ 313.83
Mercury Basic Value Equity                 $ 25.34   $  84.13     $ 145.84     $ 313.83
Mercury World Strategy                     $ 27.97   $  91.96     $ 158.77     $ 339.03
Morgan Stanley Emerging Markets Equity     $ 33.74   $ 109.02     $ 186.73     $ 392.23
EQ/Putnam Balanced                         $ 24.82   $  82.57     $ 143.24     $ 308.71
EQ/Putnam Growth & Income Value            $ 25.34   $  84.13     $ 145.84     $ 313.83
T. Rowe Price Equity Income                $ 25.34   $  84.13     $ 145.84     $ 313.83
T. Rowe Price International Stock          $ 28.49   $  93.51     $ 161.34     $ 343.99
Warburg Pincus Small Company Value         $ 26.92   $  88.83     $ 153.62     $ 329.03


                                                     (2) EXPENSES REFLECTING APO PLUS ELECTION



                            IF YOU SURRENDER YOUR CONTRACT AT THE END         IF YOU DO NOT SURRENDER YOUR CONTRACT AT
                               OF EACH PERIOD SHOWN, THE EXPENSES                THE END OF EACH PERIOD SHOWN, THE
                                            WOULD BE:                                    EXPENSES WOULD BE:
                        ------------------------------------------------- ------------------------------------------------
                           1 YEAR      3 YEARS      5 YEARS     10 YEARS     1 YEAR     3 YEARS     5 YEARS      10 YEARS
                        ----------- ------------ ------------ ----------- ----------- ---------- ------------ ------------
Alliance Common Stock     $ 93.00     $ 120.86     $ 151.35    $ 260.00     $ 23.00    $ 70.86     $ 121.35     $ 260.00
Alliance Equity Index     $ 91.00     $ 114.84     $ 141.27    $ 239.64     $ 21.00    $ 64.84     $ 111.27     $ 239.64


----------
(1) The amount accumulated from the $1,000 contribution could not be paid in the form of an annuity payout option at the end of any of the periods shown in the examples. This is because if the amount applied to purchase an annuity payout option is less than $2,000, or the initial payment is less than $20, we may pay the amount to you in a single sum instead of payments under an annuity payout option. See "Accessing your money."



IF YOU ELECT A VARIABLE IMMEDIATE ANNUITY PAYOUT OPTION:

Assuming an annuity payout option could be issued (see note (1) above), and you elect a Variable Immediate Annuity payout option, the expenses shown in the example for "if you do not surrender your contract" would, in each case, be increased by $4.34 based on the average amount applied to annuity payout options in 1999. See "Annuity administrative fee" in "Charges and expenses."


CONDENSED FINANCIAL INFORMATION


Please see Appendix I at the end of this prospectus for the unit values and the number of units outstanding as of the end of the periods shown for each of the variable investment options available as of December 31, 1999.

1    Contract features and benefits


------
 17
--------------------------------------------------------------------------------
HOW YOU CAN PURCHASE AND CONTRIBUTE TO YOUR CONTRACT

You may purchase a contract by making payments to us that we call
"contributions." We require a minimum contribution amount for each type of contract purchased. The following table summarizes our rules regarding contributions to your contract. All ages in the table refer to the age of the annuitant named in the contract.

------------------------------------------------------------------------------
The "annuitant" is the person who is the measuring life for determining contract benefits. The annuitant is not necessarily the contract owner.
------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------
             AVAILABLE
CONTRACT   FOR ANNUITANT    MINIMUM                                                         LIMITATIONS ON
TYPE        ISSUE AGES      CONTRIBUTIONS                         SOURCE OF CONTRIBUTIONS   CONTRIBUTIONS
------------------------------------------------------------------------------------------------------------------------
 NQ         0 through 83    o  $5,000 (initial)                  o After-tax money.         o No additional
                                                                                              contributions after
                            o  $1,000 (additional)               o Paid to us by check or     age 84.
                                                                   transfer of contract
                                                                   value in a tax-deferred
                                                                   exchange under Section
                                                                   1035 of the Internal
                                                                   Revenue Code.
------------------------------------------------------------------------------------------------------------------------


-------
  18
--------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------
                 AVAILABLE
CONTRACT       FOR ANNUITANT    MINIMUM                                            LIMITATIONS ON
TYPE            ISSUE AGES      CONTRIBUTIONS            SOURCE OF CONTRIBUTIONS   CONTRIBUTIONS
------------------------------------------------------------------------------------------------------------------------
 Rollover IRA   20 through 83   o  $5,000 (initial)     o Rollovers from a         o No rollover or direct
                                                          qualified plan.            transfer contributions
                                o  $1,000 (additional)                               after age 84
                                                        o Rollovers from a TSA.
                                                                                   o Contributions after
                                                        o Rollovers from another     age 70 1/2 must be net
                                                          traditional individual     of required minimum
                                                          retirement                 distributions.
                                                          arrangement.
                                                                                   o Regular IRA
                                                        o Direct                     contributions limited to
                                                          custodian-to-custodian     $2,000 per year.
                                                          transfers from another
                                                          traditional individual   o Although we accept
                                                          retirement                 regular IRA
                                                          arrangement.               contributions under the
                                                                                     Rollover IRA contracts,
                                                        o Regular IRA                we intend that this
                                                          contributions              contract be used for
                                                                                     rollover and direct
                                                                                     transfer contributions.
                                                                                     Please refer to
                                                                                     "Withdrawals, payments
                                                                                     and transfers of funds
                                                                                     out of traditional IRAs"
                                                                                     in "Tax information" for
                                                                                     a discussion of conduit
                                                                                     IRAs.
------------------------------------------------------------------------------------------------------------------------

------
  19
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
                   AVAILABLE
CONTRACT         FOR ANNUITANT    MINIMUM                                                         LIMITATIONS ON
TYPE              ISSUE AGES      CONTRIBUTIONS                         SOURCE OF CONTRIBUTIONS   CONTRIBUTIONS
---------------------------------------------------------------------------------------------------------------------------------
 Roth             20 through 83   o  $5,000 (initial)                  o Rollovers from another   o No additional rollover
 Conversion IRA                                                          Roth IRA.                  or direct transfer
                                  o  $1,000 (additional)                                            contributions after
                                                                       o Conversion rollovers       age 84.
                                                                         from a traditional IRA.
                                                                                                  o Conversion rollovers
                                                                       o Direct transfers from      after age 70 1/2 must be
                                                                         another Roth IRA.          net of required minimum
                                                                                                    distributions for the
                                                                                                    traditional IRA you are
                                                                                                    rolling over.

                                                                                                  o You cannot roll over funds
                                                                                                    from a traditional IRA if
                                                                                                    your adjusted gross
                                                                                                    income is $100,000 or
                                                                                                    more.

                                                                                                  o Regular contributions are
                                                                                                    not permitted.

                                                                                                  o Only rollover and direct
                                                                                                    transfer contributions
                                                                                                    are permitted.
---------------------------------------------------------------------------------------------------------------------------------
 Rollover TSA     20 through 83   o  $5,000 (initial)                  o Rollovers from another   o No additional rollover
                                                                         TSA contract or            or direct transfer
                                  o  $1,000 (additional)                 arrangement.               contributions after
                                                                                                    age 84.
                                                                       o Rollovers from a
                                                                         traditional IRA which    o Contributions after age
                                                                         was a "conduit" for        70 1/2 must be net of
                                                                         TSA funds previously       required minimum
                                                                         rolled over.               distributions.

                                                                       o Direct transfers from    o Employer-remitted
                                                                         another contract or        contributions are not
                                                                         arrangement under          permitted.
                                                                         Section 403(b) of the
                                                                         Internal Revenue Code,
                                                                         complying with IRS
                                                                         Revenue Ruling 90-24.
---------------------------------------------------------------------------------------------------------------------------------

-------
  20
--------------------------------------------------------------------------------



---------------------------------------------------------------------------------------------------------------------------------
             AVAILABLE
CONTRACT   FOR ANNUITANT    MINIMUM                                                         LIMITATIONS ON
TYPE        ISSUE AGES      CONTRIBUTIONS                         SOURCE OF CONTRIBUTIONS   CONTRIBUTIONS
---------------------------------------------------------------------------------------------------------------------------------
 QP         20 through 75   o  $5,000 (initial)                  o Only transfer            o Regular ongoing
                                                                   contributions from an      payroll contributions
                            o  $1,000 (additional)                 existing qualified plan    are not permitted.
                                                                   trust as a change of       o Only one additional
                                                                   investment vehicle         contribution may be
                                                                   under the plan.            made during a contract
                                                                 o The plan must be           year.
                                                                   qualified under Section  o No additional transfer
                                                                   401(a) of the Internal     contributions after
                                                                   Revenue Code.              age 76.
                                                                 o For 401(k) plans,        o For defined benefit
                                                                   transferred                plans, employee
                                                                   contributions may only     contributions are not
                                                                   include employee           permitted.
                                                                   pre-tax contributions.   o Contributions after
                                                                                              age 70 1/2 must be
                                                                                              net of any required
                                                                                              minimum distributions.

Please refer to Appendix II for a discussion of purchase considerations of QP contracts.
---------------------------------------------------------------------------------------------------------------------------------


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 21

--------------------------------------------------------------------------------



---------------------------------------------------------------------------------------------------------------------------------
                AVAILABLE
CONTRACT      FOR ANNUITANT    MINIMUM                                                   LIMITATIONS ON
TYPE           ISSUE AGES      CONTRIBUTIONS                   SOURCE OF CONTRIBUTIONS   CONTRIBUTIONS
---------------------------------------------------------------------------------------------------------------------------------
 Flexible      20 through 70   o $2,000 (initial)              o "Regular" traditional    o No regular IRA
 Premium IRA                                                     IRA contributions.         contributions in the
                               o $50 (additional after                                      calendar year you turn
                                 the first contract year)      o Rollovers from a           age 70 1/2 and
                                                                 qualified plan.            thereafter.

                                                               o Rollovers from a TSA.    o Total regular
                                                                                            contributions may
                                                               o Rollovers from another     not exceed $2,000 for
                                                                 traditional individual     a year.
                                                                 retirement
                                                                 arrangement.
                                                                                         o No additional rollover
                                                              o Direct custodian-          or direct transfer
                                                                to-custodian transfers     contributions after
                                                                from another               age 71.
                                                                traditional individual
                                                                retirement               o Rollover and direct
                                                                arrangement.               transfer contributions
                                                                                           after age 70 1/2 must
                                                                                           be net of required
                                                                                           minimum distributions.

                                                                                         o Although we accept
                                                                                           rollover and direct
                                                                                           transfer contributions
                                                                                           under the Flexible
                                                                                           Premium IRA contract,
                                                                                           we intend that this
                                                                                           contract be used for
                                                                                           ongoing regular
                                                                                           contributions. Please
                                                                                           refer to "Withdrawals,
                                                                                           payments and transfers
                                                                                           of funds out of
                                                                                           traditional IRAs" in
                                                                                           "Tax information" for
                                                                                           discussion of conduit
                                                                                           IRAs.
---------------------------------------------------------------------------------------------------------------------------------

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--------------------------------------------------------------------------------



---------------------------------------------------------------------------------------------------------------------------------
             AVAILABLE
CONTRACT   FOR ANNUITANT        MINIMUM                                                            LIMITATIONS ON
TYPE        ISSUE AGES          CONTRIBUTIONS                            SOURCE OF CONTRIBUTIONS   CONTRIBUTIONS
---------------------------------------------------------------------------------------------------------------------------------
 Flexible   20 through 83       o $2,000 (initial)                      o Regular after-tax        o No additional regular
 Premium                                                                  contributions.             after-tax contributions
 Roth IRA                       o $50 (additional after                                              after age 84.
                                  the first contract year)              o Rollovers from another
                                                                          Roth IRA.                o No additional rollover
                                                                                                     or direct transfer
                                                                        o Conversion rollovers       contributions after
                                                                          from a traditional IRA.    age 84.

                                                                        o Direct transfers from    o Contributions are
                                                                          another Roth IRA.          subject to income
                                                                                                     limits and other tax
                                                                                                     rules. See "Tax
                                                                                                     information -
                                                                                                     Contributions to Roth
                                                                                                     IRAs."

                                                                                                   o Although we accept
                                                                                                     rollover and direct
                                                                                                     transfer contributions
                                                                                                     under the Flexible
                                                                                                     Premium Roth IRA
                                                                                                     contract, we intend
                                                                                                     that this contract be
                                                                                                     used for ongoing
                                                                                                     regular contributions.
---------------------------------------------------------------------------------------------------------------------------------
 Rollover   53 1/2 through 83   o $10,000 (initial)                     o Rollovers from a         o Additional rollover or
 IRA or                                                                   qualified plan.            direct transfer
 Flexible                       o $1,000 (additional)                                                contributions may be
 Premium                                                                o Rollovers from a TSA.      made until the earlier
 IRA with                                                                                            of age 84 or within
 Assured                                                                o Rollovers from another     seven years from the
 Payment                                                                  traditional individual     end of the fixed period.
 Option or                                                                retirement
 APO Plus                                                                 arrangement.             o Contributions after age
                                                                                                     70 1/2 must be net of
                                                                        o Direct                     required minimum
                                                                          custodian-to-custodian     distributions.
                                                                          transfers from another
                                                                          traditional individual
                                                                          retirement
                                                                          arrangement.
---------------------------------------------------------------------------------------------------------------------------------

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 23
--------------------------------------------------------------------------------


See "Tax information" for a more detailed discussion of sources of contributions and certain contribution limitations. We may refuse to accept any contribution if the sum of all contributions under all Equitable Accumulator contracts with the same annuitant would then total more than $1,500,000. We reserve the right to limit aggregate contributions made after the first contract year to 150% of first-year contributions. We may also refuse to accept any contribution if the sum of all contributions under all Equitable Life annuity accumulation contracts that you own would then total more than $2,500,000.

For information on when contributions are credited under your contract see "Dates and prices at which contract events occur" in "More information" later in this prospectus.

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   24
-------------------------------------------------------------------------------


OWNER AND ANNUITANT REQUIREMENTS

Under NQ contracts, the annuitant can be different than the owner. A joint owner may also be named. Only natural persons can be joint owners. This means that an entity such as a corporation cannot be a joint owner.

Under all IRA and Rollover TSA contracts, the owner and annuitant must be the same person.

Under QP contracts, the owner must be the trustee of the qualified plan and the annuitant must be the plan participant/employee. See Appendix II for more information on QP contracts.

--------------------------------------------------------------------------------
A participant is an individual who is currently, or was formerly, participating in an eligible employer's QP or TSA plan.
--------------------------------------------------------------------------------

HOW YOU CAN MAKE YOUR CONTRIBUTIONS

Except as noted below, contributions must be by check drawn on a U.S. bank, in U.S. dollars, and made payable to Equitable Life. We do not accept third-party checks endorsed to us except for rollover contributions, tax-free exchanges or trustee checks that involve no refund. All checks are subject to our ability to collect the funds. We reserve the right to reject a payment if it is received in an unacceptable form.

Additional contributions may also be made under our automatic investment program. This method of payment is discussed in detail under "More information" later in this prospectus.

Your initial contribution must generally be accompanied by an application and any other form we need to process the payments. If any information is missing or unclear, we will try to obtain that information. If we are unable to obtain all of the information we require within five business days after we receive an incomplete application or form, we will inform the financial professional submitting the application on your behalf. We will then return the contribution to you unless you specifically direct us to keep your contribution until we receive the required information.

--------------------------------------------------------------------------------
 Our "business day" is any day the New York Stock Exchange is open for trading, and generally ends at 4:00 p.m. Eastern Time. We may, however, close due to emergency conditions.
--------------------------------------------------------------------------------


SECTION 1035 EXCHANGES

You may apply the value of an existing nonqualified deferred annuity contract (or life insurance or endowment contract) to purchase an Equitable Accumulator NQ contract in a tax-free exchange if you follow certain procedures as shown in the form that we require you to use. Also see "Tax information" later in this prospectus.

WHAT ARE YOUR INVESTMENT OPTIONS UNDER THE CONTRACT?

Your investment options are the variable investment options, the fixed maturity options, and the account for special dollar cost averaging.

VARIABLE INVESTMENT OPTIONS


Your investment results in any one of the variable investment options will depend on the investment performance of the underlying portfolios. Listed below are the currently available portfolios, their investment objectives, and their advisers.

--------------------------------------------------------------------------------
 You can choose from among the variable investment options.
--------------------------------------------------------------------------------

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 25
--------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------
PORTFOLIOS OF EQ ADVISORS TRUST
------------------------------------------------------------------------------------------------------------------------------
 PORTFOLIO NAME                     OBJECTIVE                                         ADVISER
------------------------------------------------------------------------------------------------------------------------------
 EQ/Aggressive Stock               Long-term growth of capital                       Alliance Capital Management L.P.,
                                                                                     Massachusetts Financial Services Company
------------------------------------------------------------------------------------------------------------------------------
 Alliance Common Stock             Long-term growth of capital and increasing        Alliance Capital Management L.P.
                                     income
------------------------------------------------------------------------------------------------------------------------------
 Alliance Conservative Investors   High total return without, in the adviser's       Alliance Capital Management L.P.
                                   opinion, undue risk to principal
------------------------------------------------------------------------------------------------------------------------------
 Alliance Equity Index             Total return (before deduction of portfolio       Alliance Capital Management L.P.
 (available only under APO Plus)   expenses) that approximates the total return
                                   performance of the Standard & Poor's 500
                                   Composite Index
------------------------------------------------------------------------------------------------------------------------------
 Alliance Global                   Long-term growth of capital                       Alliance Capital Management L.P.
------------------------------------------------------------------------------------------------------------------------------
 Alliance Growth and Income        High total return through a combination of        Alliance Capital Management L.P.
                                   current income and capital appreciation
------------------------------------------------------------------------------------------------------------------------------
 Alliance Growth Investors         High total return consistent with the adviser's   Alliance Capital Management L.P.
                                   determination of reasonable risk
------------------------------------------------------------------------------------------------------------------------------
 Alliance High Yield               High return by maximizing current income and,     Alliance Capital Management L.P.
                                   to the extent consistent with that objective,
                                   capital appreciation
------------------------------------------------------------------------------------------------------------------------------
 Alliance Intermediate             High current income consistent with relative      Alliance Capital Management L.P.
  Government Securities            stability of principal
------------------------------------------------------------------------------------------------------------------------------
 Alliance International            Long-term growth of capital                       Alliance Capital Management L.P.
------------------------------------------------------------------------------------------------------------------------------
 Alliance Money Market             High level of current income while preserving     Alliance Capital Management L.P.
                                   assets and maintaining liquidity
------------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Premier Growth        Long-term growth of capital                       Alliance Capital Management L.P.
------------------------------------------------------------------------------------------------------------------------------
 Alliance Small Cap Growth         Long-term growth of capital                       Alliance Capital Management L.P.
------------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Technology            Long-term growth of capital                       Alliance Capital Management, L.P.
------------------------------------------------------------------------------------------------------------------------------
 BT Equity 500 Index               Replicate as closely as possible (before          Bankers Trust Company
                                   deduction of portfolio expenses) the total
                                   return of the Standard & Poor's 500
                                   Composite Stock Price Index
------------------------------------------------------------------------------------------------------------------------------

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  26
--------------------------------------------------------------------------------




-----------------------------------------------------------------------------------------------------------------------------
PORTFOLIOS OF EQ ADVISORS TRUST (CONTINUED)
-----------------------------------------------------------------------------------------------------------------------------
 PORTFOLIO NAME                   OBJECTIVE                                          ADVISER
-----------------------------------------------------------------------------------------------------------------------------
 BT International Equity Index   Replicate as closely as possible (before           Bankers Trust Company
                                 deduction of portfolio expenses) the total
                                 return of the Morgan Stanley Capital
                                 International Europe, Australia, Far East Index
-----------------------------------------------------------------------------------------------------------------------------
 BT Small Company Index          Replicate as closely as possible (before           Bankers Trust Company
                                 deduction of portfolio expenses) the total
                                 return of the Russell 2000 Index
-----------------------------------------------------------------------------------------------------------------------------
 Capital Guardian Research       Long-term growth of capital                        Capital Guardian Trust Company
-----------------------------------------------------------------------------------------------------------------------------
 Capital Guardian U.S. Equity    Long-term growth of capital                        Capital Guardian Trust Company
-----------------------------------------------------------------------------------------------------------------------------
 EQ/Evergreen                    Long-term growth capital                           Evergreen Asset Management Corp.
-----------------------------------------------------------------------------------------------------------------------------
 EQ/Evergreen Foundation         In order of priority, reasonable income,           Evergreen Asset Management Corp.
                                 conservation of capital, and capital appreciation
-----------------------------------------------------------------------------------------------------------------------------
 MFS Emerging Growth             Long-term capital growth                           Massachusetts Financial Services Company
  Companies
-----------------------------------------------------------------------------------------------------------------------------
 MFS Growth with Income          Reasonable current income and long-term            Massachusetts Financial Services Company
                                 growth of capital and income
-----------------------------------------------------------------------------------------------------------------------------
 MFS Research                    Long-term growth of capital and future income      Massachusetts Financial Services Company
-----------------------------------------------------------------------------------------------------------------------------
 Mercury Basic Value Equity      Capital appreciation and secondarily, income       Mercury Asset Management, US
-----------------------------------------------------------------------------------------------------------------------------
 Mercury World Strategy          High total investment return                       Mercury Asset Management, US
-----------------------------------------------------------------------------------------------------------------------------
 Morgan Stanley Emerging         Long-term capital appreciation                     Morgan Stanley Asset Management
  Markets Equity
-----------------------------------------------------------------------------------------------------------------------------
 EQ/Putnam Balanced              Balanced investment                                Putnam Investment Management, Inc.
-----------------------------------------------------------------------------------------------------------------------------
 EQ/Putnam Growth & Income       Capital growth, current income is a secondary      Putnam Investment Management, Inc.
  Value                          objective
-----------------------------------------------------------------------------------------------------------------------------
 T. Rowe Price Equity Income     Substantial dividend income and also capital       T. Rowe Price Associates, Inc.
                                  appreciation
-----------------------------------------------------------------------------------------------------------------------------

-----
 27
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------------------------------
PORTFOLIOS OF EQ ADVISORS TRUST (CONTINUED)
--------------------------------------------------------------------------------------------------------
 PORTFOLIO NAME                  OBJECTIVE                        ADVISER
--------------------------------------------------------------------------------------------------------
 T. Rowe Price International    Long-term growth of capital      Rowe Price-Fleming International, Inc.
  Stock
--------------------------------------------------------------------------------------------------------
 Warburg Pincus Small Company   Long-term capital appreciation   Warburg Pincus Asset Management, Inc.
  Value
--------------------------------------------------------------------------------------------------------



Other important information about the portfolios is included in the prospectus for EQ Advisors Trust attached at the end of this prospectus.

----------
   28
--------------------------------------------------------------------------------

FIXED MATURITY OPTIONS

We offer fixed maturity options with maturity dates ranging from one to ten years. You can allocate your contributions to one or more of these fixed maturity options. Under the Assured Payment Option and APO Plus, we offer additional fixed maturity options with maturity dates ranging from eleven to fifteen years. We provide distributions during the fixed period under the Assured Payment Option and APO Plus by allocating your contributions to fixed maturity options that mature in consecutive order. These amounts become part of our general account assets. They will accumulate interest at the "rate to maturity" for each fixed maturity option. The total amount you allocate to and accumulate in each fixed maturity option is called the "fixed maturity amount."

The fixed maturity options are generally not available in contracts issued in Maryland. In Maryland the fixed maturity options are only available under the Assured Payment Option and APO Plus which are issued as separate contracts rather than as a part of a Rollover IRA or Flexible Premium IRA contract. See Appendix VI for more information on the Assured Payment Option and APO Plus contracts available in Maryland.

--------------------------------------------------------------------------------
Fixed maturity options range from one to ten years to maturity. Assured Payment Option and APO Plus offer additional fixed maturity options for years eleven to fifteen.
--------------------------------------------------------------------------------


The rate to maturity you will receive for each fixed maturity option is the rate to maturity in effect for new contributions allocated to that fixed maturity option on the date we apply your contribution. If you make any withdrawals or transfers from a fixed maturity option before the maturity date, we will make a "market value adjustment" that may increase or decrease any fixed maturity amount you have left in that fixed maturity option. We will discuss the market value adjustment below and in greater detail later in this prospectus under "More information."


On the maturity date of a fixed maturity option your fixed maturity amount, assuming you have not made any withdrawals or transfers, will equal your contribution to that fixed maturity option plus interest, at the rate to maturity for that contribution, to the date of the calculation. This is the fixed maturity option's "maturity value." Before maturity, the current value we will report for your fixed maturity amounts will reflect a market value adjustment. Your current value will reflect the market value adjustment that we would make if you were to withdraw all of your fixed maturity amounts on the date of the report. We call this your "market adjusted amount."


FIXED MATURITY OPTIONS AND MATURITY DATES. We currently offer fixed maturity options ending on February 15th for each of the maturity years 2001 through 2010. Not all of these fixed maturity options will be available for annuitant ages 76 and older. See "Allocating your contributions" below. As fixed maturity options expire, we expect to add maturity years so that generally 10 fixed maturity options are available at any time.


Under the Assured Payment Option and APO Plus, we offer additional fixed maturity options ending on February 15th for each of the maturity years 2010 through 2014.

We will not accept allocations to a fixed maturity option if on the date the contribution is to be applied:

o the fixed maturity option's maturity date is within the current calendar year; or


o    the rate to maturity is 3% or less.


YOUR CHOICES AT THE MATURITY DATE. We will notify you on or before December 31st of the year before each of your fixed maturity options is scheduled to mature. At that time, you may choose to have one of the following take place on the maturity date, as long as none of the conditions listed above or in "Allocating your contributions," below would apply:

(a) transfer the maturity value into another available fixed maturity option or into any of the variable investment options; or

--------
  29
--------------------------------------------------------------------------------
(b)  withdraw the maturity value (there may be a withdrawal charge).


If we do not receive your choice on or before the fixed maturity option's maturity date, we will automatically transfer your maturity value into the fixed maturity option that will mature next.


MARKET VALUE ADJUSTMENT. If you make any withdrawals (including transfers, surrender of your contract, or when we make deductions for charges) from a fixed maturity option before it matures we will make a market value adjustment, which will increase or decrease any fixed maturity amount you have in that fixed maturity option. The amount of the adjustment will depend on two factors:

(a) the difference between the rate to maturity that applies to the amount being withdrawn and the rate to maturity in effect at that time for new allocations to that same fixed maturity option, and

(b)  the length of time remaining until the maturity date.

In general, if interest rates rise from the time that you originally allocate an amount to a fixed maturity option to the time that you take a withdrawal, the market value adjustment will be negative. Likewise, if interest rates drop at the end of that time, the market value adjustment will be positive. Also, the amount of the market value adjustment, either up or down, will be greater the longer the time remaining until the fixed maturity option's maturity date. Therefore, it is possible that the market value adjustment could greatly reduce your value in the fixed maturity options, particularly in the fixed maturity options with later maturity dates.


We provide an illustration of the market adjusted amount of specified maturity values, an explanation of how we calculate the market value adjustment and information concerning our general account and investments purchased with amounts allocated to the fixed maturity options, in "More information" later in this prospectus. Appendix III of this prospectus provides an example of how the market value adjustment is calculated.


OFF MATURITY DATE PAYMENTS. Under Assured Payment Option and APO Plus, you may choose to receive payments monthly, quarterly or annually. If you choose annual payments, generally your payments will be made on February 15th as each fixed maturity option matures. You may instead choose to have your annual payments made in a month other than February. We refer to payments we make on an annual basis in any month other than February and monthly or quarterly payments, as payments made "off maturity dates." If you choose to have your payments made off maturity dates, we will be required to begin making your payments before the maturity date of a fixed maturity option. In planning for these payments we will allocate a portion of your initial contribution or account value to the separate account for the fixed maturity options, but not to the fixed maturity options contained in the separate account. We will credit these amounts with interest at rates that will not be less than 3%.

After that, as each fixed maturity option expires we will transfer your maturity value from the expired fixed maturity option and hold the maturity value in the separate account. We will credit interest to these amounts at the same rate as the rate to maturity that was credited in the expired fixed maturity option. These amounts will then be used to provide for payments off maturity dates during the fixed period.

--------------------------------------------------------------------------------
Whether you choose monthly, quarterly, or annual payments, your payments will be made on the 15th day of the month.
--------------------------------------------------------------------------------

We will not make a market value adjustment to the amounts held in the separate account to provide for payments off maturity dates.

ACCOUNT FOR SPECIAL DOLLAR COST AVERAGING

The account for special dollar cost averaging is part of our general account. We pay interest at guaranteed rates in this account. We will credit interest to the amounts that you have in the account for special dollar cost averaging every day. We set the interest rates periodically, according to procedures that we have. We reserve the right to change these procedures.

--------
  30
--------------------------------------------------------------------------------

The account for special dollar cost averaging is available for allocation of all or a portion of your initial contribution under the special dollar cost averaging program. It is available only for the first year of your contract. We will guarantee to pay our current interest rate that is in effect on the date that your contribution is allocated to this account. Your guaranteed interest rate will be shown in your contract. The rate will never be less than 3%. See "Allocating your contributions," below for the rules and restrictions that apply to the special dollar cost averaging program.

--------
  31
--------------------------------------------------------------------------------

THE CONTRACT FEATURES AND BENEFITS DESCRIBED BELOW DO NOT APPLY WHEN THE ASSURED PAYMENT OPTION OR APO PLUS IS IN EFFECT UNDER A ROLLOVER IRA OR FLEXIBLE PREMIUM IRA CONTRACT. FOR INFORMATION REGARDING YOUR CONTRACT BENEFITS UNDER THE ASSURED PAYMENT OPTION OR APO PLUS, SEE "ACCESSING YOUR MONEY - ASSURED PAYMENT OPTION AND APO PLUS."

ALLOCATING YOUR CONTRIBUTIONS

You may choose from among three ways to allocate your contributions under your contract: self-directed, principal assurance, or dollar cost averaging.

SELF-DIRECTED ALLOCATION

You may allocate your contributions to one or more, or all, of the variable investment options and fixed maturity options. Allocations must be in whole percentages and you may change your allocations at any time. However, the total of your allocations must equal 100%. If the annuitant is age 76 or older, you may allocate contributions to fixed maturity options if their maturities are five years or less. Also, you may not allocate amounts to fixed maturity options with maturity dates that are later than the February 15th immediately following the date annuity payments are to begin.

PRINCIPAL ASSURANCE ALLOCATION

Under this allocation program you select a fixed maturity option. We specify the portion of your initial contribution to be allocated to that fixed maturity option in an amount that will cause the maturity value to equal the amount of your entire initial contribution on the fixed maturity option's maturity date. The maturity date you select generally may not be later than 10 years, or earlier than 7 years from your contract date. You allocate the rest of your contribution to the variable investment options however you choose.


For example, if your initial contribution is $10,000, and on March 15, 2000 you chose the fixed maturity option with a maturity date of February 15, 2010, since the rate to maturity was 6.23% on March 15, 2000, we would have allocated $5,488.00 to that fixed maturity option and the balance to your choice of variable investment options. On the maturity date your value in the fixed maturity option would be $10,000.


The principal assurance allocation is only available for annuitant ages 75 or younger when the contract is issued. If you are purchasing a Rollover IRA, Flexible Premium IRA, QP, or Rollover TSA contract, before you select a maturity year that would extend beyond the year in which you will reach age 70 1/2, you should consider whether your value in the variable investment options, or your other traditional IRA or TSA funds are sufficient to meet your required minimum distributions. See "Tax information."


You may not elect principal assurance if the special dollar cost averaging program is in effect.


DOLLAR COST AVERAGING

We offer two dollar cost averaging programs. Each program allows you to gradually allocate amounts to the variable investment options by periodically transferring approximately the same dollar amount to the variable investment options you select. This will cause you to purchase more units if the unit's value is low and fewer units if the unit's value is high. Therefore, you may get a lower average cost per unit over the long term. These plans of investing, however, do not guarantee that you will earn a profit or be protected against losses.

--------------------------------------------------------------------------------
Units measure your value in each variable investment option.
--------------------------------------------------------------------------------

SPECIAL DOLLAR COST AVERAGING PROGRAMS. Under the special dollar cost averaging program, you may choose to allocate all or a portion of your initial contribution to the account for special dollar cost averaging. However, you must allocate at least $2,000 to the account for special

----------
   32
--------------------------------------------------------------------------------

dollar cost averaging for this program. In Pennsylvania we refer to this program as "enhanced rate special dollar cost averaging."


You may have your account value transferred to any of the variable investment options. We will transfer amounts from the account for special dollar cost averaging into the variable investment options over an available time period that you select. We offer time periods of 6 or 12 months. We may also offer other time periods. Your financial professional can provide information on the time periods currently available in your state or you may contact our processing office. You may only select one time period. Each time period has a different interest rate. Once you select a time period, you may not change it. Currently, your account value will be transferred from the account for special dollar cost averaging into the variable investment options on a monthly basis. We may offer this program in the future with transfers on a different basis. We will transfer all amounts out of the account for special dollar cost averaging by the end of the chosen time period. The transfer date will be the same day of the month as the contract date, but not later than the 28th day of the month.


If you choose to allocate only a portion of your initial contribution to the account for special dollar cost averaging, the remaining balance of your initial contribution will be allocated to the variable investment options or fixed maturity options according to your instructions. You may not allocate additional contributions to the account for special dollar cost averaging.

--------------------------------------------------------------------------------
 The account for special dollar cost averaging provides guaranteed interest.
--------------------------------------------------------------------------------


The only amounts that should be transferred from the account for special dollar cost averaging are your regularly scheduled transfers to the variable investment options. If you request to transfer or withdraw any other amounts from the account for special dollar cost averaging, we will transfer all of the value that you have remaining in the account for special dollar cost averaging to the investment options according to the allocation percentages we have on file for you. As a result, you will no longer be able to participate in the special dollar cost averaging program. You may also ask us to cancel your participation at any time.

In the state of Oregon where the account for special dollar cost averaging is not available, we offer a special dollar cost averaging program in the Alliance Money Market option for allocation of your entire initial contribution. Under this program we will not deduct the mortality and expense risks and administrative charges from assets in the Alliance Money Market option. You may not allocate amounts other than your initial contribution to this program .


GENERAL DOLLAR COST AVERAGING PROGRAM. If your value in the Alliance Money Market option is at least $5,000, you may choose, at any time, to have a specified dollar amount or percentage of your value transferred from that option to the other variable investment options. You can select to have transfers made on a monthly, quarterly, or annual basis. The transfer date will be the same calendar day of the month as the contract date, but not later than the 28th day of the month. You can also specify the number of transfers or instruct us to continue making the transfers until all amounts in the Alliance Money Market option have been transferred out.

The minimum amount that we will transfer each time is $250. The maximum amount we will transfer is equal to your value in the Alliance Money Market option at the time the program is elected, divided by the number of transfers scheduled to be made.

If, on any transfer date, your value in the Alliance Money Market option is equal to or less than the amount you have elected to have transferred, the entire amount will be transferred. The general dollar cost averaging program will then end. You may change the transfer amount once each contract year or cancel this program at any time.

----------
  33
--------------------------------------------------------------------------------

                   ----------------------------------------

You may not elect dollar cost averaging or special dollar cost averaging if you are participating in the rebalancing program. See "Transferring your money among investment options." You may not elect the special dollar cost averaging program if the principal assurance program is in effect.

YOUR BENEFIT BASE

The benefit base is used to calculate the guaranteed minimum income benefit, the 5% roll up to age 80, and the 5% roll up to age 70 guaranteed minimum death benefits. See "Our baseBUILDER option" and "Guaranteed minimum death benefit" below. The benefit base is equal to:

o    your initial contribution and any additional contributions to the contract;
     plus

o    daily interest; less

o a deduction that reflects any withdrawals you make (the amount of the deduction is described under "How withdrawals affect your guaranteed minimum income benefit and guaranteed minimum death benefit" in "Accessing your money"); less

o a deduction for any withdrawal charge remaining when you exercise your guaranteed minimum income benefit; and less

o a deduction for any outstanding loan plus accrued interest on the date that you exercise your guaranteed minimum income benefit (applies to Rollover TSA only).

The effective annual interest rate credited to the benefit base is:

o 5% for the benefit base with respect to the variable investment options (other than the Alliance Money Market and Alliance Intermediate Government Securities options) and the account for special dollar cost averaging; and

o 3% for the benefit base with respect to the Alliance Money Market and Alliance Intermediate Government Securities options, the fixed maturity options and the loan reserve account.

No interest is credited after the annuitant is age 80 (age 70 if the 5% roll up to age 70 is elected).

--------------------------------------------------------------------------------
Your benefit base is not an account value or a cash value.
--------------------------------------------------------------------------------

ANNUITY PURCHASE FACTORS

Annuity purchase factors are the factors applied to determine your periodic payments under the guaranteed minimum income benefit, annuity payout options as well as to determine allocation of your contributions under the Assured Payment Option and APO Plus. The guaranteed minimum income benefit is discussed under "Our baseBUILDER option" and annuity payout options, Assured Payment Option and APO Plus are all discussed in "Accessing your money" later in this prospectus. The guaranteed annuity purchase factors are those factors specified in your contract. You should note that the guaranteed annuity purchase factors we use to determine your periodic payments are more conservative for the annuity payout options available as options under the guaranteed minimum income benefit than the annuity purchase factors we use for the fixed annuity payout options and the Income Manager payout options. This means that assuming the same account value, the same form of annuity benefit and the use of guaranteed annuity purchase factors, each periodic payment under the guaranteed income benefit will be smaller than each periodic payment under an annuity payout option. The current annuity purchase factors are those factors that are in effect at any given time. Annuity purchase factors are based on interest rates, mortality tables, frequency of payments, the form of annuity benefit, and the annuitant's (and any joint annuitant's) age and sex in certain instances.

OUR BASEBUILDER OPTION

The baseBUILDER option offers you a guaranteed minimum income benefit combined with the guaranteed minimum death benefit available under the contract. For Rollover IRA, Flexible Premium IRA, and Rollover TSA contracts where the annuitant is between ages 20 and 60 at contract issue, and where you elect the baseBUILDER option, we offer an additional guaranteed minimum death benefit of a 5% roll

----------
   34
--------------------------------------------------------------------------------


up to age 70. The baseBUILDER benefit is available if the annuitant is between the ages of 20 and 75 at the time the contract is issued. There is an additional charge for the baseBUILDER benefit which is described under "baseBUILDER benefit charge" in "Charges and expenses."

The guaranteed minimum income benefit component of baseBUILDER is described below. Whether you elect baseBUILDER or not, the guaranteed minimum death benefit is provided under the contract. The guaranteed minimum death benefit is described under "Guaranteed minimum death benefit." baseBUILDER is currently not available in some states. Please ask your financial professional if baseBUILDER is available in your state.


The guaranteed minimum income benefit guarantees you a minimum amount of lifetime income under our Income Manager (life annuity with a period certain) payout annuity contract. The Income Manager (life annuity with a period certain) payout annuity contract provides payments during a specified period of time (called a period certain) that will continue for the rest of the annuitant's life thereafter. If the annuitant dies before the period certain has ended, payments will continue to the beneficiary for the time remaining in the period certain.


--------------------------------------------------------------------------------
 The guaranteed minimum income benefit, which is also known as a living benefit, should be regarded as a safety net only. It provides income protection if you elect an income payout while the annuitant is alive.
--------------------------------------------------------------------------------



When you exercise the guaranteed minimum income benefit, the annual lifetime income that you will receive under the Income Manager (life with period certain) payout annuity option will be the greater of (i) your guaranteed minimum income benefit which is calculated by applying your benefit base at guaranteed annuity purchase factors, or (ii) the income provided by applying your actual account value at our then current annuity purchase factors.


ILLUSTRATIONS OF GUARANTEED MINIMUM INCOME BENEFIT. The table below illustrates the guaranteed minimum income benefit amounts per $100,000 of initial contribution, for a male annuitant age 60 (at issue) on the contract date anniversaries indicated using the guaranteed annuity purchase factors as of the date of this prospectus, assuming no additional contributions, withdrawals, or loans under Rollover TSA contracts, and assuming there were no allocations to the Alliance Money Market option, Alliance Intermediate Government Securities option or the fixed maturity options.




-----------------------------------------------------------------
                                    GUARANTEED MINIMUM
                             INCOME BENEFIT - ANNUAL INCOME
     CONTRACT DATE               PAYABLE FOR LIFE WITH
 ANNIVERSARY AT EXERCISE         10 YEAR PERIOD CERTAIN
----------------------------------------------------------------
              7                         $ 8,315
             10                         $10,341
             15                         $14,924
----------------------------------------------------------------



 When you elect to receive annual income, your contract will terminate and you will receive an Income Manager (life annuity with a period certain) annuity payout option. You will begin receiving payments one payment period after the annuity payout option is issued. Your period certain will be based on the annuitant's age at the time the benefit is exercised, as follows:




---------------------------------------------------
            LEVEL PAYMENTS*
---------------------------------------------------
                       PERIOD CERTAIN YEARS
                    --------------------------
   ANNUITANT'S
 AGE AT EXERCISE         IRAS         NQ
---------------------------------------------------
60 to 75                 10         10
   76                     9         10
   77                     8         10
   78                     7         10
   79                     7         10
   80                     7         10
   81                     7          9
   82                     7          8
   83                     7          7
---------------------------------------------------


 * Other forms and periods certain may also be available. For Rollover IRA and Flexible Premium IRA contracts, please see "Required minimum distributions" under "Individual retirement arrangements" in "Tax information," as to how this option may be affected if exercised after age 70 1/2.

Before you elect baseBUILDER, you should consider the fact that the guaranteed minimum income benefit provides a form of insurance and is based on conservative actuarial factors. Therefore, even if your account value is less than your benefit base, you may generate more income by

----------
  35
--------------------------------------------------------------------------------


applying your account value to current annuity purchase factors. We will make this comparison for you when the need arises.

You should also consider that the guaranteed annuity purchase factors we use to determine your Income Manager benefit under baseBUILDER are more conservative than the guaranteed annuity purchase factors we use for the Income Manager payout annuity option. This means that, assuming the same amount is applied to purchase the benefit and that we use guaranteed annuity purchase factors to compute the benefit, each periodic payment under the baseBUILDER Income Manager will be smaller than each periodic payment under the Income Manager payout annuity option.


The Income Manager (life annuity with a period certain) payout annuity contracts are offered through our prospectus for the Income Manager payout annuities. You may obtain a copy of the most current version from your financial professional. You should read it carefully before you decide to exercise your guaranteed minimum income benefit.


SUCCESSOR ANNUITANT/CONTRACT OWNER. If the successor annuitant/contract owner (discussed under "More information" later in this prospectus) elects to continue the contract after your death, the guaranteed minimum income benefit will continue to be available on the contract date anniversaries specified above based on the contract date. However, the guaranteed minimum income benefit must be exercised based on the age of the successor annuitant/contract owner.

EXERCISE OF GUARANTEED MINIMUM INCOME BENEFIT. On each contract date anniversary that you are eligible to exercise the guaranteed minimum income benefit, we will send you an eligibility notice illustrating how much income could be provided as of the contract anniversary. You may notify us within 30 days following the contract date anniversary if you want to exercise the guaranteed minimum income benefit. You must return your contract to us in order to exercise this benefit. The amount of income you actually receive will be determined when we receive your request to exercise the benefit. You will begin receiving payments one payment period after the annuity payout contract is issued.

You (or the successor annuitant/owner, if applicable) will be eligible to exercise the guaranteed minimum income benefit as follows:

o If the annuitant was at least age 20 and no older than age 44 when the contract was issued, you are eligible to exercise the guaranteed minimum income benefit within 30 days following each contract date anniversary beginning with the 15th contract date anniversary.

o If the annuitant was at least age 45 and no older than age 53 when the contract was issued, you are eligible to exercise the guaranteed minimum income benefit within 30 days following each contract date anniversary after the annuitant is age 60.

o If the annuitant was at least age 54 and no older than age 75 when the contract was issued, you are eligible to exercise the guaranteed minimum income benefit within 30 days following each contract date anniversary beginning with the 7th contract date anniversary.

Please note:

(i) the latest date you may exercise the guaranteed minimum income benefit is the contract date anniversary following the annuitant's 83rd birthday;

(ii) if the annuitant was older than age 63 at the time an IRA, QP or Rollover TSA contract was issued, the baseBUILDER may not be an appropriate feature because the minimum distributions required by tax law must begin before the guaranteed minimum income benefit can be exercised; and

(iii) for QP and Rollover TSA contracts, if you are eligible to exercise your guaranteed minimum income benefit, we will first roll over amounts in such contract to a Rollover IRA contract. You will be the owner of the Rollover IRA contract.

----------
   36
--------------------------------------------------------------------------------


GUARANTEED MINIMUM DEATH BENEFIT

A guaranteed minimum death benefit is provided as part of the baseBUILDER benefit. A guaranteed minimum death benefit is also provided under your contract even if you do not elect baseBUILDER. In this case, the baseBUILDER benefit charge does not apply.

GUARANTEED MINIMUM DEATH BENEFIT APPLICABLE FOR ANNUITANT AGES 0 THROUGH 79 AT ISSUE OF NQ CONTRACTS; 20 THROUGH 79 AT ISSUE OF ROLLOVER IRA, ROTH CONVERSION IRA, FLEXIBLE PREMIUM ROTH IRA, AND ROLLOVER TSA CONTRACTS; 20 THROUGH 70 AT ISSUE OF FLEXIBLE PREMIUM IRA CONTRACTS; AND 20 THROUGH 75 AT ISSUE OF QP CONTRACTS.

You must elect either the "5% roll up to age 80" (or, if available, the 5% roll up to age 70 if you are electing the baseBUILDER) or the "annual ratchet to age 80" guaranteed minimum death benefit when you apply for a contract. Once you have made your election, you may not change it.

5% ROLL UP TO AGE 80. This guaranteed minimum death benefit is equal to the benefit base described earlier in "Your benefit base." This guaranteed minimum death benefit is not available in New York.

Optional guaranteed minimum death benefit available for ages 20 through 60 at issue of Rollover IRA, Flexible Premium IRA, and TSA contracts if baseBUILDER is also elected.

5% ROLL UP TO AGE 70. This is an optional guaranteed minimum death benefit available for ages 20 through 60 at issue of Rollover IRA, Flexible Premium IRA, and TSA contracts if baseBUILDER is also elected. Your guaranteed minimum death benefit will be calculated as described above under "5% roll up to age 80" except that interest will be credited only through age 70.

ANNUAL RATCHET TO AGE 80. On the contract date, your guaranteed minimum death benefit equals your initial contribution. Then, on each contract date anniversary, we will determine your guaranteed minimum death benefit by comparing your current guaranteed minimum death benefit to your account value on that contract date anniversary. If your account value is higher than your guaranteed minimum death benefit, we will increase your guaranteed minimum death benefit to equal your account value. On the other hand, if your account value on the contract date anniversary is less than your guaranteed minimum death benefit, we will not adjust your guaranteed minimum death benefit either up or down. If you make additional contributions, we will increase your current guaranteed minimum death benefit by the dollar amount of the contribution on the date the contribution is allocated to your investment options. If you take a withdrawal from your contract, we will adjust your guaranteed minimum death benefit on the date you take the withdrawal.

GUARANTEED MINIMUM DEATH BENEFIT

Applicable for annuitant ages 80 through 83 at issue.


On the contract date, your guaranteed minimum death benefit equals your initial contribution. Thereafter, it will be increased by the dollar amount of any additional contributions. We will adjust your guaranteed minimum death benefit if you take any withdrawals.

                   ----------------------------------------

Please see "How withdrawals affect your guaranteed minimum income benefit and guaranteed minimum death benefit" in "Accessing your money" for information on how withdrawals affect your guaranteed minimum death benefit. For contracts issued in New York, the guaranteed minimum death benefit at the annuitant's death will never be less than your value in the variable investment options, plus the sum of the fixed maturity amounts in each fixed maturity option.


See Appendix IV for an example of how we calculate the guaranteed minimum death benefit.

YOUR RIGHT TO CANCEL WITHIN A CERTAIN NUMBER OF DAYS

If for any reason you are not satisfied with your contract, you may return it to us for a refund. To exercise this cancellation right you must mail the contract directly to our Processing

--------
  37
--------------------------------------------------------------------------------


Office within 10 days after you receive it. If state law requires, this "free look" period may be longer.

Generally, your refund will equal your account value under the contract on the day we receive notification of your decision to cancel the contract and will reflect (i) any investment gain or loss in the variable investment options (less the daily charges we deduct), (ii) any positive or negative market value adjustments in the fixed maturity options, and (iii) any guaranteed interest in the account for special dollar cost averaging, through the date we receive your contract. Some states require that we refund the full amount of your contribution (not reflecting (i), (ii) or (iii) above). For any IRA contract returned to us within seven days after you receive it, we are required to refund the full amount of your contribution.


We may require that you wait six months before you may apply for a contract with us again if:

o    you cancel your contract during the free look period; or

o you change your mind before you receive your contract whether we have received your contribution or not.

Please see "Tax information" for possible consequences of cancelling your contract.


In addition to the cancellation right described above, if you fully convert an existing traditional IRA contract to a Roth Conversion IRA or Flexible Premium Roth IRA contract, you may cancel your Roth Conversion IRA contract and return to a Rollover IRA or Flexible Premium IRA contract, whichever applies. Our processing office, or your financial professional, can provide you with the cancellation instructions.

2  Determining your contract's value

--------
  38
--------------------------------------------------------------------------------


YOUR ACCOUNT VALUE AND CASH VALUE

Your "account value" is the total of the: (i) values you have in the variable investment options; (ii) market adjusted amounts in the fixed maturity options;
(iii) value in the account for special dollar cost averaging and (iv) value you have in the loan reserve account (applies for Rollover TSA contracts only). These amounts are subject to certain fees and charges discussed under "Charges and expenses."

Your contract also has a "cash value." At any time before annuity payments begin, your contract's cash value is equal to the account value, less: (i) the total amount or a pro rata portion of the annual administrative charge (applicable for Flexible Premium IRA and Flexible Premium Roth IRA contracts only); (ii) less any applicable withdrawal charges; and (iii) the amount of any outstanding loan plus accrued interest (applicable to Rollover TSA contracts only). Please see "Surrendering your contract to receive its cash value" in "Accessing your money."


YOUR CONTRACT'S VALUE IN THE VARIABLE INVESTMENT OPTIONS

Each variable investment option invests in shares of a corresponding portfolio. Your value in each variable investment option is measured by "units." The value of your units will increase or decrease as though you had invested it in the corresponding portfolio's shares directly. Your value, however, will be reduced by the amount of the fees and charges that we deduct under the contract.


The unit value for each variable investment option depends on the investment performance of that option, minus daily charges for mortality and expense risks and administrative expenses. On any day, your value in any variable investment option equals the number of units credited to that option, adjusted for any units purchased for or deducted from your contract under that option, multiplied by that day's value for one unit. The number of your contract units in any variable investment option does not change unless they are:

(i)      increased to reflect additional contributions;

(ii)     decreased to reflect a withdrawal (plus applicable withdrawal charges);

(iii) increased to reflect a transfer into, or decreased to reflect a transfer out of, a variable investment option; or

(iv) decreased to reflect a transfer of your loan amount to the loan reserve account under a Rollover TSA contract.

In addition, when we deduct the baseBUILDER benefit charge the number of units credited to your contract will be reduced. Your units are also reduced under Flexible Premium IRA and Flexible Premium Roth IRA contracts when we deduct the annual administrative charge. A description of how unit values are calculated is found in the SAI.


YOUR CONTRACT'S VALUE IN THE FIXED MATURITY OPTIONS

Your value in each fixed maturity option at any time before the maturity date is the market adjusted amount in each option. This is equivalent to your fixed maturity amount increased or decreased by the market value adjustment. Your value, therefore, may be higher or lower than your contributions (less withdrawals) accumulated at the rate to maturity. At the maturity date, your value in the fixed maturity option will equal its maturity value. Your value will also include any amounts held in the separate account to provide for payments off maturity dates under the Assured Payment Option and APO Plus.

YOUR CONTRACT'S VALUE IN THE ACCOUNT FOR SPECIAL DOLLAR COST AVERAGING

Your value in the account for special dollar cost averaging at any time will equal your initial contribution allocated to that option, plus interest, less the sum of all amounts that have been transferred to the variable investment options you have selected.

3  Transferring your money among investment options

-------
  39
--------------------------------------------------------------------------------

TRANSFERRING YOUR ACCOUNT VALUE

At any time before the date annuity payments are to begin, you can transfer some or all of your account value among the investment options, subject to the following:

o You may not transfer any amount to the account for special dollar cost averaging.

o You may not transfer to a fixed maturity option that matures in the current calendar year, or that has a rate to maturity of 3%.

o If the annuitant is 76 or older, you must limit your transfers to fixed maturity options to those with maturities of five years or less. Also, the maturity dates may be no later than the February 15th immediately following the date annuity payments are to begin.

o If you make transfers out of a fixed maturity option other than at its maturity date the transfer may cause a market value adjustment.

o A transfer request while the Assured Payment Option or APO Plus is in effect will terminate the option.


You may request a transfer in writing or by telephone using TOPS. (We anticipate that transfers will be available by using EQAccess by the end of 2000.) You must send in all written transfer requests directly to our processing office. Transfer requests should specify:


(1)  the contract number,

(2) the dollar amounts or percentages of your current account value to be transferred, and


(3)  the investment options to and from which you are transferring.


We will confirm all transfers in writing.


MARKET TIMING

You should note that the product is not designed for professional "market timing" organizations, or other organizations or individuals engaging in a market timing strategy, making programmed transfers, frequent transfers or transfers that are large in relation to the total assets of the underlying mutual fund portfolio. Market timing strategies are disruptive to the underlying mutual fund portfolios in which the variable investment options invest. If we determine that your transfer patterns among the variable investment options reflect a market timing strategy, we reserve the right to take action including, but not limited to: restricting the availability of transfers through telephone requests, facsimile transmissions, automated telephone services, Internet services or any electronic transfer services. We may also refuse to act on transfer instructions of an agent acting under a power of attorney who is acting on behalf of more than one owner.



REBALANCING YOUR ACCOUNT VALUE

We currently offer a rebalancing program that you can use to automatically reallocate your account value among the variable investment options. You must tell us:

(a) the percentage you want invested in each variable investment option (whole percentages only), and

(b) how often you want the rebalancing to occur (quarterly, semiannually, or annually on a contract year basis. Rebalancing will occur on the same day of the month as the contract date).

While your rebalancing program is in effect, we will transfer amounts among each variable investment option so that the percentage of your account value that you specify is invested in each option at the end of each rebalancing date. Your entire account value in the variable investment options must be included in the rebalancing program.

--------------------------------------------------------------------------------
 Rebalancing does not assure a profit or protect against loss. You should periodically review your allocation percentages as your needs change. You may want to discuss the rebalancing program with your financial professional before electing the program.
--------------------------------------------------------------------------------

You may elect the rebalancing program at any time. You may also change your allocation instructions or cancel the program at any time. If you request a transfer while the

-------
  40
--------------------------------------------------------------------------------


rebalancing program is in effect, we will process the transfer as requested; the rebalancing program will remain in effect unless you request that it be canceled in writing.

You may not elect the rebalancing program if you are participating in the dollar cost averaging program, special dollar cost averaging program, or if the Assured Payment Option or APO Plus are in effect. Rebalancing is not available for amounts you have allocated in the fixed maturity options.

4  Accessing your money

-------
  41
--------------------------------------------------------------------------------

ASSURED PAYMENT OPTION AND APO PLUS
(Rollover IRA and Flexible Premium IRA contracts only)


We offer two options, the Assured Payment Option and APO Plus, under which you may receive distributions from your Rollover IRA or Flexible Premium IRA contract. If you choose one of these two distribution options you will receive guaranteed payments for a specified period of time we call the "fixed period." When the fixed period ends you will continue to receive payments for as long as you are living.


You can elect the Assured Payment Option or APO Plus in the application or at a later date, provided that your account value is at least $10,000 at the time of election.

Assured Payment Option and APO Plus benefits will differ for contracts issued in Maryland. See Appendix VI at the end of this prospectus for more information.

ASSURED PAYMENT OPTION


HOW WE ALLOCATE YOUR CONTRIBUTIONS. In order to provide for the payments you receive during the fixed period, we allocate a portion of your initial contribution or account value to fixed maturity options that mature in consecutive date order. The remaining portion is allocated to your choice of a single life or joint and survivor life contingent annuity to provide for the payments you will receive after the fixed period. The payments are intended to pay out your entire account value by the end of the fixed period.


--------------------------------------------------------------------------------
 The life contingent annuity provides for the payments after the fixed period ends.
--------------------------------------------------------------------------------

We determine the allocation of your contributions based on a number of factors. They are:

o    the amount of your contribution;


o    annuity purchase factors; and


o    the fixed period.


We then allocate your initial contribution among:

(1)  The separate account containing:

(i)  the fixed maturity options; and

(ii) amounts held to provide payments to you off maturity dates; and

(2)  the life contingent annuity.


We will allocate your additional contributions in the same manner. Additional contributions will increase the level of your future payments. You may not change this allocation.

While the Assured Payment Option is in effect, no amounts may be allocated to the variable investment options and the account for special dollar cost averaging.

If you are using funds from multiple sources to purchase the Rollover IRA or Flexible Premium IRA contract with the Assured Payment Option in effect, we will allocate your contributions to the Alliance Money Market option until we receive all amounts under the contract. Once all amounts are received we will then apply them under the Assured Payment Option.

PAYMENTS. The payments you receive will increase by 10% every three years during the fixed period on each third anniversary of the payment start date. After the end of the fixed period, your first payment under the life contingent annuity will be 10% greater than the final payment made under the fixed period.


Whether you choose monthly, quarterly or annual payments, you will usually begin receiving payments one payment period after the contract date anniversary on which you elected to begin payments under your option, unless you elect otherwise, as described under "Off maturity date payments" earlier in this prospectus. Your payments will always be made on the 15th day of the month. However, if you are age 53 1/2 or older, you must defer the date your payments will start until you are age 59 1/2. If you are at least age 59 1/2 at the time the Assured Payment Option is elected you may choose to defer the date your payments will start. Generally, you may defer payments for a period of up to 72

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  42
--------------------------------------------------------------------------------


months after you make your election. This is called the deferral period. Deferral of the payment start date permits you to lock in rates at a time when you may consider current rates to be high, while permitting you to delay receiving payments if you have no immediate need to receive income under your contract.


--------------------------------------------------------------------------------
 The deferral period together with the fixed period may be referred to as a "liquidity period." You will be able to make withdrawals before the end of the fixed period. You may also choose to surrender your contract for its cash value while keeping the life contingent annuity in effect.
--------------------------------------------------------------------------------

Before you decide to defer payments, you should consider the fact that the amount of income you purchase is based on the rates to maturity in effect on the date we allocate your contribution. Therefore, if rates rise during the deferral period, your payments may be less than they would have been if you had elected the Assured Payment Option at a later date. Deferral of the payment start date is not available if you are older than age 80. If your deferred payment start date is after you reach age 70 1/2, you should consider the effect that deferral may have on your required minimum distributions.

See Appendix V for an example of how payments are made under the Assured Payment Option.

If you are age 70 1/2 or older, your payments during the fixed period are designed to meet required minimum distributions under your contract. We determine the amount of the payments based on the value in each fixed maturity option and the assigned value of the life contingent annuity for tax purposes. If at any time your payment under the Assured Payment Option would be less than the minimum amount required to be distributed under minimum distribution rules, we will notify you of the difference. You may then choose to have an additional amount withdrawn under your contract. We will treat such withdrawal as a lump sum withdrawal. However, no withdrawal charge will apply. We will then adjust your future scheduled payments so that the minimum distribution rules are met. You also have the option to take the amount from other traditional IRA funds you may have.

FIXED PERIOD. The fixed period based on your age at the time the contract is issued (or your age at the time the Assured Payment Option is elected) will be as follows:

------------------------------------------------------
        AGE*                    FIXED PERIOD
------------------------------------------------------
  59 1/2 through 70              15 years
  71 through 75                  12 years
  76 through 80                  9 years
  81 through 83                  6 years
------------------------------------------------------

 If you defer the date payments will start, your fixed period will be as follows:

--------------------------------------------------------
                                  FIXED PERIOD
                            BASED ON DEFERRAL PERIOD
                       ---------------------------------
                            1-36       37-60       61-72
   AGE*                  MONTHS       MONTHS     MONTHS
--------------------------------------------------------
 53 1/2 through 70     12 years     9 years     9 years
 71 through 75         9 years      9 years     N/A
 76 through 80         6 years      6 years     N/A
 81 through 83         N/A          N/A         N/A
--------------------------------------------------------

 * For joint and survivor payments, the fixed period is based on the age of the younger annuitant.

PURCHASE RESTRICTIONS FOR JOINT AND SURVIVOR PAYMENTS. If you elect payments on a joint and survivor basis:

o    the joint annuitant must be your spouse; and

o    neither you nor the joint annuitant can be over age 83.

PAYMENTS AFTER THE FIXED PERIOD. After the end of the fixed period, we will continue your payments under the life contingent annuity if either you or the joint annuitant is living. Payments continue throughout your lifetime (or the lifetime of the joint annuitant, if joint and survivor payments are elected) on the same payment schedule (either monthly, quarterly or annually) as the payments you received during the fixed period.

--------------------------------------------------------------------------------
 The portion of your contribution allocated to the life contingent annuity does not have a cash value or an account value and, therefore, does not provide for withdrawals.
--------------------------------------------------------------------------------

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  43
--------------------------------------------------------------------------------

THERE IS NO DEATH BENEFIT PROVIDED UNDER THE LIFE CONTINGENT ANNUITY AND PAYMENTS ARE MADE TO YOU ONLY IF YOU (OR THE JOINT ANNUITANT) ARE LIVING WHEN THE PAYMENTS ARE SCHEDULED TO BEGIN. THESE PAYMENTS ARE ONLY MADE DURING YOUR LIFETIME AND, IF APPLICABLE, THE LIFETIME OF THE JOINT ANNUITANT. THEREFORE, YOU SHOULD CONSIDER THE POSSIBILITY THAT NO PAYMENTS WILL BE MADE UNDER THE LIFE CONTINGENT ANNUITY IF YOU (OR THE JOINT ANNUITANT) DO NOT SURVIVE TO THE DATE PAYMENTS ARE TO BEGIN.

Under the life contingent annuity you may elect single life or joint and survivor payments. Joint and survivor payments are available on a 100%, one-half or two-thirds to survivor basis. Your first payment under the life contingent annuity will be 10% greater than the final payment under the fixed period. After the fixed period we will increase your payments annually on each anniversary of the payment start date under the life contingent annuity. We will base this increase on the annual increase in the Consumer Price Index, but it will never be greater than 3% per year.


ALLOCATION OF WITHDRAWALS. Only lump sum withdrawals are permitted under the Assured Payment Option. We will subtract your withdrawal from all remaining fixed maturity options to which your account value is allocated as well as from amounts held in the separate account to provide for payments off maturity dates. As a result we will reduce the amount of your payments and the length of your fixed period. We will also begin making payments to you under the life contingent annuity at an earlier date. In order to achieve this result we will withdraw additional amounts over the amount of the withdrawal you requested. These amounts will be taken from the separate account which contains the fixed maturity options and from amounts held to provide for payments off maturity dates. The amounts are then allocated to the life contingent annuity. The exact additional amount we withdraw will depend on how much is necessary to assure that the same pattern of payments will continue in reduced amounts for your life and the life of the joint annuitant. The first increase in your payments will take place no later than the date of the next planned increase.


Withdrawals are subject to a withdrawal charge and will have a 10% free withdrawal amount available. No withdrawal charges will apply to the payments made during the fixed period or a withdrawal made to meet the minimum distribution requirement under the contract.

DEATH BENEFIT. If a death benefit becomes payable during the fixed period we will pay the death benefit amount to the designated beneficiary. The death benefit amount is the greater of:

(1)  your account value; and


(2) the sum of the fixed maturity amounts in each fixed maturity option plus any amounts to provide for payments off maturity dates.


We will not make any payments under the life contingent annuity after your death unless you have elected payments on a joint and survivor basis. If you elect joint and one-half or joint and two-thirds to survivor payments, at your death or the joint annuitant's death, we will reduce the payments by one-half or one-third, whichever applies.

--------------------------------------------------------------------------------
A death benefit is never payable under the life contingent annuity. The death benefit applies only during the fixed period.
--------------------------------------------------------------------------------

TERMINATION. The Assured Payment Option will be terminated if you:

(1) cancel the option at any time by sending a written request satisfactory to us; or

(2) submit an additional contribution and you do not want it allocated under the Assured Payment Option; or

(3)  request a transfer of your account value; or

(4) request a change in the date the payments are to start under the life contingent annuity.

Once the Assured Payment Option has ended, the life contingent annuity will remain in effect and payments will be made if you or the joint annuitant, are living on the date payments are to start. No additional amounts will be allocated under the life contingent annuity. You may elect to
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restart the Assured Payment Option by submitting a written request satisfactory to us, but no sooner than three years after the option was terminated. If you own an Equitable Accumulator Rollover IRA or Flexible Premium IRA contract and you elected the Assured Payment Option at age 70 1/2 or older and subsequently terminate this option, required minimum distributions must continue to be made under your contract. Before terminating the Assured Payment Option, you should consider the implications this may have under the minimum distribution requirements. See "Tax Information."

ANNUITY PAYOUT OPTIONS AND SURRENDERING THE CONTRACT. Once your contract is surrendered or an annuity payout option is chosen, we will return the contract to you with a notation that the life contingent annuity is still in effect. You may not surrender the life contingent annuity.

APO PLUS

APO Plus is a variation of the Assured Payment Option. Except as indicated below, APO Plus operates under the same guidelines as the Assured Payment Option. Under APO Plus you will be able to keep a portion of your value in the Alliance Common Stock option or the Alliance Equity Index option, whichever one you choose. Once you have selected a variable investment option it may not be changed.

You may not elect APO Plus if the Assured Payment Option is already in effect.

APO Plus allows you to remain invested in the variable investment option for longer than would be possible if you had applied your entire account value all at once to the Assured Payment Option or to an annuity payout option.


HOW WE ALLOCATE YOUR CONTRIBUTIONS. We allocate a portion of your initial contribution or account value to the Assured Payment Option. Under the Assured Payment Option amounts are allocated in the same manner as described above. Your remaining account value is allocated to the variable investment option you select. Periodically during the fixed period we transfer a portion of your value in the variable investment option to the fixed maturity options to increase your guaranteed level payments under the Assured Payment Option.


The amount allocated under the Assured Payment Option will provide for level payments. The amount of the level payments are equal to the amount of the initial payment that would have been provided if you had allocated your entire initial contribution or account value under the Assured Payment Option. The difference between the amount required for level payments and the amount required for increasing payments provided under the Assured Payment Option, is allocated to the variable investment option you selected. If you have any value in the fixed maturity options at the time this option is elected, a market value adjustment may apply as a result of such amounts being transferred to activate the Assured Payment Option.

FIXED PERIOD. The fixed period and deferral period schedule shown for the Assured Payment Option will also apply under APO Plus.


On the third February 15th following the date your first payment is made during the fixed period, a portion of your value in the variable investment option may be transferred to the Assured Payment Option in order to increase your level payments. If you elect a deferral period of three years or more, a portion of your value in the variable investment option will be allocated to the Assured Payment Option on the February 15th before the date your first payment is made. If your payments are to be made on February 15th, the date of the first payment will be counted as the first February 15th for the purpose of this transfer to the Assured Payment Option.

The transfer of amounts to the Assured Payment Option is repeated each third year during the fixed period. The first increase in payments will be reflected in the payment made to you after three full years of payments and then every three years after that. Immediately following your last payment during the fixed period, your remaining value in the variable investment option is first allocated to the life contingent annuity to change the level payments previously purchased to increasing payments. These increasing payments will increase each year based on the annual increase in the Consumer Price Index, but never greater than 3%. If you have any value remaining after the increasing payments are

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purchased, this amount is allocated to the life contingent annuity to further increase your lifetime payments. If your value in the variable investment option is insufficient to purchase the increasing payments, then the level payments previously purchased will be increased as much as possible.


While APO Plus provides you with a minimum amount of level guaranteed lifetime payments under the Assured Payment Option, the total amount of income that you will receive over time will depend on the investment performance of the variable investment option which you selected. It will also depend on the current rates to maturity and the cost of the life contingent annuity, which also varies. As a result, the combined amount of guaranteed lifetime income you receive under APO Plus may be more or less than the amount that could have been purchased if your entire initial contribution or account value had been allocated to the Assured Payment Option.

See Appendix V for an example of the payments purchased under APO Plus.

ALLOCATION OF ADDITIONAL CONTRIBUTIONS. Any additional contributions you make may only be allocated to the variable investment option. We do not permit additional contributions after the end of the fixed period.


WITHDRAWALS. If you take a lump sum withdrawal or if a lump sum withdrawal is made to satisfy minimum distribution requirements such withdrawal will be taken from your value in the variable investment option unless you specify otherwise. If there is insufficient value in the variable investment option any additional amount will be taken from the separate account containing the fixed maturity options and from amounts held to provide for payments off maturity dates, in the same manner as described above for the Assured Payment Option.

DEATH BENEFIT. If a death benefit becomes payable during the fixed period we will pay the death benefit amount to the designated beneficiary. The death benefit amount is equal to the greater of your value in the:

(1)  fixed maturity options; and

(2) the separate account containing the fixed maturity amounts and any amounts held to provide for payments off maturity dates.


When the greater of (1) and (2) above is determined, the value in the variable investment option is added. A death benefit is never payable under the life contingent annuity.

TERMINATION OF APO PLUS. You may terminate APO Plus at any time by submitting a written request satisfactory to us. You may choose one of the following two options if you terminate APO Plus:

(1) your contract will operate under the Equitable Accumulator Rollover IRA or Flexible Premium IRA rules; or

(2)  you may elect the Assured Payment Option.

If you elect the Assured Payment Option, your remaining value in the variable investment option will be allocated to the fixed maturity options, the separate account to provide for payments off maturity dates, and the life contingent annuity. A market value adjustment may apply for any amounts allocated from a fixed maturity option. At least 45 days prior to the end of each three-year period, we will send you a quote indicating how much future income could be provided under the Assured Payment Option. The quote would be based on your current account value, current rates to maturity for the fixed maturity options, and current purchase rates under the life contingent annuity as of the date of the quote. The actual amount of future income you would receive depends on the rates in effect on the day you switch to the Assured Payment Option.

WITHDRAWING YOUR ACCOUNT VALUE

You have several ways to withdraw your account value before annuity payments begin. The table below shows the methods available under each type of contract. More information follows the table. For the tax consequences of withdrawals, see "Tax information."

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--------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------
                                          METHOD OF WITHDRAWAL
----------------------------------------------------------------------------------------------
                                                      SUBSTANTIALLY        MINIMUM
 CONTRACT              LUMP SUM      SYSTEMATIC          EQUAL          DISTRIBUTION
----------------------------------------------------------------------------------------------
 NQ                       Yes           Yes             No                  No
 Rollover IRA*            Yes           Yes             Yes                 Yes
----------------------------------------------------------------------------------------------
 Flexible
   Premium IRA*           Yes           Yes             Yes                 Yes
----------------------------------------------------------------------------------------------
 Roth Conversion
   IRA                    Yes           Yes             Yes                 No
----------------------------------------------------------------------------------------------
 Flexible Premium
   Roth IRA               Yes           Yes             Yes                 No
----------------------------------------------------------------------------------------------
 QP                       Yes           No              No                  Yes
----------------------------------------------------------------------------------------------
 Rollover TSA**           Yes           No              No                  Yes
----------------------------------------------------------------------------------------------


 * If Assured Payment Option or APO Plus is elected, only lump sum withdrawals are available.

 ** For some Rollover TSA contracts, your ability to take withdrawals, loans or surrender your contract may be limited. You must provide withdrawal restriction information when you apply for a contract. See "Tax information
     - Tax Sheltered Annuity contracts (TSAs)."

LUMP SUM WITHDRAWALS
(All contracts)


You may take lump sum withdrawals from your account value at any time. (Rollover TSA contracts may have restrictions.) The minimum amount you may withdraw is $300. If you request to withdraw more than 90% of a contract's current cash value we will treat it as a request to surrender the contract for its cash value. See "Surrendering your contract to receive its cash value" below.

Lump sum withdrawals in excess of the 15% (10% under Assured Payment Option or APO Plus) free withdrawal amount (see "15% free withdrawal amount" in "Charges and expenses") may be subject to a withdrawal charge. Under Rollover TSA contracts, if a loan is outstanding, you may only take lump sum withdrawals as long as the cash value remaining after any withdrawal equals at least 10% of the outstanding loan plus accrued interest.


SYSTEMATIC WITHDRAWALS
(NQ and all IRA contracts)

You may take systematic withdrawals of a particular dollar amount or a particular percentage of your account value.

You may take systematic withdrawals on a monthly, quarterly, or annual basis as long as the withdrawals do not exceed the following percentages of your account value: 1.2% monthly, 3.6% quarterly, and 15.0% annually. The minimum amount you may take in each systematic withdrawal is $250. If the amount withdrawn would be less than $250 on the date a withdrawal is to be taken, we will not make a payment and we will terminate your systematic withdrawal election.

We will make the withdrawals on any day of the month that you select as long as it is not later than the 28th day of the month. If you do not select a date, we will make the withdrawals on the same calendar day of the month as the contract date. You must wait at least 28 days after your contract is issued before your systematic withdrawals can begin.


You may elect to take systematic withdrawals at any time. If you own an IRA contract, you may elect this withdrawal method only if you are between ages 59 1/2 and 70 1/2.


You may change the payment frequency, or the amount or percentage of your systematic withdrawals, once each contract year. However, you may not change the amount or percentage in any contract year in which you have already taken a lump sum withdrawal. You can cancel the systematic withdrawal option at any time.

Systematic withdrawals are not subject to a withdrawal charge, except to the extent that, when added to a lump sum withdrawal previously taken in the same contract year, the systematic withdrawal exceeds the 15% free withdrawal amount.

SUBSTANTIALLY EQUAL WITHDRAWALS
(All IRA contracts)


The substantially equal withdrawals option allows you to receive distributions from your account value without triggering the 10% additional federal tax penalty, which normally applies to distributions made before age 59 1/2. See "Tax information." Once you begin to take substantially equal withdrawals, you should not stop them or change the pattern of your withdrawals until after the later of age 59 1/2


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or five full years after the first withdrawal. If you stop or change the withdrawals or take a lump sum withdrawal, you may be liable for the 10% federal tax penalty that would have otherwise been due on prior withdrawals made under this option and for any interest on those withdrawals.

You may elect to take substantially equal withdrawals at any time before age 59 1/2. We will make the withdrawal on any day of the month that you select as long as it is not later than the 28th day of the month. You may not elect to receive the first payment in the same contract year in which you took a lump sum withdrawal. We will calculate the amount of your substantially equal withdrawals. The payments will be made monthly, quarterly, or annually as you select. These payments will continue until we receive written notice from you to cancel this option or you take a lump sum withdrawal. You may elect to start receiving substantially equal withdrawals again, but the payments may not restart in the same contract year in which you took a lump sum withdrawal. We will calculate the new withdrawal amount.

You may not elect substantially equal withdrawals if you have balances in the account for special dollar cost averaging.

Substantially equal withdrawals are not subject to a withdrawal charge.

MINIMUM DISTRIBUTION WITHDRAWALS
(Rollover IRA, Flexible Premium IRA, QP, and Rollover TSA contracts only - See "Tax information")


We offer the minimum distribution withdrawal option to help you meet lifetime required minimum distributions under federal income tax rules. You may elect this option in the year in which you reach age 70 1/2. The minimum amount we will pay out is $250. You may elect the method you want us to use to calculate your minimum distribution withdrawals from the choices we offer. Currently, minimum distribution withdrawal payments will be made annually.


We do not impose a withdrawal charge on minimum distribution withdrawals except if when added to a lump sum withdrawal previously taken in the same contract year, the minimum distribution withdrawal exceeds the 15% free withdrawal amount.

We will calculate your annual payment based on your account value at the end of the prior calendar year based on the method you choose.

Under Rollover TSA contracts, you may not elect minimum distribution withdrawals if a loan is outstanding.


--------------------------------------------------------------------------------
 For Rollover IRA, Flexible Premium IRA, QP, and Rollover TSA contracts, we will send a form outlining the distribution options available in the year you reach age 70 1/2 (if you have not begun your annuity payments before that time).
--------------------------------------------------------------------------------

HOW WITHDRAWALS ARE TAKEN FROM YOUR ACCOUNT VALUE

Unless you specify otherwise, we will subtract your withdrawals on a pro rata basis from your value in the variable investment options. If there is insufficient value or no value in the variable investment options, any additional amount of the withdrawal required or the total amount of the withdrawal will be withdrawn from the fixed maturity options in order of the earliest maturity date(s) first and then from the account for special dollar cost averaging. A market value adjustment may apply to withdrawals from the fixed maturity options.


HOW WITHDRAWALS AFFECT YOUR GUARANTEED MINIMUM INCOME BENEFIT AND GUARANTEED MINIMUM DEATH BENEFIT

Withdrawals will reduce your guaranteed benefits on either a dollar-for-dollar basis or on a pro rata basis as explained below:


INCOME BENEFIT AND DEATH BENEFIT

5% roll up to age 80 or age 70 - If you elect the 5% roll up to age 80 or 5% roll up to age 70 guaranteed minimum death benefit, your benefit base will be reduced on a dollar-for-dollar basis as long as the sum of your

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withdrawals in a contract year is 5% or less of the guaranteed minimum death benefit on the most recent contract date anniversary. Once you take a withdrawal that causes the sum of your withdrawals in a contract year to exceed 5% of the guaranteed minimum death benefit on the most recent contract date anniversary, that withdrawal and any subsequent withdrawals in that same contract year will reduce your benefit base on a pro rata basis.

The timing of your withdrawals and whether they exceed the 5% threshold described above can have a significant impact on your guaranteed minimum income benefit or guaranteed minimum death benefit.

Annual ratchet to age 80 - If you elect the annual ratchet to age 80 guaranteed minimum death benefit, each withdrawal will always reduce your benefit base and current guaranteed minimum death benefit on a pro rata basis.

Annuitant issue ages 80 through 83 - If your contract was issued when the annuitant was between ages 80 and 83, each withdrawal will always reduce your current guaranteed minimum death benefit on a pro rata basis.

                          ----------------------------

Reduction on a dollar-for-dollar basis means that your current benefit will be reduced by the dollar amount of the withdrawal. Reduction on a pro rata basis means that we calculate the percentage of your current account value that is being withdrawn and we reduce your current benefit by that same percentage. For example, if your account value is $30,000 and you withdraw $12,000, you have withdrawn 40% of your account value. If your guaranteed minimum death benefit was $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 x.40) and your new guaranteed minimum death benefit after the withdrawal would be $24,000 ($40,000 - $16,000).


LOANS UNDER ROLLOVER TSA CONTRACTS

You may take loans from a Rollover TSA unless restricted by the employer who provided the Rollover TSA funds. If you cannot take a loan, or cannot take a loan without approval from the employer who provided the funds, we will have this information in our records based on what you and the employer who provided the funds told us when you purchased your contract. The employer must also tell us whether special employer plan rules of the Employee Retirement Income Security Act of 1974 ("ERISA") apply. We will not permit you to take a loan while you are taking minimum distribution withdrawals.

You should read the terms and conditions on our loan request form carefully before taking out a loan. Under Rollover TSA contracts subject to ERISA, you may only take a loan with the written consent of your spouse. Your contract contains further details of the loan provision. Also, see "Tax information" for general rules applicable to loans.

We will permit you to have only one loan outstanding at a time. The minimum loan amount is $1,000. The maximum amount is $50,000 or, if less, 50% of your account value, subject to any limits under the federal income tax rules. The term of a loan is five years. However, if you use the loan to acquire your primary residence, the term is 10 years. The term may not extend beyond the earliest of:

(1)  the date annuity payments begin,

(2)  the date the contract terminates, and

(3) the date a death benefit is paid (the outstanding loan will be deducted from the death benefit amount).

Interest will accrue daily on your outstanding loan at a rate we set. The loan interest rate will be equal to the Moody's Corporate Bond Yield Averages for Baa bonds for the calendar month ending two months before the first day of the calendar quarter in which the rate is determined.

LOAN RESERVE ACCOUNT. On the date your loan is processed, we will transfer the amount of your loan to the loan reserve account. Unless you specify otherwise, we will subtract your loan on a pro rata basis from your value in the variable investment options. If there is insufficient value or no value in the variable investment options, any additional amount of the loan will be subtracted from the fixed maturity options in order of the earliest maturity date(s) first. A market value adjustment may apply.

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We will credit interest to the amount in the loan reserve account at a rate of
2% lower than the loan interest rate that applies for the time your loan is outstanding. On each contract date anniversary after the date the loan is processed, we will transfer the amount of interest earned in the loan reserve account to the variable investment options on a pro rata basis. When you make a loan repayment, unless you specify otherwise, we will transfer the dollar amount of the loan repaid from the loan reserve account to the investment options according to the allocation percentages we have on our records.

SURRENDERING YOUR CONTRACT TO RECEIVE ITS CASH VALUE


You may surrender your contract to receive its cash value at any time while the annuitant is living and before you begin to receive annuity payments. (Rollover TSA contracts may have restrictions.) For a surrender to be effective, we must receive your written request and your contract at our processing office. We will determine your cash value on the date we receive the required information. All benefits under the contract will terminate as of that date.

You may receive your cash value in a single sum payment or apply it to one or more of the annuity payout options. See "Your annuity payout options" below. For the tax consequences of surrenders, see "Tax information."


WHEN TO EXPECT PAYMENTS

Generally, we will fulfill requests for payments out of the variable investment options within seven calendar days after the date of the transaction to which the request relates. These transactions may include applying proceeds to a variable annuity, payment of a death benefit, payment of any amount you withdraw (less any withdrawal charge) and, upon surrender, payment of the cash value. We may postpone such payments or applying proceeds for any period during which:

(1)  the New York Stock Exchange is closed or restricts trading,

(2) sales of securities or determination of the fair value of a variable investment option's assets is not reasonably practicable because of an emergency, or

(3) the SEC, by order, permits us to defer payment to protect people remaining in the variable investment options.


We can defer payment of any portion of your value in the fixed maturity options and the account for special dollar cost averaging (other than for death benefits) for up to six months while you are living. We also may defer payments for a reasonable amount of time (not to exceed 10 days) while we are waiting for a contribution check to clear.


All payments are made by check and are mailed to you (or the payee named in a tax-free exchange) by U.S. mail, unless you request that we use an express delivery service at your expense.


YOUR ANNUITY PAYOUT OPTIONS

Equitable Accumulator offers you several choices of annuity payout options. Some enable you to receive fixed annuity payments, which can be either level or increasing and others enable you to receive variable annuity payments.

You can choose from among the annuity payout options listed below. Restrictions may apply, depending on the type of contract you own or the annuitant's age at contract issue. In addition, if you are exercising your guaranteed minimum income benefit under baseBUILDER, your choice of payout options are those that are available under the baseBUILDER (see "Our baseBUILDER option").


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--------------------------------------------------------------------------------




-----------------------------------------------------------------
 Fixed annuity payout options     Life annuity
                                  Life annuity with period
                                   certain
                                  Life annuity with refund
                                   certain
                                  Period certain annuity
-----------------------------------------------------------------
 Variable Immediate Annuity       Life annuity (not available
   payout options                  in New York)
                                  Life annuity with period
                                   certain
-----------------------------------------------------------------
 Income Manager payout            Life annuity with a period
   options                         certain
                                  Period certain annuity
-----------------------------------------------------------------


o Life annuity: An annuity that guarantees payments for the rest of the annuitant's life. Payments end with the last monthly payment before the annuitant's death. Because there is no continuation of benefits following the annuitant's death with this payout option, it provides the highest monthly payment of any of the life annuity options, so long as the annuitant is living.


o Life annuity with period certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the end of a selected period of time ("period certain"), payments continue to the beneficiary for the balance of the period certain. The period certain cannot extend beyond the annuitants life expectancy. A life annuity with a period certain is the form of annuity under the contracts that you will receive if you do not elect a different payout option. In this case, the period certain will be based on the annuitants age and will not exceed 10 years.

o Life annuity with refund certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the amount applied to purchase the annuity option has been recovered, payments to the beneficiary will continue until that amount has been recovered. This payout option is available only as a fixed annuity.

o Period certain annuity: An annuity that guarantees payments for a specific period of time, usually 5, 10, 15, or 20 years. This guaranteed period may not exceed the annuitant's life expectancy. This option does not guarantee payments for the rest of the annuitant's life. It does not permit any repayment of the unpaid principal, so you cannot elect to receive part of the payments as a single sum payment with the rest paid in monthly annuity payments. This payout option is available only as a fixed annuity.

The life annuity, life annuity with period certain, and life annuity with refund certain payout options are available on a single life or joint and survivor life basis. The joint and survivor life annuity guarantees payments for the rest of the annuitant's life and, after the annuitant's death, payments continue to the survivor. We may offer other payout options not outlined here. Your financial professional can provide details.

FIXED ANNUITY PAYOUT OPTION

With fixed annuities, we guarantee fixed annuity payments will be based either on the tables of guaranteed annuity purchase factors in your contract or on our then current annuity purchase factors, whichever is more favorable for you.

VARIABLE IMMEDIATE ANNUITY PAYOUT OPTIONS

Variable Immediate Annuities are described in a separate prospectus that is available from your financial professional. Before you select a Variable Immediate Annuity payout option, you should read the prospectus which contains important information that you should know.

Variable annuities may be funded through your choice of variable investment options investing in portfolios of EQ Advisors Trust. The contract also offers a fixed annuity option that can be elected in combination with the variable annuity payout options. The amount of each variable annuity payment will fluctuate, depending upon the performance of the variable investment options, and whether the actual rate of investment return is higher or lower than an assumed base rate.


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INCOME MANAGER PAYOUT OPTIONS

The Income Manager payout annuity contracts differ from the other payout annuity contracts. The other payout annuity contracts may provide higher or lower income levels, but do not have all the features of the Income Manager payout annuity contract. You may request an illustration of the Income Manager payout annuity contract from your financial professional. Income Manager payout options are described in a separate prospectus that is available from your financial professional. Before you select an Income Manager payout option, you should read the prospectus which contains important information that you should know.

Both Income Manager payout options provide guaranteed level payments (NQ and IRA contracts). The Income Manager (life annuity with period certain) also provides guaranteed increasing payments (NQ contracts only). You may not elect a period certain Income Manager payout option unless withdrawal charges are no longer in effect under your Equitable Accumulator.

For QP and Rollover TSA contracts, if you want to elect an Income Manager payout option, we will first roll over amounts in such contract to a Rollover IRA contract. You will be the owner of the Rollover IRA contract.

You may choose to apply only part of the account value of your Equitable Accumulator contract to an Income Manager payout annuity. In this case, we will consider any amounts applied as a withdrawal from your Equitable Accumulator and we will deduct any applicable withdrawal charge. For the tax consequences of withdrawals, see "Tax information."

Depending upon your circumstances, the purchase of an Income Manager contract may be done on a tax-free basis. Please consult your tax adviser.

THE AMOUNT APPLIED TO PURCHASE AN ANNUITY PAYOUT OPTION

The amount applied to purchase an annuity payout option varies, depending on the payout option that you choose, and the timing of your purchase as it relates to any withdrawal charges or market value adjustments.

If amounts in a fixed maturity option are used to purchase any annuity payout option, prior to the maturity date, a market value adjustment will apply.

For the fixed annuity payout options and Variable Immediate Annuity payout options, no withdrawal charge is imposed if you select a life annuity, life annuity with period certain or life annuity with refund certain.

For the fixed annuity payout option, the withdrawal charge applicable under your Equitable Accumulator is imposed if you select a period certain. If the period certain is more than 5 years, then the withdrawal charge deducted will not exceed 5% of the account value.

For the Income Manager payout options no withdrawal charge is imposed under the Equitable Accumulator. If the withdrawal charge that otherwise would have been applied to your account value under your Equitable Accumulator is greater than 2% of the contributions that remain in your contract at the time you purchase your payout option, the withdrawal charges under the Income Manager will apply. For this purpose, the year in which your account value is applied to the payout option will be "contract year 1."


SELECTING AN ANNUITY PAYOUT OPTION


When you select a payout option, we will issue you a separate written agreement confirming your right to receive annuity payments. We require you to return your contract before annuity payments begin unless you are applying only some of your account value to an Income Manager Contract. The contract owner and annuitant must meet the issue age and payment requirements.

You can choose the date annuity payments begin but it may not be earlier than thirteen months from the Equitable Accumulator contract date. Except with respect to the Income Manager annuity payout options, where payments are made on the 15th day of each month, you can change the date your annuity payments are to begin anytime before that date as long as you do not choose a date later than the



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28th day of any month. Also, that date may not be later than the contract date anniversary that follows the annuitant's 90th birthday. This may be different in some states.


Before the last day by which your annuity payments must begin, we will notify you by letter. Once you have selected an annuity payout option and payments have begun, no change can be made other than: (i) transfers (if permitted in the future) among the variable investment options if a Variable Immediate Annuity payout option is selected; and (ii) withdrawals or contract surrender (subject to a market value adjustment) if an Income Manager annuity payout option is chosen.

The amount of the annuity payments will depend on the amount applied to purchase the annuity and the applicable annuity purchase factors discussed earlier.

In no event will you ever receive payments under a fixed option or an initial payment under a variable option of less than the minimum amounts guaranteed by the contract.

If, at the time you elect a payout option, the amount to be applied is less than $2,000 or the initial payment under the form elected is less than $20 monthly, we reserve the right to pay the account value in a single sum rather than as payments under the payout option chosen.

5  Charges and expenses

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CHARGES THAT EQUITABLE LIFE DEDUCTS

We deduct the following charges each day from the net assets of each variable investment option. These charges are reflected in the unit values of each variable investment option:

o    A mortality and expense risks charge

o    An administrative charge

We deduct the following charges from your account value. When we deduct these charges from your variable investment options, we reduce the number of units credited to your contract:

o On each contract date anniversary - an annual administrative charge if applicable (Flexible Premium IRA and Flexible Premium Roth IRA contracts only).

o At the time you make certain withdrawals or surrender your contract - a withdrawal charge.

o If you elect the optional benefit - a charge for the optional baseBUILDER benefit.


o At the time annuity payments are to begin - charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. An annuity administrative fee may also apply.


More information about these charges appears below. We will not increase these charges for the life of your contract, except as noted. We may reduce certain charges under group or sponsored arrangements. See "Group or sponsored arrangements" below.

To help with your retirement planning, we may offer other annuities with different charges, benefits, and features. Please contact your financial professional for more information.

MORTALITY AND EXPENSE RISKS CHARGE

We deduct a daily charge from the net assets in each variable investment option to compensate us for mortality and expense risks, including the guaranteed minimum death benefit. The daily charge is equivalent to an annual rate of 1.10% of the net assets in each variable investment option.

The mortality risk we assume is the risk that annuitants as a group will live for a longer time than our actuarial tables predict. If that happens, we would be paying more in annuity income than we planned. We also assume a risk that the mortality assumptions reflected in our guaranteed annuity payment tables, shown in each contract, will differ from actual mortality experience. Lastly, we assume a mortality risk to the extent that at the time of death, the guaranteed minimum death benefit exceeds the cash value of the contract. The expense risk we assume is the risk that it will cost us more to issue and administer the contracts than we expect.

ADMINISTRATIVE CHARGE

We deduct a daily charge from the net assets in each variable investment option. The charge, together with the annual administrative charge described below, is to compensate us for administrative expenses under the contracts. The daily charge is equivalent to an annual rate of 0.25% of the net assets in each variable investment option. We reserve the right under the contracts to increase this charge to an annual rate of 0.35%.

ANNUAL ADMINISTRATIVE CHARGE (FLEXIBLE PREMIUM IRA AND FLEXIBLE PREMIUM ROTH IRA CONTRACTS ONLY)

Under Flexible Premium IRA and Flexible Premium Roth IRA contracts, we deduct an administrative charge from your account value on each contract date anniversary. We deduct the charge if your account value on the last business day of the contract year is less than $25,000. If your account value on such date is $25,000 or more, we do not deduct the charge. During the first two contract years, the charge is equal to $30 or, if less, 2% of your account value. The charge is $30 for contract years three and later.

We will deduct this charge from your value in the variable investment options on a pro rata basis. If there is not enough value in the variable investment options, we will deduct all or a portion of the charge from the fixed maturity options in order of the earliest maturity date(s) first. If you

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surrender your contract during the contract year we will deduct a pro rata portion of the charge.

WITHDRAWAL CHARGE

A withdrawal charge applies in two circumstances:
(1) if you make one or more withdrawals during a contract year that, in total, exceed the 15% free withdrawal amount, described below, or (2) if you surrender your contract to receive its cash value.

The withdrawal charge equals a percentage of the contributions withdrawn. The percentage that applies depends on how long each contribution has been invested in the contract. We determine the withdrawal charge separately for each contribution according to the following table:

---------------------------------------------------------------------------------------
                                    CONTRACT YEAR
---------------------------------------------------------------------------------------
                       1       2        3        4       5       6        7       8+
---------------------------------------------------------------------------------------
 Percentage of
   contribution       7%      6%      5%        4%      3%      2%      1%        0%
---------------------------------------------------------------------------------------

If the Assured Payment Option or APO Plus is in effect, the withdrawal charge is equal to a percentage of the contributions withdrawn minus any amounts allocated to the life contingent annuity.

For purposes of calculating the withdrawal charge, we treat the contract year in which we receive a contribution as "contract year 1." Amounts withdrawn up to the free withdrawal amount are not considered withdrawal of any contribution. We also treat contributions that have been invested the longest as being withdrawn first. We treat contributions as withdrawn before earnings for purposes of calculating the withdrawal charge. However, federal income tax rules treat earnings under your contract as withdrawn first. See "Tax information."


In order to give you the exact dollar amount of the withdrawal you request, we deduct the amount of the withdrawal and the withdrawal charge from your account value. Any amount deducted to pay withdrawal charges is also subject to the same withdrawal charge percentage. We deduct the charge in proportion to the amount of the withdrawal subtracted from each investment option. The withdrawal charge helps cover our sales expenses.


The withdrawal charge does not apply in the circumstances described below.

15% FREE WITHDRAWAL AMOUNT. Each contract year you can withdraw up to 15% of your account value without paying a withdrawal charge. The 15% free withdrawal amount is determined using your account value on the most recent contract date anniversary, minus any other withdrawals made during the contract year. The 15% free withdrawal amount does not apply if you surrender your contract.

The free withdrawal amount is 10% of your account value under the Assured Payment Option and APO Plus.


Note the following special rule for NQ contracts issued to a charitable remainder trust, the free withdrawal amount will equal the greater of: (1) the current account value, less contributions that have not been withdrawn (earnings in the contract), and (2) the 15% free withdrawal amount defined above.


DISABILITY, TERMINAL ILLNESS OR CONFINEMENT TO NURSING HOME. The withdrawal charge also does not apply if:

o The annuitant has qualified to receive Social Security disability benefits as certified by the Social Security Administration; or

o We receive proof satisfactory to us (including certification by a licensed physician) that the annuitant's life expectancy is six months or less; or

o The annuitant has been confined to a nursing home for more than 90 days (or such other period, as required in your state) as verified by a licensed physician. A nursing home for this purpose means one that is (a) approved by Medicare as a provider of skilled nursing care service, or (b) licensed as a skilled nursing home by the state or territory in which it is located (it must be within the United States, Puerto Rico, or U.S. Virgin Islands) and meets all of the following:

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-    its main function is to provide skilled, intermediate, or custodial nursing care;

-    it provides continuous room and board to three or more persons;

-    it is supervised by a registered nurse or licensed practical nurse;

-    it keeps daily medical records of each patient;

-    it controls and records all medications dispensed; and

-    its primary service is other than to provide housing for residents.

We reserve the right to impose a withdrawal charge, in accordance with your contract and applicable state law, if the disability is caused by a preexisting condition or a condition that began within 12 months of the contract date. Some states may not permit us to waive the withdrawal charge in the above circumstances, or may limit the circumstances for which the withdrawal charge may be waived. Your financial professional can provide more information or you may contact our Processing Office.


BASEBUILDER BENEFIT CHARGE

If you elect the baseBUILDER, we deduct a charge annually from your account value on each contract date anniversary until such time as you exercise the guaranteed minimum income benefit, elect another annuity payout option, or the contract date anniversary after which the annuitant reaches age 83, whichever occurs first. The charge is equal to 0.30% (0.15% if the 5% roll up to age 70 baseBUILDER combined benefit is elected) of the benefit base in effect on the contract date anniversary.


We will deduct this charge from your value in the variable investment options on a pro rata basis. If there is not enough value in the variable investment options, we will deduct all or a portion of the charge from the fixed maturity options in order of the earliest maturity date(s) first. A market value adjustment may apply.

CHARGES FOR STATE PREMIUM AND OTHER APPLICABLE TAXES


We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. Generally, we deduct the charge from the amount applied to provide an annuity payout option. The current tax charge that might be imposed varies by state and ranges from 0% to 3.5% (1% in Puerto Rico and 5% in the U.S. Virgin Islands).

VARIABLE IMMEDIATE ANNUITY PAYOUT OPTION ADMINISTRATIVE FEE

We deduct a fee of up to $350 from the amount to be applied to the Variable Immediate Annuity payout option.

CHARGES THAT EQ ADVISORS TRUST DEDUCTS

EQ Advisors Trust deducts charges for the following types of fees and expenses:

o    Management fees ranging from 0.25% to 1.15%.

o    12b-1 fees of 0.25%.

o Operating expenses, such as trustees' fees, independent auditors' fees, legal counsel fees, administrative service fees, custodian fees, and liability insurance.

o    Investment-related expenses, such as brokerage commissions.

These charges are reflected in the daily share price of each portfolio. Since shares of EQ Advisors Trust are purchased at their net asset value, these fees and expenses are, in effect, passed on to the variable investment options and are reflected in their unit values. For more information about these charges, please refer to the prospectus for EQ Advisors Trust following this prospectus.

GROUP OR SPONSORED ARRANGEMENTS

For certain group or sponsored arrangements, we may reduce the withdrawal charge or the mortality and expense risks charge, or change the minimum initial contribution requirements. We also may change the guaranteed minimum
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income benefit and the guaranteed minimum death benefit, or offer variable investment options that invest in shares of EQ Advisors Trust that are not subject to the 12b-1 fee. Group arrangements include those in which a trustee or an employer, for example, purchases contracts covering a group of individuals on a group basis. Group arrangements are not available for IRA contracts. Sponsored arrangements include those in which an employer allows us to sell contracts to its employees or retirees on an individual basis.

Our costs for sales, administration, and mortality generally vary with the size and stability of the group or sponsoring organization, among other factors. We take all these factors into account when reducing charges. To qualify for reduced charges, a group or sponsored arrangement must meet certain requirements, such as requirements for size and number of years in existence. Group or sponsored arrangements that have been set up solely to buy contracts or that have been in existence less than six months will not qualify for reduced charges.

We also may establish different rates to maturity for the fixed maturity options under different classes of contracts for group or sponsored arrangements.

We will make these and any similar reductions according to our rules in effect when we approve a contract for issue. We may change these rules from time to time. Any variation will reflect differences in costs or services and will not be unfairly discriminatory.

Group or sponsored arrangements may be governed by federal income tax rules, ERISA, or both. We make no representations with regard to the impact of these and other applicable laws on such programs. We recommend that employers, trustees, and others purchasing or making contracts available for purchase under such programs seek the advice of their own legal and benefits advisers.

OTHER DISTRIBUTION ARRANGEMENTS

We may reduce or eliminate charges when sales are made in a manner that result in savings of sales and administrative expenses, such as sales through persons who are compensated by clients for recommending investments and who receive no commission or reduced commissions in connection with the sale of the contracts. We will not permit a reduction or elimination of charges where it would be unfairly discriminatory.

6  Payment of death benefit

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YOUR BENEFICIARY AND PAYMENT OF BENEFIT


You designate your beneficiary when you apply for your contract. You may change your beneficiary at any time. The change will be effective on the date the written request for the change is received in our processing office. We are not responsible for any beneficiary change request that we do not receive. We will send you a written confirmation when we receive your request. Under jointly owned contracts, the surviving owner is considered the beneficiary, and will take the place of any other beneficiary. You may be limited as to the beneficiary you can designate in a Rollover TSA contract. In a QP contract, the beneficiary must be the trustee.

The death benefit is equal to your account value, or, if greater, the guaranteed minimum death benefit. The guaranteed minimum death benefit is part of your contract, whether you select the baseBUILDER benefit or not. We determine the amount of the death benefit (other than the guaranteed minimum death benefit) as of the date we receive satisfactory proof of the annuitant's death and any required instructions for the method of payment. We determine the amount of the guaranteed minimum death benefit as of the date of the annuitant's death. Under Rollover TSA contracts we will deduct the amount of any outstanding loan plus accrued interest from the amount of the death benefit.


The death benefit payable under the Assured Payment Option or APO Plus is described earlier in this prospectus. See "Assured Payment Option and APO Plus."

EFFECT OF THE ANNUITANT'S DEATH

If the annuitant dies before the annuity payments begin, we will pay the death benefit to your beneficiary.


Generally, the death of the annuitant terminates the contract. However, a beneficiary spouse of the owner/annuitant can choose to be treated as the successor owner/annuitant and continue the contract. Only a spouse can be a successor owner/annuitant. A successor owner/annuitant can only be named under NQ and IRA contracts.

For IRA contracts, a beneficiary may be able to have limited ownership as discussed under "Beneficiary continuation option" below.


WHEN AN NQ CONTRACT OWNER DIES BEFORE THE ANNUITANT


Under certain conditions the owner changes after the original owner's death. When you are not the annuitant under an NQ contract and you die before annuity payments begin, the beneficiary named to receive the death benefit upon the annuitant's death will automatically become the successor owner. If you do not want this beneficiary to be the successor owner, you should name a specific successor owner you may name a successor owner at any time by sending satisfactory notice to our processing office. If the contract is jointly owned and the first owner to die is not the annuitant, the surviving owner becomes the sole contract owner. This person will be considered the successor owner for purposes of the distribution rules described in this section. The surviving owner automatically takes the place of any other beneficiary designation.

Unless the surviving spouse of the owner who has died (or in the case of a joint ownership situation, the surviving spouse of the first owner to die) is the successor owner for this purpose, the entire interest in the contract must be distributed under the following rules:

o The cash value of the contract must be fully paid to the successor owner (new owner) by December 31st of the fifth calendar year after your death (or in a joint ownership situation, the death of the first owner to die).

o The successor owner may instead elect to receive the cash value as a life annuity (or payments for a period certain of not longer than the new owner's life expectancy). Payments must begin no later than December 31st following the calendar year of the non-annuitant owner's death. Unless this alternative is elected, we will pay any cash value on December 31st of the fifth calendar year following the year of your death (or the death of the first owner to die).


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o    If the surviving spouse is the successor owner or joint owner, the spouse may elect to continue the contract. No distributions are required as long as the surviving spouse and annuitant are living.

HOW DEATH BENEFIT PAYMENT IS MADE


We will pay the death benefit to the beneficiary in the form of the annuity payout option you have chosen. If you have not chosen an annuity payout option as of the time of the annuitant's death, the beneficiary will receive the death benefit in a single sum. However, subject to any exceptions in the contract, our rules and any applicable requirements under federal income tax rules, the beneficiary may elect to apply the death benefit to one or more annuity payout options we offer at the time. See "Your annuity payout options" in "Accessing your money" earlier in this prospectus. Please note that any annuity payout option chosen may not extend beyond the life expectancy of the beneficiary.


SUCCESSOR OWNER AND ANNUITANT

If you are both the contract owner and the annuitant, and your spouse is the sole beneficiary or the joint owner, then your spouse may elect to receive the death benefit or continue the contract as successor owner/annuitant.


If your surviving spouse decides to continue the contract, then on the contract date anniversary following your death, we will increase the account value to equal your current guaranteed minimum death benefit, if it is higher than the account value. The increase in the account value will be allocated to the investment options according to the allocation percentages we have on file for your contract. Thereafter, withdrawal charges will no longer apply to this amount. Withdrawal charges will apply if you make additional contributions. These additional contributions will be withdrawn only after all other amounts have been withdrawn. In determining whether the guaranteed minimum death benefit will continue to grow, we will use your surviving spouse's age (as of the contract date anniversary).

BENEFICIARY CONTINUATION OPTION

Upon your death under an IRA contract, a beneficiary may generally elect to keep the contract in your name and receive distributions under the contract instead of receiving the death benefit in a single sum. In order to elect this option, the beneficiary must be an individual. Certain trusts with only individual beneficiaries will be treated as individuals. This election must be made within 60 days following the date we receive proof of your death. We will increase the account value to equal the death benefit if the death benefit is greater than the account value. Except as noted in the next sentence, the beneficiary continuation option will be available on or after May 1, 2000, depending on when we receive regulatory clearance in your state. For Rollover IRA and Flexible Premium IRA contracts, a similar beneficiary continuation option will be available until the beneficiary continuation option described in this prospectus is available. Please contact our processing office for further information. In addition, the beneficiary continuation option is not available if APO or APO Plus is in effect at your death.

Under the beneficiary continuation option:

o    The contract continues in your name for the benefit of your beneficiary.

o The beneficiary may make transfers among the investment options, but no additional contributions will be permitted.

o The guaranteed minimum income benefit and the death benefit (including the guaranteed minimum death benefit) provisions will no longer be in effect.

o The beneficiary may choose at any time to withdraw all or a portion of the account value and no withdrawal charges will apply. Any partial withdrawal must be at least $300.

o Upon the death of the beneficiary, any remaining death benefit will be paid in a lump sum to the person the beneficiary chooses.

For Traditional IRA contracts only, if you die AFTER the "Required Beginning Date" for required minimum distributions (see "Tax information"), the contract will continue if:


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(a)  You were receiving minimum distribution withdrawals from this contract; and

(b) The pattern of minimum distribution withdrawals you chose was based in part on the life of the designated beneficiary.

The withdrawals will then continue to be paid to the beneficiary on the same basis as you chose before your death. We will be able to tell your beneficiary whether this option is available. You should contact our processing office for further information.

For all of the above contracts, If you die BEFORE the Required Beginning Date (and, for a traditional IRA, therefore you were not taking minimum distribution withdrawals under the contract) the beneficiary may choose one of the following two beneficiary continuation options:

1. Payments over life expectancy period. The beneficiary can receive annual minimum distributions based on the beneficiary's life expectancy. If there is more than one beneficiary, the shortest life expectancy is used. These minimum distributions must begin by December 31st of the calendar year following the year of your death. In some situations, a spouse beneficiary who elects to continue the contract in your name under the beneficiary continuation option instead of electing successor owner/annuitant status may also choose to delay beginning these minimum distributions until the December 31st of the calendar year in which you would have turned age 70 1/2.

2. Five Year Rule. The beneficiary can take withdrawals as desired. If the beneficiary does not withdraw the entire account value by the December 31st of the fifth calendar year following your death, we will pay any amounts remaining under the contract to the beneficiary by that date. If you have more than one beneficiary, and one of them elects this option, then all of your beneficiaries will receive this option.


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7  Tax information

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OVERVIEW

In this part of the prospectus, we discuss the current federal income tax rules that generally apply to Equitable Accumulator contracts owned by United States taxpayers. The tax rules can differ, depending on the type of contract, whether NQ, Rollover IRA, Flexible Premium IRA, Roth Conversion IRA, Flexible Premium Roth IRA, QP, or Rollover TSA. Therefore, we discuss the tax aspects of each type of contract separately.

Federal income tax rules include the United States laws in the Internal Revenue Code, and Treasury Department Regulations and Internal Revenue Service ("IRS") interpretations of the Internal Revenue Code. These tax rules may change. We cannot predict whether, when, or how these rules could change. Any change could affect contracts purchased before the change.

We cannot provide detailed information on all tax aspects of the contracts. Moreover, the tax aspects that apply to a particular person's contract may vary depending on the facts applicable to that person. We do not discuss state income and other state taxes, federal income tax, and withholding rules for non-U.S. taxpayers, or federal gift and estate taxes. Transfers of the contract, rights under the contract, or payments under the contract may be subject to gift or estate taxes. You should not rely only on this document, but should consult your tax adviser before your purchase.

If you are buying a contract to fund a retirement plan that already provides tax deferral under sections of the Internal Revenue Code (IRA, QP, and Rollover
TSA), you should do so for the contract's features and benefits other than tax deferral. In such situations, the tax deferral of the contract does not provide additional benefits.

TRANSFERS AMONG INVESTMENT OPTIONS

You can make transfers among investment options inside the contract without triggering taxable income.

TAXATION OF NONQUALIFIED ANNUITIES

CONTRIBUTIONS

You may not deduct the amount of your contributions to a nonqualified annuity contract.

CONTRACT EARNINGS

Generally, you are not taxed on contract earnings until you receive a distribution from your contract, whether as a withdrawal or as an annuity payment. However, earnings are taxable, even without a distribution:

o if a contract fails investment diversification requirements as specified in federal income tax rules (these rules are based on or are similar to those specified for mutual funds under the securities laws);

o if you transfer a contract, for example, as a gift to someone other than your spouse (or former spouse);

o if you use a contract as security for a loan (in this case, the amount pledged will be treated as a distribution); and

o if the owner is other than an individual (such as a corporation, partnership, trust, or other non-natural person).

All nonqualified deferred annuity contracts that Equitable Life and its affiliates issue to you during the same calendar year are linked together and treated as one contract for calculating the taxable amount of any distribution from any of those contracts.

ANNUITY PAYMENTS

Once annuity payments begin, a portion of each payment is taxable as ordinary income. You get back the remaining portion without paying taxes on it. This is your "investment in the contract." Generally, your investment in the contract equals the contributions you made, less any amounts you previously withdrew that were not taxable.

For fixed annuity payments, the tax-free portion of each payment is determined by (1) dividing your investment in the contract by the total amount you are expected to receive out of the contract, and (2) multiplying the result by the amount

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of the payment. For variable annuity payments, your tax-free portion of each payment is your investment in the contract divided by the number of expected payments.


Once you have received the amount of your investment in the contract, all payments after that are fully taxable. If payments under a life annuity stop because the annuitant dies, there is an income tax deduction for any unrecovered investment in the contract.

PAYMENTS MADE BEFORE ANNUITY PAYMENTS BEGIN

If you make withdrawals before annuity payments begin under your contract, they are taxable to you as ordinary income if there are earnings in the contract. Generally, earnings are your account value less your investment in the contract. If you withdraw an amount which is more than the earnings in the contract as of the date of the withdrawal, the balance of the distribution is treated as a return of your investment in the contract and is not taxable.

CONTRACTS PURCHASED THROUGH EXCHANGES

You may purchase your NQ contract through an exchange of another contract. Normally, exchanges of contracts are taxable events. The exchange will not be taxable under Section 1035 of the Internal Revenue Code if:

o the contract that is the source of the funds you are using to purchase the NQ contract is another nonqualified deferred annuity contract or life insurance or endowment contract.

o the owner and the annuitant are the same under the source contract and the Equitable Accumulator NQ contract. If you are using a life insurance or endowment contract the owner and the insured must be the same on both sides of the exchange transaction.

The tax basis of the source contract carries over to the Equitable Accumulator NQ contract.


A recent case permitted an owner to direct the proceeds of a partial withdrawal from one nonqualified deferred annuity contract to a different insurer to purchase a new nonqualified deferred annuity contract on a tax-deferred basis. Special forms, agreement between the carriers, and provision of cost basis information may be required to process this type of an exchange.


SURRENDERS

If you surrender or cancel the contract, the distribution is taxable as ordinary income (not capital gain) to the extent it exceeds your investment in the contract.

DEATH BENEFIT PAYMENTS MADE TO A BENEFICIARY AFTER YOUR DEATH

For the rules applicable to death benefits, see "Payment of death benefit" earlier in this prospectus. The tax treatment of a death benefit taken as a single sum is generally the same as the tax treatment of a withdrawal from or surrender of your contract. The tax treatment of a death benefit taken as annuity payments is generally the same as the tax treatment of annuity payments under your contract.

EARLY DISTRIBUTION PENALTY TAX

If you take distributions before you are age 59 1/2 a penalty tax of 10% of the taxable portion of your distribution applies in addition to the income tax. The extra penalty tax does not apply to pre-age 59 1/2 distributions made:

o    on or after your death; or

o    because you are disabled (special federal income tax definition); or

o in the form of substantially equal periodic annuity payments for your life (or life expectancy) or the joint lives (or joint life expectancy) of you and a beneficiary.


OTHER INFORMATION

The Treasury Department has the authority to issue guidelines prescribing the circumstances in which your ability to direct your investment to particular portfolios within a separate account may cause you, rather than the insurance company, to be treated as the owner of the portfolio shares attributable to your nonqualified annuity contract. In that case, income and gains attributable to such portfolio shares would be included in your gross income for federal income tax purposes. Under current rules, however, we believe that


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Equitable Life, and not the owner of a nonqualified annuity contract, would be considered the owner of the portfolio shares.


SPECIAL RULES FOR NQ CONTRACTS ISSUED IN PUERTO RICO

Under current law we treat income from NQ contracts as U.S. source. A Puerto Rico resident is subject to U.S. taxation on such U.S. source income. Only Puerto Rico source income of Puerto Rico residents is excludable from U.S. taxation. Income from NQ contracts is also subject to Puerto Rico tax. The calculation of the taxable portion of amounts distributed from a contract may differ in the two jurisdictions. Therefore, you might have to file both U.S. and Puerto Rico tax returns, showing different amounts of income from the contract for each tax return. Puerto Rico generally provides a credit against Puerto Rico tax for U.S. tax paid. Depending on your personal situation and the timing of the different tax liabilities, you may not be able to take full advantage of this credit.

INDIVIDUAL RETIREMENT ARRANGEMENTS (IRAS)

GENERAL

"IRA" stands for individual retirement arrangement. There are two basic types of such arrangements, individual retirement accounts and individual retirement annuities. In an individual retirement account, a trustee or custodian holds the assets for the benefit of the IRA owner. The assets can include mutual funds and certificates of deposit. In an individual retirement annuity, an insurance company issues an annuity contract that serves as the IRA.

There are two basic types of IRAs, as follows:

o Traditional IRAs, typically funded on a pre-tax basis including SEP-IRAs and SIMPLE-IRAs, issued and funded in connection with employer-sponsored retirement plans; and

o    Roth IRAs, first available in 1998, funded on an after-tax basis.

Regardless of the type of IRA, your ownership interest in the IRA cannot be forfeited. You or your beneficiaries who survive you are the only ones who can receive the IRA's benefits or payments.


You can hold your IRA assets in as many different accounts and annuities as you would like, as long as you meet the rules for setting up and making contributions to IRAs. However, if you own multiple IRAs, you may be required to combine IRA values or contributions for tax purposes. For further information about individual retirement arrangements, you can read Internal Revenue Service Publication 590 ("Individual Retirement Arrangements (IRAs)"). This publication is usually updated annually, and can be obtained from any IRS district office or the IRS website (http://www.irs.gov).


Equitable Life designs its traditional IRA contracts to qualify as "individual retirement annuities" under Section 408(b) of the Internal Revenue Code. You may purchase the contract as a traditional IRA or Roth IRA. The traditional IRAs we offer are the Rollover IRA and Flexible Premium IRA. The versions of the Roth IRA available are the Roth Conversion IRA and Flexible Premium Roth IRA. This prospectus contains the information that the IRS requires you to have before you purchase an IRA. This section of the prospectus covers some of the special tax rules that apply to IRAs. The next section covers Roth IRAs. Education IRAs are not discussed in this prospectus because they are not available in individual retirement annuity form.


The Equitable Accumulator IRA contract has been approved by the IRS as to form for use as a traditional IRA. This IRS approval is a determination only as to the form of the annuity. It does not represent a determination of the merits of the annuity as an investment. The IRS approval does not address every feature possibly available under the Equitable Accumulator IRA contract. Although we do not have IRS approval as to form, we believe that the version of the Roth IRA currently offered complies with the requirements of the Internal Revenue Code.


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CANCELLATION


You can cancel an Equitable Accumulator IRA contract by following the directions under "Your right to cancel within a certain number of days" in "Contract features and benefits" earlier in the prospectus. You can cancel an Equitable Accumulator Roth Conversion IRA contract issued as a result of a full conversion of an Equitable Accumulator Rollover IRA or Flexible Premium IRA contract by following the instructions in the request for full conversion form. The form is available from our processing office or your financial professional. If you cancel an IRA contract, we may have to withhold tax, and we must report the transaction to the IRS. A contract cancellation could have an unfavorable tax impact.


TRADITIONAL INDIVIDUAL RETIREMENT ANNUITIES (TRADITIONAL IRAS)

CONTRIBUTIONS TO TRADITIONAL IRAS. Individuals may make three different types of contributions to a traditional IRA:

o    regular contributions out of earned income or compensation; or

o    tax-free "rollover" contributions; or


o direct custodian-to-custodian transfers from other traditional IRAs ("direct transfers").


REGULAR CONTRIBUTIONS TO TRADITIONAL IRAS

LIMITS ON CONTRIBUTIONS. Generally, $2,000 is the maximum amount that you may contribute to all IRAs (including Roth IRAs) in any taxable year. When your earnings are below $2,000, your earned income or compensation for the year is the most you can contribute. This $2,000 limit does not apply to rollover contributions or direct custodian-to-custodian transfers into a traditional IRA. You cannot make regular traditional IRA contributions for the tax year in which you reach age 70 1/2 or any tax year after that.

SPECIAL RULES FOR SPOUSES. If you are married and file a joint income tax return, you and your spouse may combine your compensation to determine the amount of regular contributions you are permitted to make to traditional IRAs (and Roth IRAs discussed below). Even if one spouse has no compensation or compensation under $2,000, married individuals filing jointly can contribute up to $4,000 for any taxable year to any combination of traditional IRAs and Roth IRAs. (Any contributions to Roth IRAs reduce the ability to contribute to traditional IRAs and vice versa.) The maximum amount may be less if earned income is less and the other spouse has made IRA contributions. No more than a combined total of $2,000 can be contributed annually to either spouse's traditional and Roth IRAs. Each spouse owns his or her traditional IRAs and Roth IRAs even if the other spouse funded the contributions. A working spouse age
70 1/2 or over can contribute up to the lesser of $2,000 or 100% of "earned income" to a traditional IRA for a nonworking spouse until the year in which the nonworking spouse reaches age 70 1/2.

DEDUCTIBILITY OF CONTRIBUTIONS. The amount of traditional IRA contributions that you can deduct for a tax year depends on whether you are covered by an employer-sponsored tax-favored retirement plan, as defined under special federal income tax rules. Your Form W-2 will indicate whether or not you are covered by such a retirement plan.

IF YOU ARE NOT COVERED BY A RETIREMENT PLAN DURING ANY PART OF THE YEAR, you can make fully deductible contributions to your traditional IRAs for each tax year up to $2,000 or, if less, your earned income.

IF YOU ARE COVERED BY A RETIREMENT PLAN DURING ANY PART OF THE YEAR, and your adjusted gross income (AGI) is BELOW THE LOWER DOLLAR FIGURE IN A PHASE-OUT RANGE, you can make fully deductible contributions to your traditional IRAs. For each tax year, your fully deductible contribution can be up to $2,000 or, if less, your earned income.

IF YOU ARE COVERED BY A RETIREMENT PLAN DURING ANY PART OF THE YEAR, and your AGI falls within a PHASE-OUT range, you can make PARTIALLY DEDUCTIBLE CONTRIBUTIONS to your traditional IRAs.

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IF YOU ARE COVERED BY A RETIREMENT PLAN DURING ANY PART OF THE YEAR, and your
AGI falls ABOVE THE HIGHER FIGURE IN THE PHASE-OUT RANGE, you may not deduct any of your regular contributions to your traditional IRAs.


If you are single and covered by a retirement plan during any part of the taxable year, the deduction for traditional IRA contributions phases out with AGI between $31,000 and $42,000 in 2000. This range will increase every year until 2005 when the range is $50,000-$60,000.


If you are married and file a joint return, and you are covered by a retirement plan during any part of the taxable year, the deduction for traditional IRA contributions phases out with AGI between $51,000 and $61,000 in 1999. This range will increase every year until 2007 when the range is $80,000-$100,000.

Married individuals filing separately and living apart at all times are not considered married for purposes of this deductible contribution calculation. Generally, the active participation in an employer-sponsored retirement plan of an individual is determined independently for each spouse. Where spouses have "married filing jointly" status, however, the maximum deductible traditional IRA contribution for an individual who is not an active participant (but whose spouse is an active participant) is phased out for taxpayers with AGI of between $150,000 and $160,000.


To determine the deductible amount of the contribution in 2000, you determine AGI and subtract $32,000 if you are single, or $52,000 if you are married and file a joint return with your spouse. The resulting amount is your excess AGI. You then determine the limit on the deduction for traditional IRA contributions using the following formula:




($10,000-excess AGI)
------------------------------  times     $2,000 (or earned     Equals     the adjusted
 divided by $10,000               x        income, if less)        =       deductible
                                                                           contribution
                                                                           limit

NONDEDUCTIBLE REGULAR CONTRIBUTIONS. If you are not eligible to deduct part or all of the traditional IRA contribution, you may still make nondeductible contributions on which earnings will accumulate on a tax-deferred basis. The combined deductible and nondeductible contributions to your traditional IRA (or the nonworking spouse's traditional IRA) may not, however, exceed the maximum $2,000 per person limit. See "Excess contributions" below. You must keep your own records of deductible and nondeductible contributions in order to prevent double taxation on the distribution of previously taxed amounts. See "Withdrawals, payments and transfers of funds out of traditional IRAs" below.

If you are making nondeductible contributions in any taxable year, or you have made nondeductible contributions to a traditional IRA in prior years and are receiving distributions from any traditional IRA, you must file the required information with the IRS. Moreover, if you are making nondeductible traditional IRA contributions, you must retain all income tax returns and records pertaining to such contributions until interests in all traditional IRAs are fully distributed.


WHEN YOU CAN MAKE REGULAR CONTRIBUTIONS. If you file your tax returns on a calendar year basis like most taxpayers, you have until the April 15 return filing deadline (without extensions) of the following calendar year to make your regular traditional IRA contributions for a tax year.


ROLLOVERS AND TRANSFERS

Rollover contributions may be made to a traditional IRA from these sources:

o    qualified plans;

o TSAs (including Internal Revenue Code Section 403(b)(7) custodial accounts); and

o    other traditional IRAs.


Any amount contributed to a traditional IRA after you reach age 70 1/2 must be net of your required minimum distribution for the year in which the rollover or direct transfer contribution is made.


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ROLLOVERS FROM QUALIFIED PLANS OR TSAS

There are two ways to do rollovers:

o    Do it yourself
     You actually receive a distribution that can be rolled over and you roll it over to a traditional IRA within 60 days after the date you receive the funds. The distribution from your qualified plan or TSA will be net of 20% mandatory federal income tax withholding. If you want, you can replace the withheld funds yourself and roll over the full amount.

o    Direct rollover
     You tell your qualified plan trustee or TSA issuer/custodian/fiduciary to send the distribution directly to your traditional IRA issuer. Direct rollovers are not subject to mandatory federal income tax withholding.

 All distributions from a TSA or qualified plan are eligible rollover distributions, unless the distribution is:

o    only after-tax contributions you made to the plan; or

o "required minimum distributions" after age 70 1/2 or separation from service; or

o substantially equal periodic payments made at least annually for your life (or life expectancy) or the joint lives (or joint life expectancies) of you and your designated beneficiary; or

o    a hardship withdrawal; or

o substantially equal periodic payments made for a specified period of 10 years or more; or

o    corrective distributions that fit specified technical tax rules; or

o    loans that are treated as distributions; or

o    a death benefit payment to a beneficiary who is not your surviving spouse;
     or

o a qualified domestic relations order distribution to a beneficiary who is not your current spouse or former spouse.

ROLLOVERS FROM TRADITIONAL IRAS TO TRADITIONAL IRAS

You may roll over amounts from one traditional IRA to one or more of your other traditional IRAs if you complete the transaction within 60 days after you receive the funds. You may make such a rollover only once in every 12-month period for the same funds. Trustee-to-trustee or custodian-to-custodian direct transfers are not rollover transactions. You can make these more frequently than once in every 12-month period.

The surviving spouse beneficiary of a deceased individual can roll over or directly transfer an inherited traditional IRA to one or more other traditional IRAs. Also, in some cases, traditional IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court- ordered divorce or separation decree.


EXCESS CONTRIBUTIONS

Excess contributions to IRAs are subject to a 6% excise tax for the year in which made and for each year after until withdrawn. The following are excess contributions to IRAs:

o    regular contributions of more than $2,000; or

o regular contributions of more than earned income for the year, if that amount is under $2,000; or

o    regular contributions to a traditional IRA made after you reach age 70 1/2;
     or

o rollover contributions of amounts which are not eligible to be rolled over. For example, after-tax contributions to a qualified plan or minimum distributions required to be made after age 70 1/2.

You can avoid the excise tax by withdrawing an excess contribution (rollover or regular) before the due date (including extensions) for filing your federal income tax return for the year. If it is an excess regular traditional IRA contribution, you cannot take a tax deduction for the amount withdrawn. You do not have to include the excess contribution withdrawn as part of your income. It is also not subject to the 10% additional penalty tax on early distributions, discussed below under "Early distribution

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penalty tax." You do have to withdraw any earnings that are attributed to the excess contribution. The withdrawn earnings would be included in your gross income and could be subject to the 10% penalty tax.

Even after the due date for filing your return, you may withdraw an excess rollover contribution, without income inclusion or 10% penalty, if:

(1)  the rollover was from a qualified retirement plan to a traditional IRA;

(2) the excess contribution was due to incorrect information that the plan provided; and

(3)  you took no tax deduction for the excess contribution.

RECHARACTERIZATIONS

Amounts that have been contributed as traditional IRA funds may subsequently be treated as Roth IRA funds. Special federal income tax rules allow you to change your mind again and have amounts that are subsequently treated as Roth IRA funds, once again treated as traditional IRA funds. You do this by using the forms we prescribe. This is referred to as having "recharacterized" your contribution.


WITHDRAWALS, PAYMENTS AND TRANSFERS OF FUNDS OUT OF TRADITIONAL IRAS.

NO FEDERAL INCOME TAX LAW RESTRICTIONS ON WITHDRAWALS. You can withdraw any or all of your funds from a traditional IRA at any time. You do not need to wait for a special event like retirement.

TAXATION OF PAYMENTS. Earnings in traditional IRAs are not subject to federal income tax until you or your beneficiary receive them. Taxable payments or distributions include withdrawals from your contract, surrender of your contract, and annuity payments from your contract. Death benefits are also taxable. Except as discussed below, the total amount of any distribution from a traditional IRA must be included in your gross income as ordinary income.

If you have ever made nondeductible IRA contributions to any traditional IRA (it does not have to be to this particular traditional IRA contract), those contributions are recovered tax free when you get distributions from any traditional IRA. You must keep permanent tax records of all of your nondeductible contributions to traditional IRAs. At the end of any year in which you have received a distribution from any traditional IRA, you calculate the ratio of your total nondeductible traditional IRA contributions (less any amounts previously withdrawn tax free) to the total account balances of all traditional IRAs you own at the end of the year plus all traditional IRA distributions made during the year. Multiply this by all distributions from the traditional IRA during the year to determine the nontaxable portion of each distribution.

In addition, a distribution is not taxable if:

o the amount received is a withdrawal of excess contributions, as described under "Excess contributions" above; or

o the entire amount received is rolled over to another traditional IRA (see "Rollovers and transfers" above); or

o in certain limited circumstances, where the traditional IRA acts as a "conduit," you roll over the entire amount into a qualified plan or TSA that accepts rollover contributions. To get this conduit traditional IRA treatment:

     o the source of funds you used to establish the traditional IRA must have been a rollover contribution from a qualified plan; and

     o the entire amount received from the traditional IRA (including any earnings on the rollover contribution) must be rolled over into another qualified plan within 60 days of the date received.

Similar rules apply in the case of a TSA.

However, you may lose conduit treatment if you make an eligible rollover distribution contribution to a traditional IRA and you commingle this contribution with other contributions. In that case, you may not be able to roll over these eligible rollover distribution contributions and earnings to another qualified plan or TSA at a future date. The Rollover IRA contract can be used as a conduit IRA if amounts are not commingled.

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Distributions from a traditional IRA are not eligible for favorable ten-year averaging and long-term capital gain treatment available to certain distributions from qualified plans.


REQUIRED MINIMUM DISTRIBUTIONS

LIFETIME REQUIRED MINIMUM DISTRIBUTIONS. You must start taking annual distributions from your traditional IRAs beginning at age 70 1/2.

WHEN YOU HAVE TO TAKE THE FIRST REQUIRED MINIMUM DISTRIBUTION. The first required minimum distribution is for the calendar year in which you turn age
70 1/2. You have the choice to take this first required minimum distribution during the calendar year you actually reach age 70 1/2, or to delay taking it until the first three-month period in the next calendar year (January 1 - April
1). Distributions must start no later than your Required Beginning Date, which is April 1st of the calendar year after the calendar year in which you turn age 70 1/2. If you choose to delay taking the first annual minimum distribution, then you will have to take two minimum distributions in that year - the delayed one for the first year and the one actually for that year. Once minimum distributions begin, they must be made at some time each year.

HOW YOU CAN CALCULATE REQUIRED MINIMUM DISTRIBUTIONS. There are two approaches to taking required minimum distributions - "account-based" or "annuity-based."

Account-based method. If you choose an account-based method, you divide the value of your traditional IRA as of December 31st of the past calendar year by a life expectancy factor from IRS tables. This gives you the required minimum distribution amount for that particular IRA for that year. The required minimum distribution amount will vary each year as the account value and your life expectancy factors change.

You have a choice of life expectancy factors, depending on whether you choose a method based only on your life expectancy, or the joint life expectancies of you and another individual. You can decide to "recalculate" your life expectancy every year by using your current life expectancy factor. You can decide instead to use the "term certain" method, where you reduce your life expectancy by one every year after the initial year. If your spouse is your designated beneficiary for the purpose of calculating annual account-based required minimum distributions, you can also annually recalculate your spouse's life expectancy if you want. If you choose someone who is not your spouse as your designated beneficiary for the purpose of calculating annual account-based required minimum distributions, you have to use the term certain method of calculating that person's life expectancy. If you pick a nonspouse designated beneficiary, you may also have to do another special calculation.

You can later apply your traditional IRA funds to a life annuity-based payout. You can only do this if you already chose to recalculate your life expectancy annually (and your spouse's life expectancy if you select a spousal joint annuity). For example, if you anticipate exercising your guaranteed minimum income benefit or selecting any other form of life annuity payout after you are age 70 1/2, you must have elected to recalculate life expectancies.

Annuity-based method. If you choose an annuity-based method, you do not have to do annual calculations. You apply the account value to an annuity payout for your life or the joint lives of you and a designated beneficiary, or for a period certain not extending beyond applicable life expectancies.

DO YOU HAVE TO PICK THE SAME METHOD TO CALCULATE YOUR REQUIRED MINIMUM DISTRIBUTIONS FOR ALL OF YOUR TRADITIONAL IRAS AND OTHER RETIREMENT PLANS? No. If you want, you can choose a different method and a different beneficiary for each of your traditional IRAs and other retirement plans. For example, you can choose an annuity payout from one IRA, a different annuity payout from a qualified plan, and an account-based annual withdrawal from another IRA.

WILL WE PAY YOU THE ANNUAL AMOUNT EVERY YEAR FROM YOUR TRADITIONAL IRA BASED ON THE METHOD YOU CHOOSE? No, unless you affirmatively select an annuity payout option or an account-based withdrawal option such as our minimum distribution withdrawal option. Because the

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options we offer do not cover every option permitted under federal income tax rules, you may prefer to do your own required minimum distribution calculations for one or more of your traditional IRAs.

WHAT IF YOU TAKE MORE THAN YOU NEED TO FOR ANY YEAR? The required minimum distribution amount for your traditional IRAs is calculated on a year-by-year basis. There are no carry-back or carry-forward provisions. Also, you cannot apply required minimum distribution amounts you take from your qualified plans to the amounts you have to take from your traditional IRAs and vice versa. However, the IRS will let you calculate the required minimum distribution for each traditional IRA that you maintain, using the method that you picked for that particular IRA. You can add these required minimum distribution amount calculations together. As long as the total amount you take out every year satisfies your overall traditional IRA required minimum distribution amount, you may choose to take your annual required minimum distribution from any one or more traditional IRAs that you own.

WHAT IF YOU TAKE LESS THAN YOU NEED TO FOR ANY YEAR? Your IRA could be disqualified, and you could have to pay tax on the entire value. Even if your IRA is not disqualified, you could have to pay a 50% penalty tax on the shortfall (required amount for traditional IRAs less amount actually taken). It is your responsibility to meet the required minimum distribution rules. We will remind you when our records show that your age 70 1/2 is approaching. If you do not select a method with us, we will assume you are taking your required minimum distribution from another traditional IRA that you own.

WHAT ARE THE REQUIRED MINIMUM DISTRIBUTION PAYMENTS AFTER YOU DIE? If you die after either (a) the start of annuity payments, or (b) your Required Beginning Date, your beneficiary must receive payment of the remaining values in the contract at least as rapidly as under the distribution method before your death. In some circumstances, your surviving spouse may elect to become the owner of the traditional IRA and halt distributions until he or she reaches age 70 1/2.

If you die before your Required Beginning Date and before annuity payments begin, federal income tax rules require complete distribution of your entire value in the contract within five years after your death. Payments to a designated beneficiary over the beneficiary's life or over a period certain that does not extend beyond the beneficiary's life expectancy are also permitted, if these payments start within one year of your death. A surviving spouse beneficiary can also (a) delay starting any payments until you would have reached age 70 1/2 or (b) roll over your traditional IRA into his or her own traditional IRA.

SUCCESSOR ANNUITANT AND OWNER

If your spouse is the sole primary beneficiary and elects to become the successor annuitant and owner, no death benefit is payable until your surviving spouse's death.

PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH

IRA death benefits are taxed the same as IRA distributions.

REQUIRED MINIMUM DISTRIBUTIONS UNDER THE ASSURED PAYMENT OPTION AND APO PLUS

Although the life contingent annuity portion of the Assured Payment Option and APO Plus does not have a cash value, it will be assigned a value for tax purposes. This value will generally be changed each year. When you determine the amount of account-based required minimum distributions from your traditional IRA this value must be included. This must be done even though the life contingent annuity may not be providing a source of funds to satisfy the required minimum distribution.

You will generally be required to determine your required minimum distribution by annually recalculating your life expectancy. The Assured Payment Option and APO Plus will not be available if you have previously made a different election. Recalculation is no longer required once the only payments you or your spouse receive are under the life contingent annuity.

If you surrender your contract, or withdraw any remaining account value before your payments under the life contingent annuity begin, it may be necessary for you to

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satisfy your required minimum distribution by moving forward the start date of payments under your life contingent annuity. Or to the extent available, you have to take distributions from other traditional IRA funds you may have. Or, you may convert your traditional IRA life contingent annuity under the contract to a nonqualified life contingent annuity. This would be viewed as a distribution of the value of the life contingent annuity from your traditional IRA, and therefore, would be a taxable event. However, since the life contingent annuity would no longer be part of the traditional IRA, you would not have to include its value when determining future required minimum distributions.

If you have elected a joint and survivor form of the life contingent annuity, the joint annuitant must be your spouse. You must determine your required minimum distribution by annually recalculating both your life expectancy and your spouse's life expectancy. The Assured Payment Option and APO Plus will not be available if you have previously made a different election. Once the only payments you or your spouse are receiving are under the life contingent annuity recalculation is no longer required. In the event of your death or the death of your spouse the value of such annuity will change. For this reason, it is important that someone tell us if you or your spouse dies before the life contingent annuity has started payments so that a lower valuation can be made. Otherwise, a higher tax value may result in an overstatement of the amount that would be necessary to satisfy your required minimum distribution amount.

Allocation of funds to the life contingent annuity may prevent the contract from later receiving conduit IRA treatment.

BORROWING AND LOANS ARE PROHIBITED TRANSACTIONS

You cannot get loans from a traditional IRA. You cannot use a traditional IRA as collateral for a loan or other obligation. If you borrow against your IRA or use it as collateral, its tax-favored status will be lost as of the first day of the tax year in which this prohibited event occurs. If this happens, you must include the value of the traditional IRA in your federal gross income. Also, the early distribution penalty tax of 10% will apply if you have not reached age
59 1/2 before the first day of that tax year.

EARLY DISTRIBUTION PENALTY TAX

A penalty tax of 10% of the taxable portion of a distribution applies to distributions from a traditional IRA made before you reach age 59 1/2. The extra penalty tax does not apply to pre-age 59 1/2 distributions made:

o    on or after your death; or

o    because you are disabled (special federal income tax definition); or

o used to pay certain extraordinary medical expenses (special federal income tax definition); or

o used to pay medical insurance premiums for unemployed individuals (special federal income tax definition); or

o used to pay certain first-time home buyer expenses (special federal income tax definition; $10,000 lifetime total limit for these distributions from all your traditional and Roth IRAs); or

o used to pay certain higher education expenses (special federal income tax definition); or

o in the form of substantially equal periodic payments made at least annually over your life (or your life expectancy), or over the joint lives of you and your beneficiary (or your joint life expectancy) using an IRS-approved distribution method.

To meet this last exception, you could elect to apply your contract value to an Income Manager (life annuity with a period certain) payout annuity contract (level payments version). You could also elect the substantially equal withdrawals option. We will calculate the substantially equal annual payments under a method we select based on guidelines issued by the IRS (currently contained in IRS Notice 89-25, Question and Answer 12). Although substantially equal withdrawals and Income Manager payments are not subject to the 10% penalty tax, they are taxable as discussed in "Withdrawals, payments and


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transfers of funds out of traditional IRAs" above. Once substantially equal withdrawals or Income Manager annuity payments begin, the distributions should not be stopped or changed until after the later of your reaching age 59 1/2 or five years after the date of the first distribution, or the penalty tax, including an interest charge for the prior penalty avoidance, may apply to all prior distributions under either option. Also, it is possible that the IRS could view any additional withdrawal or payment you take from your contract as changing your pattern of substantially equal withdrawals or Income Manager payments for purposes of determining whether the penalty applies.


ROTH INDIVIDUAL RETIREMENT ANNUITIES (ROTH IRAS)

This section of the prospectus covers some of the special tax rules that apply to Roth IRAs. If the rules are the same as those that apply to the traditional IRA, we will refer you to the same topic under "traditional IRAs."

The Equitable Accumulator Roth IRA contract is designed to qualify as a Roth individual retirement annuity under Sections 408A and 408(b) of the Internal Revenue Code.

CONTRIBUTIONS TO ROTH IRAS

Individuals may make four different types of contributions to a Roth IRA:

o    regular after-tax contributions out of earnings; or

o taxable rollover contributions from traditional IRAs ("conversion" contributions); or

o    tax-free rollover contributions from other Roth IRAs; or

o tax-free direct custodian-to-custodian transfers from other Roth IRAs ("direct transfers").

Regular after-tax, direct transfer, and rollover contributions may be made to a Flexible Premium Roth IRA contract. We only permit direct transfer and rollover contributions under the Roth Conversion IRA contract. See "Rollovers and direct transfers" below. If you use the forms we require, we will also accept traditional IRA funds which are subsequently recharacterized as Roth IRA funds following special federal income tax rules.

REGULAR CONTRIBUTIONS TO ROTH IRAS

LIMITS ON REGULAR CONTRIBUTIONS. Generally, $2,000 is the maximum amount that you may contribute to all IRAs (including Roth IRAs) in any taxable year. This $2,000 limit does not apply to rollover contributions or direct custodian-to-custodian transfers into a Roth IRA. Any contributions to Roth IRAs reduce your ability to contribute to traditional IRAs and vice versa. When your earnings are below $2,000, your earned income or compensation for the year is the most you can contribute. If you are married and file a joint income tax return, you and your spouse may combine your compensation to determine the amount of regular contributions you are permitted to make to Roth IRAs and traditional IRAs. See the discussion above under traditional IRAs.

With a Roth IRA, you can make regular contributions when you reach 70 1/2, as long as you have sufficient earnings. But, you cannot make contributions for any year that:

o your federal income tax filing status is "married filing jointly" and your adjusted gross income is over $160,000; or

o your federal income tax filing status is "single" and your adjusted gross income is over $110,000.

However, you can make regular Roth IRA contributions in reduced amounts when:

o your federal income tax filing status is "married filing jointly" and your adjusted gross income is between $150,000 and $160,000; or

o your federal income tax filing status is "single" and your adjusted gross income is between $95,000 and $110,000.


If you are married and filing separately and your adjusted gross income is between $0 and $10,000 the amount of regular contributions you are permitted to make is phased out. If your adjusted gross income is more than $10,000 you cannot make regular Roth IRA contributions.


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WHEN YOU CAN MAKE CONTRIBUTIONS. Same as traditional IRAs.

DEDUCTIBILITY OF CONTRIBUTIONS. Roth IRA contributions are not tax deductible.

ROLLOVERS AND DIRECT TRANSFERS

WHAT IS THE DIFFERENCE BETWEEN ROLLOVER AND DIRECT TRANSFER TRANSACTIONS? You may make rollover contributions to a Roth IRA from only two sources:

o    another Roth IRA ("tax-free rollover contribution"); or

o another traditional IRA, including a SEP-IRA or SIMPLE-IRA, in a taxable conversion rollover ("conversion contribution").

You may not make contributions to a Roth IRA from a qualified plan under Section 401(a) of the Internal Revenue Code, or a TSA under Section 403(b) of the Internal Revenue Code. You may make direct transfer contributions to a Roth IRA only from another Roth IRA.

The difference between a rollover transaction and a direct transfer transaction is the following: in a rollover transaction you actually take possession of the funds rolled over, or are considered to have received them under tax law in the case of a change from one type of plan to another. In a direct transfer transaction, you never take possession of the funds, but direct the first Roth IRA custodian, trustee, or issuer to transfer the first Roth IRA funds directly to Equitable Life, as the Roth IRA issuer. You can make direct transfer transactions only between identical plan types (for example, Roth IRA to Roth
IRA). You can also make rollover transactions between identical plan types. However, you can only use rollover transactions between different plan types (for example, traditional IRA to Roth IRA).

You may make both Roth IRA to Roth IRA rollover transactions and Roth IRA to Roth IRA direct transfer transactions. This can be accomplished on a completely tax-free basis. However, you may make Roth IRA to Roth IRA rollover transactions only once in any 12-month period for the same funds. Trustee-to-trustee or custodian-to-custodian direct transfers can be made more frequently than once a year. Also, if you send us the rollover contribution to apply it to a Roth IRA, you must do so within 60 days after you receive the proceeds from the original IRA to get rollover treatment.

The surviving spouse beneficiary of a deceased individual can roll over or directly transfer an inherited Roth IRA to one or more other Roth IRAs. In some cases, Roth IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court-ordered divorce or separation decree.

CONVERSION CONTRIBUTIONS TO ROTH IRAS.

In a conversion rollover transaction, you withdraw (or are considered to have withdrawn) all or a portion of funds from a traditional IRA you maintain and convert it to a Roth IRA within 60 days after you receive (or are considered to have received) the traditional IRA proceeds. Unlike a rollover from a traditional IRA to another traditional IRA, the conversion rollover transaction is not tax-free. Instead, the distribution from the traditional IRA is generally fully taxable. For this reason, we are required to withhold 10% federal income tax from the amount converted unless you elect out of such withholding. (If you have ever made nondeductible regular contributions to any traditional IRA - whether or not it is the traditional IRA you are converting - a pro rata portion of the distribution is tax exempt.)

There is, however, no early distribution penalty tax on the traditional IRA withdrawal that you are converting to a Roth IRA, even if you are under age 59 1/2.

You cannot make conversion contributions to a Roth IRA for any taxable year in which your adjusted gross income exceeds $100,000. For this purpose, your adjusted gross income is computed without the gross income stemming from the traditional IRA conversion. You also cannot make conversion contributions to a Roth IRA for any taxable year in which your federal income tax filing status is "married filing separately."

Finally, you cannot make conversion contributions to a Roth IRA to the extent that the funds in your traditional IRA are

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subject to the annual required minimum distribution rule applicable to traditional IRAs beginning at age 70 1/2.

WITHDRAWALS, PAYMENTS AND TRANSFERS OF FUNDS OUT OF ROTH IRAS

NO FEDERAL INCOME TAX LAW RESTRICTIONS ON WITHDRAWALS. You can withdraw any or all of your funds from a Roth IRA at any time; you do not need to wait for a special event like retirement.

DISTRIBUTIONS FROM ROTH IRAS

Distributions include withdrawals from your contract, surrender of your contract, and annuity payments from your contract. Death benefits are also distributions.

The following distributions from Roth IRAs are free of income tax:

o    Rollover from a Roth IRA to another Roth IRA;

o    Direct transfers from a Roth IRA to another Roth IRA;

o    Qualified distributions from a Roth IRA; and

o    Return of excess contributions or amounts recharacterized to a traditional
     IRA.

QUALIFIED DISTRIBUTIONS FROM ROTH IRAS. Qualified distributions from Roth IRAs made because of one of the following four qualifying events or reasons are not includable in income:

o    you reach age 59 1/2; or

o    you die; or

o    you become disabled (special federal income tax definition); or

o your distribution is a "qualified first-time homebuyer distribution" (special federal income tax definition; $10,000 lifetime total limit for these distributions from all of your traditional and Roth IRAs).

You also have to meet a five-year aging period. A qualified distribution is any distribution made after the five-taxable-year period beginning with the first taxable year for which you made any contribution to any Roth IRA (whether or not the one from which the distribution is being made). It is not possible to have a tax-free qualified distribution before the year 2003 because of the five-year aging requirement.

NONQUALIFIED DISTRIBUTIONS FROM ROTH IRAS.

Nonqualified distributions from Roth IRAs are distributions that do not meet the qualifying event and five-year aging period tests described above. Such distributions are potentially taxable as ordinary income. Nonqualified distributions receive return-of-investment-first treatment. Only the difference between the amount of the distribution and the amount of contributions to all of your Roth IRAs is taxable. You have to reduce the amount of contributions to all of your Roth IRAs to reflect any previous tax-free recoveries.

You must keep your own records of regular and conversion contributions to all Roth IRAs to assure appropriate taxation. You may have to file information on your contributions to and distributions from any Roth IRA on your tax return. You may have to retain all income tax returns and records pertaining to such contributions and distributions until your interests in all Roth IRAs are distributed.

Like traditional IRAs, taxable distributions from a Roth IRA are not entitled to the special favorable five-year averaging method (or, in certain cases, favorable ten-year averaging and long-term capital gain treatment) available in certain cases to distributions from qualified plans.

REQUIRED MINIMUM DISTRIBUTIONS AT DEATH

Same as traditional IRA under "What are the required minimum distribution payments after you die?" Lifetime required minimum distributions do not apply.

PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH

Distributions to a beneficiary generally receive the same tax treatment as if the distribution had been made to you.

BORROWING AND LOANS ARE PROHIBITED TRANSACTIONS

Same as traditional IRA.

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EXCESS CONTRIBUTIONS


Generally the same as traditional IRA.


Excess rollover contributions to Roth IRAs are contributions not eligible to be rolled over (for example, conversion contributions from a traditional IRA if your adjusted gross income is in excess of $100,000 in the conversion year).

You can withdraw or recharacterize any contribution to a Roth IRA before the due date (including extensions) for filing your federal income tax return for the tax year. If you do this, you must also withdraw or recharacterize any earnings attributable to the contribution.

EARLY DISTRIBUTION PENALTY TAX

Same as traditional IRA.

For Roth IRAs, special penalty rules may apply to amounts withdrawn attributable to 1998 conversion rollovers.

SPECIAL RULES FOR NONQUALIFIED CONTRACTS IN QUALIFIED PLANS

Under QP contracts your plan administrator or trustee notifies you as to tax consequences. See Appendix II.

TAX-SHELTERED ANNUITY CONTRACTS (TSAS)

GENERAL

This section of the prospectus covers some of the special tax rules that apply to TSA contracts under Section 403(b) of the Internal Revenue Code (TSAs). If the rules are the same as those that apply to another kind of contract, for example, traditional IRAs, we will refer you to the same topic under "traditional IRAs."

CONTRIBUTIONS TO TSAS

There are two ways you can make contributions to this Equitable Accumulator Rollover TSA contract:

o a rollover from another TSA contract or arrangement that meets the requirements of Section 403(b) of the Internal Revenue Code, or

o a full or partial direct transfer of assets ("direct transfer") from another contract or arrangement that meets the requirements of Section 403(b) of the Internal Revenue Code by means of IRS Revenue Ruling 90-24.

With appropriate written documentation satisfactory to us, we will accept rollover contributions from "conduit IRAs" for TSA funds.

If you make a direct transfer, you must fill out our transfer form.

EMPLOYER-REMITTED CONTRIBUTIONS. The Equitable Accumulator Rollover TSA contract does not accept employer-remitted contributions. However, we provide the following discussion as part of our description of restrictions on the distribution of funds directly transferred, which include employer-remitted contributions to other TSAs.

Employer-remitted contributions to TSAs made through the employer's payroll are subject to annual limits. (Tax-free transfer or tax-deferred rollover contributions from another 403(b) arrangement are not subject to these annual contribution limits.) Commonly, some or all of the contributions made to a TSA are made under a salary reduction agreement between the employee and the employer. These contributions are called "salary reduction" or "elective deferral" contributions. However, a TSA can also be wholly or partially funded through nonelective employer contributions or after-tax employee contributions. Amounts attributable to salary reduction contributions to TSAs are generally subject to withdrawal restrictions. Also, all amounts attributable to investments in a 403(b)(7) custodial account are subject to withdrawal restrictions discussed below.

ROLLOVER OR DIRECT TRANSFER CONTRIBUTIONS. You may make rollover contributions to your Equitable Accumulator Rollover TSA contract from TSAs under Section 403(b) of the Internal Revenue Code. Generally, you may make a rollover contribution to a TSA when you have a distributable event from an existing TSA as a result of your:

o    termination of employment with the employer who provided the TSA funds; or

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o    reaching age 59 1/2 even if you are still employed; or

o    disability (special federal income tax definition).

A transfer occurs when changing the funding vehicle, even if there is no distributable event. Under a direct transfer, you do not receive a distribution. We accept direct transfers of TSA funds under Revenue Ruling 90-24 only if:

o you give us acceptable written documentation as to the source of the funds, and

o the Equitable Accumulator contract receiving the funds has provisions at least as restrictive as the source contract.

Before you transfer funds to an Equitable Accumulator Rollover TSA contract, you may have to obtain your employer's authorization or demonstrate that you do not need employer authorization. For example, the transferring TSA may be subject to Title I of ERISA, if the employer makes matching contributions to salary reduction contributions made by employees. In that case, the employer must continue to approve distributions from the plan or contract.

Your contribution to the Equitable Accumulator Rollover TSA must be net of the required minimum distribution for the tax year in which we issue the contract if:

o    you are or will be at least age 70 1/2 in the current calendar year, and

o you have separated from service with the employer who provided the funds to purchase the TSA you are transferring or rolling over to the Equitable Accumulator Rollover TSA.

This rule applies regardless of whether the source of funds is a:

o    rollover by check of the proceeds from another TSA; or

o    direct rollover from another TSA; or

o    direct transfer under Revenue Ruling 90-24 from another TSA.

Further, you must use the same elections regarding recalculation of your life expectancy (and if applicable, your spouse's life expectancy) if you have already begun to receive required minimum distributions from or with respect to the TSA from which you are making your contribution to the Equitable Accumulator Rollover TSA. You must also elect or have elected a minimum distribution calculation method requiring recalculation of your life expectancy (and if applicable, your spouse's life expectancy) if you elect an annuity payout for the funds in this contract subsequent to this year.

DISTRIBUTIONS FROM TSAS

GENERAL. Depending on the terms of the employer plan and your employment status, you may have to get your employer's consent to take a loan or withdrawal. Your employer will tell us this when you establish the TSA through a direct transfer.

WITHDRAWAL RESTRICTIONS. If this is a Revenue Ruling 90-24 direct transfer, we will treat all amounts transferred to this contract and any future earnings on the amount transferred as not eligible for withdrawal until one of the following events happens:


o you are separated from service with the employer who provided the funds to purchase the TSA you are transferring to the Equitable Accumulator Rollover TSA; or


o    you reach age 59 1/2; or

o    you die; or

o    you become disabled (special federal income tax definition); or

o    you take a hardship withdrawal (special federal income tax definition).

If any portion of the funds directly transferred to your TSA contract is attributable to amounts that you invested in a 403(b)(7) custodial account, such amounts, including earnings, are subject to withdrawal restrictions. With respect to the portion of the funds that were never invested in a 403(b)(7) custodial account, these restrictions apply to the salary reduction (elective deferral) contributions to a TSA annuity contract you made and any earnings on them. These restrictions do not apply to the amount directly transferred to

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your TSA contract that represents your December 31, 1988 account balance attributable to salary reduction contributions to a TSA annuity contract and earnings. To take advantage of this grandfathering you must properly notify us in writing at our Processing Office of your December 31, 1988 account balance if you have qualifying amounts transferred to your TSA contract.

THIS PARAGRAPH APPLIES ONLY TO PARTICIPANTS IN A TEXAS OPTIONAL RETIREMENT PROGRAM. Texas Law permits withdrawals only after one of the following distributable events occur:

(1) the requirements for minimum distribution (discussed under "Required minimum distributions" below) are met; or

(2)  death; or

(3)  retirement; or

(4) termination of employment in all Texas public institutions of higher education.

For you to make a withdrawal, we must receive a properly completed written acknowledgement from the employer. If a distributable event occurs before you are vested, we will refund to the employer any amounts provided by an employer's first-year matching contribution. We reserve the right to change these provisions without your consent, but only to the extent necessary to maintain compliance with applicable law. Loans are not permitted under Texas Optional Retirement Programs.

TAX TREATMENT OF DISTRIBUTIONS. Amounts held under TSAs are generally not subject to federal income tax until benefits are distributed. Distributions include withdrawals from your TSA contract and annuity payments from your TSA contract. Death benefits paid to a beneficiary are also taxable distributions. Unless an exception applies, amounts distributed from TSAs are includable in gross income as ordinary income. Distributions from TSAs may be subject to 20% federal income tax withholding. See "Federal and state income tax withholding and information reporting" below. In addition, TSA distributions may be subject to additional tax penalties.

If you have made after-tax contributions, you will have a tax basis in your TSA contract, which will be recovered tax-free. Since we do not track your investment in the contract, if any, it is your responsibility to determine how much of the distribution is taxable.

DISTRIBUTIONS BEFORE ANNUITY PAYMENTS BEGIN. On a total surrender, the amount received in excess of the investment in the contract is taxable. We will report the total amount of the distribution. The amount of any partial distribution from a TSA prior to the annuity starting date is generally taxable, except to the extent that the distribution is treated as a withdrawal of after-tax contributions. Distributions are normally treated as pro rata withdrawals of after-tax contributions and earnings on those contributions.

ANNUITY PAYMENTS. If you elect an annuity payout option, you will recover any investment in the contract as each payment is received by dividing the investment in the contract by an expected return determined under an IRS table prescribed for qualified annuities. The amount of each payment not excluded from income under this exclusion ratio is fully taxable. The full amount of the payments received after your investment in the contract is recovered is fully taxable. If you (and your beneficiary under a joint and survivor annuity) die before recovering the full investment in the contract, a deduction is allowed on your (or your beneficiary's) final tax return.

PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH

Death benefit distributions from a TSA generally receive the same tax treatment as distributions during your lifetime. In some instances, distributions from a TSA made to your surviving spouse may be rolled over to a traditional IRA.

LOANS FROM TSAS

You may take loans from a TSA unless restricted by the employer (for example, under an employer plan subject to ERISA). If you cannot take a loan, or cannot take a loan

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without approval from the employer who provided the funds, we will have this information in our records based on what you and the employer who provided the TSA funds told us when you purchased your contract.

Loans are generally not treated as a taxable distribution. If the amount of the loan exceeds permissible limits under federal income tax rules when made, the amount of the excess is treated (solely for tax purposes) as a taxable distribution. Additionally, if the loan is not repaid at least quarterly, amortizing (paying down) interest and principal, the amount not repaid when due will be treated as a taxable distribution. Under Proposed Treasury Regulations the entire unpaid balance of the loan is includable in income in the year of the default.

TSA loans are subject to federal income tax limits and may also be subject to the limits of the plan from which the funds came. Federal income tax rule requirements apply even if the plan is not subject to ERISA. For example, loans offered by TSAs are subject to the following conditions:


o The amount of a loan to a participant, when combined with all other loans to the participant from all qualified plans of the employer, cannot exceed the lesser of:

     (1) the greater of $10,000 or 50% of the participant's nonforfeitable accrued benefits; and

     (2) $50,000 reduced by the excess (if any) of the highest outstanding loan balance over the previous twelve months over the outstanding loan balance of plan loans on the date the loan was made.


o In general, the term of the loan cannot exceed five years unless the loan is used to acquire the participant's primary residence. Equitable Accumulator Rollover TSA contracts have a term limit of 10 years for loans used to acquire the participant's primary residence.

o All principal and interest must be amortized in substantially level payments over the term of the loan, with payments being made at least quarterly.

The amount borrowed and not repaid may be treated as a distribution if:

o    the loan does not qualify under the conditions above;

o    the participant fails to repay the interest or principal when due; or

o in some instances, the participant separates from service with the employer who provided the funds or the plan is terminated.

In this case, the participant may have to include the unpaid amount due as ordinary income. In addition, the 10% early distribution penalty tax may apply. The amount of the unpaid loan balance is reported to the IRS on Form 1099-R as a distribution.

TAX-DEFERRED ROLLOVERS AND DIRECT TRANSFERS

You may roll over any "eligible rollover distribution" from a TSA into another eligible retirement plan, either directly or within 60 days of your receiving the distribution. To the extent rolled over, a distribution remains tax-deferred.

You may roll over a distribution from a TSA to another TSA or to a traditional IRA. A spousal beneficiary may roll over death benefits only to a traditional IRA.

The taxable portion of most distributions will be eligible for rollover, except as specifically excluded under federal income tax rules. Distributions that you cannot roll over generally include periodic payments for life or for a period of 10 years or more, hardship withdrawals, and required minimum distributions under federal income tax rules.

Direct transfers of TSA funds from one TSA to another under Revenue Ruling 90-24 are not distributions.

REQUIRED MINIMUM DISTRIBUTIONS


Generally the same as traditional IRA with these differences:


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WHEN YOU HAVE TO TAKE THE FIRST REQUIRED MINIMUM DISTRIBUTION. The minimum distribution rules force TSA participants to start calculating and taking annual distributions from their TSAs by a required date. Generally, you must take the first required minimum distribution for the calendar year in which you turn age 70 1/2. You may be able to delay the start of required minimum distributions for all or part of your account balance until after age 70 1/2, as follows:

o For TSA participants who have not retired from service with the employer who provided the funds for the TSA by the calendar year the participant turns age 70 1/2, the required beginning date for minimum distributions is extended to April 1 following the calendar year of retirement.

o TSA plan participants may also delay the start of required minimum distributions to age 75 of the portion of their account value attributable to their December 31, 1986 TSA account balance, even if retired at age
     70 1/2. We will know whether or not you qualify for this exception because it will only apply to people who establish their Equitable Accumulator Rollover TSA by direct Revenue Ruling 90-24 transfers. If you do not give us the amount of your December 31, 1986 account balance that is being transferred to the Equitable Accumulator Rollover TSA on the form used to establish the TSA, you do not qualify.

SPOUSAL CONSENT RULES

This will only apply to you if you establish your Equitable Accumulator Rollover TSA by direct Revenue Ruling 90-24 transfer. Your employer will tell us on the form used to establish the TSA whether or not you need to get spousal consent for loans, withdrawals, or other distributions. If you do, you will need such consent if you are married when you request a withdrawal under the TSA contract. In addition, unless you elect otherwise with the written consent of your spouse, the retirement benefits payable under the plan must be paid in the form of a qualified joint and survivor annuity. A qualified joint and survivor annuity is payable for the life of the annuitant with a survivor annuity for the life of the spouse in an amount not less than one-half of the amount payable to the annuitant during his or her lifetime. In addition, if you are married, the beneficiary must be your spouse, unless your spouse consents in writing to the designation of another beneficiary.

If you are married and you die before annuity payments have begun, payments will be made to your surviving spouse in the form of a life annuity unless at the time of your death a contrary election was in effect. However, your surviving spouse may elect, before payments begin, to receive payments in any form permitted under the terms of the TSA contract and the plan of the employer who provided the funds for the TSA.

EARLY DISTRIBUTION PENALTY TAX

A penalty tax of 10% of the taxable portion of a distribution applies to distributions from a TSA before you reach age 59 1/2. This is in addition to any income tax. There are exceptions to the extra penalty tax. No penalty tax applies to pre-age 59 1/2 distributions made:

o    on or after your death; or

o    because you are disabled (special federal income tax definition); or

o to pay for certain extraordinary medical expenses (special federal income tax definition); or

o    if you are separated from service, any form of payout after you are age 55;
     or

o only if you are separated from service, a payout in the form of substantially equal periodic payments made at least annually over your life (or your life expectancy), or over the joint lives of you and your beneficiary (or your joint life expectancy) using an IRS-approved distribution method.

FEDERAL AND STATE INCOME TAX WITHHOLDING AND INFORMATION REPORTING

We must withhold federal income tax from distributions from annuity contracts. You may be able to elect out of this income tax withholding in some cases. Generally, we do not have to withhold if your distributions are not taxable. The rate of withholding will depend on the type of distribution and, in certain cases, the amount of your distribution. Any


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income tax withheld is a credit against your income tax liability. If you do not have sufficient income tax withheld or do not make sufficient estimated income tax payments, you may incur penalties under the estimated income tax rules.

You must file your request not to withhold in writing before the payment or distribution is made. Our Processing Office will provide forms for this purpose. You cannot elect out of withholding unless you provide us with your correct Taxpayer Identification Number and a United States residence address. You cannot elect out of withholding if we are sending the payment out of the United States.

You should note the following special situations:


o We might have to withhold and/or report on amounts we pay under a free look or cancellation.


o We are generally required to withhold on conversion rollovers of traditional IRAs to Roth IRAs, as it is considered a withdrawal from the traditional IRA and is taxable.

o We are required to withhold on the gross amount of a distribution from a Roth IRA unless you elect out of withholding. This may result in tax being withheld even though the Roth IRA distribution is not taxable in whole or in part.

Special withholding rules apply to foreign recipients and United States citizens residing outside the United States. We do not discuss these rules here. Certain states have indicated that state income tax withholding will also apply to payments from the contracts made to residents. In some states, you may elect out of state withholding, even if federal withholding applies. Generally, an election out of federal withholding will also be considered an election out of state withholding. If you need more information concerning a particular state or any required forms, call our Processing Office at the toll-free number.

FEDERAL INCOME TAX WITHHOLDING ON PERIODIC ANNUITY PAYMENTS

We withhold differently on "periodic" and "non-periodic" payments. For a periodic annuity payment, for example, unless you specify a different number of withholding exemptions, we withhold assuming that you are married and claiming three withholding exemptions. If you do not give us your correct Taxpayer Identification Number, we withhold as if you are single with no exemptions.


Based on the assumption that you are married and claiming three withholding exemptions, if you receive less than $14,880 in periodic annuity payments in 2000, your payments will generally be exempt from federal income tax withholding. You could specify a different choice of withholding exemption or request that tax be withheld. Your withholding election remains effective unless and until you revoke it. You may revoke or change your withholding election at any time.


FEDERAL INCOME TAX WITHHOLDING ON NON-PERIODIC ANNUITY PAYMENTS (WITHDRAWALS)

For a non-periodic distribution (total surrender or partial withdrawal), we generally withhold at a flat 10% rate. We apply that rate to the taxable amount in the case of nonqualified contracts, and to the payment amount in the case of IRAs and Roth IRAs.

You cannot elect out of withholding if the payment is an eligible rollover distribution from a qualified plan or TSA. If a non-periodic distribution from a qualified plan or TSA is not an eligible rollover distribution then the 10% withholding rate applies.

MANDATORY WITHHOLDING FROM TSA AND QUALIFIED PLAN DISTRIBUTIONS

Unless you have the distribution go directly to the new plan, eligible rollover distributions from qualified plans and TSAs are subject to mandatory 20% withholding. An eligible rollover distribution from a TSA can be rolled over to another TSA or a traditional IRA. An eligible rollover distribution from a qualified plan can be rolled over to another qualified plan or traditional IRA. All distributions from a TSA or qualified plan are eligible rollover distributions unless they are on the following list of exceptions:

o    any after-tax contributions you made to the plan; or

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o    any distributions which are required minimum distributions after age 70 1/2 or separation from service; or

o    hardship withdrawals; or

o substantially equal periodic payments made at least annually for your life (or life expectancy) or the joint lives (or joint life expectancy) of you and your designated beneficiary; or

o substantially equal periodic payments made for a specified period of 10 years or more; or

o    corrective distributions that fit specified technical tax rules; or

o    loans that are treated as distributions; or

o    a death benefit payment to a beneficiary who is not your surviving spouse;
     or

o a qualified domestic relations order distribution to a beneficiary who is not your current spouse or former spouse.

A death benefit payment to your surviving spouse, or a qualified domestic relations order distribution to your current or former spouse, may be a distribution subject to mandatory 20% withholding.

IMPACT OF TAXES TO EQUITABLE LIFE

The contracts provide that we may charge Separate Account No. 45 for taxes. We do not now, but may in the future set up reserves for such taxes.


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ABOUT OUR SEPARATE ACCOUNT NO. 45

Each variable investment option is a subaccount of our Separate Account No. 45. We established Separate Account No. 45 in 1994 under special provisions of the New York Insurance Law. These provisions prevent creditors from any other business we conduct from reaching the assets we hold in our variable investment options for owners of our variable annuity contracts. We are the legal owner of all of the assets in Separate Account No. 45 and may withdraw any amounts that exceed our reserves and other liabilities with respect to variable investment options under our contracts. The results of Separate Account No. 45's operations are accounted for without regard to Equitable Life's other operations.

Separate Account No. 45 is registered under the Investment Company Act of 1940 and is classified by that act as a "unit investment trust." The SEC, however, does not manage or supervise Equitable Life or Separate Account No. 45.

Each subaccount (variable investment option) within Separate Account No. 45 invests solely in class IB shares issued by the corresponding portfolio of EQ Advisors Trust.

We reserve the right subject to compliance with laws that apply:

(1) to add variable investment options to, or to remove variable investment options from, Separate Account No. 45, or to add other separate accounts;

(2)  to combine any two or more variable investment options;

(3) to transfer the assets we determine to be the shares of the class of contracts to which the contracts belong from any variable investment option to another variable investment option;

(4) to operate Separate Account No. 45 or any variable investment option as a management investment company under the Investment Company Act of 1940 (in which case, charges and expenses that otherwise would be assessed against an underlying mutual fund would be assessed against Separate Account No. 45 or a variable investment option directly);

(5) to deregister Separate Account No. 45 under the Investment Company Act of 1940;

(6)  to restrict or eliminate any voting rights as to Separate Account No. 45;
     and

(7) to cause one or more variable investment options to invest some or all of their assets in one or more other trusts or investment companies.

ABOUT EQ ADVISORS TRUST

EQ Advisors Trust is registered under the Investment Company Act of 1940. It is classified as an "open-end management investment company," more commonly called a mutual fund. EQ Advisors Trust issues different shares relating to each portfolio.


Equitable Life serves as the investment manager of EQ Advisors Trust. As such, Equitable Life oversees the activities of the investment advisers with respect to EQ Advisors Trust and is responsible for retaining or discontinuing the services of those advisers. (Prior to September 1999 EQ Financial Consultants, Inc., the predecessor to AXA Advisors, LLC and an affiliate of Equitable Life, served as investment manager to EQ Advisors Trust.)


EQ Advisors Trust commenced operations on May 1, 1997. For periods prior to October 18, 1999 the Alliance portfolios (other than EQ/Alliance Premier Growth) were part of The Hudson River Trust. On October 18, 1999, these portfolios became corresponding portfolios of EQ Advisors Trust.


EQ Advisors Trust does not impose sales charges or "loads" for buying and selling its shares. All dividends and other distributions on Trust shares are reinvested in full. The Board of Trustees of EQ Advisors Trust may establish additional portfolios or eliminate existing portfolios at any time. More detailed information about EQ Advisors Trust, the portfolio investment objectives, policies, restrictions, risks, expenses, their Rule 12b-1 Plan relating to its Class IB shares, and other aspects of its operations, appears in the prospectus for EQ Advisors Trust attached at the end of this prospectus, or in its SAI which is available upon request.


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ABOUT OUR FIXED MATURITY OPTIONS


RATES TO MATURITY AND PRICE PER $100 OF MATURITY VALUE

We can determine the amount required to be allocated to one or more fixed maturity options in order to produce specified maturity values. For example, we can tell you how much you need to allocate per $100 of maturity value.

The rates to maturity for new allocations as of March 15, 2000 and the related price per $100 of maturity value were as follows:



------------------------------------------------------------------
   FIXED MATURITY
   OPTIONS WITH
   FEBRUARY 15TH         RATE TO MATURITY            PRICE
 MATURITY DATE OF            AS OF             PER $100 OF
   MATURITY YEAR         MARCH 15, 2000       MATURITY VALUE
------------------------------------------------------------------
       2001                4.45%                   $ 96.06
       2002                5.16%                   $ 90.78
       2003                5.68%                   $ 85.09
       2004                5.76%                   $ 80.27
       2005                5.87%                   $ 75.50
       2006                5.95%                   $ 71.00
       2007                6.02%                   $ 66.71
       2008                6.08%                   $ 62.64
       2009                6.17%                   $ 58.59
       2010                6.23%                   $ 54.88
------------------------------------------------------------------



Available under the Assured Payment Option and APO Plus



------------------------------------------------------------------
   FIXED MATURITY
   OPTIONS WITH
   FEBRUARY 15TH         RATE TO MATURITY            PRICE
 MATURITY DATE OF            AS OF             PER $100 OF
   MATURITY YEAR         MARCH 15, 2000       MATURITY VALUE
------------------------------------------------------------------
       2011                   5.72%          $ 54.45
       2012                   5.72%          $ 51.50
       2013                   5.72%          $ 48.71
       2014                   5.72%          $ 46.07
       2015                   5.72%          $ 43.58
------------------------------------------------------------------


HOW WE DETERMINE THE MARKET VALUE ADJUSTMENT

We use the following procedure to calculate the market value adjustment (up or down) we make if you withdraw all of your value from a fixed maturity option before its maturity date.

(1) We determine the market adjusted amount on the date of the withdrawal as follows:

     (a) We determine the fixed maturity amount that would be payable on the maturity date, using the rate to maturity for the fixed maturity option.

     (b) We determine the period remaining in your fixed maturity option (based on the withdrawal date) and convert it to fractional years based on a 365-day year. For example, three years and 12 days becomes 3.0329.

     (c) We determine the current rate to maturity that applies on the withdrawal date to new allocations to the same fixed maturity option.

     (d) We determine the present value of the fixed maturity amount payable at the maturity date, using the period determined in (b) and the rate determined in (c).

(2)  We determine the fixed maturity amount as of the current date.

(3) We subtract (2) from the result in (1)(d). The result is the market value adjustment applicable to such fixed maturity option, which may be positive or negative.

--------------------------------------------------------------------------------
 Your market adjusted amount is the present value of the maturity value discounted at the rate to maturity in effect for new contributions to that same fixed maturity option on the date of the calculation.
--------------------------------------------------------------------------------

If you withdraw only a portion of the amount in a fixed maturity option, the market value adjustment will be a percentage of the market value adjustment that would have applied if you had withdrawn the entire value in that fixed maturity option. This percentage is equal to the percentage of the value in the fixed maturity option that you are withdrawing. Any withdrawal charges that are deducted from a fixed maturity option will result in a market value adjustment calculated in the same way. See Appendix III for an example.

For purposes of calculating the rate to maturity for new allocations to a fixed maturity option (see (1)(c) above), we use the rate we have in effect for new allocations to that

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fixed maturity option. We use this rate even if new allocations to that option would not be accepted at that time. This rate will not be less than 3%. If we do not have a rate to maturity in effect for a fixed maturity option to which the "current rate to maturity" in (1)(c) would apply, we will use the rate at the next closest maturity date. If we are no longer offering new fixed maturity options, the "current rate to maturity" will be determined in accordance with our procedures then in effect. We reserve the right to add up to 0.25% to the current rate in (1)(c) above for purposes of calculating the market value adjustment only.

INVESTMENTS UNDER THE FIXED MATURITY OPTIONS


Amounts allocated to the fixed maturity options are held in a "nonunitized" separate account we have established under the New York Insurance Law. This separate account provides an additional measure of assurance that we will make full payment of amounts due under the fixed maturity options. Under New York Insurance Law, the portion of the separate account's assets equal to the reserves and other contract liabilities relating to the contracts are not chargeable with liabilities from any other business we may conduct. We own the assets of the separate account, as well as any favorable investment performance on those assets. You do not participate in the performance of the assets held in this separate account. We may, subject to state law that applies, transfer all assets allocated to the separate account to our general account. We guarantee all benefits relating to your value in the fixed maturity options, regardless of whether assets supporting fixed maturity options are held in a separate account or our general account.


We have no specific formula for establishing the rates to maturity for the fixed maturity options. We expect the rates to be influenced by, but not necessarily correspond to, among other things, the yields that we can expect to realize on the separate account's investments from time to time. Our current plans are to invest in fixed-income obligations, including corporate bonds, mortgage-backed and asset-backed securities, and government and agency issues having durations in the aggregate consistent with those of the fixed maturity options.

Although the above generally describes our plans for investing the assets supporting our obligations under the fixed maturity options under the contracts, we are not obligated to invest those assets according to any particular plan except as we may be required to by state insurance laws. We will not determine the rates to maturity we establish by the performance of the nonunitized separate account.

ABOUT THE GENERAL ACCOUNT

Our general account supports all of our policy and contract guarantees, including those that apply to the fixed maturity options and the account for special dollar cost averaging, as well as our general obligations. Amounts applied to the life contingent annuity become part of our general account.

The general account is subject to regulation and supervision by the Insurance Department of the State of New York and to the insurance laws and regulations of all jurisdictions where we are authorized to do business. Because of exemptions and exclusionary provisions that apply, interests in the general account have not been registered under the Securities Act of 1933, nor is the general account an investment company under the Investment Company Act of 1940. However, the market value adjustment interests under the contracts are registered under the Securities Act of 1933.


We have been advised that the staff of the SEC has not reviewed the portions of this prospectus that relate to the general account (other than market value adjustment interests). The disclosure with regard to the general account, however, may be subject to certain provisions of the federal securities laws relating to the accuracy and completeness of statements made in prospectuses.


ABOUT OTHER METHODS OF PAYMENT

AUTOMATIC INVESTMENT PROGRAM - FOR NQ, FLEXIBLE PREMIUM IRA, AND FLEXIBLE PREMIUM ROTH IRA CONTRACTS ONLY

You may use our automatic investment program, or "AIP," to have a specified amount automatically deducted from a

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checking account, money market account, or credit union checking account and contributed as an additional contribution into an NQ, Flexible Premium IRA or Flexible Premium Roth IRA contract on a monthly or quarterly basis. AIP is not available for Rollover IRA, Roth Conversion IRA, QP, or Rollover TSA contracts. It is also not available under the Assured Payment Option or APO Plus.

For NQ contracts, the minimum amounts we will deduct are $100 monthly and $300 quarterly. Under Flexible Premium IRA and Flexible Premium Roth IRA contracts, the minimum amount is $50. AIP additional contributions may be allocated to any of the variable investment options and available fixed maturity options, but not the account for special dollar cost averaging. You choose the day of the month you wish to have your account debited. However, you may not choose a date later than the 28th day of the month.

You may cancel AIP at any time by notifying our Processing Office. We are not responsible for any debits made to your account before the time written notice of cancellation is received at our Processing Office.

DATES AND PRICES AT WHICH CONTRACT EVENTS OCCUR

We describe below the general rules for when, and at what prices, events under your contract will occur. Other portions of this prospectus describe circumstances that may cause exceptions. We generally do not repeat those exceptions below.

BUSINESS DAY


Our business day is any day the New York Stock Exchange is open for trading. Our business day generally ends at 4:00 p.m., Eastern Time for purposes of determining the date when contributions are applied and any other transaction requests are processed. We may, however, close due to emergency conditions. Contributions will be applied and any other transaction requests will be processed when they are received along with all the required information.


o If your contribution, transfer, or any other transaction request, containing all the required information, reaches us on a non-business day or after 4:00 p.m. on a business day, we will use the next business day.

o A loan request under your Rollover TSA contract will be processed on the first business day of the month following the date on which the properly completed loan request form is received.

o If your transaction is set to occur on the same day of the month as the contract date and that date is the 29th, 30th or 31st of the month, then the transaction will occur on the 1st day of the next month.

o When a charge is to be deducted on a contract date anniversary that is a non-business day, we will deduct the charge on the next business day.

CONTRIBUTIONS AND TRANSFERS

o Contributions allocated to the variable investment options are invested at the value next determined after the close of the business day.

o Contributions allocated to a fixed maturity option will receive the rate to maturity in effect for that fixed maturity option on that business day.


o Initial contributions allocated to the account for special dollar cost averaging receive the interest rate in effect on that business day. At certain times, we may offer the opportunity to lock in the interest rate for an initial contribution to be received under Section 1035 exchanges and trustee to trustee transfers. Your financial professional can provide information or you can call our processing office.


o Transfers to or from variable investment options will be made at the value next determined after the close of the business day.

o Transfers to a fixed maturity option will be based on the rate to maturity in effect for that fixed maturity option on the business day of the transfer.

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   84
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ABOUT YOUR VOTING RIGHTS

As the owner of the shares of EQ Advisors Trust we have the right to vote on certain matters involving the portfolios, such as:

o    the election of trustees;

o    the formal approval of independent auditors selected for EQ Advisors Trust;
     or

o any other matters described in the prospectus for EQ Advisors Trust or requiring a shareholders' vote under the Investment Company Act of 1940.

We will give contract owners the opportunity to instruct us how to vote the number of shares attributable to their contracts if a shareholder vote is taken. If we do not receive instructions in time from all contract owners, we will vote the shares of a portfolio for which no instructions have been received in the same proportion as we vote shares of that portfolio for which we have received instructions. We will also vote any shares that we are entitled to vote directly because of amounts we have in a portfolio in the same proportions that contract owners vote.

VOTING RIGHTS OF OTHERS

Currently, we control EQ Advisors Trust. EQ Advisors Trust shares are sold to our separate accounts and an affiliated qualified plan trust. In addition, shares of EQ Advisors Trust are held by separate accounts of insurance companies both affiliated and unaffiliated with us. Shares held by these separate accounts will probably be voted according to the instructions of the owners of insurance policies and contracts issued by those insurance companies. While this will dilute the effect of the voting instructions of the contract owners, we currently do not foresee any disadvantages because of this. The Board of Trustees of EQ Advisors Trust intends to monitor events in order to identify any material irreconcilable conflicts that may arise and to determine what action, if any, should be taken in response. If we believe that a response to any of those events insufficiently protects our contract owners, we will see to it that appropriate action is taken.

SEPARATE ACCOUNT NO. 45 VOTING RIGHTS

If actions relating to Separate Account No. 45 require contract owner approval, contract owners will be entitled to one vote for each unit they have in the variable investment options. Each contract owner who has elected a variable annuity payout option may cast the number of votes equal to the dollar amount of reserves we are holding for that annuity in a variable investment option divided by the annuity unit value for that option. We will cast votes attributable to any amounts we have in the variable investment options in the same proportion as votes cast by contract owners.

CHANGES IN APPLICABLE LAW


The voting rights we describe in this prospectus are created under applicable federal securities laws. To the extent that those laws or the regulations published under those laws eliminate the necessity to submit matters for approval by persons having voting rights in separate accounts of insurance companies, we reserve the right to proceed in accordance with those laws or regulations.


ABOUT LEGAL PROCEEDINGS

Equitable Life and its affiliates are parties to various legal proceedings. In our view, none of these proceedings is likely to have a material adverse effect upon Separate Account No. 45, our ability to meet our obligations under the contracts, or the distribution of the contracts.

ABOUT OUR INDEPENDENT ACCOUNTANTS


The consolidated financial statements of Equitable Life at December 31, 1999 and 1998, and for the three years ended December 31, 1999, incorporated in this prospectus by reference to the 1999 Annual Report on Form 10-K are incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

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FINANCIAL STATEMENTS

The financial statements of Separate Account No. 45, as well as the consolidated financial statements of Equitable Life, are in the SAI. The SAI is available free of charge. You may request one by writing to our processing office or calling 1-800-789-7771.


TRANSFERS OF OWNERSHIP, COLLATERAL ASSIGNMENTS, LOANS, AND BORROWING

You can transfer ownership of an NQ contract at any time before annuity payments begin. We will continue to treat you as the owner until we receive notification of any change at our Processing Office. You cannot assign your NQ contract as collateral or security for a loan. Loans are also not available under your NQ contract. In some cases, an assignment or change of ownership may have adverse tax consequences. See "Tax information" earlier in this prospectus.

You cannot assign or transfer ownership of an IRA, QP, or Rollover TSA contract except by surrender to us. Loans are not available and you cannot assign IRA and QP contracts as security for a loan or other obligation. If the employer that provided the funds does not restrict them, loans are available under a Rollover TSA contract.


For limited transfers of ownership after the owner's death see "Beneficiary continuation option" in "Payment of death benefit" earlier in this prospectus. You may direct the transfer of the values under your IRA, QP, or Rollover TSA contract to another similar arrangement, under federal income tax rules. In the case of such a transfer, we will impose a withdrawal charge, if one applies.


DISTRIBUTION OF THE CONTRACTS


AXA Advisors, LLC ("AXA Advisors"), the successor to EQ Financial Consultants, Inc. and an affiliate of Equitable Life, is the distributor of the contracts and has responsibility for sales and marketing functions for Separate Account No.
45. AXA Advisors serves as the principal underwriter of Separate Account No. 45. AXA Advisors is registered with the SEC as a broker-dealer and is a member of the National Association of Securities Dealers, Inc. AXA Advisors' principal business address is 1290 Avenue of the Americas, New York, New York 10104. Pursuant to a Distribution and Servicing Agreement between AXA Advisors, Equitable Life, and certain of Equitable Life's separate accounts, including Separate Account No. 45, Equitable Life paid AXA Advisors distribution fees of $325,380 for 1999 and $325,380 for 1998, as the distributor of certain contracts and as the principal underwriter of certain separate accounts including Separate Account No. 45. Before May 1, 1998, Equitable Distributors, Inc. ("EDI"), an indirect, wholly owned subsidiary of Equitable Life, served as the distributor of the contracts and the principal underwriter of Separate Account No. 45. Pursuant to a Distribution Agreement between Equitable Life, certain of Equitable Life's separate accounts, including Separate Account No. 45, and EDI, Equitable Life paid EDI distribution fees of $9,444,621 for 1997 as the distributor of certain contracts and as the principal underwriter of certain separate accounts including Separate Account No. 45.

The contracts will be sold by financial professionals who are financial professionals of AXA Advisors and its affiliates, who are also our licensed insurance agents. AXA Advisors may also receive compensation and reimbursement for its marketing services under the terms of its distribution agreement with Equitable Life. The offering of the contracts is intended to be continuous.

9  Investment performance

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We provide the following tables to show five different measurements of the investment performance of the variable investment options and/or the portfolios in which they invest. We include these tables because they may be of general interest to you.


Table 1 shows the average annual total return of the variable investment options. Average annual total return is the annual rate of growth that would be necessary to achieve the ending value of a contribution invested in the variable investment options for the periods shown.


Table 2 shows the growth of a hypothetical $1,000 investment in the variable investment options over the periods shown. Both Tables 1 and 2 take into account all current fees and charges under the contract, including the withdrawal charge, the optional baseBUILDER benefits charge, the annual administrative charge under Flexible Premium IRA and Flexible Premium Roth IRA contracts, but do not reflect the charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state, or any applicable annuity administrative fee.

Tables 3, 4, and 5 show the rates of return of the variable investment options on an annualized, cumulative, and year-by-year basis. These tables take into account all current fees and charges under the contract, but do not reflect the withdrawal charge, the optional baseBUILDER benefits charge, the annual administrative charge or the charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state, or any applicable annuity administrative fee. If the charges were reflected they would effectively reduce the rates of return shown.


In all cases the results shown are based on the actual historical investment experience of the portfolios in which the variable investment options invest. In some cases, the results shown relate to periods when the variable investment options and/or the contracts were not available. In those cases, we adjusted the results of the portfolios to reflect the charges under the contracts that would have applied had the investment options and/or contracts been available. The contracts were first offered on May 1, 1998.

For the "Alliance" portfolios (other than EQ/Alliance Premier Growth), we have adjusted the results prior to October 1996, when Class IB shares for these portfolios were not available, to reflect the 12b-1 fees currently imposed. Finally, the results shown for the Alliance Money Market and Alliance Common Stock options for periods before March 22, 1985 reflect the results of the variable investment options that preceded them. The "Since portfolio inception" figures for these options are based on the date of inception of the preceding variable investment options. We have adjusted these results to reflect the maximum investment advisory fee payable for the portfolios, as well as an assumed charge of 0.06% for direct operating expenses.

EQ Advisors Trust commenced operations on May 1, 1997. For periods prior to October 18, 1999 the Alliance portfolios (other than EQ/Alliance Premier Growth) were part of The Hudson River Trust. On October 18, 1999, these portfolios became corresponding portfolios of EQ Advisors Trust. In each case, the performance shown is for the indicated EQ Advisors Trust portfolio, and any predecessors it may have had.


All rates of return presented are time-weighted and include reinvestment of investment income, including interest and dividends. From time to time, we may advertise different measurements of the investment performance of the variable investment options and/or the portfolios, including the measurements reflected in the tables below.

THE PERFORMANCE INFORMATION SHOWN BELOW AND THE PERFORMANCE INFORMATION THAT WE ADVERTISE REFLECT PAST PERFORMANCE AND DO NOT INDICATE HOW THE VARIABLE INVESTMENT OPTIONS MAY PERFORM IN THE FUTURE. SUCH INFORMATION ALSO DOES NOT REPRESENT THE RESULTS EARNED BY ANY PARTICULAR INVESTOR. YOUR RESULTS WILL DIFFER.


BENCHMARKS

Tables 3 and 4 compare the performance of variable investment options to market indices that serve as benchmarks. Market indices are not subject to any charges for investment advisory fees, brokerage commission or other operating expenses typically associated with a managed portfolio. Also, they do not reflect other contract charges

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such as the mortality and expense risks charge, administrative charges, or any withdrawal or optional benefit charge. Comparisons with these benchmarks, therefore, may be of limited use. We include them because they are widely known and may help you to understand the universe of securities from which each portfolio is likely to select its holdings. Benchmark data reflect the reinvestment of dividend income. The benchmarks include:


--------------------------------------------------------------------------------
 EQ/AGGRESSIVE STOCK: 50% Russell 2000 Index and 50% Standard & Poor's Mid-Cap
   Total Return Index.


 ALLIANCE COMMON STOCK: Standard & Poor's 500 Index.

 ALLIANCE CONSERVATIVE INVESTORS: 70% Lehman Treasury Bond Composite Index and
   30% Standard & Poor's 500 Index.

 ALLIANCE EQUITY INDEX: Standard & Poor's 500 Index.

 ALLIANCE GLOBAL: Morgan Stanley Capital International World Index.

 ALLIANCE GROWTH AND INCOME: 75% Standard & Poor's 500 Index and 25% Value
   Line Convertibles Index.

 ALLIANCE GROWTH INVESTORS: 70% Standard & Poor's 500 Index and 30% Lehman
   Government/Corporate Bond Index.


 ALLIANCE HIGH YIELD: Benchmark #1 - Merrill Lynch High Yield Master Index and
   Benchmark #2 - Credit Suisse First Boston Global High Yield Index.


 ALLIANCE INTERMEDIATE GOVERNMENT SECURITIES: Lehman Intermediate Government
   Bond Index.

 ALLIANCE INTERNATIONAL: Morgan Stanley Capital International Europe, Australia,
   Far East Index.

 ALLIANCE MONEY MARKET: Salomon Brothers Three-Month T-Bill Index.

 EQ/ALLIANCE PREMIER GROWTH: Standard & Poor's 500 Index.


 EQ/ALLIANCE TECHNOLOGY: Lipper Specialty Funds Average.


 ALLIANCE SMALL CAP GROWTH: Russell 2000 Growth Index.

 BT EQUITY 500 INDEX: Standard & Poor's 500 Index.

 BT INTERNATIONAL EQUITY INDEX: Morgan Stanley Capital International Europe,
   Australia, Far East Index.

 BT SMALL COMPANY INDEX: Russell 2000 Index.

 CAPITAL GUARDIAN RESEARCH: Standard & Poor's 500 Index.

 CAPITAL GUARDIAN U.S. EQUITY: Standard & Poor's 500 Index.


 EQ/EVERGREEN: Benchmark #1 - Russell 2000 Index and Benchmark #2 - Standard
   & Poor's 500 Index.


 EQ/EVERGREEN FOUNDATION: 60% Standard & Poor's 500 Index/40% Lehman Brothers
   Aggregate Bond Index.


 MFS EMERGING GROWTH COMPANIES: Russell 2000 Index.

 MFS GROWTH WITH INCOME: Standard & Poor's 500 Index.

 MFS RESEARCH: Standard & Poor's 500 Index.

 MERCURY BASIC VALUE EQUITY: Standard & Poor's 500 Index.

 MERCURY WORLD STRATEGY: 36% Standard & Poor's 500 Index/24% Morgan Stanley
   Capital International Europe, Australia, Far East Index/21% Salomon Brothers U.S. Treasury Bond 1 Year+ 14% Salomon Brothers World Government Bond (excluding U.S.)/and 5% Three-Month U.S. Treasury Bill.


 MORGAN STANLEY EMERGING MARKETS EQUITY: Morgan Stanley Capital International
   Emerging Markets Free Price Return Index.

 EQ/PUTNAM BALANCED: 60% Standard & Poor's 500 Index and 40% Lehman Government/
   Corporate Bond Index.

 EQ/PUTNAM GROWTH & INCOME VALUE: Standard & Poor's 500 Index.

 T. ROWE PRICE EQUITY INCOME: Standard & Poor's 500 Index.

 T. ROWE PRICE INTERNATIONAL STOCK: Morgan Stanley Capital International Europe, Australia, Far East Index.


 WARBURG PINCUS SMALL COMPANY VALUE: Benchmark #1 - Russell 2000 Index and
   Benchmark #2 - Russell 2000 Value Index.
--------------------------------------------------------------------------------


LIPPER SURVEY. The Lipper Variable Insurance Products Performance Analysis Survey (Lipper Survey) records the performance of a large group of variable annuity products, including managed separate accounts of insurance companies. According to Lipper Analytical Services, Inc. (Lipper), the data are presented net of investment management fees, direct operating expenses and asset-based charges applicable under annuity contracts. Lipper data provide a more accurate picture than market benchmarks of the Equitable Accumulator performance relative to other variable annuity products.

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--------------------------------------------------------------------------------


                                     TABLE 1

AVERAGE ANNUAL TOTAL RETURN UNDER A CONTRACT SURRENDERED ON DECEMBER 31, 1999:



----------------------------------------------------------------------------------------------------------------------------
                                                                      LENGTH OF INVESTMENT PERIOD
                                                 ---------------------------------------------------------------------------
                                                                                                    SINCE        SINCE
                                                     1            3           5           10       OPTION      PORTFOLIO
 VARIABLE INVESTMENT OPTIONS                      YEAR         YEARS       YEARS       YEARS     INCEPTION*   INCEPTION**
----------------------------------------------------------------------------------------------------------------------------
EQ/Aggressive Stock                                7.61%        3.89%       11.67%      13.06%      11.50%       14.50%
----------------------------------------------------------------------------------------------------------------------------
Alliance Common Stock                             13.74%       22.29%       23.62%      14.45%      23.64%       13.43%
----------------------------------------------------------------------------------------------------------------------------
Alliance Conservative Investors                   (0.78)%       6.64%        7.69%       5.61%       7.15%        5.63%
----------------------------------------------------------------------------------------------------------------------------
Alliance Equity Index                              9.09%       21.29%       23.43%          -       22.26%       19.33%
----------------------------------------------------------------------------------------------------------------------------
Alliance Global                                   26.57%       17.75%       15.97%      11.61%      16.72%       10.13%
----------------------------------------------------------------------------------------------------------------------------
Alliance Growth and Income                         7.43%       16.36%       17.53%          -       17.49%       12.60%
----------------------------------------------------------------------------------------------------------------------------
Alliance Growth Investors                         15.08%       15.06%       15.54%      13.20%      15.31%       13.19%
----------------------------------------------------------------------------------------------------------------------------
Alliance High Yield                              (13.79)%      (3.16)%       5.21%       6.21%       4.02%        5.18%
----------------------------------------------------------------------------------------------------------------------------
Alliance Intermediate Government Securities      (10.43)%      (0.91)%       1.38%          -        0.66%        1.76%
----------------------------------------------------------------------------------------------------------------------------
Alliance International                            25.88%        8.09%           -           -        8.01%        8.15%
----------------------------------------------------------------------------------------------------------------------------
Alliance Money Market                             (5.76)%      (0.66)%       0.26%       0.41%       0.10%        2.82%
----------------------------------------------------------------------------------------------------------------------------
Alliance Small Cap Growth                         16.38%           -            -           -       11.93%       11.93%
----------------------------------------------------------------------------------------------------------------------------
BT Equity 500 Index                                9.31%           -            -           -       15.90%       15.90%
----------------------------------------------------------------------------------------------------------------------------
BT International Equity Index                     16.24%           -            -           -       16.91%       16.91%
----------------------------------------------------------------------------------------------------------------------------
BT Small Company Index                             9.72%           -            -           -        1.91%        1.91%
----------------------------------------------------------------------------------------------------------------------------
EQ/Evergreen                                      (0.92)%          -            -           -       (0.92)%      (0.92)%
----------------------------------------------------------------------------------------------------------------------------
EQ/Evergreen Foundation                           (3.21)%          -            -           -       (3.21)%      (3.21)%
----------------------------------------------------------------------------------------------------------------------------
MFS Emerging Growth Companies                     61.33%           -            -           -       42.58%       42.58%
----------------------------------------------------------------------------------------------------------------------------
MFS Growth with Income                            (1.90)%          -            -           -       (1.90)%      (1.90)%
----------------------------------------------------------------------------------------------------------------------------
MFS Research                                      12.02%           -            -           -       18.26%       18.26%
----------------------------------------------------------------------------------------------------------------------------
Mercury Basic Value Equity                         7.99%           -            -           -       12.23%       12.23%
----------------------------------------------------------------------------------------------------------------------------
Mercury World Strategy                            10.32%           -            -           -        6.32%        6.32%
----------------------------------------------------------------------------------------------------------------------------
Morgan Stanley Emerging Markets Equity            83.10%           -            -           -        2.86%       (0.71)%
----------------------------------------------------------------------------------------------------------------------------
EQ/Putnam Balanced                               (10.28)%          -            -           -        3.89%        3.89%
----------------------------------------------------------------------------------------------------------------------------
EQ/Putnam Growth & Income Value                  (11.64)%          -            -           -        4.31%        4.31%
----------------------------------------------------------------------------------------------------------------------------
T. Rowe Price Equity Income                       (6.88)%          -            -           -        7.05%        7.05%
----------------------------------------------------------------------------------------------------------------------------
T. Rowe Price International Stock                 20.49%           -            -           -        9.95%        9.95%
----------------------------------------------------------------------------------------------------------------------------
Warburg Pincus Small Company Value                (8.58)%          -            -           -       (2.62)%      (2.62)%
----------------------------------------------------------------------------------------------------------------------------


----------

* The variable investment option inception dates are: EQ/Aggressive Stock, Alliance Common Stock, Alliance Conservative Investors, Alliance Equity Index, Alliance Global, Alliance Growth and Income, Alliance Growth Investors, Alliance High Yield, Alliance Intermediate Government Securities, Alliance International, and Alliance Money Market (May 1,
     1995); Alliance Small Cap Growth, Mercury Basic Value Equity, Mercury World Strategy, MFS Emerging Growth Companies, MFS Research, EQ/Putnam Balanced, EQ/Putnam Growth & Income Value, T. Rowe Price Equity Income, T. Rowe Price International Stock, and Warburg Pincus Small Company Value (May 1, 1997); Morgan Stanley Emerging Markets Equity (September 2, 1997); BT Equity 500 Index, BT International Equity Index, and BT Small Company Index (December 31, 1997); EQ/Evergreen, EQ/Evergreen Foundation, and MFS Growth with Income (December 31, 1998). The inception dates for the variable investment options that became available after December 31, 1998 and are therefore not shown in this table are: EQ/Alliance Premier Growth, Capital Guardian Research, and Capital Guardian U.S. Equity (April 30, 1999); EQ/Alliance Technology (May 1, 2000).

** The inception dates for the portfolios underlying the Alliance variable investment options are for portfolios of The Hudson River Trust, the assets of which became assets of corresponding portfolios of EQ Advisors Trust on October 18, 1999. The portfolio inception dates are: EQ/Aggressive Stock (January 27, 1986); Alliance Common Stock (January 13, 1976); Alliance Conservative Investors and Alliance Growth Investors (October 2, 1989); Alliance Equity Index (March 1, 1994); Alliance Global (August 27, 1987); Alliance Growth & Income (October 1, 1993); Alliance High Yield (January 2,
     1987); Alliance Intermediate Government Securities (April 1, 1991); Alliance International (April 3, 1995); Alliance Money Market (July 13,
     1981); Alliance Small Cap Growth, Mercury Basic Value Equity, Mercury World Strategy, MFS Emerging Growth Companies, MFS Research,EQ/Putnam Balanced, EQ/Putnam Growth & Income Value, T. Rowe Price Equity Income, T. Rowe Price International Stock, and Warburg Pincus Small Company Value (May 1, 1997); BT Equity 500 Index, BT International Equity Index, and BT Small Company Index (January 1, 1998); and Morgan Stanley Emerging Markets Equity (August 20, 1997); EQ/Evergreen, EQ/Evergreen Foundation, and MFS Growth with Income (December 31, 1998). The inception dates for the portfolios that became available after December 31, 1998 and are therefore not shown in the tables are: EQ/Alliance Premier Growth, Capital Guardian Research, and Capital Guardian U.S. Equity (April 30, 1999) and EQ/Alliance Technology (May 1, 2000).

-----
 89
--------------------------------------------------------------------------------

                                    TABLE 2
      GROWTH OF $1,000 UNDER A CONTRACT SURRENDERED ON DECEMBER 31, 1999:


-------------------------------------------------------------------------------------------------------------------------
                                                                     LENGTH OF INVESTMENT PERIOD
                                               --------------------------------------------------------------------------
                                                                                                               SINCE
                                                      1              3              5              10        PORTFOLIO
 VARIABLE INVESTMENT OPTIONS                       YEAR           YEARS          YEARS          YEARS       INCEPTION*
-------------------------------------------------------------------------------------------------------------------------
EQ/Aggressive Stock                             $ 1,076.11     $ 1,121.37     $ 1,736.56     $ 3,411.94    $  6,594.56
-------------------------------------------------------------------------------------------------------------------------
Alliance Common Stock                           $ 1,137.36     $ 1,828.74     $ 2,887.34     $ 3,856.97    $ 20,476.65
-------------------------------------------------------------------------------------------------------------------------
Alliance Conservative Investors                 $   992.22     $ 1,212.63     $ 1,448.59     $ 1,725.71    $  1,752.42
-------------------------------------------------------------------------------------------------------------------------
Alliance Equity Index                           $ 1,090.91     $ 1,784.44     $ 2,864.81              -    $  2,804.42
-------------------------------------------------------------------------------------------------------------------------
Alliance Global                                 $ 1,265.74     $ 1,632.75     $ 2,097.92     $ 2,998.41    $  3,290.08
-------------------------------------------------------------------------------------------------------------------------
Alliance Growth and Income                      $ 1,074.35     $ 1,575.58     $ 2,242.49              -    $  2,099.40
-------------------------------------------------------------------------------------------------------------------------
Alliance Growth Investors                       $ 1,150.79     $ 1,523.13     $ 2,058.76     $ 3,456.50    $  3,557.57
-------------------------------------------------------------------------------------------------------------------------
Alliance High Yield                             $   862.08     $   908.07     $ 1,289.25     $ 1,825.87    $  1,928.38
-------------------------------------------------------------------------------------------------------------------------
Alliance Intermediate Government Securities     $   895.69     $   972.95     $ 1,071.16              -    $  1,164.91
-------------------------------------------------------------------------------------------------------------------------
Alliance International                          $ 1,258.78     $ 1,262.71              -              -    $  1,450.01
-------------------------------------------------------------------------------------------------------------------------
Alliance Money Market                           $   942.44     $   980.24     $ 1,012.87     $ 1,041.89    $  1,672.63
-------------------------------------------------------------------------------------------------------------------------
Alliance Small Cap Growth                       $ 1,163.82              -              -              -    $  1,350.99
-------------------------------------------------------------------------------------------------------------------------
BT Equity 500 Index                             $ 1,093.06              -              -              -    $  1,343.31
-------------------------------------------------------------------------------------------------------------------------
BT International Equity Index                   $ 1,162.35              -              -              -    $  1,366.89
-------------------------------------------------------------------------------------------------------------------------
BT Small Company Index                          $ 1,097.18              -              -              -    $  1,038.64
-------------------------------------------------------------------------------------------------------------------------
EQ/Evergreen                                    $   990.75              -              -              -    $    990.75
-------------------------------------------------------------------------------------------------------------------------
EQ/Evergreen Foundation                         $   967.92              -              -              -    $    967.92
-------------------------------------------------------------------------------------------------------------------------
MFS Growth with Income                          $   981.05              -              -              -    $    981.05
-------------------------------------------------------------------------------------------------------------------------
MFS Emerging Growth Companies                   $ 1,613.30              -              -              -    $  2,577.16
-------------------------------------------------------------------------------------------------------------------------
MFS Research                                    $ 1,120.21              -              -              -    $  1,564.59
-------------------------------------------------------------------------------------------------------------------------
Mercury Basic Value Equity                      $ 1,079.93              -              -              -    $  1,360.51
-------------------------------------------------------------------------------------------------------------------------
Mercury World Strategy                          $ 1,103.16              -              -              -    $  1,777.76
-------------------------------------------------------------------------------------------------------------------------
Morgan Stanley Emerging Markets Equity          $ 1,831.00              -              -              -    $    983.27
-------------------------------------------------------------------------------------------------------------------------
EQ/Putnam Balanced                              $   897.16              -              -              -    $  1,107.24
-------------------------------------------------------------------------------------------------------------------------
EQ/Putnam Growth & Income Value                 $   883.64              -              -              -    $  1,119.29
-------------------------------------------------------------------------------------------------------------------------
T. Rowe Price Equity Income                     $   931.17              -              -              -    $  1,199.38
-------------------------------------------------------------------------------------------------------------------------
T. Rowe Price International Stock               $ 1,204.88              -              -              -    $  1,287.97
-------------------------------------------------------------------------------------------------------------------------
Warburg Pincus Small Company Value              $   914.21              -              -              -    $    931.55
-------------------------------------------------------------------------------------------------------------------------

----------
* Portfolio inception dates are shown in Table 1.

-------
  90
--------------------------------------------------------------------------------


                                     TABLE 3
        ANNUALIZED RATES OF RETURN FOR PERIODS ENDED DECEMBER 31, 1999:



-------------------------------------------------------------------------------------------------------------------------
                                                                                                                SINCE
                                                                                                             PORTFOLIO
                                            1 YEAR      3 YEARS      5 YEARS      10 YEARS      20 YEARS     INCEPTION*
-------------------------------------------------------------------------------------------------------------------------
EQ/AGGRESSIVE STOCK                         16.95%        7.97%        14.41%        14.80%            -         15.96%
-------------------------------------------------------------------------------------------------------------------------
 Lipper Mid-Cap                             51.65%       24.68%        19.97%        14.78%            -         15.86%
-------------------------------------------------------------------------------------------------------------------------
 Benchmark                                  18.09%       17.48%        19.92%        15.41%            -         14.58%
-------------------------------------------------------------------------------------------------------------------------
ALLIANCE COMMON STOCK                       23.20%       25.88%        26.02%        16.70%        16.50%        14.88%
-------------------------------------------------------------------------------------------------------------------------
 Lipper Growth                              29.78%       26.87%        25.55%        16.90%        15.83%        15.16%
-------------------------------------------------------------------------------------------------------------------------
 Benchmark                                  21.04%       27.56%        28.56%        18.21%        17.88%        16.19%
-------------------------------------------------------------------------------------------------------------------------
ALLIANCE CONSERVATIVE INVESTORS              8.39%       10.62%        10.67%         8.18%            -          8.25%
-------------------------------------------------------------------------------------------------------------------------
  Lipper Flexible Portfolio                  4.42%       11.65%        13.70%        10.10%            -         10.15%
-------------------------------------------------------------------------------------------------------------------------
  Benchmark                                  4.19%       12.07%        13.60%        10.75%            -         10.68%
-------------------------------------------------------------------------------------------------------------------------
ALLIANCE EQUITY INDEX                       18.46%       24.88%        25.79%            -             -         21.67%
-------------------------------------------------------------------------------------------------------------------------
  Lipper Standard & Poor's 500 Index        19.36%       25.86%        26.81%            -             -         23.89%
-------------------------------------------------------------------------------------------------------------------------
  Benchmark                                 21.04%       27.56%        28.56%            -             -         24.14%
-------------------------------------------------------------------------------------------------------------------------
ALLIANCE GLOBAL                             36.30%       21.49%        18.78%        13.98%            -         12.63%
-------------------------------------------------------------------------------------------------------------------------
  Lipper Global                             44.62%       23.92%        20.57%        11.65%            -         11.06%
-------------------------------------------------------------------------------------------------------------------------
  Benchmark                                 24.93%       21.61%        19.76%        11.42%            -         10.74%
-------------------------------------------------------------------------------------------------------------------------
ALLIANCE GROWTH AND INCOME                  16.77%       20.10%        20.11%            -             -         15.26%
-------------------------------------------------------------------------------------------------------------------------
  Lipper Growth & Income                    12.90%       17.23%        20.50%            -             -         16.45%
-------------------------------------------------------------------------------------------------------------------------
  Benchmark                                 20.71%       23.10%        25.01%            -             -         18.77%
-------------------------------------------------------------------------------------------------------------------------
ALLIANCE GROWTH INVESTORS                   24.57%       18.83%        18.25%        15.20%            -         15.19%
-------------------------------------------------------------------------------------------------------------------------
  Lipper Flexible Portfolio                 10.45%       14.19%        15.15%        11.65%            -         11.68%
-------------------------------------------------------------------------------------------------------------------------
  Benchmark                                 13.77%       20.90%        22.15%        15.13%            -         15.15%
-------------------------------------------------------------------------------------------------------------------------
ALLIANCE HIGH YIELD                         (4.89)%       1.15%         8.11%         8.47%            -          7.62%
-------------------------------------------------------------------------------------------------------------------------
 Lipper High Current Yield                   3.65%        4.82%         8.59%         9.61%            -          7.79%
-------------------------------------------------------------------------------------------------------------------------
 Benchmark #1                                1.57%        5.91%         9.61%        10.79%            -          9.99%
-------------------------------------------------------------------------------------------------------------------------
 Benchmark #2                                3.28%        5.37%         9.07%        11.06%            -         10.04%
-------------------------------------------------------------------------------------------------------------------------
ALLIANCE INTERMEDIATE GOVERNMENT
  SECURITIES                                (1.46)%       3.32%         4.67%            -             -          4.60%
-------------------------------------------------------------------------------------------------------------------------
  Lipper U.S. General Government            (2.60)%       4.04%         5.81%            -             -          5.89%
-------------------------------------------------------------------------------------------------------------------------
  Benchmark                                  0.49%        5.50%         6.93%            -             -          6.76%
-------------------------------------------------------------------------------------------------------------------------
ALLIANCE INTERNATIONAL                      35.59%       12.07%            -             -             -         11.44%
-------------------------------------------------------------------------------------------------------------------------
  Lipper International                      43.24%       18.74%            -             -             -         16.13%
-------------------------------------------------------------------------------------------------------------------------
  Benchmark                                 26.96%       15.74%            -             -             -         13.11%
-------------------------------------------------------------------------------------------------------------------------
ALLIANCE MONEY MARKET                        3.31%        3.57%         3.68%         3.49%            -          5.26%
-------------------------------------------------------------------------------------------------------------------------
 Lipper Money Market                         3.78%        4.05%         4.16%         3.96%            -          5.70%
-------------------------------------------------------------------------------------------------------------------------
 Benchmark                                   4.74%        5.01%         5.20%         5.06%            -          6.65%
-------------------------------------------------------------------------------------------------------------------------

-------
 91
--------------------------------------------------------------------------------


                              TABLE 3 (CONTINUED)
        ANNUALIZED RATES OF RETURN FOR PERIODS ENDED DECEMBER 31, 1999:



-------------------------------------------------------------------------------------------------------------------
                                                                                                         SINCE
                                                                                                      PORTFOLIO
                                           1 YEAR      3 YEARS     5 YEARS    10 YEARS    20 YEARS    INCEPTION*
-------------------------------------------------------------------------------------------------------------------
ALLIANCE SMALL CAP GROWTH                   25.90%          -           -             -         -       16.06%
-------------------------------------------------------------------------------------------------------------------
 Lipper Small Company                       34.26%          -           -             -         -       19.49%
-------------------------------------------------------------------------------------------------------------------
 Benchmark                                  43.09%          -           -             -         -       25.88%
-------------------------------------------------------------------------------------------------------------------
BT EQUITY 500 INDEX                         18.68%          -           -             -         -       21.04%
-------------------------------------------------------------------------------------------------------------------
 Lipper Standard & Poor's 500 Index         19.36%          -           -             -         -       23.16%
-------------------------------------------------------------------------------------------------------------------
 Benchmark                                  21.03%          -           -             -         -       24.76%
-------------------------------------------------------------------------------------------------------------------
BT INTERNATIONAL EQUITY INDEX               25.75%          -           -             -         -       22.06%
-------------------------------------------------------------------------------------------------------------------
 Lipper International                       43.24%          -           -             -         -       26.76%
-------------------------------------------------------------------------------------------------------------------
 Benchmark                                  26.96%          -           -             -         -       23.43%
-------------------------------------------------------------------------------------------------------------------
BT SMALL COMPANY INDEX                      19.10%          -           -             -         -        7.13%
-------------------------------------------------------------------------------------------------------------------
 Lipper Small Cap                           34.26%          -           -             -         -       16.02%
-------------------------------------------------------------------------------------------------------------------
 Benchmark                                  21.26%          -           -             -         -        8.70%
-------------------------------------------------------------------------------------------------------------------
EQ/EVERGREEN                                 8.24%          -           -             -         -        8.24%
-------------------------------------------------------------------------------------------------------------------
 Lipper Growth                              29.78%          -           -             -         -       29.78%
-------------------------------------------------------------------------------------------------------------------
 Benchmark #1                               21.26%          -           -             -         -       21.26%
-------------------------------------------------------------------------------------------------------------------
 Benchmark #2                               21.03%          -           -             -         -       21.03%
-------------------------------------------------------------------------------------------------------------------
EQ/EVERGREEN FOUNDATION                      5.91%          -           -             -         -        5.91%
-------------------------------------------------------------------------------------------------------------------
 Lipper Balanced                             8.69%          -           -             -         -        8.69%
-------------------------------------------------------------------------------------------------------------------
 Benchmark                                  11.15%          -           -             -         -       11.15%
-------------------------------------------------------------------------------------------------------------------
MFS EMERGING GROWTH COMPANIES               71.33%          -           -             -         -       46.26%
-------------------------------------------------------------------------------------------------------------------
 Lipper Mid-Cap                             51.65%          -           -             -         -       32.50%
-------------------------------------------------------------------------------------------------------------------
 Benchmark                                  21.26%          -           -             -         -       16.99%
-------------------------------------------------------------------------------------------------------------------
MFS GROWTH WITH INCOME                       7.25%          -           -             -         -        7.25%
-------------------------------------------------------------------------------------------------------------------
 Lipper Growth & Income                     12.90%                      -             -         -       12.90%
-------------------------------------------------------------------------------------------------------------------
 Benchmark                                  21.03%          -           -             -         -       21.03%
-------------------------------------------------------------------------------------------------------------------
MFS RESEARCH                                21.45%          -           -             -         -       22.27%
-------------------------------------------------------------------------------------------------------------------
 Lipper Growth                              29.78%          -           -             -         -       29.33%
-------------------------------------------------------------------------------------------------------------------
 Benchmark                                  21.03%          -           -             -         -       27.36%
-------------------------------------------------------------------------------------------------------------------
MERCURY BASIC VALUE EQUITY                  17.34%          -           -             -         -       16.35%
-------------------------------------------------------------------------------------------------------------------
 Lipper Growth & Income                     12.90%          -           -             -         -       18.00%
-------------------------------------------------------------------------------------------------------------------
 Benchmark                                  21.03%          -           -             -         -       27.36%
-------------------------------------------------------------------------------------------------------------------
MERCURY WORLD STRATEGY                      19.71%          -           -             -         -       10.61%
-------------------------------------------------------------------------------------------------------------------
 Lipper Global Flexible Portfolio           12.93%          -           -             -         -       11.91%
-------------------------------------------------------------------------------------------------------------------
 Benchmark                                  13.07%          -           -             -         -       16.18%
-------------------------------------------------------------------------------------------------------------------

--------
  92
--------------------------------------------------------------------------------


                              TABLE 3 (CONTINUED)
        ANNUALIZED RATES OF RETURN FOR PERIODS ENDED DECEMBER 31, 1999:



-------------------------------------------------------------------------------------------------------------------
                                                                                                        SINCE
                                                                                                      PORTFOLIO
                                           1 YEAR      3 YEARS     5 YEARS    10 YEARS    20 YEARS    INCEPTION*
-------------------------------------------------------------------------------------------------------------------
MORGAN STANLEY EMERGING MARKETS
  EQUITY                                     93.10%         -           -           -           -      4.28%
-------------------------------------------------------------------------------------------------------------------
 Lipper Emerging Markets                     82.53%         -           -           -           -      2.90%
-------------------------------------------------------------------------------------------------------------------
 Benchmark                                   66.41%         -           -           -           -     (0.88)%
-------------------------------------------------------------------------------------------------------------------
EQ/PUTNAM BALANCED                           (1.31)%        -           -           -           -      8.23%
-------------------------------------------------------------------------------------------------------------------
  Lipper Balanced                             8.69%         -           -           -           -     13.91%
-------------------------------------------------------------------------------------------------------------------
  Benchmark                                  11.39%         -           -           -           -     18.81%
-------------------------------------------------------------------------------------------------------------------
EQ/PUTNAM GROWTH & INCOME VALUE              (2.69)%        -           -           -           -      8.63%
-------------------------------------------------------------------------------------------------------------------
 Lipper Growth & Income                      12.90%         -           -           -           -     18.00%
-------------------------------------------------------------------------------------------------------------------
 Benchmark                                   21.03%         -           -           -           -     27.36%
-------------------------------------------------------------------------------------------------------------------
T. ROWE PRICE EQUITY INCOME                   2.16%         -           -           -           -     11.28%
-------------------------------------------------------------------------------------------------------------------
  Lipper Equity Income                        6.90%         -           -           -           -     14.28%
-------------------------------------------------------------------------------------------------------------------
  Benchmark                                  21.03%         -           -           -           -     27.36%
-------------------------------------------------------------------------------------------------------------------
T. ROWE PRICE INTERNATIONAL STOCK            30.09%         -           -           -           -     14.16%
-------------------------------------------------------------------------------------------------------------------
  Lipper International                       43.24%         -           -           -           -     20.38%
-------------------------------------------------------------------------------------------------------------------
  Benchmark                                  26.96%         -           -           -           -     18.32%
-------------------------------------------------------------------------------------------------------------------
WARBURG PINCUS SMALL COMPANY VALUE            0.43%         -           -           -           -      1.93%
-------------------------------------------------------------------------------------------------------------------
  Lipper Small Cap                           34.26%         -           -           -           -     24.22%
-------------------------------------------------------------------------------------------------------------------
  Benchmark #1                               21.26%         -           -           -           -     16.99%
-------------------------------------------------------------------------------------------------------------------
  Benchmark #2                               (1.49)%        -           -           -           -      7.06%
-------------------------------------------------------------------------------------------------------------------


----------

* Portfolio inception dates are shown in Table 1. Lipper survey and benchmark "since portfolio inception" information are as of the month-end closest to the actual date of portfolio inception.

-----
 93

--------------------------------------------------------------------------------


                                     TABLE 4
        CUMULATIVE RATES OF RETURN FOR PERIODS ENDED DECEMBER 31, 1999:



------------------------------------------------------------------------------------------------------------------------------
                                                                                                                    SINCE
                                                                                                                  PORTFOLIO
                                            1 YEAR       3 YEARS       5 YEARS       10 YEARS        20 YEARS     INCEPTION*
------------------------------------------------------------------------------------------------------------------------------
EQ/AGGRESSIVE STOCK                         16.95%         25.86%        96.03%        297.56%              -        686.25%
------------------------------------------------------------------------------------------------------------------------------
 Lipper Mid-Cap                             51.65%        102.87%       158.98%        311.69%              -        683.45%
------------------------------------------------------------------------------------------------------------------------------
 Benchmark                                  18.09%         62.12%       147.96%        319.19%              -        595.55%
------------------------------------------------------------------------------------------------------------------------------
ALLIANCE COMMON STOCK                       23.20%         99.45%       217.88%        368.55%       2,020.99%     2,677.00%
------------------------------------------------------------------------------------------------------------------------------
 Lipper Growth                              29.78%        106.30%       216.51%        386.68%       1,816.52%     2,838.39%
------------------------------------------------------------------------------------------------------------------------------
 Benchmark                                  21.04%        107.56%       251.12%        432.78%       2,584.39%     3,555.48%
------------------------------------------------------------------------------------------------------------------------------
ALLIANCE CONSERVATIVE INVESTORS              8.39%         35.35%        66.01%        119.44%              -        125.31%
------------------------------------------------------------------------------------------------------------------------------
  Lipper Flexible Portfolio                  4.42%         39.31%        91.71%        163.35%              -        169.02%
------------------------------------------------------------------------------------------------------------------------------
  Benchmark                                  4.19%         40.74%        89.21%        177.71%              -        186.90%
------------------------------------------------------------------------------------------------------------------------------
ALLIANCE EQUITY INDEX                       18.46%         94.76%       214.99%             -               -        214.16%
------------------------------------------------------------------------------------------------------------------------------
  Lipper Standard & Poor's 500 Index        19.36%         99.37%       227.98%             -               -        242.77%
------------------------------------------------------------------------------------------------------------------------------
  Benchmark                                 21.04%        107.56%       251.12%             -               -        253.66%
------------------------------------------------------------------------------------------------------------------------------
ALLIANCE GLOBAL                             36.30%         79.34%       136.44%        270.06%              -        334.37%
------------------------------------------------------------------------------------------------------------------------------
  Lipper Global                             44.62%         93.38%       162.57%        205.54%              -        273.03%
------------------------------------------------------------------------------------------------------------------------------
  Benchmark                                 24.93%         79.83%       146.35%        194.99%              -        252.80%
------------------------------------------------------------------------------------------------------------------------------
ALLIANCE GROWTH AND INCOME                  16.77%         73.23%       149.92%             -               -        142.91%
------------------------------------------------------------------------------------------------------------------------------
  Lipper Growth & Income                    12.90%         62.52%       157.04%             -               -        158.01%
------------------------------------------------------------------------------------------------------------------------------
  Benchmark                                 20.71%         86.55%       205.26%             -               -        204.09%
------------------------------------------------------------------------------------------------------------------------------
ALLIANCE GROWTH INVESTORS                   24.57%         67.81%       131.22%        311.69%              -        325.75%
------------------------------------------------------------------------------------------------------------------------------
  Lipper Flexible Portfolio                 10.45%         49.38%       103.90%        204.29%              -        211.11%
------------------------------------------------------------------------------------------------------------------------------
  Benchmark                                 13.77%         76.71%       171.92%        309.28%              -        352.50%
------------------------------------------------------------------------------------------------------------------------------
ALLIANCE HIGH YIELD                         (4.89)%         3.50%        47.67%        125.47%               -       159.53%
------------------------------------------------------------------------------------------------------------------------------
 Lipper High Current Yield                   3.65%         15.25%        51.19%        151.82%              -        166.74%
------------------------------------------------------------------------------------------------------------------------------
 Benchmark #1                                1.57%         18.80%        58.22%        178.72%              -        245.03%
------------------------------------------------------------------------------------------------------------------------------
 Benchmark #2                                3.28%          5.37%         9.07%         11.06%              -         10.04%
------------------------------------------------------------------------------------------------------------------------------
ALLIANCE INTERMEDIATE
  GOVERNMENT SECURITIES                     (1.46)%        10.31%        25.61%             -               -         48.19%
------------------------------------------------------------------------------------------------------------------------------
  Lipper U.S. General Government            (2.60)%        12.55%        32.56%             -               -         64.40%
------------------------------------------------------------------------------------------------------------------------------
  Benchmark                                  0.49%         17.43%        39.81%             -               -         77.41%
------------------------------------------------------------------------------------------------------------------------------
ALLIANCE INTERNATIONAL                     35.59%         40.74%             -              -               -         67.23%
------------------------------------------------------------------------------------------------------------------------------
  Lipper International                      43.24%         69.17%            -              -               -        103.07%
------------------------------------------------------------------------------------------------------------------------------
  Benchmark                                 26.96%         55.06%            -              -               -         79.52%
------------------------------------------------------------------------------------------------------------------------------

-------
  94
--------------------------------------------------------------------------------


                              TABLE 4 (CONTINUED)
        CUMULATIVE RATES OF RETURN FOR PERIODS ENDED DECEMBER 31, 1999:



---------------------------------------------------------------------------------------------------------------------------
                                                                                                             SINCE
                                                                                                           PORTFOLIO
                                          1 YEAR       3 YEARS       5 YEARS      10 YEARS     20 YEARS    INCEPTION*
---------------------------------------------------------------------------------------------------------------------------
ALLIANCE MONEY MARKET                       3.31%        11.10%        19.82%       40.92%           -       157.86%
---------------------------------------------------------------------------------------------------------------------------
 Lipper Money Market                        3.78%        12.64%        22.65%       47.52%           -       178.18%
---------------------------------------------------------------------------------------------------------------------------
 Benchmark                                  4.74%        15.79%        28.88%       63.79%           -       229.35%
---------------------------------------------------------------------------------------------------------------------------
ALLIANCE SMALL CAP GROWTH                  25.90%            -             -            -            -        48.80%
---------------------------------------------------------------------------------------------------------------------------
 Lipper Small Cap                          34.26%            -             -            -            -        62.98%
---------------------------------------------------------------------------------------------------------------------------
 Benchmark                                 43.09%            -             -            -            -        84.91%
---------------------------------------------------------------------------------------------------------------------------
BT EQUITY 500 INDEX                        18.68%            -             -            -            -        46.50%
---------------------------------------------------------------------------------------------------------------------------
 Lipper Standard & Poor's 500 Index        19.36%            -             -            -            -        51.69%
---------------------------------------------------------------------------------------------------------------------------
 Benchmark                                 21.03%            -             -            -            -        55.65%
---------------------------------------------------------------------------------------------------------------------------
BT INTERNATIONAL EQUITY INDEX              25.75%            -             -            -            -        48.98%
---------------------------------------------------------------------------------------------------------------------------
 Lipper International                      43.24%            -             -            -            -        61.58%
---------------------------------------------------------------------------------------------------------------------------
 Benchmark                                 26.96%            -             -            -            -        52.35%
---------------------------------------------------------------------------------------------------------------------------
BT SMALL COMPANY INDEX                     19.10%            -             -            -            -        14.78%
---------------------------------------------------------------------------------------------------------------------------
 Lipper Small Cap                          34.26%            -             -            -            -        37.82%
---------------------------------------------------------------------------------------------------------------------------
 Benchmark                                 21.26%            -             -            -            -        18.17%
---------------------------------------------------------------------------------------------------------------------------
EQ/EVERGREEN                                8.24%            -             -            -            -         8.24%
---------------------------------------------------------------------------------------------------------------------------
 Lipper Growth                             29.78%            -             -            -            -        29.78%
---------------------------------------------------------------------------------------------------------------------------
 Benchmark #1                              21.26%            -             -            -            -        21.26%
---------------------------------------------------------------------------------------------------------------------------
 Benchmark #2                              21.03%            -             -            -            -        21.03%
---------------------------------------------------------------------------------------------------------------------------
EQ/EVERGREEN FOUNDATION                     5.91%            -             -            -            -         5.91%
---------------------------------------------------------------------------------------------------------------------------
 Lipper Balanced                            8.69%            -             -            -            -         8.69%
---------------------------------------------------------------------------------------------------------------------------
 Benchmark                                 11.15%            -             -            -            -        11.15%
---------------------------------------------------------------------------------------------------------------------------
MFS EMERGING GROWTH COMPANIES              71.33%            -             -            -            -       175.82%
---------------------------------------------------------------------------------------------------------------------------
 Lipper Mid-Cap                            51.65%            -             -            -            -       120.85%
---------------------------------------------------------------------------------------------------------------------------
 Benchmark                                 21.26%            -             -            -            -        52.05%
---------------------------------------------------------------------------------------------------------------------------
MFS GROWTH WITH INCOME                      7.25%            -             -            -            -         7.25%
---------------------------------------------------------------------------------------------------------------------------
 Lipper Growth & Income                    12.90%            -             -            -            -        12.90%
---------------------------------------------------------------------------------------------------------------------------
 Benchmark                                 21.03%            -             -            -            -        21.03%
---------------------------------------------------------------------------------------------------------------------------
MFS RESEARCH                               21.45%            -             -            -            -        70.99%
---------------------------------------------------------------------------------------------------------------------------
 Lipper Growth                             29.78%            -             -            -            -       101.13%
---------------------------------------------------------------------------------------------------------------------------
 Benchmark                                 21.03%            -             -            -            -        90.75%
---------------------------------------------------------------------------------------------------------------------------

-------
 95
--------------------------------------------------------------------------------


                              TABLE 4 (CONTINUED)
        CUMULATIVE RATES OF RETURN FOR PERIODS ENDED DECEMBER 31, 1999:



------------------------------------------------------------------------------------------------------------------
                                                                                                        SINCE
                                                                                                      PORTFOLIO
                                         1 YEAR      3 YEARS     5 YEARS     10 YEARS     20 YEARS    INCEPTION*
------------------------------------------------------------------------------------------------------------------
MERCURY BASIC VALUE EQUITY                17.34%          -            -            -            -      49.78%
------------------------------------------------------------------------------------------------------------------
 Lipper Growth & Income                   12.90%          -            -            -            -      56.85%
------------------------------------------------------------------------------------------------------------------
 Benchmark                                21.03%          -            -            -            -      90.75%
------------------------------------------------------------------------------------------------------------------
MERCURY WORLD STRATEGY                    19.71%          -            -            -            -      30.89%
------------------------------------------------------------------------------------------------------------------
 Lipper Global Flexible Portfolio         12.93%          -            -            -            -      35.69%
------------------------------------------------------------------------------------------------------------------
 Benchmark                                13.07%          -            -            -            -      49.16%
------------------------------------------------------------------------------------------------------------------
MORGAN STANLEY EMERGING
  MARKETS EQUITY                          93.10%          -            -            -            -      10.40%
------------------------------------------------------------------------------------------------------------------
 Lipper Emerging Markets                  82.53%          -            -            -            -       7.48%
------------------------------------------------------------------------------------------------------------------
 Benchmark                                66.41%          -            -            -            -       5.32%
------------------------------------------------------------------------------------------------------------------
EQ/PUTNAM BALANCED                        (1.31)%         -            -            -            -      23.48%
------------------------------------------------------------------------------------------------------------------
  Lipper Balanced                          8.69%          -            -            -            -      42.44%
------------------------------------------------------------------------------------------------------------------
  Benchmark                               11.39%          -            -            -            -      61.21%
------------------------------------------------------------------------------------------------------------------
EQ/PUTNAM GROWTH & INCOME
  VALUE                                   (2.69)%         -            -            -            -      24.72%
------------------------------------------------------------------------------------------------------------------
 Lipper Growth & Income                   12.90%          -            -            -            -      56.85%
------------------------------------------------------------------------------------------------------------------
 Benchmark                                21.03%          -            -            -            -      90.75%
------------------------------------------------------------------------------------------------------------------
T. ROWE PRICE EQUITY INCOME                2.16%          -            -            -            -      33.02%
------------------------------------------------------------------------------------------------------------------
  Lipper Equity Income                     6.90%          -            -            -            -      43.31%
------------------------------------------------------------------------------------------------------------------
  Benchmark                               21.03%          -            -            -            -      90.75%
------------------------------------------------------------------------------------------------------------------
T. ROWE PRICE INTERNATIONAL
------------------------------------------------------------------------------------------------------------------
  STOCK                                   30.09%          -            -            -            -      42.40%
------------------------------------------------------------------------------------------------------------------
  Lipper International                    43.24%          -            -            -            -      65.44%
------------------------------------------------------------------------------------------------------------------
  Benchmark                               26.96%          -            -            -            -      56.70%
------------------------------------------------------------------------------------------------------------------
WARBURG PINCUS SMALL COMPANY
  VALUE                                    0.43%          -            -            -            -       5.24%
------------------------------------------------------------------------------------------------------------------
  Lipper Small Cap                        34.26%          -            -            -            -      83.94%
------------------------------------------------------------------------------------------------------------------
  Benchmark #1                            21.26%          -            -            -            -      52.05%
------------------------------------------------------------------------------------------------------------------
  Benchmark #2                            (1.49)%         -            -            -            -      19.99%
------------------------------------------------------------------------------------------------------------------



----------
* Portfolio inception dates are shown in Table 1. Lipper survey and benchmark "since portfolio inception" information are as month-end closest to the actual date of portfolio inception.

-------
  96
--------------------------------------------------------------------------------

                                     TABLE 5
                         YEAR-BY-YEAR RATES OF RETURN:


----------------------------------------------------------------------------------------------------------------
                                                   1990        1991          1992         1993         1994
----------------------------------------------------------------------------------------------------------------
EQ/Aggressive Stock                                6.43%      83.89%        (4.71)%       14.89%      (5.35)%
----------------------------------------------------------------------------------------------------------------
Alliance Common Stock                             (9.59)%     35.69%         1.57%        22.83%      (3.70)%
----------------------------------------------------------------------------------------------------------------
Alliance Conservative Investors                    4.66%      17.97%         4.03%         9.04%      (5.63)%
----------------------------------------------------------------------------------------------------------------
Alliance Equity Index                                 -           -             -             -       (0.26)%
----------------------------------------------------------------------------------------------------------------
Alliance Global                                   (7.58)%     28.47%        (2.10)%       30.01%       3.56%
----------------------------------------------------------------------------------------------------------------
Alliance Growth and Income                            -           -             -         (0.66)%+    (2.16)%
----------------------------------------------------------------------------------------------------------------
Alliance Growth Investors                          8.89%      46.53%         3.22%        13.43%      (4.70)%
----------------------------------------------------------------------------------------------------------------
Alliance High Yield                               (2.70)%     22.48%        10.51%        21.19%      (4.33)%
----------------------------------------------------------------------------------------------------------------
Alliance Intermediate Government Securities           -       10.92%+        3.90%         8.78%      (5.90)%
----------------------------------------------------------------------------------------------------------------
Alliance International                                -           -             -             -           -
----------------------------------------------------------------------------------------------------------------
Alliance Money Market                              6.50%       4.49%         1.91%         1.32%       2.36%
----------------------------------------------------------------------------------------------------------------
Alliance Small Cap Growth                             -           -             -             -           -
----------------------------------------------------------------------------------------------------------------
BT Equity 500 Index                                   -           -             -             -           -
----------------------------------------------------------------------------------------------------------------
BT International Equity Index                         -           -             -             -           -
----------------------------------------------------------------------------------------------------------------
BT Small Company Index                                -           -             -             -           -
----------------------------------------------------------------------------------------------------------------
EQ/Evergreen                                          -           -             -             -           -
----------------------------------------------------------------------------------------------------------------
EQ/Evergreen Foundation                               -           -             -             -           -
----------------------------------------------------------------------------------------------------------------
MFS Emerging Growth Companies                         -           -             -             -           -
----------------------------------------------------------------------------------------------------------------
MFS Growth with Income                                -           -             -             -           -
----------------------------------------------------------------------------------------------------------------
MFS Research                                          -           -             -             -           -
----------------------------------------------------------------------------------------------------------------
Mercury Basic Value Equity                            -           -             -             -           -
----------------------------------------------------------------------------------------------------------------
Mercury World Strategy                                -           -             -             -           -
----------------------------------------------------------------------------------------------------------------
Morgan Stanley Emerging Markets Equity                -           -             -             -           -
----------------------------------------------------------------------------------------------------------------
EQ/Putnam Balanced                                    -           -             -             -           -
----------------------------------------------------------------------------------------------------------------
EQ/Putnam Growth & Income Value                       -           -             -             -           -
----------------------------------------------------------------------------------------------------------------
T. Rowe Price Equity Income                           -           -             -             -           -
----------------------------------------------------------------------------------------------------------------
T. Rowe Price International Stock                     -           -             -             -           -
----------------------------------------------------------------------------------------------------------------
Warburg Pincus Small Company Value                    -           -             -             -           -
----------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------
                                                   1995        1996          1997           1998         1999
----------------------------------------------------------------------------------------------------------------
EQ/Aggressive Stock                               29.54%       20.24%         9.04%         (1.30)%     16.95%
----------------------------------------------------------------------------------------------------------------
Alliance Common Stock                             30.34%       22.28%        27.16%         27.32%      23.20%
----------------------------------------------------------------------------------------------------------------
Alliance Conservative Investors                   18.49%        3.52%        11.43%         12.07%       8.39%
----------------------------------------------------------------------------------------------------------------
Alliance Equity Index                             34.31%       20.42%        30.45%         26.03%      18.46%
----------------------------------------------------------------------------------------------------------------
Alliance Global                                   16.92%       12.76%         9.77%         19.86%      36.30%
----------------------------------------------------------------------------------------------------------------
Alliance Growth and Income                        22.10%       18.16%        24.73%         18.94%      16.77%
----------------------------------------------------------------------------------------------------------------
Alliance Growth Investors                         24.36%       10.80%        14.92%         17.23%      24.57%
----------------------------------------------------------------------------------------------------------------
Alliance High Yield                               18.01%       20.91%        16.58%         (6.66)%     (4.89)%
----------------------------------------------------------------------------------------------------------------
Alliance Intermediate Government Securities       11.52%        2.11%         5.58%          6.03%      (1.46)%
----------------------------------------------------------------------------------------------------------------
Alliance International                             9.97%+       8.04%        (4.60)%         8.81%      35.59%
----------------------------------------------------------------------------------------------------------------
Alliance Money Market                              4.06%        3.64%         3.74%          3.66%       3.31%
----------------------------------------------------------------------------------------------------------------
Alliance Small Cap Growth                             -            -         25.38%+        (5.73)%     25.90%
----------------------------------------------------------------------------------------------------------------
BT Equity 500 Index                                   -            -             -          23.44%      18.68%
----------------------------------------------------------------------------------------------------------------
BT International Equity Index                         -            -             -          18.47%      25.75%
----------------------------------------------------------------------------------------------------------------
BT Small Company Index                                -            -             -          (3.63)%     19.10%
----------------------------------------------------------------------------------------------------------------
EQ/Evergreen                                          -            -             -              -        8.24%
----------------------------------------------------------------------------------------------------------------
EQ/Evergreen Foundation                               -            -             -              -        5.91%
----------------------------------------------------------------------------------------------------------------
MFS Emerging Growth Companies                         -            -         21.32%+        32.70%      71.33%
----------------------------------------------------------------------------------------------------------------
MFS Growth with Income                                -            -             -              -        7.25%
----------------------------------------------------------------------------------------------------------------
MFS Research                                          -            -         14.99%+        22.43%      21.45%
----------------------------------------------------------------------------------------------------------------
Mercury Basic Value Equity                            -            -         15.97%+        10.08%      17.34%
----------------------------------------------------------------------------------------------------------------
Mercury World Strategy                                -            -          3.76%+         5.38%      19.71%
----------------------------------------------------------------------------------------------------------------
Morgan Stanley Emerging Markets Equity                -            -        (20.59)%+      (28.01)%     93.10%
----------------------------------------------------------------------------------------------------------------
EQ/Putnam Balanced                                    -            -         13.43%+        10.30%      (1.31)%
----------------------------------------------------------------------------------------------------------------
EQ/Putnam Growth & Income Value                       -            -         15.15%+        11.30%      (2.69)%
----------------------------------------------------------------------------------------------------------------
T. Rowe Price Equity Income                           -            -         21.01%+         7.60%       2.16%
----------------------------------------------------------------------------------------------------------------
T. Rowe Price International Stock                     -            -         (2.41)%+       12.16%      30.09%
----------------------------------------------------------------------------------------------------------------
Warburg Pincus Small Company Value                    -            -         18.04%+       (11.22)%      0.43%
----------------------------------------------------------------------------------------------------------------



----------
+ Returns for these portfolios represent less than 12 months of performance. The returns are as of each portfolio inception date as shown in Table 1.

----------
  97
--------------------------------------------------------------------------------

COMMUNICATING PERFORMANCE DATA

In reports or other communications to contract owners or in advertising material, we may describe general economic and market conditions affecting our variable investment options and the portfolios and may compare the performance or ranking of those options and the portfolios with:

o those of other insurance company separate accounts or mutual funds included in the rankings prepared by Lipper Analytical Services, Inc., Morningstar, Inc., VARDS, or similar investment services that monitor the performance of insurance company separate accounts or mutual funds;

o other appropriate indices of investment securities and averages for peer universes of mutual funds; or

o    data developed by us derived from such indices or averages.

We also may furnish to present or prospective contract owners advertisements or other communications that include evaluations of a variable investment option or portfolio by nationally recognized financial publications. Examples of such publications are:


--------------------------------------------------------------------------------
 Barron's                         Investment Management Weekly
 Morningstar's Variable           Money Management Letter
   Annuity Sourcebook             Investment Dealers Digest
 Business Week                    National Underwriter
 Forbes                           Pension & Investments
 Fortune                          USA Today
 Institutional Investor           Investor's Business Daily
 Money                            The New York Times
 Kiplinger's Personal Finance     The Wall Street Journal
 Financial Planning               The Los Angeles Times
 Investment Adviser               The Chicago Tribune
--------------------------------------------------------------------------------

Lipper compiles performance data for peer universes of funds with similar investment objectives in its Lipper Survey. Morningstar, Inc. compiles similar data in the Morningstar Variable Annuity/Life Report (Morningstar Report).

The Lipper Survey records performance data as reported to it by over 800 mutual funds underlying variable annuity and life insurance products. It divides these actively managed portfolios into 25 categories by portfolio objectives. The Lipper Survey contains two different universes, which reflect different types of fees in performance data:

o The "separate account" universe reports performance data net of investment management fees, direct operating expenses and asset-based charges applicable under variable life and annuity contracts; and

o The "mutual fund" universe reports performance net only of investment management fees and direct operating expenses, and therefore reflects only charges that relate to the underlying mutual fund.

The Morningstar Variable Annuity/Life Report consists of nearly 700 variable life and annuity funds, all of which report their data net of investment management fees, direct operating expenses and separate account level charges. VARDS is a monthly reporting service that monitors approximately 2,500 variable life and variable annuity funds on performance and account information.

YIELD INFORMATION

Current yield for the Alliance Money Market option will be based on net changes in a hypothetical investment over a given seven-day period, exclusive of capital changes, and then "annualized" (assuming that the same seven-day result would occur each week for 52 weeks). Current yield for the Alliance High Yield option and Alliance Intermediate Government Securities option will be based on net changes in a hypothetical investment over a given 30-day period, exclusive of capital changes, and then "annualized" (assuming that the same 30-day result would occur each month for 12 months).


"Effective yield" is calculated in a similar manner, but when annualized, any income earned by the investment is assumed to be reinvested. The "effective yield" will be slightly higher than the "current yield" because any earnings are compounded weekly for the Alliance Money Market option. The current yields and effective yields assume the deduction of all current contract charges and expenses other than the withdrawal charge, the optional baseBUILDER benefits charge, the annual administrative charge, and any charge

---------
   98
-------------------------------------------------------------------------------


designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. The yields and effective yields for the Alliance Money Market option, when used for the special dollar cost averaging program, assume that no contract charges are deducted. For more information, see "Yield Information for the Alliance Money Market Option, Alliance High Yield Option, and Alliance Intermediate Government Securities Option" in the SAI.

10  Incorporation of certain documents by reference

-------
  99
--------------------------------------------------------------------------------


Equitable Life's Annual Report on Form 10-K for the year ended December 31, 1999, is considered to be a part of this prospectus because it is incorporated by reference.

After the date of this prospectus and before we terminate the offering of the securities under this prospectus, all documents or reports we file with the SEC under the Securities Exchange Act of 1934 ("Exchange Act"), will be considered to become part of this prospectus because they are incorporated by reference.


Any statement contained in a document that is or becomes part of this prospectus, will be considered changed or replaced for purposes of this prospectus if a statement contained in this prospectus changes or is replaced. Any statement that is considered to be a part of this prospectus because of its incorporation will be considered changed or replaced for the purpose of this prospectus if a statement contained in any other subsequently filed document that is considered to be part of this prospectus changes or replaces that statement. After that, only the statement that is changed or replaced will be considered to be part of this prospectus.


We file our Exchange Act documents and reports, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, electronically according to EDGAR under CIK No. 0000727920. The SEC maintains a Web site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov.


Upon written or oral request, we will provide, free of charge, to each person to whom this prospectus is delivered, a copy of any or all of the documents considered to be part of this prospectus because they are incorporated herein. This does not include exhibits not specifically incorporated by reference into the text of such documents. Requests for documents should be directed to The Equitable Life Assurance Society of the United States, 1290 Avenue of the Americas, New York, New York 10104. Attention: Corporate Secretary (telephone:
(212) 554-1234).

Appendix I: Condensed
financial information

--------
 A-1
--------------------------------------------------------------------------------

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT EQ/ALLIANCE TECHNOLOGY WHICH IS BEING OFFERED FOR THE FIRST TIME ON MAY 1, 2000.




----------------------------------------------------------------------------------------------
                                                              YEARS ENDED
                                                     DEC. 31, 1998        DEC. 31, 1999
                                                 -----------------------------------------
EQ/ALLIANCE AGGRESSIVE STOCK
----------------------------------------------------------------------------------------------
 Unit value                                          $  69.37             $  81.12
----------------------------------------------------------------------------------------------
 Number of units outstanding (000s)                       293                  553
----------------------------------------------------------------------------------------------
ALLIANCE COMMON STOCK
----------------------------------------------------------------------------------------------
 Unit value                                          $ 237.18             $ 292.20
----------------------------------------------------------------------------------------------
 Number of units outstanding (000s)                       550                1,434
----------------------------------------------------------------------------------------------
ALLIANCE CONSERVATIVE INVESTORS
----------------------------------------------------------------------------------------------
 Unit value                                          $  21.20             $  22.97
----------------------------------------------------------------------------------------------
 Number of units outstanding (000s)                       659                2,343
----------------------------------------------------------------------------------------------
ALLIANCE EQUITY INDEX
----------------------------------------------------------------------------------------------
 Unit value                                          $  26.73             $  31.67
----------------------------------------------------------------------------------------------
 Number of units outstanding (000s)                         2                   16
----------------------------------------------------------------------------------------------
ALLIANCE GLOBAL
----------------------------------------------------------------------------------------------
 Unit value                                          $  32.58             $  44.41
----------------------------------------------------------------------------------------------
 Number of units outstanding (000s)                       354                1,361
----------------------------------------------------------------------------------------------
ALLIANCE GROWTH AND INCOME
----------------------------------------------------------------------------------------------
 Unit value                                          $  20.99             $  24.51
----------------------------------------------------------------------------------------------
 Number of units outstanding (000s)                     1,853                5,956
----------------------------------------------------------------------------------------------
ALLIANCE GROWTH INVESTORS
----------------------------------------------------------------------------------------------
 Unit value                                          $  34.84             $  43.40
----------------------------------------------------------------------------------------------
 Number of units outstanding (000s)                       694                2,354
----------------------------------------------------------------------------------------------
ALLIANCE HIGH YIELD
----------------------------------------------------------------------------------------------
 Unit value                                          $  27.96             $  26.59
----------------------------------------------------------------------------------------------
 Number of units outstanding (000s)                       801                1,539
----------------------------------------------------------------------------------------------
ALLIANCE INTERMEDIATE GOVERNMENT SECURITIES
----------------------------------------------------------------------------------------------
 Unit value                                          $  15.25             $  15.03
----------------------------------------------------------------------------------------------
 Number of units outstanding (000s)                       929                2,057
----------------------------------------------------------------------------------------------

--------
  A-2
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
                                                     YEARS ENDED
                                            DEC. 31, 1998        DEC. 31, 1999
                                        ----------------------------------------
ALLIANCE INTERNATIONAL
--------------------------------------------------------------------------------
 Unit value                                  $ 12.40              $ 16.81
--------------------------------------------------------------------------------
 Number of units outstanding (000s)              166                  591
--------------------------------------------------------------------------------
ALLIANCE MONEY MARKET
--------------------------------------------------------------------------------
 Unit value                                  $ 25.92              $ 26.78
--------------------------------------------------------------------------------
 Number of units outstanding (000s)            1,566                2,900
--------------------------------------------------------------------------------
EQ/ALLIANCE PREMIER GROWTH
--------------------------------------------------------------------------------
 Unit value                                        -              $ 11.79
--------------------------------------------------------------------------------
 Number of units outstanding (000s)                -                6,304
--------------------------------------------------------------------------------
ALLIANCE SMALL CAP GROWTH
--------------------------------------------------------------------------------
 Unit value                                  $ 11.82              $ 14.88
--------------------------------------------------------------------------------
 Number of units outstanding (000s)              775                1,264
--------------------------------------------------------------------------------
BT EQUITY 500 INDEX
--------------------------------------------------------------------------------
 Unit value                                  $ 12.34              $ 14.65
--------------------------------------------------------------------------------
 Number of units outstanding (000s)            2,426                8,708
--------------------------------------------------------------------------------
BT INTERNATIONAL EQUITY INDEX
--------------------------------------------------------------------------------
 Unit value                                  $ 11.85              $ 14.90
--------------------------------------------------------------------------------
 Number of units outstanding (000s)              242                  804
--------------------------------------------------------------------------------
BT SMALL COMPANY INDEX
--------------------------------------------------------------------------------
 Unit value                                  $  9.64              $ 11.48
--------------------------------------------------------------------------------
 Number of units outstanding (000s)              284                  756
--------------------------------------------------------------------------------
CAPITAL GUARDIAN RESEARCH
--------------------------------------------------------------------------------
 Unit value                                        -              $ 10.61
--------------------------------------------------------------------------------
 Number of units outstanding (000s)                -                   72
--------------------------------------------------------------------------------
CAPITAL GUARDIAN U.S. EQUITY
--------------------------------------------------------------------------------
 Unit value                                        -              $ 10.28
--------------------------------------------------------------------------------
 Number of units outstanding (000s)                -                  126
--------------------------------------------------------------------------------
EQ/EVERGREEN
--------------------------------------------------------------------------------
 Unit value                                        -              $ 10.82
--------------------------------------------------------------------------------
 Number of units outstanding (000s)                -                  139
--------------------------------------------------------------------------------
EQ/EVERGREEN FOUNDATION
--------------------------------------------------------------------------------
 Unit value                                        -              $ 10.59
--------------------------------------------------------------------------------
 Number of units outstanding (000s)                -                  149
--------------------------------------------------------------------------------

-----
 A-3
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------------
                                                         YEARS ENDED
                                                DEC. 31, 1998        DEC. 31, 1999
                                              ----------------------------------------
MFS EMERGING GROWTH COMPANIES
--------------------------------------------------------------------------------------
 Unit value                                      $ 16.10              $ 27.59
--------------------------------------------------------------------------------------
 Number of units outstanding (000s)                1,942                6,114
--------------------------------------------------------------------------------------
MFS GROWTH WITH INCOME
--------------------------------------------------------------------------------------
 Unit value                                            -              $ 10.72
--------------------------------------------------------------------------------------
 Number of units outstanding (000s)                    -                  550
--------------------------------------------------------------------------------------
MFS RESEARCH
--------------------------------------------------------------------------------------
 Unit value                                      $ 14.08              $ 17.10
--------------------------------------------------------------------------------------
 Number of units outstanding (000s)                1,479                3,160
--------------------------------------------------------------------------------------
MERCURY BASIC VALUE EQUITY
--------------------------------------------------------------------------------------
 Unit value                                      $ 12.76              $ 14.98
--------------------------------------------------------------------------------------
 Number of units outstanding (000s)                1,009                2,567
--------------------------------------------------------------------------------------
MERCURY WORLD STRATEGY
--------------------------------------------------------------------------------------
 Unit value                                      $ 10.94              $ 13.09
--------------------------------------------------------------------------------------
 Number of units outstanding (000s)                  140                  273
--------------------------------------------------------------------------------------
MORGAN STANLEY EMERGING MARKETS EQUITY
--------------------------------------------------------------------------------------
 Unit value                                      $  5.72              $ 11.04
--------------------------------------------------------------------------------------
 Number of units outstanding (000s)                  177                1,267
--------------------------------------------------------------------------------------
EQ/PUTNAM BALANCED
--------------------------------------------------------------------------------------
 Unit value                                      $ 12.51              $ 12.35
--------------------------------------------------------------------------------------
 Number of units outstanding (000s)                1,136                2,777
--------------------------------------------------------------------------------------
EQ/PUTNAM GROWTH & INCOME VALUE
--------------------------------------------------------------------------------------
 Unit value                                      $ 12.82              $ 12.47
--------------------------------------------------------------------------------------
 Number of units outstanding (000s)                  867                2,057
--------------------------------------------------------------------------------------
T. ROWE PRICE EQUITY INCOME
--------------------------------------------------------------------------------------
 Unit value                                      $ 13.02              $ 13.30
--------------------------------------------------------------------------------------
 Number of units outstanding (000s)                1,059                2,091
--------------------------------------------------------------------------------------
T. ROWE PRICE INTERNATIONAL STOCK
--------------------------------------------------------------------------------------
 Unit value                                      $ 10.95              $ 14.24
--------------------------------------------------------------------------------------
 Number of units outstanding (000s)                  705                1,488
--------------------------------------------------------------------------------------
WARBURG PINCUS SMALL COMPANY VALUE
--------------------------------------------------------------------------------------
 Unit value                                      $ 10.48              $ 10.53
--------------------------------------------------------------------------------------
 Number of units outstanding (000s)                  560                  972
--------------------------------------------------------------------------------------

Appendix II: Purchase considerations for QP contracts

------
 B-1
--------------------------------------------------------------------------------

Trustees who are considering the purchase of an Equitable Accumulator QP contract should discuss with their tax advisers whether this is an appropriate investment vehicle for the employer's plan. Trustees should consider whether the plan provisions permit the investment of plan assets in the QP contract, the distribution of such an annuity, the purchase of the guaranteed minimum income benefit, and the payment of death benefits in accordance with the requirements of the federal income tax rules. The QP contract and this prospectus should be reviewed in full, and the following factors, among others, should be noted. Assuming continued plan qualification and operation, earnings on qualified plan assets will accumulate value on a tax-deferred basis even if the plan is not funded by the Equitable Accumulator QP contract or another annuity. Therefore, you should purchase an Equitable Accumulator QP Contract to fund a plan for the contract's features and benefits other than tax deferral. This QP contract accepts transfer contributions only and not regular, ongoing payroll contributions. For 401(k) plans under defined contribution plans, no employee after-tax contributions are accepted.


Under defined benefit plans, we will not accept rollovers from a defined contribution plan to a defined benefit plan. We will only accept transfers from a defined benefit plan or a change of investment vehicles in the plan. Only one additional contribution may be made per contract year. For defined benefit plans, the maximum percentage of actuarial value of the plan participant/employee's normal retirement benefit that can be funded by a QP contract is 80%. The account value under a QP contract may at any time be more or less than the lump sum actuarial equivalent of the accrued benefit for a defined benefit plan participant/employee. Equitable Life does not guarantee that the account value under a QP contract will at any time equal the actuarial value of 80% of a participant/employee's accrued benefit. If overfunding of a plan occurs, withdrawals from the QP contract may be required. A withdrawal charge and/or market value adjustment may apply.


Further, Equitable Life will not perform or provide any plan recordkeeping services with respect to the QP contracts. The plan's administrator will be solely responsible for performing or providing for all such services. There is no loan feature offered under the QP contracts, so if the plan provides for loans and a participant/employee takes a loan from the plan, other plan assets must be used as the source of the loan and any loan repayments must be credited to other investment vehicles and/or accounts available under the plan.


Given that required minimum distributions must generally commence from the plan for annuitants after age 70 1/2, trustees should consider whether the QP contract is an appropriate purchase for annuitants approaching or over age
70 1/2.

o The QP contract may not be an appropriate purchase for annuitants approaching or over age 70 1/2; and

o The guaranteed minimum income benefit under baseBuilder may not be an appropriate feature for annuitants who are older than age 63 1/2 when the contract is issued.

Finally, because the method of purchasing the QP contract including the large initial contribution and the features of the QP contract may appeal more to plan participants/employees who are older and tend to be highly paid, and because certain features of the QP contract are available only to plan participants/employees who meet certain minimum and/or maximum age requirements, plan trustees should discuss with their advisers whether the purchase of the QP contract would cause the plan to engage in prohibited discrimination in contributions, benefits or otherwise.

Appendix III: Market value adjustment example

------
 C-1
--------------------------------------------------------------------------------


The example below shows how the market value adjustment would be determined and how it would be applied to a withdrawal, assuming that $100,000 was allocated on February 15, 2001 to a fixed maturity option with a maturity date of February 15, 2010 (nine years later) at a hypothetical rate to maturity of 7.00%, resulting in a maturity value of $183,846 on the maturity date. We further assume that a withdrawal of $50,000 is made four years later on February 15, 2005.



--------------------------------------------------------------------------------------------
                                                                      HYPOTHETICAL ASSUMED
                                                                      RATE TO MATURITY ON
                                                                       FEBRUARY 15, 2005
--------------------------------------------------------------------------------------------
                                                                        5.00%        9.00%
--------------------------------------------------------------------------------------------
AS OF FEBRUARY 15, 2005 (BEFORE WITHDRAWAL)
--------------------------------------------------------------------------------------------
(1) Market adjusted amount                                           $144,048    $ 119,487
--------------------------------------------------------------------------------------------
(2) Fixed maturity amount                                            $131,080    $ 131,080
--------------------------------------------------------------------------------------------
(3) Market value adjustment:
   (1) - (2)                                                         $ 12,968    $ (11,593)
--------------------------------------------------------------------------------------------
ON FEBRUARY 15, 2005 (AFTER WITHDRAWAL)
--------------------------------------------------------------------------------------------
(4) Portion of market value adjustment associated with withdrawal:
   (3) x [$50,000/(1)]                                               $  4,501    $  (4,851)
--------------------------------------------------------------------------------------------
(5) Reduction in fixed maturity amount:
   [$50,000 - (4)]                                                   $ 45,499    $  54,851
--------------------------------------------------------------------------------------------
(6) Fixed maturity amount: (2) - (5)                                 $ 85,581    $  76,229
--------------------------------------------------------------------------------------------
(7) Maturity value                                                   $120,032    $ 106,915
--------------------------------------------------------------------------------------------
(8) Market adjusted amount of (7)                                    $ 94,048    $  69,487
--------------------------------------------------------------------------------------------


You should note that under this example if a withdrawal is made when rates have increased from 7.00% to 9.00% (right column), a portion of a negative market value adjustment is realized. On the other hand, if a withdrawal is made when rates have decreased from 7.00% to 5.00% (left column), a portion of a positive market value adjustment is realized.

Appendix IV: Guaranteed minimum death benefit example


------
 D-1
--------------------------------------------------------------------------------

The death benefit under the contracts is equal to the account value or, if greater, the guaranteed minimum death benefit.

The following illustrates the guaranteed minimum death benefit calculation. Assuming $100,000 is allocated to the variable investment options (with no allocation to the Alliance Money Market option, Alliance Intermediate Government Securities option or the fixed maturity options), no additional contributions, no transfers and no withdrawals, and no loans under a Rollover TSA contract, the guaranteed minimum death benefit for an annuitant age 45 would be calculated as follows:

-------------------------------------------------------------------------------------------------
   END OF                          5% ROLL UP TO AGE 80      ANNUAL RATCHET TO AGE 80
 CONTRACT                          GUARANTEED MINIMUM         GUARANTEED MINIMUM
   YEAR         ACCOUNT VALUE       DEATH BENEFIT(1)             DEATH BENEFIT
-------------------------------------------------------------------------------------------------
  1              $105,000             $  105,000(1)              $  105,000(3)
-------------------------------------------------------------------------------------------------
  2              $115,500             $  110,250(2)              $  115,500(3)
-------------------------------------------------------------------------------------------------
  3              $129,360             $  115,763(2)              $  129,360(3)
-------------------------------------------------------------------------------------------------
  4              $103,488             $  121,551(1)              $  129,360(4)
-------------------------------------------------------------------------------------------------
  5              $113,837             $  127,628(1)              $  129,360(4)
-------------------------------------------------------------------------------------------------
  6              $127,497             $  134,010(1)              $  129,360(4)
-------------------------------------------------------------------------------------------------
  7              $127,497             $  140,710(1)              $  129,360(4)
-------------------------------------------------------------------------------------------------

The account values for contract years 1 through 7 are based on hypothetical rates of return of 5.00%, 10.00%, 12.00%, (20.00)%, 10.00%, 12.00% and 0.00%. We
are using these rates solely to illustrate how the benefit is determined. The return rates bear no relationship to past or future investment results.

5% ROLL UP TO AGE 80
(1) At the end of contract year 1, and again at the end of contract years 4 through 7, the death benefit will be equal to the guaranteed minimum death benefit.

(2) At the end of contract years 2 and 3, the death benefit will be equal to the current account value since it is higher than the current guaranteed minimum death benefit.

ANNUAL RATCHET TO AGE 80
(3) At the end of contract years 1 through 3, the guaranteed minimum death benefit is equal to the current account value.

(4) At the end of contract years 4 through 7, the guaranteed minimum death benefit is equal to the guaranteed minimum death benefit at the end of the prior year since it is equal to or higher than the current account value.

Appendix V: Example of payments under the Assured Payment Option and APO Plus

--------
 E-1
--------------------------------------------------------------------------------


The second column in the chart below illustrates the payments for a male age 70 who purchased the Assured Payment Option on March 15, 2000 with a single contribution of $100,000, with increasing annual payments. The payments are to commence on March 15, 2001. It assumes that the fixed period is 15 years and that the life contingent annuity will provide payments on a single life basis. Based on the rates to maturity for the fixed maturity options and the current purchase rate for the life contingent annuity, on March 15, 2000, the initial payment would be $6,929.75 and would increase in each three-year period to a final payment of $10,145.85. The first payment under the life contingent annuity would be $11,160.43.

The rates to maturity as of March 15, 2000 for fixed maturity options maturing on February 15, 2001 through 2015 are: 4.45%, 5.16%, 5.68%, 5.76%, 5.87%, 5.95%,
6.02%, 6.08%, 6.17%, 6.23%, 5.72%, 5.72%, 5.72%, 5.72% and 5.72%, respectively.

Alternatively as shown in the third and fourth columns, this individual could purchase APO Plus with the same $100,000 contribution, with the same fixed period and the life contingent annuity on a single life basis. Assuming election of the Alliance Common Stock option based on the rates to maturity for the fixed maturity options and the current purchase rate for the life contingent annuity, on March 15, 2000, the same initial payment of $6,929.75 would be purchased under APO Plus. However, unlike the payment under the Assured Payment Option that will increase every three years, this initial payment under APO Plus is not guaranteed to increase. Therefore, only $78,608.66 is needed to purchase the initial payment stream, and the remaining $21,391.34 is invested in the variable investment options. Any future increase in payments under APO Plus will depend on the investment performance in the Alliance Common Stock option.

Assuming hypothetical average annual rates of return of 0% and 8% (after deduction of charges) for the variable investment option, the value in the variable investment option would grow to $21,391.34 and $28,931.37 respectively as of February 15, 2004. A portion of this amount is used to purchase the increase in the payments for the fourth year. The remainder will stay in the variable investment option to be drawn upon for the purchase of increases in payments at for each third year thereafter during the fixed period and at the end of the fixed period under the life contingent annuity. Based on the rates to maturity for the fixed maturity options and purchase rates for the life contingent annuity as of March 15, 2000, the third and fourth columns illustrate the increasing payments that would be purchased under APO Plus assuming 0% and 8% rates of return respectively.


Under both options, while you are living payments increase annually after the 16th year under the life contingent annuity based on the increase, if any, in the Consumer Price Index, but in no event greater than 3% per year.

ANNUAL PAYMENTS

--------------------------------------------------------------------------------

              GUARANTEED INCREASING        ILLUSTRATIVE        ILLUSTRATIVE
              PAYMENTS UNDER THE        PAYMENTS UNDER     PAYMENTS UNDER
   YEARS    ASSURED PAYMENT OPTION      APO PLUS AT 0%     APO PLUS AT 8%
--------------------------------------------------------------------------------
   1-3           $  6,830.91             $ 6,830.91         $  6.830.91
--------------------------------------------------------------------------------
   4-6           $  7,514.00             $ 7,136.01         $  7,734.43
--------------------------------------------------------------------------------
   7-9           $  8,265.40             $ 7,549.09         $  8,662.57
--------------------------------------------------------------------------------
  10-12          $  9,091.94             $ 7,976.62         $  9,645.68
--------------------------------------------------------------------------------
  13-15          $ 10,001.14             $ 8,385.16         $ 10,645.18
--------------------------------------------------------------------------------
    16           $ 11,001.25             $ 8,726.89         $ 11,591.27
--------------------------------------------------------------------------------

-----
 E-2
--------------------------------------------------------------------------------


As described above, a portion of the illustrated contribution is applied to the life contingent annuity. This amount will generally be larger under the Assured Payment Option than under APO Plus. Also, a larger portion of the contribution will be allocated to fixed maturity options under the former than the latter. In this illustration, $80,415.69 is allocated under the Assured Payment Option to the fixed maturity options and under APO Plus, $68,025.05 is allocated to the fixed maturity options. In addition, under APO Plus $21,391.34 is allocated to the variable investment option. The balance of the $100,000 ($19,584.31 and $10,583.61, respectively) is applied to the life contingent annuity.


The rates of return of 0% and 8% are for illustrative purposes only and are not intended to represent an expected or guaranteed rate of return. Your investment results will vary. Payments will also depend on the the rates to maturity and life contingent annuity purchase rates in effect on the day the contribution is applied. It is assumed that no lump sum withdrawals are taken.

Appendix VI: Assured Payment Option and APO Plus contracts issued in the state of Maryland

--------
 F-1
--------------------------------------------------------------------------------

THE FOLLOWING INFORMATION SPECIFIES THE VARIATIONS THAT RELATE TO THE ASSURED PAYMENT OPTION AND APO PLUS CONTRACTS ISSUED IN MARYLAND.

The Assured Payment Option and APO Plus (available only as traditional IRAs) are issued as separate contracts rather than as a distribution option under a Rollover IRA or Flexible Premium IRA contract.

You may purchase an Assured Payment Option of APO Plus contract with a minimum single contribution of $10,000. You may also choose to apply the account value from a Flexible Premium IRA or Rollover IRA contract to purchase an Assured Payment Option or APO Plus contract. Your account value will be applied as a single contribution.

We will allocate your single contribution in the same manner as described under "Assured Payment Option and APO Plus" earlier in this prospectus. You are not permitted to make additional contributions under the Assured Payment Option and APO Plus.

PAYMENTS. Your payments must begin within 13 months after the contract date. You may not elect to defer your payments.

DEATH BENEFIT. If you die during the fixed period, we will continue payments to your designated beneficiary. Your beneficiary may choose to discontinue the payments and receive a lump sum amount. If the lump sum is elected within one year of your death, the amount will be equal the death benefit payable under the Assured Payment Option and APO Plus.

TERMINATING THE CONTRACT. You may choose to terminate the contract by surrendering the contract as described under "Surrendering your contract to receive its cash value." We will return the contract to you with a notation that the life contingent annuity is still in effect. The date payments are to start under the life contingent annuity will be moved forward.


TAX INFORMATION. The Assured Payment Option and APO Plus contracts have not been submitted to the IRS for approval as to form for use as a traditional IRA. However, we believe that those contracts as currently offered comply with the requirements of the Internal Revenue Code.

Statement of additional information
--------------------------------------------------------------------------------
TABLE OF CONTENTS






                                                                                        PAGE

Unit Values                                                                              2
Custodian and Independent Accountants                                                    3
Yield Information for the Alliance Money Market Option, Alliance High Yield Option,
 and Alliance Intermediate Government Securities Option                                  3
Financial Statements                                                                    12


HOW TO OBTAIN AN EQUITABLE ACCUMULATOR STATEMENT OF ADDITIONAL INFORMATION FOR SEPARATE ACCOUNT NO. 45

Send this request form to:
  Equitable Accumulator
  P.O. Box 1547
  Secaucus, NJ 07096-1547

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -


Please send me an Equitable Accumulator SAI for Separate Account No. 45 dated
 May 1, 2000.


------------------------------------------------------------------------------
Name:


------------------------------------------------------------------------------
Address:


------------------------------------------------------------------------------
City           State   Zip


(IM-95-02 SAI(05/00))

 EQUITABLE ACCUMULATOR(SM)

 A combination variable and fixed deferred annuity contract

 PROSPECTUS DATED MAY 1, 2000


 Please read and keep this prospectus for future reference. It contains important information that you should know before purchasing or taking any other action under your contract. Also, at the end of this prospectus you will find attached the prospectus for EQ Advisors Trust, which contains important information about its portfolios.
 -------------------------------------------------------------------------------


 WHAT IS THE EQUITABLE ACCUMULATOR?

 Equitable Accumulator is a deferred annuity contract issued by THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES. It provides for the accumulation of retirement savings and for income. The contract offers income and death benefit protection. It also offers a number of payout options. You invest to accumulate value on a tax-deferred basis in one or more of our variable investment options, fixed maturity options, or the account for special dollar cost averaging ("investment options"). This contract may not be available in all states.

--------------------------------------------------------------------------------
 VARIABLE INVESTMENT OPTIONS
--------------------------------------------------------------------------------
 o EQ/Aggressive Stock(1)            o J.P. Morgan Core Bond(3)
 o Alliance Common Stock             o Lazard Large Cap Value
 o Alliance High Yield               o Lazard Small Cap Value
 o Alliance Money Market             o MFS Emerging Growth
 o EQ/Alliance Premier Growth            Companies
 o Alliance Small Cap Growth         o MFS Growth with Income
 o EQ/Alliance Technology(2)         o MFS Research
 o BT Equity 500 Index               o Mercury Basic Value Equity(4)
 o BT International Equity Index     o Mercury World Strategy(5)
 o BT Small Company Index            o Morgan Stanley Emerging
 o Capital Guardian International        Markets Equity
 o Capital Guardian Research         o EQ/Putnam Growth & Income
 o Capital Guardian U.S. Equity          Value
 o EQ/Evergreen                      o EQ/Putnam International Equity
 o EQ/Evergreen Foundation           o EQ/Putnam Investors Growth
--------------------------------------------------------------------------------
---------------------
 (1)   Formerly named "Alliance Aggressive Stock."
 (2)   May not be available in California.
 (3)   Formerly named "JPM Core Bond."
 (4)   Formerly named "Merrill Lynch Basic Value Equity."
 (5)   Formerly named "Merrill Lynch World Strategy."


 You may allocate amounts to any of the variable investment options. Each variable investment option is a subaccount of our Separate Account No. 49. Each variable investment option, in turn, invests in a corresponding securities portfolio of EQ Advisors Trust. Your investment results in a variable investment option will depend on the investment performance of the related portfolio.

 FIXED MATURITY OPTIONS. You may allocate amounts to one or more fixed maturity options. These amounts will receive a fixed rate of interest for a specified period. Interest is earned at a guaranteed rate set by us. We make a market value adjustment (up or down) if you make transfers or withdrawals from a fixed maturity option before its maturity date.

 ACCOUNT FOR SPECIAL DOLLAR COST AVERAGING. This account also pays fixed interest at guaranteed rates.

 TYPES OF CONTRACTS. We offer the contracts for use as:

 o  A nonqualified annuity ("NQ") for after-tax contributions only.

 o  An individual retirement annuity ("IRA"), either traditional IRA or Roth
    IRA.

    We offer two versions of the traditional IRA: "Rollover IRA" and "Flexible Premium IRA." We also offer two versions of the Roth IRA: "Roth Conversion IRA" and "Flexible Premium Roth IRA."

 o An annuity that is an investment vehicle for a qualified defined contribution or defined benefit plan ("QP").

 o An Internal Revenue Code Section 403(b) Tax-Sheltered Annuity ("TSA") - ("Rollover TSA").

 A contribution of at least $5,000 is required to purchase an NQ, Rollover IRA, Roth Conversion IRA, QP, or Rollover TSA contract. For Flexible Premium IRA or Flexible Premium Roth IRA contracts, we require a contribution of $2,000 to purchase a contract.


 Registration statements relating to this offering have been filed with the Securities and Exchange Commission ("SEC"). The statement of additional information ("SAI") dated May 1, 2000 is a part of one of the registration statements. The SAI is available free of charge. You may request one by writing to our processing office or calling 1-800-789-7771. The SAI has been incorporated by reference into this prospectus. This prospectus and the SAI can also be obtained from the SEC's Web site at http://www.sec.gov. The table of contents for the SAI appears at the back of this prospectus.


 THE SEC HAS NOT APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE CONTRACTS ARE NOT INSURED BY THE FDIC OR ANY OTHER AGENCY. THEY ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK AND ARE NOT BANK GUARANTEED. THEY ARE SUBJECT TO INVESTMENT RISKS AND POSSIBLE LOSS OF PRINCIPAL.


                                                                  72085
                                                                  1999 PORTFOLIO

Contents of this prospectus

----------------
       2
--------------------------------------------------------------------------------


EQUITABLE ACCUMULATOR(SM)

---------------------------------------------------------------
Index of key words and phrases                                4
Who is Equitable Life?                                        5
How to reach us                                               6
Equitable Accumulator at a glance - key features              8

---------------------------------------------------------------
FEE TABLE                                                    11
---------------------------------------------------------------
Examples                                                     14
Condensed financial information                              15
---------------------------------------------------------------

1
---------------------------------------------------------------
CONTRACT FEATURES AND BENEFITS                               16
---------------------------------------------------------------
How you can purchase and contribute to your contract         16
Owner and annuitant requirements                             21
How you can make your contributions                          21
What are your investment options under the contract?         21
Allocating your contributions                                25
Your benefit base                                            26
Annuity purchase factors                                     27
Our baseBUILDER option                                       27
Guaranteed minimum death benefit                             29
Your right to cancel within a certain number of days         30

2
---------------------------------------------------------------
DETERMINING YOUR CONTRACT'S VALUE                            31
---------------------------------------------------------------
Your account value and cash value                            31
Your contract's value in the variable
investment options                                           31
Your contract's value in the fixed maturity options          31
Your contract's value in the account for special dollar
   cost averaging                                            31
--------------------------------------------------------------------------------


"We," "our," and "us" refer to Equitable Life.

When we address the reader of this prospectus with words such as "you" and "your," we mean the person who has the right or responsibility that the prospectus is discussing at that point. This is usually the contract owner.

When we use the word "contract" it also includes certificates that are issued under group contracts in some states.

                                                                      ----------
                                                                               3
--------------------------------------------------------------------------------



3
------------------------------------------------------------------
TRANSFERRING YOUR MONEY AMONG
   INVESTMENT OPTIONS                                           32
------------------------------------------------------------------
Transferring your account value                                 32
Market timing                                                   32
Rebalancing your account value                                  32

4
------------------------------------------------------------------
ACCESSING YOUR MONEY                                            33
------------------------------------------------------------------
Withdrawing your account value                                  33
How withdrawals are taken from your account value               34
How withdrawals affect your guaranteed minimum
   income benefit and guaranteed minimum death
   benefit                                                      34
Loans under Rollover TSA contracts                              35
Surrendering your contract to receive its cash value            36
When to expect payments                                         36
Your annuity payout options                                     36

5
------------------------------------------------------------------
CHARGES AND EXPENSES                                            40
------------------------------------------------------------------
Charges that Equitable Life deducts                             40
Charges that EQ Advisors Trust deducts                          42
Group or sponsored arrangements                                 42
Other distribution arrangements                                 43

6
------------------------------------------------------------------
PAYMENT OF DEATH BENEFIT                                        44
------------------------------------------------------------------
Your beneficiary and payment of benefit                         44
How death benefit payment is made                               45
Beneficiary continuation option                                 45

7
------------------------------------------------------------------
TAX INFORMATION                                                 47
------------------------------------------------------------------
Overview                                                        47
Transfers among investment options                              47
Taxation of nonqualified annuities                              47
Individual retirement arrangements (IRAs)                       49
Special rules for nonqualified contracts in qualified plans     59
Tax-Sheltered Annuity contracts (TSAs)                          59
Federal and state income tax withholding and
   information reporting                                        64
Impact of taxes to Equitable Life                               65

8
------------------------------------------------------------------
MORE INFORMATION                                                66
------------------------------------------------------------------
About our Separate Account No. 49                               66
About EQ Advisors Trust                                         66
About our fixed maturity options                                67
About the general account                                       68
About other methods of payment                                  68
Dates and prices at which contract events occur                 69
About your voting rights                                        70
About legal proceedings                                         71
About our independent accountants                               71
Financial statements                                            71
Transfers of ownership, collateral assignments, loans,
   and borrowing                                                71
Distribution of the contracts                                   71

9
------------------------------------------------------------------
INVESTMENT PERFORMANCE                                          72
------------------------------------------------------------------
Benchmarks                                                      72
Communicating performance data                                  81

10
------------------------------------------------------------------
INCORPORATION OF CERTAIN DOCUMENTS BY
   REFERENCE                                                    83
------------------------------------------------------------------


------------------------------------------------------------------
APPENDICES
------------------------------------------------------------------
I  -- Condensed financial information                          A-1
II -- Purchase considerations for QP contracts                 B-1
III-- Market value adjustment example                          C-1
IV -- Guaranteed minimum death benefit example                 D-1

------------------------------------------------------------------
STATEMENT OF ADDITIONAL INFORMATION
   TABLE OF CONTENTS
-------------------------------------------------------------

Index of key words and phrases


                                                                        --------
                                                                               4
--------------------------------------------------------------------------------

This index should help you locate more information on the terms used in this prospectus.

                                         PAGE

  account for special dollar cost
    averaging                             24
  account value                           31
  annuitant                               16
  annuity payout options                  36
  baseBUILDER                             27
  beneficiary                             44
  benefit base                            26
  business day                            69
  cash value                              31
  conduit IRA                             53
  contract date                           10
  contract date anniversary               10
  contract year                           10
  contributions to Roth IRAs              56
    regular contributions                 56
    rollovers and direct transfers        57
    conversion contributions              57
  contributions to traditional IRAs       50
    regular contributions                 50
    rollovers and transfers               51
  EQAccess                                 6
  ERISA                                   35
  fixed maturity options                  23
  Flexible Premium IRA                  cover
  Flexible Premium Roth IRA             cover
  guaranteed minimum death benefit        29
  guaranteed minimum income benefit       27
  IRA                                     49
  IRS                                     47
  investment options                      21
  loan reserve account                    35
  market adjusted amount                  24
  market value adjustment                 24
  maturity value                          23
  NQ                                    cover
  participant                             21
  portfolio                             cover
  processing office                        6
  QP                                      59
  rate to maturity                        23
  Required Beginning Date                 54
  Rollover IRA                          cover
  Rollover TSA                          cover
  Roth Conversion IRA                   cover
  Roth IRA                                56
  SAI                                   cover
  SEC                                   cover
  TOPS                                     6
  TSA                                     59
  traditional IRA                         50
  unit                                    31
  variable investment options             21


To make this prospectus easier to read, we sometimes use different words than in the contract or supplemental materials. This is illustrated below. Although we use different words, they have the same meaning in this prospectus as in the contract or supplemental materials. Your registered representative can provide further explanation about your contract.




----------------------------------------------------------------------
 PROSPECTUS                         CONTRACT OR SUPPLEMENTAL MATERIALS
----------------------------------------------------------------------

  fixed maturity options           Guarantee Periods (Guaranteed Fixed
                                   Interest Accounts in supplemental materials)
  variable investment options      Investment Funds
  account value                    Annuity Account Value
  rate to maturity                 Guaranteed Rates
  unit                             Accumulation Unit
  baseBUILDER                      Guaranteed Minimum Income Benefit
----------------------------------------------------------------------

Who is Equitable Life?

                                                                 ---------------
                                                                               5
--------------------------------------------------------------------------------

 We are The Equitable Life Assurance Society of the United States ("Equitable Life"), a New York stock life insurance corporation. We have been doing business since 1859. Equitable Life is a subsidiary of AXA Financial, Inc. (previously, The Equitable Companies Incorporated). The majority shareholder of AXA Financial, Inc. is AXA, a French holding company for an international group of insurance and related financial services companies. As a majority shareholder, and under its other arrangements with Equitable Life and Equitable Life's parent, AXA exercises significant influence over the operations and capital structure of Equitable Life and its parent. No company other than Equitable Life, however, has any legal responsibility to pay amounts that Equitable Life owes under the contract.


 AXA Financial, Inc. and its consolidated subsidiaries managed approximately $462.7 billion in assets as of December 31, 1999. For over 100 years Equitable Life has been among the largest insurance companies in the United States. We are licensed to sell life insurance and annuities in all fifty states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands. Our home office is located at 1290 Avenue of the Americas, New York, N.Y. 10104.

----------
   6
--------------------------------------------------------------------------------

 HOW TO REACH US

 You may communicate with our processing office as listed below for any of the following purposes:

---------------------------------------------
FOR CONTRIBUTIONS SENT BY REGULAR MAIL:
---------------------------------------------
Equitable Accumulator
P.O. Box 13014
Newark, NJ 07188-0014

---------------------------------------------
FOR CONTRIBUTIONS SENT BY EXPRESS DELIVERY:
---------------------------------------------
Equitable Accumulator
c/o Bank One, N.A.
300 Harmon Meadow Boulevard, 3rd Floor
Attn: Box 13014
Secaucus, NJ 07094

---------------------------------------------
FOR ALL OTHER COMMUNICATIONS (E.G.,
REQUESTS FOR TRANSFERS, WITHDRAWALS, OR
REQUIRED NOTICES) SENT BY REGULAR MAIL:
---------------------------------------------
Equitable Accumulator
P.O. Box 1547
Secaucus, NJ 07096-1547

---------------------------------------------
FOR ALL OTHER COMMUNICATIONS (E.G.,
REQUESTS FOR TRANSFERS, WITHDRAWALS, OR
REQUIRED NOTICES) SENT BY EXPRESS DELIVERY:
---------------------------------------------
Equitable Accumulator
200 Plaza Drive, 4th Floor
Secaucus, NJ 07094

---------------------------------------------
REPORTS WE PROVIDE:
---------------------------------------------

 o  written confirmation of financial transactions;

 o statement of your contract values at the close of each calendar quarter (four per year); and

 o annual statement of your contract values as of the close of the contract year.




------------------------------------
TELEPHONE OPERATED PROGRAM SUPPORT
("TOPS") AND EQACCESS SYSTEMS:
------------------------------------

 TOPS is designed to provide you with up-to-date information via touch-tone telephone. EQAccess is designed to provide this information through the Internet. You can obtain information on:


 o  your current account value;


 o your current allocation percentages (anticipated to be available through EQAccess by the end of 2000);


 o  the number of units you have in the variable investment options;


 o  rates to maturity for the fixed maturity options;

 o  the daily unit values for the variable investment options; and

 o performance information regarding the variable investment options (not available through TOPS).


You can also:


 o change your allocation percentages and/or transfer among the investment options (anticipated to be available through EQAccess by the end of 2000);

 o change your TOPS personal identification number (PIN) (not available through EQAccess); and

 o  change your EQAccess password (not available through TOPS).

 TOPS and EQAccess are normally available seven days a week, 24 hours a day. You may use TOPS by calling toll free 1-888-909-7770. You may use EQAccess by visiting our Web site at http://www.equitable.com and clicking EQAccess. Of course, for reasons beyond our control, these services may sometimes be unavailable.

 We have established procedures to reasonably confirm that the instructions communicated by telephone or Internet are

                                                                      ----------
                                                                               7
--------------------------------------------------------------------------------


 genuine. For example, we will require certain personal identification information before we will act on telephone or Internet instructions and we will provide written confirmation of your transfers. If we do not employ reasonable procedures to confirm the genuineness of telephone or Internet instructions, we may be liable for any losses arising out of any act or omission that constitutes negligence, lack of good faith, or willful misconduct. In light of our procedures, we will not be liable for following telephone or Internet instructions we reasonably believe to be genuine.

 We reserve the right to limit access to these services if we determine that you are engaged in a market timing strategy (see "Market timing" in "Transferring your money among investment options").




---------------------------------------------------------------
 CUSTOMER SERVICE REPRESENTATIVE:
---------------------------------------------------------------
You may also use our toll-free number (1-800-789-7771) to speak with one of our customer service representatives. Our customer service representatives are available on any business day from 8:30 a.m. until 5:30 p.m., Eastern time.


 WE REQUIRE THAT THE FOLLOWING TYPES OF COMMUNICATIONS BE ON SPECIFIC FORMS WE PROVIDE FOR THAT PURPOSE:

 (1) authorization for telephone transfers by your registered representative;


 (2) conversion of a traditional IRA to a Roth Conversion IRA or Flexible Premium Roth IRA contract;


 (3) election of the automatic investment program;

 (4) election of the rebalancing program;

 (5) requests for loans under Rollover TSA contracts;


 (6) spousal consent for loans under Rollover TSA contracts;

 (7) tax withholding election; and

 (8) election of the beneficiary continuation option.


 WE ALSO HAVE SPECIFIC FORMS THAT WE RECOMMEND YOU USE FOR THE FOLLOWING TYPES OF REQUESTS:

 (1) address changes;

 (2) beneficiary changes;


 (3) transfers between investment options; and

 (4) contract surrender and withdrawal requests.



 TO CANCEL OR CHANGE ANY OF THE FOLLOWING WE REQUIRE WRITTEN NOTIFICATION GENERALLY AT LEAST SEVEN CALENDAR DAYS BEFORE THE NEXT SCHEDULED TRANSACTION:

 (1) automatic investment program;

 (2) general dollar cost averaging;

 (3) rebalancing;

 (4) special dollar cost averaging;

 (5) substantially equal withdrawals;

 (6) systematic withdrawals; and

 (7) the date annuity payments are to begin.


 You must sign and date all these requests. Any written request that is not on one of our forms must include your name and your contract number along with adequate details about the notice you wish to give or the action you wish us to take.


 SIGNATURES:

 The proper person to sign forms, notices and requests would normally be the owner. If there are joint owners both must sign.

 EQUITABLE ACCUMULATOR AT A GLANCE - KEY FEATURES

--------
    8
--------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------------
PROFESSIONAL                 Equitable Accumulator's variable investment options invest in different portfolios managed
INVESTMENT                   by professional investment advisers.
MANAGEMENT
------------------------------------------------------------------------------------------------------------------------------------
FIXED MATURITY               o 10 fixed maturity options with maturities ranging from approximately 1 to 10 years.
OPTIONS                      o Each fixed maturity option offers a guarantee of principal and interest rate if you hold it to maturity.
                             -------------------------------------------------------------------------------------------------------
                             If you make withdrawals or transfers from a fixed maturity option before maturity, there will be a market value adjustment due to differences in interest rates. This may increase or decrease any value that you have left in that fixed maturity option. If you surrender your contract, a market value adjustment may also apply.
------------------------------------------------------------------------------------------------------------------------------------
ACCOUNT FOR SPECIAL DOLLAR   Available for dollar cost averaging all or a portion of your initial contribution.
COST AVERAGING
------------------------------------------------------------------------------------------------------------------------------------
TAX ADVANTAGES               o On earnings inside        No tax on any dividends, interest or capital gains until you
                               the contract              make withdrawals from your contract or receive annuity
                                                         payments.
                             -------------------------------------------------------------------------------------------------------
                             o On transfers inside       No tax on transfers among investment options.
                               the contract
                             -------------------------------------------------------------------------------------------------------
                             If you are buying a contract to fund a retirement plan that already provides tax deferral under sections of the Internal Revenue Code, you should do so for the contract's features and benefits other than tax deferral. In such situations, the tax deferral of the contract does not provide necessary or additional benefits.
------------------------------------------------------------------------------------------------------------------------------------
BASEBUILDER(R)               baseBUILDER combines a guaranteed minimum income benefit with a guaranteed minimum death benefit provided under the contract. The guaranteed minimum income benefit provides income protection for you while the annuitant lives. The guaranteed minimum death benefit provides a death benefit for the beneficiary should the annuitant die.
------------------------------------------------------------------------------------------------------------------------------------
CONTRIBUTION AMOUNTS         o NQ, Rollover IRA, Roth Conversion IRA, QP, and Rollover TSA contracts
                               o Initial minimum:          $5,000
                               o Additional minimum:       $1,000
                                                           $100 monthly and $300 quarterly under our automatic investment program (NQ contracts)
                             -------------------------------------------------------------------------------------------------------
                             o Flexible Premium IRA and Flexible Premium Roth IRA contracts
                               o Initial minimum:          $2,000
                               o Additional minimum:       $50 ($50 under our automatic investment program)
                             -------------------------------------------------------------------------------------------------------
                             Maximum contribution limitations may apply.
------------------------------------------------------------------------------------------------------------------------------------

                                                                           -----
                                                                               9
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
ACCESS TO YOUR MONEY   o Lump sum withdrawals
                       o Several withdrawal options on a periodic basis
                       o Loans under Rollover TSA contracts
                       o Contract surrender

                       You may incur a withdrawal charge for certain withdrawals or if you surrender your contract. You may also incur income tax and a tax penalty.
------------------------------------------------------------------------------------------------------------------------------------
PAYOUT ALTERNATIVES    o Fixed annuity payout options
                       o Variable Immediate Annuity payout options
                       o Income Manager(Registered Trademark) payout options
------------------------------------------------------------------------------------------------------------------------------------
ADDITIONAL FEATURES    o Guaranteed minimum death benefit even if you do not elect baseBUILDER
                       o Dollar cost averaging
                       o Automatic investment program
                       o Account value rebalancing (quarterly, semiannually, and annually)
                       o Free transfers
                       o Waiver of withdrawal charge for disability, te rminal illness, or confinement to a nursing home
------------------------------------------------------------------------------------------------------------------------------------
FEES AND CHARGES       o Daily charges on amounts invested in variable investment options for mortality and expense risks and administrative charges at a current annual rate of 1.35% (1.45% maximum).
                       o Annual 0.30% benefit base charge for the optional baseBUILDER benefit until you exercise your guaranteed minimum income benefit, elect another annuity payout or the contract date anniversary after the annuitant reaches age 83, whichever occurs first. The benefit base is described under "Your benefit base" in "Contract features and benefits." If you do not elect
                         baseBUILDER, you still receive a guaranteed minimum death benefit under your contract at no additional charge.
                       o Under Flexible Premium IRA and Flexible Premium Roth IRA contracts, if your account value at the end of the contract year is less than $25,000, we deduct an annual administrative charge equal to $30 or during the first two contract years 2% of your account value, if less. If your account value is $25,000 or more, we will not deduct the charge.
                       o No sales charge deducted at the time you make contributions.
------------------------------------------------------------------------------------------------------------------------------------

-----
  10
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
FEES AND               o During the first seven contract years following a contribution, a charge will be
CHARGES (CONTINUED)      deducted from amounts that you withdraw that exceed 15% of your account value.
                         We use the account value on the most recent contract date anniversary to calculate the 15% amount available. The charge begins at 7% in the first contract year following a contribution. It declines by 1% each year to 1% in the seventh contract year. There is no withdrawal charge in the eighth and later contract years following a contribution.
------------------------------------------------------------------------------------------------------------------------------------
                       The "contract date" is the effective date of a contract. This usually is the business day we receive the properly completed and signed application, along with any other required documents, and your initial contribution. Your contract date will be shown in your contract. The 12-month period beginning on your contract date and each 12-month period after that date is a "contract year." The end of each 12-month period is your "contract date anniversary."
                       -------------------------------------------------------------------------------------------------------------
                       o We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. This charge is generally deducted from the amount applied to an annuity payout option.

                       o We deduct a $350 annuity administrative fee from amounts applied to purchase the Variable Immediate Annuity payout options.

                       o Annual expenses of EQ Advisors Trust portfolios are calculated as a percentage of the average daily net assets invested in each portfolio. These expenses include management fees ranging from 0.25% to 1.15% annually, 12b-1 fees of
                         0.25% annually, and other expenses.
------------------------------------------------------------------------------------------------------------------------------------
 ANNUITANT ISSUE AGES  NQ: 0-83
                       Rollover IRA,Roth Conversion IRA, Flexible Premium Roth IRA, and Rollover TSA: 20-83 Flexible
                       Premium IRA: 20-70
                       QP: 20-75
------------------------------------------------------------------------------------------------------------------------------------



THE ABOVE IS NOT A COMPLETE DESCRIPTION OF ALL MATERIAL PROVISIONS OF THE CONTRACT. IN SOME CASES RESTRICTIONS OR EXCEPTIONS APPLY. ALSO, ALL FEATURES OF THE CONTRACT ARE NOT NECESSARILY AVAILABLE IN YOUR STATE OR AT CERTAIN AGES.


For more detailed information we urge you to read the contents of this prospectus, as well as your contract. Please feel free to speak with your registered representative, or call us, if you have any questions.


OTHER CONTRACTS
We offer a variety of fixed and variable annuity contracts. They may offer features, including investment options, fees and/or charges that are different from those in the contracts offered by this prospectus. Not every contract is offered through the same distributor. Upon request, your registered representative can show you information regarding other Equitable Life annuity contracts that he or she distributes. You can also contact us to find out more about any of the Equitable Life annuity contracts.

FEE TABLE

                                                                        --------
                                                                              11
--------------------------------------------------------------------------------


The fee table below will help you understand the various charges and expenses that apply to your contract. The table reflects charges you will directly incur under the contract, as well as charges and expenses of the portfolios that you will bear indirectly. Charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state, may also apply. Also, an annuity administrative fee may apply when your annuity payments are to begin. Each of the charges and expenses is more fully described under "Charges and expenses" later in this prospectus.


The fixed maturity options and the account for special dollar cost averaging are not covered by the fee table and examples. However, the annual administrative charge and the withdrawal charge do apply to the fixed maturity options and the account for special dollar cost averaging. A market value adjustment (up or down) may apply as a result of a withdrawal, transfer, or surrender of amounts from a fixed maturity option.




-------------------------------------------------------------------------------
 CHARGES WE DEDUCT FROM YOUR VARIABLE INVESTMENT OPTIONS EXPRESSED AS AN
 ANNUAL PERCENTAGE OF DAILY NET ASSETS
-------------------------------------------------------------------------------
 Mortality and expense risks (1)                 1.10%
 Administrative                                  0.25% current (0.35% maximum)
 Total annual expenses                           1.35% current (1.45% maximum)
-------------------------------------------------------------------------------
 FLEXIBLE PREMIUM IRA AND FLEXIBLE PREMIUM ROTH IRA CONTRACTS ONLY:
 CHARGES WE DEDUCT FROM YOUR ACCOUNT VALUE ON EACH CONTRACT DATE ANNIVERSARY
-------------------------------------------------------------------------------
 Maximum annual administrative charge
  If your account value on a contract date anniversary
  is less than $25,000(2)                                                 $30
  If your account value on a contract date anniversary
  is $25,000 or more                                                      $0
-------------------------------------------------------------------------------
 CHARGES WE DEDUCT FROM YOUR ACCOUNT VALUE AT THE TIME YOU REQUEST CERTAIN TRANSACTIONS
-------------------------------------------------------------------------------
WITHDRAWAL CHARGE AS A PERCENTAGE OF CONTRIBUTIONS (deducted if you surrender your contract or make certain withdrawals. The withdrawal charge percentage we use is determined by the contract year in which you make the withdrawal or surrender your contract. For each contribution, we consider the contract year in which we receive that contribution to be "contract year 1")(3)

                                                                  Contract
                                                                    year
                                                                      1... 7.00%
                                                                      2... 6.00%
                                                                      3... 5.00%
                                                                      4... 4.00%
                                                                      5... 3.00%
                                                                      6... 2.00%
                                                                      7... 1.00%
                                                                     8+... 0.00%
 Charge if you elect a Variable Immediate Annuity payout option    $350
-------------------------------------------------------------------------------
 CHARGES WE DEDUCT FROM YOUR ACCOUNT VALUE EACH YEAR IF YOU ELECT THE OPTIONAL BENEFIT
-------------------------------------------------------------------------------
 baseBUILDER BENEFITS CHARGE (calculated as a percentage of the benefit base.
 Deducted annually on each contract date anniversary)(4)                0.30%
-------------------------------------------------------------------------------

-----
  12
--------------------------------------------------------------------------------

EQ ADVISORS TRUST ANNUAL EXPENSES
(AS A PERCENTAGE OF AVERAGE DAILY NET ASSETS IN EACH PORTFOLIO)
--------------------------------------------------------------------------------


                                                                                                        TOTAL
                                                                                     OTHER              ANNUAL
                                                                                    EXPENSES           EXPENSES
                                              MANAGEMENT                         (AFTER EXPENSE     (AFTER EXPENSE
                                               FEES(5)         12b-1 FEES(6)     LIMITATION)(7)     LIMITATION)(8)
------------------------------------------------------------------------------------------------------------------
EQ/Aggressive Stock                              0.60%             0.25%               0.04%             0.89%
Alliance Common Stock                            0.46%             0.25%               0.04%             0.75%
Alliance High Yield                              0.60%             0.25%               0.05%             0.90%
Alliance Money Market                            0.34%             0.25%               0.05%             0.64%
EQ/Alliance Premier Growth                       0.90%             0.25%               0.00%             1.15%
Alliance Small Cap Growth                        0.75%             0.25%               0.07%             1.07%
EQ/Alliance Technology                           0.90%             0.25%               0.00%             1.15%
BT Equity 500 Index                              0.25%             0.25%               0.10%             0.60%
BT International Equity Index                    0.35%             0.25%               0.40%             1.00%
BT Small Company Index                           0.25%             0.25%               0.25%             0.75%
Capital Guardian International                   0.85%             0.25%               0.10%             1.20%
Capital Guardian Research                        0.65%             0.25%               0.05%             0.95%
Capital Guardian U.S. Equity                     0.65%             0.25%               0.05%             0.95%
EQ/Evergreen                                     0.65%             0.25%               0.05%             0.95%
EQ/Evergreen Foundation                          0.60%             0.25%               0.10%             0.95%
J.P. Morgan Core Bond                            0.45%             0.25%               0.10%             0.80%
Lazard Large Cap Value                           0.65%             0.25%               0.05%             0.95%
Lazard Small Cap Value                           0.75%             0.25%               0.10%             1.10%
MFS Emerging Growth Companies                    0.65%             0.25%               0.10%             1.00%
MFS Growth with Income                           0.60%             0.25%               0.10%             0.95%
MFS Research                                     0.65%             0.25%               0.05%             0.95%
Mercury Basic Value Equity                       0.60%             0.25%               0.10%             0.95%
Mercury World Strategy                           0.70%             0.25%               0.25%             1.20%
Morgan Stanley Emerging Markets Equity           1.15%             0.25%               0.35%             1.75%
EQ/Putnam Growth & Income Value                  0.60%             0.25%               0.10%             0.95%
EQ/Putnam International Equity                   0.85%             0.25%               0.15%             1.25%
EQ/Putnam Investors Growth                       0.65%             0.25%               0.05%             0.95%
------------------------------------------------------------------------------------------------------------------


----------
Notes:


(1) A portion of this charge is for providing the guaranteed minimum death benefit.

(2) During the first two contract years this charge is equal to the lesser of $30 or 2% of your account value if it applies. Thereafter, the charge is $30 for each contract year.

(3) Deducted upon a withdrawal of amounts in excess of the 15% free withdrawal amount and upon surrender of a contract.

(4) The benefit base is described under "Contract features and benefits - Your guaranteed minimum income benefit under baseBUILDER."

(5) The management fees shown reflect revised management fees, effective on or about May 1, 2000, which were approved by shareholders. The management fees shown for EQ/Putnam Growth & Income Value and Lazard Large Cap Value do not reflect the waiver of a portion of each of these portfolio's investment management fees that are currently in effect. The management fees for each portfolio cannot be increased without a vote of that portfolio's shareholders.

                                                                           -----
                                                                              13
--------------------------------------------------------------------------------


(6) Portfolio shares are all subject to fees imposed under the distribution plan (the "Rule 12b-1 Plan") adopted by EQ Advisors Trust pursuant to Rule 12b-1 under the Investment Company Act of 1940. The 12b-1 fee will not be increased for the life of the contracts. Prior to October 18, 1999, the total annual expenses for the Alliance Small Cap Growth portfolio were limited to 1.20% under an expense limitation arrangement related to that portfolio's Rule 12b-1 Plan. The arrangement is no longer in effect. The amounts shown have been restated to reflect the expenses that would have been incurred in 1999, absent the expense limitation agreement.

(7) The amounts shown as "Other Expenses" will fluctuate from year to year depending on actual expenses. See footnote (8) for any expense limitation agreements.

    On October 18, 1999, the Alliance portfolios (other than EQ/Alliance Premier Growth and EQ/Alliance Technology) became part of the portfolios of EQ Advisors Trust. The "Other Expenses" for these portfolios have been restated to reflect the estimated expenses that would have been incurred had these portfolios been portfolios of EQ Advisors Trust for the entire year ended December 31, 1999. The restated expenses reflect an increase of 0.01% for each of these portfolios.

(8) Equitable Life, EQ Advisors Trust's manager, has entered into an expense limitation agreement with respect to certain portfolios. Under this agreement Equitable Life has agreed to waive or limit its fees and assume other expenses. Under the expense limitation agreement, total annual operating expenses of certain portfolios (other than interest, taxes, brokerage commissions, capitalized expenditures, extraordinary expenses, and 12b-1 fees) are limited as a percentage of the average daily net assets of the following portfolios: 1.75% for Morgan Stanley Emerging Markets Equity; 1.25% for EQ/Putnam International Equity; 1.20% for Mercury World Strategy and Capital Guardian International; 1.15% for EQ/Alliance Premier Growth and EQ/Alliance Technology; 1.10% for Lazard Small Cap Value; 1.00% for BT International Equity Index and MFS Emerging Growth Companies; 0.95% for Capital Guardian U.S. Equity, Capital Guardian Research, EQ/Evergreen, EQ/Evergreen Foundation, Lazard Large Cap Value, MFS Growth with Income, MFS Research, Mercury Basic Value Equity; EQ/Putnam Growth & Income Value and EQ/Putnam Investors Growth; 0.80% for J.P. Morgan Core Bond; 0.75% for BT Small Company Index; and 0.60% for BT Equity 500 Index. The expense limitations for the EQ/Alliance Premier Growth, BT Equity 500 Index, J.P. Morgan Core Bond, MFS Growth with Income, MFS Research, MFS Emerging Growth Companies, Mercury Basic Value Equity and EQ/Putnam International Equity portfolios reflect an increase effective on May 1, 2000. The expense limitation for the EQ/Evergreen portfolio reflects a decrease effective on May 1, 2000.

    Absent the expense limitation, the "Other Expenses" for 1999 on an annualized basis for each of the portfolios would have been as follows:
    1.00% for Morgan Stanley Emerging Markets Equity; 0.10% for EQ/Alliance Technology; 0.23% for EQ/Alliance Premier Growth; 0.32% for EQ/Putnam International Equity; 0.46% for Mercury World Strategy; 0.66% for Capital Guardian International; 0.26% for Lazard Small Cap Value; 0.49% for BT International Equity Index; 0.17% for MFS Emerging Growth Companies; 0.34% for Capital Guardian U.S. Equity; 0.47% for Capital Guardian Research; 1.87% for EQ/Evergreen; 1.07% for EQ/Evergreen Foundation; 0.21% for Lazard Large Cap Value; 0.37% for MFS Growth with Income; 0.17% for MFS Research; 0.17% for Mercury Basic Value Equity; 0.16% for EQ/Putnam Growth & Income Value; 0.19% for EQ/Putnam Investors Growth; 0.20% for J.P. Morgan Core Bond; 0.71% for BT Small Company Index; and 0.18% for BT Equity 500 Index. Initial seed capital was invested on April 30, 1999 for the EQ/Alliance Premier Growth, Capital Guardian U.S. Equity, Capital Guardian Research and Capital Guardian International portfolios and will be invested on or about May 1, 2000 for the EQ/Alliance Technology portfolio and therefore expenses have been estimated.


    Each portfolio may at a later date make a reimbursement to Equitable Life for any of the management fees waived or limited and other expenses assumed and paid by Equitable Life pursuant to the expense limitation agreement provided that, among other things, such portfolio has reached sufficient size to permit such reimbursement to be made and provided that the portfolio's current annual operating expenses do not exceed the operating expense limit determined for such portfolio. For more information see the prospectus for EQ Advisors Trust.

-----
  14
--------------------------------------------------------------------------------

EXAMPLES


The examples below show the expenses that a hypothetical contract owner (who has purchased a Flexible Premium IRA or Flexible Premium Roth IRA contract and elected baseBUILDER) would pay in the situations illustrated. We assume that a $1,000 contribution is invested in one of the variable investment options listed and a 5% annual return is earned on the assets in that option.(1) The annual administrative charge is based on charges that apply to a mix of estimated contract sizes, resulting in an estimated administrative charge for the purpose of these examples of $0.14 per $1,000. Since the annual administrative charge only applies under Flexible Premium IRA and Flexible Premium Roth IRA contracts, the charges shown in the examples would be lower for NQ, Rollover IRA, Roth Conversion IRA, QP, and Rollover TSA contracts. Other than as indicated above, the charges used in the examples are the maximum charges rather than the lower current charges.


These examples should not be considered a representation of past or future expenses for each option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the examples is not an estimate or guarantee of future investment performance.




                                             IF YOU SURRENDER YOUR CONTRACT AT THE END
                                                OF EACH PERIOD SHOWN, THE EXPENSES
                                                             WOULD BE:
                                         -------------------------------------------------
                                            1 YEAR      3 YEARS      5 YEARS     10 YEARS
-------------------------------------------------------------------------------------------
EQ/Aggressive Stock                       $  94.61     $ 131.94     $ 172.20    $ 306.66
Alliance Common Stock                     $  93.14     $ 127.53     $ 164.87    $ 292.16
Alliance High Yield                       $  94.71     $ 132.25     $ 172.72    $ 307.69
Alliance Money Market                     $  91.98     $ 124.06     $ 159.09    $ 280.62
EQ/Alliance Premier Growth                $  98.49     $ 143.51     $ 191.34    $ 343.99
Alliance Small Cap Growth                 $  96.50     $ 137.58     $ 181.55    $ 325.00
EQ/Alliance Technology                    $  97.44     $ 140.39     $ 186.20    $ 334.04
BT Equity 500 Index                       $  91.67     $ 123.12     $ 157.50    $ 277.45
BT International Equity Index             $  95.87     $ 135.70     $ 178.44    $ 318.92
BT Small Company Index                    $  93.24     $ 127.85     $ 165.40    $ 293.20
Capital Guardian International            $  97.97     $ 141.96     $ 188.77    $ 339.03
Capital Guardian Research                 $  95.34     $ 134.13     $ 175.84    $ 313.83
Capital Guardian U.S. Equity              $  95.34     $ 134.13     $ 175.84    $ 313.83
EQ/Evergreen                              $  95.34     $ 134.13     $ 175.84    $ 313.83
EQ/Evergreen Foundation                   $  95.34     $ 134.13     $ 175.84    $ 313.83
J.P. Morgan Core Bond                     $  93.77     $ 129.42     $ 168.02    $ 298.40
Lazard Large Cap Value                    $  95.34     $ 134.13     $ 175.84    $ 313.83
Lazard Small Cap Value                    $  96.92     $ 138.83     $ 183.62    $ 329.03
MFS Emerging Growth Companies             $  95.87     $ 135.70     $ 178.44    $ 318.92
MFS Growth with Income                    $  95.34     $ 134.13     $ 175.84    $ 313.83
MFS Research                              $  95.34     $ 134.13     $ 175.84    $ 313.83
Mercury Basic Value Equity                $  95.34     $ 134.13     $ 175.84    $ 313.83
Mercury World Strategy                    $  97.97     $ 141.96     $ 188.77    $ 339.03
Morgan Stanley Emerging Markets Equity    $ 103.74     $ 159.02     $ 216.73    $ 392.23
EQ/Putnam Growth & Income Value           $  95.34     $ 134.13     $ 175.84    $ 313.83
EQ/Putnam International Equity            $  98.49     $ 143.51     $ 191.34    $ 343.99
EQ/Putnam Investors Growth                $  96.39     $ 137.27     $ 181.03    $ 323.99



                                             IF YOU DO NOT SURRENDER YOUR CONTRACT AT
                                                THE END OF EACH PERIOD SHOWN, THE
                                                        EXPENSES WOULD BE:
                                         ------------------------------------------------
                                            1 YEAR     3 YEARS     5 YEARS      10 YEARS
-----------------------------------------------------------------------------------------
EQ/Aggressive Stock                        $ 24.61   $  81.94     $ 142.20   $ 306.66
Alliance Common Stock                      $ 23.14   $  77.53     $ 134.87   $ 292.16
Alliance High Yield                        $ 24.71   $  82.25     $ 142.72   $ 307.69
Alliance Money Market                      $ 21.98   $  74.06     $ 129.09   $ 280.62
EQ/Alliance Premier Growth                 $ 28.49   $  93.51     $ 161.34   $ 343.99
Alliance Small Cap Growth                  $ 26.50   $  87.58     $ 151.55   $ 325.00
EQ/Alliance Technology                     $ 27.44   $  90.39     $ 156.20   $ 334.04
BT Equity 500 Index                        $ 21.67   $  73.12     $ 127.50   $ 277.45
BT International Equity Index              $ 25.87   $  85.70     $ 148.44   $ 318.92
BT Small Company Index                     $ 23.24   $  77.85     $ 135.40   $ 293.20
Capital Guardian International             $ 27.97   $  91.96     $ 158.77   $ 339.03
Capital Guardian Research                  $ 25.34   $  84.13     $ 145.84   $ 313.83
Capital Guardian U.S. Equity               $ 25.34   $  84.13     $ 145.84   $ 313.83
EQ/Evergreen                               $ 25.34   $  84.13     $ 145.84   $ 313.83
EQ/Evergreen Foundation                    $ 25.34   $  84.13     $ 145.84   $ 313.83
J.P. Morgan Core Bond                      $ 23.77   $  79.42     $ 138.02   $ 298.40
Lazard Large Cap Value                     $ 25.34   $  84.13     $ 145.84   $ 313.83
Lazard Small Cap Value                     $ 26.92   $  88.83     $ 153.62   $ 329.03
MFS Emerging Growth Companies              $ 25.87   $  85.70     $ 148.44   $ 318.92
MFS Growth with Income                     $ 25.34   $  84.13     $ 145.84   $ 313.83
MFS Research                               $ 25.34   $  84.13     $ 145.84   $ 313.83
Mercury Basic Value Equity                 $ 25.34   $  84.13     $ 145.84   $ 313.83
Mercury World Strategy                     $ 27.97   $  91.96     $ 158.77   $ 339.03
Morgan Stanley Emerging Markets Equity     $ 33.74   $ 109.02     $ 186.73   $ 392.23
EQ/Putnam Growth & Income Value            $ 25.34   $  84.13     $ 145.84   $ 313.83
EQ/Putnam International Equity             $ 28.49   $  93.51     $ 161.34   $ 343.99
EQ/Putnam Investors Growth                 $ 26.39   $  87.27     $ 151.03   $ 323.99

                                                                           -----
                                                                              15
--------------------------------------------------------------------------------

----------

(1) The amount accumulated from the $1,000 contribution could not be paid in the form of an annuity payout option at the end of any of the periods shown in the examples. This is because if the amount applied to purchase an annuity payout option is less than $2,000, or the initial payment is less than $20, we may pay the amount to you in a single sum instead of payments under an annuity payout option. See "Accessing your money."


IF YOU ELECT A VARIABLE IMMEDIATE ANNUITY PAYOUT OPTION:

Assuming an annuity payout option could be issued (see note (1) above), and you elect a Variable Immediate Annuity payout option, the expenses shown in the example for "if you do not surrender your contract" would, in each case, be increased by $4.34 based on the average amount applied to annuity payout options in 1999. See "Annuity administrative fee" under "Charges and expenses."



CONDENSED FINANCIAL INFORMATION


Please see Appendix I at the end of this prospectus for the unit values and the number of units outstanding as of the end of the periods shown for each of the variable investment options available as of December 31, 1999.

1
CONTRACT FEATURES AND BENEFITS

--------
   16
--------------------------------------------------------------------------------

HOW YOU CAN PURCHASE AND CONTRIBUTE TO YOUR CONTRACT

You may purchase a contract by making payments to us that we call "contributions." We require a minimum contribution amount for each type of contract purchased. The following table summarizes our rules regarding contributions to your contract. All ages in the table refer to the age of the annuitant named in the contract.
------------------------------------------------------------------------------
The "annuitant" is the person who is the measuring life for determining contract benefits. The annuitant is not necessarily the contract owner.
------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                    AVAILABLE
CONTRACT           FOR ANNUITANT            MINIMUM                                                    LIMITATIONS ON
TYPE                ISSUE AGES           CONTRIBUTIONS                 SOURCE OF CONTRIBUTIONS         CONTRIBUTIONS
------------------------------------------------------------------------------------------------------------------------------------
 NQ                0 through 83         $5,000 (initial)               o After-tax money.              o No additional
                                        $1,000 (additional)            o Paid to us by check or          contributions after
                                                                         transfer of                     age 84.
                                                                         contract value
                                                                         in a tax-deferred
                                                                         exchange under
                                                                         Section 1035 of
                                                                         the Internal
                                                                         Revenue Code.
------------------------------------------------------------------------------------------------------------------------------------


                                                                           -----
                                                                              17
--------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------------
                   AVAILABLE
CONTRACT         FOR ANNUITANT      MINIMUM                                                   LIMITATIONS ON
TYPE              ISSUE AGES        CONTRIBUTIONS               SOURCE OF CONTRIBUTIONS       CONTRIBUTIONS
------------------------------------------------------------------------------------------------------------------------------------
 Rollover IRA     20 through 83     o  $5,000 (initial)         o Rollovers from a            o No rollover or direct
                                    o  $1,000 (additional)        qualified plan.               transfer contributions
                                    o  Regular IRA              o Rollovers from a TSA.         after age 84.
                                       contributions            o Rollovers from another      o Contributions after
                                                                  traditional individual        age 70 1/2 must be net
                                                                  retirement                    of required minimum
                                                                  arrangement.                  distributions.
                                                                o Direct                      o Regular IRA
                                                                  custodian-to-custodian        contributions limited to
                                                                  transfers from another        $2,000 per year.
                                                                  traditional individual      o Although we accept
                                                                  retirement                    regular IRA
                                                                  arrangement.                  contributions under the
                                                                                                rollover IRA contracts,
                                                                                                we intend that this
                                                                                                contract be used for
                                                                                                rollover and direct
                                                                                                transfer contributions.
                                                                                                Please refer to
                                                                                                "Withdrawals,
                                                                                                payments and transfers
                                                                                                of funds out of
                                                                                                traditional IRA's" in
                                                                                                "Tax  information" for a
                                                                                                discussion of conduit
                                                                                                IRA's.
------------------------------------------------------------------------------------------------------------------------------------


-----
  18
--------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------------
                      AVAILABLE
CONTRACT            FOR ANNUITANT             MINIMUM                                                  LIMITATIONS ON
TYPE                 ISSUE AGES            CONTRIBUTIONS              SOURCE OF CONTRIBUTIONS          CONTRIBUTIONS
------------------------------------------------------------------------------------------------------------------------------------
 Roth                20 through 83        $5,000 (initial)            o Rollovers from another        o No additional rollover
 Conversion IRA                           $1,000 (additional)           Roth IRA.                       or direct transfer
                                                                      o Conversion rollovers            contributions after
                                                                        from a traditional IRA.       o Conversion rollovers
                                                                      o Direct transfers from           after age 70 1/2 must be
                                                                        another Roth IRA.               net of required
                                                                                                        minimum distributions
                                                                                                        for the traditional IRA
                                                                                                        you are rolling over.
                                                                                                      o You cannot roll over funds
                                                                                                        from a traditional IRA if
                                                                                                        your adjusted gross income
                                                                                                        is $100,000 or more.
                                                                                                      o Regular contributions are
                                                                                                        not permitted.
                                                                                                      o Only rollover and direct
                                                                                                        transfer contributions are
                                                                                                        permitted.
------------------------------------------------------------------------------------------------------------------------------------

Rollover TSA         20 through 83       $5,000 (initial)             o Rollovers from another        o No additional rollover
                                                                        TSA contract or                 or direct transfer
                                         $1,000 (additional)            arrangement.                    contributions after
                                                                      o Rollovers from a                age 84.
                                                                        traditional IRA which         o Contributions after age
                                                                        was a "conduit" for             70 1/2 must be net of
                                                                        TSA funds previously            required minimum
                                                                        rolled over.                    distributions.
                                                                      o Direct transfers from         o Employer-remitted
                                                                        another contract or             contributions are not
                                                                        arrangement under               permitted.
                                                                        Section 403(b) of the
                                                                        Internal Revenue Code,
                                                                        complying with IRS
                                                                        Revenue Ruling 90-24.
------------------------------------------------------------------------------------------------------------------------------------


                                                                           -----
                                                                              19
--------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------------
                   AVAILABLE
CONTRACT           FOR ANNUITANT             MINIMUM                                                 LIMITATIONS ON
TYPE               ISSUE AGES             CONTRIBUTIONS               SOURCE OF CONTRIBUTIONS        CONTRIBUTIONS
------------------------------------------------------------------------------------------------------------------------------------
 QP                20 through 75          $5,000 (initial)            o Only transfer                o Regular ongoing
                                          $1,000 (additional)           contributions from an          payroll contributions
                                                                        existing qualified plan        are not permitted.
                                                                        trust as a change of         o Only one additional
                                                                        investment vehicle             contribution may be
                                                                        under the plan.                made during a contract
                                                                      o The plan must be               year.
                                                                        qualified under Section      o No additional transfer
                                                                        401(a) of the Internal         contributions after
                                                                        Revenue Code.                  age 76.
                                                                      o For 401(k) plans,            o For defined benefit
                                                                        transferred                    plans, employee
                                                                        contributions may only         contributions are not
                                                                        include employee               permitted.
                                                                        pre-tax contributions.       o Contributions after age
                                                                                                       70 1/2 must be net of any
                                                                                                       required minimum
                                                                                                       distributions.

 Please refer to Appendix II for a discussion of purchase considerations of QP contracts.
------------------------------------------------------------------------------------------------------------------------------------

 Flexible            20 through 70        o $2,000 (initial)            o "Regular" traditional        o No regular IRA
 Premium IRA                              o $50 (additional after         IRA contributions.             contributions in the
                                            the first contract year)    o Rollovers from a               calendar year you turn
                                                                          the first contract year)       age 70 1/2 and
                                                                        o Rollovers from a TSA.          thereafter.
                                                                        o Rollovers from another       o Total regular
                                                                          traditional individual         contributions may not
                                                                          retirement                     exceed $2,000 for a
                                                                          arrangement.                   year
                                                                        o Direct custodian-            o No additional rollover
                                                                          to-custodian transfers         or direct transfer
                                                                          from another                   contributions after
                                                                          traditional individual         age 71.
                                                                          retirement                   o Rollover and direct
                                                                          arrangement.                   transfer contributions
                                                                                                         after age 70 1/2 must
                                                                                                         be net of required
                                                                                                         minimum distributions.
------------------------------------------------------------------------------------------------------------------------------------

-----
  20
--------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------------
                     AVAILABLE
CONTRACT           FOR ANNUITANT           MINIMUM                                                   LIMITATIONS ON
TYPE                 ISSUE AGES         CONTRIBUTIONS               SOURCE OF CONTRIBUTIONS          CONTRIBUTIONS

                                                                                                      o Although we accept rollover
                                                                                                        and direct transfer
                                                                                                        contributions under the
                                                                                                        Flexible Premium IRA
                                                                                                        contract, we intend that
                                                                                                        this contract be used for
                                                                                                        ongoing regular
                                                                                                        contributions. Please refer
                                                                                                        to "Withdrawals, payments
                                                                                                        and transfers of funds out
                                                                                                        of traditional IRAs" in "Tax
                                                                                                        information" for a
                                                                                                        discussion of conduit IRAs.
------------------------------------------------------------------------------------------------------------------------------------
Flexible              20 through 83       o $2,000 (initial)          o Regular after-tax             o No additional regular
Premium                                   o $50 (additional after       contributions.                  after-tax contributions
Roth IRA                                    the first contract year)  o Rollovers from another          age 84.
                                                                        Roth IRA.                     o No additional rollover or
                                                                      o Conversion rollovers            direct transfer
                                                                        from a traditional IRA          contributions after
                                                                      o Direct transfers from           age 84.
                                                                        another Roth IRA.             o Contributions are subject to
                                                                                                        income limits and other tax
                                                                                                        rules. See "Tax information-
                                                                                                        Contributions to Roth
                                                                                                        IRAs.".
                                                                                                      o Although we accept rollover
                                                                                                        and direct transfer
                                                                                                        contributions under the
                                                                                                        Flexible Premium Roth IRA
                                                                                                        contract, we intend that
                                                                                                        this contract be used for
                                                                                                        ongoing regular
                                                                                                        contributions.
------------------------------------------------------------------------------------------------------------------------------------




See "Tax information" for a more detailed discussion of sources of contributions and certain contribution limitations. We may refuse to accept any contribution if the sum of all contributions under all Equitable Accumulator contracts with the same annuitant would then total more than $1,500,000. We reserve the right to limit aggregate contributions made after the first contract year to 150% of first-year contributions. We may also refuse to accept any contribution if the sum of all contributions under all Equitable Life annuity accumulation contracts that you own would then total more than $2,500,000.


For information on when contributions are credited under your contract see "Dates and prices at which contract events occur" under "More information" later in this prospectus.

                                                                      ----------
                                                                              21
--------------------------------------------------------------------------------

 OWNER AND ANNUITANT REQUIREMENTS

 Under NQ contracts, the annuitant can be different than the owner. A joint owner may also be named. Only natural persons can be joint owners. This means that an entity such as a corporation cannot be a joint owner.

 Under all IRA and Rollover TSA contracts, the owner and annuitant must be the same person.

 Under QP contracts, the owner must be the trustee of the qualified plan and the annuitant must be the plan participant/employee. See Appendix II for more information on QP contracts.

 -------------------------------------------------------------------------------
 A participant is an individual who is currently, or was formerly, participating in an eligible employer's QP or TSA plan.
 -------------------------------------------------------------------------------

 HOW YOU CAN MAKE YOUR CONTRIBUTIONS

 Except as noted below, contributions must be by check drawn on a U.S. bank, in U.S. dollars, and made payable to Equitable Life. We do not accept third-party checks endorsed to us except for rollover contributions, tax-free exchanges or trustee checks that involve no refund. All checks are subject to our ability to collect the funds. We reserve the right to reject a payment if it is received in an unacceptable form.

 For your convenience, we will accept initial and additional contributions by wire transmittal from certain broker-dealers who have agreements with us for this purpose. Additional contributions may also be made under our automatic investment program. These methods of payment are discussed in detail under "More information" later in this prospectus.

 Your initial contribution must generally be accompanied by an application and any other form we need to process the payments. If any information is missing or unclear, we will try to obtain that information. If we are unable to obtain all of the information we require within five business days after we receive an incomplete application or form, we will inform the registered representative submitting the application on your behalf. We will then return the contribution to you unless you specifically direct us to keep your contribution until we receive the required information.
 -------------------------------------------------------------------------------


 Our "business day" is any day the New York Stock Exchange is open for trading and generally ends at 4:00 p.m. Eastern Time. We may, however, close due to emergency conditions.

 -------------------------------------------------------------------------------

 SECTION 1035 EXCHANGES

 You may apply the value of an existing nonqualified deferred annuity contract (or life insurance or endowment contract) to purchase an Equitable Accumulator NQ contract in a tax-free exchange if you follow certain procedures as shown in the form that we require you to use. Also see "Tax information" later in this prospectus.

 WHAT ARE YOUR INVESTMENT OPTIONS UNDER THE CONTRACT?

 Your investment options are the variable investment options, the fixed maturity options, and the account for special dollar cost averaging.

 VARIABLE INVESTMENT OPTIONS

 Your investment results in any one of the variable investment options will depend on the investment performance of the underlying portfolios. Listed below are the currently available portfolios, their investment objectives, and their advisers.

 -------------------------------------------------------------------------------

 You can choose from among the variable investment options.

 -------------------------------------------------------------------------------

-----
  22
--------------------------------------------------------------------------------



PORTFOLIOS OF EQ ADVISORS TRUST
-------------------------------------------------------------------------------------------------------------------------------
 PORTFOLIO NAME                    OBJECTIVE                                           ADVISER
-------------------------------------------------------------------------------------------------------------------------------
                                                                                      Alliance Capital Management L.P.,
 EQ/Aggressive Stock              Long-term growth of capital                         Massachusetts Financial Services Company
                                  Long-term growth of capital and increasing
 Alliance Common Stock            income                                              Alliance Capital Management L.P.
                                  High return by maximizing current income and,
                                  to the extent consistent with that objective,
 Alliance High Yield              capital appreciation                                Alliance Capital Management L.P.
                                  High level of current income while preserving
 Alliance Money Market            assets and maintaining liquidity                    Alliance Capital Management L.P.
 Alliance Small Cap Growth        Long-term growth of capital                         Alliance Capital Management L.P.
 EQ/Alliance Premier Growth       Long-term growth of capital                         Alliance Capital Management L.P.
 EQ/Alliance Technology           Long-term growth of capital                         Alliance Capital Management, L.P.
                                  Replicate as closely as possible (before
                                  deduction of portfolio expenses) the total
                                  return of the Standard & Poor's 500 Composite
                                  Stock
 BT Equity 500 Index              Price Index                                         Bankers Trust Company
                                  Replicate as closely as possible (before
                                  deduction of portfolio expenses) the total return
                                  of the Morgan Stanley Capital International
 BT International Equity Index    Europe, Australia, Far East Index                   Bankers Trust Company
                                  Replicate as closely as possible (before
                                  deduction of portfolio expenses) the total return
 BT Small Company Index           of the Russell 2000 Index                           Bankers Trust Company
                                  Long-term growth of capital by investing
 Capital Guardian International   primarily in non-United States equity securities    Capital Guardian Trust Company
 Capital Guardian Research        Long-term growth of capital                         Capital Guardian Trust Company
 Capital Guardian U.S. Equity     Long-term growth of capital                         Capital Guardian Trust Company
 EQ/Evergreen                     Long-term growth of capital                         Evergreen Asset Management Corp.
                                  In order of priority, reasonable income,
 EQ/Evergreen Foundation          conservation of capital, and capital appreciation   Evergreen Asset Management Corp.
                                  High total return consistent with moderate risk
 J.P. Morgan Core Bond            of capital and maintenance of liquidity             J. P. Morgan Investment Management Inc.
 Lazard Large Cap Value           Capital appreciation                                Lazard Asset Management
 Lazard Small Cap Value           Capital appreciation                                Lazard Asset Management
-------------------------------------------------------------------------------------------------------------------------------

----------
  23
--------------------------------------------------------------------------------



 PORTFOLIOS OF EQ ADVISORS TRUST (CONTINUED)
-------------------------------------------------------------------------------------------------------------------------------
 PORTFOLIO NAME                      OBJECTIVE                                         ADVISER
-------------------------------------------------------------------------------------------------------------------------------
 MFS Emerging Growth
  Companies                         Long-term capital growth                          Massachusetts Financial Services Company
                                    Reasonable current income and long-term
 MFS Growth with Income             growth of capital and income                      Massachusetts Financial  Services Company
 MFS Research                       Long-term growth of capital and future income     Massachusetts Financial Services Company
 Mercury Basic Value Equity         Capital  appreciation and secondarily, income     Mercury Asset Management US
 Mercury World Strategy             High total investment return                      Mercury Asset Management US Morgan
 Stanley Emerging
  Markets Equity                    Long-term capital appreciation                    Morgan Stanley Asset Management
 EQ/Putnam Growth & Income          Capital growth, current income is a secondary
  Value                             objective                                         Putnam Investment Management, Inc.
 EQ/Putnam International Equity     Capital appreciation                              Putnam Investment Management, Inc.
                                    Long-term growth of capital and any increased
 EQ/Putnam Investors Growth         income that results from this growth              Putnam Investment Management, Inc.
-------------------------------------------------------------------------------------------------------------------------------


 Other important information about the portfolios is included in the prospectus for EQ Advisors Trust attached at the end of this prospectus.

 FIXED MATURITY OPTIONS

 We offer fixed maturity options with maturity dates ranging from one to ten years. You can allocate your contributions to one or more of these fixed maturity options. These amounts become part of our general account assets. They will accumulate interest at the "rate to maturity" for each fixed maturity option. The total amount you allocate to and accumulate in each fixed maturity option is called the "fixed maturity amount." The fixed maturity options are not available in contracts issued in Maryland.

 -----------------------------------------------------------------------------
 Fixed maturity options range from one to ten years to maturity.
 -----------------------------------------------------------------------------


 The rate to maturity you will receive for each fixed maturity option is the rate to maturity in effect for new contributions allocated to that fixed maturity option on the date we apply your contribution. If you make any withdrawals or transfers from a fixed maturity option before the maturity date, we will make a "market value adjustment" that may increase or decrease any fixed maturity amount you have left in that fixed maturity option. We will discuss the market value adjustment below and in greater detail later in this prospectus under "More information."


 On the maturity date of a fixed maturity option your fixed maturity amount, assuming you have not made any withdrawals or transfers, will equal your contribution to that fixed maturity option plus interest, at the rate to maturity for that contribution, to the date of the calculation. This is the fixed maturity option's "maturity value." Before maturity, the current value we will report for your fixed maturity amounts will reflect a market value adjustment. Your current

----------
   24
--------------------------------------------------------------------------------

 value will reflect the market value adjustment that we would make if you were to withdraw all of your fixed maturity amounts on the date of the report. We call this your "market adjusted amount."


 FIXED MATURITY OPTIONS AND MATURITY DATES. We currently offer fixed maturity options ending on February 15th for each of the maturity years 2001 through 2010. Not all of these fixed maturity options will be available for annuitant ages 76 and older. See "Allocating your contributions" below. As fixed maturity options expire, we expect to add maturity years so that generally 10 fixed maturity options are available at any time.

 We will not accept allocations to a fixed maturity option if on the date the contribution is to be applied:

 o the fixed maturity option's maturity date is within the current calendar year; or

 o  the rate to maturity is 3% or less.


 YOUR CHOICES AT THE MATURITY DATE. We will notify you on or before December 31st of the year before each of your fixed maturity options is scheduled to mature. At that time, you may choose to have one of the following take place on the maturity date, as long as none of the conditions listed above or in "Allocating your contributions," below would apply:

 (a) transfer the maturity value into another available fixed maturity option or into any of the variable investment options; or

 (b)  withdraw the maturity value (there may be a withdrawal charge).

 If we do not receive your choice on or before the fixed maturity option's maturity date, we will automatically transfer your maturity value into the fixed maturity option that will mature next.

 MARKET VALUE ADJUSTMENT. If you make any withdrawals (including transfers, surrender of your contract, or when we make deductions for charges) from a fixed maturity option before it matures we will make a market value adjustment, which will increase or decrease any fixed maturity amount you have in that fixed maturity option. The amount of the adjustment will depend on two factors:

 (a) the difference between the rate to maturity that applies to the amount being withdrawn and the rate to maturity in effect at that time for new allocations to that same fixed maturity option, and

 (b)  the length of time remaining until the maturity date.

 In general, if interest rates rise from the time that you originally allocate an amount to a fixed maturity option to the time that you take a withdrawal, the market value adjustment will be negative. Likewise, if interest rates drop at the end of that time, the market value adjustment will be positive. Also, the amount of the market value adjustment, either up or down, will be greater the longer the time remaining until the fixed maturity option's maturity date. Therefore, it is possible that the market value adjustment could greatly reduce your value in the fixed maturity options, particularly in the fixed maturity options with later maturity dates.


 We provide an illustration of the market adjusted amount of specified maturity values, an explanation of how we calculate the market value adjustment, and information concerning our general account and investments purchased with amounts allocated to the fixed maturity options, in "More information" later in this prospectus. Appendix III of this prospectus provides an example of how the market value adjustment is calculated.

 ACCOUNT FOR SPECIAL DOLLAR COST AVERAGING

 The account for special dollar cost averaging is part of our general account. We pay interest at guaranteed rates in this account. We will credit interest to the amounts that you have in the account for special dollar cost averaging every day. We set the interest rates periodically, according to procedures that we have. We reserve the right to change these procedures.

 The account for special dollar cost averaging is available for allocation of all or a portion of your initial contribution under the special dollar cost averaging program. We will guarantee

                                                                      ----------
                                                                              25
--------------------------------------------------------------------------------

 to pay our current interest rate that is in effect on the date that your contribution is allocated to this account. Your guaranteed interest rate will be shown in your contract. The rate will never be less than 3%. See "Allocating your contributions," below for the rules and restrictions that apply to the special dollar cost averaging program.

 ALLOCATING YOUR CONTRIBUTIONS

 You may choose from among three ways to allocate your contributions under your contract: self-directed, principal assurance, or dollar cost averaging.

 SELF-DIRECTED ALLOCATION

 You may allocate your contributions to one or more, or all, of the variable investment options and fixed maturity options. Allocations must be in whole percentages and you may change your allocations at any time. However, the total of your allocations must equal 100%. If the annuitant is age 76 or older, you may allocate contributions to fixed maturity options if their maturities are five years or less. Also, you may not allocate amounts to fixed maturity options with maturity dates that are later than the February 15th immediately following the date annuity payments are to begin.

 PRINCIPAL ASSURANCE ALLOCATION

 Under this allocation program you select a fixed maturity option. We specify the portion of your initial contribution to be allocated to that fixed maturity option in an amount that will cause the maturity value to equal the amount of your entire initial contribution on the fixed maturity option's maturity date. The maturity date you select generally may not be later than 10 years, or earlier than 7 years from your contract date. You allocate the rest of your contribution to the variable investment options however you choose.

 For example, if your initial contribution is $10,000, and on March 15, 2000 you chose the fixed maturity option with a maturity date of February 15, 2010, since the rate to maturity was 6.23% on March 15, 2000, we would have allocated $5,488.00 to that fixed maturity option and the balance to your choice of variable investment options. On the maturity date your value in the fixed maturity option would be $10,000.

 The principal assurance allocation is only available for annuitant ages 75 or younger when the contract is issued. If you are purchasing a Rollover IRA, Flexible Premium IRA, QP, or Rollover TSA contract, before you select a maturity year that would extend beyond the year in which you will reach age
 70 1/2, you should consider whether your value in the variable investment options, or your other traditional IRA or TSA funds are sufficient to meet your required minimum distributions. See "Tax information."

 You may not elect principal assurance if the special dollar cost averaging program is in effect.

 DOLLAR COST AVERAGING

 We offer two dollar cost averaging programs. Each program allows you to gradually allocate amounts to the variable investment options by periodically transferring approximately the same dollar amount to the variable investment options you select. This will cause you to purchase more units if the unit's value is low and fewer units if the unit's value is high. Therefore, you may get a lower average cost per unit over the long term. These plans of investing, however, do not guarantee that you will earn a profit or be protected against losses.

 -----------------------------------------------------------------------------
 Units measure your value in each variable investment option.
 -----------------------------------------------------------------------------

 SPECIAL DOLLAR COST AVERAGING PROGRAM. Under the special dollar cost averaging program, you may choose to allocate all or a portion of your initial contribution to the account for special dollar cost averaging. However, you must allocate at least $2,000 to the account for special dollar cost averaging for this program. In Pennsylvania we refer to this program as "enhanced rate dollar cost averaging."

 You may have your account value transferred to any of the variable investment options. We will transfer amounts from the account for special dollar cost averaging into the variable

----------
   26
--------------------------------------------------------------------------------


 investment options over an available time period that you select. We offer time periods of 6 or 12 months. We may also offer other time periods. Your registered representative can provide information on the time periods currently available in your state or you may contact our processing office. You may only select one time period. Each time period has a different interest rate. Once you select a time period, you may not change it. Currently, your account value will be transferred from the account for special dollar cost averaging into the variable investment options on a monthly basis. We may offer this program in the future with transfers on a different basis. We will transfer all amounts out of the account for special dollar cost averaging by the end of the chosen time period. The transfer date will be the same day of the month as the contract date, but not later than the 28th day of the month.


 If you choose to allocate only a portion of your initial contribution to the account for special dollar cost averaging, the remaining balance of your initial contribution will be allocated to the variable investment options or fixed maturity options according to your instructions. You may not allocate additional contributions to the account for special dollar cost averaging.

 -----------------------------------------------------------------------------
 The account for special dollar cost averaging provides guaranteed interest.
 -----------------------------------------------------------------------------


 The only amounts that should be transferred from the account for special dollar cost averaging are your regularly scheduled transfers to the variable investment options. If you request to transfer or withdraw any other amounts, from the account for special dollar cost averaging, we will transfer all of the value that you have remaining in the account for special dollar cost averaging to the investment options according to the allocation percentages we have on file for you. As a result, you will no longer be able to participate in the special dollar cost averaging program. You may also ask us to cancel your participation at any time.

 In the state of Oregon where the account for special dollar cost averaging is not available, we offer a special dollar cost averaging program in the Alliance Money Market option. Under this program we will not deduct the mortality and expense risks and administrative charges from assets in the Alliance Money Market option. You may not allocate amounts other than your initial contribution to this program.


 GENERAL DOLLAR COST AVERAGING PROGRAM. If your value in the Alliance Money Market option is at least $5,000, you may choose, at any time, to have a specified dollar amount or percentage of your value transferred from that option to the other variable investment options. You can select to have transfers made on a monthly, quarterly, or annual basis. The transfer date will be the same calendar day of the month as the contract date, but not later than the 28th day of the month. You can also specify the number of transfers or instruct us to continue making the transfers until all amounts in the Alliance Money Market option have been transferred out.

 The minimum amount that we will transfer each time is $250. The maximum amount we will transfer is equal to your value in the Alliance Money Market option at the time the program is elected, divided by the number of transfers scheduled to be made.

 If, on any transfer date, your value in the Alliance Money Market option is equal to or less than the amount you have elected to have transferred, the entire amount will be transferred. The general dollar cost averaging program will then end. You may change the transfer amount once each contract year or cancel this program at any time.
                   ----------------------------------------

 You may not elect dollar cost averaging or special dollar cost averaging if you are participating in the rebalancing program. See "Transferring your money among investment options." You may not elect the special dollar cost averaging program if the principal assurance program is in effect.

 YOUR BENEFIT BASE

 The benefit base is used to calculate both the guaranteed minimum income benefit and the 5% roll up to age 80 guaranteed minimum death benefit. See "Our baseBUILDER option" and "Guaranteed minimum death benefit" below. The benefit base is equal to:

                                                                      ----------
                                                                              27
--------------------------------------------------------------------------------


 o your initial contribution and any additional contributions to the contract; plus

 o  daily interest; less

 o a deduction that reflects any withdrawals you make (the amount of the deduction is described under "How withdrawals affect your guaranteed minimum income benefit and guaranteed minimum death benefit" in "Accessing your money"); less

 o a deduction for any withdrawal charge remaining when you exercise your guaranteed minimum income benefit; and less


 o a deduction for any outstanding loan plus accrued interest on the date that you exercise your guaranteed minimum income benefit (applies to Rollover TSA only).

 The effective annual interest rate credited to the benefit base is:


 o 5% for the benefit base with respect to the variable investment options (other than the Alliance Money Market option) and the account for special dollar cost averaging; and

 o 3% for the benefit base with respect to the Alliance Money Market option, the fixed maturity options and the loan reserve account.


     No interest is credited after the annuitant is age 80.

 -----------------------------------------------------------------------------
 Your benefit base is not an account value or a cash value.
 -----------------------------------------------------------------------------

ANNUITY PURCHASE FACTORS


 Annuity purchase factors are the factors applied to determine your periodic payments under the guaranteed minimum income benefit and annuity payout options. The guaranteed minimum income benefit is discussed under "Our baseBUILDER option" and annuity payout options are discussed under "Your annuity payout options" in "Accessing your money" later in this prospectus. The guaranteed annuity purchase factors are those factors specified in your contract. The current annuity purchase factors are those factors that are in effect at any given time. Annuity purchase factors are based on interest rates, mortality tables, frequency of payments, the form of annuity benefit, and the annuitant's (and any joint annuitant's) age and sex in certain instances.

OUR baseBUILDER OPTION

 The baseBUILDER option offers you a guaranteed minimum income benefit combined with the guaranteed minimum death benefit available under the contract. The baseBUILDER benefit is available if the annuitant is between the ages of 20 and 75 at the time the contract is issued. There is an additional charge for the baseBUILDER benefit which is described under "baseBUILDER benefit charge" in "Charges and expenses."

 The guaranteed minimum income benefit component of baseBUILDER is described below. Whether you elect baseBUILDER or not, the guaranteed minimum death benefit is provided under the contract. The guaranteed minimum death benefit is described under "Guaranteed minimum death benefit." baseBUILDER is currently not available in some states. Please ask your registered representative if baseBUILDER is available in your state.


 The guaranteed minimum income benefit guarantees you a minimum amount of lifetime income under our Income Manager (life annuity with a period certain) payout annuity contract. The Income Manager (life annuity with a period certain) payout annuity contract provides payments during a specified period of time (called a period certain) that will continue for the rest of the annuitant's life thereafter. If the annuitant dies before the period certain has ended, payments will continue to the beneficiary for the time remaining in the period certain.
--------------------------------------------------------------------------------

 The guaranteed minimum income benefit, which is also known as a living benefit, should be regarded as a safety net only. It provides income protection if you elect an income payout while the annuitant is alive.
--------------------------------------------------------------------------------

 When you exercise the guaranteed minimum income benefit, the annual lifetime income that you will receive under the Income Manager (life with period certain) payout annuity option will be the greater of (i) your guaranteed minimum income benefit which is calculated by applying your benefit

----------
   28
--------------------------------------------------------------------------------


 base at guaranteed annuity purchase factors, or (ii) the income provided by applying your actual account value at our then current annuity purchase factors.


 ILLUSTRATIONS OF GUARANTEED MINIMUM INCOME BENEFIT.

 The table below illustrates the guaranteed minimum income benefit amounts per $100,000 of initial contribution, for a male annuitant age 60 (at issue) on the contract date anniversaries indicated, using the guaranteed annuity purchase factors as of the date of this prospectus assuming no additional contributions, withdrawals, or loans under Rollover TSA contracts, and assuming there were no allocations to the Alliance Money Market option or the fixed maturity options.


                                  GUARANTEED MINIMUM
                             INCOME BENEFIT - ANNUAL INCOME
      CONTRACT DATE              PAYABLE FOR LIFE WITH
 ANNIVERSARY AT EXERCISE         10 YEAR PERIOD CERTAIN
 -----------------------     ------------------------------
             7                          $ 8,315
            10                          $10,341
            15                          $14,924


 When you elect to receive annual income, your contract will terminate and you will receive an Income Manager (life annuity with a period certain) annuity payout option. You will begin receiving payments one payment period after the annuity payout option is issued. Your period certain will be based on the annuitant's age at the time the benefit is exercised, as follows:


            LEVEL PAYMENTS*
----------------------------------------
                       PERIOD CERTAIN
                           YEARS
                    --------------------
   ANNUITANT'S
 AGE AT EXERCISE       IRAS        NQ
-----------------   ----------   -------
  60 to 75              10         10
  76                     9         10
  77                     8         10
  78                     7         10
  79                     7         10
  80                     7         10
  81                     7          9
  82                     7          8
  83                     7          7


 * Other forms and periods certain may also be available. For Rollover IRA and Flexible Premium IRA contracts, please see "Required minimum distributions" under "Individual retirement arrangements" in "Tax information," as to how this option may be affected if exercised after age 70 1/2.


 Before you elect baseBUILDER, you should consider the fact that the guaranteed minimum income benefit provides a form of insurance and is based on conservative actuarial factors. Therefore, even if your account value is less than your benefit base, you may generate more income by applying your account value to current annuity purchase factors . We will make this comparison for you when the need arises.

 You should also consider that the guaranteed annuity purchase factors we use to determine your Income Manager benefit under baseBUILDER are more conservative than the guaranteed annuity purchase factors we use for the Income Manager payout annuity option. This means that, assuming the same amount is applied to purchase the benefit and that we use guaranteed annuity purchase factors to compute the benefit, each periodic payment under the baseBUILDER Income Manager will be smaller than each periodic payment under the Income Manager payout annuity option.


 The Income Manager (life annuity with a period certain) payout annuity contracts are offered through our prospectus for the Income Manager payout annuities. You may obtain a copy of the most current version from your registered representative. You should read it carefully before you decide to exercise your guaranteed minimum income benefit.


 SUCCESSOR ANNUITANT/CONTRACT OWNER. If the successor annuitant/contract owner (discussed under "More information" later in this prospectus) elects to continue the contract after your death, the guaranteed minimum income benefit will continue to be available on the contract date anniversaries specified above based on the contract date. However, the guaranteed minimum income benefit must be exercised based on the age of the successor annuitant/ contract owner.

 EXERCISE OF GUARANTEED MINIMUM INCOME BENEFIT. On each contract date anniversary that you are eligible to

                                                                      ----------
                                                                              29
--------------------------------------------------------------------------------


 exercise the guaranteed minimum income benefit, we will send you an eligibility notice illustrating how much income could be provided as of the contract anniversary. You may notify us within 30 days following the contract date anniversary if you want to exercise the guaranteed minimum income benefit. You must return your contract to us in order to exercise this benefit. The amount of income you actually receive will be determined when we receive your request to exercise the benefit. You will begin receiving payments one payment period after the annuity payout contract is issued.

 You (or the successor annuitant/owner, if applicable) will be eligible to exercise the guaranteed minimum income benefit as follows:

 o If the annuitant was at least age 20 and no older than age 44 when the contract was issued, you are eligible to exercise the guaranteed minimum income benefit within 30 days following each contract date anniversary beginning with the 15th contract date anniversary.

 o If the annuitant was at least age 45 and no older than age 53 when the contract was issued, you are eligible to exercise the guaranteed minimum income benefit within 30 days following each contract date anniversary after the annuitant is age 60.

 o If the annuitant was at least age 54 and no older than age 75 when the contract was issued, you are eligible to exercise the guaranteed minimum income benefit within 30 days following each contract date anniversary beginning with the 7th contract date anniversary.

 Please note:

 (i) the latest date you may exercise the guaranteed minimum income benefit is the contract date anniversary following the annuitant's 83rd birthday;

 (ii) if the annuitant was older than age 63 at the time an IRA, QP or Rollover TSA contract was issued, the baseBUILDER may not be an appropriate feature because the minimum distributions required by tax law must begin before the guaranteed minimum income benefit can be exercised; and

 (iii) for QP and Rollover TSA contracts, if you are eligible to exercise your guaranteed minimum income benefit, we will first roll over amounts in such contract to a Rollover IRA contract. You will be the owner of the Rollover IRA contract.


 GUARANTEED MINIMUM DEATH BENEFIT

 A guaranteed minimum death benefit is provided as part of the baseBUILDER benefit. A guaranteed minimum death benefit is also provided under your contract even if you do not elect baseBUILDER. In this case, the baseBUILDER benefit charge does not apply.

 GUARANTEED MINIMUM DEATH BENEFIT APPLICABLE FOR ANNUITANT AGES 0 THROUGH 79 AT ISSUE OF NQ CONTRACTS; 20 THROUGH 79 AT ISSUE OF ROLLOVER IRA, ROTH CONVERSION IRA, FLEXIBLE PREMIUM ROTH IRA, AND ROLLOVER TSA CONTRACTS; 20 THROUGH 70 AT ISSUE OF FLEXIBLE PREMIUM IRA CONTRACTS; AND 20 THROUGH 75 AT ISSUE OF QP CONTRACTS.

 You must elect either the "5% roll up to age 80" or the "annual ratchet to age 80" guaranteed minimum death benefit when you apply for a contract. Once you have made your election, you may not change it.

 5% ROLL UP TO AGE 80. This guaranteed minimum death benefit is equal to the benefit base described earlier in "Your benefit base." This guaranteed minimum death benefit is not available in New York.

 ANNUAL RATCHET TO AGE 80. On the contract date, your guaranteed minimum death benefit equals your initial contribution. Then, on each contract date anniversary, we will determine your guaranteed minimum death benefit by comparing your current guaranteed minimum death benefit to your account value on that contract date anniversary. If your account value is higher than your guaranteed minimum death benefit, we will increase your guaranteed minimum death benefit to equal your account value. On the other hand, if your account value on the contract date anniversary

----------
   30
--------------------------------------------------------------------------------


 is less than your guaranteed minimum death benefit, we will not adjust your guaranteed minimum death benefit either up or down. If you make additional contributions, we will increase your current guaranteed minimum death benefit by the dollar amount of the contribution on the date the contribution is allocated to your investment options. If you take a withdrawal from your contract, we will adjust your guaranteed minimum death benefit on the date you take the withdrawal.

 Guaranteed minimum death benefit applicable for annuitant ages 80 through 83 at issue.


 On the contract date, your guaranteed minimum death benefit equals your initial contribution. Thereafter, it will be increased by the dollar amount of any additional contributions. We will adjust your guaranteed minimum death benefit if you take any withdrawals.
                   ----------------------------------------

 Please see "How withdrawals affect your guaranteed minimum income benefit and guaranteed minimum death benefit" in "Accessing your money" for information on how withdrawals affect your guaranteed minimum death benefit. For contracts issued in New York, the guaranteed minimum death benefit at the annuitant's death will never be less than your value in the variable investment options, plus the sum of the fixed maturity amounts in each fixed maturity option.


 See Appendix IV for an example of how we calculate the guaranteed minimum death benefit.

 YOUR RIGHT TO CANCEL WITHIN A CERTAIN NUMBER OF DAYS


 If for any reason you are not satisfied with your contract, you may return it to us for a refund. To exercise this cancellation right you must mail the contract directly to our processing office within 10 days after you receive it. If state law requires, this "free look" period may be longer.

 Generally, your refund will equal your account value under the contract on the day we receive notification of your decision to cancel the contract and will reflect (i) any investment gain or loss in the variable investment options (less the daily charges we deduct), (ii) any positive or negative market value adjustments in the fixed maturity options, and (iii) any guaranteed interest in the account for special dollar cost averaging, through the date we receive your contract. Some states require that we refund the full amount of your contribution (not reflecting (i), (ii) or (iii) above). For any IRA contract returned to us within seven days after you receive it, we are required to refund the full amount of your contribution.


 We may require that you wait six months before you may apply for a contract with us again if:

 o  you cancel your contract during the free look period; or

 o you change your mind before you receive your contract whether we have received your contribution or not.

 Please see "Tax information" for possible consequences of cancelling your contract.


 In addition to the cancellation right described above, if you fully convert an existing traditional IRA contract to a Roth Conversion IRA or Flexible Premium Roth IRA contract, you may cancel your Roth Conversion IRA or Flexible Premium Roth IRA contract and return to a Rollover IRA or Flexible Premium IRA contract, whichever applies. Our processing office, or your registered representative, can provide you with the cancellation instructions.

2
DETERMINING YOUR CONTRACT'S VALUE


----------------
  31
--------------------------------------------------------------------------------


 YOUR ACCOUNT VALUE AND CASH VALUE

 Your "account value" is the total of the: (i) values you have in the variable investment options; (ii) market adjusted amounts in the fixed maturity options; and (iii) value in the account for special dollar cost averaging; and (iv) value you have in the loan reserve account (applies for Rollover TSA Contracts only). These amounts are subject to certain fees and charges discussed under "Charges and expenses."

 Your contract also has a "cash value." At any time before annuity payments begin, your contract's cash value is equal to the account value, less: (i) the total amount or a pro rata portion of the annual administrative charge (applicable for Flexible Premium IRA and Flexible Premium Roth IRA contracts only); (ii) and less any withdrawal charges; and (iii) the amount of any outstanding loan plus accrued interest (applicable to Rollover TSA accounts only). Please see "Surrendering your contract to receive its cash value" in "Accessing your money."


 YOUR CONTRACT'S VALUE IN THE VARIABLE INVESTMENT OPTIONS

 Each variable investment option invests in shares of a corresponding portfolio. Your value in each variable investment option is measured by "units." The value of your units will increase or decrease as though you had invested it in the corresponding portfolio's shares directly. Your value, however, will be reduced by the amount of the fees and charges that we deduct under the contract.


 The unit value for each variable investment option depends on the investment performance of that option, minus daily charges for mortality and expense risks and administrative expenses. On any day, your value in any variable investment option equals the number of units credited to that option, adjusted for any units purchased for or deducted from your contract under that option, multiplied by that day's value for one unit. The number of your contract units in any variable investment option does not change unless they are:

 (i)   increased to reflect additional contributions;

 (ii) decreased to reflect a withdrawal (plus applicable withdrawal charges);

 (iii) increased to reflect a transfer into, or decreased to reflect a transfer out of, a variable investment option; or

 (iv) decreased to reflect a transfer of your loan amount to the loan reserve account under a Rollover TSA contract.

 In addition, when we deduct the baseBUILDER benefit charge the number of units credited to your contract will be reduced. Your units are also reduced under Flexible Premium IRA and Flexible Premium Roth IRA contracts when we deduct the annual administrative charge. A description of how unit values are calculated is found in the SAI.



 YOUR CONTRACT'S VALUE IN THE FIXED MATURITY OPTIONS

 Your value in each fixed maturity option at any time before the maturity date is the market adjusted amount in each option. This is equivalent to your fixed maturity amount increased or decreased by the market value adjustment. Your value, therefore, may be higher or lower than your contributions (less withdrawals) accumulated at the rate to maturity. At the maturity date, your value in the fixed maturity option will equal its maturity value.


 YOUR CONTRACT'S VALUE IN THE ACCOUNT FOR SPECIAL DOLLAR COST AVERAGING

 Your value in the account for special dollar cost averaging at any time will equal your initial contribution allocated to that option, plus interest, less the sum of all amounts that have been transferred to the variable investment options you have selected.

3
TRANSFERRING YOUR MONEY AMONG INVESTMENT OPTIONS

----------------
  32
--------------------------------------------------------------------------------

 TRANSFERRING YOUR ACCOUNT VALUE

 At any time before the date annuity payments are to begin, you can transfer some or all of your account value among the investment options, subject to the following:

 o You may not transfer any amount to the account for special dollar cost averaging.

 o You may not transfer to a fixed maturity option that matures in the current calendar year, or that has a rate to maturity of 3%.

 o If the annuitant is 76 or older, you must limit your transfers to fixed maturity options to those with maturities of five years or less. Also, the maturity dates may be no later than the February 15th immediately following the date annuity payments are to begin.

 o If you make transfers out of a fixed maturity option other than at its maturity date the transfer may cause a market value adjustment.


 You may request a transfer in writing or by telephone using TOPS. (We anticipate that transfers will be available by using EQAccess by the end of
 2000). You must send in all written transfer requests directly to our processing office. Transfer requests should specify:


 (1) the contract number,

 (2) the dollar amounts or percentages of your current account value to be transferred, and


 (3) the investment options to and from which you are transferring.

 We will confirm all transfers in writing.




 MARKET TIMING

 You should note that the product is not designed for professional "market timing" organizations, or other organizations or individuals engaging in a market timing strategy, making programmed transfers, frequent transfers or transfers that are large in relation to the total assets of the underlying mutual fund portfolio. Market timing strategies are disruptive to the underlying mutual fund portfolios in which the variable investment options invest. If we determine that your transfer patterns among the variable investment options reflect a market timing strategy, we reserve the right to take action including, but not limited to: restricting the availability of transfers through telephone requests, facsimile transmissions, automated telephone services, Internet services or any electronic transfer services. We may also refuse to act on transfer instructions of an agent acting under a power of attorney who is acting on behalf of more than one owner.


REBALANCING YOUR ACCOUNT VALUE

 We currently offer a rebalancing program that you can use to automatically reallocate your account value among the variable investment options. You must tell us:


 (a) the percentage you want invested in each variable investment option (whole percentages only), and


 (b) how often you want the rebalancing to occur (quarterly, semiannually, or annually on a contract year basis. Rebalancing will occur on the same day of the month as the contract date).


 While your rebalancing program is in effect, we will transfer amounts among each variable investment option so that the percentage of your account value that you specify is invested in each option at the end of each rebalancing date. Your entire account value in the variable investment options must be included in the rebalancing program.
 ------------------------------------------------------------------------------
 Rebalancing does not assure a profit or protect against loss. You should periodically review your allocation percentages as your needs change. You may want to discuss the rebalancing program with your registered representative or other financial adviser before electing the program.
 -------------------------------------------------------------------------------


 You may elect the rebalancing program at any time. You may also change your allocation instructions or cancel the program at any time. If you request a transfer while the rebalancing program is in effect, we will process the transfer as requested; the rebalancing program will remain in effect unless you request that it be cancelled in writing.

 You may not elect the rebalancing program if you are participating in the dollar cost averaging or special dollar cost averaging program. Rebalancing is not available for amounts you have allocated in the fixed maturity options.

4
ACCESSING YOUR MONEY

                                                                ----------------
                                                                              33
--------------------------------------------------------------------------------

 WITHDRAWING YOUR ACCOUNT VALUE

 You have several ways to withdraw your account value before annuity payments begin. The table below shows the methods available under each type of contract. More information follows the table. For the tax consequences of withdrawals, see "Tax information."




                                         METHOD OF WITHDRAWAL
-----------------------------------------------------------------------------------
                                                     SUBSTANTIALLY        MINIMUM
 CONTRACT             LUMP SUM      SYSTEMATIC          EQUAL          DISTRIBUTION
-----------------------------------------------------------------------------------

 NQ                    Yes             Yes             No                  No
-----------------------------------------------------------------------------------
 Rollover IRA          Yes             Yes             Yes                 Yes
-----------------------------------------------------------------------------------
 Flexible
   Premium IRA         Yes             Yes             Yes                 Yes
-----------------------------------------------------------------------------------
Roth Conversion
   IRA                 Yes             Yes             Yes                 No
-----------------------------------------------------------------------------------
Flexible
   Premium
   Roth IRA            Yes             Yes             Yes                 No
-----------------------------------------------------------------------------------
QP                     Yes             No              No                  Yes
-----------------------------------------------------------------------------------
 Rollover TSA*         Yes             No              No                  Yes
-----------------------------------------------------------------------------------


 * For some Rollover TSA contracts, your ability to take withdrawals, loans or surrender your contract may be limited. You must provide withdrawal restriction information when you apply for a contract. See "Tax information - Tax Sheltered Annuity contracts (TSAs)."


 LUMP SUM WITHDRAWALS
 (All contracts)


 You may take lump sum withdrawals from your account value at any time. (Rollover TSA contracts may have restrictions.) The minimum amount you may withdraw is $300. If you request to withdraw more than 90% of a contract's current cash value we will treat it as a request to surrender the contract for its cash value. See "Surrendering your contract to receive its cash value" below.

 Lump sum withdrawals in excess of the 15% free withdrawal amount (see "15% free withdrawal amount" in "Charges and expenses") may be subject to a withdrawal charge. Under Rollover TSA contracts, if a loan is outstanding, you may only take lump sum withdrawals as long as the cash value remaining after any withdrawal equals at least 10% of the outstanding loan plus accrued interest.


 SYSTEMATIC WITHDRAWALS
 (NQ and all IRA contracts)

 You may take systematic withdrawals of a particular dollar amount or a particular percentage of your account value.

 You may take systematic withdrawals on a monthly, quarterly, or annual basis as long as the withdrawals do not exceed the following percentages of your account value: 1.2% monthly, 3.6% quarterly, and 15.0% annually. The minimum amount you may take in each systematic withdrawal is $250. If the amount withdrawn would be less than $250 on the date a withdrawal is to be taken, we will not make a payment and we will terminate your systematic withdrawal election.

 We will make the withdrawals on any day of the month that you select as long as it is not later than the 28th day of the month. If you do not select a date, we will make the withdrawals on the same calendar day of the month as the contract date. You must wait at least 28 days after your contract is issued before your systematic withdrawals can begin.


 You may elect to take systematic withdrawals at any time. If you own an IRA contract, you may elect this withdrawal method only if you are between ages 59 1/2 and 70 1/2.


 You may change the payment frequency, or the amount or percentage of your systematic withdrawals, once each contract year. However, you may not change the amount or percentage in any contract year in which you have already taken a lump sum withdrawal. You can cancel the systematic withdrawal option at any time.

 Systematic withdrawals are not subject to a withdrawal charge, except to the extent that, when added to a lump sum withdrawal previously taken in the same contract year, the systematic withdrawal exceeds the 15% free withdrawal amount.


 SUBSTANTIALLY EQUAL WITHDRAWALS
 (All IRA contracts)

 The substantially equal withdrawals option allows you to receive distributions from your account value without

----------
   34
--------------------------------------------------------------------------------


 triggering the 10% additional federal tax penalty, which normally applies to distributions made before age 59 1/2. See "Tax information." Once you begin to take substantially equal withdrawals, you should not stop them or change the pattern of your withdrawals until after the later of age 59 1/2 or five full years after the first withdrawal. If you stop or change the withdrawals or take a lump sum withdrawal, you may be liable for the 10% federal tax penalty that would have otherwise been due on prior withdrawals made under this option and for any interest on those withdrawals.

 You may elect to take substantially equal withdrawals at any time before age
 59 1/2. We will make the withdrawal on any day of the month that you select as long as it is not later than the 28th day of the month. You may not elect to receive the first payment in the same contract year in which you took a lump sum withdrawal. We will calculate the amount of your substantially equal withdrawals. The payments will be made monthly, quarterly, or annually as you select. These payments will continue until we receive written notice from you to cancel this option or you take a lump sum withdrawal. You may elect to start receiving substantially equal withdrawals again, but the payments may not restart in the same contract year in which you took a lump sum withdrawal. We will calculate the new withdrawal amount.

 You may not elect substantially equal withdrawals if you have balances in the account for special dollar cost averaging.

 Substantially equal withdrawals are not subject to a withdrawal charge.


 MINIMUM DISTRIBUTION WITHDRAWALS

 (Rollover IRA, Flexible Premium IRA, QP, and Rollover TSA contracts only - See "Tax information")

 We offer the minimum distribution withdrawal option to help you meet lifetime required minimum distributions under federal income tax rules. You may elect this option in the year in which you reach age 70 1/2. The minimum amount we will pay out is $250. You may elect the method you want us to use to calculate your minimum distribution withdrawals from the choices we offer. Currently, minimum distribution withdrawal payments will be made annually.

 We do not impose a withdrawal charge on minimum distribution withdrawals except if when added to a lump sum withdrawal previously taken in the same contract year, the minimum distribution withdrawal exceeds the 15% free withdrawal amount.

 We will calculate your annual payment based on your account value at the end of the prior calendar year based on the method you choose.

 Under Rollover TSA contracts, you may not elect minimum distribution withdrawals if a loan is outstanding.
   -----------------------------------------------------------------------------

 For Rollover IRA, Flexible Premium IRA, QP, and Rollover TSA contracts, we will send a form outlining the distribution options available in the year you reach age 701/2 (if you have not begun your annuity payments before that time).

   -----------------------------------------------------------------------------

 HOW WITHDRAWALS ARE TAKEN FROM YOUR ACCOUNT VALUE


 Unless you specify otherwise, we will subtract your withdrawals on a pro rata basis from your value in the variable investment options. If there is insufficient value or no value in the variable investment options, any additional amount of the withdrawal required or the total amount of the withdrawal will be withdrawn from the fixed maturity options in order of the earliest maturity date(s) first and then from the account for special dollar cost averaging. A market value adjustment may apply to withdrawals from the fixed maturity options.


 HOW WITHDRAWALS AFFECT YOUR GUARANTEED MINIMUM INCOME BENEFIT AND GUARANTEED MINIMUM DEATH BENEFIT

 Withdrawals will reduce your guaranteed benefits on either a dollar-for-dollar basis or on a pro rata basis as explained below:

                                                                      ----------
                                                                              35
--------------------------------------------------------------------------------

 INCOME BENEFIT AND DEATH BENEFIT

 5% roll up to age 80 - If you elect the 5% roll up to age 80 guaranteed minimum death benefit, your benefit base will be reduced on a dollar-for-dollar basis as long as the sum of your withdrawals in a contract year is 5% or less of the guaranteed minimum death benefit on the most recent contract date anniversary. Once you take a withdrawal that causes the sum of your withdrawals in a contract year to exceed 5% of the guaranteed minimum death benefit on the most recent contract date anniversary, that withdrawal and any subsequent withdrawals in that same contract year will reduce your benefit base on a pro rata basis.

 The timing of your withdrawals and whether they exceed the 5% threshold described above can have a significant impact on your guaranteed minimum income benefit or guaranteed minimum death benefit.

 Annual ratchet to age 80 - If you elect the annual ratchet to age 80 guaranteed minimum death benefit, each withdrawal will always reduce your benefit base and current guaranteed minimum death benefit on a pro rata basis.

 Annuitant issue ages 80 through 83 - If your contract was issued when the annuitant was between ages 80 and 83, each withdrawal will always reduce your current guaranteed minimum death benefit on a pro rata basis.

 Reduction on a dollar-for-dollar basis means that your current benefit will be reduced by the dollar amount of the withdrawal. Reduction on a pro rata basis means that we calculate the percentage of your current account value that is being withdrawn and we reduce your current benefit by that same percentage. For example, if your account value is $30,000 and you withdraw $12,000, you have withdrawn 40% of your account value. If your guaranteed minimum death benefit was $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 x.40) and your new guaranteed minimum death benefit after the withdrawal would be $24,000 ($40,000 - $16,000).

 LOANS UNDER ROLLOVER TSA CONTRACTS

 You may take loans from a Rollover TSA unless restricted by the employer who provided the Rollover TSA funds. If you cannot take a loan, or cannot take a loan without approval from the employer who provided the funds, we will have this information in our records based on what you and the employer who provided the funds told us when you purchased your contract. The employer must also tell us whether special employer plan rules of the Employee Retirement Income Security Act of 1974 ("ERISA") apply. We will not permit you to take a loan while you are taking minimum distribution withdrawals.

 You should read the terms and conditions on our loan request form carefully before taking out a loan. Under Rollover TSA contracts subject to ERISA, you may only take a loan with the written consent of your spouse. Your contract contains further details of the loan provision. Also, see "Tax information" for general rules applicable to loans.

 We will permit you to have only one loan outstanding at a time. The minimum loan amount is $1,000. The maximum amount is $50,000 or, if less, 50% of your account value, subject to any limits under the federal income tax rules. The term of a loan is five years. However, if you use the loan to acquire your primary residence, the term is 10 years. The term may not extend beyond the earliest of:

 (1)   the date annuity payments begin,

 (2)   the date the contract terminates, and

 (3) the date a death benefit is paid (the outstanding loan will be deducted from the death benefit amount).

 Interest will accrue daily on your outstanding loan at a rate we set. The loan interest rate will be equal to the Moody's Corporate Bond Yield Averages for Baa bonds for the calendar month ending two months before the first day of the calendar quarter in which the rate is determined.

 LOAN RESERVE ACCOUNT. On the date your loan is processed, we will transfer the amount of your loan to the loan reserve account. Unless you specify otherwise, we will subtract your loan on a pro rata basis from your value in the

----------
   36
--------------------------------------------------------------------------------

 variable investment options. If there is insufficient value or no value in the variable investment options, any additional amount of the loan will be subtracted from the fixed maturity options in order of the earliest maturity date(s) first. A market value adjustment may apply.

 We will credit interest to the amount in the loan reserve account at a rate of 2% lower than the loan interest rate that applies for the time your loan is outstanding. On each contract date anniversary after the date the loan is processed, we will transfer the amount of interest earned in the loan reserve account to the variable investment options on a pro rata basis. When you make a loan repayment, unless you specify otherwise, we will transfer the dollar amount of the loan repaid from the loan reserve account to the investment options according to the allocation percentages we have on our records.

 SURRENDERING YOUR CONTRACT TO RECEIVE ITS CASH VALUE

 You may surrender your contract to receive its cash value at any time while the annuitant is living and before you begin to receive annuity payments. (Rollover TSA contracts may have restrictions.) For a surrender to be effective, we must receive your written request and your contract at our processing office. We will determine your cash value on the date we receive the required information. All benefits under the contract will terminate as of that date.


 You may receive your cash value in a single sum payment or apply it to one or more of the annuity payout options. See "Your annuity payout options" below. For the tax consequences of surrenders, see "Tax information."


 WHEN TO EXPECT PAYMENTS

 Generally, we will fulfill requests for payments out of the variable investment options within seven calendar days after the date of the transaction to which the request relates. These transactions may include applying proceeds to a variable annuity, payment of a death benefit, payment of any amount you withdraw (less any withdrawal charge) and, upon surrender, payment of the cash value. We may postpone such payments or applying proceeds for any period during which:

 (1)   the New York Stock Exchange is closed or restricts trading,

 (2) sales of securities or determination of the fair value of a variable investment option's assets is not reasonably practicable because of an emergency, or

 (3) the SEC, by order, permits us to defer payment to protect people remaining in the variable investment options.


 We can defer payment of any portion of your value in the fixed maturity options and the account for special dollar cost averaging (other than for death benefits) for up to six months while you are living. We also may defer payments for a reasonable amount of time (not to exceed 10 days) while we are waiting for a contribution check to clear.


 All payments are made by check and are mailed to you (or the payee named in a tax-free exchange) by U.S. mail, unless you request that we use an express delivery service at your expense.



 YOUR ANNUITY PAYOUT OPTIONS

 Equitable Accumulator offers you several choices of annuity payout options. Some enable you to receive fixed annuity payments, which can be either level or increasing and others enable you to receive variable annuity payments.

 You can choose from among the annuity payout options listed below. Restrictions may apply, depending on the type of contract you own or the annuitant's age at contract issue. In addition, if you are exercising your guaranteed minimum income benefit under baseBUILDER, your choice of payout options are those that are available under the baseBUILDER (see "Our baseBUILDER option").

                                                                      ----------
                                                                              37
--------------------------------------------------------------------------------

 Fixed annuity payout options     Life annuity
                                  Life annuity with period
                                   certain
                                  Life annuity with refund
                                     certain
                                  Period certain annuity
 Variable Immediate Annuity       Life annuity (not available
   payout options                  in New York)
                                  Life annuity with period
                                     certain
 Income Manager payout            Life annuity with period
   options                         certain
                                  Period certain annuity


 o Life annuity: An annuity that guarantees payments for the rest of the annuitant's life. Payments end with the last monthly payment before the annuitant's death. Because there is no continuation of benefits following the annuitant's death with this payout option, it provides the highest monthly payment of any of the life annuity options, so long as the annuitant is living.

 o Life annuity with period certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the end of a selected period of time ("period certain"), payments continue to the beneficiary for the balance of the period certain. The period certain cannot extend beyond the annuitant's life expectancy. A life annuity with a period certain is the form of annuity under the contracts that you will receive if you do not elect a different payout option. In this case, the period certain will be based on the annuitant's age and will not exceed 10 years.

 o Life annuity with refund certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the amount applied to purchase the annuity option has been recovered, payments to the beneficiary will continue until that amount has been recovered. This payout option is available only as a fixed annuity.

 o Period certain annuity: An annuity that guarantees payments for a specific period of time, usually 5, 10, 15, or 20 years. This guaranteed period may not exceed the annuitant's life expectancy. This option does not guarantee payments for the rest of the annuitant's life. It does not permit any repayment of the unpaid principal, so you cannot elect to receive part of the payments as a single sum payment with the rest paid in monthly annuity payments. This payout option is available only as a fixed annuity.

 The life annuity, life annuity with period certain, and life annuity with refund certain payout options are available on a single life or joint and survivor life basis. The joint and survivor life annuity guarantees payments for the rest of the annuitant's life and, after the annuitant's death, payments continue to the survivor. We may offer other payout options not outlined here. Your registered representative can provide details.

 FIXED ANNUITY PAYOUT OPTION

 With fixed annuities, we guarantee fixed annuity payments will be based either on the tables of guaranteed annuity purchase factors in your contract or on our then current annuity purchase factors, whichever is more favorable for you.

 VARIABLE IMMEDIATE ANNUITY PAYOUT OPTIONS

 Variable Immediate Annuities are described in a separate prospectus that is available from your registered representative. Before you select a Variable Immediate Annuity payout option, you should read the prospectus which contains important information that you should know.

 Variable annuities may be funded through your choice of variable investment options investing in portfolios of EQ Advisors Trust. The contract also offers a fixed annuity option that can be elected in combination with the variable annuity payout options. The amount of each variable annuity payment will fluctuate, depending upon the performance of the variable investment options, and whether the actual rate of investment return is higher or lower than an assumed base rate.




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 INCOME MANAGER PAYOUT OPTIONS

 The Income Manager payout annuity contracts differ from the other payout annuity contracts. The other payout annuity contracts may provide higher or lower income levels, but do not have all the features of the Income Manager payout annuity contract. You may request an illustration of the Income Manager payout annuity contract from your registered representative. Income Manager payout options are described in a separate prospectus that is available from your registered representative. Before you select an Income Manager payout option, you should read the prospectus which contains important information that you should know.

 Both Income Manager payout options provide guaranteed level payments (NQ and IRA contracts). The Income Manager (life annuity with period certain) also provides guaranteed increasing payments (NQ contracts only). You may not elect a period certain Income Manager payout option unless withdrawal charges are no longer in effect under your Equitable Accumulator.

 For QP and Rollover TSA contracts, if you want to elect an Income Manager payout option, we will first roll over amounts in such contract to a Rollover IRA contract. You will be the owner of the Rollover IRA contract.

 You may choose to apply only part of the account value of your Equitable Accumulator contract to an Income Manager payout annuity. In this case, we will consider any amounts applied as a withdrawal from your Equitable Accumulator and we will deduct any applicable withdrawal charge. For the tax consequences of withdrawals, see "Tax information."

 Depending upon your circumstances, the purchase of an Income Manager contract may be done on a tax-free basis. Please consult your tax adviser.


 THE AMOUNT APPLIED TO PURCHASE AN ANNUITY PAYOUT OPTION

 The amount applied to purchase an annuity payout option varies, depending on the payout option that you choose, and the timing of your purchase as it relates to any withdrawal charges or market value adjustments.

 If amounts in a fixed maturity option are used to purchase any annuity payout option, prior to the maturity date, a market value adjustment will apply.

 For the fixed annuity payout options and Variable Immediate Annuity payout options, no withdrawal charge is imposed if you select a life annuity, life annuity with period certain or life annuity with refund certain.

 For the fixed annuity payout option, the withdrawal charge applicable under your Equitable Accumulator is imposed if you select a period certain. If the period certain is more than 5 years, then the withdrawal charge deducted will not exceed 5% of the account value.

 For the Income Manager payout options no withdrawal charge is imposed under the Equitable Accumulator. If the withdrawal charge that otherwise would have been applied to your account value under your Equitable Accumulator is greater than 2% of the contributions that remain in your contract at the time you purchase your payout option, the withdrawal charges under the Income Manager will apply. For this purpose, the year in which your account value is applied to the payout option will be "contract year 1."



 SELECTING AN ANNUITY PAYOUT OPTION


 When you select a payout option, we will issue you a separate written agreement confirming your right to receive annuity payments. We require you to return your contract before annuity payments begin unless you are applying only some of your account value to an Income Manager Contract. The contract owner and annuitant must meet the issue age and payment requirements.

 You can choose the date annuity payments begin but it may not be earlier than thirteen months from the Equitable Accumulator contract date. Except with respect to the Income Manager annuity payout options, where payments are made on the 15th day of each month, you can change the date your annuity payments are to begin anytime before that date as long as you do not choose a date later than the



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 28th day of any month. Also, that date may not be later than the contract date anniversary that follows the annuitant's 90th birthday. This may be different in some states.


 Before the last day by which your annuity payments must begin, we will notify you by letter. Once you have selected an annuity payout option and payments have begun, no change can be made other than (i) transfers (if permitted in the future) among the variable investment options if a Variable Immediate Annuity payout option is selected; and (ii) withdrawals or contract surrender (subject to a market value adjustment) if an Income Manager annuity payout option is chosen.

 The amount of the annuity payments will depend on the amount applied to purchase the annuity and applicable annuity purchase factors discussed earlier.

 In no event will you ever receive payments under a fixed option or an initial payment under a variable option of less than the minimum amounts guaranteed by the contract.

 If, at the time you elect a payout option, the amount to be applied is less than $2,000 or the initial payment under the form elected is less than $20 monthly, we reserve the right to pay the account value in a single sum rather than as payments under the payout option chosen.




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5
CHARGES AND EXPENSES

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  40
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 CHARGES THAT EQUITABLE LIFE DEDUCTS

 We deduct the following charges each day from the net assets of each variable investment option. These charges are reflected in the unit values of each variable investment option:

 o  A mortality and expense risks charge

 o  An administrative charge

 We deduct the following charges from your account value. When we deduct these charges from your variable investment options, we reduce the number of units credited to your contract:

 o On each contract date anniversary - an annual administrative charge, if applicable (Flexible Premium IRA and Flexible Premium Roth IRA contracts only).

 o At the time you make certain withdrawals or surrender your contract - a withdrawal charge.

 o If you elect the optional benefit - a charge for the optional baseBUILDER benefit.

 o At the time annuity payments are to begin - charges designed to approximate certain taxes that may imposed on us, such as premium taxes in your state. An annuity administrative fee may also apply.

 More information about these charges appears below. We will not increase these charges for the life of your contract, except as noted. We may reduce certain charges under group or sponsored arrangements. See "Group or sponsored arrangements" below.

 To help with your retirement planning, we may offer other annuities with different charges, benefits, and features. Please contact your registered representative for more information.

 MORTALITY AND EXPENSE RISKS CHARGE

 We deduct a daily charge from the net assets in each variable investment option to compensate us for mortality and expense risks, including the guaranteed minimum death benefit. The daily charge is equivalent to an annual rate of 1.10% of the net assets in each variable investment option.

 The mortality risk we assume is the risk that annuitants as a group will live for a longer time than our actuarial tables predict. If that happens, we would be paying more in annuity income than we planned. We also assume a risk that the mortality assumptions reflected in our guaranteed annuity payment tables, shown in each contract, will differ from actual mortality experience. Lastly, we assume a mortality risk to the extent that at the time of death, the guaranteed minimum death benefit exceeds the cash value of the contract. The expense risk we assume is the risk that it will cost us more to issue and administer the contracts than we expect.

 ADMINISTRATIVE CHARGE

 We deduct a daily charge from the net assets in each variable investment option. The charge, together with the annual administrative charge described below, is to compensate us for administrative expenses under the contracts. The daily charge is equivalent to an annual rate of 0.25% of the net assets in each variable investment option. We reserve the right under the contracts to increase this charge to an annual rate of 0.35%.

 ANNUAL ADMINISTRATIVE CHARGE (FLEXIBLE PREMIUM IRA AND FLEXIBLE PREMIUM ROTH IRA CONTRACTS ONLY)

 Under Flexible Premium IRA and Flexible Premium Roth IRA contracts, we deduct an administrative charge from your account value on each contract date anniversary. We deduct the charge if your account value on the last business day of the contract year is less than $25,000. If your account value on such date is $25,000 or more, we do not deduct the charge. During the first two contract years, the charge is equal to $30 or, if less, 2% of your account value. The charge is $30 for contract years three and later.

 We will deduct this charge from your value in the variable investment options on a pro rata basis. If there is not enough value in the variable investment options, we will deduct all or a portion of the charge from the fixed maturity options in order of the earliest maturity date(s) first. If you


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 surrender your contract during the contract year we will deduct a pro rata portion of the charge.


 WITHDRAWAL CHARGE

 A withdrawal charge applies in two circumstances:
 (1) if you make one or more withdrawals during a contract year that, in total, exceed the 15% free withdrawal amount, described below, or (2) if you surrender your contract to receive its cash value.

 The withdrawal charge equals a percentage of the contributions withdrawn. The percentage that applies depends on how long each contribution has been invested in the contract. We determine the withdrawal charge separately for each contribution according to the following table:


--------------------------------------------------------------------------------
                                    CONTRACT YEAR
--------------------------------------------------------------------------------
                   1       2       3         4       5       6       7       8+
--------------------------------------------------------------------------------
 Percentage of
   contribution    7%      6%      5%        4%      3%      2%      1%      0%
--------------------------------------------------------------------------------

 For purposes of calculating the withdrawal charge, we treat the contract year in which we receive a contribution as "contract year 1." Amounts withdrawn up to the free withdrawal amount are not considered withdrawal of any contribution. We also treat contributions that have been invested the longest as being withdrawn first. We treat contributions as withdrawn before earnings for purposes of calculating the withdrawal charge. However, federal income tax rules treat earnings under your contract as withdrawn first. See "Tax information."

 In order to give you the exact dollar amount of the withdrawal you request, we deduct the amount of the withdrawal and the withdrawal charge from your account value. Any amount deducted to pay withdrawal charges is also subject to the same withdrawal charge percentage. We deduct the charge in proportion to the amount of the withdrawal subtracted from each investment option. The withdrawal charge helps cover our sales expenses.

 The withdrawal charge does not apply in the circumstances described below.

 15% FREE WITHDRAWAL AMOUNT. Each contract year you can withdraw up to 15% of your account value without paying a withdrawal charge. The 15% free withdrawal amount is determined using your account value on the most recent contract date anniversary, minus any other withdrawals made during the contract year. The 15% free withdrawal amount does not apply if you surrender your contract.

 Note the following special rule for NQ contracts issued to a charitable remainder trust, the free withdrawal amount will equal the greater of: (1) the current account value, less contributions that have not been withdrawn (earnings in the contract), and (2) the 15% free withdrawal amount defined above.

 DISABILITY, TERMINAL ILLNESS OR CONFINEMENT TO NURSING HOME. The withdrawal charge also does not apply if:

 o The annuitant has qualified to receive Social Security disability benefits as certified by the Social Security Administration; or

 o We receive proof satisfactory to us (including certification by a licensed physician) that the annuitant's life expectancy is six months or less; or

 o The annuitant has been confined to a nursing home for more than 90 days (or such other period, as required in your state) as verified by a licensed physician. A nursing home for this purpose means one that is (a) approved by Medicare as a provider of skilled nursing care service, or (b) licensed as a skilled nursing home by the state or territory in which it is located (it must be within the United States, Puerto Rico, or U.S. Virgin Islands) and meets all of the following:

    - its main function is to provide skilled, intermediate, or custodial nursing care;

    - it provides continuous room and board to three or more persons;

    - it is supervised by a registered nurse or licensed practical nurse;


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    - it keeps daily medical records of each patient;

    - it controls and records all medications dispensed; and

    - its primary service is other than to provide housing for residents.

 We reserve the right to impose a withdrawal charge, in accordance with your contract and applicable state law, if the disability is caused by a preexisting condition or a condition that began within 12 months of the contract date. Some states may not permit us to waive the withdrawal charge in the above circumstances, or may limit the circumstances for which the withdrawal charge may be waived. Your registered representative can provide more information or you may contact our processing office.


 baseBUILDER BENEFIT CHARGE

 If you elect the baseBUILDER we deduct a charge annually from your account value on each contract date anniversary until such time as you exercise the guaranteed minimum income benefit, elect another annuity payout option, or the contract date anniversary after which the annuitant reaches age 83, whichever occurs first. The charge is equal to 0.30% of the benefit base in effect on the contract date anniversary.


 We will deduct this charge from your value in the variable investment options on a pro rata basis. If there is not enough value in the variable investment options, we will deduct all or a portion of the charge from the fixed maturity options in order of the earliest maturity date(s) first. A market value adjustment may apply.


 CHARGES FOR STATE PREMIUM AND OTHER APPLICABLE TAXES

 We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. Generally, we deduct the charge from the amount applied to provide an annuity payout option. The current tax charge that might be imposed varies by state and ranges from 0% to 3.5% (1% in Puerto Rico and 5% in the U.S. Virgin Islands).

 VARIABLE IMMEDIATE ANNUITY PAYOUT OPTION ADMINISTRATIVE FEE

 We deduct a fee of up to $350 from the amount to be applied to the Variable Immediate Annuity payout option.


 CHARGES THAT EQ ADVISORS TRUST DEDUCTS

 EQ Advisors Trust deducts charges for the following types of fees and expenses:

 o Management fees ranging from 0.25% to 1.15%.

 o 12b-1 fees of 0.25%.

 o Operating expenses, such as trustees' fees, independent auditors' fees, legal counsel fees, administrative service fees, custodian fees, and liability insurance.

 o Investment-related expenses, such as brokerage commissions.

 These charges are reflected in the daily share price of each portfolio. Since shares of EQ Advisors Trust are purchased at their net asset value, these fees and expenses are, in effect, passed on to the variable investment options and are reflected in their unit values. For more information about these charges, please refer to the prospectus for EQ Advisors Trust following this prospectus.

 GROUP OR SPONSORED ARRANGEMENTS

 For certain group or sponsored arrangements, we may reduce the withdrawal charge or the mortality and expense risks charge, or change the minimum initial contribution requirements. We also may change the guaranteed minimum income benefit and the guaranteed minimum death benefit, or offer variable investment options that invest in shares of EQ Advisors Trust that are not subject to the 12b-1 fee. Group arrangements include those in which a trustee or an employer, for example, purchases contracts covering a group of individuals on a group basis. Group arrangements are not available for IRA contracts. Sponsored arrangements include those in which an employer allows us to sell contracts to its employees or retirees on an individual basis.

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 Our costs for sales, administration, and mortality generally vary with the size and stability of the group or sponsoring organization, among other factors. We take all these factors into account when reducing charges. To qualify for reduced charges, a group or sponsored arrangement must meet certain requirements, such as requirements for size and number of years in existence. Group or sponsored arrangements that have been set up solely to buy contracts or that have been in existence less than six months will not qualify for reduced charges.

 We also may establish different rates to maturity for the fixed maturity options under different classes of contracts for group or sponsored arrangements.

 We will make these and any similar reductions according to our rules in effect when we approve a contract for issue. We may change these rules from time to time. Any variation will reflect differences in costs or services and will not be unfairly discriminatory.

 Group or sponsored arrangements may be governed by federal income tax rules, ERISA, or both. We make no representations with regard to the impact of these and other applicable laws on such programs. We recommend that employers, trustees, and others purchasing or making contracts available for purchase under such programs seek the advice of their own legal and benefits advisers.


 OTHER DISTRIBUTION ARRANGEMENTS

 We may reduce or eliminate charges when sales are made in a manner that result in savings of sales and administrative expenses, such as sales through persons who are compensated by clients for recommending investments and who receive no commission or reduced commissions in connection with the sale of the contracts. We will not permit a reduction or elimination of charges where it would be unfairly discriminatory.

6
PAYMENT OF DEATH BENEFIT

                                                                ----------------
                                                                              44
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YOUR BENEFICIARY AND PAYMENT OF BENEFIT

 You designate your beneficiary when you apply for your contract. You may change your beneficiary at any time. The change will be effective on the date the written request for the change is received in our processing office. We are not responsible for any beneficiary change request that we do not receive. We will send you a written confirmation when we receive your request. Under jointly owned contracts, the surviving owner is considered the beneficiary, and will take the place of any other beneficiary. You may be limited as to the beneficiary you can designate in a Rollover TSA contract. In a QP contract, the beneficiary must be the trustee.

 The death benefit is equal to your account value, or, if greater, the guaranteed minimum death benefit. The guaranteed minimum death benefit is part of your contract, whether you select the baseBUILDER benefit or not. We determine the amount of the death benefit (other than the guaranteed minimum death benefit) as of the date we receive satisfactory proof of the annuitant's death and any required instructions for the method of payment. We determine the amount of the guaranteed minimum death benefit as of the date of the annuitant's death. Under Rollover TSA contracts we will deduct the amount of any outstanding loan plus accrued interest from the amount of the death benefit.


 EFFECT OF THE ANNUITANT'S DEATH

 If the annuitant dies before the annuity payments begin, we will pay the death benefit to your beneficiary.

 Generally, the death of the annuitant terminates the contract. However, a beneficiary spouse of the owner/annuitant can choose to be treated as the successor owner/annuitant and continue the contract. Only a spouse can be a successor owner/annuitant. A successor owner/annuitant, can only be named under NQ and IRA contracts.

 For IRA contracts, a beneficiary may be able to have limited ownership as discussed under "Beneficiary continuation option" below.


 WHEN AN NQ CONTRACT OWNER DIES BEFORE THE ANNUITANT

 Under certain conditions the owner changes after the original owner's death. When you are not the annuitant under an NQ contract and you die before annuity payments begin, the beneficiary named to receive the death benefit upon the annuitant's death will automatically become the successor owner. If you do not want this beneficiary to be the successor owner, you should name a specific successor owner. You may name a successor at any time by sending satisfactory notice to our processing office. If the contract is jointly owned and the first owner to die is not the annuitant, the surviving owner becomes the sole contract owner. This person will be considered the successor owner for purposes of the distribution rules described in this section. The surviving owner automatically takes the place of any other beneficiary designation.

 Unless the surviving spouse of the owner who has died (or in the case of a joint ownership situation, the surviving spouse of the first owner to die) is the successor owner for this purpose, the entire interest in the contract must be distributed under the following rules:

 o The cash value of the contract must be fully paid to the successor owner (new owner) by December 31st of the fifth calendar year after your death (or in a joint ownership situation, the death of the first owner to die).

 o The successor owner may instead elect to receive the cash value as a life annuity (or payments for a period certain of not longer than the new owner's life expectancy). Payments must begin no later than December 31st following the calendar year of the non-annuitant owner's death. Unless this alternative is elected, we will pay any cash value on December 31st of the fifth calendar year following the year of your death (or the death of the first owner to die).


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 o  If the surviving spouse is the successor owner or joint owner, the spouse may elect to continue the contract. No distributions are required as long as the surviving spouse and annuitant are living.

 HOW DEATH BENEFIT PAYMENT IS MADE

 We will pay the death benefit to the beneficiary in the form of the annuity payout option you have chosen. If you have not chosen an annuity payout option as of the time of the annuitant's death, the beneficiary will receive the death benefit in a single sum. However, subject to any exceptions in the contract, our rules and any applicable requirements under federal income tax rules, the beneficiary may elect to apply the death benefit to one or more annuity payout options we offer at the time. See "Your annuity payout options" in "Accessing your money" earlier in this prospectus. Please note that any annuity payout option chosen may not extend beyond the life expectancy of the beneficiary.


 SUCCESSOR OWNER AND ANNUITANT

 If you are both the contract owner and the annuitant, and your spouse is the sole beneficiary or the joint owner, then your spouse may elect to receive the death benefit or continue the contract as successor owner/annuitant.

 If your surviving spouse decides to continue the contract, then on the contract date anniversary following your death, we will increase the account value to equal your current guaranteed minimum death benefit, if it is higher than the account value. The increase in the account value will be allocated to the investment options according to the allocation percentages we have on file for your contract. Thereafter, withdrawal charges will no longer apply to this amount. Withdrawal charges will apply if you make additional contributions. These additional contributions will be withdrawn only after all other amounts have been withdrawn. In determining whether the guaranteed minimum death benefit will continue to grow, we will use your surviving spouse's age (as of the contract date anniversary).

 BENEFICIARY CONTINUATION OPTION

 Upon your death under an IRA contract, a beneficiary may generally elect to keep the contract in your name and receive distributions under the contract instead of receiving the death benefit in a single sum. In order to elect this option, the beneficiary must be an individual. Certain trusts with only individual beneficiaries will be treated as individuals. This election must be made within 60 days following the date we receive proof of your death. We will increase the account value to equal the death benefit if the death benefit is greater than the account value. Except as noted in the next sentence, the beneficiary continuation option will be available on or after May 1, 2000 depending on when we receive regulatory clearance in your state. For Rollover IRA and Flexible Premium IRA contracts, a similar beneficiary continuation option will be available until the beneficiary continuation option described in this prospectus is available. Please contact our processing office for further information.

 Under the beneficiary continuation option:

 o The contract continues in your name for the benefit of your beneficiary.

 o The beneficiary may make transfers among the investment options but no additional contributions will be permitted.

 o The guaranteed minimum income benefit and the death benefit (including the guaranteed minimum death benefit) provisions will no longer be in effect.

 o The beneficiary may choose at any time to withdraw all or a portion of the account value and no withdrawal charges will apply. Any partial withdrawal must be at least $300.

 o Upon the death of the beneficiary, any remaining death benefit will be paid in a lump sum to the person the beneficiary chooses.

 For Traditional IRA contracts only, if you die AFTER the "Required Beginning Date" for required minimum distributions (see "Tax information"), the contract will continue if:



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 (a)  You were receiving minimum distribution withdrawals from this contract; and

 (b) The pattern of minimum distribution withdrawals you chose was based in part on the life of the designated beneficiary.

 The withdrawals will then continue to be paid to the beneficiary on the same basis as you chose before your death. We will be able to tell your beneficiary whether this option is available. You should contact our processing office for further information.

 For all of the above contracts, if you die BEFORE the Required Beginning Date (and, for a traditional IRA, therefore you were not taking minimum distribution withdrawals under the contract) the beneficiary may choose one of the following two beneficiary continuation options:

 1. Payments over life expectancy period. The beneficiary can receive annual minimum distributions based on the beneficiary's life expectancy. If there is more than one beneficiary, the shortest life expectancy is used. These minimum distributions must begin by December 31st of the calendar year following the year of your death. In some situations, a spouse beneficiary who elects to continue the contract in your name under the beneficiary continuation option instead of electing successor owner/annuitant status may also choose to delay beginning the minimum distributions until the December 31st of the calendar year in which you would have turned age 70 1/2.

 2. Five Year Rule. The beneficiary can take withdrawals as desired. If the beneficiary does not withdraw the entire account value by the December 31st of the fifth calendar year following your death, we will pay any amounts remaining under the contract to the beneficiary by that date. If you have more than one beneficiary, and one of them elects this option, then all of your beneficiaries will receive this option.

7
TAX INFORMATION

                                                                ----------------
                                                                              47
--------------------------------------------------------------------------------

 OVERVIEW

 In this part of the prospectus, we discuss the current federal income tax rules that generally apply to Equitable Accumulator contracts owned by United States taxpayers. The tax rules can differ, depending on the type of contract, whether NQ, Rollover IRA, Flexible Premium IRA, Roth Conversion IRA, Flexible Premium Roth IRA, QP, or Rollover TSA. Therefore, we discuss the tax aspects of each type of contract separately.

 Federal income tax rules include the United States laws in the Internal Revenue Code, and Treasury Department Regulations and Internal Revenue Service ("IRS") interpretations of the Internal Revenue Code. These tax rules may change. We cannot predict whether, when, or how these rules could change. Any change could affect contracts purchased before the change.

 We cannot provide detailed information on all tax aspects of the contracts. Moreover, the tax aspects that apply to a particular person's contract may vary depending on the facts applicable to that person. We do not discuss state income and other state taxes, federal income tax, and withholding rules for non-U.S. taxpayers, or federal gift and estate taxes. Transfers of the contract, rights under the contract, or payments under the contract may be subject to gift or estate taxes. You should not rely only on this document, but should consult your tax adviser before your purchase.

 If you are buying a contract to fund a retirement plan that already provides tax deferral under sections of the Internal Revenue Code (IRA, QP, and Rollover
 TSA), you should do so for the contract's features and benefits other than tax deferral. In such situations, the tax deferral of the contract does not provide additional benefits.

 TRANSFERS AMONG INVESTMENT OPTIONS

 You can make transfers among investment options inside the contract without triggering taxable income.

 TAXATION OF NONQUALIFIED ANNUITIES


 CONTRIBUTIONS

 You may not deduct the amount of your contributions to a nonqualified annuity contract.


 CONTRACT EARNINGS

 Generally, you are not taxed on contract earnings until you receive a distribution from your contract, whether as a withdrawal or as an annuity payment. However, earnings are taxable, even without a distribution:

 o if a contract fails investment diversification requirements as specified in federal income tax rules (these rules are based on or are similar to those specified for mutual funds under the securities laws);

 o if you transfer a contract, for example, as a gift to someone other than your spouse (or former spouse);

 o if you use a contract as security for a loan (in this case, the amount pledged will be treated as a distribution); and

 o if the owner is other than an individual (such as a corporation, partnership, trust, or other non-natural person).

 All nonqualified deferred annuity contracts that Equitable Life and its affiliates issue to you during the same calendar year are linked together and treated as one contract for calculating the taxable amount of any distribution from any of those contracts.


 ANNUITY PAYMENTS

 Once annuity payments begin, a portion of each payment is taxable as ordinary income. You get back the remaining portion without paying taxes on it. This is your "investment in the contract." Generally, your investment in the contract equals the contributions you made, less any amounts you previously withdrew that were not taxable.

 For fixed annuity payments, the tax-free portion of each payment is determined by (1) dividing your investment in the contract by the total amount you are expected to receive out of the contract, and (2) multiplying the result by the amount


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 of the payment. For variable annuity payments, your tax-free portion of each payment is your investment in the contract divided by the number of expected payments.


 Once you have received the amount of your investment in the contract, all payments after that are fully taxable. If payments under a life annuity stop because the annuitant dies, there is an income tax deduction for any unrecovered investment in the contract.


 PAYMENTS MADE BEFORE ANNUITY PAYMENTS BEGIN

 If you make withdrawals before annuity payments begin under your contract, they are taxable to you as ordinary income if there are earnings in the contract. Generally, earnings are your account value less your investment in the contract. If you withdraw an amount which is more than the earnings in the contract as of the date of the withdrawal, the balance of the distribution is treated as a return of your investment in the contract and is not taxable.

 CONTRACTS PURCHASED THROUGH EXCHANGES

 You may purchase your NQ contract through an exchange of another contract. Normally, exchanges of contracts are taxable events. The exchange will not be taxable under Section 1035 of the Internal Revenue Code if:

 o the contract that is the source of the funds you are using to purchase the NQ contract is another nonqualified deferred annuity contract or life insurance or endowment contract.

 o the owner and the annuitant are the same under the source contract and the Equitable Accumulator NQ contract. If you are using a life insurance or endowment contract the owner and the insured must be the same on both sides of the exchange transaction.

 The tax basis of the source contract carries over to the Equitable Accumulator NQ contract.


 A recent case permitted an owner to direct the proceeds of a partial withdrawal from one nonqualified deferred annuity contract to a different insurer to purchase a new nonqualified deferred annuity contract on a tax-deferred basis. Special forms, agreement between the carriers, and provision of cost basis information may be required to process this type of an exchange.


 SURRENDERS

 If you surrender or cancel the contract, the distribution is taxable as ordinary income (not capital gain) to the extent it exceeds your investment in the contract.

 DEATH BENEFIT PAYMENTS MADE TO A BENEFICIARY AFTER YOUR DEATH

 For the rules applicable to death benefits, see "Payment of death benefit" earlier in this prospectus. The tax treatment of a death benefit taken as a single sum is generally the same as the tax treatment of a withdrawal from or surrender of your contract. The tax treatment of a death benefit taken as annuity payments is generally the same as the tax treatment of annuity payments under your contract.

 EARLY DISTRIBUTION PENALTY TAX

 If you take distributions before you are age 59 1/2 a penalty tax of 10% of the taxable portion of your distribution applies in addition to the income tax. The extra penalty tax does not apply to pre-age 59 1/2 distributions made:

 o  on or after your death; or

 o  because you are disabled (special federal income tax definition); or

 o in the form of substantially equal periodic annuity payments for your life (or life expectancy) or the joint lives (or joint life expectancy) of you and a beneficiary.



 OTHER INFORMATION

 The Treasury Department has the authority to issue guidelines prescribing the circumstances in which your ability to direct your investment to particular portfolios within a separate account may cause you, rather than the insurance company, to be treated as the owner of the portfolio shares attributable to your nonqualified annuity contract. In that case, income and gains attributable to such portfolio shares would be included in your gross income for federal income tax purposes. Under current rules, however, we believe that




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 Equitable Life, and not the owner of a nonqualified annuity contract, would be considered the owner of the portfolio shares.



 SPECIAL RULES FOR NQ CONTRACTS ISSUED IN PUERTO RICO

 Under current law we treat income from NQ contracts as U.S. source. A Puerto Rico resident is subject to U.S. taxation on such U.S. source income. Only Puerto Rico source income of Puerto Rico residents is excludable from U.S. taxation. Income from NQ contracts is also subject to Puerto Rico tax. The calculation of the taxable portion of amounts distributed from a contract may differ in the two jurisdictions. Therefore, you might have to file both U.S. and Puerto Rico tax returns, showing different amounts of income from the contract for each tax return. Puerto Rico generally provides a credit against Puerto Rico tax for U.S. tax paid. Depending on your personal situation and the timing of the different tax liabilities, you may not be able to take full advantage of this credit.


 INDIVIDUAL RETIREMENT ARRANGEMENTS (IRAS)

 GENERAL

 "IRA" stands for individual retirement arrangement. There are two basic types of such arrangements, individual retirement accounts and individual retirement annuities. In an individual retirement account, a trustee or custodian holds the assets for the benefit of the IRA owner. The assets can include mutual funds and certificates of deposit. In an individual retirement annuity, an insurance company issues an annuity contract that serves as the IRA.

 There are two basic types of IRAs, as follows:

 o Traditional IRAs, typically funded on a pre-tax basis including SEP-IRAs and SIMPLE-IRAs, issued and funded in connection with employer-sponsored retirement plans; and

 o Roth IRAs, first available in 1998, funded on an after-tax basis.

 Regardless of the type of IRA, your ownership interest in the IRA cannot be forfeited. You or your beneficiaries who survive you are the only ones who can receive the IRA's benefits or payments.


 You can hold your IRA assets in as many different accounts and annuities as you would like, as long as you meet the rules for setting up and making contributions to IRAs. However, if you own multiple IRAs, you may be required to combine IRA values or contributions for tax purposes. For further information about individual retirement arrangements, you can read Internal Revenue Service Publication 590 ("Individual Retirement Arrangements (IRAs)"). This publication is usually updated annually, and can be obtained from any IRS district office or the IRS Web site (http://www.irs.gov).


 Equitable Life designs its traditional IRA contracts to qualify as individual retirement annuities under Section 408(b) of the Internal Revenue Code. You may purchase the contract as a traditional IRA or Roth IRA. The traditional IRAs we offer are the Rollover IRA and Flexible Premium IRA. The versions of the Roth IRA available are the Roth Conversion IRA and Flexible Premium Roth IRA. This prospectus contains the information that the IRS requires you to have before you purchase an IRA. This section of the prospectus covers some of the special tax rules that apply to IRAs. The next section covers Roth IRAs. Education IRAs are not discussed in this prospectus because they are not available in individual retirement annuity form.


 The Equitable Accumulator IRA contract has been approved by the IRS as to form for use as a traditional IRA. This IRS approval is a determination only as to the form of the annuity. It does not represent a determination of the merits of the annuity as an investment. The IRS approval does not address every feature possibly available under the Equitable Accumulator IRA contract. Although we do not have IRS approval as to form, we believe that the version of the Roth IRA currently offered complies with the requirements of the Internal Revenue Code.



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 CANCELLATION


 You can cancel an Equitable Accumulator IRA contract by following the directions under "Your right to cancel within a certain number of days" in "Contract features and benefits" earlier in the prospectus. You can cancel an Equitable Accumulator Roth Conversion IRA contract issued as a result of a full conversion of an Equitable Accumulator Rollover IRA or Flexible Premium IRA contract by following the instructions in the request for full conversion form. The form is available from our processing office or your registered representative. If you cancel an IRA contract, we may have to withhold tax, and we must report the transaction to the IRS. A contract cancellation could have an unfavorable tax impact.


 TRADITIONAL INDIVIDUAL RETIREMENT ANNUITIES (TRADITIONAL IRAS)


 CONTRIBUTIONS TO TRADITIONAL IRAS. Individuals may make three different types of contributions to a traditional IRA:

 o  regular contributions out of earned income or compensation; or

 o  tax-free "rollover" contributions; or


 o direct custodian-to-custodian transfers from other traditional IRAs ("direct transfers").


 REGULAR CONTRIBUTIONS TO TRADITIONAL IRAS

 LIMITS ON CONTRIBUTIONS. Generally, $2,000 is the maximum amount that you may contribute to all IRAs (including Roth IRAs) in any taxable year. When your earnings are below $2,000, your earned income or compensation for the year is the most you can contribute. This $2,000 limit does not apply to rollover contributions or direct custodian-to-custodian transfers into a traditional IRA. You cannot make regular traditional IRA contributions for the tax year in which you reach age 70 1/2 or any tax year after that.

 SPECIAL RULES FOR SPOUSES. If you are married and file a joint income tax return, you and your spouse may combine your compensation to determine the amount of regular contributions you are permitted to make to traditional IRAs (and Roth IRAs discussed below). Even if one spouse has no compensation or compensation under $2,000, married individuals filing jointly can contribute up to $4,000 for any taxable year to any combination of traditional IRAs and Roth IRAs. (Any contributions to Roth IRAs reduce the ability to contribute to traditional IRAs and vice versa.) The maximum amount may be less if earned income is less and the other spouse has made IRA contributions. No more than a combined total of $2,000 can be contributed annually to either spouse's traditional and Roth IRAs. Each spouse owns his or her traditional IRAs and Roth IRAs even if the other spouse funded the contributions. A working spouse age 70 1/2 or over can contribute up to the lesser of $2,000 or 100% of "earned income" to a traditional IRA for a nonworking spouse until the year in which the nonworking spouse reaches age 70 1/2.

 DEDUCTIBILITY OF CONTRIBUTIONS. The amount of traditional IRA contributions that you can deduct for a tax year depends on whether you are covered by an employer-sponsored tax-favored retirement plan, as defined under special federal income tax rules. Your Form W-2 will indicate whether or not you are covered by such a retirement plan.

 IF YOU ARE NOT COVERED BY A RETIREMENT PLAN DURING ANY PART OF THE YEAR, you can make fully deductible contributions to your traditional IRAs for each tax year up to $2,000 or, if less, your earned income.

 IF YOU ARE COVERED BY A RETIREMENT PLAN DURING ANY PART OF THE YEAR, and your adjusted gross income (AGI) is BELOW THE LOWER DOLLAR FIGURE IN A PHASE-OUT RANGE, you can make fully deductible contributions to your traditional IRAs. For each tax year, your fully deductible contribution can be up to $2,000 or, if less, your earned income.

 IF YOU ARE COVERED BY A RETIREMENT PLAN DURING ANY PART OF THE YEAR, and your AGI falls within a PHASE-OUT range, you can make PARTIALLY DEDUCTIBLE CONTRIBUTIONS to your traditional IRAs.


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 IF YOU ARE COVERED BY A RETIREMENT PLAN DURING ANY PART OF THE YEAR, and your
 AGI falls ABOVE THE HIGHER FIGURE IN THE PHASE-OUT RANGE, you may not deduct any of your regular contributions to your traditional IRAs.

 If you are single and covered by a retirement plan during any part of the taxable year, the deduction for traditional IRA contributions phases out with AGI between $31,000 and $42,000 in 2000. This range will increase every year until 2005 when the range is $50,000-$60,000.

 If you are married and file a joint return, and you are covered by a retirement plan during any part of the taxable year, the deduction for traditional IRA contributions phases out with AGI between $51,000 and $61,000 in 1999. This range will increase every year until 2007 when the range is $80,000-$100,000.

 Married individuals filing separately and living apart at all times are not considered married for purposes of this deductible contribution calculation. Generally, the active participation in an employer-sponsored retirement plan of an individual is determined independently for each spouse. Where spouses have "married filing jointly" status, however, the maximum deductible traditional IRA contribution for an individual who is not an active participant (but whose spouse is an active participant) is phased out for taxpayers with AGI of between $150,000 and $160,000.

 To determine the deductible amount of the contribution in 2000, you determine AGI and subtract $32,000 if you are single, or $52,000 if you are married and file a joint return with your spouse. The resulting amount is your excess AGI. You then determine the limit on the deduction for traditional IRA contributions using the following formula:


 ($10,000-excess AGI)   times     $2,000 (or earned     Equals     the adjusted
----------------------
   divided by $10,000     x        income, if less)        =       deductible
                                                                   contribution
                                                                   limit

 NONDEDUCTIBLE REGULAR CONTRIBUTIONS. If you are not eligible to deduct part or all of the traditional IRA contribution, you may still make nondeductible contributions on which earnings will accumulate on a tax-deferred basis. The combined deductible and nondeductible contributions to your traditional IRA (or the nonworking spouse's traditional IRA) may not, however, exceed the maximum $2,000 per person limit. See "Excess contributions" below. You must keep your own records of deductible and nondeductible contributions in order to prevent double taxation on the distribution of previously taxed amounts. See "Withdrawals, payments and transfers of funds out of traditional IRAs" below.

 If you are making nondeductible contributions in any taxable year, or you have made nondeductible contributions to a traditional IRA in prior years and are receiving distributions from any traditional IRA, you must file the required information with the IRS. Moreover, if you are making nondeductible traditional IRA contributions, you must retain all income tax returns and records pertaining to such contributions until interests in all traditional IRAs are fully distributed.

 WHEN YOU CAN MAKE REGULAR CONTRIBUTIONS. If you file your tax returns on a calendar year basis like most taxpayers, you have until the April 15 return filing deadline (without extensions) of the following calendar year to make your regular traditional IRA contributions for a tax year.


 ROLLOVERS AND TRANSFERS

 Rollover contributions may be made to a traditional IRA from these sources:

 o  qualified plans;

 o TSAs (including Internal Revenue Code Section 403(b)(7) custodial accounts); and

 o  other traditional IRAs.

 Any amount contributed to a traditional IRA after you reach age 70 1/2 must be net of your required minimum distribution for the year in which the rollover or direct transfer contribution is made.


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 ROLLOVERS FROM QUALIFIED PLANS OR TSAS

 There are two ways to do rollovers:

 o  Do it yourself
    You actually receive a distribution that can be rolled over and you roll it over to a traditional IRA within 60 days after the date you receive the funds. The distribution from your qualified plan or TSA will be net of 20% mandatory federal income tax withholding. If you want, you can replace the withheld funds yourself and roll over the full amount.

 o  Direct rollover
    You tell your qualified plan trustee or TSA issuer/custodian/fiduciary to send the distribution directly to your traditional IRA issuer. Direct rollovers are not subject to mandatory federal income tax withholding.

 All distributions from a TSA or qualified plan are eligible rollover distributions, unless the distribution is:

 o  only after-tax contributions you made to the plan; or

 o "required minimum distributions" after age 70 1/2 or separation from service; or

 o substantially equal periodic payments made at least annually for your life (or life expectancy) or the joint lives (or joint life expectancies) of you and your designated beneficiary; or

 o  a hardship withdrawal; or

 o substantially equal periodic payments made for a specified period of 10 years or more; or

 o  corrective distributions that fit specified technical tax rules; or

 o  loans that are treated as distributions; or

 o  a death benefit payment to a beneficiary who is not your surviving spouse;
    or

 o a qualified domestic relations order distribution to a beneficiary who is not your current spouse or former spouse.

 ROLLOVERS FROM TRADITIONAL IRAS TO TRADITIONAL IRAS

 You may roll over amounts from one traditional IRA to one or more of your other traditional IRAs if you complete the transaction within 60 days after you receive the funds. You may make such a rollover only once in every 12-month period for the same funds. Trustee-to-trustee or custodian-to-custodian direct transfers are not rollover transactions. You can make these more frequently than once in every 12-month period.

 The surviving spouse beneficiary of a deceased individual can roll over or directly transfer an inherited traditional IRA to one or more other traditional IRAs. Also, in some cases, traditional IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court-ordered divorce or separation decree.


 EXCESS CONTRIBUTIONS

 Excess contributions to IRAs are subject to a 6% excise tax for the year in which made and for each year after until withdrawn. The following are excess contributions to IRAs:

 o  regular contributions of more than $2,000; or

 o regular contributions of more than earned income for the year, if that amount is under $2,000; or

 o  regular contributions to a traditional IRA made after you reach age 70 1/2;
    or

 o rollover contributions of amounts which are not eligible to be rolled over. For example, after-tax contributions to a qualified plan or minimum distributions required to be made after age 70 1/2.

 You can avoid the excise tax by withdrawing an excess contribution (rollover or regular) before the due date (including extensions) for filing your federal income tax return for the year. If it is an excess regular traditional IRA contribution, you cannot take a tax deduction for the amount withdrawn. You do not have to include the excess contribution withdrawn as part of your income. It is also not subject to the 10% additional penalty tax on early distributions, discussed below under "Early distribution



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 penalty tax." You do have to withdraw any earnings that are attributed to the excess contribution. The withdrawn earnings would be included in your gross income and could be subject to the 10% penalty tax.

 Even after the due date for filing your return, you may withdraw an excess rollover contribution, without income inclusion or 10% penalty, if:

 (1) the rollover was from a qualified retirement plan to a traditional IRA;

 (2) the excess contribution was due to incorrect information that the plan provided; and

 (3) you took no tax deduction for the excess contribution.


 RECHARACTERIZATIONS

 Amounts that have been contributed as traditional IRA funds may subsequently be treated as Roth IRA funds. Special federal income tax rules allow you to change your mind again and have amounts that are subsequently treated as Roth IRA funds, once again treated as traditional IRA funds. You do this by using the forms we prescribe. This is referred to as having "recharacterized" your contribution.


 WITHDRAWALS, PAYMENTS AND TRANSFERS OF FUNDS OUT OF TRADITIONAL IRAS


 NO FEDERAL INCOME TAX LAW RESTRICTIONS ON WITHDRAWALS. You can withdraw any or all of your funds from a traditional IRA at any time. You do not need to wait for a special event like retirement.

 TAXATION OF PAYMENTS. Earnings in traditional IRAs are not subject to federal income tax until you or your beneficiary receive them. Taxable payments or distributions include withdrawals from your contract, surrender of your contract, and annuity payments from your contract. Death benefits are also taxable. Except as discussed below, the total amount of any distribution from a traditional IRA must be included in your gross income as ordinary income.

 If you have ever made nondeductible IRA contributions to any traditional IRA (it does not have to be to this particular traditional IRA contract), those contributions are recovered tax free when you get distributions from any traditional IRA. You must keep permanent tax records of all of your nondeductible contributions to traditional IRAs. At the end of any year in which you have received a distribution from any traditional IRA, you calculate the ratio of your total nondeductible traditional IRA contributions (less any amounts previously withdrawn tax free) to the total account balances of all traditional IRAs you own at the end of the year plus all traditional IRA distributions made during the year. Multiply this by all distributions from the traditional IRA during the year to determine the nontaxable portion of each distribution.


 In addition, a distribution is not taxable if:

 o the amount received is a withdrawal of excess contributions, as described under "Excess contributions" above; or

 o the entire amount received is rolled over to another traditional IRA (see "Rollovers and transfers" above); or

 o in certain limited circumstances, where the traditional IRA acts as a "conduit," you roll over the entire amount into a qualified plan or TSA that accepts rollover contributions. To get this conduit traditional IRA treatment:

   o the source of funds you used to establish the traditional IRA must have been a rollover contribution from a qualified plan; and

   o the entire amount received from the traditional IRA (including any earnings on the rollover contribution) must be rolled over into another qualified plan within 60 days of the date received.

 Similar rules apply in the case of a TSA.

 However, you may lose conduit treatment if you make an eligible rollover distribution contribution to a traditional IRA and you commingle this contribution with other contributions. In that case, you may not be able to roll over these eligible rollover distribution contributions and earnings to another qualified plan or TSA at a future date. The Rollover IRA contract can be used as a conduit IRA if amounts are not commingled.


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 Distributions from a traditional IRA are not eligible for favorable, ten-year averaging and long-term capital gain treatment available to certain distributions from qualified plans.


 REQUIRED MINIMUM DISTRIBUTIONS

 LIFETIME REQUIRED MINIMUM DISTRIBUTIONS. You must start taking annual distributions from your traditional IRAs beginning at age 70 1/2.

 WHEN YOU HAVE TO TAKE THE FIRST REQUIRED MINIMUM DISTRIBUTION. The first required minimum distribution is for the calendar year in which you turn age
 70 1/2. You have the choice to take this first required minimum distribution during the calendar year you actually reach age 70 1/2, or to delay taking it until the first three-month period in the next calendar year (January 1 - April
 1). Distributions must start no later than your Required Beginning Date, which is April 1st of the calendar year after the calendar year in which you turn age 70 1/2. If you choose to delay taking the first annual minimum distribution, then you will have to take two minimum distributions in that year - the delayed one for the first year and the one actually for that year. Once minimum distributions begin, they must be made at some time each year.

 HOW YOU CAN CALCULATE REQUIRED MINIMUM DISTRIBUTIONS. There are two approaches to taking required minimum distributions - "account-based" or "annuity-based."

 Account-based method. If you choose an account-based method, you divide the value of your traditional IRA as of December 31st of the past calendar year by a life expectancy factor from IRS tables. This gives you the required minimum distribution amount for that particular IRA for that year. The required minimum distribution amount will vary each year as the account value and your life expectancy factors change.

 You have a choice of life expectancy factors, depending on whether you choose a method based only on your life expectancy, or the joint life expectancies of you and another individual. You can decide to "recalculate" your life expectancy every year by using your current life expectancy factor. You can decide instead to use the "term certain" method, where you reduce your life expectancy by one every year after the initial year. If your spouse is your designated beneficiary for the purpose of calculating annual account-based required minimum distributions, you can also annually recalculate your spouse's life expectancy if you want. If you choose someone who is not your spouse as your designated beneficiary for the purpose of calculating annual account-based required minimum distributions, you have to use the term certain method of calculating that person's life expectancy. If you pick a nonspouse designated beneficiary, you may also have to do another special calculation.

 You can later apply your traditional IRA funds to a life annuity-based payout. You can only do this if you already chose to recalculate your life expectancy annually (and your spouse's life expectancy if you select a spousal joint annuity). For example, if you anticipate exercising your guaranteed minimum income benefit or selecting any other form of life annuity payout after you are age 70 1/2, you must have elected to recalculate life expectancies.

 Annuity-based method. If you choose an annuity-based method, you do not have to do annual calculations. You apply the account value to an annuity payout for your life or the joint lives of you and a designated beneficiary, or for a period certain not extending beyond applicable life expectancies.

 DO YOU HAVE TO PICK THE SAME METHOD TO CALCULATE YOUR REQUIRED MINIMUM DISTRIBUTIONS FOR ALL OF YOUR TRADITIONAL IRAS AND OTHER RETIREMENT PLANS? No. If you want, you can choose a different method and a different beneficiary for each of your traditional IRAs and other retirement plans. For example, you can choose an annuity payout from one IRA, a different annuity payout from a qualified plan, and an account-based annual withdrawal from another IRA.

 WILL WE PAY YOU THE ANNUAL AMOUNT EVERY YEAR FROM YOUR TRADITIONAL IRA BASED ON THE METHOD YOU CHOOSE? No, unless you affirmatively select an annuity payout option or an account-based withdrawal option such as our minimum distribution withdrawal option. Because


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 the options we offer do not cover every option permitted under federal income tax rules, you may prefer to do your own required minimum distribution calculations for one or more of your traditional IRAs.

 WHAT IF YOU TAKE MORE THAN YOU NEED TO FOR ANY YEAR? The required minimum distribution amount for your traditional IRAs is calculated on a year-by-year basis. There are no carry-back or carry-forward provisions. Also, you cannot apply required minimum distribution amounts you take from your qualified plans to the amounts you have to take from your traditional IRAs and vice versa. However, the IRS will let you calculate the required minimum distribution for each traditional IRA that you maintain, using the method that you picked for that particular IRA. You can add these required minimum distribution amount calculations together. As long as the total amount you take out every year satisfies your overall traditional IRA required minimum distribution amount, you may choose to take your annual required minimum distribution from any one or more traditional IRAs that you own.

 WHAT IF YOU TAKE LESS THAN YOU NEED TO FOR ANY YEAR?

 Your IRA could be disqualified, and you could have to pay tax on the entire value. Even if your IRA is not disqualified, you could have to pay a 50% penalty tax on the shortfall (required amount for traditional IRAs less amount actually taken). It is your responsibility to meet the required minimum distribution rules. We will remind you when our records show that your age
 70 1/2 is approaching. If you do not select a method with us, we will assume you are taking your required minimum distribution from another traditional IRA that you own.

 WHAT ARE THE REQUIRED MINIMUM DISTRIBUTION PAYMENTS AFTER YOU DIE? If you die after either (a) the start of annuity payments, or (b) your Required Beginning Date, your beneficiary must receive payment of the remaining values in the contract at least as rapidly as under the distribution method before your death. In some circumstances, your surviving spouse may elect to become the owner of the traditional IRA and halt distributions until he or she reaches age 70 1/2.

 If you die before your Required Beginning Date and before annuity payments begin, federal income tax rules require complete distribution of your entire value in the contract within five years after your death. Payments to a designated beneficiary over the beneficiary's life or over a period certain that does not extend beyond the beneficiary's life expectancy are also permitted, if these payments start within one year of your death. A surviving spouse beneficiary can also (a) delay starting any payments until you would have reached age 70 1/2 or (b) roll over your traditional IRA into his or her own traditional IRA.

 SUCCESSOR ANNUITANT AND OWNER

 If your spouse is the sole primary beneficiary and elects to become the successor annuitant and owner, no death benefit is payable until your surviving spouse's death.

 PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH

 IRA death benefits are taxed the same as IRA distributions.

 BORROWING AND LOANS ARE PROHIBITED TRANSACTIONS

 You cannot get loans from a traditional IRA. You cannot use a traditional IRA as collateral for a loan or other obligation. If you borrow against your IRA or use it as collateral, its tax-favored status will be lost as of the first day of the tax year in which this prohibited event occurs. If this happens, you must include the value of the traditional IRA in your federal gross income. Also, the early distribution penalty tax of 10% will apply if you have not reached age 59 1/2 before the first day of that tax year.

 EARLY DISTRIBUTION PENALTY TAX

 A penalty tax of 10% of the taxable portion of a distribution applies to distributions from a traditional IRA made before you reach age 59 1/2. The extra penalty tax does not apply to pre-age 59 1/2 distributions made:

 o  on or after your death; or

 o  because you are disabled (special federal income tax definition); or

 o used to pay certain extraordinary medical expenses (special federal income tax definition); or


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 o  used to pay medical insurance premiums for unemployed individuals (special federal income tax definition); or

 o used to pay certain first-time home buyer expenses (special federal income tax definition; $10,000 lifetime total limit for these distributions from all your traditional and Roth IRAs); or

 o used to pay certain higher education expenses (special federal income tax definition); or

 o in the form of substantially equal periodic payments made at least annually over your life (or your life expectancy), or over the joint lives of you and your beneficiary (or your joint life expectancy) using an IRS-approved distribution method.

 To meet this last exception, you could elect to apply your contract value to an Income Manager (life annuity with a period certain) payout annuity contract (level payments version). You could also elect the substantially equal withdrawals option. We will calculate the substantially equal annual payments under a method we select based on guidelines issued by the IRS (currently contained in IRS Notice 89-25, Question and Answer 12). Although substantially equal withdrawals and Income Manager payments are not subject to the 10% penalty tax, they are taxable as discussed in "Withdrawals, payments and transfers of funds out of traditional IRAs" above. Once substantially equal withdrawals or Income Manager annuity payments begin, the distributions should not be stopped or changed until after the later of your reaching age 59 1/2 or five years after the date of the first distribution, or the penalty tax, including an interest charge for the prior penalty avoidance, may apply to all prior distributions under either option. Also, it is possible that the IRS could view any additional withdrawal or payment you take from your contract as changing your pattern of substantially equal withdrawals or Income Manager payments for purposes of determining whether the penalty applies.


 ROTH INDIVIDUAL RETIREMENT ANNUITIES (ROTH IRAS)

 This section of the prospectus covers some of the special tax rules that apply to Roth IRAs. If the rules are the same as those that apply to the traditional IRA, we will refer you to the same topic under "traditional IRAs."

 The Equitable Accumulator Roth IRA contract is designed to qualify as a Roth individual retirement annuity under Sections 408A and 408(b) of the Internal Revenue Code.

 CONTRIBUTIONS TO ROTH IRAS

 Individuals may make four different types of contributions to a Roth IRA:

 o  regular after-tax contributions out of earnings; or

 o taxable rollover contributions from traditional IRAs ("conversion" contributions); or

 o  tax-free rollover contributions from other Roth IRAs; or

 o tax-free direct custodian-to-custodian transfers from other Roth IRAs ("direct transfers").

 Regular after-tax, direct transfer, and rollover contributions may be made to a Flexible Premium Roth IRA contract. We only permit direct transfer and rollover contributions under the Roth Conversion IRA contract. See "Rollovers and direct transfers" below. If you use the forms we require, we will also accept traditional IRA funds which are subsequently recharacterized as Roth IRA funds following special federal income tax rules.

 REGULAR CONTRIBUTIONS TO ROTH IRAS

 LIMITS ON REGULAR CONTRIBUTIONS. Generally, $2,000 is the maximum amount that you may contribute to all IRAs (including Roth IRAs) in any taxable year. This $2,000 limit does not apply to rollover contributions or direct custodian-to-custodian transfers into a Roth IRA. Any contributions to Roth IRAs reduce your ability to contribute to traditional IRAs and vice versa. When your earnings are below $2,000, your earned income or compensation for the year is the most you can contribute. If you are married and file a joint income tax return, you and your spouse may combine your compensation to determine the amount of regular contributions you are permitted to make to Roth IRAs and traditional IRAs. See the discussion above under traditional IRAs.


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 With a Roth IRA, you can make regular contributions when you reach 70 1/2, as long as you have sufficient earnings. But, you cannot make contributions for any year that:

 o your federal income tax filing status is "married filing jointly" and your adjusted gross income is over $160,000; or

 o your federal income tax filing status is "single" and your adjusted gross income is over $110,000.

 However, you can make regular Roth IRA contributions in reduced amounts when:

 o your federal income tax filing status is "married filing jointly" and your adjusted gross income is between $150,000 and $160,000; or

 o your federal income tax filing status is "single" and your adjusted gross income is between $95,000 and $110,000.

 If you are married and filing separately and your adjusted gross income is between $0 and $10,000 the amount of regular contributions you are permitted to make is phased out. If your adjusted gross income is more than $10,000 you cannot make regular Roth IRA contributions.

 WHEN YOU CAN MAKE CONTRIBUTIONS. Same as traditional IRAs.

 DEDUCTIBILITY OF CONTRIBUTIONS. Roth IRA contributions are not tax deductible.

 ROLLOVERS AND DIRECT TRANSFERS

 WHAT IS THE DIFFERENCE BETWEEN ROLLOVER AND DIRECT TRANSFER TRANSACTIONS? You may make rollover contributions to a Roth IRA from only two sources:

 o  another Roth IRA ("tax-free rollover contribution"); or

 o another traditional IRA, including a SEP-IRA or SIMPLE-IRA, in a taxable conversion rollover ("conversion contribution").

 You may not make contributions to a Roth IRA from a qualified plan under
 Section 401(a) of the Internal Revenue Code, or a TSA under Section 403(b) of the Internal Revenue Code. You may make direct transfer contributions to a Roth IRA only from another Roth IRA.

 The difference between a rollover transaction and a direct transfer transaction is the following: in a rollover transaction you actually take possession of the funds rolled over, or are considered to have received them under tax law in the case of a change from one type of plan to another. In a direct transfer transaction, you never take possession of the funds, but direct the first Roth IRA custodian, trustee, or issuer to transfer the first Roth IRA funds directly to Equitable Life, as the Roth IRA issuer. You can make direct transfer transactions only between identical plan types (for example, Roth IRA to Roth
 IRA). You can also make rollover transactions between identical plan types. However, you can only use rollover transactions between different plan types (for example, traditional IRA to Roth IRA).

 You may make both Roth IRA to Roth IRA rollover transactions and Roth IRA to Roth IRA direct transfer transactions. This can be accomplished on a completely tax-free basis. However, you may make Roth IRA to Roth IRA rollover transactions only once in any 12-month period for the same funds. Trustee-to-trustee or custodian-to-custodian direct transfers can be made more frequently than once a year. Also, if you send us the rollover contribution to apply it to a Roth IRA, you must do so within 60 days after you receive the proceeds from the original IRA to get rollover treatment.

 The surviving spouse beneficiary of a deceased individual can roll over or directly transfer an inherited Roth IRA to one or more other Roth IRAs. In some cases, Roth IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court-ordered divorce or separation decree.


 CONVERSION CONTRIBUTIONS TO ROTH IRAS

 In a conversion rollover transaction, you withdraw (or are considered to have withdrawn) all or a portion of funds from a traditional IRA you maintain and convert it to a Roth IRA within 60 days after you receive (or are considered to have received) the traditional IRA proceeds. Unlike a


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 rollover from a traditional IRA to another traditional IRA, the conversion rollover transaction is not tax-free. Instead, the distribution from the traditional IRA is generally fully taxable. For this reason, we are required to withhold 10% federal income tax from the amount converted unless you elect out of such withholding. If you have ever made nondeductible regular contributions to any traditional IRA - whether or not it is the traditional IRA you are converting - a pro rata portion of the distribution is tax free.

 There is, however, no early distribution penalty tax on the traditional IRA withdrawal that you are converting to a Roth IRA, even if you are under age 59 1/2.

 You cannot make conversion contributions to a Roth IRA for any taxable year in which your adjusted gross income exceeds $100,000. For this purpose, your adjusted gross income is computed without the gross income stemming from the traditional IRA conversion. You also cannot make conversion contributions to a Roth IRA for any taxable year in which your federal income tax filing status is "married filing separately."

 Finally, you cannot make conversion contributions to a Roth IRA to the extent that the funds in your traditional IRA are subject to the annual required minimum distribution rule applicable to traditional IRAs beginning at age
 70 1/2.

 WITHDRAWALS, PAYMENTS AND TRANSFERS OF FUNDS OUT OF ROTH IRAS

 NO FEDERAL INCOME TAX LAW RESTRICTIONS ON WITHDRAWALS. You can withdraw any or all of your funds from a Roth IRA at any time; you do not need to wait for a special event like retirement.

 DISTRIBUTIONS FROM ROTH IRAS

 Distributions include withdrawals from your contract, surrender of your contract, and annuity payments from your contract. Death benefits are also distributions.

 The following distributions from Roth IRAs are free of income tax:

 o  Rollover from a Roth IRA to another Roth IRA;

 o  Direct transfer from a Roth IRA to another Roth IRA;

 o  Qualified distributions from a Roth IRA; and

 o  Return of excess contributions or amounts recharacterized to a traditional
    IRA.

 QUALIFIED DISTRIBUTIONS FROM ROTH IRAS. Qualified distributions from Roth IRAs made because of one of the following four qualifying events or reasons are not includable in income:

 o  you reach age 59 1/2; or

 o  you die; or

 o  you become disabled (special federal income tax definition); or

 o your distribution is a "qualified first-time homebuyer distribution" (special federal income tax definition; $10,000 lifetime total limit for these distributions from all of your traditional and Roth IRAs).

 You also have to meet a five-year aging period. A qualified distribution is any distribution made after the five-taxable- year period beginning with the first taxable year for which you made any contribution to any Roth IRA (whether or not the one from which the distribution is being made). It is not possible to have a tax-free qualified distribution before the year 2003 because of the five-year aging requirement.

 NONQUALIFIED DISTRIBUTIONS FROM ROTH IRAS. Nonqualified distributions from Roth IRAs are distributions that do not meet the qualifying event and five-year aging period tests described above. Such distributions are potentially taxable as ordinary income. Nonqualified distributions receive return-of-investment-first treatment. Only the difference between the amount of the distribution and the amount of contributions to all of your Roth IRAs is taxable. You have to reduce the amount of contributions to all of your Roth IRAs to reflect any previous tax-free recoveries.


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 You must keep your own records of regular and conversion contributions to all
 Roth IRAs to assure appropriate taxation. You may have to file information on your contributions to and distributions from any Roth IRA on your tax return. You may have to retain all income tax returns and records pertaining to such contributions and distributions until your interests in all Roth IRAs are distributed.

 Like traditional IRAs, taxable distributions from a Roth IRA are not entitled to the special favorable five-year averaging method (or, in certain cases, favorable ten-year averaging and long-term capital gain treatment) available in certain cases to distributions from qualified plans.

 REQUIRED MINIMUM DISTRIBUTIONS AT DEATH

 Same as traditional IRA under "What are the required minimum distribution payments after you die?" Lifetime required minimum distributions do not apply.

 PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH

 Distributions to a beneficiary generally receive the same tax treatment as if the distribution had been made to you.

 BORROWING AND LOANS ARE PROHIBITED TRANSACTIONS

 Same as traditional IRA.

 EXCESS CONTRIBUTIONS

 Generally the same as traditional IRA.

 Excess rollover contributions to Roth IRAs are contributions not eligible to be rolled over (for example, conversion contributions from a traditional IRA if your adjusted gross income is in excess of $100,000 in the conversion year).

 You can withdraw or recharacterize any contribution to a Roth IRA before the due date (including extensions) for filing your federal income tax return for the tax year. If you do this, you must also withdraw or recharacterize any earnings attributable to the contribution.

 EARLY DISTRIBUTION PENALTY TAX

 Same as traditional IRA.

 For Roth IRAs, special penalty rules may apply to amounts withdrawn attributable to 1998 conversion rollovers.

 SPECIAL RULES FOR NONQUALIFIED CONTRACTS IN QUALIFIED PLANS

 Under QP contracts your plan administrator or trustee notifies you as to tax consequences. See Appendix II.

 TAX-SHELTERED ANNUITY CONTRACTS (TSAS)

 GENERAL

 This section of the prospectus covers some of the special tax rules that apply to TSA contracts under Section 403(b) of the Internal Revenue Code (TSAs). If the rules are the same as those that apply to another kind of contract, for example, traditional IRAs, we will refer you to the same topic under "traditional IRAs."

 CONTRIBUTIONS TO TSAS

 There are two ways you can make contributions to this Equitable Accumulator Rollover TSA contract:

 o a rollover from another TSA contract or arrangement that meets the requirements of Section 403(b) of the Internal Revenue Code, or

 o a full or partial direct transfer of assets ("direct transfer") from another contract or arrangement that meets the requirements of Section 403(b) of the Internal Revenue Code by means of IRS Revenue Ruling 90-24.

 With appropriate written documentation satisfactory to us, we will accept rollover contributions from "conduit IRAs" for TSA funds.

 If you make a direct transfer, you must fill out our transfer form.

 EMPLOYER-REMITTED CONTRIBUTIONS. The Equitable Accumulator Rollover TSA contract does not accept employer-remitted contributions. However, we provide the following discussion as part of our description of restrictions on the distribution of funds directly transferred, which include employer-remitted contributions to other TSAs.


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 Employer-remitted contributions to TSAs made through the employer's payroll are subject to annual limits. (Tax-free transfer or tax-deferred rollover contributions from another 403(b) arrangement are not subject to these annual contribution limits.) Commonly, some or all of the contributions made to a TSA are made under a salary reduction agreement between the employee and the employer. These contributions are called "salary reduction" or "elective deferral" contributions. However, a TSA can also be wholly or partially funded through nonelective employer contributions or after-tax employee contributions. Amounts attributable to salary reduction contributions to TSAs are generally subject to withdrawal restrictions. Also, all amounts attributable to investments in a 403(b)(7) custodial account are subject to withdrawal restrictions discussed below.

 ROLLOVER OR DIRECT TRANSFER CONTRIBUTIONS. You may make rollover contributions to your Equitable Accumulator Rollover TSA contract from TSAs under Section 403(b) of the Internal Revenue Code. Generally, you may make a rollover contribution to a TSA when you have a distributable event from an existing TSA as a result of your:

 o  termination of employment with the employer who provided the TSA funds; or

 o  reaching age 59 1/2 even if you are still employed; or

 o  disability (special federal income tax definition).

 A transfer occurs when changing the funding vehicle, even if there is no distributable event. Under a direct transfer, you do not receive a distribution. We accept direct transfers of TSA funds under Revenue Ruling 90-24 only if:

 o you give us acceptable written documentation as to the source of the funds, and

 o the Equitable Accumulator contract receiving the funds has provisions at least as restrictive as the source contract.

 Before you transfer funds to an Equitable Accumulator Rollover TSA contract, you may have to obtain your employer's authorization or demonstrate that you do not need employer authorization. For example, the transferring TSA may be subject to Title I of ERISA, if the employer makes matching contributions to salary reduction contributions made by employees. In that case, the employer must continue to approve distributions from the plan or contract.

 Your contribution to the Equitable Accumulator Rollover TSA must be net of the required minimum distribution for the tax year in which we issue the contract if:

 o  you are or will be at least age 70 1/2 in the current calendar year, and

 o you have separated from service with the employer who provided the funds to purchase the TSA you are transferring or rolling over to the Equitable Accumulator Rollover TSA.

 This rule applies regardless of whether the source of funds is a:

 o  rollover by check of the proceeds from another TSA; or

 o  direct rollover from another TSA; or

 o  direct transfer under Revenue Ruling 90-24 from another TSA.

 Further, you must use the same elections regarding recalculation of your life expectancy (and if applicable, your spouse's life expectancy) if you have already begun to receive required minimum distributions from or with respect to the TSA from which you are making your contribution to the Equitable Accumulator Rollover TSA. You must also elect or have elected a minimum distribution calculation method requiring recalculation of your life expectancy (and if applicable, your spouse's life expectancy) if you elect an annuity payout for the funds in this contract subsequent to this year.


 DISTRIBUTIONS FROM TSAS

 GENERAL. Depending on the terms of the employer plan and your employment status, you may have to get your employer's consent to take a loan or withdrawal. Your employer will tell us this when you establish the TSA through a direct transfer.


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 WITHDRAWAL RESTRICTIONS. If this is a Revenue Ruling 90-24 direct transfer, we will treat all amounts transferred to this contract and any future earnings on the amount transferred as not eligible for withdrawal until one of the following events happens:

 o you are separated from service with the employer who provided the funds to purchase the TSA you are transferring to the Equitable Accumulator Rollover TSA;

 o  you reach age 59 1/2; or

 o  you die; or

 o  you become disabled (special federal income tax definition); or

 o  you take a hardship withdrawal (special federal income tax definition).

 If any portion of the funds directly transferred to your TSA contract is attributable to amounts that you invested in a 403(b)(7) custodial account, such amounts, including earnings, are subject to withdrawal restrictions. With respect to the portion of the funds that were never invested in a 403(b)(7) custodial account, these restrictions apply to the salary reduction (elective deferral) contributions to a TSA annuity contract you made and any earnings on them. These restrictions do not apply to the amount directly transferred to your TSA contract that represents your December 31, 1988 account balance attributable to salary reduction contributions to a TSA annuity contract and earnings. To take advantage of this grandfathering you must properly notify us in writing at our processing office of your December 31, 1988 account balance if you have qualifying amounts transferred to your TSA contract.

 THIS PARAGRAPH APPLIES ONLY TO PARTICIPANTS IN A TEXAS OPTIONAL RETIREMENT PROGRAM. Texas Law permits withdrawals only after one of the following distributable events occur:

 (1) the requirements for minimum distribution (discussed under "Required minimum distributions" below) are met; or

 (2) death; or

 (3) retirement; or

 (4) termination of employment in all Texas public institutions of higher education.

 For you to make a withdrawal, we must receive a properly completed written acknowledgement from the employer. If a distributable event occurs before you are vested, we will refund to the employer any amounts provided by an employer's first-year matching contribution. We reserve the right to change these provisions without your consent, but only to the extent necessary to maintain compliance with applicable law. Loans are not permitted under Texas Optional Retirement Programs.

 TAX TREATMENT OF DISTRIBUTIONS. Amounts held under TSAs are generally not subject to federal income tax until benefits are distributed. Distributions include withdrawals from your TSA contract and annuity payments from your TSA contract. Death benefits paid to a beneficiary are also taxable distributions. Unless an exception applies, amounts distributed from TSAs are includable in gross income as ordinary income. Distributions from TSAs may be subject to 20% federal income tax withholding. See "Federal and state income tax withholding and information reporting" below. In addition, TSA distributions may be subject to additional tax penalties.

 If you have made after-tax contributions, you will have a tax basis in your TSA contract, which will be recovered tax-free. Since we do not track your investment in the contract, if any, it is your responsibility to determine how much of the distribution is taxable.

 DISTRIBUTIONS BEFORE ANNUITY PAYMENTS BEGIN. On a total surrender, the amount received in excess of the investment in the contract is taxable. We will report the total amount of the distribution. The amount of any partial distribution from a TSA prior to the annuity starting date is generally taxable, except to the extent that the distribution is treated as a withdrawal of after-tax contributions. Distributions are normally treated as pro rata withdrawals of after-tax contributions and earnings on those contributions.


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 ANNUITY PAYMENTS. If you elect an annuity payout option, you will recover any investment in the contract as each payment is received by dividing the investment in the contract by an expected return determined under an IRS table prescribed for qualified annuities. The amount of each payment not excluded from income under this exclusion ratio is fully taxable. The full amount of the payments received after your investment in the contract is recovered is fully taxable. If you (and your beneficiary under a joint and survivor annuity) die before recovering the full investment in the contract, a deduction is allowed on your (or your beneficiary's) final tax return.

 PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH

 Death benefit distributions from a TSA generally receive the same tax treatment as distributions during your lifetime. In some instances, distributions from a TSA made to your surviving spouse may be rolled over to a traditional IRA.

 LOANS FROM TSAS

 You may take loans from a TSA unless restricted by the employer (for example, under an employer plan subject to ERISA). If you cannot take a loan, or cannot take a loan without approval from the employer who provided the funds, we will have this information in our records based on what you and the employer who provided the TSA funds told us when you purchased your contract.

 Loans are generally not treated as a taxable distribution. If the amount of the loan exceeds permissible limits under federal income tax rules when made, the amount of the excess is treated (solely for tax purposes) as a taxable distribution. Additionally, if the loan is not repaid at least quarterly, amortizing (paying down) interest and principal, the amount not repaid when due will be treated as a taxable distribution. Under Proposed Treasury Regulations the entire unpaid balance of the loan is includable in income in the year of the default.

 TSA loans are subject to federal income tax limits and may also be subject to the limits of the plan from which the funds came. Federal income tax rule requirements apply even if the plan is not subject to ERISA. For example, loans offered by TSAs are subject to the following conditions:

 o The amount of a loan to a participant, when combined with all other loans to the participant from all qualified plans of the employer, cannot exceed the lesser of

  (1) the greater of $10,000 or 50% of the participant's nonforfeitable accrued benefits and

  (2) $50,000 reduced by the excess (if any) of the highest outstanding loan balance over the previous twelve months over the outstanding loan balance of plan loans on the date the loan was made.

 o In general, the term of the loan cannot exceed five years unless the loan is used to acquire the participant's primary residence. Equitable Accumulator Rollover TSA contracts have a term limit of 10 years for loans used to acquire the participant's primary residence.

 o All principal and interest must be amortized in substantially level payments over the term of the loan, with payments being made at least quarterly.

 The amount borrowed and not repaid may be treated as a distribution if:

 o  the loan does not qualify under the conditions above;

 o  the participant fails to repay the interest or principal when due; or

 o in some instances, the participant separates from service with the employer who provided the funds or the plan is terminated.

 In this case, the participant may have to include the unpaid amount due as ordinary income. In addition, the 10% early distribution penalty tax may apply. The amount of the unpaid loan balance is reported to the IRS on Form 1099-R as a distribution.

 TAX-DEFERRED ROLLOVERS AND DIRECT TRANSFERS

 You may roll over any "eligible rollover distribution" from a TSA into another eligible retirement plan, either directly or


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 within 60 days of your receiving the distribution. To the extent rolled over, a distribution remains tax-deferred.

 You may roll over a distribution from a TSA to another TSA or to a traditional IRA. A spousal beneficiary may roll over death benefits only to a traditional IRA.

 The taxable portion of most distributions will be eligible for rollover, except as specifically excluded under federal income tax rules. Distributions that you cannot roll over generally include periodic payments for life or for a period of 10 years or more, hardship withdrawals, and required minimum distributions under federal income tax rules.

 Direct transfers of TSA funds from one TSA to another under Revenue Ruling 90-24 are not distributions.

 REQUIRED MINIMUM DISTRIBUTIONS

 Generally the same as traditional IRA with these differences:

 WHEN YOU HAVE TO TAKE THE FIRST REQUIRED MINIMUM DISTRIBUTION. The minimum distribution rules force TSA participants to start calculating and taking annual distributions from their TSAs by a required date. Generally, you must take the first required minimum distribution for the calendar year in which you turn age 70 1/2. You may be able to delay the start of required minimum distributions for all or part of your account balance until after age 70 1/2, as follows:

 o For TSA participants who have not retired from service with the employer who provided the funds for the TSA by the calendar year the participant turns age 70 1/2, the required beginning date for minimum distributions is extended to April 1 following the calendar year of retirement.

 o TSA plan participants may also delay the start of required minimum distributions to age 75 of the portion of their account value attributable to their December 31, 1986 TSA account balance, even if retired at age
    70 1/2. We will know whether or not you qualify for this exception because it will only apply to people who establish their Equitable Accumulator Rollover TSA by direct Revenue Ruling 90-24 transfers. If you do not give us the amount of your December 31, 1986 account balance that is being transferred to the Equitable Accumulator Rollover TSA on the form used to establish the TSA, you do not qualify.

 SPOUSAL CONSENT RULES

 This will only apply to you if you establish your Equitable Accumulator Rollover TSA by direct Revenue Ruling 90-24 transfer. Your employer will tell us on the form used to establish the TSA whether or not you need to get spousal consent for loans, withdrawals, or other distributions. If you do, you will need such consent if you are married when you request a withdrawal under the TSA contract. In addition, unless you elect otherwise with the written consent of your spouse, the retirement benefits payable under the plan must be paid in the form of a qualified joint and survivor annuity. A qualified joint and survivor annuity is payable for the life of the annuitant with a survivor annuity for the life of the spouse in an amount not less than one-half of the amount payable to the annuitant during his or her lifetime. In addition, if you are married, the beneficiary must be your spouse, unless your spouse consents in writing to the designation of another beneficiary.

 If you are married and you die before annuity payments have begun, payments will be made to your surviving spouse in the form of a life annuity unless at the time of your death a contrary election was in effect. However, your surviving spouse may elect, before payments begin, to receive payments in any form permitted under the terms of the TSA contract and the plan of the employer who provided the funds for the TSA.

 EARLY DISTRIBUTION PENALTY TAX

 A penalty tax of 10% of the taxable portion of a distribution applies to distributions from a TSA before you reach age 59 1/2. This is in addition to any income tax. There are exceptions to the extra penalty tax. No penalty tax applies to pre-age 59 1/2 distributions made:

 o  on or after your death; or

 o  because you are disabled (special federal income tax definition); or


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 o  to pay for certain extraordinary medical expenses (special federal income tax definition); or

 o  if you are separated from service, any form of payout after you are age 55;
    or

 o only if you are separated from service, a payout in the form of substantially equal periodic payments made at least annually over your life (or your life expectancy), or over the joint lives of you and your beneficiary (or your joint life expectancy) using an IRS-approved distribution method.

 FEDERAL AND STATE INCOME TAX WITHHOLDING AND INFORMATION REPORTING

 We must withhold federal income tax from distributions from annuity contracts. You may be able to elect out of this income tax withholding in some cases. Generally, we do not have to withhold if your distributions are not taxable. The rate of withholding will depend on the type of distribution and, in certain cases, the amount of your distribution. Any income tax withheld is a credit against your income tax liability. If you do not have sufficient income tax withheld or do not make sufficient estimated income tax payments, you may incur penalties under the estimated income tax rules.

 You must file your request not to withhold in writing before the payment or distribution is made. Our processing office will provide forms for this purpose. You cannot elect out of withholding unless you provide us with your correct Taxpayer Identification Number and a United States residence address. You cannot elect out of withholding if we are sending the payment out of the United States.

 You should note the following special situations:


 o We might have to withhold and/or report on amounts we pay under a free look or cancellation.


 o We are generally required to withhold on conversion rollovers of traditional IRAs to Roth IRAs, as it is considered a withdrawal from the traditional IRA and is taxable.

 o We are required to withhold on the gross amount of a distribution from a Roth IRA unless you elect out of withholding. This may result in tax being withheld even though the Roth IRA distribution is not taxable in whole or in part.

 Special withholding rules apply to foreign recipients and United States citizens residing outside the United States. We do not discuss these rules here. Certain states have indicated that state income tax withholding will also apply to payments from the contracts made to residents. In some states, you may elect out of state withholding, even if federal withholding applies. Generally, an election out of federal withholding will also be considered an election out of state withholding. If you need more information concerning a particular state or any required forms, call our processing office at the toll-free number.


 FEDERAL INCOME TAX WITHHOLDING ON PERIODIC ANNUITY PAYMENTS

 We withhold differently on "periodic" and "non-periodic" payments. For a periodic annuity payment, for example, unless you specify a different number of withholding exemptions, we withhold assuming that you are married and claiming three withholding exemptions. If you do not give us your correct Taxpayer Identification Number, we withhold as if you are single with no exemptions.


 Based on the assumption that you are married and claiming three withholding exemptions, if you receive less than $14,880 in periodic annuity payments in 2000, your payments will generally be exempt from federal income tax withholding. You could specify a different choice of withholding exemption or request that tax be withheld. Your withholding election remains effective unless and until you revoke it. You may revoke or change your withholding election at any time.



 FEDERAL INCOME TAX WITHHOLDING ON NON-PERIODIC ANNUITY PAYMENTS (WITHDRAWALS)

 For a non-periodic distribution (total surrender or partial withdrawal), we generally withhold at a flat 10% rate. We apply that rate to the taxable amount in the case of nonqualified contracts, and to the payment amount in the case of IRAs and Roth IRAs.


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 You cannot elect out of withholding if the payment is an eligible rollover distribution from a qualified plan or TSA. If a non-periodic distribution from a qualified plan or TSA is not an eligible rollover distribution then the 10% withholding rate applies.


 MANDATORY WITHHOLDING FROM TSA AND QUALIFIED PLAN DISTRIBUTIONS

 Unless you have the distribution go directly to the new plan, eligible rollover distributions from qualified plans and TSAs are subject to mandatory 20% withholding. An eligible rollover distribution from a TSA can be rolled over to another TSA or a traditional IRA. An eligible rollover distribution from a qualified plan can be rolled over to another qualified plan or traditional IRA. All distributions from a TSA or qualified plan are eligible rollover distributions unless they are on the following list of exceptions:

 o  any after-tax contributions you made to the plan; or

 o any distributions which are required minimum distributions after age 70 1/2 or separation from service; or

 o  hardship withdrawals; or

 o substantially equal periodic payments made at least annually for your life (or life expectancy) or the joint lives (or joint life expectancy) of you and your designated beneficiary; or

 o substantially equal periodic payments made for a specified period of 10 years or more; or

 o  corrective distributions that fit specified technical tax rules; or

 o  loans that are treated as distributions; or

 o  a death benefit payment to a beneficiary who is not your surviving spouse;
    or

 o a qualified domestic relations order distribution to a beneficiary who is not your current spouse or former spouse.

 A death benefit payment to your surviving spouse, or a qualified domestic relations order distribution to your current or former spouse, may be a distribution subject to mandatory 20% withholding.


 IMPACT OF TAXES TO EQUITABLE LIFE

 The contracts provide that we may charge Separate Account No. 49 for taxes. We do not now, but may in the future set up reserves for such taxes.

8
MORE INFORMATION

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      66
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 ABOUT OUR SEPARATE ACCOUNT NO. 49

 Each variable investment option is a subaccount of our Separate Account No. 49. We established Separate Account No. 49 in 1996 under special provisions of the New York Insurance Law. These provisions prevent creditors from any other business we conduct from reaching the assets we hold in our variable investment options for owners of our variable annuity contracts. We are the legal owner of all of the assets in Separate Account No. 49 and may withdraw any amounts that exceed our reserves and other liabilities with respect to variable investment options under our contracts. The results of Separate Account No. 49's operations are accounted for without regard to Equitable Life's other operations.

 Separate Account No. 49 is registered under the Investment Company Act of 1940 and is classified by that act as a "unit investment trust." The SEC, however, does not manage or supervise Equitable Life or Separate Account No. 49.

 Each subaccount (variable investment option) within Separate Account No. 49 invests solely in class IB shares issued by the corresponding portfolio of EQ Advisors Trust.

 We reserve the right subject to compliance with laws that apply:

 (1) to add variable investment options to, or to remove variable investment options from, Separate Account No. 49, or to add other separate accounts;

 (2)   to combine any two or more variable investment options;

 (3) to transfer the assets we determine to be the shares of the class of contracts to which the contracts belong from any variable investment option to another variable investment option;

 (4) to operate Separate Account No. 49 or any variable investment option as a management investment company under the Investment Company Act of 1940 (in which case, charges and expenses that otherwise would be assessed against an underlying mutual fund would be assessed against Separate Account No. 49 or a variable investment option directly);

 (5) to deregister Separate Account No. 49 under the Investment Company Act of 1940;

 (6)   to restrict or eliminate any voting rights as to Separate Account No. 49;
       and

 (7) to cause one or more variable investment options to invest some or all of their assets in one or more other trusts or investment companies.


 ABOUT EQ ADVISORS TRUST

 EQ Advisors Trust is registered under the Investment Company Act of 1940. It is classified as an "open-end management investment company," more commonly called a mutual fund. EQ Advisors Trust issues different shares relating to each portfolio.


 Equitable Life serves as the investment manager of EQ Advisors Trust. As such, Equitable Life oversees the activities of the investment advisers with respect to EQ Advisors Trust and is responsible for retaining or discontinuing the services of those advisers. (Prior to September 1999 EQ Financial Consultants, Inc., the predecessor to AXA Advisors, LLC and an affiliate of Equitable Life, served as investment manager to EQ Advisors Trust.)


 EQ Advisors Trust commenced operations on May 1, 1997. For periods prior to October 18, 1999 the Alliance portfolios (other than EQ/Alliance Premier Growth) were part of The Hudson River Trust. On October 18, 1999, these portfolios became corresponding portfolios of EQ Advisors Trust.


 EQ Advisors Trust does not impose sales charges or "loads" for buying and selling its shares. All dividends and other distributions on Trust shares are reinvested in full. The Board of Trustees of EQ Advisors Trust may establish additional portfolios or eliminate existing portfolios at any time. More detailed information about EQ Advisors Trust, the portfolio investment objectives, policies, restrictions, risks, expenses, the Rule 12b-1 Plan relating to its Class IB shares, and other aspects of its operations, appears in the prospectus for EQ Advisors Trust attached at the end of this prospectus, or in its SAI which is available upon request.

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                                                                             67
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 ABOUT OUR FIXED MATURITY OPTIONS



 RATES TO MATURITY AND PRICE PER $100 OF MATURITY VALUE

 We can determine the amount required to be allocated to one or more fixed maturity options in order to produce specified maturity values. For example, we can tell you how much you need to allocate per $100 of maturity value.

 The rates to maturity for new allocations as of March 15, 2000 and the related price per $100 of maturity value were as follows:



   FIXED MATURITY
   OPTIONS WITH
   FEBRUARY 15TH         RATE TO MATURITY         PRICE
 MATURITY DATE OF            AS OF             PER $100 OF
   MATURITY YEAR         MARCH 15, 2000       MATURITY VALUE
 ----------------        ----------------     --------------
       2001                  4.45%               $ 96.06
       2002                  5.16%               $ 90.78
       2003                  5.68%               $ 85.09
       2004                  5.76%               $ 80.27
       2005                  5.87%               $ 75.50
       2006                  5.95%               $ 71.00
       2007                  6.02%               $ 66.71
       2008                  6.08%               $ 62.64
       2009                  6.17%               $ 58.59
       2010                  6.23%               $ 54.88



 HOW WE DETERMINE THE MARKET VALUE ADJUSTMENT

 We use the following procedure to calculate the market value adjustment (up or down) we make if you withdraw all of your value from a fixed maturity option before its maturity date.

 (1) We determine the market adjusted amount on the date of the withdrawal as follows:

   (a) We determine the fixed maturity amount that would be payable on the maturity date, using the rate to maturity for the fixed maturity option.

   (b) We determine the period remaining in your fixed maturity option (based on the withdrawal date) and convert it to fractional years based on a 365-day year. For example, three years and 12 days becomes 3.0329.


   (c) We determine the current rate to maturity that applies on the withdrawal date to new allocations to the same fixed maturity option.

   (d) We determine the present value of the fixed maturity amount payable at the maturity date, using the period determined in (b) and the rate determined in (c).

 (2)   We determine the fixed maturity amount as of the current date.

 (3) We subtract (2) from the result in (1)(d). The result is the market value adjustment applicable to such fixed maturity option, which may be positive or negative.

 -------------------------------------------------------------------------------
 Your market adjusted amount is the present value of the maturity value discounted at the rate to maturity in effect for new contributions to that same fixed maturity option on the date of the calculation.
 -------------------------------------------------------------------------------

 If you withdraw only a portion of the amount in a fixed maturity option, the market value adjustment will be a percentage of the market value adjustment that would have applied if you had withdrawn the entire value in that fixed maturity option. This percentage is equal to the percentage of the value in the fixed maturity option that you are withdrawing. Any withdrawal charges that are deducted from a fixed maturity option will result in a market value adjustment calculated in the same way. See Appendix III for an example.

 For purposes of calculating the rate to maturity for new allocations to a fixed maturity option (see (1)(c) above), we use the rate we have in effect for new allocations to that fixed maturity option. We use this rate even if new allocations to that option would not be accepted at that time. This rate will not be less than 3%. If we do not have a rate to maturity in effect for a fixed maturity option to which the "current rate to maturity" in (1)(c) would apply, we will use the rate at the next closest maturity date. If we are no

----------
   68
--------------------------------------------------------------------------------

 longer offering new fixed maturity options, the "current rate to maturity" will be determined in accordance with our procedures then in effect. We reserve the right to add up to 0.25% to the current rate in (1)(c) above for purposes of calculating the market value adjustment only.


 INVESTMENTS UNDER THE FIXED MATURITY OPTIONS

 Amounts allocated to the fixed maturity options are held in a "nonunitized" separate account we have established under the New York Insurance Law. This separate account provides an additional measure of assurance that we will make full payment of amounts due under the fixed maturity options. Under New York Insurance Law, the portion of the separate account's assets equal to the reserves and other contract liabilities relating to the contracts are not chargeable with liabilities from any other business we may conduct. We own the assets of the separate account, as well as any favorable investment performance on those assets. You do not participate in the performance of the assets held in this separate account. We may, subject to state law that applies, transfer all assets allocated to the separate account to our general account. We guarantee all benefits relating to your value in the fixed maturity options, regardless of whether assets supporting fixed maturity options are held in a separate account or our general account.

 We have no specific formula for establishing the rates to maturity for the fixed maturity options. We expect the rates to be influenced by, but not necessarily correspond to, among other things, the yields that we can expect to realize on the separate account's investments from time to time. Our current plans are to invest in fixed-income obligations, including corporate bonds, mortgage-backed and asset-backed securities, and government and agency issues having durations in the aggregate consistent with those of the fixed maturity options.

 Although the above generally describes our plans for investing the assets supporting our obligations under the fixed maturity options under the contracts, we are not obligated to invest those assets according to any particular plan except as we may be required to by state insurance laws. We will not determine the rates to maturity we establish by the performance of the nonunitized separate account.


 ABOUT THE GENERAL ACCOUNT

 Our general account supports all of our policy and contract guarantees, including those that apply to the fixed maturity options and the account for special dollar cost averaging, as well as our general obligations.

 The general account is subject to regulation and supervision by the Insurance Department of the State of New York and to the insurance laws and regulations of all jurisdictions where we are authorized to do business. Because of exemptions and exclusionary provisions that apply, interests in the general account have not been registered under the Securities Act of 1933, nor is the general account an investment company under the Investment Company Act of 1940. However, the market value adjustment interests under the contracts are registered under the Securities Act of 1933.

 We have been advised that the staff of the SEC has not reviewed the portions of this prospectus that relate to the general account (other than market value adjustment interests). The disclosure with regard to the general account, however, may be subject to certain provisions of the federal securities laws relating to the accuracy and completeness of statements made in prospectuses.

 ABOUT OTHER METHODS OF PAYMENT

 WIRE TRANSMITTALS

 We accept initial contributions sent by wire to our processing office by agreement with certain broker-dealers. The transmittals must be accompanied by information we require to allocate your contribution. Wire orders not accompanied by complete information may be retained as described under "How you can make your contributions" under "Contract features and benefits."

 Even if we accept the wire order and essential information, a contract generally will not be issued until we receive and accept a properly completed application. In certain cases we

                                                                     ----------
                                                                             69
--------------------------------------------------------------------------------

 may issue a contract based on information forwarded electronically. In these cases, you must sign our Acknowledgement of Receipt form.

 Where we require a signed application, no financial transactions will be permitted until we receive the signed application and have issued the contract. Where we require an Acknowledgement of Receipt form, financial transactions are only permitted if you request them in writing, sign the request and have it signature guaranteed, until we receive the signed Acknowledgement of Receipt form.

 After your contract has been issued, additional contributions may be transmitted by wire.


 AUTOMATIC INVESTMENT PROGRAM - FOR NQ, FLEXIBLE PREMIUM IRA, AND FLEXIBLE PREMIUM ROTH IRA CONTRACTS ONLY

 You may use our automatic investment program, or "AIP," to have a specified amount automatically deducted from a checking account, money market account, or credit union checking account and contributed as an additional contribution into an NQ, Flexible Premium IRA or Flexible Premium Roth IRA contract on a monthly or quarterly basis. AIP is not available for Rollover IRA, Roth Conversion IRA, QP, or Rollover TSA contracts.

 For NQ contracts, the minimum amounts we will deduct are $100 monthly and $300 quarterly. Under Flexible Premium IRA and Flexible Premium Roth IRA contracts, the minimum amount is $50. AIP additional contributions may be allocated to any of the variable investment options and available fixed maturity options, but not the account for special dollar cost averaging. You choose the day of the month you wish to have your account debited. However, you may not choose a date later than the 28th day of the month.

 You may cancel AIP at any time by notifying our processing office. We are not responsible for any debits made to your account before the time written notice of cancellation is received at our processing office.

 DATES AND PRICES AT WHICH CONTRACT EVENTS OCCUR

 We describe below the general rules for when, and at what prices, events under your contract will occur. Other portions of this prospectus describe circumstances that may cause exceptions. We generally do not repeat those exceptions below.

 BUSINESS DAY

 Our business day is any day the New York Stock Exchange is open for trading. Our business day generally ends at 4:00 p.m., Eastern Time for purposes of determining the date when contributions are applied and any other transaction requests are processed. We may, however, close due to emergency conditions. Contributions will be applied and any other transaction requests will be processed when they are received along with all the required information.


 o If your contribution, transfer, or any other transaction request, containing all the required information, reaches us on a non-business day or after 4:00 p.m. on a business day, we will use the next business day.

 o A loan request under your Rollover TSA contract will be processed on the first business day of the month following the date on which the properly completed loan request form is received.

 o If your transaction is set to occur on the same day of the month as the contract date and that date is the 29th, 30th or 31st of the month, then the transaction will occur on the 1st day of the next month.

 o When a charge is to be deducted on a contract date anniversary that is a non-business day, we will deduct the charge on the next business day.


 CONTRIBUTIONS AND TRANSFERS

 o Contributions allocated to the variable investment options are invested at the value next determined after the close of the business day.

----------
   70
--------------------------------------------------------------------------------

 o Contributions allocated to a fixed maturity option will receive the rate to maturity in effect for that fixed maturity option on that business day.

 o Initial contributions allocated to the account for special dollar cost averaging receive the interest rate in effect on that business day. At certain times, we may offer the opportunity to lock in the interest rate for an initial contribution to be received under Section 1035 exchanges and trustee to trustee transfers. Your registered representative can provide information or you can call our processing office.

 o Transfers to or from variable investment options will be made at the value next determined after the close of the business day.

 o Transfers to a fixed maturity option will be based on the rate to maturity in effect for that fixed maturity option on the business day of the transfer.


 ABOUT YOUR VOTING RIGHTS

 As the owner of the shares of EQ Advisors Trust we have the right to vote on certain matters involving the portfolios, such as:

 o  the election of trustees;

 o  the formal approval of independent auditors selected for EQ Advisors Trust;
    or

 o any other matters described in the prospectus for EQ Advisors Trust or requiring a shareholders' vote under the Investment Company Act of 1940.

 We will give contract owners the opportunity to instruct us how to vote the number of shares attributable to their contracts if a shareholder vote is taken. If we do not receive instructions in time from all contract owners, we will vote the shares of a portfolio for which no instructions have been received in the same proportion as we vote shares of that portfolio for which we have received instructions. We will also vote any shares that we are entitled to vote directly because of amounts we have in a portfolio in the same proportions that contract owners vote.

 VOTING RIGHTS OF OTHERS

 Currently, we control EQ Advisors Trust. EQ Advisors Trust shares are sold to our separate accounts and an affiliated qualified plan trust. In addition, shares of EQ Advisors Trust are held by separate accounts of insurance companies both affiliated and unaffiliated with us. Shares held by these separate accounts will probably be voted according to the instructions of the owners of insurance policies and contracts issued by those insurance companies. While this will dilute the effect of the voting instructions of the contract owners, we currently do not foresee any disadvantages because of this. The Board of Trustees of EQ Advisors Trust intends to monitor events in order to identify any material irreconcilable conflicts that may arise and to determine what action, if any, should be taken in response. If we believe that a response to any of those events insufficiently protects our contract owners, we will see to it that appropriate action is taken.

 SEPARATE ACCOUNT NO. 49 VOTING RIGHTS

 If actions relating to Separate Account No. 49 require contract owner approval, contract owners will be entitled to one vote for each unit they have in the variable investment options. Each contract owner who has elected a variable annuity payout option may cast the number of votes equal to the dollar amount of reserves we are holding for that annuity in a variable investment option divided by the annuity unit value for that option. We will cast votes attributable to any amounts we have in the variable investment options in the same proportion as votes cast by contract owners.

 CHANGES IN APPLICABLE LAW


 The voting rights we describe in this prospectus are created under applicable federal securities laws. To the extent that those laws or the regulations published under those laws eliminate the necessity to submit matters for approval by persons having voting rights in separate accounts of insurance companies, we reserve the right to proceed in accordance with those laws or regulations.

                                                                     ----------
                                                                             71
--------------------------------------------------------------------------------

 ABOUT LEGAL PROCEEDINGS

 Equitable Life and its affiliates are parties to various legal proceedings. In our view, none of these proceedings is likely to have a material adverse effect upon Separate Account No. 49, our ability to meet our obligations under the contracts, or the distribution of the contracts.

 ABOUT OUR INDEPENDENT ACCOUNTANTS


 The consolidated financial statements of Equitable Life at December 31, 1999 and 1998, and for the three years ended December 31, 1999, incorporated in this prospectus by reference to the 1999 Annual Report on Form 10-K are incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.


 FINANCIAL STATEMENTS

 The financial statements of Separate Account No. 49, as well as the consolidated financial statements of Equitable Life, are in the SAI. The SAI is available free of charge. You may request one by writing to our processing office or calling 1-800-789-7771.

 TRANSFERS OF OWNERSHIP, COLLATERAL ASSIGNMENTS, LOANS, AND BORROWING

 You can transfer ownership of an NQ contract at any time before annuity payments begin. We will continue to treat you as the owner until we receive notification of any change at our processing office. You cannot assign your NQ contract as collateral or security for a loan. Loans are also not available under your NQ contract. In some cases, an assignment or change of ownership may have adverse tax consequences. See "Tax information" earlier in this prospectus.

 You cannot assign or transfer ownership of an IRA, QP, or Rollover TSA contract except by surrender to us. Loans are not available and you cannot assign IRA and QP contracts as security for a loan or other obligation. If the employer that provided the funds does not restrict them, loans are available under a Rollover TSA contract.


 For limited transfers of ownership after the owner's death see "Beneficiary continuation option " in "Payment of death benefit" earlier in this prospectus. You may direct the transfer of the values under your IRA, QP, or Rollover TSA contract to another similar arrangement under federal income tax rules. In the case of such a transfer, we will impose a withdrawal charge, if one applies.


 DISTRIBUTION OF THE CONTRACTS


 Equitable Distributors, Inc. ("EDI"), an indirect, wholly owned subsidiary of Equitable Life, is the distributor of the contracts and has responsibility for sales and marketing functions for Separate Account No. 49. EDI serves as the principal underwriter of Separate Account No. 49. EDI also acts as distributor for other Equitable Life annuity products with different features, expenses, and fees. EDI is registered with the SEC as a broker-dealer and is a member of the National Association of Securities Dealers, Inc. EDI's principal business address is 1290 Avenue of the Americas, New York, New York 10104. Under a distribution agreement between EDI, Equitable Life, and certain of Equitable Life's separate accounts, including Separate Account No. 49, Equitable Life paid EDI distribution fees of $46,957,345 for 1999, $35,452,793 for 1998, and $9,566,343 for 1997, as the distributor of certain contracts, including these contracts, and as the principal underwriter of several Equitable Life separate accounts, including Separate Account No. 49.

 The contracts will be sold by registered representative of EDI, as well as by affiliated and unaffiliated broker-dealers with which EDI has entered into selling agreements. Broker-dealer sales compensation will generally not exceed an amount equal to 7% of total contributions made under the contracts. EDI may also receive compensation and reimbursement for its marketing services under the terms of its distribution agreement with Equitable Life. Broker-dealers receiving sales compensation will generally pay a portion of it to their registered representative as commissions related to sales of the contracts. The offering of the contracts is intended to be continuous.

9
INVESTMENT PERFORMANCE

----------------
  72
--------------------------------------------------------------------------------


 We provide the following tables to show five different measurements of the investment performance of the variable investment options and/or the portfolios in which they invest. We include these tables because they may be of general interest to you.


 Table 1 shows the average annual total return of the variable investment options. Average annual total return is the annual rate of growth that would be necessary to achieve the ending value of a contribution invested in the variable investment options for the periods shown.


 Table 2 shows the growth of a hypothetical $1,000 investment in the variable investment options over the periods shown. Both Tables 1 and 2 take into account all current fees and charges under the contract, including the withdrawal charge, the optional baseBUILDER benefits charge, the annual administrative charge under Flexible Premium IRA and Flexible Premium Roth IRA contracts, but do not reflect the charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state, or any applicable annuity administrative fee.

 Tables 3, 4, and 5 show the rates of return of the variable investment options on an annualized, cumulative, and year-by-year basis. These tables take into account all current fees and charges under the contract, but do not reflect the withdrawal charge, the optional baseBUILDER benefits charge, the annual administrative charge or the charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state, or any applicable annuity administrative fee. If the charges were reflected they would effectively reduce the rates of return shown.


 In all cases the results shown are based on the actual historical investment experience of the portfolios in which the variable investment options invest. In some cases, the results shown relate to periods when the variable investment options and/or the contracts were not available. In those cases, we adjusted the results of the portfolios to reflect the charges under the contracts that would have applied had the investment options and/or contracts been available. The contracts were first offered on May 1, 1997.

 For the "Alliance" portfolios (other than EQ/Alliance Premier Growth), we have adjusted the results prior to October 1996, when Class IB shares for these portfolios were not available, to reflect the 12b-1 fees currently imposed. Finally, the results shown for the Alliance Money Market and Alliance Common Stock options for periods before March 22, 1985 reflect the results of the variable investment options that preceded them. The "Since portfolio inception" figures for these options are based on the date of inception of the preceding variable investment options. We have adjusted these results to reflect the maximum investment advisory fee payable for the portfolios, as well as an assumed charge of 0.06% for direct operating expenses.

 EQ Advisors Trust commenced operations on May 1, 1997. For periods prior to October 18, 1999 the Alliance portfolios (other than EQ/Alliance Premier Growth) were part of The Hudson River Trust. On October 18, 1999, these portfolios became corresponding portfolios of EQ Advisors Trust. In each case, the performance shown is for the indicated EQ Advisors Trust portfolio and any predecessors that it may have had.

 All rates of return presented are time-weighted and include reinvestment of investment income, including interest and dividends.


 From time to time, we may advertise different measurements of the investment performance of the variable investment options and/or the portfolios, including the measurements reflected in the tables below.

 THE PERFORMANCE INFORMATION SHOWN BELOW AND THE PERFORMANCE INFORMATION THAT WE ADVERTISE REFLECT PAST PERFORMANCE AND DO NOT INDICATE HOW THE VARIABLE INVESTMENT OPTIONS MAY PERFORM IN THE FUTURE. SUCH INFORMATION ALSO DOES NOT REPRESENT THE RESULTS EARNED BY ANY PARTICULAR INVESTOR. YOUR RESULTS WILL DIFFER.



 BENCHMARKS

 Tables 3 and 4 compare the performance of variable investment options to market indices that serve as benchmarks. Market indices are not subject to any charges for investment advisory fees, brokerage commission or other operating expenses typically associated with a managed


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----------
  73
--------------------------------------------------------------------------------

 portfolio. Also, they do not reflect other contract charges such as the mortality and expense risks charge, administrative charges, or any withdrawal or optional benefit charge. Comparisons with these benchmarks, therefore, may be of limited use. We include them because they are widely known and may help you to understand the universe of securities from which each portfolio is likely to select its holdings. Benchmark data reflect the reinvestment of dividend income. The benchmarks include:


--------------------------------------------------------------------------------
 EQ/AGGRESSIVE STOCK: 50% Russell 2000 Index and 50% Standard
   & Poor's Mid-Cap Total Return Index.
 ALLIANCE COMMON STOCK: Standard & Poor's 500 Index.
 ALLIANCE HIGH YIELD: Benchmark #1 - Merrill Lynch High Yield
   Master Index and Benchmark #2 - Credit Suisse First Boston
   Global High Yield Index.
 ALLIANCE MONEY MARKET: Salomon Brothers Three-Month T-Bill
   Index.
 EQ/ALLIANCE PREMIER GROWTH: Standard & Poor's 500 Index.
 ALLIANCE SMALL CAP GROWTH: Russell 2000 Growth Index.
 EQ/ALLIANCE TECHNOLOGY: Lipper Specialty Funds Average.
 BT EQUITY 500 INDEX: Standard & Poor's 500 Index.
 BT INTERNATIONAL EQUITY INDEX: Morgan Stanley Capital
   International Europe, Australia, Far East Index.
 BT SMALL COMPANY INDEX: Russell 2000 Index.
 CAPITAL GUARDIAN INTERNATIONAL: Morgan Stanley Capital
   International Europe, Australia, Far East Index.
 CAPITAL GUARDIAN RESEARCH: Standard & Poor's 500 Index.
 CAPITAL GUARDIAN U.S. EQUITY: Standard & Poor's 500 Index.
 EQ/EVERGREEN: Benchmark #1 - Russell 2000 Index and
   Benchmark #2 - Standard and Poor's 500 Index.
 EQ/EVERGREEN FOUNDATION: 60% Standard & Poor's 500
   Index/40% Lehman Brothers Aggregate Bond Index.
 J.P. MORGAN CORE BOND: Salomon Brothers Broad Investment
   Grade Bond.
 LAZARD LARGE CAP VALUE: Standard & Poor's 500 Index.
 LAZARD SMALL CAP VALUE: Russell 2000 Index.
 MFS EMERGING GROWTH COMPANIES: Russell 2000 Index.
 MFS GROWTH WITH INCOME: Standard & Poor's 500 Index.
 MFS RESEARCH: Standard & Poor's 500 Index.
 MERCURY BASIC VALUE EQUITY: Standard & Poor's 500 Index.
 MERCURY WORLD STRATEGY: 36% Standard & Poor's 500 Index/24%
   Morgan Stanley Capital International Europe, Australia, Far East
   Index/21% Salomon Brothers U.S. Treasury Bond 1 Year+ 14%
   Salomon Brothers World Government Bond (excluding U.S.)/ and
   5% Three-Month U.S. Treasury Bill.
 MORGAN STANLEY EMERGING MARKETS EQUITY: Morgan Stanley
   Capital International Emerging Markets Free Price Return Index.
 EQ/PUTNAM GROWTH & INCOME VALUE: Standard & Poor's 500
   Index.
 EQ/PUTNAM INTERNATIONAL EQUITY: Morgan Stanley Capital
   International Europe, Australia, Far East Index.
 EQ/PUTNAM INVESTORS GROWTH: Standard & Poor's 500 Index.
--------------------------------------------------------------------------------


 LIPPER SURVEY. The Lipper Variable Insurance Products Performance Analysis Survey (Lipper Survey) records the performance of a large group of variable annuity products, including managed separate accounts of insurance companies. According to Lipper Analytical Services, Inc. (Lipper), the data are presented net of investment management fees, direct operating expenses and asset-based charges applicable under annuity contracts. Lipper data provide a more accurate picture than market benchmarks of the Equitable Accumulator performance relative to other variable annuity products.

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  74
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                                     TABLE 1
AVERAGE ANNUAL TOTAL RETURN UNDER A CONTRACT SURRENDERED ON DECEMBER 31, 1999:



------------------------------------------------------------------------------------------------------------------------------------
                                                                 LENGTH OF INVESTMENT PERIOD
                                                                                               SINCE        SINCE
                                                1            3           5          10         OPTION     PORTFOLIO
 VARIABLE INVESTMENT OPTIONS                  YEAR         YEARS       YEARS       YEARS     INCEPTION*   INCEPTION**
 ---------------------------                  ----         -----       -----       -----     ----------   -----------
EQ/Aggressive Stock                            7.61%        3.89%       11.67%      13.06%       3.54%       14.50%
Alliance Common Stock                         13.74%       22.29%       23.62%      14.45%      22.64%       13.43%
Alliance High Yield                          (13.79)%      (3.16)%       5.21%       6.21%      (2.35)%       5.18%
Alliance Money Market                         (5.76)%      (0.66)%       0.26%       0.41%      (0.59)%       2.82%
Alliance Small Cap Growth                     16.38%           -            -           -       11.93%       11.93%
BT Equity 500 Index                            9.31%           -            -           -       15.90%       15.90%
BT International Equity Index                 16.24%           -            -           -       16.91%       16.91%
BT Small Company Index                         9.72%           -            -           -        1.91%        1.91%
EQ/Evergreen                                  (0.92)%          -            -           -       (0.92)%      (0.92)%
EQ/Evergreen Foundation                       (3.21)%          -            -           -       (3.21)%      (3.21)%
J.P. Morgan Core Bond                        (11.87)%          -            -           -       (3.06)%      (3.06)%
Lazard Large Cap Value                        (6.90)%          -            -           -        4.82%        4.82%
Lazard Small Cap Value                        (8.64)%          -            -           -       (9.41)%      (9.41)%
MFS Emerging Growth Companies                 61.33%           -            -           -       42.58%       42.58%
MFS Growth with Income                        (1.90)%          -            -           -       (1.90)%      (1.90)%
MFS Research                                  12.02%           -            -           -       18.26%       18.26%
Mercury Basic Value Equity                     7.99%           -            -           -       12.23%       12.23%
Mercury World Strategy                        10.32%           -            -           -        6.32%        6.32%
Morgan Stanley Emerging Markets Equity        83.10%           -            -           -       12.66%       (0.71)%
EQ/Putnam Growth & Income Value              (11.64)%          -            -           -        4.31%        4.31%
EQ/Putnam International Equity                48.09%           -            -           -       26.32%       26.32%
EQ/Putnam Investors Growth                    18.94%           -            -           -       29.11%       29.11%
------------------------------------------------------------------------------------------------------------------------------------



* The variable investment option inception dates are: Alliance Money Market, Alliance High Yield, Alliance Common Stock, and EQ/Aggressive Stock (October 16, 1996); Alliance Small Cap Growth, MFS Research, MFS Emerging Growth Companies, Mercury Basic Value Equity, Mercury World Strategy, EQ/Putnam Growth & Income Value, EQ/Putnam Investors Growth, and EQ/Putnam International Equity (May 1, 1997); BT Equity 500 Index, BT Small Company Index, BT International Equity Index, J.P. Morgan Core Bond, Lazard Large Cap Value, Lazard Small Cap Value, and Morgan Stanley Emerging Markets Equity (December 31, 1997); EQ/Evergreen, EQ/Evergreen Foundation, and MFS Growth with Income (December 31, 1998). The inception dates for the variable investment options that became available on or after December 31, 1998, and are therefore not shown in this table are:
      EQ/Alliance Premier Growth, Capital Guardian U.S. Equity, Capital Guardian Research, and Capital Guardian International (April 30, 1999); EQ/Alliance Technology (May 1, 2000).

** The inception dates for the portfolios underlying the Alliance variable investment options shown in the tables are for portfolios of The Hudson River Trust, the assets of which became assets of corresponding portfolios of EQ Advisors Trust on October 18, 1999. The portfolio inception dates are: Alliance Money Market (July 13, 1981); Alliance High Yield (January 2, 1987); Alliance Common Stock (January 13, 1976); EQ/Aggressive Stock (January 27, 1986); Alliance Small Cap Growth, MFS Research, MFS Emerging Growth Companies, Mercury Basic Value Equity, Mercury World Strategy, EQ/Putnam Growth & Income Value, EQ/Putnam Investors Growth, and EQ/Putnam International Equity (May 1, 1997); BT Equity 500 Index, BT Small Company Index, BT International Equity Index, J.P. Morgan Core Bond, Lazard Large Cap Value, and Lazard Small Cap Value (January 1, 1998); Morgan Stanley Emerging Markets Equity (August 20,
      1997); and EQ/Evergreen, EQ/Evergreen Foundation, and MFS Growth with Income (December 31, 1998). The inception dates for the portfolios that became available on or after December 31, 1998 and are therefore not shown in the tables are: EQ/Alliance Premier Growth, Capital Guardian U.S. Equity, Capital Guardian Research, and Capital Guardian International (April 30, 1999); EQ/Alliance Technology (May 1, 2000).

                                                                          -----
                                                                             75
--------------------------------------------------------------------------------

                                    TABLE 2
      GROWTH OF $1,000 UNDER A CONTRACT SURRENDERED ON DECEMBER 31, 1999:



------------------------------------------------------------------------------------------------------------------------------------
                                                                LENGTH OF INVESTMENT PERIOD
                                                                                                         SINCE
                                                1              3              5              10        PORTFOLIO
 VARIABLE INVESTMENT OPTIONS                  YEAR           YEARS          YEARS          YEARS       INCEPTION*
 ---------------------------                  ----           -----          -----          -----       ----------
EQ/Aggressive Stock                        $ 1,076.11     $ 1,121.37     $ 1,736.56     $ 3,411.94    $  6,594.56
Alliance Common Stock                      $ 1,137.36     $ 1,828.74     $ 2,887.34     $ 3,856.97    $ 20,476.65
Alliance High Yield                        $   862.08     $   908.07     $ 1,289.25     $ 1,825.87    $  1,928.38
Alliance Money Market                      $   942.44     $   980.24     $ 1,012.87     $ 1,041.89    $  1,672.63
Alliance Small Cap Growth                  $ 1,163.82              -              -              -    $  1,350.99
BT Equity 500 Index                        $ 1,093.06              -              -              -    $  1,343.31
BT International Equity Index              $ 1,162.35              -              -              -    $  1,366.89
BT Small Company Index                     $ 1,097.18              -              -              -    $  1,038.64
EQ/Evergreen                               $   990.75              -              -              -    $    990.75
EQ/Evergreen Foundation                    $   967.92              -              -              -    $    967.92
J.P. Morgan Core Bond                      $   881.29              -              -              -    $    939.75
Lazard Large Cap Value                     $   930.97              -              -              -    $  1,098.68
Lazard Small Cap Value                     $   913.63              -              -              -    $    820.65
MFS Emerging Growth Companies              $ 1,613.30              -              -              -    $  2,577.16
MFS Growth with Income                     $   981.05              -              -              -    $    981.05
MFS Research                               $ 1,120.21              -              -              -    $  1,564.59
Mercury Basic Value Equity                 $ 1,079.93              -              -              -    $  1,360.51
Mercury World Strategy                     $ 1,103.16              -              -              -    $  1,177.76
Morgan Stanley Emerging Markets Equity     $ 1,831.00              -              -              -    $    983.27
EQ/Putnam Growth & Income Value            $   883.64              -              -              -    $  1,119.29
EQ/Putnam International Equity             $ 1,480.90              -              -              -    $  1,865.34
EQ/Putnam Investors Growth                 $ 1,189.40              -              -              -    $  1,977.57
------------------------------------------------------------------------------------------------------------------------------------

----------
* Portfolio inception dates are shown in Table 1.

-----
  76
--------------------------------------------------------------------------------


                                    TABLE 3
        ANNUALIZED RATES OF RETURN FOR PERIODS ENDED DECEMBER 31, 1999:



------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                        SINCE
                                                                                                                      PORTFOLIO
                                                  1 YEAR       3 YEARS       5 YEARS       10 YEARS      20 YEARS     INCEPTION*
                                                  ------       -------       -------       --------      --------     ----------
 EQ/AGGRESSIVE STOCK                              16.95%         7.97%        14.41%        14.80%            -         15.96%
 Lipper Mid-Cap Growth                            51.65%        24.68%        19.97%        14.78%            -         15.86%
 Benchmark                                        18.09%        17.48%        19.92%        15.41%            -         14.58%
 ALLIANCE COMMON STOCK                            23.20%        25.88%        26.02%        16.70%        16.50%        14.88%
 Lipper Growth                                    29.78%        26.87%        25.55%        16.90%        15.83%        15.16%
 Benchmark                                        21.03%        27.56%        28.56%        18.21%        17.88%        16.19%
 ALLIANCE HIGH YIELD                              (4.89)%        1.15%         8.11%         8.47%            -          7.62%
 Lipper High Current Yield                         3.65%         4.82%         8.59%         9.61%            -          7.79%
 Benchmark #1                                      1.57%         5.91%         9.61%        10.79%            -          9.99%
 Benchmark #2                                      3.28%         5.37%         9.07%        11.06%            -         10.04%
 ALLIANCE MONEY MARKET                             3.31%         3.57%         3.68%         3.49%            -          5.26%
 Lipper Money Market                               3.78%         4.05%         4.16%         3.96%            -          5.70%
 Benchmark                                         4.74%         5.01%         5.20%         5.06%            -          6.65%
 ALLIANCE SMALL CAP GROWTH                        25.90%            -             -             -             -         16.06%
 Lipper Small Company Growth                      34.26%            -             -             -             -         19.49%
 Benchmark                                        43.09%            -             -             -             -         25.88%
 BT EQUITY 500 INDEX                              18.68%            -             -             -             -         21.04%
 Lipper Standard and Poors 500 Index              19.36%            -             -             -             -         23.16%
 Benchmark                                        21.03%            -             -             -             -         24.76%
 BT INTERNATIONAL EQUITY INDEX                    25.75%            -             -             -             -         22.06%
 Lipper International                             43.24%            -             -             -             -         26.76%
 Benchmark                                        26.96%            -             -             -             -         23.43%
 BT SMALL COMPANY INDEX                           19.10%            -             -             -             -          7.13%
 Lipper Small Cap                                 34.26%            -             -             -             -         16.02%
 Benchmark                                        21.26%            -             -             -             -          8.70%
 EQ/EVERGREEN                                      8.24%            -             -             -             -          8.24%
 Lipper Growth                                    29.78%            -             -             -             -         29.78%
 Benchmark #1                                     21.26%            -             -             -             -         21.26%
 Benchmark #2                                     21.03%            -             -             -             -         21.03%
 EQ/EVERGREEN FOUNDATION                           5.91%            -             -             -             -          5.91%
 Lipper Balanced                                   8.69%            -             -             -             -          8.69%
 Benchmark                                        11.15%            -             -             -             -         11.15%
 J.P. MORGAN CORE BOND                            (2.93)%           -             -             -             -          2.18%
 Lipper Intermediate Investment Grade Debt        (0.83)%           -             -             -             -          3.84%
 Benchmark                                        (1.77)%           -             -             -             -          2.64%
------------------------------------------------------------------------------------------------------------------------------------

                                                                          -----
                                                                             77
--------------------------------------------------------------------------------


                              TABLE 3 (CONTINUED)
        ANNUALIZED RATES OF RETURN FOR PERIODS ENDED DECEMBER 31, 1999:



------------------------------------------------------------------------------------------------------------------------------------
                                                                                                              SINCE
                                                                                                            PORTFOLIO
                                                1 YEAR     3 YEARS    5 YEARS   10 YEARS    20 YEARS        INCEPTION*
                                                ------     -------    -------   --------    --------        ----------
 LAZARD LARGE CAP VALUE                          2.14%        -          -          -           -              9.99%
 Lipper Capital Appreciation                    43.66%        -          -          -           -             32.61%
 Benchmark                                      21.03%        -          -          -           -             24.76%
 LAZARD SMALL CAP VALUE                          0.37%        -          -          -           -             (4.08)%
 Lipper Small Cap                               34.26%        -          -          -           -             16.02%
 Benchmark                                      21.26%        -          -          -           -              8.70%
 MFS EMERGING GROWTH COMPANIES                  71.33%        -          -          -           -             46.26%
 Lipper Mid-Cap                                 51.65%        -          -          -           -             32.50%
 Benchmark                                      21.26%        -          -          -           -             16.99%
 MFS GROWTH WITH INCOME                          7.25%        -          -          -           -              7.25%
 Lipper Growth & Income                         12.90%        -          -          -           -             12.90%
 Benchmark                                      21.03%        -          -          -           -             21.03%
 MFS RESEARCH                                   21.45%        -          -          -           -             22.27%
 Lipper Growth                                  29.78%        -          -          -           -             29.33%
 Benchmark                                      21.03%        -          -          -           -             27.36%
 MERCURY BASIC VALUE EQUITY                     17.34%        -          -          -           -             16.35%
 Lipper Growth & Income                         12.90%        -          -          -           -             18.00%
 Benchmark                                      21.03%        -          -          -           -             27.36%
 MERCURY WORLD STRATEGY                         19.71%        -          -          -           -             10.61%
 Lipper Global Flexible Portfolio               12.93%        -          -          -           -             11.91%
 Benchmark                                      13.07%        -          -          -           -             16.18%
 MORGAN STANLEY EMERGING MARKETS EQUITY         93.10%        -          -          -           -              4.28%
 Lipper Emerging Markets                        82.53%        -          -          -           -              2.90%
 Benchmark                                      66.41%        -          -          -           -             (0.88)%
 EQ/PUTNAM GROWTH & INCOME VALUE                (2.69)%       -          -          -           -              8.63%
 Lipper Growth & Income                         12.90%        -          -          -           -             18.00%
 Benchmark                                      21.03%        -          -          -           -             27.36%
 EQ/PUTNAM INTERNATIONAL EQUITY                 58.09%        -          -          -           -             30.22%
 Lipper International                           43.24%        -          -          -           -             20.38%
 Benchmark                                      26.96%        -          -          -           -             18.32%
 EQ/PUTNAM INVESTORS GROWTH                     28.51%        -          -          -           -             32.86%
 Lipper Growth                                  29.78%        -          -          -           -             29.33%
 Benchmark                                      21.03%        -          -          -           -             27.36%
------------------------------------------------------------------------------------------------------------------------------------



----------
* Portfolio inception dates are shown in Table 1. Lipper survey and benchmark "since portfolio inception" information are as of the month-end closest to the actual date of portfolio inception.

-----
  78
--------------------------------------------------------------------------------


                                     TABLE 4
        CUMULATIVE RATES OF RETURN FOR PERIODS ENDED DECEMBER 31, 1999:




------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                    SINCE
                                                                                                                  PORTFOLIO
                                            1 YEAR        3 YEARS       5 YEARS       10 YEARS      20 YEARS      INCEPTION*
                                            ------        -------       -------       --------      --------      ----------
 EQ/AGGRESSIVE STOCK                        16.95%         25.86%        96.03%        297.56%             -        686.25%
 Lipper Mid-Cap Growth                      51.65%        102.87%       158.98%        311.69%             -        683.45%
 Benchmark                                  18.09%         62.12%       147.96%        319.19%             -        595.55%
 ALLIANCE COMMON STOCK                      23.20%         99.45%       217.88%        368.55%      2,020.99%     2,677.00%
 Lipper Growth                              29.78%        106.30%       216.51%        386.68%      1,816.52%     2,838.39%
 Benchmark                                  21.04%        107.56%       251.12%        432.78%      2,584.39%     3,555.46%
 ALLIANCE HIGH YIELD                        (4.89)%         3.50%        47.67%        125.47%             -        159.53%
 Lipper High Current Yield                   3.65%         15.25%        51.19%        151.82%             -        166.74%
 Benchmark #1                                1.57%         18.80%        58.22%        178.72%             -        245.03%
 Benchmark #2                                3.28%         17.00%        54.39%        185.43%             -        246.92%
 ALLIANCE MONEY MARKET                       3.31%         11.10%        19.82%         40.92%             -        157.86%
 Lipper Money Market                         3.78%         12.64%        22.65%         47.52%             -        178.18%
 Benchmark                                   4.74%         15.79%        28.88%         63.79%             -        229.35%
 ALLIANCE SMALL CAP GROWTH                  25.90%             -             -              -              -         48.80%
 Lipper Small Company Growth                34.26%             -             -              -              -         62.98%
 Benchmark                                  43.09%             -             -              -              -         84.91%
 BT EQUITY 500 INDEX                        18.68%             -             -              -              -         46.50%
 Lipper Standard and Poors 500 Index        19.36%             -             -              -              -         51.69%
 Benchmark                                  21.03%             -             -              -              -         55.65%
 BT INTERNATIONAL EQUITY INDEX              25.75%             -             -              -              -         48.98%
 Lipper International                       43.24%             -             -              -              -         61.58%
 Benchmark                                  26.96%             -             -              -              -         52.35%
 BT SMALL COMPANY INDEX                     19.10%             -             -              -              -         14.78%
 Lipper Small Cap                           34.26%             -             -              -              -         37.82%
 Benchmark                                  21.26%             -             -              -              -         18.17%
 EQ/EVERGREEN                                8.24%             -             -              -              -          8.24%
 Lipper Growth                              29.78%             -             -              -              -         29.78%
 Benchmark #1                               21.26%             -             -              -              -         21.26%
 Benchmark #2                               21.03%             -             -              -              -         21.03%
 EQ/EVERGREEN FOUNDATION                     5.91%             -             -              -              -          5.91%
 Lipper Balanced                             8.69%             -             -              -              -          8.69%
 Benchmark                                  11.15%             -             -              -              -         11.15%
 J.P. MORGAN CORE BOND                      (2.93)%            -             -              -              -          4.41%
 Lipper Intermediate Investment
 Grade Debt                                 (0.83)%            -             -              -              -          7.83%
 Benchmark                                  (1.77)%            -             -              -              -          5.96%
 LAZARD LARGE CAP VALUE                      2.14%             -             -              -              -         20.98%
 Lipper Capital Appreciation                43.66%             -             -              -              -         79.44%
 Benchmark                                  21.03%             -             -              -              -         55.65%
------------------------------------------------------------------------------------------------------------------------------------

                                                                          -----
                                                                             79
--------------------------------------------------------------------------------


                              TABLE 4 (CONTINUED)
        CUMULATIVE RATES OF RETURN FOR PERIODS ENDED DECEMBER 31, 1999:





------------------------------------------------------------------------------------------------------------------------------------
                                                                                                         SINCE
                                                                                                       PORTFOLIO
                                         1 YEAR      3 YEARS      5 YEARS    10 YEARS     20 YEARS     INCEPTION*
                                         ------      -------      -------    --------     --------     ----------
 LAZARD SMALL CAP VALUE                   0.37%         -            -          -             -          (7.99)%
 Lipper Small Cap                        34.26%         -            -          -             -          37.82%
 Benchmark                               21.26%         -            -          -             -          18.17%
 MFS EMERGING GROWTH COMPANIES           71.33%         -            -          -             -         175.82%
 Lipper Mid-Cap                          51.65%         -            -          -             -         120.85%
 Benchmark                               21.26%         -            -          -             -          52.05%
 MFS GROWTH WITH INCOME                   7.25%         -            -          -             -           7.25%
 Lipper Growth & Income                  12.90%         -            -          -             -          12.90%
 Benchmark                               21.03%         -            -          -             -          21.03%
 MFS RESEARCH                            21.45%         -            -          -             -          70.99%
 Lipper Growth                           29.78%         -            -          -             -         101.13%
 Benchmark                               21.03%         -            -          -             -          90.75%
 MERCURY BASIC VALUE EQUITY              17.34%         -            -          -             -          49.78%
 Lipper Growth & Income                  12.90%         -            -          -             -          56.85%
 Benchmark                               21.03%         -            -          -             -          90.75%
 MERCURY WORLD STRATEGY                  19.71%         -            -          -             -          30.89%
 Lipper Global Flexible Portfolio        12.93%         -            -          -             -          35.69%
 Benchmark                               13.07%         -            -          -             -          49.16%
 MORGAN STANLEY EMERGING
  MARKETS EQUITY                         93.10%         -            -          -             -          10.40%
 Lipper Emerging Markets                 82.53%         -            -          -             -           7.48%
 Benchmark                               66.41%         -            -          -             -           5.32%
 EQ/PUTNAM GROWTH & INCOME
  VALUE                                  (2.69)%        -            -          -             -          24.72%
 Lipper Growth & Income                  12.90%         -            -          -             -          56.85%
 Benchmark                               21.03%         -            -          -             -          90.75%
 EQ/PUTNAM INTERNATIONAL EQUITY          58.09%         -            -          -             -         102.33%
 Lipper International                    43.24%         -            -          -             -          65.44%
 Benchmark                               26.96%         -            -          -             -          56.70%
 EQ/PUTNAM INVESTORS GROWTH              28.51%         -            -          -             -         113.43%
 Lipper Growth                           29.78%         -            -          -             -         101.13%
 Benchmark                               21.03%         -            -          -             -          90.75%
------------------------------------------------------------------------------------------------------------------------------------


----------

* Portfolio inception dates are shown in Table 1. Lipper survey and benchmark "since portfolio inception" information are as month-end closest to the actual date of portfolio inception.

-----
  80
--------------------------------------------------------------------------------

                                     TABLE 5
                         YEAR-BY-YEAR RATES OF RETURN:




------------------------------------------------------------------------------------------------------------------------------------
                                              1990        1991         1992         1993         1994
                                              ----        ----         ----         ----         ----
EQ/Aggressive Stock                           6.43%       83.89%       (4.71)%      14.89%       (5.35)%
Alliance Common Stock                        (9.59)%      35.69%        1.57%       22.83%       (3.70)%
Alliance High Yield                          (2.70)%      22.48%       10.51%       21.19%       (4.33)%
Alliance Money Market                         6.50%        4.49%        1.91%        1.32%        2.36%
Alliance Small Cap Growth                        -            -            -            -            -
BT Equity 500 Index                              -            -            -            -            -
BT International Equity Index                    -            -            -            -            -
BT Small Company Index                           -            -            -            -            -
EQ/Evergreen                                     -            -            -            -            -
EQ/Evergreen Foundation                          -            -            -            -            -
J.P. Morgan Core Bond                            -            -            -            -            -
Lazard Large Cap Value                           -            -            -            -            -
Lazard Small Cap Value                           -            -            -            -            -
MFS Emerging Growth Companies                    -            -            -            -            -
MFS Growth with Income                           -            -            -            -            -
MFS Research                                     -            -            -            -            -
Mercury Basic Value Equity                       -            -            -            -            -
Mercury World Strategy                           -            -            -            -            -
Morgan Stanley Emerging Markets Equity           -            -            -            -            -
EQ/Putnam Growth & Income Value                  -            -            -            -            -
EQ/Putnam International Equity                   -            -            -            -            -
EQ/Putnam Investors Growth                       -            -            -            -            -
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
                                              1995        1996          1997           1998        1999
                                              ----        ----          ----           ----        ----
EQ/Aggressive Stock                          29.54%      20.24%         9.04%         (1.30)%     16.95%
Alliance Common Stock                        30.34%      22.28%        27.16%         27.32%      23.20%
Alliance High Yield                          18.01%      20.91%        16.58%         (6.66)%     (4.89)%
Alliance Money Market                         4.06%       3.64%         3.74%          3.66%       3.31%
Alliance Small Cap Growth                        -           -         25.38%         (5.73)%     25.90%
BT Equity 500 Index                              -           -             -          23.44%      18.68%
BT International Equity Index                    -           -             -          18.47%      25.75%
BT Small Company Index                           -           -             -          (3.63)%     19.10%
EQ/Evergreen                                     -           -             -              -        8.24%
EQ/Evergreen Foundation                          -           -             -              -        5.91%
J.P. Morgan Core Bond                            -           -             -           7.56%      (2.93)%
Lazard Large Cap Value                           -           -             -          18.44%       2.14%
Lazard Small Cap Value                           -           -             -          (8.32)%      0.37%
MFS Emerging Growth Companies                    -           -         21.32%+        32.70%      71.33%
MFS Growth with Income                           -           -             -              -        7.25%
MFS Research                                     -           -         14.99%+        22.43%      21.45%
Mercury Basic Value Equity                       -           -         15.97%+        10.08%      17.34%
Mercury World Strategy                           -           -          3.76%+         5.38%      19.71%
Morgan Stanley Emerging Markets Equity           -           -        (20.59)%+      (28.01)%     93.10%
EQ/Putnam Growth & Income Value                  -           -         15.15%+        11.30%      (2.69)%
EQ/Putnam International Equity                   -           -          8.59%+        17.86%      58.09%
EQ/Putnam Investors Growth                       -           -         23.53%+        34.45%      28.51%
------------------------------------------------------------------------------------------------------------------------------------



----------
+ Returns for these portfolios represent less than 12 months of performance. The returns are as of each portfolio inception date as shown in Table 1.

                                                                     ----------
                                                                             81
--------------------------------------------------------------------------------

 COMMUNICATING PERFORMANCE DATA

 In reports or other communications to contract owners or in advertising material, we may describe general economic and market conditions affecting our variable investment options and the portfolios and may compare the performance or ranking of those options and the portfolios with:

 o those of other insurance company separate accounts or mutual funds included in the rankings prepared by Lipper Analytical Services, Inc., Morningstar, Inc., VARDS, or similar investment services that monitor the performance of insurance company separate accounts or mutual funds;

 o other appropriate indices of investment securities and averages for peer universes of mutual funds; or

 o  data developed by us derived from such indices or averages.

 We also may furnish to present or prospective contract owners advertisements or other communications that include evaluations of a variable investment option or portfolio by nationally recognized financial publications. Examples of such publications are:

--------------------------------------------------------------------------------
 Barron's                         Investment Management Weekly
 Morningstar's Variable Annuity   Money Management Letter
    Sourcebook                    Investment Dealers Digest
 Business Week                    National Underwriter
 Forbes                           Pension & Investments
 Fortune                          USA Today
 Institutional Investor           Investor's Business Daily
 Money                            The New York Times
 Kiplinger's Personal Finance     The Wall Street Journal
 Financial Planning               The Los Angeles Times
 Investment Adviser               The Chicago Tribune
--------------------------------------------------------------------------------

 Lipper compiles performance data for peer universes of funds with similar investment objectives in its Lipper Survey. Morningstar, Inc. compiles similar data in the Morningstar Variable Annuity/Life Report (Morningstar Report).

 The Lipper Survey records performance data as reported to it by over 800 mutual funds underlying variable annuity and life insurance products. It divides these actively managed portfolios into 25 categories by portfolio objectives. The Lipper Survey contains two different universes, which reflect different types of fees in performance data:

 o The "separate account" universe reports performance data net of investment management fees, direct operating expenses and asset-based charges applicable under variable life and annuity contracts, and

 o The "mutual fund" universe reports performance net only of investment management fees and direct operating expenses, and therefore reflects only charges that relate to the underlying mutual fund.

 The Morningstar Variable Annuity/Life Report consists of nearly 700 variable life and annuity funds, all of which report their data net of investment management fees, direct operating expenses and separate account level charges. VARDS is a monthly reporting service that monitors approximately 2,500 variable life and variable annuity funds on performance and account information.

 YIELD INFORMATION

 Current yield for the Alliance Money Market option will be based on net changes in a hypothetical investment over a given seven-day period, exclusive of capital changes, and then "annualized" (assuming that the same seven-day result would occur each week for 52 weeks). Current yield for the Alliance High Yield option will be based on net changes in a hypothetical investment over a given 30-day period, exclusive of capital changes, and then "annualized" (assuming that the same 30-day result would occur each month for 12 months).


 "Effective yield" is calculated in a similar manner, but when annualized, any income earned by the investment is assumed to be reinvested. The "effective yield" will be slightly higher than the "current yield" because any earnings are compounded weekly for the Alliance Money Market option. The current yields and effective yields assume the deduction of all contract charges and expenses other than the withdrawal charge, the optional baseBUILDER benefits charge, the annual administrative charge, and any charge

----------
   82
--------------------------------------------------------------------------------


 designed to approximate certain taxes that may be imposed on us in your state, such as premium taxes. The yields and effective yields for the Alliance Money Market option, when used for the special dollar cost averaging program, assume that no contract charges are deducted. For more information, see "Yield Information for the Alliance Money Market Option and Alliance High Yield Option" in the SAI.

10
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

                                                               ----------------
                                                                             83
--------------------------------------------------------------------------------


 Equitable Life's Annual Report on Form 10-K for the year ended December 31, 1999, is considered to be a part of this prospectus because it is incorporated by reference.

 After the date of this prospectus and before we terminate the offering of the securities under this prospectus, all documents or reports we file with the SEC under the Securities Exchange Act of 1934 ("Exchange Act"), will be considered to become part of this prospectus because they are incorporated by reference.


 Any statement contained in a document that is, or becomes part of this prospectus, will be considered changed or replaced for purposes of this prospectus if a statement contained in this prospectus changes or is replaced. Any statement that is considered to be a part of this prospectus because of its incorporation will be considered changed or replaced for the purpose of this prospectus if a statement contained in any other subsequently filed document that is considered to be part of this prospectus changes or replaces that statement. After that, only the statement that is changed or replaced will be considered to be part of this prospectus.


 We file our Exchange Act documents and reports, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, electronically according to EDGAR under CIK No. 0000727920. The SEC maintains a Web site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov.


 Upon written or oral request, we will provide, free of charge, to each person to whom this prospectus is delivered, a copy of any or all of the documents considered to be part of this prospectus because they are incorporated herein. This does not include exhibits not specifically incorporated by reference into the text of such documents. Requests for documents should be directed to The Equitable Life Assurance Society of the United States, 1290 Avenue of the Americas, New York, New York 10104. Attention: Corporate Secretary (telephone:
 (212) 554-1234).

APPENDIX I: CONDENSED FINANCIAL INFORMATION

                                                                       --------
                                                                            A-1
--------------------------------------------------------------------------------


UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION EXCEPT FOR EQ/ALLIANCE TECHNOLOGY WHICH IS BEING OFFERED FOR THE FIRST TIME ON MAY 1, 2000.






--------------------------------------------------------------------------------
                                                     YEARS ENDED
                                            DEC. 31, 1998       DEC. 31, 1999
                                            -------------       -------------
 EQ/AGGRESSIVE STOCK
 Unit value                                  $  69.37           $  81.12
 Number of units outstanding (000s)               939              1,163
 ALLIANCE COMMON STOCK
 Unit value                                  $ 237.18           $ 292.20
 Number of units outstanding (000s)             1,542              2,344
 ALLIANCE HIGH YIELD
 Unit value                                  $  27.96           $  26.59
 Number of units outstanding (000s)             4,521              5,048
 ALLIANCE MONEY MARKET
 Unit value                                  $  25.92           $  26.78
 Number of units outstanding (000s)             5,158              7,278
 EQ/ALLIANCE PREMIER GROWTH
 Unit value                                         -           $  11.79
 Number of units outstanding (000s)                 -              8,614
 ALLIANCE SMALL CAP GROWTH
 Unit value                                  $  11.82           $  14.88
 Number of units outstanding (000s)             6,101              6,912
 BT EQUITY 500 INDEX
 Unit value                                  $  12.34           $  14.65
 Number of units outstanding (000s)            12,279             27,541
 BT INTERNATIONAL EQUITY INDEX
 Unit value                                  $  11.85           $  14.90
 Number of units outstanding (000s)             1,827              3,219
 BT SMALL COMPANY INDEX
 Unit value                                  $   9.64           $  11.48
 Number of units outstanding (000s)             1,610              2,922
 CAPITAL GUARDIAN INTERNATIONAL
 Unit value                                         -           $  13.96
 Number of units outstanding (000s)                 -              1,477
 CAPITAL GUARDIAN RESEARCH
 Unit value                                         -           $  10.61
 Number of units outstanding (000s)                 -                982
 CAPITAL GUARDIAN U.S. EQUITY
 Unit value                                         -           $  10.28
 Number of units outstanding (000s)                 -              2,907
 EQ/EVERGREEN
 Unit value                                         -           $  10.82
 Number of units outstanding (000s)                 -                 91
 EQ/EVERGREEN FOUNDATION
 Unit value                                         -           $  10.59
 Number of units outstanding (000s)                 -                510
--------------------------------------------------------------------------------

-----
  A-2
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
                                                        YEARS ENDED
                                               DEC. 31, 1998       DEC. 31, 1999
                                               -------------       -------------
 J.P. MORGAN CORE BOND
 Unit value                                     $  10.76            $  10.44
 Number of units outstanding (000s)                8,661              12,838
 LAZARD LARGE CAP VALUE
 Unit value                                     $  11.84            $  12.10
 Number of units outstanding (000s)                5,696               9,428
 LAZARD SMALL CAP VALUE
 Unit value                                     $   9.17            $   9.20
 Number of units outstanding (000s)                4,733               6,774
 MFS EMERGING GROWTH COMPANIES
 Unit value                                     $  16.10            $  27.59
 Number of units outstanding (000s)                9,117              13,671
 MFS GROWTH WITH INCOME
 Unit value                                            -            $  10.72
 Number of units outstanding (000s)                    -               6,033
 MFS RESEARCH
 Unit value                                     $  14.08            $  17.10
 Number of units outstanding (000s)               14,913              19,251
 MERCURY BASIC VALUE EQUITY
 Unit value                                     $  12.76            $  14.98
 Number of units outstanding (000s)                4,389               5,766
 MERCURY WORLD STRATEGY
 Unit value                                     $  10.94            $  13.09
 Number of units outstanding (000s)                  717                 615
 MORGAN STANLEY EMERGING MARKETS EQUITY
 Unit value                                     $   5.72            $  11.04
 Number of units outstanding (000s)                1,805               3,859
 EQ/PUTNAM GROWTH & INCOME VALUE
 Unit value                                     $  12.82            $  12.47
 Number of units outstanding (000s)               24,343              29,522
 EQ/PUTNAM INTERNATIONAL EQUITY
 Unit value                                     $  12.80            $  20.23
 Number of units outstanding (000s)               10,607              13,783
 EQ/PUTNAM INVESTORS GROWTH
 Unit value                                     $  16.61            $  21.35
 Number of units outstanding (000s)               10,072              17,154
--------------------------------------------------------------------------------

APPENDIX II: PURCHASE CONSIDERATIONS FOR QP CONTRACTS


                                                                       --------
                                                                            B-1
--------------------------------------------------------------------------------

Trustees who are considering the purchase of an Equitable Accumulator QP contract should discuss with their tax advisers whether this is an appropriate investment vehicle for the employer's plan. Trustees should consider whether the plan provisions permit the investment of plan assets in the QP contract, the distribution of such an annuity, the purchase of the guaranteed minimum income benefit, and the payment of death benefits in accordance with the requirements of the federal income tax rules. The QP contract and this prospectus should be reviewed in full, and the following factors, among others, should be noted. Assuming continued plan qualification and operation, earnings on qualified plan assets will accumulate value on a tax-deferred basis even if the plan is not funded by the Equitable Accumulator QP contract or another annuity. Therefore, you should purchase an Equitable Accumulator QP contract to fund a plan for the contract's features and benefits other than tax deferral. This QP contract accepts transfer contributions only and not regular, ongoing payroll contributions. For 401(k) plans under defined contribution plans, no employee after-tax contributions are accepted.


Under defined benefit plans, we will not accept rollovers from a defined contribution plan to a defined benefit plan. We will only accept transfers from a defined benefit plan or a change of investment vehicles in the plan. Only one additional contribution may be made per contract year. For defined benefit plans, the maximum percentage of actuarial value of the plan participant/employee's normal retirement benefit that can be funded by a QP contract is 80%. The account value under a QP contract may at any time be more or less than the lump sum actuarial equivalent of the accrued benefit for a defined benefit plan participant/employee. Equitable Life does not guarantee that the account value under a QP contract will at any time equal the actuarial value of 80% of a participant/employee's accrued benefit. If overfunding of a plan occurs, withdrawals from the QP contract may be required. A withdrawal charge and/or market value adjustment may apply.


Further, Equitable Life will not perform or provide any plan recordkeeping services with respect to the QP contracts. The plan's administrator will be solely responsible for performing or providing for all such services. There is no loan feature offered under the QP contracts, so if the plan provides for loans and a participant/employee takes a loan from the plan, other plan assets must be used as the source of the loan and any loan repayments must be credited to other investment vehicles and/or accounts available under the plan.

Given that required minimum distributions must generally commence from the plan for annuitants after age 70 1/2, trustees should consider whether the QP contract is an appropriate purchase for annuitants approaching or over age
70 1/2.


o The QP contract may not be an appropriate purchase for annuitants approaching or over age 70 1/2; and

o The guaranteed minimum income benefit under baseBUILDER may not be an appropriate feature for annuitants who are older than age 63 1/2 when the contract is issued.

Finally, because the method of purchasing the QP contract including the large initial contribution and the features of the QP contract may appeal more to plan participants/employees who are older and tend to be highly paid, and because certain features of the QP contract are available only to plan participants/employees who meet certain minimum and/or maximum age requirements, plan trustees should discuss with their advisers whether the purchase of the QP contract would cause the plan to engage in prohibited discrimination in contributions, benefits or otherwise.

APPENDIX III: MARKET VALUE ADJUSTMENT EXAMPLE


--------
 C-1
--------------------------------------------------------------------------------


The example below shows how the market value adjustment would be determined and how it would be applied to a withdrawal, assuming that $100,000 was allocated on February 15, 2001 to a fixed maturity option with a maturity date of February 15, 2010 (nine years later) at a hypothetical rate to maturity of 7.00%, resulting in a maturity value of $183,846 on the maturity date. We further assume that a withdrawal of $50,000 is made four years later on February 15, 2005.





------------------------------------------------------------------------------------------------------------------------------------
                                                                      HYPOTHETICAL ASSUMED
                                                                      RATE TO MATURITY ON
                                                                       FEBRUARY 15, 2005
                                                                        5.00%       9.00%
                                                                       -------     -------
 AS OF FEBRUARY 15, 2005 (BEFORE WITHDRAWAL)
(1) Market adjusted amount                                           $144,048    $ 119,487
(2) Fixed maturity amount                                            $131,080    $ 131,080
(3) Market value adjustment:
   (1) - (2)                                                         $ 12,968    $ (11,593)
 ON FEBRUARY 15, 2005 (AFTER WITHDRAWAL)
(4) Portion of market value adjustment associated with withdrawal:
   (3) x [$50,000/(1)]                                               $  4,501    $  (4,851)
(5) Reduction in fixed maturity amount:
   [$50,000 - (4)]                                                   $ 45,499    $  54,851
(6) Fixed maturity amount: (2) - (5)                                 $ 85,581    $  76,229
(7) Maturity value                                                   $120,032    $ 106,915
(8) Market adjusted amount of (7)                                    $ 94,048    $  69,487
------------------------------------------------------------------------------------------------------------------------------------


You should note that under this example if a withdrawal is made when rates have increased from 7.00% to 9.00% (right column), a portion of a negative market value adjustment is realized. On the other hand, if a withdrawal is made when rates have decreased from 7.00% to 5.00% (left column), a portion of a positive market value adjustment is realized.

APPENDIX IV: GUARANTEED MINIMUM DEATH BENEFIT EXAMPLE

                                                                       --------
                                                                            D-1
--------------------------------------------------------------------------------

The death benefit under the contracts is equal to the account value or, if greater, the guaranteed minimum death benefit.

The following illustrates the guaranteed minimum death benefit calculation. Assuming $100,000 is allocated to the variable investment options (with no allocation to the Alliance Money Market option or the fixed maturity options), no additional contributions, no transfers and no withdrawals, and no loans under a Rollover TSA contract, the guaranteed minimum death benefit for an annuitant age 45 would be calculated as follows:



------------------------------------------------------------------------------------------------------------------------------------
   END OF                          5% ROLL UP TO AGE 80      ANNUAL RATCHET TO AGE 80
 CONTRACT                          GUARANTEED MINIMUM         GUARANTEED MINIMUM
   YEAR         ACCOUNT VALUE       DEATH BENEFIT(1)             DEATH BENEFIT
 --------       -------------      --------------------      ------------------------
  1              $105,000             $  105,000(1)              $  105,000(3)
  2              $115,500             $  110,250(2)              $  115,500(3)
  3              $129,360             $  115,763(2)              $  129,360(3)
  4              $103,488             $  121,551(1)              $  129,360(4)
  5              $113,837             $  127,628(1)              $  129,360(4)
  6              $127,497             $  134,010(1)              $  129,360(4)
  7              $127,497             $  140,710(1)              $  129,360(4)
------------------------------------------------------------------------------------------------------------------------------------

The account values for contract years 1 through 7 are based on hypothetical rates of return of 5.00%, 10.00%, 12.00%, (20.00)%, 10.00%, 12.00% and 0.00%. We
are using these rates solely to illustrate how the benefit is determined. The return rates bear no relationship to past or future investment results.


5% ROLL UP TO AGE 80
(1) At the end of contract year 1, and again at the end of contract years 4 through 7, the death benefit will be equal to the guaranteed minimum death benefit.

(2) At the end of contract years 2 and 3, the death benefit will be equal to the current account value since it is higher than the current guaranteed minimum death benefit.


ANNUAL RATCHET TO AGE 80
(3) At the end of contract years 1 through 3, the guaranteed minimum death benefit is equal to the current account value.

(4) At the end of contract years 4 through 7, the guaranteed minimum death benefit is equal to the guaranteed minimum death benefit at the end of the prior year since it is equal to or higher than the current account value.

STATEMENT OF ADDITIONAL INFORMATION
--------------------------------------------------------------------------------

TABLE OF CONTENTS


                                                                                        PAGE
Unit Values                                                                               2
Custodian and Independent Accountants                                                     3
Yield Information for the Alliance Money Market Option and Alliance High Yield Option     3
Financial Statements                                                                      5


HOW TO OBTAIN AN EQUITABLE ACCUMULATOR STATEMENT OF ADDITIONAL INFORMATION FOR SEPARATE ACCOUNT NO. 49

Send this request form to:
  Equitable Accumulator
  P.O. Box 1547
  Secaucus, NJ 07096-1547

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -


Please send me an Equitable Accumulator SAI for Separate Account No. 49 dated May 1, 2000.



------------------------------------------------------------------------------
Name:


------------------------------------------------------------------------------
Address:


------------------------------------------------------------------------------
City                                 State                 Zip



(SAI 1AMLF(05/00))

EQUITABLE ACCUMULATOR(SM)
A combination variable and fixed deferred annuity contract

 Please read and keep this prospectus for future reference. It contains important information that you should know before purchasing or taking any other action under your contract. Also, at the end of this prospectus you will find attached the prospectus for EQ Advisors Trust, which contains important information about its portfolios.

PROSPECTUS DATED MAY 1, 2000
--------------------------------------------------------------------------------


 WHAT IS THE EQUITABLE ACCUMULATOR?

 Equitable Accumulator is a deferred annuity contract issued by THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES. It provides for the accumulation of retirement savings and for income. The contract offers income and death benefit protection. It also offers a number of payout and distribution options. The distribution options available under the contract are the Assured Payment Option and APO Plus. You invest to accumulate value on a tax-deferred basis in one or more of our variable investment options, fixed maturity options, or the account for special dollar cost averaging ("investment options"). This contract may not currently be available in all states.



 VARIABLE INVESTMENT OPTIONS

----------------------------------------------------------------------------------------------
 FIXED INCOME
----------------------------------------------------------------------------------------------
 o Alliance High Yield                                     o Alliance Money Market

 o Alliance Intermediate
    Government Securities
----------------------------------------------------------------------------------------------
 DOMESTIC STOCKS
----------------------------------------------------------------------------------------------
 o EQ/Aggressive Stock(1)                                  o EQ/Evergreen

 o Alliance Common Stock                                   o MFS Emerging Growth
                                                             Companies
 o Alliance Growth and Income
                                                           o MFS Growth with Income
 o EQ/Alliance Premier Growth
                                                           o MFS Research
 o Alliance Small Cap Growth
                                                           o Mercury Basic Value Equity(3)
 o EQ/Alliance Technology(2)
                                                           o EQ/Putnam Growth & Income
 o BT Equity 500 Index                                       Value

                                                           o T. Rowe Price Equity Income
 o Capital Guardian Research
                                                           o Warburg Pincus Small Company
 o Capital Guardian U.S. Equity                              Value
----------------------------------------------------------------------------------------------
 INTERNATIONAL STOCKS
----------------------------------------------------------------------------------------------
 o Alliance Global                                         o Morgan Stanley Emerging
                                                             Markets Equity
 o Alliance International
                                                           o T. Rowe Price International
 o BT International Equity Index                             Stock
----------------------------------------------------------------------------------------------
 BALANCED/HYBRID
----------------------------------------------------------------------------------------------
 o Alliance Conservative Investors                         o Mercury World Strategy(4)
 o Alliance Growth Investors                               o EQ/Putnam Balanced
 o EQ/Evergreen Foundation
----------------------------------------------------------------------------------------------
 o Alliance Equity Index (Available only under APO Plus)
----------------------------------------------------------------------------------------------
 (1) Formerly named "Alliance Aggressive Stock."
 (2) May not be available in California.
 (3) Formerly named "Merrill Lynch Basic Value Equity."
 (4) Formerly named "Merrill Lynch World Strategy."


 You may allocate amounts to any of the variable investment options. Each variable investment option is a subaccount of our Separate Account No. 45. Each variable investment option, in turn, invests in a corresponding securities portfolio of EQ Advisors Trust. Your investment results in a variable investment option will depend on the investment performance of the related portfolio.

FIXED MATURITY OPTIONS. You may allocate amounts to one or more fixed maturity options. These amounts will receive a fixed rate of interest for a specified period. Interest is earned at a guaranteed rate set by us. We make a market value adjustment (up or down) if you make transfers or withdrawals from a fixed maturity option before its maturity date.

ACCOUNT FOR SPECIAL DOLLAR COST AVERAGING. This account also pays fixed interest at guaranteed rates.

TYPES OF CONTRACTS. We offer the contracts for use as:

 o  A nonqualified annuity ("NQ") for after-tax contributions only.

 o  An individual retirement annuity ("IRA"), either traditional IRA or Roth
    IRA.

    We offer two versions of the traditional IRA: "Rollover IRA" and "Flexible Premium IRA." The Assured Payment Option and APO Plus are available under Rollover IRA and Flexible Premium IRA contracts.

    We also offer two versions of the Roth IRA: "Roth Conversion IRA" and "Flexible Premium Roth IRA."

 o An annuity that is an investment vehicle for a qualified defined contribution or defined benefit plan ("QP").

 o An Internal Revenue Code Section 403(b) Tax-Sheltered Annuity ("TSA") - ("Rollover TSA").


 A contribution of at least $5,000 is required to purchase an NQ, Rollover IRA, Roth Conversion IRA, QP or Rollover TSA contract. For Flexible Premium IRA or Flexible Premium Roth IRA contracts, we require a contribution of $2,000 to purchase a contract. Under Rollover IRA or Flexible Premium IRA contracts you may elect the Assured Payment Option or APO Plus with a minimum initial contribution of $10,000.


 Registration statements relating to this offering have been filed with the Securities and Exchange Commission ("SEC"). The statement of additional information ("SAI") dated May 1, 2000 is a part of one of the registration statements. The SAI is available free of charge. You may request one by writing to our processing office or calling 1-800-789-7771. The SAI has been incorporated by reference into this prospectus. This prospectus and the SAI can also be obtained from the SEC's Web site at http://www.sec.gov. The table of contents for the SAI appears at the back of this prospectus.



 THE SEC HAS NOT APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE CONTRACTS ARE NOT INSURED BY THE FDIC OR ANY OTHER AGENCY. THEY ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK AND ARE NOT BANK GUARANTEED. THEY ARE SUBJECT TO INVESTMENT RISKS AND POSSIBLE LOSS OF PRINCIPAL.



                                                                           72074
                                                                  2000 Portfolio

CONTENTS OF THIS PROSPECTUS


----------------
       2
--------------------------------------------------------------------------------
CONTENTS OF THIS PROSPECTUS
--------------------------------------------------------------------------------


EQUITABLE ACCUMULATOR(SM)
------------------------------------------------------------------
Index of key words and phrases                                   4
Who is Equitable Life?                                           5
How to reach us                                                  6
Equitable Accumulator at a glance - key features                 8
------------------------------------------------------------------
FEE TABLE                                                       11
------------------------------------------------------------------
Examples                                                        14
------------------------------------------------------------------
1
----
CONTRACT FEATURES AND BENEFITS                                  16
------------------------------------------------------------------
How you can purchase and contribute to your contract            16
Owner and annuitant requirements                                23
How you can make your contributions                             23
What are your investment options under the contract?            23
Allocating your contributions                                   29
Your benefit base                                               31
Annuity purchase factors                                        31
Our baseBUILDER option                                          31
Guaranteed minimum death benefit                                33
Your right to cancel within a certain number of days            34

------------------------------------------------------------------
2
----
DETERMINING YOUR CONTRACT'S VALUE                               35
------------------------------------------------------------------
Your account value and cash value                               35
Your contract's value in the variable investment options        35
Your contract's value in the fixed maturity options             35
Your contract's value in the account for special dollar cost
 averaging                                                      35

------------------------------------------------------------------

"We," "our," and "us" refer to Equitable Life.  When we use the word "contract"
When we address the reader of this prospectus   it also includes certificates
with words such as "you" and "your," we mean    that are issued under group
the person who has the right or                 contracts in some states.
responsibility that the prospectus is
discussing at that point. This is usually the contract owner.

----------
  3
--------------------------------------------------------------------------------
CONTENTS OF THIS PROSPECTUS
--------------------------------------------------------------------------------


3
-----
TRANSFERRING YOUR MONEY AMONG
   INVESTMENT OPTIONS                                           36
--------------------------------------------------------------------------------
Transferring your account value                                 36
Market timing                                                   36
Rebalancing your account value                                  36

4
-----
ACCESSING YOUR MONEY                                            38
--------------------------------------------------------------------------------
Assured Payment Option and APO Plus                             38
Withdrawing your account value                                  42
How withdrawals are taken from your account value               44
How withdrawals affect your guaranteed minimum
   income benefit and guaranteed minimum death
   benefit                                                      44
Loans under Rollover TSA contracts                              45
Surrendering your contract to receive its cash value            46
When to expect payments                                         46
Your annuity payout options                                     46

5
-----
CHARGES AND EXPENSES                                            50
--------------------------------------------------------------------------------
Charges that Equitable Life deducts                             50
Charges that EQ Advisors Trust deducts                          52
Group or sponsored arrangements                                 53
Other distribution arrangements                                 53

6
-----
PAYMENT OF DEATH BENEFIT                                        54
--------------------------------------------------------------------------------
Your beneficiary and payment of benefit                         54
How death benefit payment is made                               55
Beneficiary continuation option                                 55

7
-----
TAX INFORMATION                                                 57
--------------------------------------------------------------------------------
Overview                                                        57
Transfers among investment options                              57
Taxation of nonqualified annuities                              57
Individual retirement arrangements (IRAs)                       59
Special rules for nonqualified contracts in qualified plans     70
Tax-Sheltered Annuity contracts (TSAs)                          70
Federal and state income tax withholding and
 information reporting                                          74
Impact of taxes to Equitable Life                               76

8
-----
MORE INFORMATION                                                77
--------------------------------------------------------------------------------
About our Separate Account No. 45                               77
About EQ Advisors Trust                                         77
About our fixed maturity options                                78
About the general account                                       79
About other methods of payment                                  79
Dates and prices at which contract events occur                 80
About your voting rights                                        81
About legal proceedings                                         81
About our independent accountants                               81
Financial statements                                            82
Transfers of ownership, collateral assignments, loans,
 and borrowing                                                  82
Distribution of the contracts                                   82

9
-----
INVESTMENT PERFORMANCE                                          83
--------------------------------------------------------------------------------
Benchmarks                                                      83
Communicating performance data                                  94

10
-----
INCORPORATION OF CERTAIN DOCUMENTS BY
   REFERENCE                                                    96
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
APPENDICES
--------------------------------------------------------------------------------
I - Purchase considerations for QP contracts                    A-1
II - Market value adjustment example                            B-1
III - Guaranteed minimum death benefit example                  C-1
IV - Example of payments under the Assured Payment
      Option and APO Plus                                       D-1
V - Assured Payment Option and APO Plus contracts
      issued in the state of Maryland                           E-1
--------------------------------------------------------------------------------
STATEMENT OF ADDITIONAL INFORMATION
   TABLE OF CONTENTS
--------------------------------------------------------------------------------

INDEX OF KEY WORDS AND PHRASES


--------
    4
--------------------------------------------------------------------------------
INDEX OF KEY WORDS AND PHRASES
--------------------------------------------------------------------------------


This index should help you locate more information on the terms used in this prospectus.


                                         PAGE
  account for special dollar cost
    averaging                             27
  account value                           35
  annuitant                               16
  annuity payout options                  46
  APO Plus                                41
  Assured Payment Option                  38
  baseBUILDER                             31
  beneficiary                             54
  benefit base                            31
  business day                            80
  cash value                              35
  conduit IRA                             63
  contract date                           10
  contract date anniversary               10
  contract year                           10
  contributions to Roth IRAs              67
    regular contributions                 67
    rollovers and direct transfers        68
    conversion contributions              68
    direct custodian-to-custodian
       transfers                          67
  contributions to traditional IRAs       60
    regular contributions                 60
    rollovers and transfers               61
  EQAccess                                 6
  ERISA                                   45
  fixed maturity options                  26
  Flexible Premium IRA                  cover


                                         PAGE
  Flexible Premium Roth IRA             cover
  guaranteed minimum death benefit        33
  guaranteed minimum income benefit       31
  IRA                                     59
  IRS                                     57
  investment options                      23
  loan reserve account                    45
  market adjusted amount                  26
  market value adjustment                 27
  maturity value                          26
  NQ                                    cover
  participant                             23
  portfolio                             cover
  processing office                        6
  QP                                      70
  rate to maturity                        26
  Required Beginning Date                 64
  Rollover IRA                          cover
  Rollover TSA                          cover
  Roth Conversion IRA                   cover
  Roth IRA                                67
  SAI                                   cover
  SEC                                   cover
  TOPS                                     6
  TSA                                     70
  traditional IRA                         60
  unit                                    35
  variable investment options             23




To make this prospectus easier to read, we sometimes use different words than in the contract or supplemental materials. This is illustrated below. Although we use different words, they have the same meaning in this prospectus as in the contract or supplemental materials. Your financial professional can provide further explanation about your contract.



 PROSPECTUS                      CONTRACT OR SUPPLEMENTAL MATERIALS
  fixed maturity options        Guarantee Periods (GIROs in Supplemental Materials)
  variable investment options   Investment Funds
  account value                 Annuity Account Value
  rate to maturity              Guaranteed Rates
  unit                          Accumulation Unit
  baseBUILDER                   Guaranteed Minimum Income Benefit

WHO IS EQUITABLE LIFE?


----------------
  5
--------------------------------------------------------------------------------
WHO IS EQUITABLE LIFE?
--------------------------------------------------------------------------------

  We are The Equitable Life Assurance Society of the United States ("Equitable Life"), a New York stock life insurance corporation. We have been doing business since 1859. Equitable Life is a wholly owned subsidiary of AXA Financial, Inc. (previously, The Equitable Companies Incorporated). The majority shareholder of AXA Financial, Inc. is AXA, a French holding company for an international group of insurance and related financial services companies. As a majority shareholder, and under its other arrangements with Equitable Life and Equitable Life's parent, AXA exercises significant influence over the operations and capital structure of Equitable Life and its parent. No company other than Equitable Life, however, has any legal responsibility to pay amounts that Equitable Life owes under the contract.

 AXA Financial, Inc. and its consolidated subsidiaries managed approximately $462.7 billion in assets as of December 31, 1999. For over 100 years Equitable Life has been among the largest insurance companies in the United States. We are licensed to sell life insurance and annuities in all fifty states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands. Our home office is located at 1290 Avenue of the Americas, New York, N.Y. 10104.

----------
    6
--------------------------------------------------------------------------------
WHO IS EQUITABLE LIFE?
--------------------------------------------------------------------------------

HOW TO REACH US


 You may communicate with our processing office as listed below for any of the following purposes:



--------------------------------------------------------------------------------
FOR CONTRIBUTIONS SENT BY REGULAR MAIL:
--------------------------------------------------------------------------------
Equitable Accumulator
P.O. Box 13014
Newark, NJ 07188-0014
--------------------------------------------------------------------------------
FOR CONTRIBUTIONS SENT BY EXPRESS DELIVERY:
--------------------------------------------------------------------------------
Equitable Accumulator
c/o Bank One, N.A.
300 Harmon Meadow Boulevard, 3rd Floor
Attn: Box 13014
Secaucus, NJ 07094
--------------------------------------------------------------------------------
FOR ALL OTHER COMMUNICATIONS (E.G.,
REQUESTS FOR TRANSFERS, WITHDRAWALS, OR
REQUIRED NOTICES) SENT BY REGULAR MAIL:
--------------------------------------------------------------------------------
Equitable Accumulator
P.O. Box 1547
Secaucus, NJ 07096-1547
--------------------------------------------------------------------------------
FOR ALL OTHER COMMUNICATIONS (E.G.,
REQUESTS FOR TRANSFERS, WITHDRAWALS, OR
REQUIRED NOTICES) SENT BY EXPRESS DELIVERY:
--------------------------------------------------------------------------------
Equitable Accumulator
200 Plaza Drive, 4th Floor
Secaucus, NJ 07094
--------------------------------------------------------------------------------
REPORTS WE PROVIDE:
--------------------------------------------------------------------------------
o  written confirmation of financial transactions;

o statement of your contract values at the close of each calendar quarter (four per year); and

o annual statement of your contract values as of the close of the contract year.


--------------------------------------------------------------------------------
TELEPHONE OPERATED PROGRAM SUPPORT
("TOPS") AND EQACCESS SYSTEMS:
--------------------------------------------------------------------------------


 TOPS is designed to provide you with up-to-date information via touch-tone telephone. EQAccess is designed to provide this information through the Internet. You can obtain information on:

o  your current account value;


o your current allocation percentages (anticipated to be available through EQAccess by the end of 2000);


o  the number of units you have in the variable investment options;


o  rates to maturity for the fixed maturity options;

o  the daily unit values for the variable investment options; and

o performance information regarding the variable investment options (not available through TOPS).


 You can also:


o change your allocation percentages and/or transfer among the investment options; (anticipated to be available through EQAccess by the end of 2000);

o change your TOPS personal identification number (PIN); (not available through EQAccess); and

o  change your EQAccess password (not available through TOPS).


TOPS and EQAccess are normally available seven days a week, 24 hours a day. You may use TOPS by calling toll free 1-888-909-7770. You may use EQAccess by visiting our Web site at http://www.equitable.com and clicking on EQAccess. Of course, for reasons beyond our control, these services may sometimes be unavailable.

We have established procedures to reasonably confirm that the instructions communicated by telephone or Internet are genuine. For example, we will require certain personal

----------
  7
--------------------------------------------------------------------------------
WHO IS EQUITABLE LIFE ?
--------------------------------------------------------------------------------

identification information before we will act on telephone or Internet instructions and we will provide written confirmation of your transfers. If we do not employ reasonable procedures to confirm the genuineness of telephone or Internet instructions, we may be liable for any losses arising out of any act or omission that constitutes negligence, lack of good faith, or willful misconduct. In light of our procedures, we will not be liable for following telephone or Internet instructions we reasonably believe to be genuine.

We reserve the right to limit access to these services if we determine that you are engaged in a market timing strategy (see "Market timing" in "Transferring your money among investment options").



--------------------------------------------------------------------------------
CUSTOMER SERVICE REPRESENTATIVE:
--------------------------------------------------------------------------------
You may also use our toll-free number (1-800-789-7771) to speak with one of our customer service representatives. Our customer service representatives are available on any business day from 8:30 a.m. until 5:30 p.m., Eastern Time.



WE REQUIRE THAT THE FOLLOWING TYPES OF COMMUNICATIONS BE ON SPECIFIC FORMS WE PROVIDE FOR THAT PURPOSE:

(1) conversion of a traditional IRA to a Roth Conversion IRA or Flexible Premium Roth IRA contract;

(2) election of the Assured Payment Option or APO Plus;

(3) election of the automatic investment program;

(4) election of the rebalancing program;

(5) requests for loans under Rollover TSA contracts;

(6) spousal consent for loans under Rollover TSA contracts;

(7) tax withholding election; and

(8) election of the beneficiary continuation option.

WE ALSO HAVE SPECIFIC FORMS THAT WE RECOMMEND YOU USE FOR THE FOLLOWING TYPES OF
REQUESTS:

(1) address changes;

(2) beneficiary changes;

(3) transfers between investment options; and

(4) contract surrender and withdrawal requests.


TO CANCEL OR CHANGE ANY OF THE FOLLOWING WE REQUIRE WRITTEN NOTIFICATION GENERALLY AT LEAST SEVEN CALENDAR DAYS BEFORE THE NEXT SCHEDULED TRANSACTION:

(1) automatic investment program;

(2) general dollar cost averaging;

(3) rebalancing;

(4) special dollar cost averaging;

(5) Assured Payment Option or APO Plus;

(6) substantially equal withdrawals;

(7) systematic withdrawals; and

(8) the date annuity payments are to begin.


You must sign and date all these requests. Any written request that is not on one of our forms must include your name and your contract number along with adequate details about the notice you wish to give or the action you wish us to take.


SIGNATURES:

The proper person to sign forms, notices and requests would normally be the owner. If there are joint owners both must sign.

EQUITABLE ACCUMULATOR AT A GLANCE - KEY FEATURES


--------
    8
--------------------------------------------------------------------------------
EQUITABLE ACCUMULATOR AT A GLANCE - KEY FEATURES
--------------------------------------------------------------------------------


PROFESSIONAL                 Equitable Accumulator's variable investment options invest in different portfolios managed
INVESTMENT                   by professional investment advisers.
MANAGEMENT
---------------------------------------------------------------------------------------------------------------------------------
FIXED MATURITY               o 10 fixed maturity options with maturities ranging from approximately 1 to 10 years.
OPTIONS                        Under the Assured Payment Option and APO Plus, 5 additional fixed maturity options with maturities ranging from 11 to 15 years.

                             o Each fixed maturity option offers a guarantee of principal and interest rate if you hold it to maturity.
                             ----------------------------------------------------------------------------------------------------
                               If you make withdrawals or transfers from a fixed maturity option before maturity, there will be a market value adjustment due to differences in interest rates. This may increase or decrease any value that you have left in that fixed maturity option. If you surrender your contract, a market value adjustment may also apply.
---------------------------------------------------------------------------------------------------------------------------------
ACCOUNT FOR SPECIAL DOLLAR     Available for dollar cost averaging all or a portion of any eligible contribution to your contract.
COST AVERAGING
---------------------------------------------------------------------------------------------------------------------------------

TAX ADVANTAGES               o On earnings inside the        No tax on any dividends, interest or capital gains until you
                               contract                      make withdrawals from your contract or receive annuity payments.
                             ----------------------------------------------------------------------------------------------------
                             o On transfers inside the       No tax on transfers among investment options.
                               contract
                             ----------------------------------------------------------------------------------------------------
                             If you are buying a contract to fund a retirement plan that already provides tax deferral under sections of the Internal Revenue Code, you should do so for the contract's features and benefits other than tax deferral. In such situations, the tax deferral of the contract does not provide necessary or additional benefits.
---------------------------------------------------------------------------------------------------------------------------------
BASEBUILDER(R) PROTECTION    baseBUILDER combines a guaranteed minimum income benefit with the guaranteed minimum death benefit provided under the contract. The guaranteed minimum income benefit provides income protection for you while the annuitant lives. The guaranteed minimum death benefit provides a death benefit for the beneficiary should the annuitant die. For Rollover IRA, Flexible Premium IRA and Rollover TSA
                             Contracts, an additional guaranteed minimum death benefit is available under baseBUILDER where the annuitant is between ages 20 and 60 at contract issue.
---------------------------------------------------------------------------------------------------------------------------------
CONTRIBUTION AMOUNTS         o NQ, Rollover IRA, Roth Conversion IRA, QP, and Rollover TSA c

                               o Initial minimum:            $5,000
                               o Additional minimum:         $1,000
                                                             $100 monthly and $300 quarterly under our automatic
                                                             investment program (NQ contracts)
                             ---------------------------------------------------------------------------------------------------
                             o Flexible Premium IRA and Flexible Premium Roth IRA contracts
                               o Initial minimum:            $2,000
                               o Additional minimum:         $50 ($50 under our automatic investment program)
                             ---------------------------------------------------------------------------------------------------
                             o Assured Payment Option and APO Plus under Rollover IRA and Flexible Premium
                               IRA contracts
                               o Initial minimum:            $10,000
--------------------------------------------------------------------------------------------------------------------------------

-----
  9
--------------------------------------------------------------------------------
EQUITABLE ACCUMULATOR AT A GLANCE - KEY FEATURES
--------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------------------------
                       o Additional minimum:    $1,000 (applicable to APO Plus only)
                       --------------------------------------------------------------------------------------------------------
                       Maximum contribution limitations may apply.
-------------------------------------------------------------------------------------------------------------------------------
ACCESS TO YOUR MONEY   o Assured Payment Option
                       o APO Plus
                       o Lump sum withdrawals
                       o Several withdrawal options on a periodic basis
                       o Loans under Rollover TSA contracts
                       o Contract surrender
                       You may incur a withdrawal charge for certain withdrawals or if you surrender your contract.
                       You may also incur income tax and a tax penalty.
-------------------------------------------------------------------------------------------------------------------------------
PAYOUT OPTIONS         o Fixed annuity payout options
                       o Variable Immediate Annuity payout options
                       o Income Manager(R) payout options
-------------------------------------------------------------------------------------------------------------------------------
ADDITIONAL FEATURES    o Guaranteed minimum death benefit even if you do not elect baseBUILDER
                       o Dollar cost averaging
                       o Automatic investment program
                       o Account value rebalancing (quarterly, semiannually, and annually)
                       o Free transfers
                       o Waiver of withdrawal charge for disability, terminal illness, or confinement to a nursing home
-------------------------------------------------------------------------------------------------------------------------------
FEES AND CHARGES       o Daily charges on amounts invested in the variable investment options for mortality and expense risks, administrative charges and distribution charges at a current annual rate of 1.55% (1.65% maximum).
                       o Annual 0.30% benefit base charge for the optional baseBUILDER benefit until you exercise your guaranteed minimum income benefit, elect another annuity payout option or the contract date anniversary after the annuitant reaches age 85, whichever occurs first. The benefit base is described under "Your benefit base"
                         in "Contract features and benefits." If you do not elect baseBUILDER, you still receive a guaranteed minimum death benefit under your contract at no additional charge.
                       o Under Flexible Premium IRA and Flexible Premium Roth IRA contracts, if your account value at the end of the contract year is less than $25,000, we deduct an annual administrative charge equal to $30 or during the first two contract years 2% of your account value, if less. If your account value is $25,000 or more, we will not deduct the charge.
                       o No sales charge deducted at the time you make contributions.
-------------------------------------------------------------------------------------------------------------------------------

-----
  10
--------------------------------------------------------------------------------
EQUITABLE ACCUMULATOR AT A GLANCE -- KEY FEATURES
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------------------------
FEES AND               o During the first seven contract years following a contribution, a charge will be deducted from amounts
CHARGES (CONTINUED)      that you withdraw that exceed 15% of your account value. We use the account value on the most recent contract date anniversary to calculate this 15% amount available. The charge begins at 7% in the first contract year following a contribution. It declines by 1% each year to 1% in the seventh contract year. There is no withdrawal charge in the eighth and later contract years following a contribution. In addition, there is no withdrawal charge if the annuitant is age 86 or older when the contract is issued. Certain other exemptions apply.
                        --------------------------------------------------------------------------------------------------------

                         The "contract date" is the effective date of a contract. This usually is the business day we receive the properly completed and signed application, along with any other required documents, and your initial contribution. Your contract date will be shown in your contract. The 12-month period beginning on your contract date and each 12-month period after that date is a "contract year." The end of each 12-month period is your "contract date anniversary."
                        --------------------------------------------------------------------------------------------------------
                       o We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. This charge is generally deducted from the amount applied to an annuity payout option.
                       o We deduct a $350 annuity administrative fee from amounts applied to the Variable Immediate Annuity payout options.
                       o Annual expenses of EQ Advisors Trust portfolios are calculated as a percentage of the average daily net assets invested in each portfolio. These expenses include management fees ranging from 0.25% to 1.15%
                         annually, 12b-1 fees of 0.25% annually, and other expenses.
---------------------------------------------------------------------------------------------------------------------------------
ANNUITANT ISSUE AGES   NQ: 0-90
                       Rollover IRA, Roth Conversion IRA, Flexible Premium Roth IRA, and Rollover TSA: 20-90
                       Flexible Premium IRA: 20-70
                       Assured Payment Option and APO Plus: 53 1/2-83
                       QP: 20-75
---------------------------------------------------------------------------------------------------------------------------------


THE ABOVE IS NOT A COMPLETE DESCRIPTION OF ALL MATERIAL PROVISIONS OF THE CONTRACT. IN SOME CASES RESTRICTIONS OR EXCEPTIONS APPLY. ALSO, ALL FEATURES OF THE CONTRACT ARE NOT NECESSARILY AVAILABLE IN YOUR STATE OR AT CERTAIN AGES.

For more detailed information we urge you to read the contents of this prospectus, as well as your contract. Please feel free to speak with your financial professional, or call us, if you have any questions.


OTHER CONTRACTS
We offer a variety of fixed and variable annuity contracts. They may offer features, including investment options, fees and/or charges that are different from those in the contracts offered by this prospectus. Not every contract is offered through the same distributor. Upon request, your financial professional can show you information regarding other Equitable Life annuity contracts that he or she distributes. You can also contact us to find out more about any of the Equitable Life annuity contracts.

FEE TABLE


--------
 11
--------------------------------------------------------------------------------
FEE TABLE
--------------------------------------------------------------------------------

The fee table below will help you understand the various charges and expenses that apply to your contract. The table reflects charges you will directly incur under the contract, as well as charges and expenses of the Portfolios that you will bear indirectly. Charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state, may also apply. Also, an annuity administrative fee may apply when your annuity payments are to begin. Each of the charges and expenses is more fully described in "Charges and expenses" later in this prospectus.


The fixed maturity options and the account for special dollar cost averaging are not covered by the fee table and examples. However, the annual administrative charge and the withdrawal charge do apply to the fixed maturity options and the account for special dollar cost averaging. A market value adjustment (up or down) may apply as a result of a withdrawal, transfer, or surrender of amounts from a fixed maturity option.




-----------------------------------------------------------------------------------------------------------------------------
 CHARGES WE DEDUCT FROM YOUR VARIABLE INVESTMENT OPTIONS EXPRESSED AS AN
 ANNUAL PERCENTAGE OF DAILY NET ASSETS
-----------------------------------------------------------------------------------------------------------------------------
 Mortality and expense risks (1)                                                          1.10%
 Administrative                                                                           0.25% current (0.35% maximum)
 Distribution                                                                             0.20%
                                                                                          ----
 Total annual expenses                                                                    1.55% current (1.65% maximum)
-----------------------------------------------------------------------------------------------------------------------------
 FLEXIBLE PREMIUM IRA AND FLEXIBLE PREMIUM ROTH IRA CONTRACTS ONLY:
 CHARGES WE DEDUCT FROM YOUR ACCOUNT VALUE ON EACH CONTRACT DATE ANNIVERSARY
-----------------------------------------------------------------------------------------------------------------------------
 Maximum annual administrative charge
  If your account value on a contract date anniversary is less than $25,000(2)            $ 30
  If your account value on a contract date anniversary is $25,000 or more                 $  0
-----------------------------------------------------------------------------------------------------------------------------
 CHARGES WE DEDUCT FROM YOUR ACCOUNT VALUE AT THE TIME YOU REQUEST CERTAIN TRANSACTIONS
-----------------------------------------------------------------------------------------------------------------------------
 Withdrawal charge as a percentage of contributions (deducted if you surrender your       Contract
 contract or make certain withdrawals. The withdrawal charge percentage we use is          year
 determined by the contract year in which you make the withdrawal or surrender your        1 .....7.00%
 contract. For each contribution, we consider the contract year in which we receive        2 .....6.00%
 that contribution to be "contract year 1")(3)                                             3 .....5.00%
                                                                                           4 .....4.00%
                                                                                           5 .....3.00%
                                                                                           6 .....2.00%
                                                                                           7 .....1.00%
                                                                                           8+.....0.00%
 Charge if you elect a Variable Immediate Annuity payout option                           $350
-----------------------------------------------------------------------------------------------------------------------------
 CHARGES WE DEDUCT FROM YOUR ACCOUNT VALUE EACH YEAR IF YOU ELECT THE OPTIONAL BENEFIT
-----------------------------------------------------------------------------------------------------------------------------
 BASEBUILDER BENEFITS CHARGE (calculated as a percentage of the benefit base.
 Deducted annually on each contract date anniversary)(4)                                  0.30%
-----------------------------------------------------------------------------------------------------------------------------

-----
  12
--------------------------------------------------------------------------------
FEE TABLE
--------------------------------------------------------------------------------


EQ ADVISORS TRUST ANNUAL EXPENSES
(AS A PERCENTAGE OF AVERAGE DAILY NET ASSETS IN EACH PORTFOLIO)




                                                                                                            TOTAL
                                                                                         OTHER              ANNUAL
                                                                                        EXPENSES           EXPENSES
                                                   MANAGEMENT                       (AFTER EXPENSE     (AFTER EXPENSE
                                                    FEES(5)         12B-1 FEE(6)     LIMITATION)(7)     LIMITATION)(8)
                                                --------------   ----------------   ----------------   ---------------
EQ/Aggressive Stock                                   0.60%             0.25%              0.04%             0.89%
Alliance Common Stock                                 0.46%             0.25%              0.04%             0.75%
Alliance Conservative Investors                       0.60%             0.25%              0.07%             0.92%
Alliance Equity Index                                 0.25%             0.25%              0.05%             0.55%
Alliance Global                                       0.73%             0.25%              0.09%             1.07%
Alliance Growth and Income                            0.59%             0.25%              0.05%             0.89%
Alliance Growth Investors                             0.57%             0.25%              0.05%             0.87%
Alliance High Yield                                   0.60%             0.25%              0.05%             0.90%
Alliance Intermediate Government Securities           0.50%             0.25%              0.07%             0.82%
Alliance International                                0.85%             0.25%              0.20%             1.30%
Alliance Money Market                                 0.34%             0.25%              0.05%             0.64%
EQ/Alliance Premier Growth                            0.90%             0.25%              0.00%             1.15%
Alliance Small Cap Growth                             0.75%             0.25%              0.07%             1.07%
EQ/Alliance Technology                                0.90%             0.25%              0.00%             1.15%
BT Equity 500 Index                                   0.25%             0.25%              0.10%             0.60%
BT International Equity Index                         0.35%             0.25%              0.40%             1.00%
BT Small Company Index                                0.25%             0.25%              0.25%             0.75%
Capital Guardian Research                             0.65%             0.25%              0.05%             0.95%
Capital Guardian U.S. Equity                          0.65%             0.25%              0.05%             0.95%
EQ/Evergreen                                          0.65%             0.25%              0.05%             0.95%
EQ/Evergreen Foundation                               0.60%             0.25%              0.10%             0.95%
MFS Emerging Growth Companies                         0.65%             0.25%              0.10%             1.00%
MFS Growth with Income                                0.60%             0.25%              0.10%             0.95%
MFS Research                                          0.65%             0.25%              0.05%             0.95%
Mercury Basic Value Equity                            0.60%             0.25%              0.10%             0.95%
Mercury World Strategy                                0.70%             0.25%              0.25%             1.20%
Morgan Stanley Emerging Markets Equity                1.15%             0.25%              0.35%             1.75%
EQ/Putnam Balanced                                    0.60%             0.25%              0.05%             0.90%
EQ/Putnam Growth & Income Value                       0.60%             0.25%              0.10%             0.95%
T. Rowe Price Equity Income                           0.60%             0.25%              0.10%             0.95%
T. Rowe Price International Stock                     0.85%             0.25%              0.15%             1.25%
Warburg Pincus Small Company Value                    0.75%             0.25%              0.10%             1.10%

--------------------------------------------------------------------------------------------------------------------

Notes:
(1) A portion of this charge is for providing the guaranteed minimum death benefit.

(2) During the first two contract years this charge is equal to the lesser of $30 or 2% of your account value if it applies. Thereafter, the charge is $30 for each contract year.

(3) Deducted upon a withdrawal of amounts in excess of the 15% free withdrawal amount and upon surrender of a contract.

(4) This charge is for providing a guaranteed minimum income benefit in combination with the guaranteed minimum death benefit available under the contract. The charge for the 5% roll up to age 70 baseBUILDER benefit is 0.15%. The benefit base is described under "Your benefit base" in "Contract features and benefits."


(5) The management fees shown reflect revised management fees, effective on or about May 1, 2000, which were approved by shareholders. The management fees shown for EQ/Putnam Balanced, EQ/Putnam Growth & Income Value, Warburg

-----
 13
--------------------------------------------------------------------------------
FEE TABLE
--------------------------------------------------------------------------------

      Pincus Small Company Value and T. Rowe Price International Stock do not reflect the waiver of a portion of each of these portfolio's investment management fees that are currently in effect. The management fees for each portfolio cannot be increased without a vote of that portfolio's shareholders.


(6) Portfolio shares are all subject to fees imposed under the distribution plan (the "Rule 12b-1 Plan") adopted by EQ Advisors Trust pursuant to Rule 12b-1 under the Investment Company Act of 1940. The 12b-1 fee will not be increased for the life of the contracts. Prior to October 18, 1999, the total annual expenses for the Alliance Small Cap Growth portfolio were limited to 1.20% under an expense limitation arrangement related to that portfolio's Rule 12b-1 Plan. The arrangement is no longer in effect. The amounts shown have been restated to reflect the expenses that would have been incurred in 1999, absent the expense limitation arrangement.


(7) The amounts shown as "Other Expenses" will fluctuate from year to year depending on actual expenses. See footnote (8) for any expense limitation agreements.

      On October 18, 1999 the Alliance portfolios (other than EQ/Alliance Premier Growth and EQ/Alliance Technology) became part of the portfolios of EQ Advisors Trust. The "Other Expenses" for these portfolios have been restated to reflect the estimated expenses that would have been incurred had these portfolios been portfolios of EQ Advisors Trust for the entire year ended December 31, 1999. The restated expenses reflect an increase of 0.01% for each of these portfolios.

(8) Equitable Life, EQ Advisors Trust's manager, has entered into an expense limitation agreement with respect to certain portfolios. Under this agreement Equitable Life has agreed to waive or limit its fees and assume other expenses. Under the expense limitation agreement, total annual operating expenses of certain portfolios (other than interest, taxes, brokerage commissions, capitalized expenditures, extraordinary expenses, and 12b-1 fees) are limited as a percentage of the average daily net assets of each of the following portfolios: 1.75% for Morgan Stanley Emerging Markets Equity; 1.25% for T. Rowe Price International Stock; 1.20% for Mercury World Strategy; 1.15% for EQ/Alliance Premier Growth and EQ/Alliance Technology; 1.10% for Warburg Pincus Small Company Value; 1.00% for BT International Equity Index; 1.00% for MFS Emerging Growth Companies; 0.95% for Capital Guardian U.S. Equity, Capital Guardian Research, EQ/Evergreen, EQ/Evergreen Foundation, MFS Growth with Income, MFS Research, Mercury Basic Value Equity and EQ/Putnam Growth & Income Value; 0.90% for EQ/Putnam Balanced and T. Rowe Price Equity Income; 0.75% for BT Small Company Index; and 0.60% for BT Equity 500 Index. The expense limitations for the EQ/Alliance Premier Growth, BT Equity 500 Index, MFS Growth with Income, MFS Research, MFS Emerging Growth Companies and Mercury Basic Value Equity portfolios reflect an increase effective on May 1, 2000. The expense limitation for the EQ/Evergreen portfolio reflects a decrease effective on May 1, 2000.

      Absent the expense limitation, the "Other Expenses" for 1999 on an annualized basis for each of the portfolios would have been as follows:
      1.00% for Morgan Stanley Emerging Markets Equity; 0.10% for EQ/Alliance Technology; 0.23% for EQ/Alliance Premier Growth; 0.30% for T. Rowe Price International Stock; 0.46% for Mercury World Strategy; 0.24% for Warburg Pincus Small Company Value; 0.49% for BT International Equity Index; 0.17% for MFS Emerging Growth Companies; 0.34% for Capital Guardian U.S. Equity; 0.47% for Capital Guardian Research; 1.87% for EQ/Evergreen; 1.07% for EQ/Evergreen Foundation; 0.37% for MFS Growth with Income: 0.17% for MFS Research and Mercury Basic Value Equity; 0.16% for EQ/Putnam Growth & Income Value; 0.28% for EQ/Putnam Balanced; 0.21% for T. Rowe Price Equity Income; 0.71% for BT Small Company Index; and 0.18% for BT Equity 500 Index. Initial seed capital was invested on April 30, 1999 for the EQ/Alliance Premier Growth, Capital Guardian U.S. Equity, and Capital Guardian Research portfolios and will be invested on or about May 1, 2000 for the EQ/Alliance Technology portfolio and therefore expenses have been estimated.


      Each portfolio may at a later date make a reimbursement to Equitable Life for any of the management fees waived or limited and other expenses assumed and paid by Equitable Life pursuant to the expense limitation agreement provided that, among other things, such portfolio has reached sufficient size to permit such reimbursement to be made and provided that the portfolio's current annual operating expenses do not exceed the operating expense limit determined for such portfolio. For more information see the prospectus for EQ Advisors Trust.

-----
  14
--------------------------------------------------------------------------------
FEE TABLE
--------------------------------------------------------------------------------

EXAMPLES


The examples below show the expenses that a hypothetical contract owner who has purchased a Flexible Premium IRA or Flexible Premium Roth IRA contract would pay in the situations illustrated. The examples show the expenses if (1) baseBUILDER is elected with a 5% roll up to age 80 or annual ratchet to age 80 guaranteed minimum death benefit and (2) APO Plus is elected. We assume that a $1,000 contribution is invested in one of the variable investment options listed and a 5% annual return is earned on the assets in that option.(1) The annual administrative charge is based on charges that apply to a mix of estimated contract sizes, resulting in an estimated administrative charge for the purpose of these examples of $0.14 per $1,000. Since the annual administrative charge only applies under Flexible Premium IRA and Flexible Premium Roth IRA contracts, the charges shown in the examples would be lower for NQ, Rollover IRA, Roth Conversion IRA, QP, and Rollover TSA contracts. Other than as indicated above, the charges used in the examples are the maximum charges rather than the lower current charges.


These examples should not be considered a representation of past or future expenses for each option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the examples is not an estimate or guarantee of future investment performance.








                                                (1) EXPENSES REFLECTING BASEBUILDER ELECTION


                                              -------------------------------------------------
                                                 IF YOU SURRENDER YOUR CONTRACT AT THE END
                                                     OF EACH PERIOD SHOWN, THE EXPENSES
                                                                  WOULD BE:
                                              -------------------------------------------------
                                                 1 YEAR      3 YEARS      5 YEARS     10 YEARS
                                              ----------- ------------ ------------ -----------
EQ/Aggressive Stock                            $  96.71     $ 138.21     $ 182.58    $ 327.01
Alliance Common Stock                          $  95.24     $ 133.82     $ 175.32    $ 312.81
Alliance Conservative Investors                $  97.13     $ 139.46     $ 184.65    $ 331.03
Alliance Global                                $  98.70     $ 144.14     $ 192.37    $ 345.97
Alliance Growth and Income                     $  96.81     $ 138.52     $ 183.10    $ 328.02
Alliance Growth Investors                      $  96.60     $ 137.89     $ 182.07    $ 326.00
Alliance High Yield                            $  96.81     $ 138.52     $ 183.10    $ 328.02
Alliance Intermediate Government Securities    $  96.08     $ 136.33     $ 179.48    $ 320.95
Alliance International                         $ 101.12     $ 151.29     $ 204.11    $ 368.42
Alliance Money Market                          $  94.08     $ 130.37     $ 169.59    $ 301.50
EQ/Alliance Premier Growth                     $ 100.59     $ 149.74     $ 201.56    $ 363.58
Alliance Small Cap Growth                      $  98.60     $ 143.83     $ 191.86    $ 344.98
EQ/Alliance Technology                         $  99.54     $ 146.63     $ 196.46    $ 353.84
BT Equity 500 Index                            $  93.77     $ 129.42     $ 168.02    $ 298.40
BT International Equity Index                  $  97.97     $ 141.96     $ 188.77    $ 339.03
BT Small Company Index                         $  95.34     $ 134.13     $ 175.84    $ 313.83
Capital Guardian Research                      $  97.44     $ 140.39     $ 186.20    $ 334.04
Capital Guardian U.S. Equity                   $  97.44     $ 140.39     $ 186.20    $ 334.04
EQ/Evergreen                                   $  97.44     $ 140.39     $ 186.20    $ 334.04



                                                  IF YOU DO NOT SURRENDER YOUR CONTRACT AT
                                                     THE END OF EACH PERIOD SHOWN, THE
                                                             EXPENSES WOULD BE:
                                              ------------------------------------------------
                                                 1 YEAR     3 YEARS     5 YEARS      10 YEARS
                                              ----------- ---------- ------------ ------------
EQ/Aggressive Stock                             $ 26.71   $  88.21     $ 152.58     $ 327.01
Alliance Common Stock                           $ 25.24   $  83.82     $ 145.32     $ 312.81
Alliance Conservative Investors                 $ 27.13   $  89.46     $ 154.65     $ 331.03
Alliance Global                                 $ 28.70   $  94.14     $ 162.37     $ 345.97
Alliance Growth and Income                      $ 26.81   $  88.52     $ 153.10     $ 328.02
Alliance Growth Investors                       $ 26.60   $  87.89     $ 152.07     $ 326.00
Alliance High Yield                             $ 26.81   $  88.52     $ 153.10     $ 328.02
Alliance Intermediate Government Securities     $ 26.08   $  86.33     $ 149.48     $ 320.95
Alliance International                          $ 31.12   $ 101.29     $ 174.11     $ 368.42
Alliance Money Market                           $ 24.08   $  80.37     $ 139.59     $ 301.50
EQ/Alliance Premier Growth                      $ 30.59   $  99.74     $ 171.56     $ 363.58
Alliance Small Cap Growth                       $ 28.60   $  93.83     $ 161.86     $ 344.98
EQ/Alliance Technology                          $ 29.54   $  96.63     $ 166.46     $ 353.84
BT Equity 500 Index                             $ 23.77   $  79.42     $ 138.02     $ 298.40
BT International Equity Index                   $ 27.97   $  91.96     $ 158.77     $ 339.03
BT Small Company Index                          $ 25.34   $  84.13     $ 145.84     $ 313.83
Capital Guardian Research                       $ 27.44   $  90.39     $ 156.20     $ 334.04
Capital Guardian U.S. Equity                    $ 27.44   $  90.39     $ 156.20     $ 334.04
EQ/Evergreen                                    $ 27.44   $  90.39     $ 156.20     $ 334.04

-----
 15
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------------------
                                             IF YOU SURRENDER YOUR CONTRACT AT THE END
                                                OF EACH PERIOD SHOWN, THE EXPENSES
                                                             WOULD BE:
                                         -------------------------------------------------
                                            1 YEAR      3 YEARS      5 YEARS     10 YEARS
                                         ----------- ------------ ------------ -----------
EQ/Evergreen Foundation                   $  97.44     $ 140.39     $ 186.20    $ 334.04
MFS Emerging Growth Companies             $  97.97     $ 141.96     $ 188.77    $ 339.03
MFS Growth with Income                    $  97.44     $ 140.39     $ 186.20    $ 334.04
MFS Research                              $  97.44     $ 140.39     $ 186.20    $ 334.04
Mercury Basic Value Equity                $  97.44     $ 140.39     $ 186.20    $ 334.04
Mercury World Strategy                    $ 100.07     $ 148.18     $ 199.02    $ 358.72
Morgan Stanley Emerging Markets Equity    $ 105.84     $ 165.17     $ 226.73    $ 410.83
EQ/Putnam Balanced                        $  96.92     $ 138.83     $ 183.62    $ 329.03
EQ/Putnam Growth & Income Value           $  97.44     $ 140.39     $ 186.20    $ 334.04
T. Rowe Price Equity Income               $  97.44     $ 140.39     $ 186.20    $ 334.04
T. Rowe Price International Stock         $ 100.59     $ 149.74     $ 201.56    $ 363.58
Warburg Pincus Small Company Value        $  99.02     $ 145.07     $ 193.91    $ 348.92



                                             IF YOU DO NOT SURRENDER YOUR CONTRACT AT
                                                THE END OF EACH PERIOD SHOWN, THE
                                                        EXPENSES WOULD BE:
                                         ------------------------------------------------
                                            1 YEAR     3 YEARS     5 YEARS      10 YEARS
                                         ----------- ---------- ------------ ------------
EQ/Evergreen Foundation                    $ 27.44   $  90.39     $ 156.20     $ 334.04
MFS Emerging Growth Companies              $ 27.97   $  91.96     $ 158.77     $ 339.03
MFS Growth with Income                     $ 27.44   $  90.39     $ 156.20     $ 334.04
MFS Research                               $ 27.44   $  90.39     $ 156.20     $ 334.04
Mercury Basic Value Equity                 $ 27.44   $  90.39     $ 156.20     $ 334.04
Mercury World Strategy                     $ 30.07   $  98.18     $ 169.02     $ 358.72
Morgan Stanley Emerging Markets Equity     $ 35.84   $ 115.17     $ 196.73     $ 410.83
EQ/Putnam Balanced                         $ 26.92   $  88.83     $ 153.62     $ 329.03
EQ/Putnam Growth & Income Value            $ 27.44   $  90.39     $ 156.20     $ 334.04
T. Rowe Price Equity Income                $ 27.44   $  90.39     $ 156.20     $ 334.04
T. Rowe Price International Stock          $ 30.59   $  99.74     $ 171.56     $ 363.58
Warburg Pincus Small Company Value         $ 29.02   $  95.07     $ 163.91     $ 348.92





                                                   (2) EXPENSES REFLECTING APO PLUS ELECTION
--------------------------------------------------------------------------------------------------------------------------
                            IF YOU SURRENDER YOUR CONTRACT AT THE END         IF YOU DO NOT SURRENDER YOUR CONTRACT AT
                               OF EACH PERIOD SHOWN, THE EXPENSES                THE END OF EACH PERIOD SHOWN, THE
                                            WOULD BE:                                    EXPENSES WOULD BE:
                        ------------------------------------------------- ------------------------------------------------
                           1 YEAR      3 YEARS      5 YEARS     10 YEARS     1 YEAR     3 YEARS     5 YEARS      10 YEARS
                        ----------- ------------ ------------ ----------- ----------- ---------- ------------ ------------
Alliance Common Stock     $ 95.10     $ 127.18     $ 161.88    $ 281.03     $ 25.10    $ 77.18     $ 131.88     $ 281.03
Alliance Equity Index     $ 93.10     $ 121.18     $ 151.88    $ 261.07     $ 23.10    $ 71.18     $ 121.88     $ 261.07
--------------------------------------------------------------------------------------------------------------------------

----------
(1) The amount accumulated from the $1,000 contribution could not be paid in the form of an annuity payout option at the end of any of the periods shown in the examples. This is because if the amount applied to purchase an annuity payout option is less than $2,000, or the initial payment is less than $20, we may pay the amount to you in a single sum instead of payments under an annuity payout option. See "Accessing your money."


IF YOU ELECT A VARIABLE IMMEDIATE ANNUITY PAYOUT OPTION:

Assuming an annuity payout option could be issued (see note (1) above), and you elect a Variable Immediate Annuity payout option, the expenses shown in the example for "if you do not surrender your contract" would, in each case, be increased by $4.34 based on the average amount applied to annuity payout options in 1999. See "Annuity administrative fee" in "Charges and expenses."

1
---
CONTRACT FEATURES AND BENEFITS


--------
16
--------------------------------------------------------------------------------
CONTRACT FEATURES AND BENEFITS
--------------------------------------------------------------------------------


HOW YOU CAN PURCHASE AND CONTRIBUTE TO YOUR CONTRACT

You may purchase a contract by making payments to us that we call "contributions." We require a minimum contribution amount for each type of contract purchased. The following table summarizes our rules regarding contributions to your contract. All ages in the table refer to the age of the annuitant named in the contract.
--------------------------------------------------------------------------------
The "annuitant" is the person who is the measuring life for determining contract benefits. The annuitant is not necessarily the contract owner.
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
            AVAILABLE
CONTRACT    FOR ANNUITANT          MINIMUM                                                          LIMITATIONS ON
TYPE        ISSUE AGES             CONTRIBUTIONS                     SOURCE OF CONTRIBUTIONS        CONTRIBUTIONS
----------------------------------------------------------------------------------------------------------------------------

 NQ
            o 0 through 90         $5,000 (initial)                  o After-tax money.             o For annuitants up to
                                                                                                      age 83 at contract
            o 0 through 85 in      $1,000 (additional)               o Paid to us by check or         issue, additional
              New York and                                             transfer of contract           contributions may be
              Pennsylvania                                             value in a tax-deferred        made up to age 84.
                                                                       exchange under
                                                                       Section 1035 of the          o For annuitants age 84
                                                                       Internal Revenue Code.         and older at contract
                                                                                                      issue, additional
                                                                                                      contributions may be
                                                                                                      made up to one year
                                                                                                      beyond the annuitant's
                                                                                                      issue age.
----------------------------------------------------------------------------------------------------------------------------

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 17
--------------------------------------------------------------------------------
CONTRACT FEATURES AND BENEFITS
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
               AVAILABLE
CONTRACT       FOR ANNUITANT          MINIMUM                                              LIMITATIONS ON
TYPE           ISSUE AGES             CONTRIBUTIONS             SOURCE OF CONTRIBUTIONS    CONTRIBUTIONS
-----------------------------------------------------------------------------------------------------------------------
 Rollover IRA
               o 20 through 90        o  $5,000 (initial)       o Rollovers from a         o For annuitants up to
                                                                  qualified plan.            age 83 at contract
               o 20 through 85 in     o  $1,000 (additional)                                 issue, additional
                 New York and                                   o Rollovers from a TSA.      contributions may be
                 Pennsylvania                                                                made up to age 84.
                                                                o Rollovers from another
                                                                  traditional individual   o For annuitants age 84
                                                                  retirement                 and older at contract
                                                                  arrangement.               issue, additional
                                                                o Direct                     contributions may be
                                                                  custodian-to-custodian     made up to one year
                                                                  transfers from another     beyond your issue age.
                                                                  traditional individual   o Contributions after
                                                                  retirement                 age 70 1/2 must be net
                                                                  arrangement.               of required minimum
                                                                                             distributions.
                                                                o Regular IRA              o Regular IRA
                                                                  contributions.             contributions limited to
                                                                                             $2,000 per year.
                                                                                           o Although we accept
                                                                                             reqular IRA
                                                                                             contributions under the
                                                                                             Rollover IRA contracts,
                                                                                             we intend that this
                                                                                             contract be used for
                                                                                             rollover and direct
                                                                                             transfer contributions.
                                                                                             Please refer to
                                                                                             "Withdrawals,
                                                                                             payments and transfers
                                                                                             of funds out of
                                                                                             traditional IRAs" in
                                                                                             "Tax information" for a
                                                                                             discussion of conduit
                                                                                             IRAs.






-----------------------------------------------------------------------------------------------------------------------

-----
  18
--------------------------------------------------------------------------------
CONTRACT FEATURES AND BENEFITS
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                 AVAILABLE
CONTRACT         FOR ANNUITANT           MINIMUM                                                   LIMITATIONS ON
TYPE             ISSUE AGES              CONTRIBUTIONS                  SOURCE OF CONTRIBUTIONS    CONTRIBUTIONS
------------------------------------------------------------------------------------------------------------------------------------
 Roth
 Conversion IRA  o 20 through 90         o $5,000 (initial)             o Rollovers from another   o For annuitants up to
                                                                          Roth IRA.                  age 83 at contract
                 o 20 through 85 in      o $1,000 (additional)          o Conversion rollovers       issue, additional
                   New York and                                           from a traditional IRA.    contributions may be
                   Pennsylvania                                                                      made up to age 84.
                                                                        o Direct transfers from
                                                                          another Roth IRA.        o For annuitants age 84
                                                                                                     and older at contract issue,
                                                                                                      additional contributions
                                                                                                      may be made up to one year
                                                                                                      beyond your issue age.

                                                                                                   o  Conversion rollovers after
                                                                                                      age 70 1/2 must be net of
                                                                                                      required minimum distributions
                                                                                                      for the traditional IRA
                                                                                                      you are rolling over.

                                                                                                   o  You cannot roll over funds
                                                                                                      from a traditional IRA if
                                                                                                      your adjusted gross income
                                                                                                      is $100,000 or more.

                                                                                                   o  Regular contributions are
                                                                                                      not permitted.

                                                                                                   o  Only rollover and direct
                                                                                                      transfer contributions
                                                                                                      are permitted.
------------------------------------------------------------------------------------------------------------------------------------

-----
 19
--------------------------------------------------------------------------------
CONTRACT FEATURES AND BENEFITS
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
                   AVAILABLE
CONTRACT           FOR ANNUITANT          MINIMUM                                                 LIMITATIONS ON
TYPE               ISSUE AGES             CONTRIBUTIONS          SOURCE OF CONTRIBUTIONS          CONTRIBUTIONS
-------------------------------------------------------------------------------------------------------------------------------
Rollover TSA       o 20 through 90        o $5,000 (initial)     o Rollovers from another         o For annuitants up to age
                                                                   TSA contract or                  83 at contract
                   o 20 through 85 in     o $1,000 (additional)    arrangement.                     issue, additional
                     New York and                                                                   contributions may be
                     Pennsylvania                                o Rollovers from a                 made up to age 84.
                                                                   traditional IRA which
                                                                   was a "conduit" for            o For annuitants age 84
                                                                   TSA funds previously             and older at contract
                                                                   rolled over.                     issue, additional
                                                                                                    contributions may be
                                                                 o Direct transfers from            made up to one year
                                                                   another contract or              beyond your issue age.
                                                                   arrangement under
                                                                   Section 403(b) of the          o Contributions after age
                                                                   Internal Revenue Code,           70 1/2 must be net of
                                                                   complying with IRS               required minimum
                                                                   Revenue Ruling 90-24.            distributions.

                                                                                                  o Employer-remitted
                                                                                                    contributions are not
                                                                                                    permitted.

This contract may not be available in your state.
------------------------------------------------------------------------------------------------------------------------------
QP                 20 through 75          o $5,000 (initial)     o Only transfer                  o Regular ongoing
                                                                   contributions from an            payroll contributions
                                          o $1,000 (additional)    existing qualified plan          are not permitted.
                                                                   trust as a change of
                                                                   investment vehicle             o Only one additional
                                                                   under the plan.                  contribution may be
                                                                                                    made during a contract
                                                                 o The plan must be                 year.
                                                                   qualified under Section
                                                                   401(a) of the Internal         o No additional transfer
                                                                   Revenue Code.                    contributions after
                                                                                                    age 76.
                                                                 o For 401(k) plans,
                                                                   transferred                    o For defined benefit
                                                                   contributions may only           plans, employee
                                                                   include employee                 contributions are not
                                                                   pre-tax contributions.           permitted.

                                                                                                  o Contributons after
                                                                                                    age 70 1/2 must be net
                                                                                                    of any required
                                                                                                    minimum distributions.


Please refer to Appendix I for a discussion of purchase considerations of QP
Contracts.

------------------------------------------------------------------------------------------------------------------------------

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  20
--------------------------------------------------------------------------------
CONTRACT FEATURES AND BENEFITS
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
               AVAILABLE
 CONTRACT      FOR ANNUITANT      MINIMUM                                                        LIMITATIONS ON
 TYPE          ISSUE AGES         CONTRIBUTIONS                     SOURCE OF CONTRIBUTIONS      CONTRIBUTIONS
---------------------------------------------------------------------------------------------------------------------------------
 Flexible      20 through 70      o $2,000 (initial)                o "Regular" traditional      o No regular IRA
 Premium IRA                                                          IRA contributions.           contributions in the
                                  o $50 (additional after                                          calendar year you turn
                                    the first contract year)        o Rollovers from a             age 70 1/2 and
                                                                      qualified plan.              thereafter.

                                                                    o Rollovers from a TSA.      o Total regular
                                                                                                   contributions may
                                                                    o Rollovers from another       not exceed $2,000 for
                                                                      traditional individual       a year.
                                                                      retirement
                                                                      arrangement.               o No additional rollover
                                                                                                   or direct transfer
                                                                    o Direct custodian-            contributions after
                                                                      to-custodian transfers       age 71.
                                                                      from another
                                                                      traditional individual     o Rollover and direct
                                                                      retirement                   transfer contributions
                                                                      arrangement.                 after age 70 1/2 must be net
                                                                                                   of required minimum
                                                                                                   distributions.

                                                                                                 o Although we accept rollover
                                                                                                   and direct transfer
                                                                                                   contributions under the
                                                                                                   Flexible Premium IRA contract,
                                                                                                   we intend that this contract
                                                                                                   be used for ongoing regular
                                                                                                   contributions. Please refer to
                                                                                                   "Withdrawals, payments and
                                                                                                   transfers of funds out of
                                                                                                   traditional IRAs" in "Tax
                                                                                                   information" for a discussion
                                                                                                   of conduit IRAs.

---------------------------------------------------------------------------------------------------------------------------------

-----
 21
--------------------------------------------------------------------------------
CONTRACT FEATURES AND BENEFITS
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------------------------
                AVAILABLE
 CONTRACT       FOR ANNUITANT         MINIMUM                                                   LIMITATIONS ON
 TYPE           ISSUE AGES            CONTRIBUTIONS               SOURCE OF CONTRIBUTIONS       CONTRIBUTIONS
--------------------------------------------------------------------------------------------------------------------------------
 Flexible       o 20 through 90       o $2,000 (initial)          o Regular after-tax           o For annuitants up to
 Premium                                                            contributions.                age 83 at contract
 Roth IRA       o 20 through 85 in    o $50 (additional after                                     issue, additional
                  New York and          the first contract year)  o Rollovers from another        contributions may be
                  Pennsylvania                                      Roth IRA.                     made up to age 84.

                                                                  o Conversion rollovers        o For annuitants age 84
                                                                    from a traditional IRA.       and older at contract
                                                                                                  issue, additional
                                                                  o Direct transfers from         contributions may be
                                                                    another Roth IRA.             made up to one year beyond
                                                                                                  your issue age.

                                                                                                o Contributions are subject to
                                                                                                  income limits and other tax
                                                                                                  rules. See "Contributions to
                                                                                                  Roth IRAs" in "Tax
                                                                                                  information."

                                                                                                o Although we accept rollover
                                                                                                  and direct transfer
                                                                                                  contributions under the
                                                                                                  Flexible Premium Roth IRA
                                                                                                  contract, we intend that this
                                                                                                  contract be used for ongoing
                                                                                                  regular contributions.

--------------------------------------------------------------------------------------------------------------------------------

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  22
--------------------------------------------------------------------------------
CONTRACT FEATURES AND BENEFITS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
                  AVAILABLE
 CONTRACT         FOR ANNUITANT           MINIMUM                                                       LIMITATIONS ON
 TYPE             ISSUE AGES              CONTRIBUTIONS             SOURCE OF CONTRIBUTIONS             CONTRIBUTIONS
--------------------------------------------------------------------------------------------------------------------------------
 Rollover         53 1/2 through 83       o $10,000 (initial)       o Rollovers from a                  o Additional rollover or
 IRA or Flexible                                                      qualified plan.                     direct transfer
 Premium                                                            o $1,000 (additional)                 contributions may be
 IRA with                                                           o Rollovers from a TSA.               made until the earlier
 Assured                                                                                                  of age 84 or within
 Payment                                                            o Rollovers from another              seven years from the
 Option or                                                            traditional individual              end of the fixed period.
 APO Plus                                                             retirement arrangement
                                                                                                        o Contributions after age
                                                                                                          70 1/2 must be net of
                                                                    o Direct                              required minimum
                                                                      custodian-to-custodian              distributions.
                                                                      transfers from another
                                                                      traditional individual
                                                                      retirement arrangement.

--------------------------------------------------------------------------------------------------------------------------------

See "Tax information" for a more detailed discussion of sources of contributions and certain contribution limitations. We may refuse to accept any contribution if the sum of all contributions under all Equitable Accumulator contracts with the same annuitant would then total more than $1,500,000. We reserve the right to limit aggregate contributions made after the first contract year to 150% of first-year contributions. We may also refuse to accept any contribution if the sum of all contributions under all Equitable Life annuity accumulation contracts that you own would then total more than $2,500,000.

For information on when contributions are credited under your contract see "Dates and prices at which contract events occur" in "More information" later in this prospectus.

----------
  23
--------------------------------------------------------------------------------
CONTRACT FEATURES AND BENEFITS
--------------------------------------------------------------------------------

OWNER AND ANNUITANT REQUIREMENTS

Under NQ contracts, the annuitant can be different than the owner. A joint owner may also be named. Only natural persons can be joint owners. This means that an entity such as a corporation cannot be a joint owner.

Under all IRA and Rollover TSA contracts, the owner and annuitant must be the same person.

Under QP contracts, the owner must be the trustee of the qualified plan and the annuitant must be the plan participant/employee. See Appendix I for more information on QP contracts.
--------------------------------------------------------------------------------

A "participant" is an individual who is currently, or was formerly, participating in an eligible employer's QP or TSA plan.
--------------------------------------------------------------------------------

HOW YOU CAN MAKE YOUR CONTRIBUTIONS


Except as noted below, contributions must be by check drawn on a U.S. bank, in U.S. dollars, and made payable to Equitable Life. We do not accept third-party checks endorsed to us except for rollover contributions, tax-free exchanges or trustee checks that involve no refund. All checks are subject to our ability to collect the funds. We reserve the right to reject a payment if it is received in an unacceptable form.

Additional contributions may also be made under our automatic investment program. This method of payment is discussed in detail in "More information" later in this prospectus.

Your initial contribution must generally be accompanied by an application and any other form we need to process the payments. If any information is missing or unclear, we will try to obtain that information. If we are unable to obtain all of the information we require within five business days after we receive an incomplete application or form, we will inform the financial professional submitting the application on your behalf. We will then return the contribution to you unless you specifically direct us to keep your contribution until we receive the required information.

--------------------------------------------------------------------------------


Our "business day" is any day the New York Stock Exchange is open for trading and generally ends at 4:00 p.m. Eastern Time. We may, however, close due to emergency conditions.

--------------------------------------------------------------------------------

SECTION 1035 EXCHANGES


You may apply the value of an existing nonqualified deferred annuity contract (or life insurance or endowment contract) to purchase an Equitable Accumulator NQ contract in a tax-free exchange if you follow certain procedures as shown in the form that we require you to use. Also see "Tax information" later in this prospectus.


WHAT ARE YOUR INVESTMENT OPTIONS UNDER THE CONTRACT?

Your investment options are the variable investment options, the fixed maturity options, and the account for special dollar cost averaging.


VARIABLE INVESTMENT OPTIONS

Your investment results in any one of the variable investment options will depend on the investment performance of the underlying portfolios. Listed below are the currently available portfolios, their investment objectives, and their advisers.
--------------------------------------------------------------------------------

You can choose from among the variable investment options.
--------------------------------------------------------------------------------

-----
  24
--------------------------------------------------------------------------------
CONTRACT FEATURES AND BENEFITS
--------------------------------------------------------------------------------


<CAPTION
------------------------------------------------------------------------------------------------------------------------------
PORTFOLIOS OF EQ ADVISORS TRUST
------------------------------------------------------------------------------------------------------------------------------
PORTFOLIO NAME                      OBJECTIVE                                         ADVISER
------------------------------------------------------------------------------------------------------------------------------
 EQ/Aggressive Stock               Long-term growth of capital                       Alliance Capital Management L.P.,
                                                                                     Massachusetts Financial Services Company

 Alliance Common Stock             Long-term growth of capital and increasing        Alliance Capital Management L.P.
                                   income

 Alliance Conservative Investors   High total return without, in the adviser's       Alliance Capital Management L.P.
                                   opinion, undue risk to principal

 Alliance Equity Index             Total return (before deduction of portfolio       Alliance Capital Management L.P.
 (available only under APO Plus)   expenses) that approximates the total return
                                   performance of the Standard & Poor's 500
                                   Composite Index

 Alliance Global                   Long-term growth of capital                       Alliance Capital Management L.P.

 Alliance Growth and Income        High total return through a combination of        Alliance Capital Management L.P.
                                   current income and capital appreciation

 Alliance Growth Investors         High total return consistent with the adviser's   Alliance Capital Management L.P.
                                   determination of reasonable risk

 Alliance High Yield               High return by maximizing current income and,     Alliance Capital Management L.P.
                                   to the extent consistent with that objective,
                                   capital appreciation

 Alliance Intermediate             High current income consistent with relative      Alliance Capital Management L.P.
  Government Securities            stability of principal

 Alliance International            Long-term growth of capital                       Alliance Capital Management L.P.

 Alliance Money Market             High level of current income while preserving     Alliance Capital Management L.P.
                                   assets and maintaining liquidity

 EQ/Alliance Premier Growth        Long-term growth of capital                       Alliance Capital Management L.P.

 Alliance Small Cap Growth         Long-term growth of capital                       Alliance Capital Management L.P.

 EQ/Alliance Technology            Long-term growth of capital                       Alliance Capital Management L.P.

 BT Equity 500 Index               Replicate as closely as possible (before          Bankers Trust Company
                                   deduction of portfolio expenses) the total
                                   return of the Standard & Poor's 500
                                   Composite Stock Price Index




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 25
--------------------------------------------------------------------------------
CONTRACT FEATURES AND BENEFITS
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

PORTFOLIOS OF EQ ADVISORS TRUST (CONTINUED)
-----------------------------------------------------------------------------------------------------------------------------
 PORTFOLIO NAME                   OBJECTIVE                                          ADVISER
-------------------------------- -------------------------------------------------- -----------------------------------------
 BT International Equity Index   Replicate as closely as possible (before           Bankers Trust Company
                                 deduction of portfolio expenses) the total
                                 return of the Morgan Stanley Capital
                                 International Europe, Australia, Far East Index

 BT Small Company Index          Replicate as closely as possible (before           Bankers Trust Company
                                 deduction of portfolio expenses) the total
                                 return of the Russell 2000 Index

 Capital Guardian Research       Long-term growth of capital                        Capital Guardian Trust Company

 Capital Guardian U.S. Equity    Long-term growth of capital                        Capital Guardian Trust Company

 EQ/Evergreen                    Long-term growth of capital                        Evergreen Asset Management Corp.

 EQ/Evergreen Foundation         In order of priority, reasonable income,           Evergreen Asset Management Corp.
                                 conservation of capital, and capital appreciation

 MFS Emerging Growth             Long-term capital growth                           Massachusetts Financial Services Company
  Companies

 MFS Growth with Income          Reasonable current income and long-term            Massachusetts Financial Services Company
                                 growth of capital and income

 MFS Research                    Long-term growth of capital and future income      Massachusetts Financial Services Company

 Mercury Basic Value Equity      Capital appreciation and secondarily, income       Mercury Asset Management US

 Mercury World Strategy          High total investment return                       Mercury Asset Management US

 Morgan Stanley Emerging         Long-term capital appreciation                     Morgan Stanley Asset Management
  Markets Equity

 EQ/Putnam Balanced              Balanced investment                                Putnam Investment Management, Inc.

 EQ/Putnam Growth & Income       Capital growth, current income is a secondary      Putnam Investment Management, Inc.
  Value                          objective

 T. Rowe Price Equity Income     Substantial dividend income and also capital       T. Rowe Price Associates, Inc.
                                  appreciation

 T. Rowe Price International     Long-term growth of capital                        Rowe Price-Fleming International, Inc.
  Stock

 Warburg Pincus Small Company    Long-term capital appreciation                     Warburg Pincus Asset Management, Inc.
  Value


Other important information about the portfolios is included in the prospectus for EQ Advisors Trust attached at the end of this prospectus.



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FIXED MATURITY OPTIONS


 We offer fixed maturity options with maturity dates ranging from one to ten years. You can allocate your contributions to one or more of these fixed maturity options. Under the Assured Payment Option and APO Plus, we offer additional fixed maturity options with maturity dates ranging from eleven to fifteen years. We provide distributions during the fixed period under the Assured Payment Option and APO Plus by allocating your contributions to fixed maturity options that mature in consecutive order. These amounts become part of our general account assets. They will accumulate interest at the "rate to maturity" for each fixed maturity option. The total amount you allocate to and accumulate in each fixed maturity option is called the "fixed maturity amount."

 The fixed maturity options are generally not available in contracts issued in Maryland. In Maryland the fixed maturity options are only available under the Assured Payment Option and APO Plus which are issued as separate contracts rather than as a part of a Rollover IRA or Flexible Premium IRA contract. See Appendix V for more information on the Assured Payment Option and APO Plus contracts available in Maryland.
 -------------------------------------------------------------------------------

 Fixed maturity options range from one to ten years to maturity. Assured Payment Option and APO Plus offer additional fixed maturity options for years eleven to fifteen.
--------------------------------------------------------------------------------

 The rate to maturity you will receive for each fixed maturity option is the rate to maturity in effect for new contributions allocated to that fixed maturity option on the date we apply your contribution. If you make any withdrawals or transfers from a fixed maturity option before the maturity date, we will make a "market value adjustment" that may increase or decrease any fixed maturity amount you have left in that fixed maturity option. We discuss the market value adjustment below and in greater detail later in this prospectus in "More information."

 On the maturity date of a fixed maturity option your fixed maturity amount, assuming you have not made any withdrawals or transfers, will equal your contribution to that fixed maturity option plus interest, at the rate to maturity for that contribution, to the date of the calculation. This is the fixed maturity option's "maturity value." Before maturity, the current value we will report for your fixed maturity amounts will reflect a market value adjustment. Your current value will reflect the market value adjustment that we would make if you were to withdraw all of your fixed maturity amounts on the date of the report. We call this your "market adjusted amount."

 FIXED MATURITY OPTIONS AND MATURITY DATES. We currently offer fixed maturity options ending on February 15th for each of the maturity years 2001 through 2010. Not all of these fixed maturity options will be available for annuitant ages 76 and older. See "Allocating your contributions" below. As fixed maturity options expire, we expect to add maturity years so that generally 10 fixed maturity options are available at any time.

 Under the Assured Payment Option and APO Plus, we offer additional fixed maturity options ending on February 15th for each of the maturity years 2011 through 2015.

 We will not accept allocations to a fixed maturity option if on the date the contribution is to be applied:

 o the fixed maturity option's maturity date is within the current calendar year; or

 o  the rate to maturity is 3% or less.

 YOUR CHOICES AT THE MATURITY DATE. We will notify you on or before December 31st of the year before each of your fixed maturity options is scheduled to mature. At that time, you may choose to have one of the following take place on the maturity date, as long as none of the conditions listed above or in "Allocating your contributions," below would apply:

(a) transfer the maturity value into another available fixed maturity option or into any of the variable investment options; or

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CONTRACT FEATURES AND BENEFITS
--------------------------------------------------------------------------------

(b) withdraw the maturity value (there may be a withdrawal charge).

 If we do not receive your choice on or before the fixed maturity option's maturity date, we will automatically transfer your maturity value into the fixed maturity option that will mature next.

 MARKET VALUE ADJUSTMENT. If you make any withdrawals (including transfers, surrender of your contract, or when we make deductions for charges) from a fixed maturity option before it matures we will make a market value adjustment, which will increase or decrease any fixed maturity amount you have in that fixed maturity option. The amount of the adjustment will depend on two factors:

(a) the difference between the rate to maturity that applies to the amount being withdrawn and the rate to maturity in effect at that time for new allocations to that same fixed maturity option, and

(b) the length of time remaining until the maturity date.

 In general, if interest rates rise from the time that you originally allocate an amount to a fixed maturity option to the time that you take a withdrawal, the market value adjustment will be negative. Likewise, if interest rates drop at the end of that time, the market value adjustment will be positive. Also, the amount of the market value adjustment, either up or down, will be greater the longer the time remaining until the fixed maturity option's maturity date. Therefore, it is possible that the market value adjustment could greatly reduce your value in the fixed maturity options, particularly in the fixed maturity options with later maturity dates.


 We provide an illustration of the market adjusted amount of specified maturity values, an explanation of how we calculate the market value adjustment, and information concerning our general account and investments purchased with amounts allocated to the fixed maturity options, in "More information" later in this prospectus. Appendix II of this prospectus provides an example of how the market value adjustment is calculated.

 OFF MATURITY DATE PAYMENTS. Under Assured Payment Option and APO Plus, you may choose to receive payments monthly, quarterly or annually. If you choose annual payments, generally your payments will be made on February 15th as each fixed maturity option matures. You may instead choose to have your annual payments made in a month other than February. We refer to payments we make on an annual basis in any month other than February and monthly or quarterly payments, as payments made "off maturity dates." If you choose to have your payments made off maturity dates, we will be required to begin making your payments before the maturity date of a fixed maturity option. In planning for these payments we will allocate a portion of your initial contribution or account value to the separate account for the fixed maturity options, but not to the fixed maturity options contained in the separate account. We will credit these amounts with interest at rates that will not be less than 3%.

 After that, as each fixed maturity option expires we will transfer your maturity value from the expired fixed maturity option and hold the maturity value in the separate account. We will credit interest to these amounts at the same rate as the rate to maturity that was credited in the expired fixed maturity option. These amounts will then be used to provide for payments off maturity dates during the fixed period.
 -------------------------------------------------------------------------------

 Whether you choose monthly, quarterly, or annual payments, your payments will be made on the 15th day of the month.
 -------------------------------------------------------------------------------

 We will not make a market value adjustment to the amounts held in the separate account to provide for payments off maturity dates.


 ACCOUNT FOR SPECIAL DOLLAR COST AVERAGING

 The account for special dollar cost averaging is part of our general account. We pay interest at guaranteed rates in this account. We will credit interest to the amounts that you have in the account for special dollar cost averaging every day. We set the interest rates periodically, according to procedures that we have. We reserve the right to change these procedures.



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CONTRACT FEATURES AND BENEFITS
--------------------------------------------------------------------------------

 We guarantee to pay our current interest rate that is in effect on the date that your contribution is allocated to this account. Your guaranteed interest rate for the time period you select will be shown in your contract. The rate will never be less than 3%.



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CONTRACT FEATURES AND BENEFITS
--------------------------------------------------------------------------------
THE CONTRACT FEATURES AND BENEFITS DESCRIBED BELOW DO NOT APPLY WHEN THE ASSURED PAYMENT OPTION OR APO PLUS IS IN EFFECT UNDER A ROLLOVER IRA OR FLEXIBLE PREMIUM IRA CONTRACT. FOR INFORMATION REGARDING YOUR CONTRACT BENEFITS UNDER THE ASSURED PAYMENT OPTION OR APO PLUS, SEE "ACCESSING YOUR MONEY - ASSURED PAYMENT OPTION AND APO PLUS."

ALLOCATING YOUR CONTRIBUTIONS

You may choose from among three ways to allocate your contributions under your contract: self-directed, principal assurance, or dollar cost averaging.


SELF-DIRECTED ALLOCATION

You may allocate your contributions to one or more, or all, of the variable investment options and fixed maturity options. Allocations must be in whole percentages and you may change your allocations at any time. However, the total of your allocations must equal 100%. If the annuitant is age 76 or older, you may allocate contributions to fixed maturity options if their maturities are five years or less. Also, you may not allocate amounts to fixed maturity options with maturity dates that are later than the February 15th immediately following the date annuity payments are to begin.


PRINCIPAL ASSURANCE ALLOCATION

Under this allocation program you select a fixed maturity option. We specify the portion of your initial contribution to be allocated to that fixed maturity option in an amount that will cause the maturity value to equal the amount of your entire initial contribution on the fixed maturity option's maturity date. The maturity date you select generally may not be later than 10 years, or earlier than 7 years from your contract date. You allocate the rest of your contribution to the variable investment options however you choose.


For example, if your initial contribution is $10,000, and on March 15, 2000 you chose the fixed maturity option with a maturity date of February 15, 2010, since the rate to maturity was 5.98% on March 15, 2000, we would have allocated $5,618.00 to that fixed maturity option and the balance to your choice of variable investment options. On the maturity date your value in the fixed maturity option would be $10,000.


The principal assurance allocation is only available for annuitant ages 75 or younger when the contract is issued. If you are purchasing a Rollover IRA, Flexible Premium IRA, QP, or Rollover TSA contract, before you select a maturity year that would extend beyond the year in which you will reach age 70 1/2, you should consider whether your value in the variable investment options, or your other traditional IRA or TSA funds are sufficient to meet your required minimum distributions. See "Tax information."

You may not elect principal assurance if the special dollar cost averaging program is in effect.


DOLLAR COST AVERAGING

We offer two dollar cost averaging programs. Each program allows you to gradually allocate amounts to the variable investment options by periodically transferring approximately the same dollar amount to the variable investment options you select. This will cause you to purchase more units if the unit's value is low and fewer units if the unit's value is high. Therefore, you may get a lower average cost per unit over the long term. These plans of investing, however, do not guarantee that you will earn a profit or be protected against losses.
--------------------------------------------------------------------------------

Units measure your value in each variable investment option.
--------------------------------------------------------------------------------

SPECIAL DOLLAR COST AVERAGING PROGRAM. Under the special dollar cost averaging program, you may choose to allocate all or a portion of any eligible contribution to the account for special dollar cost averaging. Currently the only eligible contribution is your initial contribution; however, we may permit other contributions to contracts sold in the

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   30
--------------------------------------------------------------------------------
 CONTRACT FEATURES AND BENEFITS
--------------------------------------------------------------------------------

 future to be eligible for the special dollar cost averaging program. You must allocate at least $2,000 to the account for special dollar cost averaging for this program. In Pennsylvania we refer to this program as "enhanced rate special dollar cost averaging."

 You may have your account value transferred to any of the variable investment options. We will transfer amounts from the account for special dollar cost averaging into the variable investment options over an available time period that you select. We offer time periods of 6, 12, or 18 months. We may also offer other time periods. Your financial professional can provide information on the time periods currently available in your state, or you may contact our processing office. You may only select one time period for each eligible contribution. Each time period has a different interest rate. Once you select a time period, you may not change it. Currently, your account value will be transferred from the account for special dollar cost averaging into the variable investment options on a monthly basis. We may offer this program in the future with transfers on a different basis. We will transfer all amounts out of the account for special dollar cost averaging by the end of the chosen time period. The transfer date will be the same day of the month as the contract date, but not later than the 28th day of the month.

 If you choose to allocate only a portion of an eligible contribution to the account for special dollar cost averaging, the remaining balance of that contribution will be allocated to the variable investment options or fixed maturity options according to your instructions.
 -------------------------------------------------------------------------------

 The account for special dollar cost averaging provides guaranteed interest.
 -------------------------------------------------------------------------------

 The only amounts that should be transferred from the account for special dollar cost averaging are your regularly scheduled transfers to the variable investment options. If you request to transfer or withdraw any other amounts from the account for special dollar cost averaging, we will transfer all of the value that you have remaining in the account for special dollar cost averaging attributable to the affected contribution to the investment options according to the allocation percentages we have on file for you. You may ask us to cancel your participation at any time.

 In the state of Oregon where the account for special dollar cost averaging is not available, we offer a special dollar cost averaging program in the Alliance Money Market option for allocation of your entire initial contribution. Under this program we will not deduct the mortality and expense risks, administrative charges and distribution charges from assets in the Alliance Money Market option. You may not allocate amounts other than your initial contribution to this program.

 GENERAL DOLLAR COST AVERAGING PROGRAM. If your value in the Alliance Money Market option is at least $5,000, you may choose, at any time, to have a specified dollar amount or percentage of your value transferred from that option to the other variable investment options. You can select to have transfers made on a monthly, quarterly, or annual basis. The transfer date will be the same calendar day of the month as the contract date, but not later than the 28th day of the month. You can also specify the number of transfers or instruct us to continue making the transfers until all amounts in the Alliance Money Market option have been transferred out.

 The minimum amount that we will transfer each time is $250. The maximum amount we will transfer is equal to your value in the Alliance Money Market option at the time the program is elected, divided by the number of transfers scheduled to be made.

 If, on any transfer date, your value in the Alliance Money Market option is equal to or less than the amount you have elected to have transferred, the entire amount will be transferred. The general dollar cost averaging program will then end. You may change the transfer amount once each contract year or cancel this program at any time.
                   ----------------------------------------
 You may not elect dollar cost averaging or special dollar cost averaging if you are participating in the rebalancing program. See "Transferring your money among investment options." You may not elect the special dollar cost averaging program if the principal assurance program is in effect.




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--------------------------------------------------------------------------------

 YOUR BENEFIT BASE


 The benefit base is used to calculate the guaranteed minimum income benefit, and both the 5% roll up to age 80, and the 5% roll up to age 70 guaranteed minimum death benefits. See "Our baseBUILDER option" and "Guaranteed minimum death benefit" below. The benefit base is equal to:


 o your initial contribution and any additional contributions to the contract; plus

 o  daily interest; less

 o a deduction that reflects any withdrawals you make (the amount of the deduction is described under "How withdrawals affect your guaranteed minimum income benefit and guaranteed minimum death benefit" in "Accessing your money"); less

 o a deduction for any withdrawal charge remaining when you exercise your guaranteed minimum income benefit; and less

 o a deduction for any outstanding loan plus accrued interest on the date that you exercise your guaranteed minimum income benefit (applies to Rollover TSA only).

 The effective annual interest rate credited to the benefit base is:

 o 5% for the benefit base with respect to the variable investment options (other than the Alliance Money Market and Alliance Intermediate Government Securities options) and the account for special dollar cost averaging; and


 o 3% for the benefit base with respect to the Alliance Money Market and Alliance Intermediate Government Securities options, the fixed maturity options and the loan reserve account.

 No interest is credited after the annuitant is age 80 (age 70 if the 5% roll up to age 70 is elected).

 -------------------------------------------------------------------------------
 Your benefit base is not an account value or a cash value.
 -------------------------------------------------------------------------------

 ANNUITY PURCHASE FACTORS


 Annuity purchase factors are the factors applied to determine your periodic payments under the guaranteed minimum income benefit, annuity payout options as well as to determine allocation of your contributions under the Assured Payment Option and APO Plus. The guaranteed minimum income benefit is discussed under "Our baseBUILDER option" and annuity payout options, Assured Payment Option and APO Plus are all discussed in "Accessing your money" later in this prospectus. The guaranteed annuity purchase factors are those factors specified in your contract. The current annuity purchase factors are those factors that are in effect at any given time. Annuity purchase factors are based on interest rates, mortality tables, frequency of payments, the form of annuity benefit, and the annuitant's (and any joint annuitant's) age and sex in certain instances.


 OUR BASEBUILDER OPTION
 The baseBUILDER option offers you a guaranteed minimum income benefit combined with the guaranteed minimum death benefit available under the contract. For Rollover IRA, Flexible Premium IRA, and Rollover TSA contracts where the annuitant is between ages 20 and 60 at contract issue, and where you elect the baseBUILDER option, we offer an additional guaranteed minimum death benefit of a 5% rollup to age 70. The baseBUILDER benefit is available if the annuitant is between the ages of 20 and 75 at the time the contract is issued. There is an additional charge for the baseBUILDER benefit which is described under "baseBUILDER benefit charge" in "Charges and expenses."


 The guaranteed minimum income benefit component of baseBUILDER is described below. Whether you elect baseBUILDER or not, the guaranteed minimum death benefit is provided under the contract. The guaranteed minimum death benefit is described under "Guaranteed minimum death benefit." baseBUILDER is currently not available in some states. Please ask your financial professional if baseBUILDER is available in your state.

 The guaranteed minimum income benefit guarantees you a minimum amount of fixed income under your choice of a life annuity fixed payout option or an Income Manager level

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--------------------------------------------------------------------------------

 payment life with a period certain payout option (subject to state availability). You choose which of these payout options you want and whether you want the option to be paid on a single or joint life basis at the time you exercise your guaranteed minimum income benefit. The maximum period certain available under the Income Manager payout option is 10 years. This period may be shorter, depending on the annuitant's age when you exercise your guaranteed minimum income benefit and the type of contract you own. We may also make other forms of payout options available. For a description of payout options, see "Your annuity payout options" in "Accessing your money" later in this prospectus.

 -------------------------------------------------------------------------------
 The guaranteed minimum income benefit, which is also known as a living benefit, should be regarded as a safety net only. It provides income protection if you elect an income payout while the annuitant is alive.
 -------------------------------------------------------------------------------

 When you exercise the guaranteed minimum income benefit, the annual lifetime income that you will receive under the life annuity payout option will be the greater of (i) your guaranteed minimum income benefit which is calculated by applying your benefit base at guaranteed annuity purchase factors, or (ii) the income provided by applying your actual account value at our then current annuity purchase factors.


 When you elect to receive annual lifetime income, your contract will terminate and you will receive an annuity payout option. You will begin receiving payments one payment period after the annuity payout option is issued. Payments end with the last payment before the annuitant's (or joint annuitant's, if applicable) death. There is no continuation of benefits following the annuitant's (or joint annuitant's, if applicable) death.

 Before you elect baseBUILDER, you should consider the fact that the guaranteed minimum income benefit provides a form of insurance and is based on conservative actuarial factors. Therefore, even if your account value is less than your benefit base, you may generate more income by applying your account value to current annuity purchase factors. We will make this comparison for you when the need arises.

 You should also consider that the guaranteed annuity purchase factors we use to determine your Income Manager benefit under baseBUILDER are more conservative than the guaranteed annuity purchase factors we use for the Income Manager payout annuity option. This means that, assuming the same amount is applied to purchase the benefit and that we use guaranteed annuity purchase factors to compute the benefit, each periodic payment under the baseBUILDER Income Manager will be smaller than each periodic payment under the Income Manager payout annuity option.


 ILLUSTRATIONS OF GUARANTEED MINIMUM INCOME BENEFIT.

 The table below illustrates the guaranteed minimum income benefit amounts per $100,000 of initial contribution, for a male annuitant age 60 (at issue) on the contract date anniversaries indicated, who has elected the life annuity fixed payout option, using the guaranteed annuity purchase factors as of the date of this prospectus, assuming no additional contributions, withdrawals, or loans under Rollover TSA contracts, and assuming there were no allocations to the Alliance Money Market, Alliance Intermediate Government Securities options, or the fixed maturity options.



-------------------------------------------------------------------------
                                 GUARANTEED MINIMUM INCOME
     CONTRACT DATE            BENEFIT - ANNUAL INCOME PAYABLE
 ANNIVERSARY AT EXERCISE                  FOR LIFE
-------------------------------------------------------------------------
          10                               $10,816
          15                               $16,132
-------------------------------------------------------------------------


 EXERCISE OF GUARANTEED MINIMUM INCOME BENEFIT.
 On each contract date anniversary that you are eligible to exercise the guaranteed minimum income benefit, we will send you an eligibility notice illustrating how much income could be provided as of the contract anniversary. You may notify us within 30 days following the contract date anniversary if you want to exercise the guaranteed minimum income benefit. You must return your contract to



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--------------------------------------------------------------------------------


 us in order to exercise this benefit. The amount of income you actually receive will be determined when we receive your request to exercise the benefit. You will begin receiving payments one payment period after the annuity payout contract is issued.


 You (or the successor annuitant/owner, if applicable) will be eligible to exercise the guaranteed minimum income benefit as follows:

 o If the annuitant was at least age 20 and no older than age 44 when the contract was issued, you are eligible to exercise the guaranteed minimum income benefit within 30 days following each contract date anniversary beginning with the 15th contract date anniversary.

 o If the annuitant was at least age 45 and no older than age 49 when the contract was issued, you are eligible to exercise the guaranteed minimum income benefit within 30 days following each contract date anniversary after the annuitant is age 60.


 o If the annuitant was at least age 50 and no older than age 75 when the contract was issued, you are eligible to exercise the guaranteed minimum income benefit within 30 days following each contract date anniversary beginning with the 10th contract date anniversary.


Please note:

(i) the latest date you may exercise the guaranteed minimum income benefit is the contract date anniversary following the annuitant's 85th birthday;

(ii) if the annuitant was age 75 when the contract was issued, the only time you may exercise the guaranteed minimum income benefit is within 30 days following the first contract date anniversary that it becomes available;

(iii) if the annuitant was older than age 60 at the time an IRA, QP or Rollover TSA contract was issued, the baseBUILDER may not be an appropriate feature because the minimum distributions required by tax law must begin before the guaranteed minimum income benefit can be exercised; and

(iv) For QP and Rollover TSA contracts, if you are eligible to exercise your guaranteed minimum income benefit, we will first roll over amounts in such contract to a Rollover IRA contract. You will be the owner of the Rollover IRA contract.


 GUARANTEED MINIMUM DEATH BENEFIT

 A guaranteed minimum death benefit is provided as part of the baseBUILDER benefit. A guaranteed minimum death benefit is also provided under your contract even if you do not elect baseBUILDER. In this case, the baseBUILDER benefit charge does not apply.

 GUARANTEED MINIMUM DEATH BENEFIT APPLICABLE FOR ANNUITANT AGES 0 THROUGH 79 AT ISSUE OF NQ CONTRACTS; 20 THROUGH 79 AT ISSUE OF ROLLOVER IRA, ROTH CONVERSION IRA, FLEXIBLE PREMIUM ROTH IRA, AND ROLLOVER TSA CONTRACTS; 20 THROUGH 70 AT ISSUE OF FLEXIBLE PREMIUM IRA CONTRACTS; AND 20 THROUGH 75 AT ISSUE OF QP CONTRACTS.

 You must elect either the "5% roll up to age 80" (or, if available, the 5% roll up to age 70 if you are electing the baseBUILDER) or the "annual ratchet to age 80" guaranteed minimum death benefit when you apply for a contract. Once you have made your election, you may not change it.


 5% ROLL UP TO AGE 80. This guaranteed minimum death benefit is equal to the benefit base described earlier in "Your benefit base." This guaranteed minimum death benefit is not available in New York.

 Optional guaranteed minimum death benefit available for ages 20 through 60 at issue of Rollover IRA, Flexible Premium IRA, and TSA contracts if baseBUILDER is also elected.

 5% ROLL UP TO AGE 70. This is an optional guaranteed minimum death benefit available for ages 20 through 60 at issue of Rollover IRA, Flexible Premium IRA, and TSA contracts if baseBUILDER is also elected. Your guaranteed minimum death benefit will be calculated as described above under "5% roll up to age 80" except that interest will be credited only through age 70.




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--------------------------------------------------------------------------------

 ANNUAL RATCHET TO AGE 80. On the contract date, your guaranteed minimum death benefit equals your initial contribution. Then, on each contract date anniversary, we will determine your guaranteed minimum death benefit by comparing your current guaranteed minimum death benefit to your account value on that contract date anniversary. If your account value is higher than your guaranteed minimum death benefit, we will increase your guaranteed minimum death benefit to equal your account value. On the other hand, if your account value on the contract date anniversary is less than your guaranteed minimum death benefit, we will not adjust your guaranteed minimum death benefit either up or down. If you make additional contributions, we will increase your current guaranteed minimum death benefit by the dollar amount of the contribution on the date the contribution is allocated to your investment options. If you take a withdrawal from your contract, we will reduce your guaranteed minimum death benefit on the date you take the withdrawal.

 GUARANTEED MINIMUM DEATH BENEFIT APPLICABLE FOR ANNUITANT AGES 80 THROUGH 90 AT ISSUE OF NQ, ROLLOVER IRA, ROTH CONVERSION IRA, FLEXIBLE PREMIUM ROTH IRA, AND ROLLOVER TSA CONTRACTS.


 On the contract date, your guaranteed minimum death benefit equals your initial contribution. Thereafter, it will be increased by the dollar amount of any additional contributions. We will reduce your guaranteed minimum death benefit if you take any withdrawals.

                   ----------------------------------------
 Please see "How withdrawals affect your guaranteed minimum income benefit and guaranteed minimum death benefit" in "Accessing your money" for information on how withdrawals affect your guaranteed minimum death benefit. For contracts issued in New York, the guaranteed minimum death benefit at the annuitant's death will never be less than your value in the variable investment options, plus the sum of the fixed maturity amounts in each fixed maturity option.

 See Appendix III for an example of how we calculate the guaranteed minimum death benefit.

 YOUR RIGHT TO CANCEL WITHIN A CERTAIN NUMBER OF DAYS

 If for any reason you are not satisfied with your contract, you may return it to us for a refund. To exercise this cancellation right you must mail the contract directly to our Processing Office within 10 days after you receive it. If state law requires, this "free look" period may be longer.


 Generally, your refund will equal your account value under the contract on the day we receive notification of your decision to cancel the contract and will reflect (i) any investment gain or loss in the variable investment options (less the daily charges we deduct), (ii) any positive or negative market value adjustments in the fixed maturity options, and (iii) any guaranteed interest in the account for special dollar cost averaging, through the date we receive your contract. Some states require that we refund the full amount of your contribution (not reflecting (i), (ii) or (iii) above). For any IRA contract returned to us within seven days after you receive it, we are required to refund the full amount of your contribution.


 We may require that you wait six months before you may apply for a contract with us again if:

 o  you cancel your contract during the free look period; or

 o you change your mind before you receive your contract whether we have received your contribution or not.

 Please see "Tax information" for possible consequences of cancelling your contract.


 In addition to the cancellation right described above, if you fully convert an existing traditional IRA contract to a Roth Conversion IRA or Flexible Premium Roth IRA contract, you may cancel your Roth Conversion IRA contract and return to a Rollover IRA or Flexible Premium IRA contract, whichever applies. Our processing office, or your financial professional, can provide you with the cancellation instructions.

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2
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DETERMINING YOUR CONTRACT'S VALUE


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DETERMINING YOUR CONTRACT'S VALUE
--------------------------------------------------------------------------------

 YOUR ACCOUNT VALUE AND CASH VALUE


 Your "account value" is the total of the: (i) values you have in the variable investment options; (ii) market adjusted amounts in the fixed maturity options;
 (iii) value in the account for special dollar cost averaging; and (iv) value you have in the loan reserve account (applies for Rollover TSA contracts only). These amounts are subject to certain fees and charges discussed under "Charges and expenses."

 Your contract also has a "cash value." At any time before annuity payments begin, your contract's cash value is equal to the account value, less: (i) the total amount or a pro rata portion of the annual administrative charge (applicable for Flexible Premium IRA and Flexible Premium Roth IRA contracts only); (ii) any applicable withdrawal charges; and (iii) the amount of any outstanding loan plus accrued interest (applicable to Rollover TSA contracts only). Please see "Surrendering your contract to receive its cash value" in "Accessing your money."



 YOUR CONTRACT'S VALUE IN THE VARIABLE INVESTMENT OPTIONS

 Each variable investment option invests in shares of a corresponding portfolio. Your value in each variable investment option is measured by "units." The value of your units will increase or decrease as though you had invested it in the corresponding portfolio's shares directly. Your value, however, will be reduced by the amount of the fees and charges that we deduct under the contract.

 The unit value for each variable investment option depends on the investment performance of that option, less daily charges for:

(i)   mortality and expense risks;

(ii)  administrative expenses; and

(iii) distribution charges.

 On any day, your value in any variable investment option equals the number of units credited to that option, adjusted for any units purchased for or deducted from your contract under that option, multiplied by that day's value for one unit. The number of your contract units in any variable investment option does not change unless they are:

(i)   increased to reflect additional contributions;

(ii)  decreased to reflect a withdrawal (plus applicable withdrawal charges);


(iii) increased to reflect a transfer into, or decreased to reflect a transfer out of, a variable investment option; or


(iv) decreased to reflect a transfer of your loan amount to the loan reserve account under a Rollover TSA contract.

 In addition, when we deduct the baseBUILDER benefit charge the number of units credited to your contract will be reduced. Your units are also reduced under Flexible Premium IRA and Flexible Premium Roth IRA contracts when we deduct the annual administrative charge. A description of how unit values are calculated is found in the SAI.


 YOUR CONTRACT'S VALUE IN THE FIXED MATURITY OPTIONS


 Your value in each fixed maturity option at any time before the maturity date is the market adjusted amount in each option. This is equivalent to your fixed maturity amount increased or decreased by the market value adjustment. Your value, therefore, may be higher or lower than your contributions (less withdrawals) accumulated at the rate to maturity. At the maturity date, your value in the fixed maturity option will equal its maturity value. Your value will also include any amounts held in the separate account to provide for payments off maturity dates under the Assured Payment Option and APO Plus.



 YOUR CONTRACT'S VALUE IN THE ACCOUNT FOR SPECIAL DOLLAR COST AVERAGING

 Your value in the account for special dollar cost averaging at any time will equal your contribution allocated to that option, plus interest, less the sum of all amounts that have been transferred to the variable investment options you have selected.



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3
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TRANSFERRING YOUR MONEY AMONG INVESTMENT OPTIONS


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36
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TRANSFERRING YOUR MONEY AMONG INVESTMENT OPTIONS
--------------------------------------------------------------------------------

 TRANSFERRING YOUR ACCOUNT VALUE

 At any time before the date annuity payments are to begin, you can transfer some or all of your account value among the investment options, subject to the following:

 o You may not transfer any amount to the account for special dollar cost averaging.

 o You may not transfer to a fixed maturity option that matures in the current calendar year, or that has a rate to maturity of 3% or less.

 o If the annuitant is 76 or older, you must limit your transfers to fixed maturity options to those with maturities of five years or less. Also, the maturity dates may be no later than the February 15th immediately following the date annuity payments are to begin.

 o If you make transfers out of a fixed maturity option other than at its maturity date the transfer may cause a market value adjustment.

 o A transfer request while the Assured Payment Option or APO Plus is in effect will terminate the option.


 You may request a transfer in writing, or by telephone using TOPS. (We anticipate that transfers will be available online by using EQAccess by the end of 2000.) You must send in all written transfer requests directly to our processing office. Transfer requests should specify:


 (1) the contract number,

 (2) the dollar amounts or percentages of your current account value to be transferred, and


 (3) the investment options to and from which you are transferring.


We will confirm all transfers in writing.



 MARKET TIMING

 Your should note that the product is not designed for professional "market timing" organizations, or other organizations or individuals engaging in a market timing strategy, making programmed transfers, frequent transfers or transfers that are large in relation to the total assets of the underlying mutual fund portfolio. Market timing strategies are disruptive to the underlying mutual fund portfolios in which the variable investment options invest. If we determine that your transfer patterns among the variable investment options reflect a market timing strategy, we reserve the right to take action including, but not limited to: restricting the availability of transfers through telephone requests, facsimile transmissions, automated telephone services, Internet services or any electronic transfer services. We may also refuse to act on transfer instructions of an agent acting under a power of attorney who is acting on behalf of more than one owner.



 REBALANCING YOUR ACCOUNT VALUE

 We currently offer a rebalancing program that you can use to automatically reallocate your account value among the variable investment options. You must tell us:

 (a) the percentage you want invested in each variable investment option (whole percentages only), and

 (b) how often you want the rebalancing to occur (quarterly, semiannually, or annually on a contract year basis. Rebalancing will occur on the same day of the month as the contract date).

 While your rebalancing program is in effect, we will transfer amounts among each variable investment option so that the percentage of your account value that you specify is invested in each option at the end of each rebalancing date. Your entire account value in the variable investment options must be included in the rebalancing program.

 -------------------------------------------------------------------------------

 Rebalancing does not assure a profit or protect against loss. You should periodically review your allocation percentages as your needs change. You may want to discuss the rebalancing program with your financial professional or other financial adviser before electing the program.
 -------------------------------------------------------------------------------
 You may elect the rebalancing program at any time. You may also change your allocation instructions or cancel the program at any time. If you request a transfer while the



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TRANSFERRING YOUR MONEY AMONG INVESTMENT OPTIONS
--------------------------------------------------------------------------------

 rebalancing program is in effect, we will process the transfer as requested; the rebalancing program will remain in effect unless you request that it be canceled in writing.


 You may not elect the rebalancing program if you are participating in the dollar cost averaging program or special dollar cost averaging program or if the Assured Payment Option or APO Plus are in effect. Rebalancing is not available for amounts you have allocated in the fixed maturity options.





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ACCESSING YOUR MONEY



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ACCESSING YOUR MONEY
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 ASSURED PAYMENT OPTION AND APO PLUS
 (Rollover IRA and Flexible Premium IRA contracts only)

 We offer two options, the Assured Payment Option and APO Plus, under which you may receive distributions from your Rollover IRA or Flexible Premium IRA contract. If you choose one of these two distribution options you will receive guaranteed payments for a specified period of time we call the "fixed period." When the fixed period ends you will continue to receive payments for as long as you are living.

 You can elect the Assured Payment Option or APO Plus in the application or at a later date, provided that your account value is at least $10,000 at the time of election.

 Assured Payment Option and APO Plus benefits will differ for contracts issued in Maryland. See Appendix V at the end of this prospectus for more information.

 ASSURED PAYMENT OPTION

 HOW WE ALLOCATE YOUR CONTRIBUTIONS. In order to provide for the payments you receive during the fixed period, we allocate a portion of your initial contribution or account value to fixed maturity options that mature in consecutive date order. The remaining portion is allocated to your choice of a single life or joint and survivor life contingent annuity to provide for the payments you will receive after the fixed period. The payments are intended to pay out your entire account value by the end of the fixed period.
 -----------------------------------------------------------------------------
 The life contingent annuity provides for the payments after the fixed period ends.
 -----------------------------------------------------------------------------

 We determine the allocation of your contributions based on a number of factors. They are:

 o  the amount of your contribution;

 o  annuity purchase factors; and

 o  the fixed period.

 We then allocate your initial contribution among:

 (1) The separate account containing:

 (i)  the fixed maturity options; and

 (ii) amounts held to provide payments to you off maturity dates; and

 (2) the life contingent annuity.

 We will allocate your additional contributions in the same manner. Additional contributions will increase the level of your future payments. You may not change this allocation.

 While the Assured Payment Option is in effect, no amounts may be allocated to the variable investment options and the account for special dollar cost averaging.

 If you are using funds from multiple sources to purchase the Rollover IRA or Flexible Premium IRA contract with the Assured Payment Option in effect, we will allocate your contributions to the Alliance Money Market option until we receive all amounts under the contract. Once all amounts are received we will then apply them under the Assured Payment Option.

 PAYMENTS. The payments you receive will increase by 10% every three years during the fixed period on each third anniversary of the payment start date. After the end of the fixed period, your first payment under the life contingent annuity will be 10% greater than the final payment made under the fixed period.

 Whether you choose monthly, quarterly or annual payments, you will usually begin receiving payments one payment period after the contract date anniversary on which you elected to begin payments under your option, unless you elect otherwise, as described under "Off maturity date payments" earlier in this prospectus. Your payments will always be made on the 15th day of the month. However, if you are age 53 1/2 or older, you must defer the date your payments will start until you are age 59 1/2. If you are at least age 59 1/2 at the time the Assured Payment Option is elected you may choose to defer the date your payments will start. Generally, you may defer payments for a period of up to 72 months after you make your election. This is called the deferral period. Deferral of the payment start date permits you to lock in rates at a time when you may consider current




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ACCESSING YOUR MONEY
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 rates to be high, while permitting you to delay receiving payments if you have no immediate need to receive income under your contract.
--------------------------------------------------------------------------------

 The deferral period together with the fixed period may be referred to as a "liquidity period." You will be able to make withdrawals before the end of the fixed period. You may also choose to surrender your contract for its cash value while keeping the life contingent annuity in effect.
--------------------------------------------------------------------------------

 Before you decide to defer payments, you should consider the fact that the amount of income you purchase is based on the rates to maturity in effect on the date we allocate your contribution. Therefore, if rates rise during the deferral period, your payments may be less than they would have been if you had elected the Assured Payment Option at a later date. Deferral of the payment start date is not available if you are older than age 80. If your deferred payment start date is after you reach age 70 1/2, you should consider the effect that deferral may have on your required minimum distributions.

 See Appendix IV for an example of how payments are made under the Assured Payment Option.

 If you are age 70 1/2 or older, your payments during the fixed period are designed to meet required minimum distributions under your contract. We determine the amount of the payments based on the value in each fixed maturity option and the assigned value of the life contingent annuity for tax purposes. If at any time your payment under the Assured Payment Option would be less than the minimum amount required to be distributed under minimum distribution rules, we will notify you of the difference. You may then choose to have an additional amount withdrawn under your contract. We will treat such withdrawal as a lump sum withdrawal. However, no withdrawal charge will apply. We will then adjust your future scheduled payments so that the minimum distribution rules are met. You also have the option to take the amount from other traditional IRA funds you may have.

 FIXED PERIOD. The fixed period based on your age at the time the contract is issued (or your age at the time the Assured Payment Option is elected) will be as follows:

--------------------------------------------------------------
       AGE*                             FIXED PERIOD
--------------------------------------------------------------
  59 1/2 through 70                      15 years
  71 through 75                          12 years
  76 through 80                           9 years
  81 through 83                           6 years
--------------------------------------------------------------

 If you defer the date payments will start, your fixed period will be as follows:

---------------------------------------------------------------
                                      FIXED PERIOD
                                BASED ON DEFERRAL PERIOD
---------------------------------------------------------------
                            1-36        37-60        61-72
        AGE*               MONTHS       MONTHS       MONTHS
---------------------------------------------------------------
 53 1/2 through 70        12 years      9 years     9 years
 71 through 75             9 years      9 years      N/A
 76 through 80             6 years      6 years      N/A
 81 through 83               N/A          N/A        N/A
------------------------------------------------------------------
 * For joint and survivor payments, the fixed period is based on the age of the younger annuitant.


 PURCHASE RESTRICTIONS FOR JOINT AND SURVIVOR PAYMENTS. If you elect payments on a joint and survivor basis:

 o  the joint annuitant must be your spouse; and

 o  neither you nor the joint annuitant can be over age 83.

 PAYMENTS AFTER THE FIXED PERIOD. After the end of the fixed period, we will continue your payments under the life contingent annuity if either you or the joint annuitant is living. Payments continue throughout your lifetime (or the lifetime of the joint annuitant, if joint and survivor payments are elected) on the same payment schedule (either monthly, quarterly or annually) as the payments you received during the fixed period.
 -------------------------------------------------------------------------------
 The portion of your contribution allocated to the life contingent annuity does not have a cash value or an account value and, therefore, does not provide for withdrawals.
 -------------------------------------------------------------------------------

 THERE IS NO DEATH BENEFIT PROVIDED UNDER THE LIFE CONTINGENT ANNUITY AND PAYMENTS ARE MADE TO YOU ONLY IF YOU (OR THE JOINT ANNUITANT) ARE LIVING WHEN THE PAYMENTS ARE SCHEDULED TO BEGIN. THESE



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 PAYMENTS ARE ONLY MADE DURING YOUR LIFETIME AND, IF APPLICABLE, THE LIFETIME OF
 THE JOINT ANNUITANT. THEREFORE, YOU SHOULD CONSIDER THE POSSIBILITY THAT NO PAYMENTS WILL BE MADE UNDER THE LIFE CONTINGENT ANNUITY IF YOU (OR THE JOINT ANNUITANT) DO NOT SURVIVE TO THE DATE PAYMENTS ARE TO BEGIN.

 Under the life contingent annuity you may elect single life or joint and survivor payments. Joint and survivor payments are available on a 100%, one-half or two-thirds to survivor basis. Your first payment under the life contingent annuity will be 10% greater than the final payment under the fixed period. After the fixed period we will increase your payments annually on each anniversary of the payment start date under the life contingent annuity. We will base this increase on the annual increase in the Consumer Price Index, but it will never be greater than 3% per year.

 ALLOCATION OF WITHDRAWALS. Only lump sum withdrawals are permitted under the Assured Payment Option. We will subtract your withdrawal from all remaining fixed maturity options to which your account value is allocated as well as from amounts held in the separate account to provide for payments off maturity dates. As a result we will reduce the amount of your payments and the length of your fixed period. We will also begin making payments to you under the life contingent annuity at an earlier date. In order to achieve this result we will withdraw additional amounts over the amount of the withdrawal you requested. These amounts will be taken from the separate account which contains the fixed maturity options and from amounts held to provide for payments off maturity dates. The amounts are then allocated to the life contingent annuity. The exact additional amount we withdraw will depend on how much is necessary to assure that the same pattern of payments will continue in reduced amounts for your life and the life of the joint annuitant. The first increase in your payments will take place no later than the date of the next planned increase.

 Withdrawals are subject to a withdrawal charge and will have a 10% free withdrawal amount available. No withdrawal charges will apply to the payments made during the fixed period or a withdrawal made to meet the minimum distribution requirement under the contract.

 DEATH BENEFIT. If a death benefit becomes payable during the fixed period we will pay the death benefit amount to the designated beneficiary. The death benefit amount is the greater of:

 (1) your account value; and

 (2) the sum of the fixed maturity amounts in each fixed maturity option plus any amounts to provide for payments off maturity dates.

 We will not make any payments under the life contingent annuity after your death unless you have elected payments on a joint and survivor basis. If you elect joint and one-half or joint and two-thirds to survivor payments, at your death or the joint annuitant's death, we will reduce the payments by one-half or one-third, whichever applies.
 -------------------------------------------------------------------------------
 A death benefit is never payable under the life contingent annuity. The death benefit applies only during the fixed period.
 -------------------------------------------------------------------------------

 TERMINATION. The Assured Payment Option will be terminated if you:

 (1) cancel the option at any time by sending a written request satisfactory to us; or

 (2) submit an additional contribution and you do not want it allocated under the Assured Payment Option; or

 (3) request a transfer of your account value; or

 (4) request a change in the date the payments are to start under the life contingent annuity.

 Once the Assured Payment Option has ended, the life contingent annuity will remain in effect and payments will be made if you or the joint annuitant, are living on the date payments are to start. No additional amounts will be allocated under the life contingent annuity. You may elect to restart the Assured Payment Option by submitting a written request satisfactory to us, but no sooner than three years after the option was terminated. If you own an Equitable
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 Accumulator Rollover IRA or Flexible Premium IRA contract and you elected the
 Assured Payment Option at age 70 1/2 or older and subsequently terminate this option, required minimum distributions must continue to be made under your contract. Before terminating the Assured Payment Option, you should consider the implications this may have under the minimum distribution requirements. See "Tax Information."

 ANNUITY PAYOUT OPTIONS AND SURRENDERING THE CONTRACT. Once your contract is surrendered or an annuity payout option is chosen, we will return the contract to you with a notation that the life contingent annuity is still in effect. You may not surrender the life contingent annuity.

 APO PLUS

 APO Plus is a variation of the Assured Payment Option. Except as indicated below, APO Plus operates under the same guidelines as the Assured Payment Option. Under APO Plus you will be able to keep a portion of your value in the Alliance Common Stock option or the Alliance Equity Index option, whichever one you choose. Once you have selected a variable investment option it may not be changed.

 You may not elect APO Plus if the Assured Payment Option is already in effect.


 APO Plus allows you to remain invested in the variable investment option for longer than would be possible if you had applied your entire account value all at once to the Assured Payment Option or to an annuity payout option.

 HOW WE ALLOCATE YOUR CONTRIBUTIONS. We allocate a portion of your initial contribution or account value to the Assured Payment Option. Under the Assured Payment Option amounts are allocated in the same manner as described above. Your remaining account value is allocated to the variable investment option you select. Periodically during the fixed period we transfer a portion of your value in the variable investment option to the fixed maturity options to increase your guaranteed level payments under the Assured Payment Option.

 The amount allocated under the Assured Payment Option will provide for level payments. The amount of the level payments are equal to the amount of the initial payment that would have been provided if you had allocated your entire initial contribution or account value under the Assured Payment Option. The difference between the amount required for level payments and the amount required for increasing payments provided under the Assured Payment Option, is allocated to the variable investment option you selected. If you have any value in the fixed maturity options at the time this option is elected, a market value adjustment may apply as a result of such amounts being transferred to activate the Assured Payment Option.

 FIXED PERIOD. The fixed period and deferral period schedule shown for the Assured Payment Option will also apply under APO Plus.

 On the third February 15th following the date your first payment is made during the fixed period, a portion of your value in the variable investment option may be transferred to the Assured Payment Option in order to increase your level payments. If you elect a deferral period of three years or more, a portion of your value in the variable investment option will be allocated to the Assured Payment Option on the February 15th before the date your first payment is made. If your payments are to be made on February 15th, the date of the first payment will be counted as the first February 15th for the purpose of this transfer to the Assured Payment Option.

 The transfer of amounts to the Assured Payment Option is repeated each third year during the fixed period. The first increase in payments will be reflected in the payment made to you after three full years of payments and then every three years after that. Immediately following your last payment during the fixed period, your remaining value in the variable investment option is first allocated to the life contingent annuity to change the level payments previously purchased to increasing payments. These increasing payments will increase each year based on the annual increase in the Consumers Price Index, but never greater than 3%. If you have any value remaining after the increasing payments are purchased, this amount is allocated to the life contingent annuity to further increase your lifetime payments. If your



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 value in the variable investment option is insufficient to purchase the increasing payments, then the level payments previously purchased will be raised as much as possible.

 While APO Plus provides you with a minimum amount of level guaranteed lifetime payments under the Assured Payment Option, the total amount of income that you will receive over time will depend on the investment performance of the variable investment option which you selected. It will also depend on the current rates to maturity and the cost of the life contingent annuity, which also varies. As a result, the combined amount of guaranteed lifetime income you receive under APO Plus may be more or less than the amount that could have been purchased if your entire initial contribution or account value had been allocated to the Assured Payment Option.

 See Appendix IV for an example of the payments purchased under APO Plus.

 ALLOCATION OF ADDITIONAL CONTRIBUTIONS. Any additional contributions you make may only be allocated to the variable investment option. We do not permit additional contributions after the end of the fixed period.

 WITHDRAWALS. If you take a lump sum withdrawal or if a lump sum withdrawal is made to satisfy minimum distribution requirements such withdrawal will be taken from your value in the variable investment option unless you specify otherwise. If there is insufficient value in the variable investment option any additional amount will be taken from the separate account containing the fixed maturity options and from amounts held to provide for payments off maturity dates, in the same manner as described above for the Assured Payment Option.

 DEATH BENEFIT. If a death benefit becomes payable during the fixed period we will pay the death benefit amount to the designated beneficiary. The death benefit amount is equal to the greater of your value in the:

 (1) fixed maturity options; and

 (2) the separate account containing the fixed maturity amounts and any amounts held to provide for payments off maturity dates.

 When the greater of (1) and (2) above is determined, the value in the variable investment option is added. A death benefit is never payable under the life contingent annuity.

 TERMINATION OF APO PLUS. You may terminate APO Plus at any time by submitting a written request satisfactory to us. You may choose one of the following two options if you terminate APO Plus:

 (1) your contract will operate under the Equitable Accumulator Rollover IRA or Flexible Premium IRA rules; or

 (2) you may elect the Assured Payment Option.

 If you elect the Assured Payment Option, your remaining value in the variable investment option will be allocated to the fixed maturity options, the separate account to provide for payments off maturity dates, and the life contingent annuity. A market value adjustment may apply for any amounts allocated from a fixed maturity option. At least 45 days prior to the end of each three-year period, we will send you a quote indicating how much future income could be provided under the Assured Payment Option. The quote would be based on your current account value, current rates to maturity for the fixed maturity options, and current purchase rates under the life contingent annuity as of the date of the quote. The actual amount of future income you would receive depends on the rates in effect on the day you switch to the Assured Payment Option.


 WITHDRAWING YOUR ACCOUNT VALUE

 You have several ways to withdraw your account value before annuity payments begin. The table below shows the methods available under each type of contract. More information follows the table. For the tax consequences of withdrawals, see "Tax information."



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--------------------------------------------------------------------------------
                                   METHOD OF WITHDRAWAL
--------------------------------------------------------------------------------
                                                SUBSTANTIALLY        MINIMUM
 CONTRACT          LUMP SUM      SYSTEMATIC         EQUAL         DISTRIBUTION
--------------------------------------------------------------------------------
 NQ                  Yes           Yes             No                  No
 Rollover IRA*       Yes           Yes             Yes                 Yes
 Flexible
   Premium IRA*      Yes           Yes             Yes                 Yes
 Roth Conversion
   IRA               Yes           Yes             Yes                 No
 Flexible Premium
   Roth IRA          Yes           Yes             Yes                 No
 QP                  Yes           No              No                  Yes
 Rollover TSA**      Yes           No              No                  Yes
--------------------------------------------------------------------------------


 * If Assured Payment Option or APO Plus is elected, only lump sum withdrawals are available.

 ** For some Rollover TSA contracts, your ability to take withdrawals, loans or surrender your contract may be limited. You must provide withdrawal restriction information when you apply for a contract. See "Tax Sheltered Annuity contracts (TSAs)" in "Tax information."


 LUMP SUM WITHDRAWALS
 (All contracts)


 You may take lump sum withdrawals from your account value at any time. (Rollover TSA contracts may have restrictions.) The minimum amount you may withdraw is $300. If you request to withdraw more than 90% of a contract's current cash value we will treat it as a request to surrender the contract for its cash value. See "Surrendering your contract to receive its cash value" below.


 Lump sum withdrawals in excess of the 15% (10% under Assured Payment Option or APO Plus) free withdrawal amount (see "15% free withdrawal amount" in "Charges and expenses") may be subject to a withdrawal charge. Under Rollover TSA contracts, if a loan is outstanding, you may only take lump sum withdrawals as long as the cash value remaining after any withdrawal equals at least 10% of the outstanding loan plus accrued interest.


 SYSTEMATIC WITHDRAWALS
 (NQ and all IRA contracts)

 You may take systematic withdrawals of a particular dollar amount or a particular percentage of your account value.

 You may take systematic withdrawals on a monthly, quarterly, or annual basis as long as the withdrawals do not exceed the following percentages of your account value: 1.2% monthly, 3.6% quarterly, and 15.0% annually. The minimum amount you may take in each systematic withdrawal is $250. If the amount withdrawn would be less than $250 on the date a withdrawal is to be taken, we will not make a payment and we will terminate your systematic withdrawal election.

 We will make the withdrawals on any day of the month that you select as long as it is not later than the 28th day of the month. If you do not select a date, we will make the withdrawals on the same calendar day of the month as the contract date. You must wait at least 28 days after your contract is issued before your systematic withdrawals can begin.

 You may elect to take systematic withdrawals at any time. If you own an IRA contract, you may elect this withdrawal method only if you are between ages 59 1/2 and 70 1/2.

 You may change the payment frequency, or the amount or percentage of your systematic withdrawals, once each contract year. However, you may not change the amount or percentage in any contract year in which you have already taken a lump sum withdrawal. You can cancel the systematic withdrawal option at any time.

 Systematic withdrawals are not subject to a withdrawal charge, except to the extent that, when added to a lump sum withdrawal previously taken in the same contract year, the systematic withdrawal exceeds the 15% free withdrawal amount.



 SUBSTANTIALLY EQUAL WITHDRAWALS
 (All IRA contracts)


 The substantially equal withdrawals option allows you to receive distributions from your account value without triggering the 10% additional federal tax penalty, which normally applies to distributions made before age 59 1/2. See "Tax information." Once you begin to take substantially equal withdrawals, you should not stop them or change the pattern of your withdrawals until after the later of age 59 1/2




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 or five full years after the first withdrawal. If you stop or change the withdrawals or take a lump sum withdrawal, you may be liable for the 10% federal tax penalty that would have otherwise been due on prior withdrawals made under this option and for any interest on those withdrawals.

 You may elect to take substantially equal withdrawals at any time before age
 59 1/2. We will make the withdrawal on any day of the month that you select as long as it is not later than the 28th day of the month. You may not elect to receive the first payment in the same contract year in which you took a lump sum withdrawal. We will calculate the amount of your substantially equal withdrawals. The payments will be made monthly, quarterly, or annually as you select. These payments will continue until we receive written notice from you to cancel this option or you take a lump sum withdrawal. You may elect to start receiving substantially equal withdrawals again, but the payments may not restart in the same contract year in which you took a lump sum withdrawal. We will calculate the new withdrawal amount.

 You may not elect substantially equal withdrawals if you have balances in the account for special dollar cost averaging.

 Substantially equal withdrawals are not subject to a withdrawal charge.


 MINIMUM DISTRIBUTION WITHDRAWALS
 (Rollover IRA, Flexible Premium IRA, QP, and Rollover TSA contracts only - See "Tax information")


 We offer the minimum distribution withdrawal option to help you meet lifetime required minimum distributions under federal income tax rules. You may elect this option in the year in which you reach age 70 1/2. The minimum amount we will pay out is $250. You may elect the method you want us to use to calculate your minimum distribution withdrawals from the choices we offer. Currently, minimum distribution withdrawal payments will be made annually.


 We do not impose a withdrawal charge on minimum distribution withdrawals except if when added to a lump sum withdrawal previously taken in the same contract year, the minimum distribution withdrawal exceeds the 15% free withdrawal amount.

 We will calculate your annual payment based on your account value at the end of the prior calendar year based on the method you choose.

 Under Rollover TSA contracts, you may not elect minimum distribution withdrawals if a loan is outstanding.
 -------------------------------------------------------------------------------

 For Rollover IRA, Flexible Premium IRA, QP, and Rollover TSA contracts, we will send a form outlining the distribution options available in the year you reach age 70 1/2 (if you have not begun your annuity payments before that time).

 -------------------------------------------------------------------------------

 HOW WITHDRAWALS ARE TAKEN FROM YOUR ACCOUNT VALUE

 Unless you specify otherwise, we will subtract your withdrawals on a pro rata basis from your value in the variable investment options. If there is insufficient value or no value in the variable investment options, any additional amount of the withdrawal required or the total amount of the withdrawal will be withdrawn from the fixed maturity options in order of the earliest maturity date(s) first and then from the account for special dollar cost averaging. A market value adjustment may apply to withdrawals from the fixed maturity options.


 HOW WITHDRAWALS AFFECT YOUR GUARANTEED MINIMUM INCOME BENEFIT AND GUARANTEED MINIMUM DEATH BENEFIT

 Withdrawals will reduce your guaranteed benefits on either a dollar-for-dollar basis or on a pro rata basis as explained below:


 INCOME BENEFIT AND DEATH BENEFIT

 5% roll up to age 80 or age 70 - If you elect the 5% roll up to age 80 or 5% roll up to age 70 guaranteed minimum death benefit, your benefit base will be reduced on a dollar-for-dollar basis as long as the sum of your



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 withdrawals in a contract year is 5% or less of the guaranteed minimum death benefit on the most recent contract date anniversary. Once you take a withdrawal that causes the sum of your withdrawals in a contract year to exceed 5% of the guaranteed minimum death benefit on the most recent contract date anniversary, that withdrawal and any subsequent withdrawals in that same contract year will reduce your benefit base on a pro rata basis.


 The timing of your withdrawals and whether they exceed the 5% threshold described above can have a significant impact on your guaranteed minimum income benefit or guaranteed minimum death benefit.

 Annual ratchet to age 80 - If you elect the annual ratchet to age 80 guaranteed minimum death benefit, each withdrawal will always reduce your benefit base and current guaranteed minimum death benefit on a pro rata basis.


 Annuitant issue ages 80 through 90 - If your contract was issued when the annuitant was between ages 80 and 90, each withdrawal will always reduce your current guaranteed minimum death benefit on a pro rata basis.

                   ----------------------------------------
 Reduction on a dollar-for-dollar basis means that your current benefit will be reduced by the dollar amount of the withdrawal. Reduction on a pro rata basis means that we calculate the percentage of your current account value that is being withdrawn and we reduce your current benefit by that same percentage. For example, if your account value is $30,000 and you withdraw $12,000, you have withdrawn 40% of your account value. If your guaranteed minimum death benefit was $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 x.40) and your new guaranteed minimum death benefit after the withdrawal would be $24,000 ($40,000 - $16,000).


 LOANS UNDER ROLLOVER TSA CONTRACTS

 You may take loans from a Rollover TSA unless restricted by the employer who provided the Rollover TSA funds. If you cannot take a loan, or cannot take a loan without approval from the employer who provided the funds, we will have this information in our records based on what you and the employer who provided the funds told us when you purchased your contract. The employer must also tell us whether special employer plan rules of the Employee Retirement Income Security Act of 1974 ("ERISA") apply. We will not permit you to take a loan while you are taking minimum distribution withdrawals.

 You should read the terms and conditions on our loan request form carefully before taking out a loan. Under Rollover TSA contracts subject to ERISA, you may only take a loan with the written consent of your spouse. Your contract contains further details of the loan provision. Also, see "Tax information" for general rules applicable to loans.

 We will permit you to have only one loan outstanding at a time. The minimum loan amount is $1,000. The maximum amount is $50,000 or, if less, 50% of your account value, subject to any limits under the federal income tax rules. The term of a loan is five years. However, if you use the loan to acquire your primary residence, the term is 10 years. The term may not extend beyond the earliest of:

 (1) the date annuity payments begin,

 (2) the date the contract terminates, and

 (3) the date a death benefit is paid (the outstanding loan will be deducted from the death benefit amount).

 Interest will accrue daily on your outstanding loan at a rate we set. The loan interest rate will be equal to the Moody's Corporate Bond Yield Averages for Baa bonds for the calendar month ending two months before the first day of the calendar quarter in which the rate is determined.

 LOAN RESERVE ACCOUNT. On the date your loan is processed, we will transfer the amount of your loan to the loan reserve account. Unless you specify otherwise, we will subtract your loan on a pro rata basis from your value in the variable investment options. If there is insufficient value or no value in the variable investment options, any additional amount of the loan will be subtracted from the fixed maturity options in order of the earliest maturity date(s) first. A market value adjustment may apply.



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 We will credit interest to the amount in the loan reserve account at a rate of
 2% lower than the loan interest rate that applies for the time your loan is outstanding. On each contract date anniversary after the date the loan is processed, we will transfer the amount of interest earned in the loan reserve account to the variable investment options on a pro rata basis. When you make a loan repayment, unless you specify otherwise, we will transfer the dollar amount of the loan repaid from the loan reserve account to the investment options according to the allocation percentages we have on our records.


 SURRENDERING YOUR CONTRACT TO RECEIVE ITS CASH VALUE


 You may surrender your contract to receive its cash value at any time while the annuitant is living and before you begin to receive annuity payments. (Rollover TSA contracts may have restrictions.) For a surrender to be effective, we must receive your written request and your contract at our processing office. We will determine your cash value on the date we receive the required information. All benefits under the contract will terminate as of that date.


 You may receive your cash value in a single sum payment or apply it to one or more of the annuity payout options. See "Your annuity payout options" below. For the tax consequences of surrenders, see "Tax information."


 WHEN TO EXPECT PAYMENTS

 Generally, we will fulfill requests for payments out of the variable investment options within seven calendar days after the date of the transaction to which the request relates. These transactions may include applying proceeds to a variable annuity, payment of a death benefit, payment of any amount you withdraw (less any withdrawal charge) and, upon surrender, payment of the cash value. We may postpone such payments or applying proceeds for any period during which:

 (1) the New York Stock Exchange is closed or restricts trading,

 (2) sales of securities or determination of the fair value of a variable investment option's assets is not reasonably practicable because of an emergency, or

 (3) the SEC, by order, permits us to defer payment to protect people remaining in the variable investment options.

 We can defer payment of any portion of your value in the fixed maturity options and the account for special dollar cost averaging (other than for death benefits) for up to six months while you are living. We also may defer payments for a reasonable amount of time (not to exceed 10 days) while we are waiting for a contribution check to clear.

 All payments are made by check and are mailed to you (or the payee named in a tax-free exchange) by U.S. mail, unless you request that we use an express delivery service at your expense.


 YOUR ANNUITY PAYOUT OPTIONS

 Equitable Accumulator offers you several choices of annuity payout options. Some enable you to receive fixed annuity payments, which can be either level or increasing, and others enable you to receive variable annuity payments.


 You can choose from among the annuity payout options listed below. Restrictions may apply, depending on the type of contract you own or the annuitant's age at contract issue. In addition, if you are exercising your guaranteed minimum income benefit under baseBUILDER, your choice of payout options are those that are available under the baseBUILDER (see "Our baseBUILDER option").




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--------------------------------------------------------------------
 Fixed annuity payout options     Life annuity
                                  Life annuity with period
                                   certain
                                  Life annuity with refund
                                     certain
                                  Period certain annuity
--------------------------------------------------------------------
 Variable Immediate Annuity       Life annuity (not available
   payout options                  in New York)
                                  Life annuity with period
                                     certain
--------------------------------------------------------------------
 Income Manager payout            Life annuity with period
   options (available for          certain
   annuitants age 83 or less      Period certain annuity
   at contract issue)
--------------------------------------------------------------------

 o Life annuity: An annuity that guarantees payments for the rest of the annuitant's life. Payments end with the last monthly payment before the annuitant's death. Because there is no continuation of benefits following the annuitant's death with this payout option, it provides the highest monthly payment of any of the life annuity options, so long as the annuitant is living.

 o Life annuity with period certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the end of a selected period of time ("period certain"), payments continue to the beneficiary for the balance of the period certain. The period certain cannot extend beyond the annuitant's life expectancy. A life annuity with a period certain is the form of annuity under the contracts that you will receive if you do not elect a different payout option. In this case, the period certain will be based on the annuitant's age and will not exceed 10 years.

 o Life annuity with refund certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the amount applied to purchase the annuity option has been recovered, payments to the beneficiary will continue until that amount has been recovered. This payout option is available only as a fixed annuity.

 o Period certain annuity: An annuity that guarantees payments for a specific period of time, usually 5, 10, 15, or 20 years. This guaranteed period may not exceed the annuitant's life expectancy. This option does not guarantee payments for the rest of the annuitant's life. It does not permit any repayment of the unpaid principal, so you cannot elect to receive part of the payments as a single sum payment with the rest paid in monthly annuity payments. This payout option is available only as a fixed annuity.

 The life annuity, life annuity with period certain, and life annuity with refund certain payout options are available on a single life or joint and survivor life basis. The joint and survivor life annuity guarantees payments for the rest of the annuitant's life and, after the annuitant's death, payments continue to the survivor. We may offer other payout options not outlined here. Your financial professional can provide details.


 FIXED ANNUITY PAYOUT OPTION


 With fixed annuities, we guarantee fixed annuity payments will be based either on the tables of guaranteed annuity purchase factors in your contract or on our then current annuity purchase factors, whichever is more favorable for you.



 VARIABLE IMMEDIATE ANNUITY PAYOUT OPTIONS

 Variable Immediate Annuities are described in a separate prospectus that is available from your financial professional. Before you select a Variable Immediate Annuity payout option, you should read the prospectus which contains important information that you should know.

 Variable annuities may be funded through your choice of variable investment options investing in portfolios of EQ Advisors Trust. The contract also offers a fixed annuity option that can be elected in combination with the variable annuity payout options. The amount of each variable annuity payment will fluctuate, depending upon the performance of the variable investment options, and whether the actual rate of investment return is higher or lower than an assumed base rate.



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 INCOME MANAGER PAYOUT OPTIONS


 The Income Manager payout annuity contracts differ from the other payout annuity contracts. The other payout annuity contracts may provide higher or lower income levels, but do not have all the features of the Income Manager payout annuity contract. You may request an illustration of the Income Manager payout annuity contract from your financial professional. Income Manager payout options are described in a separate prospectus that is available from your financial professional. Before you select an Income Manager payout option, you should read the prospectus which contains important information that you should know.


 Both Income Manager payout options provide guaranteed level payments (NQ and IRA contracts). The Income Manager (life annuity with period certain) also provides guaranteed increasing payments (NQ contracts only). You may not elect a period certain Income Manager payout option unless withdrawal charges are no longer in effect under your Equitable Accumulator.

 For QP and Rollover TSA contracts, if you want to elect an Income Manager payout option, we will first roll over amounts in such contract to a Rollover IRA contract. You will be the owner of the Rollover IRA contract.

 You may choose to apply only part of the account value of your Equitable Accumulator contract to an Income Manager payout annuity. In this case, we will consider any amounts applied as a withdrawal from your Equitable Accumulator and we will deduct any applicable withdrawal charge. For the tax consequences of withdrawals, see "Tax information."

 Depending upon your circumstances, the purchase of an Income Manager contract may be done on a tax-free basis. Please consult your tax adviser.


 THE AMOUNT APPLIED TO PURCHASE AN ANNUITY PAYOUT OPTION

 The amount applied to purchase an annuity payout option varies, depending on the payout option that you choose, and the timing of your purchase as it relates to any withdrawal charges or market value adjustments.


 If amounts in a fixed maturity option are used to purchase any annuity payout option, prior to the maturity date, a market value adjustment will apply.

 For the fixed annuity payout options and Variable Immediate Annuity payout options, no withdrawal charge is imposed if you select a life annuity, life annuity with period certain or life annuity with refund certain.

 For the fixed annuity payout option, the withdrawal charge applicable under your Equitable Accumulator is imposed if you select a period certain. If the period certain is more than 5 years, then the withdrawal charge deducted will not exceed 5% of the account value.

 For the Income Manager payout options no withdrawal charge is imposed under the Equitable Accumulator. If the withdrawal charge that otherwise would have been applied to your account value under your Equitable Accumulator is greater than 2% of the contributions that remain in your contract at the time you purchase your payout option, the withdrawal charges under the Income Manager will apply. For this purpose, the year in which your account value is applied to the payout option will be "contract year 1."

 For contracts issued in New York where the annuitant was age 84 or 85 at contract issue, any applicable withdrawal charge will be imposed on payments if you select a period certain annuity.



 SELECTING AN ANNUITY PAYOUT OPTION

 When you select a payout option, we will issue you a separate written agreement confirming your right to receive annuity payments. We require you to return your contract before annuity payments begin unless you are applying only some of your account value to an Income Manager contract. The contract owner and annuitant must meet the issue age and payment requirements.

 You can choose the date annuity payments begin but it may not be earlier than thirteen months from the Equitable Accumulator contract date. Except with respect to the


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 Income Manager annuity payout options, where payments are made on the 15th day of each month, you can change the date your annuity payments are to begin anytime before that date as long as you do not choose a date later than the 28th day of any month. Also, that date may not be later than:

 (i) if the annuitant was not older than age 83 when the contract was issued, the contract date anniversary that follows the annuitant's 90th birthday;


 (ii) if the annuitant was age 84 but not older than age 88 when the contract was issued the annuitant's age at issue plus seven years;


 (iii) if the annuitant was age 89 or 90 when the contract was issued, age 95;
       and

 (iv)  for contracts issued in New York, by the annuitant's 90th birthday.



 The above may be different in some states.


 Before the last date by which your annuity payments must begin, we will notify you by letter. Once you have selected an annuity payout option and payments have begun, no change can be made other than: (i) transfers (if permitted in the future) among the variable investment options if a Variable Immediate Annuity payout option is selected; and (ii) withdrawals or contract surrender (subject to a market value adjustment) if an Income Manager annuity payout option is chosen.


 The amount of the annuity payments will depend on the amount applied to purchase the annuity and the applicable annuity purchase factors, discussed earlier.

 In no event will you ever receive payments under a fixed option or an initial payment under a variable option of less than the minimum amounts guaranteed by the contract.

 If, at the time you elect a payout option, the amount to be applied is less than $2,000 or the initial payment under the form elected is less than $20 monthly, we reserve the right to pay the account value in a single sum rather than as payments under the payout option chosen.



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CHARGES AND EXPENSES



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 CHARGES THAT EQUITABLE LIFE DEDUCTS

 We deduct the following charges each day from the net assets of each variable investment option. These charges are reflected in the unit values of each variable investment option:

 o  A mortality and expense risks charge

 o  An administrative charge

 o  A distribution charge

 We deduct the following charges from your account value. When we deduct these charges from your variable investment options, we reduce the number of units credited to your contract:

 o On each contract date anniversary - an annual administrative charge if applicable (Flexible Premium IRA and Flexible Premium Roth IRA contracts only).

 o At the time you make certain withdrawals or surrender your contract - a withdrawal charge.

 o If you elect the optional benefit - a charge for the optional baseBUILDER benefit.


 o At the time annuity payments are to begin - charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. An annuity administrative fee may also apply.


 More information about these charges appears below. We will not increase these charges for the life of your contract, except as noted. We may reduce certain charges under group or sponsored arrangements. See "Group or sponsored arrangements" below.

 To help with your retirement planning, we may offer other annuities with different charges, benefits, and features. Please contact your financial professional for more information.


 MORTALITY AND EXPENSE RISKS CHARGE

 We deduct a daily charge from the net assets in each variable investment option to compensate us for mortality and expense risks, including the guaranteed minimum death benefit. The daily charge is equivalent to an annual rate of 1.10% of the net assets in each variable investment option.

 The mortality risk we assume is the risk that annuitants as a group will live for a longer time than our actuarial tables predict. If that happens, we would be paying more in annuity income than we planned. We also assume a risk that the mortality assumptions reflected in our guaranteed annuity payment tables, shown in each contract, will differ from actual mortality experience. Lastly, we assume a mortality risk to the extent that at the time of death, the guaranteed minimum death benefit exceeds the cash value of the contract. The expense risk we assume is the risk that it will cost us more to issue and administer the contracts than we expect.


 ADMINISTRATIVE CHARGE

 We deduct a daily charge from the net assets in each variable investment option. The charge, together with the annual administrative charge described below, is to compensate us for administrative expenses under the contracts. The daily charge is equivalent to an annual rate of 0.25% of the net assets in each variable investment option. We reserve the right under the contracts to increase this charge to an annual rate of 0.35%.


 DISTRIBUTION CHARGE

 We deduct a daily charge from the net assets in each variable investment option to compensate us for a portion of our sales expenses under the contracts. The daily charge is equivalent to an annual rate of 0.20% of the net assets in each variable investment option.


 ANNUAL ADMINISTRATIVE CHARGE (FLEXIBLE PREMIUM IRA AND FLEXIBLE PREMIUM ROTH IRA CONTRACTS ONLY)

 Under Flexible Premium IRA and Flexible Premium Roth IRA contracts, we deduct an administrative charge from your account value on each contract date anniversary. We deduct the charge if your account value on the last business day of the contract year is less than $25,000. If your account value on such date is $25,000 or more, we do not deduct the



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 charge. During the first two contract years, the charge is equal to $30 or, if less, 2% of your account value. The charge is $30 for contract years three and later.

 We will deduct this charge from your value in the variable investment options on a pro rata basis. If there is not enough value in the variable investment options, we will deduct all or a portion of the charge from the fixed maturity options in order of the earliest maturity date(s) first. If you surrender your contract during the contract year we will deduct a pro rata portion of the charge.


 WITHDRAWAL CHARGE

 A withdrawal charge applies in two circumstances: (1) if you make one or more withdrawals during a contract year that, in total, exceed the 15% free withdrawal amount, described below, or (2) if you surrender your contract to receive its cash value.

 The withdrawal charge equals a percentage of the contributions withdrawn. The percentage that applies depends on how long each contribution has been invested in the contract. We determine the withdrawal charge separately for each contribution according to the following table:


--------------------------------------------------------------------------------
                                    CONTRACT YEAR
--------------------------------------------------------------------------------
                  1       2        3       4       5       6       7      8+
--------------------------------------------------------------------------------

 Percentage of
   contribution   7%      6%      5%       4%      3%      2%      1%      0%
--------------------------------------------------------------------------------

 If the Assured Payment Option or APO Plus is in effect, the withdrawal charge is equal to a percentage of the contributions withdrawn minus any amounts allocated to the life contingent annuity.


 For purposes of calculating the withdrawal charge, we treat the contract year in which we receive a contribution as "contract year 1." Amounts withdrawn up to the free withdrawal amount are not considered withdrawal of any contribution. We also treat contributions that have been invested the longest as being withdrawn first. We treat contributions as withdrawn before earnings for purposes of calculating the withdrawal charge. However, federal income tax rules treat earnings under your contract as withdrawn first. See "Tax information." Please note that you may incur a withdrawal charge if your contract was issued in New York and your annuitant was age 84 or 85 at issue because you must accept distribution of your cash value beginning with the contract anniversary following the annuitant's 90th birthday.


 In order to give you the exact dollar amount of the withdrawal you request, we deduct the amount of the withdrawal and the withdrawal charge from your account value. Any amount deducted to pay withdrawal charges is also subject to that same withdrawal charge percentage. We deduct the charge in proportion to the amount of the withdrawal subtracted from each investment option. The withdrawal charge helps cover our sales expenses.


 For annuitants that are ages 84 and 85 when the contract is issued in Pennsylvania, the withdrawal charge will be computed in the same manner as for other contracts, except that the withdrawal charge schedule will be different. For these contracts, the withdrawal charge schedule will be 5% of each contribution made in the first contract year, decreasing by 1% each subsequent contract year to 0% in the sixth and later contract years.


 The withdrawal charge does not apply in the circumstances described below.

 ANNUITANT AGES 86 THROUGH 90 WHEN THE CONTRACT IS ISSUED. The withdrawal charge does not apply under the contract if the annuitant is age 86 or older when the contract is issued.

 15% FREE WITHDRAWAL AMOUNT. Each contract year you can withdraw up to 15% of your account value without paying a withdrawal charge. The 15% free withdrawal amount is determined using your account value on the most recent contract date anniversary, minus any other withdrawals made during the contract year. The 15% free withdrawal amount does not apply if you surrender your contract.

 The free withdrawal amount is 10% of your account value under the Assured Payment Option and APO Plus.



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 Note the following special rule for NQ contracts issued to a charitable remainder trust, the free withdrawal amount will equal the greater of: (1) the current account value, less contributions that have not been withdrawn (earnings in the contract), and (2) the 15% free withdrawal amount defined above.

 DISABILITY, TERMINAL ILLNESS OR CONFINEMENT TO NURSING HOME. The withdrawal charge does not apply if:

 o The annuitant has qualified to receive Social Security disability benefits as certified by the Social Security Administration; or

 o We receive proof satisfactory to us (including certification by a licensed physician) that the annuitant's life expectancy is six months or less; or

 o The annuitant has been confined to a nursing home for more than 90 days (or such other period, as required in your state) as verified by a licensed physician. A nursing home for this purpose means one that is (a) approved by Medicare as a provider of skilled nursing care service, or (b) licensed as a skilled nursing home by the state or territory in which it is located (it must be within the United States, Puerto Rico, or U.S. Virgin Islands) and meets all of the following:

    - its main function is to provide skilled, intermediate, or custodial nursing care;

    - it provides continuous room and board to three or more persons;

    - it is supervised by a registered nurse or licensed practical nurse;

    - it keeps daily medical records of each patient;

    - it controls and records all medications dispensed; and

    - its primary service is other than to provide housing for residents.

 We reserve the right to impose a withdrawal charge, in accordance with your contract and applicable state law, if the disability is caused by a preexisting condition or a condition that began within 12 months of the contract date. Some states may not permit us to waive the withdrawal charge in the above circumstances, or may limit the circumstances for which the withdrawal charge may be waived. Your financial professional can provide more information or you may contact our Processing Office.


 BASEBUILDER BENEFIT CHARGE

 If you elect the baseBUILDER, we deduct a charge annually from your account value on each contract date anniversary until such time as you exercise the guaranteed minimum income benefit, elect another annuity payout option, or the contract date anniversary after the annuitant reaches age 85, whichever occurs first. The charge is equal to 0.30% (0.15% if the 5% roll up to age 70 baseBUILDER benefit is elected) of the benefit base in effect on the contract date anniversary.

 We will deduct this charge from your value in the variable investment options on a pro rata basis. If there is not enough value in the variable investment options, we will deduct all or a portion of the charge from the fixed maturity options in order of the earliest maturity date(s) first. A market value adjustment may apply.


 CHARGES FOR STATE PREMIUM AND OTHER APPLICABLE TAXES


 We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. Generally, we deduct the charge from the amount applied to provide an annuity payout option. The current tax charge that might be imposed by us varies by state and ranges from 0% to 3.5% (1% in Puerto Rico and 5% in the U.S. Virgin Islands).


 VARIABLE IMMEDIATE ANNUITY PAYOUT OPTION ADMINISTRATIVE FEE

 We deduct a fee of $350 from the amount to be applied to the Variable Immediate Annuity payout option.

 CHARGES THAT EQ ADVISORS TRUST DEDUCTS

 EQ Advisors Trust deducts charges for the following types of fees and expenses:



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 o  Management fees ranging from 0.25% to 1.15%.

 o  12b-1 fees of 0.25%.

 o Operating expenses, such as trustees' fees, independent auditors' fees, legal counsel fees, administrative service fees, custodian fees, and liability insurance.

 o  Investment-related expenses, such as brokerage commissions.

 These charges are reflected in the daily share price of each portfolio. Since shares of EQ Advisors Trust are purchased at their net asset value, these fees and expenses are, in effect, passed on to the variable investment options and are reflected in their unit values. For more information about these charges, please refer to the prospectus for EQ Advisors Trust following this prospectus.


 GROUP OR SPONSORED ARRANGEMENTS

 For certain group or sponsored arrangements, we may reduce the withdrawal charge or the mortality and expense risks charge, or change the minimum initial contribution requirements. We also may change the guaranteed minimum income benefit and the guaranteed minimum death benefit, or offer variable investment options that invest in shares of EQ Advisors Trust that are not subject to the 12b-1 fee. Group arrangements include those in which a trustee or an employer, for example, purchases contracts covering a group of individuals on a group basis. Group arrangements are not available for IRA contracts. Sponsored arrangements include those in which an employer allows us to sell contracts to its employees or retirees on an individual basis.

 Our costs for sales, administration, and mortality generally vary with the size and stability of the group or sponsoring organization, among other factors. We take all these factors into account when reducing charges. To qualify for reduced charges, a group or sponsored arrangement must meet certain requirements, such as requirements for size and number of years in existence. Group or sponsored arrangements that have been set up solely to buy contracts or that have been in existence less than six months will not qualify for reduced charges.

 We also may establish different rates to maturity for the fixed maturity options under different classes of contracts for group or sponsored arrangements.

 We will make these and any similar reductions according to our rules in effect when we approve a contract for issue. We may change these rules from time to time. Any variation will reflect differences in costs or services and will not be unfairly discriminatory.

 Group or sponsored arrangements may be governed by federal income tax rules, ERISA, or both. We make no representations with regard to the impact of these and other applicable laws on such programs. We recommend that employers, trustees, and others purchasing or making contracts available for purchase under such programs seek the advice of their own legal and benefits advisers.


 OTHER DISTRIBUTION ARRANGEMENTS

 We may reduce or eliminate charges when sales are made in a manner that result in savings of sales and administrative expenses, such as sales through persons who are compensated by clients for recommending investments and who receive no commission or reduced commissions in connection with the sale of the contracts. We will not permit a reduction or elimination of charges where it would be unfairly discriminatory.



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PAYMENT OF DEATH BENEFIT



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 YOUR BENEFICIARY AND PAYMENT OF BENEFIT

 You designate your beneficiary when you apply for your contract. You may change your beneficiary at any time. The change will be effective on the date the written request for the change is received in our processing office. We are not responsible for any beneficiary change request that we do not receive. We will send you a written confirmation when we receive your request. Under jointly owned contracts, the surviving owner is considered the beneficiary, and will take the place of any other beneficiary. You may be limited as to the beneficiary you can designate in a Rollover TSA contract. In a QP contract, the beneficiary must be the trustee.

 The death benefit is equal to your account value, or, if greater, the guaranteed minimum death benefit. The guaranteed minimum death benefit is part of your contract, whether you select the baseBUILDER benefit or not. We determine the amount of the death benefit (other than the guaranteed minimum death benefit) as of the date we receive satisfactory proof of the annuitant's death and any required instructions for the method of payment. We determine the amount of the guaranteed minimum death benefit as of the date of the annuitant's death. Under Rollover TSA contracts we will deduct the amount of any outstanding loan plus accrued interest from the amount of the death benefit.

 The death benefit payable under the Assured Payment Option or APO Plus is described earlier in this prospectus. See "Assured Payment Option and APO Plus."


 EFFECT OF THE ANNUITANT'S DEATH

 If the annuitant dies before the annuity payments begin, we will pay the death benefit to your beneficiary.

 Generally, the death of the annuitant terminates the contract. However, a beneficiary spouse of the owner/annuitant can choose to be treated as the successor owner/annuitant and continue the contract. Only a spouse can be a successor owner/annuitant. A successor owner/annuitant can only be named under NQ and IRA contracts.

 For IRA contracts, a beneficiary may be able to have limited ownership as discussed under "Beneficiary continuation option" below.

 WHEN AN NQ CONTRACT OWNER DIES BEFORE THE ANNUITANT


 Under certain conditions the owner changes after the original owner's death. When you are not the annuitant under an NQ contract and you die before annuity payments begin, the beneficiary named to receive the death benefit upon the annuitant's death will automatically become the successor owner. If you do not want this beneficiary to be the successor owner, you should name a specific successor owner. You may name a successor owner at any time by sending satisfactory notice to our processing office. If the contract is jointly owned and the first owner to die is not the annuitant, the surviving owner becomes the sole contract owner. This person will be considered the successor owner for purposes of the distribution rules described in this section. The surviving owner automatically takes the place of any other beneficiary designation.


 Unless the surviving spouse of the owner who has died (or in the case of a joint ownership situation, the surviving spouse of the first owner to die) is the successor owner for this purpose, the entire interest in the contract must be distributed under the following rules:


 o The cash value of the contract must be fully paid to the successor owner (new owner) by December 31st of the fifth calendar year after your death (or in a joint ownership situation, the death of the first owner to die).


 o The successor owner may instead elect to receive the cash value as a life annuity (or payments for a period certain of not longer than the new owner's life expectancy). Payments must begin no later than December 31st following the calendar year of the non-annuitant owner's death. Unless this alternative is elected, we will pay any cash value on December 31st of the fifth calendar year following the year of your death (or the death of the first owner to die).



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 o  If the surviving spouse is the successor owner or joint owner, the spouse may elect to continue the contract. No distributions are required as long as the surviving spouse and annuitant are living.


 HOW DEATH BENEFIT PAYMENT IS MADE

 We will pay the death benefit to the beneficiary in the form of the annuity payout option you have chosen. If you have not chosen an annuity payout option as of the time of the annuitant's death, the beneficiary will receive the death benefit in a single sum. However, subject to any exceptions in the contract, our rules and any applicable requirements under federal income tax rules, the beneficiary may elect to apply the death benefit to one or more annuity payout options we offer at the time. See "Your annuity payout options" in "Accessing your money" earlier in this prospectus. Please note that any annuity payout option chosen may not extend beyond the life expectancy of the beneficiary.


 SUCCESSOR OWNER AND ANNUITANT

 If you are both the contract owner and the annuitant, and your spouse is the sole beneficiary or the joint owner, then your spouse may elect to receive the death benefit or continue the contract as successor owner/annuitant.

 If your surviving spouse decides to continue the contract, then on the contract date anniversary following your death, we will increase the account value to equal your current guaranteed minimum death benefit, if it is higher than the account value. The increase in the account value will be allocated to the investment options according to the allocation percentages we have on file for your contract. Thereafter, withdrawal charges will no longer apply to this amount. Withdrawal charges will apply if you make additional contributions. These additional contributions will be withdrawn only after all other amounts have been withdrawn. In determining whether the guaranteed minimum death benefit will continue to grow, we will use your surviving spouse's age (as of the contract date anniversary).

 BENEFICIARY CONTINUATION OPTION


 Upon your death under an IRA contract, a beneficiary may generally elect to keep the contract in your name and receive distributions under the contract instead of receiving the death benefit in a single sum. In order to elect this option, the beneficiary must be an individual. Certain trusts with only individual beneficiaries will be treated as individuals. This election must be made within 60 days following the date we receive proof of your death. We will increase the account value to equal the death benefit if the death benefit is greater than the account value. Except as noted in the next sentence, the beneficiary continuation option will be available on or after May 1, 2000, depending on when we receive regulatory clearance in your state. For Rollover IRA and Flexible Premium IRA contracts, a similar beneficiary continuation option will be available until the beneficiary continuation option described in this prospectus is available. Please contact our processing office for further information. In addition, the beneficiary continuation option is not available if APO or APO Plus is in effect at your death.


 Under the beneficiary continuation option:


 o  The contract continues in your name for the benefit of your beneficiary.

 o The beneficiary may make transfers among the investment options but no additional contributions will be permitted.


 o The guaranteed minimum income benefit and the death benefit (including the guaranteed minimum death benefit) provisions will no longer be in effect.


 o The beneficiary may choose at any time to withdraw all or a portion of the account value and no withdrawal charges will apply. Any partial withdrawal must be at least $300.


 o Upon the death of the beneficiary, any remaining death benefit will be paid in a lump sum to the person the beneficiary chooses.

 For Traditional IRA contracts only, if you die AFTER the "Required Beginning Date" for required minimum distributions (see "Tax information"), the contract will continue if:



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 (a) You were receiving minimum distribution withdrawals from this contract;
     and

 (b) The pattern of minimum distribution withdrawals you chose was based in part on the life of the designated beneficiary.

 The withdrawals will then continue to be paid to the beneficiary on the same basis as you chose before your death. We will be able to tell your beneficiary whether this option is available. You should contact our processing office for further information.


 For all of the above contracts, If you die BEFORE the Required Beginning Date (and, for a traditional IRA, therefore you were not taking minimum distribution withdrawals under the contract) the beneficiary may choose one of the following two beneficiary continuation options:

 1. Payments over life expectancy period. The beneficiary can receive annual minimum distributions based on the beneficiary's life expectancy. If there is more than one beneficiary, the shortest life expectancy is used. These minimum distributions must begin by December 31st of the calendar year following the year of your death. In some situations, a spouse beneficiary who elects to continue the contract in your name under the beneficiary continuation option instead of electing successor owner/ annuitant status may also choose to delay beginning these minimum distributions until the December 31st of the calendar year in which you would have turned age
     70 1/2.


 2. Five Year Rule. The beneficiary can take withdrawals as desired. If the beneficiary does not withdraw the entire account value by the December 31st of the fifth calendar year following your death, we will pay any amounts remaining under the contract to the beneficiary by that date. If you have more than one beneficiary, and one of them elects this option, then all of your beneficiaries will receive this option.



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TAX INFORMATION



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 OVERVIEW

 In this part of the prospectus, we discuss the current federal income tax rules that generally apply to Equitable Accumulator contracts owned by United States taxpayers. The tax rules can differ, depending on the type of contract, whether NQ, Rollover IRA, Flexible Premium IRA, Roth Conversion IRA, Flexible Premium Roth IRA, QP, or Rollover TSA. Therefore, we discuss the tax aspects of each type of contract separately.

 Federal income tax rules include the United States laws in the Internal Revenue Code, and Treasury Department Regulations and Internal Revenue Service ("IRS") interpretations of the Internal Revenue Code. These tax rules may change. We cannot predict whether, when, or how these rules could change. Any change could affect contracts purchased before the change.

 We cannot provide detailed information on all tax aspects of the contracts. Moreover, the tax aspects that apply to a particular person's contract may vary depending on the facts applicable to that person. We do not discuss state income and other state taxes, federal income tax, and withholding rules for non-U.S. taxpayers, or federal gift and estate taxes. Transfers of the contract, rights under the contract, or payments under the contract may be subject to gift or estate taxes. You should not rely only on this document, but should consult your tax adviser before your purchase.

 If you are buying a contract to fund a retirement plan that already provides tax deferral under sections of the Internal Revenue Code (IRA, QP, and Rollover
 TSA), you should do so for the contract's features and benefits other than tax deferral. In such situations, the tax deferral of the contract does not provide additional benefits.


 TRANSFERS AMONG INVESTMENT OPTIONS


 You can make transfers among investment options inside the contract without triggering taxable income.


 TAXATION OF NONQUALIFIED ANNUITIES


 CONTRIBUTIONS

 You may not deduct the amount of your contributions to a nonqualified annuity contract.


 CONTRACT EARNINGS

 Generally, you are not taxed on contract earnings until you receive a distribution from your contract, whether as a withdrawal or as an annuity payment. However, earnings are taxable, even without a distribution:

 o if a contract fails investment diversification requirements as specified in federal income tax rules (these rules are based on or are similar to those specified for mutual funds under the securities laws);

 o if you transfer a contract, for example, as a gift to someone other than your spouse (or former spouse);

 o if you use a contract as security for a loan (in this case, the amount pledged will be treated as a distribution); and

 o if the owner is other than an individual (such as a corporation, partnership, trust, or other non-natural person).

 All nonqualified deferred annuity contracts that Equitable Life and its affiliates issue to you during the same calendar year are linked together and treated as one contract for calculating the taxable amount of any distribution from any of those contracts.


 ANNUITY PAYMENTS

 Once annuity payments begin, a portion of each payment is taxable as ordinary income. You get back the remaining portion without paying taxes on it. This is your "investment in the contract." Generally, your investment in the contract equals the contributions you made, less any amounts you previously withdrew that were not taxable.

 For fixed annuity payments, the tax-free portion of each payment is determined by (1) dividing your investment in the contract by the total amount you are expected to receive out of the contract, and (2) multiplying the result by the amount



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 of the payment. For variable annuity payments, your tax-free portion of each payment is your investment in the contract divided by the number of expected payments.

 Once you have received the amount of your investment in the contract, all payments after that are fully taxable. If payments under a life annuity stop because the annuitant dies, there is an income tax deduction for any unrecovered investment in the contract.


 PAYMENTS MADE BEFORE ANNUITY PAYMENTS BEGIN

 If you make withdrawals before annuity payments begin under your contract, they are taxable to you as ordinary income if there are earnings in the contract. Generally, earnings are your account value less your investment in the contract. If you withdraw an amount which is more than the earnings in the contract as of the date of the withdrawal, the balance of the distribution is treated as a return of your investment in the contract and is not taxable.


 CONTRACTS PURCHASED THROUGH EXCHANGES

 You may purchase your NQ contract through an exchange of another contract. Normally, exchanges of contracts are taxable events. The exchange will not be taxable under Section 1035 of the Internal Revenue Code if:

 o the contract that is the source of the funds you are using to purchase the NQ contract is another nonqualified deferred annuity contract or life insurance or endowment contract.

 o the owner and the annuitant are the same under the source contract and the Equitable Accumulator NQ contract. If you are using a life insurance or endowment contract the owner and the insured must be the same on both sides of the exchange transaction.

 The tax basis of the source contract carries over to the Equitable Accumulator NQ contract.

 A recent case permitted an owner to direct the proceeds of a partial withdrawal from one nonqualified deferred annuity contract to a different insurer to purchase a new nonqualified deferred annuity contract on a tax-deferred basis. Special forms, agreement between the carriers, and provision of cost basis information may be required to process this type of an exchange.


 SURRENDERS

 If you surrender or cancel the contract, the distribution is taxable as ordinary income (not capital gain) to the extent it exceeds your investment in the contract.


 DEATH BENEFIT PAYMENTS MADE TO A BENEFICIARY AFTER YOUR DEATH

 For the rules applicable to death benefits, see "Payment of death benefit" earlier in this prospectus. The tax treatment of a death benefit taken as a single sum is generally the same as the tax treatment of a withdrawal from or surrender of your contract. The tax treatment of a death benefit taken as annuity payments is generally the same as the tax treatment of annuity payments under your contract.


 EARLY DISTRIBUTION PENALTY TAX

 If you take distributions before you are age 59 1/2 a penalty tax of 10% of the taxable portion of your distribution applies in addition to the income tax. The extra penalty tax does not apply to pre-age 59 1/2 distributions made:

 o  on or after your death; or

 o  because you are disabled (special federal income tax definition); or

 o in the form of substantially equal periodic annuity payments for your life (or life expectancy) or the joint lives (or joint life expectancy) of you and a beneficiary.


 OTHER INFORMATION

 The Treasury Department has the authority to issue guidelines prescribing the circumstances in which your ability to direct your investment to particular portfolios within a separate account may cause you, rather than the insurance company, to be treated as the owner of the portfolio shares attributable to your nonqualified annuity contract. In that case, income and gains attributable to such portfolio shares would be included in your gross income for federal income tax purposes. Under current rules, however, we believe that





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 Equitable Life, and not the owner of a nonqualified annuity contract, would be considered the owner of the portfolio shares.



 SPECIAL RULES FOR NQ CONTRACTS ISSUED IN PUERTO RICO

 Under current law we treat income from NQ contracts as U.S. source. A Puerto Rico resident is subject to U.S. taxation on such U.S. source income. Only Puerto Rico source income of Puerto Rico residents is excludable from U.S. taxation. Income from NQ contracts is also subject to Puerto Rico tax. The calculation of the taxable portion of amounts distributed from a contract may differ in the two jurisdictions. Therefore, you might have to file both U.S. and Puerto Rico tax returns, showing different amounts of income from the contract for each tax return. Puerto Rico generally provides a credit against Puerto Rico tax for U.S. tax paid. Depending on your personal situation and the timing of the different tax liabilities, you may not be able to take full advantage of this credit.


 INDIVIDUAL RETIREMENT ARRANGEMENTS (IRAS)

 GENERAL

 "IRA" stands for individual retirement arrangement. There are two basic types of such arrangements, individual retirement accounts and individual retirement annuities. In an individual retirement account, a trustee or custodian holds the assets for the benefit of the IRA owner. The assets can include mutual funds and certificates of deposit. In an individual retirement annuity, an insurance company issues an annuity contract that serves as the IRA.

 There are two basic types of IRAs, as follows:

 o Traditional IRAs, typically funded on a pre-tax basis including SEP-IRAs and SIMPLE-IRAs, issued and funded in connection with employer-sponsored retirement plans; and

 o Roth IRAs, first available in 1998, funded on an after-tax basis.

 Regardless of the type of IRA, your ownership interest in the IRA cannot be forfeited. You or your beneficiaries who survive you are the only ones who can receive the IRA's benefits or payments.

 You can hold your IRA assets in as many different accounts and annuities as you would like, as long as you meet the rules for setting up and making contributions to IRAs. However, if you own multiple IRAs, you may be required to combine IRA values or contributions for tax purposes. For further information about individual retirement arrangements, you can read Internal Revenue Service Publication 590 ("Individual Retirement Arrangements (IRAs)"). This publication is usually updated annually, and can be obtained from any IRS district office or the IRS website (http://www.irs.gov).

 Equitable Life designs its traditional IRA contracts to qualify as "individual retirement annuities" under Section 408(b) of the Internal Revenue Code. You may purchase the contract as a traditional IRA or Roth IRA. The traditional IRAs we offer are the Rollover IRA and Flexible Premium IRA. The versions of the Roth IRA available are the Roth Conversion IRA and Flexible Premium Roth IRA. This prospectus contains the information that the IRS requires you to have before you purchase an IRA. This section of the prospectus covers some of the special tax rules that apply to IRAs. The next section covers Roth IRAs. Education IRAs are not discussed in this prospectus because they are not available in individual retirement annuity form.

 The Equitable Accumulator IRA contract has been approved by the IRS as to form for use as a traditional IRA. This IRS approval is a determination only as to the form of the annuity. It does not represent a determination of the merits of the annuity as an investment. The IRS approval does not address every feature possibly available under the Equitable Accumulator IRA contract. Although we do not have IRS approval as to form, we believe that the version of the Roth IRA currently offered complies with the requirements of the Internal Revenue Code.



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 CANCELLATION


 You can cancel an Equitable Accumulator IRA contract by following the directions under "Your right to cancel within a certain number of days" in "Contract features and benefits" earlier in the prospectus. You can cancel an Equitable Accumulator Roth Conversion IRA contract issued as a result of a full conversion of an Equitable Accumulator Rollover IRA or Flexible Premium IRA contract by following the instructions in the request for full conversion form. The form is available from our processing office or your financial professional. If you cancel an IRA contract, we may have to withhold tax, and we must report the transaction to the IRS. A contract cancellation could have an unfavorable tax impact.


 TRADITIONAL INDIVIDUAL RETIREMENT ANNUITIES (TRADITIONAL IRAS)

 CONTRIBUTIONS TO TRADITIONAL IRAS. Individuals may make three different types of contributions to a traditional IRA:

 o  regular contributions out of earned income or compensation; or

 o  tax-free "rollover" contributions; or


 o direct custodian-to-custodian transfers from other traditional IRAs ("direct transfers").


 REGULAR CONTRIBUTIONS TO TRADITIONAL IRAS

 LIMITS ON CONTRIBUTIONS. Generally, $2,000 is the maximum amount that you may contribute to all IRAs (including Roth IRAs) in any taxable year. When your earnings are below $2,000, your earned income or compensation for the year is the most you can contribute. This $2,000 limit does not apply to rollover contributions or direct custodian-to-custodian transfers into a traditional IRA. You cannot make regular traditional IRA contributions for the tax year in which you reach age 70 1/2 or any tax year after that.

 SPECIAL RULES FOR SPOUSES. If you are married and file a joint income tax return, you and your spouse may combine your compensation to determine the amount of regular contributions you are permitted to make to traditional IRAs (and Roth IRAs discussed below). Even if one spouse has no compensation or compensation under $2,000, married individuals filing jointly can contribute up to $4,000 for any taxable year to any combination of traditional IRAs and Roth IRAs. (Any contributions to Roth IRAs reduce the ability to contribute to traditional IRAs and vice versa.) The maximum amount may be less if earned income is less and the other spouse has made IRA contributions. No more than a combined total of $2,000 can be contributed annually to either spouse's traditional and Roth IRAs. Each spouse owns his or her traditional IRAs and Roth IRAs even if the other spouse funded the contributions. A working spouse age 70 1/2 or over can contribute up to the lesser of $2,000 or 100% of "earned income" to a traditional IRA for a nonworking spouse until the year in which the nonworking spouse reaches age 70 1/2.

 DEDUCTIBILITY OF CONTRIBUTIONS. The amount of traditional IRA contributions that you can deduct for a tax year depends on whether you are covered by an employer-sponsored tax-favored retirement plan, as defined under special federal income tax rules. Your Form W-2 will indicate whether or not you are covered by such a retirement plan.

 IF YOU ARE NOT COVERED BY A RETIREMENT PLAN DURING ANY PART OF THE YEAR, you can make fully deductible contributions to your traditional IRAs for each tax year up to $2,000 or, if less, your earned income.

 IF YOU ARE COVERED BY A RETIREMENT PLAN DURING ANY PART OF THE YEAR, and your adjusted gross income (AGI) is BELOW THE LOWER DOLLAR FIGURE IN A PHASE-OUT RANGE, you can make fully deductible contributions to your traditional IRAs. For each tax year, your fully deductible contribution can be up to $2,000 or, if less, your earned income.

 IF YOU ARE COVERED BY A RETIREMENT PLAN DURING ANY PART OF THE YEAR, and your AGI falls within a PHASE-OUT range, you can make PARTIALLY DEDUCTIBLE CONTRIBUTIONS to your traditional IRAs.
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 IF YOU ARE COVERED BY A RETIREMENT PLAN DURING ANY PART OF THE YEAR, and your
 AGI falls ABOVE THE HIGHER FIGURE IN THE PHASE-OUT RANGE, you may not deduct any of your regular contributions to your traditional IRAs.

 If you are single and covered by a retirement plan during any part of the taxable year, the deduction for traditional IRA contributions phases out with AGI between $32,000 and $42,000 in 2000. This range will increase every year until 2005 when the range is $50,000-$60,000.

 If you are married and file a joint return, and you are covered by a retirement plan during any part of the taxable year, the deduction for traditional IRA contributions phases out with AGI between $52,000 and $62,000 in 2000. This range will increase every year until 2007 when the range is $80,000-$100,000.

 Married individuals filing separately and living apart at all times are not considered married for purposes of this deductible contribution calculation. Generally, the active participation in an employer-sponsored retirement plan of an individual is determined independently for each spouse. Where spouses have "married filing jointly" status, however, the maximum deductible traditional IRA contribution for an individual who is not an active participant (but whose spouse is an active participant) is phased out for taxpayers with AGI of between $150,000 and $160,000.

 To determine the deductible amount of the contribution in 2000, you determine AGI and subtract $32,000 if you are single, or $52,000 if you are married and file a joint return with your spouse. The resulting amount is your excess AGI. You then determine the limit on the deduction for traditional IRA contributions using the following formula:


 ($10,000-excess AGI)     times     $2,000 (or earned   Equals    the adjusted
 ----------------------     x       income, if less)       =      deductible
   divided by $10,000                                             contribution
                                                                  limit



 NONDEDUCTIBLE REGULAR CONTRIBUTIONS. If you are not eligible to deduct part or all of the traditional IRA contribution, you may still make nondeductible contributions on which earnings will accumulate on a tax-deferred basis. The combined deductible and nondeductible contributions to your traditional IRA (or the nonworking spouse's traditional IRA) may not, however, exceed the maximum $2,000 per person limit. See "Excess contributions" below. You must keep your own records of deductible and nondeductible contributions in order to prevent double taxation on the distribution of previously taxed amounts. See "Withdrawals, payments and transfers of funds out of traditional IRAs" below.

 If you are making nondeductible contributions in any taxable year, or you have made nondeductible contributions to a traditional IRA in prior years and are receiving distributions from any traditional IRA, you must file the required information with the IRS. Moreover, if you are making nondeductible traditional IRA contributions, you must retain all income tax returns and records pertaining to such contributions until interests in all traditional IRAs are fully distributed.


 WHEN YOU CAN MAKE REGULAR CONTRIBUTIONS. If you file your tax returns on a calendar year basis like most taxpayers, you have until the April 15 return filing deadline (without extensions) of the following calendar year to make your regular traditional IRA contributions for a tax year.



 ROLLOVERS AND TRANSFERS

 Rollover contributions may be made to a traditional IRA from these sources:

 o  qualified plans;

 o TSAs (including Internal Revenue Code Section 403(b)(7) custodial accounts); and

 o  other traditional IRAs.

 Any amount contributed to a traditional IRA after you reach age 70 1/2 must be net of your required minimum distribution for the year in which the rollover or direct transfer contribution is made.


 ROLLOVERS FROM QUALIFIED PLANS OR TSAS

 There are two ways to do rollovers:

 o  Do it yourself



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    You actually receive a distribution that can be rolled over and you roll it over to a traditional IRA within 60 days after the date you receive the funds. The distribution from your qualified plan or TSA will be net of 20% mandatory federal income tax withholding. If you want, you can replace the withheld funds yourself and roll over the full amount.

 o  Direct rollover
    You tell your qualified plan trustee or TSA issuer/custodian/fiduciary to send the distribution directly to your traditional IRA issuer. Direct rollovers are not subject to mandatory federal income tax withholding.

 All distributions from a TSA or qualified plan are eligible rollover distributions, unless the distribution is:

 o  only after-tax contributions you made to the plan; or

 o "required minimum distributions" after age 70 1/2 or separation from service; or

 o substantially equal periodic payments made at least annually for your life (or life expectancy) or the joint lives (or joint life expectancies) of you and your designated beneficiary; or

 o  a hardship withdrawal; or

 o substantially equal periodic payments made for a specified period of 10 years or more; or

 o  corrective distributions that fit specified technical tax rules; or

 o  loans that are treated as distributions; or

 o  a death benefit payment to a beneficiary who is not your surviving spouse;
    or

 o a qualified domestic relations order distribution to a beneficiary who is not your current spouse or former spouse.


 ROLLOVERS FROM TRADITIONAL IRAS TO TRADITIONAL IRAS

 You may roll over amounts from one traditional IRA to one or more of your other traditional IRAs if you complete the transaction within 60 days after you receive the funds. You may make such a rollover only once in every 12-month period for the same funds. Trustee-to-trustee or custodian-to-custodian direct transfers are not rollover transactions. You can make these more frequently than once in every 12-month period.

 The surviving spouse beneficiary of a deceased individual can roll over or directly transfer an inherited traditional IRA to one or more other traditional IRAs. Also, in some cases, traditional IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court- ordered divorce or separation decree.



 EXCESS CONTRIBUTIONS

 Excess contributions to IRAs are subject to a 6% excise tax for the year in which made and for each year after until withdrawn. The following are excess contributions to IRAs:

 o  regular contributions of more than $2,000; or

 o regular contributions of more than earned income for the year, if that amount is under $2,000; or

 o  regular contributions to a traditional IRA made after you reach age 70 1/2;
    or

 o rollover contributions of amounts which are not eligible to be rolled over. For example, after-tax contributions to a qualified plan or minimum distributions required to be made after age 70 1/2.

 You can avoid the excise tax by withdrawing an excess contribution (rollover or regular) before the due date (including extensions) for filing your federal income tax return for the year. If it is an excess regular traditional IRA contribution, you cannot take a tax deduction for the amount withdrawn. You do not have to include the excess contribution withdrawn as part of your income. It is also not subject to the 10% additional penalty tax on early distributions, discussed below under "Early distribution penalty tax." You do have to withdraw any earnings that are attributed to the excess contribution. The withdrawn earnings would be included in your gross income and could be subject to the 10% penalty tax.




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 Even after the due date for filing your return, you may withdraw an excess rollover contribution, without income inclusion or 10% penalty, if:

 (1) the rollover was from a qualified retirement plan to a traditional IRA;

 (2) the excess contribution was due to incorrect information that the plan provided; and

 (3) you took no tax deduction for the excess contribution.

 RECHARACTERIZATIONS

 Amounts that have been contributed as traditional IRA funds may subsequently be treated as Roth IRA funds. Special federal income tax rules allow you to change your mind again and have amounts that are subsequently treated as Roth IRA funds, once again treated as traditional IRA funds. You do this by using the forms we prescribe. This is referred to as having "recharacterized" your contribution.


 WITHDRAWALS, PAYMENTS AND TRANSFERS OF FUNDS OUT OF TRADITIONAL IRAS.

 NO FEDERAL INCOME TAX LAW RESTRICTIONS ON WITHDRAWALS. You can withdraw any or all of your funds from a traditional IRA at any time. You do not need to wait for a special event like retirement.

 TAXATION OF PAYMENTS. Earnings in traditional IRAs are not subject to federal income tax until you or your beneficiary receive them. Taxable payments or distributions include withdrawals from your contract, surrender of your contract, and annuity payments from your contract. Death benefits are also taxable. Except as discussed below, the total amount of any distribution from a traditional IRA must be included in your gross income as ordinary income.

 If you have ever made nondeductible IRA contributions to any traditional IRA (it does not have to be to this particular traditional IRA contract), those contributions are recovered tax free when you get distributions from any traditional IRA. You must keep permanent tax records of all of your nondeductible contributions to traditional IRAs. At the end of any year in which you have received a distribution from any traditional IRA, you calculate the ratio of your total nondeductible traditional IRA contributions (less any amounts previously withdrawn tax free) to the total account balances of all traditional IRAs you own at the end of the year plus all traditional IRA distributions made during the year. Multiply this by all distributions from the traditional IRA during the year to determine the nontaxable portion of each distribution.

 In addition, a distribution is not taxable if:

 o the amount received is a withdrawal of excess contributions, as described under "Excess contributions" above; or

 o the entire amount received is rolled over to another traditional IRA (see "Rollovers and transfers" above); or

 o in certain limited circumstances, where the traditional IRA acts as a "conduit," you roll over the entire amount into a qualified plan or TSA that accepts rollover contributions. To get this conduit traditional IRA treatment:

    o the source of funds you used to establish the traditional IRA must have been a rollover contribution from a qualified plan; and

    o the entire amount received from the traditional IRA (including any earnings on the rollover contribution) must be rolled over into another qualified plan within 60 days of the date received.

 Similar rules apply in the case of a TSA.

 However, you may lose conduit treatment if you make an eligible rollover distribution contribution to a traditional IRA and you commingle this contribution with other contributions. In that case, you may not be able to roll over these eligible rollover distribution contributions and earnings to another qualified plan or TSA at a future date. The Rollover IRA contract can be used as a conduit IRA if amounts are not commingled.
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 Distributions from a traditional IRA are not eligible for favorable ten-year averaging and long-term capital gain treatment available to certain distributions from qualified plans.



 REQUIRED MINIMUM DISTRIBUTIONS

 LIFETIME REQUIRED MINIMUM DISTRIBUTIONS. You must start taking annual distributions from your traditional IRAs beginning at age 70 1/2.

 WHEN YOU HAVE TO TAKE THE FIRST REQUIRED MINIMUM DISTRIBUTION. The first required minimum distribution is for the calendar year in which you turn age 70 1/2. You have the choice to take this first required minimum distribution during the calendar year you actually reach age 70 1/2, or to delay taking it until the first three-month period in the next calendar year (January 1 - April
 1). Distributions must start no later than your Required Beginning Date, which is April 1st of the calendar year after the calendar year in which you turn age 70 1/2. If you choose to delay taking the first annual minimum distribution, then you will have to take two minimum distributions in that year - the delayed one for the first year and the one actually for that year. Once minimum distributions begin, they must be made at some time each year.

 HOW YOU CAN CALCULATE REQUIRED MINIMUM DISTRIBUTIONS. There are two approaches to taking required minimum distributions - "account-based" or "annuity-based."


 Account-based method. If you choose an account-based method, you divide the value of your traditional IRA as of December 31st of the past calendar year by a life expectancy factor from IRS tables. This gives you the required minimum distribution amount for that particular IRA for that year. The required minimum distribution amount will vary each year as the account value and your life expectancy factors change.

 You have a choice of life expectancy factors, depending on whether you choose a method based only on your life expectancy, or the joint life expectancies of you and another individual. You can decide to "recalculate" your life expectancy every year by using your current life expectancy factor. You can decide instead to use the "term certain" method, where you reduce your life expectancy by one every year after the initial year. If your spouse is your designated beneficiary for the purpose of calculating annual account-based required minimum distributions, you can also annually recalculate your spouse's life expectancy if you want. If you choose someone who is not your spouse as your designated beneficiary for the purpose of calculating annual account-based required minimum distributions, you have to use the term certain method of calculating that person's life expectancy. If you pick a nonspouse designated beneficiary, you may also have to do another special calculation.

 You can later apply your traditional IRA funds to a life annuity-based payout. You can only do this if you already chose to recalculate your life expectancy annually (and your spouse's life expectancy if you select a spousal joint annuity). For example, if you anticipate exercising your guaranteed minimum income benefit or selecting any other form of life annuity payout after you are age 70 1/2, you must have elected to recalculate life expectancies.

 Annuity-based method. If you choose an annuity-based method, you do not have to do annual calculations. You apply the account value to an annuity payout for your life or the joint lives of you and a designated beneficiary, or for a period certain not extending beyond applicable life expectancies.

 DO YOU HAVE TO PICK THE SAME METHOD TO CALCULATE YOUR REQUIRED MINIMUM DISTRIBUTIONS FOR ALL OF YOUR TRADITIONAL IRAS AND OTHER RETIREMENT PLANS? No. If you want, you can choose a different method and a different beneficiary for each of your traditional IRAs and other retirement plans. For example, you can choose an annuity payout from one IRA, a different annuity payout from a qualified plan, and an account-based annual withdrawal from another IRA.

 WILL WE PAY YOU THE ANNUAL AMOUNT EVERY YEAR FROM YOUR TRADITIONAL IRA BASED ON THE METHOD YOU CHOOSE? No, unless you affirmatively select an annuity payout option or an account-based withdrawal option such as our minimum distribution
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 options we offer do not cover every option permitted under federal income tax rules, you may prefer to do your own required minimum distribution calculations for one or more of your traditional IRAs.

 WHAT IF YOU TAKE MORE THAN YOU NEED TO FOR ANY YEAR? The required minimum distribution amount for your traditional IRAs is calculated on a year-by-year basis. There are no carry-back or carry-forward provisions. Also, you cannot apply required minimum distribution amounts you take from your qualified plans to the amounts you have to take from your traditional IRAs and vice versa. However, the IRS will let you calculate the required minimum distribution for each traditional IRA that you maintain, using the method that you picked for that particular IRA. You can add these required minimum distribution amount calculations together. As long as the total amount you take out every year satisfies your overall traditional IRA required minimum distribution amount, you may choose to take your annual required minimum distribution from any one or more traditional IRAs that you own.

 WHAT IF YOU TAKE LESS THAN YOU NEED TO FOR ANY YEAR? Your IRA could be disqualified, and you could have to pay tax on the entire value. Even if your IRA is not disqualified, you could have to pay a 50% penalty tax on the shortfall (required amount for traditional IRAs less amount actually taken). It is your responsibility to meet the required minimum distribution rules. We will remind you when our records show that your age 70 1/2 is approaching. If you do not select a method with us, we will assume you are taking your required minimum distribution from another traditional IRA that you own.

 WHAT ARE THE REQUIRED MINIMUM DISTRIBUTION PAYMENTS AFTER YOU DIE? If you die after either (a) the start of annuity payments, or (b) your Required Beginning Date, your beneficiary must receive payment of the remaining values in the contract at least as rapidly as under the distribution method before your death. In some circumstances, your surviving spouse may elect to become the owner of the traditional IRA and halt distributions until he or she reaches age 70 1/2.

 If you die before your Required Beginning Date and before annuity payments begin, federal income tax rules require complete distribution of your entire value in the contract within five years after your death. Payments to a designated beneficiary over the beneficiary's life or over a period certain that does not extend beyond the beneficiary's life expectancy are also permitted, if these payments start within one year of your death. A surviving spouse beneficiary can also (a) delay starting any payments until you would have reached age 70 1/2 or (b) roll over your traditional IRA into his or her own traditional IRA.

 SUCCESSOR ANNUITANT AND OWNER

 If your spouse is the sole primary beneficiary and elects to become the successor annuitant and owner, no death benefit is payable until your surviving spouse's death.

 PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH

 IRA death benefits are taxed the same as IRA distributions.


 REQUIRED MINIMUM DISTRIBUTIONS UNDER THE ASSURED PAYMENT OPTION AND APO PLUS

 Although the life contingent annuity portion of the Assured Payment Option and APO Plus does not have a cash value, it will be assigned a value for tax purposes. This value will generally be changed each year. When you determine the amount of account-based required minimum distributions from your traditional IRA this value must be included. This must be done even though the life contingent annuity may not be providing a source of funds to satisfy the required minimum distribution.

 You will generally be required to determine your required minimum distribution by annually recalculating your life expectancy. The Assured Payment Option and APO Plus will not be available if you have previously made a different election. Recalculation is no longer required once the only payments you or your spouse receive are under the life contingent annuity.

 If you surrender your contract, or withdraw any remaining account value before your payments under the life contingent annuity begin, it may be necessary for
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 satisfy your required minimum distribution by moving forward the start date of payments under your life contingent annuity. Or to the extent available, you have to take distributions from other traditional IRA funds you may have. Or, you may convert your traditional IRA life contingent annuity under the contract to a nonqualified life contingent annuity. This would be viewed as a distribution of the value of the life contingent annuity from your traditional IRA, and therefore, would be a taxable event. However, since the life contingent annuity would no longer be part of the traditional IRA, you would not have to include its value when determining future required minimum distributions.

 If you have elected a joint and survivor form of the life contingent annuity, the joint annuitant must be your spouse. You must determine your required minimum distribution by annually recalculating both your life expectancy and your spouse's life expectancy. The Assured Payment Option and APO Plus will not be available if you have previously made a different election. Once the only payments you or your spouse are receiving are under the life contingent annuity recalculation is no longer required. In the event of your death or the death of your spouse the value of such annuity will change. For this reason, it is important that someone tell us if you or your spouse dies before the life contingent annuity has started payments so that a lower valuation can be made. Otherwise, a higher tax value may result in an overstatement of the amount that would be necessary to satisfy your required minimum distribution amount.

 Allocation of funds to the life contingent annuity may prevent the contract from later receiving conduit IRA treatment.

 BORROWING AND LOANS ARE PROHIBITED TRANSACTIONS

 You cannot get loans from a traditional IRA. You cannot use a traditional IRA as collateral for a loan or other obligation. If you borrow against your IRA or use it as collateral, its tax-favored status will be lost as of the first day of the tax year in which this prohibited event occurs. If this happens, you must include the value of the traditional IRA in your federal gross income. Also, the early distribution penalty tax of 10% will apply if you have not reached age 59 1/2 before the first day of that tax year.

 EARLY DISTRIBUTION PENALTY TAX

 A penalty tax of 10% of the taxable portion of a distribution applies to distributions from a traditional IRA made before you reach age 59 1/2. The extra penalty tax does not apply to pre-age 59 1/2 distributions made:

 o  on or after your death; or

 o  because you are disabled (special federal income tax definition); or

 o used to pay certain extraordinary medical expenses (special federal income tax definition); or

 o used to pay medical insurance premiums for unemployed individuals (special federal income tax definition); or

 o used to pay certain first-time home buyer expenses (special federal income tax definition; $10,000 lifetime total limit for these distributions from all your traditional and Roth IRAs); or

 o used to pay certain higher education expenses (special federal income tax definition); or

 o in the form of substantially equal periodic payments made at least annually over your life (or your life expectancy), or over the joint lives of you and your beneficiary (or your joint life expectancy) using an IRS-approved distribution method.

 To meet this last exception, you could elect to apply your contract value to an Income Manager (life annuity with a period certain) payout annuity contract (level payments version). You could also elect the substantially equal withdrawals option. We will calculate the substantially equal annual payments under a method we select based on guidelines issued by the IRS (currently contained in IRS Notice 89-25, Question and Answer 12). Although substantially equal withdrawals and Income Manager payments are not subject to the 10% penalty tax, they are taxable as discussed in "Withdrawals, payments and



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 transfers of funds out of traditional IRAs" above. Once substantially equal withdrawals or Income Manager annuity payments begin, the distributions should not be stopped or changed until after the later of your reaching age 59 1/2 or five years after the date of the first distribution, or the penalty tax, including an interest charge for the prior penalty avoidance, may apply to all prior distributions under either option. Also, it is possible that the IRS could view any additional withdrawal or payment you take from your contract as changing your pattern of substantially equal withdrawals or Income Manager payments for purposes of determining whether the penalty applies.



 ROTH INDIVIDUAL RETIREMENT ANNUITIES (ROTH IRAS)

 This section of the prospectus covers some of the special tax rules that apply to Roth IRAs. If the rules are the same as those that apply to the traditional IRA, we will refer you to the same topic under "traditional IRAs."

 The Equitable Accumulator Roth IRA contract is designed to qualify as a Roth individual retirement annuity under Sections 408A and 408(b) of the Internal Revenue Code.


 CONTRIBUTIONS TO ROTH IRAS

 Individuals may make four different types of contributions to a Roth IRA:

 o  regular after-tax contributions out of earnings; or

 o taxable rollover contributions from traditional IRAs ("conversion" contributions); or

 o  tax-free rollover contributions from other Roth IRAs; or

 o tax-free direct custodian-to-custodian transfers from other Roth IRAs ("direct transfers").

 Regular after-tax, direct transfer, and rollover contributions may be made to a Flexible Premium Roth IRA contract. We only permit direct transfer and rollover contributions under the Roth Conversion IRA contract. See "Rollovers and direct transfers" below. If you use the forms we require, we will also accept traditional IRA funds which are subsequently recharacterized as Roth IRA funds following special federal income tax rules.

 REGULAR CONTRIBUTIONS TO ROTH IRAS

 LIMITS ON REGULAR CONTRIBUTIONS. Generally, $2,000 is the maximum amount that you may contribute to all IRAs (including Roth IRAs) in any taxable year. This $2,000 limit does not apply to rollover contributions or direct custodian-to-custodian transfers into a Roth IRA. Any contributions to Roth IRAs reduce your ability to contribute to traditional IRAs and vice versa. When your earnings are below $2,000, your earned income or compensation for the year is the most you can contribute. If you are married and file a joint income tax return, you and your spouse may combine your compensation to determine the amount of regular contributions you are permitted to make to Roth IRAs and traditional IRAs. See the discussion above under traditional IRAs.

 With a Roth IRA, you can make regular contributions when you reach 70 1/2, as long as you have sufficient earnings. But, you cannot make contributions for any year that:

 o your federal income tax filing status is "married filing jointly" and your adjusted gross income is over $160,000; or

 o your federal income tax filing status is "single" and your adjusted gross income is over $110,000.

 However, you can make regular Roth IRA contributions in reduced amounts when:

 o your federal income tax filing status is "married filing jointly" and your adjusted gross income is between $150,000 and $160,000; or

 o your federal income tax filing status is "single" and your adjusted gross income is between $95,000 and $110,000.

 If you are married and filing separately and your adjusted gross income is between $0 and $10,000 the amount of regular contributions you are permitted to make is phased out. If your adjusted gross income is more than $10,000 you cannot make regular Roth IRA contributions.

 WHEN YOU CAN MAKE CONTRIBUTIONS. Same as traditional IRAs.



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 DEDUCTIBILITY OF CONTRIBUTIONS. Roth IRA contributions are not tax deductible.

 ROLLOVERS AND DIRECT TRANSFERS

 WHAT IS THE DIFFERENCE BETWEEN ROLLOVER AND DIRECT TRANSFER TRANSACTIONS? You may make rollover contributions to a Roth IRA from only two sources:

 o  another Roth IRA ("tax-free rollover contribution"); or

 o another traditional IRA, including a SEP-IRA or SIMPLE-IRA, in a taxable conversion rollover ("conversion contribution").

 You may not make contributions to a Roth IRA from a qualified plan under
 Section 401(a) of the Internal Revenue Code, or a TSA under Section 403(b) of the Internal Revenue Code. You may make direct transfer contributions to a Roth IRA only from another Roth IRA.

 The difference between a rollover transaction and a direct transfer transaction is the following: in a rollover transaction you actually take possession of the funds rolled over, or are considered to have received them under tax law in the case of a change from one type of plan to another. In a direct transfer transaction, you never take possession of the funds, but direct the first Roth IRA custodian, trustee, or issuer to transfer the first Roth IRA funds directly to Equitable Life, as the Roth IRA issuer. You can make direct transfer transactions only between identical plan types (for example, Roth IRA to Roth
 IRA). You can also make rollover transactions between identical plan types. However, you can only use rollover transactions between different plan types (for example, traditional IRA to Roth IRA).

 You may make both Roth IRA to Roth IRA rollover transactions and Roth IRA to Roth IRA direct transfer transactions. This can be accomplished on a completely tax-free basis. However, you may make Roth IRA to Roth IRA rollover transactions only once in any 12-month period for the same funds. Trustee-to-trustee or custodian-to-custodian direct transfers can be made more frequently than once a year. Also, if you send us the rollover contribution to apply it to a Roth IRA, you must do so within 60 days after you receive the proceeds from the original IRA to get rollover treatment.

 The surviving spouse beneficiary of a deceased individual can roll over or directly transfer an inherited Roth IRA to one or more other Roth IRAs. In some cases, Roth IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court-ordered divorce or separation decree.


 CONVERSION CONTRIBUTIONS TO ROTH IRAS.

 In a conversion rollover transaction, you withdraw (or are considered to have withdrawn) all or a portion of funds from a traditional IRA you maintain and convert it to a Roth IRA within 60 days after you receive (or are considered to have received) the traditional IRA proceeds. Unlike a rollover from a traditional IRA to another traditional IRA, the conversion rollover transaction is not tax-free. Instead, the distribution from the traditional IRA is generally fully taxable. For this reason, we are required to withhold 10% federal income tax from the amount converted unless you elect out of such withholding. If you have ever made nondeductible regular contributions to any traditional IRA - whether or not it is the traditional IRA you are converting - a pro rata portion of the distribution is tax free.

 There is, however, no early distribution penalty tax on the traditional IRA withdrawal that you are converting to a Roth IRA, even if you are under age 59 1/2.

 You cannot make conversion contributions to a Roth IRA for any taxable year in which your adjusted gross income exceeds $100,000. For this purpose, your adjusted gross income is computed without the gross income stemming from the traditional IRA conversion. You also cannot make conversion contributions to a Roth IRA for any taxable year in which your federal income tax filing status is "married filing separately."

 Finally, you cannot make conversion contributions to a Roth IRA to the extent that the funds in your traditional IRA are subject to the annual required minimum distribution rule applicable to traditional IRAs beginning at age
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 WITHDRAWALS, PAYMENTS AND TRANSFERS OF FUNDS OUT OF ROTH IRAS

 NO FEDERAL INCOME TAX LAW RESTRICTIONS ON WITHDRAWALS. You can withdraw any or all of your funds from a Roth IRA at any time; you do not need to wait for a special event like retirement.


 DISTRIBUTIONS FROM ROTH IRAS

 Distributions include withdrawals from your contract, surrender of your contract, and annuity payments from your contract. Death benefits are also distributions.

 The following distributions from Roth IRAs are free of income tax:

 o  Rollover from a Roth IRA to another Roth IRA;

 o  Direct transfers from a Roth IRA to another Roth IRA;

 o  Qualified distributions from a Roth IRA; and

 o  Return of excess contributions or amounts recharacterized to a traditional
    IRA.

 QUALIFIED DISTRIBUTIONS FROM ROTH IRAS. Qualified distributions from Roth IRAs made because of one of the following four qualifying events or reasons are not includable in income:

 o  you reach age 59 1/2; or

 o  you die; or

 o  you become disabled (special federal income tax definition); or

 o your distribution is a "qualified first-time homebuyer distribution" (special federal income tax definition; $10,000 lifetime total limit for these distributions from all of your traditional and Roth IRAs).

 You also have to meet a five-year aging period. A qualified distribution is any distribution made after the five-taxable-year period beginning with the first taxable year for which you made any contribution to any Roth IRA (whether or not the one from which the distribution is being made). It is not possible to have a tax-free qualified distribution before the year 2003 because of the five-year aging requirement.

 NONQUALIFIED DISTRIBUTIONS FROM ROTH IRAS.

 Nonqualified distributions from Roth IRAs are distributions that do not meet the qualifying event and five-year aging period tests described above. Such distributions are potentially taxable as ordinary income. Nonqualified distributions receive return-of-investment-first treatment. Only the difference between the amount of the distribution and the amount of contributions to all of your Roth IRAs is taxable. You have to reduce the amount of contributions to all of your Roth IRAs to reflect any previous tax-free recoveries.

 You must keep your own records of regular and conversion contributions to all Roth IRAs to assure appropriate taxation. You may have to file information on your contributions to and distributions from any Roth IRA on your tax return. You may have to retain all income tax returns and records pertaining to such contributions and distributions until your interests in all Roth IRAs are distributed.

 Like traditional IRAs, taxable distributions from a Roth IRA are not entitled to the special favorable five-year averaging method (or, in certain cases, favorable ten-year averaging and long-term capital gain treatment) available in certain cases to distributions from qualified plans.


 REQUIRED MINIMUM DISTRIBUTIONS AT DEATH

 Same as traditional IRA under "What are the required minimum distribution payments after you die?" Lifetime required minimum distributions do not apply.



 PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH

 Distributions to a beneficiary generally receive the same tax treatment as if the distribution had been made to you.


 BORROWING AND LOANS ARE PROHIBITED TRANSACTIONS

 Same as traditional IRA.



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 EXCESS CONTRIBUTIONS


 Generally the same as traditional IRA.


 Excess rollover contributions to Roth IRAs are contributions not eligible to be rolled over (for example, conversion contributions from a traditional IRA if your adjusted gross income is in excess of $100,000 in the conversion year).

 You can withdraw or recharacterize any contribution to a Roth IRA before the due date (including extensions) for filing your federal income tax return for the tax year. If you do this, you must also withdraw or recharacterize any earnings attributable to the contribution.


 EARLY DISTRIBUTION PENALTY TAX

 Same as traditional IRA.

 For Roth IRAs, special penalty rules may apply to amounts withdrawn attributable to 1998 conversion rollovers.


 SPECIAL RULES FOR NONQUALIFIED CONTRACTS IN QUALIFIED PLANS

 Under QP contracts your plan administrator or trustee notifies you as to tax consequences. See Appendix I.


 TAX-SHELTERED ANNUITY CONTRACTS (TSAS)


 GENERAL

 This section of the prospectus covers some of the special tax rules that apply to TSA contracts under Section 403(b) of the Internal Revenue Code (TSAs). If the rules are the same as those that apply to another kind of contract, for example, traditional IRAs, we will refer you to the same topic under "traditional IRAs."


 CONTRIBUTIONS TO TSAS

 There are two ways you can make contributions to this Equitable Accumulator Rollover TSA contract:

 o a rollover from another TSA contract or arrangement that meets the requirements of Section 403(b) of the Internal Revenue Code, or

 o a full or partial direct transfer of assets ("direct transfer") from another contract or arrangement that meets the requirements of Section 403(b) of the Internal Revenue Code by means of IRS Revenue Ruling 90-24.

 With appropriate written documentation satisfactory to us, we will accept rollover contributions from "conduit IRAs" for TSA funds.

 If you make a direct transfer, you must fill out our transfer form.

 EMPLOYER-REMITTED CONTRIBUTIONS. The Equitable Accumulator Rollover TSA contract does not accept employer-remitted contributions. However, we provide the following discussion as part of our description of restrictions on the distribution of funds directly transferred, which include employer-remitted contributions to other TSAs.

 Employer-remitted contributions to TSAs made through the employer's payroll are subject to annual limits. (Tax-free transfer or tax-deferred rollover contributions from another 403(b) arrangement are not subject to these annual contribution limits.) Commonly, some or all of the contributions made to a TSA are made under a salary reduction agreement between the employee and the employer. These contributions are called "salary reduction" or "elective deferral" contributions. However, a TSA can also be wholly or partially funded through nonelective employer contributions or after-tax employee contributions. Amounts attributable to salary reduction contributions to TSAs are generally subject to withdrawal restrictions. Also, all amounts attributable to investments in a 403(b)(7) custodial account are subject to withdrawal restrictions discussed below.

 ROLLOVER OR DIRECT TRANSFER CONTRIBUTIONS. You may make rollover contributions to your Equitable Accumulator Rollover TSA contract from TSAs under Section 403(b) of the Internal Revenue Code. Generally, you may make a rollover contribution to a TSA when you have a distributable event from an existing TSA as a result of your:

 o  termination of employment with the employer who provided the TSA funds; or



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 o  reaching age 59 1/2 even if you are still employed; or

 o  disability (special federal income tax definition).

 A transfer occurs when changing the funding vehicle, even if there is no distributable event. Under a direct transfer, you do not receive a distribution. We accept direct transfers of TSA funds under Revenue Ruling 90-24 only if:

 o you give us acceptable written documentation as to the source of the funds, and

 o the Equitable Accumulator contract receiving the funds has provisions at least as restrictive as the source contract.

 Before you transfer funds to an Equitable Accumulator Rollover TSA contract, you may have to obtain your employer's authorization or demonstrate that you do not need employer authorization. For example, the transferring TSA may be subject to Title I of ERISA, if the employer makes matching contributions to salary reduction contributions made by employees. In that case, the employer must continue to approve distributions from the plan or contract.

 Your contribution to the Equitable Accumulator Rollover TSA must be net of the required minimum distribution for the tax year in which we issue the contract if:

 o  you are or will be at least age 70 1/2 in the current calendar year, and

 o you have separated from service with the employer who provided the funds to purchase the TSA you are transferring or rolling over to the Equitable Accumulator Rollover TSA.

 This rule applies regardless of whether the source of funds is a:

 o  rollover by check of the proceeds from another TSA; or

 o  direct rollover from another TSA; or

 o  direct transfer under Revenue Ruling 90-24 from another TSA.

 Further, you must use the same elections regarding recalculation of your life expectancy (and if applicable, your spouse's life expectancy) if you have already begun to receive required minimum distributions from or with respect to the TSA from which you are making your contribution to the Equitable Accumulator Rollover TSA. You must also elect or have elected a minimum distribution calculation method requiring recalculation of your life expectancy (and if applicable, your spouse's life expectancy) if you elect an annuity payout for the funds in this contract subsequent to this year.


 DISTRIBUTIONS FROM TSAS

 GENERAL. Depending on the terms of the employer plan and your employment status, you may have to get your employer's consent to take a loan or withdrawal. Your employer will tell us this when you establish the TSA through a direct transfer.

 WITHDRAWAL RESTRICTIONS. If this is a Revenue Ruling 90-24 direct transfer, we will treat all amounts transferred to this contract and any future earnings on the amount transferred as not eligible for withdrawal until one of the following events happens:

 o you are separated from service with the employer who provided the funds to purchase the TSA you are transferring to the Equitable Accumulator Rollover TSA; or

 o  you reach age 59 1/2; or

 o  you die; or

 o  you become disabled (special federal income tax definition); or

 o  you take a hardship withdrawal (special federal income tax definition).

 If any portion of the funds directly transferred to your TSA contract is attributable to amounts that you invested in a 403(b)(7) custodial account, such amounts, including earnings, are subject to withdrawal restrictions. With respect to the portion of the funds that were never invested in a 403(b)(7) custodial account, these restrictions apply to the salary reduction (elective deferral) contributions to a TSA annuity contract you made and any earnings on
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 your TSA contract that represents your December 31, 1988 account balance attributable to salary reduction contributions to a TSA annuity contract and earnings. To take advantage of this grandfathering you must properly notify us in writing at our Processing Office of your December 31, 1988 account balance if you have qualifying amounts transferred to your TSA contract.

 THIS PARAGRAPH APPLIES ONLY TO PARTICIPANTS IN A TEXAS OPTIONAL RETIREMENT PROGRAM. Texas Law permits withdrawals only after one of the following distributable events occur:

 (1) the requirements for minimum distribution (discussed under "Required minimum distributions" below) are met; or

 (2) death; or

 (3) retirement; or

 (4) termination of employment in all Texas public institutions of higher education.

 For you to make a withdrawal, we must receive a properly completed written acknowledgement from the employer. If a distributable event occurs before you are vested, we will refund to the employer any amounts provided by an employer's first-year matching contribution. We reserve the right to change these provisions without your consent, but only to the extent necessary to maintain compliance with applicable law. Loans are not permitted under Texas Optional Retirement Programs.

 TAX TREATMENT OF DISTRIBUTIONS. Amounts held under TSAs are generally not subject to federal income tax until benefits are distributed. Distributions include withdrawals from your TSA contract and annuity payments from your TSA contract. Death benefits paid to a beneficiary are also taxable distributions. Unless an exception applies, amounts distributed from TSAs are includable in gross income as ordinary income. Distributions from TSAs may be subject to 20% federal income tax withholding. See "Federal and state income tax withholding and information reporting" below. In addition, TSA distributions may be subject to additional tax penalties.

 If you have made after-tax contributions, you will have a tax basis in your TSA contract, which will be recovered tax-free. Since we do not track your investment in the contract, if any, it is your responsibility to determine how much of the distribution is taxable.

 DISTRIBUTIONS BEFORE ANNUITY PAYMENTS BEGIN. On a total surrender, the amount received in excess of the investment in the contract is taxable. We will report the total amount of the distribution. The amount of any partial distribution from a TSA prior to the annuity starting date is generally taxable, except to the extent that the distribution is treated as a withdrawal of after-tax contributions. Distributions are normally treated as pro rata withdrawals of after-tax contributions and earnings on those contributions.

 ANNUITY PAYMENTS. If you elect an annuity payout option, you will recover any investment in the contract as each payment is received by dividing the investment in the contract by an expected return determined under an IRS table prescribed for qualified annuities. The amount of each payment not excluded from income under this exclusion ratio is fully taxable. The full amount of the payments received after your investment in the contract is recovered is fully taxable. If you (and your beneficiary under a joint and survivor annuity) die before recovering the full investment in the contract, a deduction is allowed on your (or your beneficiary's) final tax return.


 PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH

 Death benefit distributions from a TSA generally receive the same tax treatment as distributions during your lifetime. In some instances, distributions from a TSA made to your surviving spouse may be rolled over to a traditional IRA.


 LOANS FROM TSAS

 You may take loans from a TSA unless restricted by the employer (for example, under an employer plan subject to ERISA). If you cannot take a loan, or cannot
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 without approval from the employer who provided the funds, we will have this information in our records based on what you and the employer who provided the TSA funds told us when you purchased your contract.

 Loans are generally not treated as a taxable distribution. If the amount of the loan exceeds permissible limits under federal income tax rules when made, the amount of the excess is treated (solely for tax purposes) as a taxable distribution. Additionally, if the loan is not repaid at least quarterly, amortizing (paying down) interest and principal, the amount not repaid when due will be treated as a taxable distribution. Under Proposed Treasury Regulations the entire unpaid balance of the loan is includable in income in the year of the default.

 TSA loans are subject to federal income tax limits and may also be subject to the limits of the plan from which the funds came. Federal income tax rule requirements apply even if the plan is not subject to ERISA. For example, loans offered by TSAs are subject to the following conditions:

 o The amount of a loan to a participant, when combined with all other loans to the participant from all qualified plans of the employer, cannot exceed the lesser of:

  (1) the greater of $10,000 or 50% of the participant's nonforfeitable accrued benefits; and

  (2) $50,000 reduced by the excess (if any) of the highest outstanding loan balance over the previous twelve months over the outstanding loan balance of plan loans on the date the loan was made.

 o In general, the term of the loan cannot exceed five years unless the loan is used to acquire the participant's primary residence. Equitable Accumulator Rollover TSA contracts have a term limit of 10 years for loans used to acquire the participant's primary residence.

 o All principal and interest must be amortized in substantially level payments over the term of the loan, with payments being made at least quarterly.

 The amount borrowed and not repaid may be treated as a distribution if:

 o  the loan does not qualify under the conditions above;

 o  the participant fails to repay the interest or principal when due; or

 o in some instances, the participant separates from service with the employer who provided the funds or the plan is terminated.

 In this case, the participant may have to include the unpaid amount due as ordinary income. In addition, the 10% early distribution penalty tax may apply. The amount of the unpaid loan balance is reported to the IRS on Form 1099-R as a distribution.


 TAX-DEFERRED ROLLOVERS AND DIRECT TRANSFERS

 You may roll over any "eligible rollover distribution" from a TSA into another eligible retirement plan, either directly or within 60 days of your receiving the distribution. To the extent rolled over, a distribution remains tax-deferred.

 You may roll over a distribution from a TSA to another TSA or to a traditional IRA. A spousal beneficiary may roll over death benefits only to a traditional IRA.

 The taxable portion of most distributions will be eligible for rollover, except as specifically excluded under federal income tax rules. Distributions that you cannot roll over generally include periodic payments for life or for a period of 10 years or more, hardship withdrawals, and required minimum distributions under federal income tax rules.

 Direct transfers of TSA funds from one TSA to another under Revenue Ruling 90-24 are not distributions.


 REQUIRED MINIMUM DISTRIBUTIONS


 Generally the same as traditional IRA with these differences:



 WHEN YOU HAVE TO TAKE THE FIRST REQUIRED MINIMUM DISTRIBUTION. The minimum distribution rules force TSA participants to start calculating and taking annual distributions from their TSAs by a required date. Generally, you must take the first required minimum distribution for the calendar year in which you turn age 70 1/2. You may be



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 able to delay the start of required minimum distributions for all or part of your account balance until after age 70 1/2, as follows:

 o For TSA participants who have not retired from service with the employer who provided the funds for the TSA by the calendar year the participant turns age 70 1/2, the required beginning date for minimum distributions is extended to April 1 following the calendar year of retirement.

 o TSA plan participants may also delay the start of required minimum distributions to age 75 of the portion of their account value attributable to their December 31, 1986 TSA account balance, even if retired at age 70 1/2. We will know whether or not you qualify for this exception because it will only apply to people who establish their Equitable Accumulator Rollover TSA by direct Revenue Ruling 90-24 transfers. If you do not give us the amount of your December 31, 1986 account balance that is being transferred to the Equitable Accumulator Rollover TSA on the form used to establish the TSA, you do not qualify.


 SPOUSAL CONSENT RULES

 This will only apply to you if you establish your Equitable Accumulator Rollover TSA by direct Revenue Ruling 90-24 transfer. Your employer will tell us on the form used to establish the TSA whether or not you need to get spousal consent for loans, withdrawals, or other distributions. If you do, you will need such consent if you are married when you request a withdrawal under the TSA contract. In addition, unless you elect otherwise with the written consent of your spouse, the retirement benefits payable under the plan must be paid in the form of a qualified joint and survivor annuity. A qualified joint and survivor annuity is payable for the life of the annuitant with a survivor annuity for the life of the spouse in an amount not less than one-half of the amount payable to the annuitant during his or her lifetime. In addition, if you are married, the beneficiary must be your spouse, unless your spouse consents in writing to the designation of another beneficiary.

 If you are married and you die before annuity payments have begun, payments will be made to your surviving spouse in the form of a life annuity unless at the time of your death a contrary election was in effect. However, your surviving spouse may elect, before payments begin, to receive payments in any form permitted under the terms of the TSA contract and the plan of the employer who provided the funds for the TSA.


 EARLY DISTRIBUTION PENALTY TAX

 A penalty tax of 10% of the taxable portion of a distribution applies to distributions from a TSA before you reach age 59 1/2. This is in addition to any income tax. There are exceptions to the extra penalty tax. No penalty tax applies to pre-age 59 1/2 distributions made:

 o  on or after your death; or

 o  because you are disabled (special federal income tax definition); or

 o to pay for certain extraordinary medical expenses (special federal income tax definition); or

 o  if you are separated from service, any form of payout after you are age 55;
    or

 o only if you are separated from service, a payout in the form of substantially equal periodic payments made at least annually over your life (or your life expectancy), or over the joint lives of you and your beneficiary (or your joint life expectancy) using an IRS-approved distribution method.


 FEDERAL AND STATE INCOME TAX WITHHOLDING
 AND INFORMATION REPORTING

 We must withhold federal income tax from distributions from annuity contracts. You may be able to elect out of this income tax withholding in some cases. Generally, we do not have to withhold if your distributions are not taxable. The rate of withholding will depend on the type of distribution and, in certain cases, the amount of your distribution. Any income tax withheld is a credit against your income tax liability. If you do not have sufficient income tax withheld or do not make sufficient estimated income tax payments, you may incur penalties under the estimated income tax rules.


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 You must file your request not to withhold in writing before the payment or distribution is made. Our Processing Office will provide forms for this purpose. You cannot elect out of withholding unless you provide us with your correct Taxpayer Identification Number and a United States residence address. You cannot elect out of withholding if we are sending the payment out of the United States.

 You should note the following special situations:

 o We might have to withhold and/or report on amounts we pay under a free look or cancellation.

 o We are generally required to withhold on conversion rollovers of traditional IRAs to Roth IRAs, as it is considered a withdrawal from the traditional IRA and is taxable.

 o We are required to withhold on the gross amount of a distribution from a Roth IRA unless you elect out of withholding. This may result in tax being withheld even though the Roth IRA distribution is not taxable in whole or in part.

 Special withholding rules apply to foreign recipients and United States citizens residing outside the United States. We do not discuss these rules here. Certain states have indicated that state income tax withholding will also apply to payments from the contracts made to residents. In some states, you may elect out of state withholding, even if federal withholding applies. Generally, an election out of federal withholding will also be considered an election out of state withholding. If you need more information concerning a particular state or any required forms, call our Processing Office at the toll-free number.


 FEDERAL INCOME TAX WITHHOLDING ON PERIODIC ANNUITY PAYMENTS

 We withhold differently on "periodic" and "non-periodic" payments. For a periodic annuity payment, for example, unless you specify a different number of withholding exemptions, we withhold assuming that you are married and claiming three withholding exemptions. If you do not give us your correct Taxpayer Identification Number, we withhold as if you are single with no exemptions.

 Based on the assumption that you are married and claiming three withholding exemptions, if you receive less than $14,880 in periodic annuity payments in 2000, your payments will generally be exempt from federal income tax withholding. You could specify a different choice of withholding exemption or request that tax be withheld. Your withholding election remains effective unless and until you revoke it. You may revoke or change your withholding election at any time.


 FEDERAL INCOME TAX WITHHOLDING ON NON-PERIODIC ANNUITY PAYMENTS (WITHDRAWALS)

 For a non-periodic distribution (total surrender or partial withdrawal), we generally withhold at a flat 10% rate. We apply that rate to the taxable amount in the case of nonqualified contracts, and to the payment amount in the case of IRAs and Roth IRAs.

 You cannot elect out of withholding if the payment is an eligible rollover distribution from a qualified plan or TSA. If a non-periodic distribution from a qualified plan or TSA is not an eligible rollover distribution then the 10% withholding rate applies.


 MANDATORY WITHHOLDING FROM TSA AND QUALIFIED PLAN DISTRIBUTIONS

 Unless you have the distribution go directly to the new plan, eligible rollover distributions from qualified plans and TSAs are subject to mandatory 20% withholding. An eligible rollover distribution from a TSA can be rolled over to another TSA or a traditional IRA. An eligible rollover distribution from a qualified plan can be rolled over to another qualified plan or traditional IRA. All distributions from a TSA or qualified plan are eligible rollover distributions unless they are on the following list of exceptions:

 o  any after-tax contributions you made to the plan; or

 o any distributions which are required minimum distributions after age 70 1/2 or separation from service; or

 o  hardship withdrawals; or

 o  substantially equal periodic payments made at least



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    annually for your life (or life expectancy) or the joint lives (or joint life expectancy) of you and your designated beneficiary; or

 o substantially equal periodic payments made for a specified period of 10 years or more; or

 o  corrective distributions that fit specified technical tax rules; or

 o  loans that are treated as distributions; or

 o  a death benefit payment to a beneficiary who is not your surviving spouse;
    or

 o a qualified domestic relations order distribution to a beneficiary who is not your current spouse or former spouse.

 A death benefit payment to your surviving spouse, or a qualified domestic relations order distribution to your current or former spouse, may be a distribution subject to mandatory 20% withholding.


 IMPACT OF TAXES TO EQUITABLE LIFE

 The contracts provide that we may charge Separate Account No. 45 for taxes. We do not now, but may in the future set up reserves for such taxes.



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 ABOUT OUR SEPARATE ACCOUNT NO. 45

 Each variable investment option is a subaccount of our Separate Account No. 45. We established Separate Account No. 45 in 1994 under special provisions of the New York Insurance Law. These provisions prevent creditors from any other business we conduct from reaching the assets we hold in our variable investment options for owners of our variable annuity contracts. We are the legal owner of all of the assets in Separate Account No. 45 and may withdraw any amounts that exceed our reserves and other liabilities with respect to variable investment options under our contracts. The results of Separate Account No. 45's operations are accounted for without regard to Equitable Life's other operations.

 Separate Account No. 45 is registered under the Investment Company Act of 1940 and is classified by that act as a "unit investment trust." The SEC, however, does not manage or supervise Equitable Life or Separate Account No. 45.

 Each subaccount (variable investment option) within Separate Account No. 45 invests solely in class IB shares issued by the corresponding portfolio of EQ Advisors Trust.

 We reserve the right subject to compliance with laws that apply:

 (1) to add variable investment options to, or to remove variable investment options from, Separate Account No. 45, or to add other separate accounts;

 (2)   to combine any two or more variable investment options;

 (3) to transfer the assets we determine to be the shares of the class of contracts to which the contracts belong from any variable investment option to another variable investment option;

 (4) to operate Separate Account No. 45 or any variable investment option as a management investment company under the Investment Company Act of 1940 (in which case, charges and expenses that otherwise would be assessed against an underlying mutual fund would be assessed against Separate Account No. 45 or a variable investment option directly);

 (5) to deregister Separate Account No. 45 under the Investment Company Act of 1940;

 (6)   to restrict or eliminate any voting rights as to Separate Account No. 45;
       and

 (7) to cause one or more variable investment options to invest some or all of their assets in one or more other trusts or investment companies.


 ABOUT EQ ADVISORS TRUST

 EQ Advisors Trust is registered under the Investment Company Act of 1940. It is classified as an "open-end management investment company," more commonly called a mutual fund. EQ Advisors Trust issues different shares relating to each portfolio.

 Equitable Life serves as the investment manager of EQ Advisors Trust. As such, Equitable Life oversees the activities of the investment advisers with respect to EQ Advisors Trust and is responsible for retaining or discontinuing the services of those advisers. (Prior to September 1999 EQ Financial Consultants, Inc., the predecessor to AXA Advisors, LLC and an affiliate of Equitable Life, served as investment manager to EQ Advisors Trust.)

 EQ Advisors Trust commenced operations on May 1, 1997. For periods prior to October 18, 1999 the Alliance portfolios (other than EQ/Alliance Premier Growth) were part of The Hudson River Trust. On October 18, 1999, these portfolios became corresponding portfolios of EQ Advisors Trust.


 EQ Advisors Trust does not impose sales charges or "loads" for buying and selling its shares. All dividends and other distributions on Trust shares are reinvested in full. The Board of Trustees of EQ Advisors Trust may establish additional portfolios or eliminate existing portfolios at any time. More detailed information about EQ Advisors Trust, the portfolio investment objectives, policies, restrictions, risks, expenses, their Rule 12b-1 Plan relating to its Class IB shares, and other aspects of its operations, appears in the prospectus for EQ Advisors Trust attached at the end of this prospectus, or in its SAI which is available upon request.




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 ABOUT OUR FIXED MATURITY OPTIONS

 RATES TO MATURITY AND PRICE PER $100 OF MATURITY VALUE

 We can determine the amount required to be allocated to one or more fixed maturity options in order to produce specified maturity values. For example, we can tell you how much you need to allocate per $100 of maturity value.


 The rates to maturity for new allocations as of March 15, 2000 and the related price per $100 of maturity value were as follows:




-------------------------------------------------------------------
 FIXED MATURITY
  OPTIONS WITH
  FEBRUARY 15TH         RATE TO MATURITY          PRICE
 MATURITY DATE OF            AS OF             PER $100 OF
   MATURITY YEAR         MARCH 15, 2000       MATURITY VALUE
-------------------------------------------------------------------
       2001                  4.20%               $ 96.27
       2002                  4.91%               $ 91.19
       2003                  5.43%               $ 85.68
       2004                  5.51%               $ 81.02
       2005                  5.62%               $ 76.39
       2006                  5.70%               $ 72.00
       2007                  5.77%               $ 67.81
       2008                  5.83%               $ 63.82
       2009                  5.92%               $ 59.84
       2010                  5.98%               $ 56.18
-------------------------------------------------------------------

 Available under the Assured Payment Option and APO Plus



-------------------------------------------------------------------
   FIXED MATURITY
   OPTIONS WITH
   FEBRUARY 15TH         RATE TO MATURITY          PRICE
 MATURITY DATE OF            AS OF              PER $100 OF
   MATURITY YEAR         MARCH 15, 2000        MATURITY VALUE
-------------------------------------------------------------------
       2011                 5.47%                 $ 55.88
       2012                 5.47%                 $ 52.98
       2013                 5.47%                 $ 50.22
       2014                 5.47%                 $ 47.62
       2015                 5.47%                 $ 45.15
-------------------------------------------------------------------


 HOW WE DETERMINE THE MARKET VALUE ADJUSTMENT

 We use the following procedure to calculate the market value adjustment (up or down) we make if you withdraw all of your value from a fixed maturity option before its maturity date.

 (1) We determine the market adjusted amount on the date of the withdrawal as follows:

   (a) We determine the fixed maturity amount that would be payable on the maturity date, using the rate to maturity for the fixed maturity option.

   (b) We determine the period remaining in your fixed maturity option (based on the withdrawal date) and convert it to fractional years based on a 365-day year. For example, three years and 12 days becomes 3.0329.


   (c) We determine the current rate to maturity that applies on the withdrawal date to new allocations to the same fixed maturity option.

   (d) We determine the present value of the fixed maturity amount payable at the maturity date, using the period determined in (b) and the rate determined in (c).

 (2) We determine the fixed maturity amount as of the current date.

 (3) We subtract (2) from the result in (1)(d). The result is the market value adjustment applicable to such fixed maturity option, which may be positive or negative.
 -------------------------------------------------------------------------------

 Your market adjusted amount is the present value of the maturity value discounted at the rate to maturity in effect for new contributions to that same fixed maturity option on the date of the calculation.
 -------------------------------------------------------------------------------



 If you withdraw only a portion of the amount in a fixed maturity option, the market value adjustment will be a percentage of the market value adjustment that would have applied if you had withdrawn the entire value in that fixed maturity option. This percentage is equal to the percentage of the value in the fixed maturity option that you are withdrawing. Any withdrawal charges that are deducted from a fixed maturity option will result in a market value adjustment calculated in the same way. See Appendix II for an example.

 For purposes of calculating the rate to maturity for new allocations to a fixed maturity option (see (1)(c) above), we use the rate we have in effect for new
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 fixed maturity option. We use this rate even if new allocations to that option would not be accepted at that time. This rate will not be less than 3%. If we do not have a rate to maturity in effect for a fixed maturity option to which the "current rate to maturity" in (1)(c) would apply, we will use the rate at the next closest maturity date. If we are no longer offering new fixed maturity options, the "current rate to maturity" will be determined in accordance with our procedures then in effect. We reserve the right to add up to 0.25% to the current rate in (1)(c) above for purposes of calculating the market value adjustment only.

 INVESTMENTS UNDER THE FIXED MATURITY OPTIONS

 Amounts allocated to the fixed maturity options are held in a "nonunitized" separate account we have established under the New York Insurance Law. This separate account provides an additional measure of assurance that we will make full payment of amounts due under the fixed maturity options. Under New York Insurance Law, the portion of the separate account's assets equal to the reserves and other contract liabilities relating to the contracts are not chargeable with liabilities from any other business we may conduct. We own the assets of the separate account, as well as any favorable investment performance on those assets. You do not participate in the performance of the assets held in this separate account. We may, subject to state law that applies, transfer all assets allocated to the separate account to our general account. We guarantee all benefits relating to your value in the fixed maturity options, regardless of whether assets supporting fixed maturity options are held in a separate account or our general account.

 We have no specific formula for establishing the rates to maturity for the fixed maturity options. We expect the rates to be influenced by, but not necessarily correspond to, among other things, the yields that we can expect to realize on the separate account's investments from time to time. Our current plans are to invest in fixed-income obligations, including corporate bonds, mortgage-backed and asset-backed securities, and government and agency issues having durations in the aggregate consistent with those of the fixed maturity options.

 Although the above generally describes our plans for investing the assets supporting our obligations under the fixed maturity options under the contracts, we are not obligated to invest those assets according to any particular plan except as we may be required to by state insurance laws. We will not determine the rates to maturity we establish by the performance of the nonunitized separate account.

 ABOUT THE GENERAL ACCOUNT

 Our general account supports all of our policy and contract guarantees, including those that apply to the fixed maturity options and the account for special dollar cost averaging, as well as our general obligations.

 The general account is subject to regulation and supervision by the Insurance Department of the State of New York and to the insurance laws and regulations of all jurisdictions where we are authorized to do business. Because of exemptions and exclusionary provisions that apply, interests in the general account have not been registered under the Securities Act of 1933, nor is the general account an investment company under the Investment Company Act of 1940. However, the market value adjustment interests under the contracts are registered under the Securities Act of 1933.

 We have been advised that the staff of the SEC has not reviewed the portions of this prospectus that relate to the general account (other than market value adjustment interests). The disclosure with regard to the general account, however, may be subject to certain provisions of the federal securities laws relating to the accuracy and completeness of statements made in prospectuses.

 ABOUT OTHER METHODS OF PAYMENT

 AUTOMATIC INVESTMENT PROGRAM - FOR NQ, FLEXIBLE PREMIUM IRA, AND FLEXIBLE PREMIUM ROTH IRA CONTRACTS ONLY

 You may use our automatic investment program, or "AIP," to have a specified amount automatically deducted from a checking account, money market account, or credit union
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 checking account and contributed as an additional contribution into an NQ,
 Flexible Premium IRA or Flexible Premium Roth IRA contract on a monthly or quarterly basis. AIP is not available for Rollover IRA, Roth Conversion IRA, QP, or Rollover TSA contracts. It is also not available under the Assured Payment Option or APO Plus.

 For NQ contracts, the minimum amounts we will deduct are $100 monthly and $300 quarterly. Under Flexible Premium IRA and Flexible Premium Roth IRA contracts, the minimum amount is $50. AIP additional contributions may be allocated to any of the variable investment options and available fixed maturity options, but not the account for special dollar cost averaging. You choose the day of the month you wish to have your account debited. However, you may not choose a date later than the 28th day of the month.

 You may cancel AIP at any time by notifying our Processing Office. We are not responsible for any debits made to your account before the time written notice of cancellation is received at our processing office.


 DATES AND PRICES AT WHICH CONTRACT EVENTS OCCUR

 We describe below the general rules for when, and at what prices, events under your contract will occur. Other portions of this prospectus describe circumstances that may cause exceptions. We generally do not repeat those exceptions below.

 BUSINESS DAY


 Our business day is any day the New York Stock Exchange is open for trading. Our business day generally ends at 4:00 p.m., Eastern Time for purposes of determining the date when contributions are applied and any other transaction requests are processed. We may, however, close due to emergency conditions. Contributions will be applied and any other transaction requests will be processed when they are received along with all the required information.


 o If your contribution, transfer, or any other transaction request, containing all the required information, reaches us on a non-business day or after 4:00 p.m. on a business day, we will use the next business day.

 o A loan request under your Rollover TSA contract will be processed on the first business day of the month following the date on which the properly completed loan request form is received.

 o If your transaction is set to occur on the same day of the month as the contract date and that date is the 29th, 30th or 31st of the month, then the transaction will occur on the 1st day of the next month.

 o When a charge is to be deducted on a contract date anniversary that is a non-business day, we will deduct the charge on the next business day.


 CONTRIBUTIONS AND TRANSFERS

 o Contributions allocated to the variable investment options are invested at the value next determined after the close of the business day.

 o Contributions allocated to a fixed maturity option will receive the rate to maturity in effect for that fixed maturity option on that business day.

 o Initial contributions allocated to the account for special dollar cost averaging receive the interest rate in effect on that business day. At certain times, we may offer the opportunity to lock in the interest rate for an initial contribution to be received under Section 1035 exchanges and trustee to trustee transfers. Your registered representative can provide information or you can call our processing office.

 o Transfers to or from variable investment options will be made at the value next determined after the close of the business day.

 o Transfers to a fixed maturity option will be based on the rate to maturity in effect for that fixed maturity option on the business day of the transfer.



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 ABOUT YOUR VOTING RIGHTS

 As the owner of the shares of EQ Advisors Trust we have the right to vote on certain matters involving the portfolios, such as:

 o  the election of trustees;

 o  the formal approval of independent auditors selected for EQ Advisors Trust;
    or

 o any other matters described in the prospectus for EQ Advisors Trust or requiring a shareholders' vote under the Investment Company Act of 1940.

 We will give contract owners the opportunity to instruct us how to vote the number of shares attributable to their contracts if a shareholder vote is taken. If we do not receive instructions in time from all contract owners, we will vote the shares of a portfolio for which no instructions have been received in the same proportion as we vote shares of that portfolio for which we have received instructions. We will also vote any shares that we are entitled to vote directly because of amounts we have in a portfolio in the same proportions that contract owners vote.


 VOTING RIGHTS OF OTHERS


 Currently, we control EQ Advisors Trust. Its shares are sold to our separate accounts and an affiliated qualified plan trust. In addition, shares of EQ Advisors Trust are held by separate accounts of insurance companies both affiliated and unaffiliated with us. Shares held by these separate accounts will probably be voted according to the instructions of the owners of insurance policies and contracts issued by those insurance companies. While this will dilute the effect of the voting instructions of the contract owners, we currently do not foresee any disadvantages because of this. The Board of Trustees of EQ Advisors Trust intends to monitor events in order to identify any material irreconcilable conflicts that may arise and to determine what action, if any, should be taken in response. If we believe that a response to any of those events insufficiently protects our contract owners, we will see to it that appropriate action is taken.


 SEPARATE ACCOUNT NO. 45 VOTING RIGHTS

 If actions relating to Separate Account No. 45 require contract owner approval, contract owners will be entitled to one vote for each unit they have in the variable investment options. Each contract owner who has elected a variable annuity payout option may cast the number of votes equal to the dollar amount of reserves we are holding for that annuity in a variable investment option divided by the annuity unit value for that option. We will cast votes attributable to any amounts we have in the variable investment options in the same proportion as votes cast by contract owners.


 CHANGES IN APPLICABLE LAW

 The voting rights we describe in this prospectus are created under applicable federal securities laws. To the extent that those laws or the regulations published under those laws eliminate the necessity to submit matters for approval by persons having voting rights in separate accounts of insurance companies, we reserve the right to proceed in accordance with those laws or regulations.


 ABOUT LEGAL PROCEEDINGS

 Equitable Life and its affiliates are parties to various legal proceedings. In our view, none of these proceedings is likely to have a material adverse effect upon Separate Account No. 45, our ability to meet our obligations under the contracts, or the distribution of the contracts.


 ABOUT OUR INDEPENDENT ACCOUNTANTS


 The consolidated financial statements of Equitable Life at December 31, 1999 and 1998, and for the three years ended December 31, 1999 incorporated in this prospectus by reference to the 1999 Annual Report on Form 10-K are incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.




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 FINANCIAL STATEMENTS

 The financial statements of Separate Account No. 45, as well as the consolidated financial statements of Equitable Life, are in the SAI. The SAI is available free of charge. You may request one by writing to our processing office or calling 1-800-789-7771.


 TRANSFERS OF OWNERSHIP, COLLATERAL ASSIGNMENTS, LOANS, AND BORROWING

 You can transfer ownership of an NQ contract at any time before annuity payments begin. We will continue to treat you as the owner until we receive notification of any change at our Processing Office. You cannot assign your NQ contract as collateral or security for a loan. Loans are also not available under your NQ contract. In some cases, an assignment or change of ownership may have adverse tax consequences. See "Tax information" earlier in this prospectus.

 You cannot assign or transfer ownership of an IRA, QP, or Rollover TSA contract except by surrender to us. Loans are not available and you cannot assign IRA and QP contracts as security for a loan or other obligation. If the employer that provided the funds does not restrict them, loans are available under a Rollover TSA contract.


 For limited transfers of ownership after the owner's death see "Beneficiary continuation option" in "Payment of death benefit" earlier in this prospectus. You may direct the transfer of the values under your IRA, QP, or Rollover TSA contract to another similar arrangement under federal income tax rules. In the case of such a transfer, we will impose a withdrawal charge, if one applies.



 DISTRIBUTION OF THE CONTRACTS


 AXA Advisors, LLC ("AXA Advisors"), the successor to EQ Financial Consultants, Inc. and an affiliate of Equitable Life, is the distributor of the contracts and has responsibility for sales and marketing functions for Separate Account No. 45. AXA Advisors serves as the principal underwriter of Separate Account No. 45. AXA Advisors is registered with the SEC as a broker-dealer and is a member of the National Association of Securities Dealers, Inc. AXA Advisors' principal business address is 1290 Avenue of the Americas, New York, New York 10104. Pursuant to a Distribution and Servicing Agreement between AXA Advisors, Equitable Life, and certain of Equitable Life's separate accounts, including Separate Account No. 45, Equitable Life paid AXA Advisors distribution fees of $325,380 for 1999, and $325,380 for 1998, as the distributor of certain contracts other than the contracts described in this Prospectus which had not been offered before 2000, and as the principal underwriter of certain separate accounts including Separate Account No. 45. Before May 1, 1998, Equitable Distributors, Inc. ("EDI"), also an indirect, wholly owned subsidiary of Equitable Life, served as the distributor of the contracts and the principal underwriter of Separate Account No. 45. Pursuant to a Distribution Agreement between Equitable Life, certain of Equitable Life's separate accounts, including Separate Account No. 45, and EDI, Equitable Life paid EDI distribution fees of $9,444,621 for 1997 as the distributor of certain contracts and as the principal underwriter of certain separate accounts including Separate Account No. 45.


 The contracts will be sold by financial professionals who are registered representatives of AXA Advisors and its affiliates, who are also our licensed insurance agents. AXA Advisors may also receive compensation and reimbursement for its marketing services under the terms of its distribution agreement with Equitable Life. The offering of the contracts is intended to be continuous.

9
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INVESTMENT PERFORMANCE



----------------
  83
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--------------------------------------------------------------------------------

 We provide the following tables to show five different measurements of the investment performance of the variable investment options and/or the portfolios in which they invest. We include these tables because they may be of general interest to you.


 Table 1 shows the average annual total return of the variable investment options. Average annual total return is the annual rate of growth that would be necessary to achieve the ending value of a contribution invested in the variable investment options for the periods shown.


 Table 2 shows the growth of a hypothetical $1,000 investment in the variable investment options over the periods shown. Both Tables 1 and 2 take into account all current fees and charges under the contract, including the withdrawal charge, the optional baseBUILDER benefit charge, the annual administrative charge under Flexible Premium IRA and Flexible Premium Roth IRA contracts, but do not reflect the charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state or any applicable annuity administrative fee.

 Tables 3, 4, and 5 show the rates of return of the variable investment options on an annualized, cumulative, and year-by-year basis. These tables take into account all current fees and charges under the contract, but do not reflect the withdrawal charge, the optional baseBUILDER benefits charge, the annual administrative charge or charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state or any applicable annuity administrative fee. If the charges were reflected they would effectively reduce the rates of return shown.

 In all cases the results shown are based on the actual historical investment experience of the portfolios in which the variable investment options invest. In some cases, the results shown relate to periods when the variable investment options and/or the contracts were not available. In those cases, we adjusted the results of the portfolios to reflect the charges under the contracts that would have applied had the investment options and/or contracts been available. The contracts are being offered for the first time in 2000.


 For the "Alliance" portfolios (other than EQ/Alliance Premier Growth), we have adjusted the results prior to October 1996, when Class IB shares for these portfolios were not available, to reflect the 12b-1 fees currently imposed. Finally, the results shown for the Alliance Money Market and Alliance Common Stock options for periods before March 22, 1985 reflect the results of the variable investment options that preceded them. The "Since portfolio inception" figures for these options are based on the date of inception of the preceding variable investment options. We have adjusted these results to reflect the maximum investment advisory fee payable for the portfolios, as well as an assumed charge of 0.06% for direct operating expenses.

 EQ Advisors Trust commenced operations on May 1, 1997. For periods prior to October 18, 1999 the Alliance portfolios (other than EQ/Alliance Premier Growth) were part of The Hudson River Trust. On October 18, 1999, these portfolios became corresponding portfolios of EQ Advisors Trust. In each case, the performance shown is for the indicated EQ Advisors Trust portfolio, and any predecessors it may have had.

 All rates of return presented are time-weighted and include reinvestment of investment income, including interest and dividends.


 From time to time, we may advertise different measurements of the investment performance of the variable investment options and/or the portfolios, including the measurements reflected in the tables below.

 THE PERFORMANCE INFORMATION SHOWN BELOW AND THE PERFORMANCE INFORMATION THAT WE ADVERTISE REFLECT PAST PERFORMANCE AND DO NOT INDICATE HOW THE VARIABLE INVESTMENT OPTIONS MAY PERFORM IN THE FUTURE. SUCH INFORMATION ALSO DOES NOT REPRESENT THE RESULTS EARNED BY ANY PARTICULAR INVESTOR. YOUR RESULTS WILL DIFFER.




 BENCHMARKS
 Tables 3 and 4 compare the performance of variable investment options to market indices that serve as benchmarks. Market indices are not subject to any charges for investment advisory fees, brokerage commission or other operating expenses typically associated with a managed portfolio. Also, they do not reflect other contract charges



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--------------------------------------------------------------------------------

 such as the mortality and expense risks charge, administrative charge and distribution charge or any withdrawal or optional benefit charge. Comparisons with these benchmarks, therefore, may be of limited use. We include them because they are widely known and may help you to understand the universe of securities from which each portfolio is likely to select its holdings. Benchmark data reflect the reinvestment of dividend income. The benchmarks include:

--------------------------------------------------------------------------------


 EQ/AGGRESSIVE STOCK: 50% Russell 2000 Index and 50% Standard & Poor's Mid-Cap Total Return Index.

 ALLIANCE COMMON STOCK: Standard & Poor's 500 Index.

 ALLIANCE CONSERVATIVE INVESTORS: 70% Lehman Treasury Bond Composite Index and 30% Standard & Poor's 500 Index.

 ALLIANCE EQUITY INDEX: Standard & Poor's 500 Index.

 ALLIANCE GLOBAL: Morgan Stanley Capital International World Index.

 ALLIANCE GROWTH AND INCOME: 75% Standard & Poor's 500 Index and 25% Value Line Convertibles Index.

 ALLIANCE GROWTH INVESTORS: 70% Standard & Poor's 500 Index and 30% Lehman Government/Corporate Bond Index.

 ALLIANCE HIGH YIELD: Benchmark #1 - Merrill Lynch High Yield Master Index and Benchmark #2 - Credit Suisse First Boston Global High Yield Index.

 ALLIANCE INTERMEDIATE GOVERNMENT SECURITIES: Lehman Intermediate Government Bond Index.

 ALLIANCE INTERNATIONAL: Morgan Stanley Capital International Europe, Australia, Far East Index.

 ALLIANCE MONEY MARKET: Salomon Brothers Three-Month T-Bill Index.

 EQ/ALLIANCE PREMIER GROWTH: Standard & Poor's 500 Index.

 EQ/ALLIANCE TECHNOLOGY: Lipper Specialty Funds Average.

 ALLIANCE SMALL CAP GROWTH: Russell 2000 Growth Index.

 BT EQUITY 500 INDEX: Standard & Poor's 500 Index.

 BT INTERNATIONAL EQUITY INDEX: Morgan Stanley Capital International Europe, Australia, Far East Index.

 BT SMALL COMPANY INDEX: Russell 2000 Index.

 CAPITAL GUARDIAN RESEARCH: Standard & Poor's 500
--------------------------------------------------------------------------------

 CAPITAL GUARDIAN U.S. EQUITY: Standard & Poor's 500 Index.

 EQ/EVERGREEN: Benchmark #1 - Russell 2000 Index and Benchmark #2 - Standard & Poor's 500 Index.

 EQ/EVERGREEN FOUNDATION: 60% Standard & Poor's 500 Index/40% Lehman Brothers Aggregate Bond Index.

 MFS EMERGING GROWTH COMPANIES: Russell 2000 Index.

 MFS GROWTH WITH INCOME: Standard & Poor's 500 Index.

 MFS RESEARCH: Standard & Poor's 500 Index.

 MERCURY BASIC VALUE EQUITY: Standard & Poor's 500 Index.

 MERCURY WORLD STRATEGY: 36% Standard & Poor's 500 Index/24% Morgan Stanley Capital International Europe, Australia, Far East Index/21% Salomon Brothers U.S. Treasury Bond 1 Year+ 14% Salomon Brothers World Government Bond (excluding U.S.)/and 5% Three-Month U.S. Treasury Bill.

 MORGAN STANLEY EMERGING MARKETS EQUITY: Morgan Stanley Capital International Emerging Markets Free Price Return Index.

 EQ/PUTNAM BALANCED: 60% Standard & Poor's 500 Index and 40% Lehman Government/ Corporate Bond Index.

 EQ/PUTNAM GROWTH & INCOME VALUE: Standard & Poor's 500 Index.

 T. ROWE PRICE EQUITY INCOME: Standard & Poor's 500 Index.

 T. ROWE PRICE INTERNATIONAL STOCK: Morgan Stanley Capital International Europe, Australia, Far East Index.

 WARBURG PINCUS SMALL COMPANY VALUE: Benchmark #1 - Russell 2000 Index and Benchmark #2 - Russell 2000 Value Index.

--------------------------------------------------------------------------------
 LIPPER SURVEY. The Lipper Variable Insurance Products Performance Analysis Survey (Lipper Survey) records the performance of a large group of variable annuity products, including managed separate accounts of insurance companies. According to Lipper Analytical Services, Inc. (Lipper), the data are presented net of investment management fees, direct operating expenses and asset-based charges applicable under annuity contracts. Lipper data provide a more accurate picture than market benchmarks of the Equitable Accumulator performance relative to other variable annuity products.



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--------------------------------------------------------------------------------


                                     TABLE 1
AVERAGE ANNUAL TOTAL RETURN UNDER A CONTRACT SURRENDERED ON DECEMBER 31, 1999:

---------------------------------------------------------------------------------------------------------------------------
                                                                      LENGTH OF INVESTMENT PERIOD
                                               ----------------------------------------------------------------------------
                                                                                                    SINCE        SINCE
                                                    1            3           5          10         OPTION      PORTFOLIO
 VARIABLE INVESTMENT OPTIONS                      YEAR         YEARS       YEARS       YEARS     INCEPTION*   INCEPTION**
---------------------------------------------------------------------------------------------------------------------------
EQ/Aggressive Stock                                7.38%        3.67%       11.43%      12.81%      11.26%       14.26%
Alliance Common Stock                             13.49%       22.02%       23.36%      14.20%      23.37%       13.17%
Alliance Conservative Investors                   (0.99)%       6.40%        7.45%       5.36%       6.91%        5.38%
Alliance Equity Index                             11.22%       23.55%       25.30%          -       24.25%       21.29%
Alliance Global                                   26.31%       17.51%       15.73%      11.36%      16.47%        9.88%
Alliance Growth and Income                         7.20%       16.11%       17.28%          -       17.24%       12.35%
Alliance Growth Investors                         14.83%       14.81%       15.29%      12.95%      15.06%       12.93%
Alliance High Yield                              (13.98)%      (3.38)%       4.98%       5.96%       3.79%        4.94%
Alliance Intermediate Government Securities      (10.63)%      (1.13)%       1.16           -        0.43%        1.52%
Alliance International                            25.60%        7.85%           -           -        7.77%        7.91%
Alliance Money Market                             (5.97)%      (0.89)%       0.03%       0.17%      (0.13)%       2.56%
Alliance Small Cap Growth                         16.14%           -            -           -       11.69%       11.69%
BT Equity 500 Index                                9.07%           -            -           -       15.66%       15.66%
BT International Equity Index                     15.98%           -            -           -       16.66%       16.66%
BT Small Company Index                             9.48%           -            -           -        1.70%        1.70%
EQ/Evergreen                                      (1.14)%          -            -           -       (1.14)%      (1.14)%
EQ/Evergreen Foundation                           (3.41)%          -            -           -       (3.41)%      (3.41)%
MFS Emerging Growth Companies                     60.98%           -            -           -       42.28%       42.28%
MFS Growth with Income                            (2.11)%          -            -           -       (2.11)%      (2.11)%
MFS Research                                      11.79%           -            -           -       18.01%       18.01%
Mercury Basic Value Equity                         7.76%           -            -           -       11.98%       11.98%
Mercury World Strategy                            10.08%           -            -           -        6.09%        6.09%
Morgan Stanley Emerging Markets Equity            82.71%           -            -           -        2.64%       (0.92)%
EQ/Putnam Balanced                               (10.48)%          -            -           -        3.67%        3.67%
EQ/Putnam Growth & Income Value                  (11.83)%          -            -           -        4.09%        4.09%
T. Rowe Price Equity Income                       (7.09)%          -            -           -        6.82%        6.82%
T. Rowe Price International Stock                 20.23%           -            -           -        9.72%        9.72%
Warburg Pincus Small Company Value                (8.78)%          -            -           -       (2.84)%      (2.84)%
---------------------------------------------------------------------------------------------------------------------------

----------

* The variable investment option inception dates are: EQ/Aggressive Stock, Alliance Common Stock, Alliance Conservative Investors, Alliance Equity Index, Alliance Global, Alliance Growth and Income, Alliance Growth Investors, Alliance High Yield, Alliance Intermediate Government Securities, Alliance International, and Alliance Money Market (May 1, 1995); Alliance Small Cap Growth, Mercury Basic Value Equity, Mercury World Strategy, MFS Emerging Growth Companies, MFS Research, EQ/Putnam Balanced, EQ/Putnam Growth & Income Value, T. Rowe Price Equity Income, T. Rowe Price International Stock, and Warburg Pincus Small Company Value (May 1, 1997); Morgan Stanley Emerging Markets Equity (September 2, 1997); BT Equity 500 Index, BT International Equity Index, and BT Small Company Index (December 31, 1997); EQ/Evergreen, EQ/Evergreen Foundation, and MFS Growth with Income (December 31, 1998). The inception dates for the variable investment options that became available after December 31, 1998 and are therefore not shown in this table are: EQ/Alliance Premier Growth, Capital Guardian Research, and Capital Guardian U.S. Equity (April 30, 1999) and EQ/Alliance Technology (May 1,
   2000).


** The inception dates for the portfolios underlying the Alliance variable investment options are for portfolios of The Hudson River Trust, the assets of which became assets of corresponding portfolios of EQ Advisors Trust on October 18, 1999. The portfolio inception dates are: EQ/Aggressive Stock (January 27, 1986); Alliance Common Stock (January 13, 1976); Alliance Conservative Investors and Alliance Growth Investors (October 2, 1989); Alliance Equity Index (March 1, 1994); Alliance Global (August 27, 1987); Alliance Growth & Income (October 1, 1993); Alliance High Yield (January 2,
   1987); Alliance Intermediate Government Securities (April 1, 1991); Alliance International (April 3, 1995); Alliance Money Market (July 13, 1981); Alliance Small Cap Growth, Mercury Basic Value Equity, Mercury World Strategy, MFS Emerging Growth Companies, MFS Research, EQ/Putnam Balanced, EQ/Putnam Growth & Income Value, T. Rowe Price Equity Income, T. Rowe Price International Stock, and Warburg Pincus Small Company Value (May 1, 1997); BT Equity 500 Index, BT International Equity Index, and BT Small Company Index (January 1, 1998); and Morgan Stanley Emerging Markets Equity (August 20,
   1997); EQ/Evergreen, EQ/Evergreen Foundation and MFS Growth with Income (12/31/98). The inception dates for the portfolios that became available after December 31, 1998 and are therefore not shown in the tables are:
   EQ/Alliance Premier Growth, Capital Guardian Research, and Capital Guardian U.S. Equity (April 30, 1999) and EQ/Alliance Technology (May 1, 2000).

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--------------------------------------------------------------------------------

                                     TABLE 2
      GROWTH OF $1,000 UNDER A CONTRACT SURRENDERED ON DECEMBER 31, 1999:

---------------------------------------------------------------------------------------------------------------------------
                                                                     LENGTH OF INVESTMENT PERIOD
                                                  -------------------------------------------------------------------------
                                                                                                             SINCE
                                                     1              3              5             10         PORTFOLIO
 VARIABLE INVESTMENT OPTIONS                       YEAR           YEARS          YEARS          YEARS       INCEPTION*
---------------------------------------------------------------------------------------------------------------------------
EQ/Aggressive Stock                             $ 1,073.76     $ 1,114.04     $ 1,717.60     $ 3,337.67    $  6,396.96
Alliance Common Stock                           $ 1,134.91     $ 1,816.91     $ 2,856.60     $ 3,772.84    $ 19,404.57
Alliance Conservative Investors                 $   990.07     $ 1,204.67     $ 1,432.56     $ 1,686.30    $  1,711.16
Alliance Equity Index                           $ 1,112.20     $ 1,885.73     $ 3,088.01              -    $  3,084.61
Alliance Global                                 $ 1,263.09     $ 1,622.47     $ 2,075.70     $ 2,932.69    $  3,198.48
Alliance Growth and Income                      $ 1,071.99     $ 1,565.37     $ 2,218.36              -    $  2,070.63
Alliance Growth Investors                       $ 1,148.34     $ 1,513.27     $ 2,036.51     $ 3,380.79    $  3,477.39
Alliance High Yield                             $   860.22     $   902.05     $ 1,275.08     $ 1,784.88    $  1,870.11
Alliance Intermediate Government Securities     $   893.73     $   966.52     $ 1,059.24              -    $  1,141.52
Alliance International                          $ 1,256.04     $ 1,254.54              -              -    $  1,435.01
Alliance Money Market                           $   940.28     $   973.67     $ 1,001.42     $ 1,016.99    $  1,595.55
Alliance Small Cap Growth                       $ 1,161.37              -              -              -    $  1,343.31
BT Equity 500 Index                             $ 1,090.71              -              -              -    $  1,337.63
BT International Equity Index                   $ 1,159.80              -              -              -    $  1,361.04
BT Small Company Index                          $ 1,094.83              -              -              -    $  1,034.25
EQ/Evergreen                                    $   988.60              -              -              -    $    988.60
EQ/Evergreen Foundation                         $   965.86              -              -              -    $    965.86
MFS Emerging Growth Companies                   $ 1,609.80              -              -              -    $  2,562.41
MFS Growth with Income                          $   978.89              -              -              -    $    978.89
MFS Research                                    $ 1,117.86              -              -              -    $  1,555.83
Mercury Basic Value Equity                      $ 1,077.58              -              -              -    $  1,352.57
Mercury World Strategy                          $ 1,100.81              -              -              -    $  1,171.02
Morgan Stanley Emerging Markets Equity          $ 1,827.10              -              -              -    $    978.36
EQ/Putnam Balanced                              $   895.20              -              -              -    $  1,100.89
EQ/Putnam Growth & Income Value                 $   881.68              -              -              -    $  1,112.78
T. Rowe Price Equity Income                     $   929.11              -              -              -    $  1,192.44
T. Rowe Price International Stock               $ 1,202.33              -              -              -    $  1,280.74
Warburg Pincus Small Company Value              $   912.16              -              -              -    $    926.01
---------------------------------------------------------------------------------------------------------------------------

----------
* Portfolio inception dates are shown in Table 1.

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--------------------------------------------------------------------------------

                                     TABLE 3
         ANNUALIZED RATES OF RETURN FOR PERIODS ENDED DECEMBER 31, 1999:

-----------------------------------------------------------------------------------------------------------------------
                                                                                                              SINCE
                                                                                                             ORTFOLIO
                                        1 YEAR      3 YEARS       5 YEARS      10 YEARS        20 YEARS     INCEPTION*
-----------------------------------------------------------------------------------------------------------------------
 EQ/AGGRESSIVE STOCK                    16.71%        7.75%        14.18%        14.57%            -         15.72%
 Lipper Mid Cap                         51.65%       24.68%        19.97%        14.78%            -         15.86%
 Benchmark                              18.09%       17.48%        19.92%        15.41%            -         14.58%
 ALLIANCE COMMON STOCK                  22.95%       25.62%        25.77%        16.46%        16.26%        14.65%
 Lipper Growth                          29.78%       26.87%        25.55%        16.90%        15.83%        15.16%
 Benchmark                              21.04%       27.56%        28.56%        18.21%        17.88%        16.19%
 ALLIANCE CONSERVATIVE INVESTORS         8.17%       10.39%        10.45%         7.96%            -          8.03%
  Lipper Flexible Portfolio              4.42%       11.65%        13.70%        10.10%            -         10.15%
  Benchmark                              4.19%       12.07%        13.60%        10.75%            -         10.68%
 ALLIANCE EQUITY INDEX                  18.22%       24.63%        25.54%            -             -         21.43%
  Lipper S&P 500 Index                  19.36%       25.86%        26.81%            -             -         23.89%
  Benchmark                             21.04%       27.56%        28.56%            -             -         24.14%
 ALLIANCE GLOBAL                        36.03%       21.25%        18.54%        13.75%            -         12.41%
  Lipper Global                         44.62%       23.92%        20.57%        11.65%            -         11.06%
  Benchmark                             24.93%       21.61%        19.76%        11.42%            -         10.74%
 ALLIANCE GROWTH AND INCOME             16.53%       19.86%        19.86%            -             -         15.03%
  Lipper Growth & Income                12.90%       17.23%        20.50%            -             -         16.45%
  Benchmark                             20.71%       23.10%        25.01%            -             -         18.77%
 ALLIANCE GROWTH INVESTORS              24.32%       18.59%        18.01%        14.97%            -         14.95%
  Lipper Flexible Portfolio             10.45%       14.19%        15.15%        11.65%            -         11.68%
  Benchmark                             13.77%       20.90%        22.15%        15.13%            -         15.15%
 ALLIANCE HIGH YIELD                    (5.08)%       0.95%         7.89%         8.25%            -          7.40%
 Lipper High Current Yield               3.65%        4.82%         8.59%         9.61%            -          7.79%
 Benchmark #1                            1.57%        5.91%         9.61%        10.79%            -          9.99%
  Benchmark #2                           3.28%        5.37%         9.07%        11.06%            -         10.04%
 ALLIANCE INTERMEDIATE GOVERNMENT
  SECURITIES                            (1.66)%       3.11%         4.45%            -             -          4.39%
  Lipper U.S. General Government        (2.60)%       4.04%         5.81%            -             -          5.89%
  Benchmark                              0.49%        5.50%         6.93%            -             -          6.76%
 ALLIANCE INTERNATIONAL                 35.31%       11.84%            -             -             -         11.22%
  Lipper International                  43.24%       18.74%            -             -             -         16.13%
  Benchmark                             26.96%       15.74%            -             -             -         13.11%
 ALLIANCE MONEY MARKET                   3.09%        3.36%         3.47%         3.28%            -          5.05%
 Lipper Money Market                     3.78%        4.05%         4.16%         3.96%            -          5.70%
 Benchmark                               4.74%        5.01%         5.20%         5.06%            -          6.65%
-----------------------------------------------------------------------------------------------------------------------

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--------------------------------------------------------------------------------

                               TABLE 3 (CONTINUED)
         ANNUALIZED RATES OF RETURN FOR PERIODS ENDED DECEMBER 31, 1999:

----------------------------------------------------------------------------------------------------------------------
                                                                                                   SINCE
                                                                                                 PORTFOLIO
                                      1 YEAR      3 YEARS     5 YEARS    10 YEARS    20 YEARS    INCEPTION*
----------------------------------------------------------------------------------------------------------------------
 ALLIANCE SMALL CAP GROWTH             25.65%        -           -           -           -        15.82%
 Lipper Small Cap                      34.26%        -           -           -           -        19.49%
 Benchmark                             43.09%        -           -           -           -        25.88%
 BT EQUITY 500 INDEX                   18.44%        -           -           -           -        20.79%
 Lipper S&P 500 Index                  19.36%        -           -           -           -        23.16%
 Benchmark                             21.03%        -           -           -           -        24.76%
 BT INTERNATIONAL EQUITY INDEX         25.49%        -           -           -           -        21.81%
 Lipper International                  43.24%        -           -           -           -        26.76%
 Benchmark                             26.96%        -           -           -           -        23.43%
 BT SMALL COMPANY INDEX                18.86%        -           -           -           -         6.92%
 Lipper Small Cap                      34.26%        -           -           -           -        16.02%
 Benchmark                             21.26%        -           -           -           -         8.70%
 EQ/EVERGREEN                           8.02%        -           -           -           -         8.02%
 Lipper Growth                         29.78%        -           -           -           -        29.78%
 Benchmark #1                          21.26%        -           -           -           -        21.26%
 Benchmark #2                          21.03%        -           -           -           -        21.03%
 EQ/EVERGREEN FOUNDATION                5.70%        -           -           -           -         5.70%
 Lipper Balanced                        8.69%        -           -           -           -         8.69%
 Benchmark                             11.15%        -           -           -           -        11.15%
 MFS EMERGING GROWTH COMPANIES         70.98%        -           -           -           -        45.96%
 Lipper Mid-Cap                        51.65%        -           -           -           -        32.50%
 Benchmark                             21.26%        -           -           -           -        16.99%
 MFS GROWTH WITH INCOME                 7.03%        -           -           -           -         7.03%
 Lipper Growth and Income              12.90%        -           -           -           -        12.90%
 Benchmark                             21.03%        -           -           -           -        21.03%
----------------------------------------------------------------------------------------------------------------------

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--------------------------------------------------------------------------------

                               TABLE 3 (CONTINUED)
         ANNUALIZED RATES OF RETURN FOR PERIODS ENDED DECEMBER 31, 1999:

----------------------------------------------------------------------------------------------------------------------
                                                                                                        SINCE
                                                                                                      PORTFOLIO
                                           1 YEAR      3 YEARS     5 YEARS    10 YEARS    20 YEARS    INCEPTION*
----------------------------------------------------------------------------------------------------------------------
 MFS RESEARCH                              21.21%         -           -           -           -         22.02%
 Lipper Growth                             29.78%         -           -           -           -         29.33%
 Benchmark                                 21.03%         -           -           -           -         27.36%
 MERCURY BASIC VALUE EQUITY                17.10%         -           -           -           -         16.11%
 Lipper Growth & Income                    12.90%         -           -           -           -         18.00%
 Benchmark                                 21.03%         -           -           -           -         27.36%
 MERCURY WORLD STRATEGY                    19.47%         -           -           -           -         10.39%
 Lipper Global Flexible Portfolio          12.93%         -           -           -           -         11.91%
 Benchmark                                 13.07%         -           -           -           -         16.18%
 MORGAN STANLEY EMERGING MARKETS
  EQUITY                                   92.71%         -           -           -           -          4.06%
 Lipper Emerging Markets                   82.53%         -           -           -           -          2.90%
 Benchmark                                 66.41%         -           -           -           -         (0.88)%
 EQ/PUTNAM BALANCED                        (1.51)%        -           -           -           -          8.01%
 Lipper Balanced                            8.69%         -           -           -           -         13.91%
 Benchmark                                 11.39%         -           -           -           -         18.81%
 EQ/PUTNAM GROWTH & INCOME VALUE           (2.89)%        -           -           -           -          8.41%
 Lipper Growth & Income                    12.90%         -           -           -           -         18.00%
 Benchmark                                 21.03%         -           -           -           -         27.36%
 T. ROWE PRICE EQUITY INCOME                1.95%         -           -           -           -         11.06%
 Lipper Equity Income                       6.90%         -           -           -           -         14.28%
 Benchmark                                 21.03%         -           -           -           -         27.36%
 T. ROWE PRICE INTERNATIONAL STOCK         29.83%         -           -           -           -         13.93%
 Lipper International                      43.24%         -           -           -           -         20.38%
 Benchmark                                 26.96%         -           -           -           -         18.32%
 WARBURG PINCUS SMALL COMPANY VALUE         0.22%         -           -           -           -          1.73%
 Lipper Small Cap                          34.26%         -           -           -           -         24.22%
 Benchmark #1                              21.26%         -           -           -           -         16.99%
 Benchmark #2                              (1.49)%        -           -           -           -          7.06%
----------------------------------------------------------------------------------------------------------------------


----------

* Portfolio inception dates are shown on Table 1. Lipper survey and benchmark "since portfolio inception" information are as of the month-end closest to the actual date of portfolio inception.

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                                     TABLE 4
         CUMULATIVE RATES OF RETURN FOR PERIODS ENDED DECEMBER 31, 1999:

-----------------------------------------------------------------------------------------------------------------------------
                                                                                                                 SINCE
                                                                                                               PORTFOLIO
                                         1 YEAR       3 YEARS       5 YEARS       10 YEARS        20 YEARS     INCEPTION*
-----------------------------------------------------------------------------------------------------------------------------
 EQ/AGGRESSIVE STOCK                     16.71%         25.10%        94.05%        289.57%              -        664.33%
 Lipper Mid-Cap*                         51.65%        102.87%       158.98%        311.69%              -        683.45%
 Benchmark                               18.09%         62.12%       147.96%        319.19%              -        595.55%
 ALLIANCE COMMON STOCK                   22.95%         98.24%       214.67%        359.13%       1,936.81%     2,545.48%
 Lipper Growth*                          29.78%        106.30%       216.51%        386.68%       1,816.52%     2,838.39%
 Benchmark                               21.04%        107.56%       251.12%        432.78%       2,584.39%     3,555.48%
 ALLIANCE CONSERVATIVE INVESTORS          8.17%         34.53%        64.34%        115.03%              -        120.67%
 Lipper Flexible Portfolio*               4.42%         39.31%        91.71%        163.35%              -        169.02%
 Benchmark                                4.19%         40.74%        89.21%        177.71%              -        186.90%
 ALLIANCE EQUITY INDEX                   18.22%         93.58%       211.81%             -               -        210.47%
 Lipper S&P 500 Index*                   19.36%         99.37%       227.98%             -               -        242.77%
 Benchmark                               21.04%        107.56%       251.12%             -               -        253.66%
 ALLIANCE GLOBAL                         36.03%         78.25%       134.05%        262.62%              -        323.61%
 Lipper Global*                          44.62%         93.38%       162.57%        205.54%              -        273.03%
 Benchmark                               24.93%         79.83%       146.35%        194.99%              -        252.80%
 ALLIANCE GROWTH AND INCOME              16.53%         72.18%       147.40%             -               -        139.85%
 Lipper Growth & Income*                 12.90%         62.52%       157.04%             -               -        158.01%
 Benchmark                               20.71%         86.55%       205.26%             -               -        204.09%
 ALLIANCE GROWTH INVESTORS               24.32%         66.79%       128.89%        303.41%              -        316.99%
 Lipper Flexible Portfolio*              10.45%         49.38%       103.90%        204.29%              -        211.11%
 Benchmark                               13.77%         76.71%       171.92%        309.28%              -        352.50%
 ALLIANCE HIGH YIELD                     (5.08)%         2.87%        46.18%        120.94%              -        152.78%
 Lipper High Current Yield*               3.65%         15.25%        51.19%        151.82%              -        166.74%
 Benchmark #1                             1.57%         18.80%        58.22%        178.72%              -        245.03%
 Benchmark #2                             3.28%         17.00%        54.39%        185.43%              -        246.92%
 ALLIANCE INTERMEDIATE
  GOVERNMENT SECURITIES                  (1.66)%         9.64%        24.34%             -               -         45.58%
 Lipper U.S. General Government*         (2.60)%        12.55%        32.56%             -               -         64.40%
 Benchmark                                0.49%         17.43%        39.81%             -               -         77.41%
 ALLIANCE INTERNATIONAL                  35.31%         39.89%            -              -               -         65.62%
 Lipper International*                   43.24%         69.17%            -              -               -        103.07%
 Benchmark                               26.96%         55.06%            -              -               -         79.52%
 ALLIANCE MONEY MARKET                    3.09%         10.41%        18.59%         38.07%              -        148.35%
 Lipper Money Market*                     3.78%         12.64%        22.65%         47.52%              -        178.18%
 Benchmark                                4.74%         15.79%        28.88%         63.79%              -        229.35%
-----------------------------------------------------------------------------------------------------------------------------

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--------------------------------------------------------------------------------

                               TABLE 4 (CONTINUED)
         CUMULATIVE RATES OF RETURN FOR PERIODS ENDED DECEMBER 31, 1999:

----------------------------------------------------------------------------------------------------------------------
                                                                                                           SINCE
                                                                                                         PORTFOLIO
                                         1 YEAR      3 YEARS     5 YEARS     10 YEARS     20 YEARS      INCEPTION*
----------------------------------------------------------------------------------------------------------------------
 ALLIANCE SMALL CAP GROWTH                25.65%        -           -            -            -            48.00%
 Lipper Small Cap*                        34.26%        -           -            -            -            62.98%
 Benchmark                                43.09%        -           -            -            -            84.91%
 BT EQUITY 500 INDEX                      18.44%        -           -            -            -            45.90%
 Lipper S&P 500 Index                     19.36%        -           -            -            -            51.69%
 Benchmark                                21.03%        -           -            -            -            55.65%
 BT INTERNATIONAL EQUITY INDEX            25.49%        -           -            -            -            48.37%
 Lipper International                     43.24%        -           -            -            -            61.58%
 Benchmark                                26.96%        -           -            -            -            52.35%
 BT SMALL COMPANY INDEX                   18.86%        -           -            -            -            14.31%
 Lipper Small Cap                         34.26%        -           -            -            -            37.82%
 Benchmark                                21.26%        -           -            -            -            18.17%
 EQ/EVERGREEN                              8.02%                                                            8.02%
 Lipper Growth                            29.78%        -           -            -            -            29.78%
 Benchmark #1                             21.26%        -           -            -            -            21.26%
 Benchmark #2                             21.03%        -           -            -            -            21.03%
 EQ/EVERGREEN FOUNDATION                   5.70%                                                            5.70%
 Lipper Balanced                           8.69%        -           -            -            -             8.69%
 Benchmark                                11.15%        -           -            -            -            11.15%
 MFS EMERGING GROWTH COMPANIES            70.98%        -           -            -            -           174.33%
 Lipper Mid-Cap                           51.65%        -           -            -            -           120.85%
 Benchmark                                21.26%        -           -            -            -            52.05%
 MFS GROWTH WITH INCOME                    7.03%        -           -            -            -             7.03%
 Lipper Growth and Income                 12.90%        -           -            -            -            12.90%
 Benchmark                                21.03%        -           -            -            -            21.03%
 MFS RESEARCH                             21.21%        -           -            -            -            70.07%
 Lipper Growth                            29.78%        -           -            -            -           101.13%
 Benchmark                                21.03%        -           -            -            -            90.75%
 MERCURY BASIC VALUE EQUITY               17.10%        -           -            -            -            48.97%
 Lipper Growth & Income                   12.90%        -           -            -            -            56.85%
 Benchmark                                21.03%        -           -            -            -            90.75%
 MERCURY WORLD STRATEGY                   19.47%        -           -            -            -            30.18%
 Lipper Global Flexible Portfolio         12.93%        -           -            -            -            35.69%
 Benchmark                                13.07%        -           -            -            -            49.16%
 MORGAN STANLEY EMERGING
  MARKETS EQUITY                          92.71%        -           -            -            -             9.88%
 Lipper Emerging Markets                  82.53%        -           -            -            -             7.48%
 Benchmark                                66.41%        -           -            -            -             5.32%
----------------------------------------------------------------------------------------------------------------------

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--------------------------------------------------------------------------------

                               TABLE 4 (CONTINUED)
         CUMULATIVE RATES OF RETURN FOR PERIODS ENDED DECEMBER 31, 1999:

------------------------------------------------------------------------------------------------------------------
                                                                                                        SINCE
                                                                                                      PORTFOLIO
                                     1 YEAR       3 YEARS     5 YEARS     10 YEARS     20 YEARS       INCEPTION*
------------------------------------------------------------------------------------------------------------------
 EQ/PUTNAM BALANCED                   (1.51)%        -           -            -            -            22.82%
 Lipper Balanced                       8.69%         -           -            -            -            42.44%
 Benchmark                            11.39%         -           -            -            -            61.21%
 EQ/PUTNAM GROWTH & INCOME
  VALUE                               (2.89)%        -           -            -            -            24.04%
 Lipper Growth & Income               12.90%         -           -            -            -            56.85%
 Benchmark                            21.03%         -           -            -            -            90.75%
 T. ROWE PRICE EQUITY INCOME           1.95%         -           -            -            -            32.30%
 Lipper Equity Income                  6.90%         -           -            -            -            43.31%
 Benchmark                            21.03%         -           -            -            -            90.75%
 T. ROWE PRICE INTERNATIONAL
  STOCK                               29.83%         -           -            -            -            41.63%
 Lipper International                 43.24%         -           -            -            -            65.44%
 Benchmark                            26.96%         -           -            -            -            56.70%
 WARBURG PINCUS SMALL COMPANY
  VALUE                                0.22%         -           -            -            -             4.67%
 Lipper Small Cap                     34.26%         -           -            -            -            83.94%
 Benchmark #1                         21.26%         -           -            -            -            52.05%
 Benchmark #2                         (1.49)%        -           -            -            -            19.99%
------------------------------------------------------------------------------------------------------------------


----------

* Portfolio inception dates are shown in Table 1. Lipper survey and benchmark "since portfolio inception" information are as month-end closest to the actual date of portfolio inception.

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--------------------------------------------------------------------------------

                                     TABLE 5
                          YEAR-BY-YEAR RATES OF RETURN:

--------------------------------------------------------------------------------------------------------
                                                   1990        1991         1992           1993
--------------------------------------------------------------------------------------------------------
                                                              C>
EQ/Aggressive Stock                                6.21%      83.52%        (4.91)%       14.65%
Alliance Common Stock                             (9.77)%     35.41%         1.36%        22.59%
Alliance Conservative Investors                    4.45%      17.73%         3.82%         8.82%
Alliance Equity Index                                 -           -             -             -
Alliance Global                                   (7.76)%     28.21%        (2.30)%       29.75%
Alliance Growth and Income                            -           -             -         (0.71)%+
Alliance Growth Investors                          8.67%      46.23%         3.01%        13.20%
Alliance High Yield                               (2.90)%     22.23%        10.29%        20.94%
Alliance Intermediate Government Securities           -       10.75%+        3.69%         8.56%
Alliance International                                -           -             -             -
Alliance Money Market                              6.29%       4.28%         1.70%         1.11%
Alliance Small Cap Growth                             -           -             -             -
BT Equity 500 Index                                   -           -             -             -
BT International Equity Index                         -           -             -             -
BT Small Company Index                                -           -             -             -
EQ/Evergreen                                          -           -             -             -
EQ/Evergreen Foundation                               -           -             -             -
MFS Emerging Growth Companies                         -           -             -             -
MFS Growth with Income                                -           -             -             -
MFS Research                                          -           -             -             -
Mercury Basic Value Equity                            -           -             -             -
Mercury World Strategy                                -           -             -             -
Morgan Stanley Emerging Markets Equity                -           -             -             -
EQ/Putnam Balanced                                    -           -             -             -
EQ/Putnam Growth & Income Value                       -           -             -             -
T. Rowe Price Equity Income                           -           -             -             -
T. Rowe Price International Stock                     -           -             -             -
Warburg Pincus Small Company Value                    -           -             -             -


----------------------------------------------------------------------------------------------------------------------------

                                                   1994         1995        1996          1997           1998         1999
----------------------------------------------------------------------------------------------------------------------------
EQ/Aggressive Stock                               (5.54)%      29.28%       19.99%         8.82%         (1.50)%     16.71%
Alliance Common Stock                             (3.89)%      30.08%       22.03%        26.90%         27.06%      22.95%
Alliance Conservative Investors                   (5.82)%      18.25%        3.30%        11.20%         11.84%       8.17%
Alliance Equity Index                             (0.43)%+     34.04%       20.17%        30.19%         25.77%      18.22%
Alliance Global                                    3.35%       16.69%       12.53%         9.55%         19.62%      36.03%
Alliance Growth and Income                        (2.36)%      21.85%       17.92%        24.48%         18.69%      16.53%
Alliance Growth Investors                         (4.89)%      24.11%       10.57%        14.68%         16.99%      24.32%
Alliance High Yield                               (4.53)%      17.77%       20.66%        16.34%         (6.85)%     (5.08)%
Alliance Intermediate Government Securities       (6.09)%      11.30%        1.90%         5.37%          5.81%      (1.66)%
Alliance International                                -         9.81%+       7.82%        (4.79)%         8.59%      35.31%
Alliance Money Market                              2.15%        3.85%        3.43%         3.53%          3.45%       3.09%
Alliance Small Cap Growth                             -            -            -         25.21%+        (5.92)%     25.65%
BT Equity 500 Index                                   -            -            -             -          23.19%      18.44%
BT International Equity Index                         -            -            -             -          18.23%      25.49%
BT Small Company Index                                -            -            -             -          (3.82)%     18.86%
EQ/Evergreen                                          -            -            -             -              -        8.02%
EQ/Evergreen Foundation                               -            -            -             -              -        5.70%
MFS Emerging Growth Companies                         -            -            -         21.15%+        32.43%      70.98%
MFS Growth with Income                                -            -            -             -              -        7.03%
MFS Research                                          -            -            -         14.84%+        22.18%      21.21%
Mercury Basic Value Equity                            -            -            -         15.81%+         9.85%      17.10%
Mercury World Strategy                                -            -            -          3.62%+         5.17%      19.47%
Morgan Stanley Emerging Markets Equity                -            -            -        (20.64)%+      (28.15)%     92.71%
EQ/Putnam Balanced                                    -            -            -         13.28%+        10.08%      (1.51)%
EQ/Putnam Growth & Income Value                       -            -            -         15.00%+        11.07%      (2.89)%
T. Rowe Price Equity Income                           -            -            -         20.85%+         7.38%       1.95%
T. Rowe Price International Stock                     -            -            -         (2.54)%+       11.94%      29.83%
Warburg Pincus Small Company Value                    -            -            -         17.88%+       (11.40)%      0.22%
-----------------------------------------------------------------------------------------------------------------------------



----------
+ Returns for these portfolios represent less than 12 months of performance. The returns are as of each portfolio inception date as shown in Table 1.

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--------------------------------------------------------------------------------

COMMUNICATING PERFORMANCE DATA

 In reports or other communications to contract owners or in advertising material, we may describe general economic and market conditions affecting our variable investment options and the portfolios and may compare the performance or ranking of those options and the portfolios with:

 o those of other insurance company separate accounts or mutual funds included in the rankings prepared by Lipper Analytical Services, Inc., Morningstar, Inc., VARDS, or similar investment services that monitor the performance of insurance company separate accounts or mutual funds;

 o other appropriate indices of investment securities and averages for peer universes of mutual funds; or

 o  data developed by us derived from such indices or averages.

 We also may furnish to present or prospective contract owners advertisements or other communications that include evaluations of a variable investment option or portfolio by nationally recognized financial publications. Examples of such publications are:

----------------------------------------------------------------
 Barron's                         Investment Management Weekly
 Morningstar's Variable           Money Management Letter
   Annuity Sourcebook             Investment Dealers Digest
 Business Week                    National Underwriter
 Forbes                           Pension & Investments
 Fortune                          USA Today
 Institutional Investor           Investor's Business Daily
 Money                            The New York Times
 Kiplinger's Personal Finance     The Wall Street Journal
 Financial Planning               The Los Angeles Times
 Investment Adviser               The Chicago Tribune
----------------------------------------------------------------

 Lipper compiles performance data for peer universes of funds with similar investment objectives in its Lipper Survey. Morningstar, Inc. compiles similar data in the Morningstar Variable Annuity/Life Report (Morningstar Report).

 The Lipper Survey records performance data as reported to it by over 800 mutual funds underlying variable annuity and life insurance products. It divides these actively managed portfolios into 25 categories by portfolio objectives. The Lipper Survey contains two different universes, which reflect different types of fees in performance data:

 o The "separate account" universe reports performance data net of investment management fees, direct operating expenses and asset-based charges applicable under variable life and annuity contracts; and

 o The "mutual fund" universe reports performance net only of investment management fees and direct operating expenses, and therefore reflects only charges that relate to the underlying mutual fund.

 The Morningstar Variable Annuity/Life Report consists of nearly 700 variable life and annuity funds, all of which report their data net of investment management fees, direct operating expenses and separate account level charges. VARDS is a monthly reporting service that monitors approximately 2,500 variable life and variable annuity funds on performance and account information.


 YIELD INFORMATION

 Current yield for the Alliance Money Market option will be based on net changes in a hypothetical investment over a given seven-day period, exclusive of capital changes, and then "annualized" (assuming that the same seven-day result would occur each week for 52 weeks). Current yield for the Alliance High Yield option and Alliance Intermediate Government Securities option will be based on net changes in a hypothetical investment over a given 30-day period, exclusive of capital changes, and then "annualized" (assuming that the same 30-day result would occur each month for 12 months).


 "Effective yield" is calculated in a similar manner, but when annualized, any income earned by the investment is assumed to be reinvested. The "effective yield" will be slightly higher than the "current yield" because any earnings are compounded weekly for the Alliance Money Market option. The current yields and effective yields assume the deduction of all current contract charges and expenses other than the withdrawal charge, the optional baseBUILDER benefits charge, the annual administrative charge, and any charge

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--------------------------------------------------------------------------------


 designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. The yields and effective yields for the Alliance Money Market option, when used for the special dollar cost averaging program, assume that no contract charges are deducted. For more information, see "Yield Information for the Alliance Money Market Option, Alliance High Yield Option, and Alliance Intermediate Government Securities Option" in the SAI.

10
----
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


----------------
  96
--------------------------------------------------------------------------------
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
--------------------------------------------------------------------------------


 Equitable Life's Annual Report on Form 10-K for the year ended December 31, 1999, is considered to be a part of this prospectus because it is incorporated by reference.

 After the date of this prospectus and before we terminate the offering of the securities under this prospectus, all documents or reports we file with the SEC under the Securities Exchange Act of 1934 ("Exchange Act"), will be considered to become part of this prospectus because they are incorporated by reference.


 Any statement contained in a document that is or becomes part of this prospectus, will be considered changed or replaced for purposes of this prospectus if a statement contained in this prospectus changes or is replaced. Any statement that is considered to be a part of this prospectus because of its incorporation will be considered changed or replaced for the purpose of this prospectus if a statement contained in any other subsequently filed document that is considered to be part of this prospectus changes or replaces that statement. After that, only the statement that is changed or replaced will be considered to be part of this prospectus.


 We file our Exchange Act documents and reports, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, electronically according to EDGAR under CIK No. 0000727920. The SEC maintains a Web site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov.



 Upon written or oral request, we will provide, free of charge, to each person to whom this prospectus is delivered, a copy of any or all of the documents considered to be part of this prospectus because they are incorporated herein. This does not include exhibits not specifically incorporated by reference into the text of such documents. Requests for documents should be directed to The Equitable Life Assurance Society of the United States, 1290 Avenue of the Americas, New York, New York 10104. Attention: Corporate Secretary (telephone:
 (212) 554-1234).

APPENDIX I: PURCHASE CONSIDERATIONS FOR QP CONTRACTS


--------
 A-1
--------------------------------------------------------------------------------
APPENDIX I: PURCHASE CONSIDERATIONS FOR QP CONTRACTS
--------------------------------------------------------------------------------

Trustees who are considering the purchase of an Equitable Accumulator QP contract should discuss with their tax advisers whether this is an appropriate investment vehicle for the employer's plan. Trustees should consider whether the plan provisions permit the investment of plan assets in the QP contract, the distribution of such an annuity, the purchase of the guaranteed minimum income benefit, and the payment of death benefits in accordance with the requirements of the federal income tax rules. The QP contract and this prospectus should be reviewed in full, and the following factors, among others, should be noted. Assuming continued plan qualification and operation, earnings on qualified plan assets will accumulate value on a tax-deferred basis even if the plan is not funded by the Equitable Accumulator QP contract or another annuity. Therefore, you should purchase an Equitable Accumulator QP Contract to fund a plan for the contract's features and benefits other than tax deferral. This QP contract accepts transfer contributions only and not regular, ongoing payroll contributions. For 401(k) plans under defined contribution plans, no employee after-tax contributions are accepted.


Under defined benefit plans, we will not accept rollovers from a defined contribution plan to a defined benefit plan. We will only accept transfers from a defined benefit plan or a change of investment vehicles in the plan. Only one additional contribution may be made per contract year. For defined benefit plans, the maximum percentage of actuarial value of the plan participant/employee's normal retirement benefit that can be funded by a QP contract is 80%. The account value under a QP contract may at any time be more or less than the lump sum actuarial equivalent of the accrued benefit for a defined benefit plan participant/employee. Equitable Life does not guarantee that the account value under a QP contract will at any time equal the actuarial value of 80% of a participant/employee's accrued benefit. If overfunding of a plan occurs, withdrawals from the QP contract may be required. A withdrawal charge and/or market value adjustment may apply.


Further, Equitable Life will not perform or provide any plan recordkeeping services with respect to the QP contracts. The plan's administrator will be solely responsible for performing or providing for all such services. There is no loan feature offered under the QP contracts, so if the plan provides for loans and a participant/employee takes a loan from the plan, other plan assets must be used as the source of the loan and any loan repayments must be credited to other investment vehicles and/or accounts available under the plan.

Given that required minimum distributions must generally commence from the plan for annuitants after age 70 1/2, trustees should consider that:

o The QP contract may not be an appropriate purchase for annuitants approaching or over age 70 1/2; and

o The guaranteed minimum income benefit under baseBUILDER may not be an appropriate feature for annuitants who are older than age 60 1/2 when the contract is issued.


Finally, because the method of purchasing the QP contract, including the large initial contribution, and the features of the QP contract may appeal more to plan participants/employees who are older and tend to be highly paid, and because certain features of the QP contract are available only to plan participants/employees who meet certain minimum and/or maximum age requirements, plan trustees should discuss with their advisers whether the purchase of the QP contract would cause the plan to engage in prohibited discrimination in contributions, benefits or otherwise.

APPENDIX II: MARKET VALUE ADJUSTMENT EXAMPLE


--------
 B-1
--------------------------------------------------------------------------------
APPENDIX II: MARKET VALUE ADJUSTMENT EXAMPLE
--------------------------------------------------------------------------------


The example below shows how the market value adjustment would be determined and how it would be applied to a withdrawal, assuming that $100,000 was allocated on February 15, 2001 to a fixed maturity option with a maturity date of February 15, 2010 (nine years later) at a hypothetical rate to maturity of 7.00%, resulting in a maturity value of $183,846 on the maturity date. We further assume that a withdrawal of $50,000 is made four years later on February 15, 2005.





------------------------------------------------------------------------------------------------
                                                                      HYPOTHETICAL ASSUMED
                                                                      RATE TO MATURITY ON
                                                                       FEBRUARY 15, 2005
                                                                   -----------------------------
                                                                        5.00%        9.00%
------------------------------------------------------------------------------------------------
 AS OF FEBRUARY 15, 2005 (BEFORE WITHDRAWAL)
------------------------------------------------------------------------------------------------
(1) Market adjusted amount                                           $144,048    $ 119,487
(2) Fixed maturity amount                                            $131,080    $ 131,080
(3) Market value adjustment:
   (1) - (2)                                                         $ 12,968    $ (11,593)
------------------------------------------------------------------------------------------------
 ON FEBRUARY 15, 2005 (AFTER WITHDRAWAL)
------------------------------------------------------------------------------------------------
(4) Portion of market value adjustment associated with withdrawal:
   (3) x [$50,000/(1)]                                               $  4,501    $  (4,851)
(5) Reduction in fixed maturity amount:
   [$50,000 - (4)]                                                   $ 45,499    $  54,851
(6) Fixed maturity amount: (2) - (5)                                 $ 85,581    $  76,229
(7) Maturity value                                                   $120,032    $ 106,915
(8) Market adjusted amount of (7)                                    $ 94,048    $  69,487
------------------------------------------------------------------------------------------------


You should note that under this example if a withdrawal is made when rates have increased from 7.00% to 9.00% (right column), a portion of a negative market value adjustment is realized. On the other hand, if a withdrawal is made when rates have decreased from 7.00% to 5.00% (left column), a portion of a positive market value adjustment is realized.

APPENDIX III: GUARANTEED MINIMUM DEATH BENEFIT EXAMPLE


--------
 C-1
--------------------------------------------------------------------------------
APPENDIX III: GUARANTEED MINIMUM DEATH BENEFIT EXAMPLE
--------------------------------------------------------------------------------

The death benefit under the contracts is equal to the account value or, if greater, the guaranteed minimum death benefit.

The following illustrates the guaranteed minimum death benefit calculation. Assuming $100,000 is allocated to the variable investment options (with no allocation to the Alliance Money Market option, Alliance Intermediate Government Securities option or the fixed maturity options), no additional contributions, no transfers and no withdrawals, and no loans under a Rollover TSA contract, the guaranteed minimum death benefit for an annuitant age 45 would be calculated as follows:


--------------------------------------------------------------------------------
   END OF                      % ROLL UP TO AGE 80      ANNUAL RATCHET TO AGE 80
 CONTRACT                       GUARANTEED MINIMUM         GUARANTEED MINIMUM
   YEAR         ACCOUNT VALUE    DEATH BENEFIT(1)             DEATH BENEFIT
--------------------------------------------------------------------------------
    1            $105,000          $105,000(1)                $105,000(3)
    2            $115,500          $110,250(2)                $115,500(3)
    3            $129,360          $115,763(2)                $129,360(3)
    4            $103,488          $121,551(1)                $129,360(4)
    5            $113,837          $127,628(1)                $129,360(4)
    6            $127,497          $134,010(1)                $129,360(4)
    7            $127,497          $140,710(1)                $129,360(4)
--------------------------------------------------------------------------------

The account values for contract years 1 through 7 are based on hypothetical rates of return of 5.00%, 10.00%, 12.00%, (20.00)%, 10.00%, 12.00% and 0.00%. We
are using these rates solely to illustrate how the benefit is determined. The return rates bear no relationship to past or future investment results.

5% ROLL UP TO AGE 80
(1) At the end of contract year 1, and again at the end of contract years 4 through 7, the death benefit will be equal to the guaranteed minimum death benefit.

(2) At the end of contract years 2 and 3, the death benefit will be equal to the current account value since it is higher than the current guaranteed minimum death benefit.


ANNUAL RATCHET TO AGE 80
(3) At the end of contract years 1 through 3, the guaranteed minimum death benefit is equal to the current account value.

(4) At the end of contract years 4 through 7, the guaranteed minimum death benefit is equal to the guaranteed minimum death benefit at the end of the prior year since it is equal to or higher than the current account value.

 APPENDIX IV: EXAMPLE OF PAYMENTS UNDER THE ASSURED PAYMENT OPTION AND APO PLUS

--------
 D-1
--------------------------------------------------------------------------------
APPENDIX IV: EXAMPLE OF PAYMENTS UNDER THE ASSURED PAYMENT OPTION AND APO PLUS
--------------------------------------------------------------------------------


The second column in the chart below illustrates the payments for a male age 70 who purchased the Assured Payment Option on March 15, 2000 with a single contribution of $100,000, with increasing annual payments. The payments are to commence on March 15, 2000. It assumes that the fixed period is 15 years and that the life contingent annuity will provide payments on a single life basis. Based on the rates to maturity for the fixed maturity options and the current purchase rate for the life contingent annuity, on March 15, 2000, the initial payment would be $6,830.91 and would increase in each three-year period to a final payment of $10,001.14. The first payment under the life contingent annuity would be $11,001.25.

The rates to maturity as of March 15, 2000 for fixed maturity options maturing on February 15, 2001 through 2015 are: 4.20%, 4.91%, 5.43%, 5.51%, 5.62%, 5.70%,
5.77%, 5.83%, 5.92%, 5.98%, 5.47% 5.47%, 5.47%, 5.47%, and 5.47% respectively.

Alternatively as shown in the third and fourth columns, this individual could purchase APO Plus with the same $100,000 contribution, with the same fixed period and the life contingent annuity on a single life basis. Assuming election of the Alliance Common Stock option based on the rates to maturity for the fixed maturity options and the current purchase rate for the life contingent annuity, on March 15, 2000, the same initial payment of $6,830.91 would be purchased under APO Plus. However, unlike the payment under the Assured Payment Option that will increase every three years, this initial payment under APO Plus is not guaranteed to increase. Therefore, only $78,602.53 is needed to purchase the initial payment stream, and the remaining $21,397.47 is invested in the variable investment options. Any future increase in payments under APO Plus will depend on the investment performance in the Alliance Common Stock option.

Assuming hypothetical average annual rates of return of 0% and 8% (after deduction of charges) for the variable investment option, the value in the variable investment option would grow to $21,397.47 and $28,939.67, respectively as of February 15, 2004. A portion of this amount is used to purchase the increase in the payments for the fourth year. The remainder will stay in the variable investment option to be drawn upon for the purchase of increases in payments for each third year thereafter during the fixed period and at the end of the fixed period under the life contingent annuity. Based on the rates to maturity for the fixed maturity options and purchase rates for the life contingent annuity as of March 15, 2000, the third and fourth columns illustrate the increasing payments that would be purchased under APO Plus assuming 0% and 8% rates of return respectively.


Under both options, while you are living payments increase annually after the 16th year under the life contingent annuity based on the increase, if any, in the Consumer Price Index, but in no event greater than 3% per year.


ANNUAL PAYMENTS

<-----------------------------------------------------------------------------
              GUARANTEED INCREASING      ILLUSTRATIVE       ILLUSTRATIVE
               PAYMENTS UNDER THE       PAYMENTS UNDER     PAYMENTS UNDER
   YEARS     ASSURED PAYMENT OPTION     APO PLUS AT 0%     APO PLUS AT 8%
------------------------------------------------------------------------------
   1-3           $  6,830.91             $ 6,830.91         $  6,830.91
   4-6           $  7,514.00             $ 7,136.01         $  7,734.43
   7-9           $  8,265.40             $ 7,549.09         $  8,662.57
  10-12          $  9,091.94             $ 7,976.62         $  9,645.68
  13-15          $ 10,001.14             $ 8,385.16         $ 10,645.18
    16           $ 11,001.25             $ 8,726.89         $ 11,591.21
------------------------------------------------------------------------------

-----
  D-2
--------------------------------------------------------------------------------
APPENDIX IV: EXAMPLE OF PAYMENTS UNDER THE ASSURED PAYMENT OPTION AND APO
PLUS
--------------------------------------------------------------------------------

As described above, a portion of the illustrated contribution is applied to the life contingent annuity. This amount will generally be larger under the Assured Payment Option than under APO Plus. Also, a larger portion of the contribution will be allocated to fixed maturity options under the former than the latter. In this illustration, $80,695.03 is allocated under the Assured Payment Option to the fixed maturity options and under APO Plus, $68,169.87 is allocated to the fixed maturity options. In addition, under APO Plus $21,397.47 is allocated to the variable investment option. The balance of the $100,000 ($19,304.97 and $10,432.66, respectively) is applied to the life contingent annuity.


The rates of return of 0% and 8% are for illustrative purposes only and are not intended to represent an expected or guaranteed rate of return. Your investment results will vary. Payments will also depend on the the rates to maturity and life contingent annuity purchase rates in effect on the day the contribution is applied. It is assumed that no lump sum withdrawals are taken.

APPENDIX V: ASSURED PAYMENT OPTION AND APO PLUS CONTRACTS ISSUED IN THE STATE
OF MARYLAND
--------
 E-1
--------------------------------------------------------------------------------
APPENDIX V: ASSURED PAYMENT OPTION AND APO PLUS CONTRACTS ISSUED IN THE STATE
OF MARYLAND
--------------------------------------------------------------------------------

THE FOLLOWING INFORMATION SPECIFIES THE VARIATIONS THAT RELATE TO THE ASSURED PAYMENT OPTION AND APO PLUS CONTRACTS ISSUED IN MARYLAND.

The Assured Payment Option and APO Plus (available only as traditional IRAs) are issued as separate contracts rather than as a distribution option under a Rollover IRA or Flexible Premium IRA contract.

You may purchase an Assured Payment Option or APO Plus contract with a minimum single contribution of $10,000. You may also choose to apply the account value from a Flexible Premium IRA or Rollover IRA contract to purchase an Assured Payment Option or APO Plus contract. Your account value will be applied as a single contribution.

We will allocate your single contribution in the same manner as described under "Assured Payment Option and APO Plus" earlier in this prospectus. You are not permitted to make additional contributions under the Assured Payment Option and APO Plus.

PAYMENTS. Your payments must begin within 13 months after the contract date. You may not elect to defer your payments.

DEATH BENEFIT. If you die during the fixed period, we will continue payments to your designated beneficiary. Your beneficiary may choose to discontinue the payments and receive a lump sum amount. If the lump sum is elected within one year of your death, the amount will be equal the death benefit payable under the Assured Payment Option and APO Plus.

TERMINATING THE CONTRACT. You may choose to terminate the contract by surrendering the contract as described under "Surrendering your contract to receive its cash value." We will return the contract to you with a notation that the life contingent annuity is still in effect. The date payments are to start under the life contingent annuity will be moved forward.

TAX INFORMATION. The Assured Payment Option and APO Plus contracts have not been submitted to the IRS for approval as to form for use as a traditional IRA. However, we believe that those contracts as currently offered comply with the requirements of the Internal Revenue Code.

STATEMENT OF ADDITIONAL INFORMATION
--------------------------------------------------------------------------------


TABLE OF CONTENTS



                                                                                        PAGE
Unit Values                                                                               2
Custodian and Independent Accountants                                                     3
Yield Information for the Alliance Money Market Option, Alliance High Yield Option,
 and Alliance Intermediate Government Securities Option                                   3
Financial Statements                                                                      4



HOW TO OBTAIN AN EQUITABLE ACCUMULATOR STATEMENT OF ADDITIONAL INFORMATION FOR SEPARATE ACCOUNT NO. 45

Send this request form to:
  Equitable Accumulator
  P.O. Box 1547
  Secaucus, NJ 07096-1547

- - - - - - - - - - - - - - - - - -  - - - - - - - - - - - -  - - - - - - - - -

Please send me an Equitable Accumulator SAI for Separate Account No. 45 dated
  May 1, 2000.



------------------------------------------------------------------------------
Name:


------------------------------------------------------------------------------
Address:


------------------------------------------------------------------------------
City           State   Zip









(IM-95-02 SAI(2000))

Equitable Accumulator(SM)
A combination variable and fixed deferred annuity contract

PROSPECTUS DATED MAY 1, 2000

Please read and keep this prospectus for future reference. It contains important information that you should know before purchasing or taking any other action under your contract. Also, at the end of this prospectus you will find attached the prospectus for EQ Advisors Trust, which contains important information about its portfolios.
--------------------------------------------------------------------------------


WHAT IS THE EQUITABLE ACCUMULATOR?

Equitable Accumulator is a deferred annuity contract issued by THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES. It provides for the accumulation of retirement savings and for income. The contract offers income and death benefit protection. It also offers a number of payout options. You invest to accumulate value on a tax-deferred basis in one or more of our variable investment options, fixed maturity options, or the account for special dollar cost averaging ("investment options"). This contract may not currently be available in all states.

---------------------------------------------------------------------------
 VARIABLE INVESTMENT OPTIONS
---------------------------------------------------------------------------
 o EQ/Aggressive Stock(1)            o J.P. Morgan Core Bond(3)
 o Alliance Common Stock             o Lazard Large Cap Value
 o Alliance High Yield               o Lazard Small Cap Value
 o Alliance Money Market             o Mercury Basic Value Equity(4)
 o EQ/Alliance Premier Growth        o Mercury World Strategy(5)
 o Alliance Small Cap Growth         o MFS Emerging Growth Companies
 o EQ/Alliance Technology(2)         o MFS Growth with Income
 o BT Equity 500 Index               o MFS Research
 o BT International Equity Index     o Morgan Stanley Emerging
 o BT Small Company Index                Markets Equity
 o Capital Guardian International    o EQ/Putnam Growth & Income
 o Capital Guardian Research             Value
 o Capital Guardian U.S. Equity      o EQ/Putnam International Equity
 o EQ/Evergreen                      o EQ/Putnam Investors Growth
 o EQ/Evergreen Foundation
---------------------------------------------------------------------------
 (1)   Formerly named "Alliance Aggressive Stock."
 (2)   May not be available in California.
 (3)   Formerly named "JPM Core Bond."
 (4)   Formerly named "Merrill Lynch Basic Value Equity."
 (5)   Formerly named "Merrill Lynch World Strategy."


You may allocate amounts to any of the variable investment options. Each variable investment option is a subaccount of our Separate Account No. 49. Each variable investment option, in turn, invests in a corresponding securities portfolio of EQ Advisors Trust. Your investment results in a variable investment option will depend on the investment performance of the related portfolio.

FIXED MATURITY OPTIONS. You may allocate amounts to one or more fixed maturity options. These amounts will receive a fixed rate of interest for a specified period. Interest is earned at a guaranteed rate set by us. We make a market value adjustment (up or down) if you make transfers or withdrawals from a fixed maturity option before its maturity date.

ACCOUNT FOR SPECIAL DOLLAR COST AVERAGING. This account also pays fixed interest at guaranteed rates.

TYPES OF CONTRACTS. We offer the contracts for use as:

o  A nonqualified annuity ("NQ") for after-tax contributions only.

o  An individual retirement annuity ("IRA"), either traditional IRA or Roth
   IRA.

   We offer two versions of the traditional IRA: "Rollover IRA" and "Flexible Premium IRA." We also offer two versions of the Roth IRA: "Roth Conversion IRA" and "Flexible Premium Roth IRA."

o An annuity that is an investment vehicle for a qualified defined contribution or defined benefit plan ("QP").

o An Internal Revenue Code Section 403(b) Tax-Sheltered Annuity ("TSA") - ("Rollover TSA").

A contribution of at least $5,000 is required to purchase an NQ, Rollover IRA, Roth Conversion IRA, QP, or Rollover TSA contract. For Flexible Premium IRA or Flexible Premium Roth IRA contracts, we require a contribution of $2,000 to purchase a contract.


Registration statements relating to this offering have been filed with the Securities and Exchange Commission ("SEC"). The statement of additional information ("SAI") dated May 1, 2000 is a part of one of the registration statements. The SAI is available free of charge. You may request one by writing to our processing office or calling 1-800-789-7771. The SAI has been incorporated by reference into this prospectus. This prospectus and the SAI can also be obtained from the SEC's Web site at http://www.sec.gov. The table of contents for the SAI appears at the back of this prospectus.


THE SEC HAS NOT APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE CONTRACTS ARE NOT INSURED BY THE FDIC OR ANY OTHER AGENCY. THEY ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK AND ARE NOT BANK GUARANTEED. THEY ARE SUBJECT TO INVESTMENT RISKS AND POSSIBLE LOSS OF PRINCIPAL.


72076
2000 PORTFOLIO

2

Contents of this prospectus
--------------------------------------------------------------------------------

EQUITABLE ACCUMULATOR(SM)

---------------------------------------------------------------
Index of key words and phrases                                4
Who is Equitable Life?                                        5
How to reach us                                               6
Equitable Accumulator at a glance - key features              8

---------------------------------------------------------------
FEE TABLE                                                    11
---------------------------------------------------------------
Examples                                                     14

---------------------------------------------------------------
1 CONTRACT FEATURES AND BENEFITS                             16
---------------------------------------------------------------
How you can purchase and contribute to your contract         16
Owner and annuitant requirements                             22
How you can make your contributions                          22
What are your investment options under the contract?         22
Allocating your contributions                                26
Your benefit base                                            28
Annuity purchase factors                                     28
Our baseBUILDER option                                       28
Guaranteed minimum death benefit                             30
Your right to cancel within a certain number of days         31

---------------------------------------------------------------
2 DETERMINING YOUR CONTRACT'S VALUE                          32
---------------------------------------------------------------
Your account value and cash value                            32
Your contract's value in the variable investment options     32
Your contract's value in the fixed maturity options          32
Your contract's value in the account for special dollar
   cost averaging                                            32


--------------------------------------------------------------------------------
"We," "our," and "us" refer to Equitable Life.

When we address the reader of this prospectus with words such as "you" and "your," we mean the person who has the right or responsibility that the prospectus is discussing at that point. This is usually the contract owner.

When we use the word "contract" it also includes certificates that are issued under group contracts in some states.

3
--------------------------------------------------------------------------------


------------------------------------------------------------------
3 TRANSFERRING YOUR MONEY AMONG
   INVESTMENT OPTIONS                                           33
------------------------------------------------------------------
Transferring your account value                                 33
Market Timing                                                   33
Rebalancing your account value                                  33

------------------------------------------------------------------
4 ACCESSING YOUR MONEY                                          35
------------------------------------------------------------------
Withdrawing your account value                                  35
How withdrawals are taken from your account value               36
How withdrawals affect your guaranteed minimum
   income benefit and guaranteed minimum death
   benefit                                                      36
Loans under Rollover TSA contracts                              37
Surrendering your contract to receive its cash value            38
When to expect payments                                         38
Your annuity payout options                                     38

------------------------------------------------------------------
5 CHARGES AND EXPENSES                                          42
------------------------------------------------------------------
Charges that Equitable Life deducts                             42
Charges that EQ Advisors Trust deducts                          44
Group or sponsored arrangements                                 45
Other distribution arrangements                                 45

------------------------------------------------------------------
6 PAYMENT OF DEATH BENEFIT                                      46
------------------------------------------------------------------
Your beneficiary and payment of benefit                         46
How death benefit payment is made                               47
Beneficiary continuation option                                 47

------------------------------------------------------------------
7 TAX INFORMATION                                               49
------------------------------------------------------------------
Overview                                                        49
Transfers among investment options                              49
Taxation of nonqualified annuities                              49
Individual retirement arrangements (IRAs)                       51
Special rules for nonqualified contracts in qualified plans     61
Tax-Sheltered Annuity contracts (TSAs)                          61
Federal and state income tax withholding and
   information reporting                                        66
Impact of taxes to Equitable Life                               67

------------------------------------------------------------------
8 MORE INFORMATION                                              68
------------------------------------------------------------------
About our Separate Account No. 49                               68
About EQ Advisors Trust                                         68
About our fixed maturity options                                69
About the general account                                       70
About other methods of payment                                  70
Dates and prices at which contract events occur                 71
About your voting rights                                        72
About legal proceedings                                         73
About our independent accountants                               73
Financial statements                                            73
Transfers of ownership, collateral assignments, loans,
   and borrowing                                                73
Distribution of the contracts                                   73

------------------------------------------------------------------
9 INVESTMENT PERFORMANCE                                        75
------------------------------------------------------------------
Benchmarks                                                      75
Communicating performance data                                  84

------------------------------------------------------------------
10 INCORPORATION OF CERTAIN DOCUMENTS BY
    REFERENCE                                                   86
------------------------------------------------------------------


------------------------------------------------------------------
APPENDICES
------------------------------------------------------------------
I - Purchase considerations for QP contracts                   A-1
II - Market value adjustment example                           B-1
III - Guaranteed minimum death benefit example                 C-1
------------------------------------------------------------------
STATEMENT OF ADDITIONAL INFORMATION
   TABLE OF CONTENTS
------------------------------------------------------------------

4

Index of key words and phrases
--------------------------------------------------------------------------------
This index should help you locate more information on the terms used in this prospectus.

                                            PAGE
  account for special dollar cost
    averaging                                26
  account value                              32
  annuitant                                  16
  annuity payout options                     37
  baseBUILDER                                28
  beneficiary                                46
  benefit base                               28
  business day                               71
  cash value                                 32
  conduit IRA                                55
  contract date                              10
  contract date anniversary                  10
  contract year                              10
  contributions to Roth IRAs                 58
    regular contributions                    58
    rollover and direct transfers            59
    conversion contributions                 60
  contributions to traditional IRAs          52
    regular contributions                    52
    rollover (rollover)s and transfers       53
  EQAccess                                    6
  ERISA                                      37
  fixed maturity options                     24
  Flexible Premium IRA                     cover
  Flexible Premium Roth IRA                cover
  guaranteed minimum death benefit           30
  guaranteed minimum income benefit          29
  IRA                                        49
  IRS                                        49
  investment options                         22
  loan reserve account                       37
  market adjusted amount                     24
  market value adjustment                    25
  maturity value                             25
  NQ                                       cover
  participant                                22
  portfolio                                cover
  processing office                           6
  QP                                         60
  rate to maturity                           24
  Required Beginning Date                    56
  Rollover IRA                             cover
  Rollover TSA                             cover
  Roth Conversion IRA                      cover
  Roth IRA                                   58
  SAI                                      cover
  SEC                                      cover
  TOPS                                        6
  TSA                                        61
  traditional IRA                            51
  unit                                       32
  variable investment options                22


To make this prospectus easier to read, we sometimes use different words than in the contract or supplemental materials. This is illustrated below. Although we use different words, they have the same meaning in this prospectus as in the contract or supplemental materials. Your registered representative can provide further explanation about your contract.


-------------------------------------------------------------------------------
  PROSPECTUS                    CONTRACT OR SUPPLEMENTAL MATERIALS
-------------------------------------------------------------------------------
  fixed maturity options        Guarantee Periods (Guaranteed Fixed
                                Interest Accounts in supplemental materials)
  variable investment options   Investment Funds
  account value                 Annuity Account Value
  rate to maturity              Guaranteed Rates
  unit                          Accumulation Unit
  baseBuilder                   Guaranteed Minimum Income Benefit
-------------------------------------------------------------------------------

5

Who is Equitable Life?
--------------------------------------------------------------------------------

We are The Equitable Life Assurance Society of the United States ("Equitable Life"), a New York stock life insurance corporation. We have been doing business since 1859. Equitable Life is a subsidiary of AXA Financial, Inc. (previously, The Equitable Companies Incorporated). The majority shareholder of AXA Financial, Inc. is AXA, a French holding company for an international group of insurance and related financial services companies. As a majority shareholder, and under its other arrangements with Equitable Life and Equitable Life's parent, AXA exercises significant influence over the operations and capital structure of Equitable Life and its parent. No company other than Equitable Life, however, has any legal responsibility to pay amounts that Equitable Life owes under the contract.

AXA Financial, Inc. and its consolidated subsidiaries managed approximately $462.7 billion in assets as of December 31, 1999. For over 100 years Equitable Life has been among the largest insurance companies in the United States. We are licensed to sell life insurance and annuities in all fifty states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands. Our home office is located at 1290 Avenue of the Americas, New York, N.Y. 10104.

6
--------------------------------------------------------------------------------

HOW TO REACH US

You may communicate with our processing office as listed below for any of the following purposes:

--------------------------------------------------------------------------------
FOR CONTRIBUTIONS SENT BY REGULAR MAIL:
--------------------------------------------------------------------------------
Equitable Accumulator
P.O. Box 13014
Newark, NJ 07188-0014

--------------------------------------------------------------------------------
FOR CONTRIBUTIONS SENT BY EXPRESS DELIVERY:
--------------------------------------------------------------------------------
Equitable Accumulator
c/o Bank One, N.A.
300 Harmon Meadow Boulevard, 3rd Floor
Attn: Box 13014
Secaucus, NJ 07094

--------------------------------------------------------------------------------
FOR ALL OTHER COMMUNICATIONS (E.G.,
REQUESTS FOR TRANSFERS, WITHDRAWALS, OR
REQUIRED NOTICES) SENT BY REGULAR MAIL:
--------------------------------------------------------------------------------
Equitable Accumulator
P.O. Box 1547
Secaucus, NJ 07096-1547

--------------------------------------------------------------------------------
FOR ALL OTHER COMMUNICATIONS (E.G.,
REQUESTS FOR TRANSFERS, WITHDRAWALS, OR
REQUIRED NOTICES) SENT BY EXPRESS DELIVERY:
--------------------------------------------------------------------------------
Equitable Accumulator
200 Plaza Drive, 4th Floor
Secaucus, NJ 07094

--------------------------------------------------------------------------------
REPORTS WE PROVIDE:
--------------------------------------------------------------------------------

o  written confirmation of financial transactions;

o statement of your contract values at the close of each calendar quarter (four per year); and

o annual statement of your contract values as of the close of the contract year.

--------------------------------------------------------------------------------
TELEPHONE OPERATED PROGRAM SUPPORT
("TOPS") AND EQACCESS SYSTEMS:
--------------------------------------------------------------------------------

TOPS is designed to provide you with up-to-date information via touch-tone telephone. EQAccess is designed to provide this information through the Internet. You can obtain information on:

o  your current account value;


o your current allocation percentages (anticipated to be available through EQAccess by the end of 2000);


o  the number of units you have in the variable investment options;


o  rates to maturity for the fixed maturity options;

o  the daily unit values for the variable investment options; and

o performance information regarding the variable investment options (not available through TOPS).


You can also:


o change your allocation percentages and/or transfer among the investment options (anticipated to be available through EQAccess by the end of 2000);


o change your TOPS personal identification number (PIN) (not available through EQAccess); and

o  change your EQAccess password (not available through TOPS).


TOPS and EQAccess are normally available seven days a week, 24 hours a day. You may use TOPS by calling toll free 1-888-909-7770. You may use EQAccess by visiting our Web site at http://www.equitable.com and clicking on EQAccess. Of course, for reasons beyond our control, these services may sometimes be unavailable.

We have established procedures to reasonably confirm that the instructions communicated by telephone or Internet are genuine. For example, we will require certain personal

7
--------------------------------------------------------------------------------


identification information before we will act on telephone or Internet instructions and we will provide written confirmation of your transfers. If we do not employ reasonable procedures to confirm the genuineness of telephone or Internet instructions, we may be liable for any losses arising out of any act or omission that constitutes negligence, lack of good faith, or willful misconduct. In light of our procedures, we will not be liable for following telephone or Internet instructions we reasonably believe to be genuine.

We reserve the right to limit access to these services if we determine that you are engaged in a market timing strategy (see "Market Timing" in "Transferring your money among investment options").


--------------------------------------------------------------------------------
CUSTOMER SERVICE REPRESENTATIVE:
--------------------------------------------------------------------------------
You may also use our toll-free number (1-800-789-7771) to speak with one of our customer service representatives. Our customer service representatives are available on any business day from 8:30 a.m. until 5:30 p.m., Eastern Time.


WE REQUIRE THAT THE FOLLOWING TYPES OF COMMUNICATIONS BE ON SPECIFIC FORMS WE PROVIDE FOR THAT PURPOSE:

(1) authorization for telephone transfers by your registered representative;

(2) conversion of a traditional IRA to a Roth Conversion IRA or Flexible Premium Roth IRA contract;

(3) election of the automatic investment program;

(4) election of the rebalancing program;

(5) requests for loans under Rollover TSA contracts;

(6) spousal consent for loans under Rollover TSA contracts;

(7) tax withholding election; and

(8) election of the beneficiary continuation option.

WE ALSO HAVE SPECIFIC FORMS THAT WE RECOMMEND YOU USE FOR THE FOLLOWING TYPES OF
REQUESTS:

(1) address changes;

(2) beneficiary changes;

(3) transfers between investment options; and

(4) contract surrender and withdrawal requests.


TO CANCEL OR CHANGE ANY OF THE FOLLOWING WE REQUIRE WRITTEN NOTIFICATION GENERALLY AT LEAST SEVEN CALENDAR DAYS BEFORE THE NEXT SCHEDULED TRANSACTION:

(1) automatic investment program;

(2) general dollar cost averaging;

(3) rebalancing;

(4) special dollar cost averaging;

(5) substantially equal withdrawals;

(6) systematic withdrawals; and

(7) the date annuity payments are to begin.

You must sign and date all these requests. Any written request that is not on one of our forms must include your name and your contract number along with adequate details about the notice you wish to give or the action you wish us to take.

SIGNATURES:

The proper person to sign forms, notices and requests would normally be the owner. If there are joint owners both must sign.

8

Equitable Accumulator at a glance - key features
--------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
PROFESSIONAL                    Equitable Accumulator's variable investment options invest in different portfolios managed by
INVESTMENT                      professional investment advisers.
MANAGEMENT
------------------------------------------------------------------------------------------------------------------------------------
FIXED MATURITY                  o 10 fixed maturity options with maturities ranging from approximately 1 to 10 years.
OPTIONS                         o Each fixed maturity option offers a guarantee of principal and interest rate if you hold it to maturity.
                                ----------------------------------------------------------------------------------------------------
                                If you make withdrawals or transfers from a fixed maturity option before maturity, there will be a market value adjustment due to differences in interest rates. This may increase or decrease any value that you have left in that fixed maturity option. If you surrender your contract, a market value adjustment may also apply.
------------------------------------------------------------------------------------------------------------------------------------
ACCOUNT FOR SPECIAL DOLLAR      Available for dollar cost averaging all or a portion of any eligible contribution to your contract.
COST AVERAGING
------------------------------------------------------------------------------------------------------------------------------------
TAX ADVANTAGES                  o On earnings inside the       No tax on any dividends, interest or capital gains until you
                                  contract                     make withdrawals from your contract or receive annuity
                                                               payments.

                                ----------------------------------------------------------------------------------------------------
                                o On transfers inside the      No tax on transfers among investment options.
                                  contract
                                ----------------------------------------------------------------------------------------------------
                                If you are buying a contract to fund a retirement plan that already provides tax deferral under sections of the Internal Revenue Code, you should do so for the contract's features and benefits other than tax deferral. In such situations, the tax deferral of the contract does not provide necessary or additional benefits.
------------------------------------------------------------------------------------------------------------------------------------
BASEBUILDER(R)                  baseBUILDER combines a guaranteed minimum income benefit with the guaranteed minimum
PROTECTION                      death benefit provided under the contract. The guaranteed minimum income benefit provides income protection for you while the annuitant lives. The guaranteed minimum death benefit provides a death benefit for the beneficiary should the annuitant die.
------------------------------------------------------------------------------------------------------------------------------------
CONTRIBUTION AMOUNTS            o NQ, Rollover IRA, Roth Conversion IRA, QP, and Rollover TSA contracts

                                  o Initial minimum:         $5,000

                                  o Additional minimum:      $1,000
                                                             $100 monthly and $300 quarterly under our automatic
                                                             investment program (NQ contracts)
                               -----------------------------------------------------------------------------------------------------
                               o Flexible Premium IRA and Flexible Premium Roth IRA contracts

                                 o Initial minimum:           $2,000

                                 o Additional minimum:        $50 ($50 under our automatic investment program)
                               -----------------------------------------------------------------------------------------------------
                               Maximum contribution limitations may apply.
------------------------------------------------------------------------------------------------------------------------------------

9
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
ACCESS TO YOUR MONEY  o Lump sum withdrawals

                      o Several withdrawal options on a periodic basis

                      o Loans under Rollover TSA contracts

                      o Contract surrender

                      You may incur a withdrawal charge for certain withdrawals
                      or if you surrender your contract. You may also incur
                      income tax and a tax penalty.
--------------------------------------------------------------------------------
PAYOUT OPTIONS        o Fixed annuity payout options

                      o Variable Immediate Annuity payout options

                      o Income Manager(R) payout options
--------------------------------------------------------------------------------
ADDITIONAL FEATURES   o Guaranteed minimum death benefit even if you do not
                        elect baseBUILDER

                      o Dollar cost averaging

                      o Automatic investment program

                      o Account value rebalancing (quarterly, semiannually, and
                        annually)

                      o Free transfers

                      o Waiver of withdrawal charge for disability, terminal
                        illness, or confinement to a nursing home
--------------------------------------------------------------------------------
FEES AND CHARGES      o Daily charges on amounts invested in the variable
                        investment options for mortality and expense risks,
                        administrative charges and distribution charges
                        at a current annual rate of 1.55% (1.65% maximum).

                      o Annual 0.30% benefit base charge for the optional
                        baseBUILDER benefit until you exercise your guaranteed minimum income benefit, elect another annuity payout option or the contract date anniversary after the annuitant reaches age 85, whichever occurs first. The benefit base is described under "Your benefit base" in "Contract features and benefits." If you do not elect baseBUILDER you still receive a guaranteed minimum death benefit under your contract at no additional charge.

                      o Under Flexible Premium IRA and Flexible Premium Roth
                        IRA contracts, if your account value at the end of the contract year is less than $25,000, we deduct an annual administrative charge equal to $30 or during the first two contract years 2% of your account value, if less. If your account value is $25,000 or more, we will not deduct the charge.

                      o No sales charge deducted at the time you make
                        contributions.

                      o During the first seven contract years following a
                        contribution, a charge will be deducted from amounts
                        that you withdraw that exceed 15% of your account value.
                        We use the account value on the most recent contract
                        date anniversary to calculate this 15% amount available.
                        The charge begins at 7% in the first contract year
                        following a contribution. It declines by 1% each year to
                        1% in the seventh contract year. There is no withdrawal
                        charge in the eighth and later contract years following
                        a contribution. In addition there is no withdrawal
                        charge if the annuitant is age 86 or older when the
                        contract is issued. Certain other exemptions apply.
--------------------------------------------------------------------------------

10
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
                      ---------------------------------------------------------
FEES AND              The "contract date" is the effective date of a contract.
CHARGES (CONTINUED)   This usually is the business day we receive the property
                      completed and signed application, along with any other
                      required documents and your initial contribution. Your
                      contract date will be shown in your contract. The
                      12-month period beginning on your contract date and each
                      12-month period after that date is a "contract year."
                      The end of each 12-month period is your "contract date
                      anniversary."
                      ---------------------------------------------------------
                      o We deduct a charge designed to approximate certain
                        taxes that may be imposed on us such as premium taxes in
                        your state. This charge is generally deducted from the
                        amount applied to an annuity payout option.

                      o We deduct a $350 annuity administrative fee from
                        amounts applied to the Variable Immediate Annuity payout options.

                      o Annual expenses of EQ Advisors Trust portfolios are
                        calculated as a percentage of the average daily net
                        assets invested in each portfolio. These expenses
                        include management fees ranging from 0.25% to 1.15%
                        annually, 12b-1 fees of 0.25% annually, and other
                        expenses.
--------------------------------------------------------------------------------
ANNUITANT ISSUE AGES   NQ: 0-90
                       Rollover IRA, Roth Conversion IRA, Flexible Premium Roth
                       IRA, and Rollover TSA: 20-90
                       Flexible Premium IRA: 20-70
                       QP: 20-75
--------------------------------------------------------------------------------


THE ABOVE IS NOT A COMPLETE DESCRIPTION OF ALL MATERIAL PROVISIONS OF THE CONTRACT. IN SOME CASES RESTRICTIONS OR EXCEPTIONS APPLY. ALSO, ALL FEATURES OF THE CONTRACT ARE NOT NECESSARILY AVAILABLE IN YOUR STATE OR AT CERTAIN AGES.

For more detailed information we urge you to read the contents of this prospectus, as well as your contract. Please feel free to speak with your registered representative, or call us, if you have any questions.

OTHER CONTRACTS

We offer a variety of fixed and variable annuity contracts. They may offer features, including investment options, fees and/or charges that are different from those in the contracts offered by this prospectus. Not every contract is offered through the same distributor. Upon request, your registered representative can show you information regarding other Equitable Life annuity contracts that he or she distributes. You can also contact us to find out more about any of the Equitable Life annuity contracts.

11

Fee table
--------------------------------------------------------------------------------


The fee table below will help you understand the various charges and expenses that apply to your contract. The table reflects charges you will directly incur under the contract, as well as charges and expenses of the portfolios that you will bear indirectly. Charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state, may also apply. Also, an annuity administrative fee may apply when your annuity payments are to begin. Each of the charges and expenses is more fully described in "Charges and expenses" later in this prospectus.


The fixed maturity options and the account for special dollar cost averaging are not covered by the fee table and examples. However, the annual administrative charge and the withdrawal charge do apply to the fixed maturity options and the account for special dollar cost averaging. A market value adjustment (up or down) may apply as a result of a withdrawal, transfer, or surrender of amounts from a fixed maturity option.


------------------------------------------------------------------------------------------------------------------------
CHARGES WE DEDUCT FROM YOUR VARIABLE INVESTMENT OPTIONS EXPRESSED AS AN
ANNUAL PERCENTAGE OF DAILY NET ASSETS
------------------------------------------------------------------------------------------------------------------------
Mortality and expense risks (1)                                                        1.10%
Administrative                                                                         0.25% current (0.35% maximum)
Distribution                                                                           0.20%
                                                                                       -----
Total annual expenses                                                                  1.55% current (1.65% maximum)
------------------------------------------------------------------------------------------------------------------------
FLEXIBLE PREMIUM IRA AND FLEXIBLE PREMIUM ROTH IRA CONTRACTS ONLY:
CHARGES WE DEDUCT FROM YOUR ACCOUNT VALUE ON EACH CONTRACT DATE ANNIVERSARY
------------------------------------------------------------------------------------------------------------------------
Maximum annual administrative charge
 If your account value on a contract date anniversary is less than $25,000(2)          $30
 If your account value on a contract date anniversary is $25,000 or more               $0
------------------------------------------------------------------------------------------------------------------------
CHARGES WE DEDUCT FROM YOUR ACCOUNT VALUE AT THE TIME YOU REQUEST CERTAIN TRANSACTIONS
------------------------------------------------------------------------------------------------------------------------
Withdrawal charge as a percentage of contributions (deducted if you surrender your    Contract
contract or make certain withdrawals. The withdrawal charge percentage we use is        year
determined by the contract year in which you make the withdrawal or surrender your       1 .................... 7.00%
contract. For each contribution, we consider the contract year in which we receive       2 .................... 6.00%
that contribution to be "contract year 1")(3)                                            3 .................... 5.00%
                                                                                         4 .................... 4.00%
                                                                                         5 .................... 3.00%
                                                                                         6 .................... 2.00%
                                                                                         7 .................... 1.00%
                                                                                         8+ ................... 0.00%
Charge if you elect a Variable Immediate Annuity payout option                         $350
------------------------------------------------------------------------------------------------------------------------
CHARGES WE DEDUCT FROM YOUR ACCOUNT VALUE EACH YEAR IF YOU ELECT THE OPTIONAL BENEFIT
------------------------------------------------------------------------------------------------------------------------
baseBUILDER benefit charge (calculated as a percentage of the benefit base.
Deducted annually on each contract date anniversary)(4)                                0.30%
------------------------------------------------------------------------------------------------------------------------

12
--------------------------------------------------------------------------------

EQ ADVISORS TRUST ANNUAL EXPENSES
(AS A PERCENTAGE OF AVERAGE DAILY NET ASSETS IN EACH PORTFOLIO)


------------------------------------------------------------------------------------------------------------------
                                                                                                         TOTAL
                                                                                      OTHER             ANNUAL
                                                                                    EXPENSES           EXPENSES
                                              MANAGEMENT                         (AFTER EXPENSE     (AFTER EXPENSE
                                               FEES(5)         12B-1 FEES(6)     LIMITATION)(7)     LIMITATION)(8)
------------------------------------------------------------------------------------------------------------------
EQ/Aggressive Stock                              0.60%             0.25%               0.04%             0.89%
Alliance Common Stock                            0.46%             0.25%               0.04%             0.75%
Alliance High Yield                              0.60%             0.25%               0.05%             0.90%
Alliance Money Market                            0.34%             0.25%               0.05%             0.64%
EQ/Alliance Premier Growth                       0.90%             0.25%               0.00%             1.15%
Alliance Small Cap Growth                        0.75%             0.25%               0.07%             1.07%
EQ/Alliance Technology                           0.90%             0.25%               0.00%             1.15%
BT Equity 500 Index                              0.25%             0.25%               0.10%             0.60%
BT International Equity Index                    0.35%             0.25%               0.40%             1.00%
BT Small Company Index                           0.25%             0.25%               0.25%             0.75%
Capital Guardian International                   0.85%             0.25%               0.10%             1.20%
Capital Guardian Research                        0.65%             0.25%               0.05%             0.95%
Capital Guardian U.S. Equity                     0.65%             0.25%               0.05%             0.95%
EQ/Evergreen                                     0.65%             0.25%               0.05%             0.95%
EQ/Evergreen Foundation                          0.60%             0.25%               0.10%             0.95%
J.P. Morgan Core Bond                            0.45%             0.25%               0.10%             0.80%
Lazard Large Cap Value                           0.65%             0.25%               0.05%             0.95%
Lazard Small Cap Value                           0.75%             0.25%               0.10%             1.10%
MFS Emerging Growth Companies                    0.65%             0.25%               0.10%             1.00%
MFS Growth with Income                           0.60%             0.25%               0.10%             0.95%
MFS Research                                     0.65%             0.25%               0.05%             0.95%
Mercury Basic Value Equity                       0.60%             0.25%               0.10%             0.95%
Mercury World Strategy                           0.70%             0.25%               0.25%             1.20%
Morgan Stanley Emerging Markets Equity           1.15%             0.25%               0.35%             1.75%
EQ/Putnam Growth & Income Value                  0.60%             0.25%               0.10%             0.95%
EQ/Putnam International Equity                   0.85%             0.25%               0.15%             1.25%
EQ/Putnam Investors Growth                       0.65%             0.25%               0.05%             0.95%
------------------------------------------------------------------------------------------------------------------


----------

Notes:


(1) A portion of this charge is for providing the guaranteed minimum death benefit.

(2) During the first two contract years this charge is equal to the lesser of $30 or 2% of your account value if it applies. Thereafter, the charge is $30 for each contract year.

(3) Deducted upon a withdrawal of amounts in excess of the 15% free withdrawal amount and upon surrender of a contract.

(4) This charge is for providing a guaranteed minimum income benefit in combination with the guaranteed minimum death benefit available under the contract. The benefit base is described under "Your benefit base" in "Contract features and benefits."


(5) The management fees shown reflect revised management fees, effective on or about May 1, 2000, which were approved by shareholders. The management fees shown for EQ/Putnam Growth and Income and Lazard Large Cap Value do not reflect the waiver of a portion of each of these portfolio's investment management fees that are currently in effect. The management fees for each portfolio cannot be increased without a vote of that portfolio's shareholders.

13
--------------------------------------------------------------------------------

(6) Portfolio shares are all subject to fees imposed under the distribution plan (the "Rule 12b-1 Plan") adopted by EQ Advisors Trust pursuant to Rule 12b-1 under the Investment Company Act of 1940. The 12b-1 fee will not be increased for the life of the contracts. Prior to October 18, 1999, the total annual expenses for the Alliance Small Cap Growth portfolio were limited to 1.20% under an expense limitation arrangement related to that portfolio's Rule 12b-1 Plan. The arrangement is no longer in effect. The amounts shown have been restated to reflect the expenses that would have been incurred in 1999, absent the expense limitation agreement.


(7) The amounts shown as "Other Expenses" will fluctuate from year to year depending on actual expenses. See footnote (8) for any expense limitation agreements.

      On October 18, 1999, the Alliance portfolios (other than EQ/Alliance Premier Growth and EQ/Alliance Technology) became part of the portfolios of EQ Advisors Trust. The "Other Expenses" for these portfolios have been restated to reflect the estimated expenses that would have been incurred had these portfolios been portfolios of EQ Advisors Trust for the entire year ended December 31, 1999. The restated expenses reflect an increase of 0.01% for each of these portfolios.

(8) Equitable Life, EQ Advisors Trust's manager, has entered into an expense limitation agreement with respect to certain portfolios. Under this agreement Equitable Life has agreed to waive or limit its fees and assume other expenses. Under the expense limitation agreement, total annual operating expenses of certain portfolios (other than interest, taxes, brokerage commissions, capitalized expenditures, extraordinary expenses, and 12b-1 fees) are limited as a percentage of the average daily net assets of the following portfolios: 1.75% for Morgan Stanley Emerging Markets Equity; 1.25% for EQ/Putnam International Equity; 1.20% for Mercury World Strategy and Capital Guardian International; 1.15% for EQ/Alliance Premier Growth and EQ/Alliance Technology; 1.10% for Lazard Small Cap Value; 1.00% for BT International Equity Index and MFS Emerging Growth Companies; 0.95% for Capital Guardian U.S. Equity, Capital Guardian Research, EQ/Evergreen, EQ/Evergreen Foundation, Lazard Large Cap Value, MFS Growth with Income, MFS Research, Mercury Basic Value Equity, EQ/Putnam Growth & Income Value and EQ/Putnam Investors Growth; 0.80% for J.P. Morgan Core Bond; 0.75% for BT Small Company Index; and 0.60% for BT Equity 500 Index. The expense limitations for the EQ/Alliance Premier Growth, BT Equity 500 Index, J.P. Morgan Core Bond, MFS Growth with Income, MFS Research, MFS Emerging Growth Companies, Mercury Basic Value Equity and EQ/Putnam International Equity portfolios reflect an increase effective on May 1, 2000. The expense limitation for the EQ/Evergreen portfolio reflects a decrease effective on May 1, 2000.

      Absent the expense limitation, the "Other Expenses" for 1999 on an annualized basis for each of the portfolios would have been as follows:
      1.00% for Morgan Stanley Emerging Markets Equity; 0.10% for EQ/Alliance Technology; 0.23% for EQ/Alliance Premier Growth; 0.32% for EQ/Putnam International Equity; 0.46% for Mercury World Strategy; 0.66% for Capital Guardian International; 0.26% for Lazard Small Cap Value; 0.49% for BT International Equity Index; 0.17% for MFS Emerging Growth Companies; 0.34% for Capital Guardian U.S. Equity; 0.47% for Capital Guardian Research; 1.87% for EQ/Evergreen; 1.07% for EQ/Evergreen Foundation; 0.21% for Lazard Large Cap Value; 0.37% for MFS Growth with Income; 0.17% for MFS Research; 0.17% for Mercury Basic Value Equity; 0.16% for EQ/Putnam Growth & Income Value; 0.19% for EQ/Putnam Investors Growth; 0.20% for J.P. Morgan Core Bond; 0.71% for BT Small Company Index; and 0.18% for BT Equity 500 Index. Initial seed capital was invested on April 30, 1999 for the EQ/Alliance Premier Growth, Capital Guardian U.S. Equity, Capital Guardian Research, and Capital Guardian International portfolios and will be invested on or about May 1, 2000 for the EQ/Alliance Technology portfolio and therefore expenses have been estimated.

      Each portfolio may at a later date make a reimbursement to Equitable Life for any of the management fees waived or limited and other expenses assumed and paid by Equitable Life pursuant to the expense limitation agreement provided that, among other things, such portfolio has reached sufficient size to permit such reimbursement to be made and provided that the portfolio's current annual operating expenses do not exceed the operating expense limit determined for such portfolio. For more information see the prospectus for EQ Advisors Trust.

14
--------------------------------------------------------------------------------

EXAMPLES


The examples below show the expenses that a hypothetical contract owner (who has purchased a Flexible Premium IRA or Flexible Premium Roth IRA contract and elected baseBUILDER) would pay in the situations illustrated. We assume that a $1,000 contribution is invested in one of the variable investment options listed and a 5% annual return is earned on the assets in that option.(1) The annual administrative charge is based on the charges that apply to a mix of estimated contract sizes, resulting in an estimated administrative charge for the purpose of these examples of $0.14 per $1,000. Since the annual administrative charge only applies under Flexible Premium IRA and Flexible Premium Roth IRA contracts, the charges shown in the examples would be lower for NQ, Rollover IRA, Roth Conversion IRA, QP, and Rollover TSA contracts. Other than as indicated above, the charges used in the examples are the maximum charges rather than the lower current charges.


These examples should not be considered a representation of past or future expenses for each option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the examples is not an estimate or guarantee of future investment performance.


                                       IF YOU SURRENDER YOUR CONTRACT AT THE END        IF YOU DO NOT SURRENDER YOUR CONTRACT AT
                                          OF EACH PERIOD SHOWN, THE EXPENSES               THE END OF EACH PERIOD SHOWN, THE
                                                       WOULD BE:                                   EXPENSES WOULD BE:
                                       ---------------------------------------------  ---------------------------------------------
                                         1 YEAR     3 YEARS     5 YEARS    10 YEARS     1 YEAR    3 YEARS     5 YEARS     10 YEARS
                                       ---------- ----------- ----------- ----------  ---------- ---------- ----------- -----------
Alliance Money Market                   $  94.08    $ 130.37    $ 169.59   $ 301.50     $ 24.08  $  80.37     $ 139.59    $ 301.50
Alliance High Yield                     $  96.81    $ 138.52    $ 183.10   $ 328.02     $ 26.81  $  88.52     $ 153.10    $ 328.02
Alliance Common Stock                   $  95.24    $ 133.82    $ 175.32   $ 312.81     $ 25.24  $  83.82     $ 145.32    $ 312.81
EQ/Aggressive Stock                     $  96.71    $ 138.21    $ 182.58   $ 327.01     $ 26.71  $  88.21     $ 152.58    $ 327.01
Alliance Small Cap Growth               $  98.60    $ 143.83    $ 191.86   $ 344.98     $ 28.60  $  93.83     $ 161.86    $ 344.98
EQ/Alliance Technology                  $  99.54    $ 146.63    $ 196.46   $ 353.84     $ 29.54  $  96.63     $ 166.46    $ 353.84
EQ/Alliance Premier Growth              $ 100.59    $ 149.74    $ 201.56   $ 363.58     $ 30.59  $  99.74     $ 171.56    $ 363.58
BT Equity 500 Index                     $  93.77    $ 129.42    $ 168.02   $ 298.40     $ 23.77  $  79.42     $ 138.02    $ 298.40
BT Small Company Index                  $  95.34    $ 134.13    $ 175.84   $ 313.83     $ 25.34  $  84.13     $ 145.84    $ 313.83
BT International Equity Index           $  97.97    $ 141.96    $ 188.77   $ 339.03     $ 27.97  $  91.96     $ 158.77    $ 339.03
Capital Guardian U.S. Equity            $  97.44    $ 140.39    $ 186.20   $ 334.04     $ 27.44  $  90.39     $ 156.20    $ 334.04
Capital Guardian Research               $  97.44    $ 140.39    $ 186.20   $ 334.04     $ 27.44  $  90.39     $ 156.20    $ 334.04
Capital Guardian International          $ 100.07    $ 148.18    $ 199.02   $ 358.72     $ 30.07  $  98.18     $ 169.02    $ 358.72
EQ/Evergreen                            $  97.44    $ 140.39    $ 186.20   $ 334.04     $ 27.44  $  90.39     $ 156.20    $ 334.04
EQ/Evergreen Foundation                 $  97.44    $ 140.39    $ 186.20   $ 334.04     $ 27.44  $  90.39     $ 156.20    $ 334.04
J.P. Morgan Core Bond                   $  95.87    $ 135.70    $ 178.44   $ 318.92     $ 25.87  $  85.70     $ 148.44    $ 318.92
Lazard Large Cap Value                  $  97.44    $ 140.39    $ 186.20   $ 334.04     $ 27.44  $  90.39     $ 156.20    $ 334.04
Lazard Small Cap Value                  $  99.02    $ 145.07    $ 193.91   $ 348.92     $ 29.02  $  95.07     $ 163.91    $ 348.92
MFS Growth with Income                  $  97.44    $ 140.39    $ 186.20   $ 334.04     $ 27.44  $  90.39     $ 156.20    $ 334.04
MFS Research                            $  97.44    $ 140.39    $ 186.20   $ 334.04     $ 27.44  $  90.39     $ 156.20    $ 334.04
MFS Emerging Growth Companies           $  97.97    $ 141.96    $ 188.77   $ 339.03     $ 27.97  $  91.96     $ 158.77    $ 339.03
Mercury Basic Value Equity              $  97.44    $ 140.39    $ 186.20   $ 334.04     $ 27.44  $  90.39     $ 156.20    $ 334.04
Mercury World Strategy                  $ 100.07    $ 148.18    $ 199.02   $ 358.72     $ 30.07  $  98.18     $ 169.02    $ 358.72
Morgan Stanley Emerging Markets Equity  $ 105.84    $ 165.17    $ 226.73   $ 410.83     $ 35.84  $ 115.17     $ 196.73    $ 410.83
EQ/Putnam Growth & Income Value         $  97.44    $ 140.39    $ 186.20   $ 334.04     $ 27.44  $  90.39     $ 156.20    $ 334.04
EQ/Putnam Investors Growth              $  98.49    $ 143.51    $ 191.34   $ 343.99     $ 28.49  $  93.51     $ 161.34    $ 343.99
EQ/Putnam International Equity          $ 100.59    $ 149.74    $ 201.56   $ 363.58     $ 30.59  $  99.74     $ 171.56    $ 363.58


----------
(1) The amount accumulated from the $1,000 contribution could not be paid in the form of an annuity payout option at the end of any of the periods shown in the examples. This is because if the amount applied to purchase an annuity payout option is less than $2,000, or the initial payment is less than $20, we may pay the amount to you in a single sum instead of payments under an annuity payout option. See "Accessing your money."

15
--------------------------------------------------------------------------------

IF YOU ELECT A VARIABLE IMMEDIATE ANNUITY PAYOUT OPTION:

Assuming an annuity payout option could be issued (see note (1) above), and you elect a Variable Immediate Annuity payout option, the expenses shown in the example for "if you do not surrender your contract" would, in each case, be increased by $4.34 based on the average amount applied to annuity payout options in 1999. See "Annuity administrative fee" in "Charges and expenses."

16

1 Contract features and benefits
--------------------------------------------------------------------------------

HOW YOU CAN PURCHASE AND CONTRIBUTE TO YOUR CONTRACT

You may purchase a contract by making payments to us that we call "contributions." We require a minimum contribution amount for each type of contract purchased. The following table summarizes our rules regarding contributions to your contract. All ages in the table refer to the age of the annuitant named in the contract.
------------------------------------------------------------------------------
The "annuitant" is the person who is the measuring life for determining contract benefits. The annuitant is not necessarily the contract owner.
------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------
            AVAILABLE
CONTRACT    FOR ANNUITANT       MINIMUM                                            LIMITATIONS ON
TYPE        ISSUE AGES          CONTRIBUTIONS           SOURCE OF CONTRIBUTIONS    CONTRIBUTIONS
-----------------------------------------------------------------------------------------------------------
 NQ         o 0 through 90      o $5,000 (initial)      o After-tax money.         o For annuitants up to
                                                                                     age 83 at contract
            o 0 through 85 in   o $1,000 (additional)   o Paid to us by check or     issue, additional
              New York and                                transfer of contract       contributions may be
              Pennsylvania                                value in a tax-deferred    made up to age 84.
                                                          exchange under
                                                          Section 1035 of the      o For annuitants age 84
                                                          Internal Revenue Code.     and older at contract
                                                                                     issue additional
                                                                                     contributions may be
                                                                                     made up to one year
                                                                                     beyond the annuitant's
                                                                                     issue age.
-----------------------------------------------------------------------------------------------------------

17
--------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------------
               AVAILABLE
CONTRACT       FOR ANNUITANT        MINIMUM                                            LIMITATIONS ON
TYPE           ISSUE AGES           CONTRIBUTIONS           SOURCE OF CONTRIBUTIONS    CONTRIBUTIONS
-------------------------------------------------------------------------------------------------------------------
 Rollover IRA  o 20 through 90      o $5,000 (initial)      o Rollovers from a         o For annuitants up to
                                                              qualified plan.            age 83 at contract
               o 20 through 85 in   o $1,000 (additional)                                issue, additional
                 New York and                               o Rollovers from a TSA.      contributions may be
                 Pennsylvania                                                            made up to age 84.
                                                            o Rollovers from another
                                                              traditional individual   o For annuitants age 84
                                                              retirement                 and older at contract
                                                              arrangement.               issue additional
                                                                                         contributions may be
                                                            o Direct                     made up to one year
                                                              custodian-to-custodian     beyond your issue age.
                                                              transfers from another
                                                              traditional individual   o Contributions after
                                                              retirement                 age 70 1/2 must be net
                                                              arrangement.               of required minimum
                                                                                         distributions.
                                                            o Regular IRA
                                                              contributions            o Regular IRA
                                                                                         contributions limited to
                                                                                         $2,000 per year.

                                                                                       o Although we accept
                                                                                         regular IRA
                                                                                         contributions under
                                                                                         rollover IRA contracts,
                                                                                         we intend that this
                                                                                         contract be used for
                                                                                         rollover and direct
                                                                                         transfer contributions.
                                                                                         Please refer to
                                                                                         "Withdrawals,
                                                                                         payments and transfer
                                                                                         of funds out of
                                                                                         traditional IRAs" in
                                                                                         "Tax information" for a
                                                                                         discussion of conduit
                                                                                         IRAs.

-------------------------------------------------------------------------------------------------------------------

18
--------------------------------------------------------------------------------



----------------------------------------------------------------------------------------------------------------------------
                 AVAILABLE
CONTRACT         FOR ANNUITANT         MINIMUM                                                LIMITATIONS ON
TYPE             ISSUE AGES            CONTRIBUTIONS               SOURCE OF CONTRIBUTIONS    CONTRIBUTIONS
----------------------------------------------------------------------------------------------------------------------------
 Roth            o 20 through 90       o $5,000 (initial)          o Rollovers from another   o For annuitants up to
 Conversion IRA                                                      Roth IRA.                  age 83 at contract
                 o 20 through 85 in    o $1,000 (additional)                                    issue, additional
                   New York and                                    o Conversion rollovers       contributions may be
                   Pennsylvania                                      from a traditional IRA.    made up to age 84.

                                                                   o Direct transfers from    o For annuitants age 84
                                                                     another Roth IRA.          and older at contract
                                                                                                issue additional
                                                                                                contributions may be
                                                                                                made up to one year
                                                                                                beyond your issue age.

                                                                                              o Conversion rollovers
                                                                                                after age 70 1/2 must be
                                                                                                net of required
                                                                                                minimum distributions
                                                                                                for the traditional IRA
                                                                                                you are rolling over.

                                                                                              o You cannot roll over
                                                                                                funds from a traditional
                                                                                                IRA if your adjusted
                                                                                                gross income is
                                                                                                $100,000 or more.

                                                                                              o Regular contributions
                                                                                                are not permitted.

                                                                                              o Only rollover and direct
                                                                                                transfer contributions
                                                                                                are permitted.
----------------------------------------------------------------------------------------------------------------------------

19
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------------------------------------------------
                 AVAILABLE
CONTRACT         FOR ANNUITANT        MINIMUM                                                 LIMITATIONS ON
TYPE             ISSUE AGES           CONTRIBUTIONS            SOURCE OF CONTRIBUTIONS        CONTRIBUTIONS
--------------------------------------------------------------------------------------------------------------------------
 Rollover TSA    o 20 through 90      o $5,000 (initial)       o Rollovers from another       o For annuitants up to
                                                                 TSA contract or                age 83 at contract
                 o 20 through 85 in   o $1,000 (additional)      arrangement.                   issue, additional
                   New York and                                                                 contributions may be
                   Pennsylvania                                o Rollovers from a               made up to age 84.
                                                                 traditional IRA which
                                                                 was a "conduit" for          o For annuitants age 84
                                                                 TSA funds previously           and older at contract
                                                                 rolled over.                   issue additional
                                                                                                contributions may be
                                                               o Direct transfers from          made up to one year
                                                                 another contract or            beyond your issue age.
                                                                 arrangement under
                                                                 Section 403(b) of the        o Contributions after
                                                                 Internal Revenue Code,         age 70 1/2 must be net
                                                                 complying with IRS             of required minimum
                                                                 Revenue Ruling 90-24.          distributions.

                                                                                              o Employer-remitted
                                                                                                contributions are not
                                                                                                permitted.
This contract may not be available in your state.
--------------------------------------------------------------------------------------------------------------------------
QP               20 through 75        o $5,000 (initial)       o Only transfer                o Regular ongoing
                                                                 contributions from an          payroll contributions
                                      o $1,000 (additional)      existing qualified plan        are not permitted.
                                                                 trust as a change of
                                                                 investment vehicle           o Only one additional
                                                                 under the plan.                contribution may be
                                                                                                made during a contract
                                                               o The plan must be               year.
                                                                 qualified under Section
                                                                 401(a) of the Internal       o No additional transfer
                                                                 Revenue Code.                  contributions after
                                                                                                age 76.
                                                               o For 401(k) plans,
                                                                 transferred                  o For defined benefit
                                                                 contributions may only         plans, employee
                                                                 include employee               contributions are not
                                                                 pre-tax contributions.         permitted.

                                                                                              o Contributions after age
                                                                                                70 1/2 must be net of
                                                                                                any required minimum
                                                                                                distributions.
Please refer to Appendix I for a discussion of purchase considerations of QP contracts.
--------------------------------------------------------------------------------------------------------------------------

20
--------------------------------------------------------------------------------



---------------------------------------------------------------------------------------------------------------
              AVAILABLE
CONTRACT      FOR ANNUITANT   MINIMUM                                               LIMITATIONS ON
TYPE          ISSUE AGES      CONTRIBUTIONS              SOURCE OF CONTRIBUTIONS    CONTRIBUTIONS
---------------------------------------------------------------------------------------------------------------
 Flexible     20 through 70   o $2,000 (initial)         o "Regular" traditional    o No regular IRA
 Premium IRA                                               IRA contributions.         contributions in the
                              o $50 (additional after                                 calendar year you turn
                                the first contract year) o Rollovers from a           age 70 1/2 and
                                                           qualified plan.            thereafter.

                                                         o Rollovers from a TSA.    o Total regular
                                                                                      contributions may not
                                                         o Rollovers from another     exceed $2,000 for a
                                                           traditional individual     year.
                                                           retirement
                                                           arrangement.             o No additional rollover
                                                                                      or direct transfer
                                                         o Direct custodian-          contributions after
                                                           to-custodian transfers     age 71.
                                                           from another
                                                           traditional individual   o Rollover and direct
                                                           retirement                 transfer contributions
                                                           arrangement.               after age 70 1/2 must
                                                                                      be net of required
                                                                                      minimum distributions.

                                                                                    o Although we accept
                                                                                      rollover and direct
                                                                                      transfer contributions
                                                                                      under the Flexible
                                                                                      Premium IRA contract,
                                                                                      we intend that this
                                                                                      contract be used for
                                                                                      ongoing regular
                                                                                      contributions. Please
                                                                                      refer to "Withdrawals,
                                                                                      payments and transfers
                                                                                      of funds out of
                                                                                      traditional IRAs" in
                                                                                      "Tax information" for a
                                                                                      discussion of conduit
                                                                                      IRAs.
---------------------------------------------------------------------------------------------------------------

-----
 21
--------------------------------------------------------------------------------



---------------------------------------------------------------------------------------------------------------------------
               AVAILABLE
CONTRACT       FOR ANNUITANT        MINIMUM                                                   LIMITATIONS ON
TYPE           ISSUE AGES           CONTRIBUTIONS                  SOURCE OF CONTRIBUTIONS    CONTRIBUTIONS
---------------------------------------------------------------------------------------------------------------------------
 Flexible      o 20 through 90      o $2,000 (initial)             o Regular after-tax        o For annuitants up to
 Premium Roth                                                        contributions.             age 83 at contract
 IRA           o 20 through 85 in   o $50 (additional after                                     issue, additional
                 New York and         the first contract year)     o Rollovers from another     contributions may be
                 Pennsylvania                                        Roth IRA.                  made up to age 84.

                                                                   o Conversion rollovers     o For annuitants age 84
                                                                     from a traditional IRA.    and older at contract
                                                                                                issue additional
                                                                   o Direct transfers from      contributions may be
                                                                     another Roth IRA.          made up to one year
                                                                                                beyond your issue age.

                                                                                              o Contributions are
                                                                                                subject to income limits
                                                                                                and other tax rules. See
                                                                                                "Contributions to Roth
                                                                                                IRAs" in "Tax
                                                                                                information."

                                                                                              o Although we accept
                                                                                                rollover and direct
                                                                                                transfer contributions
                                                                                                under the Flexible
                                                                                                Premium Roth IRA
                                                                                                contract, we intend
                                                                                                that this contract be
                                                                                                used for ongoing
                                                                                                regular contributions.
---------------------------------------------------------------------------------------------------------------------------



See "Tax information" for a more detailed discussion of sources of contributions and certain contribution limitations. We may refuse to accept any contribution if the sum of all contributions under all Equitable Accumulator contracts with the same annuitant would then total more than $1,500,000. We reserve the right to limit aggregate contributions made after the first contract year to 150% of first-year contributions. We may also refuse to accept any contribution if the sum of all contributions under all Equitable Life annuity accumulation contracts that you own would then total more than $2,500,000.


For information on when contributions are credited under your contract see "Dates and prices at which contract events occur" in "More information" later in this prospectus.

22
--------------------------------------------------------------------------------

OWNER AND ANNUITANT REQUIREMENTS

Under NQ contracts, the annuitant can be different than the owner. A joint owner may also be named. Only natural persons can be joint owners. This means that an entity such as a corporation cannot be a joint owner.

Under all IRA and Rollover TSA contracts, the owner and annuitant must be the same person.

Under QP contracts, the owner must be the trustee of the qualified plan and the annuitant must be the plan participant/employee. See Appendix I for more information on QP contracts.
-----------------------------------------------------------------------------
A "participant" is an individual who is currently, or was formerly, participating in an eligible employer's QP or TSA plan.
-----------------------------------------------------------------------------

HOW YOU CAN MAKE YOUR CONTRIBUTIONS

Except as noted below, contributions must be by check drawn on a U.S. bank, in U.S. dollars, and made payable to Equitable Life. We do not accept third-party checks endorsed to us except for rollover contributions, tax-free exchanges or trustee checks that involve no refund. All checks are subject to our ability to collect the funds. We reserve the right to reject a payment if it is received in an unacceptable form.

For your convenience, we will accept initial and additional contributions by wire transmittal from certain broker-dealers who have agreements with us for this purpose. Additional contributions may also be made under our automatic investment program. These methods of payment are discussed in detail in "More information" later in this prospectus.

Your initial contribution must generally be accompanied by an application and any other form we need to process the payments. If any information is missing or unclear, we will try to obtain that information. If we are unable to obtain all of the information we require within five business days after we receive an incomplete application or form, we will inform the registered representative submitting the application on your behalf. We will then return the contribution to you unless you specifically direct us to keep your contribution until we receive the required information.


-----------------------------------------------------------------------------
Our "business day" is any day the New York Stock Exchange is open for trading and generally ends at 4:00 p.m. Eastern Time. We may, however, close due to emergency conditions.
-----------------------------------------------------------------------------


SECTION 1035 EXCHANGES

You may apply the value of an existing nonqualified deferred annuity contract (or life insurance or endowment contract) to purchase an Equitable Accumulator NQ contract in a tax-free exchange if you follow certain procedures as shown in the form that we require you to use. Also see "Tax information" later in this prospectus.


WHAT ARE YOUR INVESTMENT OPTIONS UNDER THE CONTRACT?

Your investment options are the variable investment options, the fixed maturity options, and the account for special dollar cost averaging.


VARIABLE INVESTMENT OPTIONS

Your investment results in any one of the variable investment options will depend on the investment performance of the underlying portfolios. Listed below are the currently available portfolios, their investment objectives, and their advisers.


-----------------------------------------------------------------------------
You can choose from among the variable investment options.
-----------------------------------------------------------------------------

23
--------------------------------------------------------------------------------


 PORTFOLIOS OF EQ ADVISORS TRUST
-------------------------------------------------------------------------------------------------------------------------------
 PORTFOLIO NAME                    OBJECTIVE                                           ADVISER
-------------------------------------------------------------------------------------------------------------------------------
                                  High level of current income while preserving
 Alliance Money Market            assets and maintaining liquidity                    Alliance Capital Management L.P.
-------------------------------------------------------------------------------------------------------------------------------
                                  High return by maximizing current income and,
                                  to the extent consistent with that objective,
 Alliance High Yield              capital appreciation                                Alliance Capital Management L.P.
-------------------------------------------------------------------------------------------------------------------------------
                                  Long-term growth of capital and increasing
 Alliance Common Stock            income                                              Alliance Capital Management L.P.
-------------------------------------------------------------------------------------------------------------------------------
                                                                                      Alliance Capital Management L.P.,
 EQ/Aggressive Stock              Long-term growth of capital                         Massachusetts Financial Services Company
-------------------------------------------------------------------------------------------------------------------------------
 Alliance Small Cap Growth        Long-term growth of capital                         Alliance Capital Management L.P.
-------------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Technology           Long-term growth of capital                         Alliance Capital Management L.P.
-------------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Premier Growth       Long-term growth of capital                         Alliance Capital Management L.P.
-------------------------------------------------------------------------------------------------------------------------------
                                  Replicate as closely as possible (before
                                  deduction of portfolio expenses) the total return
                                  of the Standard & Poor's 500 Composite Stock
 BT Equity 500 Index              Price Index                                         Bankers Trust Company
-------------------------------------------------------------------------------------------------------------------------------
                                  Replicate as closely as possible (before
                                  deduction of portfolio expenses) the total return
 BT Small Company Index           of the Russell 2000 Index                           Bankers Trust Company
-------------------------------------------------------------------------------------------------------------------------------
                                  Replicate as closely as possible (before
                                  deduction of portfolio expenses) the total return
                                  of the Morgan Stanley Capital International
 BT International Equity Index    Europe, Australia, Far East Index                   Bankers Trust Company
-------------------------------------------------------------------------------------------------------------------------------
 Capital Guardian U.S. Equity     Long-term growth of capital                         Capital Guardian Trust Company
-------------------------------------------------------------------------------------------------------------------------------
 Capital Guardian Research        Long-term growth of capital                         Capital Guardian Trust Company
-------------------------------------------------------------------------------------------------------------------------------
                                  Long-term growth of capital by investing
 Capital Guardian International   primarily in non-United States equity securities    Capital Guardian Trust Company
-------------------------------------------------------------------------------------------------------------------------------
 EQ/Evergreen                     Long-term growth of capital                         Evergreen Asset Management Corp.
-------------------------------------------------------------------------------------------------------------------------------
                                  In order of priority, reasonable income,
 EQ/Evergreen Foundation          conservation of capital, and capital appreciation   Evergreen Asset Management Corp.
-------------------------------------------------------------------------------------------------------------------------------
                                  High total return consistent with moderate risk
 J.P. Morgan Core Bond            of capital and maintenance of liquidity             J. P. Morgan Investment Management Inc.
-------------------------------------------------------------------------------------------------------------------------------
 Lazard Large Cap Value           Capital appreciation                                Lazard Asset Management
-------------------------------------------------------------------------------------------------------------------------------
 Lazard Small Cap Value           Capital appreciation                                Lazard Asset Management
-------------------------------------------------------------------------------------------------------------------------------

24
--------------------------------------------------------------------------------


 PORTFOLIOS OF EQ ADVISORS TRUST (CONTINUED)
-------------------------------------------------------------------------------------------------------------------------------
 PORTFOLIO NAME                      OBJECTIVE                                         ADVISER
-------------------------------------------------------------------------------------------------------------------------------
 MFS Growth with Income             Reasonable current income and long-term           Massachusetts Financial Services Company
                                    growth of capital and income
-------------------------------------------------------------------------------------------------------------------------------
 MFS Research                       Long-term growth of capital and future income     Massachusetts Financial Services Company
-------------------------------------------------------------------------------------------------------------------------------
 MFS Emerging Growth                Long-term capital growth                          Massachusetts Financial Services Company
  Companies
-------------------------------------------------------------------------------------------------------------------------------
 Mercury Basic Value Equity         Capital appreciation and secondarily, income      Mercury Asset Management US
-------------------------------------------------------------------------------------------------------------------------------
 Mercury World Strategy             High total investment return                      Mercury Asset Management US
-------------------------------------------------------------------------------------------------------------------------------
 Morgan Stanley Emerging            Long-term capital appreciation                    Morgan Stanley Asset Management
  Markets Equity
-------------------------------------------------------------------------------------------------------------------------------
 EQ/Putnam Growth & Income          Capital growth, current income is a secondary     Putnam Investment Management, Inc.
  Value                             objective
-------------------------------------------------------------------------------------------------------------------------------
 EQ/Putnam Investors Growth         Long-term growth of capital and any increased     Putnam Investment Management, Inc.
                                    income that results from this growth
-------------------------------------------------------------------------------------------------------------------------------
 EQ/Putnam International Equity     Capital appreciation                              Putnam Investment Management, Inc.
-------------------------------------------------------------------------------------------------------------------------------


Other important information about the portfolios is included in the prospectus for EQ Advisors Trust attached at the end of this prospectus.

FIXED MATURITY OPTIONS

We offer fixed maturity options with maturity dates ranging from one to ten years. You can allocate your contributions to one or more of these fixed maturity options. These amounts become part of our general account assets. They will accumulate interest at the "rate to maturity" for each fixed maturity option. The total amount you allocate to and accumulate in each fixed maturity option is called the "fixed maturity amount." The fixed maturity options are not available in contracts issued in Maryland.

-----------------------------------------------------------------------------
Fixed maturity options range from one to ten years to maturity.
-----------------------------------------------------------------------------

The rate to maturity you will receive for each fixed maturity option is the rate to maturity in effect for new contributions allocated to that fixed maturity option on the date we apply your contribution. If you make any withdrawals or transfers from a fixed maturity option before the maturity date, we will make a "market value adjustment" that may increase or decrease any fixed maturity amount you have left in that fixed maturity option. We discuss the market value adjustment below and in greater detail later in this prospectus in "More information."

25
--------------------------------------------------------------------------------

On the maturity date of a fixed maturity option your fixed maturity amount, assuming you have not made any withdrawals or transfers, will equal your contribution to that fixed maturity option plus interest, at the rate to maturity for that contribution, to the date of the calculation. This is the fixed maturity option's "maturity value." Before maturity, the current value we will report for your fixed maturity amounts will reflect a market value adjustment. Your current value will reflect the market value adjustment that we would make if you were to withdraw all of your fixed maturity amounts on the date of the report. We call this your "market adjusted amount."

FIXED MATURITY OPTIONS AND MATURITY DATES. We currently offer fixed maturity options ending on February 15th for each of the maturity years 2001 through 2010. Not all of these fixed maturity options will be available for annuitant ages 76 and older. See "Allocating your contributions" below. As fixed maturity options expire, we expect to add maturity years so that generally 10 fixed maturity options are available at any time.

We will not accept allocations to a fixed maturity option if on the date the contribution is to be applied:

o the fixed maturity option's maturity date is within the current calendar year; or

o  the rate to maturity is 3% or less.

YOUR CHOICES AT THE MATURITY DATE. We will notify you on or before December 31st of the year before each of your fixed maturity options is scheduled to mature. At that time, you may choose to have one of the following take place on the maturity date, as long as none of the conditions listed above or in "Allocating your contributions," below would apply:

(a) transfer the maturity value into another available fixed maturity option or into any of the variable investment options; or

(b) withdraw the maturity value (there may be a withdrawal charge).

If we do not receive your choice on or before the fixed maturity option's maturity date, we will automatically transfer your maturity value into the fixed maturity option that will mature next.

MARKET VALUE ADJUSTMENT. If you make any withdrawals (including transfers, surrender of your contract, or when we make deductions for charges) from a fixed maturity option before it matures we will make a market value adjustment, which will increase or decrease any fixed maturity amount you have in that fixed maturity option. The amount of the adjustment will depend on two factors:

(a) the difference between the rate to maturity that applies to the amount being withdrawn and the rate to maturity in effect at that time for new allocations to that same fixed maturity option, and

(b) the length of time remaining until the maturity date.

In general, if interest rates rise from the time that you originally allocate an amount to a fixed maturity option to the time that you take a withdrawal, the market value adjustment will be negative. Likewise, if interest rates drop at the end of that time, the market value adjustment will be positive. Also, the amount of the market value adjustment, either up or down, will be greater the longer the time remaining until the fixed maturity option's maturity date. Therefore, it is possible that the market value adjustment could greatly reduce your value in the fixed maturity options, particularly in the fixed maturity options with later maturity dates.

We provide an illustration of the market adjusted amount of specified maturity values, an explanation of how we calculate the market value adjustment, and information concerning our general account and investments purchased with amounts allocated to the fixed maturity options, in "More information" later in this prospectus. Appendix II of this prospectus provides an example of how the market value adjustment is calculated.

26
--------------------------------------------------------------------------------

ACCOUNT FOR SPECIAL DOLLAR COST AVERAGING

The account for special dollar cost averaging is part of our general account. We pay interest at guaranteed rates in this account. We will credit interest to the amounts that you have in the account for special dollar cost averaging every day. We set the interest rates periodically, according to procedures that we have. We reserve the right to change these procedures.

We guarantee to pay our current interest rate that is in effect on the date that your contribution is allocated to this account. Your guaranteed interest rate for the time period you select will be shown in your contract. The rate will never be less than 3%.


ALLOCATING YOUR CONTRIBUTIONS

You may choose from among three ways to allocate your contributions under your contract: self-directed, principal assurance, or dollar cost averaging.


SELF-DIRECTED ALLOCATION

You may allocate your contributions to one or more, or all, of the variable investment options and fixed maturity options. Allocations must be in whole percentages and you may change your allocations at any time. However, the total of your allocations must equal 100%. If the annuitant is age 76 or older, you may allocate contributions to fixed maturity options if their maturities are five years or less. Also, you may not allocate amounts to fixed maturity options with maturity dates that are later than the February 15th immediately following the date annuity payments are to begin.


PRINCIPAL ASSURANCE ALLOCATION

Under this allocation program you select a fixed maturity option. We specify the portion of your initial contribution to be allocated to that fixed maturity option in an amount that will cause the maturity value to equal the amount of your entire initial contribution on the fixed maturity option's maturity date. The maturity date you select generally may not be later than 10 years, or earlier than 7 years from your contract date. You allocate the rest of your contribution to the variable investment options however you choose.


For example, if your initial contribution is $10,000, and on March 15, 2000 you chose the fixed maturity option with a maturity date of February 15, 2010, since the rate to maturity was 5.98% on March 15, 2000, we would have allocated $5,618.00 to that fixed maturity option and the balance to your choice of variable investment options. On the maturity date your value in the fixed maturity option would be $10,000.


The principal assurance allocation is only available for annuitant ages 75 or younger when the contract is issued. If you are purchasing a Rollover IRA, Flexible Premium IRA, QP, or Rollover TSA contract, before you select a maturity year that would extend beyond the year in which you will reach age 70 1/2, you should consider whether your value in the variable investment options, or your other traditional IRA or TSA funds are sufficient to meet your required minimum distributions. See "Tax information."

You may not elect principal assurance if the special dollar cost averaging program is in effect.

DOLLAR COST AVERAGING

We offer two dollar cost averaging programs. Each program allows you to gradually allocate amounts to the variable investment options by periodically transferring approximately the same dollar amount to the variable investment options you select. This will cause you to purchase more units if the unit's value is low and fewer units if the unit's value is high. Therefore, you may get a lower average cost per unit over the long term. These plans of investing, however, do not guarantee that you will earn a profit or be protected against losses.

-----------------------------------------------------------------------------
Units measure your value in each variable investment option.
-----------------------------------------------------------------------------

SPECIAL DOLLAR COST AVERAGING PROGRAM. Under the special dollar cost averaging program, you may choose to allocate all or a portion of any eligible contribution to the account for special dollar cost averaging. Currently the only

27
--------------------------------------------------------------------------------

eligible contribution is your initial contribution; however, we may permit other contributions to contracts sold in the future to be eligible for the special dollar cost averaging program. You must allocate at least $2,000 to the account for special dollar cost averaging for this program. In Pennsylvania we refer to this program as "enhanced rate dollar cost averaging."

You may have your account value transferred to any of the variable investment options. We will transfer amounts from the account for special dollar cost averaging into the variable investment options over an available time period that you select. We offer time periods of 6, 12, or 18 months. We may also offer other time periods. Your registered representative can provide information on the time periods currently available in your state or you may contact our processing office. You may only select one time period for each eligible contribution. Each time period has a different interest rate. Once you select a time period, you may not change it. Currently, your account value will be transferred from the account for special dollar cost averaging into the variable investment options on a monthly basis. We may offer this program in the future with transfers on a different basis. We will transfer all amounts out of the account for special dollar cost averaging by the end of the chosen time period. The transfer date will be the same day of the month as the contract date, but not later than the 28th day of the month.

If you choose to allocate only a portion of an eligible contribution to the account for special dollar cost averaging, the remaining balance of that contribution will be allocated to the variable investment options or fixed maturity options according to your instructions.

-----------------------------------------------------------------------------
The account for special dollar cost averaging provides guaranteed interest.
-----------------------------------------------------------------------------

The only amounts that should be transferred from the account for special dollar cost averaging are your regularly scheduled transfers to the variable investment options. If you request to transfer or withdraw any other amounts from the account for special dollar averaging, we will transfer all of the value that you have remaining in the account for special dollar cost averaging attributable to the affected contribution to the investment options according to the allocation percentages we have on file for you. You may ask us to cancel your participation at any time.

In the state of Oregon where the account for special dollar cost averaging is not available, we offer a special dollar cost averaging program in the Alliance Money Market option for allocation of your entire initial contribution. Under this program we will not deduct the mortality and expense risks, administrative and distribution charges from assets in the Alliance Money Market option. You may not allocate amounts other than your initial contribution to this program.

GENERAL DOLLAR COST AVERAGING PROGRAM. If your value in the Alliance Money Market option is at least $5,000, you may choose, at any time, to have a specified dollar amount or percentage of your value transferred from that option to the other variable investment options. You can select to have transfers made on a monthly, quarterly, or annual basis. The transfer date will be the same calendar day of the month as the contract date, but not later than the 28th day of the month. You can also specify the number of transfers or instruct us to continue making the transfers until all amounts in the Alliance Money Market option have been transferred out.

The minimum amount that we will transfer each time is $250. The maximum amount we will transfer is equal to your value in the Alliance Money Market option at the time the program is elected, divided by the number of transfers scheduled to be made.

If, on any transfer date, your value in the Alliance Money Market option is equal to or less than the amount you have elected to have transferred, the entire amount will be transferred. The general dollar cost averaging program will then end. You may change the transfer amount once each contract year or cancel this program at any time.
                  ----------------------------------------
You may not elect dollar cost averaging or special dollar cost averaging if you are participating in the rebalancing

28
--------------------------------------------------------------------------------

program. See "Transferring your money among investment options." You may not elect the special dollar cost averaging program if the principal assurance program is in effect.

YOUR BENEFIT BASE

The benefit base is used to calculate both the guaranteed minimum income benefit and the 5% roll up to age 80 guaranteed minimum death benefit. See "Our baseBUILDER option" and "Guaranteed minimum death benefit" below. The benefit base is equal to:

o   your initial contribution and any additional contributions to the contract;
    plus

o   daily interest; less

o a deduction that reflects any withdrawals you make (the amount of the deduction is described under "How withdrawals affect your guaranteed minimum income benefit and guaranteed minimum death benefit" in "Accessing your money"); less

o a deduction for any withdrawal charge remaining when you exercise your guaranteed minimum income benefit; and less

o a deduction for any outstanding loan plus accrued interest on the date that you exercise your guaranteed minimum income benefit (applies to Rollover TSA only).

The effective annual interest rate credited to the benefit base is:

o 5% for the benefit base with respect to the variable investment options (other than the Alliance Money Market option) and the account for special dollar cost averaging; and

o 3% for the benefit base with respect to the Alliance Money Market option, the fixed maturity options and the loan reserve account.

No interest is credited after the annuitant is age 80.

-----------------------------------------------------------------------------
Your benefit base is not an account value or a cash value.
-----------------------------------------------------------------------------

ANNUITY PURCHASE FACTORS

Annuity purchase factors are the factors applied to determine your periodic payments under the guaranteed minimum income benefit and annuity payout options. The guaranteed minimum income benefit is discussed under "Our baseBUILDER option" and annuity payout options are discussed under "Your annuity payout options" in "Accessing your money" later in this prospectus. The guaranteed annuity purchase factors are those factors specified in your contract. The current annuity purchase factors are those factors that are in effect at any given time. Annuity purchase factors are based on interest rates, mortality tables, frequency of payments, the form of annuity benefit, and the annuitant's (and any joint annuitant's) age and sex in certain instances.

OUR BASEBUILDER OPTION

The baseBUILDER option offers you a guaranteed minimum income benefit combined with the guaranteed minimum death benefit available under the contract. The baseBUILDER benefit is available if the annuitant is between the ages of 20 and 75 at the time the contract is issued. There is an additional charge for the baseBUILDER benefit which is described under "baseBUILDER benefit charge" in "Charges and expenses."


The guaranteed minimum income benefit component of baseBUILDER is described below. Whether you elect baseBUILDER or not, the guaranteed minimum death benefit is provided under the contract. The guaranteed minimum death benefit is described under "Guaranteed minimum death benefit." baseBUILDER is currently not available in some states. Please ask your registered representative if baseBUILDER is available in your state.

The guaranteed minimum income benefit guarantees you a minimum amount of fixed income under your choice of a life annuity fixed payout option or an Income Manager level payment life with a period certain payout option (subject to state availability). You choose which of these payout options you want and whether you want the option to be paid on a single or joint life basis at the time you exercise your guaranteed minimum income benefit. The maximum period

29
--------------------------------------------------------------------------------


certain available under the Income Manager payout option is 10 years. This period may be shorter, depending on the annuitant's age when you exercise your guaranteed minimum income benefit and the type of contract you own. We may also make other forms of payout options available. For a description of payout options, see "Your annuity payout options" in "Accessing your money" later in this prospectus.


-----------------------------------------------------------------------------
The guaranteed minimum income benefit, which is also known as a living benefit, should be regarded as a safety net only. It provides income protection if you elect an income payout while the annuitant is alive.
-----------------------------------------------------------------------------

When you exercise the guaranteed minimum income benefit, the annual lifetime income that you will receive under the life annuity payout option will be the greater of (i) your guaranteed minimum income benefit which is calculated by applying your benefit base at guaranteed annuity purchase factors, or (ii) the income provided by applying your actual account value at our then current annuity purchase factors.


When you elect to receive annual lifetime income, your contract will terminate and you will receive an annuity payout option. You will begin receiving payments one payment period after the annuity payout option is issued. Payments end with the last payment before the annuitant's (or joint annuitant's, if applicable) death. There is no continuation of benefits following the annuitant's (or joint annuitant's, if applicable) death.

Before you elect baseBUILDER, you should consider the fact that the guaranteed minimum income benefit provides a form of insurance and is based on conservative actuarial factors. Therefore, even if your account value is less than your benefit base, you may generate more income by applying your account value to current annuity purchase factors. We will make this comparison for you when the need arises.

You should also consider that the guaranteed annuity purchase factors we use to determine your Income Manager benefit under baseBUILDER are more conservative than the guaranteed annuity purchase factors we use for the Income Manager payout annuity option. This means that, assuming the same amount is applied to purchase the benefit and that we use guaranteed annuity purchase factors to compute the benefit, each periodic payment under the baseBUILDER Income Manager will be smaller than each periodic payment under the Income Manager payout annuity option.


ILLUSTRATIONS OF GUARANTEED MINIMUM INCOME BENEFIT.


The table below illustrates the guaranteed minimum income benefit amounts per $100,000 of initial contribution, for a male annuitant age 60 (at issue) on the contract date anniversaries indicated, who has elected the life annuity fixed payout option, using the guaranteed annuity purchase factors as of the date of this prospectus, assuming no additional contributions, withdrawals, or loans under Rollover TSA contracts, and assuming there were no allocations to the Alliance Money Market option or the fixed maturity options.



------------------------------------------------------------
                                   GUARANTEED MINIMUM
      CONTRACT DATE          INCOME BENEFIT - ANNUAL INCOME
 ANNIVERSARY AT EXERCISE            PAYABLE FOR LIFE
------------------------------------------------------------
           10                           $10,816
           15                           $16,132
------------------------------------------------------------


EXERCISE OF GUARANTEED MINIMUM INCOME BENEFIT.


On each contract date anniversary that you are eligible to exercise the guaranteed minimum income benefit, we will send you an eligibility notice illustrating how much income could be provided as of the contract anniversary. You may notify us within 30 days following the contract date anniversary if you want to exercise the guaranteed minimum income benefit. You must return your contract to us in order to exercise this benefit. The amount of income you actually receive will be determined when we receive your request to exercise the benefit. You will begin receiving payments one payment period after the annuity payout contract is issued.


You (or the successor annuitant/owner, if applicable) will be eligible to exercise the guaranteed minimum income benefit as follows:

30
--------------------------------------------------------------------------------

o If the annuitant was at least age 20 and no older than age 44 when the contract was issued, you are eligible to exercise the guaranteed minimum income benefit within 30 days following each contract date anniversary beginning with the 15th contract date anniversary.

o If the annuitant was at least age 45 and no older than age 49 when the contract was issued, you are eligible to exercise the guaranteed minimum income benefit within 30 days following each contract date anniversary after the annuitant is age 60.

o If the annuitant was at least age 50 and no older than age 75 when the contract was issued, you are eligible to exercise the guaranteed minimum income benefit within 30 days following each contract date anniversary beginning with the 10th contract date anniversary.

Please note:

(i) the latest date you may exercise the guaranteed minimum income benefit is the contract date anniversary following the annuitant's 85th birthday;

(ii) if the annuitant was age 75 when the contract was issued, the only time you may exercise the guaranteed minimum income benefit is within 30 days following the first contract date anniversary that it becomes available;

(iii) if the annuitant was older than age 60 at the time an IRA, QP or Rollover TSA contract was issued, the baseBUILDER may not be an appropriate feature because the minimum distributions required by tax law must begin before the guaranteed minimum income benefit can be exercised; and

(iv) For QP and Rollover TSA contracts, if you are eligible to exercise your guaranteed minimum income benefit, we will first roll over amounts in such contract to a Rollover IRA contract. You will be the owner of the Rollover IRA contract.

GUARANTEED MINIMUM DEATH BENEFIT

A guaranteed minimum death benefit is provided as part of the baseBUILDER benefit. A guaranteed minimum death benefit is also provided under your contract even if you do not elect baseBUILDER. In this case, the baseBUILDER benefit charge does not apply.

GUARANTEED MINIMUM DEATH BENEFIT APPLICABLE FOR ANNUITANT AGES 0 THROUGH 79 AT ISSUE OF NQ CONTRACTS; 20 THROUGH 79 AT ISSUE OF ROLLOVER IRA, ROTH CONVERSION IRA, FLEXIBLE PREMIUM ROTH IRA, AND ROLLOVER TSA CONTRACTS; 20 THROUGH 70 AT ISSUE OF FLEXIBLE PREMIUM IRA CONTRACTS; AND 20 THROUGH 75 AT ISSUE OF QP CONTRACTS.

You must elect either the "5% roll up to age 80" or the "annual ratchet to age 80" guaranteed minimum death benefit when you apply for a contract. Once you have made your election, you may not change it.

5% ROLL UP TO AGE 80. This guaranteed minimum death benefit is equal to the benefit base described earlier in "Your benefit base." This guaranteed minimum death benefit is not available in New York.

ANNUAL RATCHET TO AGE 80. On the contract date, your guaranteed minimum death benefit equals your initial contribution. Then, on each contract date anniversary, we will determine your guaranteed minimum death benefit by comparing your current guaranteed minimum death benefit to your account value on that contract date anniversary. If your account value is higher than your guaranteed minimum death benefit, we will increase your guaranteed minimum death benefit to equal your account value. On the other hand, if your account value on the contract date anniversary is less than your guaranteed minimum death benefit, we will not adjust your guaranteed minimum death benefit either up or down. If you make additional contributions, we will increase your current guaranteed minimum death benefit by the dollar amount of the contribution on the date the contribution is allocated to your investment options. If you take a withdrawal from your contract, we will reduce your guaranteed minimum death benefit on the date you take the withdrawal.

31
--------------------------------------------------------------------------------

GUARANTEED MINIMUM DEATH BENEFIT APPLICABLE FOR ANNUITANT AGES 80 THROUGH 90 AT ISSUE OF NQ, ROLLOVER IRA, ROTH CONVERSION IRA, FLEXIBLE PREMIUM ROTH IRA, AND ROLLOVER TSA CONTRACTS.

On the contract date, your guaranteed minimum death benefit equals your initial contribution. Thereafter, it will be increased by the dollar amount of any additional contributions. We will reduce your guaranteed minimum death benefit if you take any withdrawals.

                   ----------------------------------------

Please see "How withdrawals affect your guaranteed minimum income benefit and guaranteed minimum death benefit" in "Accessing your money" for information on how withdrawals affect your guaranteed minimum death benefit. For contracts issued in New York, the guaranteed minimum death benefit at the annuitant's death will never be less than your value in the variable investment options, plus the sum of the fixed maturity amounts in each fixed maturity option.

See Appendix III for an example of how we calculate the guaranteed minimum death benefit.


YOUR RIGHT TO CANCEL WITHIN A CERTAIN NUMBER OF DAYS

If for any reason you are not satisfied with your contract, you may return it to us for a refund. To exercise this cancellation right you must mail the contract directly to our processing office within 10 days after you receive it. If state law requires, this "free look" period may be longer.


Generally, your refund will equal your account value under the contract on the day we receive notification of your decision to cancel the contract and will reflect (i) any investment gain or loss in the variable investment options (less the daily charges we deduct), (ii) any positive or negative market value adjustments in the fixed maturity options, and (iii) any guaranteed interest in the account for special dollar cost averaging, through the date we receive your contract. Some states require that we refund the full amount of your contribution (not reflecting (i), (ii) or (iii) above). For any IRA contract returned to us within seven days after you receive it, we are required to refund the full amount of your contribution.


We may require that you wait six months before you may apply for a contract with us again if:

o   you cancel your contract during the free look period; or

o you change your mind before you receive your contract whether we have received your contribution or not.

Please see "Tax information" for possible consequences of cancelling your contract.

In addition to the cancellation right described above, if you fully convert an existing traditional IRA contract to a Roth Conversion IRA or Flexible Premium Roth IRA contract, you may cancel your Roth Conversion IRA or Flexible Premium Roth IRA contract and return to a Rollover IRA or Flexible Premium IRA contract, whichever applies. Our processing office, or your registered representative, can provide you with the cancellation instructions.

32

2 Determining your contract's value
--------------------------------------------------------------------------------
YOUR ACCOUNT VALUE AND CASH VALUE


Your "account value" is the total of the: (i) values you have in the variable investment options; (ii) market adjusted amounts in the fixed maturity options;
(iii) value in the account for special dollar cost averaging; and (iv) value you have in the loan reserve account (applies for Rollover TSA contracts only). These amounts are subject to certain fees and charges discussed under "Charges and expenses."

Your contract also has a "cash value." At any time before annuity payments begin, your contract's cash value is equal to the account value, less: (i) the total amount or a pro rata portion of the annual administrative charge (applicable for Flexible Premium IRA and Flexible Premium Roth IRA contracts only); (ii) any applicable withdrawal charges; and (iii) the amount of any outstanding loan plus accrued interest (applicable to Rollover TSA contracts only). Please see "Surrendering your contract to receive its cash value" in "Accessing your money."


YOUR CONTRACT'S VALUE IN THE VARIABLE INVESTMENT OPTIONS

Each variable investment option invests in shares of a corresponding portfolio. Your value in each variable investment option is measured by "units." The value of your units will increase or decrease as though you had invested it in the corresponding portfolio's shares directly. Your value, however, will be reduced by the amount of the fees and charges that we deduct under the contract.

The unit value for each variable investment option depends on the investment performance of that option less daily charges for:

(i)   mortality and expense risks;

(ii)  administrative expenses; and

(iii) distribution charges.

On any day, your value in any variable investment option equals the number of units credited to that option, adjusted for any units purchased for or deducted from your contract under that option, multiplied by that day's value for one unit. The number of your contract units in any variable investment option does not change unless they are:

(i)   increased to reflect additional contributions;

(ii)  decreased to reflect a withdrawal (plus applicable withdrawal charges);


(iii) increased to reflect a transfer into, or decreased to reflect a transfer out of, a variable investment option; or


(iv) decreased to reflect a transfer of your loan amount to the loan reserve account under a Rollover TSA contract.

In addition, when we deduct the baseBUILDER benefit charge, the number of units credited to your contract will be reduced. Your units are also reduced under Flexible Premium IRA and Flexible Premium Roth IRA contracts when we deduct the annual administrative charge. A description of how unit values are calculated is found in the SAI.


YOUR CONTRACT'S VALUE IN THE FIXED MATURITY OPTIONS

Your value in each fixed maturity option at any time before the maturity date is the market adjusted amount in each option. This is equivalent to your fixed maturity amount increased or decreased by the market value adjustment. Your value, therefore, may be higher or lower than your contributions (less withdrawals) accumulated at the rate to maturity. At the maturity date, your value in the fixed maturity option will equal its maturity value.


YOUR CONTRACT'S VALUE IN THE ACCOUNT FOR SPECIAL DOLLAR COST AVERAGING

Your value in the account for special dollar cost averaging at any time will equal your contribution allocated to that option, plus interest, less the sum of all amounts that have been transferred to the variable investment options you have selected.

33

3 Transferring your money among investment options
--------------------------------------------------------------------------------

TRANSFERRING YOUR ACCOUNT VALUE

At any time before the date annuity payments are to begin, you can transfer some or all of your account value among the investment options, subject to the following:

o You may not transfer any amount to the account for special dollar cost averaging.

o You may not transfer to a fixed maturity option that matures in the current calendar year, or that has a rate to maturity of 3% or less.

o If the annuitant is 76 or older, you must limit your transfers to fixed maturity options to those with maturities of five years or less. Also, the maturity dates may be no later than the February 15th immediately following the date annuity payments are to begin.

o If you make transfers out of a fixed maturity option other than at its maturity date the transfer may cause a market value adjustment.


You may request a transfer in writing, or by telephone using TOPS. (We anticipate that transfers will be available online by using EQAccess by the end of 2000.) You must send in all written transfer requests directly to our processing office. Transfer requests should specify:


(1) the contract number,

(2) the dollar amounts or percentages of your current account value to be transferred, and

(3) the investment options to and from which you are transferring.


We will confirm all transfers in writing.


MARKET TIMING

You should note that the product is not designed for professional "market timing" organizations, or other organizations or individuals engaging in a market timing strategy, making programmed transfers, frequent transfers or transfers that are large in relation to the total assets of the underlying mutual fund portfolio. Market timing strategies are disruptive to the underlying mutual fund portfolios in which the variable investment options invest. If we determine that your transfer patterns among the variable investment options reflect a market timing strategy, we reserve the right to take action including, but not limited to: restricting the availability of transfers through telephone requests, facsimile transmissions, automated telephone services, Internet services or any electronic transfer services. We may also refuse to act on transfer instructions of an agent acting under a power of attorney who is acting on behalf of more than one owner.



REBALANCING YOUR ACCOUNT VALUE

We currently offer a rebalancing program that you can use to automatically reallocate your account value among the variable investment options. You must tell us:

(a) the percentage you want invested in each variable investment option (whole percentages only), and

(b) how often you want the rebalancing to occur (quarterly, semiannually, or annually on a contract year basis. Rebalancing will occur on the same day of the month as the contract date).

While your rebalancing program is in effect, we will transfer amounts among each variable investment option so that the percentage of your account value that you specify is invested in each option at the end of each rebalancing date. Your entire account value in the variable investment options must be included in the rebalancing program.

-----------------------------------------------------------------------------
Rebalancing does not assure a profit or protect against loss. You should periodically review your allocation percentages as your needs change. You may want to discuss the rebalancing program with your registered representative or other financial adviser before electing the program.
-----------------------------------------------------------------------------

You may elect the rebalancing program at any time. You may also change your allocation instructions or cancel the program at any time. If you request a transfer while the rebalancing program is in effect we will process the transfer as requested; the rebalancing program will remain in effect unless you request that it be canceled in writing.

34
--------------------------------------------------------------------------------

You may not elect the rebalancing program if you are participating in the dollar cost averaging or special dollar cost averaging program. Rebalancing is not available for amounts you have allocated in the fixed maturity options.

35

4 Accessing your money
--------------------------------------------------------------------------------

WITHDRAWING YOUR ACCOUNT VALUE

You have several ways to withdraw your account value before annuity payments begin. The table below shows the methods available under each type of contract. More information follows the table. For the tax consequences of withdrawals, see "Tax information."


--------------------------------------------------------------------------
                                    METHOD OF WITHDRAWAL
--------------------------------------------------------------------------
                                            SUBSTANTIALLY     MINIMUM
 CONTRACT         LUMP SUM     SYSTEMATIC       EQUAL       DISTRIBUTION
--------------------------------------------------------------------------
 NQ                 Yes           Yes             No            No
--------------------------------------------------------------------------
 Rollover IRA       Yes           Yes             Yes           Yes
--------------------------------------------------------------------------
 Flexible
   Premium IRA      Yes           Yes             Yes           Yes
--------------------------------------------------------------------------
 Roth Conversion
   IRA              Yes           Yes             Yes           No
--------------------------------------------------------------------------
 Flexible
   Premium
   Roth IRA         Yes           Yes             Yes           No
--------------------------------------------------------------------------
 QP                 Yes           No              No            Yes
--------------------------------------------------------------------------
 Rollover TSA*      Yes           No              No            Yes
--------------------------------------------------------------------------


* For some Rollover TSA contracts, your ability to take withdrawals, loans or surrender your contract may be limited. You must provide withdrawal restriction information when you apply for a contract. See "Tax Sheltered Annuity contracts (TSAs)" in "Tax information."


LUMP SUM WITHDRAWALS
(All contracts)


You may take lump sum withdrawals from your account value at any time. (Rollover TSA contracts may have restrictions.) The minimum amount you may withdraw is $300. If you request to withdraw more than 90% of a contract's current cash value we will treat it as a request to surrender the contract for its cash value. See "Surrendering your contract to receive its cash value" below.


Lump sum withdrawals in excess of the 15% free withdrawal amount (see "15% free withdrawal amount" in "Charges and expenses") may be subject to a withdrawal charge. Under Rollover TSA contracts, if a loan is outstanding, you may only take lump sum withdrawals as long as the cash value remaining after any withdrawal equals at least 10% of the outstanding loan plus accrued interest.

SYSTEMATIC WITHDRAWALS
(NQ and all IRA contracts)

You may take systematic withdrawals of a particular dollar amount or a particular percentage of your account value.

You may take systematic withdrawals on a monthly, quarterly, or annual basis as long as the withdrawals do not exceed the following percentages of your account value: 1.2% monthly, 3.6% quarterly, and 15.0% annually. The minimum amount you may take in each systematic withdrawal is $250. If the amount withdrawn would be less than $250 on the date a withdrawal is to be taken, we will not make a payment and we will terminate your systematic withdrawal election.

We will make the withdrawals on any day of the month that you select as long as it is not later than the 28th day of the month. If you do not select a date, we will make the withdrawals on the same calendar day of the month as the contract date. You must wait at least 28 days after your contract is issued before your systematic withdrawals can begin.

You may elect to take systematic withdrawals at any time. If you own an IRA contract, you may elect this withdrawal method only if you are between ages 59 1/2 and 70 1/2.

You may change the payment frequency, or the amount or percentage of your systematic withdrawals, once each contract year. However, you may not change the amount or percentage in any contract year in which you have already taken a lump sum withdrawal. You can cancel the systematic withdrawal option at any time.

Systematic withdrawals are not subject to a withdrawal charge, except to the extent that, when added to a lump sum withdrawal previously taken in the same contract year, the systematic withdrawal exceeds the 15% free withdrawal amount.


SUBSTANTIALLY EQUAL WITHDRAWALS
(All IRA contracts)

The substantially equal withdrawals option allows you to receive distributions from your account value without

36
--------------------------------------------------------------------------------


triggering the 10% additional federal tax penalty, which normally applies to distributions made before age 59 1/2. See "Tax information." Once you begin to take substantially equal withdrawals, you should not stop them or change the pattern of your withdrawals until after the later of age 59 1/2 or five full years after the first withdrawal. If you stop or change the withdrawals or take a lump sum withdrawal, you may be liable for the 10% federal tax penalty that would have otherwise been due on prior withdrawals made under this option and for any interest on those withdrawals.


You may elect to take substantially equal withdrawals at any time before age
59 1/2. We will make the withdrawal on any day of the month that you select as long as it is not later than the 28th day of the month. You may not elect to receive the first payment in the same contract year in which you took a lump sum withdrawal. We will calculate the amount of your substantially equal withdrawals. The payments will be made monthly, quarterly, or annually as you select. These payments will continue until we receive written notice from you to cancel this option or you take a lump sum withdrawal. You may elect to start receiving substantially equal withdrawals again, but the payments may not restart in the same contract year in which you took a lump sum withdrawal. We will calculate the new withdrawal amount.

You may not elect substantially equal withdrawals if you have balances in the account for special dollar cost averaging.

Substantially equal withdrawals are not subject to a withdrawal charge.


MINIMUM DISTRIBUTION WITHDRAWALS
(Rollover IRA, Flexible Premium IRA, QP, and Rollover TSA contracts only - See "Tax information")


We offer the minimum distribution withdrawal option to help you meet lifetime required minimum distributions under federal income tax rules. You may elect this option in the year in which you reach age 70 1/2. The minimum amount we will pay out is $250. You may elect the method you want us to use to calculate your minimum distribution withdrawals from the choices we offer. Currently, minimum distribution withdrawal payments will be made annually.


We do not impose a withdrawal charge on minimum distribution withdrawals except if when added to a lump sum withdrawal previously taken in the same contract year, the minimum distribution withdrawal exceeds the 15% free withdrawal amount.

We will calculate your annual payment based on your account value at the end of the prior calendar year based on the method you choose.

Under Rollover TSA contracts, you may not elect minimum distribution withdrawals if a loan is outstanding.


-----------------------------------------------------------------------------
For Rollover IRA, Flexible Premium IRA, QP, and Rollover TSA contracts, we will send a form outlining the distribution options available in the year you reach age 70 1/2 (if you have not begun your annuity payments before that time).
-----------------------------------------------------------------------------


HOW WITHDRAWALS ARE TAKEN FROM YOUR ACCOUNT VALUE

Unless you specify otherwise, we will subtract your withdrawals on a pro rata basis from your value in the variable investment options. If there is insufficient value or no value in the variable investment options, any additional amount of the withdrawal required or the total amount of the withdrawal will be withdrawn from the fixed maturity options in order of the earliest maturity date(s) first and then from the account for special dollar cost averaging. A market value adjustment may apply to withdrawals from the fixed maturity options.


HOW WITHDRAWALS AFFECT YOUR GUARANTEED MINIMUM INCOME BENEFIT AND GUARANTEED MINIMUM DEATH BENEFIT

Withdrawals will reduce your guaranteed benefits on either a dollar-for-dollar basis or on a pro rata basis as explained below:

37
--------------------------------------------------------------------------------

INCOME BENEFIT AND DEATH BENEFIT


5% roll up to age 80 - If you elect the 5% roll up to age 80 guaranteed minimum death benefit, your benefit base will be reduced on a dollar-for-dollar basis as long as the sum of your withdrawals in a contract year is 5% or less of the guaranteed minimum death benefit on the most recent contract date anniversary. Once you take a withdrawal that causes the sum of your withdrawals in a contract year to exceed 5% of the guaranteed minimum death benefit on the most recent contract date anniversary, that withdrawal and any subsequent withdrawals in that same contract year will reduce your benefit base on a pro rata basis.


The timing of your withdrawals and whether they exceed the 5% threshold, described above can have a significant impact on your guaranteed minimum income benefit or guaranteed minimum death benefit.

Annual ratchet to age 80 - If you elect the annual ratchet to age 80 guaranteed minimum death benefit, each withdrawal will always reduce your benefit base and current guaranteed minimum death benefit on a pro rata basis.


Annuitant issue ages 80 through 90 - If your contract was issued when the annuitant was between ages 80 and 90, each withdrawal will always reduce your current guaranteed minimum death benefit on a pro rata basis.


                   ----------------------------------------

Reduction on a dollar-for-dollar basis means that your current benefit will be reduced by the dollar amount of the withdrawal. Reduction on a pro rata basis means that we calculate the percentage of your current account value that is being withdrawn and we reduce your current benefit by that same percentage. For example, if your account value is $30,000 and you withdraw $12,000, you have withdrawn 40% of your account value. If your guaranteed minimum death benefit was $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 x.40) and your new guaranteed minimum death benefit after the withdrawal would be $24,000 ($40,000 - $16,000).

LOANS UNDER ROLLOVER TSA CONTRACTS

You may take loans from a Rollover TSA unless restricted by the employer who provided the Rollover TSA funds. If you cannot take a loan, or cannot take a loan without approval from the employer who provided the funds, we will have this information in our records based on what you and the employer who provided the funds told us when you purchased your contract. The employer must also tell us whether special employer plan rules of the Employee Retirement Income Security Act of 1974 ("ERISA") apply. We will not permit you to take a loan while you are taking minimum distribution withdrawals.

You should read the terms and conditions on our loan request form carefully before taking out a loan. Under Rollover TSA contracts subject to ERISA, you may only take a loan with the written consent of your spouse. Your contract contains further details of the loan provision. Also, see "Tax information" for general rules applicable to loans.

We will permit you to have only one loan outstanding at a time. The minimum loan amount is $1,000. The maximum amount is $50,000 or, if less, 50% of your account value, subject to any limits under the federal income tax rules. The term of a loan is five years. However, if you use the loan to acquire your primary residence, the term is 10 years. The term may not extend beyond the earliest of:

(1) the date annuity payments begin,

(2) the date the contract terminates, and

(3) the date a death benefit is paid (the outstanding loan will be deducted from the death benefit amount).

Interest will accrue daily on your outstanding loan at a rate we set. The loan interest rate will be equal to the Moody's Corporate Bond Yield Averages for Baa bonds for the calendar month ending two months before the first day of the calendar quarter in which the rate is determined.

LOAN RESERVE ACCOUNT. On the date your loan is processed, we will transfer the amount of your loan to the loan reserve account. Unless you specify otherwise, we will subtract your loan on a pro rata basis from your value in the

38
--------------------------------------------------------------------------------

variable investment options. If there is insufficient value or no value in the variable investment options, any additional amount of the loan will be subtracted from the fixed maturity options in order of the earliest maturity date(s) first. A market value adjustment may apply.

We will credit interest to the amount in the loan reserve account at a rate of 2% lower than the loan interest rate that applies for the time your loan is outstanding. On each contract date anniversary after the date the loan is processed, we will transfer the amount of interest earned in the loan reserve account to the variable investment options on a pro rata basis. When you make a loan repayment, unless you specify otherwise, we will transfer the dollar amount of the loan repaid from the loan reserve account to the investment options according to the allocation percentages we have on our records.


SURRENDERING YOUR CONTRACT TO RECEIVE ITS CASH VALUE

You may surrender your contract to receive its cash value at any time while the annuitant is living and before you begin to receive annuity payments. (Rollover TSA contracts may have restrictions.) For a surrender to be effective, we must receive your written request and your contract at our processing office. We will determine your cash value on the date we receive the required information. All benefits under the contract will terminate as of that date.

You may receive your cash value in a single sum payment or apply it to one or more of the annuity payout options. See "Your annuity payout options" below. For the tax consequences of surrenders, see "Tax information."


WHEN TO EXPECT PAYMENTS

Generally, we will fulfill requests for payments out of the variable investment options within seven calendar days after the date of the transaction to which the request relates. These transactions may include applying proceeds to a variable annuity, payment of a death benefit, payment of any amount you withdraw (less any withdrawal charge) and, upon surrender, payment of the cash value. We may postpone such payments or applying proceeds for any period during which:

(1) the New York Stock Exchange is closed or restricts trading,

(2) sales of securities or determination of the fair value of a variable investment option's assets is not reasonably practicable because of an emergency, or

(3) the SEC, by order, permits us to defer payment to protect people remaining in the variable investment options.

We can defer payment of any portion of your value in the fixed maturity options and the account for special dollar cost averaging (other than for death benefits) for up to six months while you are living. We also may defer payments for a reasonable amount of time (not to exceed 10 days) while we are waiting for a contribution check to clear.

All payments are made by check and are mailed to you (or the payee named in a tax-free exchange) by U.S. mail, unless you request that we use an express delivery service at your expense.


YOUR ANNUITY PAYOUT OPTIONS

Equitable Accumulator offers you several choices of annuity payout options. Some enable you to receive fixed annuity payments, which can be either level or increasing, and others enable you to receive variable annuity payments.


You can choose from among the annuity payout options listed below. Restrictions may apply, depending on the type of contract you own or the annuitant's age at contract issue. In addition, if your are exercising your guaranteed minimum income benefit under baseBUILDER, your choice of payout options are those that are available under the baseBUILDER (see "Our baseBUILDER option").

39
--------------------------------------------------------------------------------

---------------------------------------------------------------
 Fixed annuity payout options     Life annuity
                                  Life annuity with period
                                   certain
                                  Life annuity with refund
                                   certain
                                  Period certain annuity
---------------------------------------------------------------
 Variable Immediate Annuity       Life annuity (not available
   payout options                  in New York)
                                  Life annuity with period
                                   certain
---------------------------------------------------------------
 Income Manager payout            Life annuity with period
   options (available for          certain
   annuitants age 83 or less      Period certain annuity
   at contract issue)
---------------------------------------------------------------

o Life annuity: An annuity that guarantees payments for the rest of the annuitant's life. Payments end with the last monthly payment before the annuitant's death. Because there is no continuation of benefits following the annuitant's death with this payout option, it provides the highest monthly payment of any of the life annuity options, so long as the annuitant is living.

o Life annuity with period certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the end of a selected period of time ("period certain"), payments continue to the beneficiary for the balance of the period certain. The period certain cannot extend beyond the annuitant's life expectancy. A life annuity with a period certain is the form of annuity under the contract that you will receive if you do not elect a different payout option. In this case, the period certain will be based on the annuitant's age and will not exceed 10 years.

o Life annuity with refund certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the amount applied to purchase the annuity option has been recovered, payments to the beneficiary will continue until that amount has been recovered. This payout option is available only as a fixed annuity.

o Period certain annuity: An annuity that guarantees payments for a specific period of time, usually 5, 10, 15, or 20 years. This guaranteed period may not exceed the annuitant's life expectancy. This option does not guarantee payments for the rest of the annuitant's life. It does not permit any repayment of the unpaid principal, so you cannot elect to receive part of the payments as a single sum payment with the rest paid in monthly annuity payments. This payout option is available only as a fixed annuity.

The life annuity, life annuity with period certain, and life annuity with refund certain payout options are available on a single life or joint and survivor life basis. The joint and survivor life annuity guarantees payments for the rest of the annuitant's life, and after the annuitant's death, payments continue to the survivor. We may offer other payout options not outlined here. Your registered representative can provide details.

FIXED ANNUITY PAYOUT OPTIONS

With fixed annuities, we guarantee fixed annuity payments will be based either on the tables of guaranteed annuity purchase factors in your contract or on our then current annuity purchase factors, whichever is more favorable for you.


VARIABLE IMMEDIATE ANNUITY PAYOUT OPTIONS

Variable Immediate Annuities are described in a separate prospectus that is available from your registered representative. Before you select a Variable Immediate Annuity payout option, you should read the prospectus which contains important information that you should know.

Variable annuities may be funded through your choice of variable investment options investing in portfolios of EQ Advisors Trust. The contract also offers a fixed annuity option that can be elected in combination with the variable annuity payout options. The amount of each variable annuity payment will fluctuate, depending upon the performance of the variable investment options, and whether the actual rate of investment return is higher or lower than an assumed base rate.

40
--------------------------------------------------------------------------------

INCOME MANAGER PAYOUT OPTIONS


The Income Manager payout annuity contracts differ from the other payout annuity contracts. The other payout annuity contracts may provide higher or lower income levels, but do not have all the features of the Income Manager payout annuity contract. You may request an illustration of the Income Manager payout annuity contract from your registered representative. Income Manager payout options are described in a separate prospectus that is available from your registered representative. Before you select an Income Manager payout option, you should read the prospectus which contains important information that you should know.


Both Income Manager payout options provide guaranteed level payments (NQ and IRA contracts). The Income Manager (life annuity with period certain) also provides guaranteed increasing payments (NQ contracts only). You may not elect a period certain Income Manager payout option unless withdrawal charges are no longer in effect under your Equitable Accumulator.

For QP and Rollover TSA contracts, if you want to elect an Income Manager payout option, we will first roll over amounts in such contract to a Rollover IRA contract. You will be the owner of the Rollover IRA contract.

You may choose to apply only part of the account value of your Equitable Accumulator contract to an Income Manager payout annuity. In this case, we will consider any amounts applied as a withdrawal from your Equitable Accumulator and we will deduct any applicable withdrawal charge. For the tax consequences of withdrawals, see "Tax information."

Depending upon your circumstances, the purchase of an Income Manager contract may be done on a tax-free basis. Please consult your tax adviser.


THE AMOUNT APPLIED TO PURCHASE AN ANNUITY PAYOUT OPTION

The amount applied to purchase an annuity payout option varies, depending on the payout option that you choose, and the timing of your purchase as it relates to any withdrawal charges or market value adjustments.


If amounts in a fixed maturity option are used to purchase any annuity payout option, prior to the maturity date, a market value adjustment will apply.

For the fixed annuity payout options and Variable Immediate Annuity payout options, no withdrawal charge is imposed if you select a life annuity, life annuity with period certain or life annuity with refund certain.

For the fixed annuity payout option, the withdrawal charge applicable under your Equitable Accumulator is imposed if you select a period certain. If the period certain is more than 5 years, then the withdrawal charge deducted will not exceed 5% of the account value.

For the Income Manager payout options, no withdrawal charge is imposed under the Equitable Accumulator. If the withdrawal charge that otherwise would have been applied to your account value under your Equitable Accumulator is greater than 2% of the contributions that remain in your contract at the time you purchase your payout option, the withdrawal charges under the Income Manager will apply. For this purpose, the year in which your account value is applied to the payout option will be "contract year 1."

For contracts issued in New York where the annuitant was age 84 or 85 at contract issue, any applicable withdrawal charge will be imposed if you select a period certain annuity.


SELECTING AN ANNUITY PAYOUT OPTION

When you select a payout option, we will issue you a separate written agreement confirming your right to receive annuity payments. We require you to return your contract before annuity payments begin unless you are applying only some of your account value to an Income Manager contract. The contract owner and annuitant must meet the issue age and payment requirements.

You can choose the date annuity payments begin but it may not be earlier than thirteen months from the Equitable Accumulator contract date. Except with respect to the Income Manager annuity payout options, where payments

41
--------------------------------------------------------------------------------

are made on the 15th day of each month, you can change the date your annuity payments are to begin anytime before that date as long as you do not choose a date later than the 28th day of any month. Also, that date may not be later than:

(i) if the annuitant was not older than age 83 when the contract was issued, the contract date anniversary that follows the annuitant's 90th birthday;


(ii) if the annuitant was age 84 but not older than age 88 when the contract was issued the annuitant's age at issue plus seven years;

(iii) if the annuitant was age 89 or 90 when the contract was issued, age 95;
      and

(iv)  for contracts issued in New York, by the annuitant's 90th birthday.



The above may be different in some states.


Before the last date by which annuity payments must begin, we will notify you by letter. Once you have selected an annuity payout option and payments have begun, no change can be made other than: (i) transfers (if permitted in the future) among the variable investment options if a Variable Immediate Annuity payout option is selected; and (ii) withdrawals or contract surrender (subject to a market value adjustment) if an Income Manager annuity payout option is chosen.


The amount of the annuity payments will depend on the amount applied to purchase the annuity and the applicable annuity purchase factors, discussed earlier.

In no event will you ever receive payments under a fixed option or an initial payment under a variable option of less than the minimum amounts guaranteed by the contract.

If, at the time you elect a payout option, the amount to be applied is less than $2,000 or the initial payment under the form elected is less than $20 monthly, we reserve the right to pay the account value in a single sum rather than as payments under the payout option chosen.

42

5 Charges and expenses
--------------------------------------------------------------------------------

CHARGES THAT EQUITABLE LIFE DEDUCTS

We deduct the following charges each day from the net assets of each variable investment option. These charges are reflected in the unit values of each variable investment option:

o   A mortality and expense risks charge

o   An administrative charge

o   A distribution charge

We deduct the following charges from your account value. When we deduct these charges from your variable investment options, we reduce the number of units credited to your contract:

o On each contract date anniversary - an annual administrative charge, if applicable (Flexible Premium IRA and Flexible Premium Roth IRA contracts only).

o At the time you make certain withdrawals or surrender your contract - a withdrawal charge.

o If you elect the optional benefit - a charge for the optional baseBUILDER benefit.


o At the time annuity payments are to begin - charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. An annuity administrative fee may also apply.


More information about these charges appears below. We will not increase these charges for the life of your contract, except as noted. We may reduce certain charges under group or sponsored arrangements. See "Group or sponsored arrangements" below.

To help with your retirement planning, we may offer other annuities with different charges, benefits, and features. Please contact your registered representative for more information.


MORTALITY AND EXPENSE RISKS CHARGE

We deduct a daily charge from the net assets in each variable investment option to compensate us for mortality and expense risks, including the guaranteed minimum death benefit. The daily charge is equivalent to an annual rate of 1.10% of the net assets in each variable investment option.

The mortality risk we assume is the risk that annuitants as a group will live for a longer time than our actuarial tables predict. If that happens, we would be paying more in annuity income than we planned. We also assume a risk that the mortality assumptions reflected in our guaranteed annuity payment tables, shown in each contract, will differ from actual mortality experience. Lastly, we assume a mortality risk to the extent that at the time of death, the guaranteed minimum death benefit exceeds the cash value of the contract. The expense risk we assume is the risk that it will cost us more to issue and administer the contracts than we expect.


ADMINISTRATIVE CHARGE

We deduct a daily charge from the net assets in each variable investment option. The charge, together with the annual administrative charge described below, is to compensate us for administrative expenses under the contracts. The daily charge is equivalent to an annual rate of 0.25% of the net assets in each variable investment option. We reserve the right under the contracts to increase this charge to an annual rate of 0.35%.


DISTRIBUTION CHARGE

We deduct a daily charge from the net assets in each variable investment option to compensate us for a portion of our sales expenses under the contracts. The daily charge is equivalent to an annual rate of 0.20% of the net assets in each variable investment option.


ANNUAL ADMINISTRATIVE CHARGE (FLEXIBLE PREMIUM IRA AND FLEXIBLE PREMIUM ROTH IRA CONTRACTS ONLY)

Under Flexible Premium IRA and Flexible Premium Roth IRA contracts, we deduct an administrative charge from your account value on each contract date anniversary. We deduct the charge if your account value on the last business day of the contract year is less than $25,000. If your account value on such date is $25,000 or more, we do not deduct the

43
--------------------------------------------------------------------------------

charge. During the first two contract years, the charge is equal to $30 or, if less, 2% of your account value. The charge is $30 for contract years three and later.

We will deduct this charge from your value in the variable investment options on a pro rata basis. If there is not enough value in the variable investment options, we will deduct all or a portion of the charge from the fixed maturity options in order of the earliest maturity date(s) first. If you surrender your contract during the contract year we will deduct a pro rata portion of the charge.


WITHDRAWAL CHARGE

A withdrawal charge applies in two circumstances: (1) if you make one or more withdrawals during a contract year that, in total, exceed the 15% free withdrawal amount, described below, or (2) if you surrender your contract to receive its cash value.

The withdrawal charge equals a percentage of the contributions withdrawn. The percentage that applies depends on how long each contribution has been invested in the contract. We determine the withdrawal charge separately for each contribution according to the following table:

------------------------------------------------------------------------------------
                                    CONTRACT YEAR
------------------------------------------------------------------------------------
                       1       2        3        4       5       6        7       8+
------------------------------------------------------------------------------------
 Percentage of
   contribution       7%       6%       5%       4%      3%      2%       1%      0%
------------------------------------------------------------------------------------

For purposes of calculating the withdrawal charge, we treat the contract year in which we receive a contribution as "contract year 1." Amounts withdrawn up to the free withdrawal amount are not considered withdrawal of any contribution. We also treat contributions that have been invested the longest as being withdrawn first. We treat contributions as withdrawn before earnings for purposes of calculating the withdrawal charge. However, federal income tax rules treat earnings under your contract as withdrawn first. See "Tax information."


Please note that you may incur a withdrawal charge if your contract was issued in New York and your annuitant was age 84 or 85 at issue because you must accept distribution of your cash value beginning with the contract anniversary following the annuitant's 90th birthday.


In order to give you the exact dollar amount of the withdrawal you request, we deduct the amount of the withdrawal and the withdrawal charge from your account value. Any amount deducted to pay withdrawal charges is also subject to that same withdrawal charge percentage. We deduct the charge in proportion to the amount of the withdrawal subtracted from each investment option. The withdrawal charge helps cover our sales expenses.


For annuitants that are ages 84 and 85 when the contract is issued in Pennsylvania, the withdrawal charge will be computed in the same manner as for other contracts, except that the withdrawal charge schedule will be different. For these contracts, the withdrawal charge schedule will be 5% of each contribution made in the first contract year, decreasing by 1% each subsequent contract year to 0% in the sixth and later contract years.


The withdrawal charge does not apply in the circumstances described below.

ANNUITANT AGES 86 THROUGH 90 WHEN THE CONTRACT IS ISSUED. The withdrawal charge does not apply under the contract if the annuitant is age 86 or older when the contract is issued.

15% FREE WITHDRAWAL AMOUNT. Each contract year you can withdraw up to 15% of your account value without paying a withdrawal charge. The 15% free withdrawal amount is determined using your account value on the most recent contract date anniversary, minus any other withdrawals made during the contract year. The 15% free withdrawal amount does not apply if you surrender your contract.

Note the following special rule for NQ contracts issued to a charitable remainder trust, the free withdrawal amount will equal the greater of: (1) the current account value, less contributions that have not been withdrawn (earnings in the contract), and (2) the 15% free withdrawal amount defined above.

44
--------------------------------------------------------------------------------
DISABILITY, TERMINAL ILLNESS OR CONFINEMENT TO NURSING HOME. The withdrawal charge does not apply if:

o The annuitant has qualified to receive Social Security disability benefits as certified by the Social Security Administration; or

o We receive proof satisfactory to us (including certification by a licensed physician) that the annuitant's life expectancy is six months or less; or

o The annuitant has been confined to a nursing home for more than 90 days (or such other period, as required in your state) as verified by a licensed physician. A nursing home for this purpose means one that is (a) approved by Medicare as a provider of skilled nursing care service, or (b) licensed as a skilled nursing home by the state or territory in which it is located (it must be within the United States, Puerto Rico, or U.S. Virgin Islands) and meets all of the following:

    - its main function is to provide skilled, intermediate, or custodial nursing care;

    -   it provides continuous room and board to three or more persons;

    -   it is supervised by a registered nurse or licensed practical nurse;

    -   it keeps daily medical records of each patient;

    -   it controls and records all medications dispensed; and

    -   its primary service is other than to provide housing for residents.

We reserve the right to impose a withdrawal charge, in accordance with your contract and applicable state law, if the disability is caused by a preexisting condition or a condition that began within 12 months of the contract date. Some states may not permit us to waive the withdrawal charge in the above circumstances, or may limit the circumstances for which the withdrawal charge may be waived. Your registered representative can provide more information or you may contact our processing office.

BASEBUILDER BENEFIT CHARGE

If you elect the baseBUILDER, we deduct a charge annually from your account value on each contract date anniversary until such time as you exercise the guaranteed minimum income benefit, elect another annuity payout option, or the contract date anniversary after the annuitant reaches age 85, whichever occurs first. The charge is equal to 0.30% of the benefit base in effect on the contract date anniversary.

We will deduct this charge from your value in the variable investment options on a pro rata basis. If there is not enough value in the variable investment options, we will deduct all or a portion of the charge from the fixed maturity options in order of the earliest maturity date(s) first. A market value adjustment may apply.

CHARGES FOR STATE PREMIUM AND OTHER APPLICABLE TAXES


We deduct a charge designed to approximate certain applicable taxes that may be imposed on us, such as premium taxes in your state. Generally, we deduct the charge from the amount applied to provide an annuity payout option. The current tax charge that might be imposed by us varies by state and ranges from 0% to 3.5% (1% in Puerto Rico and 5% in the U.S. Virgin Islands).


VARIABLE IMMEDIATE ANNUITY PAYOUT OPTION ADMINISTRATIVE FEE

We deduct a fee of $350 from the amount to be applied to the Variable Immediate Annuity payout option.


CHARGES THAT EQ ADVISORS TRUST DEDUCTS

EQ Advisors Trust deducts charges for the following types of fees and expenses:

o   Management fees ranging from 0.25% to 1.15%.

o   12b-1 fees of 0.25%.

o Operating expenses, such as trustees' fees, independent auditors' fees, legal counsel fees, administrative service fees, custodian fees, and liability insurance.

45
--------------------------------------------------------------------------------

o   Investment-related expenses, such as brokerage commissions.

These charges are reflected in the daily share price of each portfolio. Since shares of EQ Advisors Trust are purchased at their net asset value, these fees and expenses are, in effect, passed on to the variable investment options and are reflected in their unit values. For more information about these charges, please refer to the prospectus for EQ Advisors Trust following this prospectus.


GROUP OR SPONSORED ARRANGEMENTS

For certain group or sponsored arrangements, we may reduce the withdrawal charge or the mortality and expense risks charge, or change the minimum initial contribution requirements. We also may change the guaranteed minimum income benefit and the guaranteed minimum death benefit, or offer variable investment options that invest in shares of EQ Advisors Trust that are not subject to the 12b-1 fee. Group arrangements include those in which a trustee or an employer, for example, purchases contracts covering a group of individuals on a group basis. Group arrangements are not available for IRA contracts. Sponsored arrangements include those in which an employer allows us to sell contracts to its employees or retirees on an individual basis.

Our costs for sales, administration, and mortality generally vary with the size and stability of the group or sponsoring organization, among other factors. We take all these factors into account when reducing charges. To qualify for reduced charges, a group or sponsored arrangement must meet certain requirements, such as requirements for size and number of years in existence. Group or sponsored arrangements that have been set up solely to buy contracts or that have been in existence less than six months will not qualify for reduced charges.

We also may establish different rates to maturity for the fixed maturity options under different classes of contracts for group or sponsored arrangements.

We will make these and any similar reductions according to our rules in effect when we approve a contract for issue. We may change these rules from time to time. Any variation will reflect differences in costs or services and will not be unfairly discriminatory.

Group or sponsored arrangements may be governed by federal income tax rules, ERISA, or both. We make no representations with regard to the impact of these and other applicable laws on such programs. We recommend that employers, trustees, and others purchasing or making contracts available for purchase under such programs seek the advice of their own legal and benefits advisers.


OTHER DISTRIBUTION ARRANGEMENTS

We may reduce or eliminate charges when sales are made in a manner that result in savings of sales and administrative expenses, such as sales through persons who are compensated by clients for recommending investments and who receive no commission or reduced commissions in connection with the sale of the contracts. We will not permit a reduction or elimination of charges where it would be unfairly discriminatory.

46

6 Payment of death benefit
--------------------------------------------------------------------------------

YOUR BENEFICIARY AND PAYMENT OF BENEFIT

You designate your beneficiary when you apply for your contract. You may change your beneficiary at any time. The change will be effective on the date the written request for the change is received in our processing office. We are not responsible for any beneficiary change request that we do not receive. We will send you a written confirmation when we receive your request. Under jointly owned contracts, the surviving owner is considered the beneficiary, and will take the place of any other beneficiary. You may be limited as to the beneficiary you can designate in a Rollover TSA contract. In a QP contract, the beneficiary must be the trustee.

The death benefit is equal to your account value, or, if greater, the guaranteed minimum death benefit. The guaranteed minimum death benefit is part of your contract, whether you select the baseBUILDER benefit or not. We determine the amount of the death benefit (other than the guaranteed minimum death benefit) as of the date we receive satisfactory proof of the annuitant's death and any required instructions for the method of payment. We determine the amount of the guaranteed minimum death benefit as of the date of the annuitant's death. Under Rollover TSA contracts we will deduct the amount of any outstanding loan plus accrued interest from the amount of the death benefit.


EFFECT OF THE ANNUITANT'S DEATH

If the annuitant dies before the annuity payments begin, we will pay the death benefit to your beneficiary.

Generally, the death of the annuitant terminates the contract. However, a beneficiary spouse of the owner/annuitant can choose to be treated as the successor owner/annuitant and continue the contract. Only a spouse can be a successor owner/annuitant. A successor owner/annuitant, can only be named under NQ and IRA contracts.

For IRA contracts, a beneficiary may be able to have limited ownership as discussed under "Beneficiary continuation option" below.

WHEN AN NQ CONTRACT OWNER DIES BEFORE THE ANNUITANT


Under certain conditions the owner changes after the original owner's death. When you are not the annuitant under an NQ contract and you die before annuity payments begin, the beneficiary named to receive the death benefit upon the annuitant's death will automatically become the successor owner. If you do not want this beneficiary to be the successor owner, you should name a specific successor owner. You may name a successor owner at any time by sending satisfactory notice to our processing office. If the contract is jointly owned and the first owner to die is not the annuitant, the surviving owner becomes the sole contract owner. This person will be considered the successor owner for purposes of the distribution rules described in this section. The surviving owner automatically takes the place of any other beneficiary designation.


Unless the surviving spouse of the owner who has died (or in the case of a joint ownership situation, the surviving spouse of the first owner to die) is the successor owner for this purpose, the entire interest in the contract must be distributed under the following rules:


o The cash value of the contract must be fully paid to the successor owner (new owner) by December 31st of the fifth calendar year after your death (or in a joint ownership situation, the death of the first owner to die).


o The successor owner may instead elect to receive the cash value as a life annuity (or payments for a period certain of not longer than the new owner's life expectancy). Payments must begin no later than December 31st following the calendar year of the non-annuitant owner's death. Unless this alternative is elected, we will pay any cash value on December 31st of the fifth calendar year following the year of your death (or the death of the first owner to die).

o If the surviving spouse is the successor owner or joint owner, the spouse may elect to continue the contract. No distributions are required as long as the surviving spouse and annuitant are living.

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HOW DEATH BENEFIT PAYMENT IS MADE

We will pay the death benefit to the beneficiary in the form of the annuity payout option you have chosen. If you have not chosen an annuity payout option as of the time of the annuitant's death, the beneficiary will receive the death benefit in a single sum. However, subject to any exceptions in the contract, our rules and any applicable requirements under federal income tax rules, the beneficiary may elect to apply the death benefit to one or more annuity payout options we offer at the time. See "Your annuity payout options" in "Accessing your money" earlier in this prospectus. Please note that any annuity payout option chosen may not extend beyond the life expectancy of the beneficiary.


SUCCESSOR OWNER AND ANNUITANT

If you are both the contract owner and the annuitant, and your spouse is the sole beneficiary or the joint owner, then your spouse may elect to receive the death benefit or continue the contract as successor owner/annuitant.

If your surviving spouse decides to continue the contract, then on the contract date anniversary following your death, we will increase the account value to equal your current guaranteed minimum death benefit, if it is higher than the account value. The increase in the account value will be allocated to the investment options according to the allocation percentages we have on file for your contract. Thereafter, withdrawal charges will no longer apply to this amount. Withdrawal charges will apply if you make additional contributions. These additional contributions will be withdrawn only after all other amounts have been withdrawn. In determining whether the guaranteed minimum death benefit will continue to grow, we will use your surviving spouse's age (as of the contract date anniversary).

BENEFICIARY CONTINUATION OPTION


Upon your death under an IRA contract, a beneficiary may generally elect to keep the contract in your name and receive distributions under the contract instead of receiving the death benefit in a single sum. In order to elect this option, the beneficiary must be an individual. Certain trusts with only individual beneficiaries will be treated as individuals. This election must be made within 60 days following the date we receive proof of your death. We will increase the account value to equal the death benefit if the death benefit is greater than the account value. Except as noted in the next sentence, the beneficiary continuation option will be available on or after May 1, 2000 depending on when we receive regulatory clearance in your state. For Rollover IRA and Flexible Premium IRA contracts, a similar beneficiary continuation option will be available until the beneficiary continuation option described in this prospectus is available. Please contact our processing office for further information.


Under the beneficiary continuation option:


o   The contract continues in your name for the benefit of your beneficiary.

o The beneficiary may make transfers among the investment options but no additional contributions will be permitted.


o The guaranteed minimum income benefit and the death benefit (including the guaranteed minimum death benefit) provisions will no longer be in effect.


o The beneficiary may choose at any time to withdraw all or a portion of the account value and no withdrawal charges will apply. Any partial withdrawal must be at least $300.


o Upon the death of the beneficiary, any remaining death benefit will be paid in a lump sum to the person the beneficiary chooses.

For Traditional IRA contracts only, if you die AFTER the "Required Beginning Date" for required minimum distributions (see "Tax information"), the contract will continue if:

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(a) You were receiving minimum distribution withdrawals from this contract; and

(b) The pattern of minimum distribution withdrawals you chose was based in part on the life of the designated beneficiary.

The withdrawals will then continue to be paid to the beneficiary on the same basis as you chose before your death. We will be able to tell your beneficiary whether this option is available. You should contact our processing office for further information.


For all of the above contracts, if you die BEFORE the Required Beginning Date (and, for a traditional IRA, therefore you were not taking minimum distribution withdrawals under the contract) the beneficiary may choose one of the following two beneficiary continuation options:

1. Payments over life expectancy period. The beneficiary can receive annual minimum distributions based on the beneficiary's life expectancy. If there is more than one beneficiary, the shortest life expectancy is used. These minimum distributions must begin by December 31st of the calendar year following the year of your death. In some situations, a spouse beneficiary who elects to continue the contract in your name under the beneficiary continuation option instead of electing successor owner/annuitant status may also choose to delay beginning the minimum distributions until the December 31st of the calendar year in which you would have turned age 70 1/2.


2. Five Year Rule. The beneficiary can take withdrawals as desired. If the beneficiary does not withdraw the entire account value by the December 31st of the fifth calendar year following your death, we will pay any amounts remaining under the contract to the beneficiary by that date. If you have more than one beneficiary, and one of them elects this option, then all of your beneficiaries will receive this option.

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7 Tax information
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OVERVIEW

In this part of the prospectus, we discuss the current federal income tax rules that generally apply to Equitable Accumulator contracts owned by United States taxpayers. The tax rules can differ, depending on the type of contract, whether NQ, Rollover IRA, Flexible Premium IRA, Roth Conversion IRA, Flexible Premium Roth IRA, QP, or Rollover TSA. Therefore, we discuss the tax aspects of each type of contract separately.

Federal income tax rules include the United States laws in the Internal Revenue Code, and Treasury Department Regulations and Internal Revenue Service ("IRS") interpretations of the Internal Revenue Code. These tax rules may change. We cannot predict whether, when, or how these rules could change. Any change could affect contracts purchased before the change.

We cannot provide detailed information on all tax aspects of the contracts. Moreover, the tax aspects that apply to a particular person's contract may vary depending on the facts applicable to that person. We do not discuss state income and other state taxes, federal income tax, and withholding rules for non-U.S. taxpayers, or federal gift and estate taxes. Transfers of the contract, rights under the contract, or payments under the contract may be subject to gift or estate taxes. You should not rely only on this document, but should consult your tax adviser before your purchase.

If you are buying a contract to fund a retirement plan that already provides tax deferral under sections of the Internal Revenue Code (IRA, QP, and Rollover
TSA), you should do so for the contract's features and benefits other than tax deferral. In such situations, the tax deferral of the contract does not provide additional benefits.


TRANSFERS AMONG INVESTMENT OPTIONS


You can make transfers among investment options inside the contract without triggering taxable income.


TAXATION OF NONQUALIFIED ANNUITIES


CONTRIBUTIONS

You may not deduct the amount of your contributions to a nonqualified annuity contract.


CONTRACT EARNINGS

Generally, you are not taxed on contract earnings until you receive a distribution from your contract, whether as a withdrawal or as an annuity payment. However, earnings are taxable, even without a distribution:

o if a contract fails investment diversification requirements as specified in federal income tax rules (these rules are based on or are similar to those specified for mutual funds under the securities laws);

o if you transfer a contract, for example, as a gift to someone other than your spouse (or former spouse);

o if you use a contract as security for a loan (in this case, the amount pledged will be treated as a distribution); and

o if the owner is other than an individual (such as a corporation, partnership, trust, or other non-natural person).

All nonqualified deferred annuity contracts that Equitable Life and its affiliates issue to you during the same calendar year are linked together and treated as one contract for calculating the taxable amount of any distribution from any of those contracts.


ANNUITY PAYMENTS

Once annuity payments begin, a portion of each payment is taxable as ordinary income. You get back the remaining portion without paying taxes on it. This is your "investment in the contract." Generally, your investment in the contract equals the contributions you made, less any amounts you previously withdrew that were not taxable.

For fixed annuity payments, the tax-free portion of each payment is determined by (1) dividing your investment in the contract by the total amount you are expected to receive out of the contract, and (2) multiplying the result by the amount

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of the payment. For variable annuity payments, your tax-free portion of each payment is your investment in the contract divided by the number of expected payments.

Once you have received the amount of your investment in the contract, all payments after that are fully taxable. If payments under a life annuity stop because the annuitant dies, there is an income tax deduction for any unrecovered investment in the contract.


PAYMENTS MADE BEFORE ANNUITY PAYMENTS BEGIN

If you make withdrawals before annuity payments begin under your contract, they are taxable to you as ordinary income if there are earnings in the contract. Generally, earnings are your account value less your investment in the contract. If you withdraw an amount which is more than the earnings in the contract as of the date of the withdrawal, the balance of the distribution is treated as a return of your investment in the contract and is not taxable.


CONTRACTS PURCHASED THROUGH EXCHANGES

You may purchase your NQ contract through an exchange of another contract. Normally, exchanges of contracts are taxable events. The exchange will not be taxable under Section 1035 of the Internal Revenue Code if:

o the contract that is the source of the funds you are using to purchase the NQ contract is another nonqualified deferred annuity contract or life insurance or endowment contract.

o the owner and the annuitant are the same under the source contract and the Equitable Accumulator NQ contract. If you are using a life insurance or endowment contract the owner and the insured must be the same on both sides of the exchange transaction.

The tax basis of the source contract carries over to the Equitable Accumulator NQ contract.

A recent case permitted an owner to direct the proceeds of a partial withdrawal from one nonqualified deferred annuity contract to a different insurer to purchase a new nonqualified deferred annuity contract on a tax-deferred basis. Special forms, agreement between the carriers, and provision of cost basis information may be required to process this type of an exchange.

SURRENDERS

If you surrender or cancel the contract, the distribution is taxable as ordinary income (not capital gain) to the extent it exceeds your investment in the contract.

DEATH BENEFIT PAYMENTS MADE TO A BENEFICIARY AFTER YOUR DEATH

For the rules applicable to death benefits, see "Payment of death benefit" earlier in this prospectus. The tax treatment of a death benefit taken as a single sum is generally the same as the tax treatment of a withdrawal from or surrender of your contract. The tax treatment of a death benefit taken as annuity payments is generally the same as the tax treatment of annuity payments under your contract.


EARLY DISTRIBUTION PENALTY TAX

If you take distributions before you are age 59 1/2 a penalty tax of 10% of the taxable portion of your distribution applies in addition to the income tax. The extra penalty tax does not apply to pre-age 59 1/2 distributions made:

o   on or after your death; or

o   because you are disabled (special federal income tax definition); or

o in the form of substantially equal periodic annuity payments for your life (or life expectancy) or the joint lives (or joint life expectancy) of you and a beneficiary.



OTHER INFORMATION

The Treasury Department has the authority to issue guidelines prescribing the circumstances in which your ability to direct your investment to particular portfolios within a separate account may cause you, rather than the insurance company, to be treated as the owner of the portfolio shares attributable to your nonqualified annuity contract. In that case, income and gains attributable to such portfolio shares would be included in your gross income for federal income tax purposes. Under current rules, however, we believe that



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Equitable Life, and not the owner of a nonqualified annuity contract, would be considered the owner of the portfolio shares.


SPECIAL RULES FOR NQ CONTRACTS ISSUED IN PUERTO RICO

Under current law we treat income from NQ contracts as U.S. source. A Puerto Rico resident is subject to U.S. taxation on such U.S. source income. Only Puerto Rico source income of Puerto Rico residents is excludable from U.S. taxation. Income from NQ contracts is also subject to Puerto Rico tax. The calculation of the taxable portion of amounts distributed from a contract may differ in the two jurisdictions. Therefore, you might have to file both U.S. and Puerto Rico tax returns, showing different amounts of income from the contract for each tax return. Puerto Rico generally provides a credit against Puerto Rico tax for U.S. tax paid. Depending on your personal situation and the timing of the different tax liabilities, you may not be able to take full advantage of this credit.


INDIVIDUAL RETIREMENT ARRANGEMENTS (IRAS)

GENERAL

"IRA" stands for individual retirement arrangement. There are two basic types of such arrangements, individual retirement accounts and individual retirement annuities. In an individual retirement account, a trustee or custodian holds the assets for the benefit of the IRA owner. The assets can include mutual funds and certificates of deposit. In an individual retirement annuity, an insurance company issues an annuity contract that serves as the IRA.

There are two basic types of IRAs, as follows:

o Traditional IRAs, typically funded on a pre-tax basis including SEP-IRAs and SIMPLE-IRAs, issued and funded in connection with employer-sponsored retirement plans; and

o   Roth IRAs, first available in 1998, funded on an after-tax basis.

Regardless of the type of IRA, your ownership interest in the IRA cannot be forfeited. You or your beneficiaries who survive you are the only ones who can receive the IRA's benefits or payments.

You can hold your IRA assets in as many different accounts and annuities as you would like, as long as you meet the rules for setting up and making contributions to IRAs. However, if you own multiple IRAs, you may be required to combine IRA values or contributions for tax purposes. For further information about individual retirement arrangements, you can read Internal Revenue Service Publication 590 ("Individual Retirement Arrangements (IRAs)"). This publication is usually updated annually, and can be obtained from any IRS district office or the IRS Web site (http://www.irs.gov).

Equitable Life designs its traditional IRA contracts to qualify as individual retirement annuities under Section 408(b) of the Internal Revenue Code. You may purchase the contract as a traditional IRA or Roth IRA. The traditional IRAs we offer are the Rollover IRA and Flexible Premium IRA. The versions of the Roth IRA available are the Roth Conversion IRA and Flexible Premium Roth IRA. This prospectus contains the information that the IRS requires you to have before you purchase an IRA. This section of the prospectus covers some of the special tax rules that apply to IRAs. The next section covers Roth IRAs. Education IRAs are not discussed in this prospectus because they are not available in individual retirement annuity form.

The Equitable Accumulator IRA contract has been approved by the IRS as to form for use as a traditional IRA. This IRS approval is a determination only as to the form of the annuity. It does not represent a determination of the merits of the annuity as an investment. The IRS approval does not address every feature possibly available under the Equitable Accumulator IRA contract. Although we do not have IRS approval as to form, we believe that the version of the Roth IRA currently offered complies with the requirements of the Internal Revenue Code.

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CANCELLATION

You can cancel an Equitable Accumulator IRA contract by following the directions under "Your right to cancel within a certain number of days" in "Contract features and benefits" earlier in the prospectus. You can cancel an Equitable Accumulator Roth Conversion IRA contract issued as a result of a full conversion of an Equitable Accumulator Rollover IRA or Flexible Premium IRA contract by following the instructions in the request for full conversion form. The form is available from our processing office or your registered representative. If you cancel an IRA contract, we may have to withhold tax, and we must report the transaction to the IRS. A contract cancellation could have an unfavorable tax impact.

TRADITIONAL INDIVIDUAL RETIREMENT ANNUITIES (TRADITIONAL IRAS)


CONTRIBUTIONS TO TRADITIONAL IRAS. Individuals may make three different types of contributions to a traditional IRA:

o   regular contributions out of earned income or compensation; or

o   tax-free "rollover" contributions; or


o direct custodian-to-custodian transfers from other traditional IRAs ("direct transfers").



REGULAR CONTRIBUTIONS TO TRADITIONAL IRAS

LIMITS ON CONTRIBUTIONS. Generally, $2,000 is the maximum amount that you may contribute to all IRAs (including Roth IRAs) in any taxable year. When your earnings are below $2,000, your earned income or compensation for the year is the most you can contribute. This $2,000 limit does not apply to rollover contributions or direct custodian-to-custodian transfers into a traditional IRA. You cannot make regular traditional IRA contributions for the tax year in which you reach age 70 1/2 or any tax year after that.

SPECIAL RULES FOR SPOUSES. If you are married and file a joint income tax return, you and your spouse may combine your compensation to determine the amount of regular contributions you are permitted to make to traditional IRAs (and Roth IRAs discussed below). Even if one spouse has no compensation or compensation under $2,000, married individuals filing jointly can contribute up to $4,000 for any taxable year to any combination of traditional IRAs and Roth IRAs. (Any contributions to Roth IRAs reduce the ability to contribute to traditional IRAs and vice versa.) The maximum amount may be less if earned income is less and the other spouse has made IRA contributions. No more than a combined total of $2,000 can be contributed annually to either spouse's traditional and Roth IRAs. Each spouse owns his or her traditional IRAs and Roth IRAs even if the other spouse funded the contributions. A working spouse age
70 1/2 or over can contribute up to the lesser of $2,000 or 100% of "earned income" to a traditional IRA for a nonworking spouse until the year in which the nonworking spouse reaches age 70 1/2.

DEDUCTIBILITY OF CONTRIBUTIONS. The amount of traditional IRA contributions that you can deduct for a tax year depends on whether you are covered by an employer-sponsored tax-favored retirement plan, as defined under special federal income tax rules. Your Form W-2 will indicate whether or not you are covered by such a retirement plan.

IF YOU ARE NOT COVERED BY A RETIREMENT PLAN DURING ANY PART OF THE YEAR, you can make fully deductible contributions to your traditional IRAs for each tax year up to $2,000 or, if less, your earned income.

IF YOU ARE COVERED BY A RETIREMENT PLAN DURING ANY PART OF THE YEAR, and your adjusted gross income (AGI) is BELOW THE LOWER DOLLAR FIGURE IN A PHASE-OUT RANGE, you can make fully deductible contributions to your traditional IRAs. For each tax year, your fully deductible contribution can be up to $2,000 or, if less, your earned income.

IF YOU ARE COVERED BY A RETIREMENT PLAN DURING ANY PART OF THE YEAR, and your AGI falls within a PHASE-OUT range, you can make PARTIALLY DEDUCTIBLE CONTRIBUTIONS to your traditional IRAs.

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IF YOU ARE COVERED BY A RETIREMENT PLAN DURING ANY PART OF THE YEAR, and your
AGI falls ABOVE THE HIGHER FIGURE IN THE PHASE-OUT RANGE, you may not deduct any of your regular contributions to your traditional IRAs.

If you are single and covered by a retirement plan during any part of the taxable year, the deduction for traditional IRA contributions phases out with AGI between $32,000 and $42,000 in 2000. This range will increase every year until 2005 when the range is $50,000-$60,000.

If you are married and file a joint return, and you are covered by a retirement plan during any part of the taxable year, the deduction for traditional IRA contributions phases out with AGI between $52,000 and $62,000 in 2000. This range will increase every year until 2007 when the range is $80,000-$100,000.

Married individuals filing separately and living apart at all times are not considered married for purposes of this deductible contribution calculation. Generally, the active participation in an employer-sponsored retirement plan of an individual is determined independently for each spouse. Where spouses have "married filing jointly" status, however, the maximum deductible traditional IRA contribution for an individual who is not an active participant (but whose spouse is an active participant) is phased out for taxpayers with AGI of between $150,000 and $160,000.

To determine the deductible amount of the contribution in 2000, you determine AGI and subtract $32,000 if you are single, or $52,000 if you are married and file a joint return with your spouse. The resulting amount is your excess AGI. You then determine the limit on the deduction for traditional IRA contributions using the following formula:

 ($10,000-excess AGI)    times    $2,000 (or earned     Equals     the adjusted
----------------------     x       income, if less)        =       deductible
   divided by $10,000                                              contribution
                                                                   limit

NONDEDUCTIBLE REGULAR CONTRIBUTIONS. If you are not eligible to deduct part or all of the traditional IRA contribution, you may still make nondeductible contributions on which earnings will accumulate on a tax-deferred basis. The combined deductible and nondeductible contributions to your traditional IRA (or the nonworking spouse's traditional IRA) may not, however, exceed the maximum $2,000 per person limit. See "Excess contributions" below. You must keep your own records of deductible and nondeductible contributions in order to prevent double taxation on the distribution of previously taxed amounts. See "Withdrawals, payments and transfers of funds out of traditional IRAs" below.

If you are making nondeductible contributions in any taxable year, or you have made nondeductible contributions to a traditional IRA in prior years and are receiving distributions from any traditional IRA, you must file the required information with the IRS. Moreover, if you are making nondeductible traditional IRA contributions, you must retain all income tax returns and records pertaining to such contributions until interests in all traditional IRAs are fully distributed.


WHEN YOU CAN MAKE REGULAR CONTRIBUTIONS. If you file your tax returns on a calendar year basis like most taxpayers, you have until the April 15 return filing deadline (without extensions) of the following calendar year to make your regular traditional IRA contributions for a tax year.



ROLLOVERS AND TRANSFERS

Rollover contributions may be made to a traditional IRA from these sources:

o   qualified plans;

o   TSAs (including Internal Revenue Code Section 403(b)(7) custodial accounts);
    and

o   other traditional IRAs.

Any amount contributed to a traditional IRA after you reach age 70 1/2 must be net of your required minimum distribution for the year in which the rollover or direct transfer contribution is made.

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ROLLOVERS FROM QUALIFIED PLANS OR TSAS

There are two ways to do rollovers:

o   Do it yourself
    You actually receive a distribution that can be rolled over and you roll it over to a traditional IRA within 60 days after the date you receive the funds. The distribution from your qualified plan or TSA will be net of 20% mandatory federal income tax withholding. If you want, you can replace the withheld funds yourself and roll over the full amount.

o   Direct rollover
    You tell your qualified plan trustee or TSA issuer/custodian/fiduciary to send the distribution directly to your traditional IRA issuer. Direct rollovers are not subject to mandatory federal income tax withholding.

All distributions from a TSA or qualified plan are eligible rollover distributions, unless the distribution is:

o   only after-tax contributions you made to the plan; or

o "required minimum distributions" after age 70 1/2 or separation from service; or

o substantially equal periodic payments made at least annually for your life (or life expectancy) or the joint lives (or joint life expectancies) of you and your designated beneficiary; or

o   a hardship withdrawal; or

o substantially equal periodic payments made for a specified period of 10 years or more; or

o   corrective distributions that fit specified technical tax rules; or

o   loans that are treated as distributions; or

o   a death benefit payment to a beneficiary who is not your surviving spouse;
    or

o a qualified domestic relations order distribution to a beneficiary who is not your current spouse or former spouse.


ROLLOVERS FROM TRADITIONAL IRAS TO TRADITIONAL IRAS

You may roll over amounts from one traditional IRA to one or more of your other traditional IRAs if you complete the transaction within 60 days after you receive the funds. You may make such a rollover only once in every 12-month period for the same funds. Trustee-to-trustee or custodian-to-custodian direct transfers are not rollover transactions. You can make these more frequently than once in every 12-month period.

The surviving spouse beneficiary of a deceased individual can roll over or directly transfer an inherited traditional IRA to one or more other traditional IRAs. Also, in some cases, traditional IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court-ordered divorce or separation decree.


EXCESS CONTRIBUTIONS

Excess contributions to IRAs are subject to a 6% excise tax for the year in which made and for each year after until withdrawn. The following are excess contributions to IRAs:

o   regular contributions of more than $2,000; or

o regular contributions of more than earned income for the year, if that amount is under $2,000; or

o   regular contributions to a traditional IRA made after you reach age 70 1/2;
    or

o rollover contributions of amounts which are not eligible to be rolled over. For example, after-tax contributions to a qualified plan or minimum distributions required to be made after age 70 1/2.

You can avoid the excise tax by withdrawing an excess contribution (rollover or regular) before the due date (including extensions) for filing your federal income tax return for the year. If it is an excess regular traditional IRA contribution, you cannot take a tax deduction for the amount withdrawn. You do not have to include the excess contribution withdrawn as part of your income. It is also not subject to the 10% additional penalty tax on early distributions, discussed below under "Early distribution


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penalty tax." You do have to withdraw any earnings that are attributed to the excess contribution. The withdrawn earnings would be included in your gross income and could be subject to the 10% penalty tax.

Even after the due date for filing your return, you may withdraw an excess rollover contribution, without income inclusion or 10% penalty, if:

(1) the rollover was from a qualified retirement plan to a traditional IRA;

(2) the excess contribution was due to incorrect information that the plan provided; and

(3) you took no tax deduction for the excess contribution.


RECHARACTERIZATIONS

Amounts that have been contributed as traditional IRA funds may subsequently be treated as Roth IRA funds. Special federal income tax rules allow you to change your mind again and have amounts that are subsequently treated as Roth IRA funds, once again treated as traditional IRA funds. You do this by using the forms we prescribe. This is referred to as having "recharacterized" your contribution.


WITHDRAWALS, PAYMENTS AND TRANSFERS OF FUNDS OUT OF TRADITIONAL IRAS

NO FEDERAL INCOME TAX LAW RESTRICTIONS ON WITHDRAWALS. You can withdraw any or all of your funds from a traditional IRA at any time. You do not need to wait for a special event like retirement.

TAXATION OF PAYMENTS. Earnings in traditional IRAs are not subject to federal income tax until you or your beneficiary receive them. Taxable payments or distributions include withdrawals from your contract, surrender of your contract, and annuity payments from your contract. Death benefits are also taxable. Except as discussed below, the total amount of any distribution from a traditional IRA must be included in your gross income as ordinary income.

If you have ever made nondeductible IRA contributions to any traditional IRA (it does not have to be to this particular traditional IRA contract), those contributions are recovered tax free when you get distributions from any traditional IRA. You must keep permanent tax records of all of your nondeductible contributions to traditional IRAs. At the end of any year in which you have received a distribution from any traditional IRA, you calculate the ratio of your total nondeductible traditional IRA contributions (less any amounts previously withdrawn tax free) to the total account balances of all traditional IRAs you own at the end of the year plus all traditional IRA distributions made during the year. Multiply this by all distributions from the traditional IRA during the year to determine the nontaxable portion of each distribution.

In addition, a distribution is not taxable if:

o the amount received is a withdrawal of excess contributions, as described under "Excess contributions" above; or

o the entire amount received is rolled over to another traditional IRA (see "Rollovers and transfers" above); or

o in certain limited circumstances, where the traditional IRA acts as a "conduit," you roll over the entire amount into a qualified plan or TSA that accepts rollover contributions. To get this conduit traditional IRA treatment:

    o the source of funds you used to establish the traditional IRA must have been a rollover contribution from a qualified plan; and

    o the entire amount received from the traditional IRA (including any earnings on the rollover contribution) must be rolled over into another qualified plan within 60 days of the date received.

Similar rules apply in the case of a TSA.

However, you may lose conduit treatment if you make an eligible rollover distribution contribution to a traditional IRA and you commingle this contribution with other contributions. In that case, you may not be able to roll over these eligible rollover distribution contributions and earnings to another qualified plan or TSA at a future date. The Rollover IRA contract can be used as a conduit IRA if amounts are not commingled.

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Distributions from a traditional IRA are not eligible for favorable ten-year averaging and long-term capital gain treatment available to certain distributions from qualified plans.


REQUIRED MINIMUM DISTRIBUTIONS

LIFETIME REQUIRED MINIMUM DISTRIBUTIONS. You must start taking annual distributions from your traditional IRAs beginning at age 70 1/2.

WHEN YOU HAVE TO TAKE THE FIRST REQUIRED MINIMUM DISTRIBUTION. The first required minimum distribution is for the calendar year in which you turn age
70 1/2. You have the choice to take this first required minimum distribution during the calendar year you actually reach age 70 1/2, or to delay taking it until the first three-month period in the next calendar year (January 1 - April
1). Distributions must start no later than your Required Beginning Date, which is April 1st of the calendar year after the calendar year in which you turn age 70 1/2. If you choose to delay taking the first annual minimum distribution, then you will have to take two minimum distributions in that year - the delayed one for the first year and the one actually for that year. Once minimum distributions begin, they must be made at some time each year.

HOW YOU CAN CALCULATE REQUIRED MINIMUM DISTRIBUTIONS. There are two approaches to taking required minimum distributions - "account-based" or "annuity-based."

Account-based method. If you choose an account-based method, you divide the value of your traditional IRA as of December 31st of the past calendar year by a life expectancy factor from IRS tables. This gives you the required minimum distribution amount for that particular IRA for that year. The required minimum distribution amount will vary each year as the account value and your life expectancy factors change.

You have a choice of life expectancy factors, depending on whether you choose a method based only on your life expectancy, or the joint life expectancies of you and another individual. You can decide to "recalculate" your life expectancy every year by using your current life expectancy factor. You can decide instead to use the "term certain" method, where you reduce your life expectancy by one every year after the initial year. If your spouse is your designated beneficiary for the purpose of calculating annual account-based required minimum distributions, you can also annually recalculate your spouse's life expectancy if you want. If you choose someone who is not your spouse as your designated beneficiary for the purpose of calculating annual account-based required minimum distributions, you have to use the term certain method of calculating that person's life expectancy. If you pick a nonspouse designated beneficiary, you may also have to do another special calculation.

You can later apply your traditional IRA funds to a life annuity-based payout. You can only do this if you already chose to recalculate your life expectancy annually (and your spouse's life expectancy if you select a spousal joint annuity). For example, if you anticipate exercising your guaranteed minimum income benefit or selecting any other form of life annuity payout after you are age 70 1/2, you must have elected to recalculate life expectancies.

Annuity-based method. If you choose an annuity-based method, you do not have to do annual calculations. You apply the account value to an annuity payout for your life or the joint lives of you and a designated beneficiary, or for a period certain not extending beyond applicable life expectancies.

DO YOU HAVE TO PICK THE SAME METHOD TO CALCULATE YOUR REQUIRED MINIMUM DISTRIBUTIONS FOR ALL OF YOUR TRADITIONAL IRAS AND OTHER RETIREMENT PLANS? No. If you want, you can choose a different method and a different beneficiary for each of your traditional IRAs and other retirement plans. For example, you can choose an annuity payout from one IRA, a different annuity payout from a qualified plan, and an account-based annual withdrawal from another IRA.

WILL WE PAY YOU THE ANNUAL AMOUNT EVERY YEAR FROM YOUR TRADITIONAL IRA BASED ON THE METHOD YOU CHOOSE? No, unless you affirmatively select an annuity payout option or an account-based withdrawal option such as our minimum distribution withdrawal option. Because

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the options we offer do not cover every option permitted under federal income tax rules, you may prefer to do your own required minimum distribution calculations for one or more of your traditional IRAs.

WHAT IF YOU TAKE MORE THAN YOU NEED TO FOR ANY YEAR? The required minimum distribution amount for your traditional IRAs is calculated on a year-by-year basis. There are no carry-back or carry-forward provisions. Also, you cannot apply required minimum distribution amounts you take from your qualified plans to the amounts you have to take from your traditional IRAs and vice versa. However, the IRS will let you calculate the required minimum distribution for each traditional IRA that you maintain, using the method that you picked for that particular IRA. You can add these required minimum distribution amount calculations together. As long as the total amount you take out every year satisfies your overall traditional IRA required minimum distribution amount, you may choose to take your annual required minimum distribution from any one or more traditional IRAs that you own.

WHAT IF YOU TAKE LESS THAN YOU NEED TO FOR ANY YEAR?

Your IRA could be disqualified, and you could have to pay tax on the entire value. Even if your IRA is not disqualified, you could have to pay a 50% penalty tax on the shortfall (required amount for traditional IRAs less amount actually taken). It is your responsibility to meet the required minimum distribution rules. We will remind you when our records show that your age 70 1/2 is approaching. If you do not select a method with us, we will assume you are taking your required minimum distribution from another traditional IRA that you own.

WHAT ARE THE REQUIRED MINIMUM DISTRIBUTION PAYMENTS AFTER YOU DIE? If you die after either (a) the start of annuity payments, or (b) your Required Beginning Date, your beneficiary must receive payment of the remaining values in the contract at least as rapidly as under the distribution method before your death. In some circumstances, your surviving spouse may elect to become the owner of the traditional IRA and halt distributions until he or she reaches age 70 1/2.

If you die before your Required Beginning Date and before annuity payments begin, federal income tax rules require complete distribution of your entire value in the contract within five years after your death. Payments to a designated beneficiary over the beneficiary's life or over a period certain that does not extend beyond the beneficiary's life expectancy are also permitted, if these payments start within one year of your death. A surviving spouse beneficiary can also (a) delay starting any payments until you would have reached age 70 1/2 or (b) roll over your traditional IRA into his or her own traditional IRA.

SUCCESSOR ANNUITANT AND OWNER

If your spouse is the sole primary beneficiary and elects to become the successor annuitant and owner, no death benefit is payable until your surviving spouse's death.

PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH

IRA death benefits are taxed the same as IRA distributions.


BORROWING AND LOANS ARE PROHIBITED TRANSACTIONS

You cannot get loans from a traditional IRA. You cannot use a traditional IRA as collateral for a loan or other obligation. If you borrow against your IRA or use it as collateral, its tax-favored status will be lost as of the first day of the tax year in which this prohibited event occurs. If this happens, you must include the value of the traditional IRA in your federal gross income. Also, the early distribution penalty tax of 10% will apply if you have not reached age 59 1/2 before the first day of that tax year.

EARLY DISTRIBUTION PENALTY TAX

A penalty tax of 10% of the taxable portion of a distribution applies to distributions from a traditional IRA made before you reach age 59 1/2. The extra penalty tax does not apply to pre-age 59 1/2 distributions made:

o   on or after your death; or

o   because you are disabled (special federal income tax definition); or

o used to pay certain extraordinary medical expenses (special federal income tax definition); or

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o   used to pay medical insurance premiums for unemployed individuals (special federal income tax definition); or

o used to pay certain first-time home buyer expenses (special federal income tax definition; $10,000 lifetime total limit for these distributions from all your traditional and Roth IRAs); or

o used to pay certain higher education expenses (special federal income tax definition); or

o in the form of substantially equal periodic payments made at least annually over your life (or your life expectancy), or over the joint lives of you and your beneficiary (or your joint life expectancy) using an IRS-approved distribution method.

To meet this last exception, you could elect to apply your contract value to an Income Manager (life annuity with a period certain) payout annuity contract (level payments version). You could also elect the substantially equal withdrawals option. We will calculate the substantially equal annual payments under a method we select based on guidelines issued by the IRS (currently contained in IRS Notice 89-25, Question and Answer 12). Although substantially equal withdrawals and Income Manager payments are not subject to the 10% penalty tax, they are taxable as discussed in "Withdrawals, payments and transfers of funds out of traditional IRAs" above. Once substantially equal withdrawals or Income Manager annuity payments begin, the distributions should not be stopped or changed until after the later of your reaching age 59 1/2 or five years after the date of the first distribution, or the penalty tax, including an interest charge for the prior penalty avoidance, may apply to all prior distributions under either option. Also, it is possible that the IRS could view any additional withdrawal or payment you take from your contract as changing your pattern of substantially equal withdrawals or Income Manager payments for purposes of determining whether the penalty applies.


ROTH INDIVIDUAL RETIREMENT ANNUITIES (ROTH IRAS)

This section of the prospectus covers some of the special tax rules that apply to Roth IRAs. If the rules are the same as those that apply to the traditional IRA, we will refer you to the same topic under "traditional IRAs."

The Equitable Accumulator Roth IRA contract is designed to qualify as a Roth individual retirement annuity under Sections 408A and 408(b) of the Internal Revenue Code.


CONTRIBUTIONS TO ROTH IRAS

Individuals may make four different types of contributions to a Roth IRA:

o   regular after-tax contributions out of earnings; or

o taxable rollover contributions from traditional IRAs ("conversion" contributions); or

o   tax-free rollover contributions from other Roth IRAs; or

o tax-free direct custodian-to-custodian transfers from other Roth IRAs ("direct transfers").

Regular after-tax, direct transfer, and rollover contributions may be made to a Flexible Premium Roth IRA contract. We only permit direct transfer and rollover contributions under the Roth Conversion IRA contract. See "Rollovers and direct transfers" below. If you use the forms we require, we will also accept traditional IRA funds which are subsequently recharacterized as Roth IRA funds following special federal income tax rules.


REGULAR CONTRIBUTIONS TO ROTH IRAS

LIMITS ON REGULAR CONTRIBUTIONS. Generally, $2,000 is the maximum amount that you may contribute to all IRAs (including Roth IRAs) in any taxable year. This $2,000 limit does not apply to rollover contributions or direct custodian-to-custodian transfers into a Roth IRA. Any contributions to Roth IRAs reduce your ability to contribute to traditional IRAs and vice versa. When your earnings are below $2,000, your earned income or compensation for the year is the most you can contribute. If you are married and file a joint income tax return, you and your spouse may combine your compensation to determine the amount of regular contributions you are permitted to make to Roth IRAs and traditional IRAs. See the discussion above under traditional IRAs.

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With a Roth IRA, you can make regular contributions when you reach 70 1/2, as long as you have sufficient earnings. But, you cannot make contributions for any year that:

o your federal income tax filing status is "married filing jointly" and your adjusted gross income is over $160,000; or

o your federal income tax filing status is "single" and your adjusted gross income is over $110,000.

However, you can make regular Roth IRA contributions in reduced amounts when:

o your federal income tax filing status is "married filing jointly" and your adjusted gross income is between $150,000 and $160,000; or

o your federal income tax filing status is "single" and your adjusted gross income is between $95,000 and $110,000.

If you are married and filing separately and your adjusted gross income is between $0 and $10,000 the amount of regular contributions you are permitted to make is phased out. If your adjusted gross income is more than $10,000 you cannot make regular Roth IRA contributions.

WHEN YOU CAN MAKE CONTRIBUTIONS. Same as traditional IRAs.

DEDUCTIBILITY OF CONTRIBUTIONS. Roth IRA contributions are not tax deductible.


ROLLOVERS AND DIRECT TRANSFERS

WHAT IS THE DIFFERENCE BETWEEN ROLLOVER AND DIRECT TRANSFER TRANSACTIONS? You may make rollover contributions to a Roth IRA from only two sources:

o   another Roth IRA ("tax-free rollover contribution"); or

o another traditional IRA, including a SEP-IRA or SIMPLE-IRA, in a taxable conversion rollover ("conversion contribution").

You may not make contributions to a Roth IRA from a qualified plan under Section 401(a) of the Internal Revenue Code, or a TSA under Section 403(b) of the Internal Revenue Code. You may make direct transfer contributions to a Roth IRA only from another Roth IRA.

The difference between a rollover transaction and a direct transfer transaction is the following: in a rollover transaction you actually take possession of the funds rolled over, or are considered to have received them under tax law in the case of a change from one type of plan to another. In a direct transfer transaction, you never take possession of the funds, but direct the first Roth IRA custodian, trustee, or issuer to transfer the first Roth IRA funds directly to Equitable Life, as the Roth IRA issuer. You can make direct transfer transactions only between identical plan types (for example, Roth IRA to Roth
IRA). You can also make rollover transactions between identical plan types. However, you can only use rollover transactions between different plan types (for example, traditional IRA to Roth IRA).

You may make both Roth IRA to Roth IRA rollover transactions and Roth IRA to Roth IRA direct transfer transactions. This can be accomplished on a completely tax-free basis. However, you may make Roth IRA to Roth IRA rollover transactions only once in any 12-month period for the same funds. Trustee-to-trustee or custodian-to-custodian direct transfers can be made more frequently than once a year. Also, if you send us the rollover contribution to apply it to a Roth IRA, you must do so within 60 days after you receive the proceeds from the original IRA to get rollover treatment.

The surviving spouse beneficiary of a deceased individual can roll over or directly transfer an inherited Roth IRA to one or more other Roth IRAs. In some cases, Roth IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court-ordered divorce or separation decree.


CONVERSION CONTRIBUTIONS TO ROTH IRAS

In a conversion rollover transaction, you withdraw (or are considered to have withdrawn) all or a portion of funds from a traditional IRA you maintain and convert it to a Roth IRA within 60 days after you receive (or are considered to have received) the traditional IRA proceeds. Unlike a

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rollover from a traditional IRA to another traditional IRA, the conversion rollover transaction is not tax-free. Instead, the distribution from the traditional IRA is generally fully taxable. For this reason, we are required to withhold 10% federal income tax from the amount converted unless you elect out of such withholding. If you have ever made nondeductible regular contributions to any traditional IRA - whether or not it is the traditional IRA you are converting - a pro rata portion of the distribution is tax free.

There is, however, no early distribution penalty tax on the traditional IRA withdrawal that you are converting to a Roth IRA, even if you are under age 59 1/2.

You cannot make conversion contributions to a Roth IRA for any taxable year in which your adjusted gross income exceeds $100,000. For this purpose, your adjusted gross income is computed without the gross income stemming from the traditional IRA conversion. You also cannot make conversion contributions to a Roth IRA for any taxable year in which your federal income tax filing status is "married filing separately."

Finally, you cannot make conversion contributions to a Roth IRA to the extent that the funds in your traditional IRA are subject to the annual required minimum distribution rule applicable to traditional IRAs beginning at age 70 1/2.


WITHDRAWALS, PAYMENTS AND TRANSFERS OF FUNDS OUT OF ROTH IRAS

NO FEDERAL INCOME TAX LAW RESTRICTIONS ON WITHDRAWALS. You can withdraw any or all of your funds from a Roth IRA at any time; you do not need to wait for a special event like retirement.


DISTRIBUTIONS FROM ROTH IRAS

Distributions include withdrawals from your contract, surrender of your contract, and annuity payments from your contract. Death benefits are also distributions.

The following distributions from Roth IRAs are free of income tax:

o   Rollover from a Roth IRA to another Roth IRA;

o   Direct transfer from a Roth IRA to another Roth IRA;

o   Qualified distributions from a Roth IRA; and

o   Return of excess contributions or amounts recharacterized to a traditional
    IRA.

QUALIFIED DISTRIBUTIONS FROM ROTH IRAS. Qualified distributions from Roth IRAs made because of one of the following four qualifying events or reasons are not includable in income:

o   you reach age 59 1/2; or

o   you die; or

o   you become disabled (special federal income tax definition); or

o your distribution is a "qualified first-time homebuyer distribution" (special federal income tax definition; $10,000 lifetime total limit for these distributions from all of your traditional and Roth IRAs).

You also have to meet a five-year aging period. A qualified distribution is any distribution made after the five-taxable- year period beginning with the first taxable year for which you made any contribution to any Roth IRA (whether or not the one from which the distribution is being made). It is not possible to have a tax-free qualified distribution before the year 2003 because of the five-year aging requirement.

NONQUALIFIED DISTRIBUTIONS FROM ROTH IRAS. Nonqualified distributions from Roth IRAs are distributions that do not meet the qualifying event and five-year aging period tests described above. Such distributions are potentially taxable as ordinary income. Nonqualified distributions receive return-of-investment-first treatment. Only the difference between the amount of the distribution and the amount of contributions to all of your Roth IRAs is taxable. You have to reduce the amount of contributions to all of your Roth IRAs to reflect any previous tax-free recoveries.

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You must keep your own records of regular and conversion contributions to all
Roth IRAs to assure appropriate taxation. You may have to file information on your contributions to and distributions from any Roth IRA on your tax return. You may have to retain all income tax returns and records pertaining to such contributions and distributions until your interests in all Roth IRAs are distributed.

Like traditional IRAs, taxable distributions from a Roth IRA are not entitled to the special favorable five-year averaging method (or, in certain cases, favorable ten-year averaging and long-term capital gain treatment) available in certain cases to distributions from qualified plans.


REQUIRED MINIMUM DISTRIBUTIONS AT DEATH

Same as traditional IRA under "What are the required minimum distribution payments after you die?" Lifetime required minimum distributions do not apply.


PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH

Distributions to a beneficiary generally receive the same tax treatment as if the distribution had been made to you.


BORROWING AND LOANS ARE PROHIBITED TRANSACTIONS

Same as traditional IRA.


EXCESS CONTRIBUTIONS


Generally the same as traditional IRA.


Excess rollover contributions to Roth IRAs are contributions not eligible to be rolled over (for example, conversion contributions from a traditional IRA if your adjusted gross income is in excess of $100,000 in the conversion year).

You can withdraw or recharacterize any contribution to a Roth IRA before the due date (including extensions) for filing your federal income tax return for the tax year. If you do this, you must also withdraw or recharacterize any earnings attributable to the contribution.


EARLY DISTRIBUTION PENALTY TAX

Same as traditional IRA.

For Roth IRAs, special penalty rules may apply to amounts withdrawn attributable to 1998 conversion rollovers.


SPECIAL RULES FOR NONQUALIFIED CONTRACTS IN QUALIFIED PLANS

Under QP contracts your plan administrator or trustee notifies you as to tax consequences. See Appendix I.


TAX-SHELTERED ANNUITY CONTRACTS (TSAS)


GENERAL

This section of the prospectus covers some of the special tax rules that apply to TSA contracts under Section 403(b) of the Internal Revenue Code (TSAs). If the rules are the same as those that apply to another kind of contract, for example, traditional IRAs, we will refer you to the same topic under "traditional IRAs."


CONTRIBUTIONS TO TSAS

There are two ways you can make contributions to this Equitable Accumulator Rollover TSA contract:

o a rollover from another TSA contract or arrangement that meets the requirements of Section 403(b) of the Internal Revenue Code, or

o a full or partial direct transfer of assets ("direct transfer") from another contract or arrangement that meets the requirements of Section 403(b) of the Internal Revenue Code by means of IRS Revenue Ruling 90-24.

With appropriate written documentation satisfactory to us, we will accept rollover contributions from "conduit IRAs" for TSA funds.

If you make a direct transfer, you must fill out our transfer form.

EMPLOYER-REMITTED CONTRIBUTIONS. The Equitable Accumulator Rollover TSA contract does not accept employer-remitted contributions. However, we provide the following discussion as part of our description of restrictions on the distribution of funds directly transferred, which include employer-remitted contributions to other TSAs.

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Employer-remitted contributions to TSAs made through the employer's payroll are subject to annual limits. (Tax-free transfer or tax-deferred rollover contributions from another 403(b) arrangement are not subject to these annual contribution limits.) Commonly, some or all of the contributions made to a TSA are made under a salary reduction agreement between the employee and the employer. These contributions are called "salary reduction" or "elective deferral" contributions. However, a TSA can also be wholly or partially funded through nonelective employer contributions or after-tax employee contributions. Amounts attributable to salary reduction contributions to TSAs are generally subject to withdrawal restrictions. Also, all amounts attributable to investments in a 403(b)(7) custodial account are subject to withdrawal restrictions discussed below.

ROLLOVER OR DIRECT TRANSFER CONTRIBUTIONS. You may make rollover contributions to your Equitable Accumulator Rollover TSA contract from TSAs under Section 403(b) of the Internal Revenue Code. Generally, you may make a rollover contribution to a TSA when you have a distributable event from an existing TSA as a result of your:

o   termination of employment with the employer who provided the TSA funds; or

o   reaching age 59 1/2 even if you are still employed; or

o   disability (special federal income tax definition).

A transfer occurs when changing the funding vehicle, even if there is no distributable event. Under a direct transfer, you do not receive a distribution. We accept direct transfers of TSA funds under Revenue Ruling 90-24 only if:

o you give us acceptable written documentation as to the source of the funds, and

o the Equitable Accumulator contract receiving the funds has provisions at least as restrictive as the source contract.

Before you transfer funds to an Equitable Accumulator Rollover TSA contract, you may have to obtain your employer's authorization or demonstrate that you do not need employer authorization. For example, the transferring TSA may be subject to Title I of ERISA, if the employer makes matching contributions to salary reduction contributions made by employees. In that case, the employer must continue to approve distributions from the plan or contract.

Your contribution to the Equitable Accumulator Rollover TSA must be net of the required minimum distribution for the tax year in which we issue the contract if:

o   you are or will be at least age 70 1/2 in the current calendar year, and

o you have separated from service with the employer who provided the funds to purchase the TSA you are transferring or rolling over to the Equitable Accumulator Rollover TSA.

This rule applies regardless of whether the source of funds is a:

o   rollover by check of the proceeds from another TSA; or

o   direct rollover from another TSA; or

o   direct transfer under Revenue Ruling 90-24 from another TSA.

Further, you must use the same elections regarding recalculation of your life expectancy (and if applicable, your spouse's life expectancy) if you have already begun to receive required minimum distributions from or with respect to the TSA from which you are making your contribution to the Equitable Accumulator Rollover TSA. You must also elect or have elected a minimum distribution calculation method requiring recalculation of your life expectancy (and if applicable, your spouse's life expectancy) if you elect an annuity payout for the funds in this contract subsequent to this year.


DISTRIBUTIONS FROM TSAS

GENERAL. Depending on the terms of the employer plan and your employment status, you may have to get your employer's consent to take a loan or withdrawal. Your employer will tell us this when you establish the TSA through a direct transfer.

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WITHDRAWAL RESTRICTIONS. If this is a Revenue Ruling 90-24 direct transfer, we will treat all amounts transferred to this contract and any future earnings on the amount transferred as not eligible for withdrawal until one of the following events happens:

o you are separated from service with the employer who provided the funds to purchase the TSA you are transferring to the Equitable Accumulator Rollover TSA; or

o   you reach age 59 1/2; or

o   you die; or

o   you become disabled (special federal income tax definition); or

o   you take a hardship withdrawal (special federal income tax definition).

If any portion of the funds directly transferred to your TSA contract is attributable to amounts that you invested in a 403(b)(7) custodial account, such amounts, including earnings, are subject to withdrawal restrictions. With respect to the portion of the funds that were never invested in a 403(b)(7) custodial account, these restrictions apply to the salary reduction (elective deferral) contributions to a TSA annuity contract you made and any earnings on them. These restrictions do not apply to the amount directly transferred to your TSA contract that represents your December 31, 1988 account balance attributable to salary reduction contributions to a TSA annuity contract and earnings. To take advantage of this grandfathering you must properly notify us in writing at our processing office of your December 31, 1988 account balance if you have qualifying amounts transferred to your TSA contract.

THIS PARAGRAPH APPLIES ONLY TO PARTICIPANTS IN A TEXAS OPTIONAL RETIREMENT PROGRAM. Texas Law permits withdrawals only after one of the following distributable events occur:

(1) the requirements for minimum distribution (discussed under "Required minimum distributions" below) are met; or

(2) death; or

(3) retirement; or

(4) termination of employment in all Texas public institutions of higher education.

For you to make a withdrawal, we must receive a properly completed written acknowledgement from the employer. If a distributable event occurs before you are vested, we will refund to the employer any amounts provided by an employer's first-year matching contribution. We reserve the right to change these provisions without your consent, but only to the extent necessary to maintain compliance with applicable law. Loans are not permitted under Texas Optional Retirement Programs.

TAX TREATMENT OF DISTRIBUTIONS. Amounts held under TSAs are generally not subject to federal income tax until benefits are distributed. Distributions include withdrawals from your TSA contract and annuity payments from your TSA contract. Death benefits paid to a beneficiary are also taxable distributions. Unless an exception applies, amounts distributed from TSAs are includable in gross income as ordinary income. Distributions from TSAs may be subject to 20% federal income tax withholding. See "Federal and state income tax withholding and information reporting" below. In addition, TSA distributions may be subject to additional tax penalties.

If you have made after-tax contributions, you will have a tax basis in your TSA contract, which will be recovered tax-free. Since we do not track your investment in the contract, if any, it is your responsibility to determine how much of the distribution is taxable.

DISTRIBUTIONS BEFORE ANNUITY PAYMENTS BEGIN. On a total surrender, the amount received in excess of the investment in the contract is taxable. We will report the total amount of the distribution. The amount of any partial distribution from a TSA prior to the annuity starting date is generally taxable, except to the extent that the distribution is treated as a withdrawal of after-tax contributions. Distributions are normally treated as pro rata withdrawals of after-tax contributions and earnings on those contributions.

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ANNUITY PAYMENTS. If you elect an annuity payout option, you will recover any investment in the contract as each payment is received by dividing the investment in the contract by an expected return determined under an IRS table prescribed for qualified annuities. The amount of each payment not excluded from income under this exclusion ratio is fully taxable. The full amount of the payments received after your investment in the contract is recovered is fully taxable. If you (and your beneficiary under a joint and survivor annuity) die before recovering the full investment in the contract, a deduction is allowed on your (or your beneficiary's) final tax return.


PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH

Death benefit distributions from a TSA generally receive the same tax treatment as distributions during your lifetime. In some instances, distributions from a TSA made to your surviving spouse may be rolled over to a traditional IRA.


LOANS FROM TSAS

You may take loans from a TSA unless restricted by the employer (for example, under an employer plan subject to ERISA). If you cannot take a loan, or cannot take a loan without approval from the employer who provided the funds, we will have this information in our records based on what you and the employer who provided the TSA funds told us when you purchased your contract.

Loans are generally not treated as a taxable distribution. If the amount of the loan exceeds permissible limits under federal income tax rules when made, the amount of the excess is treated (solely for tax purposes) as a taxable distribution. Additionally, if the loan is not repaid at least quarterly, amortizing (paying down) interest and principal, the amount not repaid when due will be treated as a taxable distribution. Under Proposed Treasury Regulations the entire unpaid balance of the loan is includable in income in the year of the default.

TSA loans are subject to federal income tax limits and may also be subject to the limits of the plan from which the funds came. Federal income tax rule requirements apply even if the plan is not subject to ERISA. For example, loans offered by TSAs are subject to the following conditions:

o The amount of a loan to a participant, when combined with all other loans to the participant from all qualified plans of the employer, cannot exceed the lesser of:

    (1) the greater of $10,000 or 50% of the participant's nonforfeitable accrued benefits; and

    (2) $50,000 reduced by the excess (if any) of the highest outstanding loan balance over the previous twelve months over the outstanding loan balance of plan loans on the date the loan was made.

o In general, the term of the loan cannot exceed five years unless the loan is used to acquire the participant's primary residence. Equitable Accumulator Rollover TSA contracts have a term limit of 10 years for loans used to acquire the participant's primary residence.

o All principal and interest must be amortized in substantially level payments over the term of the loan, with payments being made at least quarterly.

The amount borrowed and not repaid may be treated as a distribution if:

o   the loan does not qualify under the conditions above;

o   the participant fails to repay the interest or principal when due; or

o in some instances, the participant separates from service with the employer who provided the funds or the plan is terminated.

In this case, the participant may have to include the unpaid amount due as ordinary income. In addition, the 10% early distribution penalty tax may apply. The amount of the unpaid loan balance is reported to the IRS on Form 1099-R as a distribution.


TAX-DEFERRED ROLLOVERS AND DIRECT TRANSFERS

You may roll over any "eligible rollover distribution" from a TSA into another eligible retirement plan, either directly or

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within 60 days of your receiving the distribution. To the extent rolled over, a distribution remains tax-deferred.

You may roll over a distribution from a TSA to another TSA or to a traditional IRA. A spousal beneficiary may roll over death benefits only to a traditional IRA.

The taxable portion of most distributions will be eligible for rollover, except as specifically excluded under federal income tax rules. Distributions that you cannot roll over generally include periodic payments for life or for a period of 10 years or more, hardship withdrawals, and required minimum distributions under federal income tax rules.

Direct transfers of TSA funds from one TSA to another under Revenue Ruling 90-24 are not distributions.


REQUIRED MINIMUM DISTRIBUTIONS

Generally the same as traditional IRA with these differences:


WHEN YOU HAVE TO TAKE THE FIRST REQUIRED MINIMUM DISTRIBUTION. The minimum distribution rules force TSA participants to start calculating and taking annual distributions from their TSAs by a required date. Generally, you must take the first required minimum distribution for the calendar year in which you turn age 70 1/2. You may be able to delay the start of required minimum distributions for all or part of your account balance until after age 70 1/2, as follows:

o For TSA participants who have not retired from service with the employer who provided the funds for the TSA by the calendar year the participant turns age 70 1/2, the required beginning date for minimum distributions is extended to April 1 following the calendar year of retirement.

o TSA plan participants may also delay the start of required minimum distributions to age 75 of the portion of their account value attributable to their December 31, 1986 TSA account balance, even if retired at age 70 1/2. We will know whether or not you qualify for this exception because it will only apply to people who establish their Equitable Accumulator Rollover TSA by direct Revenue Ruling 90-24 transfers. If you do not give us the amount of your December 31, 1986 account balance that is being transferred to the Equitable Accumulator Rollover TSA on the form used to establish the TSA, you do not qualify.


SPOUSAL CONSENT RULES

This will only apply to you if you establish your Equitable Accumulator Rollover TSA by direct Revenue Ruling 90-24 transfer. Your employer will tell us on the form used to establish the TSA whether or not you need to get spousal consent for loans, withdrawals, or other distributions. If you do, you will need such consent if you are married when you request a withdrawal under the TSA contract. In addition, unless you elect otherwise with the written consent of your spouse, the retirement benefits payable under the plan must be paid in the form of a qualified joint and survivor annuity. A qualified joint and survivor annuity is payable for the life of the annuitant with a survivor annuity for the life of the spouse in an amount not less than one-half of the amount payable to the annuitant during his or her lifetime. In addition, if you are married, the beneficiary must be your spouse, unless your spouse consents in writing to the designation of another beneficiary.

If you are married and you die before annuity payments have begun, payments will be made to your surviving spouse in the form of a life annuity unless at the time of your death a contrary election was in effect. However, your surviving spouse may elect, before payments begin, to receive payments in any form permitted under the terms of the TSA contract and the plan of the employer who provided the funds for the TSA.


EARLY DISTRIBUTION PENALTY TAX

A penalty tax of 10% of the taxable portion of a distribution applies to distributions from a TSA before you reach age 59 1/2. This is in addition to any income tax. There are exceptions to the extra penalty tax. No penalty tax applies to pre-age 59 1/2 distributions made:

o   on or after your death; or

o   because you are disabled (special federal income tax definition); or

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o   to pay for certain extraordinary medical expenses (special federal income tax definition); or

o   if you are separated from service, any form of payout after you are age 55;
    or

o only if you are separated from service, a payout in the form of substantially equal periodic payments made at least annually over your life (or your life expectancy), or over the joint lives of you and your beneficiary (or your joint life expectancy) using an IRS-approved distribution method.


FEDERAL AND STATE INCOME TAX WITHHOLDING AND INFORMATION REPORTING

We must withhold federal income tax from distributions from annuity contracts. You may be able to elect out of this income tax withholding in some cases. Generally, we do not have to withhold if your distributions are not taxable. The rate of withholding will depend on the type of distribution and, in certain cases, the amount of your distribution. Any income tax withheld is a credit against your income tax liability. If you do not have sufficient income tax withheld or do not make sufficient estimated income tax payments, you may incur penalties under the estimated income tax rules.

You must file your request not to withhold in writing before the payment or distribution is made. Our processing office will provide forms for this purpose. You cannot elect out of withholding unless you provide us with your correct Taxpayer Identification Number and a United States residence address. You cannot elect out of withholding if we are sending the payment out of the United States.

You should note the following special situations:

o We might have to withhold and/or report on amounts we pay under a free look or cancellation.

o We are generally required to withhold on conversion rollovers of traditional IRAs to Roth IRAs, as it is considered a withdrawal from the traditional IRA and is taxable.

o We are required to withhold on the gross amount of a distribution from a Roth IRA unless you elect out of withholding. This may result in tax being withheld even though the Roth IRA distribution is not taxable in whole or in part.

Special withholding rules apply to foreign recipients and United States citizens residing outside the United States. We do not discuss these rules here. Certain states have indicated that state income tax withholding will also apply to payments from the contracts made to residents. In some states, you may elect out of state withholding, even if federal withholding applies. Generally, an election out of federal withholding will also be considered an election out of state withholding. If you need more information concerning a particular state or any required forms, call our processing office at the toll-free number.


FEDERAL INCOME TAX WITHHOLDING ON PERIODIC ANNUITY PAYMENTS

We withhold differently on "periodic" and "non-periodic" payments. For a periodic annuity payment, for example, unless you specify a different number of withholding exemptions, we withhold assuming that you are married and claiming three withholding exemptions. If you do not give us your correct Taxpayer Identification Number, we withhold as if you are single with no exemptions.

Based on the assumption that you are married and claiming three withholding exemptions, if you receive less than $14,880 in periodic annuity payments in 2000, your payments will generally be exempt from federal income tax withholding. You could specify a different choice of withholding exemption or request that tax be withheld. Your withholding election remains effective unless and until you revoke it. You may revoke or change your withholding election at any time.


FEDERAL INCOME TAX WITHHOLDING ON NON-PERIODIC ANNUITY PAYMENTS (WITHDRAWALS)

For a non-periodic distribution (total surrender or partial withdrawal), we generally withhold at a flat 10% rate. We apply that rate to the taxable amount in the case of nonqualified contracts, and to the payment amount in the case of IRAs and Roth IRAs.

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You cannot elect out of withholding if the payment is an eligible rollover distribution from a qualified plan or TSA. If a non-periodic distribution from a qualified plan or TSA is not an eligible rollover distribution then the 10% withholding rate applies.


MANDATORY WITHHOLDING FROM TSA AND QUALIFIED PLAN DISTRIBUTIONS

Unless you have the distribution go directly to the new plan, eligible rollover distributions from qualified plans and TSAs are subject to mandatory 20% withholding. An eligible rollover distribution from a TSA can be rolled over to another TSA or a traditional IRA. An eligible rollover distribution from a qualified plan can be rolled over to another qualified plan or traditional IRA. All distributions from a TSA or qualified plan are eligible rollover distributions unless they are on the following list of exceptions:

o   any after-tax contributions you made to the plan; or

o any distributions which are required minimum distributions after age 70 1/2 or separation from service; or

o   hardship withdrawals; or

o substantially equal periodic payments made at least annually for your life (or life expectancy) or the joint lives (or joint life expectancy) of you and your designated beneficiary; or

o substantially equal periodic payments made for a specified period of 10 years or more; or

o   corrective distributions that fit specified technical tax rules; or

o   loans that are treated as distributions; or

o   a death benefit payment to a beneficiary who is not your surviving spouse;
    or

o a qualified domestic relations order distribution to a beneficiary who is not your current spouse or former spouse.

A death benefit payment to your surviving spouse, or a qualified domestic relations order distribution to your current or former spouse, may be a distribution subject to mandatory 20% withholding.


IMPACT OF TAXES TO EQUITABLE LIFE

The contracts provide that we may charge Separate Account No. 49 for taxes. We do not now, but may in the future set up reserves for such taxes.

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8 More information
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ABOUT OUR SEPARATE ACCOUNT NO. 49

Each variable investment option is a subaccount of our Separate Account No. 49. We established Separate Account No. 49 in 1996 under special provisions of the New York Insurance Law. These provisions prevent creditors from any other business we conduct from reaching the assets we hold in our variable investment options for owners of our variable annuity contracts. We are the legal owner of all of the assets in Separate Account No. 49 and may withdraw any amounts that exceed our reserves and other liabilities with respect to variable investment options under our contracts. The results of Separate Account No. 49's operations are accounted for without regard to Equitable Life's other operations.

Separate Account No. 49 is registered under the Investment Company Act of 1940 and is classified by that act as a "unit investment trust." The SEC, however, does not manage or supervise Equitable Life or Separate Account No. 49.

Each subaccount (variable investment option) within Separate Account No. 49 invests solely in class IB shares issued by the corresponding portfolio of EQ Advisors Trust.

We reserve the right subject to compliance with laws that apply:

(1) to add variable investment options to, or to remove variable investment options from, Separate Account No. 49, or to add other separate accounts;

(2) to combine any two or more variable investment options;

(3) to transfer the assets we determine to be the shares of the class of contracts to which the contracts belong from any variable investment option to another variable investment option;

(4) to operate Separate Account No. 49 or any variable investment option as a management investment company under the Investment Company Act of 1940 (in which case, charges and expenses that otherwise would be assessed against an underlying mutual fund would be assessed against Separate Account No. 49 or a variable investment option directly);

(5) to deregister Separate Account No. 49 under the Investment Company Act of 1940;

(6) to restrict or eliminate any voting rights as to Separate Account No. 49;
    and

(7) to cause one or more variable investment options to invest some or all of their assets in one or more other trusts or investment companies.


ABOUT EQ ADVISORS TRUST

EQ Advisors Trust is registered under the Investment Company Act of 1940. It is classified as an "open-end management investment company," more commonly called a mutual fund. EQ Advisors Trust issues different shares relating to each portfolio.

Equitable Life serves as the investment manager of EQ Advisors Trust. As such, Equitable Life oversees the activities of the investment advisers with respect to EQ Advisors Trust and is responsible for retaining or discontinuing the services of those advisers. (Prior to September 1999, EQ Financial Consultants, Inc., the predecessor to AXA Advisors, LLC and an affiliate of Equitable Life, served as investment manager to EQ Advisors Trust.)

EQ Advisors Trust commenced operations on May 1, 1997. For periods prior to October 18, 1999 the Alliance portfolios (other than EQ/Alliance Premier Growth) were part of The Hudson River Trust. On October 18, 1999, these portfolios became corresponding portfolios of EQ Advisors Trust.


EQ Advisors Trust does not impose sales charges or "loads" for buying and selling its shares. All dividends and other distributions on Trust shares are reinvested in full. The Board of Trustees of EQ Advisors Trust may establish additional portfolios or eliminate existing portfolios at any time. More detailed information about EQ Advisors Trust, the portfolio investment objectives, policies, restrictions, risks, expenses, the Rule 12b-1 Plan relating to its Class IB shares, and other aspects of its operations, appears in the prospectus for EQ Advisors Trust attached at the end of this prospectus, or in its SAI which is available upon request.


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ABOUT OUR FIXED MATURITY OPTIONS


RATES TO MATURITY AND PRICE PER $100 OF MATURITY VALUE

We can determine the amount required to be allocated to one or more fixed maturity options in order to produce specified maturity values. For example, we can tell you how much you need to allocate per $100 of maturity value.


The rates to maturity for new allocations as of March 15, 2000 and the related price per $100 of maturity value were as follows:



---------------------------------------------------------
  FIXED MATURITY
   OPTIONS WITH
   FEBRUARY 15TH    RATE TO MATURITY          PRICE
 MATURITY DATE OF        AS OF             PER $100 OF
   MATURITY YEAR     MARCH 15, 2000       MATURITY VALUE
---------------------------------------------------------
       2001               4.20%              $ 96.27
       2002               4.91%              $ 91.19
       2003               5.43%              $ 85.68
       2004               5.51%              $ 81.02
       2005               5.62%              $ 76.39
       2006               5.70%              $ 72.00
       2007               5.77%              $ 67.81
       2008               5.83%              $ 63.82
       2009               5.92%              $ 59.84
       2010               5.98%              $ 56.18
---------------------------------------------------------


HOW WE DETERMINE THE MARKET VALUE ADJUSTMENT

We use the following procedure to calculate the market value adjustment (up or down) we make if you withdraw all of your value from a fixed maturity option before its maturity date.

(1) We determine the market adjusted amount on the date of the withdrawal as follows:

    (a) We determine the fixed maturity amount that would be payable on the maturity date, using the rate to maturity for the fixed maturity option.

    (b) We determine the period remaining in your fixed maturity option (based on the withdrawal date) and convert it to fractional years based on a 365-day year. For example, three years and 12 days becomes 3.0329.


    (c) We determine the current rate to maturity that applies on the withdrawal date to new allocations to the same fixed maturity option.

    (d) We determine the present value of the fixed maturity amount payable at the maturity date, using the period determined in (b) and the rate determined in (c).

(2) We determine the fixed maturity amount as of the current date.

(3) We subtract (2) from the result in (1)(d). The result is the market value adjustment applicable to such fixed maturity option, which may be positive or negative.

-----------------------------------------------------------------------------
Your market adjusted amount is the present value of the maturity value discounted at the rate to maturity in effect for new contributions to that same fixed maturity option on the date of the calculation.
-----------------------------------------------------------------------------

If you withdraw only a portion of the amount in a fixed maturity option, the market value adjustment will be a percentage of the market value adjustment that would have applied if you had withdrawn the entire value in that fixed maturity option. This percentage is equal to the percentage of the value in the fixed maturity option that you are withdrawing. Any withdrawal charges that are deducted from a fixed maturity option will result in a market value adjustment calculated in the same way. See Appendix II for an example.

For purposes of calculating the rate to maturity for new allocations to a fixed maturity option (see (1)(c) above), we use the rate we have in effect for new allocations to that fixed maturity option. We use this rate even if new allocations to that option would not be accepted at that time. This rate will not be less than 3%. If we do not have a rate to maturity in effect for a fixed maturity option to which the "current rate to maturity" in (1)(c) would apply, we will use the rate at the next closest maturity date. If we are no

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longer offering new fixed maturity options, the "current rate to maturity" will be determined in accordance with our procedures then in effect. We reserve the right to add up to 0.25% to the current rate in (1)(c) above for purposes of calculating the market value adjustment only.


INVESTMENTS UNDER THE FIXED MATURITY OPTIONS

Amounts allocated to the fixed maturity options are held in a "nonunitized" separate account we have established under the New York Insurance Law. This separate account provides an additional measure of assurance that we will make full payment of amounts due under the fixed maturity options. Under New York Insurance Law, the portion of the separate account's assets equal to the reserves and other contract liabilities relating to the contracts are not chargeable with liabilities from any other business we may conduct. We own the assets of the separate account, as well as any favorable investment performance on those assets. You do not participate in the performance of the assets held in this separate account. We may, subject to state law that applies, transfer all assets allocated to the separate account to our general account. We guarantee all benefits relating to your value in the fixed maturity options, regardless of whether assets supporting fixed maturity options are held in a separate account or our general account.

We have no specific formula for establishing the rates to maturity for the fixed maturity options. We expect the rates to be influenced by, but not necessarily correspond to, among other things, the yields that we can expect to realize on the separate account's investments from time to time. Our current plans are to invest in fixed-income obligations, including corporate bonds, mortgage-backed and asset-backed securities, and government and agency issues having durations in the aggregate consistent with those of the fixed maturity options.

Although the above generally describes our plans for investing the assets supporting our obligations under the fixed maturity options under the contracts, we are not obligated to invest those assets according to any particular plan except as we may be required to by state insurance laws. We will not determine the rates to maturity we establish by the performance of the nonunitized separate account.


ABOUT THE GENERAL ACCOUNT

Our general account supports all of our policy and contract guarantees, including those that apply to the fixed maturity options and the account for special dollar cost averaging, as well as our general obligations.

The general account is subject to regulation and supervision by the Insurance Department of the State of New York and to the insurance laws and regulations of all jurisdictions where we are authorized to do business. Because of exemptions and exclusionary provisions that apply, interests in the general account have not been registered under the Securities Act of 1933, nor is the general account an investment company under the Investment Company Act of 1940. However, the market value adjustment interests under the contracts are registered under the Securities Act of 1933.

We have been advised that the staff of the SEC has not reviewed the portions of this prospectus that relate to the general account (other than market value adjustment interests). The disclosure with regard to the general account, however, may be subject to certain provisions of the federal securities laws relating to the accuracy and completeness of statements made in prospectuses.


ABOUT OTHER METHODS OF PAYMENT


WIRE TRANSMITTALS

We accept initial contributions sent by wire to our processing office by agreement with certain broker-dealers. The transmittals must be accompanied by information we require to allocate your contribution. Wire orders not accompanied by complete information may be retained as described under "How you can make your contributions" in "Contract features and benefits."

Even if we accept the wire order and essential information, a contract generally will not be issued until we receive and accept a properly completed application. In certain cases we

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may issue a contract based on information forwarded electronically. In these cases, you must sign our Acknowledgement of Receipt form.

Where we require a signed application, no financial transactions will be permitted until we receive the signed application and have issued the contract. Where we require an Acknowledgement of Receipt form, financial transactions are only permitted if you request them in writing, sign the request and have it signature guaranteed, until we receive the signed Acknowledgement of Receipt form.

After your contract has been issued, additional contributions may be transmitted by wire.


AUTOMATIC INVESTMENT PROGRAM - FOR NQ, FLEXIBLE PREMIUM IRA, AND FLEXIBLE PREMIUM ROTH IRA CONTRACTS ONLY

You may use our automatic investment program, or "AIP," to have a specified amount automatically deducted from a checking account, money market account, or credit union checking account and contributed as an additional contribution into an NQ, Flexible Premium IRA or Flexible Premium Roth IRA contract on a monthly or quarterly basis. AIP is not available for Rollover IRA, Roth Conversion IRA, QP, or Rollover TSA contracts.

For NQ contracts, the minimum amounts we will deduct are $100 monthly and $300 quarterly. Under Flexible Premium IRA and Flexible Premium Roth IRA contracts, the minimum amount is $50. AIP additional contributions may be allocated to any of the variable investment options and available fixed maturity options, but not the account for special dollar cost averaging. You choose the day of the month you wish to have your account debited. However, you may not choose a date later than the 28th day of the month.

You may cancel AIP at any time by notifying our processing office. We are not responsible for any debits made to your account before the time written notice of cancellation is received at our processing office.

DATES AND PRICES AT WHICH CONTRACT EVENTS OCCUR

We describe below the general rules for when, and at what prices, events under your contract will occur. Other portions of this prospectus describe circumstances that may cause exceptions. We generally do not repeat those exceptions below.

BUSINESS DAY


Our business day is any day the New York Stock Exchange is open for trading. Our business day generally ends at 4:00 p.m., Eastern Time for purposes of determining the date when contributions are applied and any other transaction requests are processed. We may, however, close due to emergency conditions. Contributions will be applied and any other transaction requests will be processed when they are received along with all the required information.


o If your contribution, transfer, or any other transaction request, containing all the required information, reaches us on a non-business day or after 4:00 p.m. on a business day, we will use the next business day.

o A loan request under your Rollover TSA contract will be processed on the first business day of the month following the date on which the properly completed loan request form is received.

o If your transaction is set to occur on the same day of the month as the contract date and that date is the 29th, 30th or 31st of the month, then the transaction will occur on the 1st day of the next month.

o When a charge is to be deducted on a contract date anniversary that is a non-business day, we will deduct the charge on the next business day.


CONTRIBUTIONS AND TRANSFERS

o Contributions allocated to the variable investment options are invested at the value next determined after the close of the business day.

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o   Contributions allocated to a fixed maturity option will receive the rate to maturity in effect for that fixed maturity option on that business day.

o Initial contributions allocated to the account for special dollar cost averaging receive the interest rate in effect on that business day. At certain times, we may offer the opportunity to lock in the interest rate for an initial contribution to be received under Section 1035 exchanges and trustee to trustee transfers. Your registered representative can provide information or you can call our processing office.

o Transfers to or from variable investment options will be made at the value next determined after the close of the business day.

o Transfers to a fixed maturity option will be based on the rate to maturity in effect for that fixed maturity option on the business day of the transfer.


ABOUT YOUR VOTING RIGHTS

As the owner of the shares of EQ Advisors Trust we have the right to vote on certain matters involving the portfolios, such as:

o   the election of trustees;

o   the formal approval of independent auditors selected for EQ Advisors Trust;
    or

 o any other matters described in the prospectus for EQ Advisors Trust or requiring a shareholders' vote under the Investment Company Act of 1940.

We will give contract owners the opportunity to instruct us how to vote the number of shares attributable to their contracts if a shareholder vote is taken. If we do not receive instructions in time from all contract owners, we will vote the shares of a portfolio for which no instructions have been received in the same proportion as we vote shares of that portfolio for which we have received instructions. We will also vote any shares that we are entitled to vote directly because of amounts we have in a portfolio in the same proportions that contract owners vote.

VOTING RIGHTS OF OTHERS


Currently, we control EQ Advisors Trust. Its shares are sold to our separate accounts and an affiliated qualified plan trust. In addition, shares of EQ Advisors Trust are held by separate accounts of insurance companies both affiliated and unaffiliated with us. Shares held by these separate accounts will probably be voted according to the instructions of the owners of insurance policies and contracts issued by those insurance companies. While this will dilute the effect of the voting instructions of the contract owners, we currently do not foresee any disadvantages because of this. The Board of Trustees of EQ Advisors Trust intends to monitor events in order to identify any material irreconcilable conflicts that may arise and to determine what action, if any, should be taken in response. If we believe that a response to any of those events insufficiently protects our contract owners, we will see to it that appropriate action is taken.



SEPARATE ACCOUNT NO. 49 VOTING RIGHTS

If actions relating to Separate Account No. 49 require contract owner approval, contract owners will be entitled to one vote for each unit they have in the variable investment options. Each contract owner who has elected a variable annuity payout option may cast the number of votes equal to the dollar amount of reserves we are holding for that annuity in a variable investment option divided by the annuity unit value for that option. We will cast votes attributable to any amounts we have in the variable investment options in the same proportion as votes cast by contract owners.


CHANGES IN APPLICABLE LAW

The voting rights we describe in this prospectus are created under applicable federal securities laws. To the extent that those laws or the regulations published under those laws eliminate the necessity to submit matters for approval by persons having voting rights in separate accounts of insurance companies, we reserve the right to proceed in accordance with those laws or regulations.

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ABOUT LEGAL PROCEEDINGS

Equitable Life and its affiliates are parties to various legal proceedings. In our view, none of these proceedings is likely to have a material adverse effect upon Separate Account No. 49, our ability to meet our obligations under the contracts, or the distribution of the contracts.


ABOUT OUR INDEPENDENT ACCOUNTANTS

The consolidated financial statements of Equitable Life at December 31, 1999 and 1998, and for the three years ended December 31, 1999 incorporated in this prospectus by reference to the 1999 Annual Report on Form 10-K are incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.


FINANCIAL STATEMENTS

The financial statements of Separate Account No. 49, as well as the consolidated financial statements of Equitable Life, are in the SAI. The SAI is available free of charge. You may request one by writing to our processing office or calling 1-800-789-7771.


TRANSFERS OF OWNERSHIP, COLLATERAL ASSIGNMENTS, LOANS, AND BORROWING

You can transfer ownership of an NQ contract at any time before annuity payments begin. We will continue to treat you as the owner until we receive notification of any change at our processing office. You cannot assign your NQ contract as collateral or security for a loan. Loans are also not available under your NQ contract. In some cases, an assignment or change of ownership may have adverse tax consequences. See "Tax information" earlier in this prospectus.

You cannot assign or transfer ownership of an IRA, QP, or Rollover TSA contract except by surrender to us. Loans are not available and you cannot assign IRA and QP contracts as security for a loan or other obligation. If the employer that provided the funds does not restrict them, loans are available under a Rollover TSA contract.

For limited transfers of ownership after the owner's death see "Beneficiary continuation option" in "Payment of death benefit" earlier in this prospectus. You may direct the transfer of the values under your IRA, QP, or Rollover TSA contract to another similar arrangement under federal income tax rules. In the case of such a transfer, we will impose a withdrawal charge, if one applies.


DISTRIBUTION OF THE CONTRACTS

Equitable Distributors, Inc. ("EDI"), an indirect, wholly owned subsidiary of Equitable Life, is the distributor of the contracts and has responsibility for sales and marketing functions for Separate Account No. 49. EDI serves as the principal underwriter of Separate Account No. 49. EDI also acts as distributor for other Equitable Life annuity products with different features, expenses, and fees. EDI is registered with the SEC as a broker-dealer and is a member of the National Association of Securities Dealers, Inc. EDI's principal business address is 1290 Avenue of the Americas, New York, New York 10104. Under a distribution agreement between EDI, Equitable Life, and certain of Equitable Life's separate accounts, including Separate Account No. 49, Equitable Life paid EDI distribution fees of $46,957,345 for 1999, $35,452,793 for 1998, and
$9,566,343 for 1997, as the distributor of certain contracts other than the contracts described in this prospectus, which had not been offered before 2000, and as the principal underwriter of several Equitable Life separate accounts, including Separate Account No. 49.

The contracts will be sold by registered representatives of EDI, as well as by affiliated and unaffiliated broker-dealers with which EDI has entered into selling agreements. We pay broker-dealer sales compensation that will generally not exceed an amount equal to 7% of total contributions made under the contracts. EDI may also receive compensation and reimbursement for its marketing services under the terms of its distribution agreement with Equitable Life. Broker-dealers receiving sales compensation will generally pay a portion of

74
--------------------------------------------------------------------------------

it to their registered representatives as commissions related to sales of the contracts. The offering of the contracts is intended to be continuous.

75

9 Investment performance
--------------------------------------------------------------------------------

We provide the following tables to show five different measurements of the investment performance of the variable investment options and/or the portfolios in which they invest. We include these tables because they may be of general interest to you.

Table 1 shows the average annual total return of the variable investment options. Average annual total return is the annual rate of growth that would be necessary to achieve the ending value of a contribution invested in the variable investment options for the periods shown.

Table 2 shows the growth of a hypothetical $1,000 investment in the variable investment options over the periods shown. Both Tables 1 and 2 take into account all current fees and charges under the contract, including the withdrawal charge, the optional baseBUILDER benefit charge, the annual administrative charge under Flexible Premium IRA and Flexible Premium Roth IRA contracts, but do not reflect the charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state or any applicable annuity administrative fee.

Tables 3, 4, and 5 show the rates of return of the variable investment options on an annualized, cumulative, and year-by-year basis. These tables take into account all current fees and charges under the contract, but do not reflect the withdrawal charge, the optional baseBUILDER benefits charge, the annual administrative charge or the charges designed to approximate certain taxes that may be imposed on us, suich as premium taxes in your state or any applicable annuity administrative fee. If the charges were reflected they would effectively reduce the rates of return shown.

In all cases the results shown are based on the actual historical investment experience of the portfolios in which the variable investment options invest. In some cases, the results shown relate to periods when the variable investment options and/or the contracts were not available. In those cases, we adjusted the results of the portfolios to reflect the charges under the contracts that would have applied had the investment options and/or contracts been available. The contracts are being offered for the first time in 2000.

For the "Alliance" portfolios (other than EQ/Alliance Premier Growth), we have adjusted the results prior to October 1996, when Class IB shares for these portfolios were not available, to reflect the 12b-1 fees currently imposed. Finally, the results shown for the Alliance Money Market and Alliance Common Stock options for periods before March 22, 1985 reflect the results of the variable investment options that preceded them. The "Since portfolio inception" figures for these options are based on the date of inception of the preceding variable investment options. We have adjusted these results to reflect the maximum investment advisory fee payable for the portfolios, as well as an assumed charge of 0.06% for direct operating expenses.

EQ Advisors Trust commenced operations on May 1, 1997. For periods prior to October 18, 1999 the Alliance portfolios (other than EQ/Alliance Premier Growth) were part of The Hudson River Trust. On October 18, 1999, these portfolios became corresponding portfolios of EQ Advisors Trust. In each case, the performance shown is for the indicated EQ Advisors Trust portfolio and any predecessors that it may have had.

All rates of return presented are time-weighted and include reinvestment of investment income, including interest and dividends.

From time to time, we may advertise different measurements of the investment performance of the variable investment options and/or the portfolios, including the measurements reflected in the tables below.

THE PERFORMANCE INFORMATION SHOWN BELOW AND THE PERFORMANCE INFORMATION THAT WE ADVERTISE REFLECT PAST PERFORMANCE AND DO NOT INDICATE HOW THE VARIABLE INVESTMENT OPTIONS MAY PERFORM IN THE FUTURE. SUCH INFORMATION ALSO DOES NOT REPRESENT THE RESULTS EARNED BY ANY PARTICULAR INVESTOR. YOUR RESULTS WILL DIFFER.


BENCHMARKS

Tables 3 and 4 compare the performance of variable investment options to market indices that serve as benchmarks. Market indices are not subject to any charges for investment advisory fees, brokerage commission or other operating expenses typically associated with a managed portfolio. Also, they do not reflect other contract charges such as the mortality and expense risks charge,

76
--------------------------------------------------------------------------------

administrative charge and distribution charge, or any withdrawal or optional benefit charge. Comparisons with these benchmarks, therefore, may be of limited use. We include them because they are widely known and may help you to understand the universe of securities from which each portfolio is likely to select its holdings. Benchmark data reflect the reinvestment of dividend income. The benchmarks include:


--------------------------------------------------------------------------------
 EQ/AGGRESSIVE STOCK: 50% Russell 2000 Index and 50% Standard
   & Poor's Mid-Cap Total Return Index.
 ALLIANCE COMMON STOCK: Standard & Poor's 500 Index.
 ALLIANCE HIGH YIELD: Benchmark #1 - Merrill Lynch High Yield
   Master Index and Benchmark #2 - Credit Suisse First Boston
   Global High Yield Index.
 ALLIANCE MONEY MARKET: Salomon Brothers Three-Month T-Bill
   Index.
 EQ/ALLIANCE PREMIER GROWTH: Standard & Poor's 500 Index.
 ALLIANCE SMALL CAP GROWTH: Russell 2000 Growth Index.
 EQ/ALLIANCE TECHNOLOGY: Lipper Specialty Fund Average.
 BT EQUITY 500 INDEX: Standard & Poor's 500 Index.
 BT INTERNATIONAL EQUITY INDEX: Morgan Stanley Capital
   International Europe, Australia, Far East Index.
 BT SMALL COMPANY INDEX: Russell 2000 Index.
 CAPITAL GUARDIAN INTERNATIONAL: Morgan Stanley Capital
   International Europe, Australia, Far East Index.
 CAPITAL GUARDIAN RESEARCH: Standard & Poor's 500 Index.
 CAPITAL GUARDIAN U.S. EQUITY: Standard & Poor's 500 Index.
 EQ/EVERGREEN: Benchmark #1 - Russell 2000 Index and
   Benchmark #2 - Standard & Poors 500 Index.
 EQ/EVERGREEN FOUNDATION: 60% Standard & Poor's 500
   Index/40% Lehman Brothers Aggregate Bond Index.
 J.P. MORGAN CORE BOND: Salomon Brothers Broad Investment
   Grade Bond.
 LAZARD LARGE CAP VALUE: Standard & Poor's 500 Index.
 LAZARD SMALL CAP VALUE: Russell 2000 Index.
 MFS EMERGING GROWTH COMPANIES: Russell 2000 Index.
 MFS GROWTH WITH INCOME: Standard & Poor's 500 Index.
 MFS RESEARCH: Standard & Poor's 500 Index.
 MERCURY BASIC VALUE EQUITY: Standard & Poor's 500 Index.
 MERCURY WORLD STRATEGY: 36% Standard & Poor's 500 Index/24%
   Morgan Stanley Capital International Europe, Australia, Far East
   Index/21% Salomon Brothers U.S. Treasury Bond 1 Year+ 14%
   Salomon Brothers World Government Bond (excluding U.S.)/ and
   5% Three-Month U.S. Treasury Bill.
 MORGAN STANLEY EMERGING MARKETS EQUITY: Morgan Stanley
   Capital International Emerging Markets Free Price Return Index.
 EQ/PUTNAM GROWTH & INCOME VALUE: Standard & Poor's 500
   Index.
 EQ/PUTNAM INTERNATIONAL EQUITY: Morgan Stanley Capital
   International Europe, Australia, Far East Index.
 EQ/PUTNAM INVESTORS GROWTH: Standard & Poor's 500 Index.
--------------------------------------------------------------------------------


LIPPER SURVEY. The Lipper Variable Insurance Products Performance Analysis Survey (Lipper Survey) records the performance of a large group of variable annuity products, including managed separate accounts of insurance companies. According to Lipper Analytical Services, Inc. (Lipper), the data are presented net of investment management fees, direct operating expenses and asset-based charges applicable under annuity contracts. Lipper data provide a more accurate picture than market benchmarks of the Equitable Accumulator performance relative to other variable annuity products.

77
--------------------------------------------------------------------------------

                                    TABLE 1
AVERAGE ANNUAL TOTAL RETURN UNDER A CONTRACT SURRENDERED ON DECEMBER 31, 1999:


----------------------------------------------------------------------------------------------------------------------
                                                                                               SINCE        SINCE
                                              ONE          THREE        FIVE        TEN       OPTION      PORTFOLIO
 INVESTMENT FUND                              YEAR         YEARS       YEARS       YEARS     INCEPTION*   INCEPTION**
----------------------------------------------------------------------------------------------------------------------
EQ/Aggressive Stock                            7.38%        3.67%       11.43%      12.81%       3.31%       14.26%
----------------------------------------------------------------------------------------------------------------------
Alliance Common Stock                         13.49%       22.02%       23.36%      14.20%      22.38%       13.17%
----------------------------------------------------------------------------------------------------------------------
Alliance High Yield                          (13.98)%      (3.38)%       4.98%       5.96%      (2.57)%       4.94%
----------------------------------------------------------------------------------------------------------------------
Alliance Money Market                         (5.97)%      (0.89)%       0.03%       0.17%      (0.81)%       2.56%
----------------------------------------------------------------------------------------------------------------------
Alliance Small Cap Growth                     16.14%           -            -           -       11.69%       11.69%
----------------------------------------------------------------------------------------------------------------------
BT Equity 500 Index                            9.07%           -            -           -       15.66%       15.66%
----------------------------------------------------------------------------------------------------------------------
BT International Equity Index                 15.98%           -            -           -       16.66%       16.66%
----------------------------------------------------------------------------------------------------------------------
BT Small Company Index                         9.48%           -            -           -        1.70%        1.70%
----------------------------------------------------------------------------------------------------------------------
EQ/Evergreen                                  (1.14)%          -            -           -       (1.14)%      (1.14)%
----------------------------------------------------------------------------------------------------------------------
EQ/Evergreen Foundation                       (3.41)%          -            -           -       (3.41)%      (3.41)%
----------------------------------------------------------------------------------------------------------------------
J.P. Morgan Core Bond                        (12.06)%          -            -           -       (3.27)%      (3.27)%
----------------------------------------------------------------------------------------------------------------------
Lazard Large Cap Value                        (7.11)%          -            -           -        4.59%        4.59%
----------------------------------------------------------------------------------------------------------------------
Lazard Small Cap Value                        (8.84)%          -            -           -       (9.61)%      (9.61)%
----------------------------------------------------------------------------------------------------------------------
MFS Emerging Growth Companies                 60.98%           -            -           -       42.28%       42.28%
----------------------------------------------------------------------------------------------------------------------
MFS Growth with Income                        (2.11)%          -            -           -       (2.11)%      (2.11)%
----------------------------------------------------------------------------------------------------------------------
MFS Research                                  11.79%           -            -           -       18.01%       18.01%
----------------------------------------------------------------------------------------------------------------------
Mercury Basic Value Equity                     7.76%           -            -           -       11.98%       11.98%
----------------------------------------------------------------------------------------------------------------------
Mercury World Strategy                        10.08%           -            -           -        6.09%        6.09%
----------------------------------------------------------------------------------------------------------------------
Morgan Stanley Emerging Markets Equity        82.71%           -            -           -       12.42%       (0.92)%
----------------------------------------------------------------------------------------------------------------------
EQ/Putnam Growth & Income Value              (11.83)%          -            -           -        4.09%        4.09%
----------------------------------------------------------------------------------------------------------------------
EQ/Putnam International Equity                47.77%           -            -           -       26.05%       26.05%
----------------------------------------------------------------------------------------------------------------------
EQ/Putnam Investors Growth                    18.68%           -            -           -       28.84%       28.84%
----------------------------------------------------------------------------------------------------------------------



* The variable investment option inception dates are: Alliance Money Market, Alliance High Yield, Alliance Common Stock, and EQ/Aggressive Stock (October 16, 1996); Alliance Small Cap Growth, MFS Research, MFS Emerging Growth Companies, Mercury Basic Value Equity, Mercury World Strategy, EQ/Putnam Growth & Income Value, EQ/Putnam Investors Growth, and EQ/Putnam International Equity (May 1, 1997); BT Equity 500 Index, BT Small Company Index, BT International Equity Index, J.P. Morgan Core Bond, Lazard Large Cap Value, Lazard Small Cap Value, and Morgan Stanley Emerging Markets Equity (December 31, 1997); EQ/Evergreen, EQ/Evergreen Foundation, and MFS Growth with Income (December 31, 1998). The inception dates for the variable investment options that became available after December 31, 1998, and are therefore not shown in this table are:
      EQ/Alliance Premier Growth, Capital Guardian U.S. Equity, Capital Guardian Research, and Capital Guardian International (April 30, 1999) and EQ/Alliance Technology (May 1, 2000).

** The inception dates for the portfolios underlying the Alliance variable investment options shown in the tables are for portfolios of The Hudson River Trust, the assets of which became assets of corresponding portfolios of EQ Advisors Trust on October 18, 1999. The portfolio inception dates are: Alliance Money Market (July 13, 1981); Alliance High Yield (January 2, 1987); Alliance Common Stock (January 13, 1976); EQ/Aggressive Stock (January 27, 1986); Alliance Small Cap Growth, MFS Research, MFS Emerging Growth Companies, Mercury Basic Value Equity, Mercury World Strategy, EQ/Putnam Growth & Income Value, EQ/Putnam Investors Growth, and EQ/Putnam International Equity (May 1, 1997); BT Equity 500 Index, BT Small Company Index, BT International Equity Index, J.P. Morgan Core Bond, Lazard Large Cap Value, and Lazard Small Cap Value January 1, 1998; Morgan Stanley Emerging Markets Equity (August 20, 1997) EQ Evergreen, EQ/Evergreen Foundation and MFS Growth with Income (December 31, 1998). The inception dates for the portfolios that became available after December 31, 1998, and are therefore not shown in this table are: EQ/Alliance Premier Growth, Capital Guardian U.S. Equity, Capital Guardian Research, Capital Guardian International (April 30,
      1999); and EQ/Alliance Technology (May 1, 2000).

78
--------------------------------------------------------------------------------

                                    TABLE 2
      GROWTH OF $1,000 UNDER A CONTRACT SURRENDERED ON DECEMBER 31, 1999:




-----------------------------------------------------------------------------------------------------------------
                                                              LENGTH OF INVESTMENT PERIOD
                                        -------------------------------------------------------------------------
                                                                                                      SINCE
                                               ONE          THREE          FIVE          TEN        PORTFOLIO
 VARIABLE INVESTMENT OPTIONS                  YEAR          YEARS         YEARS         YEARS       INCEPTION*
----------------------------------------------------------------------------------------------------------------------
EQ/Aggressive Stock                          1,073.76      1,114.04      1,717.60      3,337.67      6,396.96
----------------------------------------------------------------------------------------------------------------------
Alliance Common Stock                        1,134.91      1,816.91      2,856.60      3,772.84     19,404.57
----------------------------------------------------------------------------------------------------------------------
Alliance High Yield                            860.22        902.50      1,275.08      1,784.88      1,870.11
----------------------------------------------------------------------------------------------------------------------
Alliance Money Market                          940.28        973.67      1,001.42      1,016.99      1,595.55
----------------------------------------------------------------------------------------------------------------------
Alliance Small Cap Growth                    1,161.37            -             -             -       1,343.31
----------------------------------------------------------------------------------------------------------------------
BT Equity 500 Index                          1,090.71            -             -             -       1,337.63
----------------------------------------------------------------------------------------------------------------------
BT International Equity Index                1,159.80            -             -             -       1,361.04
----------------------------------------------------------------------------------------------------------------------
BT Small Company Index                       1,094.83            -             -             -       1,034.25
----------------------------------------------------------------------------------------------------------------------
EQ/Evergreen                                   988.60            -             -             -         988.60
----------------------------------------------------------------------------------------------------------------------
EQ/Evergreen Foundation                        965.86            -             -             -         965.86
----------------------------------------------------------------------------------------------------------------------
J.P. Morgan Core Bond                          879.42            -             -             -         935.74
----------------------------------------------------------------------------------------------------------------------
Lazard Large Cap Value                         928.91            -             -             -       1,093.96
----------------------------------------------------------------------------------------------------------------------
Lazard Small Cap Value                         911.57            -             -             -         816.98
----------------------------------------------------------------------------------------------------------------------
MFS Emerging Growth Companies                1,609.80            -             -             -       2,562.41
----------------------------------------------------------------------------------------------------------------------
MFS Growth with Income                         987,89            -             -             -         978.89
----------------------------------------------------------------------------------------------------------------------
MFS Research                                 1,117.86            -             -             -       1,555.83
----------------------------------------------------------------------------------------------------------------------
Mercury Basic Value Equity                   1,077.58            -             -             -       1,352.57
----------------------------------------------------------------------------------------------------------------------
Mercury World Strategy                       1,100.81            -             -             -       1,171.02
----------------------------------------------------------------------------------------------------------------------
Morgan Stanley Emerging Markets Equity       1,827.10            -             -             -         978.36
----------------------------------------------------------------------------------------------------------------------
EQ/Putnam Growth & Income Value                881.68            -             -             -       1,112.78
----------------------------------------------------------------------------------------------------------------------
EQ/Putnam International Equity               1,477.70            -             -             -       1,854.75
----------------------------------------------------------------------------------------------------------------------
EQ/Putnam Investors Growth                   1,186.85            -             -             -       1,966.33
----------------------------------------------------------------------------------------------------------------------


----------
*   Portfolio inception dates are shown in Table 1.

79
--------------------------------------------------------------------------------

                                    TABLE 3
        ANNUALIZED RATES OF RETURN FOR PERIODS ENDED DECEMBER 31, 1999:




------------------------------------------------------------------------------------------------------------------------------
                                                                                                                     SINCE
                                                                                                                   PORTFOLIO
                                                  1 YEAR      3 YEARS      5 YEARS      10 YEARS      20 YEARS     INCEPTION*
------------------------------------------------------------------------------------------------------------------------------
 EQ/AGGRESSIVE STOCK                              16.71%        7.75%        14.18%        14.57%            -         15.72%
------------------------------------------------------------------------------------------------------------------------------
 Lipper Mid-Cap Growth                            51.65%       24.68%        19.97%        14.78%            -         15.86%
------------------------------------------------------------------------------------------------------------------------------
 Benchmark                                        18.09%       17.48%        19.92%        15.41%            -         14.58%
------------------------------------------------------------------------------------------------------------------------------
 ALLIANCE COMMON STOCK                            22.95%       25.62%        25.77%        16.46%        16.26%        14.65%
------------------------------------------------------------------------------------------------------------------------------
 Lipper Growth                                    29.78%       26.87%        25.55%        16.90%        15.83%        15.16%
------------------------------------------------------------------------------------------------------------------------------
 Benchmark                                        21.04%       27.56%        28.56%        18.21%        17.88%        16.19%
------------------------------------------------------------------------------------------------------------------------------
 ALLIANCE HIGH YIELD                              (5.08)%       0.95%         7.89%         8.25%            -          7.40%
------------------------------------------------------------------------------------------------------------------------------
 Lipper High Current Yield                         3.65%        4.82%         8.59%         9.61%            -          7.79%
------------------------------------------------------------------------------------------------------------------------------
 Benchmark #1                                      1.57%        5.91%         9.61%        10.79%            -          9.99%
------------------------------------------------------------------------------------------------------------------------------
 Benchmark #2                                      3.28%        5.37%         9.07%        11.06%            -         10.04%
------------------------------------------------------------------------------------------------------------------------------
 ALLIANCE MONEY MARKET                             3.09%        3.36%         3.47%         3.28%            -          5.05%
------------------------------------------------------------------------------------------------------------------------------
 Lipper Money Market                               3.78%        4.05%         4.16%         3.96%            -          5.70%
------------------------------------------------------------------------------------------------------------------------------
 Benchmark                                         4.74%        5.01%         5.20%         5.06%            -          6.65%
------------------------------------------------------------------------------------------------------------------------------
 ALLIANCE SMALL CAP GROWTH                        25.65%           -             -             -             -         15.82%
------------------------------------------------------------------------------------------------------------------------------
 Lipper Small Cap                                 34.26%           -             -             -             -         19.49%
------------------------------------------------------------------------------------------------------------------------------
 Benchmark                                        43.09%           -             -             -             -         25.88%
------------------------------------------------------------------------------------------------------------------------------
 BT EQUITY 500 INDEX                              18.44%           -             -             -             -         20.79%
------------------------------------------------------------------------------------------------------------------------------
 Lipper S&P 500 Index                             19.36%           -             -             -             -         23.16%
------------------------------------------------------------------------------------------------------------------------------
 Benchmark                                        21.03%           -             -             -             -         24.76%
------------------------------------------------------------------------------------------------------------------------------
 BT INTERNATIONAL EQUITY INDEX                    25.49%           -             -             -             -         21.81%
------------------------------------------------------------------------------------------------------------------------------
 Lipper International                             43.24%           -             -             -             -         26.76%
------------------------------------------------------------------------------------------------------------------------------
 Benchmark                                        26.96%           -             -             -             -         23.43%
------------------------------------------------------------------------------------------------------------------------------
 BT SMALL COMPANY INDEX                           18.86%           -             -             -             -          6.92%
------------------------------------------------------------------------------------------------------------------------------
 Lipper Small Cap                                 34.26%           -             -             -             -         16.02%
------------------------------------------------------------------------------------------------------------------------------
 Benchmark                                        21.26%           -             -             -             -          8.70%
------------------------------------------------------------------------------------------------------------------------------
 EQ/EVERGREEN                                      8.02%           -             -             -             -          8.02%
------------------------------------------------------------------------------------------------------------------------------
 Lipper Growth                                    29.78%           -             -             -             -         29.78%
------------------------------------------------------------------------------------------------------------------------------
 Benchmark #1                                     21.26%           -             -             -             -         21.26%
------------------------------------------------------------------------------------------------------------------------------
 Benchmark #2                                     21.03%           -             -             -             -         21.03%
------------------------------------------------------------------------------------------------------------------------------
 EQ/EVERGREEN FOUNDATION                           5.70%           -             -             -             -          5.70%
------------------------------------------------------------------------------------------------------------------------------
 Lipper Balanced                                   8.69%           -             -             -             -          8.69%
------------------------------------------------------------------------------------------------------------------------------
 Benchmark                                        11.15%           -             -             -             -         11.15%
------------------------------------------------------------------------------------------------------------------------------
 J.P. MORGAN CORE BOND                            (3.12)%          -             -             -             -          1.97%
------------------------------------------------------------------------------------------------------------------------------
 Lipper Intermediate Investment Grade Debt        (0.83)%          -             -             -             -          3.84%
------------------------------------------------------------------------------------------------------------------------------
 Benchmark                                        (1.77)%          -             -             -             -          2.64%
------------------------------------------------------------------------------------------------------------------------------
 LAZARD LARGE CAP VALUE                            1.93%           -             -             -             -          9.77%
------------------------------------------------------------------------------------------------------------------------------
 Lipper Capital Appreciation                      43.66%           -             -             -             -         32.61%
------------------------------------------------------------------------------------------------------------------------------
 Benchmark                                        21.03%           -             -             -             -         24.76%
------------------------------------------------------------------------------------------------------------------------------

80
--------------------------------------------------------------------------------
                              TABLE 3 (CONTINUED)
        ANNUALIZED RATES OF RETURN FOR PERIODS ENDED DECEMBER 31, 1999:


--------------------------------------------------------------------------------------------------------------------
                                                                                                        SINCE
                                                                                                      PORTFOLIO
                                         1 YEAR       3 YEARS     5 YEARS    10 YEARS    20 YEARS     INCEPTION*
--------------------------------------------------------------------------------------------------------------------
 LAZARD SMALL CAP VALUE                    0.16%        -             -          -           -           (4.27)%
-------------------------------------------------------------------------------------------------------------------
 Lipper Small Cap                         34.26%        -             -          -           -           16.02%
-------------------------------------------------------------------------------------------------------------------
 Benchmark                                21.26%        -             -          -           -            8.70%
-------------------------------------------------------------------------------------------------------------------
 MFS EMERGING GROWTH COMPANIES            70.98%        -             -          -           -           45.96%
-------------------------------------------------------------------------------------------------------------------
 Lipper Mid-Cap                           51.65%        -             -          -           -           32.50%
-------------------------------------------------------------------------------------------------------------------
 Benchmark                                21.26%        -             -          -           -           16.99%
-------------------------------------------------------------------------------------------------------------------
 MFS GROWTH WITH INCOME                    7.03%        -             -          -           -            7.03%
-------------------------------------------------------------------------------------------------------------------
 Lipper Growth & Income                   12.90%        -             -          -           -           12.90%
-------------------------------------------------------------------------------------------------------------------
 Benchmark                                21.03%        -             -          -           -           21.03%
-------------------------------------------------------------------------------------------------------------------
 MFS RESEARCH                             21.21%        -             -          -           -           22.02%
-------------------------------------------------------------------------------------------------------------------
 Lipper Growth                            29.78%        -             -          -           -           29.33%
-------------------------------------------------------------------------------------------------------------------
 Benchmark                                21.03%        -             -          -           -           27.36%
-------------------------------------------------------------------------------------------------------------------
 MERCURY BASIC VALUE EQUITY               17.10%        -             -          -           -           16.11%
-------------------------------------------------------------------------------------------------------------------
 Lipper Growth & Income                   12.90%        -             -          -           -           18.00%
-------------------------------------------------------------------------------------------------------------------
 Benchmark                                21.03%        -             -          -           -           27.36%
-------------------------------------------------------------------------------------------------------------------
 MERCURY WORLD STRATEGY                   19.47%        -             -          -           -           10.39%
-------------------------------------------------------------------------------------------------------------------
 Lipper Global Flexible Portfolio         12.93%        -             -          -           -           11.91%
-------------------------------------------------------------------------------------------------------------------
 Benchmark                                13.07%        -             -          -           -           16.18%
-------------------------------------------------------------------------------------------------------------------
 MORGAN STANLEY EMERGING MARKETS
  EQUITY                                  92.71%        -             -          -           -            4.06%
-------------------------------------------------------------------------------------------------------------------
 Lipper Emerging Markets                  82.53%        -             -          -           -            2.90%
-------------------------------------------------------------------------------------------------------------------
 Benchmark                                66.41%        -             -          -           -           (0.88)%
-------------------------------------------------------------------------------------------------------------------
 EQ/PUTNAM GROWTH & INCOME VALUE          (2.89)%       -             -          -           -            8.41%
-------------------------------------------------------------------------------------------------------------------
 Lipper Growth & Income                   12.90%        -             -          -           -           18.00%
-------------------------------------------------------------------------------------------------------------------
 Benchmark                                21.03%        -             -          -           -           27.36%
-------------------------------------------------------------------------------------------------------------------
 EQ/PUTNAM INTERNATIONAL EQUITY           57.77%        -             -          -           -           29.96%
-------------------------------------------------------------------------------------------------------------------
 Lipper International                     43.24%        -             -          -           -           20.38%
-------------------------------------------------------------------------------------------------------------------
 Benchmark                                26.96%        -             -          -           -           18.32%
-------------------------------------------------------------------------------------------------------------------
 EQ/PUTNAM INVESTORS GROWTH               28.25%        -             -          -           -           32.59%
-------------------------------------------------------------------------------------------------------------------
 Lipper Growth                            29.78%        -             -          -           -           29.33%
-------------------------------------------------------------------------------------------------------------------
 Benchmark                                21.03%        -             -          -           -           27.36%
-------------------------------------------------------------------------------------------------------------------


----------
* Portfolio inception dates are shown in Table 1. Lipper survey and benchmark "since portfolio inception" information are as of the month-end closest to the actual date of portfolio inception.

81
--------------------------------------------------------------------------------

                                    TABLE 4
        CUMULATIVE RATES OF RETURN FOR PERIODS ENDED DECEMBER 31, 1999:


----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                        SINCE
                                                                                                                      PORTFOLIO
                                                  1 YEAR      3 YEARS      5 YEARS      10 YEARS       20 YEARS       INCEPTION*
----------------------------------------------------------------------------------------------------------------------------------
 EQ/AGGRESSIVE STOCK                              16.71%        25.10%       94.05%       289.57%          -              664.33%
----------------------------------------------------------------------------------------------------------------------------------
 Lipper                                           51.65%       102.87%      158.98%       311.69%          -              683.45%
----------------------------------------------------------------------------------------------------------------------------------
 Benchmark                                        18.09%        62.12%      147.96%       319.19%          -              595.55%
----------------------------------------------------------------------------------------------------------------------------------
 ALLIANCE COMMON STOCK                            22.95%        98.24%      214.67%       359.13%   1,936.81%           2,545.48%
----------------------------------------------------------------------------------------------------------------------------------
 Lipper Growth                                    29.78%       106.30%      216.51%       386.68%   1,816.52%           2,838.39%
----------------------------------------------------------------------------------------------------------------------------------
 Benchmark                                        21.04%       107.56%      251.12%       432.78%   2,584.39%           3,555.46%
----------------------------------------------------------------------------------------------------------------------------------
 ALLIANCE HIGH YIELD                              (5.08)%        2.87%       46.18%       120.94%          -              152.78%
----------------------------------------------------------------------------------------------------------------------------------
 Lipper High Current Yield                         3.65%        15.25%       51.19%       151.82%          -              166.74%
----------------------------------------------------------------------------------------------------------------------------------
 Benchmark #1                                      1.57%        18.80%       58.22%       178.72%          -              245.03%
----------------------------------------------------------------------------------------------------------------------------------
 Benchmark #2                                      3.28%        17.00%       54.39%       185.43%          -              246.92%
----------------------------------------------------------------------------------------------------------------------------------
 ALLIANCE MONEY MARKET                             3.09%        10.41%       18.59%        38.07%          -              148.35%
----------------------------------------------------------------------------------------------------------------------------------
 Lipper Money Market                               3.78%        12.64%       22.65%        47.52%          -              178.18%
----------------------------------------------------------------------------------------------------------------------------------
 Benchmark                                         4.74%        15.79%       28.88%        63.79%          -              229.35%
----------------------------------------------------------------------------------------------------------------------------------
 ALLIANCE SMALL CAP GROWTH                        25.65%            -            -             -           -               48.00%
----------------------------------------------------------------------------------------------------------------------------------
 Lipper Small Cap                                 34.26%            -            -             -           -               62.98%
----------------------------------------------------------------------------------------------------------------------------------
 Benchmark                                        43.09%            -            -             -           -               84.91%
----------------------------------------------------------------------------------------------------------------------------------
 BT EQUITY 500 INDEX                              18.44%            -            -             -           -               45.90%
----------------------------------------------------------------------------------------------------------------------------------
 Lipper S&P 500 Index                             19.36%            -            -             -           -               51.69%
----------------------------------------------------------------------------------------------------------------------------------
 Benchmark                                        21.03%            -            -             -           -               55.65%
----------------------------------------------------------------------------------------------------------------------------------
 BT INTERNATIONAL EQUITY INDEX                    25.49%            -            -             -           -               48.37%
----------------------------------------------------------------------------------------------------------------------------------
 Lipper International                             43.24%            -            -             -           -               61.58%
----------------------------------------------------------------------------------------------------------------------------------
 Benchmark                                        26.96%            -            -             -           -               52.35%
----------------------------------------------------------------------------------------------------------------------------------
 BT SMALL COMPANY INDEX                           18.86%            -            -             -           -               14.31%
----------------------------------------------------------------------------------------------------------------------------------
 Lipper Small Cap                                 34.26%            -            -             -           -               37.82%
----------------------------------------------------------------------------------------------------------------------------------
 Benchmark                                        21.26%            -            -             -           -               18.17%
----------------------------------------------------------------------------------------------------------------------------------
 EQ/EVERGREEN                                      8.02%            -            -             -           -                8.02%
----------------------------------------------------------------------------------------------------------------------------------
 Lipper Growth                                    29.78%            -            -             -           -               29.78%
----------------------------------------------------------------------------------------------------------------------------------
 Benchmark #1                                     21.26%            -            -             -           -               21.26%
----------------------------------------------------------------------------------------------------------------------------------
 Benchmark #2                                     21.03%            -            -             -           -               21.03%
----------------------------------------------------------------------------------------------------------------------------------
 EQ/EVERGREEN FOUNDATION                           5.70%            -            -             -           -                5.70%
----------------------------------------------------------------------------------------------------------------------------------
 Lipper Balanced                                   8.69%            -            -             -           -                8.69%
----------------------------------------------------------------------------------------------------------------------------------
 Benchmark                                        11.15%            -            -             -           -               11.15%
----------------------------------------------------------------------------------------------------------------------------------
 J.P. MORGAN CORE BOND                            (3.12)%           -            -             -           -                3.99%
----------------------------------------------------------------------------------------------------------------------------------
 Lipper Intermediate Investment Grade Debt      (  0.83)%           -            -             -           -                7.83%
----------------------------------------------------------------------------------------------------------------------------------
 Benchmark                                      (  1.77)%           -            -             -           -                5.96%
----------------------------------------------------------------------------------------------------------------------------------
 LAZARD LARGE CAP VALUE                            1.93%            -            -             -           -               20.49%
----------------------------------------------------------------------------------------------------------------------------------
 Lipper Capital Appreciation                      43.66%            -            -             -           -               79.44%
----------------------------------------------------------------------------------------------------------------------------------
 Benchmark                                        21.03%            -            -             -           -               55.65%
----------------------------------------------------------------------------------------------------------------------------------
 LAZARD SMALL CAP VALUE                            0.16%            -            -             -           -               (8.36)%
----------------------------------------------------------------------------------------------------------------------------------
 Lipper Small Cap                                 34.26%            -            -             -           -               37.82%
----------------------------------------------------------------------------------------------------------------------------------
 Benchmark                                        21.26%            -            -             -           -               18.17%
----------------------------------------------------------------------------------------------------------------------------------

82
--------------------------------------------------------------------------------


                              TABLE 4 (CONTINUED)
        CUMULATIVE RATES OF RETURN FOR PERIODS ENDED DECEMBER 31, 1999:



--------------------------------------------------------------------------------------------------------------------
                                                                                                           SINCE
                                                                                                         PORTFOLIO
                                                1 YEAR     3 YEARS    5 YEARS    10 YEARS    20 YEARS    INCEPTION*
--------------------------------------------------------------------------------------------------------------------
   MFS EMERGING GROWTH COMPANIES                70.98%       -           -           -           -        174.33%
--------------------------------------------------------------------------------------------------------------------
    Lipper Mid-Cap                              51.65%       -           -           -           -        120.85%
--------------------------------------------------------------------------------------------------------------------
    Benchmark                                   21.26%       -           -           -           -         52.05%
--------------------------------------------------------------------------------------------------------------------
   MFS GROWTH WITH INCOME                        7.03%       -           -           -           -          7.03%
--------------------------------------------------------------------------------------------------------------------
    Lipper Growth & Income                      12.90%       -           -           -           -         12.90%
--------------------------------------------------------------------------------------------------------------------
    Benchmark                                   21.03%       -           -           -           -         21.03%
--------------------------------------------------------------------------------------------------------------------
   MFS RESEARCH                                 21.21%       -           -           -           -         70.07%
--------------------------------------------------------------------------------------------------------------------
    Lipper Growth                               29.78%       -           -           -           -        101.13%
--------------------------------------------------------------------------------------------------------------------
    Benchmark                                   21.03%       -           -           -           -         90.75%
--------------------------------------------------------------------------------------------------------------------
   MERCURY BASIC VALUE EQUITY                   17.10%       -           -           -           -         48.97%
--------------------------------------------------------------------------------------------------------------------
    Lipper Growth & Income                      12.90%       -           -           -           -         56.85%
--------------------------------------------------------------------------------------------------------------------
    Benchmark                                   21.03%       -           -           -           -         90.75%
--------------------------------------------------------------------------------------------------------------------
   MERCURY WORLD STRATEGY                       19.47%       -           -           -           -         30.18%
--------------------------------------------------------------------------------------------------------------------
    Lipper Global Flexible Portfolio            12.93%       -           -           -           -         35.69%
--------------------------------------------------------------------------------------------------------------------
    Benchmark                                   13.07%       -           -           -           -         49.16%
--------------------------------------------------------------------------------------------------------------------
   MORGAN STANLEY EMERGING MARKETS EQUITY       92.71%       -           -           -           -          9.88%
--------------------------------------------------------------------------------------------------------------------
    Lipper Emerging Markets                     82.53%       -           -           -           -          7.48%
--------------------------------------------------------------------------------------------------------------------
    Benchmark                                   66.41%       -           -           -           -          5.32%
--------------------------------------------------------------------------------------------------------------------
   EQ/PUTNAM GROWTH & INCOME VALUE              (2.89)%      -           -           -           -         24.04%
--------------------------------------------------------------------------------------------------------------------
    Lipper                                      12.90%       -           -           -           -         56.85%
--------------------------------------------------------------------------------------------------------------------
    Benchmark                                   21.03%       -           -           -           -         90.75%
--------------------------------------------------------------------------------------------------------------------
   EQ/PUTNAM INTERNATIONAL EQUITY               57.77%       -           -           -           -        101.24%
--------------------------------------------------------------------------------------------------------------------
    Lipper                                      43.24%       -           -           -           -         65.44%
--------------------------------------------------------------------------------------------------------------------
    Benchmark                                   26.96%       -           -           -           -         56.70%
--------------------------------------------------------------------------------------------------------------------
   EQ/PUTNAM INVESTORS GROWTH                   28.25%       -           -           -           -        112.28%
--------------------------------------------------------------------------------------------------------------------
    Lipper                                      29.78%       -           -           -           -        101.13%
--------------------------------------------------------------------------------------------------------------------
    Benchmark                                   21.03%       -           -           -           -         90.75%
--------------------------------------------------------------------------------------------------------------------



----------
* Portfolio inception dates are shown in Table 1. Lipper survey and benchmark "since portfolio inception" information are as month-end closest to the actual date of portfolio inception.

83
--------------------------------------------------------------------------------

                                    TABLE 5
                         YEAR-BY-YEAR RATES OF RETURN:




-----------------------------------------------------------------------------------------------------------
                                                 1990        1991         1992         1993         1994
-----------------------------------------------------------------------------------------------------------
   EQ/Aggressive Stock                           6.21%       83.52%       (4.91)%      14.65%       (5.54)%
-----------------------------------------------------------------------------------------------------------
   Alliance Common Stock                        (9.77)%      35.41%        1.36%       22.59%       (3.89)%
-----------------------------------------------------------------------------------------------------------
   Alliance High Yield                          (2.90)%      22.23%       10.29%       20.94%       (4.53)%
-----------------------------------------------------------------------------------------------------------
   Alliance Money Market                         6.29%        4.28%        1.70%        1.11%        2.15%
-----------------------------------------------------------------------------------------------------------
   Alliance Small Cap Growth                        -            -            -            -            -
-----------------------------------------------------------------------------------------------------------
   BT Equity 500 Index                              -            -            -            -            -
-----------------------------------------------------------------------------------------------------------
   BT International Equity Index                    -            -            -            -            -
-----------------------------------------------------------------------------------------------------------
   BT Small Company Index                           -            -            -            -            -
-----------------------------------------------------------------------------------------------------------
   EQ/Evergreen                                     -            -            -            -            -
-----------------------------------------------------------------------------------------------------------
   EQ/Evergreen Foundation                          -            -            -            -            -
-----------------------------------------------------------------------------------------------------------
   J.P. Morgan Core Bond                            -            -            -            -            -
-----------------------------------------------------------------------------------------------------------
   Lazard Large Cap Value                           -            -            -            -            -
-----------------------------------------------------------------------------------------------------------
   Lazard Small Cap Value                           -            -            -            -            -
-----------------------------------------------------------------------------------------------------------
   MFS Emerging Growth Companies                    -            -            -            -            -
-----------------------------------------------------------------------------------------------------------
   MFS Growth with Income                           -            -            -            -            -
-----------------------------------------------------------------------------------------------------------
   MFS Research                                     -            -            -            -            -
-----------------------------------------------------------------------------------------------------------
   Mercury Basic Value Equity                       -            -            -            -            -
-----------------------------------------------------------------------------------------------------------
   Mercury World Strategy                           -            -            -            -            -
-----------------------------------------------------------------------------------------------------------
   Morgan Stanley Emerging Markets Equity           -            -            -            -            -
-----------------------------------------------------------------------------------------------------------
   EQ/Putnam Growth & Income Value                  -            -            -            -            -
-----------------------------------------------------------------------------------------------------------
   EQ/Putnam International Equity                   -            -            -            -            -
-----------------------------------------------------------------------------------------------------------
   EQ/Putnam Investors Growth                       -            -            -            -            -
-----------------------------------------------------------------------------------------------------------



-----------------------------------------------------------------------------------------------------------
                                                1995        1996          1997           1998         1999
-----------------------------------------------------------------------------------------------------------
   EQ/Aggressive Stock                          29.28%      19.99%         8.82%         (1.50)%     16.71%
-----------------------------------------------------------------------------------------------------------
   Alliance Common Stock                        30.08%      22.03%        26.90%         27.06%      22.95%
-----------------------------------------------------------------------------------------------------------
   Alliance High Yield                          17.77%      20.66%        16.34%         (6.85)%     (5.08)%
-----------------------------------------------------------------------------------------------------------
   Alliance Money Market                         3.85%       3.43%         3.53%          3.45%       3.09%
-----------------------------------------------------------------------------------------------------------
   Alliance Small Cap Growth                        -           -         25.21%+        (5.92)%     25.65%
-----------------------------------------------------------------------------------------------------------
   BT Equity 500 Index                              -           -             -          23.19%      18.44%
-----------------------------------------------------------------------------------------------------------
   BT International Equity Index                    -           -             -          18.23%      25.49%
-----------------------------------------------------------------------------------------------------------
   BT Small Company Index                           -           -             -          (3.82)%     18.86%
-----------------------------------------------------------------------------------------------------------
   EQ/Evergreen                                     -           -             -              -        8.02%
-----------------------------------------------------------------------------------------------------------
   EQ/Evergreen Foundation                          -           -             -              -        5.70%
-----------------------------------------------------------------------------------------------------------
   J.P. Morgan Core Bond                            -           -             -           7.34%      (3.12)%
-----------------------------------------------------------------------------------------------------------
   Lazard Large Cap Value                           -           -             -          18.20%       1.93%
-----------------------------------------------------------------------------------------------------------
   Lazard Small Cap Value                           -           -             -          (8.51)%      0.16%
-----------------------------------------------------------------------------------------------------------
   MFS Emerging Growth Companies                    -           -         21.15%+        32.43%      70.98%
-----------------------------------------------------------------------------------------------------------
   MFS Growth with Income                           -           -             -              -        7.03%
-----------------------------------------------------------------------------------------------------------
   MFS Research                                     -           -         14.84%+        22.18%      21.21%
-----------------------------------------------------------------------------------------------------------
   Mercury Basic Value Equity                       -           -         15.81%+         9.85%      17.10%
-----------------------------------------------------------------------------------------------------------
   Mercury World Strategy                           -           -          3.62%+         5.17%      19.47%
-----------------------------------------------------------------------------------------------------------
   Morgan Stanley Emerging Markets Equity           -           -        (20.64)%+      (28.15)%     92.71%
-----------------------------------------------------------------------------------------------------------
   EQ/Putnam Growth & Income Value                  -           -         15.00%+        11.07%      (2.89)%
-----------------------------------------------------------------------------------------------------------
   EQ/Putnam International Equity                   -           -          8.44%+        17.62%      57.77%
-----------------------------------------------------------------------------------------------------------
   EQ/Putnam Investors Growth                       -           -         23.36%+        34.18%      28.25%
-----------------------------------------------------------------------------------------------------------



----------
+ Returns for these portfolios represent less than 12 months of performance. The returns are as of each portfolio inception date as shown in Table 1.

84
--------------------------------------------------------------------------------

COMMUNICATING PERFORMANCE DATA

In reports or other communications to contract owners or in advertising material, we may describe general economic and market conditions affecting our variable investment options and the portfolios and may compare the performance or ranking of those options and the portfolios with:

o those of other insurance company separate accounts or mutual funds included in the rankings prepared by Lipper Analytical Services, Inc., Morningstar, Inc., VARDS, or similar investment services that monitor the performance of insurance company separate accounts or mutual funds;

o other appropriate indices of investment securities and averages for peer universes of mutual funds; or

o   data developed by us derived from such indices or averages.

We also may furnish to present or prospective contract owners advertisements or other communications that include evaluations of a variable investment option or portfolio by nationally recognized financial publications. Examples of such publications are:

--------------------------------------------------------------------------------
 Barron's                         Investment Management Weekly
 Morningstar's Variable Annuity   Money Management Letter
    Sourcebook                    Investment Dealers Digest
 Business Week                    National Underwriter
 Forbes                           Pension & Investments
 Fortune                          USA Today
 Institutional Investor           Investor's Business Daily
 Money                            The New York Times
 Kiplinger's Personal Finance     The Wall Street Journal
 Financial Planning               The Los Angeles Times
 Investment Adviser               The Chicago Tribune
--------------------------------------------------------------------------------

Lipper compiles performance data for peer universes of funds with similar investment objectives in its Lipper Survey. Morningstar, Inc. compiles similar data in the Morningstar Variable Annuity/Life Report (Morningstar Report).

The Lipper Survey records performance data as reported to it by over 800 mutual funds underlying variable annuity and life insurance products. It divides these actively managed portfolios into 25 categories by portfolio objectives. The Lipper Survey contains two different universes, which reflect different types of fees in performance data:

o The "separate account" universe reports performance data net of investment management fees, direct operating expenses and asset-based charges applicable under variable life and annuity contracts, and

o The "mutual fund" universe reports performance net only of investment management fees and direct operating expenses, and therefore reflects only charges that relate to the underlying mutual fund.

The Morningstar Variable Annuity/Life Report consists of nearly 700 variable life and annuity funds, all of which report their data net of investment management fees, direct operating expenses and separate account level charges. VARDS is a monthly reporting service that monitors approximately 2,500 variable life and variable annuity funds on performance and account information.


YIELD INFORMATION

Current yield for the Alliance Money Market option will be based on net changes in a hypothetical investment over a given seven-day period, exclusive of capital changes, and then "annualized" (assuming that the same seven-day result would occur each week for 52 weeks). Current yield for the Alliance High Yield option will be based on net changes in a hypothetical investment over a given 30-day period, exclusive of capital changes, and then "annualized" (assuming that the same 30-day result would occur each month for 12 months).


"Effective yield" is calculated in a similar manner, but when annualized, any income earned by the investment is assumed to be reinvested. The "effective yield" will be slightly higher than the "current yield" because any earnings are compounded weekly for the Alliance Money Market option. The current yields and effective yields assume the deduction of all current contract charges and expenses other than the withdrawal charge, the optional baseBUILDER benefits charge, the annual administrative charge, and any charge

85
--------------------------------------------------------------------------------


designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. The yields and effective yields for the Alliance Money Market option, when used for the special dollar cost averaging program, assume that no contract charges are deducted. For more information, see "Yield Information for the Alliance Money Market Option and Alliance High Yield Option" in the SAI.

86

10 Incorporation of certain documents by reference
--------------------------------------------------------------------------------


Equitable Life's Annual Report on Form 10-K for the year ended December 31, 1999 is considered to be a part of this prospectus because it is incorporated by reference.

After the date of this prospectus and before we terminate the offering of the securities under this prospectus, all documents or reports we file with the SEC under the Securities Exchange Act of 1934 ("Exchange Act"), will be considered to become part of this prospectus because they are incorporated by reference.


Any statement contained in a document that is, or becomes part of this prospectus, will be considered changed or replaced for purposes of this prospectus if a statement contained in this prospectus changes or is replaced. Any statement that is considered to be a part of this prospectus because of its incorporation will be considered changed or replaced for the purpose of this prospectus if a statement contained in any other subsequently filed document that is considered to be part of this prospectus changes or replaces that statement. After that, only the statement that is changed or replaced will be considered to be part of this prospectus.


We file our Exchange Act documents and reports, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, electronically according to EDGAR under CIK No. 0000727920. The SEC maintains a Web site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov.


Upon written or oral request, we will provide, free of charge, to each person to whom this prospectus is delivered, a copy of any or all of the documents considered to be part of this prospectus because they are incorporated herein. This does not include exhibits not specifically incorporated by reference into the text of such documents. Requests for documents should be directed to The Equitable Life Assurance Society of the United States, 1290 Avenue of the Americas, New York, New York 10104. Attention: Corporate Secretary (telephone:
(212) 554-1234).

Appendix I: Purchase considerations for QP contracts
--------------------------------------------------------------------------------

Trustees who are considering the purchase of an Equitable Accumulator QP contract should discuss with their tax advisers whether this is an appropriate investment vehicle for the employer's plan. Trustees should consider whether the plan provisions permit the investment of plan assets in the QP contract, the distribution of such an annuity, the purchase of the guaranteed minimum income benefit, and the payment of death benefits in accordance with the requirements of the federal income tax rules. The QP contract and this prospectus should be reviewed in full, and the following factors, among others, should be noted. Assuming continued plan qualification and operation, earnings on qualified plan assets will accumulate value on a tax-deferred basis even if the plan is not funded by the Equitable Accumulator QP contract or another annuity. Therefore, you should purchase an Equitable Accumulator QP contract to fund a plan for the contract's features and benefits other than tax deferral. This QP contract accepts transfer contributions only and not regular, ongoing payroll contributions. For 401(k) plans under defined contribution plans, no employee after-tax contributions are accepted.


Under defined benefit plans, we will not accept rollovers from a defined contribution plan to a defined benefit plan. We will only accept transfers from a defined benefit plan or a change of investment vehicles in the plan. Only one additional contribution may be made per contract year. For defined benefit plans, the maximum percentage of actuarial value of the plan participant/employee's normal retirement benefit that can be funded by a QP contract is 80%. The account value under a QP contract may at any time be more or less than the lump sum actuarial equivalent of the accrued benefit for a defined benefit plan participant/employee. Equitable Life does not guarantee that the account value under a QP contract will at any time equal the actuarial value of 80% of a participant/employee's accrued benefit. If overfunding of a plan occurs, withdrawals from the QP contract may be required. A withdrawal charge and/or market value adjustment may apply.


Further, Equitable Life will not perform or provide any plan recordkeeping services with respect to the QP contracts. The plan's administrator will be solely responsible for performing or providing for all such services. There is no loan feature offered under the QP contracts, so if the plan provides for loans and a participant/employee takes a loan from the plan, other plan assets must be used as the source of the loan and any loan repayments must be credited to other investment vehicles and/or accounts available under the plan.

Given that required minimum distributions must generally commence from the plan for annuitants after age 70 1/2, trustees should consider that:

o the QP contract may not be an appropriate purchase for annuitants approaching or over age 70 1/2; and

o the guaranteed minimum income benefit under baseBUILDER may not be an appropriate feature for annuitants who are older than age 60 1/2 when the contract is issued.


Finally, because the method of purchasing the QP contract, including the large initial contribution, and the features of the QP contract may appeal more to plan participants/employees who are older and tend to be highly paid, and because certain features of the QP contract are available only to plan participants/employees who meet certain minimum and/or maximum age requirements, plan trustees should discuss with their advisers whether the purchase of the QP contract would cause the plan to engage in prohibited discrimination in contributions, benefits or otherwise.

Appendix II: Market value adjustment example
--------------------------------------------------------------------------------


The example below shows how the market value adjustment would be determined and how it would be applied to a withdrawal, assuming that $100,000 was allocated on February 15, 2001 to a fixed maturity option with a maturity date of February 15, 2010 (nine years later) at a hypothetical rate to maturity of 7.00%, resulting in a maturity value of $183,846 on the maturity date. We further assume that a withdrawal of $50,000 is made four years later on February 15, 2005.



---------------------------------------------------------------------------------------------
                                                                      HYPOTHETICAL ASSUMED
                                                                      RATE TO MATURITY ON
                                                                       FEBRUARY 15, 2005
                                                                   --------------------------
                                                                        5.00%        9.00%
---------------------------------------------------------------------------------------------
AS OF FEBRUARY 15, 2005 (BEFORE WITHDRAWAL)
---------------------------------------------------------------------------------------------
(1) Market adjusted amount                                           $144,048    $ 119,487
---------------------------------------------------------------------------------------------
(2) Fixed maturity amount                                            $131,080    $ 131,080
---------------------------------------------------------------------------------------------
(3) Market value adjustment:
    (1) - (2)                                                        $ 12,968    $ (11,593)
---------------------------------------------------------------------------------------------
ON FEBRUARY 15, 2005 (AFTER WITHDRAWAL)
---------------------------------------------------------------------------------------------
(4) Portion of market value adjustment associated with withdrawal:
    (3) x [$50,000/(1)]                                              $  4,501    $  (4,851)
---------------------------------------------------------------------------------------------
(5) Reduction in fixed maturity amount:
    [$50,000 - (4)]                                                  $ 45,499    $  54,851
---------------------------------------------------------------------------------------------
(6) Fixed maturity amount: (2) - (5)                                 $ 85,581    $  76,229
---------------------------------------------------------------------------------------------
(7) Maturity value                                                   $120,032    $ 106,915
---------------------------------------------------------------------------------------------
(8) Market adjusted amount of (7)                                    $ 94,048    $  69,487
---------------------------------------------------------------------------------------------


You should note that under this example if a withdrawal is made when rates have increased from 7.00% to 9.00% (right column), a portion of a negative market value adjustment is realized. On the other hand, if a withdrawal is made when rates have decreased from 7.00% to 5.00% (left column), a portion of a positive market value adjustment is realized.

Appendix III: Guaranteed minimum death benefit example
--------------------------------------------------------------------------------

The death benefit under the contracts is equal to the account value or, if greater, the guaranteed minimum death benefit.

The following illustrates the guaranteed minimum death benefit calculation. Assuming $100,000 is allocated to the variable investment options (with no allocation to the Alliance Money Market option or the fixed maturity options), no additional contributions, no transfers and no withdrawals, and no loans under a Rollover TSA contract, the guaranteed minimum death benefit for an annuitant age 45 would be calculated as follows:

------------------------------------------------------------------------------------
  END OF                           5% ROLL UP TO AGE 80     ANNUAL RATCHET TO AGE 80
 CONTRACT                          GUARANTEED MINIMUM         GUARANTEED MINIMUM
   YEAR         ACCOUNT VALUE       DEATH BENEFIT(1)             DEATH BENEFIT
------------------------------------------------------------------------------------
     1           $105,000             $105,000(1)                $105,000(3)
------------------------------------------------------------------------------------
     2           $115,500             $110,250(2)                $115,500(3)
------------------------------------------------------------------------------------
     3           $129,360             $115,763(2)                $129,360(3)
------------------------------------------------------------------------------------
     4           $103,488             $121,551(1)                $129,360(4)
------------------------------------------------------------------------------------
     5           $113,837             $127,628(1)                $129,360(4)
------------------------------------------------------------------------------------
     6           $127,497             $134,010(1)                $129,360(4)
------------------------------------------------------------------------------------
     7           $127,497             $140,710(1)                $129,360(4)
------------------------------------------------------------------------------------

The account values for contract years 1 through 7 are based on hypothetical rates of return of 5.00%, 10.00%, 12.00%, (20.00)%, 10.00%, 12.00% and 0.00%.
We are using these rates solely to illustrate how the benefit is determined. The return rates bear no relationship to past or future investment results.


5% ROLL UP TO AGE 80

(1) At the end of contract year 1, and again at the end of contract years 4 through 7, the death benefit will be equal to the guaranteed minimum death benefit.

(2) At the end of contract years 2 and 3, the death benefit will be equal to the current account value since it is higher than the current guaranteed minimum death benefit.


ANNUAL RATCHET TO AGE 80

(3) At the end of contract years 1 through 3, the guaranteed minimum death benefit is equal to the current account value.

(4) At the end of contract years 4 through 7, the guaranteed minimum death benefit is equal to the guaranteed minimum death benefit at the end of the prior year since it is equal to or higher than the current account value.

Statement of additional information
--------------------------------------------------------------------------------

TABLE OF CONTENTS


                                                                                         PAGE
Unit Values                                                                               2
Custodian and Independent Accountants                                                     2
Yield Information for the Alliance Money Market Option and Alliance High Yield Option     2
Financial Statements                                                                      4

HOW TO OBTAIN AN EQUITABLE ACCUMULATOR STATEMENT OF ADDITIONAL INFORMATION FOR SEPARATE ACCOUNT NO. 49

Send this request form to:
  Equitable Accumulator
  P.O. Box 1547
  Secaucus, NJ 07096-1547

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -


Please send me an Equitable Accumulator SAI for Separate Account No. 49 dated May 1, 2000.



------------------------------------------------------------------------------
Name:


------------------------------------------------------------------------------
Address:


------------------------------------------------------------------------------
City                   State        Zip









(SAI 1AMLF(2000))

Equitable Accumulator
Select(SM)

A combination variable and fixed deferred annuity contract

PROSPECTUS DATED MAY 1, 2000

Please read and keep this prospectus for future reference. It contains important information that you should know before purchasing, or taking any other action under your contract. Also, at the end of this prospectus you will find attached the prospectus EQ Advisors Trust, which contains important information about its portfolios.
--------------------------------------------------------------------------------


WHAT IS THE EQUITABLE ACCUMULATOR SELECT?



Equitable Accumulator Select is a deferred annuity contract issued by THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES. It provides for the accumulation of retirement savings and for income. The contract offers income and death benefit protection. It also offers a number of payout options. You invest to accumulate value on a tax-deferred basis in one or more of our variable investment options or fixed maturity options ("investment options"). There is no withdrawal charge under the contract. However, we deduct a distribution charge calculated as a percentage of the amounts in the variable investment options. We deduct this charge for the life of the contract. This contract is not available in New York.


----------------------------------------------------------------------
 VARIABLE INVESTMENT OPTIONS
----------------------------------------------------------------------
 FIXED INCOME
----------------------------------------------------------------------
o Alliance High Yield              o Alliance Money Market
o Alliance Intermediate
   Government Securities
----------------------------------------------------------------------
 DOMESTIC STOCKS
----------------------------------------------------------------------
o EQ/Aggressive Stock(1)           o MFS Emerging Growth
o Alliance Common Stock               Companies
o Alliance Growth and Income       o MFS Growth with Income
o EQ/Alliance Premier Growth       o MFS Research
o Alliance Small Cap Growth        o Mercury Basic Value Equity(3)
o EQ/Alliance Technology(2)        o EQ/Putnam Growth & Income
o BT Equity 500 Index                 Value
o BT Small Company Index           o T. Rowe Price Equity Income
o Capital Guardian Research        o Warburg Pincus Small
o Capital Guardian U.S. Equity        Company Value
o EQ/Evergreen
----------------------------------------------------------------------
 INTERNATIONAL STOCKS
----------------------------------------------------------------------
o Alliance Global                  o Morgan Stanley Emerging
o Alliance International              Markets Equity
o BT International Equity Index    o T. Rowe Price International
                                      Stock
----------------------------------------------------------------------
BALANCED/HYBRID
----------------------------------------------------------------------
o Alliance Conservative            o EQ/Evergreen Foundation
   Investors                       o Mercury World Strategy(4)
o Alliance Growth Investors        o EQ/Putnam Balanced
----------------------------------------------------------------------



(1) Formerly named "Alliance Aggressive Stock."
(2) May not be available in California.
(3) Formerly named "Merrill Lynch Basic Value Equity."
(4) Formerly named "Merrill Lynch World Strategy."


You may allocate amounts to any of the variable investment options. Each variable investment option is a subaccount of our Separate Account No. 45. Each variable investment option, in turn, invests in a corresponding securities portfolio of EQ Advisors Trust. Your investment results in a variable investment option will depend on the investment performance of the related portfolio.



FIXED MATURITY OPTIONS. You may allocate amounts to one or more fixed maturity options. These amounts will receive a fixed rate of interest for a specified period. Interest is earned at a guaranteed rate set by us. We make a market value adjustment (up or down) if you make transfers or withdrawals from a fixed maturity option before its maturity date.



TYPES OF CONTRACTS. We offer the contracts for use as:


o  A nonqualified annuity ("NQ") for after-tax contributions only.

o An annuity that is an investment vehicle for a qualified defined contribution or defined benefit plan ("QP").

o An individual retirement annuity ("IRA"), either traditional IRA ("Rollover IRA") or Roth IRA ("Roth Conversion IRA").

o An Internal Revenue Code Section 403(b) Tax-Sheltered Annuity ("TSA") -- ("Rollover TSA").



A contribution of at least $25,000 is required to purchase a contract.

Registration statements relating to this offering have been filed with the Securities and Exchange Commission ("SEC"). The statement of additional information ("SAI") dated May 1, 2000 is a part of one of the registration statements. The SAI is available free of charge. You may request one by writing to our processing office or calling 1-800-789-7771. The SAI has been incorporated by reference into this prospectus. This prospectus and the SAI can also be obtained from the SEC's Web site at http://www.sec.gov. The table of contents for the SAI appears at the back of this prospectus.

THE SEC HAS NOT APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE CONTRACTS ARE NOT INSURED BY THE FDIC OR ANY OTHER AGENCY. THEY ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK AND ARE NOT BANK GUARANTEED. THEY ARE SUBJECT TO INVESTMENT RISKS AND POSSIBLE LOSS OF PRINCIPAL.


                                                                           72042

Contents of this prospectus



----------------
       2
--------------------------------------------------------------------------------





EQUITABLE ACCUMULATOR(SM) SELECT
---------------------------------------------------------------
Index of key words and phrases                                4
Who is Equitable Life?                                        5
How to reach us                                               6
Equitable Accumulator Select at a glance -- key features      8
---------------------------------------------------------------
FEE TABLE                                                    11
---------------------------------------------------------------
Example                                                      14
---------------------------------------------------------------
Condensed financial information                              15

1
---------------------------------------------------------------
CONTRACT FEATURES AND BENEFITS                               16
---------------------------------------------------------------
How you can purchase and contribute to your contract         16
Owner and annuitant requirements                             19
How you can make your contributions                          19
What are your investment options under the contract?         19
Allocating your contributions                                23
Your benefit base                                            24
Annuity purchase factors                                     25
Our baseBUILDER option                                       25
Guaranteed minimum death benefit                             27
Your right to cancel within a certain number of days         27

2
---------------------------------------------------------------
DETERMINING YOUR CONTRACT'S VALUE                            29
---------------------------------------------------------------
Your account value and cash value                            29
Your contract's value in the variable investment options     29
Your contract's value in the fixed maturity options          29
---------------------------------------------------------------

"We," "our," and "us" refer to Equitable Life.

When we address the reader of this prospectus with words such as "you" and "your," we mean the person who has the right or responsibility that the prospectus is discussing at that point. This is usually the contract owner.

When we use the word "contract" it also includes certificates that are issued under group contracts in some states.




----------
  3
--------------------------------------------------------------------------------

3
--------------------------------------------------------------------
TRANSFERRING YOUR MONEY AMONG
   INVESTMENT OPTIONS                                           30
--------------------------------------------------------------------
Transferring your account value                                 30
Market timing                                                   30
Rebalancing your account value                                  30

4
--------------------------------------------------------------------
ACCESSING YOUR MONEY                                            32
--------------------------------------------------------------------
Withdrawing your account value                                  32
How withdrawals are taken from your account value               33
How withdrawals affect your guaranteed minimum
   income benefit and guaranteed minimum death
   benefit                                                      33
Loans under Rollover TSA contracts                              34
Surrendering your contract to receive its cash value            34
When to expect payments                                         35
Your annuity payout options                                     35

5
--------------------------------------------------------------------
CHARGES AND EXPENSES                                            38
--------------------------------------------------------------------
Charges that Equitable Life deducts                             38
Charges that EQ Advisors Trust deducts                          39
Group or sponsored arrangements                                 39

6
--------------------------------------------------------------------
PAYMENT OF DEATH BENEFIT                                        40
--------------------------------------------------------------------
Your beneficiary and payment of benefit                         40
How death benefit payment is made                               41
Beneficiary continuation option                                 41

7
--------------------------------------------------------------------
TAX INFORMATION                                                 43
--------------------------------------------------------------------
Overview                                                        43
Transfers among investment options                              43
Taxation of nonqualified annuities                              43
Individual retirement arrangements (IRAs)                       45
Special rules for nonqualified contracts in qualified plans     55
Tax-Sheltered Annuity contracts (TSAs)                          55
Federal and state income tax withholding and
   information reporting                                        59
Impact of taxes to Equitable Life

8
--------------------------------------------------------------------
MORE INFORMATION                                                62
--------------------------------------------------------------------
About our Separate Account No. 45                               62
About EQ Advisors Trust                                         62
About our fixed maturity options                                63
About the general account                                       64
About other methods of payment                                  64
Dates and prices at which contract events occur                 65
About your voting rights                                        65
About legal proceedings                                         66
About our independent accountants                               66
Financial statements                                            66
Transfers of ownership, collateral assignments, loans,
   and borrowing                                                66
Distribution of the contracts

9
--------------------------------------------------------------------
INVESTMENT PERFORMANCE                                          68
--------------------------------------------------------------------
Benchmarks                                                      68
Communicating performance data

10
--------------------------------------------------------------------
INCORPORATION OF CERTAIN DOCUMENTS BY
   REFERENCE                                                    80
--------------------------------------------------------------------
APPENDICES
--------------------------------------------------------------------
I -- Condensed financial information                             A-1
II -- Purchase considerations for QP contracts                   B-1
III -- Market value adjustment example                           C-1
IV -- Guaranteed minimum death benefit example                   D-1
--------------------------------------------------------------------
STATEMENT OF ADDITIONAL INFORMATION
   TABLE OF CONTENTS
--------------------------------------------------------------------

Index of key words and phrases


--------
    4
--------------------------------------------------------------------------------

This index should help you locate more information on the terms used in this prospectus.


                                         PAGE IN
TERM                                    PROSPECTUS
 account value                             29
 annuitant                                 16
 annuity payout options                    35
 Annuity purchase factor                   25
 baseBUILDER                               25
 beneficiary                               40
 benefit base                              24
 business day                              65
 cash value                                29
 conduit IRA                               49
 contract date                              9
 contract date anniversary                  9
 contract year                              9
 contributions to Roth IRAs                52
   rollovers and direct transfers          52
   conversion contributions                53
 contributions to traditional IRAs         46
   rollovers and transfers                 47
 EQAccess                                   6
 ERISA                                     34
 fixed maturity options                    22
 guaranteed minimum death benefit          27
 guaranteed minimum income benefit         27

 IRA                                      cover

                                         PAGE IN
TERM                                    PROSPECTUS
 IRS                                       43
 investment options                        19
 loan reserve account                      34
 market adjusted amount                    22
 market value adjustment                   22
 maturity value                            22
 NQ                                       cover
 participant                               19
 portfolio                                cover
 processing office                          6
 QP                                        55
 rate to maturity                          21
 Required Beginning Date                   41
 Rollover IRA                             cover
 Rollover TSA                             cover
 Roth IRA                                  45
 Roth Conversion IRA                      cover
 SAI                                      cover
 SEC                                      cover
 TOPS                                       6
 TSA                                       55
 traditional IRA                           45
 unit                                      29
 variable investment options               19


To make this prospectus easier to read, we sometimes use different words than in the contract or supplemental materials. This is illustrated below. Although we use different words, they have the same meaning in this prospectus as in the contract. Your financial professional can provide further explanation about your contract or supplemental materials.


--------------------------------------------------------------------
  PROSPECTUS                    CONTRACT OR SUPPLEMENTAL MATERIALS
--------------------------------------------------------------------
  fixed maturity options        Guarantee Periods (Guaranteed Fixed Interest
                                Accounts in supplemental materials)
  variable investment options   Investment Funds
  account value                 Annuity Account Value
  rate to maturity              Guaranteed Rates
  unit                          Accumulation Unit
  baseBUILDER                   Guaranteed Minimum Income Benefit
--------------------------------------------------------------------

Who is Equitable Life?



----------------
  5
--------------------------------------------------------------------------------

We are The Equitable Life Assurance Society of the United States ("Equitable Life"), a New York stock life insurance corporation. We have been doing business since 1859. Equitable Life is a subsidiary of AXA Financial, Inc. (previously, The Equitable Companies Incorporated). The majority shareholder of AXA Financial, Inc. is AXA, a French holding company for an international group of insurance and related financial services companies. As a majority shareholder, and under its other arrangements with Equitable Life and Equitable Life's parent, AXA exercises significant influence over the operations and capital structure of Equitable Life and its parent. No company other than Equitable Life, however, has any legal responsibility to pay amounts that Equitable Life owes under the contracts.


AXA Financial, Inc. and its consolidated subsidiaries managed approximately $462.7 billion in assets as of December 31, 1999. For over 100 years Equitable Life has been among the largest insurance companies in the United States. We are licensed to sell life insurance and annuities in all fifty states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands. Our home office is located at 1290 Avenue of the Americas, New York, N.Y. 10104.

----------
   6
--------------------------------------------------------------------------------

HOW TO REACH US

You may communicate with our processing office as listed below for any of the following purposes:

--------------------------------------------------------------------------------
FOR CONTRIBUTIONS SENT BY REGULAR MAIL:
--------------------------------------------------------------------------------
Equitable Accumulator Select
P.O. Box 13014
Newark, NJ 07188-0014

--------------------------------------------------------------------------------
FOR CONTRIBUTIONS SENT BY EXPRESS DELIVERY:
--------------------------------------------------------------------------------
Equitable Accumulator Select
c/o Bank One, N.A.
300 Harmon Meadow Boulevard, 3rd Floor
Attn: Box 13014
Secaucus, NJ 07094

--------------------------------------------------------------------------------
FOR ALL OTHER COMMUNICATIONS (E.G.,
REQUESTS FOR TRANSFERS, WITHDRAWALS, OR
REQUIRED NOTICES) SENT BY REGULAR MAIL:
--------------------------------------------------------------------------------
Equitable Accumulator Select
P.O. Box 1547
Secaucus, NJ 07096-1547

--------------------------------------------------------------------------------
FOR ALL OTHER COMMUNICATIONS (E.G.,
REQUESTS FOR TRANSFERS, WITHDRAWALS, OR
REQUIRED NOTICES) SENT BY EXPRESS DELIVERY:
--------------------------------------------------------------------------------
Equitable Accumulator Select
200 Plaza Drive, 4th Floor
Secaucus, NJ 07094

--------------------------------------------------------------------------------
REPORTS WE PROVIDE:
--------------------------------------------------------------------------------
o  written confirmation of financial transactions;

o statement of your contract values at the close of each calendar quarter (four per year); and

o annual statement of your contract values as of the close of the contract year.


--------------------------------------------------------------------------------
TELEPHONE OPERATED PROGRAM SUPPORT
("TOPS") AND EQACCESS SYSTEMS:
--------------------------------------------------------------------------------
TOPS is designed to provide you with up-to-date information via touch-tone telephone. EQAccess is designed to provide this information through the Internet. You can obtain information on:

o  your current account value;

o your current allocation percentages (anticipated to be available through EQAccess by the end of 2000);

o  the number of units you have in the variable investment options;

o  rates to maturity for the fixed maturity options;

o  the daily unit values for the variable investment options; and

o performance information regarding the variable investment options (not available through TOPS).

You can also:

o change your allocation percentages and/or transfer among the investment options (anticipated to be available through EQAccess by the end of 2000);

o change your TOPS personal identification number (PIN) (not available through EQAccess); and

o  change your EQAccess password (not available through TOPS).

TOPS and EQAccess are normally available seven days a week, 24 hours a day. You may use TOPS by calling toll free 1-888-909-7770. You may use EQAccess by visiting our Web site at http://www.equitable.com and clicking on EQAccess. Of course, for reasons beyond our control, these services may sometimes be unavailable.

We have established procedures to reasonably confirm that the instructions communicated by telephone or the Internet are genuine. For example, we will require certain personal identification information before we will act on telephone or

----------
  7
--------------------------------------------------------------------------------


Internet instructions and we will provide written confirmation of your transfers. If we do not employ reasonable procedures to confirm the genuineness of telephone or Internet instructions, we may be liable for any losses arising out of any act or omission that constitutes negligence, lack of good faith or willful misconduct. In light of our procedures, we will not be liable for following telephone or Internet instructions we reasonably believe to be genuine.

We reserve the right to limit access to these services if we determine that you are engaged in a market timing strategy (see "Market timing" in "Transferring your money among investment options").



--------------------------------------------------------------------------------
CUSTOMER SERVICE REPRESENTATIVE:
--------------------------------------------------------------------------------
You may also use our toll-free number (1-800-789-7771) to speak with one of our customer service representatives. Our customer service representatives are available on any business day from 8:30 a.m. until 5:30 p.m., Eastern time.


WE REQUIRE THAT THE FOLLOWING TYPES OF COMMUNICATIONS BE ON SPECIFIC FORMS WE PROVIDE FOR THAT PURPOSE:


(1) conversion of a traditional IRA to a Roth Conversion IRA contract;


(2) election of the automatic investment program;

(3) election of the rebalancing program;

(4) requests for loans under Rollover TSA contracts;


(5) spousal consent for loans under Rollover TSA contracts;

(6) tax withholding election; and

(7) election of the beneficiary continuation option.


WE ALSO HAVE SPECIFIC FORMS THAT WE RECOMMEND YOU USE FOR THE FOLLOWING TYPES OF REQUESTS:

(1) address changes;

(2) beneficiary changes;

(3) transfers between investment options; and


(4)  contract surrender and withdrawal requests.



TO CANCEL OR CHANGE ANY OF THE FOLLOWING WE REQUIRE WRITTEN NOTIFICATION GENERALLY AT LEAST SEVEN CALENDAR DAYS BEFORE THE NEXT SCHEDULED TRANSACTION:

(1) automatic investment program;

(2) general dollar cost averaging;

(3) rebalancing;

(4) special dollar cost averaging;

(5) substantially equal withdrawals;

(6) systematic withdrawals; and

(7) the date annuity payments are to begin.


You must sign and date all these requests. Any written request that is not on one of our forms must include your name and your contract number along with adequate details about the notice you wish to give or the action you wish us to take.


SIGNATURES:

The proper person to sign forms, notices and requests would normally be the owner. If there are joint owners both must sign.

Equitable Accumulator Select at a glance -- key features


--------
    8
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------------------------------------------
PROFESSIONAL           Equitable Accumulator Select's variable investment options invest in different portfolios
INVESTMENT             managed by professional investment advisers.
MANAGEMENT
--------------------------------------------------------------------------------------------------------------------
FIXED MATURITY         o 10 fixed maturity options with maturities ranging from approximately 1 to 10 years.
OPTIONS
                       o Each fixed maturity option offers a guarantee of principal and interest rate if you hold it to maturity.
--------------------------------------------------------------------------------------------------------------------
                       If you make withdrawals or transfers from a fixed maturity option before maturity, there will be a market value adjustment due to differences in interest rates. This may increase or decrease any value that you have left in that fixed maturity option. If you surrender your contract, a market value adjustment may also apply.
--------------------------------------------------------------------------------------------------------------------
TAX ADVANTAGES         o On earnings inside the    No tax on any dividends, interest or capital gains until you
                         contract                  make withdrawals from your contract or receive annuity
                                                   payments.
                       ---------------------------------------------------------------------------------------------
                       o On transfers inside the   No tax on transfers among investment options.
                         contract
                       ---------------------------------------------------------------------------------------------
                       If you are buying a contract to fund a retirement plan that already provides tax deferral under sections of the Internal Revenue Code, you should do so for the contract's features and benefits other than tax deferral. In such situations, the tax deferral of the contract does not provide necessary or additional benefits.
--------------------------------------------------------------------------------------------------------------------
BASEBUILDER            baseBUILDER combines a guaranteed minimum income benefit with the guaranteed minimum
(Registered Trademark) death benefit provided under the contract. The guaranteed minimum income benefit provides
PROTECTION             income protection for you while the annuitant lives. The guaranteed minimum death benefit provides a death benefit for the beneficiary should the annuitant die.
--------------------------------------------------------------------------------------------------------------------
CONTRIBUTION AMOUNTS   o Initial minimum:          $25,000
                       o Additional minimum:       $ 1,000
                                                   $100 monthly and $300 quarterly under our automatic
                                                   investment program (NQ contracts)
                       ---------------------------------------------------------------------------------------------
                       Maximum contribution limitations may apply.
--------------------------------------------------------------------------------------------------------------------
ACCESS TO YOUR MONEY   o Lump sum withdrawals
                       o Several withdrawal options on a periodic basis
                       o Loans under Rollover TSA contracts
                       o Contract surrender
                       You may incur income tax and a tax penalty.
--------------------------------------------------------------------------------------------------------------------
PAYOUT OPTIONS         o Fixed annuity payout options
                       o Variable Immediate Annuity payout options
                       o Income Manager(Registered Trademark) payout options
--------------------------------------------------------------------------------------------------------------------

-----
  9
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------------------------------------------
ADDITIONAL FEATURES    o Guaranteed minimum death benefit even if you do not elect baseBUILDER
                       o Dollar cost averaging
                       o Automatic investment program
                       o Account value rebalancing (quarterly, semiannually, and annually)
                       o Free transfers
--------------------------------------------------------------------------------------------------------------------
FEES AND CHARGES       o Daily charges on amounts invested in the variable investment options for mortality and expense risks, administrative charges, and distribution charges at a current annual rate of 1.60% (1.70% maximum).
                       o Annual 0.30% benefit base charge for the optional baseBUILDER benefit until you exercise your guaranteed minimum income benefit, elect another annuity payout option, or the contract date anniversary after the annuitant reaches age
                         85 (age 83 in Oregon), whichever occurs first. The benefit base is described under "Your benefit base" in "Contract features and benefits." If you don't elect baseBUILDER, you still receive a guaranteed minimum death benefit under your contract at no additional charge.
                       o No sales charge deducted at the time you make contributions, no withdrawal charge, and no annual contract fee.
                         The "contract date" is the effective date of a contract. This usually is the business day we receive the properly completed and signed application, along with any other required documents, and your initial contribution. Your contract date will be shown in your contract. The 12-month period beginning on your contract date and each 12-month period after that date is a "contract year."
                         The end of each 12-month period is your "contract date anniversary."
                       o We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. This charge is generally deducted from the amount applied to an annuity payout option.
                       o We deduct a $350 annuity administrative fee from amounts applied to the
                         Variable Immediate Annuity payout options.
                       o Annual expenses of EQ Advisors Trust portfolios are calculated as a percentage of the average daily net assets invested in each portfolio. These expenses include management fees ranging from 0.25% to 1.15% annually, 12b-1 fees of
                         0.25% annually, and other expenses.
--------------------------------------------------------------------------------------------------------------------
ANNUITANT ISSUE AGES   NQ: 0-85
                       Rollover IRA, Roth Conversion IRA, and Rollover TSA: 20-85
                       QP: 20-75
--------------------------------------------------------------------------------------------------------------------


THE ABOVE IS NOT A COMPLETE DESCRIPTION OF ALL MATERIAL PROVISIONS OF THE CONTRACT. IN SOME CASES RESTRICTIONS OR EXCEPTIONS APPLY. ALSO, ALL FEATURES OF THE CONTRACT ARE NOT NECESSARILY AVAILABLE IN YOUR STATE OR AT CERTAIN AGES.


For more detailed information we urge you to read the contents of this prospectus, as well as your contract. Please feel free to speak with your financial professional, or call us, if you have any questions.

-----
  10
--------------------------------------------------------------------------------


OTHER CONTRACTS

We offer a variety of fixed and variable annuity contracts. They may offer features, including investment options, fees and/or charges that are different from those in the contracts offered by this prospectus. Not every contract is offered through the same distributor. Upon request, your financial professional can show you information regarding other Equitable Life annuity contracts that he or she distributes. You can also contact us to find out more about any of the Equitable Life annuity contracts.

 Fee table



--------
 11
--------------------------------------------------------------------------------


The fee table below will help you understand the various charges and expenses that apply to your contract. The table reflects charges you will directly incur under the contract, as well as charges and expenses of the portfolios that you will bear indirectly. Charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state, may also apply. Also, an annuity administrative fee may apply when your annuity payments are to begin. Each of the charges and expenses is more fully described under "Charges and expenses" later in this prospectus.


The fixed maturity options are not covered by the fee table and examples. A market value adjustment (up or down) may apply as a result of a withdrawal, transfer, or surrender of amounts from a fixed maturity option.


---------------------------------------------------------------------------------------------------
 CHARGES WE DEDUCT FROM YOUR VARIABLE INVESTMENT OPTIONS EXPRESSED AS AN
 ANNUAL PERCENTAGE OF DAILY NET ASSETS
---------------------------------------------------------------------------------------------------
 Mortality and expense risks(1)                                         1.10%
 Administrative                                                         0.25% current (0.35% maximum)
 Distribution                                                           0.25%
                                                                        ----
 Total annual expenses                                                  1.60% current (1.70% maximum)
---------------------------------------------------------------------------------------------------
 CHARGES WE DEDUCT FROM YOUR ACCOUNT VALUE AT THE TIME
 YOU REQUEST CERTAIN TRANSACTIONS
---------------------------------------------------------------------------------------------------
 Charge if you elect a Variable Immediate Annuity payout option         $350
---------------------------------------------------------------------------------------------------
 CHARGES WE DEDUCT FROM YOUR ACCOUNT VALUE EACH YEAR IF YOU ELECT THE OPTIONAL BENEFIT
---------------------------------------------------------------------------------------------------
 BASEBUILDER BENEFIT CHARGE (calculated as a percentage of
 the benefit base. Deducted annually on each contract date
 anniversary)(2)                                                        0.30%
---------------------------------------------------------------------------------------------------


EQ ADVISORS TRUST ANNUAL EXPENSES
(AS A PERCENTAGE OF AVERAGE DAILY NET ASSETS IN EACH PORTFOLIO)



----------------------------------------------------------------------------------------------------------------------
                                                                                                            TOTAL
                                                                                         OTHER              ANNUAL
                                                                                        EXPENSES           EXPENSES
                                                   MANAGEMENT                        (AFTER EXPENSE     (AFTER EXPENSE
                                                    FEES(3)         12B-1 FEE(4)     LIMITATION)(5)     LIMITATION)(6)
----------------------------------------------------------------------------------------------------------------------
EQ/Aggressive Stock                                   0.60%             0.25%              0.04%             0.89%
Alliance Common Stock                                 0.46%             0.25%              0.04%             0.75%
Alliance Conservative Investors                       0.60%             0.25%              0.07%             0.92%
Alliance Global                                       0.73%             0.25%              0.09%             1.07%
Alliance Growth and Income                            0.59%             0.25%              0.05%             0.89%
Alliance Growth Investors                             0.57%             0.25%              0.05%             0.87%
Alliance High Yield                                   0.60%             0.25%              0.05%             0.90%
Alliance Intermediate Government Securities           0.50%             0.25%              0.07%             0.82%
Alliance International                                0.85%             0.25%              0.20%             1.30%
Alliance Money Market                                 0.34%             0.25%              0.05%             0.64%
EQ/Alliance Premier Growth                            0.90%             0.25%              0.00%             1.15%
EQ/Alliance Technology                                0.90%             0.25%              0.00%             1.15%
Alliance Small Cap Growth                             0.75%             0.25%              0.07%             1.07%
BT Equity 500 Index                                   0.25%             0.25%              0.10%             0.60%
BT International Equity Index                         0.35%             0.25%              0.40%             1.00%
----------------------------------------------------------------------------------------------------------------------

-----
 12
--------------------------------------------------------------------------------



----------------------------------------------------------------------------------------------------------------------
                                                                                                       TOTAL
                                                                                     OTHER            ANNUAL
                                                                                   EXPENSES           EXPENSES
                                              MANAGEMENT                        (AFTER EXPENSE     (AFTER EXPENSE
                                               FEES(3)         12B-1 FEE(4)     LIMITATION)(5)     LIMITATION)(6)
----------------------------------------------------------------------------------------------------------------------
BT Small Company Index                           0.25%             0.25%              0.25%             0.75%
Capital Guardian Research                        0.65%             0.25%              0.05%             0.95%
Capital Guardian U.S. Equity                     0.65%             0.25%              0.05%             0.95%
EQ/Evergreen                                     0.65%             0.25%              0.05%             0.95%
EQ/Evergreen Foundation                          0.60%             0.25%              0.10%             0.95%
MFS Emerging Growth Companies                    0.65%             0.25%              0.10%             1.00%
MFS Growth with Income                           0.60%             0.25%              0.10%             0.95%
MFS Research                                     0.65%             0.25%              0.05%             0.95%
Mercury Basic Value Equity                       0.60%             0.25%              0.10%             0.95%
Mercury World Strategy                           0.70%             0.25%              0.25%             1.20%
Morgan Stanley Emerging Markets Equity           1.15%             0.25%              0.35%             1.75%
EQ/Putnam Balanced                               0.60%             0.25%              0.05%             0.90%
EQ/Putnam Growth & Income Value                  0.60%             0.25%              0.10%             0.95%
T. Rowe Price Equity Income                      0.60%             0.25%              0.10%             0.95%
T. Rowe Price International Stock                0.85%             0.25%              0.15%             1.25%
Warburg Pincus Small Company Value               0.75%             0.25%              0.10%             1.10%
----------------------------------------------------------------------------------------------------------------------


----------
Notes:


(1) A portion of this charge is for providing the guaranteed minimum death benefit.

(2) The benefit base is described under "Contract features and benefits -- Your guaranteed minimum income benefit under baseBUILDER."

(3) The management fees shown reflect revised management fees, effective on or about May 1, 2000 which were approved by shareholders. The management fees shown for EQ/Putnam Balanced, EQ/Putnam Growth & Income Value, Warburg Pincus Small Company Value and T. Rowe Price International Stock do not reflect the waiver of a portion of each portfolio's investment management fees that are currently in effect. The management fee for each portfolio cannot be increased without a vote of each portfolio's shareholders.

(4) Portfolio shares are all subject to fees imposed under the distribution plan (the "Rule 12b-1 Plan") adopted by EQ Advisors Trust pursuant to Rule 12b-1 under the Investment Company Act of 1940. The 12b-1 fee will not be increased for the life of the contracts. Prior to October 18, 1999, the total annual expenses for the Alliance Small Cap Growth portfolio were limited to 1.20% under an expense limitation arrangement related to that portfolio's Rule 12b-1 Plan. The arrangement is no longer in effect. The amounts shown have been restated to reflect the expenses that would have been incurred in 1999, absent the expense limitation arrangement.

(5) The amounts shown as "Other Expenses" will fluctuate from year to year depending on actual expenses. See footnote (6) for any expense limitation agreements.

     On October 18, 1999, the Alliance portfolios (other than EQ/Alliance Premier Growth and EQ/Alliance Technology) became part of the portfolios of EQ Advisors Trust. The "Other Expenses" for these portfolios have been restated to reflect the estimated expenses that would have been incurred had these portfolios been portfolios of EQ Advisors Trust for the entire year ended December 31, 1999. The restated expenses reflect an increase of 0.01% for each of these portfolios.

-----
 13
--------------------------------------------------------------------------------


(6) Equitable Life, EQ Advisors Trust's manager, has entered into an expense limitation agreement with respect to certain portfolios. Under this agreement Equitable Life has agreed to waive or limit its fees and assume other expenses. Under the expense limitation agreement, total annual operating expenses of certain portfolios (other than interest, taxes, brokerage commissions, capitalized expenditures, extraordinary expenses and 12b-1 fees) are limited as a percentage of the average daily net assets of each of the following portfolios: 1.75% for Morgan Stanley Emerging Markets Equity; 1.25% for T. Rowe Price International Stock; 1.20% for Mercury World Strategy; 1.15% for EQ/Alliance Premier Growth and EQ/Alliance Technology; 1.10% for Warburg Pincus Small Company Value; 1.00% for BT International Equity Index and MFS Emerging Growth Companies; 0.95% for Capital Guardian U.S. Equity, Capital Guardian Research, EQ/Evergreen, EQ/Evergreen Foundation, MFS Growth with Income, MFS Research, Mercury Basic Value Equity, EQ/Putnam Growth & Income Value and T. Rowe Price Equity Income; 0.90% for EQ/Putnam Balanced; 0.75% for BT Small Company Index; and 0.60% for BT Equity 500 Index. The expense limitations for the BT Equity 500 Index, Mercury Basic Value Equity, MFS Growth with Income, MFS Research, MFS Emerging Growth Companies, T. Rowe Price Equity Income, T. Rowe Price International Stock and Warburg Pincus Small Company Value portfolios reflect an increase effective on May 1, 2000. The expense limitation for the EQ/Evergreen portfolio reflects a decrease effective on May 1, 2000.

    Absent the expense limitation, the "Other Expenses" for 1999 on an annualized basis for each of the portfolios would have been as follows:
    1.00% for Morgan Stanley Emerging Markets Equity; 0.30% for T. Rowe Price International Stock; 0.46% for Mercury World Strategy; 0.23% for EQ/Alliance Premier Growth; 0.10% for EQ/Alliance Technology; 0.24% for Warburg Pincus Small Company Value; 0.49% for BT International Equity Index; 0.17% for MFS Emerging Growth Companies; 0.34% for Capital Guardian U.S. Equity; 0.47% for Capital Guardian Research; 1.87% for EQ/Evergreen; 1.07% for EQ/Evergreen Foundation; 0.37% for MFS Growth with Income; 0.17% for MFS Research and Mercury Basic Value Equity; 0.16% for EQ/Putnam Growth & Income Value; 0.21% for T. Rowe Price Equity Income; 0.28% for EQ/Putnam Balanced; 0.71% for BT Small Company Index; and 0.18% for BT Equity 500 Index. Initial seed capital was invested on April 30, 1999 for EQ/Alliance Premier Growth, Capital Guardian U.S. Equity and Capital Guardian Research portfolios and will be invested on or about May 1, 2000 for EQ/Alliance Technology portfolio and therefore expenses have been estimated.

    Each portfolio may at a later date make a reimbursement to Equitable Life for any of the management fees waived or limited and other expenses assumed and paid by Equitable Life pursuant to the expense limitation agreement provided that, among other things, such portfolio has reached sufficient size to permit such reimbursement to be made and provided that the portfolio's current annual operating expenses do not exceed the operating expense limit determined for such portfolio. For more information see the prospectus for EQ Advisors Trust.

-----
  14
--------------------------------------------------------------------------------

EXAMPLE

The example below shows the expenses that a hypothetical contract owner (who has elected baseBUILDER) would pay in the situation illustrated. We assume that a $1,000 contribution is invested in one of the variable investment options listed and a 5% annual return is earned on the assets in that option.(1) The charges used in the examples are the maximum charge rather than the lower current charges.


The example should not be considered a representation of past or future expenses for each option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the example is not an estimate or guarantee of future investment performance.





----------------------------------------------------------------------------------------------------
                                                          AT THE END OF EACH PERIOD SHOWN,
                                                               THE EXPENSES WOULD BE:
                                                   1 YEAR       3 YEARS       5 YEARS       10 YEARS
----------------------------------------------------------------------------------------------------
EQ/Aggressive Stock                              $ 27.09      $  89.34      $ 154.46      $ 330.67
Alliance Common Stock                            $ 25.62      $  84.96      $ 147.21      $ 316.52
Alliance Conservative Investors                  $ 27.51      $  90.59      $ 156.53      $ 334.67
Alliance Global                                  $ 29.09      $  95.27      $ 164.23      $ 349.55
Alliance Growth and Income                       $ 27.20      $  89.66      $ 154.98      $ 331.67
Alliance Growth Investors                        $ 26.99      $  89.03      $ 153.95      $ 329.66
Alliance High Yield                              $ 27.20      $  89.66      $ 154.98      $ 331.67
Alliance Intermediate Government Securities      $ 26.46      $  87.47      $ 151.36      $ 324.63
Alliance International                           $ 31.50      $ 102.41      $ 175.95      $ 371.93
Alliance Money Market                            $ 24.46      $  81.51      $ 141.48      $ 305.25
EQ/Alliance Premier Growth                       $ 30.98      $ 100.86      $ 173.42      $ 367.11
EQ/Alliance Technology                           $ 29.93      $  97.76      $ 168.32      $ 357.40
Alliance Small Cap Growth                        $ 28.98      $  94.96      $ 163.72      $ 348.57
BT Equity 500 Index                              $ 24.15      $  80.56      $ 139.92      $ 302.16
BT International Equity Index                    $ 28.35      $  93.09      $ 160.64      $ 342.64
BT Small Company Index                           $ 25.72      $  85.27      $ 147.73      $ 317.53
Capital Guardian Research                        $ 27.82      $  91.53      $ 158.07      $ 337.67
Capital Guardian U.S. Equity                     $ 27.82      $  91.53      $ 158.07      $ 337.67
EQ/Evergreen                                     $ 27.82      $  91.53      $ 158.07      $ 337.67
EQ/Evergreen Foundation                          $ 27.82      $  91.53      $ 158.07      $ 337.67
MFS Emerging Growth Companies                    $ 28.35      $  93.09      $ 160.64      $ 342.64
MFS Growth with Income                           $ 27.82      $  91.53      $ 158.07      $ 337.67
MFS Research                                     $ 27.82      $  91.53      $ 158.07      $ 337.67
Mercury Basic Value Equity                       $ 27.82      $  91.53      $ 158.07      $ 337.67
Mercury World Strategy                           $ 30.45      $  99.31      $ 170.87      $ 362.26
Morgan Stanley Emerging Markets Equity           $ 36.23      $ 116.29      $ 198.55      $ 414.19
EQ/Putnam Balanced                               $ 27.30      $  89.97      $ 155.49      $ 332.67
EQ/Putnam Growth & Income Value                  $ 27.82      $  91.53      $ 158.07      $ 337.67
T. Rowe Price Equity Income                      $ 27.82      $  91.53      $ 158.07      $ 337.67
T. Rowe Price International Stock                $ 30.98      $ 100.86      $ 173.42      $ 367.11
Warburg Pincus Small Company Value               $ 29.40      $  96.20      $ 165.77      $ 352.50
----------------------------------------------------------------------------------------------------


(1) The amount accumulated from the $1,000 contribution could not be paid in the form of an annuity payout option at the end of any of the periods shown in the examples. This is because if the amount applied to purchase an annuity payout option is less than $2,000, or the initial payment is less than $20, we may pay the amount to you in a single sum instead of payments under an annuity payout option. See "Accessing your money."

-----
 15
--------------------------------------------------------------------------------


IF YOU ELECT A VARIABLE IMMEDIATE ANNUITY PAYOUT OPTION:

Assuming an annuity payout option could be issued (see note (1) above), and you elect a Variable Immediate Annuity payout option, the expenses shown in the example would, in each case, be increased by $4.34 based on the average amount applied to annuity payout options in 1999. See "Annuity administrative fee" in "Charges and expenses."


CONDENSED FINANCIAL INFORMATION

Please see Appendix I at the end of this prospectus for the unit values and the number of units outstanding as of the end of the periods shown for each of the variable investment options available as of December 31, 1999.

1
Contract features and benefits


--------
   16
--------------------------------------------------------------------------------


HOW YOU CAN PURCHASE AND CONTRIBUTE TO YOUR CONTRACT


You may purchase a contract by making payments to us that we call "contributions." We require a minimum initial contribution of $25,000 for you to purchase a contract. You may make additional contributions of at least $1,000 each, subject to limitations noted below. The following table summarizes our rules regarding contributions to your contract. All ages in the table refer to the age of the annuitant named in the contract.
------------------------------------------------------------------------------
The "annuitant" is the person who is the measuring life for determining contract benefits. The annuitant is not necessarily the contract owner.
------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------------
                 AVAILABLE
CONTRACT       FOR ANNUITANT                                                          LIMITATIONS ON
TYPE            ISSUE AGES            SOURCE OF CONTRIBUTIONS                         CONTRIBUTIONS
---------------------------------------------------------------------------------------------------------------------
 NQ             0 through 85    o After-tax money.                         o No additional contributions after
                                o Paid to us by check or transfer of         age 86.
                                  contract value in a tax-deferred
                                  exchange under Section 1035 of the
                                  Internal Revenue Code.
---------------------------------------------------------------------------------------------------------------------
 Rollover IRA   20 through 85   o Rollovers from a qualified plan.         o No rollover or direct transfer
                                o Rollovers from a TSA.                      contributions after age 86.
                                o Rollovers from another traditional       o Contributions after age 70 1/2 must be
                                  net of required minimum distributions.   o Regular IRA contributions limited to
                                  individual retirement arrangement.         $2,000 per year.
                                o Direct custodian-to-custodian transfers  o Although we accept regular
                                  from another traditional individual        contributions under the Rollover IRA
                                  retirement arrangement.                    contracts, we intend that this contract
                                o Regular IRA contributions.                 be used for rollover and direct transfer
                                                                             contributions. Please refer to
                                                                             "Withdrawals, payments and transfers
                                                                             of funds out of traditional IRAs" in
                                                                             "Tax information" for a discussion of
                                                                             conduit IRAs.
---------------------------------------------------------------------------------------------------------------------

-----
 17
--------------------------------------------------------------------------------



---------------------------------------------------------------------------------------------------------------------
                 AVAILABLE
CONTRACT       FOR ANNUITANT                                               LIMITATIONS ON
TYPE            ISSUE AGES       SOURCE OF CONTRIBUTIONS                   CONTRIBUTIONS
---------------------------------------------------------------------------------------------------------------------
 Roth Conversion   20 through 85   o Rollovers from another Roth IRA.         o No additional rollover or direct transfer
 IRA                               o Conversion rollovers from a traditional    contributions after age 86.
                                     IRA.                                     o Conversion rollovers after age 70 1/2
                                   o Direct transfers from another Roth IRA.    must be net of required minimum
                                                                                distributions for the traditional IRA you
                                                                                are rolling over.
                                                                              o You cannot roll over funds from a
                                                                                traditional IRA if your adjusted gross
                                                                                income is $100,000 or more.
                                                                              o Regular contributions are not
                                                                                permitted.
                                                                              o Only rollover and direct transfer
                                                                                contributions are permitted
----------------------------------------------------------------------------------------------------------------------
 Rollover TSA      20 through 85   o Rollovers from another TSA contract or   o No additional rollover or direct transfer
                                     arrangement.                               contributions after age 86.
                                   o Rollovers from a traditional IRA which   o Contributions after age 70 1/2 must be
                                     was a "conduit" for TSA funds              net of required minimum distributions.
                                     previously rolled over.                  o Employer-remitted contributions are
                                   o Direct transfers from another contract     not permitted.
                                     or arrangement under Section 403(b)
                                     of the Internal Revenue Code,
                                     complying with IRS Revenue Ruling
                                     90-24.
----------------------------------------------------------------------------------------------------------------------
 QP                20 through 75   o Only transfer contributions from an      o Regular ongoing payroll contributions
                                     existing qualified plan trust as a         are not permitted.
                                     change of investment vehicle under the   o Only one additional contribution may
                                     plan.                                      be made during a contract year.
                                   o The plan must be qualified under         o No additional transfer contributions
                                     Section 401(a) of the Internal Revenue     after age 76.
                                     Code.                                    o For defined benefit plans, employee
                                   o For 401(k) plans, transferred              contributions are not permitted.
                                     contributions may only include           o Contributions after age 70 1/2 must be
                                     employee pre-tax contributions.            net of any required minimum
                                                                                distributions.

 Please refer to Appendix II for a discussion of purchase considerations of QP contracts.
---------------------------------------------------------------------------------------------------------------------

-----
  18
--------------------------------------------------------------------------------


See "Tax information" for a more detailed discussion of sources of contributions and certain contribution limitations. We may refuse to accept any contribution if the sum of all contributions under all Equitable Accumulator contracts with the same annuitant would then total more than $1,500,000. We reserve the right to limit aggregate contributions made after the first contract year to 150% of first-year contributions. We may also refuse to accept any contribution if the sum of all contributions under all Equitable Life annuity accumulation contracts that you own would then total more than $2,500,000.

For information on when contributions are credited under your contract see "Dates and prices at which contract events occur" in "More information" later in this prospectus.

----------
  19
--------------------------------------------------------------------------------


OWNER AND ANNUITANT REQUIREMENTS

Under NQ contracts, the annuitant can be different than the owner. A joint owner may also be named. Only natural persons can be joint owners. This means that an entity such as a corporation cannot be a joint owner.

Under all IRA and Rollover TSA contracts, the owner and annuitant must be the same person.

Under QP contracts, the owner must be the trustee of the qualified plan and the annuitant must be the plan participant/employee. See Appendix II for more information on QP contracts.
-----------------------------------------------------------------------------

A "participant" is an individual who is currently, or was formerly, participating in an eligible employer's QP or TSA plan.
-----------------------------------------------------------------------------

HOW YOU CAN MAKE YOUR CONTRIBUTIONS


Except as noted below, contributions must be by check drawn on a U.S. bank, in U.S. dollars, and made payable to Equitable Life. We do not accept third-party checks endorsed to us except for rollover contributions, tax-free exchanges or trustee checks that involve no refund. All checks are subject to our ability to collect the funds. We reserve the right to reject a payment if it is received in an unacceptable form.

Additional contributions may also be made under our automatic investment program. This method of payment is discussed in detail in "More information" later in this prospectus.

Your initial contribution must generally be accompanied by an application and any other form we need to process the payments. If any information is missing or unclear, we will try to obtain that information. If we are unable to obtain all of the information we require within five business days after we receive an incomplete application or form, we will inform the financial professional submitting the application on your behalf. We will then return the contribution to you unless you specifically direct us to keep your contribution until we receive the required information.


-----------------------------------------------------------------------------


Our "business day" is any day the New York Stock Exchange is open for trading and generally ends at 4:00 p.m. Eastern Time. We may, however, close due to emergency conditions.

-----------------------------------------------------------------------------

SECTION 1035 EXCHANGES


You may apply the value of an existing nonqualified deferred annuity contract (or life insurance or endowment contract) to purchase an Equitable Accumulator Select NQ contract in a tax-free exchange if you follow certain procedures as shown in the form that we require you to use. Also see "Tax information" later in this prospectus.


WHAT ARE YOUR INVESTMENT OPTIONS UNDER THE CONTRACT?

Your investment options are the variable investment options and the fixed maturity options.


VARIABLE INVESTMENT OPTIONS


Your investment results in any one of the variable investment options will depend on the investment performance of the underlying portfolios. Listed below are the currently available portfolios, their investment objectives, and their advisers.

-----------------------------------------------------------------------------


You can choose from among the variable investment options.

-----------------------------------------------------------------------------

-----
  20
--------------------------------------------------------------------------------




------------------------------------------------------------------------------------------------------------------------------
PORTFOLIOS OF EQ ADVISORS TRUST
------------------------------------------------------------------------------------------------------------------------------
 PORTFOLIO NAME                     OBJECTIVE                                         ADVISER
------------------------------------------------------------------------------------------------------------------------------
 EQ/Aggressive Stock               Long-term growth of capital                       Alliance Capital Management L.P.,
                                                                                     Massachusetts Financial Services Company
------------------------------------------------------------------------------------------------------------------------------
 Alliance Common Stock             Long-term growth of capital and increasing        Alliance Capital Management L.P.
                                   income
------------------------------------------------------------------------------------------------------------------------------
 Alliance Conservative Investors   High total return without, in the adviser's       Alliance Capital Management L.P.
                                   opinion, undue risk to principal
------------------------------------------------------------------------------------------------------------------------------
 Alliance Global                   Long-term growth of capital                       Alliance Capital Management L.P.
------------------------------------------------------------------------------------------------------------------------------
 Alliance Growth and Income        High total return through a combination of        Alliance Capital Management L.P.
                                   current income and capital appreciation
------------------------------------------------------------------------------------------------------------------------------
 Alliance Growth Investors         High total return consistent with the adviser's   Alliance Capital Management L.P.
                                   determination of reasonable risk
------------------------------------------------------------------------------------------------------------------------------
 Alliance High Yield               High return by maximizing current income and,     Alliance Capital Management L.P.
                                   to the extent consistent with that objective,
                                   capital appreciation
------------------------------------------------------------------------------------------------------------------------------
 Alliance Intermediate             High current income consistent with relative      Alliance Capital Management L.P.
  Government Securities            stability of principal
------------------------------------------------------------------------------------------------------------------------------
 Alliance International            Long-term growth of capital                       Alliance Capital Management L.P.
------------------------------------------------------------------------------------------------------------------------------
 Alliance Money Market             High level of current income while preserving     Alliance Capital Management L.P.
                                   assets and maintaining liquidity
------------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Premier Growth        Long-term growth of capital                       Alliance Capital Management L.P.
------------------------------------------------------------------------------------------------------------------------------
 Alliance Small Cap Growth         Long-term growth of capital                       Alliance Capital Management L.P.
------------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Technology            Long-term growth of capital                       Alliance Capital Management L.P.
------------------------------------------------------------------------------------------------------------------------------
 BT Equity 500 Index               Replicate as closely as possible (before          Bankers Trust Company
                                   deduction of portfolio expenses) the total
                                   return of the Standard & Poor's 500
                                   Composite Stock Price Index
------------------------------------------------------------------------------------------------------------------------------
 BT International Equity Index     Replicate as closely as possible (before          Bankers Trust Company
                                   deduction of portfolio expenses) the total
                                   return of the Morgan Stanley Capital
                                   International Europe, Australia, Far East Index
------------------------------------------------------------------------------------------------------------------------------

-----
 21
--------------------------------------------------------------------------------




------------------------------------------------------------------------------------------------------------------------------
PORTFOLIOS OF EQ ADVISORS TRUST (CONTINUED)
------------------------------------------------------------------------------------------------------------------------------
 PORTFOLIO NAME                  OBJECTIVE                                          ADVISER
------------------------------------------------------------------------------------------------------------------------------
 BT Small Company Index         Replicate as closely as possible (before           Bankers Trust Company
                                deduction of portfolio expenses) the total
                                return of the Russell 2000 Index
------------------------------------------------------------------------------------------------------------------------------
 Capital Guardian Research      Long-term growth of capital                        Capital Guardian Trust Company
------------------------------------------------------------------------------------------------------------------------------
 Capital Guardian U.S. Equity   Long-term growth of capital                        Capital Guardian Trust Company
------------------------------------------------------------------------------------------------------------------------------
 EQ/Evergreen                   Long-term growth of capital                        Evergreen Asset Management Corp.
------------------------------------------------------------------------------------------------------------------------------
 EQ/Evergreen Foundation        In order of priority, reasonable income,           Evergreen Asset Management Corp.
                                conservation of capital, and capital appreciation
------------------------------------------------------------------------------------------------------------------------------
 MFS Emerging Growth            Long-term capital growth                           Massachusetts Financial Services Company
  Companies
------------------------------------------------------------------------------------------------------------------------------
 MFS Growth with Income         Reasonable current income and long-term            Massachusetts Financial Services Company
                                growth of capital and income
------------------------------------------------------------------------------------------------------------------------------
 MFS Research                   Long-term growth of capital and future income      Massachusetts Financial Services Company
------------------------------------------------------------------------------------------------------------------------------
 Mercury Basic Value Equity     Capital appreciation and secondarily, income       Mercury Asset Management, US
------------------------------------------------------------------------------------------------------------------------------
 Mercury World Strategy         High total investment return                       Mercury Asset Management, US
------------------------------------------------------------------------------------------------------------------------------
 Morgan Stanley Emerging        Long-term capital appreciation                     Morgan Stanley Asset Management
  Markets Equity
------------------------------------------------------------------------------------------------------------------------------
 EQ/Putnam Balanced             Balanced investment                                Putnam Investment Management, Inc.
------------------------------------------------------------------------------------------------------------------------------
 EQ/Putnam Growth & Income      Capital growth, current income is a secondary      Putnam Investment Management, Inc.
  Value                         objective
------------------------------------------------------------------------------------------------------------------------------
 T. Rowe Price Equity Income    Substantial dividend income and also capital       T. Rowe Price Associates, Inc.
                                appreciation
------------------------------------------------------------------------------------------------------------------------------
 T. Rowe Price International    Long-term growth of capital                        Rowe Price-Fleming International, Inc.
  Stock
------------------------------------------------------------------------------------------------------------------------------
 Warburg Pincus Small Company   Long-term capital appreciation                     Warburg Pincus Asset Management, Inc.
  Value
------------------------------------------------------------------------------------------------------------------------------


Other important information about the portfolios is included in the prospectus for EQ Advisors Trust attached at the end of this prospectus.

----------
   22
--------------------------------------------------------------------------------

FIXED MATURITY OPTIONS

We offer fixed maturity options with maturity dates ranging from one to ten years. You can allocate your contributions to one or more of these fixed maturity options. These amounts become part of our general account assets. They will accumulate interest at the "rate to maturity" for each fixed maturity option. The total amount you allocate to and accumulate in each fixed maturity option is called the "fixed maturity amount." The fixed maturity options are not available in contracts issued in Maryland.

-----------------------------------------------------------------------------
Fixed maturity options range from one to ten years to maturity.
-----------------------------------------------------------------------------


The rate to maturity you will receive for each fixed maturity option is the rate to maturity in effect for new contributions allocated to that fixed maturity option on the date we apply your contribution. If you make any withdrawals or transfers from a fixed maturity option before the maturity date, we will make a "market value adjustment" that may increase or decrease any fixed maturity amount you have left in that fixed maturity option. We discuss the market value adjustment below and in greater detail later in this prospectus in "More information."


On the maturity date of a fixed maturity option your fixed maturity amount, assuming you have not made any withdrawals or transfers, will equal your contribution to that fixed maturity option plus interest, at the rate to maturity for that contribution, to the date of the calculation. This is the fixed maturity option's "maturity value." Before maturity, the current value we will report for your fixed maturity amounts will reflect a market value adjustment. Your current value will reflect the market value adjustment that we would make if you were to withdraw all of your fixed maturity amounts on the date of the report. We call this your "market adjusted amount."


FIXED MATURITY OPTIONS AND MATURITY DATES. We currently offer fixed maturity options ending on February 15th for each of the maturity years 2001 through 2010. Not all of these fixed maturity options will be available for annuitant ages 76 and older. See "Allocating your contributions" below. As fixed maturity options expire, we expect to add maturity years so that generally 10 fixed maturity options are available at any time.


We will not accept allocations to a fixed maturity option if on the date the contribution is to be applied:

o the fixed maturity option's maturity date is within the current calendar year; or


o the rate to maturity is 3% or less.


YOUR CHOICES AT THE MATURITY DATE. We will notify you on or before December 31st of the year before each of your fixed maturity options is scheduled to mature. At that time, you may choose to have one of the following take place on the maturity date, as long as none of the conditions listed above or in "Allocating your contributions," below would apply:

(a) transfer the maturity value into another available fixed maturity option or into any of the variable investment options; or

(b)  withdraw the maturity value.

If we do not receive your choice on or before the fixed maturity option's maturity date, we will automatically transfer your maturity value into the fixed maturity option that will mature next.

MARKET VALUE ADJUSTMENT. If you make any withdrawals (including transfers, surrender of your contract or when we make deductions for charges) from a fixed maturity option before it matures we will make a market value adjustment, which will increase or decrease any fixed maturity amount you have in that fixed maturity option. The amount of the adjustment will depend on two factors:

(a) the difference between the rate to maturity that applies to the amount being withdrawn and the rate to maturity in effect at that time for new allocations to that same fixed maturity option, and

(b)  the length of time remaining until the maturity date.

In general, if interest rates rise from the time that you originally allocate an amount to a fixed maturity option to

----------
  23
--------------------------------------------------------------------------------

the time that you take a withdrawal, the market value adjustment will be negative. Likewise, if interest rates drop at the end of that time, the market value adjustment will be positive. Also, the amount of the market value adjustment, either up or down, will be greater the longer the time remaining until the fixed maturity option's maturity date. Therefore, it is possible that the market value adjustment could greatly reduce your value in the fixed maturity options, particularly in the fixed maturity options with later maturity dates.


We provide an illustration of the market adjusted amount of specified maturity values, an explanation of how we calculate the market value adjustment, and information concerning our general account and investments purchased with amounts allocated to the fixed maturity options, in "More information" later in this prospectus. Appendix III of this prospectus provides an example of how the market value adjustment is calculated.



ALLOCATING YOUR CONTRIBUTIONS

You may choose from among three ways to allocate your contributions under your contract: self-directed, principal assurance, or dollar cost averaging.


SELF-DIRECTED ALLOCATION

You may allocate your contributions to one or more, or all, of the variable investment options and fixed maturity options. Allocations must be in whole percentages and you may change your allocations at any time. However, the total of your allocations must equal 100%. If the annuitant is age 76 or older, you may allocate contributions to fixed maturity options if their maturities are five years or less. Also, you may not allocate amounts to fixed maturity options with maturity dates that are later than the February 15th immediately following the date annuity payments are to begin.


PRINCIPAL ASSURANCE ALLOCATION

Under this allocation program you select a fixed maturity option. We specify the portion of your initial contribution to be allocated to that fixed maturity option in an amount that will cause the maturity value to equal the amount of your entire initial contribution on the fixed maturity option's maturity date. The maturity date you select generally may not be later than 10 years, or earlier than 7 years from your contract date. You allocate the rest of your contribution to the variable investment options however you choose.


For example, if your initial contribution is $10,000, and on March 15, 2000 you chose the fixed maturity option with a maturity date of February 15, 2010, since the rate to maturity was 5.98% on March 15, 2000, we would have allocated $5,618.00 to that fixed maturity option and the balance to your choice of variable investment options. On the maturity date your value in the fixed maturity option would be $10,000.


The principal assurance allocation is only available for annuitant ages 75 or younger when the contract is issued. If you are purchasing a Rollover IRA, QP, or Rollover TSA contract, before you select a maturity year that would extend beyond the year in which you will reach age 70 1/2, you should consider whether your value in the variable investment options, or your other traditional IRA or TSA funds are sufficient to meet your required minimum distributions. See "Tax information."


You may not elect principal assurance if the special dollar cost averaging program is in effect.


DOLLAR COST AVERAGING

We offer two dollar cost averaging programs. Each program allows you to gradually transfer amounts from the Alliance Money Market option to the other variable investment options by periodically transferring approximately the same dollar amount to the other variable investment options you select. This will cause you to purchase more units if the unit's value is low and fewer units if the unit's value is high. Therefore, you may get a lower average cost per unit over the long term. These plans of investing, however, do not guarantee that you will earn a profit or be protected against losses.

----------
   24
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
 Units measure your value in each variable investment option.
--------------------------------------------------------------------------------

SPECIAL DOLLAR COST AVERAGING PROGRAM. You may dollar cost average from the Alliance Money Market option into any of the other variable investment options. You must allocate your entire initial contribution into the Alliance Money Market option. We will transfer your value in the Alliance Money Market option into the other variable investment options that you select over the next 12 months or such other period we may offer. The transfer date will be the same day of the month as the contract date, but not later than the 28th. All amounts will be transferred out by the end of the first contract year or such other period we may offer. Under this program we will not deduct the mortality and expense risks, administrative, and distribution charges from assets in the Alliance Money Market option. You may not allocate additional contributions to the Alliance Money Market option under this program.

The only amounts that should be transferred from the Alliance Money Market option are your regularly scheduled monthly transfers to the other variable investment options. If you request to transfer or withdraw any other amounts, we will transfer all of the value that you have remaining in the Alliance Money Market option to the other investment options according to the allocation percentages we have on file for you. As a result, you will no longer be able to participate in the special dollar cost averaging program. You may also ask us to cancel your participation at any time.

GENERAL DOLLAR COST AVERAGING PROGRAM. If your value in the Alliance Money Market option is at least $5,000, you may choose, at any time, to have a specified dollar amount or percentage of your value transferred from that option to the other variable investment options. You can select to have transfers made on a monthly, quarterly, or annual basis. The transfer date will be the same calendar day of the month as the contract date, but not later than the 28th day of the month. You can also specify the number of transfers or instruct us to continue making the transfers until all amounts in the Alliance Money Market option have been transferred out.

The minimum amount that we will transfer each time is $250. The maximum amount we will transfer is equal to your value in the Alliance Money Market option at the time the program is elected, divided by the number of transfers scheduled to be made.

If, on any transfer date, your value in the Alliance Money Market option is equal to or less than the amount you have elected to have transferred, the entire amount will be transferred. The general dollar cost averaging program will then end. You may change the transfer amount once each contract year or cancel this program at any time.

                    ----------------------------------------

You may not elect dollar cost averaging or special dollar cost averaging if you are participating in the rebalancing program. See "Transferring your money among investment options."


YOUR BENEFIT BASE

The benefit base is used to calculate the guaranteed minimum income benefit and the 5% roll up to age 80 guaranteed minimum death benefit. See "Our baseBUILDER option" and "Guaranteed minimum death benefit" below. The benefit base is equal to:

o    your initial contribution and any additional contributions to the contract;
     plus

o    daily interest; less

o a deduction that reflects any withdrawals you make (the amount of the deduction is described under "How withdrawals affect your guaranteed minimum income benefit and guaranteed minimum death benefit" in "Accessing your money"); less

o a deduction for any withdrawal charge remaining when you exercise your guaranteed minimum income benefit; and less

o a deduction for any outstanding loan plus accrued interest on the date that you exercise your guaranteed minimum income benefit (applies to Rollover TSA only).

The effective annual interest rate credited to the benefit base is:

----------
  25
--------------------------------------------------------------------------------

o 5% for the benefit base with respect to the variable investment options (other than the Alliance Money Market and the Alliance Intermediate Government Securities options), and the account for special dollar cost averaging; and

o 3% for the benefit base with respect to the Alliance Money Market and the Alliance Intermediate Government Securities options, the fixed maturity options and the loan reserve account.

No interest is credited after the annuitant is age 80.

-----------------------------------------------------------------------------
Your benefit base is not an account value or a cash value.
-----------------------------------------------------------------------------

ANNUITY PURCHASE FACTORS


Annuity purchase factors are the factors applied to determine your periodic payments under the guaranteed minimum income benefit and annuity payout options. The guaranteed minimum income benefit is discussed in "Our baseBUILDER option" and annuity payout options are discussed in "Accessing your money" later in this prospectus. The guaranteed annuity purchase factors are those factors specified in your contract. The current annuity purchase factors are those factors that are in effect at any given time. Annuity purchase factors are based on interest rates, mortality tables, frequency of payments, the form of annuity benefit, and the annuitant's (and any joint annuitant's) age and sex in certain instances.


OUR BASEBUILDER OPTION

The baseBUILDER option offers you a guaranteed minimum income benefit combined with the guaranteed minimum death benefit available under the contract. The baseBUILDER benefit is available if the annuitant is between the ages of 20 and 75 at the time the contract is issued. There is an additional charge for the baseBUILDER benefit which is described under "baseBUILDER benefit charge" in "Charges and expenses."

The guaranteed minimum income benefit component of baseBUILDER is described below. Whether you elect baseBUILDER or not, the guaranteed minimum death benefit is provided under the contract. The guaranteed minimum death benefit is described under "Guaranteed minimum death benefit" below. baseBUILDER is currently not available in some states. Please ask your financial professional if baseBUILDER is available in your state.

The guaranteed minimum income benefit guarantees you a minimum amount of fixed income under your choice of a life annuity fixed payout option or an Income Manager level payment life with a period certain payout option, subject to state availability (for contracts issued in Oregon, only the Income Manager life with a period certain payout annuity contract is available). You choose which of these payout options you want and whether you want the option to be paid on a single or joint life basis at the time you exercise your guaranteed minimum income benefit. The maximum period certain available under the Income Manager payout option is 10 years. This period may be shorter, depending on the annuitant's age when you exercise your guaranteed minimum income benefit and the type of contract you own. We may also make other forms of payout options available. For a description of payout options, see "Your annuity payout options" in "Accessing your money" later in this prospectus.

-----------------------------------------------------------------------------
 The guaranteed minimum income benefit, which is also known as a living benefit, should be regarded as a safety net only. It provides income protection if you elect an income payout while the annuitant is alive.
-----------------------------------------------------------------------------

When you exercise the guaranteed minimum income benefit, the annual lifetime income that you will receive under the life annuity payout option will be the greater of (i) your guaranteed minimum income benefit which is calculated by applying your benefit base at guaranteed annuity purchase factors, or (ii) the income provided by applying your actual account value at our then current annuity purchase factors.


When you elect to receive annual lifetime income, your contract will terminate and you will receive the annuity payout option. You will begin receiving payments one payment period after the annuity payout option is issued. Payments end with the last payment before the annuitant's (or joint annuitant's, if applicable) death. There is no

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   26
--------------------------------------------------------------------------------

continuation of benefits following the annuitant's (or joint annuitant's, if applicable) death.

Before you elect baseBUILDER, you should consider the fact that the guaranteed minimum income benefit provides a form of insurance and is based on conservative actuarial factors. Therefore, even if your account value is less than your benefit base, you may generate more income by applying your account value to current annuity purchase factors. We will make this comparison for you when the need arises.

You should also consider that the guaranteed annuity purchase factors we use to determine your Income Manager benefit under baseBUILDER are more conservative than the guaranteed annuity purchase factors we use for the Income Manager payout annuity option. This means that, assuming the same amount is applied to purchase the benefit and that we use guaranteed annuity purchase factors to compute the benefit, each periodic payment under the baseBUILDER Income Manager will be smaller than each periodic payment under the Income Manager payout annuity option.


ILLUSTRATIONS OF GUARANTEED MINIMUM INCOME BENEFIT

The table below illustrates the guaranteed minimum income benefit amounts per $100,000 of initial contribution, for a male annuitant age 60 (at issue) on the contract date anniversaries indicated, who has elected the life annuity fixed payout option, using the guaranteed annuity purchase factors as of March 1, 2000, assuming no additional contributions, withdrawals, or loans under Rollover TSA contracts, and assuming there were no allocations to the Alliance Money Market option or the fixed maturity options.




---------------------------------------------------------------
                                     GUARANTEED MINIMUM
      CONTRACT DATE           INCOME BENEFIT -- ANNUAL INCOME
 ANNIVERSARY AT EXERCISE            PAYABLE FOR LIFE
---------------------------------------------------------------
            10                          $10,816
            15                          $16,132
---------------------------------------------------------------

EXERCISE OF GUARANTEED MINIMUM INCOME BENEFIT.

On each contract date anniversary that you are eligible to exercise the guaranteed minimum income benefit, we will send you an eligibility notice illustrating how much income could be provided as of the contract anniversary. You may notify us within 30 days following the contract date anniversary if you want to exercise the guaranteed minimum income benefit. You must return your contract to us in order to exercise this benefit. The amount of income you actually receive will be determined when we receive your request to exercise the benefit. You will begin receiving payments one payment period after the annuity payout contract is issued.


You (or the successor annuitant/owner, if applicable) will be eligible to exercise the guaranteed minimum income benefit as follows:

o If the annuitant was at least age 20 and no older than age 44 when the contract was issued, you are eligible to exercise the guaranteed minimum income benefit within 30 days following each contract date anniversary beginning with the 15th contract date anniversary.


o If the annuitant was at least age 45 and no older than age 49 (age 53 in Oregon) when the contract was issued, you are eligible to exercise the guaranteed minimum income benefit within 30 days following each contract date anniversary after the annuitant is age 60.

o If the annuitant was at least age 50 (age 54 in Oregon) and no older than age 75 when the contract was issued, you are eligible to exercise the guaranteed minimum income benefit within 30 days following each contract date anniversary beginning with the 10th (7th in Oregon) contract date anniversary.


Please note:


(i) the latest date you may exercise the guaranteed minimum income benefit is the contract date anniversary following the annuitant's 85th (83rd in Oregon) birthday;

(ii) if the annuitant was age 75 when the contract was issued, the only time you may exercise the guaranteed minimum income benefit is within 30 days following the first (in Oregon, the first and second contract date anniversary) contract date anniversary that it becomes available;

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(iii) if the annuitant was older than age 60 (63 in Oregon) at the time an IRA,
      QP or Rollover TSA contract was issued, the baseBUILDER may not be an appropriate feature because the minimum distributions required by tax law must begin before the guaranteed minimum income benefit can be exercised; and

(iv) for QP and Rollover TSA contracts, if you are eligible to exercise your guaranteed minimum income benefit, we will first roll over amounts in such contract to a Rollover IRA contract. You will be the owner of the Rollover IRA contract.

GUARANTEED MINIMUM DEATH BENEFIT

A guaranteed minimum death benefit is provided as part of the baseBUILDER benefit. A guaranteed minimum death benefit is also provided under your contract even if you don't elect baseBUILDER. In this case, the baseBUILDER benefit charge does not apply.

GUARANTEED MINIMUM DEATH BENEFIT APPLICABLE FOR ANNUITANT AGES 0 THROUGH 79 AT ISSUE OF NQ CONTRACTS; 20 THROUGH 79 AT ISSUE OF ROLLOVER IRA, ROTH CONVERSION IRA, AND ROLLOVER TSA CONTRACTS; AND 20 THROUGH 75 AT ISSUE OF QP CONTRACTS.

You must elect either the "5% roll up to age 80" or the "annual ratchet to age 80" guaranteed minimum death benefit when you apply for a contract. Once you have made your election, you may not change it.

5% ROLL UP TO AGE 80. This guaranteed minimum death benefit is equal to the benefit base described earlier in "Your benefit base."

ANNUAL RATCHET TO AGE 80. On the contract date, your guaranteed minimum death benefit equals your initial contribution. Then, on each contract date anniversary, we will determine your guaranteed minimum death benefit by comparing your current guaranteed minimum death benefit to your account value on that contract date anniversary. If your account value is higher than your guaranteed minimum death benefit, we will increase your guaranteed minimum death benefit to equal your account value. On the other hand, if your account value on the contract date anniversary is less than your guaranteed minimum death benefit, we will not adjust your guaranteed minimum death benefit either up or down. If you make additional contributions, we will increase your current guaranteed minimum death benefit by the dollar amount of the contribution on the date the contribution is allocated to your investment options. If you take a withdrawal from your contract, we will reduce your guaranteed minimum death benefit on the date you take the withdrawal.

GUARANTEED MINIMUM DEATH BENEFIT APPLICABLE FOR ANNUITANT AGES 80 THROUGH 85 AT ISSUE OF NQ, ROLLOVER IRA, ROTH CONVERSION IRA AND ROLLOVER TSA CONTRACTS.

On the contract date, your guaranteed minimum death benefit equals your initial contribution. Thereafter, it will be increased by the dollar amount of any additional contributions. We will reduce your guaranteed minimum death benefit if you take any withdrawals.

                    ----------------------------------------

Please see "How withdrawals affect your guaranteed minimum income benefit and guaranteed minimum death benefit" in "Accessing your money" for information on how withdrawals affect your guaranteed minimum death benefit.

See Appendix IV for an example of how we calculate the guaranteed minimum death benefit.


YOUR RIGHT TO CANCEL WITHIN A CERTAIN NUMBER OF DAYS

If for any reason you are not satisfied with your contract, you may return it to us for a refund. To exercise this cancellation right you must mail the contract directly to our processing office within 10 days after you receive it. If state law requires, this "free look" period may be longer.

Generally, your refund will equal your account value under the contract on the day we receive notification of your decision to cancel the contract and will reflect (i) any investment gain or loss in the variable investment options (less the daily charges we deduct), and (ii) any positive or negative market value adjustments in the fixed maturity options through the date we receive your contract. Some

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--------------------------------------------------------------------------------

states require that we refund the full amount of your contribution (not reflecting (i) or (ii) above). For any IRA contract returned to us within seven days after you receive it, we are required to refund the full amount of your contribution.

We may require that you wait six months before you may apply for a contract with us again if:

o    you cancel your contract during the free look period; or

o you change your mind before you receive your contract o whether we have received your contribution or not.

Please see "Tax information" for possible consequences of cancelling your contract.


In addition to the cancellation right described above, if you fully convert an existing traditional IRA contract to a Roth Conversion IRA contract, you may cancel your Roth Conversion IRA contract and return to a Rollover IRA contract. Our processing office, or your financial professional, can provide you with the cancellation instructions.

2
Determining your contract's value


----------------
  29
--------------------------------------------------------------------------------


YOUR ACCOUNT VALUE AND CASH VALUE

Your "account value" is the total of the: (i) values you have in the variable investment options; (ii) market adjusted amounts in the fixed maturity options; and (iii) value you have in the loan reserve account (applies for Rollover TSA contracts only). These amounts are subject to certain fees and charges discussed under "Charges and expenses."

Your contract also has a "cash value." At any time before annuity payments begin, your contract's cash value is equal to the account value less the amount of any outstanding loan plus accrued interest (applicable to Rollover TSA contracts only). Please see "Surrendering your contract to receive its cash value" in "Accessing your money."



YOUR CONTRACT'S VALUE IN THE VARIABLE INVESTMENT OPTIONS

Each variable investment option invests in shares of a corresponding portfolio. Your value in each variable investment option is measured by "units." The value of your units will increase or decrease as though you had invested it in the corresponding portfolio's shares directly. Your value, however, will be reduced by the amount of the fees and charges that we deduct under the contract.


The unit value for each variable investment option depends on the investment performance of that option, less daily charges for:

(i)  mortality and expense risks;

(ii) administrative; and

(iii) distribution charges.

On any day, your value in any variable investment option equals the number of units credited to that option, adjusted for any units purchased for or deducted from your contract under that option, multiplied by that day's value for one unit. The number of your contract units in any variable investment option does not change unless they are:

(i)   increased to reflect additional contributions;

(ii)  decreased to reflect a withdrawal;

(iii) increased to reflect a transfer into, or decreased to reflect a transfer out of, a variable investment option; or

(iv) decreased to reflect a transfer of your loan amount to the loan reserve account under a Rollover TSA contract.

In addition, when we deduct the baseBUILDER benefit charge, the number of units credited to your contract will be reduced. A description of how unit values are calculated is found in the SAI.



YOUR CONTRACT'S VALUE IN THE FIXED MATURITY OPTIONS

Your value in each fixed maturity option at any time before the maturity date is the market adjusted amount in each option. This is equivalent to your fixed maturity amount increased or decreased by the market value adjustment. Your value, therefore, may be higher or lower than your contributions (less withdrawals) accumulated at the rate to maturity. At the maturity date, your value in the fixed maturity option will equal its maturity value.

3
Transferring your money among investment options


----------------
      30
--------------------------------------------------------------------------------

TRANSFERRING YOUR ACCOUNT VALUE

At any time before the date annuity payments are to begin, you can transfer some or all of your account value among the investment options, subject to the following:


o You may not transfer to a fixed maturity option that matures in the current calendar year, or that has a rate to maturity of 3% or less.


o If the annuitant is 76 or older, you must limit your transfers to fixed maturity options to those with maturities of five years or less. Also, the maturity dates may be no later than the February 15th immediately following the date annuity payments are to begin.

o If you make transfers out of a fixed maturity option other than at its maturity date the transfer may cause a market value adjustment.


You may request a transfer in writing or by telephone using TOPS. We anticipate that transfers will be available online by using EQAccess by the end of 2000. You must send in all written transfer requests directly to our processing office. Transfer requests should specify:


(1)  the contract number,

(2) the dollar amounts or percentages of your current account value to be transferred, and


(3)  the investment options to and from which you are transferring.


We will confirm all transfers in writing.



MARKET TIMING

You should note that the product is not designed for professional "market timing" organizations, or other organizations or individuals engaging in a market timing strategy, making programmed transfers, frequent transfers or transfers that are large in relation to the total assets of the underlying mutual fund portfolios in which the variable investment options invest. Market timing strategies are disruptive to the underlying mutual fund portfolios in which the variable investment options invest. If we determine that your transfer patterns among the variable investment options reflect a market timing strategy, we reserve the right to take action including but not limited to: restricting the availability of transfers through telephone requests, facsimile transmissions, automated telephone services, Internet services or any electronic transfer services. We may also refuse to act on transfer instructions of an agent acting under a power of attorney who is acting on behalf of more than one owner.



REBALANCING YOUR ACCOUNT VALUE

We currently offer a rebalancing program that you can use to automatically reallocate your account value among the variable investment options. You must tell us:

(a) the percentage you want invested in each variable investment option (whole percentages only), and

(b) how often you want the rebalancing to occur (quarterly, semiannually, or annually on a contract year basis. Rebalancing will occur on the same day of the month as the contract date).

While your rebalancing program is in effect, we will transfer amounts among each variable investment option so that the percentage of your account value that you specify is invested in each option at the end of each rebalancing date. Your entire account value in the variable investment options must be included in the rebalancing program.
-----------------------------------------------------------------------------


Rebalancing does not assure a profit or protect against loss. You should periodically review your allocation percentages as your needs change. You may want to discuss the rebalancing program with your financial professional or other financial professional before electing the program.

-----------------------------------------------------------------------------





You may elect the rebalancing program at any time. You may also change your allocation instructions or cancel the program at any time. If you request a transfer while the rebalancing program is in effect, we will process the transfer as requested; the rebalancing program will remain in effect unless you request that it be cancelled in writing.

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You may not elect the rebalancing program if you are participating in the dollar cost averaging or special dollar cost averaging program.

4
Accessing your money



----------------
      32
--------------------------------------------------------------------------------

WITHDRAWING YOUR ACCOUNT VALUE

You have several ways to withdraw your account value before annuity payments begin. The table below shows the methods available under each type of contract. More information follows the table. For the tax consequences of withdrawals, see "Tax information."




--------------------------------------------------------------------------------
                                    METHOD OF WITHDRAWAL
--------------------------------------------------------------------------------
                                                  SUBSTANTIALLY        MINIMUM
 CONTRACT           LUMP SUM      SYSTEMATIC          EQUAL         DISTRIBUTION
--------------------------------------------------------------------------------
 NQ                   Yes             Yes              No                No
--------------------------------------------------------------------------------
Rollover IRA          Yes             Yes              Yes               Yes
--------------------------------------------------------------------------------
Roth Conversion IRA   Yes             Yes              Yes               No
--------------------------------------------------------------------------------
QP                    Yes             No               No                Yes
--------------------------------------------------------------------------------
Rollover TSA*         Yes             No               No                Yes
--------------------------------------------------------------------------------



* For some Rollover TSA contracts, your ability to take withdrawals, loans or surrender your contract may be limited. You must provide withdrawal restriction information when you apply for a contract. See "Tax Sheltered Annuity contracts (TSAs)" in "Tax information."



LUMP SUM WITHDRAWALS
(All contracts)


You may take lump sum withdrawals from your account value at any time. (Rollover TSA contracts may have restrictions.) The minimum amount you may withdraw is $300. If you request to withdraw more than 90% of a contract's current cash value we will treat it as a request to surrender the contract for its cash value. See "Surrendering your contract to receive its cash value" below.


Under Rollover TSA contracts, if a loan is outstanding, you may only take lump sum withdrawals as long as the cash value remaining after any withdrawal equals at least 10% of the outstanding loan plus accrued interest.


SYSTEMATIC WITHDRAWALS
(NQ, Rollover IRA, and Roth Conversion IRA contracts only)

You may take systematic withdrawals of a particular dollar amount or a particular percentage of your account value.

You may take systematic withdrawals on a monthly, quarterly, or annual basis as long as the withdrawals do not exceed the following percentages of your account value: 1.2% monthly, 3.6% quarterly, and 15.0% annually. The minimum amount you may take in each systematic withdrawal is $250. If the amount withdrawn would be less than $250 on the date a withdrawal is to be taken, we will not make a payment and we will terminate your systematic withdrawal election.

We will make the withdrawals on any day of the month that you select as long as it is not later than the 28th day of the month. If you do not select a date, we will make the withdrawals on the same calendar day of the month as the contract date. You must wait at least 28 days after your contract is issued before your systematic withdrawals can begin.


You may elect to take systematic withdrawals at any time. If you own an IRA contract, you may elect this withdrawal method only if you are between ages 59 1/2 and 70 1/2.


You may change the payment frequency, or the amount or percentage of your systematic withdrawals, once each contract year. However, you may not change the amount or percentage in any contract year in which you have already taken a lump sum withdrawal. You can cancel the systematic withdrawal option at any time.


SUBSTANTIALLY EQUAL WITHDRAWALS
(Rollover IRA and Roth Conversion IRA contracts only)


The substantially equal withdrawals option allows you to receive distributions from your account value without triggering the 10% additional federal tax penalty, which normally applies to distributions made before age 59 1/2. See "Tax information." Once you begin to take substantially equal withdrawals, you should not stop them or change the pattern of your withdrawals until after the later of age 59 1/2 or five full years after the first withdrawal. If you stop or change the withdrawals or take a lump sum withdrawal, you may be liable for the 10% federal tax penalty that would have otherwise been due on prior withdrawals made under this option and for any interest on those withdrawals.

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You may elect to take substantially equal withdrawals at any time before age
59 1/2. We will make the withdrawal on any day of the month that you select as long as it is not later than the 28th day of the month. You may not elect to receive the first payment in the same contract year in which you took a lump sum withdrawal. We will calculate the amount of your substantially equal withdrawals. The payments will be made monthly, quarterly, or annually as you select. These payments will continue until we receive written notice from you to cancel this option or you take a lump sum withdrawal. You may elect to start receiving substantially equal withdrawals again, but the payments may not restart in the same contract year in which you took a lump sum withdrawal. We will calculate the new withdrawal amount.


MINIMUM DISTRIBUTION WITHDRAWALS
(Rollover IRA, QP, and Rollover TSA contracts only -- See "Tax information")


We offer the minimum distribution withdrawal option to help you meet lifetime required minimum distributions under federal income tax rules. You may elect this option in the year in which you reach age 70 1/2. The minimum amount we will pay out is $250. You may elect the method you want us to use to calculate your minimum distribution withdrawals from the choices we offer. Currently, minimum distribution withdrawal payments will be made annually.


We will calculate your annual payment based on your account value at the end of the prior calendar year based on the method you choose.

Under Rollover TSA contracts, you may not elect minimum distribution withdrawals if a loan is outstanding.
-----------------------------------------------------------------------------

For Rollover IRA, QP, and Rollover TSA contracts, we will send a form outlining the distribution options available in the year you reach age 70 1/2 (if you have not begun your annuity payments before that time).

-----------------------------------------------------------------------------


HOW WITHDRAWALS ARE TAKEN FROM YOUR ACCOUNT VALUE


Unless you specify otherwise, we will subtract your withdrawals on a pro rata basis from your value in the variable investment options. If there is insufficient value or no value in the variable investment options, any additional amount of the withdrawal required or the total amount of the withdrawal will be withdrawn from the fixed maturity options in order of the earliest maturity date(s) first. A market value adjustment may apply to withdrawals from the fixed maturity options.


HOW WITHDRAWALS AFFECT YOUR GUARANTEED MINIMUM INCOME BENEFIT AND GUARANTEED MINIMUM DEATH BENEFIT

Withdrawals will reduce your guaranteed benefits on either a dollar-for-dollar basis or on a pro rata basis as explained below:



INCOME BENEFIT AND DEATH BENEFIT

5% roll up to age 80 -- If you elect the 5% roll up to age 80 guaranteed minimum death benefit, your benefit base will be reduced on a dollar-for-dollar basis as long as the sum of your withdrawals in a contract year is 5% or less of the guaranteed minimum death benefit on the most recent contract date anniversary. Once you take a withdrawal that causes the sum of your withdrawals in a contract year to exceed 5% of the guaranteed minimum death benefit on the most recent contract date anniversary, that withdrawal and any subsequent withdrawals in that same contract year will reduce your benefit base on a pro rata basis.

The timing of your withdrawals and whether they exceed the 5% threshold described above can have a significant impact on your guaranteed minimum income benefit or guaranteed minimum death benefit.

Annual ratchet to age 80 -- If you elect the annual ratchet to age 80 guaranteed minimum death benefit, each withdrawal will always reduce your benefit base and current guaranteed minimum death benefit on a pro rata basis.

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Annuitant issue ages 80 through 85 -- If your contract was issued when the annuitant was between ages 80 and 85, each withdrawal will always reduce your current guaranteed minimum death benefit on a pro rata basis.

                    ----------------------------------------

Reduction on a dollar-for-dollar basis means that your current benefit will be reduced by the dollar amount of the withdrawal. Reduction on a pro rata basis means that we calculate the percentage of your current account value that is being withdrawn and we reduce your current benefit by that same percentage. For example, if your account value is $30,000 and you withdraw $12,000, you have withdrawn 40% of your account value. If your guaranteed minimum death benefit was $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 x
 .40) and your new guaranteed minimum death benefit after the withdrawal would be $24,000 ($40,000 - $16,000).



LOANS UNDER ROLLOVER TSA CONTRACTS

You may take loans from a Rollover TSA unless restricted by the employer who provided the Rollover TSA funds. If you cannot take a loan, or cannot take a loan without approval from the employer who provided the funds, we will have this information in our records based on what you and the employer who provided the funds told us when you purchased your contract. The employer must also tell us whether special employer plan rules of the Employee Retirement Income Security Act of 1974 ("ERISA") apply. We will not permit you to take a loan while you are taking minimum distribution withdrawals.

You should read the terms and conditions on our loan request form carefully before taking out a loan. Under Rollover TSA contracts subject to ERISA, you may only take a loan with the written consent of your spouse. Your contract contains further details of the loan provision. Also, see "Tax information" for general rules applicable to loans.

We will permit you to have only one loan outstanding at a time. The minimum loan amount is $1,000. The maximum amount is $50,000 or, if less, 50% of your account value, subject to any limits under the federal income tax rules. The term of a loan is five years. However, if you use the loan to acquire your primary residence, the term is 10 years. The term may not extend beyond the earliest of:

(1)  the date annuity payments begin,

(2)  the date the contract terminates, and

(3) the date a death benefit is paid (the outstanding loan will be deducted from the death benefit amount).

Interest will accrue daily on your outstanding loan at a rate we set. The loan interest rate will be equal to the Moody's Corporate Bond Yield Averages for Baa bonds for the calendar month ending two months before the first day of the calendar quarter in which the rate is determined.

LOAN RESERVE ACCOUNT. On the date your loan is processed, we will transfer the amount of your loan to the loan reserve account. Unless you specify otherwise, we will subtract your loan on a pro rata basis from your value in the variable investment options. If there is insufficient value or no value in the variable investment options, any additional amount of the loan will be subtracted from the fixed maturity options in order of the earliest maturity date(s) first. A market value adjustment may apply.

We will credit interest to the amount in the loan reserve account at a rate of 2% lower than the loan interest rate that applies for the time your loan is outstanding. On each contract date anniversary after the date the loan is processed, we will transfer the amount of interest earned in the loan reserve account to the variable investment options on a pro rata basis. When you make a loan repayment, unless you specify otherwise, we will transfer the dollar amount of the loan repaid from the loan reserve account to the investment options according to the allocation percentages we have on our records.


SURRENDERING YOUR CONTRACT TO RECEIVE ITS CASH VALUE

You may surrender your contract to receive its cash value at any time while the annuitant is living and before you begin to receive annuity payments. (Rollover TSA contracts may

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have restrictions.) For a surrender to be effective, we must receive your written request and your contract at our processing office. We will determine your cash value on the date we receive the required information. All benefits under the contract will terminate as of that date.


You may receive your cash value in a single sum payment or apply it to one or more of the annuity payout options. See "Your annuity payout options" below. For the tax consequences of surrenders, see "Tax information."



WHEN TO EXPECT PAYMENTS

Generally, we will fulfill requests for payments out of the variable investment options within seven calendar days after the date of the transaction to which the request relates. These transactions may include applying proceeds to a variable annuity, payment of a death benefit, payment of any amount you withdraw and, upon surrender, payment of the cash value. We may postpone such payments or applying proceeds for any period during which:

(1)  the New York Stock Exchange is closed or restricts trading,

(2) sales of securities or determination of the fair value of a variable investment option's assets is not reasonably practicable because of an emergency, or

(3) the SEC, by order, permits us to defer payment to protect people remaining in the variable investment options.


We can defer payment of any portion of your value in the fixed maturity options (other than for death benefits) for up to six months while you are living. We also may defer payments for a reasonable amount of time (not to exceed 10 days) while we are waiting for a contribution check to clear.


All payments are made by check and are mailed to you (or the payee named in a tax-free exchange) by U.S. mail, unless you request that we use an express delivery service at your expense.


YOUR ANNUITY PAYOUT OPTIONS

Equitable Accumulator Select offers you several choices of annuity payout options. Some enable you to receive fixed annuity payments, which can be either level or increasing, and others enable you to receive variable annuity payments.

You can choose from among the annuity payout options listed below. Restrictions may apply, depending on the type of contract you own or the annuitant's age at contract issue. In addition, if you are exercising your guaranteed minimum income benefit under baseBUILDER, your choice of payout options are those that are available under baseBUILDER (see "Our baseBUILDER option").





-----------------------------------------------------------
Fixed annuity payout options     Life annuity
                                 Life annuity with period certain
                                 Life annuity with refund certain
                                 Period certain annuity
 -----------------------------------------------------------
Variable Immediate Annuity       Life annuity
   payout options                Life annuity with period certain
-----------------------------------------------------------
Income Manager payout            Life annuity with period certain
   options (available for
   annuitants age 83 or less     Period certain annuity
   at contract issue)
-----------------------------------------------------------


o Life annuity: An annuity that guarantees payments for the rest of the annuitant's life. Payments end with the last monthly payment before the annuitant's death. Because there is no continuation of benefits following the annuitant's death with this payout option, it provides the highest monthly payment of any of the life annuity options, so long as the annuitant is living.


o Life annuity with period certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the end of a selected period of time ("period certain"), payments continue to the beneficiary for the balance of the period certain. The period certain cannot extend beyond the annuitant's life expectancy. A life annuity with a period certain of 10 years is the form of annuity under the contracts that you will receive if you do not elect a different payout option. In this

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     case, the period certain will be based on the annuitant's age and will not exceed 10 years.

o Life annuity with refund certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the amount applied to purchase the annuity option has been recovered, payments to the beneficiary will continue until that amount has been recovered. This payout option is available only as a fixed annuity.

o Period certain annuity: An annuity that guarantees payments for a specific period of time, usually 5, 10, 15, or 20 years. This guaranteed period may not exceed the annuitant's life expectancy. This option does not guarantee payments for the rest of the annuitant's life. It does not permit any repayment of the unpaid principal, so you cannot elect to receive part of the payments as a single sum payment with the rest paid in monthly annuity payments. This payout option is available only as a fixed annuity.

The life annuity, life annuity with period certain, and life annuity with refund certain payout options are available on a single life or joint and survivor life basis. The joint and survivor life annuity guarantees payments for the rest of the annuitant's life and, after the annuitant's death, payments continue to the survivor. We may offer other payout options not outlined here. Your financial professional can provide details.

FIXED ANNUITY PAYOUT OPTIONS

With fixed annuities, we guarantee fixed annuity payments will be based either on the tables of guaranteed annuity purchase factors in your contract or on our then current annuity purchase factors, whichever is more favorable for you.

VARIABLE IMMEDIATE ANNUITY PAYOUT OPTIONS

Variable Immediate Annuities are described in a separate prospectus that is available from your financial professional. Before you select a Variable Immediate Annuity payout option, you should read the prospectus which contains important information that you should know.

Variable annuities may be funded through your choice of variable investment options investing in portfolios of EQ Advisors Trust. The contract also offers a fixed annuity option that can be elected in combination with the variable annuity payout options. The amount of each variable annuity payment will fluctuate, depending upon the performance of the variable investment options, and whether the actual rate of investment return is higher or lower than an assumed base rate.

INCOME MANAGER PAYOUT OPTIONS

The Income Manager payout annuity contracts differ from the other payout annuity contracts. The other payout annuity contracts may provide higher or lower income levels, but do not have all the features of the Income Manager payout annuity contract. You may request an illustration of the Income Manager payout annuity contract from your financial professional. Income Manager payout options are described in a separate prospectus that is available from your financial professional. Before you select an Income Manager payout option, you should read the prospectus which contains important information that you should know.

Both Income Manager payout options provide guaranteed level payments (NQ and IRA contracts). The Income Manager (life annuity with period certain) also provides guaranteed increasing payments (NQ contracts only).

For QP and Rollover TSA contracts, if you want to elect an Income Manager payout option, we will first roll over amounts in such contract to a Rollover IRA contract. You will be the owner of the Rollover IRA contract.

You may choose to apply only part of the account value of your Equitable Accumulator Select contract to an Income Manager payout annuity. In this case, we will consider any amounts applied as a withdrawal from your Equitable Accumulator Select. For the tax consequences of withdrawals, see "Tax information."


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Depending upon your circumstances, the purchase of an Income Manager contract may be done on a tax-free basis. Please consult your tax adviser.

THE AMOUNT APPLIED TO PURCHASE AN ANNUITY PAYOUT OPTION

The amount applied to purchase an annuity payout option varies, depending on the payout option that you choose and the timing of your purchase as it relates to any market value adjustments.

If amounts in a fixed maturity option are used to purchase any annuity payout option, prior to the maturity date, a market value adjustment will apply.



SELECTING AN ANNUITY PAYOUT OPTION


When you select a payout option, we will issue you a separate written agreement confirming your right to receive annuity payments. We require you to return your contract before annuity payments begin unless you are applying only some of your account value to an Income Manager contract. The contract owner and annuitant must meet the issue age and payment requirements.

You can choose the date annuity payments begin but it may not be earlier than thirteen months from the Equitable Accumulator Select contract date. Except with respect to the Income Manager annuity payout options, where payments are made on the 15th day of each month, you can change the date your annuity payments are to begin anytime before that date as long as you do not choose a date later than the 28th day of any month. Also, that date may not be later than the contract date anniversary that follows the annuitant's 90th birthday. This may be different in some states.

Before the last day by which annuity payments must begin, we will notify you by letter. Once you have selected an annuity payout option and payments have begun, no change can be made other than: (i) transfers (if permitted in the future) among the variable investment options if a Variable Immediate Annuity payout option is selected; and (ii) withdrawals (subject to a market value adjustment) if an Income Manager annuity payout option is chosen.

The amount of the annuity payments will depend on the amount applied to purchase the annuity and the applicable annuity purchase factors, discussed earlier.

In no event will you ever receive payments under a fixed option or an initial payment under a variable option of less than the minimum amounts guaranteed by the contract.

If, at the time you elect a payout option, the amount to be applied is less than $2,000 or the initial payment under the form elected is less than $20 monthly, we reserve the right to pay the account value in a single sum rather than as payments under the payout option chosen.

5
Charges and expenses


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CHARGES THAT EQUITABLE LIFE DEDUCTS

We deduct the following charges each day from the net assets of each variable investment option. These charges are reflected in the unit values of each variable investment option:

o    A mortality and expense risks charge

o    An administrative charge

o    A distribution charge

We deduct the following charges from your account value. When we deduct these charges from your variable investment options, we reduce the number of units credited to your contract:

o If you elect the optional benefit a charge for the optional baseBUILDER benefit.


o At the time annuity payments are to begin -- charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. An annuity administrative fee may also apply.


More information about these charges appears below. We will not increase these charges for the life of your contract, except as noted. We may reduce certain charges under group or sponsored arrangements. See "Group or sponsored arrangements" below.


To help with your retirement planning, we may offer other annuities, with different charges, benefits and features. Please contact your financial professional for more information.



MORTALITY AND EXPENSE RISKS CHARGE

We deduct a daily charge from the net assets in each variable investment option to compensate us for mortality and expense risks, including the guaranteed minimum death benefit. The daily charge is equivalent to an annual rate of 1.10% of the net assets in each variable investment option.

The mortality risk we assume is the risk that annuitants as a group will live for a longer time than our actuarial tables predict. If that happens, we would be paying more in annuity income than we planned. We also assume a risk that the mortality assumptions reflected in our guaranteed annuity payment tables, shown in each contract, will differ from actual mortality experience. Lastly, we assume a mortality risk to the extent that at the time of death, the guaranteed minimum death benefit exceeds the cash value of the contract. The expense risk we assume is the risk that it will cost us more to issue and administer the contracts than we expect.


ADMINISTRATIVE CHARGE

We deduct a daily charge from the net assets in each variable investment option to compensate us for administrative expenses under the contracts. The daily charge is equivalent to an annual rate of 0.25% of the net assets in each variable investment option. We reserve the right under the contracts to increase this charge to an annual rate of 0.35%.


DISTRIBUTION CHARGE

We deduct a daily charge from the net assets in each variable investment option to compensate us for a portion of our sales expenses under the contracts. The daily charge is equivalent to an annual rate of 0.25% of the net assets in each variable investment option.


BASEBUILDER BENEFIT CHARGE


If you elect the baseBUILDER, we deduct a charge annually from your account value on each contract date anniversary until such time as you exercise the guaranteed minimum income benefit, elect another annuity payout option, or the contract date anniversary after the annuitant reaches 85 (83 in Oregon), whichever occurs first. The charge is equal to 0.30% of the benefit base in effect on the contract date anniversary.


We will deduct this charge from your value in the variable investment options on a pro rata basis. If there is not enough value in the variable investment options, we will deduct all or a portion of the charge from the fixed maturity options in order of the earliest maturity date(s) first. A market value adjustment may apply.



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 CHARGES FOR STATE PREMIUM AND OTHER APPLICABLE TAXES


We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. Generally, we deduct the charge from the amount applied to provide an annuity payout option. The current tax charge that might be imposed varies by state and ranges from 0% to 3.5% (1% in Puerto Rico and 5% in the U.S. Virgin Islands).


VARIABLE IMMEDIATE ANNUITY PAYOUT OPTION ADMINISTRATIVE FEE

We deduct a fee of $350 from the amount to be applied to the Variable Immediate Annuity payout option.



CHARGES THAT EQ ADVISORS TRUST DEDUCTS

EQ Advisors Trust deducts charges for the following types of fees and expenses:

o    Management fees ranging from 0.25% to 1.15%.

o    12b-1 fees of 0.25%.

o Operating expenses, such as trustees' fees, independent auditors' fees, legal counsel fees, administrative service fees, custodian fees, and liability insurance.

o    Investment-related expenses, such as brokerage commissions.

These charges are reflected in the daily share price of each portfolio. Since shares of EQ Advisors Trust are purchased at their net asset value, these fees and expenses are, in effect, passed on to the variable investment options and are reflected in their unit values. For more information about these charges, please refer to the prospectus for EQ Advisors Trust following this prospectus.


GROUP OR SPONSORED ARRANGEMENTS

For certain group or sponsored arrangements, we may reduce the mortality and expense risks charge or change the minimum initial contribution requirements. We also may change the guaranteed minimum income benefit and the guaranteed minimum death benefit, or offer variable investment options that invest in shares of EQ Advisors Trust that are not subject to the 12b-1 fee. Group arrangements include those in which a trustee or an employer, for example, purchases contracts covering a group of individuals on a group basis. Group arrangements are not available for Rollover IRA and Roth Conversion IRA contracts. Sponsored arrangements include those in which an employer allows us to sell contracts to its employees or retirees on an individual basis.

Our costs for sales, administration, and mortality generally vary with the size and stability of the group or sponsoring organization, among other factors. We take all these factors into account when reducing charges. To qualify for reduced charges, a group or sponsored arrangement must meet certain requirements, such as requirements for size and number of years in existence. Group or sponsored arrangements that have been set up solely to buy contracts or that have been in existence less than six months will not qualify for reduced charges.

We also may establish different rates to maturity for the fixed maturity options under different classes of contracts for group or sponsored arrangements.

We will make these and any similar reductions according to our rules in effect when we approve a contract for issue. We may change these rules from time to time. Any variation will reflect differences in costs or services and will not be unfairly discriminatory.

Group or sponsored arrangements may be governed by federal income tax rules, ERISA, or both. We make no representations with regard to the impact of these and other applicable laws on such programs. We recommend that employers, trustees, and others purchasing or making contracts available for purchase under such programs seek the advice of their own legal and benefits advisers.

6
Payment of death benefit


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YOUR BENEFICIARY AND PAYMENT OF BENEFIT


You designate your beneficiary when you apply for your contract. You may change your beneficiary at any time. The change will be effective on the date the written request for the change is received in our processing office. We are not responsible for any beneficiary change request that we do not receive. We will send you written confirmation when we receive your request. Under jointly owned contracts, the surviving owner is considered the beneficiary, and will take the place of any other beneficiary. You may be limited as to the beneficiary you can designate in a Rollover TSA contract. In a QP contract, the beneficiary must be the trustee.

The death benefit is equal to your account value, or, if greater, the guaranteed minimum death benefit. The guaranteed minimum death benefit is part of your contract, whether you select the baseBUILDER benefit or not. We determine the amount of the death benefit (other than the guaranteed minimum death benefit) as of the date we receive satisfactory proof of the annuitant's death and any required instructions for the method of payment. We determine the amount of the guaranteed minimum death benefit as of the date of the annuitant's death. Under Rollover TSA contracts we will deduct the amount of any outstanding loan plus accrued interest from the amount of the death benefit.



EFFECT OF THE ANNUITANT'S DEATH

If the annuitant dies before the annuity payments begin, we will pay the death benefit to your beneficiary.


Generally, the death of the annuitant terminates the contract. However, a beneficiary spouse of the owner/annuitant can choose to be treated as the successor owner/annuitant and continue the contract. Only a spouse can be a successor owner/annuitant. A successor owner/annuitant can only be named under NQ and IRA contracts.

For IRA contracts, a beneficiary may be able to have limited ownership as discussed under "Beneficiary continuation option" below.


WHEN AN NQ CONTRACT OWNER DIES BEFORE THE ANNUITANT


Under certain conditions the owner changes after the original owner's death. When you are not the annuitant under an NQ contract and you die before annuity payments begin, the beneficiary named to receive the death benefit upon the annuitant's death will automatically become the successor owner. If you do not want this beneficiary to be the successor owner, you should name a specific successor owner. You may name a successor owner at any time by sending satisfactory notice to our processing office. If the contract is jointly owned and the first owner to die is not the annuitant, the surviving owner becomes the sole contract owner. This person will be considered the successor owner for purposes of the distribution rules described in this section. The surviving owner automatically takes the place of any other beneficiary designation.


Unless the surviving spouse of the owner who has died (or in the case of a joint ownership situation, the surviving spouse of the first owner to die) is the successor owner for this purpose, the entire interest in the contract must be distributed under the following rules:


o The cash value of the contract must be fully paid to the successor owner (new owner) by December 31st of the fifth calendar year after your death (or in a joint ownership situation, the death of the first owner to die).


o The successor owner may instead elect to receive the cash value as a life annuity (or payments for a period certain of not longer than the new owner's life expectancy). Payments must begin no later than December 31st following the calendar year of the non-annuitant owner's death. Unless this alternative is elected, we will pay any cash value on December 31st of the fifth calendar year following the year of your death (or the death of the first owner to die).


If the surviving spouse is the successor owner or joint owner, the spouse may elect to continue the contract. No distributions are required as long as the surviving spouse and annuitant are living.



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HOW DEATH BENEFIT PAYMENT IS MADE


We will pay the death benefit to the beneficiary in the form of the annuity payout option you have chosen. If you have not chosen an annuity payout option as of the time of the annuitant's death, the beneficiary will receive the death benefit in a single sum. However, subject to any exceptions in the contract, our rules and any applicable requirements under federal income tax rules, the beneficiary may elect to apply the death benefit to one or more annuity payout options we offer at the time. See "Your annuity payout options" in "Accessing your money" earlier in this prospectus. Please note that any annuity payout option chosen may not extend beyond the life expectancy of the beneficiary.


SUCCESSOR OWNER AND ANNUITANT

If you are both the contract owner and the annuitant, and your spouse is the sole beneficiary or the joint owner, then your spouse may elect to receive the death benefit or continue the contract as successor owner/annuitant.


If your surviving spouse decides to continue the contract, then on the contract date anniversary following your death, we will increase the account value to equal your current guaranteed minimum death benefit, if it is higher than the account value. The increase in the account value will be allocated to the investment options according to the allocation percentages we have on file for your contract. In determining whether the guaranteed minimum death benefit will continue to grow, we will use your surviving spouse's age (as of the contract date anniversary).


BENEFICIARY CONTINUATION OPTION

Upon your death under an IRA contract, a beneficiary may generally elect to keep the contract in your name and receive distributions under the contract instead of receiving the death benefit in a single sum. In order to elect this option, the beneficiary must be an individual. Certain trusts with only individual beneficiaries will be treated as individuals. This election must be made within 60 days following the date we receive proof of your death. We will increase the account value to equal the death benefit if the death benefit is greater than the account value. Except as noted in the next sentence, the beneficiary continuation option will be available on or after May 1, 2000, depending on when we receive regulatory clearance in your state. For Rollover IRA contracts, a similar beneficiary continuation option will be available until the beneficiary continuation option described in this prospectus is available. Please contact our processing office for further information.

Under the beneficiary continuation option:

o    The contract continues in your name for the benefit of your beneficiary.

o The beneficiary may make transfers among the investment options but no additional contributions will be permitted.

o The guaranteed minimum income benefit and the death benefit (including the guaranteed minimum death benefit) provisions will no longer be in effect.

o The beneficiary may choose at any time to withdraw all or a portion of the account value and no withdrawal charges will apply. Any partial withdrawal must be at least $300.

o Upon the death of the beneficiary, any remaining death benefit will be paid in a lump sum to the person the beneficiary chooses.

For traditional IRA contracts only, if you die AFTER the "Required Beginning Date" for required minimum distributions (see "Tax information"), the contract will continue if:

(a)  You were receiving minimum distribution withdrawals from this contract; and

(b) The pattern of minimum distribution withdrawals you chose was based in part on the life of the designated beneficiary.

The withdrawals will then continue to be paid to the beneficiary on the same basis as you chose before your death. We will be able to tell your beneficiary whether this option is available. You should contact our processing office for further information.


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For both kinds of IRA contracts, if you die BEFORE the Required Beginning Date
(and, for a Rollover IRA, therefore you were not taking minimum distribution withdrawals under the contract) the beneficiary may choose one of the following two beneficiary continuation options:

1. Payments over life expectancy period. The beneficiary can receive annual minimum distributions based on the beneficiary's life expectancy. If there is more than one beneficiary, the shortest life expectancy is used. These minimum distributions must begin by December 31st of the calendar year following the year of your death. In some situations, a spouse beneficiary who elects to continue the contract in your name under the beneficiary continuation option instead of electing successor owner/annuitant status may choose to delay beginning these minimum distributions until the December 31st of the calendar year in which you would have turned age
     70 1/2.

2. Five Year Rule. The beneficiary can take withdrawals as desired. If the beneficiary does not withdraw the entire account value by the December 31st of the fifth calendar year following your death, we will pay any amounts remaining under the contract to the beneficiary by that date. If you have more than one beneficiary, and one of them elects this option, then all of your beneficiaries will receive this option.

7
Tax information



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OVERVIEW

In this part of the prospectus, we discuss the current federal income tax rules that generally apply to Equitable Accumulator Select contracts owned by United States taxpayers. The tax rules can differ, depending on the type of contract, whether NQ, Rollover IRA, Roth Conversion IRA, QP, or Rollover TSA. Therefore, we discuss the tax aspects of each type of contract separately.

Federal income tax rules include the United States laws in the Internal Revenue Code, and Treasury Department Regulations and Internal Revenue Service ("IRS") interpretations of the Internal Revenue Code. These tax rules may change. We cannot predict whether, when, or how these rules could change. Any change could affect contracts purchased before the change.

We cannot provide detailed information on all tax aspects of the contracts. Moreover, the tax aspects that apply to a particular person's contract may vary depending on the facts applicable to that person. We do not discuss state income and other state taxes, federal income tax, and withholding rules for non-U.S. taxpayers, or federal gift and estate taxes. Transfers of the contract, rights under the contract, or payments under the contract may be subject to gift or estate taxes. You should not rely only on this document, but should consult your tax adviser before your purchase.

If you are buying a contract to fund a retirement plan that already provides tax deferral under sections of the Internal Revenue Code (IRA, QP, and Rollover
TSA), you should do so for the contract's features and benefits other than tax deferral. In such situations, the tax deferral of the contract does not provide additional benefits.


TRANSFERS AMONG INVESTMENT OPTIONS


You can make transfers among investment options inside the contract without triggering taxable income.


TAXATION OF NONQUALIFIED ANNUITIES


CONTRIBUTIONS

You may not deduct the amount of your contributions to a nonqualified annuity contract.


CONTRACT EARNINGS

Generally, you are not taxed on contract earnings until you receive a distribution from your contract, whether as a withdrawal or as an annuity payment. However, earnings are taxable, even without a distribution:

o if a contract fails investment diversification requirements as specified in federal income tax rules (these rules are based on or are similar to those specified for mutual funds under the securities laws);

o if you transfer a contract, for example, as a gift to someone other than your spouse (or former spouse);

o if you use a contract as security for a loan (in this case, the amount pledged will be treated as a distribution); and

o if the owner is other than an individual (such as a corporation, partnership, trust, or other non-natural person).

All nonqualified deferred annuity contracts that Equitable Life and its affiliates issue to you during the same calendar year are linked together and treated as one contract for calculating the taxable amount of any distribution from any of those contracts.


ANNUITY PAYMENTS

Once annuity payments begin, a portion of each payment is taxable as ordinary income. You get back the remaining portion without paying taxes on it. This is your "investment in the contract." Generally, your investment in the contract equals the contributions you made, less any amounts you previously withdrew that were not taxable.

For fixed annuity payments, the tax-free portion of each payment is determined by (1) dividing your investment in the contract by the total amount you are expected to receive out


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of the contract, and (2) multiplying the result by the amount of the payment.
For variable annuity payments, your tax-free portion of each payment is your investment in the contract divided by the number of expected payments.


Once you have received the amount of your investment in the contract, all payments after that are fully taxable. If payments under a life annuity stop because the annuitant dies, there is an income tax deduction for any unrecovered investment in the contract.


PAYMENTS MADE BEFORE ANNUITY PAYMENTS BEGIN

If you make withdrawals before annuity payments begin under your contract, they are taxable to you as ordinary income if there are earnings in the contract. Generally, earnings are your account value less your investment in the contract. If you withdraw an amount which is more than the earnings in the contract as of the date of the withdrawal, the balance of the distribution is treated as a return of your investment in the contract and is not taxable.


CONTRACTS PURCHASED THROUGH EXCHANGES

You may purchase your NQ contract through an exchange of another contract. Normally, exchanges of contracts are taxable events. The exchange will not be taxable under Section 1035 of the Internal Revenue Code if:

o the contract that is the source of the funds you are using to purchase the NQ contract is another nonqualified deferred annuity contract or life insurance or endowment contract.

o the owner and the annuitant are the same under the source contract and the Equitable Accumulator Select NQ contract. If you are using a life insurance or endowment contract the owner and the insured must be the same on both sides of the exchange transaction.

The tax basis of the source contract carries over to the Equitable Accumulator Select NQ contract.


A recent case permitted an owner to direct the proceeds of a partial withdrawal from one nonqualified deferred annuity contract to a different insurer to purchase a new nonqualified deferred annuity contract on a tax-deferred basis. Special forms, agreement between the carriers, and provision of cost basis information may be required to process this type of exchange.


SURRENDERS

If you surrender or cancel the contract, the distribution is taxable as ordinary income (not capital gain) to the extent it exceeds your investment in the contract.

DEATH BENEFIT PAYMENTS MADE TO A BENEFICIARY AFTER YOUR DEATH

For the rules applicable to death benefits, see "Payment of death benefit" earlier in this prospectus. The tax treatment of a death benefit taken as a single sum is generally the same as the tax treatment of a withdrawal from or surrender of your contract. The tax treatment of a death benefit taken as annuity payments is generally the same as the tax treatment of annuity payments under your contract.


EARLY DISTRIBUTION PENALTY TAX

If you take distributions before you are age 59 1/2 a penalty tax of 10% of the taxable portion of your distribution applies in addition to the income tax. The extra penalty tax does not apply to pre-age 59 1/2 distributions made:

o    on or after your death; or

o    because you are disabled (special federal income tax definition); or

o in the form of substantially equal periodic annuity payments for your life (or life expectancy) or the joint lives (or joint life expectancy) of you and a beneficiary.


OTHER INFORMATION


The Treasury Department has the authority to issue guidelines prescribing the circumstances in which your ability to direct your investment to particular portfolios within a separate account may cause you, rather than the insurance company, to be treated as the owner of the portfolio shares attributable to your nonqualified annuity contract. In that case, income and gains attributable to such portfolio shares would be included in your gross income for federal income



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tax purposes. Under current rules, however, we believe that Equitable Life, and not the owner of a nonqualified annuity contract, would be considered the owner of the portfolio shares.



SPECIAL RULES FOR NQ CONTRACTS ISSUED IN PUERTO RICO

Under current law we treat income from NQ contracts as U.S. source. A Puerto Rico resident is subject to U.S. taxation on such U.S. source income. Only Puerto Rico source income of Puerto Rico residents is excludable from U.S. taxation. Income from NQ contracts is also subject to Puerto Rico tax. The calculation of the taxable portion of amounts distributed from a contract may differ in the two jurisdictions. Therefore, you might have to file both U.S. and Puerto Rico tax returns, showing different amounts of income from the contract for each tax return. Puerto Rico generally provides a credit against Puerto Rico tax for U.S. tax paid. Depending on your personal situation and the timing of the different tax liabilities, you may not be able to take full advantage of this credit.


INDIVIDUAL RETIREMENT ARRANGEMENTS (IRAS)


GENERAL

"IRA" stands for individual retirement arrangement. There are two basic types of such arrangements, individual retirement accounts and individual retirement annuities. In an individual retirement account, a trustee or custodian holds the assets for the benefit of the IRA owner. The assets can include mutual funds and certificates of deposit. In an individual retirement annuity, an insurance company issues an annuity contract that serves as the IRA.

There are two basic types of IRAs, as follows:

o Traditional IRAs, typically funded on a pre-tax basis including SEP-IRAs and SIMPLE-IRAs, issued and funded in connection with employer-sponsored retirement plans; and

o    Roth IRAs, first available in 1998, funded on an after-tax basis.

Regardless of the type of IRA, your ownership interest in the IRA cannot be forfeited. You or your beneficiaries who survive you are the only ones who can receive the IRA's benefits or payments.


You can hold your IRA assets in as many different accounts and annuities as you would like, as long as you meet the rules for setting up and making contributions to IRAs. However, if you own multiple IRAs, you may be required to combine IRA values or contributions for tax purposes. For further information about individual retirement arrangements, you can read Internal Revenue Service Publication 590 ("Individual Retirement Arrangements (IRAs)"). This publication is usually updated annually, and can be obtained from any IRS district office or the IRS Web site (http:// www.irs.gov).


Equitable Life designs its traditional contracts to qualify as individual retirement annuities under Section 408(b) of the Internal Revenue Code. You may purchase the contract as a traditional IRA ("Rollover IRA") or Roth IRA ("Roth Conversion IRA"). This prospectus contains the information that the IRS requires you to have before you purchase an IRA. This section of the prospectus covers some of the special tax rules that apply to IRAs. The next section covers Roth IRAs. Education IRAs are not discussed in this prospectus because they are not available in individual retirement annuity form.


The Equitable Accumulator Select IRA contract has been approved by the IRS as to form for use as a traditional IRA. This IRS approval is a determination only as to the form of the annuity. It does not represent a determination of the merits of the annuity as an investment. The IRS approval does not address every feature possibly available under the Equitable Accumulator Select IRA contract. Although we do not have IRS approval as to form, we believe that the version of the Roth IRA currently offered complies with the requirements of the Internal Revenue Code.



CANCELLATION

You can cancel an Equitable Accumulator Select IRA contract by following the directions under "Your right to cancel

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within a certain number of days" in "Contract features and benefits" earlier in the prospectus. You can cancel an Equitable Accumulator Select Roth Conversion IRA contract issued as a result of a full conversion of an Equitable Accumulator Select Rollover IRA contract by following the instructions in the request for full conversion form. The form is available from our processing office or your financial professional. If you cancel an IRA contract, we may have to withhold tax, and we must report the transaction to the IRS. A contract cancellation could have an unfavorable tax impact.



TRADITIONAL INDIVIDUAL RETIREMENT ANNUITIES (TRADITIONAL IRAS)

CONTRIBUTIONS TO TRADITIONAL IRAS. Individuals may make three different types of contributions to a traditional IRA:


o    regular contributions out of earned income or compensation; or


o    tax-free "rollover" contributions; or


o direct custodian-to-custodian transfers from other traditional IRAs ("direct transfers").


REGULAR CONTRIBUTIONS TO TRADITIONAL IRAS

LIMITS ON CONTRIBUTIONS. Generally, $2,000 is the maximum amount that you may contribute to all IRAs (including Roth IRAs) in any taxable year. When your earnings are below $2,000, your earned income or compensation for the year is the most you can contribute. This $2,000 limit does not apply to rollover contributions or direct custodian-to-custodian transfers into a traditional IRA. You cannot make regular traditional IRA contributions for the tax year in which you reach age 70 1/2 or any tax year after that.

SPECIAL RULES FOR SPOUSES. If you are married and file a joint income tax return, you and your spouse may combine your compensation to determine the amount of regular contributions you are permitted to make to traditional IRAs (and Roth IRAs discussed below). Even if one spouse has no compensation or compensation under $2,000, married individuals filing jointly can contribute up to $4,000 for any taxable year to any combination of traditional IRAs and Roth IRAs. (Any contributions to Roth IRAs reduce the ability to contribute to traditional IRAs and vice versa.) The maximum amount may be less if earned income is less and the other spouse has made IRA contributions. No more than a combined total of $2,000 can be contributed annually to either spouse's traditional and Roth IRAs. Each spouse owns his or her traditional IRAs and Roth IRAs even if the other spouse funded the contributions. A working spouse age
70 1/2 or over can contribute up to the lesser of $2,000 or 100% of "earned income" to a traditional IRA for a nonworking spouse until the year in which the nonworking spouse reaches age 70 1/2.

DEDUCTIBILITY OF CONTRIBUTIONS. The amount of traditional IRA contributions that you can deduct for a tax year depends on whether you are covered by an employer-sponsored tax-favored retirement plan, as defined under special federal income tax rules. Your Form W-2 will indicate whether or not you are covered by such a retirement plan.

IF YOU ARE NOT COVERED BY A RETIREMENT PLAN DURING ANY PART OF THE YEAR, you can make fully deductible contributions to your traditional IRAs for each tax year up to $2,000, or, if less, your earned income.

IF YOU ARE COVERED BY A RETIREMENT PLAN DURING ANY PART OF THE YEAR, and your adjusted gross income (AGI) is BELOW THE LOWER DOLLAR FIGURE IN A PHASE-OUT RANGE, you can make fully deductible contributions to your traditional IRAs. For each tax year, your fully deductible contribution can be up to $2,000 or, if less, your earned income.

IF YOU ARE COVERED BY A RETIREMENT PLAN DURING ANY PART OF THE YEAR, and your AGI falls within a PHASE-OUT range, you can make PARTIALLY DEDUCTIBLE CONTRIBUTIONS to your traditional IRAs.

IF YOU ARE COVERED BY A RETIREMENT PLAN DURING ANY PART OF THE YEAR, and your AGI falls ABOVE THE HIGHER


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FIGURE IN THE PHASE-OUT RANGE, you may not deduct any of your regular contributions to your traditional IRAs.

If you are single and covered by a retirement plan during any part of the taxable year, the deduction for traditional IRA contributions phases out with AGI between $32,000 and $42,000 in 2000. This range will increase every year until 2005 when the range is $50,000-$60,000.

If you are married and file a joint return, and you are covered by a retirement plan during any part of the taxable year, the deduction for traditional IRA contributions phases out with AGI between $52,000 and $62,000 in 2000. This range will increase every year until 2007 when the range is $80,000-$100,000.

Married individuals filing separately and living apart at all times are not considered married for purposes of this deductible contribution calculation. Generally, the active participation in an empoyer-sponsored retirement plan of an individual is determined independently for each spouse. Where spouses have "married filing jointly" status, however, the maximum deductible traditional IRA contribution for an individual who is not an active participant (but whose spouse is an active participant) is phased out for taxpayers with AGI of between $150,000 and $160,000.

To determine the deductible amount of the contribution in 2000, you determine AGI and subtract $32,000 if you are single, or $52,000 if you are married and file a joint return with your spouse. The resulting amount is your excess AGI. You then determine the limit on the deduction for traditional IRA contributions using the following formula:





 ($10,000-excess (AGI)                    times     $2,000 (or earned     Equals     the adjusted
  divided by $10,000                        x        income, if less)        =       deductible
                                                                                     contribution
                                                                                     limit



NONDEDUCTIBLE REGULAR CONTRIBUTIONS. If you are not eligible to deduct part or all of the traditional IRA contribution, you may still make nondeductible contributions on which earnings will accumulate on a tax-deferred basis. The combined deductible and nondeductible contributions to your traditional IRA (or the nonworking spouse's traditional IRA) may not, however, exceed the maximum $2,000 per person limit. See "Excess contributions" below. You must keep your own records of deductible and nondeductible contributions in order to prevent double taxation on the distribution of previously taxed amounts. See "Withdrawals, payments and transfers of funds out of traditional IRAs" below.

If you are making nondeductible contributions in any taxable year, or you have made nondeductible contributions to a traditional IRA in prior years and are receiving distributions from any traditional IRA, you must file the required information with the IRS. Moreover, if you are making nondeductible traditional IRA contributions, you must retain all income tax returns and records pertaining to such contributions until interests in all traditional IRAs are fully distributed.

WHEN YOU CAN MAKE REGULAR CONTRIBUTIONS. If you file your tax returns on a calendar year basis like most taxpayers, you have until the April 15 return filing deadline (without extensions) of the following calendar year to make your regular traditional IRA contributions for a tax year.



ROLLOVERS AND TRANSFERS

Rollover contributions may be made to a traditional IRA from these sources:

o    qualified plans;

o TSAs (including Internal Revenue Code Section 403(b)(7) custodial accounts); and

o    other traditional IRAs.

Any amount contributed to a traditional IRA after you reach age 70 1/2 must be net of your required minimum distribution for the year in which the rollover or direct transfer contribution is made.


ROLLOVERS FROM QUALIFIED PLANS OR TSAS

There are two ways to do rollovers:

o    Do it yourself

You actually receive a distribution that can be rolled over


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and you roll it over to a traditional IRA within 60 days after the date you receive the funds. The distribution from your qualified plan or TSA will be net of 20% mandatory federal income tax withholding. If you want, you can replace the withheld funds yourself and roll over the full amount.


o    Direct rollover

You tell your qualified plan trustee or TSA issuer/custodian/fiduciary to send the distribution directly to your traditional IRA issuer. Direct rollovers are not subject to mandatory federal income tax withholding.

All distributions from a TSA or qualified plan are eligible rollover distributions, unless the distribution is:

o    only after-tax contributions you made to the plan; or

o "required minimum distributions" after age 70 1/2 or separation from service; or

o substantially equal periodic payments made at least annually for your life (or life expectancy) or the joint lives (or joint life expectancies) of you and your designated beneficiary; or

o    a hardship withdrawal; or

o substantially equal periodic payments made for a specified period of 10 years or more; or

o    corrective distributions that fit specified technical tax rules; or

o    loans that are treated as distributions; or

o    a death benefit payment to a beneficiary who is not your surviving spouse;
     or

o a qualified domestic relations order distribution to a beneficiary who is not your current spouse or former spouse.


ROLLOVERS FROM TRADITIONAL IRAS TO TRADITIONAL IRAS

You may roll over amounts from one traditional IRA to one or more of your other traditional IRAs if you complete the transaction within 60 days after you receive the funds. You may make such a rollover only once in every 12-month period for the same funds. Trustee-to-trustee or custodian-to-custodian direct transfers are not rollover transactions. You can make these more frequently than once in every 12-month period.

The surviving spouse beneficiary of a deceased individual can roll over or directly transfer an inherited traditional IRA to one or more other traditional IRAs. Also, in some cases, traditional IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court ordered divorce or separation decree.



EXCESS CONTRIBUTIONS

Excess contributions to IRAs are subject to a 6% excise tax for the year in which made and for each year after until withdrawn. The following are excess contributions to IRAs:

o    regular contributions of more than $2,000; or

o regular contributions of more than earned income for the year, if that amount is under $2,000; or

o    regular contributions to a traditional IRA made after you reach age
     70 1/2; or

o rollover contributions of amounts which are not eligible to be rolled over. For example, after-tax contributions to a qualified plan or minimum distributions required to be made after age 70 1/2.

You can avoid the excise tax by withdrawing an excess contribution (rollover or regular) before the due date (including extensions) for filling your federal income tax return for the year. If it is an excess regular traditional IRA contribution, you cannot take a tax deduction for the amount withdrawn. You do not have to include the excess contribution withdrawn as part of your income. It is also not subject to the 10% additional penalty tax on early distributions, discussed below under "Early distribution penalty tax." You do have to withdraw any earnings that are attributed to the excess contribution. The withdrawn earnings would be included in your gross income and could be subject to the 10% penalty tax.



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Even after the due date for filing your return, you may withdraw an excess rollover contribution, without income inclusion or 10% penalty, if:

(1)  the rollover was from a qualified retirement plan to a traditional IRA;

(2) the excess contribution was due to incorrect information that the plan provided; and

(3)  you took no tax deduction for the excess contribution.

RECHARACTERIZATIONS

Amounts that have been contributed as traditional IRA funds may subsequently be treated as Roth IRA funds. Special federal income tax rules allow you to change your mind again and have amounts that are subsequently treated as Roth IRA funds, once again treated as traditional IRA funds. You do this by using the forms we prescribe. This is referred to as having "recharacterized" your contribution.



WITHDRAWALS, PAYMENTS AND TRANSFERS OF FUNDS OUT OF TRADITIONAL IRAS

NO FEDERAL INCOME TAX LAW RESTRICTIONS ON WITHDRAWALS. You can withdraw any or all of your funds from a traditional IRA at any time. You do not need to wait for a special event like retirement.

TAXATION OF PAYMENTS. Earnings in traditional IRAs are not subject to federal income tax until you or your beneficiary receive them. Taxable payments or distributions include withdrawals from your contract, surrender of your contract, and annuity payments from your contract. Death benefits are also taxable. Except as discussed below, the total amount of any distribution from a traditional IRA must be included in your gross income as ordinary income.

If you have ever made nondeductible IRA contributions to any traditional IRA (it does not have to be to this particular traditional IRA contract), those contributions are recovered tax free when you get distributions from any traditional IRA. You must keep permanent tax records of all of your nondeductible contributions to traditional IRAs. At the end of any year in which you have received a distribution from any traditional IRA, you calculate the ratio of your total nondeductible traditional IRA contributions (less any amounts previously withdrawn tax free) to the total account balances of all traditional IRAs you own at the end of the year plus all traditional IRA distributions made during the year. Multiply this by all distributions from the traditional IRA during the year to determine the nontaxable portion of each distribution.

In addition, a distribution is not taxable if:

o the amount received is a withdrawal of excess contributions, as described under "Excess contributions" above; or

o the entire amount received is rolled over to another traditional IRA (see "Rollovers and transfers" above); or

o in certain limited circumstances, where the traditional IRA acts as a "conduit," you roll over the entire amount into a qualified plan or TSA that accepts rollover contributions. To get this conduit traditional IRA treatment:

     o the source of funds you used to establish the traditional IRA must have been a rollover contribution from a qualified plan; and

     o the entire amount received from the traditional IRA (including any earnings on the rollover contribution) must be rolled over into another qualified plan within 60 days of the date received.

Similar rules apply in the case of a TSA.

However, you may lose conduit treatment if you make an eligible rollover distribution contribution to a traditional IRA and you commingle this contribution with other contributions. In that case, you may not be able to roll over these eligible rollover distribution contributions and earnings to another qualified plan or TSA at a future date. The Rollover IRA contract can be used as a conduit IRA if amounts are not commingled.


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Distributions from a traditional IRA are not eligible for favorable ten-year averaging and long-term capital gain treatment available to certain distributions from qualified plans.



REQUIRED MINIMUM DISTRIBUTIONS

LIFETIME REQUIRED MINIMUM DISTRIBUTIONS. You must start taking annual distributions from your traditional IRAs beginning at age 70 1/2.

WHEN YOU HAVE TO TAKE THE FIRST REQUIRED MINIMUM DISTRIBUTION. The first required minimum distribution is for the calendar year in which you turn age
70 1/2. You have the choice to take this first required minimum distribution during the calendar year you actually reach age 70 1/2, or to delay taking it until the first three-month period in the next calendar year (January 1 - April
1). Distributions must start no later than your "required beginning date," which is April 1st of the calendar year after the calendar year in which you turn age 70 1/2. If you choose to delay taking the first annual minimum distribution, then you will have to take two minimum distributions in that year -- the delayed one for the first year and the one actually for that year. Once minimum distributions begin, they must be made at some time each year.

HOW YOU CAN CALCULATE REQUIRED MINIMUM DISTRIBUTIONS. There are two approaches to taking required minimum distributions -- "account-based" or "annuity-based."


Account-based method. If you choose an account-based method, you divide the value of your traditional IRA as of December 31st of the past calendar year by a life expectancy factor from IRS tables. This gives you the required minimum distribution amount for that particular IRA for that year. The required minimum distribution amount will vary each year as the account value and your life expectancy factors change.

You have a choice of life expectancy factors, depending on whether you choose a method based only on your life expectancy, or the joint life expectancies of you and another individual. You can decide to "recalculate" your life expectancy every year by using your current life expectancy factor. You can decide instead to use the "term certain" method, where you reduce your life expectancy by one every year after the initial year. If your spouse is your designated beneficiary for the purpose of calculating annual account-based required minimum distributions, you can also annually recalculate your spouse's life expectancy if you want. If you choose someone who is not your spouse as your designated beneficiary for the purpose of calculating annual account-based required minimum distributions, you have to use the term certain method of calculating that person's life expectancy. If you pick a nonspouse designated beneficiary, you may also have to do another special calculation.

You can later apply your traditional IRA funds to a life annuity-based payout. You can only do this if you already chose to recalculate your life expectancy annually (and your spouse's life expectancy if you select a spousal joint annuity). For example, if you anticipate exercising your guaranteed minimum income benefit or selecting any other form of life annuity payout after you are age 70 1/2, you must have elected to recalculate life expectancies.

Annuity-based method. If you choose an annuity-based method, you do not have to do annual calculations. You apply the account value to an annuity payout for your life or the joint lives of you and a designated beneficiary, or for a period certain not extending beyond applicable life expectancies.

DO YOU HAVE TO PICK THE SAME METHOD TO CALCULATE YOUR REQUIRED MINIMUM DISTRIBUTIONS FOR ALL OF YOUR TRADITIONAL IRAS AND OTHER RETIREMENT PLANS? No. If you want, you can choose a different method and a different beneficiary for each of your traditional IRAs and other retirement plans. For example, you can choose an annuity payout from one IRA, a different annuity payout from a qualified plan, and an account-based annual withdrawal from another IRA.

WILL WE PAY YOU THE ANNUAL AMOUNT EVERY YEAR FROM YOUR TRADITIONAL IRA BASED ON THE METHOD YOU CHOOSE? No, unless you affirmatively select an annuity payout option or an account-based withdrawal option such as our minimum distribution withdrawal option. Because the


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options we offer do not cover every option permitted under federal income tax rules, you may prefer to do your own required minimum distribution calculations for one or more of your traditional IRAs.

WHAT IF YOU TAKE MORE THAN YOU NEED TO FOR ANY YEAR? The required minimum distribution amount for your traditional IRAs is calculated on a year-by-year basis. There are no carry-back or carry-forward provisions. Also, you cannot apply required minimum distribution amounts you take from your qualified plans to the amounts you have to take from your traditional IRAs and vice versa. However, the IRS will let you calculate the required minimum distribution for each traditional IRA that you maintain, using the method that you picked for that particular IRA. You can add these required minimum distribution amount calculations together. As long as the total amount you take out every year satisfies your overall traditional IRA required minimum distribution amount, you may choose to take your annual required minimum distribution from any one or more traditional IRAs that you own.

WHAT IF YOU TAKE LESS THAN YOU NEED TO FOR ANY YEAR? Your IRA could be disqualified, and you could have to pay tax on the entire value. Even if your IRA is not disqualified, you could have to pay a 50% penalty tax on the shortfall (required amount for traditional IRAs less amount actually taken). It is your responsibility to meet the required minimum distribution rules. We will remind you when our records show that your age 70 1/2 is approaching. If you do not select a method with us, we will assume you are taking your required minimum distribution from another traditional IRA that you own.

WHAT ARE THE REQUIRED MINIMUM DISTRIBUTION PAYMENTS AFTER YOU DIE? If you die after either (a) the start of annuity payments, or (b) your Required Beginning Date, your beneficiary must receive payment of the remaining values in the contract at least as rapidly as under the distribution method before your death. In some circumstances, your surviving spouse may elect to become the owner of the traditional IRA and halt distributions until he or she reaches age
70 1/2.

If you die before your Required Beginning Date and before annuity payments begin, federal income tax rules require complete distribution of your entire value in the contract within five years after your death. Payments to a designated beneficiary over the beneficiary's life or over a period certain that does not extend beyond the beneficiary's life expectancy are also permitted, if these payments start within one year of your death. A surviving spouse beneficiary can also (a) delay starting any payments until you would have reached age 70 1/2 or (b) roll over your traditional IRA into his or her own traditional IRA.

SUCCESSOR ANNUITANT AND OWNER

If your spouse is the sole primary beneficiary and elects to become the successor annuitant and owner, no death benefit is payable until your surviving spouse's death.


PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH

IRA death benefits are taxed the same as IRA distributions.


BORROWING AND LOANS ARE PROHIBITED TRANSACTIONS

You cannot get loans from a traditional IRA. You cannot use a traditional IRA as collateral for a loan or other obligation. If you borrow against your IRA or use it as collateral, its tax-favored status will be lost as of the first day of the tax year in which this prohibited event occurs. If this happens, you must include the value of the traditional IRA in your federal gross income. Also, the early distribution penalty tax of 10% will apply if you have not reached age
59 1/2 before the first day of that tax year.


EARLY DISTRIBUTION PENALTY TAX

A penalty tax of 10% of the taxable portion of a distribution applies to distributions from a traditional IRA made before you reach age 59 1/2. The extra penalty tax does not apply to pre-age 59 1/2 distributions made:

o    on or after your death; or

o    because you are disabled (special federal income tax definition); or


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o    used to pay certain extraordinary medical expenses (special federal income tax definition); or

o used to pay medical insurance premiums for unemployed individuals (special federal income tax definition); or

o used to pay certain first-time home buyer expenses (special federal income tax definition; $10,000 lifetime total limit for these distributions from all your traditional and Roth IRAs); or

o used to pay certain higher education expenses (special federal income tax definition); or

o in the form of substantially equal periodic payments made at least annually over your life (or your life expectancy), or over the joint lives of you and your beneficiary (or your joint life expectancy) using an IRS-approved distribution method.


To meet this last exception, you could elect to apply your contract value to an Income Manager (life annuity with a period certain) payout annuity contract (level payments version). You could also elect the substantially equal withdrawals option. We will calculate the substantially equal annual payments under a method we select based on guidelines issued by the IRS (currently contained in IRS Notice 89-25, Question and Answer 12). Although substantially equal withdrawals and Income Manager payments are not subject to the 10% penalty tax, they are taxable as discussed in "Withdrawals, payments and transfers of funds out of traditional IRAs" above. Once substantially equal withdrawals or Income Manager annuity payments begin, the distributions should not be stopped or changed until after the later of your reaching age 59 1/2 or five years after the date of the first distribution, or the penalty tax, including an interest charge for the prior penalty avoidance, may apply to all prior distributions under this option. Also, it is possible that the IRS could view any additional withdrawal or payment you take from your contract as changing your pattern of substantially equal withdrawals or Income Manager payments for purposes of determining whether the penalty applies.


ROTH INDIVIDUAL RETIREMENT ANNUITIES (ROTH IRAS)

This section of the prospectus covers some of the special tax rules that apply to Roth IRAs. If the rules are the same as those that apply to the traditional IRA, we will refer you to the same topic under "traditional IRAs."

The Equitable Accumulator Select Roth Conversion IRA contract is designed to qualify as a Roth individual retirement annuity under Sections 408A and 408(b) of the Internal Revenue Code.


CONTRIBUTIONS TO ROTH IRAS


Individuals may make three different types of contributions to a Roth IRA:


o taxable rollover contributions from traditional IRAs ("conversion" contributions); or

o    tax-free rollover contributions from other Roth IRAs; or


o tax-free direct custodian-to-custodian transfers from other Roth IRAs ("direct transfers").

Since we only permit direct transfer and rollover contributions under the Equitable Accumulator Select Roth Conversion IRA contract, we do not discuss regular after-tax contributions here.

If you use the forms we require, we will also accept traditional IRA funds which are subsequently recharacterized as Roth IRA funds following special federal income tax rules.



ROLLOVERS AND DIRECT TRANSFERS

WHAT IS THE DIFFERENCE BETWEEN ROLLOVER AND DIRECT TRANSFER TRANSACTIONS? You may make rollover contributions to a Roth IRA from only two sources:

o    another Roth IRA ("tax-free rollover contribution"); or

o another traditional IRA, including a SEP-IRA or SIMPLE-IRA, in a taxable conversion rollover ("conversion contribution").

You may not make contributions to a Roth IRA from a qualified plan under Section 401(a) of the Internal Revenue Code, or a TSA under Section 403(b) of the Internal Revenue

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Code. You may make direct transfer contributions to a Roth IRA only from another
Roth IRA.

The difference between a rollover transaction and a direct transfer transaction is the following: in a rollover transaction you actually take possession of the funds rolled over, or are considered to have received them under tax law in the case of a change from one type of plan to another. In a direct transfer transaction, you never take possession of the funds, but direct the first Roth IRA custodian, trustee, or issuer to transfer the first Roth IRA funds directly to Equitable Life, as the Roth IRA issuer. You can make direct transfer transactions only between identical plan types (for example, Roth IRA to Roth
IRA). You can also make rollover transactions between identical plan types. However, you can only use rollover transactions between different plan types (for example, traditional IRA to Roth IRA).

You may make both Roth IRA to Roth IRA rollover transactions and Roth IRA to Roth IRA direct transfer transactions. This can be accomplished on a completely tax-free basis. However, you may make Roth IRA to Roth IRA rollover transactions only once in any 12-month period for the same funds. Trustee-to-trustee or custodian-to-custodian direct transfers can be made more frequently than once a year. Also, if you send us the rollover contribution to apply it to a Roth IRA, you must do so within 60 days after you receive the proceeds from the original IRA to get rollover treatment.

The surviving spouse beneficiary of a deceased individual can roll over or directly transfer an inherited Roth IRA to one or more other Roth IRAs. In some cases, Roth IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court-ordered divorce or separation decree.


CONVERSION CONTRIBUTIONS TO ROTH IRAS


In a conversion rollover transaction, you withdraw (or are considered to have withdrawn) all or a portion of funds from a traditional IRA you maintain and convert it to a Roth IRA within 60 days after you receive (or are considered to have received) the traditional IRA proceeds. Unlike a rollover from a traditional IRA to another traditional IRA, the conversion rollover transaction is not tax free. Instead, the distribution from the traditional IRA is generally fully taxable. For this reason, we are required to withhold 10% federal income tax from the amount converted unless you elect out of such withholding. If you have ever made nondeductible regular contributions to any traditional IRA -- whether or not it is the traditional IRA you are converting -- a pro rata portion of the distribution is tax free.


There is, however, no early distribution penalty tax on the traditional IRA withdrawal that you are converting to a Roth IRA, even if you are under age 59 1/2.

You cannot make conversion contributions to a Roth IRA for any taxable year in which your adjusted gross income exceeds $100,000. For this purpose, your adjusted gross income is calculated without the gross income stemming from the traditional IRA conversion. You also cannot make conversion contributions to a Roth IRA for any taxable year in which your federal income tax filing status is "married filing separately."

Finally, you cannot make conversion contributions to a Roth IRA to the extent that the funds in your traditional IRA are subject to the annual required minimum distribution rule applicable to traditional IRAs beginning at age
70 1/2.


WITHDRAWALS, PAYMENTS AND TRANSFERS OF FUNDS OUT OF ROTH IRAS

NO FEDERAL INCOME TAX LAW RESTRICTIONS ON WITHDRAWALS. You can withdraw any or all of your funds from a Roth IRA at any time; you do not need to wait for a special event like retirement.


DISTRIBUTIONS FROM ROTH IRAS

Distributions include withdrawals from your contract, surrender of your contract, and annuity payments from your contract. Death benefits are also distributions.

The following distributions from Roth IRAs are free of income tax:

o    Rollover from a Roth IRA to another Roth IRA;

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o    Direct transfer from a Roth IRA to another Roth IRA;

o    Qualified distribution from a Roth IRA; and

o    Return of excess contributions or amounts recharacterized to a traditional
     IRA.

QUALIFIED DISTRIBUTIONS FROM ROTH IRAS. Qualified distributions from Roth IRAs made because of one of the following four qualifying events or reasons are not includable in income:

o    you reach age 59 1/2; or

o    you die; or

o    you become disabled (special federal income tax definition); or

o your distribution is a "qualified first-time homebuyer distribution" (special federal income tax definition; $10,000 lifetime total limit for these distributions from all of your traditional and Roth IRAs).

You also have to meet a five-year aging period. A qualified distribution is any distribution made after the five-taxable-year period beginning with the first taxable year for which you made any contribution to any Roth IRA (whether or not the one from which the distribution is being made). It is not possible to have a tax-free qualified distribution before the year 2003 because of the five-year aging requirement.

NONQUALIFIED DISTRIBUTIONS FROM ROTH IRAS. Nonqualified distributions from Roth IRAs are distributions that do not meet the qualifying event and five-year aging period tests described above. Such distributions are potentially taxable as ordinary income. Nonqualified distributions receive return-of-investment-first treatment. Only the difference between the amount of the distribution and the amount of contributions to all of your Roth IRAs is taxable. You have to reduce the amount of contributions to all of your Roth IRAs to reflect any previous tax-free recoveries.

You must keep your own records of regular and conversion contributions to all Roth IRAs to assure appropriate taxation. You may have to file information on your contributions to and distributions from any Roth IRA on your tax return. You may have to retain all income tax returns and records pertaining to such contributions and distributions until your interests in all Roth IRAs are distributed.

Like traditional IRAs, taxable distributions from a Roth IRA are not entitled to the special favorable five-year averaging method (or, in certain cases, favorable ten-year averaging and long-term capital gain treatment) available in certain cases to distributions from qualified plans.


REQUIRED MINIMUM DISTRIBUTIONS AT DEATH

Same as traditional IRA under "What are the required minimum distribution payments after you die?" Lifetime required minimum distributions do not apply.


PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH

Distributions to a beneficiary generally receive the same tax treatment as if the distribution had been made to you.


BORROWING AND LOANS ARE PROHIBITED TRANSACTIONS

Same as traditional IRA.


EXCESS CONTRIBUTIONS

Generally the same as traditional IRA.


Excess rollover contributions to Roth IRAs are contributions not eligible to be rolled over (for example, conversion contributions from a traditional IRA if your adjusted gross income is in excess of $100,000 in the conversion year).

You can withdraw or recharacterize any contribution to a Roth IRA before the due date (including extensions) for filing your federal income tax return for the tax year. If you do this, you must also withdraw or recharacterize any earnings attributable to the contribution.


EARLY DISTRIBUTION PENALTY TAX

Same as traditional IRA.

For Roth IRAs, special penalty rules may apply to amounts withdrawn attributable to 1998 conversion rollovers.

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SPECIAL RULES FOR NONQUALIFIED CONTRACTS IN QUALIFIED PLANS


Under QP contracts your plan administrator or trustee notifies you as to tax consequences. See Appendix II.


TAX-SHELTERED ANNUITY CONTRACTS (TSAS)

GENERAL

This section of the prospectus covers some of the special tax rules that apply to TSA contracts under Section 403(b) of the Internal Revenue Code (TSAs). If the rules are the same as those that apply to another kind of contract, for example, traditional IRAs, we will refer you to the same topic under "traditional IRAs."


CONTRIBUTIONS TO TSAS

There are two ways you can make contributions to this Equitable Accumulator Select Rollover TSA contract:

o a rollover from another TSA contract or arrangement that meets the requirements of Section 403(b) of the Internal Revenue Code, or

o a full or partial direct transfer of assets ("direct transfer") from another contract or arrangement that meets the requirements of Section 403(b) of the Internal Revenue Code by means of IRS Revenue Ruling 90-24.

With appropriate written documentation satisfactory to us, we will accept rollover contributions from "conduit IRAs" for TSA funds.

If you make a direct transfer, you must fill out our transfer form.

EMPLOYER-REMITTED CONTRIBUTIONS. The Equitable Accumulator Select Rollover TSA contract does not accept employer-remitted contributions. However, we provide the following discussion as part of our description of restrictions on the distribution of funds directly transferred, which include employer-remitted contributions to other TSAs.

Employer-remitted contributions to TSAs made through the employer's payroll are subject to annual limits. (Tax-free transfer or tax-deferred rollover contributions from another 403(b) arrangement are not subject to these annual contribution limits.) Commonly, some or all of the contributions made to a TSA are made under a salary reduction agreement between the employee and the employer. These contributions are called "salary reduction" or "elective deferral" contributions. However, a TSA can also be wholly or partially funded through nonelective employer contributions or after-tax employee contributions. Amounts attributable to salary reduction contributions to TSAs are generally subject to withdrawal restrictions. Also, all amounts attributable to investments in a 403(b)(7) custodial account are subject to withdrawal restrictions discussed below.

ROLLOVER OR DIRECT TRANSFER CONTRIBUTIONS. You may make rollover contributions to your Equitable Accumulator Select Rollover TSA contract from TSAs under
Section 403(b) of the Internal Revenue Code. Generally, you may make a rollover contribution to a TSA when you have a distributable event from an existing TSA as a result of your:

o    termination of employment with the employer who provided the TSA funds; or

o    reaching age 59 1/2 even if you are still employed; or

o    disability (special federal income tax definition).

A transfer occurs when changing the funding vehicle, even if there is no distributable event. Under a direct transfer, you do not receive a distribution. We accept direct transfers of TSA funds under Revenue Ruling 90-24 only if:

o you give us acceptable written documentation as to the source of the funds, and

o the Equitable Accumulator Select contract receiving the funds has provisions at least as restrictive as the source contract.

Before you transfer funds to an Equitable Accumulator Select Rollover TSA contract, you may have to obtain your employer's authorization or demonstrate that you do not

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need employer authorization. For example, the transferring TSA may be subject to
Title I of ERISA, if the employer makes matching contributions to salary reduction contributions made by employees. In that case, the employer must continue to approve distributions from the plan or contract.

Your contribution to the Equitable Accumulator Select TSA must be net of the required minimum distribution for the tax year in which we issue the contract if:

o    you are or will be at least age 70 1/2 in the current calendar year, and

o you have separated from service with the employer who provided the funds to purchase the TSA you are transferring or rolling over to the Equitable Accumulator Select Rollover TSA.

This rule applies regardless of whether the source of funds is a:

o    rollover by check of the proceeds from another TSA; or

o    direct rollover from another TSA; or

o    direct transfer under Revenue Ruling 90-24 from another TSA.

Further, you must use the same elections regarding recalculation of your life expectancy (and if applicable, your spouse's life expectancy), if you have already begun to receive required minimum distributions from or with respect to the TSA from which you are making your contribution to the Equitable Accumulator Select Rollover TSA. You must also elect or have elected a minimum distribution calculation method requiring recalculation of your life expectancy (and if applicable, your spouse's life expectancy) if you elect an annuity payout for the funds in this contract subsequent to this year.


DISTRIBUTIONS FROM TSAS

GENERAL. Depending on the terms of the employer plan and your employment status, you may have to get your employer's consent to take a loan or withdrawal. Your employer will tell us this when you establish the TSA through a direct transfer.

WITHDRAWAL RESTRICTIONS. If this is a Revenue Ruling 90-24 direct transfer, we will treat all amounts transferred to this contract and any future earnings on the amount transferred as not eligible for withdrawal until one of the following events happens:


o you are separated from service with the employer who provided the funds to purchase the TSA you are transferring to the Equitable Accumulator Select Rollover TSA; or


o    you reach age 59 1/2; or

o    you die; or

o    you become disabled (special federal income tax definition); or

o    you take a hardship withdrawal (special federal income tax definition).

If any portion of the funds directly transferred to your TSA contract is attributable to amounts that you invested in a 403(b)(7) custodial account, such amounts, including earnings, are subject to withdrawal restrictions. With respect to the portion of the funds that were never invested in a 403(b)(7) custodial account, these restrictions apply to the salary reduction (elective deferral) contributions to a TSA annuity contract you made and any earnings on them. These restrictions do not apply to the amount directly transferred to your TSA contract that represents your December 31, 1988 account balance attributable to salary reduction contributions to a TSA annuity contract and earnings. To take advantage of this grandfathering you must properly notify us in writing at our processing office of your December 31, 1988 account balance if you have qualifying amounts transferred to your TSA contract.

THIS PARAGRAPH APPLIES ONLY TO PARTICIPANTS IN A TEXAS OPTIONAL RETIREMENT PROGRAM. Texas Law permits withdrawals only after one of the following distributable events occur:

(1) the requirements for minimum distribution (discussed under "Required minimum distributions" below) are met; or


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(2)  death; or

(3)  retirement; or

(4) termination of employment in all Texas public institutions of higher education.

For you to make a withdrawal, we must receive a properly completed written acknowledgement from the employer. If a distributable event occurs before you are vested, we will refund to the employer any amounts provided by an employer's first-year matching contribution. We reserve the right to change these provisions without your consent, but only to the extent necessary to maintain compliance with applicable law. Loans are not permitted under Texas Optional Retirement Programs.

TAX TREATMENT OF DISTRIBUTIONS. Amounts held under TSAs are generally not subject to federal income tax until benefits are distributed. Distributions include withdrawals from your TSA contract and annuity payments from your TSA contract. Death benefits paid to a beneficiary are also taxable distributions. Unless an exception applies, amounts distributed from TSAs are includable in gross income as ordinary income. Distributions from TSAs may be subject to 20% federal income tax withholding. See "Federal and state income tax withholding and information reporting" below. In addition, TSA distributions may be subject to additional tax penalties.

If you have made after-tax contributions, you will have a tax basis in your TSA contract, which will be recovered tax-free. Since we do not track your investment in the contract, if any, it is your responsibility to determine how much of the distribution is taxable.

DISTRIBUTIONS BEFORE ANNUITY PAYMENTS BEGIN. On a total surrender, the amount received in excess of the investment in the contract is taxable. We will report the total amount of the distribution. The amount of any partial distribution from a TSA prior to the annuity starting date is generally taxable, except to the extent that the distribution is treated as a withdrawal of after-tax contributions. Distributions are normally treated as pro rata withdrawals of after-tax contributions and earnings on those contributions.

ANNUITY PAYMENTS. If you elect an annuity payout option, you will recover any investment in the contract as each payment is received by dividing the investment in the contract by an expected return determined under an IRS table prescribed for qualified annuities. The amount of each payment not excluded from income under this exclusion ratio is fully taxable. The full amount of the payments received after your investment in the contract is recovered is fully taxable. If you (and your beneficiary under a joint and survivor annuity) die before recovering the full investment in the contract, a deduction is allowed on your (or your beneficiary's) final tax return.


PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH

Death benefit distributions from a TSA generally receive the same tax treatment as distributions during your lifetime. In some instances, distributions from a TSA made to your surviving spouse may be rolled over to a traditional IRA.


LOANS FROM TSAS

You may take loans from a TSA unless restricted by the employer (for example, under an employer plan subject to ERISA). If you cannot take a loan, or cannot take a loan without approval from the employer who provided the funds, we will have this information in our records based on what you and the employer who provided the TSA funds told us when you purchased your contract.

Loans are generally not treated as a taxable distribution. If the amount of the loan exceeds permissible limits under federal income tax rules when made, the amount of the excess is treated (solely for tax purposes) as a taxable distribution. Additionally, if the loan is not repaid at least quarterly, amortizing (paying down) interest and principal, the amount not repaid when due will be treated as a taxable distribution. Under Proposed Treasury Regulations the entire unpaid balance of the loan is includable in income in the year of the default.

TSA loans are subject to federal income tax limits and may also be subject to the limits of the plan from which the funds came. Federal income tax rule requirements apply even if the


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plan is not subject to ERISA. For example, loans offered by TSAs are subject to the following conditions:


o The amount of a loan to a participant, when combined with all other loans to the participant from all qualified plans of the employer, cannot exceed the lesser of:

(1) the greater of $10,000 or 50% of the participant's nonforfeitable accrued benefits; and

(2) $50,000 reduced by the excess (if any) of the highest outstanding loan balance over the previous twelve months over the outstanding loan balance of plan loans on the date the loan was made.


o In general, the term of the loan cannot exceed five years unless the loan is used to acquire the participant's primary residence. Equitable Accumulator Select Rollover TSA contracts have a term limit of 10 years for loans used to acquire the participant's primary residence.

o All principal and interest must be amortized in substantially level payments over the term of the loan, with payments being made at least quarterly.

The amount borrowed and not repaid may be treated as a distribution if:

o    the loan does not qualify under the conditions above;

o    the participant fails to repay the interest or principal when due; or

o in some instances, the participant separates from service with the employer who provided the funds or the plan is terminated.

In this case, the participant may have to include the unpaid amount due as ordinary income. In addition, the 10% early distribution penalty tax may apply. The amount of the unpaid loan balance is reported to the IRS on Form 1099-R as a distribution.


TAX-DEFERRED ROLLOVERS AND DIRECT TRANSFERS

You may roll over any "eligible rollover distribution" from a TSA into another eligible retirement plan, either directly or within 60 days of your receiving the distribution. To the extent rolled over, a distribution remains tax-deferred.

You may roll over a distribution from a TSA to another TSA or to a traditional IRA. A spousal beneficiary may roll over death benefits only to a traditional IRA.

The taxable portion of most distributions will be eligible for rollover, except as specifically excluded under federal income tax rules. Distributions that you cannot roll over generally include periodic payments for life or for a period of 10 years or more, hardship withdrawals, and required minimum distributions under federal income tax rules.

Direct transfers of TSA funds from one TSA to another under Revenue Ruling 90-24 are not distributions.


REQUIRED MINIMUM DISTRIBUTIONS


Generally the same as traditional IRA with these differences:


WHEN YOU HAVE TO TAKE THE FIRST REQUIRED MINIMUM DISTRIBUTION. The minimum distribution rules force TSA participants to start calculating and taking annual distributions from their TSAs by a required date. Generally, you must take the first required minimum distribution for the calendar year in which you turn age 70 1/2. You may be able to delay the start of required minimum distributions for all or part of your account balance until after age 70 1/2, as follows:

o For TSA participants who have not retired from service with the employer who provided the funds for the TSA by the calendar year the participant turns age 70 1/2, the required beginning date for minimum distributions is extended to April 1 following the calendar year of retirement.

o TSA plan participants may also delay the start of required minimum distributions to age 75 of the portion of their account value attributable to their December 31, 1986 TSA account balance, even if retired at age 70 1/2. We will know whether or not you qualify for this exception because it will only apply to people who establish their Equitable Accumulator Select Rollover TSA by direct Revenue Ruling 90-24 transfers. If you do not give us the amount of your


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    December 31, 1986 account balance that is being transferred to the
    Equitable Accumulator Select Rollover TSA on the form used to establish the TSA, you do not qualify.


SPOUSAL CONSENT RULES

This will only apply to you if you establish your Equitable Accumulator Select Rollover TSA by direct Revenue Ruling 90-24 transfer. Your employer will tell us on the form used to establish the TSA whether or not you need to get spousal consent for loans, withdrawals, or other distributions. If you do, you will need such consent if you are married when you request a withdrawal under the TSA contract. In addition, unless you elect otherwise with the written consent of your spouse, the retirement benefits payable under the plan must be paid in the form of a qualified joint and survivor annuity. A qualified joint and survivor annuity is payable for the life of the annuitant with a survivor annuity for the life of the spouse in an amount not less than one-half of the amount payable to the annuitant during his or her lifetime. In addition, if you are married, the beneficiary must be your spouse, unless your spouse consents in writing to the designation of another beneficiary.

If you are married and you die before annuity payments have begun, payments will be made to your surviving spouse in the form of a life annuity unless at the time of your death a contrary election was in effect. However, your surviving spouse may elect, before payments begin, to receive payments in any form permitted under the terms of the TSA contract and the plan of the employer who provided the funds for the TSA.


EARLY DISTRIBUTION PENALTY TAX

A penalty tax of 10% of the taxable portion of a distribution applies to distributions from a TSA before you reach age 59 1/2. This is in addition to any income tax. There are exceptions to the extra penalty tax. No penalty tax applies to pre-age 59 1/2 distributions made:

o    on or after your death; or

o    because you are disabled (special federal income tax definition); or

o to pay for certain extraordinary medical expenses (special federal income tax definition); or

o    if you are separated from service, any form of payout after you are age 55;
     or

o only if you are separated from service, a payout in the form of substantially equal periodic payments made at least annually over your life (or your life expectancy), or over the joint lives of you and your beneficiary (or your joint life expectancy) using an IRS-approved distribution method.


FEDERAL AND STATE INCOME TAX WITHHOLDING AND INFORMATION REPORTING

We must withhold federal income tax from distributions from annuity contracts. You may be able to elect out of this income tax withholding in some cases. Generally, we do not have to withhold if your distributions are not taxable. The rate of withholding will depend on the type of distribution and, in certain cases, the amount of your distribution. Any income tax withheld is a credit against your income tax liability. If you do not have sufficient income tax withheld or do not make sufficient estimated income tax payments, you may incur penalties under the estimated income tax rules.

You must file your request not to withhold in writing before the payment or distribution is made. Our processing office will provide forms for this purpose. You cannot elect out of withholding unless you provide us with your correct Taxpayer Identification Number and a United States residence address. You cannot elect out of withholding if we are sending the payment out of the United States.

You should note the following special situations:


o We might have to withhold and/or report on amounts we pay under a free look or cancellation.


o We are generally required to withhold on conversion rollovers of traditional IRAs to Roth IRAs, as it is considered a withdrawal from the traditional IRA and is taxable.

o    We are required to withhold on the gross amount of a

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     distribution from a Roth IRA unless you elect out of withholding. This may result in tax being withheld even though the Roth IRA distribution is not taxable in whole or in part.

Special withholding rules apply to foreign recipients and United States citizens residing outside the United States. We do not discuss these rules here. Certain states have indicated that state income tax withholding will also apply to payments from the contracts made to residents. In some states, you may elect out of state withholding, even if federal withholding applies. Generally, an election out of federal withholding will also be considered an election out of state withholding. If you need more information concerning a particular state or any required forms, call our processing office at the toll-free number.


FEDERAL INCOME TAX WITHHOLDING ON PERIODIC ANNUITY PAYMENTS

We withhold differently on "periodic" and "non-periodic" payments. For a periodic annuity payment, for example, unless you specify a different number of withholding exemptions, we withhold assuming that you are married and claiming three withholding exemptions. If you do not give us your correct Taxpayer Identification Number, we withhold as if you are single with no exemptions.


Based on the assumption that you are married and claiming three withholding exemptions, if you receive less than $14,880 in periodic annuity payments in 2000, your payments will generally be exempt from federal income tax withholding. You could specify a different choice of withholding exemption or request that tax be withheld. Your withholding election remains effective unless and until you revoke it. You may revoke or change your withholding election at any time.



FEDERAL INCOME TAX WITHHOLDING ON NON-PERIODIC ANNUITY PAYMENTS (WITHDRAWALS)

For a non-periodic distribution (total surrender or partial withdrawal), we generally withhold at a flat 10% rate. We apply that rate to the taxable amount in the case of nonqualified contracts, and to the payment amount in the case of IRAs and Roth IRAs.

You cannot elect out of withholding if the payment is an eligible rollover distribution from a qualified plan or TSA. If a non-periodic distribution from a qualified plan or TSA is not an eligible rollover distribution then the 10% withholding rate applies.


MANDATORY WITHHOLDING FROM TSA AND QUALIFIED PLAN DISTRIBUTIONS

Unless you have the distribution go directly to the new plan, eligible rollover distributions from qualified plans and TSAs are subject to mandatory 20% withholding. An eligible rollover distribution from a TSA can be rolled over to another TSA or a traditional IRA. An eligible rollover distribution from a qualified plan can be rolled over to another qualified plan or traditional IRA. All distributions from a TSA or qualified plan are eligible rollover distributions unless they are on the following list of exceptions:

o    any after-tax contributions you made to the plan; or

o any distributions which are required minimum distributions after age 70 1/2 or separation from service; or

o    hardship withdrawals; or

o substantially equal periodic payments made at least annually for your life (or life expectancy) or the joint lives (or joint life expectancy) of you and your designated beneficiary; or

o substantially equal periodic payments made for a specified period of 10 years or more; or

o    corrective distributions that fit specified technical tax rules; or

o    loans that are treated as distributions; or

o    a death benefit payment to a beneficiary who is not your surviving spouse;
     or


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o    a qualified domestic relations order distribution to a beneficiary who is not your current spouse or former spouse.

A death benefit payment to your surviving spouse, or a qualified domestic relations order distribution to your current or former spouse, may be a distribution subject to mandatory 20% withholding.


IMPACT OF TAXES TO EQUITABLE LIFE

The contracts provide that we may charge Separate Account No. 45 for taxes. We do not now, but may in the future set up reserves for such taxes.

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ABOUT OUR SEPARATE ACCOUNT NO. 45

Each variable investment option is a subaccount of our Separate Account No. 45. We established Separate Account No. 45 in 1994 under special provisions of the New York Insurance Law. These provisions prevent creditors from any other business we conduct from reaching the assets we hold in our variable investment options for owners of our variable annuity contracts. We are the legal owner of all of the assets in Separate Account No. 45 and may withdraw any amounts that exceed our reserves and other liabilities with respect to variable investment options under our contracts. The results of Separate Account No. 45's operations are accounted for without regard to Equitable Life's other operations.

Separate Account No. 45 is registered under the Investment Company Act of 1940 and is classified by that act as a "unit investment trust." The SEC, however, does not manage or supervise Equitable Life or Separate Account No. 45.

Each subaccount (variable investment option) within Separate Account No. 45 invests solely in class IB shares issued by the corresponding portfolio of EQ Advisors Trust.

We reserve the right subject to compliance with laws that apply:

(1) to add variable investment options to, or to remove variable investment options from, Separate Account No. 45, or to add other separate accounts;

(2)  to combine any two or more variable investment options;

(3) to transfer the assets we determine to be the shares of the class of contracts to which the contracts belong from any variable investment option to another variable investment option;

(4) to operate Separate Account No. 45 or any variable investment option as a management investment company under the Investment Company Act of 1940 (in which case, charges and expenses that otherwise would be assessed against an underlying mutual fund would be assessed against Separate Account No. 45 or a variable investment option directly);

(5) to deregister Separate Account No. 45 under the Investment Company Act of 1940;

(6)  to restrict or eliminate any voting rights as to Separate Account No. 45;
     and

(7) to cause one or more variable investment options to invest some or all of their assets in one or more other trusts or investment companies.


ABOUT EQ ADVISORS TRUST

EQ Advisors Trust is registered under the Investment Company Act of 1940. It is classified as an "open-end management investment company," more commonly called a mutual fund. EQ Advisors Trust issues different shares relating to each portfolio.


Equitable Life serves as the investment manager of EQ Advisors Trust. As such, Equitable Life oversees the activities of the investment advisers with respect to EQ Advisors Trust and is responsible for retaining or discontinuing the services of those advisers. (Prior to September 1999 EQ Financial Consultants, Inc., the predecessor to AXA Advisors, LLC and an affiliate of Equitable Life, served as investment manager to EQ Advisors Trust.)


EQ Advisors Trust commenced operations on May 1, 1997. For periods prior to October 18, 1999 the Alliance portfolios (other than EQ/Alliance Premier Growth) were part of The Hudson River Trust. On October 18, 1999, these portfolios became corresponding portfolios of EQ Advisors Trust.


EQ Advisors Trust does not impose sales charges or "loads" for buying and selling its shares. All dividends and other distributions on Trust shares are reinvested in full. The Board of Trustees of EQ Advisors Trust may establish additional portfolios or eliminate existing portfolios at any time. More detailed information about EQ Advisors Trust, the portfolio investment objectives, policies, restrictions, risks, expenses, Rule 12b-1 Plan relating to its Class IB shares, and other aspects of its operations, appears in the prospectus for EQ Advisors Trust attached at the end of this prospectus, or in its SAI which is available upon request.



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ABOUT OUR FIXED MATURITY OPTIONS


RATES TO MATURITY AND PRICE PER $100 OF MATURITY VALUE

We can determine the amount required to be allocated to one or more fixed maturity options in order to produce specified maturity values. For example, we can tell you how much you need to allocate per $100 of maturity value.


The rates to maturity for new allocations as of March 15, 2000 and the related price per $100 of maturity value were as follows:





    FIXED MATURITY
       OPTIONS
 WITH FEBRUARY 15TH       RATE TO MATURITY         PRICE
  MATURITY DATE OF             AS OF            PER $100 OF
    MATURITY YEAR         MARCH 15, 2000       MATURITY VALUE
--------------------   --------------------   ---------------
        2001                    4.20%             $ 96.27
        2002                    4.91%             $ 91.19
        2003                    5.43%             $ 85.68
        2004                    5.51%             $ 81.02
        2005                    5.62%             $ 76.39
        2006                    5.70%             $ 72.00
        2007                    5.77%             $ 67.81
        2008                    5.83%             $ 63.82
        2009                    5.92%             $ 59.84
        2010                    5.98%             $ 56.18


HOW WE DETERMINE THE MARKET VALUE ADJUSTMENT

We use the following procedure to calculate the market value adjustment (up or down) we make if you withdraw all of your value from a fixed maturity option before its maturity date.

(1) We determine the market adjusted amount on the date of the withdrawal as follows:

     (a) We determine the fixed maturity amount that would be payable on the maturity date, using the rate to maturity for the fixed maturity option.

     (b) We determine the period remaining in your fixed maturity option (based on the withdrawal date) and convert it to fractional years based on a 365-day year. For example, three years and 12 days becomes 3.0329.

     (c) We determine the current rate to maturity that applies on the withdrawal date to new allocations to the same fixed maturity option.

     (d) We determine the present value of the fixed maturity amount payable at the maturity date, using the period determined in
           (b) and the rate determined in (c).

(2)  We determine the fixed maturity amount as of the current date.

(3) We subtract (2) from the result in (1)(d). The result is the market value adjustment applicable to such fixed maturity option, which may be positive or negative.

-----------------------------------------------------------------------------

Your market adjusted amount is the present value of the maturity value discounted at the rate to maturity in effect for new contributions to that same fixed maturity option on the date of the calculation.

-----------------------------------------------------------------------------


If you withdraw only a portion of the amount in a fixed maturity option, the market value adjustment will be a percentage of the market value adjustment that would have applied if you had withdrawn the entire value in that fixed maturity option. This percentage is equal to the percentage of the value in the fixed maturity option that you are withdrawing. See Appendix III for an example.





For purposes of calculating the rate to maturity for new allocations to a fixed maturity option (see (1)(c) above), we use the rate we have in effect for new allocations to that fixed maturity option. We use this rate even if new allocations to that option would not be accepted at that time. This rate will not be less than 3%. If we do not have a rate to maturity in effect for a fixed maturity option to which the "current rate to maturity" in (1)(c) above would apply, we will use the rate at the next closest maturity date. If we are no longer offering new fixed maturity options, the "current rate to maturity" will be determined in accordance with our procedures then in effect. We reserve the right to

----------
   64
--------------------------------------------------------------------------------

add up to 0.25% to the current rate in (1)(c) above for purposes of calculating the market value adjustment only.


INVESTMENTS UNDER THE FIXED MATURITY OPTIONS

Amounts allocated to the fixed maturity options are held in a "nonunitized" separate account we have established under the New York Insurance Law. This separate account provides an additional measure of assurance that we will make full payment of amounts due under the fixed maturity options. Under New York Insurance Law, the portion of the separate account's assets equal to the reserves and other contract liabilities relating to the contracts are not chargeable with liabilities from any other business we may conduct. We own the assets of the separate account, as well as any favorable investment performance on those assets. You do not participate in the performance of the assets held in this separate account. We may, subject to state law that applies, transfer all assets allocated to the separate account to our general account. We guarantee all benefits relating to your value in the fixed maturity options, regardless of whether assets supporting fixed maturity options are held in a separate account or our general account.

We have no specific formula for establishing the rates to maturity for the fixed maturity options. We expect the rates to be influenced by, but not necessarily correspond to, among other things, the yields that we can expect to realize on the separate account's investments from time to time. Our current plans are to invest in fixed-income obligations, including corporate bonds, mortgage-backed and asset-backed securities, and government and agency issues having durations in the aggregate consistent with those of the fixed maturity options.

Although the above generally describes our plans for investing the assets supporting our obligations under the fixed maturity options under the contracts, we are not obligated to invest those assets according to any particular plan except as we may be required to by state insurance laws. We will not determine the rates to maturity we establish by the performance of the nonunitized separate account.

ABOUT THE GENERAL ACCOUNT

Our general account supports all of our policy and contract guarantees, including those that apply to the fixed maturity options, as well as our general obligations.

The general account is subject to regulation and supervision by the Insurance Department of the State of New York and to the insurance laws and regulations of all jurisdictions where we are authorized to do business. Because of exemptions and exclusionary provisions that apply, interests in the general account have not been registered under the Securities Act of 1933, nor is the general account an investment company under the Investment Company Act of 1940. However, the market value adjustment interests under the contracts are registered under the Securities Act of 1933.

We have been advised that the staff of the SEC has not reviewed the portions of this prospectus that relate to the general account (other than market value adjustment interests). The disclosure with regard to the general account, however, may be subject to certain provisions of the federal securities laws relating to the accuracy and completeness of statements made in prospectuses.


ABOUT OTHER METHODS OF PAYMENT


AUTOMATIC INVESTMENT PROGRAM - FOR NQ CONTRACTS ONLY

You may use our automatic investment program, or "AIP," to have a specified amount automatically deducted from a checking account, money market account, or credit union checking account and contributed as an additional contribution into an NQ contract on a monthly or quarterly basis. AIP is not available for Rollover IRA, Roth Conversion IRA, QP, or Rollover TSA contracts.

The minimum amounts we will deduct are $100 monthly and $300 quarterly. AIP additional contributions may be allocated to any of the variable investment options and available fixed maturity options. You choose the day of the month you wish to have your account debited. However, you may not choose a date later than the 28th day of the month.

----------
  65
--------------------------------------------------------------------------------
You may cancel AIP at any time by notifying our processing office. We are not responsible for any debits made to your account before the time written notice of cancellation is received at our processing office.

DATES AND PRICES AT WHICH CONTRACT EVENTS OCCUR

We describe below the general rules for when, and at what prices, events under your contract will occur. Other portions of this prospectus describe circumstances that may cause exceptions. We generally do not repeat those exceptions below.

BUSINESS DAY


Our business day is any day the New York Stock Exchange is open for trading. Our business day generally ends at 4:00 p.m., Eastern Time for purposes of determining the date when contributions are applied and any other transaction requests are processed. We may, however, close due to emergency conditions. Contributions will be applied and any other transaction requests will be processed when they are received along with all the required information.


o If your contribution, transfer, or any other transaction request, containing all the required information, reaches us on a non-business day or after 4:00 p.m. on a business day, we will use the next business day.

o A loan request under your Rollover TSA contract will be processed on the first business day of the month following the date on which the properly completed loan request form is received.

o If your transaction is set to occur on the same day of the month as the contract date and that date is the 29th, 30th or 31st of the month, then the transaction will occur on the 1st day of the next month.

o When a charge is to be deducted on a contract date anniversary that is a non-business day, we will deduct the charge on the next business day.

CONTRIBUTIONS AND TRANSFERS

o Contributions allocated to the variable investment options are invested at the value next determined after the close of the business day.

o Contributions allocated to a fixed maturity option will receive the rate to maturity in effect for that fixed maturity option on that business day.

o Transfers to or from variable investment options will be made at the value next determined after the close of the business day.

o Transfers to a fixed maturity option will be based on the rate to maturity in effect for that fixed maturity option on the business day of the transfer.

ABOUT YOUR VOTING RIGHTS

As the owner of the shares of EQ Advisors Trust we have the right to vote on certain matters involving the portfolios, such as:

o    the election of trustees; or

o    the formal approval of independent auditors selected for EQ Advisors Trust;
     or

o any other matters described in the prospectus for EQ Advisors Trust or requiring a shareholders' vote under the Investment Company Act of 1940.

We will give contract owners the opportunity to instruct us how to vote the number of shares attributable to their contracts if a shareholder vote is taken. If we do not receive instructions in time from all contract owners, we will vote the shares of a portfolio for which no instructions have been received in the same proportion as we vote shares of that portfolio for which we have received instructions. We will also vote any shares that we are entitled to vote directly because of amounts we have in a portfolio in the same proportions that contract owners vote.

VOTING RIGHTS OF OTHERS

Currently, we control EQ Advisors Trust. Its shares are sold to our separate accounts and an affiliated qualified plan trust.

----------
   66
--------------------------------------------------------------------------------

In addition, shares of EQ Advisors Trust are held by separate accounts of insurance companies both affiliated and unaffiliated with us. Shares held by these separate accounts will probably be voted according to the instructions of the owners of insurance policies and contracts issued by those insurance companies. While this will dilute the effect of the voting instructions of the contract owners, we currently do not foresee any disadvantages because of this. The Board of Trustees of EQ Advisors Trust intends to monitor events in order to identify any material irreconcilable conflicts that may arise and to determine what action, if any, should be taken in response. If we believe that a response to any of those events insufficiently protects our contract owners, we will see to it that appropriate action is taken.


SEPARATE ACCOUNT NO. 45 VOTING RIGHTS

If actions relating to Separate Account No. 45 require contract owner approval, contract owners will be entitled to one vote for each unit they have in the variable investment options. Each contract owner who has elected a variable annuity payout option may cast the number of votes equal to the dollar amount of reserves we are holding for that annuity in a variable investment option divided by the annuity unit value for that option. We will cast votes attributable to any amounts we have in the variable investment options in the same proportion as votes cast by contract owners.


CHANGES IN APPLICABLE LAW


The voting rights we describe in this prospectus are created under applicable federal securities laws. To the extent that those laws or the regulations published under those laws eliminate the necessity to submit matters for approval by persons having voting rights in separate accounts of insurance companies, we reserve the right to proceed in accordance with those laws or regulations.



ABOUT LEGAL PROCEEDINGS

Equitable Life and its affiliates are parties to various legal proceedings. In our view, none of these proceedings is likely to have a material adverse effect upon Separate Account No. 49, our ability to meet our obligations under the contracts, or the distribution of the contracts.



ABOUT OUR INDEPENDENT ACCOUNTANTS

The consolidated financial statements of Equitable Life at December 31, 1999 and 1998, and for the three years ended December 31, 1999 incorporated in this prospectus by reference to the 1999 Annual Report on Form 10-K are incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.


FINANCIAL STATEMENTS

The financial statements of Separate Account No. 45, as well as the consolidated financial statements of Equitable Life, are in the SAI. The SAI is available free of charge. You may request one by writing to our processing office or calling 1-800-789-7771.



TRANSFERS OF OWNERSHIP, COLLATERAL ASSIGNMENTS, LOANS, AND BORROWING

You can transfer ownership of an NQ contract at any time before annuity payments begin. We will continue to treat you as the owner until we receive written notification of any change at our processing office. You cannot assign your NQ contract as collateral or security for a loan. Loans are also not available under your NQ contract. In some cases, an assignment or change of ownership may have adverse tax consequences. See "Tax information" earlier in this prospectus.

You cannot assign or transfer ownership of Rollover IRA, Roth Conversion IRA, QP, or Rollover TSA contract except by surrender to us. Loans are not available and you cannot assign Rollover IRA, Roth Conversion IRA and QP contracts as security for a loan or other obligation. If the employer that provided the funds does not restrict them, loans are available under a Rollover TSA contract.


For limited transfers of ownership after the owner's death see "Beneficiary continuation option" in "Payment of death

----------
  67
--------------------------------------------------------------------------------

benefit" earlier in this prospectus. You may direct the transfer of the values under your Rollover IRA, Roth Conversion IRA, QP, or Rollover TSA contract to another similar arrangement.


DISTRIBUTION OF THE CONTRACTS


AXA Advisors, LLC ("AXA Advisors"), the successor to EQ Financial Consultants, Inc. and an affiliate of Equitable Life, is the distributor of the contracts and has responsibility for sales and marketing functions for Separate Account No.
45. AXA Advisors serves as the principal underwriter of Separate Account No. 45. AXA Advisors is registered with the SEC as a broker-dealer and is a member of the National Association of Securities Dealers, Inc. AXA Advisors' principal business address is 1290 Avenue of the Americas, New York, New York 10104. Pursuant to a Distribution and Servicing Agreement between AXA Advisors, Equitable Life, and certain of Equitable Life's separate accounts, including Separate Account No. 45, Equitable Life paid AXA Advisors distribution fees of $325,380 for 1999, and $325,380 for 1998, as the distributor of certain contracts and as the principal underwriter of certain separate accounts including Separate Account No. 45. Before May 1, 1998, Equitable Distributors, Inc. ("EDI"), also an indirect, wholly owned subsidiary of Equitable Life, served as the distributor of the contracts and the principal underwriter of Separate Account No. 45. Pursuant to a Distribution Agreement between Equitable Life, certain of Equitable Life's separate accounts, including Separate Account No. 45, and EDI, Equitable Life paid EDI distribution fees of $9,444,621 for 1997 as the distributor of certain contracts and as the principal underwriter of certain separate accounts including Separate Account No. 45.

The contracts will be sold by financial professionals who are financial professionals of AXA Advisors and its affiliates, who are also our licensed agents. AXA Advisors may also receive compensation and reimbursement for its marketing services under the terms of its distribution agreement with Equitable Life. The offering of the contracts is intended to be continuous.

9
Investment performance



----------------
      68
--------------------------------------------------------------------------------


We provide the following tables to show five different measurements of the investment performance of the variable investment options and/or the portfolios in which they invest. We include these tables because they may be of general interest to you.


Table 1 shows the average annual total return of the variable investment options. Average annual total return is the annual rate of growth that would be necessary to achieve the ending value of a contribution invested in the variable investment options for the periods shown.


Table 2 shows the growth of a hypothetical $1,000 investment in the variable investment options over the periods shown. Both Tables 1 and 2 take into account all current fees and charges under the contract, including the optional baseBUILDER benefits charge, but do not reflect the charges designed to approximate certain taxes imposed on us, such as premium taxes in your state or any applicable annuity administrative fee.

Tables 3, 4, and 5 show the rates of return of the variable investment options on an annualized, cumulative, and year-by-year basis. These tables take into account all current fees and charges under the contract, but do not reflect the optional baseBUILDER benefits charge or the charges designed to approximate certain taxes imposed on us, such as premium taxes in your state or any applicable annuity administrative fee. If the charges were reflected they would effectively reduce the rates of return shown.


In all cases the results shown are based on the actual historical investment experience of the portfolios in which the variable investment options invest. In some cases, the results shown relate to periods when the variable investment options and/or the contracts were not available. In those cases, we adjusted the results of the portfolios to reflect the charges under the contracts that would have applied had the investment options and/or contracts been available. The contracts are being offered for the first time in 1999.

For the "Alliance" portfolios (other than EQ/Alliance Premier Growth), we have adjusted the results prior to October 1996, when Class IB shares for these portfolios were not available, to reflect the 12b-1 fees currently imposed. Finally, the results shown for the Alliance Money Market and Alliance Common Stock options for periods before March 22, 1985 reflect the results of the variable investment options that preceded them. The "Since portfolio inception" figures for these options are based on the date of inception of the preceding variable investment options. We have adjusted these results to reflect the maximum investment advisory fee payable for the portfolios, as well as an assumed charge of 0.06% for direct operating expenses.

EQ Advisors Trust commenced operations on May 1, 1997. For periods prior to October 18, 1999 the Alliance portfolios (other than EQ/Alliance Premier Growth) were part of The Hudson River Trust. On October 18, 1999, these portfolios became corresponding portfolios of EQ Advisors Trust. In each case, the performance shown is for the indicated EQ Advisors Trust portfolio and any predecessors that it may have had.

All rates of return presented are time-weighted and include reinvestment of investment income, including interest and dividends.


From time to time, we may advertise different measurements of the investment performance of the variable investment options and/or the portfolios, including the measurements reflected in the tables below.

THE PERFORMANCE INFORMATION SHOWN BELOW AND THE PERFORMANCE INFORMATION THAT WE ADVERTISE REFLECT PAST PERFORMANCE AND DOES NOT INDICATE HOW THE VARIABLE INVESTMENT OPTIONS MAY PERFORM IN THE FUTURE. SUCH INFORMATION ALSO DOES NOT REPRESENT THE RESULTS EARNED BY ANY PARTICULAR INVESTOR. YOUR RESULTS WILL DIFFER.



BENCHMARKS

Tables 3 and 4 compare the performance of variable investment options to market indices that serve as benchmarks. Market indices are not subject to any charges for investment advisory fees, brokerage commission or other operating expenses typically associated with a managed

----------
  69
--------------------------------------------------------------------------------

portfolio. Also, they do not reflect other contract charges such as the mortality and expense risks charge, administrative charge, distribution charge, or optional benefit charge. Comparisons with these benchmarks, therefore, may be of limited use. We include them because they are widely known and may help you to understand the universe of securities from which each portfolio is likely to select its holdings. Benchmark data reflect the reinvestment of dividend income. The benchmarks include:


--------------------------------------------------------------------------------
 EQ/AGGRESSIVE STOCK: 50% Russell 2000 Index and 50%
   Standard & Poor's Mid-Cap Total Return Index.
--------------------------------------------------------------------------------
 ALLIANCE COMMON STOCK: Standard & Poor's 500 Index.
--------------------------------------------------------------------------------
 ALLIANCE CONSERVATIVE INVESTORS: 70% Lehman Treasury Bond
   Composite Index and 30% Standard & Poor's 500 Index.
--------------------------------------------------------------------------------
 ALLIANCE GLOBAL: Morgan Stanley Capital International World Index.
--------------------------------------------------------------------------------
 ALLIANCE GROWTH AND INCOME: 75% Standard & Poor's 500 Index
   and 25% Value Line Convertibles Index.
--------------------------------------------------------------------------------
 ALLIANCE GROWTH INVESTORS: 70% Standard & Poor's 500 Index
   and 30% Lehman Government/Corporate Bond Index.
--------------------------------------------------------------------------------
 ALLIANCE HIGH YIELD:  Benchmark #1 - Merrill Lynch High Yield
   Master Index and Benchmark #2 - Credit Suisse First Boston
   Global High Yield Index.
--------------------------------------------------------------------------------
 ALLIANCE INTERMEDIATE GOVERNMENT SECURITIES: Lehman
   Intermediate Government Bond Index.
--------------------------------------------------------------------------------
 ALLIANCE INTERNATIONAL: Morgan Stanley Capital International
   Europe, Australia, Far East Index.
--------------------------------------------------------------------------------
 ALLIANCE MONEY MARKET: Salomon Brothers Three-Month T-Bill
   Index.
--------------------------------------------------------------------------------
 EQ/ALLIANCE PREMIER GROWTH: Standard & Poor's 500 Index.
--------------------------------------------------------------------------------
 EQ/ALLIANCE TECHNOLOGY: Lipper Specialty Funds Average
--------------------------------------------------------------------------------
 ALLIANCE SMALL CAP GROWTH: Russell 2000 Growth Index.
--------------------------------------------------------------------------------
 BT EQUITY 500 INDEX: Standard & Poor's 500 Index.
--------------------------------------------------------------------------------
 BT INTERNATIONAL EQUITY INDEX: Morgan Stanley Capital
   International Europe, Australia, Far East Index.
--------------------------------------------------------------------------------
 BT SMALL COMPANY INDEX: Russell 2000 Index.
--------------------------------------------------------------------------------
 CAPITAL GUARDIAN RESEARCH: Standard & Poor's 500 Index.
--------------------------------------------------------------------------------
 CAPITAL GUARDIAN U.S. EQUITY: Standard & Poor's 500 Index.
--------------------------------------------------------------------------------
 EQ/EVERGREEN: Benchmark #1 - Russell 2000 Index, and
   Benchmark #2 - Standard & Poor's 500 Index..
--------------------------------------------------------------------------------
 EQ/EVERGREEN FOUNDATION: 60% Standard & Poor's 500
   Index/40% Lehman Brothers Aggregate Bond Index.
--------------------------------------------------------------------------------
 MERCURY BASIC VALUE EQUITY: Standard & Poor's 500 Index.
--------------------------------------------------------------------------------
 MERCURY WORLD STRATEGY: 36% Standard & Poor's 500 Index/24%
   Morgan Stanley Capital International Europe, Australia, Far East
   Index/21% Salomon Brothers U.S. Treasury Bond 1 Year + 14%
   Salomon Brothers World Government Bond (excluding U.S.) and
   5% Three-Month U.S. Treasury Bill.
--------------------------------------------------------------------------------
 MFS EMERGING GROWTH COMPANIES: Russell 2000 Index.
--------------------------------------------------------------------------------
 MFS GROWTH WITH INCOME: Standard & Poor's 500 Index.
--------------------------------------------------------------------------------
 MFS RESEARCH: Standard & Poor's 500 Index.
--------------------------------------------------------------------------------
 MORGAN STANLEY EMERGING MARKETS EQUITY: Morgan Stanley
   Capital International Emerging Markets Free Price Return Index.
--------------------------------------------------------------------------------
 EQ/PUTNAM BALANCED: 60% Standard & Poor's 500 Index and
   40% Lehman Government/Corporate Bond Index.
--------------------------------------------------------------------------------
 EQ/PUTNAM GROWTH & INCOME VALUE: Standard & Poor's 500
   Index.
--------------------------------------------------------------------------------
 T. ROWE PRICE EQUITY INCOME: Standard & Poor's 500 Index.
--------------------------------------------------------------------------------
 T. ROWE PRICE INTERNATIONAL STOCK: Morgan Stanley Capital
   International Europe, Australia, Far East Index.
--------------------------------------------------------------------------------
 WARBURG PINCUS SMALL COMPANY VALUE:  Benchmark #1 -
   Russell 2000 Index and Benchmark #2 - Russell 2000 Value
   Index.
--------------------------------------------------------------------------------


 LIPPER SURVEY. The Lipper Variable Insurance Products Performance Analysis Survey (Lipper Survey) records the performance of a large group of variable annuity products, including managed separate accounts of insurance companies. According to Lipper Analytical Services, Inc. (Lipper), the data are presented net of investment management fees, direct operating expenses and asset-based charges applicable under annuity contracts. Lipper data provide a more accurate picture than market benchmarks of the Equitable Accumulator Select performance relative to other variable annuity products.

-----
  70
--------------------------------------------------------------------------------


                                    TABLE 1

AVERAGE ANNUAL TOTAL RETURN UNDER A CONTRACT SURRENDERED ON DECEMBER 31, 1999:




------------------------------------------------------------------------------------------------------------------------
                                                                    LENGTH OF INVESTMENT PERIOD
                                              --------------------------------------------------------------------------
                                                                                                  SINCE        SINCE
                                                    1           3          5           10        OPTION     PORTFOLIO
 VARIABLE INVESTMENT OPTIONS                      YEAR       YEARS      YEARS       YEARS     INCEPTION**   INCEPTION*
------------------------------------------------------------------------------------------------------------------------
EQ/Aggressive Stock                              16.65%       7.48%      13.92%      14.33%       15.51%       13.84%
------------------------------------------------------------------------------------------------------------------------
Alliance Common Stock                            22.89%      25.37%      25.51%      16.16%       14.41%       25.62%
------------------------------------------------------------------------------------------------------------------------
Alliance Conservative Investors                   8.11%      10.14%      10.16%       7.64%        7.68%        9.73%
------------------------------------------------------------------------------------------------------------------------
Alliance Global                                  35.96%      20.97%      18.25%      13.44%       12.05%       19.06%
------------------------------------------------------------------------------------------------------------------------
Alliance Growth and Income                       16.48%      19.61%      19.60%          -        14.67%       19.64%
------------------------------------------------------------------------------------------------------------------------
Alliance Growth Investors                        24.25%      18.33%      17.74%      14.70%       14.65%       17.61%
------------------------------------------------------------------------------------------------------------------------
Alliance High Yield                              (5.13)%      0.70%       7.63%       7.96%        7.08%        6.58%
------------------------------------------------------------------------------------------------------------------------
Alliance Intermediate Government Securities      (1.71)%      2.86%       4.16%          -         4.05%        3.57%
------------------------------------------------------------------------------------------------------------------------
Alliance International                           35.25%      11.54%          -           -        10.89%       10.79%
------------------------------------------------------------------------------------------------------------------------
Alliance Money Market                             3.05%       3.10%       3.16%       2.92%        4.71%        3.10%
------------------------------------------------------------------------------------------------------------------------
Alliance Small Cap Growth                        25.58%          -           -           -        15.53%       15.53%
------------------------------------------------------------------------------------------------------------------------
BT Equity 500 Index                              18.38%          -           -           -        20.58%       20.58%
------------------------------------------------------------------------------------------------------------------------
BT International Equity Index                    25.43%          -           -           -        21.58%       21.58%
------------------------------------------------------------------------------------------------------------------------
BT Small Company Index                           18.80%          -           -           -         6.69%        6.69%
------------------------------------------------------------------------------------------------------------------------
EQ/Evergreen                                      7.97%          -           -           -         7.97%        7.97%
------------------------------------------------------------------------------------------------------------------------
EQ/Evergreen Foundation                           5.64%          -           -           -         5.64%        5.64%
------------------------------------------------------------------------------------------------------------------------
MFS Emerging Growth Companies                    70.90%          -           -           -        45.64%       45.64%
------------------------------------------------------------------------------------------------------------------------
MFS Growth with Income                            6.98%          -           -           -         6.98%        6.98%
------------------------------------------------------------------------------------------------------------------------
MFS Research                                     21.15%          -           -           -        21.72%       21.72%
------------------------------------------------------------------------------------------------------------------------
Mercury Basic Value Equity                       17.04%          -           -           -        15.82%       15.82%
------------------------------------------------------------------------------------------------------------------------
Mercury World Strategy                           19.40%          -           -           -        10.08%       10.08%
------------------------------------------------------------------------------------------------------------------------
Morgan Stanley Emerging Markets Equity           92.62%          -           -           -         3.58%        7.07%
------------------------------------------------------------------------------------------------------------------------
EQ/Putnam Balanced                               (1.56)%         -           -           -         7.73%        7.73%
------------------------------------------------------------------------------------------------------------------------
EQ/Putnam Growth & Income Value                  (2.94)%         -           -           -         8.14%        8.14%
------------------------------------------------------------------------------------------------------------------------
T. Rowe Price Equity Income                       1.90%          -           -           -        10.79%       10.79%
------------------------------------------------------------------------------------------------------------------------
T. Rowe Price International Stock                29.76%          -           -           -        13.61%       13.61%
------------------------------------------------------------------------------------------------------------------------
Warburg Pincus Small Company Value                0.17%          -           -           -         1.45%        1.45%
------------------------------------------------------------------------------------------------------------------------



* The variable investment option inception dates are: EQ/Aggressive Stock, Alliance Common Stock, Alliance Conservative Investors, Alliance Global, Alliance Growth and Income, Alliance Growth Investors, Alliance High Yield, Alliance Intermediate Government Securities, Alliance International, and Alliance Money Market (May 1, 1995); Alliance Small Cap Growth, Mercury Basic Value Equity, Mercury World Strategy, MFS Emerging Growth Companies, MFS Research, EQ/Putnam Balanced, EQ/Putnam Growth & Income Value, T. Rowe Price Equity Income, T. Rowe Price International Stock, and Warburg Pincus Small Company Value (May 1, 1997); Morgan Stanley Emerging Markets Equity (September 2, 1997); BT Equity 500 Index, BT International Equity Index, BT Small Company Index (December 31, 1997); EQ/Evergreen, EQ/Evergreen Foundation, and MFS Growth with Income (December 31, 1998). The inception dates for the variable investment options that became available after December 31, 1998 and are therefore not shown in this table are:
     EQ/Alliance Premier Growth, Capital Guardian Research, and Capital Guardian U.S. Equity (April 30, 1999); EQ/Alliance Technology (May 1, 2000).

** The inception dates for the portfolios underlying the Alliance variable investment options are for portfolios of The Hudson River Trust, the assets of which became assets of corresponding portfolios of EQ Advisors Trust on October 18, 1999. The portfolio inception dates are: EQ/Aggressive Stock (January 27, 1986); Alliance Common Stock (January 13, 1976); Alliance Conservative Investors and Alliance Growth Investors (October 2, 1989); Alliance Global (August 27, 1987); Alliance Growth and Income (October 1,
     1993); Alliance High Yield (January 2, 1987); Alliance Intermediate Government Securities (April 1, 1991); Alliance International (April 3,
     1995); Alliance Money Market (July 13, 1981); Alliance Small Cap Growth, Mercury Basic Value Equity, Mercury World Strategy, MFS Emerging Growth Companies, MFS Research, EQ/Putnam Balanced, EQ/Putnam Growth & Income Value, T. Rowe Price Equity Income, T. Rowe Price International Stock, and Warburg Pincus Small Company Value (May 1, 1997); BT Equity 500 Index, BT International Equity Index, and BT Small Company Index (January 1, 1998); and Morgan Stanley Emerging Markets Equity (August 20, 1997); EQ/Evergreen, EQ/Evergreen Foundation, and MFS Growth with Income (December 31, 1998). The inception dates for the portfolios that became available after December 31, 1998 and are therefore not shown in the tables are: EQ/Alliance Premier Growth, Capital Guardian Research, and Capital Guardian U.S. Equity (April 30, 1999); EQ/Alliance Technology (May 1, 2000).

-----
 71
--------------------------------------------------------------------------------


                                    TABLE 2
      GROWTH OF $1,000 UNDER A CONTRACT SURRENDERED ON DECEMBER 31, 1999:





                                                                     LENGTH OF INVESTMENT PERIOD
                                               -------------------------------------------------------------------------
                                                                                                                SINCE
                                                      1              3              5             10         PORTFOLIO
 VARIABLE INVESTMENT OPTIONS                       YEAR           YEARS          YEARS          YEARS       INCEPTION*
-------------------------------------------------------------------------------------------------------------------------
EQ/Aggressive Stock                             $ 1,166.50     $ 1,241.66     $ 1,918.59    $  3,814.75    $  7,446.18
-------------------------------------------------------------------------------------------------------------------------
Alliance Common Stock                           $ 1,228.90     $ 1,970.61     $ 3,115.05    $  4,473.29    $ 25,180.87
-------------------------------------------------------------------------------------------------------------------------
Alliance Conservative Investors                 $ 1,081.10     $ 1,335.93     $ 1,622.31    $  2,087.99    $  2,134.49
-------------------------------------------------------------------------------------------------------------------------
Alliance Global                                 $ 1,359.60     $ 1,770.14     $ 2,311.82    $  3,527.56    $  4,073.92
-------------------------------------------------------------------------------------------------------------------------
Alliance Growth and Income                      $ 1,164.80     $ 1,711.03     $ 2,446.70              -    $  2,351.98
-------------------------------------------------------------------------------------------------------------------------
Alliance Growth Investors                       $ 1,242.50     $  1656.72     $ 2,262.19       3,941.81    $  4,060.01
-------------------------------------------------------------------------------------------------------------------------
Alliance High Yield                             $   948.70     $ 1,021.10     $ 1,444.12    $  2,150.45    $  2,433.05
-------------------------------------------------------------------------------------------------------------------------
Alliance Intermediate Government Securities     $   982.90     $ 1,088.19     $ 1,225.96              -    $  1,415.13
-------------------------------------------------------------------------------------------------------------------------
Alliance International                          $ 1,352.50     $ 1,387.72              -              -    $  1,632.89
-------------------------------------------------------------------------------------------------------------------------
Alliance Money Market                           $ 1,030.50     $ 1,095.85     $ 1,168.38    $  1,333.83    $  2,338.07
-------------------------------------------------------------------------------------------------------------------------
Alliance Small Cap Growth                       $ 1,255.80              -              -              -    $  1,470.05
-------------------------------------------------------------------------------------------------------------------------
BT Equity 500 Index                             $ 1,183.80              -              -              -    $  1,453.88
-------------------------------------------------------------------------------------------------------------------------
BT International Equity Index                   $ 1,254.30              -              -              -    $  1,478.26
-------------------------------------------------------------------------------------------------------------------------
BT Small Company Index                          $ 1,188.00              -              -              -    $  1,138.28
-------------------------------------------------------------------------------------------------------------------------
EQ/Evergreen                                    $ 1,079.70              -              -              -    $  1,079.70
-------------------------------------------------------------------------------------------------------------------------
EQ/Evergreen Foundation                         $ 1,056.40              -              -              -    $  1,056.40
-------------------------------------------------------------------------------------------------------------------------
MFS Emerging Growth Companies                   $ 1,709.00              -              -              -    $  2,726.97
-------------------------------------------------------------------------------------------------------------------------
MFS Growth with Income                          $ 1,069.80              -              -              -    $  1,069.80
-------------------------------------------------------------------------------------------------------------------------
MFS Research                                    $ 1,211.50              -              -              -    $  1,689.78
-------------------------------------------------------------------------------------------------------------------------
Mercury Basic Value Equity                      $ 1,170.40              -              -              -    $  1,479.84
-------------------------------------------------------------------------------------------------------------------------
Mercury World Strategy                          $ 1,194.00              -              -              -    $  1,292.04
-------------------------------------------------------------------------------------------------------------------------
Morgan Stanley Emerging Markets Equity          $ 1,926.20              -              -              -    $  1,086.70
-------------------------------------------------------------------------------------------------------------------------
EQ/Putnam Balanced                              $   984.40              -              -              -    $  1,219.76
-------------------------------------------------------------------------------------------------------------------------
EQ/Putnam Growth & Income Value                 $   970.60              -              -              -    $  1,232.16
-------------------------------------------------------------------------------------------------------------------------
T. Rowe Price Equity Income                     $ 1,019.00              -              -              -    $  1,314.47
-------------------------------------------------------------------------------------------------------------------------
T. Rowe Price International Stock               $ 1,297.60              -              -              -    $  1,405.57
-------------------------------------------------------------------------------------------------------------------------
Warburg Pincus Small Company Value              $ 1,001.70              -              -              -    $  1,039.13
-------------------------------------------------------------------------------------------------------------------------


----------

*    Portfolio inception dates are shown in Table 1.

-----
  72
--------------------------------------------------------------------------------


                                    TABLE 3
        ANNUALIZED RATES OF RETURN FOR PERIODS ENDED DECEMBER 31, 1999:





---------------------------------------------------------------------------------------------------------------------
                                                                                                            SINCE
                                                                                                         PORTFOLIO
                                        1 YEAR      3 YEARS      5 YEARS      10 YEARS      20 YEARS     INCEPTION*
---------------------------------------------------------------------------------------------------------------------
 EQ/AGGRESSIVE STOCK                    16.65%        7.69%        14.12%        14.51%            -     15.67%
---------------------------------------------------------------------------------------------------------------------
 Lipper Mid-Cap                         51.65%       24.68%        19.97%        14.78%            -     15.86%
---------------------------------------------------------------------------------------------------------------------
 Benchmark                              18.09%       17.48%        19.92%        15.41%            -     14.58%
---------------------------------------------------------------------------------------------------------------------
 ALLIANCE COMMON STOCK                  22.89%       25.56%        25.70%        16.41%        16.21%    14.59%
---------------------------------------------------------------------------------------------------------------------
 Lipper Growth                          29.78%       26.87%        25.55%        16.90%        15.83%    15.16%
---------------------------------------------------------------------------------------------------------------------
 Benchmark                              21.04%       27.56%        28.56%        18.21%        17.88%    16.19%
---------------------------------------------------------------------------------------------------------------------
 ALLIANCE CONSERVATIVE INVESTORS         8.11%       10.34%        10.39%         7.90%            -      7.98%
---------------------------------------------------------------------------------------------------------------------
 Lipper Flexible Portfolio               4.42%       11.65%        13.70%        10.10%            -     10.15%
---------------------------------------------------------------------------------------------------------------------
 Benchmark                               4.19%       12.07%        13.60%        10.75%            -     10.68%
---------------------------------------------------------------------------------------------------------------------
 ALLIANCE GLOBAL                        35.96%       21.19%        18.48%        13.69%            -     12.35%
---------------------------------------------------------------------------------------------------------------------
 Lipper Global                          44.62%       23.92%        20.57%        11.65%            -     11.06%
---------------------------------------------------------------------------------------------------------------------
 Benchmark                              24.93%       21.61%        19.76%        11.42%            -     10.74%
---------------------------------------------------------------------------------------------------------------------
 ALLIANCE GROWTH AND INCOME             16.48%       19.80%        19.80%            -             -     14.97%
---------------------------------------------------------------------------------------------------------------------
 Lipper Growth & Income                 12.90%       17.23%        20.50%            -             -     16.45%
---------------------------------------------------------------------------------------------------------------------
 Benchmark                              20.71%       23.10%        25.01%            -             -     18.77%
---------------------------------------------------------------------------------------------------------------------
 ALLIANCE GROWTH INVESTORS              24.25%       18.53%        17.95%        14.91%            -     14.89%
---------------------------------------------------------------------------------------------------------------------
 Lipper Flexible Portfolio              10.45%       14.19%        15.15%        11.65%            -     11.68%
---------------------------------------------------------------------------------------------------------------------
 Benchmark                              13.77%       20.90%        22.15%        15.13%            -     15.15%
---------------------------------------------------------------------------------------------------------------------
 ALLIANCE HIGH YIELD                    (5.13)%       0.90%         7.83%         8.19%            -      7.34%
---------------------------------------------------------------------------------------------------------------------
 Lipper High Current Yield               3.65%        4.82%         8.59%         9.61%            -      7.79%
---------------------------------------------------------------------------------------------------------------------
 Benchmark #1                            1.57%        5.91%         9.61%        10.79%            -      9.99%
---------------------------------------------------------------------------------------------------------------------
 Benchmark #2                            3.28%        5.37%         9.07%        11.06%            -     10.04%
---------------------------------------------------------------------------------------------------------------------
 ALLIANCE INTERMEDIATE GOVERNMENT
  SECURITIES                            (1.71)%       3.06%         4.40%            -             -      4.33%
---------------------------------------------------------------------------------------------------------------------
 Lipper Intermediate Government         (2.60)%       4.04%         5.81%            -             -      5.89%
---------------------------------------------------------------------------------------------------------------------
 Benchmark                               0.49%        5.50%         6.93%            -             -      6.76%
---------------------------------------------------------------------------------------------------------------------
 ALLIANCE INTERNATIONAL                 35.25%       11.78%            -             -             -     11.16%
---------------------------------------------------------------------------------------------------------------------
 Lipper International                   43.24%       18.74%            -             -             -     16.13%
---------------------------------------------------------------------------------------------------------------------
 Benchmark                              26.96%       15.74%            -             -             -     13.11%
---------------------------------------------------------------------------------------------------------------------
 ALLIANCE MONEY MARKET                   3.05%        3.31%         3.42%         3.23%            -      5.00%
---------------------------------------------------------------------------------------------------------------------
 Lipper Money Market                     3.78%        4.05%         4.16%         3.96%            -      5.70%
---------------------------------------------------------------------------------------------------------------------
 Benchmark                               4.74%        5.01%         5.20%         5.06%            -      6.65%
---------------------------------------------------------------------------------------------------------------------
 ALLIANCE SMALL CAP GROWTH              25.58%           -             -             -             -     15.77%
---------------------------------------------------------------------------------------------------------------------
 Lipper Small Cap                       34.26%           -             -             -             -     19.49%
---------------------------------------------------------------------------------------------------------------------
 Benchmark                              43.09%           -             -             -             -     25.88%
---------------------------------------------------------------------------------------------------------------------

-----
 73
--------------------------------------------------------------------------------


                              TABLE 3 (CONTINUED)
        ANNUALIZED RATES OF RETURN FOR PERIODS ENDED DECEMBER 31, 1999:


---------------------------------------------------------------------------------------------------------------------
                                                                                                           SINCE
                                                                                                        PORTFOLIO
                                             1 YEAR      3 YEARS     5 YEARS    10 YEARS    20 YEARS    INCEPTION*
---------------------------------------------------------------------------------------------------------------------
 BT EQUITY 500 INDEX                          18.38%        -           -           -           -          20.73%
---------------------------------------------------------------------------------------------------------------------
 Lipper Standard and Poor's 500 Index         19.36%        -           -           -           -          23.16%
---------------------------------------------------------------------------------------------------------------------
 Benchmark                                    21.03%        -           -           -           -          24.76%
---------------------------------------------------------------------------------------------------------------------
 BT INTERNATIONAL EQUITY INDEX                25.43%        -           -           -           -          21.75%
---------------------------------------------------------------------------------------------------------------------
 Lipper International                         43.24%        -           -           -           -          26.76%
---------------------------------------------------------------------------------------------------------------------
 Benchmark                                    26.96%        -           -           -           -          23.43%
---------------------------------------------------------------------------------------------------------------------
 BT SMALL COMPANY INDEX                       18.80%        -           -           -           -           6.86%
---------------------------------------------------------------------------------------------------------------------
 Lipper Small Cap                             34.26%        -           -           -           -          16.02%
---------------------------------------------------------------------------------------------------------------------
 Benchmark                                    21.26%        -           -           -           -           8.70%
---------------------------------------------------------------------------------------------------------------------
 EQ/EVERGREEN                                  7.97%        -           -           -           -           7.97%
---------------------------------------------------------------------------------------------------------------------
 Lipper Growth                                29.78%        -           -           -           -          29.78%
---------------------------------------------------------------------------------------------------------------------
 Benchmark #1                                 21.26%        -           -           -           -          21.26%
---------------------------------------------------------------------------------------------------------------------
 Benchmark #2                                 21.03%        -           -           -           -          21.03%
---------------------------------------------------------------------------------------------------------------------
 EQ/EVERGREEN FOUNDATION                       5.64%        -           -           -           -           5.64%
---------------------------------------------------------------------------------------------------------------------
 Lipper Balanced                               8.69%        -           -           -           -           8.69%
---------------------------------------------------------------------------------------------------------------------
 Benchmark                                    11.15%        -           -           -           -          11.15%
---------------------------------------------------------------------------------------------------------------------
 MFS EMERGING GROWTH COMPANIES                70.90%        -           -           -           -          45.89%
---------------------------------------------------------------------------------------------------------------------
 Lipper Mid-Cap                               51.65%        -           -           -           -          32.50%
---------------------------------------------------------------------------------------------------------------------
 Benchmark                                    21.26%        -           -           -           -          16.99%
---------------------------------------------------------------------------------------------------------------------
 MFS GROWTH WITH INCOME                        6.98%        -           -           -           -           6.98%
---------------------------------------------------------------------------------------------------------------------
 Lipper Growth and Income                     12.90%        -           -           -           -          12.90%
---------------------------------------------------------------------------------------------------------------------
 Benchmark                                    21.03%        -           -           -           -          21.03%
---------------------------------------------------------------------------------------------------------------------
 MFS RESEARCH                                 21.15%        -           -           -           -          21.96%
---------------------------------------------------------------------------------------------------------------------
 Lipper Growth                                29.78%        -           -           -           -          29.33%
---------------------------------------------------------------------------------------------------------------------
 Benchmark                                    21.03%        -           -           -           -          27.36%
---------------------------------------------------------------------------------------------------------------------
 MERCURY BASIC VALUE EQUITY                   17.04%        -           -           -           -          16.05%
---------------------------------------------------------------------------------------------------------------------
 Lipper Growth & Income                       12.90%        -           -           -           -          18.00%
---------------------------------------------------------------------------------------------------------------------
 Benchmark                                    21.03%        -           -           -           -          27.36%
---------------------------------------------------------------------------------------------------------------------
 MERCURY WORLD STRATEGY                       19.40%        -           -           -           -          10.33%
---------------------------------------------------------------------------------------------------------------------
 Lipper Global Flexible Portfolio             12.93%        -           -           -           -          11.91%
---------------------------------------------------------------------------------------------------------------------
 Benchmark                                    13.07%        -           -           -           -          16.18%
---------------------------------------------------------------------------------------------------------------------
 MORGAN STANLEY EMERGING MARKETS
  EQUITY                                      92.62%        -           -           -           -           4.01%
---------------------------------------------------------------------------------------------------------------------
 Lipper Emerging Markets                      82.53%        -           -           -           -           2.90%
---------------------------------------------------------------------------------------------------------------------
 Benchmark                                    66.41%        -           -           -           -          (0.88)%
---------------------------------------------------------------------------------------------------------------------
 EQ/PUTNAM BALANCED                           -1.56%        -           -           -           -           7.95%
---------------------------------------------------------------------------------------------------------------------
 Lipper Balanced                               8.69%        -           -           -           -          13.91%
---------------------------------------------------------------------------------------------------------------------
 Benchmark                                    11.39%        -           -           -           -          18.81%
---------------------------------------------------------------------------------------------------------------------

-----
  74
--------------------------------------------------------------------------------

                              TABLE 3 (CONTINUED)
        ANNUALIZED RATES OF RETURN FOR PERIODS ENDED DECEMBER 31, 1999:




---------------------------------------------------------------------------------------------------------------------
                                                                                                       SINCE
                                                                                                     PORTFOLIO
                                           1 YEAR      3 YEARS     5 YEARS    10 YEARS    20 YEARS   INCEPTION*
---------------------------------------------------------------------------------------------------------------------
 EQ/PUTNAM GROWTH & INCOME VALUE            -2.94%        -           -           -           -          8.35%
---------------------------------------------------------------------------------------------------------------------
 Lipper Growth & Income                     12.90%        -           -           -           -         18.00%
---------------------------------------------------------------------------------------------------------------------
 Benchmark                                  21.03%        -           -           -           -         27.36%
---------------------------------------------------------------------------------------------------------------------
 T. ROWE PRICE EQUITY INCOME                 1.90%        -           -           -           -         11.00%
---------------------------------------------------------------------------------------------------------------------
 Lipper Equity Income                        6.90%        -           -           -           -         14.28%
---------------------------------------------------------------------------------------------------------------------
 Benchmark                                  21.03%        -           -           -           -         27.36%
---------------------------------------------------------------------------------------------------------------------
 T. ROWE PRICE INTERNATIONAL STOCK          29.76%        -           -           -           -         13.87%
---------------------------------------------------------------------------------------------------------------------
 Lipper International                       43.24%        -           -           -           -         20.38%
---------------------------------------------------------------------------------------------------------------------
 Benchmark                                  26.96%        -           -           -           -         18.32%
---------------------------------------------------------------------------------------------------------------------
 WARBURG PINCUS SMALL COMPANY VALUE          0.17%        -           -           -           -         1.67%
---------------------------------------------------------------------------------------------------------------------
 Lipper Small Cap                           34.26%        -           -           -           -         24.22%
---------------------------------------------------------------------------------------------------------------------
 Benchmark #1                               21.26%        -           -           -           -         16.99%
---------------------------------------------------------------------------------------------------------------------
 Benchmark #2                               (1.49)        -           -           -           -          7.06%
---------------------------------------------------------------------------------------------------------------------


----------

* Portfolio inception dates are shown in Table 1. Lipper survey and benchmark "since portfolio inception" information are as of the month-end closest to the actual date of portfolio inception.

-----
 75
--------------------------------------------------------------------------------


                                    TABLE 4
        CUMULATIVE RATES OF RETURN FOR PERIODS ENDED DECEMBER 31, 1999:




------------------------------------------------------------------------------------------------------------------------------
                                                                                                                      SINCE
                                                                                                                   PORTFOLIO
                                             1 YEAR       3 YEARS       5 YEARS       10 YEARS       20 YEARS      INCEPTION*
------------------------------------------------------------------------------------------------------------------------------
 EQ/AGGRESSIVE STOCK                         16.65%         24.90%        93.56%        287.60%              -        658.94%
------------------------------------------------------------------------------------------------------------------------------
 Lipper Mid-Cap Growth                       51.65%        102.87%       158.98%        311.69%              -        683.45%
------------------------------------------------------------------------------------------------------------------------------
 Benchmark                                   18.09%         62.12%       147.96%        319.19%              -        595.55%
------------------------------------------------------------------------------------------------------------------------------
 ALLIANCE COMMON STOCK                       22.89%         97.94%       213.88%        356.81%       1,916.29%     2,513.58%
------------------------------------------------------------------------------------------------------------------------------
 Lipper Growth                               29.78%        106.30%       216.51%        386.68%       1,816.52%     2,838.39%
------------------------------------------------------------------------------------------------------------------------------
 Benchmark                                   21.04%        107.56%       251.12%        432.78%       2,584.39%     3,555.48%
------------------------------------------------------------------------------------------------------------------------------
 ALLIANCE CONSERVATIVE INVESTORS              8.11%         34.33%        63.92%        113.94%              -        119.53%
------------------------------------------------------------------------------------------------------------------------------
 Lipper Income Portfolio                      4.42%         39.31%        91.71%        163.35%              -        169.02%
------------------------------------------------------------------------------------------------------------------------------
 Benchmark                                    4.19%         40.74%        89.21%        177.71%              -        186.90%
------------------------------------------------------------------------------------------------------------------------------
 ALLIANCE GLOBAL                             35.96%         77.98%       133.46%        260.79%              -        320.97%
------------------------------------------------------------------------------------------------------------------------------
 Lipper Global                               44.62%         93.38%       162.57%        205.54%              -        273.03%
------------------------------------------------------------------------------------------------------------------------------
 Benchmark                                   24.93%         79.83%       146.35%        194.99%              -        252.80%
------------------------------------------------------------------------------------------------------------------------------
 ALLIANCE GROWTH AND INCOME                  16.48%         71.92%       146.77%             -               -        139.09%
------------------------------------------------------------------------------------------------------------------------------
 Lipper Growth & Income                      12.90%         62.52%       157.04%             -               -        158.01%
------------------------------------------------------------------------------------------------------------------------------
 Benchmark                                   20.71%         86.55%       205.26%             -               -        204.09%
------------------------------------------------------------------------------------------------------------------------------
 ALLIANCE GROWTH INVESTORS                   24.25%         66.54%       128.31%        301.37%              -        314.82%
------------------------------------------------------------------------------------------------------------------------------
 Lipper Flexible Portfolio                   10.45%         49.38%       103.90%        204.29%              -        211.11%
------------------------------------------------------------------------------------------------------------------------------
 Benchmark                                   13.77%         76.71%       171.92%        309.28%              -        352.50%
------------------------------------------------------------------------------------------------------------------------------
 ALLIANCE HIGH YIELD                         (5.13)%         2.71%        45.81%        119.82%              -        151.11%
------------------------------------------------------------------------------------------------------------------------------
 Lipper High Current Yield                    3.65%         15.25%        51.19%        151.82%              -        166.74%
------------------------------------------------------------------------------------------------------------------------------
 Benchmark #1                                 1.57%         18.80%        58.22%        178.72%              -        245.03%
------------------------------------------------------------------------------------------------------------------------------
 Benchmark #2                                 3.28%         17.00%        54.39%        185.43%              -        246.92%
------------------------------------------------------------------------------------------------------------------------------
 ALLIANCE INTERMEDIATE GOVERNMENT
  SECURITIES                                 (1.71)%         9.47%        24.03%             -               -         44.94%
------------------------------------------------------------------------------------------------------------------------------
 Lipper Intermediate Government              (2.60)%        12.55%        32.56%             -               -         64.40%
------------------------------------------------------------------------------------------------------------------------------
 Benchmark                                    0.49%         17.43%        39.81%             -               -         77.41%
------------------------------------------------------------------------------------------------------------------------------
 ALLIANCE INTERNATIONAL                      35.25%         39.68%            -              -               -         65.23%
------------------------------------------------------------------------------------------------------------------------------
 Lipper International                        43.24%         69.17%            -              -               -        103.07%
------------------------------------------------------------------------------------------------------------------------------
 Benchmark                                   26.96%         55.06%            -              -               -         79.52%
------------------------------------------------------------------------------------------------------------------------------
 ALLIANCE MONEY MARKET                        3.05%         10.26%        18.30%         37.39%              -        146.07%
------------------------------------------------------------------------------------------------------------------------------
 Lipper Money Market                          3.78%         12.64%        22.65%         47.52%              -        178.18%
------------------------------------------------------------------------------------------------------------------------------
 Benchmark                                    4.74%         15.79%        28.88%         63.79%              -        229.35%
------------------------------------------------------------------------------------------------------------------------------
 ALLIANCE SMALL CAP GROWTH                   25.58%             -             -              -               -         47.80%
------------------------------------------------------------------------------------------------------------------------------
 Lipper Small Company Growth                 34.26%             -             -              -               -         62.98%
------------------------------------------------------------------------------------------------------------------------------
 Benchmark                                   43.09%             -             -              -               -         84.91%
------------------------------------------------------------------------------------------------------------------------------


 BT EQUITY 500 INDEX                         18.38%             -             -              -               -         45.76%
------------------------------------------------------------------------------------------------------------------------------
 Lipper Standard and Poor's 500 Index        19.36%             -             -              -               -         51.69%
------------------------------------------------------------------------------------------------------------------------------
 Benchmark                                   21.03%             -             -              -               -         55.65%
------------------------------------------------------------------------------------------------------------------------------
 BT INTERNATIONAL EQUITY INDEX               25.43%             -             -              -               -         48.22%
------------------------------------------------------------------------------------------------------------------------------
 Lipper International                        43.24%             -             -              -               -         61.58%
------------------------------------------------------------------------------------------------------------------------------
 Benchmark                                   26.96%             -             -              -               -         52.35%
------------------------------------------------------------------------------------------------------------------------------

-----
  76
--------------------------------------------------------------------------------


                              TABLE 4 (CONTINUED)
        CUMULATIVE RATES OF RETURN FOR PERIODS ENDED DECEMBER 31, 1999:




------------------------------------------------------------------------------------------------------------------------------
                                                                                                         SINCE
                                                                                                      PORTFOLIO
                                           1 YEAR      3 YEARS     5 YEARS    10 YEARS    20 YEARS    INCEPTION*
------------------------------------------------------------------------------------------------------------------------------
 BT SMALL COMPANY INDEX                    18.80%        -           -           -           -            14.20%
------------------------------------------------------------------------------------------------------------------------------
 Lipper Small Cap                          34.26%        -           -           -           -            37.82%
------------------------------------------------------------------------------------------------------------------------------
 Benchmark                                 21.26%        -           -           -           -            18.17%
------------------------------------------------------------------------------------------------------------------------------
 EQ/EVERGREEN                               7.97%        -           -           -           -             7.97%
------------------------------------------------------------------------------------------------------------------------------
 Lipper Growth                             29.78%        -           -           -           -            29.78%
------------------------------------------------------------------------------------------------------------------------------
 Benchmark #1                              21.26%        -           -           -           -            21.26%
------------------------------------------------------------------------------------------------------------------------------
 Benchmark #2                              21.03%        -           -           -           -            21.03%
------------------------------------------------------------------------------------------------------------------------------
 EQ/EVERGREEN FOUNDATION                    5.64%        -           -           -           -             5.64%
------------------------------------------------------------------------------------------------------------------------------
 Lipper Balanced                            8.69%        -           -           -           -             8.69%
------------------------------------------------------------------------------------------------------------------------------
 Benchmark                                 11.15%        -           -           -           -            11.15%
------------------------------------------------------------------------------------------------------------------------------
 MFS EMERGING GROWTH COMPANIES             70.90%        -           -           -        -              173.96%
------------------------------------------------------------------------------------------------------------------------------
 Lipper Mid-Cap                            51.65%        -           -           -           -           120.85%
------------------------------------------------------------------------------------------------------------------------------
 Benchmark                                 21.26%        -           -           -           -            52.05%
------------------------------------------------------------------------------------------------------------------------------
 MFS GROWTH WITH INCOME                     6.98%        -           -           -           -             6.98%
------------------------------------------------------------------------------------------------------------------------------
 Lipper Growth & Income                    12.90%        -           -           -           -            12.90%
------------------------------------------------------------------------------------------------------------------------------
 Benchmark                                 21.03%        -           -           -           -            21.03%
------------------------------------------------------------------------------------------------------------------------------
 MFS RESEARCH                              21.15%        -           -           -           -            69.84%
------------------------------------------------------------------------------------------------------------------------------
 Lipper Growth                             29.78%        -           -           -           -           101.13%
------------------------------------------------------------------------------------------------------------------------------
 Benchmark                                 21.03%        -           -           -           -            90.75%
------------------------------------------------------------------------------------------------------------------------------
 MERCURY BASIC VALUE EQUITY                17.04%        -           -           -           -            48.77%
------------------------------------------------------------------------------------------------------------------------------
 Lipper Growth & Income                    12.90%        -           -           -           -            56.85%
------------------------------------------------------------------------------------------------------------------------------
 Benchmark                                 21.03%        -           -           -           -            90.75%
------------------------------------------------------------------------------------------------------------------------------
 MERCURY WORLD STRATEGY                    19.40%        -           -           -           -            30.00%
------------------------------------------------------------------------------------------------------------------------------
 Lipper Global Flexible Portfolio          12.93%        -           -           -           -            35.69%
------------------------------------------------------------------------------------------------------------------------------
 Benchmark                                 13.07%        -           -           -           -            49.16%
------------------------------------------------------------------------------------------------------------------------------
 MORGAN STANLEY EMERGING MARKETS
  EQUITY                                   92.62%        -           -           -           -             9.74%
------------------------------------------------------------------------------------------------------------------------------
 Lipper Emerging Markets                   82.53%        -           -           -           -             7.48%
------------------------------------------------------------------------------------------------------------------------------
 Benchmark                                 66.41%        -           -           -           -             5.32%
------------------------------------------------------------------------------------------------------------------------------
 EQ/PUTNAM BALANCED                        -1.56%        -           -           -           -            22.65%
------------------------------------------------------------------------------------------------------------------------------
 Lipper Balanced                            8.69%        -           -           -           -            42.44%
------------------------------------------------------------------------------------------------------------------------------
 Benchmark                                 11.39%        -           -           -           -            61.21%
------------------------------------------------------------------------------------------------------------------------------
 EQ/PUTNAM GROWTH & INCOME VALUE           -2.94%        -           -           -           -            23.87%
------------------------------------------------------------------------------------------------------------------------------
 Lipper Growth & Income                    12.90%        -           -           -           -            56.85%
------------------------------------------------------------------------------------------------------------------------------
 Benchmark                                 21.03%        -           -           -           -            90.75%
------------------------------------------------------------------------------------------------------------------------------
 T. ROWE PRICE EQUITY INCOME                1.90%        -           -           -           -            32.12%
------------------------------------------------------------------------------------------------------------------------------
 Lipper Equity Income                       6.90%        -           -           -           -            43.31%
------------------------------------------------------------------------------------------------------------------------------
 Benchmark                                 21.03%        -           -           -           -            90.75%
------------------------------------------------------------------------------------------------------------------------------
 T. ROWE PRICE INTERNATIONAL STOCK         29.76%        -           -           -           -            41.44%
------------------------------------------------------------------------------------------------------------------------------
 Lipper International                      43.24%        -           -           -           -            65.44%
------------------------------------------------------------------------------------------------------------------------------
 Benchmark                                 26.96%        -           -           -           -            56.70%
------------------------------------------------------------------------------------------------------------------------------
 WARBURG PINCUS SMALL COMPANY VALUE         0.17%        -           -           -           -             4.53%
------------------------------------------------------------------------------------------------------------------------------
 Lipper Small Cap                          34.26%        -           -           -           -            83.94%
------------------------------------------------------------------------------------------------------------------------------
 Benchmark #1                              21.26%        -           -           -           -            52.05%
------------------------------------------------------------------------------------------------------------------------------
 Benchmark #2                              (1.49)%       -           -           -           -            19.99%
------------------------------------------------------------------------------------------------------------------------------


----------

* Portfolio inception dates are shown in Table 1. Lipper survey and benchmark "since portfolio inception" information are as month-end closest to the actual date of portfolio inception.

-----
 77
--------------------------------------------------------------------------------

                                    TABLE 5
                         YEAR-BY-YEAR RATES OF RETURN:



---------------------------------------------------------------------------------------------
                                              1990        1991          1992          1993
---------------------------------------------------------------------------------------------
EQ/Aggressive Stock                           6.16%      83.43%        (4.95)%       14.59%
---------------------------------------------------------------------------------------------
Alliance Common Stock                        (9.82)%     35.34%         1.31%        22.52%
---------------------------------------------------------------------------------------------
Alliance Conservative Investors               4.40%      17.67%         3.76%         8.77%
---------------------------------------------------------------------------------------------
Alliance Global                              (7.81)%     28.15%        (2.35)%       29.68%
---------------------------------------------------------------------------------------------
Alliance Growth and Income                       -           -             -         (0.72)%+
---------------------------------------------------------------------------------------------
Alliance Growth Investors                     8.61%      46.16%         2.96%        13.15%
---------------------------------------------------------------------------------------------
Alliance High Yield                          (2.95)%     22.17%        10.23%        20.88%
---------------------------------------------------------------------------------------------
Alliance Intermediate Government
  Securities                                     -       10.71%+        3.64%         8.50%
---------------------------------------------------------------------------------------------
Alliance International                           -           -             -             -
---------------------------------------------------------------------------------------------
Alliance Money Market                         6.23%       4.23%         1.65%         1.06%
---------------------------------------------------------------------------------------------
Alliance Small Cap Growth                        -           -             -             -
---------------------------------------------------------------------------------------------
BT Equity 500 Index                              -           -             -             -
---------------------------------------------------------------------------------------------
BT International Equity Index                    -           -             -             -
---------------------------------------------------------------------------------------------
BT Small Company Index                           -           -             -             -
---------------------------------------------------------------------------------------------
EQ/Evergreen                                     -           -             -             -
---------------------------------------------------------------------------------------------
EQ/Evergreen Foundation                          -           -             -             -
---------------------------------------------------------------------------------------------
MFS Emerging Growth Companies                    -           -             -             -
---------------------------------------------------------------------------------------------
MFS Growth with Income                           -           -             -             -
---------------------------------------------------------------------------------------------
MFS Research                                     -           -             -             -
---------------------------------------------------------------------------------------------
Mercury Basic Value Equity                       -           -             -             -
---------------------------------------------------------------------------------------------
Mercury World Strategy                           -           -             -             -
---------------------------------------------------------------------------------------------
Morgan Stanley Emerging Markets Equity           -           -             -             -
---------------------------------------------------------------------------------------------
EQ/Putnam Balanced                               -           -             -             -
---------------------------------------------------------------------------------------------
EQ/Putnam Growth & Income Value                  -           -             -             -
---------------------------------------------------------------------------------------------
T. Rowe Price Equity Income                      -           -             -             -
---------------------------------------------------------------------------------------------
T. Rowe Price International Stock                -           -             -             -
---------------------------------------------------------------------------------------------
Warburg Pincus Small Company Value               -           -             -             -
---------------------------------------------------------------------------------------------



-----------------------------------------------------------------------------------------------------------------------
                                               1994        1995         1996          1997           1998        1999
-----------------------------------------------------------------------------------------------------------------------
EQ/Aggressive Stock                           (5.59)%     29.21%       19.93%         8.77%         (1.55)%     16.65%
-----------------------------------------------------------------------------------------------------------------------
Alliance Common Stock                         (3.94)%     30.01%       21.97%        26.84%         27.00%      22.89%
-----------------------------------------------------------------------------------------------------------------------
Alliance Conservative Investors               (5.86)%     18.19%        3.25%        11.15%         11.79%       8.11%
-----------------------------------------------------------------------------------------------------------------------
Alliance Global                                3.29%      16.63%       12.47%         9.49%         19.56%      35.96%
-----------------------------------------------------------------------------------------------------------------------
Alliance Growth and Income                    (2.41)%     21.79%       17.86%        24.42%         18.63%      16.48%
-----------------------------------------------------------------------------------------------------------------------
Alliance Growth Investors                     (4.94)%     24.05%       10.51%        14.63%         16.93%      24.25%
-----------------------------------------------------------------------------------------------------------------------
Alliance High Yield                           (4.58)%     17.71%       20.60%        16.28%         (6.90)%     (5.13)%
-----------------------------------------------------------------------------------------------------------------------
Alliance Intermediate Government
  Securities                                  (6.13)%     11.24%        1.85%         5.31%          5.76%      (1.71)%
-----------------------------------------------------------------------------------------------------------------------
Alliance International                            -        9.76%+       7.77%        (4.84)%         8.53%      35.25%
-----------------------------------------------------------------------------------------------------------------------
Alliance Money Market                          2.10%       3.80%        3.37%         3.48%          3.40%       3.05%
-----------------------------------------------------------------------------------------------------------------------
Alliance Small Cap Growth                         -           -            -         25.16%+        (5.97)%     25.58%
-----------------------------------------------------------------------------------------------------------------------
BT Equity 500 Index                               -           -            -             -          23.13%      18.38%
-----------------------------------------------------------------------------------------------------------------------
BT International Equity Index                     -           -            -             -          18.17%      25.43%
-----------------------------------------------------------------------------------------------------------------------
BT Small Company Index                            -           -            -             -          (3.87)%     18.80%
-----------------------------------------------------------------------------------------------------------------------
EQ/Evergreen                                      -           -            -             -              -        7.97%
-----------------------------------------------------------------------------------------------------------------------
EQ/Evergreen Foundation                           -           -            -             -              -        5.64%
-----------------------------------------------------------------------------------------------------------------------
MFS Emerging Growth Companies                     -           -            -         21.11%+        32.37%      70.90%
-----------------------------------------------------------------------------------------------------------------------
MFS Growth with Income                            -           -            -             -              -        6.98%
-----------------------------------------------------------------------------------------------------------------------
MFS Research                                      -           -            -         14.80%+        22.12%      21.15%
-----------------------------------------------------------------------------------------------------------------------
Mercury Basic Value Equity                        -           -            -         15.77%+         9.80%      17.04%
-----------------------------------------------------------------------------------------------------------------------
Mercury World Strategy                            -           -            -          3.58%+         5.11%      19.40%
-----------------------------------------------------------------------------------------------------------------------
Morgan Stanley Emerging Markets Equity            -           -            -        (20.66)%+      (28.19)%     92.62%
-----------------------------------------------------------------------------------------------------------------------
EQ/Putnam Balanced                                -           -            -         13.24%+        10.02%      (1.56)%
-----------------------------------------------------------------------------------------------------------------------
EQ/Putnam Growth & Income Value                   -           -            -         14.96%+        11.02%      (2.94)%
-----------------------------------------------------------------------------------------------------------------------
T. Rowe Price Equity Income                       -           -            -         20.81%+         7.33%       1.90%
-----------------------------------------------------------------------------------------------------------------------
T. Rowe Price International Stock                 -           -            -         (2.57)%+       11.88%      29.76%
-----------------------------------------------------------------------------------------------------------------------
Warburg Pincus Small Company Value                -           -            -         17.84%+       (11.45)%      0.17%
-----------------------------------------------------------------------------------------------------------------------



----------

+ Returns for these portfolios represent less than 12 months of performance. The returns are as of each portfolio inception date as shown in Table 1.

----------
   78
--------------------------------------------------------------------------------

COMMUNICATING PERFORMANCE DATA

In reports or other communications to contract owners or in advertising material, we may describe general economic and market conditions affecting our variable investment options and the portfolios and may compare the performance or ranking of those options and the portfolios with:

o those of other insurance company separate accounts or mutual funds included in the rankings prepared by Lipper Analytical Services, Inc., Morningstar, Inc., VARDS, or similar investment services that monitor the performance of insurance company separate accounts or mutual funds;

o other appropriate indices of investment securities and averages for peer universes of mutual funds; or

o    data developed by us derived from such indices or averages.

We also may furnish to present or prospective contract owners advertisements or other communications that include evaluations of a variable investment option or portfolio by nationally recognized financial publications. Examples of such publications are:


 Barron's                           Investment Management Weekly
 Morningstar's Variable Annuity     Money Management Letter
  Sourcebook                        Investment Dealers Digest
 Business Week                      National Underwriter
 Forbes                             Pension & Investments
 Fortune                            USA Today
 Institutional Investor             Investor's Business Daily
 Money                              The New York Times
 Kiplinger's Personal Finance       The Wall Street Journal
 Financial Planning                 The Los Angeles Times
 Investment Adviser                 The Chicago Tribune

Lipper compiles performance data for peer universes of funds with similar investment objectives in its Lipper Survey. Morningstar, Inc. compiles similar data in the Morningstar Variable Annuity/Life Report (Morningstar Report).

The Lipper Survey records performance data as reported to it by over 800 mutual funds underlying variable annuity and life insurance products. It divides these actively managed portfolios into 25 categories by portfolio objectives. The Lipper Survey contains two different universes, which reflect different types of fees in performance data:

o The "separate account" universe reports performance data net of investment management fees, direct operating expenses and asset-based charges applicable under variable life and annuity contracts, and

o The "mutual fund" universe reports performance net only of investment management fees and direct operating expenses, and therefore reflects only charges that relate to the underlying mutual fund.

The Morningstar Variable Annuity/Life Report consists of nearly 700 variable life and annuity funds, all of which report their data net of investment management fees, direct operating expenses and separate account level charges. VARDS is a monthly reporting service that monitors approximately 2,500 variable life and variable annuity funds on performance and account information.


YIELD INFORMATION

Current yield for the Alliance Money Market option will be based on net changes in a hypothetical investment over a given seven-day period, exclusive of capital changes, and then "annualized" (assuming that the same seven-day result would occur each week for 52 weeks). Current yield for the Alliance High Yield option and Alliance Intermediate Government Securities option will be based on net changes in a hypothetical investment over a given 30-day period, exclusive of capital changes, and then "annualized" (assuming that the same 30-day result would occur each month for 12 months).


"Effective yield" is calculated in a similar manner, but when annualized, any income earned by the investment is assumed to be reinvested. The "effective yield" will be slightly higher than the "current yield" because any earnings are compounded weekly for the Alliance Money Market option. The current yields and effective yields assume the deduction of all current contract charges and expenses other than the optional baseBUILDER benefits charge, and any charge

----------
  79
--------------------------------------------------------------------------------


designed to approximate certain taxes imposed on us, such as premium taxes in your state. The yields and effective yields for the Alliance Money Market option, when used for the special dollar cost averaging program, assume that no contract charges are deducted. For more information, see "Yield Information for the Alliance Money Market Option, Alliance High Yield Option, and Alliance Intermediate Government Securities Option" in the SAI.

10
Incorporation of certain documents by reference


----------------
      80
--------------------------------------------------------------------------------


Equitable Life's Annual Report on Form 10-K for the year ended December 31, 1999 is considered to be a part of this prospectus because it is incorporated by reference.

After the date of this prospectus and before we terminate the offering of the securities under this prospectus, all documents or reports we file with the SEC under the Securities Exchange Act of 1934 ("Exchange Act") will be considered to become part of this prospectus because they are incorporated by reference.


Any statement contained in a document that is or becomes part of this prospectus, will be considered changed or replaced for purposes of this prospectus if a statement contained in this prospectus changes or is replaced. Any statement that is considered to be a part of this prospectus because of its incorporation will be considered changed or replaced for the purpose of this prospectus if a statement contained in any other subsequently filed document that is considered to be part of this prospectus changes or replaces that statement. After that, only the statement that is changed or replaced will be considered to be part of this prospectus.


We file our Exchange Act documents and reports, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, electronically according to EDGAR under CIK No. 0000727920. The SEC maintains a Web site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov.


Upon written or oral request, we will provide, free of charge, to each person to whom this prospectus is delivered, a copy of any or all of the documents considered to be part of this prospectus because they are incorporated herein. This does not include exhibits not specifically incorporated by reference into the text of such documents. Requests for documents should be directed to The Equitable Life Assurance Society of the United States, 1290 Avenue of the Americas, New York, New York 10104. Attention: Corporate Secretary (telephone :
(212) 554-1234).

Appendix I: Condensed financial information


--------
 A-1
--------------------------------------------------------------------------------


The unit values and number of units outstanding shown below are for contracts offered under Separate Account No. 45 with the same daily asset based charges of 1.60%.


UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT EQ/ALLIANCE TECHNOLOGY WHICH IS BEING OFFERED FOR THE FIRST TIME ON MAY 1, 2000.





--------------------------------------------------------------------------------
                                                    FOR THE YEAR ENDING
                                                      DEC. 31, 1999
--------------------------------------------------------------------------------
 EQ/AGGRESSIVE STOCK
--------------------------------------------------------------------------------
 Unit value                                            $  78.30
--------------------------------------------------------------------------------
 Number of units outstanding (000s)                          16
--------------------------------------------------------------------------------
 ALLIANCE COMMON STOCK
--------------------------------------------------------------------------------
 Unit value                                            $ 275.01
--------------------------------------------------------------------------------
 Number of units outstanding (000s)                          66
--------------------------------------------------------------------------------
 ALLIANCE CONSERVATIVE INVESTORS
--------------------------------------------------------------------------------
 Unit value                                            $  22.38
--------------------------------------------------------------------------------
 Number of units outstanding (000s)                         216
--------------------------------------------------------------------------------
 ALLIANCE GLOBAL
--------------------------------------------------------------------------------
 Unit value                                            $  43.04
--------------------------------------------------------------------------------
 Number of units outstanding (000s)                          97
--------------------------------------------------------------------------------
 ALLIANCE GROWTH AND INCOME
--------------------------------------------------------------------------------
 Unit value                                            $  24.13
--------------------------------------------------------------------------------
 Number of units outstanding (000s)                         342
--------------------------------------------------------------------------------
 ALLIANCE GROWTH INVESTORS
--------------------------------------------------------------------------------
 Unit value                                            $  42.29
--------------------------------------------------------------------------------
 Number of units outstanding (000s)                         149
--------------------------------------------------------------------------------
 ALLIANCE HIGH YIELD
--------------------------------------------------------------------------------
 Unit value                                            $  25.73
--------------------------------------------------------------------------------
 Number of units outstanding (000s)                          35
--------------------------------------------------------------------------------
 ALLIANCE INTERMEDIATE GOVERNMENT SECURITIES
--------------------------------------------------------------------------------
 Unit value                                            $  14.70
--------------------------------------------------------------------------------
 Number of units outstanding (000s)                          59
--------------------------------------------------------------------------------
 ALLIANCE INTERNATIONAL
--------------------------------------------------------------------------------
 Unit value                                            $  16.61
--------------------------------------------------------------------------------
 Number of units outstanding (000s)                          38
--------------------------------------------------------------------------------
 ALLIANCE MONEY MARKET
--------------------------------------------------------------------------------
 Unit value                                            $  25.55
--------------------------------------------------------------------------------
 Number of units outstanding (000s)                         549
--------------------------------------------------------------------------------

-----
  A-2
--------------------------------------------------------------------------------



--------------------------------------------------------------
                                           FOR THE YEAR ENDING
                                             DEC. 31, 1999
--------------------------------------------------------------
 EQ/ALLIANCE PREMIER GROWTH
--------------------------------------------------------------
 Unit value                                    $ 11.77
--------------------------------------------------------------
 Number of units outstanding (000s)              1,112
--------------------------------------------------------------
 ALLIANCE SMALL CAP GROWTH
--------------------------------------------------------------
 Unit value                                    $ 14.78
--------------------------------------------------------------
 Number of units outstanding (000s)                 30
--------------------------------------------------------------
 BT EQUITY 500 INDEX
--------------------------------------------------------------
 Unit value                                    $ 14.58
--------------------------------------------------------------
 Number of units outstanding (000s)                385
--------------------------------------------------------------
 BT INTERNATIONAL EQUITY INDEX
--------------------------------------------------------------
 Unit value                                    $ 14.82
--------------------------------------------------------------
 Number of units outstanding (000s)                 33
--------------------------------------------------------------
 BT SMALL COMPANY INDEX
--------------------------------------------------------------
 Unit value                                    $ 11.42
--------------------------------------------------------------
 Number of units outstanding (000s)                 23
--------------------------------------------------------------
 CAPITAL GUARDIAN RESEARCH
--------------------------------------------------------------
 Unit value                                    $ 10.60
--------------------------------------------------------------
 Number of units outstanding (000s)                 13
--------------------------------------------------------------
 CAPITAL GUARDIAN U.S. EQUITY
--------------------------------------------------------------
 Unit value                                    $ 10.26
--------------------------------------------------------------
 Number of units outstanding (000s)                 31
--------------------------------------------------------------
 EQ/EVERGREEN
--------------------------------------------------------------
 Unit value                                    $ 10.56
--------------------------------------------------------------
 Number of units outstanding (000s)                  8
--------------------------------------------------------------
 EQ/EVERGREEN FOUNDATION
--------------------------------------------------------------
 Unit value                                    $ 10.56
--------------------------------------------------------------
 Number of units outstanding (000s)                 44
--------------------------------------------------------------
 MFS EMERGING GROWTH COMPANIES
--------------------------------------------------------------
 Unit value                                    $ 27.40
--------------------------------------------------------------
 Number of units outstanding (000s)                383
--------------------------------------------------------------
 MFS GROWTH WITH INCOME
--------------------------------------------------------------
 Unit value                                    $ 10.70
--------------------------------------------------------------
 Number of units outstanding (000s)                103
--------------------------------------------------------------
 MFS RESEARCH
--------------------------------------------------------------
 Unit value                                    $ 16.99
--------------------------------------------------------------
 Number of units outstanding (000s)                 71
--------------------------------------------------------------

-----
 A-3
--------------------------------------------------------------------------------



------------------------------------------------------------------
                                               FOR THE YEAR ENDING
                                                 DEC. 31, 1999
------------------------------------------------------------------
 MERCURY BASIC VALUE EQUITY
------------------------------------------------------------------
 Unit value                                        $ 14.88
------------------------------------------------------------------
 Number of units outstanding (000s)                    163
------------------------------------------------------------------
 MERCURY WORLD STRATEGY
------------------------------------------------------------------
 Unit value                                        $ 13.00
------------------------------------------------------------------
 Number of units outstanding (000s)                     13
------------------------------------------------------------------
 MORGAN STANLEY EMERGING MARKETS EQUITY
------------------------------------------------------------------
 Unit value                                        $ 10.97
------------------------------------------------------------------
 Number of units outstanding (000s)                    126
------------------------------------------------------------------
 EQ/PUTNAM BALANCED
------------------------------------------------------------------
 Unit value                                        $ 12.27
------------------------------------------------------------------
 Number of units outstanding (000s)                     19
------------------------------------------------------------------
 EQ/PUTNAM GROWTH & INCOME VALUE
------------------------------------------------------------------
 Unit value                                        $ 12.39
------------------------------------------------------------------
 Number of units outstanding (000s)                     12
------------------------------------------------------------------
 T. ROWE PRICE EQUITY INCOME
------------------------------------------------------------------
 Unit value                                        $ 13.21
------------------------------------------------------------------
 Number of units outstanding (000s)                    117
------------------------------------------------------------------
 T. ROWE PRICE INTERNATIONAL STOCK
------------------------------------------------------------------
 Unit value                                        $ 14.15
------------------------------------------------------------------
 Number of units outstanding (000s)                     37
------------------------------------------------------------------
 WARBURG PINCUS SMALL COMPANY VALUE
------------------------------------------------------------------
 Unit value                                        $ 10.45
------------------------------------------------------------------
 Number of units outstanding (000s)                     18
------------------------------------------------------------------

Appendix II: Purchase considerations for QP contracts


--------
 B-1
--------------------------------------------------------------------------------


Trustees who are considering the purchase of an Equitable Accumulator Select QP contract should discuss with their tax advisers whether this is an appropriate investment vehicle for the employer's plan. Trustees should consider whether the plan provisions permit the investment of plan assets in the QP contract, the distribution of such an annuity, the purchase of the guaranteed minimum income benefit, and the payment of death benefits in accordance with the requirements of the federal income tax rules. The QP contract and this prospectus should be reviewed in full, and the following factors, among others, should be noted. Assuming continued plan qualification and operation, earnings on qualified plan assets will accumulate value on a tax-deferred basis even if the plan is not funded by the Equitable Accumulator Select QP contract or another annuity. Therefore, you should purchase an Equitable Accumulator QP contract to fund a plan for the contract's features and benefits other than tax deferral. This QP contract accepts transfer contributions only and not regular, ongoing payroll contributions. For 401(k) plans under defined contribution plans, no employee after-tax contributions are accepted.

Under defined benefit plans, we will not accept rollovers from a defined contribution plan to a defined benefit plan. We will only accept transfers from a defined benefit plan or a change of investment vehicles in the plan. Only one additional contribution may be made per contract year. For defined benefit plans, the maximum percentage of actuarial value of the plan participant/employee's normal retirement benefit that can be funded by a QP contract is 80%. The account value under a QP contract may at any time be more or less than the lump sum actuarial equivalent of the accrued benefit for a defined benefit plan participant/employee. Equitable Life does not guarantee that the account value under a QP contract will at any time equal the actuarial value of 80% of a participant/employee's accrued benefit. If overfunding of a plan occurs, withdrawals from the QP contract may be required. A market value adjustment may apply.


Further, Equitable Life will not perform or provide any plan recordkeeping services with respect to the QP contracts. The plan's administrator will be solely responsible for performing or providing for all such services. There is no loan feature offered under the QP contracts, so if the plan provides for loans and a participant/employee takes a loan from the plan, other plan assets must be used as the source of the loan and any loan repayments must be credited to other investment vehicles and/or accounts available under the plan.


Given that required minimum distributions must generally commence from the plan for annuitants after age 70 1/2, trustees should consider that:

o the QP contract may not be an appropriate purchase for annuitants approaching or over age 70 1/2; and

o the guaranteed minimum income benefit under baseBUILDER may not be an appropriate feature for annuitants who are older than age 60 1/2 when the contract is issued.

Finally, because the method of purchasing the QP contract including the large initial contribution and the features of the QP contract may appeal more to plan participants/employees who are older and tend to be highly paid, and because certain features of the QP contract are available only to plan participants/employees who meet certain minimum and/or maximum age requirements, plan trustees should discuss with their advisers whether the purchase of the QP contract would cause the plan to engage in prohibited discrimination in contributions, benefits or otherwise.

Appendix III: Market value adjustment example


--------
 C-1
--------------------------------------------------------------------------------


The example below shows how the market value adjustment would be determined and how it would be applied to a withdrawal, assuming that $100,000 was allocated on February 15, 2001 to a fixed maturity option with a maturity date of February 15, 2010 (nine years later) at a hypothetical rate to maturity of 7.00%, resulting in a maturity value of $183,846 on the maturity date. We further assume that a withdrawal of $50,000 is made four years later on February 15, 2005.





------------------------------------------------------------------------------------------
                                                                     HYPOTHETICAL ASSUMED
                                                                      RATE TO MATURITY ON
                                                                       FEBRUARY 15, 2005
                                                                    ----------------------
                                                                      5.00%       9.00%
------------------------------------------------------------------------------------------
 AS OF FEBRUARY 15, 2005 (BEFORE WITHDRAWAL)
------------------------------------------------------------------------------------------
(1) Market adjusted amount                                           $144,048   $ 119,487
------------------------------------------------------------------------------------------
(2) Fixed maturity amount                                            $131,080   $ 131,080
------------------------------------------------------------------------------------------
(3) Market value adjustment:
   (1) - (2)                                                         $ 12,968   $ (11,593)
------------------------------------------------------------------------------------------
 ON FEBRUARY 15, 2005 (AFTER WITHDRAWAL)
------------------------------------------------------------------------------------------
(4) Portion of market value adjustment associated with withdrawal:
   (3) x [$50,000/(1)]                                               $  4,501   $  (4,851)
------------------------------------------------------------------------------------------
(5) Reduction in fixed maturity amount:
   [$50,000 - (4)]                                                   $ 45,499   $  54,851
------------------------------------------------------------------------------------------
(6) Fixed maturity amount: (2) - (5)                                 $ 85,581   $  76,229
------------------------------------------------------------------------------------------
(7) Maturity value                                                   $120,032   $ 106,915
------------------------------------------------------------------------------------------
(8) Market adjusted amount of (7)                                    $ 94,048   $  69,487
------------------------------------------------------------------------------------------


You should note that under this example if a withdrawal is made when rates have increased from 7.00% to 9.00% (right column), a portion of a negative market value adjustment is realized. On the other hand, if a withdrawal is made when rates have decreased from 7.00% to 5.00% (left column), a portion of a positive market value adjustment is realized.

Appendix IV: Guaranteed minimum death benefit example


--------
 D-1
--------------------------------------------------------------------------------


The death benefit under the contracts is equal to the account value or, if greater, the guaranteed minimum death benefit.


The following illustrates the guaranteed minimum death benefit calculation. Assuming $100,000 is allocated to the variable investment options (with no allocation to the Alliance Money Market option, Alliance Intermediate Government Securities option, or the fixed maturity options), no additional contributions, no transfers and no withdrawals, and no loans under a Rollover TSA contract, the guaranteed minimum death benefit for an annuitant age 45 would be calculated as follows:



---------------------------------------------------------------------------------------
   END OF                          5% ROLL UP TO AGE 80      ANNUAL RATCHET TO AGE 80
 CONTRACT                          GUARANTEED MINIMUM         GUARANTEED MINIMUM
   YEAR         ACCOUNT VALUE       DEATH BENEFIT(1)             DEATH BENEFIT
---------------------------------------------------------------------------------------
  1              $105,000             $  105,000(1)              $  105,000(3)
---------------------------------------------------------------------------------------
  2              $115,500             $  110,250(2)              $  115,500(3)
---------------------------------------------------------------------------------------
  3              $129,360             $  115,763(2)              $  129,360(3)
---------------------------------------------------------------------------------------
  4              $103,488             $  121,551(1)              $  129,360(4)
---------------------------------------------------------------------------------------
  5              $113,837             $  127,628(1)              $  129,360(4)
---------------------------------------------------------------------------------------
  6              $127,497             $  134,010(1)              $  129,360(4)
---------------------------------------------------------------------------------------
  7              $127,497             $  140,710(1)              $  129,360(4)
---------------------------------------------------------------------------------------

The account values for contract years 1 through 7 are based on hypothetical rates of return of 5.00%, 10.00%, 12.00%, (20.00)%, 10.00%, 12.00% and 0.00%. We
are using these rates solely to illustrate how the benefit is determined. The return rates bear no relationship to past or future investment results.


5% ROLL UP TO AGE 80

(1) At the end of contract year 1, and again at the end of contract years 4 through 7, the death benefit will be equal to the guaranteed minimum death benefit.

(2) At the end of contract years 2 and 3, the death benefit will be equal to the current account value since it is higher than the current guaranteed minimum death benefit.


ANNUAL RATCHET TO AGE 80

(3) At the end of contract years 1 through 3, the guaranteed minimum death benefit is equal to the current account value.

(4) At the end of contract years 4 through 7, the guaranteed minimum death benefit is equal to the guaranteed minimum death benefit at the end of the prior year since it is equal to or higher than the current account value.

Statement of additional
information
--------------------------------------------------------------------------------

TABLE OF CONTENTS





                                                                                           PAGE
Unit Values                                                                                 2
Custodian and Independent Accountants                                                       3
Yield Information for the Alliance Money Market Option, Alliance High Yield Option, and
 Alliance Intermediate Government Securities Option                                         3
Financial Statements                                                                        5


HOW TO OBTAIN AN EQUITABLE ACCUMULATOR SELECT STATEMENT OF ADDITIONAL
  INFORMATION FOR SEPARATE ACCOUNT NO. 45

Send this request form to:
  Equitable Accumulator Select
  P.O. Box 1547 Secaucus, NJ 07096-1547



Please send me an Equitable Accumulator Select SAI for Separate Account No. 45 dated May 1, 2000:



------------------------------------------------------------------------------
Name


------------------------------------------------------------------------------
Address


------------------------------------------------------------------------------
City            State    Zip









(IM-99-01 SAI (5/00))

Equitable Accumulator
Select(SM)

A combination variable and fixed deferred annuity contract

PROSPECTUS DATED MAY 1, 2000

Please read and keep this prospectus for future reference. It contains important information that you should know before purchasing, or taking any other action under your contract. Also, at the end of this prospectus you will find attached the prospectus EQ Advisors Trust, which contains important information about its portfolios.
--------------------------------------------------------------------------------

WHAT IS THE EQUITABLE ACCUMULATOR SELECT?

Equitable Accumulator Select is a deferred annuity contract issued by THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES. It provides for the accumulation of retirement savings and for income. The contract offers income and death benefit protection. It also offers a number of payout options. You invest to accumulate value on a tax-deferred basis in one or more of our variable investment options or fixed maturity options ("investment options"). There is no withdrawal charge under the contract. However, we deduct a distribution charge calculated as a percentage of the amounts in the variable investment options. We deduct this charge for the life of the contract. This contract is not available in New York.


--------------------------------------------------------------------------------
 VARIABLE INVESTMENT OPTIONS
--------------------------------------------------------------------------------
 o EQ/Aggressive Stock(1)            o J.P. Morgan Core Bond(3)
 o Alliance Common Stock             o Lazard Large Cap Value
 o Alliance High Yield               o Lazard Small Cap Value
 o Alliance Money Market             o MFS Emerging Growth
 o EQ/Alliance Premier Growth           Companies
 o Alliance Small Cap Growth         o MFS Growth with Income
 o EQ/Alliance Technology(2)         o MFS Research
 o BT Equity 500 Index               o Mercury Basic Value Equity(4)
 o BT Small Company Index            o Mercury World Strategy(5)
 o BT International Equity Index     o Morgan Stanley Emerging
 o Capital Guardian International       Markets Equity
 o Capital Guardian Research         o EQ/Putnam Growth & Income
 o Capital Guardian U.S. Equity         Value
 o EQ/Evergreen                      o EQ/Putnam International Equity
 o EQ/Evergreen Foundation           o EQ/Putnam Investors Growth
 --------------------------------------------------------------------------------

(1)   Formerly named "Alliance Aggressive Stock."
(2)   May not be available in California.
(3)   Formerly named "JPM Core Bond."

(4)   Formerly named "Merrill Lynch Basic Value Equity."
(5)   Formerly named "Merrill Lynch World Strategy."


You may allocate amounts to any of the variable investment options. Each variable investment option is a subaccount of our Separate Account No. 49. Each variable investment option, in turn, invests in a corresponding securities portfolio of EQ Advisors Trust. Your investment results in a variable investment option will depend on the investment performance of the related portfolio.

FIXED MATURITY OPTIONS. You may allocate amounts to one or more fixed maturity options. These amounts will receive a fixed rate of interest for a specified period.

Interest is earned at a guaranteed rate set by us. We make a market value adjustment (up or down) if you make transfers or withdrawals from a fixed maturity option before its maturity date.


TYPES OF CONTRACTS. We offer the contracts for use as:

o  A nonqualified annuity ("NQ") for after-tax contributions only.

o An annuity that is an investment vehicle for a qualified defined contribution or defined benefit plan ("QP").

o An individual retirement annuity ("IRA"), either traditional IRA ("Rollover IRA") or Roth IRA ("Roth Conversion IRA").

o An Internal Revenue Code Section 403(b) Tax-Sheltered Annuity ("TSA") - ("Rollover TSA").


A contribution of at least $25,000 is required to purchase a contract.

Registration statements relating to this offering have been filed with the Securities and Exchange Commission ("SEC"). The statement of additional information ("SAI") dated May 1, 2000 is a part of one of the registration statements. The SAI is available free of charge. You may request one by writing to our processing office or calling 1-800-789-7771. The SAI has been incorporated by reference into this prospectus. This prospectus and the SAI can also be obtained from the SEC's Web site at http://www.sec.gov. The table of contents for the SAI appears at the back of this prospectus.



 THE SEC HAS NOT APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE CONTRACTS ARE NOT INSURED BY THE FDIC OR ANY OTHER AGENCY. THEY ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK AND ARE NOT BANK GUARANTEED. THEY ARE SUBJECT TO INVESTMENT RISKS AND POSSIBLE LOSS OF PRINCIPAL.


                                                                   72197

Contents of this prospectus



----------------
       2
--------------------------------------------------------------------------------





EQUITABLE ACCUMULATOR(SM) SELECT
-----------------------------------------------------------------
Index of key words and phrases                                4
Who is Equitable Life?                                        5
How to reach us                                               6
Equitable Accumulator Select at a glance - key features       8

-----------------------------------------------------------------
FEE TABLE                                                    11
-----------------------------------------------------------------
Example                                                      14
Condensed financial information                              15
-----------------------------------------------------------------
1
CONTRACT FEATURES AND BENEFITS                               16
-----------------------------------------------------------------
How you can purchase and contribute to your contract         16
Owner and annuitant requirements                             19
How you can make your contributions                          19
What are your investment options under the contract?         19
Allocating your contributions                                23
Your benefit base                                            24
Annuity purchase factors                                     25
Our baseBUILDER option                                       25
Guaranteed minimum death benefit                             27
Your right to cancel within a certain number of days         27
-----------------------------------------------------------------
2
DETERMINING YOUR CONTRACT'S VALUE                            29
-----------------------------------------------------------------
Your account value and cash value                            29
Your contract's value in the variable investment options     29
Your contract's value in the fixed maturity options          29
-----------------------------------------------------------------
3
TRANSFERRING YOUR MONEY AMONG
  INVESTMENT OPTIONS                                         30
-----------------------------------------------------------------
Transferring your account value                              30
Market timing                                                30
Rebalancing your account value                               30
-----------------------------------------------------------------

"We," "our," and "us" refer to Equitable Life.

When we address the reader of this prospectus with words. such as "you" and "your," we mean the person who has the right or responsibility that the prospectus is discussing at that point. This is usually the contract owner.

When we use the word "contract" it also includes certificates that are issued under group contracts in some states


Contents of this prospectus

----------
    3
--------------------------------------------------------------------------------

--------------------------------------------------------------------
4
ACCESSING YOUR MONEY                                            32
--------------------------------------------------------------------
Withdrawing your account value                                  32
How withdrawals are taken from your account value               33
How withdrawals affect your guaranteed minimum
  income benefit and guaranteed minimum death
  benefit                                                       33
Loans under Rollover TSA contracts                              34
Surrendering your contract to receive its cash value            34
When to expect payments                                         35
Your annuity payout options                                     35

--------------------------------------------------------------------
5
CHARGES AND EXPENSES                                            38
--------------------------------------------------------------------
Charges that Equitable Life deducts                             38
Charges that EQ Advisors Trust deducts                          39
Group or sponsored arrangements                                 39

--------------------------------------------------------------------
6
PAYMENT OF DEATH BENEFIT                                        40
--------------------------------------------------------------------
Your beneficiary and payment of benefit                         40
How death benefit payment is made                               41
Beneficiary continuation option                                 41

--------------------------------------------------------------------
7
TAX INFORMATION                                                 43
--------------------------------------------------------------------
Overview                                                        43
Transfers among investment options                              43
Taxation of nonqualified annuities                              43
Individual retirement arrangements (IRAs)                       45
Special rules for nonqualified contracts in qualified plans     55
Tax-Sheltered Annuity contracts (TSAs)                          55
Federal and state income tax withholding and
  information reporting                                         59
Impact of taxes to Equitable Life                               61
--------------------------------------------------------------------
8
MORE INFORMATION                                                62
--------------------------------------------------------------------
About our Separate Account No. 49                               62
About EQ Advisors Trust                                         62
About our fixed maturity options                                63
About the general account                                       64
About other methods of payment                                  64
Dates and prices at which contract events occur                 65
About your voting rights                                        66
About legal proceedings                                         66
About our independent accountants                               66
Financial statements                                            66
Transfers of ownership, collateral assignments, loans,
  and borrowing                                                 67
Distribution of the contracts                                   67

--------------------------------------------------------------------
9
INVESTMENT PERFORMANCE                                          68
--------------------------------------------------------------------
Benchmarks                                                      68
Communicating performance data                                  78
--------------------------------------------------------------------

--------------------------------------------------------------------
10
INCORPORATION OF CERTAIN DOCUMENTS BY
   REFERENCE                                                    80
--------------------------------------------------------------------




--------------------------------------------------------------------
APPENDICES
--------------------------------------------------------------------

I   - Condensed financial information                           A-1
II  - Purchase considerations for QP contracts                  B-1
III - Market value adjustment example                           C-1
IV  - Guaranteed minimum death benefit example                  D-1

--------------------------------------------------------------------
STATEMENT OF ADDITIONAL INFORMATION
   TABLE OF CONTENTS
--------------------------------------------------------------------

Index of key words and phrases


--------
   4
--------------------------------------------------------------------------------

This index should help you locate more information on the terms used in this prospectus.



                                         PAGE IN
TERM                                    PROSPECTUS
 account value                             29
 annuitant                                 16
 annuity payout options                    35
 annuity purchase factors                  24
 baseBUILDER                               24
 beneficiary                               40
 benefit base                              24
 business day                              65
 cash value                                29
 conduit IRA                               29
 contract date                              9
 contract date anniversary                  9
 contract year                              9
 contributions to Roth IRAs                52
   rollovers and direct transfers          52
   conversion contributions                53
 contributions to traditional IRAs         46
   rollovers and transfers                 47
 EQAccess                                   6
 ERISA                                     34
 fixed maturity options                    21
 guaranteed minimum death benefit          26
 guaranteed minimum income benefit         25
 IRA                                      cover
 IRS                                       43
 investment options                        19
 loan reserve account                      34
 market adjusted amount                    22
 market value adjustment                   22
 maturity value                            22
 NQ                                       cover
 participant                               19
 portfolio                                cover
 processing office                          6
 QP                                       cover
 rate to maturity                          21
 Required Beginning Date                   41
 Rollover IRA                             cover
 Rollover TSA                             cover
 Roth IRA                                  52
 Roth Conversion IRA                      cover
 SAI                                      cover
 SEC                                      cover
 TOPS                                       6
 TSA                                       55
 traditional IRA                           45
 unit                                      29
 variable investment options               19


To make this prospectus easier to read, we sometimes use different words than in the contract or supplemental materials. This is illustrated below. Although we use different words, they have the same meaning in this prospectus as in the contract. Your registered representative can provide further explanation about your contract or supplemental materials.



--------------------------------------------------------------------------------
 PROSPECTUS                      CONTRACT OR SUPPLEMENTAL MATERIALS
--------------------------------------------------------------------------------
  fixed maturity options        Guarantee Periods (Guaranteed Fixed Interest
                                Accounts in supplemental materials)
  variable investment options   Investment Funds
  account value                 Annuity Account Value
  rate to maturity              Guaranteed Rates
  unit                          Accumulation Unit
  baseBUILDER                   Guaranteed Minimum Income Benefit
--------------------------------------------------------------------------------

Who is Equitable Life?


------------
     5
--------------------------------------------------------------------------------

We are The Equitable Life Assurance Society of the United States ("Equitable Life"), a New York stock life insurance corporation. We have been doing business since 1859. Equitable Life is a subsidiary of AXA Financial, Inc. (previously, The Equitable Companies Incorporated). The majority shareholder of AXA Financial, Inc. is AXA, a French holding company for an international group of insurance and related financial services companies. As a majority shareholder, and under its other arrangements with Equitable Life and Equitable Life's parent, AXA exercises significant influence over the operations and capital structure of Equitable Life and its parent. No company other than Equitable Life, however, has any legal responsibility to pay amounts that Equitable Life owes under the contracts.

AXA Financial, Inc. and its consolidated subsidiaries managed approximately $462.7 billion in assets as of December 31, 1999. For over 100 years Equitable Life has been among the largest insurance companies in the United States. We are licensed to sell life insurance and annuities in all fifty states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands. Our home office is located at 1290 Avenue of the Americas, New York, N.Y. 10104.

----------
    6
--------------------------------------------------------------------------------

HOW TO REACH US

You may communicate with our processing office as listed below for any of the following purposes:



--------------------------------------------------------------------------------
FOR CONTRIBUTIONS SENT BY REGULAR MAIL:
--------------------------------------------------------------------------------
Equitable Accumulator Select
P.O. Box 13014
Newark, NJ 07188-0014

--------------------------------------------------------------------------------
FOR CONTRIBUTIONS SENT BY EXPRESS DELIVERY:
--------------------------------------------------------------------------------
Equitable Accumulator Select
c/o Bank One, N.A.
300 Harmon Meadow Boulevard, 3rd Floor
Attn: Box 13014
Secaucus, NJ 07094

--------------------------------------------------------------------------------
FOR ALL OTHER COMMUNICATIONS (E.G.,
REQUESTS FOR TRANSFERS, WITHDRAWALS, OR
REQUIRED NOTICES) SENT BY REGULAR MAIL:
--------------------------------------------------------------------------------
Equitable Accumulator Select
P.O. Box 1547
Secaucus, NJ 07096-1547
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
FOR ALL OTHER COMMUNICATIONS (E.G.,
REQUESTS FOR TRANSFERS, WITHDRAWALS, OR
REQUIRED NOTICES) SENT BY EXPRESS DELIVERY:
--------------------------------------------------------------------------------
Equitable Accumulator Select
200 Plaza Drive, 4th Floor
Secaucus, NJ 07094

--------------------------------------------------------------------------------
REPORTS WE PROVIDE:
--------------------------------------------------------------------------------

o  written confirmation of financial transactions;

o statement of your contract values at the close of each calendar quarter (four per year); and

o annual statement of your contract values as of the close of the contract year.


--------------------------------------------------------------------------------
TELEPHONE OPERATED PROGRAM SUPPORT ("TOPS") AND EQACCESS SYSTEMS:
--------------------------------------------------------------------------------
TOPS is designed to provide you with up-to-date information via touch-tone telephone. EQAccess is designed to provide this information through the Internet. You can obtain information on:

o  your current account value;

o your current allocation percentages (anticipated to be available through EQAccess by the end of 2000);


o  the number of units you have in the variable investment options;

o rates to maturity for the fixed maturity options (not available through EQAccess);

o  the daily unit values for the variable investment options; and

o performance information regarding the variable investment options (not availabe through TOPS).

You can also:


o change your allocation percentages and/or transfer among the investment options (anticipated to be available through EQAccess by the end 2000);

o change your TOPS personal identification number (PIN) (not available through EQAccess); and

o  change your EQAccess password (not available through TOPS).





TOPS and EQAccess are normally available seven days a week, 24 hours a day. You may use TOPS by calling toll free 1-888-909-7770. You may use EQAccess by visiting our Web site at http://www.equitable.com and clicking on EQAccess. Of course, for reasons beyond our control, these services may sometimes be unavailable.


We have established procedures to reasonably confirm that the instructions communicated by telephone or the Internet are genuine. For example, we will require certain personal identification information before we will act on telephone or

Who is Equitable Life?

----------
   7
--------------------------------------------------------------------------------

Internet instructions and we will provide written confirmation of your transfers. If we do not employ reasonable procedures to confirm the genuineness of telephone or Internet instructions, we may be liable for any losses arising out of any act or omission that constitutes negligence, lack of good faith, or willful misconduct. In light of our procedures, we will not be liable for following telephone or Internet instructions we reasonably believe to be genuine.


We reserve the right to limit access to these services if we determine that you are engaged in a market timing strategy (see "Market timing" in "Transferring your money among investment options").


--------------------------------------------------------------------------------
CUSTOMER SERVICE REPRESENTATIVE:
--------------------------------------------------------------------------------
You may also use our toll-free number (1-800-789-7771) to speak with one of our customer service representatives. Our customer service representatives are available on any business day from 8:30 a.m. until 5:30 p.m., Eastern time.

--------------------------------------------------------------------------------
WE REQUIRE THAT THE FOLLOWING TYPES OF COMMUNICATIONS BE ON SPECIFIC FORMS WE PROVIDE FOR THAT PURPOSE:
--------------------------------------------------------------------------------

(1) authorization for telephone transfers by your registered representative;

(2) conversion of a traditional IRA to a Roth Conversion IRA contract;

(3) election of the automatic investment program;

(4) election of the rebalancing program;

(5) requests for loans under Rollover TSA contracts;

(6) spousal consent for loans under Rollover TSA contracts;

(7) tax withholding election; and

(8) election of the beneficiary continuation option.

WE ALSO HAVE SPECIFIC FORMS THAT WE RECOMMEND YOU USE FOR THE FOLLOWING TYPES OF
REQUESTS:

(1) address changes;

(2) beneficiary changes;

(3) transfers between investment options; and

(4) contract surrender and withdrawal requests.


TO CANCEL OR CHANGE ANY OF THE FOLLOWING WE REQUIRE WRITTEN NOTIFICATION GENERALLY AT LEAST SEVEN CALENDAR DAYS BEFORE THE NEXT SCHEDULED TRANSACTION:

(1) automatic investment program;

(2) general dollar cost averaging;

(3) rebalancing;

(4) special dollar cost averaging;

(5) substantially equal withdrawals;

(6) systematic withdrawals; and

(7) the date annuity payments are to begin.


You must sign and date all these requests. Any written request that is not on one of our forms must include your name and your contract number along with adequate details about the notice you wish to give or the action you wish us to take.


SIGNATURES:

The proper person to sign forms, notices and requests would normally be the owner. If there are joint owners both must sign.

Equitable Accumulator Select at a glance - key features


---------
    8
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

PROFESSIONAL            Equitable Accumulator Select's variable investment options invest
INVESTMENT              in different portfolios managed by professional investment advisers.
MANAGEMENT
------------------------------------------------------------------------------------------------------------------
FIXED MATURITY         o 10 fixed maturity options with maturities ranging from approximately 1 to 10 years.
OPTIONS
                       o Each fixed maturity option offers a guarantee of principal and interest rate if you hold it to maturity.
                       -------------------------------------------------------------------------------------------
                       If you make withdrawals or transfers from a fixed maturity option before maturity, there will be a market value adjustment due to differences in interest rates. This may increase or decrease any value that you have left in that fixed maturity option. If you surrender your contract, a market value adjustment may also apply.
------------------------------------------------------------------------------------------------------------------
TAX ADVANTAGES         o On earnings inside the              No tax on any dividends, interest or capital gains
                         contract                            until you make withdrawals from your contract or
                                                             receive annuity payments.
                       -------------------------------------------------------------------------------------------
                       o On transfers inside the             No tax on transfers among investment options.
                         contract
------------------------------------------------------------------------------------------------------------------
                       If you are buying a contract to fund a retirement plan that already provides tax deferral under sections of the Internal Revenue Code you should do so for the contract's features and benefits other than tax deferral. In such situations, the tax deferral of the contract does not provide necessary or additional benefits.
------------------------------------------------------------------------------------------------------------------
BASEBUILDER(R)         baseBUILDER combines a guaranteed minimum income benefit with the guaranteed minimum
PROTECTION             death benefit provided under the contract. The guaranteed minimum income benefit provides income protection for you while the annuitant lives. The guaranteed minimum death benefit provides a death benefit for the beneficiary should the annuitant die.
------------------------------------------------------------------------------------------------------------------
CONTRIBUTION AMOUNTS   o Initial minimum:                    $25,000
                       o Additional minimum:                 $ 1,000
                                                             $100 monthly and $300 quarterly under our automatic
                                                             investment program (NQ contracts)
                       -------------------------------------------------------------------------------------------
                       Maximum contribution limitations may apply.
------------------------------------------------------------------------------------------------------------------
ACCESS TO YOUR MONEY   o Lump sum withdrawals
                       o Several withdrawal options on a periodic basis
                       o Loans under Rollover TSA contracts
                       o Contract surrender
                       You may incur income tax and a tax penalty.
------------------------------------------------------------------------------------------------------------------
PAYOUT OPTIONS         o Fixed annuity payout options
                       o Variable Immediate Annuity payout options
                       o Income Manager(R) payout options
------------------------------------------------------------------------------------------------------------------

Equitable Accumulator Select at a glance - key features


----------
    9
--------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------
ADDITIONAL FEATURES    o Guaranteed minimum death benefit even if you do not elect baseBUILDER
                       o Dollar cost averaging
                       o Automatic investment program
                       o Account value rebalancing (quarterly, semiannually, and annually)
                       o Free transfers
------------------------------------------------------------------------------------------------------------------
FEES AND CHARGES       o Daily charges on amounts invested in the variable investment options for mortality and expense risks, administrative charges, and distribution charges at a current annual rate of 1.60% (1.70% maximum).
                       o Annual 0.30% benefit base charge for the optional baseBUILDER benefit until you exercise your guaranteed minimum income benefit, elect another annuity payout option, or the contract date anniversary after the annuitant reaches age 85 (age 83 in Oregon), whichever occurs first. The benefit base is described under "Your benefit base" in "Contract features and benefits." If you don't elect baseBUILDER, you still receive a guaranteed minimum death benefit under your contract at no additional charge.
                       o No sales charge deducted at the time you make contributions, no withdrawal charge, and no annual contract fee.
                       -------------------------------------------------------------------------------------------
                         The "contract date" is the effective date of a contract. This usually is the business day we receive the properly completed and signed application, along with any other required documents, and your initial contribution. Your contract date will be shown in your contract. The 12-month period beginning on your contract date and each 12-month period after that date is a "contract year." The end of each 12-month period is your "contract date anniversary."
------------------------------------------------------------------------------------------------------------------
                       o We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. This charge is generally deducted from the amount applied to an annuity payout option.
                       o We deduct a $350 annuity administrative fee from amounts applied to the Variable Immediate
                         Annuity payout options.
                       o Annual expenses of EQ Advisors Trust portfolios are calculated as a percentage of the average daily net assets invested in each portfolio. These expenses include management fees ranging from 0.25% to 1.15% annually, 12b-1 fees of 0.25% annually, and other expenses.
------------------------------------------------------------------------------------------------------------------
ANNUITANT ISSUE AGES   NQ: 0-85
                       Rollover IRA, Roth Conversion IRA, and Rollover TSA: 20-85
                       QP: 20-75
------------------------------------------------------------------------------------------------------------------


THE ABOVE IS NOT A COMPLETE DESCRIPTION OF ALL MATERIAL PROVISIONS OF THE CONTRACT. IN SOME CASES RESTRICTIONS OR EXCEPTIONS APPLY. ALSO, ALL FEATURES OF THE CONTRACT ARE NOT NECESSARILY AVAILABLE IN YOUR STATE OR AT CERTAIN AGES.

For more detailed information we urge you to read the contents of this prospectus, as well as your contract. Please feel free to speak with your registered representative, or call us, if you have any questions.

Equitable Accumulator Select at a glance - key features


----------
    10
--------------------------------------------------------------------------------

OTHER CONTRACTS

We offer a variety of fixed and variable annuity contracts. They may offer features, including investment options, fees and/or charges that are different from those in the contracts offered by this prospectus. Not every contract is offered through the same distributor. Upon request, your registered representative can show you information regarding other Equitable Life annuity contracts that he or she distributes. You can also contact us to find out more about any of the Equitable Life annuity contracts.

Fee table



---------
   11
--------------------------------------------------------------------------------


The fee table below will help you understand the various charges and expenses that apply to your contract. The table reflects charges you will directly incur under the contract, as well as charges and expenses of the portfolios that you will bear indirectly. Charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state, may also apply. Also, an annuity administrative fee may apply when your annuity payments are to begin. Each of the charges and expenses is more fully described under "Charges and expenses" later in this prospectus.


The fixed maturity options are not covered by the fee table and examples. A market value adjustment (up or down) may apply as a result of a withdrawal, transfer, or surrender of amounts from a fixed maturity option.


---------------------------------------------------------------------------------------------------------------
CHARGES WE DEDUCT FROM YOUR VARIABLE INVESTMENT OPTIONS EXPRESSED AS AN ANNUAL
PERCENTAGE OF DAILY NET ASSETS
---------------------------------------------------------------------------------------------------------------
Mortality and expense risks(1)                                   1.10%
Administrative                                                   0.25% current (0.35% maximum)
Distribution                                                     0.25%
                                                                 ----
Total annual expenses                                            1.60% current (1.70% maximum)
---------------------------------------------------------------------------------------------------------------
CHARGES WE DEDUCT FROM YOUR ACCOUNT VALUE AT THE
TIME YOU REQUEST CERTAIN TRANSACTIONS
---------------------------------------------------------------------------------------------------------------
Charge if you elect a Variable Immediate Annuity payout option  $350
---------------------------------------------------------------------------------------------------------------
CHARGES WE DEDUCT FROM YOUR ACCOUNT VALUE EACH YEAR IF YOU ELECT THE
OPTIONAL BENEFIT
---------------------------------------------------------------------------------------------------------------
BASEBUILDER BENEFIT CHARGE (calculated as a percentage of
the benefit base. Deducted annually on each contract date
anniversary)(2)                                                  0.30%
---------------------------------------------------------------------------------------------------------------

EQ ADVISORS TRUST ANNUAL EXPENSES
(AS A PERCENTAGE OF AVERAGE DAILY NET ASSETS IN EACH PORTFOLIO)



--------------------------------------------------------------------------------------------------------------
                                                                                                TOTAL
                                                                              OTHER             ANNUAL
                                                                            EXPENSES           EXPENSES
                                      MANAGEMENT                         (AFTER EXPENSE     (AFTER EXPENSE
                                       FEES(3)         12b-1 FEES(4)     LIMITATION)(5)     LIMITATION)(6)
--------------------------------------------------------------------------------------------------------------
EQ/Aggressive Stock                      0.60%             0.25%               0.04%             0.89%
Alliance Common Stock                    0.46%             0.25%               0.04%             0.75%
Alliance High Yield                      0.60%             0.25%               0.05%             0.90%
Alliance Money Market                    0.34%             0.25%               0.05%             0.64%
EQ/Alliance Premier Growth               0.90%             0.25%               0.00%             1.15%
Alliance Small Cap Growth                0.75%             0.25%               0.07%             1.07%
EQ/Alliance Technology                   0.90%             0.25%               0.00%             1.15%
BT Equity 500 Index                      0.25%             0.25%               0.10%             0.60%
BT International Equity Index            0.35%             0.25%               0.40%             1.00%
BT Small Company Index                   0.25%             0.25%               0.25%             0.75%
Capital Guardian International           0.85%             0.25%               0.10%             1.20%
Capital Guardian Research                0.65%             0.25%               0.05%             0.95%
EQ/Evergreen                             0.65%             0.25%               0.05%             0.95%
--------------------------------------------------------------------------------------------------------------

Fee table

---------
   12



-------------------------------------------------------------------------------------------------------------------
                                                                                                          TOTAL
                                                                                       OTHER            ANNUAL
                                                                                    EXPENSES           EXPENSES
                                              MANAGEMENT                         (AFTER EXPENSE     (AFTER EXPENSE
                                               FEES(3)         12b-1 FEES(4)     LIMITATION)(5)     LIMITATION)(6)
-------------------------------------------------------------------------------------------------------------------
EQ/Evergreen Foundation                          0.60%             0.25%               0.10%             0.95%
Capital Guardian U.S. Equity                     0.65%             0.25%               0.05%             0.95%
J.P. Morgan Core Bond                            0.45%             0.25%               0.10%             0.80%
Lazard Large Cap Value                           0.65%             0.25%               0.05%             0.95%
Lazard Small Cap Value                           0.75%             0.25%               0.10%             1.10%
MFS Emerging Growth Companies                    0.65%             0.25%               0.10%             1.00%
MFS Growth with Income                           0.60%             0.25%               0.10%             0.95%
MFS Research                                     0.65%             0.25%               0.05%             0.95%
Mercury Basic Value Equity                       0.60%             0.25%               0.10%             0.95%
Mercury World Strategy                           0.70%             0.25%               0.25%             1.20%
Morgan Stanley Emerging Markets Equity           1.15%             0.25%               0.35%             1.75%
EQ/Putnam Growth & Income Value                  0.60%             0.25%               0.10%             0.95%
EQ/Putnam International Equity                   0.85%             0.25%               0.15%             1.25%
EQ/Putnam Investors Growth                       0.65%             0.25%               0.05%             0.95%
--------------------------------------------------------------------------------------------------------------------


----------
Notes:
(1) A portion of this charge is for providing the guaranteed minimum death benefit.

(2) The benefit base is described under "Contract features and benefits - Your guaranteed minimum income benefit under baseBUILDER."

(3) The management fees shown reflect revised management fees, effective on or about May 1, 2000 by shareholders. The management fees shown for EQ/Putnam Growth & Income Value and Lazard Large Cap Value do not reflect the waiver of a portion of each portfolio's investment management fees that are currently in effect. The management fee for each portfolio cannot be increased without a vote of each portfolio's shareholders.

(4) Portfolio shares are all subject to fees imposed under the distribution plan (the "Rule 12b-1 Plan") adopted by EQ Advisors Trust pursuant to Rule 12b-1 under the Investment Company Act of 1940. The 12b-1 fee will not be increased for the life of the contracts. Prior to October 18, 1999, the total annual expenses for the Alliance Small Cap Growth portfolio were limited to 1.20% under an expense limitation arrangement related to that portfolio's Rule 12b-1 Plan. The arrangement is no longer in effect. The amounts shown have been restated to reflect the expenses that would have been incurred in 1999, absent the expense limitation arrangement.

(5) The amounts shown as "Other Expenses" will fluctuate from year to year depending on actual expenses. See footnote (6) for any expense limitation agreements.

      On October 18, 1999, the Alliance portfolios (other than EQ/Alliance Premier Growth and EQ/Alliance Technology) became part of the portfolios of EQ Advisors Trust. The "Other Expenses" for these portfolios have been restated to reflect the estimated expenses that would have been incurred had these portfolios been portfolios of EQ Advisors Trust for the entire year ended December 31, 1999. The restated expenses reflect an increase of 0.01% for each of these portfolios.


(6) Equitable Life, EQ Advisors Trust's manager, has entered into an expense limitation agreement with respect to certain portfolios. Under this agreement Equitable Life has agreed to waive or limit its fees and assume other expenses. Under the expense limitation agreement, total annual operating expenses of certain portfolios (other than interest, taxes, brokerage commissions, capitalized expenditures, extraordinary expenses and 12b-1 fees) are limited as a percentage of the average

Fee table


---------
   13
--------------------------------------------------------------------------------


      daily net assets of each of the following portfolios: 1.75% for Morgan Stanley Emerging Markets Equity; 1.25% for EQ/Putnam International Equity; 1.20% for Capital Guardian International and Mercury World Strategy; 1.15% for EQ/Alliance Premier Growth and EQ/Alliance Technology; 1.10% for Lazard Small Cap Value; 1.00% for BT International Equity Index and MFS Emerging Growth Companies; 0.95% for Capital Guardian U.S. Equity, Capital Guardian Research, EQ/Evergreen, EQ/Evergreen Foundation, Lazard Large Cap Value, MFS Growth with Income, MFS Research, Mercury Basic Value Equity, EQ/Putnam Growth & Income Value and EQ/Putnam Investors Growth; 0.80% for J.P. Morgan Core Bond; 0.75% for BT Small Company Index; and 0.60% for BT Equity 500 Index. The expense limitations for the BT Equity 500 Index, EQ/Putnam Growth & Income Value, EQ/Putnam International Equity, MFS Growth with Income, MFS Research, Mercury Basic Value Equity and MFS Emerging Growth Companies portfolios reflect an increase effective on May 1, 2000. The expense limitation for the EQ/Evergreen and Lazard Small Cap Value portfolio reflects a decrease effective on May 1, 2000.

      Absent the expense limitation, the "Other Expenses" for 1999 on an annualized basis for each of the portfolios would have been as follows:
      1.00% for Morgan Stanley Emerging Markets Equity; 0.32% for EQ/Putnam International Equity; 0.66% for Capital Guardian International; 0.46% for Mercury World Strategy; 0.23% for EQ/Alliance Premier Growth; 0.10% for EQ/Alliance Technology; 0.26% for Lazard Small Cap Value; 0.49% for BT International Equity Index; 0.17% for MFS Emerging Growth Companies; 0.34% for Capital Guardian U.S. Equity; 0.47% for Capital Guardian Research; 1.87% for EQ/Evergreen; 1.07% for EQ/Evergreen Foundation; 0.21% for Lazard Large Cap Value; 0.37% for MFS Growth with Income; 0.17% for MFS Research and Mercury Basic Value Equity; 0.16% for EQ/Putnam Growth & Income Value; 0.19% for EQ/Putnam Investors Growth; 0.20% for J.P. Morgan Core Bond; 0.71% for BT Small Company Index; and 0.18% for BT Equity 500 Index. Initial seed capital was invested on April 30, 1999 for Alliance Premier Growth, Capital Guardian U.S. Equity and Capital Guardian Research portfolios and will be invested on or about May 1, 2000 for EQ/Alliance Technology portfolio and therefore expenses have been estimated.

      Each portfolio may at a later date make a reimbursement to Equitable Life for any of the management fees waived or limited and other expenses assumed and paid by Equitable Life pursuant to the expense limitation agreement provided that, among other things, such portfolio has reached sufficient size to permit such reimbursement to be made and provided that the portfolio's current annual operating expenses do not exceed the operating expense limit determined for such portfolio. For more information see the prospectus for EQ Advisors Trust.

Fee table

----------
    14
--------------------------------------------------------------------------------

EXAMPLE

The example below shows the expenses that a hypothetical contract owner (who has elected baseBUILDER) would pay in the situation illustrated. We assume that a $1,000 contribution is invested in one of the variable investment options listed and a 5% annual return is earned on the assets in that option.(1) The charges used in the examples are the maximum charges rather than the lower current charges.


The example should not be considered a representation of past or future expenses for each option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the example is not an estimate or guarantee of future investment performance.




-----------------------------------------------------------------------------------------------
                                                     AT THE END OF EACH PERIOD SHOWN,
                                                          THE EXPENSES WOULD BE:
                                           ----------------------------------------------------
                                              1 YEAR       3 YEARS       5 YEARS       10 YEARS
-----------------------------------------------------------------------------------------------
EQ/Aggressive Stock                         $ 27.09      $  89.34      $ 154.46      $ 330.67
Alliance Common Stock                       $ 25.62      $  84.96      $ 147.21      $ 316.52
Alliance High Yield                         $ 27.20      $  89.66      $ 154.98      $ 331.67
Alliance Money Market                       $ 24.46      $  81.51      $ 141.48      $ 305.25
EQ/Alliance Premier Growth                  $ 30.98      $ 100.86      $ 173.42      $ 367.11
Alliance Small Cap Growth                   $ 28.98      $  94.96      $ 163.72      $ 348.57
EQ/Alliance Technology                      $ 29.93      $  97.76      $ 168.32      $ 357.40
BT Equity 500 Index                         $ 24.15      $  80.56      $ 139.92      $ 302.16
BT International Equity Index               $ 28.35      $  93.09      $ 160.64      $ 342.64
BT Small Company Index                      $ 25.72      $  85.27      $ 147.73      $ 317.53
Capital Guardian International              $ 30.45      $  99.31      $ 170.87      $ 362.26
Capital Guardian Research                   $ 27.82      $  91.53      $ 158.07      $ 337.67
Capital Guardian U.S. Equity                $ 27.82      $  91.53      $ 158.07      $ 337.67
EQ/Evergreen                                $ 27.82      $  91.53      $ 158.07      $ 337.67
EQ/Evergreen Foundation                     $ 27.82      $  91.53      $ 158.07      $ 337.67
J.P. Morgan Core Bond                       $ 26.25      $  86.84      $ 150.32      $ 322.61
Lazard Large Cap Value                      $ 27.82      $  91.53      $ 158.07      $ 337.67
Lazard Small Cap Value                      $ 29.40      $  96.20      $ 165.77      $ 352.50
MFS Emerging Growth Companies               $ 28.35      $  93.09      $ 160.64      $ 342.64
MFS Growth with Income                      $ 27.82      $  91.53      $ 158.07      $ 337.67
MFS Research                                $ 27.82      $  91.53      $ 158.07      $ 337.67
Mercury Basic Value Equity                  $ 27.82      $  91.53      $ 158.07      $ 337.67
Mercury World Strategy                      $ 30.45      $  99.31      $ 170.87      $ 362.26
Morgan Stanley Emerging Markets Equity      $ 36.23      $ 116.29      $ 198.55      $ 414.19
EQ/Putnam Growth & Income Value             $ 27.82      $  91.53      $ 158.07      $ 337.67
EQ/Putnam International Equity              $ 30.98      $ 100.86      $ 173.42      $ 367.11
EQ/Putnam Investors Growth                  $ 28.88      $  94.65      $ 163.21      $ 347.58
-----------------------------------------------------------------------------------------------


----------
(1) The amount accumulated from the $1,000 contribution could not be paid in the form of an annuity payout option at the end of any of the periods shown in the examples. This is because if the amount applied to purchase an annuity payout option is less than $2,000, or the initial payment is less than $20, we may pay the amount to you in a single sum instead of payments under an annuity payout option. See "Accessing your money."

Fee table


---------
   15
--------------------------------------------------------------------------------

IF YOU ELECT A VARIABLE IMMEDIATE ANNUITY PAYOUT OPTION:

Assuming an annuity payout option could be issued (see note (1) above), and you elect a Variable Immediate Annuity payout option, the expenses shown in the example would, in each case, be increased by $4.34 based on the average amount applied to annuity payout options in 1999. See "Annuity administrative fee" in "Charges and expenses."


CONDENSED FINANCIAL INFORMATION

Please see Appendix I at the end of this prospectus for the unit values and the number of units outstanding as of the end of the periods shown for each of the variable investment options available as of December 31, 1999.

1
CONTRACT FEATURES AND
BENEFITS


Contract features and benefits


---------
   16
--------------------------------------------------------------------------------

HOW YOU CAN PURCHASE AND CONTRIBUTE TO YOUR CONTRACT

You may purchase a contract by making payments to us that we call "contributions." We require a minimum initial contribution of $25,000 for you to purchase a contract. You may make additional contributions of at least $1,000 each, subject to limitations noted below. The following table summarizes our rules regarding contributions to your contract. All ages in the table refer to the age of the annuitant named in the contract.

------------------------------------------------------------------------------
The "annuitant" is the person who is the measuring life for determining contract benefits. The annuitant is not necessarily the contract owner.
------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
                 AVAILABLE
CONTRACT       FOR ANNUITANT                                                 LIMITATIONS ON
TYPE            ISSUE AGES         SOURCE OF CONTRIBUTIONS                   CONTRIBUTIONS
--------------------------------------------------------------------------------------------------------------------------
 NQ             0 through 85       o After-tax money.                         o No additional contributions after
                                                                                age 86.
                                   o Paid to us by check or transfer of
                                     contract value in a tax-deferred
                                     exchange under Section 1035 of the
                                     Internal Revenue Code.
-------------------------------------------------------------------------------------------------------------------------
 Rollover IRA   20 through 85      o Rollovers from a qualified plan.         o No rollover or direct transfer
                                                                                contributions after age 86.
                                   o Rollovers from a TSA.
                                                                              o Contributions after age 70 1/2 must be
                                   o Rollovers from another traditional         net of required minimum distributions.
                                     individual retirement arrangement.
                                                                              o Regular IRA contributions limited to
                                   o Direct custodian-to-custodian              $2,000 per year.
                                     transfers from another traditional
                                     individual retirement arrangement.       o Although we accept regular
                                                                                contributions under the Rollover IRA
                                   o Regular IRA contributions                  contracts, we intend that this contract
                                                                                be used for rollover and direct transfer
                                                                                contributions. Please refer to
                                                                                "Withdrawals, payments and transfers
                                                                                of funds out of traditional IRAs" in
                                                                                "Tax information" for a discussion of
                                                                                conduit IRAs.
-------------------------------------------------------------------------------------------------------------------------


Contract features and benefits


---------
   17
--------------------------------------------------------------------------------



-------------------------------------------------------------------------------------------------------------------------
                    AVAILABLE
 CONTRACT          FOR ANNUITANT                                               LIMITATIONS ON
TYPE               ISSUE AGES       SOURCE OF CONTRIBUTIONS                    CONTRIBUTIONS
-------------------------------------------------------------------------------------------------------------------------
 Roth Conversion   20 through 85   o Rollovers from another Roth IRA.          o No additional rollover or direct transfer
 IRA                                                                             contributions after age 86.
                                   o Conversion rollovers from a traditional
                                     IRA.                                      o Conversion rollovers after age 70 1/2
                                                                                 must be net of required minimum
                                   o Direct transfers from another Roth IRA.     distributions for the traditional IRA
                                                                                 you are rolling over.

                                                                               o You cannot roll over funds from a
                                                                                 traditional IRA if your adjusted gross
                                                                                 income is $100,000 or more.

                                                                               o Regular contributions are not permitted.

                                                                               o Only rollover and direct transfer
                                                                                 contributions are permitted.
-------------------------------------------------------------------------------------------------------------------------
Rollover TSA       20 through 85   o Rollovers from another TSA contract or    o No additional rollover or direct transfer
                                     arrangement.                                contributions after age 86.
                                   o Rollovers from a traditional IRA which    o Contributions after age 70 1/2 must be
                                     was a "conduit" for TSA funds               net of required minimum distributions.
                                     previously rolled over.                   o Employer-remitted contributions are
                                   o Direct transfers from another contract      not permitted.
                                     or arrangement under Section 403(b)
                                     of the Internal Revenue Code,
                                     complying with IRS Revenue Ruling
                                     90-24.
-------------------------------------------------------------------------------------------------------------------------
QP                 20 through 75   o Only transfer contributions from an       o Regular ongoing payroll contributions
                                     existing qualified plan trust as a          are not permitted.
                                     change of investment vehicle under the    o Only one additional contribution may
                                     plan.                                       be made during a contract year.
                                   o The plan must be qualified under          o No additional transfer contributions
                                     Section 401(a) of the Internal Revenue      after age 76.
                                     Code.                                     o For defined benefit plans, employee
                                   o For 401(k) plans, transferred               contributions are not permitted.
                                     contributions may only include            o Contributions after age 70 1/2 must be
                                     employee pre-tax contributions.             net of any required minimum distributions.

Please refer to Appendix II for a discussion of purchase considerations of QP contracts.
-------------------------------------------------------------------------------------------------------------------------


See "Tax information" for a more detailed discussion of sources of contributions and certain contribution limitations. We may refuse to accept any contribution if the sum of all contributions under all Equitable Accumulator contracts with the same

Contract features and benefits



--------
   18
--------------------------------------------------------------------------------

annuitant would then total more than $1,500,000. We reserve the right to limit aggregate contributions made after the first contract year to 150% of first-year contributions. We may also refuse to accept any contribution if the sum of all contributions under all Equitable Life annuity accumulation contracts that you own would then total more than $2,500,000.

For information on when contributions are credited under your contract see "Dates and prices at which contract events occur" in "More information" later in this prospectus.

Contract features and benefits


----------
   19
--------------------------------------------------------------------------------

OWNER AND ANNUITANT REQUIREMENTS

Under NQ contracts, the annuitant can be different than the owner. A joint owner may also be named. Only natural persons can be joint owners. This means that an entity such as a corporation cannot be a joint owner.

Under all IRA and Rollover TSA contracts, the owner and annuitant must be the same person.

Under QP contracts, the owner must be the trustee of the qualified plan and the annuitant must be the plan participant/employee. See Appendix II for more information on QP contracts.

--------------------------------------------------------------------------------
A "participant" is an individual who is currently, or was formerly, participating in an eligible employer's QP or TSA plan.
--------------------------------------------------------------------------------

HOW YOU CAN MAKE YOUR CONTRIBUTIONS


Except as noted below, contributions must be by check drawn on a U.S. bank, in U.S. dollars, and made payable to Equitable Life. We do not accept third-party checks endorsed to us except for rollover contributions, tax-free exchanges or trustee checks that involve no refund. All checks are subject to our ability to collect the funds. We reserve the right to reject a payment if it is received in an unacceptable form.

For your convenience, we will accept initial and additional contributions by wire transmittal from certain broker-dealers who have agreements with us for this purpose. Additional contributions may also be made under our automatic investment program. These methods of payment are discussed in detail in "More information" later in this prospectus.

Your initial contribution must generally be accompanied by an application and any other form we need to process the payments. If any information is missing or unclear, we will try to obtain that information. If we are unable to obtain all of the information we require within five business days after we receive an incomplete application or form, we will inform the registered representative submitting the application on your behalf. We will then return the contribution to you unless you specifically direct us to keep your contribution until we receive the required information.

-----------------------------------------------------------------------------
Our "business day" is any day the New York Stock Exchange is open for trading and generally ends at 4:00 p.m. Eastern Time. We may, however, close due to emergency conditions.
-----------------------------------------------------------------------------

SECTION 1035 EXCHANGES


You may apply the value of an existing nonqualified deferred annuity contract (or life insurance or endowment contract) to purchase an Equitable Accumulator Select NQ contract in a tax-free exchange if you follow certain procedures as shown in the form that we require you to use. Also see "Tax information" later in this prospectus.


WHAT ARE YOUR INVESTMENT OPTIONS UNDER THE CONTRACT?

Your investment options are the variable investment options and the fixed maturity options.


VARIABLE INVESTMENT OPTIONS

Your investment results in any one of the variable investment options will depend on the investment performance of the underlying portfolios. Listed below are the currently available portfolios, their investment objectives, and their advisers.

-----------------------------------------------------------------------------
 You can choose from among the variable investment options.
-----------------------------------------------------------------------------

Contract features and benefits



---------
   20
--------------------------------------------------------------------------------



----------------------------------------------------------------------------------------------------------------------------
PORTFOLIOS OF EQ ADVISORS TRUST
-----------------------------------------------------------------------------------------------------------------------------
 PORTFOLIO NAME                    OBJECTIVE                                         ADVISER
----------------------------------------------------------------------------------------------------------------------------
 EQ/Aggressive Stock              Long-term growth of capital                       Alliance Capital Management L.P.,
                                                                                    Massachusetts Financial Services Company
----------------------------------------------------------------------------------------------------------------------------
 Alliance Common Stock            Long-term growth of capital and increasing        Alliance Capital Management L.P.
                                  income
----------------------------------------------------------------------------------------------------------------------------
 Alliance High Yield              High return by maximizing current income          Alliance Capital Management L.P.
                                  and, to the extent consistent with that
                                  objective, capital appreciation
----------------------------------------------------------------------------------------------------------------------------
 Alliance Money Market            High level of current income while preserving     Alliance Capital Management L.P.
                                  assets and maintaining liquidity
----------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Premier Growth       Long-term growth of capital                       Alliance Capital Management L.P.
----------------------------------------------------------------------------------------------------------------------------
 Alliance Small Cap Growth        Long-term growth of capital                       Alliance Capital Management L.P.
----------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Technology           Long-term growth of capital                       Alliance Capital Management L.P.
----------------------------------------------------------------------------------------------------------------------------
 BT Equity 500 Index              Replicate as closely as possible (before          Bankers Trust Company
                                  deduction of portfolio expenses) the total
                                  return of the Standard & Poor's 500
                                  Composite Stock Price Index
----------------------------------------------------------------------------------------------------------------------------
 BT Small Company Index           Replicate as closely as possible (before          Bankers Trust Company
                                  deduction of portfolio expenses) the total
                                  return of the Russell 2000 Index
----------------------------------------------------------------------------------------------------------------------------
 BT International Equity Index    Replicate as closely as possible (before          Bankers Trust Company
                                  deduction of portfolio expenses) the total
                                  return of the Morgan Stanley Capital
                                  International Europe, Australia, Far East Index
----------------------------------------------------------------------------------------------------------------------------
 Capital Guardian International   Long-term growth of
                                  capital by investing Capital Guardian Trust
                                  Company primarily in non-United States equity
                                  securities
----------------------------------------------------------------------------------------------------------------------------
 Capital Guardian Research        Long-term growth of capital                       Capital Guardian Trust Company
----------------------------------------------------------------------------------------------------------------------------
 Capital Guardian U.S. Equity     Long-term growth of capital                       Capital Guardian Trust Company
----------------------------------------------------------------------------------------------------------------------------
 EQ/Evergreen                     Long-term growth of capital                       Evergreen Asset Management Corp.
----------------------------------------------------------------------------------------------------------------------------

Contract features and benefits

----------
   21
--------------------------------------------------------------------------------



----------------------------------------------------------------------------------------------------------------------------

PORTFOLIOS OF EQ ADVISORS TRUST (CONTINUED)
------------------------------------------------------------------------------------------------------------------------------
 PORTFOLIO NAME                  OBJECTIVE                                            ADVISER
----------------------------------------------------------------------------------------------------------------------------
 EQ/Evergreen Foundation        In order of priority, reasonable income,             Evergreen Asset Management Corp.
                                conservation of capital, and capital appreciation
----------------------------------------------------------------------------------------------------------------------------
 J.P. Morgan Core Bond          High total return consistent with moderate risk      J.P. Morgan Investment Management Inc.
                                of capital and maintenance of liquidity
----------------------------------------------------------------------------------------------------------------------------
 Lazard Large Cap Value         Capital appreciation                                 Lazard Asset Management
----------------------------------------------------------------------------------------------------------------------------
 Lazard Small Cap Value         Capital appreciation                                 Lazard Asset Management
----------------------------------------------------------------------------------------------------------------------------
 MFS Emerging Growth            Long-term capital growth                             Massachusetts Financial Services Company
   Companies
----------------------------------------------------------------------------------------------------------------------------
 MFS Growth with Income         Reasonable current income and long-term              Massachusetts Financial Services Company
                                growth of capital and income
----------------------------------------------------------------------------------------------------------------------------
 MFS Research                   Long-term growth of capital and future income        Massachusetts Financial Services Company
----------------------------------------------------------------------------------------------------------------------------
 Mercury Basic Value Equity     Capital appreciation and secondarily, income         Mercury Asset Management US
----------------------------------------------------------------------------------------------------------------------------
 Mercury World Strategy         High total investment return                         Mercury Asset Management US
----------------------------------------------------------------------------------------------------------------------------
 Morgan Stanley Emerging        Long-term capital appreciation                       Morgan Stanley Asset Management
   Markets Equity
----------------------------------------------------------------------------------------------------------------------------
 EQ/Putnam Growth               Capital growth, current income is a secondary        Putnam Investment Management, Inc.
   & Income Value                objective
----------------------------------------------------------------------------------------------------------------------------
 EQ/Putnam International        Capital appreciation                                 Putnam Investment Management, Inc.
   Equity
----------------------------------------------------------------------------------------------------------------------------
 EQ/Putnam Investors            Long-term growth of capital and any increased        Putnam Investment Management, Inc.
  Growth                        income that results from this growth
----------------------------------------------------------------------------------------------------------------------------


Other important information about the portfolios is included in the prospectus for EQ Advisors Trust attached at the end of this prospectus.

FIXED MATURITY OPTIONS

We offer fixed maturity options with maturity dates ranging from one to ten years. You can allocate your contributions to one or more of these fixed maturity options. These amounts become part of our general account assets. They will accumulate interest at the "rate to maturity" for each fixed maturity option. The total amount you allocate to and accumulate in each fixed maturity option is called the "fixed maturity amount." The fixed maturity options are not available in contracts issued in Maryland.

Contract features and benefits



----------
   22
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
 Fixed maturity options range from one to ten years to maturity.
--------------------------------------------------------------------------------

The rate to maturity you will receive for each fixed maturity option is the rate to maturity in effect for new contributions allocated to that fixed maturity option on the date we apply your contribution. If you make any withdrawals or transfers from a fixed maturity option before the maturity date, we will make a "market value adjustment" that may increase or decrease any fixed maturity amount you have left in that fixed maturity option. We discuss the market value adjustment below and in greater detail later in this prospectus in "More information."

On the maturity date of a fixed maturity option your fixed maturity amount, assuming you have not made any withdrawals or transfers, will equal your contribution to that fixed maturity option plus interest, at the rate to maturity for that contribution, to the date of the calculation. This is the fixed maturity option's "maturity value." Before maturity, the current value we will report for your fixed maturity amounts will reflect a market value adjustment. Your current value will reflect the market value adjustment that we would make if you were to withdraw all of your fixed maturity amounts on the date of the report. We call this your "market adjusted amount."

FIXED MATURITY OPTIONS AND MATURITY DATES. We currently offer fixed maturity options ending on February 15th for each of the maturity years 2001 through 2010. Not all of these fixed maturity options will be available for annuitant ages 76 and older. See "Allocating your contributions" below. As fixed maturity options expire, we expect to add maturity years so that generally 10 fixed maturity options are available at any time.

We will not accept allocations to a fixed maturity option if on the date the contribution is to be applied:

o the fixed maturity option's maturity date is within the current calendar year; or

o     the rate to maturity is 3% or less.

YOUR CHOICES AT THE MATURITY DATE. We will notify you on or before December 31st of the year before each of your fixed maturity options is scheduled to mature. At that time, you may choose to have one of the following take place on the maturity date, as long as none of the conditions listed above or in "Allocating your contributions," below would apply:

(a) transfer the maturity value into another available fixed maturity option or into any of the variable investment options; or

(b)   withdraw the maturity value.

If we do not receive your choice on or before the fixed maturity option's maturity date, we will automatically transfer your maturity value into the fixed maturity option that will mature next.

MARKET VALUE ADJUSTMENT. If you make any withdrawals (including transfers, surrender of your contract or when we make deductions for charges) from a fixed maturity option before it matures we will make a market value adjustment, which will increase or decrease any fixed maturity amount you have in that fixed maturity option. The amount of the adjustment will depend on two factors:

(a) the difference between the rate to maturity that applies to the amount being withdrawn and the rate to maturity in effect at that time for new allocations to that same fixed maturity option, and

(b)   the length of time remaining until the maturity date.

In general, if interest rates rise from the time that you originally allocate an amount to a fixed maturity option to the time that you take a withdrawal, the market value adjustment will be negative. Likewise, if interest rates drop at the end of that time, the market value adjustment will be positive. Also, the amount of the market value adjustment, either up or down, will be greater the longer the time remaining until the fixed maturity option's maturity date. Therefore, it is possible that the market value adjustment could greatly reduce your value in the fixed maturity options, particularly in the fixed maturity options with later maturity dates.

Contract features and benefits


----------
    23
--------------------------------------------------------------------------------

We provide an illustration of the market adjusted amount of specified maturity values, an explanation of how we calculate the market value adjustment, and information concerning our general account and investments purchased with amounts allocated to the fixed maturity options, in "More information" later in this prospectus. Appendix III of this prospectus provides an example of how the market value adjustment is calculated.


ALLOCATING YOUR CONTRIBUTIONS

You may choose from among three ways to allocate your contributions under your contract: self-directed, principal assurance, or dollar cost averaging.


SELF-DIRECTED ALLOCATION

You may allocate your contributions to one or more, or all, of the variable investment options and fixed maturity options. Allocations must be in whole percentages and you may change your allocations at any time. However, the total of your allocations must equal 100%. If the annuitant is age 76 or older, you may allocate contributions to fixed maturity options if their maturities are five years or less. Also, you may not allocate amounts to fixed maturity options with maturity dates that are later than the February 15th immediately following the date annuity payments are to begin.


PRINCIPAL ASSURANCE ALLOCATION

Under this allocation program you select a fixed maturity option. We specify the portion of your initial contribution to be allocated to that fixed maturity option in an amount that will cause the maturity value to equal the amount of your entire initial contribution on the fixed maturity option's maturity date. The maturity date you select generally may not be later than 10 years, or earlier than 7 years from your contract date. You allocate the rest of your contribution to the variable investment options however you choose.

For example, if your initial contribution is $10,000, and on March 15, 2000 you chose the fixed maturity option with a maturity date of February 15, 2010, since the rate to maturity was 5.98% on March 15, 2000, we would have allocated $5,618.00 to that fixed maturity option and the balance to your choice of variable investment options. On the maturity date your value in the fixed maturity option would be $10,000.

The principal assurance allocation is only available for annuitant ages 75 or younger when the contract is issued. If you are purchasing a Rollover IRA, QP, or Rollover TSA contract, before you select a maturity year that would extend beyond the year in which you will reach age 70 1/2, you should consider whether your value in the variable investment options, or your other traditional IRA or TSA funds are sufficient to meet your required minimum distributions. See "Tax information."

You may not elect principal assurance if the special dollar cost averaging program is in effect.


DOLLAR COST AVERAGING

We offer two dollar cost averaging programs. Each program allows you to gradually transfer amounts from the Alliance Money Market option to the other variable investment options by periodically transferring approximately the same dollar amount to the other variable investment options you select. This will cause you to purchase more units if the unit's value is low and fewer units if the unit's value is high. Therefore, you may get a lower average cost per unit over the long term. These plans of investing, however, do not guarantee that you will earn a profit or be protected against losses.

-----------------------------------------------------------------------------
Units measure your value in each variable investment option.
-----------------------------------------------------------------------------

SPECIAL DOLLAR COST AVERAGING PROGRAM. You may dollar cost average from the Alliance Money Market option into any of the other variable investment options. You must allocate your entire initial contribution into the Alliance Money Market option. We will transfer your value in the Alliance Money Market option into the other variable investment options that you select over the next 12 months or such other period we may offer. The transfer date will be the same day of the month as the contract date, but not

Contract features and benefits


----------
    24
--------------------------------------------------------------------------------

later than the 28th. All amounts will be transferred out by the end of the first contract year or such other period we may offer. Under this program we will not deduct the mortality and expense risks, administrative, and distribution charges from assets in the Alliance Money Market option. You may not allocate additional contributions to the Alliance Money Market option under this program.

The only amounts that should be transferred from the Alliance Money Market option are your regularly scheduled monthly transfers to the other variable investment options. If you request to transfer or withdraw any other amounts, we will transfer all of the value that you have remaining in the Alliance Money Market option to the other investment options according to the allocation percentages we have on file for you. As a result, you will no longer be able to participate in the special dollar cost averaging program. You may also ask us to cancel your participation at any time.

GENERAL DOLLAR COST AVERAGING PROGRAM. If your value in the Alliance Money Market option is at least $5,000, you may choose, at any time, to have a specified dollar amount or percentage of your value transferred from that option to the other variable investment options. You can select to have transfers made on a monthly, quarterly, or annual basis. The transfer date will be the same calendar day of the month as the contract date, but not later than the 28th day of the month. You can also specify the number of transfers or instruct us to continue making the transfers until all amounts in the Alliance Money Market option have been transferred out.

The minimum amount that we will transfer each time is $250. The maximum amount we will transfer is equal to your value in the Alliance Money Market option at the time the program is elected, divided by the number of transfers scheduled to be made.

If, on any transfer date, your value in the Alliance Money Market option is equal to or less than the amount you have elected to have transferred, the entire amount will be transferred. The general dollar cost averaging program will then end. You may change the transfer amount once each contract year or cancel this program at any time.

                   ----------------------------------------

You may not elect dollar cost averaging or special dollar cost averaging if you are participating in the rebalancing program. See "Transferring your money among investment options."


YOUR BENEFIT BASE

The benefit base is used to calculate the guaranteed minimum income benefit and the 5% roll up to age 80 guaranteed minimum death benefit. See "Our baseBUILDER option" and "Guaranteed minimum death benefit" below. The benefit base is equal to:

o your initial contribution and any additional contributions to the contract; plus

o     daily interest; less

o a deduction that reflects any withdrawals you make (the amount of the deduction is described under "How withdrawals affect your guaranteed minimum income benefit and guaranteed minimum death benefit" in "Accessing your money"); less

o a deduction for any withdrawal charge remaining when you exercise your guaranteed minimum income benefit; and less

o a deduction for any outstanding loan plus accrued interest on the date that you exercise your guaranteed minimum income benefit (applies to Rollover TSA only).

The effective annual interest rate credited to the benefit base is:

o 5% for the benefit base with respect to the variable investment options (other than the Alliance Money Market option), and the account for special dollar cost averaging; and

o 3% for the benefit base with respect to the Alliance Money Market option, the fixed maturity options and the loan reserve account.

No interest is credited after the annuitant is age 80.

 Contract features and benefits


----------
    25
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Your benefit base is not an account value or a cash value.
--------------------------------------------------------------------------------

ANNUITY PURCHASE FACTORS

Annuity purchase factors are the factors applied to determine your periodic payments under the guaranteed minimum income benefit and annuity payout options. The guaranteed minimum income benefit is discussed in "Our baseBUILDER option" and annuity payout options are discussed in "Accessing your money" later in this prospectus. The guaranteed annuity purchase factors are those factors specified in your contract. The current annuity purchase factors are those factors that are in effect at any given time. Annuity purchase factors are based on interest rates, mortality tables, frequency of payments, the form of annuity benefit, and the annuitant's (and any joint annuitant's) age and sex in certain instances.


OUR BASEBUILDER OPTION

The baseBUILDER option offers you a guaranteed minimum income benefit combined with the guaranteed minimum death benefit available under the contract. The baseBUILDER benefit is available if the annuitant is between the ages of 20 and 75 at the time the contract is issued. There is an additional charge for the baseBUILDER benefit which is described under "baseBUILDER benefit charge" in "Charges and expenses."


The guaranteed minimum income benefit component of baseBUILDER is described below. Whether you elect baseBUILDER or not, the guaranteed minimum death benefit is provided under the contract. The guaranteed minimum death benefit is described under "Guaranteed minimum death benefit" below. baseBUILDER is currently not available in some states. Please ask your registered representative if baseBUILDER is available in your state.


The guaranteed minimum income benefit guarantees you a minimum amount of fixed income under your choice of a life annuity fixed payout option or an Income Manager level payment life with a period certain payout option, subject to state availability (for contracts issued in Oregon, only the income manager life with a period certain payout annuity contract is available). You choose which of these payout options you want and whether you want the option to be paid on a single or joint life basis at the time you exercise your guaranteed minimum income benefit. The maximum period certain available under the Income Manager payout option is 10 years. This period may be shorter, depending on the annuitant's age when you exercise your guaranteed minimum income benefit and the type of contract you own. We may also make other forms of payout options available. For a description of payout options, see "Your annuity payout options" in "Accessing your money" later in this prospectus.

-------------------------------------------------------------------------------
The guaranteed minimum income benefit, which is also known as a living benefit, should be regarded as a safety net only. It provides income protection if you elect an income payout while the annuitant is alive.
-------------------------------------------------------------------------------

When you exercise the guaranteed minimum income benefit, the annual lifetime income that you will receive under the life annuity payout option will be the greater of (i) your guaranteed minimum income benefit which is calculated by applying your benefit base at guaranteed annuity purchase factors, or (ii) the income provided by applying your actual account value at our then current annuity purchase factors.

When you elect to receive annual lifetime income, your contract will terminate and you will receive an annuity payout option. You will begin receiving payments one payment period after the annuity payout option is issued. Payments end with the last payment before the annuitant's (or joint annuitant's, if applicable) death. There is no continuation of benefits following the annuitant's (or joint annuitant's, if applicable) death.


Before you elect baseBUILDER, you should consider the fact that the guaranteed minimum income benefit provides a form of insurance and is based on conservative actuarial factors. Therefore, even if your account value is less than your benefit base, you may generate more income by applying your account value to current annuity purchase factors. We will make this comparison for you when the need arises.



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Contract features and benefits


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   26
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You should also consider that the guaranteed annuity purchase factors we use to determine your Income Manager benefit under baseBUILDER are more conservative than the guaranteed annuity purchase factors we use for the Income Manager payout annuity option. This means that, assuming the same amount is applied to purchase the benefit and that we use guaranteed annuity purchase factors to compute the benefit, each periodic payment under the baseBUILDER Income Manager will be smaller than each periodic payment under the Income Manager payout annuity option.


ILLUSTRATIONS OF GUARANTEED MINIMUM INCOME BENEFIT. The table below illustrates the guaranteed minimum income benefit amounts per $100,000 of initial contribution, for a male annuitant age 60 (at issue) on the contract date anniversaries indicated, who has elected the life annuity fixed payout option, using the guaranteed annuity purchase factors as of March 1, 2000, assuming no additional contributions, withdrawals, or loans under Rollover TSA contracts, and assuming there were no allocations to the Alliance Money Market option or the fixed maturity options.




-------------------------------------------------------------------------------
                                         GUARANTEED MINIMUM
       CONTRACT DATE               INCOME BENEFIT - ANNUAL INCOME
 ANNIVERSARY AT EXERCISE                  PAYABLE FOR LIFE
-------------------------------------------------------------------------------
            10                                $10,816
            15                                $16,132
-------------------------------------------------------------------------------

EXERCISE OF GUARANTEED MINIMUM INCOME BENEFIT. On each contract date anniversary that you are eligible to exercise the guaranteed minimum income benefit, we will send you an eligibility notice illustrating how much income could be provided as of the contract anniversary. You may notify us within 30 days following the contract date anniversary if you want to exercise the guaranteed minimum income benefit. You must return your contract to us in order to exercise this benefit. The amount of income you actually receive will be determined when we receive your request to exercise the benefit. You will begin receiving payments one payment period after the annuity payout contract is issued.

You (or the successor annuitant/owner, if applicable) will be eligible to exercise the guaranteed minimum income benefit as follows:

o If the annuitant was at least age 20 and no older than age 44 when the contract was issued, you are eligible to exercise the guaranteed minimum income benefit within 30 days following each contract date anniversary beginning with the 15th contract date anniversary.

o If the annuitant was at least age 45 and no older than age 49 (age 53 in Oregon) when the contract was issued, you are eligible to exercise the guaranteed minimum income benefit within 30 days following each contract date anniversary after the annuitant is age 60.

o If the annuitant was at least age 50 (age 54 in Oregon) and no older than age 75 when the contract was issued, you are eligible to exercise the guaranteed minimum income benefit within 30 days following each contract date anniversary beginning with the 10th (7th in Oregon) contract date anniversary.

Please note:

(i) the latest date you may exercise the guaranteed minimum income benefit is the contract date anniversary following the annuitant's 85th (83rd in Oregon) birthday; and

(ii) if the annuitant was age 75 when the contract was issued, the only time you may exercise the guaranteed minimum income benefit is within 30 days following the first (in Oregon, the first and second contract date anniversary) contract date anniversary that it becomes available;


(iii) if the annuitant was older than age 60 (63 in Oregon) at the time an IRA, QP or Rollover TSA contract was issued, the baseBUILDER may not be an appropriate feature because the minimum distributions required by tax law must begin before the guaranteed minimum income benefit can be exercised; and


(iv) for QP and Rollover TSA contracts, if you are eligible to exercise your guaranteed minimum income benefit, we will first roll over amounts in such contract to a Rollover IRA contract. You will be the owner of the Rollover IRA contract.

Contract features and benefits


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   27
--------------------------------------------------------------------------------

GUARANTEED MINIMUM DEATH BENEFIT

A guaranteed minimum death benefit is provided as part of the baseBUILDER benefit. A guaranteed minimum death benefit is also provided under your contract even if you don't elect baseBUILDER. In this case, the baseBUILDER benefit charge does not apply.

GUARANTEED MINIMUM DEATH BENEFIT APPLICABLE FOR ANNUITANT AGES 0 THROUGH 79 AT ISSUE OF NQ CONTRACTS; 20 THROUGH 79 AT ISSUE OF ROLLOVER IRA, ROTH CONVERSION IRA, AND ROLLOVER TSA CONTRACTS; AND 20 THROUGH 75 AT ISSUE OF QP CONTRACTS.

You must elect either the "5% roll up to age 80" or the "annual ratchet to age 80" guaranteed minimum death benefit when you apply for a contract. Once you have made your election, you may not change it.

5% ROLL UP TO AGE 80. The guaranteed minimum death benefit is equal to the benefit base described earlier in "Your benefit base."

ANNUAL RATCHET TO AGE 80. On the contract date, your guaranteed minimum death benefit equals your initial contribution. Then, on each contract date anniversary, we will determine your guaranteed minimum death benefit by comparing your current guaranteed minimum death benefit to your account value on that contract date anniversary. If your account value is higher than your guaranteed minimum death benefit, we will increase your guaranteed minimum death benefit to equal your account value. On the other hand, if your account value on the contract date anniversary is less than your guaranteed minimum death benefit, we will not adjust your guaranteed minimum death benefit either up or down. If you make additional contributions, we will increase your current guaranteed minimum death benefit by the dollar amount of the contribution on the date the contribution is allocated to your investment options. If you take a withdrawal from your contract, we will reduce your guaranteed minimum death benefit on the date you take the withdrawal.

GUARANTEED MINIMUM DEATH BENEFIT APPLICABLE FOR ANNUITANT AGES 80 THROUGH 85 AT ISSUE OF NQ, ROLLOVER IRA, ROTH CONVERSION IRA AND ROLLOVER TSA CONTRACTS.

On the contract date, your guaranteed minimum death benefit equals your initial contribution. Thereafter, it will be increased by the dollar amount of any additional contributions. We will reduce your guaranteed minimum death benefit if you take any withdrawals.

                    ----------------------------------------

Please see "How withdrawals affect your guaranteed minimum income benefit and guaranteed minimum death benefit" in "Accessing your money" for information on how withdrawals affect your guaranteed minimum death benefit.

See Appendix IV for an example of how we calculate the guaranteed minimum death benefit.


YOUR RIGHT TO CANCEL WITHIN A CERTAIN NUMBER OF DAYS

If for any reason you are not satisfied with your contract, you may return it to us for a refund. To exercise this cancellation right you must mail the contract directly to our processing office within 10 days after you receive it. If state law requires, this "free look" period may be longer.

Generally, your refund will equal your account value under the contract on the day we receive notification of your decision to cancel the contract and will reflect (i) any investment gain or loss in the variable investment options (less the daily charges we deduct), and (ii) any positive or negative market value adjustments in the fixed maturity options through the date we receive your contract. Some states require that we refund the full amount of your contribution (not reflecting (i) or (ii) above). For any IRA contract returned to us within seven days after you receive it, we are required to refund the full amount of your contribution.

We may require that you wait six months before you may apply for a contract with us again if:

Contract features and benefits



-----------
    28
--------------------------------------------------------------------------------

o     you cancel your contract during the free look period; or

o you change your mind before you receive your contract whether we have received your contribution or not.

Please see "Tax information" for possible consequences of cancelling your contract.

In addition to the cancellation right described above, if you fully convert an existing traditional IRA contract to a Roth Conversion IRA contract, you may cancel your Roth Conversion IRA contract and return to a Rollover IRA contract. Our processing office, or your registered representative, can provide you with the cancellation instructions.

2
DETERMINING YOUR CONTRACT'S
VALUE


-------------
    29
--------------------------------------------------------------------------------

YOUR ACCOUNT VALUE AND CASH VALUE


Your "account value" is the total of the: (i) values you have in the variable investment options; (ii) market adjusted amounts in the fixed maturity options; and (iii) value you have in the loan reserve account (applicable to Rollover TSA contracts only). These amounts are subject to certain fees and charges discussed under "Charges and expenses."


Your contract also has a "cash value." At any time before annuity payments begin, your contract's cash value is equal to the account value, less the amount of any outstanding loan plus accrued interest (applicable to Rollover TSA contracts only). Please see "Surrendering your contract to receive its cash value" in "Accessing your money."


YOUR CONTRACT'S VALUE IN THE VARIABLE INVESTMENT OPTIONS

Each variable investment option invests in shares of a corresponding portfolio. Your value in each variable investment option is measured by "units." The value of your units will increase or decrease as though you had invested it in the corresponding portfolio's shares directly. Your value, however, will be reduced by the amount of the fees and charges that we deduct under the contract.

The unit value for each variable investment option depends on the investment performance of that option, less daily charges for:

(i)   mortality and expense;

(ii)  administrative expenses; and

(iii) distribution charges.

On any day, your value in any variable investment option equals the number of units credited to that option, adjusted for any units purchased for or deducted from your contract under that option, multiplied by that day's value for one unit. The number of your contract units in any variable investment option does not change unless they are:

(i)   increased to reflect additional contributions;

(ii)  decreased to reflect a withdrawal;


(iii) increased to reflect a transfer into, or decreased to reflect a transfer out of, a variable investment option; or


(iv) decreased to reflect a transfer of your loan amount to the loan reserve account under a Rollover TSA contract.

In addition, when we deduct the baseBUILDER benefit charge, the number of units credited to your contract will be reduced. A description of how unit values are calculated is found in the SAI.


YOUR CONTRACT'S VALUE IN THE FIXED MATURITY OPTIONS

Your value in each fixed maturity option at any time before the maturity date is the market adjusted amount in each option. This is equivalent to your fixed maturity amount increased or decreased by the market value adjustment. Your value, therefore, may be higher or lower than your contributions (less withdrawals) accumulated at the rate to maturity. At the maturity date, your value in the fixed maturity option will equal its maturity value.

3
TRANSFERRING YOUR MONEY
AMONG
INVESTMENT OPTIONS


----------------
      30
--------------------------------------------------------------------------------

TRANSFERRING YOUR ACCOUNT VALUE

At any time before the date annuity payments are to begin, you can transfer some or all of your account value among the investment options, subject to the following:

o You may not transfer to a fixed maturity option that matures in the current calendar year, or that has a rate to maturity of 3% or less.

o If the annuitant is 76 or older, you must limit your transfers to fixed maturity options to those with maturities of five years or less. Also, the maturity dates may be no later than the February 15th immediately following the date annuity payments are to begin.

o If you make transfers out of a fixed maturity option other than at its maturity date the transfer may cause a market value adjustment.

You may request a transfer in writing or by telephone using TOPS. (We anticipate that transfers will be available online by using EQ Access by the end of 2000.) You must send in all written transfer requests directly to our processing office. Transfer requests should specify:

(1)   the contract number,

(2) the dollar amounts or percentages of your current account value to be transferred, and

(3)   the investment options to and from which you are transferring.

We will confirm all transfers in writing.


MARKET TIMING

You should note that the product is not designed for professional "market timing" organizations, or other organizations or individuals engaging in a market timing strategy, making programmed transfers, frequent transfers or transfers that are large in relation to the total assets of the underlying mutual fund portfolio. Market timing strategies are disruptive to the underlying mutual fund portfolios in which the variable investment options invest. If we determine that your transfer patterns among the variable investment options reflect a market timing strategy, we reserve the right to take action including, but not limited to: restricting the availability of transfers through telephone requests, facsimile transmissions, automated telephone services, Internet services or any electronic transfer services. We may also refuse to act on transfer instructions of an agent acting under a power of attorney who is acting on behalf of more than one owner.


REBALANCING YOUR ACCOUNT VALUE

We currently offer a rebalancing program that you can use to automatically reallocate your account value among the variable investment options. You must tell us:

(a) the percentage you want invested in each variable investment option (whole percentages only), and

(b) how often you want the rebalancing to occur (quarterly, semiannually, or annually on a contract year basis. Rebalancing will occur on the same day of the month as the contract date).

While your rebalancing program is in effect, we will transfer amounts among each variable investment option so that the percentage of your account value that you specify is invested in each option at the end of each rebalancing date. Your entire account value in the variable investment options must be included in the rebalancing program.

-----------------------------------------------------------------------------
Rebalancing does not assure a profit or protect against loss. You should periodically review your allocation percentages as your needs change. You may want to discuss the rebalancing program with your registered representative or other registered representative before electing the program.
-----------------------------------------------------------------------------

You may elect the rebalancing program at any time. You may also change your allocation instructions or cancel the program at any time. If you request a transfer while the rebalancing program is in effect, we will process the transfer as requested; the rebalancing program will remain in effect unless you request that it be canceled in writing.

Transferring your money among investment options




----------
   31
--------------------------------------------------------------------------------

You may not elect the rebalancing program if you are participating in the dollar cost averaging or special dollar cost averaging program.

4
ACCESSING YOUR MONEY



-------------
     32
--------------------------------------------------------------------------------

WITHDRAWING YOUR ACCOUNT VALUE

You have several ways to withdraw your account value before annuity payments begin. The table below shows the methods available under each type of contract. More information follows the table. For the tax consequences of withdrawals, see "Tax information."



-----------------------------------------------------------------------------------
                                    METHOD OF WITHDRAWAL
-----------------------------------------------------------------------------------
                                             SUBSTANTIALLY        MINIMUM
 CONTRACT       LUMP SUM     SYSTEMATIC         EQUAL           DISTRIBUTION
-----------------------------------------------------------------------------------
 NQ               Yes           Yes             No                 No
-----------------------------------------------------------------------------------
 Rollover IRA     Yes           Yes             Yes                Yes
-----------------------------------------------------------------------------------
 Roth
  Conversion
  IRA             Yes           Yes             Yes                No
-----------------------------------------------------------------------------------
 QP               Yes           No              No                 Yes
-----------------------------------------------------------------------------------
 Rollover
  TSA*            Yes           No              No                 Yes
-----------------------------------------------------------------------------------

 * For some Rollover TSA contracts, your ability to take withdrawals, loans or surrender your contract may be limited. You must provide withdrawal restriction information when you apply for a contract. See "Tax Sheltered Annuity contracts (TSAs)" in "Tax information."


LUMP SUM WITHDRAWALS
(All contracts)

You may take lump sum withdrawals from your account value at any time. (Rollover TSA contracts may have restrictions.) The minimum amount you may withdraw is $300. If you request to withdraw more than 90% of a contract's current cash value we will treat it as a request to surrender the contract for its cash value. See "Surrendering your contract to receive its cash value" below.

Under Rollover TSA contracts, if a loan is outstanding, you may only take lump sum withdrawals as long as the cash value remaining after any withdrawal equals at least 10% of the outstanding loan plus accrued interest.


SYSTEMATIC WITHDRAWALS
(NQ, Rollover IRA, and Roth Conversion IRA contracts only)

You may take systematic withdrawals of a particular dollar amount or a particular percentage of your account value.

You may take systematic withdrawals on a monthly, quarterly, or annual basis as long as the withdrawals do not exceed the following percentages of your account value: 1.2% monthly, 3.6% quarterly, and 15.0% annually. The minimum amount you may take in each systematic withdrawal is $250. If the amount withdrawn would be less than $250 on the date a withdrawal is to be taken, we will not make a payment and we will terminate your systematic withdrawal election.

We will make the withdrawals on any day of the month that you select as long as it is not later than the 28th day of the month. If you do not select a date, we will make the withdrawals on the same calendar day of the month as the contract date. You must wait at least 28 days after your contract is issued before your systematic withdrawals can begin.

You may elect to take systematic withdrawals at any time. If you own an IRA contract, you may elect this withdrawal method only if you are between ages 59 1/2 and 70 1/2.

You may change the payment frequency, or the amount or percentage of your systematic withdrawals, once each contract year. However, you may not change the amount or percentage in any contract year in which you have already taken a lump sum withdrawal. You can cancel the systematic withdrawal option at any time.


SUBSTANTIALLY EQUAL WITHDRAWALS
(Rollover IRA and Roth Conversion IRA contracts only)

The substantially equal withdrawals option allows you to receive distributions from your account value without triggering the 10% additional federal tax penalty, which normally applies to distributions made before age 59 1/2. See "Tax information." Once you begin to take substantially equal withdrawals, you should not stop them or change the pattern of your withdrawals until after the later of age 59 1/2 or five full years after the first withdrawal. If you stop or change the withdrawals or take a lump sum withdrawal, you may be liable for the 10% federal tax penalty that would have otherwise been due on prior withdrawals made under this option and for any interest on those withdrawals.

Accessing your money


----------
   33
--------------------------------------------------------------------------------

You may elect to take substantially equal withdrawals at any time before age
59 1/2. We will make the withdrawal on any day of the month that you select as long as it is not later than the 28th day of the month. You may not elect to receive the first payment in the same contract year in which you took a lump sum withdrawal. We will calculate the amount of your substantially equal withdrawals. The payments will be made monthly, quarterly, or annually as you select. These payments will continue until we receive written notice from you to cancel this option or you take a lump sum withdrawal. You may elect to start receiving substantially equal withdrawals again, but the payments may not restart in the same contract year in which you took a lump sum withdrawal. We will calculate the new withdrawal amount.


MINIMUM DISTRIBUTION WITHDRAWALS
(Rollover IRA, QP, and Rollover TSA contracts only - See "Tax information")

We offer the minimum distribution withdrawal option to help you meet lifetime required minimum distributions under federal income tax rules. You may elect this option in the year in which you reach age 70 1/2. The minimum amount we will pay out is $250. You may elect the method you want us to use to calculate your minimum distribution withdrawals from the choices we offer. Currently, minimum distribution withdrawal payments will be made annually.

We will calculate your annual payment based on your account value at the end of the prior calendar year based on the method you choose.

Under Rollover TSA contracts, you may not elect minimum distribution withdrawals if a loan is outstanding.

-----------------------------------------------------------------------------

For Rollover IRA, QP, and Rollover TSA contracts, we will send a form outlining the distribution options available in the year you reach age 70 1/2 (if you have not begun your annuity payments before that time).

-----------------------------------------------------------------------------


HOW WITHDRAWALS ARE TAKEN FROM YOUR ACCOUNT VALUE

Unless you specify otherwise, we will subtract your withdrawals on a pro rata basis from your value in the variable investment options. If there is insufficient value or no value in the variable investment options, any additional amount of the withdrawal required or the total amount of the withdrawal will be withdrawn from the fixed maturity options in order of the earliest maturity date(s) first. A market value adjustment may apply to withdrawals from the fixed maturity options.


HOW WITHDRAWALS AFFECT YOUR GUARANTEED MINIMUM INCOME BENEFIT AND GUARANTEED MINIMUM DEATH BENEFIT

Withdrawals will reduce your guaranteed benefits on either a dollar-for-dollar basis or on a pro rata basis as explained below:


INCOME BENEFIT AND DEATH BENEFIT

5% roll up to age 80 - If you elect the 5% roll up to age 80 guaranteed minimum death benefit, your benefit base will be reduced on a dollar-for-dollar basis as long as the sum of your withdrawals in a contract year is 5% or less of the guaranteed minimum death benefit on the most recent contract date anniversary. Once you take a withdrawal that causes the sum of your withdrawals in a contract year to exceed 5% of the guaranteed minimum death benefit on the most recent contract date anniversary, that withdrawal and any subsequent withdrawals in that same contract year will reduce your benefit base on a pro rata basis.

The timing of your withdrawals and whether they exceed the 5% threshold described above can have significant impact on your guaranteed minimum income benefit or guaranteed minimum death benefit.

Annual ratchet to age 80 - If you elect the annual ratchet to age 80 guaranteed minimum death benefit, each withdrawal will always reduce your benefit base and current guaranteed minimum death benefit on a pro rata basis.

Accessing your money


----------
   34
--------------------------------------------------------------------------------

Annuitant issue ages 80 through 85 - If your contract was issued when the annuitant was between ages 80 and 85, each withdrawal will always reduce your current guaranteed minimum death benefit on a pro rata basis.

                    ----------------------------------------

Reduction on a dollar-for-dollar basis means that your current benefit will be reduced by the dollar amount of the withdrawal. Reduction on a pro rata basis means that we calculate the percentage of your current account value that is being withdrawn and we reduce your current benefit by that same percentage. For example, if your account value is $30,000 and you withdraw $12,000, you have withdrawn 40% of your account value. If your guaranteed minimum death benefit was $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 x
 .40) and your new guaranteed minimum death benefit after the withdrawal would be $24,000 ($40,000 - $16,000).


LOANS UNDER ROLLOVER TSA CONTRACTS

You may take loans from a Rollover TSA unless restricted by the employer who provided the Rollover TSA funds. If you cannot take a loan, or cannot take a loan without approval from the employer who provided the funds, we will have this information in our records based on what you and the employer who provided the funds told us when you purchased your contract. The employer must also tell us whether special employer plan rules of the Employee Retirement Income Security Act of 1974 ("ERISA") apply. We will not permit you to take a loan while you are taking minimum distribution withdrawals.

You should read the terms and conditions on our loan request form carefully before taking out a loan. Under Rollover TSA contracts subject to ERISA, you may only take a loan with the written consent of your spouse. Your contract contains further details of the loan provision. Also, see "Tax information" for general rules applicable to loans.

We will permit you to have only one loan outstanding at a time. The minimum loan amount is $1,000. The maximum amount is $50,000 or, if less, 50% of your account value, subject to any limits under the federal income tax rules. The term of a loan is five years. However, if you use the loan to acquire your primary residence, the term is 10 years. The term may not extend beyond the earliest of:

(1)   the date annuity payments begin,

(2)   the date the contract terminates, and

(3) the date a death benefit is paid (the outstanding loan will be deducted from the death benefit amount).

Interest will accrue daily on your outstanding loan at a rate we set. The loan interest rate will be equal to the Moody's Corporate Bond Yield Averages for Baa bonds for the calendar month ending two months before the first day of the calendar quarter in which the rate is determined.

LOAN RESERVE ACCOUNT. On the date your loan is processed, we will transfer the amount of your loan to the loan reserve account. Unless you specify otherwise, we will subtract your loan on a pro rata basis from your value in the variable investment options. If there is insufficient value or no value in the variable investment options, any additional amount of the loan will be subtracted from the fixed maturity options in order of the earliest maturity date(s) first. A market value adjustment may apply.

We will credit interest to the amount in the loan reserve account at a rate of 2% lower than the loan interest rate that applies for the time your loan is outstanding. On each contract date anniversary after the date the loan is processed, we will transfer the amount of interest earned in the loan reserve account to the variable investment options on a pro rata basis. When you make a loan repayment, unless you specify otherwise, we will transfer the dollar amount of the loan repaid from the loan reserve account to the investment options according to the allocation percentages we have on our records.


SURRENDERING YOUR CONTRACT TO RECEIVE ITS CASH VALUE

You may surrender your contract to receive its cash value at any time while the annuitant is living and before you begin to receive annuity payments. (Rollover TSA contracts may

Accessing your money


----------
   35
--------------------------------------------------------------------------------

have restrictions.) For a surrender to be effective, we must receive your written request and your contract at our processing office. We will determine your cash value on the date we receive the required information. All benefits under the contract will terminate as of that date.

You may receive your cash value in a single sum payment or apply it to one or more of the annuity payout options. See "Your annuity payout options" below. For the tax consequences of surrenders, see "Tax information."


WHEN TO EXPECT PAYMENTS

Generally, we will fulfill requests for payments out of the variable investment options within seven calendar days after the date of the transaction to which the request relates. These transactions may include applying proceeds to a variable annuity, payment of a death benefit, payment of any amount you withdraw and, upon surrender, payment of the cash value. We may postpone such payments or applying proceeds for any period during which:

(1)   the New York Stock Exchange is closed or restricts trading,

(2) sales of securities or determination of the fair value of a variable investment option's assets is not reasonably practicable because of an emergency, or

(3) the SEC, by order, permits us to defer payment to protect people remaining in the variable investment options.

We can defer payment of any portion of your value in the fixed maturity options (other than for death benefits) for up to six months while you are living. We also may defer payments for a reasonable amount of time (not to exceed 10 days) while we are waiting for a contribution check to clear.

All payments are made by check and are mailed to you (or the payee named in a tax-free exchange) by U.S. mail, unless you request that we use an express delivery service at your expense.

YOUR ANNUITY PAYOUT OPTIONS

Equitable Accumulator Select offers you several choices of annuity payout options. Some enable you to receive fixed annuity payments, which can be either level or increasing, and others enable you to receive variable annuity payments.

You can choose from among the annuity payout options listed below. Restrictions may apply, depending on the type of contract you own or the annuitant's age at contract issue. In addition, if you are exercising your guaranteed minimum income benefit under baseBUILDER, your choice of payout options are those that are available under baseBUILDER (see "Our baseBUILDER option").



----------------------------------------------------------------------------
 Fixed annuity payout options     Life annuity
                                  Life annuity with period
                                   certain
                                  Life annuity with refund
                                     certain
                                  Period certain annuity
----------------------------------------------------------------------------
 Variable Immediate Annuity       Life annuity
   payout options                 Life annuity with period
                                     certain
----------------------------------------------------------------------------
 Income Manager payout            Life annuity with period
   options (available for          certain
   annuitants age 83 or less      Period certain annuity
   at contract issue)
----------------------------------------------------------------------------

o Life annuity: An annuity that guarantees payments for the rest of the annuitant's life. Payments end with the last monthly payment before the annuitant's death. Because there is no continuation of benefits following the annuitant's death with this payout option, it provides the highest monthly payment of any of the life annuity options, so long as the annuitant is living.

o Life annuity with period certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the end of a selected period of time ("period certain"), payments continue to the beneficiary for the balance of the period certain. The period certain cannot extend beyond the annuitant's life expectancy. A life annuity with a period certain is the form of annuity under the contracts that you will receive if you

Accessing your money


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      do not elect a different payout option. In this case, the period certain will be based on the annuitant's age and will not exceed 10 years.

o Life annuity with refund certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the amount applied to purchase the annuity option has been recovered, payments to the beneficiary will continue until that amount has been recovered. This payout option is available only as a fixed annuity.

o Period certain annuity: An annuity that guarantees payments for a specific period of time, usually 5, 10, 15, or 20 years. This guaranteed period may not exceed the annuitant's life expectancy. This option does not guarantee payments for the rest of the annuitant's life. It does not permit any repayment of the unpaid principal, so you cannot elect to receive part of the payments as a single sum payment with the rest paid in monthly annuity payments. This payout option is available only as a fixed annuity.

The life annuity, life annuity with period certain, and life annuity with refund certain payout options are available on a single life or joint and survivor life basis. The joint and survivor life annuity guarantees payments for the rest of the annuitant's life and, after the annuitant's death, payments continue to the survivor. We may offer other payout options not outlined here. Your registered representative can provide details.


FIXED ANNUITY PAYOUT OPTIONS

With fixed annuities, we guarantee fixed annuity payments will be based either on the tables of guaranteed annuity purchase factors in your contract or on our then current annuity purchase factors, whichever is more favorable for you.


VARIABLE IMMEDIATE ANNUITY PAYOUT OPTIONS

Variable Immediate Annuities are described in a separate prospectus that is available from your registered representative. Before you select a Variable Immediate Annuity payout option, you should read the prospectus which contains important information that you should know.

Variable annuities may be funded through your choice of variable investment options investing in portfolios of EQ Advisors Trust. The contract also offers a fixed annuity option that can be elected in combination with the variable annuity payout options. The amount of each variable annuity payment will fluctuate, depending upon the performance of the variable investment options, and whether the actual rate of investment return is higher or lower than an assumed base rate.


INCOME MANAGER PAYOUT OPTIONS

The Income Manager payout annuity contracts differ from the other payout annuity contracts. The other payout annuity contracts may provide higher or lower income levels, but do not have all the features of the Income Manager payout annuity contract. You may request an illustration of the Income Manager payout annuity contract from your registered representative. Income Manager payout options are described in a separate prospectus that is available from your registered representative. Before you select an Income Manager payout option, you should read the prospectus which contains important information that you should know.

Both Income Manager payout options provide guaranteed level payments (NQ and IRA contracts). The Income Manager (life annuity with period certain) also provides guaranteed increasing payments (NQ contracts only).

For QP and Rollover TSA contracts, if you want to elect an Income Manager payout option, we will first roll over amounts in such contract to a Rollover IRA contract. You will be the owner of the Rollover IRA contract.

You may choose to apply only part of the account value of your Equitable Accumulator Select contract to an Income Manager payout annuity. In this case, we will consider any amounts applied as a withdrawal from your Equitable Accumulator Select. For the tax consequences of withdrawals, see "Tax information."


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Depending upon your circumstances, the purchase of an Income Manager contract may be done on a tax-free basis. Please consult your tax adviser.


THE AMOUNT APPLIED TO PURCHASE AN ANNUITY PAYOUT OPTION

The amount applied to purchase an annuity payout option varies, depending on the payout option that you choose, and the timing of your purchase as it relates to any market value adjustments.

If amounts in a fixed maturity option are used to purchase any annuity payout option, prior to the maturity date, a market value adjustment will apply.


SELECTING AN ANNUITY PAYOUT OPTION

When you select a payout option, we will issue you a separate written agreement confirming your right to receive annuity payments. We require you to return your contract before annuity payments begin unless you are applying only some of your account value to an Income Manager contract. The contract owner and annuitant must meet the issue age and payment requirements.

You can choose the date annuity payments begin but it may not be earlier than thirteen months from the Equitable Accumulator Select contract date. Except with respect to the Income Manager annuity payout options, where payments are made on the 15th day of each month, you can change the date your annuity payments are to begin anytime before that date as long as you do not choose a date later than the 28th day of any month. Also, that date may not be later than the contract date anniversary that follows the annuitant's 90th birthday. This may be different in some states.

Before the last date by which your annuity payments must begin, we will notify you by letter. Once you have selected an annuity payout option and payments have begun, no change can be made other than: (i) transfers (if permitted in the future) among the variable investment options if a Variable Immediate Annuity payout option is selected; and (ii) withdrawals (subject to a market value adjustment) if an Income Manager payout option is chosen.

The amount of the annuity payments will depend on the amount applied to purchase the annuity and the applicable annuity purchase factors, discussed earlier.

In no event will you ever receive payments under a fixed option or an initial payment under a variable option of less than the minimum amounts guaranteed by the contract.

If, at the time you elect a payout option, the amount to be applied is less than $2,000 or the initial payment under the form elected is less than $20 monthly, we reserve the right to pay the account value in a single sum rather than as payments under the payout option chosen.

5
CHARGES AND EXPENSES


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CHARGES THAT EQUITABLE LIFE DEDUCTS

We deduct the following charges each day from the net assets of each variable investment option. These charges are reflected in the unit values of each variable investment option:

o     A mortality and expense risks charge

o     An administrative charge

o     A distribution charge

We deduct the following charges from your account value. When we deduct these charges from your variable investment options, we reduce the number of units credited to your contract:

o If you elect the optional benefit a charge for the optional baseBUILDER benefit.

o At the time annuity payments are to begin - charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. An annuity administrative fee may also apply.

More information about these charges appears below. We will not increase these charges for the life of your contract, except as noted. We may reduce certain charges under group or sponsored arrangements. See "Group or sponsored arrangements" below.

To help with your retirement planning, we may offer other annuities with different charges, benefits and features. Please contact your financial professional for more information.


MORTALITY AND EXPENSE RISKS CHARGE

We deduct a daily charge from the net assets in each variable investment option to compensate us for mortality and expense risks, including the guaranteed minimum death benefit. The daily charge is equivalent to an annual rate of 1.10% of the net assets in each variable investment option.

The mortality risk we assume is the risk that annuitants as a group will live for a longer time than our actuarial tables predict. If that happens, we would be paying more in annuity income than we planned. We also assume a risk that the mortality assumptions reflected in our guaranteed annuity payment tables, shown in each contract, will differ from actual mortality experience. Lastly, we assume a mortality risk to the extent that at the time of death, the guaranteed minimum death benefit exceeds the cash value of the contract. The expense risk we assume is the risk that it will cost us more to issue and administer the contracts than we expect.


ADMINISTRATIVE CHARGE

We deduct a daily charge from the net assets in each variable investment option to compensate us for administrative expenses under the contracts. The daily charge is equivalent to an annual rate of 0.25% of the net assets in each variable investment option. We reserve the right under the contracts to increase this charge to an annual rate of 0.35%.


DISTRIBUTION CHARGE

We deduct a daily charge from the net assets in each variable investment option to compensate us for a portion of our sales expenses under the contracts. The daily charge is equivalent to an annual rate of 0.25% of the net assets in each variable investment option.


BASEBUILDER BENEFIT CHARGE


If you elect the baseBUILDER, we deduct a charge annually from your account value on each contract date anniversary until such time as you exercise the guaranteed minimum income benefit, elect another annuity payout option, or the contract date anniversary after the annuitant reaches 85 (83 in Oregon), whichever occurs first. The charge is equal to 0.30% of the benefit base in effect on the contract date anniversary.


We will deduct this charge from your value in the variable investment options on a pro rata basis. If there is not enough value in the variable investment options, we will deduct all or a portion of the charge from the fixed maturity options in order of the earliest maturity date(s) first. A market value adjustment may apply.

Charges and expenses


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   39
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CHARGES FOR STATE PREMIUM AND OTHER APPLICABLE TAXES

We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. Generally, we deduct the charge from the amount applied to provide an annuity payout option. The current tax charge that might be imposed varies by state and ranges from 0% to 3.5% (1% in Puerto Rico and 5% in the U.S. Virgin Islands).


VARIABLE IMMEDIATE ANNUITY PAYOUT OPTION ADMINISTRATIVE FEE

We deduct a fee of $350 from the amount to be applied to the Variable Immediate Annuity payout option.


CHARGES THAT EQ ADVISORS TRUST DEDUCTS

 EQ Advisors Trust deducts charges for the following types of fees and expenses:

o     Management fees ranging from 0.25% to 1.15%.

o     12b-1 fees of 0.25%.

o Operating expenses, such as trustees' fees, independent auditors' fees, legal counsel fees, administrative service fees, custodian fees, and liability insurance.

o     Investment-related expenses, such as brokerage commissions.

These charges are reflected in the daily share price of each portfolio. Since shares of EQ Advisors Trust are purchased at their net asset value, these fees and expenses are, in effect, passed on to the variable investment options and are reflected in their unit values. For more information about these charges, please refer to the prospectus for EQ Advisors Trust following this prospectus.


GROUP OR SPONSORED ARRANGEMENTS

For certain group or sponsored arrangements, we may reduce the mortality and expense risks charge or change the minimum initial contribution requirements. We also may change the guaranteed minimum income benefit and the guaranteed minimum death benefit, or offer variable investment options that invest in shares of EQ Advisors Trust that are not subject to the 12b-1 fee. Group arrangements include those in which a trustee or an employer, for example, purchases contracts covering a group of individuals on a group basis. Group arrangements are not available for Rollover IRA and Roth Conversion IRA contracts. Sponsored arrangements include those in which an employer allows us to sell contracts to its employees or retirees on an individual basis.

Our costs for sales, administration, and mortality generally vary with the size and stability of the group or sponsoring organization, among other factors. We take all these factors into account when reducing charges. To qualify for reduced charges, a group or sponsored arrangement must meet certain requirements, such as requirements for size and number of years in existence. Group or sponsored arrangements that have been set up solely to buy contracts or that have been in existence less than six months will not qualify for reduced charges.

We also may establish different rates to maturity for the fixed maturity options under different classes of contracts for group or sponsored arrangements.

We will make these and any similar reductions according to our rules in effect when we approve a contract for issue. We may change these rules from time to time. Any variation will reflect differences in costs or services and will not be unfairly discriminatory.

Group or sponsored arrangements may be governed by federal income tax rules, ERISA, or both. We make no representations with regard to the impact of these and other applicable laws on such programs. We recommend that employers, trustees, and others purchasing or making contracts available for purchase under such programs seek the advice of their own legal and benefits advisers.

6
PAYMENT OF DEATH BENEFIT



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YOUR BENEFICIARY AND PAYMENT OF BENEFIT

You designate your beneficiary when you apply for your contract. You may change your beneficiary at any time. The change will be effective on the date the written request for the change is received in our processing office. We are not responsible for any beneficiary change request that we do not receive. We will send you written confirmation when we receive your request. Under jointly owned contracts, the surviving owner is considered the beneficiary, and will take the place of any other beneficiary. You may be limited as to the beneficiary you can designate in a Rollover TSA contract. In a QP contract, the beneficiary must be the trustee.

The death benefit is equal to your account value, or, if greater, the guaranteed minimum death benefit. The guaranteed minimum death benefit is part of your contract, whether you select the baseBUILDER benefit or not. We determine the amount of the death benefit (other than the guaranteed minimum death benefit) as of the date we receive satisfactory proof of the annuitant's death and any required instructions for the method of payment. We determine the amount of the guaranteed minimum death benefit as of the date of the annuitant's death. Under Rollover TSA contracts we will deduct the amount of any outstanding loan plus accrued interest from the amount of the death benefit.


EFFECT OF THE ANNUITANT'S DEATH

If the annuitant dies before the annuity payments begin, we will pay the death benefit to your beneficiary.

Generally, the death of the annuitant terminates the contract. However, a beneficiary spouse of the owner/annuitant can choose to be treated as the successor owner/annuitant and continue the contract. Only a spouse can be a successor owner/annuitant. A successor owner/annuitant can only be named under NQ and IRA contracts.

For IRA contracts, a beneficiary may be able to have limited ownership as discussed under "Beneficiary continuation option" below.

WHEN AN NQ CONTRACT OWNER DIES BEFORE THE ANNUITANT

Under certain conditions the owner changes after the original owner's death. When you are not the annuitant under an NQ contract and you die before annuity payments begin, the beneficiary named to receive this death benefit upon the annuitant's death will automatically become the successor owner. If you do not want this beneficiary to be the successor owner, you should name a specific successor owner. You may name a successor owner at any time by sending satisfactory notice to our processing office. If the contract is jointly owned and the first owner to die is not the annuitant, the surviving owner becomes the sole contract owner. This person will be considered the successor owner for purposes of the distribution rules described in this section. The surviving owner automatically takes the place of any other beneficiary designation.

Unless the surviving spouse of the owner who has died (or in the case of a joint ownership situation, the surviving spouse of the first owner to die) is the successor owner for this purpose, the entire interest in the contract must be distributed under the following rules:

o The cash value of the contract must be fully paid to the successor owner (new owner) by December 31st of the fifth calendar year after your death (or in a joint ownership situation, the death of the first owner to die).

o The successor owner may instead elect to receive the cash value as a life annuity (or payments for a period certain of not longer than the new owner's life expectancy). Payments must begin no later than December 31st following the calendar year of the non-annuitant owner's death. Unless this alternative is elected, we will pay any cash value on December 31st of the fifth calendar year following the year of your death (or the death of the first owner to die).


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If the surviving spouse is the successor owner or joint owner, the spouse may elect to continue the contract. No distributions are required as long as the surviving spouse and annuitant are living.


HOW DEATH BENEFIT PAYMENT IS MADE

We will pay the death benefit to the beneficiary in the form of the annuity payout option you have chosen. If you have not chosen an annuity payout option as of the time of the annuitant's death, the beneficiary will receive the death benefit in a single sum. However, subject to any exceptions in the contract, our rules and any applicable requirements under federal income tax rules, the beneficiary may elect to apply the death benefit to one or more annuity payout options we offer at the time. See "Your annuity payout options" in "Accessing your money" earlier in this prospectus. Please note that any annuity payout option chosen may not extend beyond the life expectancy of the beneficiary.


SUCCESSOR OWNER AND ANNUITANT

If you are both the contract owner and the annuitant, and your spouse is the sole beneficiary or the joint owner, then your spouse may elect to receive the death benefit or continue the contract as successor owner/annuitant.

If your surviving spouse decides to continue the contract, then on the contract date anniversary following your death, we will increase the account value to equal your current guaranteed minimum death benefit, if it is higher than the account value. The increase in the account value will be allocated to the investment option according to the allocation percentages we have on file for your contract. In determining whether the guaranteed minimum death benefit will continue to grow, we will use your surviving spouse's age (as of the contract date anniversary).


BENEFICIARY CONTINUATION OPTION

Upon your death under an IRA contract, a beneficiary may generally elect to keep the contract in your name and receive distributions under the contract instead of receiving the death benefit in a single sum. In order to elect this option, the beneficiary must be an individual. Certain trusts with only individual beneficiaries will be treated as individuals. This election must be made within 60 days following the date we receive proof of your death. We will increase the account value to equal the death benefit if the death benefit is greater than the account value. Except as noted in the next sentence, the beneficiary continuation option will be available on or after May 1, 2000 depending on when we receive regulatory clearance in your state. For Rollover IRA contracts, a similar beneficiary continuation option will be available until the beneficiary continuation option described in this prospectus is available. Please contact our processing office for further information.

Under the beneficiary continuation option:

o     The contract continues in your name for the benefit of your beneficiary.

o The beneficiary may make transfers among the investment options but no additional contributions will be permitted.

o The guaranteed minimum income benefit and the death benefit (including the guaranteed minimum death benefit) provisions will no longer be in effect.

o The beneficiary may choose at any time to withdraw all or a portion of the account value and no withdrawal charges will apply. Any partial withdrawal must be at least $300.

o Upon the death of the beneficiary, any remaining death benefit will be paid in a lump sum to the person the beneficiary chooses.

For traditional IRA contracts only, if you die AFTER the "Required Beginning Date" for required minimum distributions (see "Tax information"), the contract will continue if:

(a)   You were receiving minimum distribution withdrawals from this contract;
      and

(b) The pattern of minimum distribution withdrawals you chose was based in part on the life of the designated beneficiary.


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The withdrawals will then continue to be paid to the beneficiary on the same basis as you chose before your death. We will be able to tell your beneficiary whether this option is available. You should contact our processing office for further information.

For both kinds of IRA contracts, if you die BEFORE the Required Beginning Date (and, for a traditional IRA, therefore you were not taking minimum distribution withdrawals under the contract) the beneficiary may choose one of the following two beneficiary continuation options:

1. Payments over life expectancy period. The beneficiary can receive annual minimum distributions based on the beneficiary's life expectancy. If there is more than one beneficiary, the shortest life expectancy is used. These minimum distributions must begin by December 31st of the calendar year following the year of your death. In some situations, a surviving spouse beneficiary who elects to continue the contract in your name under the beneficiary continuation option instead of electing successor owner/annuitant status may also choose to delay beginning the minimum distributions until the December 31st of the calendar year in which you would have turned age 70 1/2.

2. Five Year Rule. The beneficiary can take withdrawals as desired. If the beneficiary does not withdraw the entire account value by the December 31st of the fifth calendar year following your death, we will pay any amounts remaining under the contract to the beneficiary by that date. If you have more than one beneficiary, and one of them elects this option, then all of your beneficiaries will receive this option.

7
TAX INFORMATION



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OVERVIEW

In this part of the prospectus, we discuss the current federal income tax rules that generally apply to Equitable Accumulator Select contracts owned by United States taxpayers. The tax rules can differ, depending on the type of contract, whether NQ, Rollover IRA, Roth Conversion IRA, QP, or Rollover TSA. Therefore, we discuss the tax aspects of each type of contract separately.

Federal income tax rules include the United States laws in the Internal Revenue Code, and Treasury Department Regulations and Internal Revenue Service ("IRS") interpretations of the Internal Revenue Code. These tax rules may change. We cannot predict whether, when, or how these rules could change. Any change could affect contracts purchased before the change.

We cannot provide detailed information on all tax aspects of the contracts. Moreover, the tax aspects that apply to a particular person's contract may vary depending on the facts applicable to that person. We do not discuss state income and other state taxes, federal income tax, and withholding rules for non-U.S. taxpayers, or federal gift and estate taxes. Transfers of the contract, rights under the contract, or payments under the contract may be subject to gift or estate taxes. You should not rely only on this document, but should consult your tax adviser before your purchase.

If you are buying a contract to fund a retirement plan that already provides tax deferral under sections of the Internal Revenue Code (IRA, QP, and Rollover
TSA), you should do so for the contract's features and benefits other than tax deferral. In such situations, the tax deferral of the contract does not provide additional benefits.


TRANSFERS AMONG INVESTMENT OPTIONS

You can make transfers among investment options inside the contract without triggering taxable income.

TAXATION OF NONQUALIFIED ANNUITIES


CONTRIBUTIONS

You may not deduct the amount of your contributions to a nonqualified annuity contract.


CONTRACT EARNINGS

Generally, you are not taxed on contract earnings until you receive a distribution from your contract, whether as a withdrawal or as an annuity payment. However, earnings are taxable, even without a distribution:

o if a contract fails investment diversification requirements as specified in federal income tax rules (these rules are based on or are similar to those specified for mutual funds under the securities laws);

o if you transfer a contract, for example, as a gift to someone other than your spouse (or former spouse);

o if you use a contract as security for a loan (in this case, the amount pledged will be treated as a distribution); and

o if the owner is other than an individual (such as a corporation, partnership, trust, or other non-natural person).

All nonqualified deferred annuity contracts that Equitable Life and its affiliates issue to you during the same calendar year are linked together and treated as one contract for calculating the taxable amount of any distribution from any of those contracts.


ANNUITY PAYMENTS

Once annuity payments begin, a portion of each payment is taxable as ordinary income. You get back the remaining portion without paying taxes on it. This is your "investment in the contract." Generally, your investment in the contract equals the contributions you made, less any amounts you previously withdrew that were not taxable.

For fixed annuity payments, the tax-free portion of each payment is determined by (1) dividing your investment in the contract by the total amount you are expected to receive out


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Tax information


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   44
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of the contract, and (2) multiplying the result by the amount of the payment.
For variable annuity payments, your tax-free portion of each payment is your investment in the contract divided by the number of expected payments.

Once you have received the amount of your investment in the contract, all payments after that are fully taxable. If payments under a life annuity stop because the annuitant dies, there is an income tax deduction for any unrecovered investment in the contract.


PAYMENTS MADE BEFORE ANNUITY PAYMENTS BEGIN

If you make withdrawals before annuity payments begin under your contract, they are taxable to you as ordinary income if there are earnings in the contract. Generally, earnings are your account value less your investment in the contract. If you withdraw an amount which is more than the earnings in the contract as of the date of the withdrawal, the balance of the distribution is treated as a return of your investment in the contract and is not taxable.


CONTRACTS PURCHASED THROUGH EXCHANGES

You may purchase your NQ contract through an exchange of another contract. Normally, exchanges of contracts are taxable events. The exchange will not be taxable under Section 1035 of the Internal Revenue Code if:

o the contract that is the source of the funds you are using to purchase the NQ contract is another nonqualified deferred annuity contract (or life insurance or endowment contract).

o the owner and the annuitant are the same under the source contract and the Equitable Accumulator Select NQ contract. If you are using a life insurance or endowment contract the owner and the insured must be the same on both sides of the exchange transaction.

The tax basis of the source contract carries over to the Equitable Accumulator Select NQ contract.

A recent case permitted an owner to direct the proceeds of a partial withdrawal from one nonqualified deferred annuity contract to a different insurer to purchase a new nonqualified deferred annuity contract on a tax-deferred basis. Special forms, agreement between carriers, and provision of cost basis information may be required to process this type of an exchange.


SURRENDERS

If you surrender or cancel the contract, the distribution is taxable as ordinary income (not capital gain) to the extent it exceeds your investment in the contract.

DEATH BENEFIT PAYMENTS MADE TO A BENEFICIARY AFTER YOUR DEATH

For the rules applicable to death benefits, see "Payment of death benefit" earlier in this prospectus. The tax treatment of a death benefit taken as a single sum is generally the same as the tax treatment of a withdrawal from or surrender of your contract. The tax treatment of a death benefit taken as annuity payments is generally the same as the tax treatment of annuity payments under your contract.


EARLY DISTRIBUTION PENALTY TAX

If you take distributions before you are age 59 1/2 a penalty tax of 10% of the taxable portion of your distribution applies in addition to the income tax. The extra penalty tax does not apply to pre-age 59 1/2 distributions made:

o     on or after your death; or

o     because you are disabled (special federal income tax definition); or

o in the form of substantially equal periodic annuity payments for your life (or life expectancy) or the joint lives (or joint life expectancy) of you and a beneficiary.


OTHER INFORMATION

The Treasury Department has the authority to issue guidelines prescribing the circumstances in which your ability to direct your investment to particular portfolios within a separate account may cause you, rather than the insurance company, to be treated as the owner of the portfolio shares attributable to your nonqualified annuity contract. In that case, income and gains attributable to such portfolio shares would be included in your gross income for federal income

Tax information


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tax purposes. Under current rules, however, we believe that Equitable Life, and not the owner of a nonqualified annuity contract, would be considered the owner of the portfolio shares.


SPECIAL RULES FOR NQ CONTRACTS ISSUED IN PUERTO RICO

Under current law we treat income from NQ contracts as U.S. source. A Puerto Rico resident is subject to U.S. taxation on such U.S. source income. Only Puerto Rico source income of Puerto Rico residents is excludable from U.S. taxation. Income from NQ contracts is also subject to Puerto Rico tax. The calculation of the taxable portion of amounts distributed from a contract may differ in the two jurisdictions. Therefore, you might have to file both U.S. and Puerto Rico tax returns, showing different amounts of income from the contract for each tax return. Puerto Rico generally provides a credit against Puerto Rico tax for U.S. tax paid. Depending on your personal situation and the timing of the different tax liabilities, you may not be able to take full advantage of this credit.


INDIVIDUAL RETIREMENT ARRANGEMENTS (IRAS)


GENERAL

"IRA" stands for individual retirement arrangement. There are two basic types of such arrangements, individual retirement accounts and individual retirement annuities. In an individual retirement account, a trustee or custodian holds the assets for the benefit of the IRA owner. The assets can include mutual funds and certificates of deposit. In an individual retirement annuity, an insurance company issues an annuity contract that serves as the IRA.

There are two basic types of IRAs, as follows:

o Traditional IRAs, typically funded on a pre-tax basis including SEP-IRAs and SIMPLE-IRAs, issued and funded in connection with employer-sponsored retirement plans; and

o     Roth IRAs, first available in 1998, funded on an after-tax basis.

Regardless of the type of IRA, your ownership interest in the IRA cannot be forfeited. You or your beneficiaries who survive you are the only ones who can receive the IRA's benefits or payments.

You can hold your IRA assets in as many different accounts and annuities as you would like, as long as you meet the rules for setting up and making contributions to IRAs. However, if you own multiple IRAs, you may be required to combine IRA values or contributions for tax purposes. For further information about individual retirement arrangements, you can read Internal Revenue Service Publication 590 ("Individual Retirement Arrangements (IRAs)"). This publication is usually updated annually, and can be obtained from any IRS district office or the IRS Web site (http:// www.irs.gov).

Equitable Life designs its traditional contracts to qualify as individual retirement annuities under Section 408(b) of the Internal Revenue Code. You may purchase the contract as a traditional IRA ("Rollover IRA") or Roth IRA ("Roth Conversion IRA"). This prospectus contains the information that the IRS requires you to have before you purchase an IRA. This section of the prospectus covers some of the special tax rules that apply to IRAs. The next section covers Roth IRAs. Education IRAs are not discussed in this prospectus because they are not available in individual retirement annuity form.

The Equitable Accumulator Select IRA contract has been approved by the IRS as to form for use as a traditional IRA. This IRS approval is a determination only as to the form of the annuity. It does not represent a determination of the merits of the annuity as an investment. The IRS approval does not address every feature possibly available under the Equitable Accumulator Select IRA contract. Although we do not have IRS approval as to form, we believe that the version of the Roth IRA currently offered complies with the requirements of the Internal Revenue Code.


CANCELLATION

You can cancel an Equitable Accumulator Select IRA contract by following the directions under "Your right to cancel


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within a certain number of days" in "Contract features and benefits" earlier in the prospectus. You can cancel an Equitable Accumulator Select Roth Conversion IRA contract issued as a result of a full conversion of an Equitable Accumulator Select Rollover IRA contract by following the instructions in the request for full conversion form. The form is available from our processing office or your registered representative. If you cancel an IRA contract, we may have to withhold tax, and we must report the transaction to the IRS. A contract cancellation could have an unfavorable tax impact.


TRADITIONAL INDIVIDUAL RETIREMENT ANNUITIES (TRADITIONAL IRAS)

CONTRIBUTIONS TO TRADITIONAL IRAS. Individuals may make three different types of contributions to a traditional IRA:

o     regular contributions out of earned income or compensation; or

o     tax-free "rollover" contributions; or

o direct custodian-to-custodian transfers from other traditional IRAs ("direct transfers").


REGULAR CONTRIBUTION TO TRADITIONAL IRAS

LIMITS ON CONTRIBUTIONS. Generally, $2,000 is the maximum amount that you may contribute to all IRAs (including Roth IRAs) in any taxable year. When your earnings are below $2,000, your earned income or compensation for the year is the most you can contribute. This $2,000 limit does not apply to rollover contributions or direct custodian-to-custodian transfers into a traditional IRA. You cannot make regular traditional IRA contributions for the tax year in which you reach age 70 1/2 or any tax year after that.

SPECIAL RULES FOR SPOUSES. If you are married and file a joint income tax return, you and your spouse may combine your compensation to determine the amount of regular contributions you are permitted to make to traditional IRAs (and Roth IRAs discussed below). Even if one spouse has no compensation under $2,000, married individuals filing jointly can contribute up to $4,000 for any taxable year to any combination of traditional IRAs and Roth IRAs. (Any contributions to Roth IRAs reduce the ability to contribute to traditional IRAs and vice versa.) The maximum amount may be less if earned income is less and the other spouse has made IRA contributions. No more than a combined total of $2,000 can be contributed annually to either spouse's traditional and Roth IRAs. Each spouse owns his or her traditional IRAs and Roth IRAs even if the other spouse funded the contributions. A working spouse age 70 1/2 or over can contribute up to the lesser of $2,000 or 100% of "earned income" to a traditional IRA for a nonworking spouse until the year in which the nonworking spouse reaches age
70 1/2.

DEDUCTIBILITY OF CONTRIBUTIONS. The amount of traditional IRA contributions that you can deduct for a tax year depends on whether you are covered by an employer-sponsored-tax-favored retirement plan, as defined under special federal income tax rules. Your Form W-2 will indicate whether or not you are covered by such a retirement plan.

IF YOU ARE NOT COVERED BY A RETIREMENT PLAN DURING ANY PART OF THE YEAR, you can make fully deductible contributions to your traditional IRAs for each tax year up to $2,000 or, if less, your earned income.

IF YOU ARE COVERED BY A RETIREMENT PLAN DURING ANY PART OF THE YEAR, and your adjusted gross income (AGI) is BELOW THE LOWER DOLLAR FIGURE IN A PHASE-OUT RANGE, you can make fully deductible contributions to your traditional IRAs. For each tax year, your fully deductible contribution can be up to $2,000 or, if less, your earned income.

IF YOU ARE COVERED BY A RETIREMENT PLAN DURING ANY PART OF THE YEAR, and your AGI falls within a PHASE-OUT range, you can make PARTIALLY DEDUCTIBLE CONTRIBUTIONS to your traditional IRAs.

IF YOU ARE COVERED BY A RETIREMENT PLAN DURING ANY PART OF THE YEAR, and your AGI falls ABOVE THE HIGHER


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FIGURE IN THE PHASE-OUT RANGE, you may not deduct any of your regular contributions to your traditional IRAs.

If you are single and covered by a retirement plan during any part of the taxable year, the deduction for traditional IRA contributions phases out with the AGI between $32,000 and $42,000 in 2000. This range will increase every year until 2005 when the range is $50,000-$60,000.

If you are married and file a joint return, and you are covered by a retirement plan during any part of the taxable year, the deduction for traditional IRA contributions phases out with AGI between $52,000 and $62,000 in 2000. This range will increase every year until 2007 when the range is $80,000-$100,000.

Married individuals filing separately and living apart at all times are not considered married for purposes of this deductible contribution calculation. Generally, the active participation in an employer-sponsored retirement plan of an individual is determined independently for each spouse. Where spouses have "married filing jointly" status, however, the maximum deductible traditional IRA contribution for an individual who is not an active participant (but whose spouse is an active participant) is phased out for taxpayers with AGI of between $150,000 and $160,000.

To determine the deductible amount of the contribution in 2000, you determine AGI and subtract $32,000 if you are single, or $52,000 if you are married and file a joint return with your spouse. The resulting amount is your excess AGI. You then determine the limit on the deduction for traditional IRA contributions using the following formula:


($10,000-excess AGI)   times     $2,000 (or earned    Equals    the adjusted
--------------------     x        income, if less)      =       deductible
divided by $10,000                                              contribution
                                                                limit

NONDEDUCTIBLE REGULAR CONTRIBUTIONS. If you are not eligible to deduct part or all of the traditional IRA contribution, you may still make nondeductible contributions on which earnings will accumulate on a tax-deferred basis. The combined deductible and nondeductible contributions to your traditional IRA (or the nonworking spouse's traditional IRA) may not, however, exceed the maximum $2,000 per person limit. See "Excess contributions" below. You must keep your own records of deductible and nondeductible contributions in order to prevent double taxation on the distribution of previously taxed amounts. See "Withdrawals, payments and transfers of funds out of traditional IRAs" below.

If you are making nondeductible contributions in any taxable year, or you have made nondeductible contributions to a traditional IRA in prior years and are receiving distributions from any traditional IRA, you must file the required information with the IRS. Moreover, if you are making nondeductible traditional IRA contributions, you must retain all income tax returns and records pertaining to such contributions until interests in all traditional IRAs are fully distributed.

WHEN YOU CAN MAKE REGULAR CONTRIBUTIONS. If you file your tax returns on a calendar year basis like most taxpayers, you have until the April 15 return filing deadline (without extensions) of the following calendar year to make your regular traditional IRA contributions for a tax year.


ROLLOVERS AND TRANSFERS

Rollover contributions may be made to a traditional IRA from these sources:

o     qualified plans;

o TSAs (including Internal Revenue Code Section 403(b)(7) custodial accounts); and

o     other traditional IRAs.

Any amount contributed to a traditional IRA after you reach age 70 1/2 must be net of your required minimum distribution for the year in which the rollover or direct transfer contribution is made.


ROLLOVERS FROM QUALIFIED PLANS OR TSAS

There are two ways to do rollovers:

o     Do it yourself

You actually receive a distribution that can be rolled over and you roll it over
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the date you receive the funds. The distribution from your qualified plan or TSA will be net of 20% mandatory federal income tax withholding. If you want, you can replace the withheld funds yourself and roll over the full amount.

o     Direct rollover

      You tell your qualified plan trustee or TSA issuer/custodian/fiduciary to send the distribution directly to your traditional IRA issuer. Direct rollovers are not subject to mandatory federal income tax withholding.

 All distributions from a TSA or qualified plan are eligible rollover distributions, unless the distribution is:

o     only after-tax contributions you made to the plan; or

o "required minimum distributions" after age 70 1/2 or separation from service; or

o substantially equal periodic payments made at least annually for your life (or life expectancy) or the joint lives (or joint life expectancies) of you and your designated beneficiary; or

o     a hardship withdrawal; or

o substantially equal periodic payments made for a specified period of 10 years or more; or

o     corrective distributions that fit specified technical tax rules; or

o     loans that are treated as distributions; or

o     a death benefit payment to a beneficiary who is not your surviving spouse;
      or

o a qualified domestic relations order distribution to a beneficiary who is not your current spouse or former spouse.


ROLLOVERS FROM TRADITIONAL IRAS TO TRADITIONAL IRAS

You may roll over amounts from one traditional IRA to one or more of your other traditional IRAs if you complete the transaction within 60 days after you receive the funds. You may make such a rollover only once in every 12-month period for the same funds. Trustee-to-trustee or custodian-to-custodian direct transfers are not rollover transactions. You can make these more frequently than once in every 12-month period.

The surviving spouse beneficiary of a deceased individual can roll over or directly transfer an inherited traditional IRA to one or more other traditional IRAs. Also, in some cases, traditional IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court ordered divorce or separation decree.


EXCESS CONTRIBUTIONS

Excess contributions to IRAs are subject to a 6% excise tax for the year in which made and for each year after until withdrawn. The following are excess contributions to IRAs:

o     regular contributions of more than $2,000; or

o regular contributions of more than earned income for the year, if that amount is under $2,000; or

o     regular contributions to a traditional IRA made after you reach age
      70 1/2; or

o rollover contributions of amounts which are not eligible to be rolled over. For example, after-tax contributions to a qualified plan or minimum distributions required to be made after age 70 1/2.

You can avoid the excise tax by withdrawing an excess contribution (rollover or regular) before the due date (including extensions) for filing your federal income tax return for the year. If it is an excess regular traditional IRA contribution, you cannot take a tax deduction for the amount withdrawn. You do not have to include the excess contribution withdrawn as part of your income. It is also not subject to the 10% additional penalty tax on early distributions, discussed below under "Early distribution penalty tax." You do have to withdraw any earnings that are attributed to the excess contribution. The withdrawn earnings would be included in your gross income and could be subject to the 10%
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Even after the due date for filing your return, you may withdraw an excess rollover contribution, without income inclusion or 10% penalty, if:

(1)   the rollover was from a qualified retirement plan to a traditional IRA;

(2) the excess contribution was due to incorrect information that the plan provided; and

(3)   you took no tax deduction for the excess contribution.

RECHARACTERIZATIONS

Amounts that have been contributed as traditional IRA funds may subsequently be treated as Roth IRA funds. Special federal income tax rules allow you to change your mind again and have amounts that are subsequently treated as Roth IRA funds, once again treated as traditional IRA funds. You do this by using the forms we prescribe. This is referred to as having "recharacterized" your contribution.


WITHDRAWALS, PAYMENTS AND TRANSFERS OF FUNDS OUT OF TRADITIONAL IRAS

NO FEDERAL INCOME TAX LAW RESTRICTIONS ON WITHDRAWALS. You can withdraw any or all of your funds from a traditional IRA at any time. You do not need to wait for a special event like retirement.

TAXATION OF PAYMENTS. Earnings in traditional IRAs are not subject to federal income tax until you or your beneficiary receive them. Taxable payments or distributions include withdrawals from your contract, surrender of your contract, and annuity payments from your contract. Death benefits are also taxable. Except as discussed below, the total amount of any distribution from a traditional IRA must be included in your gross income as ordinary income.

If you have ever made nondeductible IRA contributions to any traditional IRA (it does not have to be to this particular traditional IRA contract), those contributions are recovered tax free when you get distributions from any traditional IRA. You must keep permanent tax records of all of your nondeductible contributions to traditional IRAs. At the end of any year in which you have received a distribution from any traditional IRA, you calculate the ratio of your total nondeductible traditional IRA contributions (less any amounts previously withdrawn tax free) to the total account balances of all traditional IRAs you own at the end of the year plus all traditional IRA distributions made during the year. Multiply this by all distributions from the traditional IRA during the year to determine the nontaxable portion of each distribution.

In addition, a distribution is not taxable if:

o the amount received is a withdrawal of excess contributions, as described under "Excess contributions" above; or

o the entire amount received is rolled over to another traditional IRA (see "Rollovers and transfers" above); or

o in certain limited circumstances, where the traditional IRA acts as a "conduit," you roll over the entire amount into a qualified plan or TSA that accepts rollover contributions. To get this conduit traditional IRA treatment:

      o the source of funds you used to establish the traditional IRA must have been a rollover contribution from a qualified plan; and

      o the entire amount received from the traditional IRA (including any earnings on the rollover contribution) must be rolled over into another qualified plan within 60 days of the date received.

Similar rules apply in the case of a TSA.

However, you may lose conduit treatment if you make an eligible rollover distribution contribution to a traditional IRA and you commingle this contribution with other contributions. In that case, you may not be able to roll over these eligible rollover distribution contributions and earnings to another qualified plan or TSA at a future date. The Rollover IRA contract can be used as a conduit IRA if amounts are not commingled.


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Distributions from a traditional IRA are not eligible for favorable ten-year averaging and long-term capital gain treatment available to certain distributions from qualified plans.


REQUIRED MINIMUM DISTRIBUTIONS

LIFETIME REQUIRED MINIMUM DISTRIBUTIONS. You must start taking annual distributions from your traditional IRAs beginning at age 70 1/2.

WHEN YOU HAVE TO TAKE THE FIRST REQUIRED MINIMUM DISTRIBUTION. The first required minimum distribution is for the calendar year in which you turn age
70 1/2. You have the choice to take this first required minimum distribution during the calendar year you actually reach age 70 1/2, or to delay taking it until the first three-month period in the next calendar year (January 1 -
April 1). Distributions must start no later than your "Required Beginning Date," which is April 1st of the calendar year after the calendar year in which you turn age 70 1/2. If you choose to delay taking the first annual minimum distribution, then you will have to take two minimum distributions in that year - the delayed one for the first year and the one actually for that year. Once minimum distributions begin, they must be made at some time each year.

HOW YOU CAN CALCULATE REQUIRED MINIMUM DISTRIBUTIONS. There are two approaches to taking required minimum distributions - "account-based" or "annuity-based."


Account-based method. If you choose an account-based method, you divide the value of your traditional IRA as of December 31st of the past calendar year by a life expectancy factor from IRS tables. This gives you the required minimum distribution amount for that particular IRA for that year. The required minimum distribution amount will vary each year as the account value and your life expectancy factors change.

You have a choice of life expectancy factors, depending on whether you choose a method based only on your life expectancy, or the joint life expectancies of you and another individual. You can decide to "recalculate" your life expectancy every year by using your current life expectancy factor. You can decide instead to use the "term certain" method, where you reduce your life expectancy by one every year after the initial year. If your spouse is your designated beneficiary for the purpose of calculating annual account-based required minimum distributions, you can also annually recalculate your spouse's life expectancy if you want. If you choose someone who is not your spouse as your designated beneficiary for the purpose of calculating annual account-based required minimum distributions, you have to use the term certain method of calculating that person's life expectancy. If you pick a nonspouse designated beneficiary, you may also have to do another special calculation.

You can later apply your traditional IRA funds to a life annuity-based payout. You can only do this if you already chose to recalculate your life expectancy annually (and your spouse's life expectancy if you select a spousal joint annuity). For example, if you anticipate exercising your guaranteed minimum income benefit or selecting any other form of life annuity payout after you are age 70 1/2, you must have elected to recalculate life expectancies.

Annuity-based method. If you choose an annuity-based method, you do not have to do annual calculations. You apply the account value to an annuity payout for your life or the joint lives of you and a designated beneficiary, or for a period certain not extending beyond applicable life expectancies.

DO YOU HAVE TO PICK THE SAME METHOD TO CALCULATE YOUR REQUIRED MINIMUM DISTRIBUTIONS FOR ALL OF YOUR TRADITIONAL IRAS AND OTHER RETIREMENT PLANS? No. If you want, you can choose a different method and a different beneficiary for each of your traditional IRAs and other retirement plans. For example, you can choose an annuity payout from one IRA, a different annuity payout from a qualified plan, and an account-based annual withdrawal from another IRA.

WILL WE PAY YOU THE ANNUAL AMOUNT EVERY YEAR FROM YOUR TRADITIONAL IRA BASED ON THE METHOD YOU CHOOSE? No, unless you affirmatively select an annuity payout option or an account-based withdrawal option such as our minimum distribution withdrawal option. Because the


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options we offer do not cover every option permitted under federal income tax rules, you may prefer to do your own required minimum distribution calculations for one or more of your traditional IRAs.

WHAT IF YOU TAKE MORE THAN YOU NEED TO FOR ANY YEAR? The required minimum distribution amount for your traditional IRAs is calculated on a year-by-year basis. There are no carry-back or carry-forward provisions. Also, you cannot apply required minimum distribution amounts you take from your qualified plans to the amounts you have to take from your traditional IRAs and vice versa. However, the IRS will let you calculate the required minimum distribution for each traditional IRA that you maintain, using the method that you picked for that particular IRA. You can add these required minimum distribution amount calculations together. As long as the total amount you take out every year satisfies your overall traditional IRA required minimum distribution amount, you may choose to take your annual required minimum distribution from any one or more traditional IRAs that you own.

WHAT IF YOU TAKE LESS THAN YOU NEED TO FOR ANY YEAR? Your IRA could be disqualified, and you could have to pay tax on the entire value. Even if your IRA is not disqualified, you could have to pay a 50% penalty tax on the shortfall (required amount for traditional IRAs less amount actually taken). It is your responsibility to meet the required minimum distribution rules. We will remind you when our records show that your age 70 1/2 is approaching. If you do not select a method with us, we will assume you are taking your required minimum distribution from another traditional IRA that you own.

WHAT ARE THE REQUIRED MINIMUM DISTRIBUTION PAYMENTS AFTER YOU DIE? If you die after either (a) the start of annuity payments, or (b) your Required Beginning Date, your beneficiary must receive payment of the remaining values in the contract at least as rapidly as under the distribution method before your death. In some circumstances, your surviving spouse may elect to become the owner of the traditional IRA and halt distributions until he or she reaches age
70 1/2.

If you die before your Required Beginning Date and before annuity payments begin, federal income tax rules require complete distribution of your entire value in the contract within five years after your death. Payments to a designated beneficiary over the beneficiary's life or over a period certain that does not extend beyond the beneficiary's life expectancy are also permitted, if these payments start within one year of your death. A surviving spouse beneficiary can also (a) delay starting any payments until you would have reached age 70 1/2 or (b) roll over your traditional IRA into his or her own traditional IRA.

SUCCESSOR ANNUITANT AND OWNER

If your spouse is the sole primary beneficiary and elects to become the successor annuitant and owner, no death benefit is payable until your surviving spouse's death.


PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH

IRA death benefits are taxed the same as IRA distributions.


BORROWING AND LOANS ARE PROHIBITED TRANSACTIONS

You cannot get loans from a traditional IRA. You cannot use a traditional IRA as collateral for a loan or other obligation. If you borrow against your IRA or use it as collateral, its tax-favored status will be lost as of the first day of the tax year in which this prohibited event occurs. If this happens, you must include the value of the traditional IRA in your federal gross income. Also, the early distribution penalty tax of 10% will apply if you have not reached age
59 1/2 before the first day of that tax year.


EARLY DISTRIBUTION PENALTY TAX

A penalty tax of 10% of the taxable portion of a distribution applies to distributions from a traditional IRA made before you reach age 59 1/2. The extra penalty tax does not apply to pre-age 59 1/2 distributions made:

o     on or after your death; or

o     because you are disabled (special federal income tax definition); or


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o     used to pay certain extraordinary medical expenses (special federal income tax definition); or

o used to pay medical insurance premiums for unemployed individuals (special federal income tax definition); or

o used to pay certain first-time home buyer expenses (special federal income tax definition; $10,000 lifetime total limit for these distributions from all your traditional and Roth IRAs); or

o used to pay certain higher education expenses (special federal income tax definition); or

o in the form of substantially equal periodic payments made at least annually over your life (or your life expectancy), or over the joint lives of you and your beneficiary (or your joint life expectancy) using an IRS-approved distribution method.

To meet this last exception, you could elect to apply your contract value to an Income Manager (life annuity with a period certain) payout annuity contract (level payments version). You could also elect the substantially equal withdrawals option. We will calculate the substantially equal annual payments under a method we select based on guidelines issued by the IRS (currently contained in IRS Notice 89-25, Question and Answer 12). Although substantially equal withdrawals and Income Manager payments are not subject to the 10% penalty tax, they are taxable as discussed in "Withdrawals, payments and transfers of funds out of traditional IRAs" above. Once substantially equal withdrawals or Income Manager annuity payments begin, the distributions should not be stopped or changed until after the later of your reaching age 59 1/2 or five years after the date of the first distribution, or the penalty tax, including an interest charge for the prior penalty avoidance, may apply to all prior distributions under this option. Also, it is possible that the IRS could view any additional withdrawal or payment you take from your contract as changing your pattern of substantially equal withdrawals or Income Manager payments for purposes of determining whether the penalty applies.

ROTH INDIVIDUAL RETIREMENT ANNUITIES (ROTH IRAS)

This section of the prospectus covers some of the special tax rules that apply to Roth IRAs. If the rules are the same as those that apply to the traditional IRA, we will refer you to the same topic under "traditional IRAs."

The Equitable Accumulator Select Roth Conversion IRA contract is designed to qualify as a Roth individual retirement annuity under Sections 408A and 408(b) of the Internal Revenue Code.


CONTRIBUTIONS TO ROTH IRAS

Individuals may make three different types of contributions to a Roth IRA:

o taxable rollover contributions from traditional IRAs ("conversion" contributions); or

o     tax-free rollover contributions from other Roth IRAs; or

o tax-free direct custodian-to-custodian transfers from other Roth IRAs ("direct transfers").

Since we only permit direct transfer and rollover contributions under the Equitable Accumulator Select Roth Conversion IRA contract, we do not discuss regular after-tax contributions here.

If you use the forms we require, we will also accept traditional IRA funds which are subsequently recharacterized as Roth IRA funds following special federal income tax rules.


ROLLOVERS AND DIRECT TRANSFERS

WHAT IS THE DIFFERENCE BETWEEN ROLLOVER AND DIRECT TRANSFER TRANSACTIONS? You may make rollover contributions to a Roth IRA from only two sources:

o     another Roth IRA ("tax-free rollover contribution"); or

o another traditional IRA, including a SEP-IRA or SIMPLE-IRA, in a taxable conversion rollover ("conversion contribution").

You may not make contributions to a Roth IRA from a qualified plan under Section 401(a) of the Internal Revenue Code, or a TSA under Section 403(b) of the
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Code. You may make direct transfer contributions to a Roth IRA only from another
Roth IRA.

The difference between a rollover transaction and a direct transfer transaction is the following: in a rollover transaction you actually take possession of the funds rolled over, or are considered to have received them under tax law in the case of a change from one type of plan to another. In a direct transfer transaction, you never take possession of the funds, but direct the first Roth IRA custodian, trustee, or issuer to transfer the first Roth IRA funds directly to Equitable Life, as the Roth IRA issuer. You can make direct transfer transactions only between identical plan types (for example, Roth IRA to Roth
IRA). You can also make rollover transactions between identical plan types. However, you can only use rollover transactions between different plan types (for example, traditional IRA to Roth IRA).

You may make both Roth IRA to Roth IRA rollover transactions and Roth IRA to Roth IRA direct transfer transactions. This can be accomplished on a completely tax-free basis. However, you may make Roth IRA to Roth IRA rollover transactions only once in any 12-month period for the same funds. Trustee-to-trustee or custodian-to-custodian direct transfers can be made more frequently than once a year. Also, if you send us the rollover contribution to apply it to a Roth IRA, you must do so within 60 days after you receive the proceeds from the original IRA to get rollover treatment.

The surviving spouse beneficiary of a deceased individual can roll over or directly transfer an inherited Roth IRA to one or more other Roth IRAs. In some cases, Roth IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court-ordered divorce or separation decree.


CONVERSION CONTRIBUTIONS TO ROTH IRAS

In a conversion rollover transaction, you withdraw (or are considered to have withdrawn) all or a portion of funds from a traditional IRA you maintain and convert it to a Roth IRA within 60 days after you receive (or are considered to have received) the traditional IRA proceeds. Unlike a rollover from a traditional IRA to another traditional IRA, the conversion rollover transaction is not tax free. Instead, the distribution from the traditional IRA is generally fully taxable. For this reason, we are required to withhold 10% federal income tax from the amount converted unless you elect out of such withholding. If you have ever made nondeductible regular contributions to any traditional IRA - whether or not it is the traditional IRA you are converting - a pro rata portion of the distribution is tax free.

There is, however, no early distribution penalty tax on the traditional IRA withdrawal that you are converting to a Roth IRA, even if you are under age 59 1/2.

You cannot make conversion contributions to a Roth IRA for any taxable year in which your adjusted gross income exceeds $100,000. For this purpose, your adjusted gross income is calculated without the gross income stemming from the traditional IRA conversion. You also cannot make conversion contributions to a Roth IRA for any taxable year in which your federal income tax filing status is "married filing separately."

Finally, you cannot make conversion contributions to a Roth IRA to the extent that the funds in your traditional IRA are subject to the annual required minimum distribution rule applicable to traditional IRAs beginning at age
70 1/2.


WITHDRAWALS, PAYMENTS AND TRANSFERS OF FUNDS OUT OF ROTH IRAS

NO FEDERAL INCOME TAX LAW RESTRICTIONS ON WITHDRAWALS. You can withdraw any or all of your funds from a Roth IRA at any time; you do not need to wait for a special event like retirement.


DISTRIBUTIONS FROM ROTH IRAS

Distributions include withdrawals from your contract, surrender of your contract, and annuity payments from your contract. Death benefits are also distributions.

The following distributions from Roth IRAs are free of income tax:

o     Rollover from a Roth IRA to another Roth IRA;


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o     Direct transfer from a Roth IRA to another Roth IRA;

o     Qualified distribution from a Roth IRA; and

o     Return of excess contributions or amounts recharacterized to a traditional
      IRA.

QUALIFIED DISTRIBUTIONS FROM ROTH IRAS. Qualified distributions from Roth IRAs made because of one of the following four qualifying events or reasons are not includable in income:

o     you reach age 59 1/2; or

o     you die; or

o     you become disabled (special federal income tax definition); or

o your distribution is a "qualified first-time homebuyer distribution" (special federal income tax definition; $10,000 lifetime total limit for these distributions from all of your traditional and Roth IRAs).

You also have to meet a five-year aging period. A qualified distribution is any distribution made after the five-taxable-year period beginning with the first taxable year for which you made any contribution to any Roth IRA (whether or not the one from which the distribution is being made). It is not possible to have a tax-free qualified distribution before the year 2003 because of the five-year aging requirement.

NONQUALIFIED DISTRIBUTIONS FROM ROTH IRAS. Nonqualified distributions from Roth IRAs are distributions that do not meet the qualifying event and five-year aging period tests described above. Such distributions are potentially taxable as ordinary income. Nonqualified distributions receive return-of-investment-first treatment. Only the difference between the amount of the distribution and the amount of contributions to all of your Roth IRAs is taxable. You have to reduce the amount of contributions to all of your Roth IRAs to reflect any previous tax-free recoveries.

You must keep your own records of regular and conversion contributions to all Roth IRAs to assure appropriate taxation. You may have to file information on your contributions to and distributions from any Roth IRA on your tax return. You may have to retain all income tax returns and records pertaining to such contributions and distributions until your interests in all Roth IRAs are distributed.

Like traditional IRAs, taxable distributions from a Roth IRA are not entitled to the special favorable five-year averaging method (or, in certain cases, favorable ten-year averaging and long-term capital gain treatment) available in certain cases to distributions from qualified plans.


REQUIRED MINIMUM DISTRIBUTIONS AT DEATH

Same as traditional IRA under "What are the required minimum distribution payments after you die?" Lifetime required minimum distributions do not apply.


PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH

Distributions to a beneficiary generally receive the same tax treatment as if the distribution had been made to you.


BORROWING AND LOANS ARE PROHIBITED TRANSACTIONS

Same as traditional IRA.


EXCESS CONTRIBUTIONS

Generally the same as traditional IRA.

Excess rollover contributions to Roth IRAs are contributions not eligible to be rolled over (for example, conversion contributions from a traditional IRA if your adjusted gross income is in excess of $100,000 in the conversion year).

You can withdraw or recharacterize any contribution to a Roth IRA before the due date (including extensions) for filing your federal income tax return for the tax year. If you do this, you must also withdraw or recharacterize any earnings attributable to the contribution.


EARLY DISTRIBUTION PENALTY TAX

Same as traditional IRA.

For Roth IRAs, special penalty rules may apply to amounts withdrawn attributable to 1998 conversion rollovers.


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SPECIAL RULES FOR NONQUALIFIED CONTRACTS IN QUALIFIED PLANS

Under QP contracts your plan administrator or trustee notifies you as to tax consequences. See Appendix II.


TAX-SHELTERED ANNUITY CONTRACTS (TSAS)


GENERAL

This section of the prospectus covers some of the special tax rules that apply to TSA contracts under Section 403(b) of the Internal Revenue Code (TSAs). If the rules are the same as those that apply to another kind of contract, for example, traditional IRAs, we will refer you to the same topic under "traditional IRAs."


CONTRIBUTIONS TO TSAS

There are two ways you can make contributions to this Equitable Accumulator Select Rollover TSA contract:

o a rollover from another TSA contract or arrangement that meets the requirements of Section 403(b) of the Internal Revenue Code, or

o a full or partial direct transfer of assets ("direct transfer") from another contract or arrangement that meets the requirements of Section 403(b) of the Internal Revenue Code by means of IRS Revenue Ruling 90-24.

With appropriate written documentation satisfactory to us, we will accept rollover contributions from "conduit IRAs" for TSA funds.

If you make a direct transfer, you must fill out our transfer form.

EMPLOYER-REMITTED CONTRIBUTIONS. The Equitable Accumulator Select Rollover TSA contract does not accept employer-remitted contributions. However, we provide the following discussion as part of our description of restrictions on the distribution of funds directly transferred, which include employer-remitted contributions to other TSAs.

Employer-remitted contributions to TSAs made through the employer's payroll are subject to annual limits. (Tax-free transfer or tax-deferred rollover contributions from another 403(b) arrangement are not subject to these annual contribution limits.) Commonly, some or all of the contributions made to a TSA are made under a salary reduction agreement between the employee and the employer. These contributions are called "salary reduction" or "elective deferral" contributions. However, a TSA can also be wholly or partially funded through nonelective employer contributions or after-tax employee contributions. Amounts attributable to salary reduction contributions to TSAs are generally subject to withdrawal restrictions. Also, all amounts attributable to investments in a 403(b)(7) custodial account are subject to withdrawal restrictions discussed below.

ROLLOVER OR DIRECT TRANSFER CONTRIBUTIONS. You may make rollover contributions to your Equitable Accumulator Select Rollover TSA contract from TSAs under
Section 403(b) of the Internal Revenue Code. Generally, you may make a rollover contribution to a TSA when you have a distributable event from an existing TSA as a result of your:

o     termination of employment with the employer who provided the TSA funds; or

o     reaching age 59 1/2 even if you are still employed; or

o     disability (special federal income tax definition).

A transfer occurs when changing the funding vehicle, even if there is no distributable event. Under a direct transfer, you do not receive a distribution. We accept direct transfers of TSA funds under Revenue Ruling 90-24 only if:

o you give us acceptable written documentation as to the source of the funds, and

o the Equitable Accumulator Select contract receiving the funds has provisions at least as restrictive as the source contract.

Before you transfer funds to an Equitable Accumulator Select Rollover TSA contract, you may have to obtain your employer's authorization or demonstrate
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need employer authorization. For example, the transferring TSA may be subject to
Title I of ERISA, if the employer makes matching contributions to salary reduction contributions made by employees. In that case, the employer must continue to approve distributions from the plan or contract.

Your contribution to the Equitable Accumulator Select TSA must be net of the required minimum distribution for the tax year in which we issue the contract if:

o     you are or will be at least age 70 1/2 in the current calendar year, and


o you have separated from service with the employer who provided the funds to purchase the TSA you are transferring or rolling over to the Equitable Accumulator Select Rollover TSA.

This rule applies regardless of whether the source of funds is a:

o     rollover by check of the proceeds from another TSA; or

o     direct rollover from another TSA; or

o     direct transfer under Revenue Ruling 90-24 from another TSA.

Further, you must use the same elections regarding recalculation of your life expectancy (and if applicable, your spouse's life expectancy), if you have already begun to receive required minimum distributions from or with respect to the TSA from which you are making your contribution to the Equitable Accumulator Select Rollover TSA. You must also elect or have elected a minimum distribution calculation method requiring recalculation of your life expectancy (and if applicable, your spouse's life expectancy) if you elect an annuity payout for the funds in this contract subsequent to this year.


DISTRIBUTIONS FROM TSAS

GENERAL. Depending on the terms of the employer plan and your employment status, you may have to get your employer's consent to take a loan or withdrawal. Your employer will tell us this when you establish the TSA through a direct transfer.

WITHDRAWAL RESTRICTIONS. If this is a Revenue Ruling 90-24 direct transfer, we will treat all amounts transferred to this contract and any future earnings on the amount transferred as not eligible for withdrawal until one of the following events happens:

o you are separated from service with the employer who provided the funds to purchase the TSA you are transferring to the Equitable Accumulator Select Rollover TSA; or

o     you reach age 59 1/2; or

o     you die; or

o     you become disabled (special federal income tax definition); or

o     you take a hardship withdrawal (special federal income tax definition).

If any portion of the funds directly transferred to your TSA contract is attributable to amounts that you invested in a 403(b)(7) custodial account, such amounts, including earnings, are subject to withdrawal restrictions. With respect to the portion of the funds that were never invested in a 403(b)(7) custodial account, these restrictions apply to the salary reduction (elective deferral) contributions to a TSA annuity contract you made and any earnings on them. These restrictions do not apply to the amount directly transferred to your TSA contract that represents your December 31, 1988 account balance attributable to salary reduction contributions to a TSA annuity contract and earnings. To take advantage of this grandfathering you must properly notify us in writing at our processing office of your December 31, 1988 account balance if you have qualifying amounts transferred to your TSA contract.

THIS PARAGRAPH APPLIES ONLY TO PARTICIPANTS IN A TEXAS OPTIONAL RETIREMENT PROGRAM. Texas Law permits withdrawals only after one of the following distributable events occur:

(1) the requirements for minimum distribution (discussed under "Required minimum distributions" below) are met; or


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(2)   death; or

(3)   retirement; or

(4) termination of employment in all Texas public institutions of higher education.

For you to make a withdrawal, we must receive a properly completed written acknowledgement from the employer. If a distributable event occurs before you are vested, we will refund to the employer any amounts provided by an employer's first-year matching contribution. We reserve the right to change these provisions without your consent, but only to the extent necessary to maintain compliance with applicable law. Loans are not permitted under Texas Optional Retirement Programs.

TAX TREATMENT OF DISTRIBUTIONS. Amounts held under TSAs are generally not subject to federal income tax until benefits are distributed. Distributions include withdrawals from your TSA contract and annuity payments from your TSA contract. Death benefits paid to a beneficiary are also taxable distributions. Unless an exception applies, amounts distributed from TSAs are includable in gross income as ordinary income. Distributions from TSAs may be subject to 20% federal income tax withholding. See "Federal and state income tax withholding and information reporting" below. In addition, TSA distributions may be subject to additional tax penalties.

If you have made after-tax contributions, you will have a tax basis in your TSA contract, which will be recovered tax-free. Since we do not track your investment in the contract, if any, it is your responsibility to determine how much of the distribution is taxable.

DISTRIBUTIONS BEFORE ANNUITY PAYMENTS BEGIN. On a total surrender, the amount received in excess of the investment in the contract is taxable. We will report the total amount of the distribution. The amount of any partial distribution from a TSA prior to the annuity starting date is generally taxable, except to the extent that the distribution is treated as a withdrawal of after-tax contributions. Distributions are normally treated as pro rata withdrawals of after-tax contributions and earnings on those contributions.

ANNUITY PAYMENTS. If you elect an annuity payout option, you will recover any investment in the contract as each payment is received by dividing the investment in the contract by an expected return determined under an IRS table prescribed for qualified annuities. The amount of each payment not excluded from income under this exclusion ratio is fully taxable. The full amount of the payments received after your investment in the contract is recovered is fully taxable. If you (and your beneficiary under a joint and survivor annuity) die before recovering the full investment in the contract, a deduction is allowed on your (or your beneficiary's) final tax return.


PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH

Death benefit distributions from a TSA generally receive the same tax treatment as distributions during your lifetime. In some instances, distributions from a TSA made to your surviving spouse may be rolled over to a traditional IRA.


LOANS FROM TSAS

You may take loans from a TSA unless restricted by the employer (for example, under an employer plan subject to ERISA). If you cannot take a loan, or cannot take a loan without approval from the employer who provided the funds, we will have this information in our records based on what you and the employer who provided the TSA funds told us when you purchased your contract.

Loans are generally not treated as a taxable distribution. If the amount of the loan exceeds permissible limits under federal income tax rules when made, the amount of the excess is treated (solely for tax purposes) as a taxable distribution. Additionally, if the loan is not repaid at least quarterly, amortizing (paying down) interest and principal, the amount not repaid when due will be treated as a taxable distribution. Under Proposed Treasury Regulations the entire unpaid balance of the loan is includable in income in the year of the default.

TSA loans are subject to federal income tax limits and may also be subject to the limits of the plan from which the funds came. Federal income tax rule requirements apply even if the


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plan is not subject to ERISA. For example, loans offered by TSAs are subject to the following conditions:

o The amount of a loan to a participant, when combined with all other loans to the participant from all qualified plans of the employer, cannot exceed the lesser of:

(1) the greater of $10,000 or 50% of the participant's nonforfeitable accrued benefits; and

(2) $50,000 reduced by the excess (if any) of the highest outstanding loan balance over the previous twelve months over the outstanding loan balance of plan loans on the date the loan was made.

o In general, the term of the loan cannot exceed five years unless the loan is used to acquire the participant's primary residence. Equitable Accumulator Select Rollover TSA contracts have a term limit of 10 years for loans used to acquire the participant's primary residence.

o All principal and interest must be amortized in substantially level payments over the term of the loan, with payments being made at least quarterly.

The amount borrowed and not repaid may be treated as a distribution if:

o     the loan does not qualify under the conditions above;

o     the participant fails to repay the interest or principal when due; or

o in some instances, the participant separates from service with the employer who provided the funds or the plan is terminated.

In this case, the participant may have to include the unpaid amount due as ordinary income. In addition, the 10% early distribution penalty tax may apply. The amount of the unpaid loan balance is reported to the IRS on Form 1099-R as a distribution.


TAX-DEFERRED ROLLOVERS AND DIRECT TRANSFERS

You may roll over any "eligible rollover distribution" from a TSA into another eligible retirement plan, either directly or within 60 days of your receiving the distribution. To the extent rolled over, a distribution remains tax-deferred.

You may roll over a distribution from a TSA to another TSA or to a traditional IRA. A spousal beneficiary may roll over death benefits only to a traditional IRA.

The taxable portion of most distributions will be eligible for rollover, except as specifically excluded under federal income tax rules. Distributions that you cannot roll over generally include periodic payments for life or for a period of 10 years or more, hardship withdrawals, and required minimum distributions under federal income tax rules.

Direct transfers of TSA funds from one TSA to another under Revenue Ruling 90-24 are not distributions.


REQUIRED MINIMUM DISTRIBUTIONS

Generally the same as traditional IRA with these differences:

WHEN YOU HAVE TO TAKE THE FIRST REQUIRED MINIMUM DISTRIBUTION. The minimum distribution rules force TSA participants to start calculating and taking annual distributions from their TSAs by a required date. Generally, you must take the first required minimum distribution for the calendar year in which you turn age 70 1/2. You may be able to delay the start of required minimum distributions for all or part of your account balance until after age 70 1/2, as follows:

o For TSA participants who have not retired from service with the employer who provided the funds for the TSA by the calendar year the participant turns age 70 1/2, the required beginning date for minimum distributions is extended to April 1 following the calendar year of retirement.

o TSA plan participants may also delay the start of required minimum distributions to age 75 of the portion of their account value attributable to their December 31, 1986 TSA account balance, even if retired at age
      70 1/2. We will know whether or not you qualify for this exception because it will only apply to people who establish their Equitable Accumulator Select Rollover TSA by direct Revenue Ruling 90-24 transfers. If you do not give us the amount of your


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December 31, 1986 account balance that is being transferred to the Equitable
Accumulator Select Rollover TSA on the form used to establish the TSA, you do not qualify.


SPOUSAL CONSENT RULES

This will only apply to you if you establish your Equitable Accumulator Select Rollover TSA by direct Revenue Ruling 90-24 transfer. Your employer will tell us on the form used to establish the TSA whether or not you need to get spousal consent for loans, withdrawals, or other distributions. If you do, you will need such consent if you are married when you request a withdrawal under the TSA contract. In addition, unless you elect otherwise with the written consent of your spouse, the retirement benefits payable under the plan must be paid in the form of a qualified joint and survivor annuity. A qualified joint and survivor annuity is payable for the life of the annuitant with a survivor annuity for the life of the spouse in an amount not less than one-half of the amount payable to the annuitant during his or her lifetime. In addition, if you are married, the beneficiary must be your spouse, unless your spouse consents in writing to the designation of another beneficiary.

If you are married and you die before annuity payments have begun, payments will be made to your surviving spouse in the form of a life annuity unless at the time of your death a contrary election was in effect. However, your surviving spouse may elect, before payments begin, to receive payments in any form permitted under the terms of the TSA contract and the plan of the employer who provided the funds for the TSA.


EARLY DISTRIBUTION PENALTY TAX

A penalty tax of 10% of the taxable portion of a distribution applies to distributions from a TSA before you reach age 59 1/2. This is in addition to any income tax. There are exceptions to the extra penalty tax. No penalty tax applies to pre-age 59 1/2 distributions made:

o     on or after your death; or

o     because you are disabled (special federal income tax definition); or

o to pay for certain extraordinary medical expenses (special federal income tax definition); or

o     if you are separated from service, any form of payout after you are age
      55; or

o only if you are separated from service, a payout in the form of substantially equal periodic payments made at least annually over your life (or your life expectancy), or over the joint lives of you and your beneficiary (or your joint life expectancy) using an IRS-approved distribution method.


FEDERAL AND STATE INCOME TAX WITHHOLDING AND INFORMATION REPORTING

We must withhold federal income tax from distributions from annuity contracts. You may be able to elect out of this income tax withholding in some cases. Generally, we do not have to withhold if your distributions are not taxable. The rate of withholding will depend on the type of distribution and, in certain cases, the amount of your distribution. Any income tax withheld is a credit against your income tax liability. If you do not have sufficient income tax withheld or do not make sufficient estimated income tax payments, you may incur penalties under the estimated income tax rules.

You must file your request not to withhold in writing before the payment or distribution is made. Our processing office will provide forms for this purpose. You cannot elect out of withholding unless you provide us with your correct Taxpayer Identification Number and a United States residence address. You cannot elect out of withholding if we are sending the payment out of the United States.

You should note the following special situations:

o We might have to withhold and/or report on amounts we pay under a free look or cancellation.

o We are generally required to withhold on conversion rollovers of traditional IRAs to Roth IRAs, as it is considered a withdrawal from the traditional IRA and is taxable.


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o     We are required to withhold on the gross amount of a distribution from a
      Roth IRA unless you elect out of withholding. This may result in tax being withheld even though the Roth IRA distribution is not taxable in whole or in part.

Special withholding rules apply to foreign recipients and United States citizens residing outside the United States. We do not discuss these rules here. Certain states have indicated that state income tax withholding will also apply to payments from the contracts made to residents. In some states, you may elect out of state withholding, even if federal withholding applies. Generally, an election out of federal withholding will also be considered an election out of state withholding. If you need more information concerning a particular state or any required forms, call our processing office at the toll-free number.


FEDERAL INCOME TAX WITHHOLDING ON PERIODIC ANNUITY PAYMENTS

We withhold differently on "periodic" and "non-periodic" payments. For a periodic annuity payment, for example, unless you specify a different number of withholding exemptions, we withhold assuming that you are married and claiming three withholding exemptions. If you do not give us your correct Taxpayer Identification Number, we withhold as if you are single with no exemptions.

Based on the assumption that you are married and claiming three withholding exemptions, if you receive less than $14,880 in periodic annuity payments in 2000, your payments will generally be exempt from federal income tax withholding. You could specify a different choice of withholding exemption or request that tax be withheld. Your withholding election remains effective unless and until you revoke it. You may revoke or change your withholding election at any time.


FEDERAL INCOME TAX WITHHOLDING ON NON-PERIODIC ANNUITY PAYMENTS (WITHDRAWALS)

For a non-periodic distribution (total surrender or partial withdrawal), we generally withhold at a flat 10% rate. We apply that rate to the taxable amount in the case of nonqualified contracts, and to the payment amount in the case of IRAs and Roth IRAs.

You cannot elect out of withholding if the payment is an eligible rollover distribution from a qualified plan or TSA. If a non-periodic distribution from a qualified plan or TSA is not an eligible rollover distribution then the 10% withholding rate applies.


MANDATORY WITHHOLDING FROM TSA AND QUALIFIED PLAN DISTRIBUTIONS

Unless you have the distribution go directly to the new plan, eligible rollover distributions from qualified plans and TSAs are subject to mandatory 20% withholding. An eligible rollover distribution from a TSA can be rolled over to another TSA or a traditional IRA. An eligible rollover distribution from a qualified plan can be rolled over to another qualified plan or traditional IRA. All distributions from a TSA or qualified plan are eligible rollover distributions unless they are on the following list of exceptions:

o     any after-tax contributions you made to the plan; or

o any distributions which are required minimum distributions after age 70 1/2 or separation from service; or

o     hardship withdrawals; or

o substantially equal periodic payments made at least annually for your life (or life expectancy) or the joint lives (or joint life expectancy) of you and your designated beneficiary; or

o substantially equal periodic payments made for a specified period of 10 years or more; or

o     corrective distributions that fit specified technical tax rules; or

o     loans that are treated as distributions; or

o     a death benefit payment to a beneficiary who is not your surviving spouse;
      or


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o     a qualified domestic relations order distribution to a beneficiary who is not your current spouse or former spouse.

A death benefit payment to your surviving spouse, or a qualified domestic relations order distribution to your current or former spouse, may be a distribution subject to mandatory 20% withholding.


IMPACT OF TAXES TO EQUITABLE LIFE

The contracts provide that we may charge Separate Account No. 49 for taxes. We do not now, but may in the future set up reserves for such taxes.


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ABOUT OUR SEPARATE ACCOUNT NO. 49

Each variable investment option is a subaccount of our Separate Account No. 49. We established Separate Account No. 49 in 1996 under special provisions of the New York Insurance Law. These provisions prevent creditors from any other business we conduct from reaching the assets we hold in our variable investment options for owners of our variable annuity contracts. We are the legal owner of all of the assets in Separate Account No. 49 and may withdraw any amounts that exceed our reserves and other liabilities with respect to variable investment options under our contracts. The results of Separate Account No. 49's operations are accounted for without regard to Equitable Life's other operations.

Separate Account No. 49 is registered under the Investment Company Act of 1940 and is classified by that act as a "unit investment trust." The SEC, however, does not manage or supervise Equitable Life or Separate Account No. 49.

Each subaccount (variable investment option) within Separate Account No. 49 invests solely in class IB shares issued by the corresponding portfolio of EQ Advisors Trust.

We reserve the right subject to compliance with laws that apply:

(1) to add variable investment options to, or to remove variable investment options from, Separate Account No. 49, or to add other separate accounts;

(2)   to combine any two or more variable investment options;

(3) to transfer the assets we determine to be the shares of the class of contracts to which the contracts belong from any variable investment option to another variable investment option;

(4) to operate Separate Account No. 49 or any variable investment option as a management investment company under the Investment Company Act of 1940 (in which case, charges and expenses that otherwise would be assessed against an underlying mutual fund would be assessed against Separate Account No. 49 or a variable investment option directly);

(5) to deregister Separate Account No. 49 under the Investment Company Act of 1940;

(6)   to restrict or eliminate any voting rights as to Separate Account No. 49;
      and

(7) to cause one or more variable investment options to invest some or all of their assets in one or more other trusts or investment companies.


ABOUT EQ ADVISORS TRUST

EQ Advisors Trust is registered under the Investment Company Act of 1940. It is classified as an "open-end management investment company," more commonly called a mutual fund. EQ Advisors Trust issues different shares relating to each portfolio.

Equitable Life serves as the investment manager of EQ Advisors Trust. As such, Equitable Life oversees the activities of the investment advisers with respect to EQ Advisors Trust and is responsible for retaining or discontinuing the services of those advisers. (Prior to September 1999 EQ Financial Consultants, Inc., the predecessor to AXA Advisors, LLC and an affiliate of Equitable Life, served as investment manager to EQ Advisors Trust.)

EQ Advisors Trust commenced operations on May 1, 1997. For periods prior to October 18, 1999 the Alliance portfolios (other than EQ/Alliance Premier Growth) were part of The Hudson River Trust. On October 18, 1999, these portfolios became corresponding portfolios of EQ Advisors Trust.

EQ Advisors Trust does not impose sales charges or "loads" for buying and selling its shares. All dividends and other distributions on Trust shares are reinvested in full. The Board of Trustees of EQ Advisors Trust may establish additional portfolios or eliminate existing portfolios at any time. More detailed information about EQ Advisors Trust, the portfolio investment objectives, policies, restrictions, risks, expenses, Rule 12b-1 Plan relating to its Class IB shares, and other aspects of its operations, appears in the prospectus for EQ Advisors Trust, attached at the end of this prospectus, or in its SAI which is available upon request.


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ABOUT OUR FIXED MATURITY OPTIONS


RATES TO MATURITY AND PRICE PER $100 OF MATURITY VALUE

We can determine the amount required to be allocated to one or more fixed maturity options in order to produce specified maturity values. For example, we can tell you how much you need to allocate per $100 of maturity value.

The rates to maturity for new allocations as of March 15, 2000 and the related price per $100 of maturity value were as follows:



-------------------------------------------------------------
   FIXED MATURITY
      OPTIONS
 WITH FEBRUARY 15TH       RATE TO MATURITY         PRICE
  MATURITY DATE OF             AS OF            PER $100 OF
    MATURITY YEAR         MARCH 15, 2000       MATURITY VALUE
-------------------------------------------------------------
        2001                    4.20%             $ 96.27
        2002                    4.91%             $ 91.19
        2003                    5.43%             $ 85.68
        2004                    5.51%             $ 81.02
        2005                    5.62%             $ 76.39
        2006                    5.70%             $ 72.00
        2007                    5.77%             $ 67.81
        2008                    5.83%             $ 63.82
        2009                    5.92%             $ 59.84
        2010                    5.98%             $ 56.18
------------------------------------------------------------

HOW WE DETERMINE THE MARKET VALUE ADJUSTMENT

We use the following procedure to calculate the market value adjustment (up or down) we make if you withdraw all of your value from a fixed maturity option before its maturity date.

(1) We determine the market adjusted amount on the date of the withdrawal as follows:

      (a) We determine the fixed maturity amount that would be payable on the maturity date, using the rate to maturity for the fixed maturity option.

      (b) We determine the period remaining in your fixed maturity option (based on the withdrawal date) and convert it to fractional years based on a 365-day year. For example, three years and 12 days becomes 3.0329.

      (c) We determine the current rate to maturity that applies on the withdrawal date to new allocations to the same fixed maturity option.

      (d) We determine the present value of the fixed maturity amount payable at the maturity date, using the period determined in (b) and the rate determined in (c).

(2)   We determine the fixed maturity amount as of the current date.

(3) We subtract (2) from the result in (1)(d). The result is the market value adjustment applicable to such fixed maturity option, which may be positive or negative.
-----------------------------------------------------------------------------

Your market adjusted amount is the present value of the maturity value discounted at the rate to maturity in effect for new contributions to that same fixed maturity option on the date of the calculation.
-----------------------------------------------------------------------------

If you withdraw only a portion of the amount in a fixed maturity option, the market value adjustment will be a percentage of the market value adjustment that would have applied if you had withdrawn the entire value in that fixed maturity option. This percentage is equal to the percentage of the value in the fixed maturity option that you are withdrawing. See Appendix III for an example.




For purposes of calculating the rate to maturity for new allocations to a fixed maturity option (see (1)(c) above), we use the rate we have in effect for new allocations to that fixed maturity option. We use this rate even if new allocations to that option would not be accepted at that time. This rate will not be less than 3%. If we do not have a rate to maturity in effect for a fixed maturity option to which the "current rate to maturity" in (1)(c) above would apply, we will use the rate at the next closest maturity date. If we are no longer offering new fixed maturity options, the "current rate to maturity" will be determined in accordance with our procedures then in effect. We reserve the right to

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add up to 0.25% to the current rate in (1)(c) above for purposes of calculating the market value adjustment only.


INVESTMENTS UNDER THE FIXED MATURITY OPTIONS

Amounts allocated to the fixed maturity options are held in a "nonunitized" separate account we have established under the New York Insurance Law. This separate account provides an additional measure of assurance that we will make full payment of amounts due under the fixed maturity options. Under New York Insurance Law, the portion of the separate account's assets equal to the reserves and other contract liabilities relating to the contracts are not chargeable with liabilities from any other business we may conduct. We own the assets of the separate account, as well as any favorable investment performance on those assets. You do not participate in the performance of the assets held in this separate account. We may, subject to state law that applies, transfer all assets allocated to the separate account to our general account. We guarantee all benefits relating to your value in the fixed maturity options, regardless of whether assets supporting fixed maturity options are held in a separate account or our general account.

We have no specific formula for establishing the rates to maturity for the fixed maturity options. We expect the rates to be influenced by, but not necessarily correspond to, among other things, the yields that we can expect to realize on the separate account's investments from time to time. Our current plans are to invest in fixed-income obligations, including corporate bonds, mortgage-backed and asset-backed securities, and government and agency issues having durations in the aggregate consistent with those of the fixed maturity options.

Although the above generally describes our plans for investing the assets supporting our obligations under the fixed maturity options under the contracts, we are not obligated to invest those assets according to any particular plan except as we may be required to by state insurance laws. We will not determine the rates to maturity we establish by the performance of the nonunitized separate account.

ABOUT THE GENERAL ACCOUNT

Our general account supports all of our policy and contract guarantees, including those that apply to the fixed maturity options, as well as our general obligations.

The general account is subject to regulation and supervision by the Insurance Department of the State of New York and to the insurance laws and regulations of all jurisdictions where we are authorized to do business. Because of exemptions and exclusionary provisions that apply, interests in the general account have not been registered under the Securities Act of 1933, nor is the general account an investment company under the Investment Company Act of 1940. However, the market value adjustment interests under the contracts are registered under the Securities Act of 1933.

We have been advised that the staff of the SEC has not reviewed the portions of this prospectus that relate to the general account (other than market value adjustment interests). The disclosure with regard to the general account, however, may be subject to certain provisions of the federal securities laws relating to the accuracy and completeness of statements made in prospectuses.


ABOUT OTHER METHODS OF PAYMENT


WIRE TRANSMITTALS

We accept initial contributions sent by wire to our processing office by agreement with certain broker-dealers. The transmittals must be accompanied by information we require to allocate your contribution. Wire orders not accompanied by complete information may be retained as described under "How you can make your contributions" in "Contract features and benefits."

Even if we accept the wire order and essential information, a contract generally will not be issued until we receive and accept a properly completed application. In certain cases we may issue a contract based on information forwarded electronically. In these cases, you must sign our Acknowledgement of Receipt form.


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 Where we require a signed application, no financial transactions will be permitted until we receive the signed application and have issued the contract. Where we require an Acknowledgement of Receipt form, financial transactions are only permitted if you request them in writing, sign the request and have it signature guaranteed, until we receive the signed Acknowledgement of Receipt form.

 After your contract has been issued, additional contributions may be transmitted by wire.


AUTOMATIC INVESTMENT PROGRAM - FOR NQ CONTRACTS ONLY

You may use our automatic investment program, or "AIP," to have a specified amount automatically deducted from a checking account, money market account, or credit union checking account and contributed as an additional contribution into an NQ contract on a monthly or quarterly basis. AIP is not available for Rollover IRA, Roth Conversion IRA, QP, or Rollover TSA contracts.

The minimum amounts we will deduct are $100 monthly and $300 quarterly. AIP additional contributions may be allocated to any of the variable investment options and available fixed maturity options. You choose the day of the month you wish to have your account debited. However, you may not choose a date later than the 28th day of the month.

You may cancel AIP at any time by notifying our processing office. We are not responsible for any debits made to your account before the time written notice of cancellation is received at our processing office.


DATES AND PRICES AT WHICH CONTRACT EVENTS OCCUR

We describe below the general rules for when, and at what prices, events under your contract will occur. Other portions of this prospectus describe circumstances that may cause exceptions. We generally do not repeat those exceptions below.

BUSINESS DAY

Our business day is any day the New York Stock Exchange is open for trading. Our business day generally ends at 4:00 p.m., Eastern Time for purposes of determining the date when contributions are applied and any other transaction requests are processed. We may, however, close due to emergency conditions. Contributions will be applied and any other transaction requests will be processed when they are received along with all the required information.

o If your contribution, transfer, or any other transaction request, containing all the required information, reaches us on a non-business day or after 4:00 p.m. on a business day, we will use the next business day.

o A loan request under your Rollover TSA contract will be processed on the first business day of the month following the date on which the properly completed loan request form is received.

o If your transaction is set to occur on the same day of the month as the contract date and that date is the 29th, 30th or 31st of the month, then the transaction will occur on the 1st day of the next month.

o When a charge is to be deducted on a contract date anniversary that is a non-business day, we will deduct the charge on the next business day.


CONTRIBUTIONS AND TRANSFERS

o Contributions allocated to the variable investment options are invested at the value next determined after the close of the business day.

o Contributions allocated to a fixed maturity option will receive the rate to maturity in effect for that fixed maturity option on that business day.

o Transfers to or from variable investment options will be made at the value next determined after the close of the business day.

o Transfers to a fixed maturity option will be based on the rate to maturity in effect for that fixed maturity option on the business day of the transfer.


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ABOUT YOUR VOTING RIGHTS

As the owner of the shares of EQ Advisors Trust we have the right to vote on certain matters involving the portfolios, such as:

o     the election of trustees; or

o     the formal approval of independent auditors selected for EQ Advisors
      Trust; or

o any other matters described in the prospectus for EQ Advisors Trust or requiring a shareholders' vote under the Investment Company Act of 1940.

We will give contract owners the opportunity to instruct us how to vote the number of shares attributable to their contracts if a shareholder vote is taken. If we do not receive instructions in time from all contract owners, we will vote the shares of a portfolio for which no instructions have been received in the same proportion as we vote shares of that portfolio for which we have received instructions. We will also vote any shares that we are entitled to vote directly because of amounts we have in a portfolio in the same proportions that contract owners vote.


VOTING RIGHTS OF OTHERS

Currently, we control EQ Advisors Trust. Its shares are sold to our separate accounts and an affiliated qualified plan trust. In addition, shares of EQ Advisors Trust are held by separate accounts of insurance companies both affiliated and unaffiliated with us. Shares held by these separate accounts will probably be voted according to the instructions of the owners of insurance policies and contracts issued by those insurance companies. While this will dilute the effect of the voting instructions of the contract owners, we currently do not foresee any disadvantages because of this. The Board of Trustees of EQ Advisors Trust intends to monitor events in order to identify any material irreconcilable conflicts that may arise and to determine what action, if any, should be taken in response. If we believe that a response to any of those events insufficiently protects our contract owners, we will see to it that appropriate action is taken.

SEPARATE ACCOUNT NO. 49 VOTING RIGHTS

If actions relating to Separate Account No. 49 require contract owner approval, contract owners will be entitled to one vote for each unit they have in the variable investment options. Each contract owner who has elected a variable annuity payout option may cast the number of votes equal to the dollar amount of reserves we are holding for that annuity in a variable investment option divided by the annuity unit value for that option. We will cast votes attributable to any amounts we have in the variable investment options in the same proportion as votes cast by contract owners.


CHANGES IN APPLICABLE LAW

The voting rights we describe in this prospectus are created under applicable federal securities laws. To the extent that those laws or the regulations published under those laws eliminate the necessity to submit matters for approval by persons having voting rights in separate accounts of insurance companies, we reserve the right to proceed in accordance with those laws or regulations.


ABOUT LEGAL PROCEEDINGS

Equitable Life and its affiliates are parties to various legal proceedings. In our view, none of these proceedings is likely to have a material adverse effect upon Separate Account No. 49, our ability to meet our obligations under the contracts, or the distribution of the contracts.


ABOUT OUR INDEPENDENT ACCOUNTANTS

The consolidated financial statements of Equitable Life at December 31, 1999 and 1998, and for the three years ended December 31, 1999 in this prospectus by reference to the 1999 Annual Report on Form 10-K are incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.


FINANCIAL STATEMENTS

The financial statements of Separate Account No. 49, as well as the consolidated financial statements of Equitable Life,


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are in the SAI. The SAI is available free of charge. You may request one by writing to our processing office or calling 1-800-789-7771.


TRANSFERS OF OWNERSHIP, COLLATERAL ASSIGNMENTS, LOANS, AND BORROWING

You can transfer ownership of an NQ contract at any time before annuity payments begin. We will continue to treat you as the owner until we receive written notification of any change at our processing office. You cannot assign your NQ contract as collateral or security for a loan. Loans are also not available under your NQ contract. In some cases, an assignment or change of ownership may have adverse tax consequences. See "Tax information" earlier in this prospectus.

You cannot assign or transfer ownership of Rollover IRA, Roth Conversion IRA, QP, or Rollover TSA contract except by surrender to us. Loans are not available and you cannot assign Rollover IRA, Roth Conversion IRA, QP or Rollover TSA contracts as security for a loan or other obligation. If the employer that provided the funds does not restrict them, loans are available under a Rollover TSA contract.

For limited transfers of ownership after the owner's death see "Beneficiary continuation option" in "Payment of death benefit" earlier in this prospectus. You may direct the transfer of the values under your Rollover IRA, Roth Conversion IRA, QP, or Rollover TSA contract to another similar arrangement.


DISTRIBUTION OF THE CONTRACTS

Equitable Distributors, Inc. ("EDI"), an indirect, wholly owned subsidiary of Equitable Life, is the distributor of the contracts and has responsibility for sales and marketing functions for Separate Account No. 49. EDI serves as the principal underwriter of Separate Account No. 49. EDI also acts as distributor for other Equitable Life annuity products with different features, expenses, and fees. EDI is registered with the SEC as a broker-dealer and is a member of the National Association of Securities Dealers, Inc. EDI's principal business address is 1290 Avenue of the Americas, New York, New York 10104. Under a distribution agreement between EDI, Equitable Life, and certain of Equitable Life's separate accounts, including Separate Account No. 49, Equitable Life paid EDI distribution fees of $46,957,345 for 1999, $35,452,793 for 1998, and
$9,566,343 for 1997 as the distributor of certain contracts, including these contracts, and as the principal underwriter of several Equitable Life separate accounts, including Separate Account No. 49.

The contracts will be sold by registered representatives of EDI, as well as by affiliated and unaffiliated broker-dealers with which EDI has entered into selling agreements. We pay broker-dealer sales compensation that will not exceed an amount equal to 1% annually of the account value on a contract date anniversary. EDI may also receive compensation and reimbursement for its marketing services under the terms of its distribution agreement with Equitable Life. Broker-dealers receiving sales compensation will generally pay a portion of it to their registered representatives as commissions related to sales of the contracts. The offering of the contracts is intended to be continuous.

9
INVESTMENT PERFORMANCE


-----------
    68
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We provide the following tables to show five different measurements of the investment performance of the variable investment options and/or the portfolios in which they invest. We include these tables because they may be of general interest to you.

Table 1 shows the average annual total return of the variable investment options. Average annual total return is the annual rate of growth that would be necessary to achieve the ending value of a contribution invested in the variable investment options for the periods shown.

Table 2 shows the growth of a hypothetical $1,000 investment in the variable investment options over the periods shown. Both Tables 1 and 2 take into account all current fees and charges under the contract, including the optional baseBUILDER benefits charge, but do not reflect the charges designed to approximate certain taxes imposed on us, such as premium taxes in your state or any applicable annuity administrative fee.

Tables 3, 4, and 5 show the rates of return of the variable investment options on an annualized, cumulative, and year-by-year basis. These tables take into account all current fees and charges under the contract, but do not reflect the optional baseBUILDER benefits charge or the charges designed to approximate certain taxes imposed on us, such as premium taxes in your state or any applicable annuity administrative fee. If the charges were reflected they would effectively reduce the rates of return shown.

In all cases the results shown are based on the actual historical investment experience of the portfolios in which the variable investment options invest. In some cases, the results shown relate to periods when the variable investment options and/or the contracts were not available. In those cases, we adjusted the results of the portfolios to reflect the charges under the contracts that would have applied had the investment options and/or contracts been available. The contracts were first offered on October 1, 1997.

For the "Alliance" portfolios (other than EQ/Alliance Premier Growth), we have adjusted the results prior to October 1996, when Class IB shares for these portfolios were not available, to reflect the 12b-1 fees currently imposed. Finally, the results shown for the Alliance Money Market and Alliance Common Stock options for periods before March 22, 1985 reflect the results of the variable investment options that preceded them. The "Since portfolio inception" figures for these options are based on the date of inception of the preceding variable investment options. We have adjusted these results to reflect the maximum investment advisory fee payable for the portfolios, as well as an assumed charge of 0.06% for direct operating expenses.

EQ Advisors Trust commenced operations on May 1, 1997. For periods prior to October 18, 1999 the Alliance portfolios (other than EQ/Alliance Premier Growth) were part of The Hudson River Trust. On October 18, 1999, these portfolios became corresponding portfolios of EQ Advisors Trust. In each case, the performance shown is for the indicated EQ Advisors Trust portfolio and any predecessors that it may have had.

All rates of return presented are time-weighted and include reinvestment of investment income, including interest and dividends.

From time to time, we may advertise different measurements of the investment performance of the variable investment options and/or the portfolios, including the measurements reflected in the tables below.


THE PERFORMANCE INFORMATION SHOWN BELOW AND THE PERFORMANCE INFORMATION THAT WE ADVERTISE REFLECT PAST PERFORMANCE AND DO NOT INDICATE HOW THE VARIABLE INVESTMENT OPTIONS MAY PERFORM IN THE FUTURE. SUCH INFORMATION ALSO DOES NOT REPRESENT THE RESULTS EARNED BY ANY PARTICULAR INVESTOR. YOUR RESULTS WILL DIFFER.



BENCHMARKS

Tables 3 and 4 compare the performance of variable investment options to market indices that serve as benchmarks. Market indices are not subject to any charges for investment advisory fees, brokerage commission or other operating expenses typically associated with a managed


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portfolio. Also, they do not reflect other contract charges such as the mortality and expense risks charge, administrative charge, distribution charge, or optional benefit charge. Comparisons with these benchmarks, therefore, may be of limited use. We include them because they are widely known and may help you to understand the universe of securities from which each portfolio is likely to select its holdings. Benchmark data reflect the reinvestment of dividend income. The benchmarks include:


--------------------------------------------------------------------------------
 EQ/AGGRESSIVE STOCK: 50% Russell 2000 Index and 50%
   Standard & Poor's Mid-Cap Total Return Index.
 ALLIANCE COMMON STOCK: Standard & Poor's 500 Index.
 ALLIANCE HIGH YIELD:  Benchmark #1 - Merrill Lynch High Yield
   Master Index and Benchmark #2 - Credit Suisse First Boston
   Global High Yield Index.
 ALLIANCE MONEY MARKET: Salomon Brothers Three-Month T-Bill
   Index.
 EQ/ALLIANCE PREMIER GROWTH: Standard & Poor's 500 Index.
 ALLIANCE SMALL CAP GROWTH: Russell 2000 Growth Index.
 EQ/ALLIANCE TECHNOLOGY: Lipper Specialty Funds Average.
 BT EQUITY 500 INDEX: Standard & Poor's 500 Index.
 BT SMALL COMPANY INDEX: Russell 2000 Index.
 BT INTERNATIONAL EQUITY INDEX: Morgan Stanley Capital
   International Europe, Australia, Far East Index.
 CAPITAL GUARDIAN INTERNATIONAL: Morgan Stanley Capital
   International Europe, Australia, Far East Index.
 CAPITAL GUARDIAN RESEARCH: Standard & Poor's 500 Index.
 CAPITAL GUARDIAN U.S. EQUITY:  Standard & Poor's 500 Index.
 EQ/EVERGREEN: Benchmark #1 - Russell 2000 Index, and
   Benchmark #2 - Standard & Poor's 500 Index.
 EQ/EVERGREEN FOUNDATION: 60% Standard & Poor's 500
   Index/40% Lehman Brothers Aggregate Bond Index.
 J.P. MORGAN CORE BOND: Salomon Brothers Broad Investment
   Grade Bond.
 LAZARD LARGE CAP VALUE: Standard & Poor's 500 Index.
 LAZARD SMALL CAP VALUE: Russell 2000 Index.
 MFS EMERGING GROWTH COMPANIES: Russell 2000 Index.
 MFS GROWTH WITH INCOME: Standard & Poor's 500 Index.
 MFS RESEARCH: Standard & Poor's 500 Index.
 MERCURY BASIC VALUE EQUITY: Standard & Poor's 500 Index.
 MERCURY WORLD STRATEGY: 36% Standard & Poor's 500 Index/24%
   Morgan Stanley Capital International Europe, Australia, Far East
   Index/21% Salomon Brothers U.S. Treasury Bond 1 Year+14%
   Salomon Brothers World Government Bond (excluding U.S.)/ and
   5% Three-Month U.S. Treasury Bill.
 MORGAN STANLEY EMERGING MARKETS EQUITY: Morgan Stanley
   Capital International Emerging Markets Free Price Return Index.
 EQ/PUTNAM GROWTH & INCOME VALUE: Standard & Poor's 500
   Index.
 EQ/PUTNAM INTERNATIONAL EQUITY: Morgan Stanley Capital
   International Europe, Australia, Far East Index.
 EQ/PUTNAM INVESTORS GROWTH: Standard & Poor's 500 Index.
--------------------------------------------------------------------------------

LIPPER SURVEY. The Lipper Variable Insurance Products Performance Analysis Survey (Lipper Survey) records the performance of a large group of variable annuity products, including managed separate accounts of insurance companies. According to Lipper Analytical Services, Inc. (Lipper), the data are presented net of investment management fees, direct operating expenses and asset-based charges applicable under annuity contracts. Lipper data provide a more accurate picture than market benchmarks of the Equitable Accumulator Select performance relative to other variable annuity products.


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                                     TABLE 1
AVERAGE ANNUAL TOTAL RETURN UNDER A CONTRACT SURRENDERED ON DECEMBER 31, 1999:

-------------------------------------------------------------------------------------------------------------------
                                                               LENGTH OF INVESTMENT PERIOD
                                         --------------------------------------------------------------------------
                                                                                           SINCE         SINCE
                                             1           3          5           10         OPTION      PORTFOLIO
VARIABLE INVESTMENT OPTIONS                 YEAR       YEARS      YEARS       YEARS       INCEPTION*   INCEPTION**
-------------------------------------------------------------------------------------------------------------------
EQ/Aggressive Stock                         16.65%       7.48%      13.92%      14.33%       7.02%       15.51%
-------------------------------------------------------------------------------------------------------------------
Alliance Common Stock                       22.89%      25.37%      25.51%      16.16%      25.37%       14.41%
-------------------------------------------------------------------------------------------------------------------
Alliance High Yield                         (5.13)%      0.70%       7.63%       7.96%       1.28%        7.08%
-------------------------------------------------------------------------------------------------------------------
Alliance Money Market                        3.05%       3.10%       3.16%       2.92%       3.02%        4.71%
-------------------------------------------------------------------------------------------------------------------
Alliance Small Cap Growth                   25.58%          -           -           -       15.53%       15.53%
-------------------------------------------------------------------------------------------------------------------
BT Equity 500 Index                         18.38%          -           -           -       20.58%       20.58%
-------------------------------------------------------------------------------------------------------------------
BT Small Company Index                      18.80%          -           -           -        6.69%        6.69%
-------------------------------------------------------------------------------------------------------------------
BT International Equity Index               25.43%          -           -           -       21.58%       21.58%
-------------------------------------------------------------------------------------------------------------------
EQ/Evergreen                                 7.97%          -           -           -        7.97%        7.97%
-------------------------------------------------------------------------------------------------------------------
EQ/Evergreen Foundation                      5.64%          -           -           -        5.64%        5.64%
-------------------------------------------------------------------------------------------------------------------
J.P. Morgan Core Bond                       (3.17)%         -           -           -        1.77%        1.77%
-------------------------------------------------------------------------------------------------------------------
Lazard Large Cap Value                       1.88%          -           -           -        9.56%        9.56%
-------------------------------------------------------------------------------------------------------------------
Lazard Small Cap Value                       0.11%          -           -           -       (4.49)%      (4.49)%
-------------------------------------------------------------------------------------------------------------------
Mercury Basic Value Equity                  17.04%          -           -           -       15.82%       15.82%
-------------------------------------------------------------------------------------------------------------------
Mercury World Strategy                      19.40%          -           -           -       10.08%       10.08%
-------------------------------------------------------------------------------------------------------------------
MFS Emerging Growth Companies               70.90%          -           -           -       45.64%       45.64%
-------------------------------------------------------------------------------------------------------------------
MFS Growth with Income                       6.98%          -           -           -        6.98%        6.98%
-------------------------------------------------------------------------------------------------------------------
MFS Research                                21.15%          -           -           -       21.72%       21.72%
-------------------------------------------------------------------------------------------------------------------
Morgan Stanley Emerging Markets Equity      92.62%          -           -           -       17.35%        3.58%
-------------------------------------------------------------------------------------------------------------------
EQ/Putnam Growth & Income Value             (2.94)%         -           -           -        8.14%        8.14%
-------------------------------------------------------------------------------------------------------------------
EQ/Putnam International Equity              57.69%          -           -           -       29.62%       29.62%
-------------------------------------------------------------------------------------------------------------------
EQ/Putnam Investors Growth                  28.18%          -           -           -       32.29%       32.29%
-------------------------------------------------------------------------------------------------------------------



* The variable investment option inception dates are: Alliance Money Market, Alliance High Yield, Alliance Common Stock, and EQ/Aggressive Stock (October 16, 1996); Alliance Small Cap Growth, MFS Research, MFS Emerging Growth Companies, Mercury Basic Value Equity, Mercury World Strategy, EQ/Putnam Growth & Income Value, EQ/Putnam Investors Growth, and EQ/Putnam International Equity (May 1, 1997); BT Equity 500 Index, BT Small Company Index, BT International Equity Index, J.P. Morgan Core Bond, Lazard Large Cap Value, Lazard Small Cap Value, Morgan Stanley Emerging Markets Equity (December 31, 1997); EQ/Evergreen, EQ/Evergreen Foundation and MFS Growth with Income (December 31, 1998). The inception dates for the variable investment options that became available after December 31, 1998, and are therefore not shown in this table are:
      EQ/Alliance Premier Growth, Capital Guardian U.S. Equity, Capital Guardian Research, Capital Guardian International (April 30, 1999); and EQ/Alliance Technology (May 1, 2000).

** The inception dates for the portfolios underlying the Alliance variable investment options shown in the tables are for portfolios of The Hudson River Trust, the assets of which became assets of corresponding portfolios of EQ Advisors Trust on October 18, 1999. The portfolio inception dates are: Alliance Money Market (July 13, 1981); Alliance High Yield (January 2, 1987); Alliance Common Stock (January 13, 1976); EQ/Aggressive Stock (January 27, 1986); Alliance Small Cap Growth,

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      MFS Research, MFS Emerging Growth Companies, Mercury Basic Value Equity,
      Mercury World Strategy, EQ/Putnam Growth & Income Value, EQ/Putnam Investors Growth, and EQ/Putnam International Equity (May 1, 1997); BT Equity 500 Index, BT Small Company Index, BT International Equity Index, J.P. Morgan Core Bond, Lazard Large Cap Value, and Lazard Small Cap Value (January 1, 1998); Morgan Stanley Emerging Markets Equity (August 20,
      1997);EQ/Evergreen, EQ/Evergreen Foundation and MFS Growth with Income (December 31, 1998). The inception dates for the portfolios that became available after December 31, 1998 and are therefore not shown in the tables are: EQ/Alliance Premier Growth, Capital Guardian U.S. Equity, Capital Guardian Research, Capital Guardian International (April 30,
      1999); and EQ/Alliance Technology (May 1, 2000).

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                                     TABLE 2
      GROWTH OF $1,000 UNDER A CONTRACT SURRENDERED ON DECEMBER 31, 1999:




------------------------------------------------------------------------------------------------------------------
                                                                LENGTH OF INVESTMENT PERIOD
                                         -------------------------------------------------------------------------
                                                                                                         SINCE
                                                1              3              5             10         PORTFOLIO
 VARIABLE INVESTMENT OPTIONS                  YEAR           YEARS          YEARS          YEARS       INCEPTION*
------------------------------------------------------------------------------------------------------------------
EQ/Aggressive Stock                        $ 1,166.50     $ 1,241.66     $ 1,918.59     $ 3,814.75   $  7,446.18
------------------------------------------------------------------------------------------------------------------
Alliance Common Stock                      $ 1,228.90     $ 1,970.61     $ 3,115.05     $ 4,473.29   $ 25,180.87
------------------------------------------------------------------------------------------------------------------
Alliance High Yield                        $   948.70     $ 1,021.10     $ 1,444.12     $ 2,150.45   $  2,433.05
------------------------------------------------------------------------------------------------------------------
Alliance Money Market                      $ 1,030.50     $ 1,095.85     $ 1,168.38     $ 1,333.83   $  2,338.07
------------------------------------------------------------------------------------------------------------------
Alliance Small Cap Growth                  $ 1,255.80          -              -              -       $  1,470.05
------------------------------------------------------------------------------------------------------------------
BT Equity 500 Index                        $ 1,183.80          -              -              -       $  1,453.88
------------------------------------------------------------------------------------------------------------------
BT Small Company Index                     $ 1,188.00          -              -              -       $  1,138.28
------------------------------------------------------------------------------------------------------------------
BT International Equity Index              $ 1,254.30          -              -              -       $  1,478.26
------------------------------------------------------------------------------------------------------------------
EQ/Evergreen                               $ 1,079.70          -              -              -       $  1,079.70
------------------------------------------------------------------------------------------------------------------
EQ/Evergreen Foundation                    $ 1,056.40          -              -              -       $  1,056.40
------------------------------------------------------------------------------------------------------------------
J.P. Morgan Core Bond                      $   968.30          -              -              -       $  1,035.74
------------------------------------------------------------------------------------------------------------------
Lazard Large Cap Value                     $ 1,018.80          -              -              -       $  1,200.40
------------------------------------------------------------------------------------------------------------------
Lazard Small Cap Value                     $ 1,001.10          -              -              -       $    912.25
------------------------------------------------------------------------------------------------------------------
MFS Emerging Growth Companies              $ 1,709.00          -              -              -       $  2,726.97
------------------------------------------------------------------------------------------------------------------
MFS Growth with Income                     $ 1,069.80          -              -              -       $  1,069.80
------------------------------------------------------------------------------------------------------------------
MFS Research                               $ 1,211.50          -              -              -       $  1,689.78
------------------------------------------------------------------------------------------------------------------
Mercury Basic Value Equity                 $ 1,170.40          -              -              -       $  1,479.84
------------------------------------------------------------------------------------------------------------------
Mercury World Strategy                     $ 1,194.00          -              -              -       $  1,292.04
------------------------------------------------------------------------------------------------------------------
Morgan Stanley Emerging Markets Equity     $ 1,926.20          -              -              -       $  1,086.70
------------------------------------------------------------------------------------------------------------------
EQ/Putnam Growth & Income Value            $   970.60          -              -              -       $  1,232.16
------------------------------------------------------------------------------------------------------------------
EQ/Putnam International Equity             $ 1,576.90          -              -              -       $  1,998.47
------------------------------------------------------------------------------------------------------------------
EQ/Putnam Investors Growth                 $ 1,281.80          -              -              -       $  2,110.24
------------------------------------------------------------------------------------------------------------------


----------
* Portfolio inception dates are shown in Table 1.

Investment performance

-----
 73
--------------------------------------------------------------------------------
                                     TABLE 3
        ANNUALIZED RATES OF RETURN FOR PERIODS ENDED DECEMBER 31, 1999:

--------------------------------------------------------------------------------------------------------------------------------
                                                                                                                      SINCE
                                                                                                                    PORTFOLIO
                                                  1 YEAR      3 YEARS      5 YEARS      10 YEARS      20 YEARS      INCEPTION*
--------------------------------------------------------------------------------------------------------------------------------
 EQ/AGGRESSIVE STOCK                              16.65%        7.69%        14.12%        14.51%            -         15.67%
--------------------------------------------------------------------------------------------------------------------------------
   Lipper Mid-Cap Growth                          51.65%       24.68%        19.97%        14.78%            -         15.86%
--------------------------------------------------------------------------------------------------------------------------------
   Benchmark                                      18.09%       17.48%        19.92%        15.41%            -         14.58%
--------------------------------------------------------------------------------------------------------------------------------
 ALLIANCE COMMON STOCK                            22.89%       25.56%        25.70%        16.41%        16.21%        14.59%
--------------------------------------------------------------------------------------------------------------------------------
   Lipper Growth                                  29.78%       26.87%        25.55%        16.90%        15.83%        15.16%
--------------------------------------------------------------------------------------------------------------------------------
   Benchmark                                      21.04%       27.56%        28.56%        18.21%        17.88%        16.19%
--------------------------------------------------------------------------------------------------------------------------------
 ALLIANCE HIGH YIELD                              (5.13)%       0.90%         7.83%         8.19%            -          7.34%
--------------------------------------------------------------------------------------------------------------------------------
   Lipper High Current Yield                       3.65%        4.82%         8.59%         9.61%            -          7.79%
--------------------------------------------------------------------------------------------------------------------------------
   Benchmark #1                                    1.57%        5.91%         9.61%        10.79%            -          9.99%
--------------------------------------------------------------------------------------------------------------------------------
   Benchmark #2                                    3.28%        5.37%         9.07%        11.06%            -          10.04%
--------------------------------------------------------------------------------------------------------------------------------
 ALLIANCE MONEY MARKET                             3.05%        3.31%         3.42%         3.23%            -          5.00%
--------------------------------------------------------------------------------------------------------------------------------
   Lipper Money Market                             3.78%        4.05%         4.16%         3.96%            -          5.70%
--------------------------------------------------------------------------------------------------------------------------------
   Benchmark                                       4.74%        5.01%         5.20%         5.06%            -          6.65%
--------------------------------------------------------------------------------------------------------------------------------
 ALLIANCE SMALL CAP GROWTH                        25.58%           -             -             -             -         15.77%
--------------------------------------------------------------------------------------------------------------------------------
   Lipper Small Cap                               34.26%           -             -             -             -         19.49%
--------------------------------------------------------------------------------------------------------------------------------
   Benchmark                                      43.09%           -             -             -             -         25.88%
--------------------------------------------------------------------------------------------------------------------------------
 BT EQUITY 500 INDEX                              18.38%           -             -             -             -         20.73%
--------------------------------------------------------------------------------------------------------------------------------
   Lipper S&P 500 Index                           19.36%           -             -             -             -         23.16%
--------------------------------------------------------------------------------------------------------------------------------
   Benchmark                                      21.03%           -             -             -             -         24.76%
--------------------------------------------------------------------------------------------------------------------------------
 BT SMALL COMPANY INDEX                           18.80%           -             -             -             -          6.86%
--------------------------------------------------------------------------------------------------------------------------------
   Lipper Small Cap                               34.26%           -             -             -             -         16.02%
--------------------------------------------------------------------------------------------------------------------------------
   Benchmark                                      21.26%           -             -             -             -          8.70%
--------------------------------------------------------------------------------------------------------------------------------
 BT INTERNATIONAL EQUITY INDEX                    25.43%           -             -             -             -         21.75%
--------------------------------------------------------------------------------------------------------------------------------
   Lipper International                           43.24%           -             -             -             -         26.76%
--------------------------------------------------------------------------------------------------------------------------------
   Benchmark                                      26.96%           -             -             -             -         23.43%
--------------------------------------------------------------------------------------------------------------------------------
 EQ/EVERGREEN                                      7.97%           -             -             -             -          7.97%
--------------------------------------------------------------------------------------------------------------------------------
   Lipper                                         29.78%           -             -             -             -         29.78%
--------------------------------------------------------------------------------------------------------------------------------
   Benchmark #1                                   21.26%           -             -             -             -         21.26%
--------------------------------------------------------------------------------------------------------------------------------
   Benchmark #2                                   21.03%           -             -             -             -         21.03%
--------------------------------------------------------------------------------------------------------------------------------
 EQ/EVERGREEN FOUNDATION                           5.64%           -             -             -             -          5.64%
--------------------------------------------------------------------------------------------------------------------------------
   Lipper                                          8.69%           -             -             -             -          8.69%
--------------------------------------------------------------------------------------------------------------------------------
   Benchmark                                      11.15%           -             -             -             -         11.15%
--------------------------------------------------------------------------------------------------------------------------------
 J.P. MORGAN CORE BOND                            (3.17)%          -             -             -             -          1.92%
--------------------------------------------------------------------------------------------------------------------------------
   Lipper Intermediate Investment Grade Debt      (0.83)%          -             -             -             -          3.84%
--------------------------------------------------------------------------------------------------------------------------------
   Benchmark                                      (1.77)%          -             -             -             -          2.64%
--------------------------------------------------------------------------------------------------------------------------------
 LAZARD LARGE CAP VALUE                            1.88%           -             -             -             -          9.71%
--------------------------------------------------------------------------------------------------------------------------------
   Lipper Capital Appreciation                    43.66%           -             -             -             -         32.61%
--------------------------------------------------------------------------------------------------------------------------------
   Benchmark                                      21.03%           -             -             -             -         24.76%
--------------------------------------------------------------------------------------------------------------------------------

Investment performance


--------
   74
--------------------------------------------------------------------------------

                              TABLE 3 (CONTINUED)
        ANNUALIZED RATES OF RETURN FOR PERIODS ENDED DECEMBER 31, 1999:


-------------------------------------------------------------------------------------------------------------------
                                                                                                        SINCE
                                                                                                      PORTFOLIO
                                        1 YEAR       3 YEARS     5 YEARS    10 YEARS    20 YEARS      INCEPTION*
-------------------------------------------------------------------------------------------------------------------
 LAZARD SMALL CAP VALUE                   0.11%        -           -           -           -             (4.32)%
-------------------------------------------------------------------------------------------------------------------
   Lipper Small Cap                      34.26%        -           -           -           -             16.02%
-------------------------------------------------------------------------------------------------------------------
   Benchmark                             21.26%        -           -           -           -              8.70%
-------------------------------------------------------------------------------------------------------------------
 MFS EMERGING GROWTH COMPANIES           70.90%        -           -           -           -             45.89%
-------------------------------------------------------------------------------------------------------------------
   Lipper Mid-Cap                        51.65%        -           -           -           -             32.50%
-------------------------------------------------------------------------------------------------------------------
   Benchmark                             21.26%        -           -           -           -             16.99%
-------------------------------------------------------------------------------------------------------------------
 MFS GROWTH WITH INCOME                   6.98%        -           -           -           -              6.98%
-------------------------------------------------------------------------------------------------------------------
   Lipper Growth and Income              12.90%        -           -           -           -             12.90%
-------------------------------------------------------------------------------------------------------------------
   Benchmark                             21.03%        -           -           -           -             21.03%
-------------------------------------------------------------------------------------------------------------------
 MFS RESEARCH                            21.15%        -           -           -           -             21.96%
-------------------------------------------------------------------------------------------------------------------
   Lipper Growth                         29.78%        -           -           -           -             29.33%
-------------------------------------------------------------------------------------------------------------------
   Benchmark                             21.03%        -           -           -           -             27.36%
-------------------------------------------------------------------------------------------------------------------
 MERCURY BASIC VALUE EQUITY              17.04%        -           -           -           -             16.05%
-------------------------------------------------------------------------------------------------------------------
   Lipper                                12.90%        -           -           -           -             18.00%
-------------------------------------------------------------------------------------------------------------------
   Benchmark                             21.03%        -           -           -           -             27.36%
-------------------------------------------------------------------------------------------------------------------
 MERCURY WORLD STRATEGY                  19.40%        -           -           -           -             10.33%
-------------------------------------------------------------------------------------------------------------------
   Lipper                                12.93%        -           -           -           -             11.91%
-------------------------------------------------------------------------------------------------------------------
   Benchmark                             13.07%        -           -           -           -             16.18%
-------------------------------------------------------------------------------------------------------------------
 MORGAN STANLEY EMERGING MARKETS
  EQUITY                                 92.62%        -           -           -           -              4.01%
-------------------------------------------------------------------------------------------------------------------
   Lipper Emerging Markets               82.53%        -           -           -           -              2.90%
-------------------------------------------------------------------------------------------------------------------
   Benchmark                             66.41%        -           -           -           -             (0.88)%
-------------------------------------------------------------------------------------------------------------------
 EQ/PUTNAM GROWTH & INCOME VALUE         (2.94)%       -           -           -           -              8.35%
-------------------------------------------------------------------------------------------------------------------
   Lipper Growth & Income                12.90%        -           -           -           -             18.00%
-------------------------------------------------------------------------------------------------------------------
   Benchmark                             21.03%        -           -           -           -             27.36%
-------------------------------------------------------------------------------------------------------------------
 EQ/PUTNAM INTERNATIONAL EQUITY          57.69%        -           -           -           -             29.89%
-------------------------------------------------------------------------------------------------------------------
   Lipper International                  43.24%        -           -           -           -             20.38%
-------------------------------------------------------------------------------------------------------------------
   Benchmark                             26.96%        -           -           -           -             18.32%
-------------------------------------------------------------------------------------------------------------------
 EQ/PUTNAM INVESTORS GROWTH              28.18%        -           -           -           -             32.52%
-------------------------------------------------------------------------------------------------------------------
   Lipper Growth                         29.78%        -           -           -           -             29.33%
-------------------------------------------------------------------------------------------------------------------
   Benchmark                             21.03%        -           -           -           -             27.36%
-------------------------------------------------------------------------------------------------------------------


----------

* Portfolio inception dates are shown in Table 1. Lipper survey and benchmark "since portfolio inception" information are as of the month-end closest to the actual date of portfolio inception.

Investment performance

--------
   75
--------------------------------------------------------------------------------
                                     TABLE 4
        CUMULATIVE RATES OF RETURN FOR PERIODS ENDED DECEMBER 31, 1999:

---------------------------------------------------------------------------------------------------------------------------------
                                                                                                                         SINCE
                                                                                                                       PORTFOLIO
                                                  1 YEAR       3 YEARS       5 YEARS       10 YEARS       20 YEARS     INCEPTION*
---------------------------------------------------------------------------------------------------------------------------------
 EQ/AGGRESSIVE STOCK                              16.65%         24.90%        93.56%       287.60%          -           658.94%
----------------------------------------------------------------------------------------------------------------------------------
   Lipper                                         51.65%        102.87%       158.98%       311.69%          -           683.45%
----------------------------------------------------------------------------------------------------------------------------------
   Benchmark                                      18.09%         62.12%       147.96%       319.19%          -           595.55%
----------------------------------------------------------------------------------------------------------------------------------
 ALLIANCE COMMON STOCK                            22.89%         97.94%       213.88%       356.81%       1,916.29%    2,513.58%
----------------------------------------------------------------------------------------------------------------------------------
   Lipper Growth                                  29.78%        106.30%       216.51%       386.68%       1,816.52%    2,838.39%
----------------------------------------------------------------------------------------------------------------------------------
   Benchmark                                      21.04%        107.56%       251.12%       432.78%       2,584.39%    3,555.46%
----------------------------------------------------------------------------------------------------------------------------------
 ALLIANCE HIGH YIELD                              (5.13)%         2.71%        45.81%       119.82%          -           151.11%
----------------------------------------------------------------------------------------------------------------------------------
   Lipper High Current Yield                       3.65%         15.25%        51.19%       151.82%          -           166.74%
----------------------------------------------------------------------------------------------------------------------------------
   Benchmark #1                                    1.57%         18.80%        58.22%       178.72%          -           245.03%
----------------------------------------------------------------------------------------------------------------------------------
   Benchmark #2                                    3.28%         17.00%        54.39%       185.43%          -           246.92%
----------------------------------------------------------------------------------------------------------------------------------
 ALLIANCE MONEY MARKET                             3.05%         10.26%        18.30%        37.39%          -           146.07%
----------------------------------------------------------------------------------------------------------------------------------
   Lipper Money Market                             3.78%         12.64%        22.65%        47.52%          -           178.18%
----------------------------------------------------------------------------------------------------------------------------------
   Benchmark                                       4.74%         15.79%        28.88%        63.79%          -           229.35%
----------------------------------------------------------------------------------------------------------------------------------
 ALLIANCE SMALL CAP GROWTH                        25.58%           -             -             -             -            47.80%
----------------------------------------------------------------------------------------------------------------------------------
   Lipper Small Cap                               34.26%           -             -             -             -            62.98%
----------------------------------------------------------------------------------------------------------------------------------
   Benchmark                                      43.09%           -             -             -             -            84.91%
----------------------------------------------------------------------------------------------------------------------------------
 BT EQUITY 500 INDEX                              18.38%           -             -             -             -            45.76%
----------------------------------------------------------------------------------------------------------------------------------
   Lipper S&P 500 Index                           19.36%           -             -             -             -            51.69%
----------------------------------------------------------------------------------------------------------------------------------
   Benchmark                                      21.03%           -             -             -             -            55.65%
----------------------------------------------------------------------------------------------------------------------------------
 BT SMALL COMPANY INDEX                           18.80%           -             -             -             -            14.20%
----------------------------------------------------------------------------------------------------------------------------------
   Lipper Small Cap                               34.26%           -             -             -             -            37.82%
----------------------------------------------------------------------------------------------------------------------------------
   Benchmark                                      21.26%           -             -             -             -            18.17%
----------------------------------------------------------------------------------------------------------------------------------
 BT INTERNATIONAL EQUITY INDEX                    25.43%           -             -             -             -            48.22%
----------------------------------------------------------------------------------------------------------------------------------
   Lipper International                           43.24%           -             -             -             -            61.58%
----------------------------------------------------------------------------------------------------------------------------------
   Benchmark                                      26.96%           -             -             -             -            52.35%
----------------------------------------------------------------------------------------------------------------------------------
 EQ/EVERGREEN                                      7.97%           -             -             -             -             7.97%
----------------------------------------------------------------------------------------------------------------------------------
   Lipper                                         29.78%           -             -             -             -            29.78%
----------------------------------------------------------------------------------------------------------------------------------
   Benchmark #1                                   21.26%           -             -             -             -            29.78%
----------------------------------------------------------------------------------------------------------------------------------
   Benchmark #2                                   21.03%           -             -                                        21.03%
----------------------------------------------------------------------------------------------------------------------------------
 EQ/EVERGREEN FOUNDATION                           5.64%           -             -             -             -             5.64%
----------------------------------------------------------------------------------------------------------------------------------
   Lipper                                          8.69%           -             -             -             -             8.69%
----------------------------------------------------------------------------------------------------------------------------------
   Benchmark                                      11.15%           -             -             -             -            11.15%
----------------------------------------------------------------------------------------------------------------------------------
 J.P. MORGAN CORE BOND                            (3.17)%          -             -             -             -             3.88%
----------------------------------------------------------------------------------------------------------------------------------
   Lipper Intermediate Investment Grade Debt      (0.83)%          -             -             -             -             7.83%
----------------------------------------------------------------------------------------------------------------------------------
   Benchmark                                      (1.77)%          -             -             -             -             5.96%
----------------------------------------------------------------------------------------------------------------------------------
 LAZARD LARGE CAP VALUE                            1.88%           -             -             -             -            20.36%
----------------------------------------------------------------------------------------------------------------------------------
   Lipper Capital Appreciation                    43.66%           -             -             -             -            79.44%
----------------------------------------------------------------------------------------------------------------------------------
   Benchmark                                      21.03%           -             -             -             -            55.65%
----------------------------------------------------------------------------------------------------------------------------------
 LAZARD SMALL CAP VALUE                            0.11%           -             -             -             -            (8.45)%
----------------------------------------------------------------------------------------------------------------------------------
   Lipper Small Cap                               34.26%           -             -             -             -            37.82%
----------------------------------------------------------------------------------------------------------------------------------
   Benchmark                                      21.26%           -             -             -             -            18.17%
----------------------------------------------------------------------------------------------------------------------------------

Investment performance


--------
   76
--------------------------------------------------------------------------------

                              TABLE 4 (CONTINUED)
        CUMULATIVE RATES OF RETURN FOR PERIODS ENDED DECEMBER 31, 1999:




--------------------------------------------------------------------------------------------------------------------
                                                                                                       SINCE
                                                                                                     PORTFOLIO
                                        1 YEAR      3 YEARS     5 YEARS    10 YEARS    20 YEARS      INCEPTION*
--------------------------------------------------------------------------------------------------------------------
 MFS EMERGING GROWTH COMPANIES          70.90%        -           -           -           -            173.96%
--------------------------------------------------------------------------------------------------------------------
  Lipper Mid-Cap                        51.65%        -           -           -           -            120.85%
--------------------------------------------------------------------------------------------------------------------
  Benchmark                             21.26%        -           -           -           -             52.05%
--------------------------------------------------------------------------------------------------------------------
 MFS GROWTH WITH INCOME                  6.98%        -           -           -           -              6.98%
--------------------------------------------------------------------------------------------------------------------
  Lipper Growth and Income              12.90%        -           -           -           -             12.90%
--------------------------------------------------------------------------------------------------------------------
  Benchmark                             21.03%        -           -           -           -             21.03%
--------------------------------------------------------------------------------------------------------------------
 MFS RESEARCH                           21.15%        -           -           -           -             69.84%
--------------------------------------------------------------------------------------------------------------------
  Lipper Growth                         29.78%        -           -           -           -            101.13%
--------------------------------------------------------------------------------------------------------------------
  Benchmark                             21.03%        -           -           -           -             90.75%
--------------------------------------------------------------------------------------------------------------------
 MERCURY BASIC VALUE EQUITY             17.04%        -           -           -           -             48.77%
--------------------------------------------------------------------------------------------------------------------
  Lipper                                12.90%        -           -           -           -             56.85%
--------------------------------------------------------------------------------------------------------------------
  Benchmark                             21.03%        -           -           -           -             90.75%
--------------------------------------------------------------------------------------------------------------------
 MERCURY WORLD STRATEGY                 19.40%        -           -           -           -             30.00%
--------------------------------------------------------------------------------------------------------------------
  Lipper                                12.93%        -           -           -           -             35.69%
--------------------------------------------------------------------------------------------------------------------
  Benchmark                             13.07%        -           -           -           -             49.16%
--------------------------------------------------------------------------------------------------------------------
 MORGAN STANLEY EMERGING MARKETS
  EQUITY                                92.62%        -           -           -           -              9.74%
--------------------------------------------------------------------------------------------------------------------
  Lipper Emerging Markets               82.53%        -           -           -           -              7.48%
--------------------------------------------------------------------------------------------------------------------
  Benchmark                             66.41%        -           -           -           -              5.32%
--------------------------------------------------------------------------------------------------------------------
 EQ/PUTNAM GROWTH & INCOME VALUE        (2.94)%       -           -           -           -             23.87%
--------------------------------------------------------------------------------------------------------------------
  Lipper                                12.90%        -           -           -           -             56.85%
--------------------------------------------------------------------------------------------------------------------
  Benchmark                             21.03%        -           -           -           -             90.75%
--------------------------------------------------------------------------------------------------------------------
 EQ/PUTNAM INTERNATIONAL EQUITY         57.69%        -           -           -           -            100.96%
--------------------------------------------------------------------------------------------------------------------
  Lipper                                43.24%        -           -           -           -             65.44%
--------------------------------------------------------------------------------------------------------------------
  Benchmark                             26.96%        -           -           -           -             56.70%
--------------------------------------------------------------------------------------------------------------------
 EQ/PUTNAM INVESTORS GROWTH             28.18%        -           -           -           -            111.99%
--------------------------------------------------------------------------------------------------------------------
  Lipper                                29.78%        -           -           -           -            101.13%
--------------------------------------------------------------------------------------------------------------------
  Benchmark                             21.03%        -           -           -           -             90.75%
--------------------------------------------------------------------------------------------------------------------


----------

* Portfolio inception dates are shown in Table 1. Lipper survey and benchmark "since portfolio inception" information are as month-end closest to the actual date of portfolio inception.

Investment performance


---------
   77
--------------------------------------------------------------------------------

                                     TABLE 5
                         YEAR-BY-YEAR RATES OF RETURN:


------------------------------------------------------------------------------------------------------------
                                              1990         1991         1992         1993         1994
------------------------------------------------------------------------------------------------------------
EQ/Aggressive Stock                           6.16%       83.43%       (4.95)%      14.59%       (5.59)%
------------------------------------------------------------------------------------------------------------
Alliance Common Stock                        (9.82)%      35.34%        1.31%       22.52%       (3.94)%
------------------------------------------------------------------------------------------------------------
Alliance High Yield                          (2.95)%      22.17%       10.23%       20.88%       (4.58)%
------------------------------------------------------------------------------------------------------------
Alliance Money Market                         6.23%        4.23%        1.65%        1.06%        2.10%
------------------------------------------------------------------------------------------------------------
Alliance Small Cap Growth                      -            -            -            -            -
------------------------------------------------------------------------------------------------------------
BT Equity 500 Index                            -            -            -            -            -
------------------------------------------------------------------------------------------------------------
BT Small Company Index                         -            -            -            -            -
------------------------------------------------------------------------------------------------------------
BT International Equity Index                  -            -            -            -            -
------------------------------------------------------------------------------------------------------------
EQ/Evergreen                                   -            -            -            -            -
------------------------------------------------------------------------------------------------------------
EQ/Evergreen Foundation                        -            -            -            -            -
------------------------------------------------------------------------------------------------------------
J.P. Morgan Core Bond                          -            -            -            -            -
------------------------------------------------------------------------------------------------------------
Lazard Large Cap Value                         -            -            -            -            -
------------------------------------------------------------------------------------------------------------
Lazard Small Cap Value                         -            -            -            -            -
------------------------------------------------------------------------------------------------------------
MFS Emerging Growth Companies                  -            -            -            -            -
------------------------------------------------------------------------------------------------------------
MFS Growth with Income                         -            -            -            -            -
------------------------------------------------------------------------------------------------------------
MFS Research                                   -            -            -            -            -
------------------------------------------------------------------------------------------------------------
Mercury Basic Value Equity                     -            -            -            -            -
------------------------------------------------------------------------------------------------------------
Mercury World Strategy                         -            -            -            -            -
------------------------------------------------------------------------------------------------------------
Morgan Stanley Emerging Markets Equity         -            -            -            -            -
------------------------------------------------------------------------------------------------------------
EQ/Putnam Growth & Income Value                -            -            -            -            -
------------------------------------------------------------------------------------------------------------
EQ/Putnam International Equity                 -            -            -            -            -
------------------------------------------------------------------------------------------------------------
EQ/Putnam Investors Growth                     -            -            -            -            -
------------------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------
                                              1995        1996          1997           1998        1999
------------------------------------------------------------------------------------------------------------
EQ/Aggressive Stock                          29.21%      19.93%         8.77%         (1.55)%     16.65%
------------------------------------------------------------------------------------------------------------
Alliance Common Stock                        30.01%      21.97%        26.84%         27.00%      22.89%
------------------------------------------------------------------------------------------------------------
Alliance High Yield                          17.71%      20.60%        16.28%         (6.90)%     (5.13)%
------------------------------------------------------------------------------------------------------------
Alliance Money Market                         3.80%       3.37%         3.48%          3.40%       3.05%
------------------------------------------------------------------------------------------------------------
Alliance Small Cap Growth                      -           -           25.16%+        (5.97)%     25.58%
------------------------------------------------------------------------------------------------------------
BT Equity 500 Index                            -           -             -            23.13%      18.38%
------------------------------------------------------------------------------------------------------------
BT Small Company Index                         -           -             -            (3.87)%     18.80%
------------------------------------------------------------------------------------------------------------
BT International Equity Index                  -           -             -            18.17%      25.43%
------------------------------------------------------------------------------------------------------------
EQ/Evergreen                                   -           -             -              -          7.97%
------------------------------------------------------------------------------------------------------------
EQ/Evergreen Foundation                        -           -             -              -          5.64%
------------------------------------------------------------------------------------------------------------
J.P. Morgan Core Bond                          -           -             -             7.28%      (3.17)%
------------------------------------------------------------------------------------------------------------
Lazard Large Cap Value                         -           -             -            18.14%       1.88%
------------------------------------------------------------------------------------------------------------
Lazard Small Cap Value                         -           -             -            (8.56)%      0.11%
------------------------------------------------------------------------------------------------------------
MFS Emerging Growth Companies                  -           -           21.11%+        32.37%      70.90%
------------------------------------------------------------------------------------------------------------
MFS Growth with Income                         -           -             -              -          6.98%
------------------------------------------------------------------------------------------------------------
MFS Research                                   -           -           14.80%+        22.12%      21.15%
------------------------------------------------------------------------------------------------------------
Mercury Basic Value Equity                     -           -           15.77%+         9.80%      17.04%
------------------------------------------------------------------------------------------------------------
Mercury World Strategy                         -           -            3.58%+         5.11%      19.40%
------------------------------------------------------------------------------------------------------------
Morgan Stanley Emerging Markets Equity         -           -          (20.66)%+      (28.19)%     92.62%
------------------------------------------------------------------------------------------------------------
EQ/Putnam Growth & Income Value                -           -           14.96%+        11.02%      (2.94)%
------------------------------------------------------------------------------------------------------------
EQ/Putnam International Equity                 -           -            8.40%+        17.56%      57.69%
------------------------------------------------------------------------------------------------------------
EQ/Putnam Investors Growth                     -           -           23.32%+        34.11%      28.18%
------------------------------------------------------------------------------------------------------------



----------
+ Returns for these portfolios represent less than 12 months of performance. The returns are as of each portfolio inception date as shown in Table 1.

Investment performance


-----------
   78
--------------------------------------------------------------------------------

COMMUNICATING PERFORMANCE DATA

In reports or other communications to contract owners or in advertising material, we may describe general economic and market conditions affecting our variable investment options and the portfolios and may compare the performance or ranking of those options and the portfolios with:

o those of other insurance company separate accounts or mutual funds included in the rankings prepared by Lipper Analytical Services, Inc., Morningstar, Inc., VARDS, or similar investment services that monitor the performance of insurance company separate accounts or mutual funds;

o other appropriate indices of investment securities and averages for peer universes of mutual funds; or

o        data developed by us derived from such indices or averages.

We also may furnish to present or prospective contract owners advertisements or other communications that include evaluations of a variable investment option or portfolio by nationally recognized financial publications. Examples of such publications are:


------------------------------------------------------------------------
 Barron's                           Investment Management Weekly
 Morningstar's Variable Annuity     Money Management Letter
  Sourcebook                        Investment Dealers Digest
 Business Week                      National Underwriter
 Forbes                             Pension & Investments
 Fortune                            USA Today
 Institutional Investor             Investor's Business Daily
 Money                              The New York Times
 Kiplinger's Personal Finance       The Wall Street Journal
 Financial Planning                 The Los Angeles Times
 Investment Adviser                 The Chicago Tribune
-------------------------------------------------------------------------

Lipper compiles performance data for peer universes of funds with similar investment objectives in its Lipper Survey. Morningstar, Inc. compiles similar data in the Morningstar Variable Annuity/Life Report (Morningstar Report).

The Lipper Survey records performance data as reported to it by over 800 mutual funds underlying variable annuity and life insurance products. It divides these actively managed portfolios into 25 categories by portfolio objectives. The Lipper Survey contains two different universes, which reflect different types of fees in performance data:

o The "separate account" universe reports performance data net of investment management fees, direct operating expenses and asset-based charges applicable under variable life and annuity contracts, and

o The "mutual fund" universe reports performance net only of investment management fees and direct operating expenses, and therefore reflects only charges that relate to the underlying mutual fund.

The Morningstar Variable Annuity/Life Report consists of nearly 700 variable life and annuity funds, all of which report their data net of investment management fees, direct operating expenses and separate account level charges. VARDS is a monthly reporting service that monitors approximately 2,500 variable life and variable annuity funds on performance and account information.


YIELD INFORMATION

Current yield for the Alliance Money Market option will be based on net changes in a hypothetical investment over a given seven-day period, exclusive of capital changes, and then "annualized" (assuming that the same seven-day result would occur each week for 52 weeks). Current yield for the Alliance High Yield option will be based on net changes in a hypothetical investment over a given 30-day period, exclusive of capital changes, and then "annualized" (assuming that the same 30-day result would occur each month for 12 months).

"Effective yield" is calculated in a similar manner, but when annualized, any income earned by the investment is assumed to be reinvested. The "effective yield" will be slightly higher than the "current yield" because any earnings are compounded weekly for the Alliance Money Market option. The current yields and effective yields assume the deduction of all current contract charges and expenses other than the optional baseBUILDER benefits charge, and any charge designed to approximate certain taxes that may be imposed

Investment performance


----------
   79
--------------------------------------------------------------------------------

on us, such as premium taxes in your state. The yields and effective yields for the Alliance Money Market option, when used for the special dollar cost averaging program, assume that no contract charges are deducted. For more information, see "Yield Information for the Alliance Money Market Option and Alliance High Yield Option" in the SAI.

10
INCORPORATION OF CERTAIN
DOCUMENTS BY REFERENCE


------------
    80
--------------------------------------------------------------------------------


Equitable Life's Annual Report on Form 10-K for the year ended December 31, 1999, is considered to be a part of this prospectus because it is incorporated by reference.


After the date of this prospectus and before we terminate the offering of the securities under this prospectus, all documents or reports we file with the SEC under the Securities Exchange Act of 1934 ("Exchange Act"), will be considered to become part of this prospectus because they are incorporated by reference.

Any statement contained in a document that is or becomes part of this prospectus, will be considered changed or replaced for purposes of this prospectus if a statement contained in this prospectus changes or is replaced. Any statement that is considered to be a part of this prospectus because of its incorporation will be considered changed or replaced for the purpose of this prospectus if a statement contained in any other subsequently filed document that is considered to be part of this prospectus changes or replaces that statement. After that, only the statement that is changed or replaced will be considered to be part of this prospectus.

We file our Exchange Act documents and reports, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, electronically according to EDGAR under CIK No. 0000727920. The SEC maintains a Web site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov.

Upon written or oral request, we will provide, free of charge, to each person to whom this prospectus is delivered, a copy of any or all of the documents considered to be part of this prospectus because they are incorporated herein. This does not include exhibits not specifically incorporated by reference into the text of such documents. Requests for documents should be directed to The Equitable Life Assurance Society of the United States, 1290 Avenue of the Americas, New York, New York 10104. Attention: Corporate Secretary (telephone :
(212) 554-1234).

APPENDIX I: CONDENSED
FINANCIAL INFORMATION


--------
 A-1
--------------------------------------------------------------------------------

The unit values and number of units outstanding shown below are for contracts offered under Separate Account 49 with the same daily asset charges of 1.60%.


UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT EQ/ALLIANCE TECHNOLOGY WHICH IS BEING OFFERED FOR THE FIRST TIME ON MAY 1, 2000.



------------------------------------------------------------------------
                                              FOR THE YEAR ENDING
                                               DECEMBER 31, 1999
------------------------------------------------------------------------
 EQ/AGGRESSIVE STOCK
------------------------------------------------------------------------
   Unit value                                      $  78.30
------------------------------------------------------------------------
   Number of units outstanding (000s)                   141
------------------------------------------------------------------------
 ALLIANCE COMMON STOCK
------------------------------------------------------------------------
   Unit value                                      $ 275.01
------------------------------------------------------------------------
   Number of units outstanding (000s)                   255
------------------------------------------------------------------------
 ALLIANCE HIGH YIELD
------------------------------------------------------------------------
   Unit value                                      $  25.73
------------------------------------------------------------------------
   Number of units outstanding (000s)                   574
------------------------------------------------------------------------
 ALLIANCE MONEY MARKET
------------------------------------------------------------------------
   Unit value                                      $  25.55
------------------------------------------------------------------------
   Number of units outstanding (000s)                 5,805
------------------------------------------------------------------------
 EQ/ALLIANCE PREMIER GROWTH
------------------------------------------------------------------------
   Unit value                                      $  11.77
------------------------------------------------------------------------
   Number of units outstanding (000s)                 5,630
------------------------------------------------------------------------
 ALLIANCE SMALL CAP GROWTH
------------------------------------------------------------------------
   Unit value                                      $  14.78
------------------------------------------------------------------------
   Number of units outstanding (000s)                   818
------------------------------------------------------------------------
 BT EQUITY 500 INDEX
------------------------------------------------------------------------
   Unit value                                      $  14.58
------------------------------------------------------------------------
   Number of units outstanding (000s)                 6,216
------------------------------------------------------------------------
 BT INTERNATIONAL EQUITY INDEX
------------------------------------------------------------------------
   Unit value                                      $  14.82
------------------------------------------------------------------------
   Number of units outstanding (000s)                   992
------------------------------------------------------------------------
 BT SMALL COMPANY INDEX
------------------------------------------------------------------------
   Unit value                                      $  11.42
------------------------------------------------------------------------
   Number of units outstanding (000s)                   522
------------------------------------------------------------------------
 CAPITAL GUARDIAN INTERNATIONAL
------------------------------------------------------------------------
   Unit value                                      $  13.93
------------------------------------------------------------------------
   Number of units outstanding (000s)                 1,286
------------------------------------------------------------------------
 CAPITAL GUARDIAN RESEARCH
------------------------------------------------------------------------
   Unit value                                      $  10.60
------------------------------------------------------------------------
   Number of units outstanding (000s)                   987
------------------------------------------------------------------------
 CAPITAL GUARDIAN U.S. EQUITY
------------------------------------------------------------------------
   Unit value                                      $  10.26
------------------------------------------------------------------------
   Number of units outstanding (000s)                 2,436
------------------------------------------------------------------------

Appendix I: Condensed financial information
---------
   A-2
--------------------------------------------------------------------------------

------------------------------------------------------------------------
                                                  FOR THE YEAR ENDING
                                                   DECEMBER 31, 1999
------------------------------------------------------------------------
 EQ/EVERGREEN
------------------------------------------------------------------------
   Unit value                                          $  10.80
------------------------------------------------------------------------
   Number of units outstanding (000s)                         8
------------------------------------------------------------------------
 EQ/EVERGREEN FOUNDATION
------------------------------------------------------------------------
   Unit value                                          $  10.56
------------------------------------------------------------------------
   Number of units outstanding (000s)                        44
------------------------------------------------------------------------
 J.P. MORGAN CORE BOND
------------------------------------------------------------------------
   Unit value                                          $  10.39
------------------------------------------------------------------------
   Number of units outstanding (000s)                     2,026
------------------------------------------------------------------------
 LAZARD LARGE CAP VALUE
------------------------------------------------------------------------
   Unit value                                          $  12.04
------------------------------------------------------------------------
   Number of units outstanding (000s)                     1,532
------------------------------------------------------------------------
 LAZARD SMALL CAP VALUE
------------------------------------------------------------------------
   Unit value                                          $   9.15
------------------------------------------------------------------------
   Number of units outstanding (000s)                       988
------------------------------------------------------------------------
 MFS EMERGING GROWTH COMPANIES
------------------------------------------------------------------------
   Unit value                                          $  27.40
------------------------------------------------------------------------
   Number of units outstanding (000s)                     1,680
------------------------------------------------------------------------
 MFS GROWTH WITH INCOME
------------------------------------------------------------------------
   Unit value                                          $  10.70
------------------------------------------------------------------------
   Number of units outstanding (000s)                     2,906
------------------------------------------------------------------------
 MFS RESEARCH
------------------------------------------------------------------------
   Unit value                                          $  16.99
------------------------------------------------------------------------
   Number of units outstanding (000s)                     1,725
------------------------------------------------------------------------
 MERCURY BASIC VALUE EQUITY
------------------------------------------------------------------------
   Unit value                                          $  14.88
------------------------------------------------------------------------
   Number of units (000s)                                   163
------------------------------------------------------------------------
 MERCURY WORLD STRATEGY
------------------------------------------------------------------------
   Unit value                                          $  13.00
------------------------------------------------------------------------
   Number of units outstanding (000s)                        13
------------------------------------------------------------------------
 MORGAN STANLEY EMERGING MARKETS EQUITY
------------------------------------------------------------------------
   Unit value                                          $  10.97
------------------------------------------------------------------------
   Number of units outstanding (000s)                       962
------------------------------------------------------------------------
 EQ/PUTNAM GROWTH & INCOME VALUE
------------------------------------------------------------------------
   Unit value                                          $  12.39
------------------------------------------------------------------------
   Number of units outstanding (000s)                       978
------------------------------------------------------------------------
 EQ/PUTNAM INTERNATIONAL EQUITY
------------------------------------------------------------------------
   Unit value                                          $  20.10
------------------------------------------------------------------------
   Number of units outstanding (000s)                       771
------------------------------------------------------------------------
 EQ/PUTNAM INVESTORS GROWTH
------------------------------------------------------------------------
   Unit value                                          $  16.54
------------------------------------------------------------------------
   Number of units outstanding (000s)                       576
------------------------------------------------------------------------

APPENDIX II: PURCHASE
CONSIDERATIONS FOR
QP CONTRACTS


----------
  B-1
--------------------------------------------------------------------------------

Trustees who are considering the purchase of an Equitable Accumulator Select QP contract should discuss with their tax advisers whether this is an appropriate investment vehicle for the employer's plan. Trustees should consider whether the plan provisions permit the investment of plan assets in the QP contract, the distribution of such an annuity, the purchase of the guaranteed minimum income benefit, and the payment of death benefits in accordance with the requirements of the federal income tax rules. The QP contract and this prospectus should be reviewed in full, and the following factors, among others, should be noted. Assuming continued plan qualification and operation, earnings on qualified plan assets will accumulate value on a tax-deferred basis even if the plan is not funded by the Equitable Accumulator Select QP contract or another annuity. Therefore, you should purchase an Equitable Accumulator QP contract to fund a plan for the contract's features and benefits other than tax deferral. This QP contract accepts transfer contributions only and not regular, ongoing payroll contributions. For 401(k) plans under defined contribution plans, no employee after-tax contributions are accepted.

Under defined benefit plans, we will not accept rollovers from a defined contribution plan to a defined benefit plan. We will only accept transfers from a defined benefit plan or a change of investment vehicles in the plan. Only one additional contribution may be made per contract year. For defined benefit plans, the maximum percentage of actuarial value of the plan participant/employee's normal retirement benefit that can be funded by a QP contract is 80%. The account value under a QP contract may at any time be more or less than the lump sum actuarial equivalent of the accrued benefit for a defined benefit plan participant/employee. Equitable Life does not guarantee that the account value under a QP contract will at any time equal the actuarial value of 80% of a participant/employee's accrued benefit. If overfunding of a plan occurs, withdrawals from the QP contract may be required. A market value adjustment may apply.

Further, Equitable Life will not perform or provide any plan recordkeeping services with respect to the QP contracts. The plan's administrator will be solely responsible for performing or providing for all such services. There is no loan feature offered under the QP contracts, so if the plan provides for loans and a participant/employee takes a loan from the plan, other plan assets must be used as the source of the loan and any loan repayments must be credited to other investment vehicles and/or accounts available under the plan.

Given that required minimum distributions must generally commence from the plan for annuitants after age 70 1/2, trustees should consider that:

o the QP contract may not be an appropriate purchase for annuitants approaching or over age 70 1/2; and


o the guaranteed minimum income benefit under baseBUILDER may not be an appropriate feature for annuitants who are older than age 60 1/2
         (63 1/2 in Oregon) when the contract is issued.


Finally, because the method of purchasing the QP contract, including the large initial contribution and the features of the QP contract may appeal more to plan participants/employees who are older and tend to be highly paid, and because certain features of the QP contract are available only to plan participants/employees who meet certain minimum and/or maximum age requirements, plan trustees should discuss with their advisers whether the purchase of the QP contract would cause the plan to engage in prohibited discrimination in contributions, benefits or otherwise.

APPENDIX III: MARKET VALUE
ADJUSTMENT
EXAMPLE


---------
  C-1
--------------------------------------------------------------------------------

The example below shows how the market value adjustment would be determined and how it would be applied to a withdrawal, assuming that $100,000 was allocated on February 15, 2001 to a fixed maturity option with a maturity date of February 15, 2010 (nine years later) at a hypothetical rate to maturity of 7.00%, resulting in a maturity value of $183,846 on the maturity date. We further assume that a withdrawal of $50,000 is made four years later on February 15, 2005.



------------------------------------------------------------------------------------------------
                                                                      HYPOTHETICAL ASSUMED
                                                                      RATE TO MATURITY ON
                                                                       FEBRUARY 15, 2005
                                                                    ----------------------------
                                                                         5.00%        9.00%
------------------------------------------------------------------------------------------------
 AS OF FEBRUARY 15, 2005 (BEFORE WITHDRAWAL)
------------------------------------------------------------------------------------------------
(1) Market adjusted amount                                           $144,048    $119,487
------------------------------------------------------------------------------------------------
(2) Fixed maturity amount                                            $131,080    $131,080
------------------------------------------------------------------------------------------------
(3) Market value adjustment:
    (1) - (2)                                                        $ 12,968    $(11,593)
------------------------------------------------------------------------------------------------
 ON FEBRUARY 15, 2005 (AFTER WITHDRAWAL)
------------------------------------------------------------------------------------------------
(4) Portion of market value adjustment associated with withdrawal:
   (3) x [$50,000/(1)]                                               $  4,501    $ (4,851)
------------------------------------------------------------------------------------------------
(5) Reduction in fixed maturity amount:
   [$50,000 - (4)]                                                   $ 45,499    $ 54,851
------------------------------------------------------------------------------------------------
(6) Fixed maturity amount: (2) - (5)                                 $ 85,581    $ 76,229
------------------------------------------------------------------------------------------------
(7) Maturity value                                                   $120,032    $106,915
------------------------------------------------------------------------------------------------
(8) Market adjusted amount of (7)                                    $ 94,048    $ 69,487
------------------------------------------------------------------------------------------------

You should note that under this example if a withdrawal is made when rates have increased from 7.00% to 9.00% (right column), a portion of a negative market value adjustment is realized. On the other hand, if a withdrawal is made when r-ates have decreased from 7.00% to 5.00% (left column), a portion of a positive market value adjustment is realized.

APPENDIX IV: GUARANTEED
MINIMUM DEATH
BENEFIT EXAMPLE


----------
   D-1
--------------------------------------------------------------------------------

The death benefit under the contracts is equal to the account value or, if greater, the guaranteed minimum death benefit.

The following illustrates the guaranteed minimum death benefit calculation. Assuming $100,000 is allocated to the variable investment options (with no allocation to the Alliance Money Market option or the fixed maturity options), no additional contributions, no transfers and no withdrawals, and no loans under a Rollover TSA contract, the guaranteed minimum death benefit for an annuitant age 45 would be calculated as follows:



-----------------------------------------------------------------------------------------
   END OF                          5% ROLL UP TO AGE 80      ANNUAL RATCHET TO AGE 80
 CONTRACT                          GUARANTEED MINIMUM         GUARANTEED MINIMUM
   YEAR         ACCOUNT VALUE       DEATH BENEFIT(1)             DEATH BENEFIT
-----------------------------------------------------------------------------------------
  1              $105,000             $105,000(1)                $105,000(3)
-----------------------------------------------------------------------------------------
  2              $115,500             $110,250(2)                $115,500(3)
-----------------------------------------------------------------------------------------
  3              $129,360             $115,763(2)                $129,360(3)
-----------------------------------------------------------------------------------------
  4              $103,488             $121,551(1)                $129,360(4)
-----------------------------------------------------------------------------------------
  5              $113,837             $127,628(1)                $129,360(4)
-----------------------------------------------------------------------------------------
  6              $127,497             $134,010(1)                $129,360(4)
-----------------------------------------------------------------------------------------
  7              $127,497             $140,710(1)                $129,360(4)
-----------------------------------------------------------------------------------------

The account values for contract years 1 through 7 are based on hypothetical rates of return of 5.00%, 10.00%, 12.00%, (20.00)%, 10.00%, 12.00% and 0.00%. We
are using these rates solely to illustrate how the benefit is determined. The return rates bear no relationship to past or future investment results.


5% ROLL UP TO AGE 80
(1) At the end of contract year 1, and again at the end of contract years 4 through 7, the death benefit will be equal to the guaranteed minimum death benefit.
(2) At the end of contract years 2 and 3, the death benefit will be equal to the current account value since it is higher than the current guaranteed minimum death benefit.


ANNUAL RATCHET TO AGE 80

(3) At the end of contract years 1 through 3, the guaranteed minimum death benefit is equal to the current account value.
(4) At the end of contract years 4 through 7, the guaranteed minimum death benefit is equal to the guaranteed minimum death benefit at the end of the prior year since it is equal to or higher than the current account value.

STATEMENT OF ADDITIONAL
INFORMATION


--------------------------------------------------------------------------------

TABLE OF CONTENTS




                                                                        PAGE
Unit Values                                                              2
Custodian and Independent Accountants                                    3
Yield Information for the Alliance Money Market Option and Alliance
   High Yield Option                                                     3
Financial Statements                                                     5


HOW TO OBTAIN AN EQUITABLE ACCUMULATOR SELECT STATEMENT OF ADDITIONAL INFORMATION FOR SEPARATE ACCOUNT NO. 49

Send this request form to:
  Equitable Accumulator Select
  P.O. Box 1547
  Secaucus, NJ 07096-1547

--------------------------------------------------------------------------------

Please send me an Equitable Accumulator Select SAI for Separate Account No. 49 dated May 1, 2000:


--------------------------------------------------------------------------------
Name


--------------------------------------------------------------------------------
Address


--------------------------------------------------------------------------------
City            State         Zip






(SAI 4ACS(5/00))

Equitable Accumulator
Express(SM)
A combination variable and fixed deferred annuity contract


PROSPECTUS DATED MAY 1, 2000
--------------------------------------------------------------------------------


 WHAT IS THE EQUITABLE ACCUMULATOR EXPRESS?




 Equitable Accumulator Express is a deferred annuity contract issued by THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES. It provides for the accumulation of retirement savings and for income. The contract offers death benefit protection. It also offers a number of payout options. You invest to accumulate value on a tax-deferred basis in one or more of our variable investment options and the fixed maturity options ("investment options"). This contract may not currently be available in all states.



 -------------------------------------------------------------------------
 VARIABLE INVESTMENT OPTIONS
 -------------------------------------------------------------------------
 o EQ/Aggressive Stock(1)            o J.P. Morgan Core Bond(3)
 o Alliance Common Stock             o Lazard Large Cap Value
 o Alliance High Yield               o Lazard Small Cap Value
 o Alliance Money Market             o MFS Emerging Growth
 o EQ/Alliance Premier Growth          Companies
 o Alliance Small Cap Growth         o MFS Growth with Income
 o EQ/Alliance Technology(2)         o MFS Research
 o BT Equity 500 Index               o Mercury Basic Value(4)
 o BT International Equity Index     o Mercury World Strategy(5)
 o BT Small Company Index            o Morgan Stanley Emerging
 o Capital Guardian International      Markets Equity
 o Capital Guardian Research         o EQ/Putnam Growth & Income
 o Capital Guardian U.S. Equity        Value
 o EQ/Evergreen                      o EQ/Putnam International Equity
 o EQ/Evergreen Foundation           o EQ/Putnam Investors Growth
--------------------------------------------------------------------------



 (1)   Formerly named "Alliance Aggressive Stock."
 (2)   May not be available in California.
 (3)   Formerly named JPM Core Bond.
 (4)   Formerly named "Merrill Lynch Basic Value."
 (5)   Formerly named "Merrill Lynch World Strategy."




 You may allocate amounts to any of the variable investment options. Each variable investment option is a subaccount of our Separate Account No. 49. Each variable investment option, in turn, invests in a corresponding securities portfolio of EQ Advisors Trust. Your investment results in a variable investment option will depend on the investment performance of the related portfolio.


 FIXED MATURITY OPTIONS. You may allocate amounts to one or more fixed maturity options. These amounts will receive a fixed rate of interest for a specified period. Interest is earned at a guaranteed rate we set. We make a market value adjustment (up or down) if you make transfers or withdrawals from a fixed maturity option before its maturity date.



 TYPES OF CONTRACTS. We offer the contracts for use as:

 o  A nonqualified annuity ("NQ") for after-tax contributions only.

 o  An individual retirement annuity ("IRA"), either traditional IRA or Roth
    IRA.

    We offer two versions of the traditional IRA: "Rollover IRA" and "Flexible Premium IRA." We also offer two versions of the Roth IRA: "Roth Conversion IRA" and "Flexible Premium Roth IRA."


 o An Internal Revenue Code Section 403(b) Tax-Sheltered Annuity ("TSA") - ("Rollover TSA").



 A contribution of at least $50 is required to purchase a contract.


Registration statements relating to this offering have been filed with the Securities and Exchange Commission ("SEC"). The statement of additional information ("SAI") dated May 1, 2000, is a part of one of the registration statements. The SAI is available free of charge. You may request one by writing to our processing office or calling 1-800-789-7771. The SAI has been incorporated by reference into this prospectus. This prospectus and the SAI can also be obtained from the SEC's Web site at http://www.sec.gov. The table of contents for the SAI appears at the back of this prospectus.


THE SEC HAS NOT APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE CONTRACTS ARE NOT INSURED BY THE FDIC OR ANY OTHER AGENCY. THEY ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK AND ARE NOT BANK GUARANTEED. THEY ARE SUBJECT TO INVESTMENT RISKS AND POSSIBLE LOSS OF PRINCIPAL.


                                                                          72092

----------------
   2     Contents of this prospectus
--------------------------------------------------------------------------------

EQUITABLE ACCUMULATOR EXPRESS(SM)

Index of key words and phrases                                4
Who is Equitable Life?                                        5
How to reach us                                               6
Equitable Accumulator Express at a glance - key
   features                                                   8
----------------------------------------------------------   --
FEE TABLE                                                    10
----------------------------------------------------------   --
Examples                                                     13
Condensed financial information                              14
----------------------------------------------------------   --

----------------------------------------------------------   --
1
CONTRACT FEATURES AND BENEFITS                               15
----------------------------------------------------------   --
How you can purchase and contribute to your contract         15
Owner and annuitant requirements                             18
How you can make your contributions                          18
What are your investment options under the contract?         18
Allocating your contributions                                21
Your right to cancel within a certain number of days         22


----------------------------------------------------------   --
2
DETERMINING YOUR CONTRACT'S VALUE                            23
----------------------------------------------------------   --
Your account value and cash value                            23
Your contract's value in the variable investment options     23
Your contract's value in the fixed maturity options          23

----------------------------------------------------------   --
3
TRANSFERRING YOUR MONEY AMONG
   INVESTMENT OPTIONS                                        24
----------------------------------------------------------   --
Transferring your account value                              24
Market timing                                                24
Dollar cost averaging                                        24
Rebalancing your account value                               25
--------------------------------------------------------------------------------

"We," "our," and "us" refer to Equitable Life.      When we use the word "contract" it also includes certificates
When we address the reader of this prospectus       that are issued under group contracts in some states.
with words  such as "you"and "your," we mean the
person who has the right or responsibility that
the prospectus is discussing at that point.
This is usually the contract owner.


----------
  3      Contents of this prospectus
--------------------------------------------------------------------------------


--------------------------------------------------------  ----
4
ACCESSING YOUR MONEY                                      26
-------------------------------------------------------   ----
Withdrawing your account value                            26
How withdrawals are taken from your account value         27
Loans under Rollover TSA contracts                        27
Surrendering your contract to receive its cash value      28
When to expect payments                                   28
Annuity purchase factors                                  29
Your annuity payout options                               29

-------------------------------------------------------   ----
5
CHARGES AND EXPENSES                                      32
-------------------------------------------------------   ----
Charges that Equitable Life deducts                       32
Charges that EQ Advisors Trust deducts                    33
Group or sponsored arrangements                           34
Other distribution arrangements                           34

-------------------------------------------------------   ----
6
PAYMENT OF DEATH BENEFIT                                  35
-------------------------------------------------------   ----
Your beneficiary and payment of benefit                   35
How death benefit payment is made                         35
Beneficiary continuation option                           36

-------------------------------------------------------   ----
7
TAX INFORMATION                                           38
-------------------------------------------------------   ----
Overview                                                  38
Transfers among investment options                        38
Taxation of nonqualified annuities                        38
Individual retirement arrangements (IRAs)                 40
Tax-Sheltered Annuity contracts (TSAs)                    50
Federal and state income tax withholding and
   information reporting                                  55
Impact of taxes to Equitable Life                         56


-------------------------------------------------------   ----
8
MORE INFORMATION                                          57
-------------------------------------------------------   ----
About our Separate Account No. 49                         57
About EQ Advisors Trust                                   57
About our fixed maturity options                          58
About the general account                                 59
About other methods of payment                            59
Dates and prices at which contract events occur           60
About your voting rights                                  61
About legal proceedings                                   61
About our independent accountants                         61
Financial Statements                                      62
Transfers of ownership, collateral assignments, loans,
   and borrowing                                          62
Distribution of the contracts                             62

-------------------------------------------------------   ----
9
INVESTMENT PERFORMANCE                                    63
-------------------------------------------------------   ----
Benchmarks                                                63
Communicating performance data                            72

-------------------------------------------------------   ----
10
INCORPORATION OF CERTAIN DOCUMENTS BY
   REFERENCE                                              74
-------------------------------------------------------   ----

-------------------------------------------------------   ----
APPENDIX
-------------------------------------------------------   ----
Condensed financial information                            A-1
Market value adjustment example                            B-1

-------------------------------------------------------   ----
STATEMENT OF ADDITIONAL INFORMATION
   TABLE OF CONTENTS
-------------------------------------------------------

Index of key words and phrases
--------
  4    Index of key words and phrases
--------------------------------------------------------------------------------

This index should help you locate more information on the terms used in this prospectus.



                                         PAGE                                                PAGE
  account value                           23           IRS                                     38
  annuitant                               15           investment options                      18
  annuity payout options                  29           market adjusted amount                  21
  beneficiary                             35           market value adjustment                 21
  business day                            60           maturity value                          21
  cash value                              23           minimum death benefit                   35
  conduit IRA                             44           NQ                                    cover
  contract date                           9            portfolio                             cover
  contract date anniversary               9            processing office                       6
  contract year                           9            rate to maturity                        20
  contributions to Roth IRAs              47           Required Beginning Date                 36
    regular contributions                 47           Rollover IRA                          cover
    rollovers and direct transfers        48           Rollover TSA                          cover
    conversion contributions              48           Roth Conversion IRA                   cover
  contributions to traditional IRAs       41           Roth IRA                                47
    regular contributions                 41           SAI                                   cover
    rollovers and transfers               42           SEC                                   cover
  EQAccess                                6            TOPS                                    6
  fixed maturity options                  20           TSA                                     50
  Flexible Premium IRA                  cover          traditional IRA                         41
  Flexible Premium Roth IRA             cover          unit                                    33
  IRA                                     40           variable investment options             18



To make this prospectus easier to read, we sometimes use different words than in the contract or supplemental materials. This is illustrated below. Although we use different words, they have the same meaning in this prospectus as in the contract or supplemental materials. Your registered representative can provide further explanation about your contract.



--------------------------------------------------------------------------------
 PROSPECTUS                      CONTRACT OR SUPPLEMENTAL MATERIALS
--------------------------------------------------------------------------------
  fixed maturity options         Guarantee Periods (Guaranteed Fixed
                                 Interest Accounts in supplemental materials)
  variable investment options    Investment Funds
  account value                  Annuity Account Value
  rate to maturity               Guaranteed Rates
  unit                           Accumulation Unit

Who is Equitable Life?
----------------
   5   Who is Equitable Life?
--------------------------------------------------------------------------------

We are The Equitable Life Assurance Society of the United States ("Equitable Life"), a New York stock life insurance corporation. We have been doing business since 1859. Equitable Life is a subsidiary of AXA Financial, Inc. (previously, The Equitable Companies Incorporated). The majority shareholder of AXA Financial, Inc. is AXA, a French holding company for an international group of insurance and related financial services companies. As a majority shareholder, and under its other arrangements with Equitable Life and Equitable Life's parent, AXA exercises significant influence over the operations and capital structure of Equitable Life and its parent. No company other than Equitable Life, however, has any legal responsibility to pay amounts that Equitable Life owes under the contract.


AXA Financial, Inc. and its consolidated subsidiaries managed approximately $462.7 billion in assets as of December 31, 1999. For over 100 years Equitable Life has been among the largest insurance companies in the United States. We are licensed to sell life insurance and annuities in all fifty states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands. Our home office is located at 1290 Avenue of the Americas, New York, N.Y. 10104.

----------
  6   Who is Equitable Life?
--------------------------------------------------------------------------------

HOW TO REACH US

You may communicate with our processing office as listed below for any of the following purposes:


---------------------------------------------
FOR CONTRIBUTIONS SENT BY REGULAR MAIL:
---------------------------------------------
Equitable Accumulator Express
P.O. Box 13014
Newark, NJ 07188-0014

---------------------------------------------
FOR CONTRIBUTIONS SENT BY EXPRESS DELIVERY:
---------------------------------------------
Equitable Accumulator Express
c/o Bank One, N.A.
300 Harmon Meadow Boulevard, 3rd Floor
Attn: Box 13014
Secaucus, NJ 07094

---------------------------------------------
FOR ALL OTHER COMMUNICATIONS (E.G.,
REQUESTS FOR TRANSFERS, WITHDRAWALS, OR
REQUIRED NOTICES) SENT BY REGULAR MAIL:
---------------------------------------------
Equitable Accumulator Express
P.O. Box 1547
Secaucus, NJ 07096-1547

---------------------------------------------
FOR ALL OTHER COMMUNICATIONS (E.G.,
REQUESTS FOR TRANSFERS, WITHDRAWALS, OR
REQUIRED NOTICES) SENT BY EXPRESS DELIVERY:
---------------------------------------------
Equitable Accumulator Express
200 Plaza Drive, 4th Floor
Secaucus, NJ 07094

---------------------------------------------
REPORTS WE PROVIDE:
---------------------------------------------
o  written confirmation of financial transactions;

o statement of your contract values at the close of each calendar quarter (four per year); and

o annual statement of your contract values as of the close of the contract year.

------------------------------------
TELEPHONE OPERATED PROGRAM SUPPORT
("TOPS") AND EQACCESS SYSTEMS:
------------------------------------
 TOPS is designed to provide you with up-to-date information via touch-tone telephone. EQAccess is designed to provide this information through the Internet. You can obtain information on:


o  your current account value;


o your current allocation percentages (anticipated to be available through EQAccess by the end of 2000);


o  the number of units you have in the variable investment options;


o  rates to maturity for the fixed maturity options;

o  the daily unit values for the variable investment options; and

o performance information regarding the variable investment options (not available through TOPS).


You can also:


o change your allocation percentages and/or transfer among the investment options (anticipated to be available through EQAccess by the end of 2000);


o change your TOPS personal identification number (PIN) (not available through EQAccess); and

o  change your EQAccess password (not available through TOPS).

TOPS and EQAccess are normally available seven days a week, 24 hours a day. You may use TOPS by calling toll free 1-888-909-7770. You may use EQAccess by visiting our Web site at http://www.equitable.com and clicking on EQAccess. Of course, for reasons beyond our control, these services may sometimes be unavailable.

We have established procedures to reasonably confirm that the instructions communicated by telephone or the Internet are genuine. For example, we will require certain personal

----------
  7 Who is Equitable Life?
--------------------------------------------------------------------------------



identification information before we will act on telephone or Internet instructions and we will provide written confirmation of your transfers. If we do not employ reasonable procedures to confirm the genuineness of telephone or Internet instructions, we may be liable for any losses arising out of any act or omission that constitutes negligence, lack of good faith, or willful misconduct. In light of our procedures, we will not be liable for following telephone or Internet instructions we reasonably believe to be genuine.

We reserve the right to limit access to these services if we determine that you are engaged in a market timing strategy (see "Market timing" in "Transferring your money among investment options").



----------------------------------------------
CUSTOMER SERVICE REPRESENTATIVE:
----------------------------------------------
You may also use our toll-free number (1-800-789-7771) to speak with one of our customer service representatives. Our customer service representatives are available on any business day from 8:30 a.m. until 5:30 p.m., Eastern Time.


WE REQUIRE THAT THE FOLLOWING TYPES OF COMMUNICATIONS BE ON SPECIFIC FORMS WE PROVIDE FOR THAT PURPOSE:

(1)  authorization for telephone transfers by your registered representative;


(2) conversion of a traditional IRA to a Roth Conversion IRA or Flexible Premium Roth IRA contract;


(3)  election of the automatic investment program;


(4)  election of the rebalancing program;

(5)  requests for loans under Rollover TSA contracts;

(6)  spousal consent for loans under Rollover TSA contracts;

(7)  tax withholding election; and

(8)  election of the beneficiary continuation option.


 WE ALSO HAVE SPECIFIC FORMS THAT WE RECOMMEND YOU USE FOR THE FOLLOWING TYPES OF REQUESTS:


(1)  address changes;


(2)  beneficiary changes;

(3)  transfers between investment options; and

(4)  contract surrender and withdrawal requests.


 TO CANCEL OR CHANGE ANY OF THE FOLLOWING WE REQUIRE WRITTEN NOTIFICATION GENERALLY AT LEAST SEVEN CALENDAR DAYS BEFORE THE NEXT SCHEDULED TRANSACTION:

(1)  automatic investment program;

(2)  dollar cost averaging;

(3)  rebalancing;

(4)  substantially equal withdrawals;

(5)  systematic withdrawals; and

(6)  the date annuity payments are to begin.


You must sign and date all these requests. Any written request that is not on one of our forms must include your name and your contract number along with adequate details about the notice you wish to give or the action you wish us to take.


SIGNATURES:

The proper person to sign forms, notices and requests would normally be the owner. If there are joint owners both must sign.

Equitable Accumulator Express at a glance - key features
--------
    8    Equitable Accumulator Express at a glance - key features
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
PROFESSIONAL           Equitable Accumulator Express' variable investment options invest in different portfolios
INVESTMENT             managed by professional investment advisers.
MANAGEMENT
----------------------------------------------------------------------------------------------------------------------
FIXED MATURITY         o 10 fixed maturity options with maturities ranging from approximately 1 to 10 years.
OPTIONS                o Each fixed maturity option offers a guarantee of principal and interest rate if you hold it to maturity.
                       -----------------------------------------------------------------------------------------------
                       If you make withdrawals or transfers from a fixed maturity option before maturity, there will be a market value adjustment due to differences in interest rates. This may increase or decrease any value that you have left in that fixed maturity option. If you surrender your contract, a market value adjustment may also apply.
----------------------------------------------------------------------------------------------------------------------
TAX ADVANTAGES         o On earnings inside the    No tax on any dividends, interest, or capital gains until you
                         contract                  make withdrawals from your contract or receive annuity
                                                   payments.
                       -----------------------------------------------------------------------------------------------
                       o On transfers inside the   No tax on transfers among investment options.
                         contract
                       -----------------------------------------------------------------------------------------------
                       If you are buying a contract to fund a retirement plan that already provides tax deferral under sections of the Internal Revenue Code, you should do so for the contract's features and benefits other than tax deferral. In such situations, the tax deferral of the contract does not provide necessary or additional benefits.
----------------------------------------------------------------------------------------------------------------------
CONTRIBUTION AMOUNTS   Minimum: $50 ($20 under our automatic investment program)

                       Maximum contribution limitations may apply.
----------------------------------------------------------------------------------------------------------------------
ACCESS TO YOUR MONEY   o Lump sum withdrawals
                       o Several withdrawal options on a periodic basis
                       o Loans under Rollover TSA contracts
                       o Contract surrender

                       You may incur a withdrawal charge for certain withdrawals or if you surrender your contract.
                       You may also incur income tax and a tax penalty.
----------------------------------------------------------------------------------------------------------------------
PAYOUT OPTIONS         o Fixed annuity payout options
                       o Variable Immediate Annuity payout options
                       o Income Manager(Reg. TM) payout annuity options
----------------------------------------------------------------------------------------------------------------------
ADDITIONAL FEATURES    o Dollar cost averaging
                       o Automatic investment program
                       o Account value rebalancing (quarterly, semiannually, and annually)
                       o Free transfers
----------------------------------------------------------------------------------------------------------------------

-----
  9    Equitable Accumulator Express at a glance - key features
--------------------------------------------------------------------------------

FEES AND CHARGES   o  Daily charges on amounts invested in variable investment options for mortality and expense risks and administrative charges at a current annual rate of 0.95% (1.05% maximum).

                   o If your account value at the end of the contract year is less than $25,000 for NQ contracts (or less than $20,000 for IRA contracts), we deduct an annual administrative charge equal to $30 or during the first two contract years 2% of your account value, if less.
                      If your account value is $25,000 or more for NQ contracts (or $20,000 or more for IRA contracts), we will not deduct the charge.

                   o No sales charge deducted at the time you make contributions.

                   o  During the first seven contract years following a
                      contribution, a charge will be deducted from amounts
                      that you withdraw that exceed 10% of your account
                      value. We use the account value on the most recent
                      contract date anniversary to calculate the 10% amount
                      available. The charge begins at 7% in the first
                      contract year following a contribution. It declines by
                      1% each year to 1% in the seventh contract year. There
                      is no withdrawal charge in the eighth and later
                      contract years following a contribution.
                      ---------------------------------------------------------
                      The "contract date" is the effective date of a contract.
                      This usually is the business day we receive the properly
                      completed and signed application, along with any other
                      required documents, and your initial contribution. Your
                      contract date will be shown in your contract. The 12-month period beginning on your contract date and each 12-month
                      period after that date is a "contract year." The end of
                      each 12-month period is your "contract date anniversary."
                      ---------------------------------------------------------

                   o We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. This charge is generally deducted from the amount applied to an annuity payout option.

                   o We deduct a $350 annuity administrative fee from amounts applied to the Variable Immediate Annuity payout options.

                   o Annual expenses of EQ Advisors Trust portfolios are calculated as a percentage of the average daily net assets invested in each portfolio. These expenses include management fees ranging from 0.25% to 1.15% annually, 12b-1 fees of 0.25% annually, and other expenses.

ANNUITANT ISSUE AGES
                   NQ:  0-83
                   Rollover IRA, Flexible Premium Roth IRA, Roth Conversion IRA and Rollover TSA: 20-83 Flexible Premium IRA: 20-70

THE ABOVE IS NOT A COMPLETE DESCRIPTION OF ALL MATERIAL PROVISIONS OF THE CONTRACT. IN SOME CASES RESTRICTIONS OR EXCEPTIONS APPLY. ALSO, ALL FEATURES OF THE CONTRACT ARE NOT NECESSARILY AVAILABLE IN YOUR STATE OR AT CERTAIN AGES.

For more detailed information we urge you to read the contents of this prospectus, as well as your contract. Please feel free to speak with your registered representative, or call us, if you have any questions.


OTHER CONTRACTS

We offer a variety of fixed and variable annuity contracts. They may offer features, including investment options, fees and/or charges that are different from those in the contracts offered by this prospectus. Not every contract is offered through the same distributor. Upon request, your registered representative can show you information regarding other Equitable Life annuity contracts that he or she distributes. You can also contact us to find out more about any of the Equitable Life annuity contracts.

Fee table
--------
   10     Fee table
--------------------------------------------------------------------------------

The fee table below will help you understand the various charges and expenses that apply to your contract. The table reflects charges you will directly incur under the contract, as well as charges and expenses of the portfolios that you will bear indirectly. Charges designed to approximate certain taxes imposed on us, such as premium taxes in your state may also apply. Also, an annuity administrative fee may apply when your annuity payments are to begin. Each of the charges and expenses is more fully described in "Charges and expenses" later in this prospectus.


The fixed maturity options are not covered by the fee table and examples. However, the annual administrative charge and the withdrawal charge do apply to the fixed maturity options. A market value adjustment (up or down) may apply as a result of a withdrawal, transfer or surrender of amounts from a fixed maturity option.




CHARGES WE DEDUCT FROM YOUR VARIABLE INVESTMENT OPTIONS EXPRESSED AS AN
ANNUAL PERCENTAGE OF DAILY NET ASSETS
-----------------------------------------------------------------------------------------------------------------------------
Mortality and expense risks(1)                                                           0.70%
Administrative                                                                           0.25% current (0.35% maximum)
                                                                                         ------------------------------
Total annual expenses                                                                    0.95% current (1.05% maximum)

---------------------------------------------------------------------------------------
CHARGES WE DEDUCT FROM YOUR ACCOUNT VALUE ON EACH CONTRACT DATE ANNIVERSARY
-----------------------------------------------------------------------------------------------------------------------------
Maximum annual administrative charge
 If your account value on a contract date anniversary is less than $25,000(2)
  for NQ contracts (or less than $20,000 for IRA contracts)                              $30
 If your account value on a contract date anniversary is $25,000 or more for NQ
  contracts (or $20,000 or more for IRA contracts)                                       $0

---------------------------------------------------------------------------------------
CHARGES WE DEDUCT FROM YOUR ACCOUNT VALUE AT THE TIME YOU REQUEST CERTAIN TRANSACTIONS
-----------------------------------------------------------------------------------------------------------------------------
WITHDRAWAL CHARGE AS A PERCENTAGE OF CONTRIBUTIONS (deducted if you                      Contract
surrender your contract or make certain withdrawals. The withdrawal charge                year
percentage we use is determined by the contract year in which you make the                1... 7.00%
withdrawal or surrender your contract. For each contribution, we consider the             2... 6.00%
contract year in which we receive that contribution to be "contract year 1")(3)           3... 5.00%
                                                                                          4... 4.00%
                                                                                          5... 3.00%
                                                                                          6... 2.00%
                                                                                          7... 1.00%
                                                                                          8+.. 0.00%
Charge if you elect a Variable Immediate Annuity payout option                          $350

-----
 11  Fee table
--------------------------------------------------------------------------------

EQ ADVISORS TRUST ANNUAL EXPENSES
(AS A PERCENTAGE OF AVERAGE DAILY NET ASSETS IN EACH PORTFOLIO)

                                                                                                         TOTAL
                                                                                       OTHER            ANNUAL
                                                                                     EXPENSES          EXPENSES
                                              MANAGEMENT                          (AFTER EXPENSE    (AFTER EXPENSE
                                               FEES(4)         12B-1 FEES(5)       LIMITATION)(6)    LIMITATION)(7)
                                           --------------   -----------------     ---------------   ---------------
EQ/Aggressive Stock                              0.60%             0.25%               0.04%             0.89%
Alliance Common Stock                            0.46%             0.25%               0.04%             0.75%
Alliance High Yield                              0.60%             0.25%               0.05%             0.90%
Alliance Money Market                            0.34%             0.25%               0.05%             0.64%
EQ/Alliance Premier Growth                       0.90%             0.25%               0.00%             1.15%
Alliance Small Cap Growth                        0.75%             0.25%               0.07%             1.07%
EQ/Alliance Technology                           0.90%             0.25%               0.00%             1.15%
BT Equity 500 Index                              0.25%             0.25%               0.10%             0.60%
BT International Equity Index                    0.35%             0.25%               0.40%             1.00%
BT Small Company Index                           0.25%             0.25%               0.25%             0.75%
Capital Guardian International                   0.85%             0.25%               0.10%             1.20%
Capital Guardian Research                        0.65%             0.25%               0.05%             0.95%
Capital Guardian U.S. Equity                     0.65%             0.25%               0.05%             0.95%
EQ/Evergreen                                     0.65%             0.25%               0.05%             0.95%
EQ/Evergreen Foundation                          0.60%             0.25%               0.10%             0.95%
J.P. Morgan Core Bond                            0.45%             0.25%               0.10%             0.80%
Lazard Large Cap Value                           0.65%             0.25%               0.05%             0.95%
Lazard Small Cap Value                           0.75%             0.25%               0.10%             1.10%
MFS Emerging Growth Companies                    0.65%             0.25%               0.10%             1.00%
MFS Growth with Income                           0.60%             0.25%               0.10%             0.95%
MFS Research                                     0.65%             0.25%               0.05%             0.95%
Mercury Basic Value Equity                       0.60%             0.25%               0.10%             0.95%
Mercury World Strategy                           0.70%             0.25%               0.25%             1.20%
Morgan Stanley Emerging Markets Equity           1.15%             0.25%               0.35%             1.75%
EQ/Putnam Growth & Income Value                  0.60%             0.25%               0.10%             0.95%
EQ/Putnam International Equity                   0.85%             0.25%               0.15%             1.25%
EQ/Putnam Investors Growth                       0.65%             0.25%               0.05%             0.95%

----------
Notes:


(1)   A portion of this charge is for providing the death benefit.

(2) During the first two contract years this charge is equal to the lesser of $30 or 2% of your account value if it applies. Thereafter, the charge is $30 for each contract year.

(3) Deducted upon a withdrawal of amounts in excess of the 10% free withdrawal amount, and upon surrender of a contract.

(4) The management fees shown reflect revised management fees, effective on or about May 1, 2000 which were approved by shareholders. The management fee shown for Lazard Large Cap Value does not reflect the waiver of a portion of each portfolio's investment management fees that are currently in effect. The management fee for each portfolio cannot be increased without a vote of each portfolio's shareholders.

-----
  12  Fee table
--------------------------------------------------------------------------------


(5) Portfolio shares are all subject to fees imposed under the distribution plan (the "Rule 12b-1 Plan") adopted by EQ Advisors Trust pursuant to Rule 12b-1 under the Investment Company Act of 1940. The 12b-1 fee will not be increased for the life of the contracts. Prior to October 18, 1999, the total annual expenses for the Alliance Small Cap Growth portfolio were limited to 1.20% under an expense limitation arrangement related to that portfolio's Rule 12b-1 Plan. The arrangement is no longer in effect. The amounts shown have been restated to reflect the expenses that would have been incurred in 1999, absent the expense limitation agreement.

(6) The amounts shown as "Other Expenses" will fluctuate from year to year depending on actual expenses. See footnote (7) for any expense limitation agreements.

      On October 18, 1999, the Alliance portfolios (other than EQ/Alliance Premier Growth and EQ/Alliance Technology) became part of the portfolios of EQ Advisors Trust. The "Other Expenses" for these portfolios have been restated to reflect the estimated expenses that would have been incurred had these portfolios been portfolios of EQ Advisors Trust for the entire year ended December 31, 1999. The restated expenses reflect an increase of 0.01% for each of these portfolios.

(7) Equitable Life, EQ Advisors Trust's manager, has entered into an expense limitation agreement with respect to certain portfolios. Under this agreement Equitable Life has agreed to waive or limit its fees and assume other expenses. Under the expense limitation agreement, total annual operating expenses of certain portfolios (other than interest, taxes, brokerage commissions, capitalized expenditures, extraordinary expenses and 12b-1 fees) are limited as a percentage of the average daily net assets of each of the following portfolios: 1.75% for Morgan Stanley Emerging Markets Equity; 1.25% for EQ/Putnam International Equity; 1.20% for Capital Guardian International and Mercury World Strategy; 1.15% for EQ/Alliance Premier Growth and EQ/Alliance Technology; 1.10% for Lazard Small Cap Value; 1.00% for BT International Equity Index and MFS Emerging Growth Companies; 0.95% for Capital Guardian U.S. Equity, Capital Guardian Research, EQ/Evergreen, EQ/Evergreen Foundation, Lazard Large Cap Value, MFS Growth with Income, MFS Research, Mercury Basic Value Equity, EQ/Putnam Growth & Income Value and EQ/Putnam Investors Growth; 0.80% for J.P. Morgan Core Bond; 0.75% for BT Small Company Index; and 0.60% for BT Equity 500 Index. The expense limitations for the BT Equity 500 Index, EQ/Putnam Growth & Income Value, EQ/Putnam International Equity, Mercury Basic Value Equity, MFS Growth with Income, MFS Research and MFS Emerging Growth Companies portfolios reflect an increase effective on May 1, 2000. The expense limitation for the EQ/Evergreen and Lazard Small Cap Value portfolio reflects a decrease effective on May 1, 2000.

      Absent the expense limitation, the "Other Expenses" for 1999 on an annualized basis for each of the portfolios would have been as follows:
      1.00% for Morgan Stanley Emerging Markets Equity; 0.32% for EQ/Putnam International Equity; 0.66% for Capital Guardian International; 0.46% for Mercury World Strategy; 0.23% for EQ/Alliance Premier Growth; 0.10% for EQ/Alliance Technology; 0.26% for Lazard Small Cap Value; 0.49% for BT International Equity Index; 0.17% for MFS Emerging Growth Companies; 0.34% for Capital Guardian U.S. Equity; 0.47% for Capital Guardian Research; 1.87% for EQ/Evergreen; 1.07% for EQ/Evergreen Foundation; 0.21% for Lazard Large Cap Value; 0.37% for MFS Growth with Income; 0.17% for MFS Research; 0.17% for Mercury Basic Value Equity; 0.16% for EQ/Putnam Growth & Income Value; 0.19% for EQ/Putnam Investors Growth; 0.20% for J.P. Morgan Core Bond; 0.71% for BT Small Company Index; and 0.18% for BT Equity 500 Index. Initial seed capital was invested on April 30, 1999 for EQ/Alliance Premier Growth, Capital Guardian U.S. Equity and Capital Guardian Research portfolios and will be invested on or about May 1, 2000 for EQ/Alliance Technology Portfolio and therefore expenses have been estimated.


      Each portfolio may at a later date make a reimbursement to Equitable Life for any of the management fees waived or limited and other expenses assumed and paid by Equitable Life pursuant to the expense limitation agreement provided that, among other things, such portfolio has reached sufficient size to permit such reimbursement to be made and provided that the portfolio's current annual operating expenses do not exceed the operating expense limit determined for such portfolio. For more information see the prospectus for EQ Advisors Trust.

-----
 13   Fee table
--------------------------------------------------------------------------------

EXAMPLES

The examples below show the expenses that a hypothetical contract owner would pay in the situations illustrated. We assume that a $1,000 contribution is invested in one of the variable investment options listed and a 5% annual return is earned on the assets in that option.(1) The annual administrative charge is based on the charges applicable to a mix of estimated contract sizes, resulting in an administrative charge of $0.14 per $1,000. Other than as indicated above, the charges used in the examples are the maximum charges rather than the lower current charges. The administrative and annual administrative charges used in the examples are the maximum charges.

These examples should not be considered a representation of past or future expenses for each option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the examples is not an estimate or guarantee of future investment performance.

                                                  IF YOU SURRENDER YOUR CONTRACT
                                                 AT THE END OF EACH PERIOD SHOWN,
                                                      THE EXPENSES WOULD BE:
                                         -------------------------------------------------
                                            1 YEAR      3 YEARS      5 YEARS     10 YEARS
                                         ----------- ------------ ------------ -----------
EQ/Aggressive Stock                        $ 90.79     $ 114.21     $ 140.20    $ 237.47
Alliance Common Stock                      $ 89.32     $ 109.76     $ 132.72    $ 222.19
Alliance High Yield                        $ 90.90     $ 114.53     $ 140.74    $ 238.55
Alliance Money Market                      $ 88.17     $ 106.25     $ 126.80    $ 210.03
EQ/Alliance Premier Growth                 $ 94.67     $ 125.91     $ 159.78    $ 276.84
Alliance Small Cap Growth                  $ 92.68     $ 119.91     $ 149.76    $ 256.81
EQ/Alliance Technology                     $ 93.62     $ 122.76     $ 154.52    $ 266.34
BT Equity 500 Index                        $ 87.85     $ 105.30     $ 125.18    $ 206.69
BT International Equity Index              $ 92.05     $ 118.01     $ 146.59    $ 250.40
BT Small Company Index                     $ 89.43     $ 110.08     $ 133.25    $ 223.29
Capital Guardian International             $ 94.15     $ 124.33     $ 157.15    $ 271.60
Capital Guardian Research                  $ 91.52     $ 116.43     $ 143.93    $ 245.03
Capital Guardian U.S. Equity               $ 91.52     $ 116.43     $ 143.93    $ 245.03
EQ/Evergreen                               $ 91.52     $ 116.43     $ 143.93    $ 245.03
EQ/Evergreen Foundation                    $ 91.52     $ 116.43     $ 143.93    $ 245.03
J.P. Morgan Core Bond                      $ 89.95     $ 111.67     $ 135.93    $ 228.76
Lazard Large Cap Value                     $ 91.52     $ 116.43     $ 143.93    $ 245.03
Lazard Small Cap Value                     $ 93.10     $ 121.18     $ 151.88    $ 261.06
MFS Emerging Growth Companies              $ 92.05     $ 118.01     $ 146.59    $ 250.40
MFS Growth with Income                     $ 91.52     $ 116.43     $ 143.19    $ 245.03
MFS Research                               $ 91.52     $ 116.43     $ 143.93    $ 245.03
Mercury Basic Value Equity                 $ 91.52     $ 116.43     $ 143.93    $ 245.03
Mercury World Strategy                     $ 94.15     $ 124.33     $ 157.15    $ 271.60
Morgan Stanley Emerging Markets Equity     $ 99.92     $ 141.58     $ 185.73    $ 327.74
EQ/Putnam Growth & Income Value            $ 91.52     $ 116.43     $ 143.93    $ 245.03
EQ/Putnam International Equity             $ 94.67     $ 125.91     $ 159.78    $ 276.84
EQ/Putnam Investors Growth                 $ 92.57     $ 119.60     $ 149.23    $ 255.74

                                              IF YOU DO NOT SURRENDER YOUR CONTRACT
                                                 AT THE END OF EACH PERIOD SHOWN,
                                                      THE EXPENSES WOULD BE:
                                         ------------------------------------------------
                                            1 YEAR     3 YEARS     5 YEARS      10 YEARS
                                         ----------- ---------- ------------ ------------
EQ/Aggressive Stock                        $ 20.79    $ 64.21     $ 110.20     $ 237.47
Alliance Common Stock                      $ 19.32    $ 59.76     $ 102.72     $ 222.19
Alliance High Yield                        $ 20.90    $ 64.53     $ 110.74     $ 238.55
Alliance Money Market                      $ 18.17    $ 56.25     $  96.80     $ 210.03
EQ/Alliance Premier Growth                 $ 24.67    $ 75.91     $ 129.78     $ 276.84
Alliance Small Cap Growth                  $ 22.68    $ 69.91     $ 119.76     $ 256.81
EQ/Alliance Technology                     $ 23.62    $ 72.76     $ 124.52     $ 266.34
BT Equity 500 Index                        $ 17.85    $ 55.30     $  95.18     $ 206.69
BT International Equity Index              $ 22.05    $ 68.01     $ 116.59     $ 250.40
BT Small Company Index                     $ 19.43    $ 60.08     $ 103.25     $ 223.29
Capital Guardian International             $ 24.15    $ 74.33     $ 127.15     $ 271.60
Capital Guardian Research                  $ 21.52    $ 66.43     $ 113.93     $ 245.03
Capital Guardian U.S. Equity               $ 21.52    $ 66.43     $ 113.93     $ 245.03
EQ/Evergreen                               $ 21.52    $ 66.43     $ 113.93     $ 245.03
EQ/Evergreen Foundation                    $ 21.52    $ 66.43     $ 113.93     $ 245.03
J.P. Morgan Core Bond                      $ 19.95    $ 61.67     $ 105.93     $ 228.76
Lazard Large Cap Value                     $ 21.52    $ 66.43     $ 113.93     $ 245.03
Lazard Small Cap Value                     $ 23.10    $ 71.18     $ 121.88     $ 261.06
MFS Emerging Growth Companies              $ 22.05    $ 68.01     $ 116.59     $ 250.40
MFS Growth with Income                     $ 21.52    $ 66.43     $ 113.93     $ 245.03
MFS Research                               $ 21.52    $ 66.43     $ 113.93     $ 245.03
Mercury Basic Value Equity                 $ 21.52    $ 66.43     $ 113.93     $ 245.03
Mercury World Strategy                     $ 24.15    $ 74.33     $ 127.15     $ 271.60
Morgan Stanley Emerging Markets Equity     $ 29.92    $ 91.58     $ 155.73     $ 327.74
EQ/Putnam Growth & Income Value            $ 21.52    $ 66.43     $ 113.93     $ 245.03
EQ/Putnam International Equity             $ 24.67    $ 75.91     $ 129.78     $ 276.84
EQ/Putnam Investors Growth                 $ 22.57    $ 69.60     $ 119.23     $ 255.74

-----
  14  Fee table
--------------------------------------------------------------------------------

----------
(1) The amount accumulated from the $1,000 contribution could not be paid in the form of an annuity payout option at the end of any of the periods shown in the examples. This is because if the amount applied to purchase an annuity payout option is less than $2,000, or the initial payment is less than $20, we may pay the amount to you in a single sum instead of as payments under an annuity payout option. See "Accessing your money."


IF YOU ELECT A VARIABLE IMMEDIATE ANNUITY PAYOUT OPTION:

Assuming an annuity payout option could be issued (see note (1) above), and you elect a Variable Immediate Annuity payout option, the expenses shown in the example for "if you do not surrender your contract" would, in each case, be increased by $4.34 based on the average amount applied to annuity payout options in 1999. See "Annuity administrative fee" in "Charges and expenses."

CONDENSED FINANCIAL INFORMATION

Please see Appendix I at the end of this prospectus for the unit values and the number of units outstanding as of the end of the periods shown for each of the variable investment options available as of December 31, 1999.

1
Contract features and benefits

--------
 15     Contract features and benefits
--------------------------------------------------------------------------------

HOW YOU CAN PURCHASE AND CONTRIBUTE TO YOUR CONTRACT


You may purchase a contract by making payments to us that we call "contributions." We require a minimum contribution amount of $50 to purchase a contract. The minimum contribution amount under our automatic investment program is $20. We discuss the automatic investment program under "About other methods of payment" in "More information" later in this prospectus. The following table summarizes our rules regarding contributions to your contract. All ages in the table refer to the age of the annuitant named in the contract.

------------------------------------------------------------------------------
The "annuitant" is the person who is the measuring life for determining contract benefits. The annuitant is not necessarily the contract owner.
------------------------------------------------------------------------------


                 AVAILABLE
CONTRACT       FOR ANNUITANT                                               LIMITATIONS ON
TYPE            ISSUE AGES      SOURCE OF CONTRIBUTIONS                    CONTRIBUTIONS
--------------------------------------------------------------------------------------------------------------------------
 NQ             0 through 83    o After-tax money.                         o No additional contributions after
                                                                             age 84.
                                o Paid to us by check or transfer of
                                  contract value in a tax-deferred
                                  exchange under Section 1035 of the
                                  Internal Revenue Code.
--------------------------------------------------------------------------------------------------------------------------
 Rollover IRA   20 through 83   o Rollovers from a qualified plan.         o No rollover or direct transfer
                                                                             contributions after age 84.
                                o Rollovers from a TSA.
                                                                           o Contributions after age 70 1/2 must be
                                o Rollovers from another traditional         net of required minimum distributions.
                                  individual retirement arrangement.
                                                                           o Regular IRA contributions are limited to
                                o Direct custodian-to-custodian transfers    $2,000 per year
                                  from another traditional individual
                                  retirement arrangement.                  o Although we accept regular IRA
                                                                             contributions under Rollover IRA
                                o Regular IRA contributions.                 contracts we intend that this contract
                                                                             be used for rollover and direct transfer
                                                                             contributions. Please refer to
                                                                             "Withdrawals, payments and transfer of
                                                                             funds out of traditional IRA's" in "Tax
                                                                             Information" for a discussion of conduit
                                                                             IRAs.
--------------------------------------------------------------------------------------------------------------------------

-----
  16   Contract features and benefits
--------------------------------------------------------------------------------

                 AVAILABLE
CONTRACT         FOR ANNUITANT                                                LIMITATIONS ON
TYPE             ISSUE AGES      SOURCE OF CONTRIBUTIONS                      CONTRIBUTIONS
--------------------------------------------------------------------------------------------------------------------------
 Roth            20 through 83   o Rollovers from another Roth IRA.           o No additional rollover or direct transfer
 Conversion IRA                                                                 contributions after age 84.
                                 o Conversion rollovers from a traditional
                                   IRA.                                       o Conversion rollovers after age 70 1/2
                                                                                must be net of required minimum
                                 o Direct transfers from another Roth IRA.      distributions for the traditional IRA you
                                                                                are rolling over.

                                                                              o You cannot roll over funds from a
                                                                                traditional IRA if your adjusted gross
                                                                                income is $100,000 or more.

                                                                              o Regular contributions are not permitted.

                                                                              o  Only rollover and direct transfer
                                                                                 contributions are permitted.
--------------------------------------------------------------------------------------------------------------------------
 Rollover TSA    20 through 83   o Rollovers from another TSA contract or     o Additional contributions may be made
                                   arrangement                                  up to age 84.

                                 o Rollovers from a traditional IRA which     o Contributions after age 70 1/2 must be
                                   was a "conduit" for TSA funds                net of required minimum distributions
                                   previously rolled over.
                                                                              o Employer-remitted contributions are not
                                 o Direct transfer from another contract or     permitted.
                                   arrangement under Section 403(b) of
                                   the Internal Revenue Code, complying
                                   with IRS Revenue Ruling 90-24.

 This contract may not be available in your state.
--------------------------------------------------------------------------------------------------------------------------


-----
17   Contract features and benefits
--------------------------------------------------------------------------------



               AVAILABLE
CONTRACT       FOR ANNUITANT                                              LIMITATIONS ON
TYPE           ISSUE AGES      SOURCE OF CONTRIBUTIONS                    CONTRIBUTIONS
--------------------------------------------------------------------------------------------------------------------------
Flexible      20 through 70    o Regular traditional IRA contributions.   o No regular IRA contributions in the
Premium IRA                                                                 calendar year you turn age 70 1/2 and
                               o Rollovers from a qualified plan.           thereafter.

                               o Rollovers from a TSA.
                                                                          o Total regular contributions may not
                               o Rollovers from another traditional         exceed $2,000 for a year.
                                 individual retirement arrangement.
                                                                          o No additional rollover or direct transfer
                               o Direct custodian-to-custodian transfers    contributions after age 71.
                                 from another traditional individual
                                 retirement arrangement.                  o Rollover and direct transfer
                                                                            contributions after age 70 1/2 must
                                                                            be net of required minimum
                                                                            distributions.

                                                                          o Although we accept rollover and direct
                                                                            transfer contributions under the Flexible
                                                                            Premium IRA contract, we intend that
                                                                            this contract be used for ongoing
                                                                            regular contributions. Please refer to
                                                                            "Withdrawals, payments and transfers
                                                                            of funds out of traditional IRAs," in
                                                                            "Tax information" for a discussion of
                                                                            conduit IRAs.
--------------------------------------------------------------------------------------------------------------------------
 Flexible      20 through 83   o Regular after-tax contributions.         o No additional regular after-tax
 Premium Roth                                                               contributions after age 84.
  IRA                          o Rollovers from another Roth IRA.

                                                                          o No additional rollover or direct transfer
                               o Conversion rollovers from a traditional    contributions after age 84.
                                  IRA.
                                                                          o Contributions are subject to income
                               o Direct transfers from another Roth IRA.    limits and other tax rules. See "Tax
                                                                            information - Contributions to
                                                                            Roth IRAs."

                                                                          o Although we accept rollover and direct
                                                                            transfer contributions under the Flexible
                                                                            Premium Roth IRA contract, we intend
                                                                            that this contract be used for ongoing
                                                                            regular contributions.
--------------------------------------------------------------------------------------------------------------------------



See "Tax information" for a more detailed discussion of sources of contributions and certain contribution limitations. We may refuse to accept any contribution if the sum of all contributions under all Equitable Accumulator contracts with the same annuitant would then total more than $1,500,000. We may also refuse to accept any contribution if the sum of all contributions under all Equitable Life annuity accumulation contracts that you own would then total more than $2,500,000.

----------
   18      Contract features and benefits
--------------------------------------------------------------------------------


For information on when contributions are credited under your contract see "Dates and prices at which contract events occur" in "More information" later in this prospectus.


OWNER AND ANNUITANT REQUIREMENTS

Under NQ contracts, the annuitant can be different than the owner. A joint owner may also be named. Only natural persons can be joint owners. This means that an entity such as a corporation cannot be a joint owner.


Under all IRA and Rollover TSA contracts the owner and annuitant must be the same person.



HOW YOU CAN MAKE YOUR CONTRIBUTIONS

Except as noted below, contributions must be by check drawn on a U.S. bank, in U.S. dollars, and made payable to Equitable Life. We do not accept third-party checks endorsed to us except for rollover contributions, tax-free exchanges or trustee checks that involve no refund. All checks are subject to our ability to collect the funds. We reserve the right to reject a payment if it is received in an unacceptable form.


For your convenience, we will accept initial and additional contributions by wire transmittal from certain broker-dealers who have agreements with us for this purpose. Additional contributions may also be made under our automatic investment program. These methods of payment are discussed in detail in "More information" later in this prospectus.


Your initial contribution must generally be accompanied by an application and any other form we need to process the payments. If any information is missing or unclear, we will try to obtain that information. If we are unable to obtain all of the information we require within five business days after we receive an incomplete application or form, we will inform the registered representative submitting the application on your behalf. We will then return the contribution to you unless you specifically direct us to keep your contribution until we receive the required information.


--------------------------------------------------------------------------------
Our "business day" is any day the New York Stock Exchange is open for trading and generally ends at 4:00 p.m. Eastern time. We may, however, close due to emergency conditions.
--------------------------------------------------------------------------------


SECTION 1035 EXCHANGES


You may apply the value of an existing nonqualified deferred annuity contract (or life insurance or endowment contract) to purchase an Equitable Accumulator Express NQ contract in a tax-free exchange if you follow certain procedures as shown in the form that we require you to use. Also see "Tax information" later in this prospectus.


WHAT ARE YOUR INVESTMENT OPTIONS UNDER THE CONTRACT?

Your investment options are the variable investment options and the fixed maturity options.


VARIABLE INVESTMENT OPTIONS


Your investment results in any one of the variable investment options will depend on the investment performance of the underlying portfolios. Listed below are the currently available portfolios, their investment objectives, and their advisers.


--------------------------------------------------------------------------------
You can choose from among the variable investment options.
--------------------------------------------------------------------------------

-----
 19   Contract features and benefits
--------------------------------------------------------------------------------



                                               PORTFOLIOS OF EQ ADVISORS TRUST
------------------------------------------------------------------------------------------------------------------------------
PORTFOLIO NAME                    OBJECTIVE                                          ADVISER
--------------------------------- -------------------------------------------------- -----------------------------------------
 EQ/Aggressive Stock              Long-term growth of capital                        Alliance Capital Management L.P.,
                                                                                     Massachusetts Financial Services Company
------------------------------------------------------------------------------------------------------------------------------
 Alliance Common Stock            Long-term growth of capital and increasing         Alliance Capital Management L.P.
                                  income
------------------------------------------------------------------------------------------------------------------------------
 Alliance High Yield              High return by maximizing current income and,      Alliance Capital Management L.P.
                                  to the extent consistent with that objective,
                                  capital appreciation
------------------------------------------------------------------------------------------------------------------------------
 Alliance Money Market            High level of current income while preserving      Alliance Capital Management L.P.
                                  assets and maintaining liquidity
------------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Premier Growth       Long-term growth of capital                        Alliance Capital Management L.P.
------------------------------------------------------------------------------------------------------------------------------
 Alliance Small Cap Growth        Long-term growth of capital                        Alliance Capital Management L.P.
------------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Technology           Long-term growth of capital                        Alliance Capital Management L.P.
------------------------------------------------------------------------------------------------------------------------------
 BT Equity 500 Index              Replicate as closely as possible (before           Bankers Trust Company
                                  deduction of portfolio expenses) the total return
                                  of the Standard & Poor's 500 Composite Stock
                                  Price Index
------------------------------------------------------------------------------------------------------------------------------
 BT International Equity Index    Replicate as closely as possible (before           Bankers Trust Company
                                  deduction of portfolio expenses) the total return
                                  of the Morgan Stanley Capital International
                                  Europe, Australia, Far East Index
------------------------------------------------------------------------------------------------------------------------------
 BT Small Company Index           Replicate as closely as possible (before           Bankers Trust Company
                                  deduction of portfolio expenses) the total return
                                  of the Russell 2000 Index
------------------------------------------------------------------------------------------------------------------------------
 Capital Guardian International   Long-term growth of capital by investing           Capital Guardian Trust Company
                                  primarily in non-United States equity securities
------------------------------------------------------------------------------------------------------------------------------
 Capital Guardian Research        Long-term growth of capital                        Capital Guardian Trust Company
------------------------------------------------------------------------------------------------------------------------------
 Capital Guardian U.S. Equity     Long-term growth of capital                        Capital Guardian Trust Company
------------------------------------------------------------------------------------------------------------------------------
 EQ/Evergreen                     Long-term growth of capital                        Evergreen Asset Management Corp.
------------------------------------------------------------------------------------------------------------------------------
 EQ/Evergreen Foundation          In order of priority, reasonable income,           Evergreen Asset Management Corp.
                                  conservation of capital, and capital appreciation
------------------------------------------------------------------------------------------------------------------------------
 J.P. Morgan Core Bond            High total return consistent with moderate risk    J. P. Morgan Investment Management Inc.
                                  of capital and maintenance of liquidity
------------------------------------------------------------------------------------------------------------------------------

----------
   20     Contract features and benefits
-------------------------------------------------------------------------------

                                                PORTFOLIOS OF EQ ADVISORS TRUST
-------------------------------------------------------------------------------------------------------------------------------
PORTFOLIO NAME                      OBJECTIVE                                         ADVISER
---------------------------------   -----------------------------------------------   -----------------------------------------
Lazard Large Cap Value             Capital appreciation                              Lazard Asset Management
-------------------------------------------------------------------------------------------------------------------------------
Lazard Small Cap Value             Capital appreciation                              Lazard Asset Management
-------------------------------------------------------------------------------------------------------------------------------
MFS Emerging Growth                Long-term capital growth                          Massachusetts Financial Services Company
 Companies
-------------------------------------------------------------------------------------------------------------------------------
MFS Growth with Income             Reasonable current income and long-term           Massachusetts Financial Services Company
                                   growth of capital and income
-------------------------------------------------------------------------------------------------------------------------------
MFS Research                       Long-term growth of capital and future income     Massachusetts Financial Services Company
-------------------------------------------------------------------------------------------------------------------------------
Mercury Basic Value Equity         Capital appreciation and secondarily, income      Mercury Asset Management, US
-------------------------------------------------------------------------------------------------------------------------------
Mercury World Strategy             High total investment return                      Mercury Asset Management, US
-------------------------------------------------------------------------------------------------------------------------------
Morgan Stanley Emerging            Long-term capital appreciation                    Morgan Stanley Asset Management
 Markets Equity
-------------------------------------------------------------------------------------------------------------------------------
EQ/Putnam Growth & Income          Capital growth, current income is a secondary     Putnam Investment Management, Inc.
 Value                             objective
-------------------------------------------------------------------------------------------------------------------------------
EQ/Putnam International Equity     Capital appreciation                              Putnam Investment Management, Inc.
-------------------------------------------------------------------------------------------------------------------------------
EQ/Putnam Investors Growth         Long-term growth of capital and any increased     Putnam Investment Management, Inc.
                                   income that results from this growth
-------------------------------------------------------------------------------------------------------------------------------


 Other important information about the portfolios is included in the prospectus for EQ Advisors Trust attached at the end of this prospectus.


 FIXED MATURITY OPTIONS

 We offer fixed maturity options with maturity dates ranging from one to ten years. You can allocate your contributions to one or more of these fixed maturity options. These amounts become part of our general account assets. They will accumulate interest at the "rate to maturity" for each fixed maturity option. The total amount you allocate to and accumulate in each fixed maturity option is called the "fixed maturity amount." The fixed maturity options are not available in contracts issued in Maryland.

-----------------------------------------------------------------------------
Fixed maturity options ranging from one to ten years to maturity
-----------------------------------------------------------------------------


The rate to maturity you will receive for each fixed maturity option is the rate to maturity in effect for new contributions allocated to that fixed maturity option on the date we apply your contribution. If you make any withdrawals or transfers from a fixed maturity option before the maturity date, we will make a "market value adjustment" that may increase or decrease any fixed maturity amount you have left in that fixed maturity option. We discuss the market value adjustment below and in greater detail later in this prospectus in "More information."


On the maturity date of a fixed maturity option your fixed maturity amount, assuming you have not made any withdrawals or transfers, will equal your contribution to that

----------
  21      Contract features and benefits
--------------------------------------------------------------------------------

fixed maturity option plus interest, at the rate to maturity for that contribution, to the date of the calculation. This is the fixed maturity option's "maturity value." Before maturity, the current value we will report for your fixed maturity amounts will reflect a market value adjustment. Your current value will reflect the market value adjustment that we would make if you were to withdraw all of your fixed maturity amounts on the date of the report. We call this your "market adjusted amount."


FIXED MATURITY OPTIONS AND MATURITY DATES. We currently offer fixed maturity options ending on February 15th for each of the maturity years 2001 through 2010. Not all of these fixed maturity options will be available for annuitant ages 76 and older. See "Allocating your contributions" below. As fixed maturity options expire, we expect to add maturity years so that generally 10 fixed maturity options are available at any time.


We will not accept allocations to a fixed maturity option if on the date the contribution is to be applied:

o the fixed maturity option's maturity date is within the current calendar year; or


o    the rate to maturity is 3% or less.


YOUR CHOICES AT THE MATURITY DATE. We will notify you on or before December 31st of the year before each of your fixed maturity options is scheduled to mature. At that time, you may choose to have one of the following take place on the maturity date, as long as none of the conditions listed above or in "Allocating your contributions," below would apply:

(a) transfer the maturity value into another available fixed maturity option, or into any of the variable investment options; or

(b)  withdraw the maturity value (there may be a withdrawal charge).

If we do not receive your choice on or before the fixed maturity option's maturity date, we will automatically transfer your maturity value into the fixed maturity option that will mature next.

MARKET VALUE ADJUSTMENT. If you make any withdrawals (including transfers, surrender of your contract or when we make deductions for charges) from a fixed maturity option before it matures we will make a market value adjustment, which will increase or decrease any fixed maturity amount you have in that fixed maturity option. The amount of the adjustment will depend on two factors:

(a) the difference between the rate to maturity that applies to the amount being withdrawn and the rate to maturity in effect at that time for new allocations to that same fixed maturity option, and

(b)  the length of time remaining until the maturity date.

In general, if interest rates rise from the time that you originally allocate an amount to a fixed maturity option to the time that you take a withdrawal, the market value adjustment will be negative. Likewise, if interest rates drop at the end of that time, the market value adjustment will be positive. Also, the amount of the market value adjustment, either up or down, will be greater the longer the time remaining until the fixed maturity option's maturity date. Therefore, it is possible that the market value adjustment could greatly reduce your value in the fixed maturity options, particularly in the fixed maturity options with later maturity dates.


We provide an illustration of the market adjusted amount of specified maturity values, an explanation of how we calculate the market value adjustment, and information concerning our general account and investments purchased with amounts allocated to the fixed maturity options, in "More information" later in this prospectus. Appendix II to this prospectus provides an example of how the market value adjustment is calculated.


ALLOCATING YOUR CONTRIBUTIONS

You may choose from among two ways to allocate your contributions under your contract: self-directed and principal assurance.

----------
   22     Contract features and benefits
--------------------------------------------------------------------------------

SELF-DIRECTED ALLOCATION

You may allocate your contributions to one or more, or all, of the variable investment options and fixed maturity options. Allocations must be in whole percentages and you may change your allocations at any time. However, the total of your allocations must equal 100%. If the annuitant is age 76 or older, you may allocate contributions to fixed maturity options if their maturities are five years or less. Also, you may not allocate amounts to fixed maturity options with maturity dates that are later than the February 15th immediately following the date annuity payments are to begin.


PRINCIPAL ASSURANCE ALLOCATION

You can elect this allocation program with a minimum initial contribution of $5,000. You select a fixed maturity option and we specify the portion of your initial contribution to be allocated to that fixed maturity option in an amount that will cause the maturity value to equal the amount of your entire initial contribution on the fixed maturity option's maturity date. The maturity date you select generally may not be later than 10 years, or earlier than 7 years from your contract date. You allocate the rest of your contribution to the variable investment options however you choose.


For example, if your initial contribution is $10,000, and on March 15, 2000 you chose the fixed maturity option with a maturity date of February 15, 2010, since the rate to maturity was 6.23% on March 15, 2000, we would have allocated $5,488.00 to that fixed maturity option and the balance to your choice of variable investment options. On the maturity date your value in the fixed maturity option would be $10,000.

The principal assurance allocation is only available for annuitant ages 75 or younger when the contract is issued. If you are purchasing a Rollover IRA, Flexible Premium IRA or Rollover TSA contract, before you select a maturity year that would extend beyond the year in which you will reach age 70 1/2, you should consider whether your value in the variable investment options, or your other traditional IRA or TSA funds, are sufficient to meet your required minimum distributions. See "Tax information."



YOUR RIGHT TO CANCEL WITHIN A CERTAIN NUMBER OF DAYS


If for any reason you are not satisfied with your contract, you may return it to us for a refund. To exercise this cancellation right you must mail the contract directly to our processing office within 10 days after you receive it. If state law requires, this "free look" period may be longer.

Generally, your refund will equal your account value under the contract on the day we receive notification of your decision to cancel the contract and will reflect (i) any investment gain or loss in the variable investment options (less the daily charges we deduct), and (ii) any positive or negative market value adjustments in the fixed maturity options through the date we receive your contract. However, some states require that we refund the full amount of your contribution (not reflecting (i) and (ii) above). Some states require that we refund the full amount of your contribution (not reflecting (i) or (ii) above). For any IRA contract returned to us within seven days after you receive it, we are required to refund the full amount of your contribution.


We may require that you wait six months before you may apply for a contract with us again if:

o    you cancel your contract during the free look period; or

o you change your mind before you receive your contract whether we have received your contribution or not.

Please see "Tax information" for possible consequences of cancelling your contract.


In addition to the cancellation right described above, if you fully convert an existing traditional IRA contract to a Roth Conversion IRA or Flexible Premium Roth IRA contract, you may cancel your Roth Conversion IRA or Flexible Premium Roth IRA contract and return to a Rollover IRA or Flexible Premium IRA contract, whichever applies. Our processing office or your registered representative can provide you with the cancellation instructions.

2
Determining your contract's value

----------------
23  Determining your contract's value
--------------------------------------------------------------------------------


YOUR ACCOUNT VALUE AND CASH VALUE

Your "account value" is the total of the: (i) values you have in the variable investment options; (ii) market adjusted amounts in the fixed maturity options; and (iii) value you have in the loan reserve account (applies for Rollover TSA contracts only). These amounts are subject to certain fees and charges discussed in "Charges and expenses."

Your contract also has a "cash value." At any time before annuity payments begin, your contract's cash value is equal to the account value, less (i) the total amount or pro rata portion of the annual administrative charge; (ii) any applicable withdrawal charges; and, (iii) the amount of any outstanding loan plus accrued interest (applicable to Rollover TSA contracts only). Please see "Surrendering your contract to receive its cash value" in "Accessing your money."



YOUR CONTRACT'S VALUE IN THE VARIABLE INVESTMENT OPTIONS

Each variable investment option invests in shares of a corresponding portfolio. Your value in each variable investment option is measured by "units." The value of your units will increase or decrease as though you had invested it in the corresponding portfolio's shares directly. The number of units you own will be reduced by the amount of the fees and charges that we deduct under the contract.
-----------------------------------------------------------------------------
Units measure your value in each variable investment option.
-----------------------------------------------------------------------------


The unit value for each variable investment option depends on the investment performance of that option less daily charges for:

(i)  mortality and expense risks; and

(ii) administrative expenses.

On any day, your value in any variable investment option equals the number of units credited to that option, adjusted for any units purchased for or deducted from your contract under that option, multiplied by that day's value for one unit. The number of your contract units in any variable investment option does not change unless they are:

(i)   increased to reflect additional contributions;

(ii)  decreased to reflect a withdrawal (plus applicable withdrawal charges);

(iii) increased to reflect a transfer into, or decreased to reflect a transfer out of, a variable investment option; or

(iv) decreased to reflect a transfer of your loan amount to the loan reserve account under a Rollover TSA contract.

In addition, when we deduct the annual administrative charge the number of units credited to your contract will be reduced. A description of how unit values are calculated is found in the SAI.



YOUR CONTRACT'S VALUE IN THE FIXED MATURITY OPTIONS

Your value in each fixed maturity option at any time before the maturity date is the market adjusted amount in each option. This is equivalent to your fixed maturity amount increased or decreased by the market value adjustment. Your value, therefore, may be higher or lower than your contributions (less withdrawals) accumulated at the rate to maturity. At the maturity date, your value in the fixed maturity option will equal its maturity value.

3
Transferring your money among investment options

----------------
      24      Transferring your money among investment options
--------------------------------------------------------------------------------

TRANSFERRING YOUR ACCOUNT VALUE

At any time before the date annuity payments are to begin, you can transfer some or all of your account value among the investment options, subject to the following:


o You may not transfer to a fixed maturity option that matures in the current calendar year, or that has a rate to maturity of 3% or less.


o If the annuitant is 76 or older, you must limit your transfers to fixed maturity options to those with maturities of five years or less. Also, the maturity dates may be no later than the February 15th immediately following the date annuity payments are to begin.

o If you make transfers out of a fixed maturity option other than at its maturity date the transfer may cause a market value adjustment.


You may request a transfer in writing or by telephone using TOPS. (We anticipate that transfers will be available online by using EQAccess by the end of 2000). You must send in all written transfer requests directly to our processing office. Transfer requests should specify:


(1)  the contract number,

(2) the dollar amounts or percentages of your current account value to be transferred, and


(3)  the investment options to and from which you are transferring.


We will confirm all transfers in writing.



MARKET TIMING

You should note that the product is not designed for professional "market timing" organizations, or other organizations or individuals engaging in a market timing strategy, making programmed transfers, frequent transfers or transfers that are large in relation to the total assets of the underlying mutual fund portfolio. Market timing strategies are disruptive to the underlying mutual fund portfolios in which the variable investment options invest. If we determine that your transfer patterns among the variable investment options reflect a market timing strategy, we reserve the right to take action that will prevent the use of a market timing strategy including, but not limited to: restricting the availability of transfers through telephone requests, facsimile transmissions, automated telephone services, Internet services or any electronic transfer services. We may also refuse to act on transfer instructions of an agent acting under a power of attorney who is acting on behalf of more than one owner.



DOLLAR COST AVERAGING

Dollar cost averaging allows you to gradually transfer amounts from the Alliance Money Market option to the other variable investment options by periodically transferring approximately the same dollar amount to the other variable investment options you select. This will cause you to purchase more units if the unit's value is low and fewer units if the unit's value is high. Therefore, you may get a lower average cost per unit over the long term. This plan of investing, however, does not guarantee that you will earn a profit or be protected against losses.

If your value in the Alliance Money Market option is at least $2,000, you may choose, at any time, to have a specified dollar amount of your value transferred from that option to the other variable investment options. You can select to have transfers made on a monthly, quarterly or annual basis. The transfer date will be the same calendar day of the month as the contract date, but not later than the 28th day of the month. You can also specify the number of transfers or instruct us to continue making the transfers until all amounts in the Alliance Money Market option have been transferred out.

The minimum amount that we will transfer each time is $50. The maximum amount we will transfer is equal to your value in the Alliance Money Market option at the time the program is elected, divided by the number of transfers scheduled to be made.

If, on any transfer date, your value in the Alliance Money Market option is equal to or less than the amount you have elected to have transferred, the entire amount will be

----------
  25  Transferring your money among investment options
--------------------------------------------------------------------------------

transferred. The dollar cost averaging program will then end. You may change the transfer amount once each contract year, or cancel this program at any time.

                    ----------------------------------------
 You may not elect dollar cost averaging if you are participating in the rebalancing program.


REBALANCING YOUR ACCOUNT VALUE

 We currently offer a rebalancing program that you can use to automatically reallocate your account value among the variable investment options. You must tell us:

(a) the percentage you want invested in each variable investment option (whole percentages only), and

(b) how often you want the rebalancing to occur (quarterly, semiannually, or annually on a contract year basis. Rebalancing will occur on the same day of the month as the contract date).

While your rebalancing program is in effect, we will transfer amounts among each variable investment option so that the percentage of your account value that you specify is invested in each option at the end of each rebalancing date. Your entire account value in the variable investment options must be included in the rebalancing program.
-----------------------------------------------------------------------------

Rebalancing does not assure a profit or protect against loss. You should periodically review your allocation percentages as your needs change. You may want to discuss the rebalancing program with your registered representative or other financial adviser before electing the program.
-----------------------------------------------------------------------------


You may elect the rebalancing program at any time. You may also change your allocation instructions or cancel the program at any time. If you request a transfer while the rebalancing program is in effect, we will process the transfer as requested; the rebalancing program will remain in effect unless you request that it be canceled in writing.


You may not elect the rebalancing program if you are participating in the dollar cost averaging program.

4
Accessing your money



----------------
      26        Accessing your money
--------------------------------------------------------------------------------

WITHDRAWING YOUR ACCOUNT VALUE

You have several ways to withdraw your account value before annuity payments begin. The table below shows the methods available under each type of contract. More information follows the table. For the tax consequences of withdrawals, see "Tax information."


                                  METHOD OF WITHDRAWAL
-------------------------------------------------------------------------------
                                               SUBSTANTIALLY        MINIMUM
 CONTRACT          LUMP SUM      SYSTEMATIC        EQUAL          DISTRIBUTION
-------------------------------------------------------------------------------
 NQ                   Yes           Yes             No                 No
 Rollover IRA         Yes           Yes             Yes                Yes
-------------------------------------------------------------------------------
 Roth Conversion
   IRA                Yes           Yes             Yes                No
 Rollover TSA*        Yes           No              No                 Yes
 Flexible
   Premium IRA        Yes           Yes             Yes                Yes
 Flexible
   Premium
   Roth IRA           Yes           Yes             Yes                No



* For some Rollover TSA contracts, your ability to take withdrawals, loans or surrender your contract may be limited. You must provide withdrawal restriction information when you apply for a contract. See "Tax Sheltered Annuity contracts (TSAs)" in "Tax Information."



LUMP SUM WITHDRAWALS
(All contracts)


 You may take lump sum withdrawals from your account value at any time. (Rollover TSA contracts may have restrictions). The minimum amount you may withdraw is $300. If your account value is less than $500 after a withdrawal, we will treat it as a request to surrender the contract for its cash value. See "Surrendering your contract to receive its cash value" below.

 Lump sum withdrawals in excess of the 10% free withdrawal amount (see "10% free withdrawal amount" in "Charges and Expenses") may be subject to a withdrawal charge. Under Rollover TSA contracts, if a loan is outstanding, you may only take lump sum withdrawals as long as the cash value remaining after any withdrawal equals at least 10% of the outstanding loan plus accrued interest.

 SYSTEMATIC WITHDRAWALS
 (NQ and all IRA contracts only)


 You may take systematic withdrawals of a particular dollar amount or a particular percentage of your account value.

 You may take systematic withdrawals on a monthly, quarterly or annual basis as long as the withdrawals do not exceed the following percentages of your account value: 0.8% monthly, 2.4% quarterly, and 10.0% annually. The minimum amount you may take in each systematic withdrawal is $250. If the amount withdrawn would be less than $250 on the date a withdrawal is to be taken, we will not make a payment and we will terminate your systematic withdrawal election.

 We will make the withdrawals on any day of the month that you select as long as it is not later than the 28th day of the month. If you do not select a date, we will make the withdrawals on the same calendar day of the month as the contract date. You must wait at least 28 days after your contract is issued before your systematic withdrawals can begin.

 You may elect to take systematic withdrawals at any time. If you own an IRA contract, you may elect this withdrawal method only if you are between ages 59 1/2 and 70 1/2.

 You may change the payment frequency, or the amount or percentage of your systematic withdrawals, once each contract year. However, you may not change the amount or percentage in any contract year in which you have already taken a lump sum withdrawal. You can cancel the systematic withdrawal option at any time.

 Systematic withdrawals are not subject to a withdrawal charge, except to the extent that, when added to a lump sum withdrawal previously taken in the same contract year, the systematic withdrawal exceeds the 10% free withdrawal amount.


 SUBSTANTIALLY EQUAL WITHDRAWALS
 (All IRA contracts)

 The substantially equal withdrawals option allows you to receive distributions from your account value without

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  27      Accessing your money
--------------------------------------------------------------------------------


 triggering the 10% additional federal tax penalty, which normally applies to distributions made before age 59 1/2. See "Tax information." Once you begin to take substantially equal withdrawals, you should not stop them or change the pattern of your withdrawals until after the later of age 59 1/2 or five full years after the first withdrawal. If you stop or change the withdrawals or take a lump sum withdrawal, you may be liable for the 10% federal tax penalty that would have otherwise been due on prior withdrawals made under this option and for any interest on those withdrawals.


 You may elect to take substantially equal withdrawals at any time before age 59 1/2. We will make the withdrawal on any day of the month that you select as long as it is not later than the 28th day of the month. You may not elect to receive the first payment in the same contract year in which you took a lump sum withdrawal. We will calculate the amount of your substantially equal withdrawals. The payments will be made monthly, quarterly or annually as you select. These payments will continue until we receive written notice from you to cancel this option or you take a lump sum withdrawal. You may elect to start receiving substantially equal withdrawals again, but the payments may not restart in the same contract year in which you took a lump sum withdrawal. We will calculate the new withdrawal amount.

 Substantially equal withdrawals are not subject to a withdrawal charge.



 MINIMUM DISTRIBUTION WITHDRAWALS
 (Rollover IRA, Flexible Premium IRA and Rollover TSA contracts only - See "Tax information")

 We offer the minimum distribution withdrawal option to help you meet lifetime required minimum distributions under federal income tax rules. You may elect this option in the year in which you reach age 70 1/2. The minimum amount we will pay out is $250, or if less your account value. If your account value is less than $500 after the withdrawal, we will treat it as a request to surrender the contract for its cash value. See "Surrendering your contract to receive its cash value" below. You may elect the method you want us to use to calculate your minimum distribution withdrawals from the choices we offer. Currently, minimum distribution withdrawal payments will be made annually.


 We do not impose a withdrawal charge on minimum distribution withdrawals except if when added to a lump sum withdrawal previously taken in the same contract year, the minimum distribution withdrawal exceeds the 10% free withdrawal amount.

 We will calculate your annual payment based on your account value at the end of the prior calendar year based on the method you choose.


 Under Rollover TSA contracts, you may not elect minimum distribution withdrawals if a loan is outstanding.

   -----------------------------------------------------------------------------


 For Rollover IRA, Flexible Premium IRA and Rollover TSA contracts, we will send a form outlining the distribution options available in the year you reach age 701/2 (if you have not begun your annuity payments before that time).

   -----------------------------------------------------------------------------

 HOW WITHDRAWALS ARE TAKEN FROM YOUR ACCOUNT VALUE


 Unless you specify otherwise, we will subtract your withdrawals on a pro rata basis from your value in the variable investment options. If there is insufficient value or no value in the variable investment options, any additional amount of the withdrawal required or the total amount of the withdrawal will be withdrawn from the fixed maturity options in order of the earliest maturity date(s) first. A market value adjustment may apply to withdrawals from the fixed maturity options.


 LOANS UNDER ROLLOVER TSA CONTRACTS

 You may take loans from a Rollover TSA unless restricted by the employer who provided the Rollover TSA funds. If you cannot take a loan, or cannot take a loan without approval from the employer who provided the funds, we will have this information in our records based on what you and the employer who provided the funds told us when you purchased your contract. The employer must also tell us whether special employer plan rules of the Employee

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   28     Accessing your money
--------------------------------------------------------------------------------


 Retirement Income Security Act of 1974 ("ERISA") apply. We will not permit you to take a loan while you are taking minimum distribution withdrawals.

 You should read the terms and conditions on our loan request form carefully before taking out a loan. Under Rollover TSA contracts subject to ERISA, you may only take a loan with the written consent of your spouse. Your contract contains further details of the loan provision. Also, see "Tax information" for general rules applicable to loans.

 We will permit you to have only one loan outstanding at a time. The minimum loan amount is $1,000. The maximum amount is $50,000 or, if less, 50% of your account value, subject to any limits under the federal income tax rules. The term of a loan is five years. However, if you use the loan to acquire your primary residence, the term is 10 years. The term may not extend beyond the earliest of:

 (1)   the date annuity payments begin,

 (2)   the date the contract terminates, and

 (3) the date a death benefit is paid (the outstanding loan will be deducted from the death benefit amount).

 Interest will accrue daily on your outstanding loan at a rate we set. The loan interest rate will be equal to the Moody's Corporate Bond Yield Averages for Baa bonds for the calendar month ending two months before the first day of the calendar quarter in which the rate is determined.

 LOAN RESERVE ACCOUNT. On the date your loan is processed, we will transfer the amount of your loan to the loan reserve account. Unless you specify otherwise, we will subtract your loan on a pro rata basis from your value in the variable investment options. If there is insufficient value or no value in the variable investment options, any additional amount of the loan will be subtracted from the fixed maturity options in order of the earliest maturity date(s) first. A market value adjustment may apply.

 We will credit interest to the amount in the loan reserve account at a rate of 2% lower than the loan interest rate that applies for the time your loan is outstanding. On each contract date anniversary after the date the loan is processed, we will transfer the amount of interest earned in the loan reserve account to the variable investment options on a pro rata basis. When you make a loan repayment, unless you specify otherwise, we will transfer the dollar amount of the loan repaid from the loan reserve account to the investment options according to the allocation percentages we have on our records.



 SURRENDERING YOUR CONTRACT TO RECEIVE ITS CASH VALUE


 You may surrender your contract to receive its cash value at any time while the annuitant is living and before you begin to receive annuity payments (Rollover TSA contracts may have restrictions). For a surrender to be effective, we must receive your written request and your contract at our processing office. We will determine your cash value on the date we receive the required information. All benefits under the contract will terminate as of that date.

 You may receive your cash value in a single sum payment or apply it to one or more of the annuity payout options. See "Your annuity payout options" below. For the tax consequences of surrenders, see "Tax information."



 WHEN TO EXPECT PAYMENTS

 Generally, we will fulfill requests for payments out of the variable investment options within seven calendar days after the date of the transaction to which the request relates. These transactions may include applying proceeds to a variable annuity, payment of a death benefit, payment of any amount you withdraw (less any withdrawal charge) and, upon surrender, payment of the cash value. We may postpone such payments or applying proceeds for any period during which:

 (1)  the New York Stock Exchange is closed or restricts trading,

 (2) sales of securities or determination of the fair value of a variable investment option's assets is not reasonably practicable because of an emergency, or

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  29  Accessing your money
--------------------------------------------------------------------------------

 (3) the SEC, by order, permits us to defer payment to protect people remaining in the variable investment options.


 We can defer payment of any portion of your value in the fixed maturity options (other than for death benefits) for up to six months while you are living. We also may defer payments for a reasonable amount of time (not to exceed 10 days) while we are waiting for a contribution check to clear.


 All payments are made by check and are mailed to you (or the payee named in a tax-free exchange) by U.S. mail, unless you request that we use an express delivery service at your expense.



 ANNUITY PURCHASE FACTORS

 Annuity purchase factors are the factors applied to determine your periodic payments under the annuity payout options. The annuity payout options are discussed under "Your annuity payout options" below. The guaranteed annuity purchase factors are those factors specified in your contract. The current annuity purchase factors are those factors that are in effect at any given time. Annuity purchase factors are based on interest rates, mortality tables, frequency of payments, the form of annuity benefit, and the annuitant's (and any joint annuitant's) age and sex in certain instances.


 YOUR ANNUITY PAYOUT OPTIONS

 Equitable Accumulator Express offers you several choices of annuity payout options. Some enable you to receive fixed annuity payments, which can be either level or increasing, and others enable you to receive variable annuity payments.

 You can choose from among the annuity payout options listed below. Restrictions may apply, depending on the type of contract you own or the annuitant's age at contract issue.




------------------------------------------------------------------
 Fixed annuity payout options     Life annuity
                                  Life annuity with period
                                   certain
                                  Life annuity with refund
                                   certain
                                  Period certain annuity
------------------------------------------------------------------
 Variable Immediate Annuity       Life annuity (not available
   payout options                  in New York)
                                  Life annuity with period
                                   certain
------------------------------------------------------------------
 Income Manager payout            Life annuity with period
   options                         certain
                                  Period certain annuity
------------------------------------------------------------------


 o Life annuity: An annuity that guarantees payments for the rest of the annuitant's life. Payments end with the last monthly payment before the annuitant's death. Because there is no continuation of benefits following the annuitant's death with this payout option, it provides the highest monthly payment of any of the life annuity options, so long as the annuitant is living.


 o Life annuity with period certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the end of a selected period of time ("period certain"), payments continue to the beneficiary for the balance of the period certain. The period certain cannot extend beyond the annuitant's life expectancy. A life annuity with a period certain is the form of annuity under the contract that you will receive if you do not elect a different payout option. In this case, the period certain will be based on the annuitant's age and will not exceed 10 years.

 o Life annuity with refund certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the amount applied to purchase the annuity option has been recovered, payments to the beneficiary will continue until that amount has been recovered. This payout option is available only as a fixed annuity.

 o Period certain annuity: An annuity that guarantees payments for a specific period of time, usually 5, 10, 15 or 20 years. This guaranteed period may not exceed the annuitant's life expectancy. This option does not guarantee

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   30     Accessing your money
--------------------------------------------------------------------------------


    payments for the rest of the annuitant's life. It does not permit any repayment of the unpaid principal, so you cannot elect to receive part of the payments as a single sum payment with the rest paid in monthly annuity payments. This payout option is available only as a fixed annuity.

 The life annuity, life annuity with period certain, and life annuity with refund certain payout options are available on a single life or joint and survivor life basis. The joint and survivor life annuity guarantees payments for the rest of the annuitant's life and, after the annuitant's death, payments continue to the survivor. We may offer other payout options not outlined here. Your registered representative can provide details.


 FIXED ANNUITY PAYOUT OPTIONS

 With fixed annuities, we guarantee fixed annuity payments will be based either on the tables of guaranteed annuity purchase factors in your contract or on our then current annuity purchase factors, whichever is more favorable for you.


 VARIABLE IMMEDIATE ANNUITY PAYOUT OPTIONS

 Variable Immediate Annuities are described in a separate prospectus that is available from your registered representative. Before you select a Variable Immediate Annuity payout option, you should read the prospectus which contains important information that you should know.

 Variable annuities may be funded through your choice of variable investment options investing in portfolios of EQ Advisors Trust. The contract also offers a fixed annuity option that can be elected in combination with the variable annuity payout options. The amount of each variable annuity payment will fluctuate, depending upon the performance of the variable investment options, and whether the actual rate of investment return is higher or lower than an assumed base rate.

 INCOME MANAGER PAYOUT OPTIONS

 The Income Manager payout annuity contracts differ from the other payout annuity contracts. The other payout annuity contracts may provide higher or lower income levels, but do not have all the features of the Income Manager payout annuity contract. You may request an illustration of the Income Manager payout annuity contract from your registered representative. Income Manager payout options are described in a separate prospectus that is available from your registered representative. Before you select an Income Manager payout option, you should read the prospectus which contains important information that you should know.

 Both Income Manager payout options provide guaranteed level payments (NQ and IRA contracts). The Income Manager (life annuity with period certain) also provides guaranteed increasing payments (NQ contracts only). You may not elect a period certain Income Manager payout option unless withdrawal charges are no longer in effect under your Equitable Accumulator Express.

 For Rollover TSA contracts, if you want to elect an Income Manager payout option, we will first roll over amounts in such contract to a Rollover IRA contract. You will be the owner of the Rollover IRA contract.

 You may choose to apply only part of the account value of your Equitable Accumulator Express contract to an Income Manager payout annuity. In this case, we will consider any amounts applied as a withdrawal from your Equitable Accumulator Express and we will deduct any applicable withdrawal charge. For the tax consequences of withdrawals, see "Tax information."

 Depending upon your circumstances, the purchase of an Income Manager contract may be done on a tax-free basis. Please consult your tax adviser.


 THE AMOUNT APPLIED TO PURCHASE AN ANNUITY PAYOUT OPTION

 The amount applied to purchase an annuity payout option varies, depending on the payout option that you choose, and

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  31  Accessing your money
--------------------------------------------------------------------------------


 the timing of your purchase as it relates to any withdrawal charges or market value adjustments.

 If amounts in a fixed maturity option are used to purchase any annuity payout option, prior to the maturity date, a market value adjustment will apply.

 For the fixed annuity payout options and Variable Immediate Annuity payout options, no withdrawal charge is imposed if you select a life annuity, life annuity with period certain or life annuity with refund certain.

 For the fixed annuity payout option, the withdrawal charge applicable under your Equitable Accumulator Express is imposed if you select a period certain. If the period certain is more than 5 years, then the withdrawal charge deducted will not exceed 5% of the account value.

 For the Income Manager payout options no withdrawal charge is imposed under the Equitable Accumulator Express. If the withdrawal charge that otherwise would have been applied to your account value under your Equitable Accumulator Express is greater than 2% of the contributions that remain in your contract at the time you purchase your payout option, the withdrawal charges under the Income Manager will apply. For this purpose, the year in which your account value is applied to the payout option will be "contract year 1."



 SELECTING AN ANNUITY PAYOUT OPTION


 When you select a payout option, we will issue you a separate written agreement confirming your right to receive annuity payments. We require you to return your contract before annuity payments begin, unless you are applying only some of your account value to an Income Manager contract. The contract owner and annuitant must meet the issue age and payment requirements.

 You can choose the date annuity payments begin but it may not be earlier than thirteen months from the Equitable Accumulator Express contract date. Except with respect to the Income Manager annuity payout options, where payments are made on the 15th day of each month, you can change the date your annuity payments are to begin anytime before that date as long as you do not choose a date later than the 28th day of any month. Also, that date may not be later than the contract date anniversary that follows the annuitant's 90th birthday. This may be different in some states.

 Before the last date by which annuity payments must begin, we will notify you by letter. Once you have selected an annuity payout option and payments have begun, no change can be made other than: (i) transfers (if permitted in the future) among the variable investment options if a Variable Immediate Annuity payout option is selected; and (ii) withdrawals or contract surrender (subject to a market value adjustment) if an Income Manager annuity payout option is chosen.

 The amount of the annuity payments will depend on the amount applied to purchase the annuity and the applicable annuity purchase factors, discussed earlier.

 In no event will you ever receive payments under a fixed option or an initial payment under a variable option of less than the minimum amounts guaranteed by the contract.

 If, at the time you elect a payout option, the amount to be applied is less than $2,000 or the initial payment under the form elected is less than $20 monthly, we reserve the right to pay the account value in a single sum rather than as payments under the payout option chosen.

5
Charges and expenses

----------------
      32        Charges and expenses
--------------------------------------------------------------------------------

 CHARGES THAT EQUITABLE LIFE DEDUCTS


 We deduct the following charges each day from the net assets of each variable investment option. These charges are reflected in the unit values of each variable investment option:


o    A mortality and expense risks charge

o    An administrative charge


 We deduct the following charges from your account value. When we deduct these charges from your variable investment options, we reduce the number of units credited to your contract.


o On each contract date anniversary - an annual administrative charge, if applicable.

o At the time you make certain withdrawals or surrender your contract - a withdrawal charge.


o At the time annuity payments are to begin - charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. An annuity administrative fee may also apply.


 More information about these charges appears below. We will not increase these charges for the life of your contract, except as noted. We may reduce certain charges under group or sponsored arrangements. See "Group or sponsored arrangements" below.


 To help with your retirement planning, we may offer other annuities with different charges, benefits, and features. Please contact your registered representative for more information.



 MORTALITY AND EXPENSE RISKS CHARGE

 We deduct a daily charge from the net assets in each variable investment option to compensate us for mortality and expense risks, including the minimum death benefit. The daily charge is equivalent to an annual rate of 0.70% of the net assets in each variable investment option.

 The mortality risk we assume is the risk that annuitants as a group will live for a longer time than our actuarial tables predict. If that happens, we would be paying more in annuity income than we planned. We also assume a risk that the mortality assumptions reflected in our guaranteed annuity payment tables, shown in each contract, will differ from actual mortality experience. Lastly, we assume a mortality risk to the extent that at the time of death, the minimum death benefit exceeds the cash value of the contract. The expense risk we assume is the risk that it will cost us more to issue and administer the contracts than we expect.


 ADMINISTRATIVE CHARGE

 We deduct a daily charge from the net assets in each variable investment option. The charge, together with the annual administrative charges described below, is to compensate us for administrative expenses under the contracts. The daily charge is equivalent to an annual rate of 0.25% of the net assets in each variable investment option. We reserve the right under the contracts to increase this charge to an annual rate of 0.35%.


 ANNUAL ADMINISTRATIVE CHARGE

 We deduct an administrative charge from your account value on each contract date anniversary. We deduct the charge if your account value on the last business day of the contract year, is less than $25,000 under NQ contracts and $20,000 under IRA contracts. If your account value on such date is $25,000 or more for NQ ($20,000 or more for IRA) contracts, we do not deduct the charge. During the first two contract years, the charge is equal to $30 or, if less, 2% of your account value. The charge is $30 for contract years three and later.

 We will deduct this charge from your value in the variable investment options on a pro rata basis. If there is not enough value in the variable investment options, we will deduct all or a portion of the charge from the fixed maturity options in order of the earliest maturity date(s) first. If you surrender your contract during the contract year we will deduct a pro rata portion of the charge.

----------
  33  Charges and expenses
--------------------------------------------------------------------------------

 WITHDRAWAL CHARGE

 A withdrawal charge applies in two circumstances:
 (1) if you make one or more withdrawals during a contract year that, in total, exceed the 10% free withdrawal amount, described below, or (2) if you surrender your contract to receive its cash value.

 The withdrawal charge equals a percentage of the contributions withdrawn. The percentage that applies depends on how long each contribution has been invested in the contract. We determine the withdrawal charge separately for each contribution according to the following table:

--------------------------------------------------------------------------------
                                    CONTRACT YEAR
--------------------------------------------------------------------------------
                    1       2        3        4       5       6       7      8+
--------------------------------------------------------------------------------
 Percentage of
   contribution     7%      6%      5%        4%      3%      2%      1%     0%
--------------------------------------------------------------------------------

 For purposes of calculating the withdrawal charge, we treat the contract year in which we receive a contribution as "contract year 1." Amounts withdrawn up to the free withdrawal amount are not considered withdrawal of any contribution. We also treat contributions that have been invested the longest as being withdrawn first. We treat contributions as withdrawn before earnings for purposes of calculating the withdrawal charge. However, federal income tax rules treat earnings under your contract as withdrawn first. See "Tax information."


 In order to give you the exact dollar amount of the withdrawal you request, we deduct the amount of the withdrawal and the withdrawal charge from your account value. Any amount deducted to pay withdrawal charges is also subject to the same withdrawal charge percentage. We deduct the charge in proportion to the amount of the withdrawal subtracted from each investment option. The withdrawal charge helps cover our sales expenses.


 The withdrawal charge does not apply in the circumstances described below.

 10% FREE WITHDRAWAL AMOUNT. Each contract year you can withdraw up to 10% of your account value without paying a withdrawal charge. The 10% free withdrawal amount is determined using your account value on the most recent contract date anniversary, minus any other withdrawals made during the contract year. The 10% free withdrawal amount does not apply if you surrender your contract.

 Note the following special rule for NQ contracts issued to a charitable remainder trust, the free withdrawal amount will equal the greater of: (1) the current account value, less contributions that have not been withdrawn (earnings in the contract), and (2) the 10% free withdrawal amount defined above.

 MINIMUM DISTRIBUTIONS. The withdrawal charge does not apply to withdrawals taken under our minimum distribution withdrawal option. However, those withdrawals are counted towards the 10% free withdrawal amount if you also make a lump sum withdrawal in any contract year.


 CHARGES FOR STATE PREMIUM AND OTHER APPLICABLE TAXES


 We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. Generally, we deduct the charge from the amount applied to provide an annuity payout option. The current tax charge that might be imposed by us varies by state and ranges from 0% to 3.5% (1% in Puerto Rico and 5% in the U.S. Virgin Islands).

 VARIABLE IMMEDIATE ANNUITY PAYOUT OPTION ADMINISTRATIVE FEE

 We deduct a fee of $350 from the amount to be applied to the Variable Immediate Annuity payout option.



 CHARGES THAT EQ ADVISORS TRUST DEDUCTS

 EQ Advisors Trust deducts charges for the following types of fees and expenses:

o    Management fees ranging from 0.25% to 1.15%.

o    12b-1 fees of 0.25%.

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   34 Charges and expenses
--------------------------------------------------------------------------------

 o Operating expenses, such as trustees' fees, independent auditors' fees, legal counsel fees, administrative service fees, custodian fees, and liability insurance.

 o    Investment-related expenses, such as brokerage commissions.

 These charges are reflected in the daily share price of each portfolio. Since shares of EQ Advisors Trust are purchased at their net asset value, these fees and expenses are, in effect, passed on to the variable investment options and are reflected in their unit values. For more information about these charges, please refer to the prospectus for EQ Advisors Trust following this prospectus.


 GROUP OR SPONSORED ARRANGEMENTS

 For certain group or sponsored arrangements, we may reduce the withdrawal charge or the mortality and expense risks charge, or change the minimum contribution requirements. We also may change the minimum death benefit or offer variable investment options that invest in shares of EQ Advisors Trust that are not subject to the 12b-1 fee. Group arrangements include those in which a trustee or an employer, for example, purchases contracts covering a group of individuals on a group basis. Group arrangements are not available for IRA contracts. Sponsored arrangements include those in which an employer allows us to sell contracts to its employees or retirees on an individual basis.

 Our costs for sales, administration, and mortality generally vary with the size and stability of the group or sponsoring organization, among other factors. We take all these factors into account when reducing charges. To qualify for reduced charges, a group or sponsored arrangement must meet certain requirements, such as requirements for size and number of years in existence. Group or sponsored arrangements that have been set up solely to buy contracts or that have been in existence less than six months will not qualify for reduced charges.

 We also may establish different rates to maturity for the fixed maturity options under different classes of contracts for group or sponsored arrangements.

 We will make these and any similar reductions according to our rules in effect when we approve a contract for issue. We may change these rules from time to time. Any variation will reflect differences in costs or services and will not be unfairly discriminatory.

 Group or sponsored arrangements may be governed by federal income tax rules, the Employee Retirement Income Security Act of 1974, or both. We make no representations with regard to the impact of these and other applicable laws on such programs. We recommend that employers, trustees, and others purchasing or making contracts available for purchase under such programs seek the advice of their own legal and benefits advisers.


 OTHER DISTRIBUTION ARRANGEMENTS

 We may reduce or eliminate charges when sales are made in a manner that result in savings of sales and administrative expenses, such as sales through persons who are compensated by clients for recommending investments and who receive no commission or reduced commissions in connection with the sale of the contracts. We will not permit a reduction or elimination of charges where it would be unfairly discriminatory.

6
Payment of death benefit



----------------
  35           Payment of death benefit
--------------------------------------------------------------------------------

 YOUR BENEFICIARY AND PAYMENT OF BENEFIT


 You designate your beneficiary when you apply for your contract. You may change your beneficiary at any time. The change will be effective on the date the written request for the change is received in our processing office. We are not responsible for any beneficiary change request that we do not receive. We will send you a written confirmation when we receive your request. Under jointly owned contracts, the surviving owner is considered the beneficiary, and will take the place of any other beneficiary. You may be limited as to the beneficiary you can designate in a Rollover TSA contract.

 The death benefit is equal to your account value, or, if greater, the minimum death benefit. The minimum death benefit is equal to your total contributions less withdrawals. We determine the amount of the death benefit as of the date we receive satisfactory proof of the annuitant's death and any required instructions for the method of payment. Under Rollover TSA contracts, we will deduct the amount of any outstanding loan plus accrued interest from the amount of the death benefit.



 EFFECT OF THE ANNUITANT'S DEATH

 If the annuitant dies before the annuity payments begin, we will pay the death benefit to your beneficiary.


 Generally, the death of the annuitant terminates the contract. However, a beneficiary spouse of the owner/annuitant can choose to be treated as the successor owner/annuitant and continue the contract. Only a spouse can be a successor owner/annuitant. A successor owner/annuitant can only be named under NQ and IRA contracts.

 For IRA contracts, a beneficiary may be able to have limited ownership as discussed under "Beneficiary continuation option" below.


 WHEN AN NQ CONTRACT OWNER DIES BEFORE THE ANNUITANT


 Under certain conditions the owner can change after the original owner's death. When you are not the annuitant under an NQ contract and you die before annuity payments begin, the beneficiary named to receive the death benefit upon the annuitant's death will automatically become the successor owner. If you do not want this beneficiary to be the successor owner, you should name a specific successor owner. You may name a specific successor owner at any time by sending satisfactory notice to our processing office. If the contract is jointly owned and the first owner to die is not the annuitant, the surviving owner becomes the sole contract owner. This person will be considered the successor owner for purposes of the distribution rules described in this section. The surviving owner automatically takes the place of any other beneficiary designation.


 Unless the surviving spouse of the owner who has died (or in the case of a joint ownership situation, the surviving spouse of the first owner to die) is the successor owner for this purpose, the entire interest in the contract must be distributed under the following rules:


o The cash value of the contract must be fully paid to the designated beneficiary successor owner (new owner) by December 31st of the fifth calendar year after your death (or in a joint ownership situation, the death of the first owner to die).


o The successor owner may instead elect to receive the cash value as a life annuity (or payments for a period certain of not longer than the new owner's life expectancy). Payments must begin no later than December 31st following the calendar year of the non-annuitant owner's death. Unless this alternative is elected, we will pay any cash value on December 31st of the fifth calendar year following the year of your death (or the death of the first owner to die).

o If the surviving spouse is the successor owner or joint owner, the spouse may elect to continue the contract. No distributions are required as long as the surviving spouse and annuitant are living.


 HOW DEATH BENEFIT PAYMENT IS MADE

 We will pay the death benefit to the beneficiary in the form of the annuity payout option you have chosen. If you have

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   36      Payment of death benefit
--------------------------------------------------------------------------------


 not chosen an annuity payout option as of the time of the annuitant's death, the beneficiary will receive the death benefit in a single sum. However, subject to any exceptions in the contract, our rules and any applicable requirements under federal income tax rules, the beneficiary may elect to apply the death benefit to one or more annuity payout options we offer at the time. See "Your annuity payout options" in "Accessing your money" earlier in this prospectus. Please note that any annuity payout option chosen may not extend beyond the life expectancy of the beneficiary.


 SUCCESSOR OWNER AND ANNUITANT

 If you are both the contract owner and the annuitant, and your spouse is the sole beneficiary or the joint owner, then your spouse may elect to receive the death benefit or continue the contract as successor owner/annuitant.


 If your surviving spouse decides to continue the contract, then on the contract date anniversary following your death, we will increase the account value to equal your current minimum death benefit, if it is higher than the account value. The increase in the account value will be allocated to the investment options according to the allocation percentages we have on file for your contract. Thereafter, withdrawal charges will no longer apply to this amount. Withdrawal charges will apply if you make additional contributions. These additional contributions will be withdrawn only after all other amounts have been withdrawn. In determining whether the minimum death benefit will continue to grow, we will use your surviving spouse's age (as of the contract date anniversary).

 BENEFICIARY CONTINUATION OPTION

 Upon your death under an IRA contract, a beneficiary may generally elect to keep the contract in your name and receive distributions under the contract instead of receiving the death benefit in a single sum. In order to elect this option, the beneficiary must be an individual. Certain trusts with only individual beneficiaries will be treated as individual. This election must be made within 60 days following the date we receive proof of your death. We will increase the account value to equal the death benefit if the death benefit is greater than the account value. Except as noted in the next sentence, the beneficiary continuation option will be available on or after May 1, 2000 depending on when we receive regulatory clearance in your state. For Rollover IRA and Flexible Premium IRA contracts, a similar beneficiary continuation option will be available until the beneficiary continuation option described in this prospectus is available. Please contact our processing office for further information.

Under the beneficiary continuation option:

o    The contract continues in your name for the benefit of your beneficiary.

o The beneficiary may make transfers among the investment options but no additional contributions will be permitted.

o    The guaranteed death benefit provisions will no longer be in effect.

o The beneficiary may choose at any time to withdraw all or a portion of the account value and no withdrawal charges will apply. Any partial withdrawal must be at least $300.

o Upon the death of the beneficiary, any remaining death benefit will be paid in a lump sum to the person the beneficiary chooses.

 For Traditional IRA contracts only, if you die AFTER the "Required Beginning Date" for required minimum distributions (see "Tax information"), the contract will continue if:

(a)  You were receiving minimum distribution withdrawals from this contract; and

(b) The pattern of minimum distribution withdrawals you chose was based in part on the life of the designated beneficiary.

 The withdrawals will then continue to be paid to the beneficiary on the same basis as you chose before your death. We will be able to tell your beneficiary whether this option is available. You should contact our processing office for further information.

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  37      Payment of death benefit
--------------------------------------------------------------------------------


 For all of the above contracts, if you die BEFORE the Required Beginning Date (and for traditional IRA, therefore you were not taking minimum distribution withdrawals under the contract) the beneficiary may choose one of the following two beneficiary continuation options:

 1. Payments over life expectancy period. The beneficiary can receive annual minimum distributions based on the beneficiary's life expectancy. If there is more than one beneficiary, the shortest life expectancy is used. These minimum distributions must begin by December 31st of the calendar year following the year of your death. In some situations, a spouse beneficiary who elects to continue the contract in your name under the beneficiary continuation option instead of electing successor owner/annuitant status may also choose to delay beginning these minimum distributions until the December 31st of the calendar year in which you would have turned age 70 1/2.

 2. Five Year Rule. The beneficiary can take withdrawals as desired. If the beneficiary does not withdraw the entire account value by the December 31st of the fifth calendar year following your death, we will pay any amounts remaining under the contract to the beneficiary by that date. If you have more than one beneficiary, and one of them elects this option, then all of your beneficiaries will receive this option.

7
Tax information

----------------
  38          Tax information
--------------------------------------------------------------------------------

 OVERVIEW


 In this part of the prospectus, we discuss the current federal income tax rules that generally apply to Equitable Accumulator Express contracts owned by United States taxpayers. The tax rules can differ, depending on the type of contract, whether NQ, Rollover IRA, Flexible Premium IRA, Roth Conversion IRA, Flexible Premium Roth IRA, or Rollover TSA. Therefore, we discuss the tax aspects of each type of contract separately.


 Federal income tax rules include the United States laws in the Internal Revenue Code, and Treasury Department Regulations and Internal Revenue Service ("IRS") interpretations of the Internal Revenue Code. These tax rules may change. We cannot predict whether, when, or how these rules could change. Any change could affect contracts purchased before the change.

 We cannot provide detailed information on all tax aspects of the contracts. Moreover, the tax aspects that apply to a particular person's contract may vary depending on the facts applicable to that person. We do not discuss state income and other state taxes, federal income tax and withholding rules for non-U.S. taxpayers, or federal gift and estate taxes. Transfers of the contract, rights under the contract, or payments under the contract may be subject to gift or estate taxes. You should not rely only on this document, but should consult your tax adviser before your purchase.


 If you are buying a contract to fund a retirement plan that already provides tax deferral under sections of the Internal Revenue Code (IRA and Rollover
 TSA), you should do so for the contract's features and benefits other than tax deferral. In such situations, the tax deferral of the contract does not provide additional benefits.



TRANSFERS AMONG INVESTMENT OPTIONS

 You can make transfers among investment options inside the contract without triggering taxable income.

TAXATION OF NONQUALIFIED ANNUITIES


CONTRIBUTIONS

 You may not deduct the amount of your contributions to a nonqualified annuity contract.


CONTRACT EARNINGS

 Generally, you are not taxed on contract earnings until you receive a distribution from your contract, whether as a withdrawal or as an annuity payment. However, earnings are taxable, even without a distribution:

o if a contract fails investment diversification requirements as specified in federal income tax rules (these rules are based on or are similar to those specified for mutual funds under the securities laws);

o if you transfer a contract, for example, as a gift to someone other than your spouse (or former spouse);

o if you use a contract as security for a loan (in this case, the amount pledged will be treated as a distribution); and

o if the owner is other than an individual (such as a corporation, partnership, trust, or other non-natural person).

 All nonqualified deferred annuity contracts that Equitable Life and its affiliates issue to you during the same calendar year are linked together and treated as one contract for calculating the taxable amount of any distribution from any of those contracts.


 ANNUITY PAYMENTS

 Once annuity payments begin, a portion of each payment is taxable as ordinary income. You get back the remaining portion without paying taxes on it. This is your "investment in the contract." Generally, your investment in the contract equals the contributions you made, less any amounts you previously withdrew that were not taxable.

 For fixed annuity payments, the tax-free portion of each payment is determined by (1) dividing your investment in the contract by the total amount you are expected to receive out of the contract, and (2) multiplying the result by the amount

----------
   39     Tax information
--------------------------------------------------------------------------------


 of the payment. For variable annuity payments, your tax-free portion of each payment is your investment in the contract divided by the number of expected payments.


 Once you have received the amount of your investment in the contract, all payments after that are fully taxable. If payments under a life annuity stop because the annuitant dies, there is an income tax deduction for any unrecovered investment in the contract.


 PAYMENTS MADE BEFORE ANNUITY PAYMENTS BEGIN

 If you make withdrawals before annuity payments begin under your contract, they are taxable to you as ordinary income if there are earnings in the contract. Generally, earnings are your account value less your investment in the contract. If you withdraw an amount which is more than the earnings in the contract as of the date of the withdrawal, the balance of the distribution is treated as a return of your investment in the contract and is not taxable.


 CONTRACTS PURCHASED THROUGH EXCHANGES

 You may purchase your NQ contract through an exchange of another contract. Normally, exchanges of contracts are taxable events. The exchange will not be taxable under Section 1035 of the Internal Revenue Code if:

o The contract that is the source of the funds you are using to purchase the NQ contract is another nonqualified deferred annuity contract or life insurance or endowment contract.

o The owner and the annuitant are the same under the source contract and the Equitable Accumulator Express NQ contract. If you are using a life insurance or endowment contract the owner and the insured must be the same on both sides of the exchange transaction.

 The tax basis of the source contract carries over to the Equitable Accumulator Express NQ contract.


 A recent case permitted an owner to direct the proceeds of a partial withdrawal from one nonqualified deferred annuity contract to a different insurer to purchase a new nonqualified deferred annuity contract on a tax-deferred basis. Special forms, agreement between the carriers and provision of cost basis information may be required to process this type of an exchange.



 SURRENDERS

 If you surrender or cancel the contract, the distribution is taxable as ordinary income (not capital gain) to the extent it exceeds your investment in the contract.


 DEATH BENEFIT PAYMENTS MADE TO A BENEFICIARY AFTER YOUR DEATH

 For the rules applicable to death benefits, see "Payment of death benefit" earlier in this prospectus. The tax treatment of a death benefit taken as a single sum is generally the same as the tax treatment of a withdrawal from or surrender of your contract. The tax treatment of a death benefit taken as annuity payments is generally the same as the tax treatment of annuity payments under your contract.


 EARLY DISTRIBUTION PENALTY TAX

 If you take distributions before you are age 59 1/2 a penalty tax of 10% of the taxable portion of your distribution applies in addition to the income tax. The extra penalty tax does not apply to pre-age 59 1/2 distributions made:

o    on or after your death; or

o    because you are disabled (special federal income tax definition); or

o in the form of substantially equal periodic annuity payments for your life (or life expectancy) or the joint lives (or joint life expectancy) of you and a beneficiary.



 OTHER INFORMATION

 The Treasury Department has the authority to issue guidelines prescribing the circumstances in which your ability to direct your investment to particular portfolios within a separate account may cause you, rather than the insurance company, to be treated as the owner of the portfolio shares attributable to your nonqualified annuity. In that case, income and gains attributable to such portfolio shares would be included in your gross income for federal income tax

----------
  40      Tax information
--------------------------------------------------------------------------------


 purposes. Under current rules, however, we believe that Equitable Life, and not the owner of a nonqualified annuity contract, would be considered the owner of the portfolio shares.


 SPECIAL RULES FOR NQ CONTRACTS ISSUED IN PUERTO RICO


 Under current law we treat income from NQ contracts as U.S. source. A Puerto Rico resident is subject to U.S. taxation on such U.S. source income. Only Puerto Rico source income of Puerto Rico residents is excludable from U.S. taxation. Income from NQ contracts is also subject to Puerto Rico tax. The calculation of the taxable portion of amounts distributed from a contract may differ in the two jurisdictions. Therefore, you might have to file both U.S. and Puerto Rico tax returns, showing different amounts of income from the contract for each tax return. Puerto Rico generally provides a credit against Puerto Rico tax for U.S. tax paid. Depending on your personal situation and the timing of the different tax liabilities, you may not be able to take full advantage of this credit.


 INDIVIDUAL RETIREMENT ARRANGEMENTS (IRAS)

 GENERAL

 "IRA" stands for individual retirement arrangement. There are two basic types of such arrangements, individual retirement accounts and individual retirement annuities. In an individual retirement account, a trustee or custodian holds the assets for the benefit of the IRA owner. The assets can include mutual funds and certificates of deposit. In an individual retirement annuity, an insurance company issues an annuity contract that serves as the IRA.

 There are two basic types of IRAs, as follows:


o Traditional IRAs, typically funded on a pre-tax basis including SEP-IRAs and SIMPLE-IRAs, issued and funded in connection with employer-sponsored retirement plans; and


o    Roth IRAs, first available in 1998, funded on an after-tax basis.

 Regardless of the type of IRA, your ownership interest in the IRA cannot be forfeited. You or your beneficiaries who survive you are the only ones who can receive the IRA's benefits or payments.


 You can hold your IRA assets in as many different accounts and annuities as you would like, as long as you meet the rules for setting up and making contributions to IRAs. However, if you own multiple IRAs, you may be required to combine IRA values or contributions for tax purposes. For further information about individual retirement arrangements, you can read Internal Revenue Service Publication 590 ("Individual Retirement Arrangements (IRAs)"). This publication is usually updated annually, and can be obtained from any IRS district office or the IRS Web site (http://www.irs.gov).


 Equitable Life designs its traditional IRA contracts to qualify as individual retirement annuities under Section 408(b) of the Internal Revenue Code. You may purchase the contract as a traditional IRA or Roth IRA. The traditional IRAs we offer are the Rollover IRA and Flexible Premium IRA. The versions of the Roth IRA available are the Roth Conversion IRA and Flexible Premium Roth IRA. This prospectus contains the information that the IRS requires you to have before you purchase an IRA. This section of the prospectus covers some of the special tax rules that apply to IRAs. The next section covers Roth IRAs. Education IRAs are not discussed in this prospectus because they are not available in individual retirement annuity form.


 The Equitable Accumulator Express IRA contract has been approved by the IRS as to form for use as a traditional IRA. We have submitted the Roth IRA version for formal IRS approval. This IRS approval is a determination only as to the form of the annuity. It does not represent a determination of the merits of the annuity as an investment. The IRS approval does not address every feature possibly available under the Equitable Accumulator Express IRA contract. Although we do not have IRS approval as to form, we believe that the version of the Roth IRA currently offered complies with the requirements of the Internal Revenue Code.



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   41      Tax information
--------------------------------------------------------------------------------

 CANCELLATION


 You can cancel an Equitable Accumulator Express IRA contract by following the directions in "Your right to cancel within a certain number of days" under "Contract features and benefits" earlier in the prospectus. You can cancel an Equitable Accumulator Express Roth Conversion IRA contract issued as a result of a full conversion of an Equitable Accumulator Express Rollover IRA or Flexible Premium IRA contract by following the instructions in the request for full conversion form. The form is available from our processing office or your registered representative. If you cancel an IRA contract, we may have to withhold tax, and we must report the transaction to the IRS. A contract cancellation could have an unfavorable tax impact.


 TRADITIONAL INDIVIDUAL RETIREMENT ANNUITIES (TRADITIONAL IRAS)

 CONTRIBUTIONS TO TRADITIONAL IRAS. Individuals may make three different types of contributions to a traditional IRA:

o    regular contributions out of earned income or compensation; or

o    tax-free "rollover" contributions; or


o direct custodian-to-custodian transfers from other traditional IRAs ("direct transfers").



 REGULAR CONTRIBUTIONS TO TRADITIONAL IRAS

 LIMITS ON CONTRIBUTIONS. Generally, $2,000 is the maximum amount that you may contribute to all IRAs (including Roth IRAs) in any taxable year. When your earnings are below $2,000, your earned income or compensation for the year is the most you can contribute. This $2,000 limit does not apply to rollover contributions or direct custodian-to-custodian transfers into a traditional IRA. You cannot make regular traditional IRA contributions for the tax year in which you reach age 70 1/2 or any tax year after that.

 SPECIAL RULES FOR SPOUSES. If you are married and file a joint income tax return, you and your spouse may combine your compensation to determine the amount of regular contributions you are permitted to make to traditional IRAs (and Roth IRAs discussed below). Even if one spouse has no compensation or compensation under $2,000, married individuals filing jointly can contribute up to $4,000 for any taxable year to any combination of traditional IRAs and Roth IRAs. (Any contributions to Roth IRAs reduce the ability to contribute to traditional IRAs and vice versa.) The maximum amount may be less if earned income is less and the other spouse has made IRA contributions. No more than a combined total of $2,000 can be contributed annually to either spouse's traditional and Roth IRAs. Each spouse owns his or her traditional IRAs and Roth IRAs even if the other spouse funded the contributions. A working spouse age 70 1/2 or over can contribute up to the lesser of $2,000 or 100% of "earned income" to a traditional IRA for a nonworking spouse until the year in which the nonworking spouse reaches age 70 1/2.

 DEDUCTIBILITY OF CONTRIBUTIONS. The amount of traditional IRA contributions that you can deduct for a tax year depends on whether you are covered by an employer-sponsored tax-favored retirement plan, as defined under special federal income tax rules. Your Form W-2 will indicate whether or not you are covered by such a retirement plan.

 IF YOU ARE NOT COVERED BY A RETIREMENT PLAN DURING ANY PART OF THE YEAR, you can make fully deductible contributions to your traditional IRAs for each tax year up to $2,000 or, if less, your earned income.

 IF YOU ARE COVERED BY A RETIREMENT PLAN DURING ANY PART OF THE YEAR, and your adjusted gross income (AGI) is BELOW THE LOWER DOLLAR FIGURE IN A PHASE-OUT RANGE, you can make fully deductible contributions to your traditional IRAs. For each tax year, your fully deductible contribution can be up to $2,000 or, if less, your earned income.

 IF YOU ARE COVERED BY A RETIREMENT PLAN DURING ANY PART OF THE YEAR, and your AGI falls within a PHASE-OUT range, you can make PARTIALLY DEDUCTIBLE CONTRIBUTIONS to your traditional IRAs.


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  42   Tax information
--------------------------------------------------------------------------------

 IF YOU ARE COVERED BY A RETIREMENT PLAN DURING ANY PART OF THE YEAR, and your AGI falls ABOVE THE HIGHER FIGURE IN THE PHASE-OUT RANGE, you may not deduct any of your regular contributions to your traditional IRAs.


 If you are single and covered by a retirement plan during any part of the taxable year, the deduction for traditional IRA contributions phases out with AGI between $32,000 and $42,000 in 2000. This range will increase every year until 2005 when the range is $50,000-$60,000.

 If you are married and file a joint return, and you are covered by a retirement plan during any part of the taxable year, the deduction for traditional IRA contributions phases out with AGI between $52,000 and $62,000 in 2000. This range will increase every year until 2007 when the range is $80,000-$100,000.


 Married individuals filing separately and living apart at all times are not considered married for purposes of this deductible contribution calculation. Generally, the active participation in an employer-sponsored retirement plan of an individual is determined independently for each spouse. Where spouses have "married filing jointly" status, however, the maximum deductible traditional IRA contribution for an individual who is not an active participant (but whose spouse is an active participant) is phased out for taxpayers with AGI of between $150,000 and $160,000.


 To determine the deductible amount of the contribution in 2000, you determine AGI and subtract $32,000 if you are single, or $52,000 if you are married and file a joint return with your spouse. The resulting amount is your excess AGI. You then determine the limit on the deduction for traditional IRA contributions using the following formula:



                                times     $2,000 (or earned     Equals     the adjusted
($10,000-excess AGI)                                                       deductible
-----------------------------                                              contribution
   divided by $10,000            x        income, if less)        =          limit



 NONDEDUCTIBLE REGULAR CONTRIBUTIONS. If you are not eligible to deduct part or all of the traditional IRA contribution, you may still make nondeductible contributions on which earnings will accumulate on a tax-deferred basis. The combined deductible and nondeductible contributions to your traditional IRA (or the nonworking spouse's traditional IRA) may not, however, exceed the maximum $2,000 per person limit. See "Excess contributions" below. You must keep your own records of deductible and nondeductible contributions in order to prevent double taxation on the distribution of previously taxed amounts. See "Withdrawals, payments and transfers of funds out of traditional IRAs" below.

 If you are making nondeductible contributions in any taxable year, or you have made nondeductible contributions to a traditional IRA in prior years and are receiving distributions from any traditional IRA, you must file the required information with the IRS. Moreover, if you are making nondeductible traditional IRA contributions, you must retain all income tax returns and records pertaining to such contributions until interests in all traditional IRAs are fully distributed.


 WHEN YOU CAN MAKE REGULAR CONTRIBUTIONS. If you file your tax returns on a calendar year basis like most taxpayers, you have until the April 15 return filing deadline (without extensions) of the following calendar year to make your regular traditional IRA contributions for a tax year.



 ROLLOVERS AND TRANSFERS

 Rollover contributions may be made to a traditional IRA from these sources:

o    qualified plans;

o TSAs (including Internal Revenue Code Section 403(b)(7) custodial accounts); and

o    other traditional IRAs.

 Any amount contributed to a traditional IRA after you reach age 70 1/2 must be net of your required minimum distribution for the year in which the rollover or direct transfer contribution is made.


 ROLLOVERS FROM QUALIFIED PLANS OR TSAS

There are two ways to do rollovers:

o    Do it yourself

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   43     Tax information
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 You actually receive a distribution that can be rolled over and you roll it over to a traditional IRA within 60 days after the date you receive the funds. The distribution from your qualified plan or TSA will be net of 20% mandatory federal income tax withholding. If you want, you can replace the withheld funds yourself and roll over the full amount.

 o Direct rollover You tell your qualified plan trustee or TSA issuer/custodian/fiduciary to send the distribution directly to your traditional IRA issuer. Direct rollovers are not subject to mandatory federal income tax withholding.

 All distributions from a TSA or qualified plan are eligible rollover distributions, unless the distribution is:

 o    only after-tax contributions you made to the plan; or


 o "required minimum distributions" after age 70 1/2 or separation from service; or


 o substantially equal periodic payments made at least annually for your life (or life expectancy) or the joint lives (or joint life expectancies) of you and your designated beneficiary; or

 o   a hardship withdrawal; or

 o substantially equal periodic payments made for a specified period of 10 years or more; or

 o   corrective distributions that fit specified technical tax rules; or

 o   loans that are treated as distributions; or

 o   a death benefit payment to a beneficiary who is not your surviving spouse;
     or

 o a qualified domestic relations order distribution to a beneficiary who is not your current spouse or former spouse.


 ROLLOVERS FROM TRADITIONAL IRAS TO TRADITIONAL IRAS

 You may roll over amounts from one traditional IRA to one or more of your other traditional IRAs if you complete the transaction within 60 days after you receive the funds. You may make such a rollover only once in every 12-month period for the same funds. Trustee-to-trustee or custodian-to-custodian direct transfers are not rollover transactions. You can make these more frequently than once in every 12-month period.

 The surviving spouse beneficiary of a deceased individual can roll over or directly transfer an inherited traditional IRA to one or more other traditional IRAs. Also, in some cases, traditional IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court-ordered divorce or separation decree.



 EXCESS CONTRIBUTIONS

 Excess contributions to IRAs are subject to a 6% excise tax for the year in which made and for each year after until withdrawn. The following are excess contributions to IRAs:

 o   regular contributions of more than $2,000; or

 o regular contributions of more than earned income for the year, if that amount is under $2,000; or

 o   regular contributions to a traditional IRA made after you reach age 70 1/2;
     or

 o rollover contributions of amounts which are not eligible to be rolled over. For example, after-tax contributions to a qualified plan or minimum distributions required to be made after age 70 1/2.

 You can avoid the excise tax by withdrawing an excess contribution (rollover or regular) before the due date (including extensions) for filing your federal income tax return for the year. If it is an excess regular traditional IRA contribution, you cannot take a tax deduction for the amount withdrawn. You do not have to include the excess contribution withdrawn as part of your income. It is also not subject to the 10% additional penalty tax on early distributions, discussed below under "Early distribution penalty tax." You do have to withdraw any earnings that are attributed to the excess contribution. The withdrawn earnings would be included in your gross income and could be subject to the 10% penalty tax.



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 Even after the due date for filing your return, you may withdraw an excess rollover contribution, without income inclusion or 10% penalty, if:

 (1) the rollover was from a qualified retirement plan to a traditional IRA;

 (2) the excess contribution was due to incorrect information that the plan provided; and

 (3) you took no tax deduction for the excess contribution.

 RECHARACTERIZATIONS

 Amounts that have been contributed as traditional IRA funds may subsequently be treated as Roth IRA funds. Special federal income tax rules allow you to change your mind again and have amounts that are subsequently treated as Roth IRA funds, once again treated as traditional IRA funds. You do this by using the forms we prescribe. This is referred to as having "recharacterized" your contribution.


 WITHDRAWALS, PAYMENTS AND TRANSFERS OF FUNDS OUT OF TRADITIONAL IRAS

 NO FEDERAL INCOME TAX LAW RESTRICTIONS ON WITHDRAWALS. You can withdraw any or all of your funds from a traditional IRA at any time. You do not need to wait for a special event like retirement.

 TAXATION OF PAYMENTS. Earnings in traditional IRAs are not subject to federal income tax until you or your beneficiary receive them. Taxable payments or distributions include withdrawals from your contract, surrender of your contract and annuity payments from your contract. Death benefits are also taxable. Except as discussed below, the total amount of any distribution from a traditional IRA must be included in your gross income as ordinary income.

 If you have ever made nondeductible IRA contributions to any traditional IRA (it does not have to be to this particular traditional IRA contract), those contributions are recovered tax free when you get distributions from any traditional IRA. You must keep permanent tax records of all of your nondeductible contributions to traditional IRAs. At the end of any year in which you have received a distribution from any traditional IRA, you calculate the ratio of your total nondeductible traditional IRA contributions (less any amounts previously withdrawn tax free) to the total account balances of all traditional IRAs you own at the end of the year plus all traditional IRA distributions made during the year. Multiply this by all distributions from the traditional IRA during the year to determine the nontaxable portion of each distribution.

 In addition, a distribution is not taxable if:

 o the amount received is a withdrawal of excess contributions, as described under "Excess contributions" above; or

 o the entire amount received is rolled over to another traditional IRA (see "Rollovers and transfers" above); or

 o in certain limited circumstances, where the traditional IRA acts as a "conduit," you roll over the entire amount into a qualified plan or TSA that accepts rollover contributions. To get this conduit traditional IRA treatment:

    o the source of funds you used to establish the traditional IRA must have been a rollover contribution from a qualified plan, and

    o the entire amount received from the traditional IRA (including any earnings on the rollover contribution) must be rolled over into another qualified plan within 60 days of the date received.

 Similar rules apply in the case of a TSA.

 However, you may lose conduit treatment if you make an eligible rollover distribution contribution to a traditional IRA and you commingle this contribution with other contributions. In that case, you may not be able to roll over these eligible rollover distribution contributions and earnings to another qualified plan or TSA at a future date. The Rollover IRA contract can be used as a conduit IRA if amounts are not commingled.

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 Distributions from a traditional IRA are not eligible for favorable ten-year averaging and long-term capital gain treatment) available to certain distributions from qualified plans.



 REQUIRED MINIMUM DISTRIBUTIONS

 LIFETIME REQUIRED MINIMUM DISTRIBUTIONS. You must start taking annual distributions from your traditional IRAs beginning at age 70 1/2.

 WHEN YOU HAVE TO TAKE THE FIRST REQUIRED MINIMUM
 DISTRIBUTION. The first required minimum distribution is for the calendar year in which you turn age 70 1/2. You have the choice to take this first required minimum distribution during the calendar year you actually reach age 70 1/2, or to delay taking it until the first three-month period in the next calendar year (January 1 - April 1). Distributions must start no later than your "required beginning date," which is April 1st of the calendar year after the calendar year in which you turn age 70 1/2. If you choose to delay taking the first annual minimum distribution, then you will have to take two minimum distributions in that year - the delayed one for the first year and the one actually for that year. Once minimum distributions begin, they must be made at some time each year.

 HOW YOU CAN CALCULATE REQUIRED MINIMUM DISTRIBUTIONS. There are two approaches to taking required minimum distributions - "account-based" or "annuity-based."

 Account-based method. If you choose an account-based method, you divide the value of your traditional IRA as of December 31st of the past calendar year by a life expectancy factor from IRS tables. This gives you the required minimum distribution amount for that particular IRA for that year. The required minimum distribution amount will vary each year as the account value and your life expectancy factors change.

 You have a choice of life expectancy factors, depending on whether you choose a method based only on your life expectancy, or the joint life expectancies of you and another individual. You can decide to "recalculate" your life expectancy every year by using your current life expectancy factor. You can decide instead to use the "term certain" method, where you reduce your life expectancy by one every year after the initial year. If your spouse is your designated beneficiary for the purpose of calculating annual account-based required minimum distributions, you can also annually recalculate your spouse's life expectancy if you want. If you choose someone who is not your spouse as your designated beneficiary for the purpose of calculating annual account-based required minimum distributions, you have to use the term certain method of calculating that person's life expectancy. If you pick a nonspouse designated beneficiary, you may also have to do another special calculation.

 You can later apply your traditional IRA funds to a life annuity-based payout. You can only do this if you already chose to recalculate your life expectancy annually (and your spouse's life expectancy if you select a spousal joint annuity). For example, if you anticipate exercising your guaranteed minimum income benefit or selecting any other form of life annuity payout after you are age 70 1/2, you must have elected to recalculate life expectancies.

 Annuity-based method. If you choose an "annuity-based" method, you do not have to do annual calculations. You apply the account value to an annuity payout for your life or the joint lives of you and a designated beneficiary, or for a period certain not extending beyond applicable life expectancies.

 DO YOU HAVE TO PICK THE SAME METHOD TO CALCULATE YOUR REQUIRED MINIMUM DISTRIBUTIONS FOR ALL OF YOUR TRADITIONAL IRAS AND OTHER RETIREMENT PLANS? No. If you want, you can choose a different method and a different beneficiary for each of your traditional IRAs and other retirement plans. For example, you can choose an annuity payout from one IRA, a different annuity payout from a qualified plan, and an account-based annual withdrawal from another IRA.

 WILL WE PAY YOU THE ANNUAL AMOUNT EVERY YEAR FROM YOUR TRADITIONAL IRA BASED ON THE METHOD YOU CHOOSE? No, unless you affirmatively select an annuity payout option or an account-based withdrawal option such as our minimum distribution withdrawal option. Because


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 the options we offer do not cover every option permitted under federal income tax rules, you may prefer to do your own required minimum distribution calculations for one or more of your traditional IRAs.

 WHAT IF YOU TAKE MORE THAN YOU NEED TO FOR ANY YEAR? The required minimum distribution amount for your traditional IRAs is calculated on a year-by-year basis. There are no carry-back or carry-forward provisions. Also, you cannot apply required minimum distribution amounts you take from your qualified plans to the amounts you have to take from your traditional IRAs and vice versa. However, the IRS will let you calculate the required minimum distribution for each traditional IRA that you maintain, using the method that you picked for that particular IRA. You can add these required minimum distribution amount calculations together. As long as the total amount you take out every year satisfies your overall traditional IRA required minimum distribution amount, you may choose to take your annual required minimum distribution from any one or more traditional IRAs that you own.

 WHAT IF YOU TAKE LESS THAN YOU NEED TO FOR ANY YEAR? Your IRA could be disqualified, and you could have to pay tax on the entire value. Even if your IRA is not disqualified, you could have to pay a 50% penalty tax on the shortfall (required amount for traditional IRAs less amount actually taken). It is your responsibility to meet the required minimum distribution rules. We will remind you when our records show that your age 70 1/2 is approaching. If you do not select a method with us, we will assume you are taking your required minimum distribution from another traditional IRA that you own.

 WHAT ARE THE REQUIRED MINIMUM DISTRIBUTION PAYMENTS AFTER YOU DIE? If you die after either (a) the start of annuity payments, or (b) your required beginning date, your beneficiary must receive payment of the remaining values in the contract at least as rapidly as under the distribution method before your death. In some circumstances, your surviving spouse may elect to become the owner of the traditional IRA and halt distributions until he or she reaches age 70 1/2.

 If you die before your required beginning date and before annuity payments begin, federal income tax rules require complete distribution of your entire value in the contract within five years after your death. Payments to a designated beneficiary over the beneficiary's life or over a period certain that does not extend beyond the beneficiary's life expectancy are also permitted, if these payments start within one year of your death. A surviving spouse beneficiary can also (a) delay starting any payments until you would have reached age 70 1/2 or (b) roll over your traditional IRA into his or her own traditional IRA.

 SUCCESSOR ANNUITANT AND OWNER

 If your spouse is the sole primary beneficiary and elects to become the successor annuitant and owner, no death benefit is payable until your surviving spouse's death.

 PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH

 IRA death benefits are taxed the same as IRA distributions.


 BORROWING AND LOANS ARE PROHIBITED TRANSACTIONS

 You cannot get loans from a traditional IRA. You cannot use a traditional IRA as collateral for a loan or other obligation. If you borrow against your IRA or use it as collateral, its tax-favored status will be lost as of the first day of the tax year in which this prohibited event occurs. If this happens, you must include the value of the traditional IRA in your federal gross income. Also, the early distribution penalty tax of 10% will apply if you have not reached age 59 1/2 before the first day of that tax year.

 EARLY DISTRIBUTION PENALTY TAX

 A penalty tax of 10% of the taxable portion of a distribution applies to distributions from a traditional IRA made before you reach age 59 1/2. The extra penalty tax does not apply to pre-age 59 1/2 distributions made:

 o  on or after your death; or

 o  because you are disabled (special federal income tax definition); or

 o used to pay certain extraordinary medical expenses (special federal income tax definition); or


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 o  used to pay medical insurance premiums for unemployed individuals (special federal income tax definition); or

 o used to pay certain first-time home buyer expenses (special federal income tax definition; $10,000 lifetime total limit for these distributions from all your traditional and Roth IRAs); or

 o used to pay certain higher education expenses (special federal income tax definition); or

 o in the form of substantially equal periodic payments made at least annually over your life (or your life expectancy), or over the joint lives of you and your beneficiary (or your joint life expectancy) using an IRS-approved distribution method.


 To meet this last exception, you could elect to apply your contract value to an Income Manager (Life Annuity with a Period Certain) payout annuity contract (level payments version). You could also elect the substantially equal withdrawals option. We will calculate the substantially equal annual payments under a method we select based on guidelines issued by the IRS (currently contained in IRS Notice 89-25, Question and Answer 12). Although substantially equal withdrawals and Income Manager payments are not subject to the 10% penalty tax, they are taxable as discussed in "Withdrawals, payments and transfers of funds out of traditional IRAs" above. Once substantially equal withdrawals or Income Manager annuity payments begin, the distributions should not be stopped or changed until after the later of your reaching age 59 1/2 or five years after the date of the first distribution, or the penalty tax, including an interest charge for the prior penalty avoidance, may apply to all prior distributions under either option. Also, it is possible that the IRS could view any additional withdrawal or payment you take from your contract as changing your pattern of substantially equal withdrawals or Income Manager payments for purposes of determining whether the penalty applies.



 ROTH INDIVIDUAL RETIREMENT ANNUITIES (ROTH IRAS)

 This section of the prospectus covers some of the special tax rules that apply to Roth IRAs. If the rules are the same as those that apply to the traditional IRA, we will refer you to the same topic under "traditional IRAs."

 The Equitable Accumulator Express Roth IRA contract is designed to qualify as a Roth individual retirement annuity under Sections 408A and 408(b) of the Internal Revenue Code.


 CONTRIBUTIONS TO ROTH IRAS

 Individuals may make four different types of contributions to a Roth IRA:

 o  regular after-tax contributions out of earnings; or

 o taxable rollover contributions from traditional IRAs ("conversion" contributions); or

 o  tax-free rollover contributions from other Roth IRAs; or

 o tax-free direct custodian-to-custodian transfers from other Roth IRAs ("direct transfers").

 Regular after-tax, direct transfer, and rollover contributions may be made to a Flexible Premium Roth IRA contract. We only permit direct transfer and rollover contributions under the Roth Conversion IRA contract. See "Rollovers and direct transfers" below. If you use the forms we require, we will also accept traditional IRA funds which are subsequently recharacterized as Roth IRA funds following special federal income tax rules.


 REGULAR CONTRIBUTIONS TO ROTH IRAS

 LIMITS ON REGULAR CONTRIBUTIONS. Generally, $2,000 is the maximum amount that you may contribute to all IRAs (including Roth IRAs) in any taxable year. This $2,000 limit does not apply to rollover contributions or direct custodian-to-custodian transfers into a Roth IRA. Any contributions to Roth IRAs reduce your ability to contribute to traditional IRAs and vice versa. When your earnings are below $2,000, your earned income or compensation for the year is the most you can contribute. If you are married and file a joint income tax return, you and your spouse may combine your compensation to determine the amount of


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 regular contributions you are permitted to make to Roth IRAs and traditional
 IRAs. See the discussion above under traditional IRAs.

 With a Roth IRA, you can make regular contributions when you reach 70 1/2, as long as you have sufficient earnings. But, you cannot make contributions for any year that:

 o your federal income tax filing status is "married filing jointly" and your adjusted gross income is over $160,000; or

 o your federal income tax filing status is "single" and your adjusted gross income is over $110,000.

 However, you can make regular Roth IRA contributions in reduced amounts when:

 o your federal income tax filing status is "married filing jointly" and your adjusted gross income is between $150,000 and $160,000; or

 o your federal income tax filing status is "single" and your adjusted gross income is between $95,000 and $110,000.

 If you are married and filing separately and your adjusted gross income is between $0 and $10,000 the amount of regular contributions you are permitted to make is phased out. If your adjusted gross income is more than $10,000 you cannot make regular Roth IRA contributions.

 WHEN YOU CAN MAKE CONTRIBUTIONS. Same as traditional IRAs.

 DEDUCTIBILITY OF CONTRIBUTIONS. Roth IRA contributions are not tax deductible.



 ROLLOVERS AND DIRECT TRANSFERS

 WHAT IS THE DIFFERENCE BETWEEN ROLLOVER AND DIRECT TRANSFER TRANSACTIONS? You may make rollover contributions to a Roth IRA from only two sources:

 o  another Roth IRA ("tax-free rollover contribution"); or

 o another traditional IRA, including a SEP-IRA or SIMPLE-IRA, in a taxable "conversion" rollover ("conversion contribution").

 You may not make contributions to a Roth IRA from a qualified plan under
 Section 401(a) of the Internal Revenue Code, or a TSA under Section 403(b) of the Internal Revenue Code. You may make direct transfer contributions to a Roth IRA only from another Roth IRA.

 The difference between a rollover transaction and a direct transfer transaction is the following: in a rollover transaction you actually take possession of the funds rolled over, or are considered to have received them under tax law in the case of a change from one type of plan to another. In a direct transfer transaction, you never take possession of the funds, but direct the first Roth IRA custodian, trustee, or issuer to transfer the first Roth IRA funds directly to Equitable Life, as the Roth IRA issuer. You can make direct transfer transactions only between identical plan types (for example, Roth IRA to Roth IRA). You can also make rollover transactions between identical plan types. However, you can only use rollover transactions between different plan types (for example, traditional IRA to Roth IRA).

 You may make both Roth IRA to Roth IRA rollover transactions and Roth IRA to Roth IRA direct transfer transactions. This can be accomplished on a completely tax-free basis. However, you may make Roth IRA to Roth IRA rollover transactions only once in any 12-month period for the same funds. Trustee-to-trustee or custodian-to-custodian direct transfers can be made more frequently than once a year. Also, if you send us the rollover contribution to apply it to a Roth IRA, you must do so within 60 days after you receive the proceeds from the original IRA to get rollover treatment.

 The surviving spouse beneficiary of a deceased individual can roll over or directly transfer an inherited Roth IRA to one or more other Roth IRAs. In some cases, Roth IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court-ordered divorce or separation decree.


 CONVERSION CONTRIBUTIONS TO ROTH IRAS

 In a conversion rollover transaction, you withdraw (or are considered to have withdrawn) all or a portion of funds from


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 a traditional IRA you maintain and convert it to a Roth IRA within 60 days after you receive (or are considered to have received) the traditional IRA proceeds. Unlike a rollover from a traditional IRA to another traditional IRA, the conversion rollover transaction is not tax-free. Instead, the distribution from the traditional IRA is generally fully taxable. For this reason, we are required to withhold 10% federal income tax from the amount converted unless you elect out of such withholding. (If you have ever made nondeductible regular contributions to any traditional IRA - whether or not it is the traditional IRA you are converting - a pro rata portion of the distribution is tax free.)

 There is, however, no early distribution penalty tax on the traditional IRA withdrawal that you are converting to a Roth IRA, even if you are under age 59 1/2.

 You cannot make conversion contributions to a Roth IRA for any taxable year in which your adjusted gross income exceeds $100,000. (For this purpose, your adjusted gross income is computed without the gross income stemming from the traditional IRA conversion.) You also cannot make conversion contributions to a Roth IRA for any taxable year in which your federal income tax filing status is "married filing separately."

 Finally, you cannot make conversion contributions to a Roth IRA to the extent that the funds in your traditional IRA are subject to the annual required minimum distribution rule applicable to traditional IRAs beginning at age
 70 1/2.


 WITHDRAWALS, PAYMENTS AND TRANSFERS OF FUNDS OUT OF ROTH IRAS

 NO FEDERAL INCOME TAX LAW RESTRICTIONS ON WITHDRAWALS. You can withdraw any or all of your funds from a Roth IRA at any time; you do not need to wait for a special event like retirement.


 DISTRIBUTIONS FROM ROTH IRAS

 Distributions include withdrawals from your contract, surrender of your contract and annuity payments from your contract. Death benefits are also distributions.

 The following distributions from Roth IRAs are free of income tax:

 o  Rollovers from a Roth IRA to another Roth IRA;

 o  Direct transfers from a Roth IRA to another Roth IRA;

 o  "Qualified Distributions" from Roth IRAs; and

 o  Return of excess contributions or amounts recharacterized to a traditional
    IRA.

 QUALIFIED DISTRIBUTIONS FROM ROTH IRAS. Qualified distributions from Roth IRAs made because of one of the following four qualifying events or reasons are not includable in income:

 o  you reach age 59 1/2; or

 o  you die; or

 o  you become disabled (special federal income tax definition); or

 o your distribution is a "qualified first-time homebuyer distribution" (special federal income tax definition; $10,000 lifetime total limit for these distributions from all of your traditional and Roth IRAs).

 You also have to meet a five-year aging period. A qualified distribution is any distribution made after the five-taxable-year period beginning with the first taxable year for which you made any contribution to any Roth IRA (whether or not the one from which the distribution is being made). It is not possible to have a tax-free qualified distribution before the year 2003 because of the five-year aging requirement.

 NONQUALIFIED DISTRIBUTIONS FROM ROTH IRAS. Non- qualified distributions from Roth IRAs are distributions that do not meet the qualifying event and five-year aging period tests described above. Such distributions are potentially taxable as ordinary income. Nonqualified distributions receive return-of-investment-first treatment. Only the difference between the amount of the distribution and the amount of contributions to all of your Roth IRAs is taxable. You have to reduce the amount of contributions to all of your Roth IRAs to reflect any previous tax-free recoveries.


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 You must keep your own records of regular and conversion contributions to all
 Roth IRAs to assure appropriate taxation. You may have to file information on your contributions to and distributions from any Roth IRA on your tax return. You may have to retain all income tax returns and records pertaining to such contributions and distributions until your interests in all Roth IRAs are distributed.

 Like traditional IRAs, taxable distributions from a Roth IRA are not entitled to the special favorable five-year averaging method (or, in certain cases, favorable ten-year averaging and long-term capital gain treatment) available in certain cases to distributions from qualified plans.

 REQUIRED MINIMUM DISTRIBUTIONS AT DEATH

 Same as traditional IRA under "What are the required minimum distribution payments after you die?" Lifetime required minimum distributions do not apply.


 PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH

 Distributions to a beneficiary generally receive the same tax treatment as if the distribution had been made to you.

 BORROWING AND LOANS ARE PROHIBITED TRANSACTIONS

 Same as traditional IRA.

 EXCESS CONTRIBUTIONS


 Generally the same as traditional IRA.


 Excess rollover contributions to Roth IRAs are contributions not eligible to be rolled over (for example, conversion contributions from a traditional IRA if your adjusted gross income is in excess of $100,000 in the conversion year).

 You can withdraw or recharacterize any contribution to a Roth IRA before the due date (including extensions) for filing your federal income tax return for the tax year. If you do this, you must also withdraw or recharacterize any earnings attributable to the contribution.

 EARLY DISTRIBUTION PENALTY TAX

 Same as traditional IRA.

 For Roth IRAs, special penalty rules may apply to amounts withdrawn attributable to 1998 conversion rollovers.


 TAX-SHELTERED ANNUITY CONTRACTS (TSAS)

 GENERAL

 This section covers some of the special tax rules that apply to TSA contracts under Section 403(b) of the Internal Revenue Code (TSAs). If the rules are the same as those that apply to another kind of contract, for example, traditional IRAs, we will refer you to the same topic under "traditional IRAs."

 CONTRIBUTIONS TO TSAS

 There are two ways you can make contributions to your Rollover TSA contract:

 o a rollover from another TSA contract or arrangement that meets the requirements of Section 403(b) of the Internal Revenue Code, or

 o a full or partial direct transfer of assets ("direct transfer") from another contract or arrangement that meets the requirements of Section 403(b) of the Internal Revenue Code by means of IRS Revenue Ruling 90-24.

 With appropriate written documentation satisfactory to us, we will accept rollover contributions from "conduit IRAs" for TSA funds.

 If you make a direct transfer, you must fill out our transfer form.

 EMPLOYER-REMITTED CONTRIBUTIONS. The Rollover TSA contract does not accept employer-remitted contributions. However, we provide the following discussion as part of our description of restrictions on the distribution of funds directly transferred, which include employer-remitted contributions to other TSAs.

 Employer-remitted contributions to TSAs made through the employer's payroll are subject to annual limits. (Tax-free transfer or tax-deferred rollover contributions from another 403(b) arrangement are not subject to these annual contribution limits). Commonly, some or all of the contributions made to a TSA are made under a salary



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 reduction agreement between the employee and the employer. These contributions are called "salary reduction" or "elective deferral" contributions. However, a TSA can also be wholly or partially funded through non-elective employer contributions or after-tax employee contributions. Amounts attributable to salary reduction contributions to TSAs are generally subject to withdrawal restrictions. Also, all amounts attributable to investments in a 403(b)(7) custodial account are subject to withdrawal restrictions discussed below.

 ROLLOVER OR DIRECT TRANSFER CONTRIBUTIONS. You may make rollover contributions to your Rollover TSA contract from TSAs under Section 403(b) of the Internal Revenue Code. Generally, you may make a rollover contribution to a TSA when you have a distributable event from an existing TSA as a result of your:

 o  termination of employment with the employer who provided the TSA funds; or

 o  reaching age 59 1/2 even if you are still employed; or

 o  disability (special federal income tax definition).

 A transfer occurs when changing the funding vehicle, even if there is no distributable event. Under a direct transfer, you do not receive a distribution. We accept direct transfers of TSA funds under Revenue Ruling 90-24 only if:

 o you give us acceptable written documentation as to the source of the funds, and

 o the contract receiving the funds has provisions at least as restrictive as the source contract.

 Before you transfer funds to a Rollover TSA contract, you may have to obtain your employer's authorization or demonstrate that you do not need employer authorization. For example, the transferring TSA may be subject to Title I of ERISA if the employer makes matching contributions to salary reduction contributions made by employees. In that case, the employer must continue to approve distributions from the plan or contract.

 Your contribution to the Rollover TSA must be net of the required minimum distribution for the tax year in which we issue the contract if:

 o  you are or will be at least age 70 1/2 in the current calendar year, and

 o you have separated from service with the employer who provided the funds to purchase the TSA you are transferring or rolling over to the Rollover TSA.


 This rule applies regardless of whether the source of funds is a:

 o  rollover by check of the proceeds from another TSA; or

 o  direct rollover from another TSA; or

 o  direct transfer under Revenue Ruling 90-24 from another TSA.

 Further, you must use the same elections regarding recalculation of your life expectancy (and if applicable, your spouse's life expectancy) if you have already begun to receive required minimum distribution from or with respect to the TSA from which you are making your contribution to the Rollover TSA. You must also elect or have elected a minimum distribution calculation method requiring recalculation of your life expectancy (and if applicable, your spouse's life expectancy) if you elect an annuity payout for the funds in this contract subsequent to this year.


 DISTRIBUTIONS FROM TSAS

 GENERAL. Depending on the terms of the employer plan and your employment status, you may have to get your employer's consent to take a loan or withdrawal. Your employer will tell us this when you establish the TSA through a direct transfer.

 WITHDRAWAL RESTRICTIONS. If this is a Revenue Ruling 90-24 direct transfer, we will treat all amounts transferred to this contract and any future earnings on the amount transferred as not eligible for withdrawal until one of the following events happens:



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 o  you are separated from service with the employer who provided the funds to purchase the TSA you are transferring to the Rollover TSA; or

 o  you reach age 59 1/2; or

 o  you die; or

 o  you become disabled (special federal income tax definition); or

 o  you take a hardship withdrawal (special federal income tax definition).

 If any portion of the funds directly transferred to your TSA contract is attributable to the amounts that you invested in a 403(b)(7) custodial account, such amounts, including earnings, are subject to withdrawal restrictions. With respect to the portion of the funds that were never invested in a 403(b)(7) custodial account, these restrictions apply to the salary reduction (elective deferral) contributions to a TSA annuity contract you made and any earnings on them. These restrictions do not apply to the amount directly transferred to your TSA contract that represents your December 31, 1988 account balance attributable to salary reduction contributions to a TSA annuity contract and earnings. To take advantage of this grandfathering, you must properly notify us in writing at our processing office of your December 31, 1988 account balance if you have qualifying amounts transferred to your TSA contract.

 THIS PARAGRAPH APPLIES ONLY TO PARTICIPANTS IN A TEXAS OPTIONAL RETIREMENT PROGRAM. Texas Law permits withdrawals only after one of the following distributable events occurs:

 1. the requirements for minimum distribution (discussed under "Required minimum distributions" below and in each prospectus) are met; or

 2.   death; or

 3.   retirement; or

 4. termination of employment in all Texas public institutions of higher education.

 For you to make a withdrawal, we must receive a properly completed written acknowledgement from the employer. If a distributable event occurs before you are vested, we will refund to the employer any amounts provided by an employer's first-year matching contributions. We reserve the right to change these provisions without your consent, but only to the extent necessary to maintain compliance with applicable law. Loans are not permitted under Texas Optional Retirement Programs.

 TAX TREATMENT OF DISTRIBUTIONS. Amounts held under TSAs are generally not subject to federal income tax until benefits are distributed. Distributions include withdrawals from your TSA contract and annuity payments from your TSA contract. Death benefits paid to a beneficiary are also taxable distributions. Unless an exception applies, amounts distributed from TSAs are includable in gross income as ordinary income. Distributions from TSAs may be subject to 20% federal income tax withholding. See "Federal and state income tax withholding and information reporting" below. In addition, TSA distributions may be subject to additional tax penalties.

 If you have made after-tax contributions, you will have a tax basis in your TSA contract, which will be recovered tax-free. Since we do not track your investment in the contract, if any, it is your responsibility to determine how much of the distribution is taxable.

 DISTRIBUTIONS BEFORE ANNUITY PAYMENTS BEGIN. On a total surrender, the amount received in excess of the investment in the contract is taxable. We will report the total amount of the distribution. The amount of any partial distribution from a TSA prior to the annuity starting date is generally taxable, except to the extent that the distribution is treated as a withdrawal of after-tax contributions. Distributions are normally treated as pro rata withdrawals of after-tax contributions and earnings on those contributions.

 ANNUITY PAYMENTS. If you elect an annuity payout option, you will recover any investment in the contract as each payment is received by dividing the investment in the contract by an expected return determined under an IRS



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 table prescribed for qualified annuities. The amount of each payment not excluded from income under this exclusion ratio is fully taxable. The full amount of the payments received after your investment in the contract is recovered is fully taxable. If you (and your beneficiary under a joint and survivor annuity) die before recovering the full investment in the contract, a deduction is allowed on your (or your beneficiary's) final tax return.


 PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH

 Death benefit distributions from a TSA generally receive the same tax treatment as distribution during your lifetime. In some instances, distributions from a TSA made to your surviving spouse may be rolled over to a traditional IRA.


 LOANS FROM TSAS

 You may take loans from a TSA unless restricted by the employer (for example, under an employer plan subject to ERISA). If you cannot take a loan, or cannot take a loan without approval from the employer who provided the funds, we will have this information in our records based on what you and the employer who provided the TSA funds told us when you purchased your contract.

 Loans are generally not treated as a taxable distribution. If the amount of the loan when made exceeds permissible limits under federal income tax rules, the amount of the excess is treated (solely for tax purposes) as a taxable distribution. Additionally, if the loan is not repaid at least quarterly, amortizing (paying down) interest and principal, the amount not repaid when due will be treated as a taxable distribution. Under Proposed Treasury Regulations the entire unpaid balance of the loan is includable in income in the year of the default.

 TSA loans are subject to federal income tax limits and may also be subject to limits of the plan from which the funds came. Federal income tax rule requirements apply even if the plan is not subject to ERISA. For example, loans offered by TSAs are subject to the following conditions:

 o The amount of a loan to a participant, when combined with all other loans to the participant from all qualified plans of the employer, cannot exceed the lesser of:

    (1) the greater of $10,000 or 50% of the participant's nonforfeitable accrued benefits; and

    (2) $50,000 reduced by the excess (if any) of the highest outstanding loan balance over the previous twelve months over the outstanding loan balance of plan loans on the date the loan was made.

 o In general, the term of the loan cannot exceed five years unless the loan is used to acquire the participant's primary residence. Rollover TSA contracts have a term limit of 10 years for loans used to acquire the participant's primary residence.

 All principal and interest must be amortized in substantially level payments over the term of the loan, with payments being made at least quarterly.

 The amount borrowed and not repaid may be treated as a distribution if:

 o  the loan does not qualify under the conditions above;

 o  the participant fails to repay the interest or principal when due; or

 o in some instances, the participant separates from service with the employer who provided the funds or the plan is terminated.

 In this case, the participant may have to include the unpaid amount due as ordinary income. In addition, the 10% early distribution penalty tax may apply. The amount of the unpaid loan balance is reported to the IRS on Form 1099-R as a distribution.


 TAX-DEFERRED ROLLOVERS AND DIRECT TRANSFERS

 You may roll over any "eligible rollover distribution" from a TSA into another eligible retirement plan, either directly or within 60 days of your receiving the distribution. To the extent rolled over, a distribution remains tax-deferred.



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 You may roll over a distribution from a TSA to another TSA or to a traditional
 IRA. A spousal beneficiary may roll over death benefits only to a traditional IRA.

 The taxable portion of most distributions will be eligible for rollover, except as specifically excluded under federal income tax rules. Distributions that you cannot roll over generally include periodic payments for life or for a period of 10 years or more, hardship withdrawals, and required minimum distributions under federal income tax rules.

 Direct transfers of TSA funds from one TSA to another under Revenue Ruling 90-24 are not distributions.


REQUIRED MINIMUM DISTRIBUTIONS

Generally the same as traditional IRA with these differences:


 WHEN YOU HAVE TO TAKE THE FIRST REQUIRED MINIMUM DISTRIBUTION. The minimum distribution rules force TSA participants to start calculating and taking annual distributions from their TSAs by a required date. Generally you must take the first required minimum distribution for the calendar year in which you turn age 70 1/2. You may be able to delay the start of required minimum distributions for all or part of your account balance until after age 70 1/2, as follows:

 o For TSA participants who have not retired from service with the employer who provided the funds for the TSA by the calendar year the participant turns age 70 1/2, the required beginning date for minimum distribution is extended to April I following the calendar year of retirement.

 o TSA plan participants may also delay the start of required minimum distribution to age 75 of the portion of their account value attributable to their December 31, 1986 TSA account balance, even if retired at age
    70 1/2. We will know whether or not you qualify for this exception because it will only apply to people who establish their Rollover TSA by direct Revenue Ruling 90-24 transfers. If you do not give us the amount of your December 31, 1986 account balance that is being transferred to the Rollover TSA on the form used to establish the TSA, you do not qualify.

 SPOUSAL CONSENT RULES

 This will only apply to you if you establish your Rollover TSA by direct Revenue Ruling 90-24 transfer. Your employer will tell us on the form used to establish the TSA whether or not you need to get spousal consent for loans, withdrawals, or other distributions. If you do, you will need such consent if you are married when you request a withdrawal under the TSA contract. In addition, unless you elect otherwise with the written consent of your spouse, the retirement benefits payable under the plan must be paid in the form of a qualified joint and survivor annuity. A qualified joint and survivor annuity is payable for the life of the annuitant with a survivor annuity for the life of the spouse in an amount not less than one-half of the amount payable to the annuitant during his or her lifetime. In addition, if you are married, the beneficiary must be your spouse, unless your spouse consents in writing to the designation of another beneficiary.

 If you are married and you die before annuity payments have begun, payments will be made to your surviving spouse in the form of a life annuity unless at the time of your death a contrary election was in effect. However, your surviving spouse may elect, before payments begin, to receive payments in any form permitted under the terms of the TSA contract and the plan of the employer who provided the funds for the TSA.


 EARLY DISTRIBUTION PENALTY TAX

 A penalty tax of 10% of the taxable portion of a distribution applies to distribution from a TSA before you reach age 59 1/2. This is in addition to any income tax. There are exceptions to the extra penalty tax. No penalty tax applies to pre-age 59 1/2 distributions made:

 o  on or after your death; or

 o  because you are disabled (special federal income tax definition); or

 o to pay for certain extraordinary medical expenses (special federal income tax definition); or

 o  if you are separated from service, any form of payout after you are age 55;
    or



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 o  only if you are separated from service, a payout in the form of substantially equal periodic payments made at least annually over your life (or your life expectancy), or over the joint lives of you and your beneficiary (or your joint life expectancy) using an IRS-approved distribution method.



 FEDERAL AND STATE INCOME TAX WITHHOLDING AND INFORMATION REPORTING

 We must withhold federal income tax from distributions from annuity contracts. You may be able to elect out of this income tax withholding in some cases. Generally, we do not have to withhold if your distributions are not taxable. The rate of withholding will depend on the type of distribution and, in certain cases, the amount of your distribution. Any income tax withheld is a credit against your income tax liability. If you do not have sufficient income tax withheld or do not make sufficient estimated income tax payments, you may incur penalties under the estimated income tax rules.

 You must file your request not to withhold in writing before the payment or distribution is made. Our processing office will provide forms for this purpose. You cannot elect out of withholding unless you provide us with your correct Taxpayer Identification Number and a United States residence address. You cannot elect out of withholding if we are sending the payment out of the United States.

 You should note the following special situations:


 o We might have to withhold and/or report on amounts we pay under a free look or cancellation.


 o We are generally required to withhold on conversion rollovers of traditional IRAs to Roth IRAs, as it is considered a withdrawal from the traditional IRA and is taxable.

 o We are required to withhold on the gross amount of a distribution from a Roth IRA unless you elect out of withholding. This may result in tax being withheld even though the Roth IRA distribution is not taxable in whole or in part.

 Special withholding rules apply to foreign recipients and United States citizens residing outside the United States. We do not discuss these rules here. Certain states have indicated that state income tax withholding will also apply to payments from the contracts made to residents. In some states, you may elect out of state withholding, even if federal withholding applies. Generally, an election out of federal withholding will also be considered an election out of state withholding. If you need more information concerning a particular state or any required forms, call our processing office at the toll-free number.


 FEDERAL INCOME TAX WITHHOLDING ON PERIODIC ANNUITY PAYMENTS

 We withhold differently on "periodic" and "non-periodic" payments. For a periodic annuity payment, for example, unless you specify a different number of withholding exemptions, we withhold assuming that you are married and claiming three withholding exemptions. If you do not give us your correct Taxpayer Identification Number, we withhold as if you are single with no exemptions.


 Based on the assumption that you are married and claiming three withholding exemptions, if you receive less than $14,880 in periodic annuity payments in 2000, your payments will generally be exempt from federal income tax withholding. You could specify a different choice of withholding exemption or request that tax be withheld. Your withholding election remains effective unless and until you revoke it. You may revoke or change your withholding election at any time.



 FEDERAL INCOME TAX WITHHOLDING ON NON-PERIODIC ANNUITY PAYMENTS (WITHDRAWALS)

 For a non-periodic distribution (total surrender or partial withdrawal), we generally withhold at a flat 10% rate. We apply that rate to the taxable amount in the case of nonqualified contracts, and to the payment amount in the case of IRAs and Roth IRAs.


 You cannot elect out of withholding if the payment is an eligible rollover distribution from a TSA. If a non-periodic distribution from a TSA is not an "eligible rollover distribution" then the 10% withholding rate applies.



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--------------------------------------------------------------------------------


 MANDATORY WITHHOLDING FROM TSA DISTRIBUTIONS

 Unless you have the distribution go directly to the new plan, eligible rollover distributions from TSAs are subject to mandatory 20% withholding. An eligible rollover distribution from a TSA can be rolled over to another TSA or a traditional IRA. All distributions from a TSA are eligible rollover distributions unless they are on the following list of exceptions:

 o  any after-tax contributions you made to the plan; or

 o any distributions which are required minimum distributions after age 70 1/2 or separation from service; or

 o  hardship withdrawals; or

 o substantially equal periodic payments made at least annually for your life (or life expectancy) or the joint lives (or joint life expectancy) of you and your designated beneficiary; or

 o substantially equal periodic payments made for a specified period of 10 years or more; or

 o  corrective distributions that fit specified technical tax rules; or

 o  loans that are treated as distributions; or

 o  a death benefit payment to a beneficiary who is not your surviving spouse;
    or

 o a qualified domestic relations order distribution to a beneficiary who is not your current spouse or former spouse.

 A death benefit payment to your surviving spouse, or a qualified domestic relations order distribution to your current or former spouse, may be a distribution subject to mandatory 20% withholding.



 IMPACT OF TAXES TO EQUITABLE LIFE

 The contracts provide that we may charge Separate Account No. 49 for taxes. We do not now, but may in the future set up reserves for such taxes.


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More information



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      57        More information
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 ABOUT OUR SEPARATE ACCOUNT NO. 49

 Each variable investment option is a subaccount of our Separate Account No.
 49. We established Separate Account No. 49 in 1996 under special provisions of the New York Insurance Law. These provisions prevent creditors from any other business we conduct from reaching the assets we hold in our variable investment options for owners of our variable annuity contracts, including these contracts. We are the legal owner of all of the assets in Separate Account No. 49 and may withdraw any amounts that exceed our reserves and other liabilities with respect to variable investment options under our contracts. The results of Separate Account No. 49's operations are accounted for without regard to Equitable Life's other operations.

 Separate Account No. 49 is registered under the Investment Company Act of 1940 and is classified by that act as a "unit investment trust." The SEC, however, does not manage or supervise Equitable Life or Separate Account No. 49.

 Each subaccount (variable investment option) within Separate Account No. 49 invests solely in class IB shares issued by the corresponding portfolio of EQ Advisors Trust.

 We reserve the right subject to compliance with laws that apply:

 (1) to add variable investment options to, or to remove variable investment options from, Separate Account No. 49, or to add other separate accounts;

 (2) to combine any two or more variable investment options;

 (3) to transfer the assets we determine to be the shares of the class of contracts to which the contracts belong from any variable investment option to another variable investment option;

 (4) to operate Separate Account No. 49 or any variable investment option as a management investment company under the Investment Company Act of 1940 (in which case, charges and expenses that otherwise would be assessed against an underlying mutual fund would be assessed against Separate Account No. 49 or a variable investment option directly);

 (5) to deregister Separate Account No. 49 under the Investment Company Act of 1940;

 (6) to restrict or eliminate any voting rights as to Separate Account No. 49;
     and

 (7) to cause one or more variable investment options to invest some or all of their assets in one or more other trusts or investment companies.


 ABOUT EQ ADVISORS TRUST

 EQ Advisors Trust is registered under the Investment Company Act of 1940. It is classified as an "open-end management investment company," more commonly called a mutual fund. EQ Advisors Trust issues different shares relating to each portfolio.


 Equitable Life serves as the investment manager of EQ Advisors Trust. As such, Equitable Life oversees the activities of the investment advisers with respect to EQ Advisors Trust and is responsible for retaining or discontinuing the services of those advisers. (Prior to September 1999 EQ Financial Consultants, Inc., the predecessor to AXA Advisors, LLC and an affiliate of Equitable Life, served as investment manager to EQ Advisors Trust.)


 EQ Advisors Trust commenced operations on May 1, 1997. For periods prior to October 18, 1999 the Alliance portfolios (other than EQ/Alliance Premier Growth) were part of The Hudson River Trust. On October 18, 1999, these portfolios became corresponding portfolios of EQ Advisors Trust.


 EQ Advisors Trust does not impose sales charges or "loads" for buying and selling its shares. All dividends and other distributions on Trust shares are reinvested in full. The Board of Trustees of EQ Advisors Trust may establish additional portfolios or eliminate existing portfolios at any time. More detailed information about EQ Advisors Trust, the portfolio investment objectives, policies, restrictions, risks, expenses, the Rule 12b-1 Plan relating to its Class IB shares, and other




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 aspects of its operations, appears in the prospectus for EQ Advisors Trust attached at the end of this prospectus, or in its SAI which is available upon request.


 ABOUT OUR FIXED MATURITY OPTIONS


 RATES TO MATURITY AND PRICE PER $100 OF MATURITY VALUE

 We can determine the amount required to be allocated to one or more fixed maturity options in order to produce specified maturity values. For example, we can tell you how much you need to allocate per $100 of maturity value.


 The rates to maturity for new allocations as of March 15, 2000 and the related price per $100 of maturity value were as follows:





-------------------------------------------------------------
   FIXED MATURITY
   OPTIONS WITH
   FEBRUARY 15TH         RATE TO MATURITY         PRICE
 MATURITY DATE OF            AS OF             PER $100 OF
   MATURITY YEAR         MARCH 15, 2000      MATURITY VALUE
-------------------------------------------------------------
       2001                   4.45%             $ 96.06
       2002                   5.16%             $ 90.78
       2003                   5.68%             $ 85.09
       2004                   5.76%             $ 80.27
       2005                   5.87%             $ 75.50
       2006                   5.95%             $ 71.00
       2007                   6.02%             $ 66.71
       2008                   6.08%             $ 62.64
       2009                   6.17%             $ 58.59
       2010                   6.23%             $ 54.88
-------------------------------------------------------------


 HOW WE DETERMINE THE MARKET VALUE ADJUSTMENT

 We use the following procedure to calculate the market value adjustment (up or down) we make if you withdraw all of your value from a fixed maturity option before its maturity date.

 (1) We determine the market adjusted amount on the date of the withdrawal as follows:

   (a) We determine the fixed maturity amount that would be payable on the maturity date, using the rate to maturity for the fixed maturity option.

   (b) We determine the period remaining in your fixed maturity option (based on the withdrawal date) and convert it to fractional years based on a 365-day year. For example, three years and 12 days becomes 3.0329.


   (c) We determine the current rate to maturity that applies on the withdrawal date to new allocations to the same fixed maturity option.

   (d) We determine the present value of the fixed maturity amount payable at the maturity date, using the period determined in (b) and the rate determined in (c).

 (2) We determine the fixed maturity amount as of the current date.

 (3) We subtract (2) from the result in (1)(d). The result is the market value adjustment applicable to such fixed maturity option, which may be positive or negative.
 -------------------------------------------------------------------------------

 Your market adjusted amount is the present value of the maturity value discounted at the rate to maturity in effect for new contributions to that same fixed maturity option on the date of the calculation.
 -------------------------------------------------------------------------------


 If you withdraw only a portion of the amount in a fixed maturity option, the market value adjustment will be a percentage of the market value adjustment that would have applied if you had withdrawn the entire value in that fixed maturity option. This percentage is equal to the percentage of the value in the fixed maturity option that you are withdrawing. Any withdrawal charges that are deducted from a fixed maturity option will result in a market value adjustment calculated in the same way. See Appendix I for an example.




 For purposes of calculating the rate to maturity for new allocations to a fixed maturity option (see (1)(c) above), we use the rate we have in effect for new allocations to that fixed maturity option. We use this rate even if new allocations to that option would not be accepted at that time. This rate will not be less than 3%. If we do not have a rate to maturity in effect for a fixed maturity option to which


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 the "current rate to maturity" in (1)(c) would apply, we will use the rate at the next closest maturity date. If we are no longer offering new fixed maturity options, the "current rate to maturity" will be determined in accordance with our procedures then in effect. We reserve the right to add up to 0.25% to the current rate in (1)(c) above for purposes of calculating the market value adjustment only.


 INVESTMENTS UNDER THE FIXED MATURITY OPTIONS

 Amounts allocated to the fixed maturity options are held in a "nonunitized" separate account we have established under the New York Insurance Law. This separate account provides an additional measure of assurance that we will make full payment of amounts due under the fixed maturity options. Under New York Insurance Law, the portion of the separate account's assets equal to the reserves and other contract liabilities relating to the contracts are not chargeable with liabilities from any other business we may conduct. We own the assets of the separate account, as well as any favorable investment performance on those assets. You do not participate in the performance of the assets held in this separate account. We may, subject to state law that applies, transfer all assets allocated to the separate account to our general account. We guarantee all benefits relating to your value in the fixed maturity options, regardless of whether assets supporting fixed maturity options are held in a separate account or our general account.

 We have no specific formula for establishing the rates to maturity for the fixed maturity options. We expect the rates to be influenced by, but not necessarily correspond to, among other things, the yields that we can expect to realize on the separate account's investments from time to time. Our current plans are to invest in fixed-income obligations, including corporate bonds, mortgage-backed and asset-backed securities, and government and agency issues having durations in the aggregate consistent with those of the fixed maturity options.

 Although the above generally describes our plans for investing the assets supporting our obligations under the fixed maturity options under the contracts, we are not obligated to invest those assets according to any particular plan except as we may be required to by state insurance laws. We will not determine the rates to maturity we establish by the performance of the nonunitized separate account.


 ABOUT THE GENERAL ACCOUNT

 Our general account supports all of our policy and contract guarantees, including those that apply to the fixed maturity options, as well as our general obligations.

 The general account is subject to regulation and supervision by the Insurance Department of the State of New York and to the insurance laws and regulations of all jurisdictions where we are authorized to do business. Because of exemptions and exclusionary provisions that apply, interests in the general account have not been registered under the Securities Act of 1933, nor is the general account an investment company under the Investment Company Act of 1940. However, the market value adjustment interests under the contracts are registered under the Securities Act of 1933.

 We have been advised that the staff of the SEC has not reviewed the portions of this prospectus that relate to the general account (other than market value adjustment interests). The disclosure with regard to the general account, however, may be subject to certain provisions of the federal securities laws relating to the accuracy and completeness of statements made in prospectuses.


 ABOUT OTHER METHODS OF PAYMENT


 WIRE TRANSMITTALS


 We accept initial contributions sent by wire to our processing office by agreement with certain broker-dealers. The transmittals must be accompanied by information we require to allocate your contribution. Wire orders not accompanied by complete information may be retained as described in "How you can make your contributions."


 Even if we accept the wire order and essential information, a contract generally will not be issued until we receive and accept a properly completed application. In certain cases we may issue a contract based on information forwarded


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 electronically. In these cases, you must sign our Acknowledgement of Receipt form.

 Where we require a signed application, no financial transactions will be permitted until we receive the signed application and have issued the contract. Where we require an Acknowledgement of Receipt form, financial transactions are only permitted if you request them in writing, sign the request and have it signature guaranteed, until we receive the signed Acknowledgement of Receipt form.

 After your contract has been issued, additional contributions may be transmitted by wire.


 AUTOMATIC INVESTMENT PROGRAM - FOR NQ, FLEXIBLE PREMIUM IRA, AND FLEXIBLE PREMIUM ROTH IRA CONTRACTS ONLY


 You may use our automatic investment program, or "AIP," to have a specified amount automatically deducted from a checking account, money market account, or credit union checking account and contributed as an additional contribution into an NQ, Flexible Premium IRA or Flexible Premium Roth IRA contract on a monthly or quarterly basis. AIP is not available for Rollover IRA, Roth Conversion IRA, or Rollover TSA contracts.


 AIP additional contributions may be allocated to any of the variable investment options and available fixed maturity options. Our minimum contribution amount requirement is $20. You choose the day of the month you wish to have your account debited. However, you may not choose a date later than the 28th day of the month.

 You may cancel AIP at any time by notifying our processing office. We are not responsible for any debits made to your account before the time written notice of cancellation is received at our processing office.


 DATES AND PRICES AT WHICH CONTRACT EVENTS OCCUR

 We describe below the general rules for when, and at what prices, events under your contract will occur. Other portions of this prospectus describe circumstances that may cause exceptions. We generally do not repeat those exceptions below.

 BUSINESS DAY


 Our business day is any day the New York Stock Exchange is open for trading. Our business day generally ends at 4:00 p.m., Eastern Time for purposes of determining the date when contributions are applied and any other transaction requests are processed. We may, however, close due to emergency conditions. Contributions will be applied and any other transaction requests will be processed when they are received along with all the required information.


 o If your contribution, transfer or any other transaction request, containing all the required information, reaches us on a non-business day or after 4:00 p.m. on a business day, we will use the next business day.


 o A loan request under your Rollover TSA contract will be processed on the first business day of the month following the date on which the properly completed loan request form is received.


 o If your transaction is set to occur on the same day of the month as the contract date and that date is the 29th, 30th or 31st of the month, then the transaction will occur on the 1st day of the next month.

 o When a charge is to be deducted on a contract date anniversary that is a non-business day, we will deduct the charge on the next business day.


 CONTRIBUTIONS AND TRANSFERS

 o Contributions allocated to the variable investment options are invested at the unit value next determined after the close of the business day.

 o Contributions allocated to a fixed maturity option will receive the rate to maturity in effect for that fixed maturity option on that business day.

 o Transfers to or from variable investment options will be made at the unit value next determined after the close of the business day.


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 o  Transfers to a fixed maturity option will be based on the rate to maturity in effect for that fixed maturity option on the business day of the transfer.


 ABOUT YOUR VOTING RIGHTS

 As the owner of the shares of EQ Advisors Trust we have the right to vote on certain matters involving the portfolios, such as:

 o  the election of trustees;

 o  the formal approval of independent auditors selected for EQ Advisors Trust;
    or

 o any other matters described in the prospectus for EQ Advisors Trust or requiring a shareholders' vote under the Investment Company Act of 1940.

 We will give contract owners the opportunity to instruct us how to vote the number of shares attributable to their contracts if a shareholder vote is taken. If we do not receive instructions in time from all contract owners, we will vote the shares of a portfolio for which no instructions have been received in the same proportion as we vote shares of that portfolio for which we have received instructions. We will also vote any shares that we are entitled to vote directly because of amounts we have in a portfolio in the same proportions that contract owners vote.


 VOTING RIGHTS OF OTHERS

 Currently, we control EQ Advisors Trust. EQ Advisors Trust shares are sold to our separate accounts and an affiliated qualified plan trust. In addition, EQ Advisors Trust shares are held by separate accounts of insurance companies both affiliated and unaffiliated with us. Shares held by these separate accounts will probably be voted according to the instructions of the owners of insurance policies and contracts issued by those insurance companies. While this will dilute the effect of the voting instructions of the contract owners, we currently do not foresee any disadvantages because of this. The Board of Trustees of EQ Advisors Trust intends to monitor events in order to identify any material irreconcilable conflicts that may arise and to determine what action, if any, should be taken in response. If we believe that a response to any of those events insufficiently protects our contract owners, we will see to it that appropriate action is taken.


 SEPARATE ACCOUNT NO. 49 VOTING RIGHTS

 If actions relating to Separate Account No. 49 require contract owner approval, contract owners will be entitled to one vote for each unit they have in the variable investment options. Each contract owner who has elected a variable annuity payout option may cast the number of votes equal to the dollar amount of reserves we are holding for that annuity in a variable investment option divided by the annuity unit value for that option. We will cast votes attributable to any amounts we have in the variable investment options in the same proportion as votes cast by contract owners.


 CHANGES IN APPLICABLE LAW


 The voting rights we describe in this prospectus are created under applicable federal securities laws. To the extent that those laws or the regulations published under those laws eliminate the necessity to submit matters for approval by persons having voting rights in separate accounts of insurance companies, we reserve the right to proceed in accordance with those laws or regulations.



 ABOUT LEGAL PROCEEDINGS


 Equitable Life and its affiliates are parties to various legal proceedings. In our view, none of these proceedings is likely to have a material adverse effect upon Separate Account No. 49, our ability to meet our obligations under the contracts, or the distribution of the contracts.


 ABOUT OUR INDEPENDENT ACCOUNTANTS

 The consolidated financial statements of Equitable Life at December 31, 1999 and 1998, and for the three years ended December 31, 1999 incorporated in this prospectus by reference to the 1999 Annual Report on Form 10-K are incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.



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 FINANCIAL STATEMENTS

 The financial statements of Separate Account No. 49, as well as the consolidated financial statements of Equitable Life, are in the SAI. The SAI is available free of charge. You may request one by writing to our processing office or calling 1-800-789-7771.



 TRANSFERS OF OWNERSHIP, COLLATERAL ASSIGNMENTS, LOANS, AND BORROWING

 You can transfer ownership of an NQ contract at any time before annuity payments begin. We will continue to treat you as the owner until we receive notification of any change at our processing office. You cannot assign your NQ contract as collateral or security for a loan. Loans are also not available under your NQ contract. In some cases, an assignment or change of ownership may have adverse tax consequences. See "Tax information" earlier in this prospectus.


 You cannot assign or transfer ownership of an IRA or Rollover TSA contract except by surrender to us. Loans are not available and you cannot assign IRA contracts as security for a loan or other obligation. If the employer that provided the funds does not restrict them, loans are available under a Rollover TSA contract.

 For limited transfers of ownership after the owner's death see "Beneficiary continuation option" in "Payment of death benefit" earlier in this prospectus. You may direct the transfer of the values under your IRA or Rollover TSA contract to another similar arrangement under federal income tax rules. In the case of such a transfer, we will impose a withdrawal charge, if one applies.



 DISTRIBUTION OF THE CONTRACTS


 Equitable Distributors, Inc. ("EDI"), an indirect, wholly owned subsidiary of Equitable Life, is the distributor of the contracts and has responsibility for sales and marketing functions for Separate Account No. 49. EDI serves as the principal underwriter of Separate Account No. 49. EDI is registered with the SEC as a broker-dealer and is a member of the National Association of Securities Dealers, Inc. EDI's principal business address is 1290 Avenue of the Americas, New York, New York 10104. Under a distribution agreement between EDI, Equitable Life, and certain of Equitable Life's separate accounts, including Separate Account No. 49, Equitable Life paid EDI distribution fees of $46,957,345 for 1999, $35,452,793 for 1998, and $9,566,343 for 1997, as the
 distributor of certain contracts, including these contracts, and as the principal underwriter of several Equitable Life separate accounts, including Separate Account No. 49.

 The contracts will be sold by registered representatives of EDI, as well as by affiliated and unaffiliated broker-dealers with which EDI has entered into selling agreements. We pay broker-dealer sales compensation that will generally not exceed 7% of total contributions made under the contracts. EDI may also receive compensation and reimbursement for its marketing services under the terms of its distribution agreement with Equitable Life. Broker-dealers receiving sales compensation will generally pay a portion of it to their registered representatives as commissions related to sales of the contracts. The offering of the contracts is intended to be continuous.

9
Investment performance

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  63        Investment performance
--------------------------------------------------------------------------------


 We provide the following tables to show five different measurements of the investment performance of the variable investment options and/or the portfolios in which they invest. We include these tables because they may be of general interest to you.


 Table 1 shows the average annual total return of the variable investment options. Average annual total return is the annual rate of growth that would be necessary to achieve the ending value of a contribution invested in the variable investment options for the periods shown.


 Table 2 shows the growth of a hypothetical $1,000 investment in the variable investment options over the periods shown. Both Tables 1 and 2 take into account all current fees and charges under the contract, including the withdrawal charge, the annual administrative charge but do not reflect the charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state or any applicable annuity administrative fee.

 Tables 3, 4, and 5 show the rates of return of the variable investment options on an annualized, cumulative, and year-by-year basis. These tables take into account all current fees and charges under the contract, but do not reflect the withdrawal charge, the annual administrative charge or the charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state or any applicable annuity administrative fee. If the charges were reflected they would effectively reduce the rates of return shown.

 In all cases the results shown are based on the actual historical investment experience of the portfolios in which the variable investment options invest. In some cases, the results shown relate to periods when the variable investment options and/or the contracts were not available. In those cases, we adjusted the results of the portfolios to reflect the charges under the contracts that would have applied had the investment options and/or contracts been available.


 For the "Alliance" portfolios (other than EQ/Alliance Premier Growth), we have adjusted the results prior to October 1996, when Class IB shares for these portfolios were not available, to reflect the 12b-1 fees currently imposed. Finally, the results shown for the Alliance Money Market and Alliance Common Stock options for periods before March 22, 1985 reflect the results of the variable investment options that preceded them. The "Since portfolio inception" figures for these options are based on the date of inception of the preceding variable investment options. We have adjusted these results to reflect the maximum investment advisory fee payable for the portfolios, as well as an assumed charge of 0.06% for direct operating expenses.

 EQ Advisors Trust commenced operations on May 1, 1997. For periods prior to October 18, 1999 the Alliance portfolios (other than EQ/Alliance Premier Growth) were part of The Hudson River Trust. On October 18, 1999, these portfolios became corresponding portfolios of EQ Advisors Trust. In each case, the performance shown is for the indicated EQ Advisors Trust portfolio and any predecessor that it may have had.

 All rates of return presented are time-weighted and include reinvestment of investment income, including interest and dividends.


 From time to time, we may advertise different measurements of the investment performance of the variable investment options and/or the portfolios, including the measurements reflected in the tables below.

 THE PERFORMANCE INFORMATION SHOWN BELOW AND THE PERFORMANCE INFORMATION THAT WE ADVERTISE REFLECTS PAST PERFORMANCE AND DOES NOT INDICATE HOW THE VARIABLE INVESTMENT OPTIONS MAY PERFORM IN THE FUTURE. SUCH INFORMATION ALSO DOES NOT REPRESENT THE RESULTS EARNED BY ANY PARTICULAR INVESTOR. YOUR RESULTS WILL DIFFER.


 BENCHMARKS

 Tables 3 and 4 compare the performance of variable investment options to market indices that serve as

----------
  64      Investment performance
--------------------------------------------------------------------------------


 benchmarks. Market indices are not subject to any charges for investment advisory fees, brokerage commission or other operating expenses typically associated with a managed portfolio. Also, they do not reflect other contract charges such as the mortality and expense risks charge, administrative charges, or any withdrawal or optional benefit charge. Comparisons with these benchmarks, therefore, may be of limited use. We include them because they are widely known and may help you to understand the universe of securities from which each portfolio is likely to select its holdings. Benchmark data reflect the reinvestment of dividend income. The benchmarks include:



 EQ/AGGRESSIVE STOCK: 50% Russell 2000 Index and 50% Standard & Poor's Mid-Cap Total Return Index.

 ALLIANCE COMMON STOCK: Standard & Poor's 500 Index.

 ALLIANCE HIGH YIELD: Benchmark #1 - Merrill Lynch High Yield Master Index, and Benchmark #2 - Credit Suisse First Boston Global High Yield Index.

 ALLIANCE MONEY MARKET: Salomon Brothers Three-Month T-Bill Index.

 EQ/ALLIANCE PREMIER GROWTH: Standard & Poor's 500 Index.

 ALLIANCE SMALL CAP GROWTH: Russell 2000 Growth Index.

 EQ/ALLIANCE TECHNOLOGY: Lipper Specialty Fund Average

 BT EQUITY 500 INDEX:
 Standard & Poor's 500 Index.

 BT INTERNATIONAL EQUITY INDEX: Morgan Stanley Capital International Europe, Australia, Far East Index.

 BT SMALL COMPANY INDEX: Russell 2000 Index.

 CAPITAL GUARDIAN INTERNATIONAL:
 Morgan Stanley Capital International Europe, Australia, Far East Index.

 CAPITAL GUARDIAN RESEARCH: Standard & Poor's 500 Index.

 CAPITAL GUARDIAN U.S. EQUITY: Standard & Poor's 500 Index.

 EQ/EVERGREEN: Benchmark #1 - Russell 2000 Index, and Benchmark #2 - Standard & Poor's 500 Index.

 EQ/EVERGREEN FOUNDATION: 60% Standard & Poor's 500 Index/40% Lehman Brothers Aggregate Bond Index.

 J.P. MORGAN CORE BOND: Salomon Brothers Broad Investment Grade Bond.

 LAZARD LARGE CAP VALUE: Standard & Poor's 500 Index. LAZARD SMALL CAP VALUE:
 Russell 2000 Index.

 MFS EMERGING GROWTH COMPANIES: Russell 2000 Index. MFS GROWTH WITH INCOME:
 Standard & Poor's 500 Index.

 MFS RESEARCH: Standard & Poor's 500 Index.

 MERCURY BASIC VALUE EQUITY: Standard & Poor's 500 Index.

 MERCURY WORLD STRATEGY: 36% Standard & Poor's 500 Index/24% Morgan Stanley Capital International Europe, Australia, Far East Index/21% Salomon Brothers U.S. Treasury Bond 1 Year and 14% Salomon Brothers World Government Bond (excluding U.S.)/and 5% Three-Month U.S. Treasury Bill.

 MORGAN STANLEY EMERGING MARKETS EQUITY: Morgan Stanley Capital International Emerging Markets Free Price Return Index.

 EQ/PUTNAM GROWTH & INCOME VALUE: Standard & Poor's 500 Index.

 EQ/PUTNAM INTERNATIONAL EQUITY: Morgan Stanley Capital International Europe, Australia, Far East Index.

 EQ/PUTNAM INVESTORS GROWTH: Standard & Poor's 500 Index.


 LIPPER SURVEY. The Lipper Variable Insurance Products Performance Analysis Survey (Lipper Survey) records the performance of a large group of variable annuity products, including managed separate accounts of insurance companies. According to Lipper Analytical Services, Inc., the data are presented net of investment management fees, direct operating expenses and asset-based charges applicable under annuity contracts. Lipper data provide a more accurate picture than market benchmarks of the Equitable Accumulator Express performance relative to other variable annuity products.

-----
  65  Investment performance
--------------------------------------------------------------------------------


                                    TABLE 1
AVERAGE ANNUAL TOTAL RETURN UNDER A CONTRACT SURRENDERED ON DECEMBER 31, 1999:



                                                                  LENGTH OF INVESTMENT PERIOD
-----------------------------------------------------------------------------------------------------------------------
                                                                                                 SINCE        SINCE
                                                 1            3           5           10        OPTION      PORTFOLIO
 VARIABLE INVESTMENT OPTIONS                   YEAR         YEARS       YEARS       YEARS      INCEPTION*   INCEPTION**
-----------------------------------------------------------------------------------------------------------------------
EQ/Aggressive Stock                            8.07%        4.57%       12.38%      13.75%       4.33%        15.18%
Alliance Common Stock                         14.23%       23.01%       24.36%      15.23%      23.47%        14.15%
Alliance High Yield                          (13.41)%      (2.53)%       5.90%       6.95%      (1.61)%        5.99%
Alliance Money Market                         (5.35)%          -         0.99%       1.27%       0.19%         3.73%
Alliance Small Cap Growth                     16.88%           -            -           -       12.65%        12.65%
BT Equity 500 Index                            9.78%           -            -           -       16.55%        16.55%
BT International Equity Index                 16.73%           -            -           -       17.58%        17.58%
BT Small Company Index                        10.19%           -            -           -        2.53%         2.53%
EQ/Evergreen                                  (0.49)%          -            -           -       (0.49)%       (0.49)%
EQ/Evergreen Foundation                       (2.79)%          -            -           -       (2.79)%       (2.79)%
J.P. Morgan Core Bond                        (11.48)%          -            -           -       (2.49)%       (2.49)%
Lazard Large Cap Value                        (6.50)%          -            -           -        5.42%         5.42%
Lazard Small Cap Value                        (8.25)%          -            -           -       (8.85)%       (8.85)%
MFS Emerging Growth Companies                 62.02%           -            -           -       43.45%        43.45%
MFS Growth with Income                        (1.47)%          -            -           -       (1.47)%       (1.47)%
MFS Research                                  12.51%           -            -           -       19.02%        19.02%
Mercury Basic Value Equity                     8.45%           -            -           -       12.95%        12.95%
Mercury World Strategy                        10.79%           -            -           -        7.05%         7.05%
Morgan Stanley Emerging Markets Equity        83.89%           -            -           -       13.41%         0.19%
EQ/Putnam Growth & Income Value              (11.24)%          -            -           -        5.00%         5.00%
EQ/Putnam International Equity                48.73%           -            -           -       27.13%        27.13%
EQ/Putnam Investors Growth                    19.45%           -            -           -       29.90%        29.90%
------------------------------------------------------------------------------------------------------------------------



* The variable investment option inception dates are: Alliance Money Market, Alliance High Yield, Alliance Common Stock, and EQ/Aggressive Stock (October 16, 1996); Alliance Small Cap Growth, MFS Research, MFS Emerging Growth Companies, Mercury Basic Value Equity and Mercury World Strategy, EQ/Putnam Growth & Income Value, EQ/Putnam Investors Growth, and EQ/Putnam International Equity (May 1, 1997); BT Equity 500 Index, BT Small Company Index, BT International Equity Index, J.P. Morgan Core Bond, Lazard Large Cap Value, Lazard Small Cap Value, and Morgan Stanley Emerging Markets Equity (December 31, 1997); EQ/Evergreen, EQ/Evergreen Foundation, MFS Growth with Income (December 31, 1998). The inception dates for the variable investment options that became available after December 31, 1998, and are therefore not shown in this table are: EQ/Alliance Premier Growth, Capital Guardian U.S. Equity, Capital Guardian Research; Capital Guardian International (April 30, 1999); and EQ/Alliance Technology (May 1, 2000).


** The inception dates for the portfolios underlying Alliance variable investment options shown in the table are for portfolios of The Hudson River Trust, the assets of which became assets of corresponding portfolios of EQ Advisors Trust on October 18, 1999. The portfolio inception dates are: Alliance Money Market (July 13, 1981); Alliance High Yield (January 2,
     1987); Alliance Common Stock (January 13, 1976); EQ/Aggressive Stock (January 27, 1986); Alliance Small Cap Growth, MFS Research, MFS Emerging Growth Companies, Mercury Basic Value Equity, and Mercury World Strategy, EQ/Putnam Growth & Income Value, EQ/Putnam Investors Growth, and EQ/Putnam International Equity (May 1, 1997); BT Equity 500 Index, BT Small Company Index, BT International Equity Index, J.P. Morgan Core Bond, Lazard Large Cap Value, and Lazard Small Cap Value (January 1, 1998); and Morgan Stanley Emerging Markets Equity (August 20, 1997); EQ/Evergreen, EQ/Evergreen Foundation, MFS Growth with Income (December 31, 1998). The inception dates for the portfolios that became available after December 31, 1998, and are therefore not shown in the tables are: EQ/Alliance Premier Growth, Capital Guardian U.S. Equity, Capital Guardian Research, Capital Guardian International (April 30, 1999), and EQ/Alliance Technology (May 1, 2000).

-----
 66  Investment performance
--------------------------------------------------------------------------------


                                    TABLE 2
      GROWTH OF $1,000 UNDER A CONTRACT SURRENDERED ON DECEMBER 31, 1999:





                                                                LENGTH OF INVESTMENT PERIOD
-----------------------------------------------------------------------------------------------------------------
                                                                                                         SINCE
                                                1              3              5              10        PORTFOLIO
 VARIABLE INVESTMENT OPTIONS                  YEAR           YEARS          YEARS          YEARS       INCEPTION*
-----------------------------------------------------------------------------------------------------------------
EQ/Aggressive Stock                        $ 1,080.72     $ 1,143.49     $ 1,792.16     $ 3,627.59    $  7,155.38
Alliance Common Stock                      $ 1,142.26     $ 1,861.31     $ 2,973.87     $ 4,128.72    $ 23,842.44
Alliance High Yield                        $   865.90     $   926.14     $ 1,331.81     $ 1,958.34    $  2,129.53
Alliance Money Market                      $   946.55     $ 1,000.01     $ 1,050.69     $ 1,134.27    $  1,965.98
Alliance Small Cap Growth                  $ 1,168.82              -              -              -    $  1,374.28
BT Equity 500 Index                        $ 1,097.77              -              -              -    $  1,358.38
BT International Equity Index              $ 1,167.35              -              -              -    $  1,382.39
BT Small Company Index                     $ 1,101.88              -              -              -    $  1,051.24
EQ/Evergreen                               $   995.06              -              -              -    $    995.06
EQ/Evergreen Foundation                    $   972.13              -              -              -    $    972.13
J.P. Morgan Core Bond                      $   885.21              -              -              -    $    950.90
Lazard Large Cap Value                     $   934.99              -              -              -    $  1,111.24
Lazard Small Cap Value                     $   917.55              -              -              -    $    830.86
MFS Emerging Growth Companies              $ 1,620.20              -              -              -    $  2,619.11
MFS Growth with Income                     $   985.26              -              -              -    $    985.26
MFS Research                               $ 1,125.11              -              -              -    $  1,591.28
Mercury Basic Value Equity                 $ 1,084.54              -              -              -    $  1,383.88
Mercury World Strategy                     $ 1,107.86              -              -              -    $  1,199.31
Morgan Stanley Emerging Markets Equity     $ 1,838.90              -              -              -    $  1,004.47
EQ/Putnam Growth & Income Value            $   887.56              -              -              -    $  1,138.98
EQ/Putnam International Equity             $ 1,487.30              -              -              -    $  1,897.51
EQ/Putnam Investors Growth                 $ 1,194.49              -              -              -    $  2,009.81
-----------------------------------------------------------------------------------------------------------------


----------
*     Portfolio inception dates are shown in Table 1.

-----
  67  Investment performance
--------------------------------------------------------------------------------


                                    TABLE 3
        ANNUALIZED RATES OF RETURN FOR PERIODS ENDED DECEMBER 31, 1999:





------------------------------------------------------------------------------------------------------------------
                                                                                                          SINCE
                                                                                                        PORTFOLIO
                                       1 YEAR      3 YEARS       5 YEARS      10 YEARS     20 YEARS     INCEPTION*
------------------------------------------------------------------------------------------------------------------
 EQ/AGGRESSIVE STOCK                   17.42%        8.41%        14.87%       15.27%           -         16.43%
 Lipper Mid-Cap Growth                 51.65%       24.68%        19.97%       14.78%           -         15.86%
 Benchmark                             18.09%       17.48%        19.92%       15.41%           -         14.58%
 ALLIANCE COMMON STOCK                 23.70%       26.39%        26.54%       17.17%       16.97%        15.34%
 Lipper Growth                         29.78%       26.87%        25.55%       16.90%       15.83%        15.16%
 Benchmark                             21.04%       27.56%        28.56%       18.21%       17.88%        16.19%
 ALLIANCE HIGH YIELD                   (4.50)%       1.56%         8.55%        8.91%           -          8.05%
 Lipper High Current Yield              3.65%        4.82%         8.59%        9.61%           -          7.79%
 Benchmark #1                           1.57%        5.91%         9.61%       10.79%           -          9.99%
 Benchmark #2                           3.28%        5.37%         9.07%       11.06%           -         10.04%
 ALLIANCE MONEY MARKET                  3.73%        3.99%         4.10%        3.91%           -          5.69%
 Lipper Money Market                    3.78%        4.05%         4.16%        3.96%           -          5.70%
 Benchmark                              4.74%        5.01%         5.20%        5.06%           -          6.65%
 ALLIANCE SMALL CAP GROWTH             26.41%           -             -            -            -         16.53%
 Lipper Small Company Growth           34.26%           -             -            -            -         19.49%
 Benchmark                             43.09%           -             -            -            -         25.88%
 BT EQUITY 500 INDEX                   19.16%           -             -            -            -         21.53%
 Lipper S&P 500 Index                  19.36%           -             -            -            -         23.16%
 Benchmark                             21.03%           -             -            -            -         24.76%
 BT INTERNATIONAL EQUITY INDEX         26.26%           -             -            -            -         22.55%
 Lipper International                  43.24%           -             -            -            -         26.76%
 Benchmark                             26.96%           -             -            -            -         23.43%
 BT SMALL COMPANY INDEX                19.58%           -             -            -            -          7.57%
 Lipper Small Cap                      34.26%           -             -            -            -         16.02%
 Benchmark                             21.26%           -             -            -            -          8.70%
 EQ/EVERGREEN                           8.68%                                                              8.68%
 Lipper Growth                         29.78%           -             -            -            -         29.78%
 Benchmark #1                          21.26%           -             -            -            -         21.26%
 Benchmark #2                          21.03%           -             -            -            -         21.03%
 EQ/EVERGREEN FOUNDATION                6.34%                                                              6.34%
 Lipper Balanced                        8.69%           -             -            -            -          8.69%
 Benchmark                             11.15%           -             -            -            -         11.15%
 J.P. MORGAN CORE BOND                 (2.53)%          -             -            -            -          2.60%
 Lipper Intermediate Investment
 Grade Debt                            (0.83)%          -             -            -            -          3.84%
 Benchmark                             (1.77)%          -             -            -            -          2.64%
------------------------------------------------------------------------------------------------------------------

-----
 68    Investment performance
--------------------------------------------------------------------------------


                              TABLE 3 (CONTINUED)
        ANNUALIZED RATES OF RETURN FOR PERIODS ENDED DECEMBER 31, 1999:





------------------------------------------------------------------------------------------------------------------
                                                                                                          SINCE
                                                                                                        PORTFOLIO
                                          1 YEAR       3 YEARS     5 YEARS     10 YEARS     20 YEARS    INCEPTION*
------------------------------------------------------------------------------------------------------------------
 LAZARD LARGE CAP VALUE                    2.55%          -           -            -            -         10.43%
 Lipper Capital Appreciation              43.66%          -           -            -            -         32.61%
 Benchmark                                21.03%          -           -            -            -         24.76%
 LAZARD SMALL CAP VALUE                    0.77%          -           -            -            -         (3.69)%
 Lipper Small Cap                         34.26%          -           -            -            -         16.02%
 Benchmark                                21.26%          -           -            -            -          8.70%
 MFS EMERGING GROWTH
  COMPANIES                               72.02%          -           -            -            -         46.85%
 Lipper Mid-Cap                           51.65%          -           -            -            -         32.50%
 Benchmark                                21.26%          -           -            -            -         16.99%
 MFS GROWTH WITH INCOME                    7.68%          -           -            -            -          7.68%
 Lipper Growth & Income                   12.90%          -           -            -            -         12.90%
 Benchmark                                21.03%          -           -            -            -         21.03%
 MFS RESEARCH                             21.95%          -           -            -            -         22.76%
 Lipper Growth                            29.78%          -           -            -            -         29.33%
 Benchmark                                21.03%          -           -            -            -         27.36%
 MERCURY BASIC VALUE EQUITY               17.81%          -           -            -            -         16.82%
 Lipper Growth & Income                   12.90%          -           -            -            -         18.00%
 Benchmark                                21.03%          -           -            -            -         27.36%
 MERCURY WORLD STRATEGY                   20.19%          -           -            -            -         11.06%
 Lipper Global Flexible Portfolio         12.93%          -           -            -            -         11.91%
 Benchmark                                13.07%          -           -            -            -         16.18%
 MORGAN STANLEY EMERGING
  MARKETS EQUITY                          93.89%          -           -            -            -          4.70%
 Lipper Emerging Markets                  82.53%          -           -            -            -          2.90%
 Benchmark                                66.41%          -           -            -            -         (0.88)%
 EQ/PUTNAM GROWTH & INCOME
  VALUE                                   (2.29)%         -           -            -            -          9.07%
 Lipper Growth & Income                   12.90%          -           -            -            -         18.00%
 Benchmark                                21.03%          -           -            -            -         27.36%
 EQ/PUTNAM INTERNATIONAL
  EQUITY                                  58.73%          -           -            -            -         30.75%
 Lipper International                     43.24%          -           -            -            -         20.38%
 Benchmark                                26.96%          -           -            -            -         18.32%
 EQ/PUTNAM INVESTORS GROWTH               29.03%          -           -            -            -         33.40%
 Lipper Growth                            29.78%          -           -            -            -         29.33%
 Benchmark                                21.03%          -           -            -            -         27.36%
------------------------------------------------------------------------------------------------------------------


----------

* Portfolio inception dates are shown in Table 1. Lipper survey and benchmark "since portfolio inception" information are as of the month-end closest to the actual date of portfolio inception.

-----
  69  Investment performance
--------------------------------------------------------------------------------

                                    TABLE 4
        CUMULATIVE RATES OF RETURN FOR PERIODS ENDED DECEMBER 31, 1999:





------------------------------------------------------------------------------------------------------------------------
                                                                                                                SINCE
                                                                                                              PORTFOLIO
                                    1 YEAR        3 YEARS        5 YEARS       10 YEARS        20 YEARS       INCEPTION*
------------------------------------------------------------------------------------------------------------------------
 EQ/AGGRESSIVE STOCK                17.42%         27.40%        100.04%        314.00%               -         731.86%
 Lipper Mid-Cap Growth              51.65%        102.87%        158.98%        311.69%               -         683.45%
 Benchmark                          18.09%         62.12%        147.96%        319.19%               -         595.55%
 ALLIANCE COMMON STOCK              23.70%        101.89%        224.39%        387.92%        2,199.43%      2,959.14%
 Lipper Growth                      29.78%        106.30%        216.51%        386.68%        1,816.52%      2,838.39%
 Benchmark                          21.04%        107.56%        251.12%        432.78%        2,584.39%      3,555.46%
 ALLIANCE HIGH YIELD                (4.50)%         4.76%         50.70%        134.80%               -         173.56%
 Lipper High Current Yield           3.65%         15.25%         51.19%        151.82%               -         166.74%
 Benchmark #1                        1.57%         18.80%         58.22%        178.72%               -         245.03%
 Benchmark #2                        3.28%         17.00%         54.39%        185.43%               -         246.92%
 ALLIANCE MONEY MARKET               3.73%         12.46%         22.27%         46.75%               -         177.85%
 Lipper Money Market                 3.78%         12.64%         22.65%         47.52%               -         178.18%
 Benchmark                           4.74%         15.79%         28.88%         63.79%               -         229.35%
 ALLIANCE SMALL CAP GROWTH          26.41%             -              -              -                -          50.42%
 Lipper Small Company Growth        34.26%             -              -              -                -          62.98%
 Benchmark                          43.09%             -              -              -                -          84.91%
 BT EQUITY 500 INDEX                19.16%             -              -              -                -          47.69%
 Lipper S&P 500 Index               19.36%             -              -              -                -          51.69%
 Benchmark                          21.03%             -              -              -                -          55.65%
 BT INTERNATIONAL EQUITY
  INDEX                             26.26%             -              -              -                -          50.19%
 Lipper International               43.24%             -              -              -                -          61.58%
 Benchmark                          26.96%             -              -              -                -          52.35%
 BT SMALL COMPANY INDEX             19.58%             -              -              -                -          15.71%
 Lipper Small Cap                   34.26%             -              -              -                -          37.82%
 Benchmark                          21.26%             -              -              -                -          18.17%
 EQ/EVERGREEN                        8.68%                                                                        8.68%
 Lipper Growth                      29.78%             -              -              -                -          29.78%
 Benchmark #1                       21.26%             -              -              -                -          21.26%
 Benchmark #2                       21.03%             -              -              -                -          21.03%
 EQ/EVERGREEN FOUNDATION             6.34%                                                                        6.34%
 Lipper Balanced                     8.69%             -              -              -                -           8.69%
 Benchmark                          11.15%             -              -              -                -          11.15%
------------------------------------------------------------------------------------------------------------------------

-----
 70  Investment performance
--------------------------------------------------------------------------------


                              TABLE 4 (CONTINUED)
        CUMULATIVE RATES OF RETURN FOR PERIODS ENDED DECEMBER 31, 1999:




-------------------------------------------------------------------------------------------------------------------
                                                                                                           SINCE
                                                                                                         PORTFOLIO
                                           1 YEAR      3 YEARS     5 YEARS     10 YEARS     20 YEARS     INCEPTION*
-------------------------------------------------------------------------------------------------------------------
 J.P. MORGAN CORE BOND                     (2.53)%        -           -           -            -            5.26%
 Lipper Intermediate Investment
  Grade Debt                               (0.83)%        -           -           -            -            7.83%
 Benchmark                                 (1.77)%        -           -           -            -            5.96%
 LAZARD LARGE CAP VALUE                     2.55%         -           -           -            -           21.96%
 Lipper Capital Appreciation               43.66%         -           -           -            -           79.44%
 Benchmark                                 21.03%         -           -           -            -           55.65%
 LAZARD SMALL CAP VALUE                     0.77%         -           -           -            -          (7.24)%
 Lipper Small Cap                          34.26%         -           -           -            -           37.82%
 Benchmark                                 21.26%         -           -           -            -           18.17%
 MFS EMERGING GROWTH
  COMPANIES                                72.02%         -           -           -            -          178.81%
 Lipper Mid-Cap                            51.65%         -           -           -            -          120.85%
 Benchmark                                 21.26%         -           -           -            -           52.05%
 MFS GROWTH WITH INCOME                     7.68%         -           -           -            -            7.68%
 Lipper Growth & Income                    12.90%         -           -           -            -           12.90%
 Benchmark                                 21.03%         -           -           -            -           21.03%
 MFS RESEARCH                              21.95%         -           -           -            -           72.84%
 Lipper Growth                             29.78%         -           -           -            -          101.13%
 Benchmark                                 21.03%         -           -           -            -           90.75%
 MERCURY BASIC VALUE EQUITY                17.81%         -           -           -            -           51.40%
 Lipper Growth & Income                    12.90%         -           -           -            -           56.85%
 Benchmark                                 21.03%         -           -           -            -           90.75%
 MERCURY WORLD STRATEGY                    20.19%         -           -           -            -           32.31%
 Lipper Global Flexible Portfolio          12.93%         -           -           -            -           35.69%
 Benchmark                                 13.07%         -           -           -            -           49.16%
 MORGAN STANLEY EMERGING
  MARKETS EQUITY                           93.89%         -           -           -            -           11.47%
 Lipper Emerging Markets                   82.53%         -           -           -            -            7.48%
 Benchmark                                 66.41%         -           -           -            -            5.32%
 EQ/PUTNAM GROWTH &
  INCOME VALUE                             (2.29)%        -           -           -            -           26.07%
 Lipper Growth & Income                    12.90%         -           -           -            -           56.85%
 Benchmark                                 21.03%         -           -           -            -           90.75%
 EQ/PUTNAM INTERNATIONAL
  EQUITY                                   58.73%         -           -           -            -          104.52%
 Lipper International                      43.24%         -           -           -            -           65.44%
 Benchmark                                 26.96%         -           -           -            -           56.70%
 EQ/PUTNAM INVESTORS
  GROWTH                                   29.03%         -           -           -            -          115.74%
 Lipper Growth                             29.78%         -           -           -            -          101.13%
 Benchmark                                 21.03%         -           -           -            -           90.75%
-------------------------------------------------------------------------------------------------------------------



----------
* Portfolio inception dates are shown in Table 1. Lipper survey and benchmark "since portfolio inception" information are as month-end closest to the actual date of portfolio inception.

-----
  71 Investment performance
--------------------------------------------------------------------------------

                                    TABLE 5
                         YEAR-BY-YEAR RATES OF RETURN:




-------------------------------------------------------------------------------------------------------------------
                                              1990         1991         1992         1993         1994
                                              ----         ----         ----         ----         ----
EQ/Aggressive Stock                           6.87%       84.64%       (4.32)%      15.35%       (4.96)%
Alliance Common Stock                        (9.22)%      36.24%        1.98%       23.33%       (3.31)%
Alliance High Yield                          (2.31)%      22.98%       10.96%       21.68%       (3.95)%
Alliance Money Market                         6.94%        4.92%        2.32%        1.73%        2.77%
Alliance Small Cap Growth                        -            -            -            -            -
BT Equity 500 Index                              -            -            -            -            -
BT International Equity Index                    -            -            -            -            -
BT Small Company Index                           -            -            -            -            -
EQ/Evergreen                                     -            -            -            -            -
EQ/Evergreen Foundation                          -            -            -            -            -
J.P. Morgan Core Bond                            -            -            -            -            -
Lazard Large Cap Value                           -            -            -            -            -
Lazard Small Cap Value                           -            -            -            -            -
MFS Emerging Growth Companies                    -            -            -            -            -
MFS Growth with Income                           -            -            -            -            -
MFS Research                                     -            -            -            -            -
Mercury Basic Value Equity                       -            -            -            -            -
Mercury World Strategy                           -            -            -            -            -
Morgan Stanley Emerging Markets Equity           -            -            -            -            -
EQ/Putnam Growth & Income Value                  -            -            -            -            -
EQ/Putnam International Equity                   -            -            -            -            -
EQ/Putnam Investors Growth                       -            -            -            -            -
-------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------------
                                              1995        1996          1997           1998        1999
                                              ----        ----          ----           ----        ----
EQ/Aggressive Stock                          30.07%      20.73%         9.48%         (0.90)%     17.42%
Alliance Common Stock                        30.87%      22.78%        27.67%         27.83%      23.70%
Alliance High Yield                          18.49%      21.40%        17.05%         (6.28)%     (4.50)%
Alliance Money Market                         4.48%       4.06%         4.16%          4.08%       3.73%
Alliance Small Cap Growth                        -           -         25.71%+        (5.35)%     26.41%
BT Equity 500 Index                              -           -             -          23.94%      19.16%
BT International Equity Index                    -           -             -          18.95%      26.26%
BT Small Company Index                           -           -             -          (3.24)%     19.58%
EQ/Evergreen                                     -           -             -              -        8.68%
EQ/Evergreen Foundation                          -           -             -              -        6.34%
J.P. Morgan Core Bond                            -           -             -           7.99%      (2.53)%
Lazard Large Cap Value                           -           -             -          18.92%       2.55%
Lazard Small Cap Value                           -           -             -          (7.95)%      0.77%
MFS Emerging Growth Companies                    -           -         21.64%+        33.24%      72.02%
MFS Growth with Income                           -           -             -              -        7.68%
MFS Research                                     -           -         15.30%+        22.93%      21.95%
Mercury Basic Value Equity                       -           -         16.28%+        10.52%      17.81%
Mercury World Strategy                           -           -          4.04%+         5.81%      20.19%
Morgan Stanley Emerging Markets Equity           -           -        (20.47)%+      (27.71)%     93.89%
EQ/Putnam Growth & Income Value                  -           -         15.46%+        11.75%      (2.29)%
EQ/Putnam International Equity                   -           -          8.88%+        18.34%      58.73%
EQ/Putnam Investors Growth                       -           -         23.86%+        34.99%      29.03%
-------------------------------------------------------------------------------------------------------------------



----------
+ Returns for these portfolios represent less than 12 months of performance. The returns are as of each portfolio inception date as shown in Table 1.

----------
  72       Investment performance
--------------------------------------------------------------------------------

COMMUNICATING PERFORMANCE DATA

 In reports or other communications to contract owners or in advertising material, we may describe general economic and market conditions affecting our variable investment options and the portfolios and may compare the performance or ranking of those options and the portfolios with:

 o those of other insurance company separate accounts or mutual funds included in the rankings prepared by Lipper Analytical Services, Inc., Morningstar, Inc., VARDS, or similar investment services that monitor the performance of insurance company separate accounts or mutual funds;

 o other appropriate indices of investment securities and averages for peer universes of mutual funds; or

 o  data developed by us derived from such indices or averages.

 We also may furnish to present or prospective contract owners advertisements or other communications that include evaluations of a variable investment option or portfolio by nationally recognized financial publications. Examples of such publications are:


 --------------------------------------------------------------------
    Barron's                           Investment Management Weekly
    Morningstar's Variable Annuity     Money Management Letter
      Sourcebook                       Investment Dealers Digest
    Business Week                      National Underwriter
    Forbes                             Pension & Investments
    Fortune                            USA Today
    Institutional Investor             Investor's Business Daily
    Money                              The New York Times
    Kiplinger's Personal Finance       The Wall Street Journal
    Financial Planning                 The Los Angeles Times
    Investment Adviser                 The Chicago Tribune

--------------------------------------------------------------------

 Lipper Analytical Services, Inc. (Lipper) compiles performance data for peer universes of funds with similar investment objectives in its Lipper Survey. Morningstar, Inc. compiles similar data in the Morningstar Variable Annuity/Life Report (Morningstar Report).

 The Lipper Survey records performance data as reported to it by over 800 mutual funds underlying variable annuity and life insurance products. It divides these actively managed portfolios into 25 categories by portfolio objectives. The Lipper Survey contains two different universes, which reflect different types of fees in performance data:

 o The "separate account" universe reports performance data net of investment management fees, direct operating expenses and asset-based charges applicable under variable life and annuity contracts, and

 o The "mutual fund" universe reports performance net only of investment management fees and direct operating expenses, and therefore reflects only charges that relate to the underlying mutual fund.

 The Morningstar Variable Annuity/Life Report consists of nearly 700 variable life and annuity funds, all of which report their data net of investment management fees, direct operating expenses and separate account level charges. VARDS is a monthly reporting service that monitors approximately 2,500 variable life and variable annuity funds on performance and account information.


 YIELD INFORMATION

 Current yield for the Alliance Money Market option will be based on net changes in a hypothetical investment over a given seven-day period, exclusive of capital changes, and then "annualized" (assuming that the same seven-day result would occur each week for 52 weeks). Current yield for the Alliance High Yield option will be based on net changes in a hypothetical investment over a given 30-day period, exclusive of capital changes, and then "annualized" (assuming that the same 30-day result would occur each month for 12 months).

 "Effective yield" is calculated in a similar manner, but when annualized, any income earned by the investment is assumed to be reinvested. The "effective yield" will be slightly higher than the "current yield" because any earnings are compounded weekly for the Alliance Money Market option.

----------
   73 Investment performance
--------------------------------------------------------------------------------


 The current yields and effective yields assume the deduction of all current contract charges and expenses other than the withdrawal charge, the annual administrative charge, and any charge designed to approximate certain taxes that may be imposed on us in your state such as premium taxes. See "Yield Information for the Alliance Money Market Option and Alliance High Yield Option" in the SAI.

10
Incorporation of certain documents by reference


----------------
  74          Incorporation of certain documents by reference
--------------------------------------------------------------------------------


 Equitable Life's Annual Report on Form 10-K for the year ended December 31, 1999, is considered to be a part of this prospectus because it is incorporated by reference.

 After the date of this prospectus and before we terminate the offering of the securities under this prospectus, all documents or reports we file with the SEC under the Securities Exchange Act of 1934 ("Exchange Act"), will be considered to become part of this prospectus because they are incorporated by reference.


 Any statement contained in a document that is, or becomes part of this prospectus, will be considered changed or replaced for purposes of this prospectus if a statement contained in this prospectus changes or is replaced. Any statement that is considered to be a part of this prospectus because of its incorporation will be considered changed or replaced for the purpose of this prospectus if a statement contained in any other subsequently filed document that is considered to be part of this prospectus changes or replaces that statement. After that, only the statement that is changed or replaced will be considered to be part of this prospectus.


 We file our Exchange Act documents and reports, including our Annual Report on Form 10-K and Quarterly Report on Form 10-Q, electronically according to EDGAR under CIK No. 0000727920. The SEC maintains a Web site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov.


 Upon written or oral request, we will provide, free of charge, to each person to whom this prospectus is delivered, a copy of any or all of the documents considered to be part of this prospectus because they are incorporated herein. This does not include exhibits not specifically incorporated by reference into the text of such documents. Requests for documents should be directed to The Equitable Life Assurance Society of the United States, 1290 Avenue of the Americas, New York, New York 10104. Attention: Corporate Secretary (telephone:
 (212) 554-1234).

Appendix I: Condensed financial information

--------
 A-1      Appendix I: Condensed financial information
--------------------------------------------------------------------------------


UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT EQ/ALLIANCE TECHNOLOGY WHICH IS BEING OFFERED FOR THE FIRST TIME ON MAY 1, 2000





---------------------------------------------------------
                                             YEAR ENDED
                                          DEC. 31, 1999
 EQ/AGGRESSIVE STOCK
  Unit value                                $  85.83
  Number of units outstanding (000s)               -
 ALLIANCE COMMON STOCK
  Unit value                                $ 321.89
  Number of units outstanding (000s)               -
 ALLIANCE HIGH YIELD
  Unit value                                $  28.03
  Number of units outstanding (000s)               -
 ALLIANCE MONEY MARKET
  Unit value                                $  28.85
  Number of units outstanding (000s)              11
 EQ/ALLIANCE PREMIER GROWTH
  Unit value                                $  11.82
  Number of units outstanding (000s)               -
 ALLIANCE SMALL CAP GROWTH
  Unit value                                $  15.04
  Number of units outstanding (000s)               -
 BT EQUITY 500 INDEX
  Unit value                                $  14.77
  Number of units outstanding (000s)               -
 BT INTERNATIONAL EQUITY INDEX
  Unit value                                $  15.02
  Number of units outstanding (000s)               -
 BT SMALL COMPANY INDEX
  Unit value                                $  11.57
  Number of units outstanding (000s)               -
 CAPITAL GUARDIAN INTERNATIONAL
  Unit value                                $  14.00
  Number of units outstanding (000s)               -
---------------------------------------------------------

-----
  A-2       Appendix I: Condensed financial information
--------------------------------------------------------------------------------



---------------------------------------------------------
                                            YEAR ENDED
                                         DEC. 31, 1999
 CAPITAL GUARDIAN RESEARCH
 Unit value                                $ 10.64
 Number of units outstanding (000s)              -
 CAPITAL GUARDIAN U.S. EQUITY
 Unit value                                $ 10.31
 Number of units outstanding (000s)              -
 EQ/EVERGREEN
 Unit value                                $ 10.87
 Number of units outstanding (000s)              -
 EQ/EVERGREEN FOUNDATION
 Unit value                                $ 10.63
 Number of units outstanding (000s)              -
 J.P. MORGAN CORE BOND
 Unit value                                $ 10.53
 Number of units outstanding (000s)              -
 LAZARD LARGE CAP VALUE
 Unit value                                $ 12.20
 Number of units outstanding (000s)              -
 LAZARD SMALL CAP VALUE
 Unit value                                $  9.28
 Number of units outstanding (000s)              -
 MFS EMERGING GROWTH COMPANIES
 Unit value                                $ 27.88
 Number of units outstanding (000s)              -
 MFS GROWTH WITH INCOME
 Unit value                                $ 10.77
 Number of units outstanding (000s)              -
 MFS RESEARCH
 Unit value                                $ 17.29
 Number of units outstanding (000s)              -
---------------------------------------------------------

-----
 A-3      Appendix I: Condensed financial information
--------------------------------------------------------------------------------



------------------------------------------------------------
                                                YEAR ENDED
                                             DEC. 31, 1999
 MERCURY BASIC VALUE EQUITY
 Unit value                                    $ 15.14
 Number of units outstanding (000s)                  -
 MERCURY WORLD STRATEGY
 Unit value                                    $ 13.23
 Number of units outstanding (000s)                  -
 MORGAN STANLEY EMERGING MARKETS EQUITY
 Unit value                                    $ 11.15
 Number of units outstanding (000s)                  -
 EQ/PUTNAM GROWTH AND INCOME VALUE
 Unit value                                    $ 12.61
 Number of units outstanding (000s)                  -
 EQ/PUTNAM INTERNATIONAL EQUITY FUND
 Unit value                                    $ 20.45
 Number of units outstanding (000s)                  -
 EQ/PUTNAM INVESTORS GROWTH
 Unit value                                    $ 21.58
 Number of units outstanding (000s)                  -
------------------------------------------------------------

Appendix II: Market value adjustment example


--------
 B-1      Appendix II: Market value adjustment example
--------------------------------------------------------------------------------


The example below shows how the market value adjustment would be determined and how it would be applied to a withdrawal, assuming that $100,000 was allocated on February 15, 2001 to a fixed maturity option with a maturity date of February 15, 2010 (nine years later) at a hypothetical rate to maturity of 7.00%, resulting in a maturity value on the maturity date of $183,846. We further assume that a withdrawal of $50,000 is made four years later on February 15, 2005.




-------------------------------------------------------------------------------------------
                                                                      HYPOTHETICAL ASSUMED
                                                                            RATE TO
                                                                          MATURITY ON
                                                                       FEBRUARY 15, 2005
-------------------------------------------------------------------------------------------
                                                                       5.00%        9.00%
-------------------------------------------------------------------------------------------
 AS OF FEBRUARY 15, 2005 (BEFORE WITHDRAWAL)
(1) Market adjusted amount                                           $144,048    $ 119,487
(2) Fixed maturity amount                                            $131,080    $ 131,080
(3) Market value adjustment:
   (1) - (2)                                                         $ 12,968    $ (11,593)
 ON FEBRUARY 15, 2005 (AFTER WITHDRAWAL)
(4) Portion of market value adjustment associated with withdrawal:
   (3) x [$50,000/(1)]                                               $  4,501    $  (4,851)
(5) Reduction in fixed maturity amount:
   [$50,000 - (4)]                                                   $ 45,499    $  54,851
(6) Fixed maturity amount: (2) - (5)                                 $ 85,581    $  76,229
(7) Maturity value                                                   $120,032    $ 106,915
(8) Market adjusted amount of (7)                                    $ 94,048    $  69,487
-------------------------------------------------------------------------------------------


You should note that under this example if a withdrawal is made when rates have increased from 7.00% to 9.00% (right column), a portion of a negative market value adjustment is realized. On the other hand, if a withdrawal is made when rates have decreased from 7.00% to 5.00% (left column), a portion of a positive market value adjustment is realized.

Statement of additional information
--------------------------------------------------------------------------------

TABLE OF CONTENTS





                                                                                        PAGE
Unit Values                                                                               2
Custodian and Independent Accountants                                                     3
Yield Information for the Alliance Money Market Option and Alliance High Yield Option     3
Financial Statements                                                                      5


HOW TO OBTAIN AN EQUITABLE ACCUMULATOR EXPRESS STATEMENT OF ADDITIONAL INFORMATION FOR SEPARATE ACCOUNT NO. 49

Send this request form to:
  Equitable Accumulator Express
  P.O. Box 1547
  Secaucus, NJ 07096-1547
 - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -


Please send me an Equitable Accumulator Express SAI for Separate Account No. 49 dated May 1, 2000.



------------------------------------------------------------------------------
Name:

------------------------------------------------------------------------------
Address:

------------------------------------------------------------------------------
City                     State          Zip




(SAI 9AMLF (5/00))

 Equitable Accumulator
 Plus(Service Mark)
 A variable deferred annuity contract

 PROSPECTUS DATED MAY 1, 2000


 Please read and keep this prospectus for future reference. It contains important information that you should know before purchasing or taking any other action under your contract. Also, at the end of this prospectus you will find attached the prospectus for EQ Advisors Trust, which contains important information about its portfolios.
-----------------------------------------------------------------------------


 WHAT IS THE EQUITABLE ACCUMULATOR PLUS?


 Equitable Accumulator Plus is a deferred annuity contract issued by THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES. It provides for the accumulation of retirement savings and for income. The contract offers death benefit protection and a number of payout options. You invest to accumulate value on a tax-deferred basis in one or more of our variable investment options. This contract may not currently be available in all states.



 VARIABLE INVESTMENT OPTIONS
--------------------------------------------------------------------------------
 o  EQ/Aggressive Stock(1)            o J.P. Morgan Core Bond(3)
 o  Alliance Common Stock             o Lazard Large Cap Value
 o  Alliance High Yield               o Lazard Small Cap Value
 o  Alliance Money Market             o MFS Growth with Income
 o  EQ/Alliance Premier Growth        o MFS Research
 o  Alliance Small Cap Growth         o MFS Emerging Growth Companies
 o  EQ/Alliance Technology(2)         o Mercury Basic Value Equity(4)
 o  BT Equity 500 Index               o Mercury World Strategy(5)
 o  BT International Equity Index     o Morgan Stanley Emerging
 o  BT Small Company Index                Markets Equity
 o  Capital Guardian International    o EQ/Putnam Growth & Income
 o  Capital Guardian Research             Value
 o  Capital Guardian U.S. Equity      o EQ/Putnam International Value
 o  EQ/Evergreen                          Equity
 o  EQ/Evergreen Foundation           o EQ/Putnam Investors Growth
--------------------------------------------------------------------------------



(1)   Formerly named "Alliance Aggressive Stock."
(2)   May not be available in California.
(3)   Formerly named "JPM Core Bond."
(4)   Formerly named "Merrill Lynch Basic Value Equity."
(5)   Formerly named "Merrill Lynch World Strategy."



 You may allocate amounts to any of the variable investment options. Each variable investment option is a subaccount of our Separate Account No. 49. Each variable investment option, in turn, invests in a corresponding securities portfolio of EQ Advisors Trust. Your investment results in a variable investment option will depend on the investment performance of the related portfolio.


 TYPES OF CONTRACTS. We offer the contracts for use as:

 o  A nonqualified annuity ("NQ") for after-tax contributions only.

 o An individual retirement annuity ("IRA"), either traditional IRA ("Rollover IRA") or Roth IRA ("Roth Conversion IRA").


 o An annuity that is an investment vehicle for a qualified defined contribution or defined benefit plan ("QP").

 o An Internal Revenue Code Section 403(b) Tax-Sheltered Annuity ("TSA") - ("Rollover TSA").


 A contribution of at least $25,000 is required to purchase a contract. We add an amount ("credit") to your contract with each contribution you make. Over time, the amount of the credit may be more than offset by fees and charges associated with the credit.

 A registration statement relating to this offering has been filed with the Securities and Exchange Commission ("SEC"). The statement of additional information ("SAI") dated May 1, 2000 is a part of the registration statement. The SAI is available free of charge. You may request one by writing to our processing office or calling 1-800-789-7771. The SAI has been incorporated by reference into this prospectus. This prospectus and the SAI can also be obtained from the SEC's Web site at http://www.sec.gov. The table of contents for the SAI appears at the back of this prospectus.






 THE SEC HAS NOT APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE CONTRACTS ARE NOT INSURED BY THE FDIC OR ANY OTHER AGENCY. THEY ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK AND ARE NOT BANK GUARANTEED. THEY ARE SUBJECT TO INVESTMENT RISKS AND POSSIBLE LOSS OF PRINCIPAL.

----------------
2 Contents of this prospectus

                                                    Contents of this prospectus
--------------------------------------------------------------------------------





EQUITABLE ACCUMULATOR PLUS(Service Mark)

Index of key words and phrases                                4
Who is Equitable Life?                                        5
How to reach us                                               6
Equitable Accumulator Plus at a glance - key features         8

---------------------------------------------------------------
FEE TABLE                                                    10
---------------------------------------------------------------
Examples                                                     13
Condensed financial information                              14
---------------------------------------------------------------

1
---------------------------------------------------------------
CONTRACT FEATURES AND BENEFITS                               15
---------------------------------------------------------------
How you can purchase and contribute to your contract         15
Owner and annuitant requirements                             18
How you can make your contributions                          18
What are your variable investment options under the
   contract?                                                 18
Allocating your contributions                                21
Credits                                                      21
Guaranteed minimum death benefit                             21
Your right to cancel within a certain number of days         22
---------------------------------------------------------------

2
---------------------------------------------------------------
DETERMINING YOUR CONTRACT'S VALUE                            23
---------------------------------------------------------------
Your account value and cash value                            23
Your contract's value in the variable investment options     23
---------------------------------------------------------------

"We," "our," and "us" refer to Equitable Life.

When we address the reader of this prospectus with words such as "you" and "your," we mean the person who has the right or responsibility that the prospectus is discussing at that point. This is usually the contract owner.


When we use the word "contract" it also includes certificates that are issued under group contracts in some states.

                                                 Contents of this prospectus  3
--------------------------------------------------------------------------------

3
--------------------------------------------------------------------

TRANSFERRING YOUR MONEY AMONG THE
   VARIABLE INVESTMENT OPTIONS                                  24
--------------------------------------------------------------------
Transferring your account value                                 24
Market timing                                                   24
Dollar cost averaging your account value                        24
Rebalancing your account value                                  24
--------------------------------------------------------------------

4
--------------------------------------------------------------------
ACCESSING YOUR MONEY                                            26
--------------------------------------------------------------------
Withdrawing your account value                                  26
How withdrawals are taken from your account value               27
How withdrawals affect your guaranteed minimum
   death benefit                                                27
Loans under rollover TSA contracts                              28
Surrendering your contract to receive its cash value            29
When to expect payments                                         29
Your annuity payout options                                     29
--------------------------------------------------------------------

5
--------------------------------------------------------------------
CHARGES AND EXPENSES                                            33
--------------------------------------------------------------------
Charges that Equitable Life deducts                             33
Charges that EQ Advisors Trust deducts                          35
Group or sponsored arrangements                                 35
--------------------------------------------------------------------

6
--------------------------------------------------------------------
PAYMENT OF DEATH BENEFIT                                        37
--------------------------------------------------------------------
Your beneficiary and payment of benefit                         37
How death benefit payment is made                               38
Beneficiary continuation option                                 38
--------------------------------------------------------------------

7
--------------------------------------------------------------------
TAX INFORMATION                                                 40
--------------------------------------------------------------------
Overview                                                        40
Transfers among variable investment options                     40
Taxation of nonqualified annuities                              40
Individual retirement arrangements (IRAs)                       42
Special rules for nonqualified contracts in qualified plans     52
Tax Sheltered Annuity contracts (TSAs)                          52
Federal and state income tax withholding and
   information reporting                                        56
Impact of taxes to Equitable Life                               58
--------------------------------------------------------------------

8
--------------------------------------------------------------------
MORE INFORMATION                                                59
--------------------------------------------------------------------
About our Separate Account No. 49                               59
About EQ Advisors Trust                                         59
About the general account                                       60
About other methods of payment                                  60
Dates and prices at which contract events occur                 60
About your voting rights                                        61
About legal proceedings                                         62
About our independent accountants                               62
Financial statements                                            62
Transfers of ownership, collateral assignments, loans,
   and borrowing                                                62
Distribution of the contracts                                   62
--------------------------------------------------------------------

9
--------------------------------------------------------------------
INVESTMENT PERFORMANCE                                          64
--------------------------------------------------------------------
Benchmarks                                                      64
Communicating performance data                                  74
--------------------------------------------------------------------

--------------------------------------------------------------------
APPENDICES
--------------------------------------------------------------------
I - Condensed financial information                              A-1
II - Purchase considerations for QP contracts                    B-1
III - Guaranteed minimum death benefit example                   C-1
--------------------------------------------------------------------

--------------------------------------------------------------------
STATEMENT OF ADDITIONAL INFORMATION
   TABLE OF CONTENTS
--------------------------------------------------------------------

4 Index of key words and phrases

Index of key words and phrases
--------------------------------------------------------------------------------

This index should help you locate more information on the terms used in this prospectus.

                                          PAGE IN
TERM                                     PROSPECTUS
  account value                             23
  annuitant                                 15
  annuity payout options                    29
  beneficiary                               37
  business day                              60
  cash value                                23
  conduit IRA                               46
  contract date                              9
  contract date anniversary                  9
  contract year                              9
  contributions to Roth IRAs                49
    rollovers and direct transfers          49
    conversion contributions                50
  contributions to traditional IRAs         43
    rollovers and transfers                 44
  credit                                    21
  EQAccess                                   6
  guaranteed minimum death benefit          21
  IRA                                      cover



                                          PAGE IN
TERM                                     PROSPECTUS
  IRS                                       40
  NQ                                       cover
  participant                               18
  portfolio                                cover
  processing office                          6
  QP                                       cover
  recharacterizations                       46
  Required Beginning Date                   47
  Rollover IRA                             cover
  Rollover TSA                             cover
  Roth IRA                                  49
  Roth Conversion IRA                      cover
  SAI                                      cover
  SEC                                      cover
  TOPS                                       6
  TSA                                      cover
  traditional IRA                           43
  unit                                      24
  variable investment options               18


To make this prospectus easier to read, we sometimes use different words than in the contract or supplemental materials. This is illustrated below. Although we use different words, they have the same meaning in this prospectus as in the contract or supplemental materials. Your registered representative can provide further explanation about your contract or supplemental materials.

--------------------------------------------------------------------------------
 PROSPECTUS                         CONTRACT OR SUPPLEMENTAL MATERIALS
--------------------------------------------------------------------------------
  variable investment options     Investment Funds
  account value                   Annuity Account Value
  unit                            Accumulation Unit
--------------------------------------------------------------------------------

                                                       Who is Equitable Life? 5


 Who is Equitable Life?
--------------------------------------------------------------------------------

 We are The Equitable Life Assurance Society of the United States ("Equitable Life"), a New York stock life insurance corporation. We have been doing business since 1859. Equitable Life is a subsidiary of AXA Financial, Inc. (previously, The Equitable Companies Incorporated). The majority shareholder of AXA Financial, Inc. is AXA, a French holding company for an international group of insurance and related financial services companies. As a majority shareholder, and under its other arrangements with Equitable Life and Equitable Life's parent, AXA exercises significant influence over the operations and capital structure of Equitable Life and its parent. No company other than Equitable Life, however, has any legal responsibility to pay amounts that Equitable Life owes under the contract.


 AXA Financial, Inc. and its consolidated subsidiaries managed approximately $462.7 billion in assets as of December 31, 1999. For over 100 years Equitable Life has been among the largest insurance companies in the United States. We are licensed to sell life insurance and annuities in all fifty states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands. Our home office is located at 1290 Avenue of the Americas, New York, N.Y. 10104.

6 Who is Equitable Life?

--------------------------------------------------------------------------------

HOW TO REACH US

You may communicate with our processing office as listed below for any of the following purposes:

FOR CONTRIBUTIONS SENT BY REGULAR MAIL:
---------------------------------------------
Equitable Accumulator Plus
P.O. Box 13014
Newark, NJ 07188-0014

FOR CONTRIBUTIONS SENT BY EXPRESS DELIVERY:
---------------------------------------------
Equitable Accumulator Plus
c/o Bank One, N.A.
300 Harmon Meadow Boulevard, 3rd Floor
Attn: Box 13014
Secaucus, NJ 07094

FOR ALL OTHER COMMUNICATIONS (E.G.,
REQUESTS FOR TRANSFERS, WITHDRAWALS, OR
REQUIRED NOTICES) SENT BY REGULAR MAIL:
---------------------------------------------
Equitable Accumulator Plus
P.O. Box 1547
Secaucus, NJ 07096-1547

FOR ALL OTHER COMMUNICATIONS (E.G.,
REQUESTS FOR TRANSFERS, WITHDRAWALS, OR
REQUIRED NOTICES) SENT BY EXPRESS DELIVERY:
---------------------------------------------
Equitable Accumulator Plus
200 Plaza Drive, 4th Floor
Secaucus, NJ 07094

REPORTS WE PROVIDE:
---------------------------------------------

 o  written confirmation of financial transactions;

 o statement of your contract values at the close of each calendar quarter (four per year); and

 o annual statement of your contract values as of the close of the contract year.


 TELEPHONE OPERATED PROGRAM SUPPORT
("TOPS") AND EQACCESS SYSTEMS:
------------------------------------

 TOPS is designed to provide you with up-to-date information via touch-tone telephone. EQAccess is designed to provide this information through the Internet. You can obtain information on:

 o  your current account value;


 o your current allocation percentages (anticipated to be available through EQAccess by the end of 2000);

 o  the number of units you have in the variable investment options;

 o  the daily unit values for the variable investment options; and

 o performance information regarding the variable investment options (not available through TOPS).


 You can also:


 o change your allocation percentages and/or transfer among the variable investment options (anticipated to be available through EQAccess by the end of 2000);

 o change your personal identification number (PIN) (not available through EQAccess); and

 o  change your EQAccess password (not available through TOPS).

 TOPS and EQAccess are normally available seven days a week, 24 hours a day. You may use TOPS by calling toll free 1-888-909-7770. You may use EQAccess by visiting our web site at http://www.equitable.com and clicking on EQAccess. Of course, for reasons beyond our control, these services may sometimes be unavailable.

 We have established procedures to reasonably confirm that the instructions communicated by telephone or Internet are genuine. For example, we will require certain personal identification information before we will act on telephone or Internet instructions and we will provide written confirmation of your transfers. If we do not employ reasonable procedures to confirm the genuineness of

                                                       Who is Equitable Life? 7
--------------------------------------------------------------------------------

 telephone or Internet instructions, we may be liable for any losses arising out of any act or omission that constitutes negligence, lack of good faith, or willful misconduct. In light of our procedures, we will not be liable for following telephone or Internet instructions we reasonably believe to be genuine.

 We reserve the right to limit access to these services if we determine that you are engaged in a market timing strategy (see "Market timing" in "Transferring your money among investment options").



 CUSTOMER SERVICE REPRESENTATIVE:
--------------------------------------------------------------------------------
 You may also use our toll-free number (1-800-789-7771) to speak with one of our customer service representatives. Our customer service representatives are available on any business day from 8:30 a.m. until 5:30 p.m., Eastern Time.


 WE REQUIRE THAT THE FOLLOWING TYPES OF COMMUNICATIONS BE ON SPECIFIC FORMS WE PROVIDE FOR THAT PURPOSE:

 (1) authorization for telephone transfers by your registered representative;


 (2) conversion of a traditional IRA to a Roth Conversion IRA contract;

 (3) election of the automatic investment program;

 (4) election of the rebalancing program;

 (5) requests for loans under Rollover TSA contracts;

 (6) spousal consent for loans under Rollover TSA contracts;

 (7) tax withholding election; and

 (8) election of the beneficiary continuation option.


 WE ALSO HAVE SPECIFIC FORMS THAT WE RECOMMEND YOU USE FOR THE FOLLOWING TYPES OF REQUESTS:

 (1) address changes;


 (2) beneficiary changes;

 (3) transfers between variable investment options; and

 (4) contract surrender and withdrawal requests.


 TO CANCEL OR CHANGE ANY OF THE FOLLOWING WE REQUIRE WRITTEN NOTIFICATION GENERALLY AT LEAST SEVEN CALENDAR DAYS BEFORE THE NEXT SCHEDULED TRANSACTION:

 (1) automatic investment program;

 (2) dollar cost averaging;

 (3) rebalancing;

 (4) substantially equal withdrawals;

 (5) systematic withdrawals; and

 (6) the date annuity payments are to begin.

 You must sign and date all these requests. Any written request that is not on one of our forms must include your name and your contract number along with adequate details about the notice you wish to give or the action you wish us to take.

 SIGNATURES:

 The proper person to sign forms, notices and requests would normally be the owner. If there are joint owners both must sign.

8 Equitable Accumulator Plus at a glance - key features


Equitable Accumulator Plus at a glance - key features
--------------------------------------------------------------------------------



PROFESSIONAL           Equitable Accumulator Plus' variable investment options invest in different portfolios
INVESTMENT             managed by professional investment advisers.
MANAGEMENT
----------------------------------------------------------------------------------------------------------------------

TAX ADVANTAGES         o On earnings inside the    No tax on any dividends, interest, or capital gains until you
                         contract                  make withdrawals from your contract or receive annuity
                                                   payments.
                       -----------------------------------------------------------------------------------------
                       o On transfers inside the   No tax on transfers among variable investment options.
                         contract
                       -----------------------------------------------------------------------------------------
                       If you are buying a contract to fund a retirement plan that already provides tax deferral under sections of the Internal Revenue Code, you should do so for the contract's features and benefits other than tax deferral. In such situations, the tax deferral of the contract does not provide necessary or additional benefits.

CONTRIBUTION AMOUNTS   o Initial minimum:          $25,000

                       o Additional minimum:       $1,000

                                                   $100 monthly and $300 quarterly under our automatic
                                                   investment program (NQ contracts)
                       -----------------------------------------------------------------------------------------
                       Maximum contribution limitations may apply.
----------------------------------------------------------------------------------------------------------------------
CREDIT                 We allocate your contributions to your account value. We allocate a credit to your account value at the same time that we allocate your contributions. The amount of the credit is equal to 4% of each contribution. The credit is subject to recovery by us in certain limited circumstances.
----------------------------------------------------------------------------------------------------------------------
ACCESS TO YOUR MONEY   o Lump sum withdrawals
                       o Several withdrawal options on a periodic basis
                       o Loans under Rollover TSA contracts
                       o Contract surrender

                       You may incur a withdrawal charge for certain withdrawals or if you surrender your contract.
                       You may also incur income tax and a tax penalty.
----------------------------------------------------------------------------------------------------------------------
PAYOUT OPTIONS         o Fixed annuity payout options
                       o Variable Immediate Annuity payout options
                       o Income Manager(Reg. TM) payout options
----------------------------------------------------------------------------------------------------------------------
ADDITIONAL FEATURES    o Guaranteed minimum death benefit
                       o Dollar cost averaging
                       o Automatic investment program
                       o Account value rebalancing (quarterly, semiannually, and annually)
                       o Free transfers
                       o Waiver of withdrawal charge for disability, terminal illness, or confinement to a nursing home
----------------------------------------------------------------------------------------------------------------------

                       Equitable Accumulator Plus at a glance - key features  9
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
FEES AND CHARGES    o    Daily charges on amounts invested in the variable
                         investment options for mortality and expense risks,
                         administrative, and distribution charges at a current
                         annual rate of 1.60% current (1.70% maximum).

                    o No sales charge deducted at the time you make contributions and no annual contract fee.

                    o    During the first nine contract years following a
                         contribution, a charge will be deducted from amounts
                         that you withdraw that exceed 15% of your account
                         value. We use the account value on the most recent
                         contract date anniversary to calculate the 15% amount
                         available. The charge is 8% in each of the first two
                         contract years following a contribution. It declines
                         by 1% each year beginning in the third contract year
                         to 1% in the ninth contract year. There is no
                         withdrawal charge in the tenth and later contract
                         years following a contribution.
                   -----------------------------------------------------------
                    The "contract date" is the effective date of a contract.
                    This usually is the business day we receive the properly
                    completed and signed application, along with any other
                    required documents, and your initial contribution. Your
                    contract date will be shown in your contract. The 12-month period beginning on your contract date and each 12-month
                    period after that date is a "contract year." The end of
                    each 12-month period is your "contract date anniversary."
                   -----------------------------------------------------------
                    o    We deduct a charge designed to approximate certain
                         taxes that may be imposed on us, such as premium taxes
                         in your state. This charge is generally deducted from
                         the amount applied to an annuity payout option.

                    o We deduct a $350 annuity administrative fee from amounts applied to the Variable Immediate Annuity payout options.

                    o    Annual expenses of EQ Advisors Trust portfolios are
                         calculated as a percentage of the average daily net
                         assets invested in each portfolio. These expenses
                         include management fees ranging from 0.25% to 1.15%
                         annually, 12b-1 fees of 0.25% annually, and other
                         expenses.
--------------------------------------------------------------------------------

ANNUITANT ISSUE     NQ: 0-80
AGES                Rollover IRA, Roth Conversion IRA, Rollover TSA: 20-78
                    QP: 20-70
--------------------------------------------------------------------------------


THE ABOVE IS NOT A COMPLETE DESCRIPTION OF ALL MATERIAL PROVISIONS OF THE CONTRACT. IN SOME CASES RESTRICTIONS OR EXCEPTIONS APPLY. ALSO, ALL FEATURES OF THE CONTRACT ARE NOT NECESSARILY AVAILABLE IN YOUR STATE OR AT CERTAIN AGES.

For more detailed information we urge you to read the contents of this prospectus, as well as your contract. Please feel free to speak with your registered representative, or call us, if you have any questions.


OTHER CONTRACTS

We offer a variety of fixed and variable annuity contracts. They may offer features, including investment options, fees and/or charges that are different from those in the contracts offered by this prospectus. Not every contract is offered through the same distributor. Upon request, your registered representative can show you information regarding other Equitable Life that he or she distributes. You can also contact us to find out more about any of the Equitable Life annuity contracts.

10  Fee table


Fee table
-------------------------------------------------------------------------------


The fee table below will help you understand the various charges and expenses that apply to your contract. The table reflects charges you will directly incur under the contract, as well as charges and expenses of the portfolios that you will bear indirectly. Charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state, may also apply. Also, an annuity administrative fee may apply when your annuity payments are to begin. Each of the charges and expenses is more fully described in "Charges and expenses" later in this prospectus.



-------------------------------------------------------------------------------
 CHARGES WE DEDUCT FROM YOUR VARIABLE INVESTMENT OPTIONS EXPRESSED AS AN
 ANNUAL PERCENTAGE OF DAILY NET ASSETS
-------------------------------------------------------------------------------
 Mortality and expense risks(1)                 1.10%*
 Administrative                                 0.25% current (0.35% maximum)
 Distribution                                   0.25  %
                                                -----
 Total annual expenses                          1.60% current (1.70% maximum)




-------------------------------------------------------------------------------
 CHARGES WE DEDUCT FROM YOUR ACCOUNT VALUE AT THE TIME YOU REQUEST CERTAIN TRANSACTIONS
-------------------------------------------------------------------------------
 Withdrawal charge as a percentage of contributions*      Contract year
 (deducted if you surrender your contract or make         1 ............  8.00%
 certain withdrawals. The withdrawal charge               2 ............  8.00%
 percentage we use is determined by the contract          3 ............  7.00%
 year in which you make the withdrawal or surrender       4 ............  6.00%
 your contract. For each contribution, we consider the    5 ............  5.00%
 contract year in which we receive that contribution      6 ............  4.00%
 to be "contract year 1")(2)                              7 ............  3.00%
                                                          8 ............  2.00%
                                                          9 ............  1.00%
                                                          10+ ..........  0.00%
 Charge if you elect a Variable Immediate
 Annuity payout option                                  $350



* These charges compensate us for certain risks we assume and expenses we incur under the contract. They also compensate us for the expense associated with the credit. We expect to make a profit from these charges.

                                                                   Fee table 11
--------------------------------------------------------------------------------

EQ ADVISORS TRUST ANNUAL EXPENSES
(AS A PERCENTAGE OF AVERAGE DAILY NET ASSETS IN EACH PORTFOLIO)


                                                                                                          TOTAL
                                                                                       OTHER            ANNUAL
                                                                                    EXPENSES           EXPENSES
                                              MANAGEMENT                         (AFTER EXPENSE     (AFTER EXPENSE
                                               FEES(3)         12B-1 FEES(4)     LIMITATION)(5)     LIMITATION)(6)
                                           --------------   -----------------   ----------------   ---------------
EQ/Aggressive Stock                              0.60%             0.25%               0.04%             0.89%
Alliance Common Stock                            0.46%             0.25%               0.04%             0.75%
Alliance High Yield                              0.60%             0.25%               0.05%             0.90%
Alliance Money Market                            0.34%             0.25%               0.05%             0.64%
EQ/Alliance Premier Growth                       0.90%             0.25%               0.00%             1.15%
Alliance Small Cap Growth                        0.75%             0.25%               0.07%             1.07%
EQ/Alliance Technology                           0.90%             0.25%               0.00%             1.15%
BT Equity 500 Index                              0.25%             0.25%               0.10%             0.60%
BT International Equity Index                    0.35%             0.25%               0.40%             1.00%
BT Small Company Index                           0.25%             0.25%               0.25%             0.75%
Capital Guardian International                   0.85%             0.25%               0.10%             1.20%
Capital Guardian Research                        0.65%             0.25%               0.05%             0.95%
Capital Guardian U.S. Equity                     0.65%             0.25%               0.05%             0.95%
EQ/Evergreen                                     0.65%             0.25%               0.05%             0.95%
EQ/Evergreen Foundation                          0.60%             0.25%               0.10%             0.95%
J.P. Morgan Core Bond                            0.45%             0.25%               0.10%             0.80%
Lazard Large Cap Value                           0.65%             0.25%               0.05%             0.95%
Lazard Small Cap Value                           0.75%             0.25%               0.10%             1.10%
MFS Emerging Growth Companies                    0.65%             0.25%               0.10%             1.00%
MFS Growth with Income                           0.60%             0.25%               0.10%             0.95%
MFS Research                                     0.65%             0.25%               0.05%             0.95%
Mercury Basic Value Equity                       0.60%             0.25%               0.10%             0.95%
Mercury World Strategy                           0.70%             0.25%               0.25%             1.20%
Morgan Stanley Emerging Markets Equity           1.15%             0.25%               0.35%             1.75%
EQ/Putnam Growth & Income                        0.60%             0.25%               0.10%             0.95%
EQ/Putnam International Value Equity             0.85%             0.25%               0.15%             1.25%
EQ/Putnam Investors Growth                       0.65%             0.25%               0.05%             0.95%


----------
Notes:

(1) A portion of this charge is for providing the guaranteed minimum death benefit.

(2) Deducted upon a withdrawal of amounts in excess of the 15% free withdrawal amount and upon surrender of a contract.

(3) The management fees shown reflect revised management fees, effective on or about May 1, 2000 which were approved by shareholders. The management fees shown for, EQ/Putnam Growth & Income Value and Lazard Large Cap Value, do not reflect the waiver of a portion of each portfolio's investment management fees that are currently in effect. The management fee for each portfolio cannot be increased without a vote of each portfolio's shareholders.

  12 Fee table
 -------------------------------------------------------------------------------


(4) Portfolio shares are all subject to fees imposed under the distribution plan (the "Rule 12b-1 Plan") adopted by EQ Advisors Trust pursuant to Rule 12b-1 under the Investment Company Act of 1940. The 12b-1 fee will not be increased for the life of the contracts. Prior to October 18, 1999, the total annual expenses for the Alliance Small Cap Growth portfolio were limited to 1.20% under an expense limitation arrangement related to that portfolio's Rule 12b-1 Plan. The arrangement is no longer in effect. The amounts shown have been restated to reflect the expenses that would have been incurred in 1999, absent the expense limitation agreement.

(5) The amounts shown as "Other Expenses" will fluctuate from year to year depending on actual expenses. See footnote (6) for any expense limitation agreements.

      On October 18, 1999, the Alliance portfolios (other than EQ/Alliance Premier Growth and EQ Alliance Technology) became part of the portfolios of EQ Advisors Trust. The "Other Expenses" for these portfolios have been restated to reflect the estimated expenses that would have been incurred had these portfolios been portfolios of EQ Advisors Trust for the year ended December 31, 1999. The restated expenses reflect an increase of 0.01% for each of these portfolios.

(6) Equitable Life, EQ Advisors Trust's manager, has entered into an expense limitation agreement with respect to certain portfolios. Under this agreement Equitable Life has agreed to waive or limit its fees and assume other expenses. Under the expense limitation agreement, total annual operating expenses of certain portfolios (other than interest, taxes, brokerage commissions, capitalized expenditures, extraordinary expenses and 12b-1 fees) are limited as a percentage of the average daily net assets of each of the following portfolios: 1.75% for Morgan Stanley Emerging Markets Equity; 1.25% for EQ/Putnam International Equity; 1.20% for Capital Guardian International and Mercury World Strategy; 1.15% for EQ/Alliance Premier Growth and EQ/Alliance Technology; 1.10% for Lazard Small Cap Value; 1.00% for BT International Equity Index and MFS Emerging Growth Companies; 0.95% for Capital Guardian U.S. Equity, Capital Guardian Research, EQ/Evergreen, EQ/Evergreen Foundation, Lazard Large Cap Value, MFS Growth with Income, MFS Research, Mercury Basic Value Equity, EQ/Putnam Growth & Income Value and, EQ/Putnam Investors Growth; 0.80% for J.P. Morgan Core Bond; 0.75% for BT Small Company Index; and 0.60% for BT Equity 500 Index. These expense limitations for the BT Equity 500 Index, EQ/Putnam Growth & Income Value, and EQ/Putnam International Value Equity, Mercury Basic Value Equity, MFS Growth with Income, MFS Research, and MFS Emerging Growth companies, portfolios reflect an increase effective on May 1, 2000. The expense limitation for the EQ/Evergreen and Lazard Small Cap Value portfolios reflect a decrease effective on May 1, 2000.

      Absent the expense limitation, the "Other Expenses" for 1999 on an annualized basis for each of the portfolios would have been as follows:
      1.00% for Morgan Stanley Emerging Markets Equity; 0.32% for EQ/Putnam International Value Equity; 0.66% for Capital Guardian International; 0.46% for Mercury World Strategy; 0.23% for EQ/Alliance Premier Growth; 0.10% for EQ/Alliance Technology; 0.26% for Lazard Small Cap Value; 0.49% for BT International Equity Index; 0.17% for MFS Emerging Growth Companies; 0.34% for Capital Guardian U.S. Equity; 0.47% for Capital Guardian Research; 1.87% for EQ/Evergreen; 1.07% for EQ/Evergreen Foundation; 0.21% for Lazard Large Cap Value; 0.37% for MFS Growth with Income; 0.17% for MFS Research and Mercury Basic Value Equity; 0.16% for EQ/Putnam Growth & Income Value; 0.19% for EQ/Putnam Investors Growth; 0.20% for J.P. Morgan Core Bond; 0.71% for BT Small Company Index; and 0.18% for BT Equity 500 Index. Initial seed capital was invested on April 30, 1999 for the EQ/Alliance Premier Growth, Capital Guardian U.S. Equity and Capital Guardian Research portfolios and will be invested on or about May 1, 2000 for the EQ/Alliance Technology portfolio and therefore expenses have been estimated.

      Each portfolio may at a later date make a reimbursement to Equitable Life for any of the management fees waived or limited and other expenses assumed and paid by Equitable Life pursuant to the expense limitation agreement provided that, among other things, such portfolio has reached sufficient size to permit such reimbursement to be made and provided that the portfolio's current annual operating expenses do not exceed the operating expense limit determined for such portfolio. For more information see the prospectus for EQ Advisors Trust.

                                                                   Fee table 13
--------------------------------------------------------------------------------

EXAMPLES

The examples below show the expenses that a hypothetical contract owner would pay in the situations illustrated. We assume that a $1,000 contribution plus a $40 credit is invested in one of the variable investment options listed and a 5% annual return is earned on the assets in that option.(1) The charges used in the examples are the maximum charges rather than the lower current charges.


The examples should not be considered a representation of past or future expenses for each option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the examples is not an estimate or guarantee of future investment performance.


                                                   IF YOU SURRENDER YOUR CONTRACT
                                                  AT THE END OF EACH PERIOD SHOWN,
                                                       THE EXPENSES WOULD BE:
                                         --------------------------------------------------
                                             1 YEAR      3 YEARS      5 YEARS     10 YEARS
                                         ------------ ------------ ------------ -----------
EQ/Aggressive Stock                        $ 108.17     $ 156.47     $ 197.47    $ 312.63
Alliance Common Stock                      $ 106.64     $ 151.90     $ 189.88    $ 297.66
Alliance High Yield                        $ 108.28     $ 156.80     $ 198.01    $ 313.69
Alliance Money Market                      $ 105.44     $ 148.30     $ 183.88    $ 285.76
EQ/Alliance Premier Growth                 $ 112.21     $ 168.49     $ 217.32    $ 351.17
Alliance Small Cap Growth                  $ 110.14     $ 162.33     $ 207.17    $ 331.56
EQ/Alliance Technology                     $ 111.12     $ 165.25     $ 211.98    $ 340.89
BT Equity 500 Index                        $ 105.12     $ 147.31     $ 182.24    $ 282.48
BT International Equity Index              $ 109.48     $ 160.38     $ 203.94    $ 325.29
BT Small Company Index                     $ 106.75     $ 152.23     $ 190.42    $ 298.74
Capital Guardian International             $ 111.67     $ 166.87     $ 214.65    $ 346.04
Capital Guardian Research                  $ 108.94     $ 158.75     $ 201.25    $ 320.03
Capital Guardian U.S. Equity               $ 108.94     $ 158.75     $ 201.25    $ 320.03
EQ/Evergreen                               $ 108.94     $ 158.75     $ 201.25    $ 320.03
EQ/Evergreen Foundation                    $ 108.94     $ 158.75     $ 201.25    $ 320.03
J.P. Morgan Core Bond                      $ 107.30     $ 153.86     $ 193.14    $ 304.10
Lazard Large Cap Value                     $ 108.94     $ 158.75     $ 201.25    $ 320.03
Lazard Small Cap Value                     $ 110.58     $ 163.63     $ 209.31    $ 335.72
MFS Growth with Income                     $ 108.94     $ 158.75     $ 201.25    $ 320.03
MFS Research                               $ 108.94     $ 158.75     $ 201.25    $ 320.03
MFS Emerging Growth Companies              $ 109.48     $ 160.38     $ 203.94    $ 325.29
Mercury Basic Value Equity                 $ 108.94     $ 158.75     $ 201.25    $ 320.03
Mercury World Strategy                     $ 111.67     $ 166.87     $ 214.65    $ 346.04
Morgan Stanley Emerging Markets Equity     $ 117.67     $ 184.59     $ 243.63    $ 400.97
EQ/Putnam Growth & Income Value            $ 108.94     $ 158.75     $ 201.25    $ 320.03
EQ/Putnam International Value Equity       $ 112.21     $ 168.49     $ 217.32    $ 351.17
EQ/Putnam Investors Growth                 $ 110.03     $ 162.01     $ 206.63    $ 330.52



                                              IF YOU DO NOT SURRENDER YOUR CONTRACT
                                                 AT THE END OF EACH PERIOD SHOWN,
                                                      THE EXPENSES WOULD BE:
                                         ------------------------------------------------
                                            1 YEAR     3 YEARS     5 YEARS      10 YEARS
                                         ----------- ---------- ------------ ------------
EQ/Aggressive Stock                        $ 28.17   $  86.47    $  147.47     $ 312.63
Alliance Common Stock                      $ 26.64   $  81.90    $  139.88     $ 297.66
Alliance High Yield                        $ 28.28   $  86.80    $  148.01     $ 313.69
Alliance Money Market                      $ 25.44   $  78.30    $  133.88     $ 285.76
EQ/Alliance Premier Growth                 $ 32.21   $  98.49    $  167.32     $ 351.17
Alliance Small Cap Growth                  $ 30.14   $  92.33    $  157.17     $ 331.56
EQ/Alliance Technology                     $ 31.12   $  95.25    $  161.98     $ 340.89
BT Equity 500 Index                        $ 25.12   $  77.31    $  132.24     $ 282.48
BT International Equity Index              $ 29.48   $  90.38    $  153.94     $ 325.29
BT Small Company Index                     $ 26.75   $  82.23    $  140.42     $ 298.74
Capital Guardian International             $ 31.67   $  96.87    $  164.65     $ 346.04
Capital Guardian Research                  $ 28.94   $  88.75    $  151.25     $ 320.03
Capital Guardian U.S. Equity               $ 28.94   $  88.75    $  151.25     $ 320.03
EQ/Evergreen                               $ 28.94   $  88.75    $  151.25     $ 320.03
EQ/Evergreen Foundation                    $ 28.94   $  88.75    $  151.25     $ 320.03
J.P. Morgan Core Bond                      $ 27.30   $  83.86    $  143.14     $ 304.10
Lazard Large Cap Value                     $ 28.94   $  88.75    $  151.25     $ 320.03
Lazard Small Cap Value                     $ 30.58   $  93.63    $  159.31     $ 335.72
MFS Growth with Income                     $ 28.94   $  88.75    $  151.25     $ 320.03
MFS Research                               $ 28.94   $  88.75    $  151.25     $ 320.03
MFS Emerging Growth Companies              $ 29.48   $  90.38    $  153.94     $ 325.29
Mercury Basic Value Equity                 $ 28.94   $  88.75    $  151.25     $ 320.03
Mercury World Strategy                     $ 31.67   $  96.87    $  164.65     $ 346.04
Morgan Stanley Emerging Markets Equity     $ 37.67   $ 114.59    $  193.63     $ 400.97
EQ/Putnam Growth & Income Value            $ 28.94   $  88.75    $  151.25     $ 320.03
EQ/Putnam International Value Equity       $ 32.21   $  98.49    $  167.32     $ 351.17
EQ/Putnam Investors Growth                 $ 30.03   $  92.01    $  156.63     $ 330.52



(1) The amount accumulated from the $1,000 contribution plus the $40 credit could not be paid in the form of an annuity payout option at the end of any of the periods shown in the examples. This is because if the amount applied to purchase an annuity payout option is less than $2,000, or the initial payment is less than $20, we may pay the amount to you in a single sum instead of as payments under an annuity payout option. See "Accessing your money."

-----
14 Fee table
--------------------------------------------------------------------------------


IF YOU ELECT A VARIABLE IMMEDIATE ANNUITY PAYOUT OPTION:

Assuming an annuity payout option could be issued (see note (1) above), and you elect a Variable Immediate Annuity payout option, the expenses shown in the examples for "if you do not surrender your contract" would, in each case, be increased by $4.34 based on the average amount applied to annuity payout options in 1999. See "Annuity administrative fee" in "Charges and expenses."



CONDENSED FINANCIAL INFORMATION


Please see Appendix I at the end of this prospectus for the unit values and the number of units outstanding as of the end of the periods shown for each of the variable investment options available as of December 31, 1999.

                                              Contract features and benefits 15
1
Contract features and benefits

--------------------------------------------------------------------------------

HOW YOU CAN PURCHASE AND CONTRIBUTE TO YOUR CONTRACT

You may purchase a contract by making payments to us that we call "contributions." We require a minimum initial contribution of $25,000 for you to purchase a contract. You may make additional contributions of at least $1,000 each, subject to limitations noted below. The following table summarizes our rules regarding contributions to your contract. All ages in the table refer to the age of the annuitant named in the contract.

------------------------------------------------------------------------------
The "annuitant" is the person who is the measuring life for determining contract benefits. The annuitant is not necessarily the contract owner.
------------------------------------------------------------------------------

                  AVAILABLE
CONTRACT          FOR ANNUITANT                                          LIMITATIONS ON
TYPE              ISSUE AGES          SOURCE OF CONTRIBUTIONS            CONTRIBUTIONS
-------------------------------------------------------------------------------------------------------------
 NQ               0 through 80      o After-tax money.                   o No additional contributions
                                                                           after age 81.
                                    o Paid to us by check or transfer
                                      of contract value in a
                                      tax-deferred exchange under
                                      Section 1035 of the Internal
                                      Revenue Code.
-------------------------------------------------------------------------------------------------------------
Rollover IRA     20 through 78      o Rollovers from a qualified         o No contributions after age 79.
                                      plan.                              o Contributions after age 70 1/2
                                    o Rollovers from a                     must be net of required
                                      Tax-Sheltered Annuity                minimum distributions.
                                      ("TSA").                           o Only rollover and direct
                                    o Rollovers from another               transfer contributions are
                                      traditional individual               permitted under the Rollover
                                      retirement arrangement.              IRA contract.
                                    o Direct custodian-to-custodian      o Regular IRA contributions
                                      transfers from another               limited to $2,000 per year.
                                      traditional individual             o Although we accept regular
                                      retirement arrangement.              contributions under the
                                    o Regular IRA contributions.           Rollover IRA contracts, we
                                                                           intend that this contract be
                                                                           used for rollover and direct
                                                                           transfer contributions. Please
                                                                           refer to "Withdrawals,
                                                                           payments and transfers of
                                                                           funds out of traditional IRAs"
                                                                           in "Tax Information" for a
                                                                           discussion of conduit IRAs.
-------------------------------------------------------------------------------------------------------------

16 Contract features and benefits
--------------------------------------------------------------------------------

                  AVAILABLE
CONTRACT          FOR ANNUITANT                                        LIMITATIONS ON
TYPE              ISSUE AGES          SOURCE OF CONTRIBUTIONS          CONTRIBUTIONS
-------------------------------------------------------------------------------------------------------------
 Roth             20 through 78     o Rollovers from another Roth      o No additional rollover or
 Conversion                           IRA.                               direct transfer contributions
 IRA                                                                     after age 79.
                                    o Conversion rollovers from a
                                      traditional IRA.                 o Conversion rollovers after
                                                                         age 70 1/2 must be net of
                                    o Direct transfers from another      required minimum
                                      Roth IRA.                          distributions for the
                                                                         traditional IRA you are rolling
                                                                         over.
                                                                       o You cannot roll over funds
                                                                         from a traditional IRA if your
                                                                         adjusted gross income is
                                                                         $100,000 or more.
                                                                       o Regular contributions are not
                                                                         permitted.
                                                                       o Only rollover and direct
                                                                         transfer contributions are
                                                                         permitted.
-------------------------------------------------------------------------------------------------------------
 Rollover TSA     20 through 78     o Rollovers from another TSA       o Additional rollover or direct
                                      contract or arrangement.           transfer contributions may be
                                                                         made up to age 79.
                                    o Rollovers from a traditional
                                      IRA which was a "conduit" for    o Contributions after age 70 1/2
                                      TSA funds previously rolled        must be net of required
                                      over.                              minimum distributions.
                                    o Direct transfer from another     o Ongoing payroll contributions
                                      contract or arrangement            are not permitted.
                                      under Section 403(b) of the      o Employer-remitted
                                      Internal Revenue Code,             contributions are not
                                      complying with IRS Revenue         permitted.
                                      Ruling 90-24.

 This contract may not be available in your state.
-------------------------------------------------------------------------------------------------------------

                                              Contract features and benefits 17
--------------------------------------------------------------------------------



                  AVAILABLE
CONTRACT          FOR ANNUITANT                                        LIMITATIONS ON
TYPE              ISSUE AGES          SOURCE OF CONTRIBUTIONS          CONTRIBUTIONS
-------------------------------------------------------------------------------------------------------------
 QP              20 through 70     o Only transfer contributions      o Regular ongoing payroll
                                     from an existing qualified         contributions are not
                                     plan trust as a change of          permitted.
                                     investment vehicle under the     o Only one additional
                                     plan.                              contribution may be made
                                   o The plan must be qualified         during a contract year.
                                     under Section 401(a) of the      o No additional transfer
                                     Internal Revenue Code.             contributions after age 71.
                                   o For 401(k) plans, transferred    o For defined benefit plans,
                                     contributions may only             employee contributions are
                                     include employee pre-tax           not permitted.
                                     contributions.

 Please refer to Appendix II for a discussion of purchase considerations of QP contracts.



See "Tax information" for a more detailed discussion of sources of contributions and certain contribution limitations. We may refuse to accept any contribution if the sum of all contributions under all Equitable Accumulator contracts with the same annuitant would then total more than $1,500,000. We may also refuse to accept any contribution if the sum of all contributions under all Equitable Life annuity accumulation contracts that you own would then total more than $2,500,000.

For information on when contributions are credited under your contract see "Dates and prices at which contract events occur" in "More information" later in this prospectus.

18 Contract features and benefits
--------------------------------------------------------------------------------

 OWNER AND ANNUITANT REQUIREMENTS

 Under NQ contracts, the annuitant can be different than the owner. A joint owner may also be named. Only natural persons can be joint owners. This means that an entity such as a corporation cannot be a joint owner.


 Under all IRA and Rollover TSA contracts, the owner and annuitant must be the same person.


 Under QP contracts, the owner must be the trustee of the qualified plan and the annuitant must be the plan participant/employee. See Appendix II for more information on QP contracts.

 -----------------------------------------------------------------------------

 A participant is an individual who is currently, or was formerly, participating in an eligible employer's QP or TSA plan.

  -----------------------------------------------------------------------------

 HOW YOU CAN MAKE YOUR CONTRIBUTIONS

 Except as noted below, contributions must be by check drawn on a U.S. bank, in U.S. dollars, and made payable to Equitable Life. We do not accept third-party checks endorsed to us except for rollover contributions, tax-free exchanges or trustee checks that involve no refund. All checks are subject to our ability to collect the funds. We reserve the right to reject a payment if it is received in an unacceptable form.


 For your convenience, we will accept initial and additional contributions by wire transmittal from certain broker-dealers who have agreements with us for this purpose. Additional contributions may also be made under our automatic investment program. These methods of payment are discussed in detail in "More information" later in this prospectus.


 Your initial contribution must generally be accompanied by an application and any other form we need to process the payments. If any information is missing or unclear, we will try to obtain that information. If we are unable to obtain all of the information we require within five business days after we receive an incomplete application or form, we will inform the registered representative submitting the application on your behalf. We will then return the contribution to you unless you specifically direct us to keep your contribution until we receive the required information.
 -----------------------------------------------------------------------------

 Our "business day" is any day the New York Stock Exchange is open for trading and generally ends at 4:00 p.m. Eastern Time. We may, however, close due to emergency conditions.

 -----------------------------------------------------------------------------

 SECTION 1035 EXCHANGES

 You may apply the value of an existing nonqualified deferred annuity contract (or life insurance or endowment contract) to purchase an Equitable Accumulator Plus NQ contract in a tax-free exchange if you follow certain procedures as shown in the form that we require you to use. Also see "Tax information" later in this prospectus.

 WHAT ARE YOUR VARIABLE INVESTMENT OPTIONS UNDER THE CONTRACT?


 Your investment results in any one of the variable investment options will depend on the investment performance of the underlying portfolios. Listed below are the currently available portfolios, their investment objectives, and their advisers.

 -----------------------------------------------------------------------------


 You can choose from among the variable investment options.

 -----------------------------------------------------------------------------

                                              Contract features and benefits 19
--------------------------------------------------------------------------------


PORTFOLIOS OF EQ ADVISORS TRUST
----------------------------------------------------------------------------------------------------------------------------
 PORTFOLIO NAME                   OBJECTIVE                                         ADVISER
----------------------------------------------------------------------------------------------------------------------------
EQ/Aggressive Stock              Long-term growth of capital                       Alliance Capital Management L.P.,
                                                                                   Massachusetts Financial Services Company

----------------------------------------------------------------------------------------------------------------------------
Alliance Common Stock            Long-term growth of capital and increasing        Alliance Capital Management L.P.
                                 income
----------------------------------------------------------------------------------------------------------------------------
Alliance High Yield              High return by maximizing current income          Alliance Capital Management L.P.
                                 and, to the extent consistent with that
                                 objective, capital appreciation
----------------------------------------------------------------------------------------------------------------------------
Alliance Money Market            High level of current income while preserving     Alliance Capital Management L.P.
                                 assets and maintaining liquidity
----------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Premier Growth       Long-term growth of capital                       Alliance Capital Management L.P.
----------------------------------------------------------------------------------------------------------------------------
Alliance Small Cap Growth        Long-term growth of capital                       Alliance Capital Management L.P.
----------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Technology           Long-term growth of capital                       Alliance Capital Management L.P.
----------------------------------------------------------------------------------------------------------------------------
BT Equity 500 Index              Replicate as closely as possible (before          Bankers Trust Company
                                 deduction of portfolio expenses) the total
                                 return of the Standard & Poor's 500
                                 Composite Stock Price Index
----------------------------------------------------------------------------------------------------------------------------
BT International Equity Index    Replicate as closely as possible (before          Bankers Trust Company
                                 deduction of portfolio expenses) the total
                                 return of the Morgan Stanley Capital
                                 International Europe, Australia, Far East Index
----------------------------------------------------------------------------------------------------------------------------
BT Small Company Index           Replicate as closely as possible (before          Bankers Trust Company
                                 deduction of portfolio expenses) the total
                                 return of the Russell 2000 Index
----------------------------------------------------------------------------------------------------------------------------
Capital Guardian International   Long-term growth of capital by investing          Capital Guardian Trust Company
                                 primarily in non-United States equity securities
----------------------------------------------------------------------------------------------------------------------------
Capital Guardian Research        Long-term growth of capital                       Capital Guardian Trust Company
----------------------------------------------------------------------------------------------------------------------------
Capital Guardian U.S. Equity     Long-term growth of capital                       Capital Guardian Trust Company
----------------------------------------------------------------------------------------------------------------------------
EQ/Evergreen                     Long-term growth of capital                       Evergreen Asset Management Corp.
----------------------------------------------------------------------------------------------------------------------------

 20
--------------------------------------------------------------------------------



PORTFOLIOS OF EQ ADVISORS TRUST
----------------------------------------------------------------------------------------------------------------------------
 PORTFOLIO NAME                  OBJECTIVE                                          ADVISER
----------------------------------------------------------------------------------------------------------------------------
EQ/Evergreen Foundation         In order of priority, reasonable income,           Evergreen Asset Management Corp.
                                conservation of capital, and capital appreciation
----------------------------------------------------------------------------------------------------------------------------
J.P. Morgan Core Bond           High total return consistent with moderate risk    J.P. Morgan Investment Management Inc.
                                of capital and maintenance of liquidity
----------------------------------------------------------------------------------------------------------------------------
Lazard Large Cap Value          Capital appreciation                               Lazard Asset Management
----------------------------------------------------------------------------------------------------------------------------
Lazard Small Cap Value          Capital appreciation                               Lazard Asset Management
----------------------------------------------------------------------------------------------------------------------------
MFS Emerging Growth             Long-term capital growth                           Massachusetts Financial Services Company
 Companies
----------------------------------------------------------------------------------------------------------------------------
MFS Growth with Income          Reasonable current income and long-term            Massachusetts Financial Services Company
                                growth of capital and income
----------------------------------------------------------------------------------------------------------------------------
MFS Research                    Long-term growth of capital and future income      Massachusetts Financial Services Company
----------------------------------------------------------------------------------------------------------------------------
Mercury Basic Value Equity      Capital appreciation and secondarily, income       Mercury Asset Management US
----------------------------------------------------------------------------------------------------------------------------
Mercury World Strategy          High total investment return                       Mercury Asset Management US
----------------------------------------------------------------------------------------------------------------------------
Morgan Stanley Emerging         Long-term capital appreciation                     Morgan Stanley Asset Management
 Markets Equity
----------------------------------------------------------------------------------------------------------------------------
EQ/Putnam Growth & Income       Capital growth, current income a secondary         Putnam Investment Management, Inc.
 Value                          objective
----------------------------------------------------------------------------------------------------------------------------
EQ/Putnam International Value   Capital appreciation                               Putnam Investment Management, Inc.
 Equity
----------------------------------------------------------------------------------------------------------------------------
EQ/Putnam Investors Growth      Long-term growth of capital any increased          Putnam Investment Management, Inc.
                                income that results from this growth
----------------------------------------------------------------------------------------------------------------------------



Other important information about the portfolios is included in the prospectus for EQ Advisors Trust attached at the end of this prospectus.

                                             Contract features and benefits  21
--------------------------------------------------------------------------------

 ALLOCATING YOUR CONTRIBUTIONS

 You may allocate your contributions to one or more, or all, of the variable investment options. Allocations must be in whole percentages and you may change your allocations at any time. However, the total of your allocations must equal 100%. Once contributions are allocated to the variable investment options they become part of your account value. We discuss account value in "Determining your contract's value."


 CREDITS

 A credit will also be allocated to your account value at the same time that we allocate your contribution. The amount of the credit is equal to 4% of the amount of each contribution. Credits are allocated to the same variable investment options based on the same percentages used to allocate your contributions.

 We will recover the amount of the credit if you exercise your right to cancel the contract. See "Your right to cancel within a certain number of days" below. Also, if you start receiving annuity payments within three years of making any additional contribution, we will recover the amount of the credit that applies to that contribution.

 We do not consider credits to be contributions for purposes of any discussion in this prospectus. Credits are also not considered to be your investment in the contract for tax purposes.


 We use a portion of the mortality and expense risks charge and withdrawal charge to help recover the cost of providing the credit. See "Charges and expenses" below. Under certain circumstances (such as a period of poor market performance), the cost associated with the credit may exceed the sum of the credit and any related earnings. You should consider this possibility before purchasing the contract.


 GUARANTEED MINIMUM DEATH BENEFIT


 GUARANTEED MINIMUM DEATH BENEFIT APPLICABLE FOR ANNUITANT AGES 0 THROUGH 79 AT ISSUE OF NQ CONTRACTS; 20 THROUGH 78 AT ISSUE OF ROLLOVER IRA, ROTH CONVERSION IRA AND ROLLOVER TSA CONTRACTS; AND 20 THROUGH 70 AT ISSUE OF QP CONTRACTS.


 You may elect either the "5% roll up to age 80" or the "annual ratchet to age 80" guaranteed minimum death benefit when you apply for a contract. Once you have made your election, you may not change it.


 5% ROLL UP TO AGE 80. On the contract date, the guaranteed minimum death benefit is equal to your initial contribution plus the credit. Thereafter, the guaranteed minimum death benefit will be credited with interest each day through the annuitant's age 80. The effective annual interest rate is 5% except for amounts invested in the Alliance Money Market option and amounts in the loan reserve account (applicable to Rollover TSA contracts only). Amounts in the Alliance Money Market option and in the loan reserve account will be credited with interest at a 3% effective annual rate. No interest is credited after the annuitant is age 80.

 If you make additional contributions, we will increase your current guaranteed minimum death benefit by the dollar amount of the additional contribution plus the amount of the credit on the date the contribution is allocated to your variable investment options. If you take a withdrawal from your contract, we will adjust your guaranteed minimum death benefit for the withdrawal on the date you take the withdrawal.


 The 5% roll up to age 80 guaranteed minimum death benefit is not available in New York.

 ANNUAL RATCHET TO AGE 80. On the contract date, your guaranteed minimum death benefit equals your initial contribution plus the credit. Then, on each contract date anniversary, we will determine your guaranteed minimum death benefit by comparing your current guaranteed minimum death benefit to your account value on that contract date anniversary. If your account value is higher than your guaranteed minimum death benefit, we will increase your guaranteed minimum death benefit to equal your account value. On the other hand, if your account value on the contract date anniversary is less than your

----------
   22
--------------------------------------------------------------------------------

 guaranteed minimum death benefit, we will not adjust your guaranteed minimum death benefit either up or down.


 If you make additional contributions, we will increase your current guaranteed minimum death benefit by the dollar amount of the contribution plus the amount of the credit on the date the contribution is allocated to your variable investment options. If you take a withdrawal from your contract, we will reduce your guaranteed minimum death benefit on the date you take the withdrawal.

 GUARANTEED MINIMUM DEATH BENEFIT APPLICABLE FOR AN ANNUITANT THAT IS AGE 80 AT ISSUE.


 On the contract date, your guaranteed minimum death benefit equals your initial contribution plus the credit. Thereafter, it will be increased by the dollar amount of any additional contributions. We will adjust your guaranteed minimum death benefit if you take any withdrawals.

                  ----------------------------------------

 Please see "How withdrawals affect your guaranteed minimum death benefit" in "Accessing your money" for information on how withdrawals affect your guaranteed minimum death benefit.


 See Appendix III for an example of how we calculate the guaranteed minimum death benefit.

 YOUR RIGHT TO CANCEL WITHIN A CERTAIN NUMBER OF DAYS


 If for any reason you are not satisfied with your contract, you may return it to us for a refund. To exercise this cancellation right you must mail the contract directly to our processing office within 10 days after you receive it. If state law requires, this "free look" period may be longer.

 Generally, your refund will equal your account value under the contract on the day we receive notification to cancel the contract and will reflect any investment gain or loss in the variable investment options that also reflect the daily charges we deduct through the date we receive your contract. Please note that you will forfeit the credit by exercising this right of cancellation. Some states require that we refund the full amount of your contribution (not reflecting any investment gain or loss). For any IRA contract returned to us within seven days after you receive it, we are required to refund the full amount of your contribution.


 We may require that you wait six months before you may apply for a contract with us again if:

 o  you cancel your contract during the free look period; or

 o you change your mind before you receive your contract whether we have received your contribution or not.

 Please see "Tax information" for possible consequences of cancelling your contract.


 In addition to the cancellation right described above, if you fully convert an existing traditional IRA contract to a Roth Conversion IRA contract, you may cancel your Roth Conversion IRA contract and return to a Rollover IRA contract. Our processing office or your registered representative can provide you with the cancellation instructions.

2
Determining your contract's value

                                          Determining your contract's value  23
--------------------------------------------------------------------------------

 YOUR ACCOUNT VALUE AND CASH VALUE

 Your "account value" is the total value you have in the variable investment options and in the loan reserve account (applies for Rollover TSA contracts only). These amounts are subject to certain fees and charges discussed in "Charges and expenses."

 Your contract also has a "cash value." At any time before annuity payments begin, your contract's cash value is equal to the account value less: (i) any applicable withdrawal charge and (ii) the amount of any outstanding loan plus accrued interest (applicable to Rollover TSA contracts only). Please see "Surrendering your contract to receive its cash value" in "Accessing your money."


 YOUR CONTRACT'S VALUE IN THE VARIABLE INVESTMENT OPTIONS


 Each variable investment option invests in shares of a corresponding portfolio. Your value in each variable investment option is measured by "units." The value of your units will increase or decrease as though you had invested it in the corresponding portfolio's shares directly. Your value, however will be reduced by the amount of the fees and charges that we deduct under the contract.

 The unit value for each variable investment option depends on the investment performance of that option, less daily charges for:

 (i)     mortality and expense risks;

 (ii)    administrative, and

 (iii)   distribution charges.

 On any day, your value in any variable investment option equals the number of units credited to that option, adjusted for any units purchased for deducted from your contract under that option, multiplied by that day's value for one unit. The number of your contract units in any variable investment option does not change unless they are:

 (i)     increased to reflect additional contributions;

 (ii) decreased to reflect a withdrawal (plus applicable withdrawal charges);

 (iii) increased to reflect transfer into, or decreased to reflect transfer out of a variable investment option; or

 (iv) decreased to reflect your laon amount to the loan reserve account under a Rollover TSA contract.

 A description of how unit values are calculated is found in the SAI.

24 Transferring your money among the variable investment options
3
Transferring your money among the variable investment options
--------------------------------------------------------------------------------

 TRANSFERRING YOUR ACCOUNT VALUE

 At any time before the date annuity payments are to begin, you can transfer some or all of your account value among the variable investment options.


 You may request a transfer in writing or by telephone using TOPS. (We anticipate that transfers will be available online by using EQAccess by the end of 2000) You must send in all written transfer requests directly to our processing office. Transfer requests should specify:


 (1) the contract number,

 (2) the dollar amounts or percentages of your current account value to be transferred, and


 (3) the investment options to and from which you are transferring.

     We will confirm all transfers in writing.


 MARKET TIMING

 You should note that the product is not designed for professional "market timing" organizations, or other organizations or individuals engaging in a market timing strategy, making programmed transfers, frequent transfers or transfers that are large in relation to the total assets of the underlying mutual fund portfolio. Market timing strategies are disruptive to the underlying mutual fund portfolios in which the variable investment options invest. If we determine that your transfer patterns among the variable investment options reflect a market timing strategy, we reserve the right to take action including, but not limited to: restricting the availability of transfers through telephone requests, facsimile transmissions, automated telephone services, Internet services or any electronic transfer services. We may also refuse to act on transfer instructions of an agent acting under a power of attorney who is acting on behalf of more than one owner.

 DOLLAR COST AVERAGING YOUR ACCOUNT VALUE


 Dollar cost averaging allows you to gradually transfer amounts from the Alliance Money Market option to the other variable investment options by periodically transferring approximately the same dollar amount to the variable investment options you select. This will cause you to purchase more units if the unit's value is low and fewer units if the unit's value is high. Therefore, you may get a lower average cost per unit over the long term. This plan of investing, however, does not guarantee that you will earn a profit or be protected against losses.


-----------------------------------------------------------------------------
 Units measure your value in each variable investment option
-----------------------------------------------------------------------------

 If your value in the Alliance Money Market option is at least $5,000, you may choose, at any time, to have a specified dollar amount or percentage of your value transferred from that option to the other variable investment options. You can select to have transfers made on a monthly, quarterly, or annual basis. The transfer date will be the same calendar day of the month as the contract date, but not later than the 28th day of the month. You can also specify the number of transfers or instruct us to continue making the transfers until all amounts in the Alliance Money Market option have been transferred out.



 The minimum amount that we will transfer each time is $250. The maximum amount we will transfer is equal to your value in the Alliance Money Market option at the time the program is elected, divided by the number of transfers scheduled to be made.

 If, on any transfer date, your value in the Alliance Money Market option is equal to or less than the amount you have elected to have transferred, the entire amount will be transferred. The dollar cost averaging program will then end. You may change the transfer amount once each contract year or cancel this program at any time.


 You may not elect dollar cost averaging if you are participating in the rebalancing program.



 REBALANCING YOUR ACCOUNT VALUE

 We currently offer a rebalancing program that you can use to automatically reallocate your account value among the variable investment options. You must tell us:

               Transferring your money among the variable investment options 25

--------------------------------------------------------------------------------

 (a) the percentage you want invested in each variable investment option (whole percentages only), and

 (b) how often you want the rebalancing to occur (quarterly, semiannually, or annually on a contract year basis. Rebalancing will occur on the same day of the month as the contract date).

 While your rebalancing program is in effect, we will transfer amounts among each variable investment option so that the percentage of your account value that you specify is invested in each option at the end of each rebalancing date. Your entire account value must be included in the rebalancing program.


 -----------------------------------------------------------------------------
 Rebalancing does not assure a profit or protect against loss. You should periodically review your allocation percentages as your needs change. You may want to discuss the rebalancing program with your registered representative or other financial adviser before electing the program.
-----------------------------------------------------------------------------



 You may elect the rebalancing program at any time. You may also change your allocation instructions or cancel the program at any time. If you request a transfer while the rebalancing program is in effect, we will process the transfer as requested; the rebalancing program will remain in effect unless you request that it be canceled in writing.

 You may not elect the rebalancing program if you are participating in the dollar cost averaging or special dollar cost averaging program.

26 Accessing your money

4
Accessing your money

--------------------------------------------------------------------------------

 WITHDRAWING YOUR ACCOUNT VALUE

 You have several ways to withdraw your account value before annuity payments begin. The table below shows the methods available under each type of contract. More information follows the table. For the tax consequences of withdrawals, see "Tax information."




                              METHOD OF WITHDRAWAL
--------------------------------------------------------------------------------
                                                  SUBSTANTIALLY        MINIMUM
 CONTRACT           LUMP SUM      SYSTEMATIC          EQUAL         DISTRIBUTION
--------------------------------------------------------------------------------
 NQ                   Yes           Yes             No                 No
 Rollover IRA         Yes           Yes             Yes                Yes
 Roth
  Conversion
  IRA                 Yes           Yes             Yes                No
 Rollover
  TSA*                Yes           No              No                 Yes
--------------------------------------------------------------------------------
 QP                   Yes           No              No                 Yes
--------------------------------------------------------------------------------



 * For some Rollover TSA contracts, your ability to take withdrawals, loans or surrender your contract may be limited. You must provide withdrawal restriction information when you apply for a contract. See "Tax Sheltered Annuity Contracts (TSAs)" in "Tax Information."



LUMP SUM WITHDRAWALS
(All contracts)


 You may take lump sum withdrawals from your account value at any time. (Rollover TSA contracts may have restrictions). The minimum amount you may withdraw is $300. If you request to withdraw more than 90% of a contract's current cash value we will treat it as a request to surrender the contract for its cash value. See "Surrendering your contract to receive its cash value" below.

 Lump sum withdrawals in excess of the 15% free withdrawal amount (see "15% free withdrawal amount" in "Charges and expenses") may be subject to a withdrawal charge. Under Rollover TSA contracts, if a loan is outstanding, you may only take lump sum withdrawals as long as the cash value remaining after any withdrawal equals at least 10% of the outstanding loan plus accrued interest.


 SYSTEMATIC WITHDRAWALS
 (NQ, Rollover IRA, and Roth Conversion IRA contracts only)

 You may take systematic withdrawals of a particular dollar amount or a particular percentage of your account value.

 You may take systematic withdrawals on a monthly, quarterly, or annual basis as long as the withdrawals do not exceed the following percentages of your account value: 1.2% monthly, 3.6% quarterly, and 15.0% annually. The minimum amount you may take in each systematic withdrawal is $250. If the amount withdrawn would be less than $250 on the date a withdrawal is to be taken, we will not make a payment and we will terminate your systematic withdrawal election.

 We will make the withdrawals on any day of the month that you select as long as it is not later than the 28th day of the month. If you do not select a date, we will make the withdrawals on the same calendar day of the month as the contract date. You must wait at least 28 days after your contract is issued before your systematic withdrawals can begin.


 You may elect to take systematic withdrawals at any time. If you own an IRA contract, you may elect this withdrawal method only if you are between ages 59 1/2 and 70 1/2.


 You may change the payment frequency, or the amount or percentage of your systematic withdrawals, once each contract year. However, you may not change the amount or percentage in any contract year in which you have already taken a lump sum withdrawal. You can cancel the systematic withdrawal option at any time.


 Systematic withdrawals are not subject to a withdrawal charge, except to the extent that, when added to a lump sum withdrawal previously taken in the same contract year, the systematic withdrawal exceeds the 15% free withdrawal amount.


 SUBSTANTIALLY EQUAL WITHDRAWALS
 (Rollover IRA and Roth Conversion IRA contracts only)

 The substantially equal withdrawals option allows you to receive distributions from your account value without

                                                       Accessing your money  27
--------------------------------------------------------------------------------

 triggering the 10% additional federal tax penalty, which normally applies to distributions made before age 59 1/2. See "Tax information." Once you begin to take substantially equal withdrawals, you should not stop them or change the pattern of your withdrawals until after the later of age 59 1/2 or five full years after the first withdrawal. If you stop or change the withdrawals or take a lump sum withdrawal, you may be liable for the 10% federal tax penalty that would have otherwise been due on prior withdrawals made under this option and for any interest on those withdrawals.

 You may elect to take substantially equal withdrawals at any time before age 59 1/2. We will make the withdrawal on any day of the month that you select as long as it is not later than the 28th day of the month. You may not elect to receive the first payment in the same contract year in which you took a lump sum withdrawal. We will calculate the amount of your substantially equal withdrawals based on the method you choose from the choices we offer. The payments will be made monthly, quarterly, or annually as you select. These payments will continue until we receive written notice from you to cancel this option or you take a lump sum withdrawal. You may elect to start receiving substantially equal withdrawals again, but the payments may not restart in the same contract year in which you took a lump sum withdrawal. We will calculate the new withdrawal amount.

 Substantially equal withdrawals are not subject to a withdrawal charge.


 MINIMUM DISTRIBUTION WITHDRAWALS

 (Rollover IRA, Rollover TSA and QP contracts only - See "Tax information")

 We offer the minimum distribution withdrawal option to help you meet lifetime required minimum distributions under federal income tax rules. You may elect this option in the year in which you reach age 70 1/2. The minimum amount we will pay out is $250. You may elect the method you want us to use to calculate your minimum distribution withdrawals from the choices we offer. Currently, minimum distribution withdrawal payments will be made annually.


 We do not impose a withdrawal charge on minimum distribution withdrawals except if when added to a lump sum withdrawal previously taken in the same contract year, the minimum distribution withdrawal exceeds the 15% free withdrawal amount.

 We will calculate your annual payment based on your account value at the end of the prior calendar year based on the method you choose.

 Under Rollover TSA contracts, you may not elect minimum distribution withdrawals if a loan is outstanding.

   -----------------------------------------------------------------------------

 For Rollover IRA, Rollover TSA and QP contracts, we will send a form outlining the distribution options available in the year you reach age 70 1/2 (if you have not begun your annuity payments before that time).

   -----------------------------------------------------------------------------

 HOW WITHDRAWALS ARE TAKEN FROM YOUR ACCOUNT VALUE

 Unless you specify otherwise, we will subtract your withdrawals on a pro rata basis from your value in the variable investment options.


 HOW WITHDRAWALS AFFECT YOUR GUARANTEED MINIMUM DEATH BENEFIT

 Withdrawals will reduce your guaranteed minimum death benefit on either a dollar-for-dollar basis or on a pro rata basis as explained below:

 5% roll up to age 80 - If you elect the 5% roll up to age 80 guaranteed minimum death benefit, your current guaranteed minimum death benefit will be reduced on a dollar-for-dollar basis as long as the sum of your withdrawals in a contract year is 5% or less of the guaranteed minimum death benefit on the most recent contract date anniversary. Once you take a withdrawal that causes the sum of your withdrawals in a contract year to exceed 5% of the guaranteed minimum death benefit on the most recent contract date anniversary, that withdrawal

28 Accessing your money
--------------------------------------------------------------------------------

 and any subsequent withdrawals in that same contract year will reduce your current guaranteed minimum death benefit on a pro rata basis.


 The timing of your withdrawals and whether they exceed, the 5% threshold described above can have a significant impact on your guaranteed minimum death benefit.


 Annual ratchet to age 80 - If you elect the annual ratchet to age 80 guaranteed minimum death benefit, each withdrawal will always reduce your current guaranteed minimum death benefit on a pro rata basis.

 Annuitant issue age 80 - If your contract was issued when the annuitant was age 80, each withdrawal will always reduce your current guaranteed minimum death benefit on a pro rata basis.

                   ----------------------------------------

 Reduction on a dollar-for-dollar basis means that your current benefit will be reduced by the dollar amount of the withdrawal. Reduction on a pro rata basis means that we calculate the percentage of your current account value that is being withdrawn and we reduce your current benefit by that same percentage. For example, if your account value is $30,000 and you withdraw $12,000, you have withdrawn 40% of your account value. If your guaranteed minimum death benefit was $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 x .40) and your new guaranteed minimum death benefit after the withdrawal would be $24,000 ($40,000 - $16,000).

 LOANS UNDER ROLLOVER TSA CONTRACTS

 You may take loans from a Rollover TSA unless restricted by the employer who provided the Rollover TSA funds. If you cannot take a loan, or cannot take a loan without approval from the employer who provided the funds, we will have this information in our records based on what you and the employer who provided the funds told us when you purchased your contract. The employer must also tell us whether special employer plan rules of the Employee Retirement Income Security Act of 1974 ("ERISA") apply. We will not permit you to take a loan while you are taking minimum distribution withdrawals.

 You should read the terms and conditions on our loan request form carefully before taking out a loan. Under Rollover TSA contracts subjected to ERISA, you may only take a loan with the written consent of your spouse. Your contract contains further details of the loan provision. Also, see "Tax information" below, for general rules applicable to loans.

 We will permit you to have only one loan outstanding at a time. The minimum loan amount is $1,000. The maximum amount is $50,000 or, if less, 50% of your account value, subject to any limits under the federal income tax rules. The term of the loan is five years. However, if you use the loan to acquire your primary residence, the term is 10 years. The term may not extend beyond the earliest of:

 (1)   the date annuity payments begin,

 (2)   the date the contract terminates, and

 (3) the date a death benefit is paid (the outstanding loan will be deducted from the death benefit amounts).

 Interest will accrue daily on your outstanding loan at a rate we set. The loan interest rate will be equal to the Moody's Corporate Bond Yield Averages for Baa bonds for the calendar month ending two months before the first day of the calendar quarter in which the rate is determined.

 LOAN RESERVE ACCOUNT

 On the date your loan is processed, we will transfer the amount of your loan to the loan reserve account. Unless you specify otherwise, we will subtract your loan on a pro rata basis from your value in the variable investment options.

 We will credit interest to the amount in the loan reserve account at a rate of 2% lower than the loan interest rate that applies for the time your loan is outstanding. On each contract date anniversary after the date the loan is processed, we will transfer the amount of interest earned in the loan reserve account to the variable investment options on a pro rata basis. When you make a loan repayment,

                                                       Accessing your money  29
--------------------------------------------------------------------------------

 unless you specify otherwise, we will transfer the dollar amount of the loan repaid from the loan reserve account to the investment options according to the allocation percentages we have on our records. Loan repayments are not considered contributions and therefore are not eligible for additional credits.


 SURRENDERING YOUR CONTRACT TO RECEIVE ITS CASH VALUE


 You may surrender your contract to receive its cash value at any time while the annuitant is living and before you begin to receive annuity payments. (Rollover TSA contracts may have restrictions). For a surrender to be effective, we must receive your written request and your contract at our processing office. We will determine your cash value on the date we receive the required information. All benefits under the contract will terminate as of that date.

 You may receive your cash value in a single sum payment or apply it to one or more of the annuity payout options. See "Your annuity payout options" below. For the tax consequences of surrenders, see "Tax information."


 WHEN TO EXPECT PAYMENTS

 Generally, we will fulfill requests for payments out of the variable investment options within seven calendar days after the date of the transaction to which the request relates. These transactions may include applying proceeds to a variable annuity, payment of a death benefit, payment of any amount you withdraw (less any withdrawal charge) and, upon surrender, payment of the cash value. We may postpone such payments or applying proceeds for any period during which:

 (1) the New York Stock Exchange is closed or restricts trading,

 (2) sales of securities or determination of the fair value of a variable investment option's assets is not reasonably practicable because of an emergency, or

 (3) the SEC, by order, permits us to defer payment to protect people remaining in the variable investment options.


 We also may defer payments for a reasonable amount of time (not to exceed 10 days) while we are waiting for a contribution check to clear.


 All payments are made by check and are mailed to you (or the payee named in a tax-free exchange) by U.S. mail, unless you request that we use an express delivery service at your expense.



 YOUR ANNUITY PAYOUT OPTIONS

 Equitable Accumulator Plus offers you several choices of annuity payout options. Some enable you to receive fixed annuity payments which can be either level or increasing, and others enable you to receive variable annuity payments.

 You can choose from among the annuity payout options listed below. Restrictions may apply, depending on the type of contract you own or the annuitant's age at contract issue.





--------------------------------------------------------------------------------
 Fixed annuity payout options     Life annuity
                                  Life annuity with period
                                   certain
                                  Life annuity with refund
                                   certain
                                  Period certain annuity
--------------------------------------------------------------------------------
 Variable Immediate Annuity       Life annuity (not available
   payout options                 in New York)

                                  Life annuity with period
                                   certain
--------------------------------------------------------------------------------
 Income Manager payout            Life annuity with period
   options                         certain

                                  Period certain annuity
--------------------------------------------------------------------------------



 o Life annuity: An annuity that guarantees payments for the rest of the annuitant's life. Payments end with the last monthly payment before the annuitant's death. Because there is no continuation of benefits following the annuitant's death with this payout option, it provides the highest monthly payment of any of the life annuity options, so long as the annuitant is living.

30 Accessing your money
--------------------------------------------------------------------------------


 o Life annuity with period certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the end of a selected period of time ("period certain"), payments continue to the beneficiary for the balance of the period certain. The period certain cannot extend beyond the annuitant's life expectancy. A life annuity with a period certain is the form of annuity under the contracts that you will receive if you do not elect a different payout option. In this case, the period certain will be based on the annuitant's age and will not exceed 10 years.

 o Life annuity with refund certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the amount applied to purchase the annuity option has been recovered, payments to the beneficiary will continue until that amount has been recovered. This payout option is available only as a fixed annuity.

 o Period certain annuity: An annuity that guarantees payments for a specific period of time, usually 5, 10, 15, or 20 years. This guaranteed period may not exceed the annuitant's life expectancy. This option does not guarantee payments for the rest of the annuitant's life. It does not permit any repayment of the unpaid principal, so you cannot elect to receive part of the payments as a single sum payment with the rest paid in monthly annuity payments. This payout option is available only as a fixed annuity.

 The life annuity, life annuity with period certain, and life annuity with refund certain payout options are available on a single life or joint and survivor life basis. The joint and survivor life annuity guarantees payments for the rest of the annuitant's life and, after the annuitant's death, payments continue to the survivor. We may offer other payout options not outlined here. Your financial professional can provide you with details.

 FIXED ANNUITY PAYOUT OPTIONS

 With fixed annuities, we guarantee fixed annuity payments will be based either on the tables of guaranteed annuity purchase factors in your contract or on our then current annuity purchase factors, whichever is more favorable for you.

 VARIABLE IMMEDIATE ANNUITY PAYOUT OPTIONS

 Variable Immediate Annuities are described in a separate prospectus that is available from your registered representative. Before you select a Variable Immediate Annuity payout option, you should read the prospectus which contains important information that you should know.

 Variable annuities may be funded through your choice of variable investment options investing in portfolios of EQ Advisors Trust. The contract also offers a fixed annuity payout option that can be elected in combination with the variable annuity payout options. The amount of each variable annuity payment will fluctuate, depending upon the performance of the variable investment options, and whether the actual rate of investment return is higher or lower than an assumed base rate.

 INCOME MANAGER PAYOUT OPTIONS

 The Income Manager payout annuity contracts differ from the other payout annuity contracts. The other payout annuity contracts may provide higher or lower income levels, but do not have all the features of the Income Manager payout annuity contract. You may request an illustration of the Income Manager payout annuity contract from your registered representative. Income Manager payout options are described in a separate prospectus that is available from your registered representative. Before you select an Income Manager payout option, you should read the prospectus which contains important information that you should know.

 Both Income Manager payout options provide guaranteed level payments (NQ and IRA contracts). The Income Manager (life annuity with period certain) also provides guaranteed increasing payments (NQ contracts only). You may not elect a period certain Income Manager payout option unless withdrawal charges are no longer in effect under your Equitable Accumulator Plus.

                                                        Accessing your money 31
--------------------------------------------------------------------------------

 For QP and Rollover TSA contracts,if you want to elect an Income Manager payout option, we will first roll over amounts in such contract to a Rollover IRA contract. You will be the owner of the Rollover IRA contract.

 You may choose to apply only part of the account value of your Equitable Accumulator Plus contract to an Income Manager payout annuity. In this case, we will consider any amounts applied as a withdrawal from your Equitable Accumulator Plus. For the tax consequences of withdrawals, see "Tax information."

 Depending upon your circumstances, the purchase of an Income Manager contract may be done on a tax-free basis. Please consult you tax adviser.


 THE AMOUNT APPLIED TO PURCHASE AN ANNUITY PAYOUT OPTION

 The amount applied to purchase an annuity payout option varies, depending on the payout option that you choose, and the timing of your purchase as it relates to any withdrawal charges.

 For the fixed annuity payout options and Variable Immediate Annuity payout options, no withdrawal charge is imposed if you select a life annuity, life annuity with period certain or life annuity with refund certain.

 For the fixed annuity payout option, the withdrawal charge applicable under your Equitable Accumulator Plus is imposed if you select a period certain. If the period certain is more than 5 years, then the withdrawal charge deducted will not exceed 5% of the account value.

 For the Income Manager payout options, no withdrawal charge is imposed under the Equitable Accumulator Plus. If the withdrawal charge that otherwise would have been applied to your account value under your Equitable Accumulator Plus is greater than 2% of the contributions that remain in your contract at the time you purchase your payout option, the withdrawal charges under the Income Manager will apply. For this purpose, the year in which your account value is applied to the payout option will be "contract year 1."


 SELECTING AN ANNUITY PAYOUT OPTION

 When you select a payout option, we will issue you a separate written agreement confirming your right to receive annuity payments. We require you to return your contract before annuity payments begin, unless you are applying only some of your account value to an Income Manager contract. The contract owner and annuitant must meet the issue age and payment requirements.

 You can choose the date annuity payments begin but it may not be earlier than five years from the contract date. Except with respect to Income Manager annuity payout options, where payments are made on the 15th day of each month, you can change the date your annuity payments are to begin anytime before that date as long as you do not choose a date later than the 28th day of any month. Also, that date may not be later than the contract date anniversary that follows the annuitant's 90th birthday. This may be different in some states.

 If you elect to start receiving annuity payments within three years of making an additional contribution, we will recover the amount of any credit that applies to that contribution.

 Before the last day by which your annuity payments must begin, we will notify you by letter. Once you have selected an annuity payout option and payments have begun, no change can be made other than: (i) transfers (if permitted in the future) among the variable investment options if a Variable Immediate Annuity payout option is selected; and (ii) withdrawals or contract surrender if an Income Manager annuity payout option is chosen.

 The amount of the annuity payments will depend on the amount applied to purchase the annuity and the applicable annuity purchase factors, discussed earlier.

 In no event will you ever receive payments under a fixed option or an initial payment under a variable option of less than the minimum amounts guaranteed by the contract.

 If, at the time you elect a payout option, the amount to be applied is less than $2,000 or the initial payment under the form elected is less than $20 monthly, we reserve the right

32 Accessing your money
--------------------------------------------------------------------------------


 to pay the account value in a single sum rather than as payments under the payout option chosen.

                                                        Charges and expenses 33
5
Charges and expenses

--------------------------------------------------------------------------------

 CHARGES THAT EQUITABLE LIFE DEDUCTS

 We deduct the following charges each day from the net assets of each variable investment option. These charges are reflected in the unit values of each variable investment option:

 o  A mortality and expense risks charge

 o  An administrative charge

 o  A distribution charge

 We deduct the following charges from your account value. When we deduct these charges from your variable investment options, we reduce the number of units credited to your contract:

 o At the time you make certain withdrawals or surrender your contract - a withdrawal charge.


 o At the time annuity payments are to begin - charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. An annuity administrative fee may also apply.


 More information about these charges appears below. We will not increase these charges for the life of your contract, except as noted. We may reduce certain charges under group or sponsored arrangements. See "Group or sponsored arrangements" below.

 To help with your retirement planning, we may offer other annuities with different charges, benefits, and features. Please contact your registered representative for more information.

 MORTALITY AND EXPENSE RISKS CHARGE

 We deduct a daily charge from the net assets in each variable investment option to compensate us for mortality and expense risks, including the guaranteed minimum death benefit. The daily charge is equivalent to an annual rate of 1.10% of the net assets in each variable investment option.


 The mortality risk we assume is the risk that annuitants as a group will live for a longer time than our actuarial tables predict. If that happens, we would be paying more in annuity income than we planned. We also assume a risk that the mortality assumptions reflected in our guaranteed annuity payment tables, shown in each contract, will differ from actual mortality experience. Lastly, we assume a mortality risk to the extent that at the time of death, the guaranteed minimum death benefit exceeds the cash value of the contract. The expense risk we assume is the risk that it will cost us more to issue and administer the contracts than we expect. A portion of this charge also compensates us for the contract credit. For a discussion of the credit, see "Credits" in "Contracts features and benefits." We expect to make a profit from this charge.


 ADMINISTRATIVE CHARGE

 We deduct a daily charge from the net assets in each variable investment option to compensate us for administrative expenses under the contracts. The daily charge is equivalent to an annual rate of 0.25% of the net assets in each variable investment option. We reserve the right under the contracts to increase this charge to an annual rate of 0.35%.

 DISTRIBUTION CHARGE

 We deduct a daily charge from the net assets in each variable investment option to compensate us for a portion of our sales expenses under the contracts. The daily charge is equivalent to an annual rate of 0.25% of the net assets in each variable investment option.

 WITHDRAWAL CHARGE


 A withdrawal charge applies in two circumstances: (1) if you make one or more withdrawals during a contract year that, in total, exceed the 15% free withdrawal amount, described below, or (2) if you surrender your contract to receive its cash value. A portion of this charge also compensates us for the contract credit. For a discussion of the credit, see "Credits" in "Contracts features and benefits." We expect to make a profit from this charge.

34 Charges and expenses
--------------------------------------------------------------------------------

 The withdrawal charge equals a percentage of the contributions withdrawn. We do not consider credits to be contributions. Therefore, there is no withdrawal charge associated with a credit.

 The percentage of the withdrawal charge that applies to each contribution depends on how long each contribution has been invested in the contract. We determine the withdrawal charge separately for each contribution according to the following table:

                                       CONTRACT YEAR
--------------------------------------------------------------------------------
                     1      2      3      4      5      6      7      8      9      10+
 Percentage of
   contribution     8%     8%     7%     6%     5%     4%     3%     2%     1%      0%

 For purposes of calculating the withdrawal charge, we treat the contract year in which we receive a contribution as "contract year 1." Amounts withdrawn up to the free withdrawal amount are not considered withdrawal of any contribution. We also treat contributions that have been invested the longest as being withdrawn first. We treat contributions as withdrawn before earnings for purposes of calculating the withdrawal charge. However, federal income tax rules treat earnings under your contract as withdrawn first. See "Tax information."

 In order to give you the exact dollar amount of the withdrawal you request, we deduct the amount of the withdrawal and the withdrawal charge from your account value. Any amount deducted to pay withdrawal charges is also subject to the same withdrawal charge percentage. We deduct the charge in proportion to the amount of the withdrawal subtracted from each variable investment option. The withdrawal charge helps cover our sales expenses.

 The withdrawal charge does not apply in the circumstances described below.

 15% FREE WITHDRAWAL AMOUNT. Each contract year you can withdraw up to 15% of your account value without paying a withdrawal charge. The 15% free withdrawal amount is determined using your account value on the most recent contract date anniversary, minus any other withdrawals made during the contract year. The 15% free withdrawal amount does not apply if you surrender your contract.

 Note the following special rule for NQ contracts issued to a charitable remainder trust, the free withdrawal amount will equal the greater of: (1) the current account value, less contributions that have not been withdrawn (earnings in the contract), and (2) the 15% free withdrawal amount defined above.

 DISABILITY, TERMINAL ILLNESS, OR CONFINEMENT TO NURSING HOME. The withdrawal charge does not apply if:


 o The annuitant has qualified to receive Social Security disability benefits as certified by the Social Security Administration; or

 o We receive proof satisfactory to us (including certification by a licensed physician) that the annuitant's life expectancy is six months or less; or

 o The annuitant has been confined to a nursing home for more than 90 days (or such other period, as required in your state) as verified by a licensed physician. A nursing home for this purpose means one that is (a) approved by Medicare as a provider of skilled nursing care service, or (b) licensed as a skilled nursing home by the state or territory in which it is located (it must be within the United States, Puerto Rico, or U.S. Virgin Islands) and meets all of the following:

    - its main function is to provide skilled, intermediate, or custodial nursing care;

    - it provides continuous room and board to three or more persons;

    - it is supervised by a registered nurse or licensed practical nurse;

    - it keeps daily medical records of each patient;

    - it controls and records all medications dispensed; and

    - its primary service is other than to provide housing for residents.

                                                       Charges and expenses  35
--------------------------------------------------------------------------------

 We reserve the right to impose a withdrawal charge, in accordance with your contract and applicable state law, if the disability is caused by a preexisting condition or a condition that began within 12 months of the contract date. Some states may not permit us to waive the withdrawal charge in the above circumstances, or may limit the circumstances for which the withdrawal charge may be waived. Your registered representative can provide more information or you may contact our processing office.

 CHARGES FOR STATE PREMIUM AND OTHER APPLICABLE TAXES


 We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. Generally, we deduct the charge from the amount applied to provide an annuity payout option. The current tax charge that might be imposed by us varies by state and ranges from 0% to 3.5% (1% in Puerto Rico and 5% in the U.S. Virgin Islands).

 VARIABLE IMMEDIATE ANNUITY PAYOUT OPTION ADMINISTRATIVE FEE

 We deduct a fee of $350 from the amount to the Variable Immediate annuity payout option.


 CHARGES THAT EQ ADVISORS TRUST DEDUCTS

 EQ Advisors Trust deducts charges for the following types of fees and expenses:

 o  Management fees ranging from 0.25% to 1.15%.

 o  12b-1 fees of 0.25%.

 o Operating expenses, such as trustees' fees, independent auditors' fees, legal counsel fees, administrative service fees, custodian fees, and liability insurance.

 o  Investment-related expenses, such as brokerage commissions.

 These charges are reflected in the daily share price of each portfolio. Since shares of EQ Advisors Trust are purchased at their net asset value, these fees and expenses are, in effect, passed on to the variable investment options and are reflected in their unit values. For more information about these charges, please refer to the prospectus for EQ Advisors Trust following this prospectus.

 GROUP OR SPONSORED ARRANGEMENTS

 For certain group or sponsored arrangements, we may reduce the withdrawal charge or the mortality and expense risks charge or change the minimum initial contribution requirements. We also may change the guaranteed minimum death benefit or offer variable investment options that invest in shares of EQ Advisors Trust that are not subject to the 12b-1 fee. Group arrangements include those in which a trustee or an employer, for example, purchases contracts covering a group of individuals on a group basis. Group arrangements are not available for Rollover IRA and Roth Conversion IRA contracts. Sponsored arrangements include those in which an employer allows us to sell contracts to its employees or retirees on an individual basis.

 Our costs for sales, administration, and mortality generally vary with the size and stability of the group or sponsoring organization, among other factors. We take all these factors into account when reducing charges. To qualify for reduced charges, a group or sponsored arrangement must meet certain requirements, such as requirements for size and number of years in existence. Group or sponsored arrangements that have been set up solely to buy contracts or that have been in existence less than six months will not qualify for reduced charges.

 We will make these and any similar reductions according to our rules in effect when we approve a contract for issue. We may change these rules from time to time. Any variation will reflect differences in costs or services and will not be unfairly discriminatory.

 Group or sponsored arrangements may be governed by federal income tax rules, the Employee Retirement Income Security Act of 1974 or both. We make no representations with regard to the impact of these and other applicable laws on such programs. We recommend that employers, trustees,

36 Charges and expenses
--------------------------------------------------------------------------------

 and others purchasing or making contracts available for purchase under such programs seek the advice of their own legal and benefits advisers.

                                                    Payment of death benefit 37
6
Payment of death benefit
--------------------------------------------------------------------------------

YOUR BENEFICIARY AND PAYMENT OF BENEFIT


 You designate your beneficiary when you apply for your contract. You may change your beneficiary at any time. The change will be effective on the date the written request for the change is received in our processing office. We are not responsible for any beneficiary change request that we do not receive. We will send you written confirmation when we receive your request. Under jointly owned contracts, the surviving owner is considered the beneficiary, and will take the place of any other beneficiary. You may be limited as to the beneficiary you can designate in a Rollover TSA contract. In a QP contract, the beneficiary must be the trustee.

 The death benefit is equal to your account value, or, if greater, the guaranteed minimum death benefit. We determine the amount of the death benefit (other than the guaranteed minimum death benefit) as of the date we receive satisfactory proof of the annuitant's death and any required instructions for the method of payment. We determine (other than the guaranteed minimum death benefit) the amount of the guaranteed death benefit as of the date of the annuitant's death. Under Rollover TSA contracts, we will deduct the amount of any outstanding loan plus accrued interest from the amount of the death benefit.


EFFECT OF THE ANNUITANT'S DEATH

 If the annuitant dies before the annuity payments begin, we will pay the death benefit to your beneficiary.


 Generally, the death of the annuitant terminates the contract. However, a beneficiary spouse of the owner/annuitant can choose to be treated as the successor owner/annuitant and continue the contract. Only a spouse can be a successor owner/annuitant. A successor owner/annuitant can only be named under NQ and IRA contracts.

 For IRA contracts, a beneficiary may be able to have limited ownership as discussed under "Beneficiary continuation option" below.


 WHEN AN NQ CONTRACT OWNER DIES BEFORE THE ANNUITANT

 Under certain conditions the owner changes after the original owner's death. When you are not the annuitant under an NQ contract and you die before annuity payments begin, the beneficiary named to receive the death benefit upon the annuitant's death will automatically become the successor owner. If you do not want this beneficiary to be the successor owner, you should name a specific successor owner. You may name a successor owner at any time by sending satisfactory notice to our processing office. If the contract is jointly owned and the first owner to die is not the annuitant, the surviving owner becomes the sole contract owner. This person will be considered the successor owner for purposes of the distribution rules described in this section. The surviving owner automatically takes the place of any other beneficiary designation.

 Unless the surviving spouse of the owner who has died (or in the case of a joint ownership situation, the surviving spouse of the first owner to die) is the successor owner for this purpose, the entire interest in the contract must be distributed under the following rules:

 o The cash value of the contract must be fully paid to the successor owner (new owner) by December 31st of the fifth calendar year after your death (or in a joint ownership situation, the death of the first owner to die).

 o The successor owner may instead elect to receive the cash value as a life annuity (or payments for a period certain of not longer than the new owner's life expectancy). Payments must begin no later than December 31st following the calendar year of the non-annuitant owner's death. Unless this alternative is elected, we will pay any cash value on December 31st of the fifth calendar year following the year of your death (or the death of the first owner to die).

 If the surviving spouse is the successor owner or joint owner, the spouse may elect to continue the contract. No distributions are required as long as the surviving spouse and annuitant are living.

38 Payment of death benefit
--------------------------------------------------------------------------------

HOW DEATH BENEFIT PAYMENT IS MADE

 We will pay the death benefit to the beneficiary in the form of the annuity payout option you have chosen. If you have not chosen an annuity payout option as of the time of the annuitant's death, the beneficiary will receive the death benefit in a single sum. However, subject to any exceptions in the contract, our rules and any applicable requirements under federal income tax rules, the beneficiary may elect to apply the death benefit to one or more annuity payout options we offer at the time. See "Your annuity payout options" in "Accessing your money" earlier in this prospectus. Please note that any annuity payout option chosen may not extend beyond the life expectancy of the beneficiary.


 SUCCESSOR OWNER AND ANNUITANT

 If you are both the contract owner and the annuitant, and your spouse is the sole beneficiary or the joint owner, then your spouse may elect to receive the death benefit or continue the contract as successor owner/annuitant.

 If your surviving spouse decides to continue the contract, then on the contract date anniversary following your death, we will increase the account value to equal your current guaranteed minimum death benefit, if it is higher than the account value. The increase in the account value will be allocated to the investment options according to the allocation percentages we have on file for your contract. Therefore, withdrawal charges will no longer apply to this amount. Withdrawal charges will apply if you make additional contributions. These additional contributions will be withdrawn only after all other amounts have been withdrawn. In determining whether the guaranteed minimum death benefit will continue to grow, we will use your surviving spouse's age (as of the contract date anniversary).

 BENEFICIARY CONTINUATION OPTION

 Upon your death, under an IRA contract, a beneficiary may generally elect to keep the contract in your name and receive distributions under the contract instead of receiving the death benefit in a single sum. In order to elect this option, the beneficiary must be an individual. Certain trusts with only individual beneficiaries will be treated as individuals. This election must be made within 60 days following the date we receive proof of your death. We will increase the account value to equal the death benefit if the death benefit is greater than the account value. Except as noted in the next sentence, the beneficiary continuation option will be available on or after May 1, 2000 depending on when we receive regulatory clearance in your state. For Rollover IRA contracts, a similar beneficiary continuation option will be available until the beneficiary continuation option described in this prospectus is available. Please contract our processing office for further information.

 Under the beneficiary continuation option:

 o  The contract continues in your name for the benefit of your beneficiary.

 o The beneficiary may make transfers among the investment options but no additional contributions will be permitted.

 o The death benefit (including the guaranteed minimum death benefit) provision will no longer be in effect.

 o The beneficiary may choose at any time to withdraw all or a portion of the account value and no withdrawal charges will apply. Any partial withdrawal must be least $300.

 o Upon the death of the beneficiary, any remaining death benefit will be paid in a lump sum to the person the beneficiary chooses.

 For traditional IRA contracts only, if you die AFTER the "Required Beginning Date" for required minimum distributions (see "Tax information"), the contract will continue if:

 (a) You were receiving minimum distribution withdrawals from this contract;
       and

 (b) The pattern of minimum distribution withdrawals you chose was based in part on the life of the designated beneficiary.

                                                   Payment of death benefit  39
--------------------------------------------------------------------------------


 The withdrawals will then continue to be paid to the beneficiary on the same basis as you chose before your death. We will be able to tell your beneficiary whether this option is available. You should contact our processing office for further information.

 For both kinds of IRA contracts, if you die BEFORE the Required Beginning Date (and, for a Rollover IRA, therefore you were not taking minimum distribution withdrawals under the contract), the beneficiary may choose one of the following two beneficiary continuation options.

 1. Payments over life expectancy period. The beneficiary can receive annual minimum distributions based on the beneficiary's life expectancy. If there is more than one beneficiary, the shortest life expectancy is used. These minimum distributions must begin by December 31st of the calendar year following the year of your death. In some situations, a spouse beneficiary who elects to continue the contract in your name under the beneficiary continuation option instead of electing successor owner/annuitant status may choose to delay beginning the minimum distributions until December 31st of the calendar year in which you would have turned age 70 1/2.

 2. Five Year Rule. The beneficiary can take withdrawals as desired. If the beneficiary does not withdraw the entire account value by the December 31st of the fifth calendar year following your death, we will pay any amounts remaining under the contract to the beneficiary by that date. If you have more than one beneficiary, and one of them elects this option, then all of your beneficiaries will receive this option.

40 Tax information

7
Tax information

--------------------------------------------------------------------------------

OVERVIEW


 In this part of the prospectus, we discuss the current federal income tax rules that generally apply to Equitable Accumulator Plus contracts owned by United States taxpayers. The tax rules can differ, depending on the type of contract, whether NQ, Rollover IRA, Roth Conversion IRA, QP or Rollover TSA. Therefore, we discuss the tax aspects of each type of contract separately.


 Federal income tax rules include the United States laws in the Internal Revenue Code, and Treasury Department Regulations and Internal Revenue Service ("IRS") interpretations of the Internal Revenue Code. These tax rules may change. We cannot predict whether, when, or how these rules could change. Any change could affect contracts purchased before the change.

 We cannot provide detailed information on all tax aspects of the contracts. Moreover, the tax aspects that apply to a particular person's contract may vary depending on the facts applicable to that person. We do not discuss state income and other state taxes, federal income tax, and withholding rules for non-U.S. taxpayers, or federal gift and estate taxes. Transfers of the contract, rights under the contract, or payments under the contract may be subject to gift or estate taxes. You should not rely only on this document, but should consult your tax adviser before your purchase.


 If you are buying a contract to fund a retirement plan that already provides tax deferral under sections of the Internal Revenue Code (IRA, QP and Rollover
 TSA), you should do so for the contract's features and benefits other than tax deferral. In such situations, the tax deferral of the contract does not provide additional benefits.


 TRANSFERS AMONG VARIABLE INVESTMENT OPTIONS

 You can make transfers among variable investment options inside the contract without triggering taxable income.

 TAXATION OF NONQUALIFIED ANNUITIES

 CONTRIBUTIONS

 You may not deduct the amount of your contributions to a nonqualified annuity contract.

 CONTRACT EARNINGS

 Generally, you are not taxed on contract earnings until you receive a distribution from your contract, whether as a withdrawal or as an annuity payment. However, earnings are taxable, even without a distribution:

 o if a contract fails investment diversification requirements as specified in federal income tax rules (these rules are based on or are similar to those specified for mutual funds under the securities laws);

 o if you transfer a contract, for example, as a gift to someone other than your spouse (or former spouse);

 o if you use a contract as security for a loan (in this case, the amount pledged will be treated as a distribution); and

 o if the owner is other than an individual (such as a corporation, partnership, trust, or other non-natural person).

 All nonqualified deferred annuity contracts that Equitable Life and its affiliates issue to you during the same calendar year are linked together and treated as one contract for calculating the taxable amount of any distribution from any of those contracts.

 ANNUITY PAYMENTS

 Once annuity payments begin, a portion of each payment is taxable as ordinary income. You get back the remaining portion without paying taxes on it. This is your "investment in the contract." Generally, your investment in the contract equals the contributions you made, less any amounts you previously withdrew that were not taxable.

 For fixed annuity payments, the tax-free portion of each payment is determined by (1) dividing your investment in the contract by the total amount you are expected to receive out


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                                                            Tax information  41
--------------------------------------------------------------------------------


 of the contract, and (2) multiplying the result by the amount of the payment. For variable annuity payments, your tax-free portion of each payment is your investment in the contract divided by the number of expected payments.


 Once you have received the amount of your investment in the contract, all payments after that are fully taxable. If payments under a life annuity stop because the annuitant dies, there is an income tax deduction for any unrecovered investment in the contract.

 PAYMENTS MADE BEFORE ANNUITY PAYMENTS BEGIN

 If you make withdrawals before annuity payments begin under your contract, they are taxable to you as ordinary income if there are earnings in the contract. Generally, earnings are your account value less your investment in the contract. If you withdraw an amount which is more than the earnings in the contract as of the date of the withdrawal, the balance of the distribution is treated as a return of your investment in the contract and is not taxable.

 CONTRACTS PURCHASED THROUGH EXCHANGES

 You may purchase your NQ contract through an exchange of another contract. Normally, exchanges of contracts are taxable events. The exchange will not be taxable under Section 1035 of the Internal Revenue Code if:

 o the contract that is the source of the funds you are using to purchase the NQ contract is another nonqualified deferred annuity contract or life insurance or endowment contract.

 o the owner and the annuitant are the same under the source contract and the Equitable Accumulator Plus NQ contract. If you are using a life insurance or endowment contract the owner and the insured must be the same on both sides of the exchange transaction.

 The tax basis of the source contract carries over to the Equitable Accumulator Plus NQ contract.


 A recent case permitted an owner to direct the proceeds of a partial withdrawal from one nonqualified deferred annuity contract to a different insurer to purchase a new nonqualified deferred annuity contract on a tax-deferred basis. Special forms, agreement between the carriers, and provision of cost basis information may be required to process this type of exchange.


 SURRENDERS

 If you surrender or cancel the contract, the distribution is taxable as ordinary income (not capital gain) to the extent it exceeds your investment in the contract.


 DEATH BENEFIT PAYMENTS MADE TO A BENEFICIARY AFTER YOUR DEATH

 For the rules applicable to death benefits, see "Payment of death benefit" earlier in this prospectus. The tax treatment of a death benefit taken as a single sum is generally the same as the tax treatment of a withdrawal from or surrender of your contract. The tax treatment of a death benefit taken as annuity payments is generally the same as the tax treatment of annuity payments under your contract.

 EARLY DISTRIBUTION PENALTY TAX

 If you take distributions before you are age 59 1/2 a penalty tax of 10% of the taxable portion of your distribution applies in addition to the income tax. The extra penalty tax does not apply to pre-age 59 1/2 distributions made:

 o  on or after your death; or

 o  because you are disabled (special federal income tax definition); or


 o in the form of substantially equal periodic annuity payments for your life (or life expectancy) or the joint lives (or joint life expectancy) of you and a beneficiary.

 OTHER INFORMATION

 The Treasury Department has the authority to issue guidelines prescribing the circumstances in which your ability to direct your investment to particular portfolios within a separate account may cause you, rather than the insurance company, to be treated as the owner of the portfolio shares attributable to your nonqualified annuity contract. In that case, income and gains attributable to such portfolio shares would be included in your gross income for federal income

42 Tax information
--------------------------------------------------------------------------------

 tax purposes. Under current rules, however, we believe that Equitable Life, and not the owner of a nonqualified annuity contract, would be considered the owner of the portfolio shares.


 SPECIAL RULES FOR NQ CONTRACTS ISSUED IN PUERTO RICO

 Under current law we treat income from NQ contracts as U.S. source. A Puerto Rico resident is subject to U.S. taxation on such U.S. source income. Only Puerto Rico source income of Puerto Rico residents is excludable from U.S. taxation. Income from NQ contracts is also subject to Puerto Rico tax. The calculation of the taxable portion of amounts distributed from a contract may differ in the two jurisdictions. Therefore, you might have to file both U.S. and Puerto Rico tax returns, showing different amounts of income from the contract for each tax return. Puerto Rico generally provides a credit against Puerto Rico tax for U.S. tax paid. Depending on your personal situation and the timing of the different tax liabilities, you may not be able to take full advantage of this credit.


 INDIVIDUAL RETIREMENT ARRANGEMENTS (IRAS)


 GENERAL

 "IRA" stands for individual retirement arrangement. There are two basic types of such arrangements, individual retirement accounts and individual retirement annuities. In an individual retirement account, a trustee or custodian holds the assets for the benefit of the IRA owner. The assets can include mutual funds and certificates of deposit. In an individual retirement annuity, an insurance company issues an annuity contract that serves as the IRA.

 There are two basic types of IRAs, as follows:

 o Traditional IRAs, typically funded on a pre-tax basis including SEP-IRAs and SIMPLE-IRAs, issued and funded in connection with employer-sponsored retirement plans; and

 o  Roth IRAs, first available in 1998, funded on an after-tax basis.

 Regardless of the type of IRA, your ownership interest in the IRA cannot be forfeited. You or your beneficiaries who survive you are the only ones who can receive the IRA's benefits or payments.

 You can hold your IRA assets in as many different accounts and annuities as you would like, as long as you meet the rules for setting up and making contributions to IRAs. However, if you own multiple IRAs, you may be required to combine IRA values or contributions for tax purposes. For further information about individual retirement arrangements, you can read Internal Revenue Service Publication 590 ("Individual Retirement Arrangements (IRAs)"). This publication is usually updated annually, and can be obtained from any IRS district office or the IRS Web site (http://www.irs.gov).

 Equitable Life designs its traditional IRA contracts to qualify as individual retirement annuities under Section 408(b) of the Internal Revenue Code. You may purchase the contract as a traditional IRA ("Rollover IRA") or Roth IRA ("Roth Conversion IRA"). This prospectus contains the information that the IRS requires you to have before you purchase an IRA. This section of the prospectus covers some of the special tax rules that apply to IRAs. The next section covers Roth IRAs. Education IRAs are not discussed in this prospectus because they are not available in individual retirement annuity form.

 The Equitable Accumulator Plus IRA contract has been approved by the IRS as to form for use as a traditional IRA. This IRS approval is a determination only as to the form of the annuity. It does not represent a determination of the merits of the annuity as an investment. The IRS approval does not address every feature possibly available under the Equitable Accumulator Plus IRA contract. Although we do not have IRS approval as to form, we believe that the version of the Roth IRA currently offered complies with the requirements of the Internal Revenue Code.


 CANCELLATION

 You can cancel an Equitable Accumulator Plus IRA contract by following the directions under "Your right to cancel


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                                                            Tax information  43
--------------------------------------------------------------------------------


 within a certain number of days" in "Contract features and benefits" earlier in the prospectus. You can cancel an Equitable Accumulator Plus Roth Conversion IRA contract issued as a result of a full conversion of an Equitable Accumulator Plus Rollover IRA contract by following the instructions in the request for full conversion form. The form is available from our processing office or your registered representative. If you cancel an IRA contract, we may have to withhold tax, and we must report the transaction to the IRS. A contract cancellation could have an unfavorable tax impact.



 TRADITIONAL INDIVIDUAL RETIREMENT ANNUITIES (TRADITIONAL IRAS)

 CONTRIBUTIONS TO TRADITIONAL IRAS. Individuals may make three different types of contributions to a traditional IRA:


 o  regular contributions out of earned income or compensation.


 o  tax-free "rollover" contributions; or


 o direct custodian-to-custodian transfers from other traditional IRAs ("direct transfers").


 REGULAR CONTRIBUTIONS TO TRADITIONAL IRAS

 LIMITS ON CONTRIBUTIONS. Generally, $2,000 is the maximum amount that you may contribute to all IRAs (including Roth IRAs) in any taxable year. When your earnings are below $2,000, your earned income or compensation for the year is the most you can contribute. This $2,000 limit does not apply to rollover contributions or direct custodian-to-custodian transfers into a traditional IRA. You cannot make regular traditional IRA contributions for the tax year in which you reach age 70 1/2 or any tax year after that.

 SPECIAL RULES FOR SPOUSES. If you are married and file a joint income tax return, you and your spouse may combine your compensation to determine the amount of regular contributions you are permitted to make to traditional IRAs (and Roth IRAs discussed below). Even if one spouse has no compensation or compensation under $2,000, married individuals filing jointly can contribute up to $4,000 for any taxable year to any combination of traditional IRAs and Roth IRAs. (Any contributions to Roth IRAs reduce the ability to contribute to traditional IRAs and vice versa.) The maximum amount may be less if earned income is less and the other spouse has made IRA contributions. No more than a combined total of $2,000 can be contributed annually to either spouse's traditional and Roth IRAs. Each spouse owns his or her traditional IRAs and Roth IRAs even if the other spouse funded the contributions. A working spouse age 70 1/2 or over can contribute up to the lesser of $2,000 or 100% of "earned income" to a traditional IRA for a nonworking spouse until the year in which the nonworking spouse reaches age 70 1/2.

 DEDUCTIBILITY OF CONTRIBUTIONS. The amount of traditional IRA contributions that you can deduct for a tax year depends on whether you are covered by an employer-sponsored tax-favored retirement plan, as defined under special federal income tax rules. Your Form W-2 will indicate whether or not you are covered by such a retirement plan.

 IF YOU ARE NOT COVERED BY A RETIREMENT PLAN DURING ANY PART OF THE YEAR, you can make fully deductible contributions to your traditional IRAs for each tax year up to $2,000 or, if less, your earned income.

 IF YOU ARE COVERED BY A RETIREMENT PLAN DURING ANY PART OF THE YEAR, and your adjusted gross income (AGI) is BELOW THE LOWER DOLLAR FIGURE IN A PHASE-OUT RANGE, you can make fully deductible contributions to your traditional IRAs. For each tax year, your fully deductible contribution can be up to $2,000 or, if less, your earned income.

 IF YOU ARE COVERED BY A RETIREMENT PLAN DURING ANY PART OF THE YEAR, and your AGI falls within a PHASE-OUT range, you can make PARTIALLY DEDUCTIBLE CONTRIBUTIONS to your traditional IRAs.

 IF YOU ARE COVERED BY A RETIREMENT PLAN DURING ANY PART OF THE YEAR, and your AGI falls ABOVE THE HIGHER



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44 Tax information
--------------------------------------------------------------------------------


 FIGURE IN THE PHASE-OUT RANGE, you may not deduct any of your regular contributions to your traditional IRAs.

 If you are single and covered by a retirement plan during any part of the taxable year, the deduction for traditional IRA contributions phases out with AGI between $31,000 and $42,000 in 2000. This range will increase every year until 2005 when the range is $50,000-$60,000.

 If you are married and file a joint return, and you are covered by a retirement plan during any part of the taxable year, the deduction for traditional IRA contributions phases out with AGI between $51,000 and $61,000 in 1999. This range will increase every year until 2007 when the range is $80,000-$100,000.

 Married individuals filing separately and living apart at all times are not considered married for purposes of this deductible contribution calculation. Generally, the active participation in an employer-sponsored retirement plan of an individual is determined independently for each spouse. Where spouses have "married filing jointly" status, however, the maximum deductible traditional IRA contribution for an individual who is not an active participant (but whose spouse is an active participant) is phased out for taxpayers with AGI of between $150,000 and $160,000.

 To determine the deductible amount of the contribution in 2000, you determine AGI and subtract $32,000 if you are single, or $52,000 if you are married and file a joint return with your spouse. The resulting amount is your excess AGI. You then determine the limit on the deduction for traditional IRA contributions using the following formula:



($10,000-excess AGI)            times     $2,000 (or earned     Equals     the adjusted
------------------------------    x        income, if less)        =       deductible
  divided by $10,000                                                       contribution
                                                                           limit



 NONDEDUCTIBLE REGULAR CONTRIBUTIONS. If you are not eligible to deduct part or all of the traditional IRA contribution, you may still make nondeductible contributions on which earnings will accumulate on a tax-deferred basis. The combined deductible and nondeductible contributions to your traditional IRA (or the nonworking spouse's traditional IRA) may not, however, exceed the maximum $2,000 per person limit. See "Excess contributions" below. You must keep your own records of deductible and nondeductible contributions in order to prevent double taxation on the distribution of previously taxed amounts. See "Withdrawals, payments and transfers of funds out of traditional IRAs" below.

 If you are making nondeductible contributions in any taxable year, or you have made nondeductible contributions to a traditional IRA in prior years and are receiving distributions from any traditional IRA, you must file the required information with the IRS. Moreover, if you are making nondeductible traditional IRA contributions, you must retain all income tax returns and records pertaining to such contributions until interests in all traditional IRAs are fully distributed.

 WHEN YOU CAN MAKE REGULAR CONTRIBUTIONS. If you file your tax returns on a calendar year basis like most taxpayers, you have until the April 15 return filing deadline (without extensions) of the following calendar year to make your regular traditional IRA contributions for a tax year.



 ROLLOVERS AND TRANSFERS

 Rollover contributions may be made to a traditional IRA from these sources:

 o  qualified plans;

 o TSAs (including Internal Revenue Code Section 403(b)(7) custodial accounts); and

 o  other traditional IRAs.

 Any amount contributed to a traditional IRA after you reach age 70 1/2 must be net of your required minimum distribution for the year in which the rollover or direct transfer contribution is made.


 ROLLOVERS FROM QUALIFIED PLANS OR TSAS

 There are two ways to do rollovers:

 o  Do it yourself

    You actually receive a distribution that can be rolled over and you roll it over to a traditional IRA within 60 days after


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                                                            Tax information  45
--------------------------------------------------------------------------------


    the date you receive the funds. The distribution from your qualified plan or TSA will be net of 20% mandatory federal income tax withholding. If you want, you can replace the withheld funds yourself and roll over the full amount.


 o  Direct rollover

    You tell your qualified plan trustee or TSA issuer/custodian/fiduciary to send the distribution directly to your traditional IRA issuer. Direct rollovers are not subject to mandatory federal income tax withholding.

 All distributions from a TSA or qualified plan are eligible rollover distributions, unless the distribution is:

 o  only after-tax contributions you made to the plan; or

 o "required minimum distributions" after age 70 1/2 or separation from service; or

 o substantially equal periodic payments made at least annually for your life (or life expectancy) or the joint lives (or joint life expectancies) of you and your designated beneficiary; or

 o  a hardship withdrawal; or

 o substantially equal periodic payments made for a specified period of 10 years or more; or

 o  corrective distributions that fit specified technical tax rules; or

 o  loans that are treated as distributions; or

 o  a death benefit payment to a beneficiary who is not your surviving spouse;
    or

 o a qualified domestic relations order distribution to a beneficiary who is not your current spouse or former spouse.


 ROLLOVERS FROM TRADITIONAL IRAS TO TRADITIONAL IRAS

 You may roll over amounts from one traditional IRA to one or more of your other traditional IRAs if you complete the transaction within 60 days after you receive the funds. You may make such a rollover only once in every 12-month period for the same funds. Trustee-to-trustee or custodian-to-custodian direct transfers are not rollover transactions. You can make these more frequently than once in every 12-month period.

 The surviving spouse beneficiary of a deceased individual can roll over or directly transfer an inherited traditional IRA to one or more other traditional IRAs. Also, in some cases, traditional IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court-ordered divorce or separation decree.



 EXCESS CONTRIBUTIONS

 Excess contributions to IRAs are subject to a 6% excise tax for the year in which made and for each year after until withdrawn. The following are excess contributions to IRAs:

 o  regular contributions of more than $2,000; or

 o regular contributions of more than earned income for the year, if that amount is under $2,000; or

 o  regular contributions to a traditional IRA made after you reach age
    70 1/2; or

 o rollover contributions of amounts which are not eligible to be rolled over. For example, after-tax contributions to a qualified plan or minimum distributions required to be made after age 70 1/2.

 You can avoid the excise tax by withdrawing an excess contribution (rollover or regular) before the due date (including extensions) for filing your federal income tax return for the year. If it is an excess regular traditional IRA contribution, you cannot take a tax deduction for the amount withdrawn. You do not have to include the excess contribution withdrawn as part of your income. It is also not subject to the 10% additional penalty tax on early distributions, discussed below under "Early distribution penalty tax." You do have to withdraw any earnings that are attributed to the excess contribution. The withdrawn earnings would be included in your gross income and could be subject to the 10% penalty tax.




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46 Tax information

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 Even after the due date for filing your return, you may withdraw an excess rollover contribution, without income inclusion or 10% penalty, if:

 (1) the rollover was from a qualified retirement plan to a traditional IRA;

 (2) the excess contribution was due to incorrect information that the plan provided; and

 (3) you took no tax deduction for the excess contribution.


 RECHARACTERIZATIONS

 Amounts that have been contributed as traditional IRA funds may subsequently be treated as Roth IRA funds. Special federal income tax rules allow you to change your mind again and have amounts that are subsequently treated as Roth IRA funds, once again treated as traditional IRA funds. You do this by using the forms we prescribe. This is referred to as having "recharacterized" your contribution.



 WITHDRAWALS, PAYMENTS AND TRANSFERS OF FUNDS OUT OF TRADITIONAL IRAS

 NO FEDERAL INCOME TAX LAW RESTRICTIONS ON WITHDRAWALS. You can withdraw any or all of your funds from a traditional IRA at any time. You do not need to wait for a special event like retirement.

 TAXATION OF PAYMENTS. Earnings in traditional IRAs are not subject to federal income tax until you or your beneficiary receive them. Taxable payments or distributions include withdrawals from your contract, surrender of your contract, and annuity payments from your contract. Death benefits are also taxable. Except as discussed below, the total amount of any distribution from a traditional IRA must be included in your gross income as ordinary income.

 If you have ever made nondeductible IRA contributions to any traditional IRA (it does not have to be to this particular traditional IRA contract), those contributions are recovered tax free when you get distributions from any traditional IRA. You must keep permanent tax records of all of your nondeductible contributions to traditional IRAs. At the end of any year in which you have received a distribution from any traditional IRA, you calculate the ratio of your total nondeductible traditional IRA contributions (less any amounts previously withdrawn tax free) to the total account balances of all traditional IRAs you own at the end of the year plus all traditional IRA distributions made during the year. Multiply this by all distributions from the traditional IRA during the year to determine the nontaxable portion of each distribution.

 In addition, a distribution is not taxable if:

 o the amount received is a withdrawal of excess contributions, as described under "Excess contributions" above; or

 o the entire amount received is rolled over to another traditional IRA (see "Rollovers and transfers" above); or

 o in certain limited circumstances, where the traditional IRA acts as a "conduit," you roll over the entire amount into a qualified plan or TSA that accepts rollover contributions. To get this conduit traditional IRA treatment:

 o the source of funds you used to establish the traditional IRA must have been a rollover contribution from a qualified plan; and

 o the entire amount received from the traditional IRA (including any earnings on the rollover contribution) must be rolled over into another qualified plan within 60 days of the date received.

 Similar rules apply in the case of a TSA.

 However, you may lose conduit treatment if you make an eligible rollover distribution contribution to a traditional IRA and you commingle this contribution with other contributions. In that case, you may not be able to roll over these eligible rollover distribution contributions and earnings to another qualified plan or TSA at a future date. The Rollover IRA contract can be used as a conduit IRA if amounts are not commingled.


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                                                            Tax information  47
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 Distributions from a traditional IRA are not eligible for favorable ten-year averaging or long-term capital gain treatment available to certain distributions from qualified plans.


 REQUIRED MINIMUM DISTRIBUTIONS

 LIFETIME REQUIRED MINIMUM DISTRIBUTIONS. You must start taking annual distributions from your traditional IRAs beginning at age 70 1/2.

 WHEN YOU HAVE TO TAKE THE FIRST REQUIRED MINIMUM DISTRIBUTION. The first required minimum distribution is for the calendar year in which you turn age 70 1/2. You have the choice to take this first required minimum distribution during the calendar year you actually reach age 70 1/2, or to delay taking it until the first three-month period in the next calendar year (January 1 - April 1). Distributions must start no later than your "Required Beginning Date," which is April 1st of the calendar year after the calendar year in which you turn age 70 1/2. If you choose to delay taking the first annual minimum distribution, then you will have to take two minimum distributions in that year - the delayed one for the first year and the one actually for that year. Once minimum distributions begin, they must be made at some time each year.

 HOW YOU CAN CALCULATE REQUIRED MINIMUM DISTRIBUTIONS. There are two approaches to taking required minimum distributions - "account-based" or "annuity-based."

 Account-based method. If you choose an account-based method, you divide the value of your traditional IRA as of December 31st of the past calendar year by a life expectancy factor from IRS tables. This gives you the required minimum distribution amount for that particular IRA for that year. The required minimum distribution amount will vary each year as the account value and your life expectancy factors change.

 You have a choice of life expectancy factors, depending on whether you choose a method based only on your life expectancy, or the joint life expectancies of you and another individual. You can decide to "recalculate" your life expectancy every year by using your current life expectancy factor. You can decide instead to use the "term certain" method, where you reduce your life expectancy by one every year after the initial year. If your spouse is your designated beneficiary for the purpose of calculating annual account-based required minimum distributions, you can also annually recalculate your spouse's life expectancy if you want. If you choose someone who is not your spouse as your designated beneficiary for the purpose of calculating annual account-based required minimum distributions, you have to use the term certain method of calculating that person's life expectancy. If you pick a nonspouse designated beneficiary, you may also have to do another special calculation.

 You can later apply your traditional IRA funds to a life annuity-based payout. You can only do this if you already chose to recalculate your life expectancy annually (and your spouse's life expectancy if you select a spousal joint annuity). For example, if you anticipate selecting any other form of life annuity payout after you are age 70 1/2, you must have elected to recalculate life expectancies.

 Annuity-based method. If you choose an annuity-based method, you do not have to do annual calculations. You apply the account value to an annuity payout for your life or the joint lives of you and a designated beneficiary, or for a period certain not extending beyond applicable life expectancies.

 DO YOU HAVE TO PICK THE SAME METHOD TO CALCULATE YOUR REQUIRED MINIMUM DISTRIBUTIONS FOR ALL OF YOUR TRADITIONAL IRAS AND OTHER RETIREMENT PLANS?
  No. If you want, you can choose a different method and a different beneficiary for each of your traditional IRAs and other retirement plans. For example, you can choose an annuity payout from one IRA, a different annuity payout from a qualified plan, and an account-based annual withdrawal from another IRA.

 WILL WE PAY YOU THE ANNUAL AMOUNT EVERY YEAR FROM YOUR TRADITIONAL IRA BASED ON THE METHOD YOU CHOOSE? No, unless you affirmatively select an annuity payout option or an account-based withdrawal option such as our minimum distribution withdrawal option. Because the options we offer do not cover every option permitted under


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 federal income tax rules, you may prefer to do your own required minimum distribution calculations for one or more of your traditional IRAs.

 WHAT IF YOU TAKE MORE THAN YOU NEED TO FOR ANY YEAR? The required minimum distribution amount for your traditional IRAs is calculated on a year-by-year basis. There are no carry-back or carry-forward provisions. Also, you cannot apply required minimum distribution amounts you take from your qualified plans to the amounts you have to take from your traditional IRAs and vice versa. However, the IRS will let you calculate the required minimum distribution for each traditional IRA that you maintain, using the method that you picked for that particular IRA. You can add these required minimum distribution amount calculations together. As long as the total amount you take out every year satisfies your overall traditional IRA required minimum distribution amount, you may choose to take your annual required minimum distribution from any one or more traditional IRAs that you own.

 WHAT IF YOU TAKE LESS THAN YOU NEED TO FOR ANY YEAR? Your IRA could be disqualified, and you could have to pay tax on the entire value. Even if your IRA is not disqualified, you could have to pay a 50% penalty tax on the shortfall (required amount for traditional IRAs less amount actually taken). It is your responsibility to meet the required minimum distribution rules. We will remind you when our records show that your age 70 1/2 is approaching.
 If you do not select a method with us, we will assume you are taking your required minimum distribution from another traditional IRA that you own.

 WHAT ARE THE REQUIRED MINIMUM DISTRIBUTION PAYMENTS AFTER YOU DIE? If you die after either (a) the start of annuity payments, or (b) your Required Beginning Date, your beneficiary must receive payment of the remaining values in the contract at least as rapidly as under the distribution method before your death. In some circumstances, your surviving spouse may elect to become the owner of the traditional IRA and halt distributions until he or she reaches age 70 1/2.

 If you die before your Required Beginning Date and before annuity payments begin, federal income tax rules require complete distribution of your entire value in the contract within five years after your death. Payments to a designated beneficiary over the beneficiary's life or over a period certain that does not extend beyond the beneficiary's life expectancy are also permitted, if these payments start within one year of your death. A surviving spouse beneficiary can also (a) delay starting any payments until you would have reached age 70 1/2 or (b) roll over your traditional IRA into his or her own traditional IRA.


 SUCCESSOR ANNUITANT AND OWNER

 If your spouse is the sole primary beneficiary and elects to become the successor annuitant and owner, no death benefit is payable until your surviving spouse's death.

 PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH

 IRA death benefits are taxed the same as IRA distributions.

 BORROWING AND LOANS ARE PROHIBITED TRANSACTIONS

 You cannot get loans from a traditional IRA. You cannot use a traditional IRA as collateral for a loan or other obligation. If you borrow against your IRA or use it as collateral, its tax-favored status will be lost as of the first day of the tax year in which this prohibited event occurs. If this happens, you must include the value of the traditional IRA in your federal gross income. Also, the early distribution penalty tax of 10% will apply if you have not reached age 59 1/2 before the first day of that tax year.

 EARLY DISTRIBUTION PENALTY TAX

 A penalty tax of 10% of the taxable portion of a distribution applies to distributions from a traditional IRA made before you reach age 59 1/2. The extra penalty tax does not apply to pre-age 59 1/2 distributions made:

 o  on or after your death; or

 o  because you are disabled (special federal income tax definition); or


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 o  used to pay certain extraordinary medical expenses (special federal income tax definition); or

 o used to pay medical insurance premiums for unemployed individuals (special federal income tax definition); or

 o used to pay certain first-time home buyer expenses (special federal income tax definition); or

 o used to pay certain higher education expenses (special federal income tax definition); or

 o in the form of substantially equal periodic payments made at least annually over your life (or your life expectancy), or over the joint lives of you and your beneficiary (or your joint life expectancy) using an IRS-approved distribution method.


 To meet this last exception, you could elect to apply your contract value to an Income Manager (life annuity with a period certain) payout annuity contract (level payments version). You could also elect the substantially equal withdrawals option. We will calculate the substantially equal annual payments under a method we select based on guidelines issued by the IRS (currently contained in IRS Notice 89-25, Question and Answer 12). Although substantially equal withdrawals and Income Manager payments are not subject to the 10% penalty tax, they are taxable as discussed in "Withdrawals, payments and transfers of funds out of traditional IRAs" above. Once substantially equal withdrawals or Income Manager annuity payments begin, the distributions should not be stopped or changed until after the later of your reaching age 59 1/2 or five years after the date of the first distribution, or the penalty tax, including an interest charge for the prior penalty avoidance, may apply to all prior distributions under either option. Also, it is possible that the IRS could view any additional withdrawal or payment you take from your contract as changing your pattern of substantially equal withdrawals or Income Manager payments for purposes of determining whether the penalty applies.


 ROTH INDIVIDUAL RETIREMENT ANNUITIES (ROTH IRAS)

 This section of the prospectus covers some of the special tax rules that apply to Roth IRAs. If the rules are the same as those that apply to the traditional IRA, we will refer you to the same topic under "traditional IRAs."

 The Equitable Accumulator Plus Roth Conversion IRA contract is designed to qualify as a Roth individual retirement annuity under Sections 408A and 408(b) of the Internal Revenue Code.

 CONTRIBUTIONS TO ROTH IRAS


 Individuals may make three different types of contributions to a Roth IRA:


 o taxable rollover contributions from traditional IRAs ("conversion" contributions); or

 o  tax-free rollover contributions from other Roth IRAs; or


 o tax-free direct custodian-to-custodian transfers from other Roth IRAs ("direct transfers").


 Since we only permit direct transfer and rollover contributions under the Equitable Accumulator Plus Roth Conversion IRA contract, we do not discuss regular after-tax contributions here. If you use the forms we require, we will also accept traditional IRA funds which are subsequently recharacterized as Roth IRA funds following special federal income tax rules.


 ROLLOVERS AND DIRECT TRANSFERS

 WHAT IS THE DIFFERENCE BETWEEN ROLLOVER AND DIRECT TRANSFER TRANSACTIONS? You may make rollover contributions to a Roth IRA from only two sources:

 o  another Roth IRA ("tax-free rollover contribution"); or

 o another traditional IRA, including a SEP-IRA or SIMPLE-IRA, in a taxable conversion rollover ("conversion contribution").

 You may not make contributions to a Roth IRA from a qualified plan under
 Section 401(a) of the Internal Revenue Code, or a TSA under Section 403(b) of the Internal Revenue

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50 Tax information
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 Code. You may make direct transfer contributions to a Roth IRA only from another Roth IRA.

 The difference between a rollover transaction and a direct transfer transaction is the following: in a rollover transaction you actually take possession of the funds rolled over, or are considered to have received them under tax law in the case of a change from one type of plan to another. In a direct transfer transaction, you never take possession of the funds, but direct the first Roth IRA custodian, trustee, or issuer to transfer the first Roth IRA funds directly to Equitable Life, as the Roth IRA issuer. You can make direct transfer transactions only between identical plan types (for example, Roth IRA to Roth IRA). You can also make rollover transactions between identical plan types. However, you can only use rollover transactions between different plan types (for example, traditional IRA to Roth IRA).

 You may make both Roth IRA to Roth IRA rollover transactions and Roth IRA to Roth IRA direct transfer transactions. This can be accomplished on a completely tax-free basis. However, you may make Roth IRA to Roth IRA rollover transactions only once in any 12-month period for the same funds. Trustee-to-trustee or custodian-to-custodian direct transfers can be made more frequently than once a year. Also, if you send us the rollover contribution to apply it to a Roth IRA, you must do so within 60 days after you receive the proceeds from the original IRA to get rollover treatment.

 The surviving spouse beneficiary of a deceased individual can roll over or directly transfer an inherited Roth IRA to one or more other Roth IRAs. In some cases, Roth IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court-ordered divorce or separation decree.

 CONVERSION CONTRIBUTIONS TO ROTH IRAS


 In a conversion rollover transaction, you withdraw (or are considered to have withdrawn) all or a portion of funds from a traditional IRA you maintain and convert it to a Roth IRA within 60 days after you receive (or are considered to have received) the traditional IRA proceeds. Unlike a rollover from a traditional IRA to another traditional IRA, the conversion rollover transaction is not tax free. Instead, the distribution from the traditional IRA is generally fully taxable. For this reason, we are required to withhold 10% federal income tax from the amount converted unless you elect out of such withholding. If you have ever made nondeductible regular contributions to any traditional IRA - whether or not it is the traditional IRA you are converting
 - a pro rata portion of the distribution is tax free.


 There is, however, no early distribution penalty tax on the traditional IRA withdrawal that you are converting to a Roth IRA, even if you are under age 59 1/2.

 You cannot make conversion contributions to a Roth IRA for any taxable year in which your adjusted gross income exceeds $100,000. For this purpose, your adjusted gross income is calculated without the gross income stemming from the traditional IRA conversion. You also cannot make conversion contributions to a Roth IRA for any taxable year in which your federal income tax filing status is "married filing separately."

 Finally, you cannot make conversion contributions to a Roth IRA to the extent that the funds in your traditional IRA are subject to the annual required minimum distribution rule applicable to traditional IRAs beginning at age
 70 1/2.

 WITHDRAWALS, PAYMENTS AND TRANSFERS OF FUNDS OUT OF ROTH IRAS

 NO FEDERAL INCOME TAX LAW RESTRICTIONS ON WITHDRAWALS. You can withdraw any or all of your funds from a Roth IRA at any time; you do not need to wait for a special event like retirement.

 DISTRIBUTIONS FROM ROTH IRAS

 Distributions include withdrawals from your contract, surrender of your contract, and annuity payments from your contract. Death benefits are also distributions.

 The following distributions from Roth IRAs are free of income tax:

 o  Rollover from a Roth IRA to another Roth IRA;


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                                                            Tax information  51
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 o  Direct transfer from a Roth IRA to another Roth IRA;

 o  Qualified distribution from a Roth IRA; and

 o  Return of excess contributions or amounts recharacterized to a traditional
    IRA.

 QUALIFIED DISTRIBUTIONS FROM ROTH IRAS. Qualified distributions from Roth IRAs made because of one of the following four qualifying events or reasons are not includable in income:

 o  you reach age 59 1/2; or

 o  you die; or

 o  you become disabled (special federal income tax definition); or

 o your distribution is a "qualified first-time homebuyer distribution" (special federal income tax definition; $10,000 lifetime total limit for these distributions from all of your traditional and Roth IRAs).

 You also have to meet a five-year aging period. A qualified distribution is any distribution made after the five-taxable- year period beginning with the first taxable year for which you made any contribution to any Roth IRA (whether or not the one from which the distribution is being made). It is not possible to have a tax-free qualified distribution before the year 2003 because of the five-year aging requirement.

 NONQUALIFIED DISTRIBUTIONS FROM ROTH IRAS. Nonqualified distributions from Roth IRAs are distributions that do not meet the qualifying event and five-year aging period tests described above. Such distributions are potentially taxable as ordinary income. Nonqualified distributions receive return-of-investment-first treatment. Only the difference between the amount of the distribution and the amount of contributions to all of your Roth IRAs is taxable. You have to reduce the amount of contributions to all of your Roth IRAs to reflect any previous tax-free recoveries.

 You must keep your own records of regular and conversion contributions to all Roth IRAs to assure appropriate taxation. You may have to file information on your contributions to and distributions from any Roth IRA on your tax return. You may have to retain all income tax returns and records pertaining to such contributions and distributions until your interests in all Roth IRAs are distributed.

 Like traditional IRAs, taxable distributions from a Roth IRA are not entitled to the special favorable five-year averaging method (or, in certain cases, favorable ten-year averaging and long-term capital gain treatment) available in certain cases to distributions from qualified plans.

 REQUIRED MINIMUM DISTRIBUTIONS AT DEATH

 Same as traditional IRA under "What are the required minimum distribution payments after you die?" Lifetime required minimum distributions do not apply.

 PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH

 Distributions to a beneficiary generally receive the same tax treatment as if the distribution had been made to you.


 BORROWING AND LOANS ARE PROHIBITED TRANSACTIONS

 Same as traditional IRA.


 EXCESS CONTRIBUTIONS


 Generally the same as traditional IRA.


 Excess rollover contributions to Roth IRAs are contributions not eligible to be rolled over (for example, conversion contributions from a traditional IRA if your adjusted gross income is in excess of $100,000 in the conversion year).

 You can withdraw or recharacterize any contribution to a Roth IRA before the due date (including extensions) for filing your federal income tax return for the tax year. If you do this, you must also withdraw or recharacterize any earnings attributable to the contribution.

 EARLY DISTRIBUTION PENALTY TAX

 Same as traditional IRA.

 For Roth IRAs, special penalty rules may apply to amounts withdrawn attributable to 1998 conversion rollovers.


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52 Tax information

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 SPECIAL RULES FOR NONQUALIFIED CONTRACTS IN QUALIFIED PLANS


 Under QP contracts your plan administrator or trustee notifies you as to tax consequences. See Appendix II.

 TAX-SHELTERED ANNUITY CONTRACTS (TSAS)

 GENERAL

 This section covers some of the special tax rules that apply to TSA contracts under Section 403(b) of the Internal Revenue Code (TSAs). If the rules are the same as those that apply to another kind of contract, for example, traditional IRAs, we will refer you to the same topic under "traditional IRAs."

 CONTRIBUTIONS TO TSAS

 There are two ways you can make contributions to your Rollover TSA contract:

 o a rollover from another TSA contract or arrangement that meets the requirements of Section 403(b) of the Internal Revenue Code, or

 o a full or partial direct transfer of assets ("direct transfer") from another contract or arrangement that meets the requirements of Section 403(b) of the Internal Revenue Code by means of IRS Revenue Ruling 90-24.

 With appropriate written documentation satisfactory to us, we will accept rollover contributions from "conduit IRAs" for TSA funds.

 If you make a direct transfer, you must fill out our transfer form.

 EMPLOYER-REMITTED CONTRIBUTIONS. The Rollover TSA contract does not accept employer-remitted contributions. However, we provide the following discussion as part of our description of restrictions on the distribution of funds directly transferred, which include employer-remitted contributions to other TSAs.

 Employer-remitted contributions to TSAs made through the employer's payroll are subject to annual limits. (Tax-free transfer or tax-deferred rollover contributions from another 403(b) arrangement are not subject to these annual contribution limits). Commonly, some or all of the contributions made to a TSA are made under a salary reduction agreement between the employee and the employer. These contributions are called "salary reduction" or "elective deferral" contributions. However, a TSA can also be wholly or partially funded through non-elective employer contributions or after-tax employee contributions. Amounts attributable to salary reduction contributions to TSAs are generally subject to withdrawal restrictions. Also, all amounts attributable to investments in a 403(b)(7) custodial account are subject to withdrawal restrictions discussed below.

 ROLLOVER OR DIRECT TRANSFER CONTRIBUTIONS. You may make rollover contributions to your Rollover TSA contract from TSAs under Section 403(b) of the Internal Revenue Code. Generally, you may make a rollover contribution to a TSA when you have a distributable event from an existing TSA as a result of your:

 o  termination of employment with the employer who provided the TSA funds; or

 o  reaching age 59 1/2 even if you are still employed; or

 o  disability (special federal income tax definition).

 A transfer occurs when changing the funding vehicle, even if there is no distributable event. Under a direct transfer, you do not receive a distribution. We accept direct transfers of TSA funds under Revenue Ruling 90-24 only if:

 o you give us acceptable written documentation as to the source of the funds, and

 o the Equitable Accumulator contract receiving the funds has provisions at least as restrictive as the source contract.

 Before you transfer funds to a Rollover TSA contract, you may have to obtain your employer's authorization or demonstrate that you do not need employer authorization. For example, the transferring TSA may be subject to Title I of ERISA if the employer makes matching contributions to


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                                                            Tax information  53
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 salary reduction contributions made by employees. In that case, the employer must continue to approve distributions from the plan or contract.

 Your contribution to the Rollover TSA must be net of the required minimum distribution for the tax year in which we issue the contract if:

 o  you are or will be at least age 70 1/2 in the current calendar year, and

 o you have separated from service with the employer who provided the funds to purchase the TSA you are transferring or rolling over to the Rollover TSA.

 This rule applies regardless of whether the source of funds is a:

 o  rollover by check of the proceeds from another TSA; or

 o  direct rollover from another TSA; or

 o  direct transfer under Revenue Ruling 90-24 from another TSA.

 Further, you must use the same elections regarding recalculation of your life expectancy (and if applicable, your spouse's life expectancy) if you have already begun to receive required minimum distribution from or with respect to the TSA from which you are making your contribution to the Rollover TSA. You must also elect or have elected a minimum distribution calculation method requiring recalculation of your life expectancy (and if applicable, your spouse's life expectancy) if you elect an annuity payout for the funds in this contract subsequent to this year.

 DISTRIBUTIONS FROM TSAS

 GENERAL. Depending on the terms of the employer plan and your employment status, you may have to get your employer's consent to take a loan or withdrawal. Your employer will tell us this when you establish the TSA through a direct transfer.

 WITHDRAWAL RESTRICTIONS. If this is a Revenue Ruling 90-24 direct transfer, we will treat all amounts transferred to this contract and any future earnings on the amount transferred as not eligible for withdrawal until one of the following events happens:

 o you are separated from service with the employer who provided the funds to purchase the TSA you are transferring to the Rollover TSA; or

 o  you reach age 59 1/2; or

 o  you die; or

 o  you become disabled (special federal income tax definition); or

 o  you take a hardship withdrawal (special federal income tax definition).

 If any portion of the funds directly transferred to your TSA contract is attributable to the amounts that you invested in a 403(b)(7) custodial account, such amounts, including earnings, are subject to withdrawal restrictions. With respect to the portion of the funds that were never invested in a 403(b)(7) custodial account, these restrictions apply to the salary reduction (elective deferral) contributions to a TSA annuity contract you made and any earnings on them. These restrictions do not apply to the amount directly transferred to your TSA contract that represents your December 31, 1988 account balance attributable to salary reduction contributions to a TSA annuity contract and earnings. To take advantage of this grandfathering, you must properly notify us in writing at our processing office of your December 31, 1988 account balance if you have qualifying amounts transferred to your TSA contract.

 THIS PARAGRAPH APPLIES ONLY TO PARTICIPANTS IN A TEXAS OPTIONAL RETIREMENT PROGRAM. Texas Law permits withdrawals only after one of the following distributable events occurs:

 1. the requirements for minimum distribution (discussed under "Required minimum distributions" below and in the prospectus) are met; or

 2. death; or

 3. retirement; or



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54 Tax information
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 4. termination of employment in all Texas public institutions of higher education.

 For you to make a withdrawal, we must receive a properly completed written acknowledgement from the employer. If a distributable event occurs before you are vested, we will refund to the employer any amounts provided by an employer's first-year matching contributions. We reserve the right to change these provisions without your consent, but only to the extent necessary to maintain compliance with applicable law. Loans are not permitted under Texas Optional Retirement Programs.

 TAX TREATMENT OF DISTRIBUTIONS. Amounts held under TSAs are generally not subject to federal income tax until benefits are distributed. Distributions include withdrawals from your TSA contract and annuity payments from your TSA contract. Death benefits paid to a beneficiary are also taxable distributions. Unless an exception applies, amounts distributed from TSAs are includable in gross income as ordinary income. Distributions from TSAs may be subject to 20% federal income tax withholding. See "Federal and state income tax withholding and information reporting" below. In addition, TSA distributions may be subject to additional tax penalties.

 If you have made after-tax contributions, you will have a tax basis in your TSA contract, which will be recovered tax-free. Since we do not track your investment in the contract, if any, it is your responsibility to determine how much of the distribution is taxable.

 DISTRIBUTIONS BEFORE ANNUITY PAYMENTS BEGIN. On a total surrender, the amount received in excess of the investment in the contract is taxable. We will report the total amount of the distribution. The amount of any partial distribution from a TSA prior to the annuity starting date is generally taxable, except to the extent that the distribution is treated as a withdrawal of after-tax contributions. Distributions are normally treated as pro rata withdrawals of after-tax contributions and earnings on those contributions.

 ANNUITY PAYMENTS. If you elect an annuity payout option, you will recover any investment in the contract as each payment is received by dividing the investment in the contract by an expected return determined under an IRS table prescribed for qualified annuities. The amount of each payment not excluded from income under this exclusion ratio is fully taxable. The full amount of the payments received after your investment in the contract is recovered is fully taxable. If you (and your beneficiary under a joint and survivor annuity) die before recovering the full investment in the contract, a deduction is allowed on your (or your beneficiary's) final tax return.

 PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH

 Death benefit distributions from a TSA generally receive the same tax treatment as distribution during your lifetime. In some instances, distributions from a TSA made to your surviving spouse may be rolled over to a traditional IRA.

 LOANS FROM TSAS

 You may take loans from a TSA unless restricted by the employer (for example, under an employer plan subject to ERISA). If you cannot take a loan, or cannot take a loan without approval from the employer who provided the funds, we will have this information in our records based on what you and the employer who provided the TSA funds told us when you purchased your contract.

 Loans are generally not treated as a taxable distribution. If the amount of the loan when made exceeds permissible limits under federal income tax rules, the amount of the excess is treated (solely for tax purposes) as a taxable distribution. Additionally, if the loan is not repaid at least quarterly, amortizing (paying down) interest and principal, the amount not repaid when due will be treated as a taxable distribution. Under Proposed Treasury Regulations the entire unpaid balance of the loan is includable in income in the year of the default.

 TSA loans are subject to federal income tax limits and may also be subject to limits of the plan from which the funds came. Federal income tax rule requirements apply even if the plan is not subject to ERISA. For example, loans offered by TSAs are subject to the following conditions:



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                                                            Tax information  55
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 o  The amount of a loan to a participant, when combined with all other loans to the participant from all qualified plans of the employer, cannot exceed the lesser of:

   (1) the greater of $10,000 or 50% of the participant's nonforfeitable accrued benefits; and

   (2) $50,000 reduced by the excess (if any) of the highest outstanding loan balance over the previous twelve months over the outstanding loan balance of plan loans on the date the loan was made.

 o In general, the term of the loan cannot exceed five years unless the loan is used to acquire the participant's primary residence. Rollover TSA contracts have a term limit of 10 years for loans used to acquire the participant's primary residence.

 All principal and interest must be amortized in substantially level payments over the term of the loan, with payments being made at least quarterly.

 The amount borrowed and not repaid may be treated as a distribution if:

 o  the loan does not qualify under the conditions above;

 o  the participant fails to repay the interest or principal when due; or

 o in some instances, the participant separates from service with the employer who provided the funds or the plan is terminated.

 In this case, the participant may have to include the unpaid amount due as ordinary income. In addition, the 10% early distribution penalty tax may apply. The amount of the unpaid loan balance is reported to the IRS on Form 1099-R as a distribution.

 TAX-DEFERRED ROLLOVERS AND DIRECT TRANSFERS

 You may roll over any "eligible rollover distribution" from a TSA into another eligible retirement plan, either directly or within 60 days of your receiving the distribution. To the extent rolled over, a distribution remains tax-deferred.

 You may roll over a distribution from a TSA to another TSA or to a traditional IRA. A spousal beneficiary may roll over death benefits only to a traditional IRA.

 The taxable portion of most distributions will be eligible for rollover, except as specifically excluded under federal income tax rules. Distributions that you cannot roll over generally include periodic payments for life or for a period of 10 years or more, hardship withdrawals, and required minimum distributions under federal income tax rules.

 Direct transfers of TSA funds from one TSA to another under Revenue Ruling 90-24 are not distributions.

 REQUIRED MINIMUM DISTRIBUTIONS

 Generally the same as traditional IRA with these differences:

 WHEN YOU HAVE TO TAKE THE FIRST REQUIRED MINIMUM DISTRIBUTION. The minimum distribution rules force TSA participants to start calculating and taking annual distribution from their TSAs by a required date. Generally you must take the first required minimum distribution for the calendar year in which you turn age 70 1/2. You may be able to delay the start of required minimum distributions for all or part of your account balance until after age 70 1/2, as follows:

 o For TSA participants who have not retired from service with the employer who provided the funds for the TSA by the calendar year the participant turns age 70 1/2, the required beginning date for minimum distribution is extended to April 1 following the calendar year of retirement.

 o TSA plan participants may also delay the start of required minimum distribution to age 75 of the portion of their account value attributable to their December 31, 1986 TSA account balance, even if retired at age
    70 1/2. We will know whether or not you qualify for this exception because it will only apply to people who establish their Rollover TSA by direct Revenue Ruling 90-24 transfers. If you do not give us the amount of your December 31, 1986 account balance that is being transferred to the Rollover TSA on the form used to establish the TSA, you do not qualify.

56 Tax information
--------------------------------------------------------------------------------


 SPOUSAL CONSENT RULES

 This will only apply to you if you establish your Rollover TSA by direct Revenue Ruling 90-24 transfer. Your employer will tell us on the form used to establish the TSA whether or not you need to get spousal consent for loans, withdrawals, or other distributions. If you do, you will need such consent if you are married when you request a withdrawal under the TSA contract. In addition, unless you elect otherwise with the written consent of your spouse, the retirement benefits payable under the plan must be paid in the form of a qualified joint and survivor annuity. A qualified joint and survivor annuity is payable for the life of the annuitant with a survivor annuity for the life of the spouse in an amount not less than one-half of the amount payable to the annuitant during his or her lifetime. In addition, if you are married, the beneficiary must be your spouse, unless your spouse consents in writing to the designation of another beneficiary.

 If you are married and you die before annuity payments have begun, payments will be made to your surviving spouse in the form of a life annuity unless at the time of your death a contrary election was in effect. However, your surviving spouse may elect, before payments begin, to receive payments in any form permitted under the terms of the TSA contract and the plan of the employer who provided the funds for the TSA.


 EARLY DISTRIBUTION PENALTY TAX

 A penalty tax of 10% of the taxable portion of a distribution applies to distribution from a TSA before you reach age 59 1/2. This is in addition to any income tax. There are exceptions to the extra penalty tax. No penalty tax applies to pre-age 59 1/2 distributions made:

 o  on or after your death; or

 o  because you are disabled (special federal income tax definition); or

 o to pay for certain extraordinary medical expenses (special federal income tax definition); or

 o  if you are separated from service, any form of payout after you are age 55;
    or

 o only if you are separated from service, a payout in the form of substantially equal periodic payments made at least annually over your life (or your life expectancy), or over the joint lives of you and your beneficiary (or your joint life expectancy) using an IRS-approved distribution method.


 FEDERAL AND STATE INCOME TAX WITHHOLDING
 AND INFORMATION REPORTING

 We must withhold federal income tax from distributions from annuity contracts. You may be able to elect out of this income tax withholding in some cases. Generally, we do not have to withhold if your distributions are not taxable. The rate of withholding will depend on the type of distribution and, in certain cases, the amount of your distribution. Any income tax withheld is a credit against your income tax liability. If you do not have sufficient income tax withheld or do not make sufficient estimated income tax payments, you may incur penalties under the estimated income tax rules.

 You must file your request not to withhold in writing before the payment or distribution is made. Our processing office will provide forms for this purpose. You cannot elect out of withholding unless you provide us with your correct Taxpayer Identification Number and a United States residence address. You cannot elect out of withholding if we are sending the payment out of the United States.

 You should note the following special situations:


 o We might have to withhold and/or report on amounts we pay under a free look or cancellation.


 o We are generally required to withhold on conversion rollovers of traditional IRAs to Roth IRAs, as it is considered a withdrawal from the traditional IRA and is taxable.

 o We are required to withhold on the gross amount of a distribution from a Roth IRA unless you elect out of withholding. This may result in tax being withheld even though the Roth IRA distribution is not taxable in whole or in part.

 Special withholding rules apply to foreign recipients and United States citizens residing outside the United States. We

                                                            Tax information  57
--------------------------------------------------------------------------------

 do not discuss these rules here. Certain states have indicated that state income tax withholding will also apply to payments from the contracts made to residents. In some states, you may elect out of state withholding, even if federal withholding applies. Generally, an election out of federal withholding will also be considered an election out of state withholding. If you need more information concerning a particular state or any required forms, call our processing office at the toll-free number.

 FEDERAL INCOME TAX WITHHOLDING ON PERIODIC ANNUITY PAYMENTS

 We withhold differently on "periodic" and "non-periodic" payments. For a periodic annuity payment, for example, unless you specify a different number of withholding exemptions, we withhold assuming that you are married and claiming three withholding exemptions. If you do not give us your correct Taxpayer Identification Number, we withhold as if you are single with no exemptions.


 Based on the assumption that you are married and claiming three withholding exemptions, if you receive less than $14,880 in periodic annuity payments in 2000, your payments will generally be exempt from federal income tax withholding. You could specify a different choice of withholding exemption or request that tax be withheld. Your withholding election remains effective unless and until you revoke it. You may revoke or change your withholding election at any time.


 FEDERAL INCOME TAX WITHHOLDING ON NON-PERIODIC ANNUITY PAYMENTS (WITHDRAWALS)

 For a non-periodic distribution (total surrender or partial withdrawal), we generally withhold at a flat 10% rate. We apply that rate to the taxable amount in the case of nonqualified contracts, and to the payment amount in the case of IRAs and Roth IRAs.

 You cannot elect out of withholding if the payment is an eligible rollover distribution from a qualified plan or TSA. If a non-periodic distribution from a qualified plan or TSA is not an eligible rollover distribution then the 10% withholding rate applies.


 MANDATORY WITHHOLDING FROM TSA AND QUALIFIED PLAN DISTRIBUTIONS

 Unless you have the distribution go directly to the new plan, eligible rollover distributions from qualified plans and TSAs are subject to mandatory 20% withholding. An eligible rollover distribution from a TSA can be rolled over to another TSA or a traditional IRA. An eligible rollover distribution from a qualified plan can be rolled over to another qualified plan or traditional IRA. All distributions from a TSA or qualified plan are eligible rollover distributions unless they are on the following list of exceptions:

 o  any after-tax contributions you made to the plan; or

 o any distributions which are required minimum distributions after age 70 1/2 or separation from service; or

 o  hardship withdrawals; or

 o substantially equal periodic payments made at least annually for your life (or life expectancy) or the joint lives (or joint life expectancy) of you and your designated beneficiary; or

 o substantially equal periodic payments made for a specified period of 10 years or more; or

 o  corrective distributions that fit specified technical tax rules; or

 o  loans that are treated as distributions; or

 o  a death benefit payment to a beneficiary who is not your surviving spouse;
    or

 o a qualified domestic relations order distribution to a beneficiary who is not your current spouse or former spouse.

 A death benefit payment to your surviving spouse, or a qualified domestic relations order distribution to your current or former spouse, may be a distribution subject to mandatory 20% withholding.

58 Tax information
--------------------------------------------------------------------------------

 IMPACT OF TAXES TO EQUITABLE LIFE

 The contracts provide that we may charge Separate Account No. 49 for taxes. We do not now, but may in the future set up reserves for such taxes.

                                                            More information 59
8
More information
--------------------------------------------------------------------------------

 ABOUT OUR SEPARATE ACCOUNT NO. 49

 Each variable investment option is a subaccount of our Separate Account No.
 49. We established Separate Account No. 49 in 1996 under special provisions of the New York Insurance Law. These provisions prevent creditors from any other business we conduct from reaching the assets we hold in our variable investment options for owners of our variable annuity contracts. We are the legal owner of all of the assets in Separate Account No. 49 and may withdraw any amounts that exceed our reserves and other liabilities with respect to variable investment options under our contracts. The results of Separate Account No. 49's operations are accounted for without regard to Equitable Life's other operations.

 Separate Account No. 49 is registered under the Investment Company Act of 1940 and is classified by that act as a "unit investment trust." The SEC, however, does not manage or supervise Equitable Life or Separate Account No. 49.

 Each subaccount (variable investment option) within Separate Account No. 49 invests solely in class IB shares issued by the corresponding portfolio of EQ Advisors Trust.

 We reserve the right subject to compliance with laws that apply:

 (1) to add variable investment options to, or to remove variable investment options from, Separate Account No. 49, or to add other separate accounts;

 (2) to combine any two or more variable investment options;

 (3) to transfer the assets we determine to be the shares of the class of contracts to which the contracts belong from any variable investment option to another variable investment option;

 (4) to operate Separate Account No. 49 or any variable investment option as a management investment company under the Investment Company Act of 1940 (in which case, charges and expenses that otherwise would be assessed against an underlying mutual fund would be assessed against Separate Account No. 49 or a variable investment option directly);

 (5) to deregister Separate Account No. 49 under the Investment Company Act of 1940;

 (6) to restrict or eliminate any voting rights as to Separate Account No. 49;
     and

 (7) to cause one or more variable investment options to invest some or all of their assets in one or more other trusts or investment companies.

 ABOUT EQ ADVISORS TRUST

 EQ Advisors Trust is registered under the Investment Company Act of 1940. It is classified as an "open-end management investment company," more commonly called a mutual fund. EQ Advisors Trust issues different shares relating to each portfolio.

 Equitable Life serves as the investment manager of EQ Advisors Trust. As such, Equitable Life oversees the activities of the investment advisers with respect to EQ Advisors Trust and is responsible for retaining or discontinuing the services of those advisers. (Prior to September 1999 EQ Financial Consultants, Inc., the predecessor to AXA Advisors, LLC and an affiliate of Equitable Life, served as investment manager to EQ Advisors Trust.)

 EQ Advisors Trust commenced operations on May 1, 1997. For periods prior to October 18, 1999 the Alliance portfolios (other than EQ/Alliance Premier Growth) were part of The Hudson River Trust. On October 18, 1999, these portfolios became corresponding portfolios of EQ Advisors Trust.

 EQ Advisors Trust does not impose sales charges or "loads" for buying and selling its shares. All dividends and other distributions on Trust shares are reinvested in full. The Board of Trustees of EQ Advisors Trust may establish additional portfolios or eliminate existing portfolios at any time. More detailed information about EQ Advisors Trust, the portfolio investment objectives, policies, restrictions, risks, expenses, the Rule 12b-1 Plan relating to its Class IB shares, and other aspects of its operations, appears in the prospectus for EQ Advisors Trust attached at the end of this prospectus, or in its SAI which is available upon request.

60 More information
--------------------------------------------------------------------------------

 ABOUT THE GENERAL ACCOUNT

 Our general account supports all of our policy and contract guarantees, as well as our general obligations. Credits allocated to your account value are funded from our general account.

 The general account is subject to regulation and supervision by the Insurance Department of the State of New York and to the insurance laws and regulations of all jurisdictions where we are authorized to do business. Because of exemptions and exclusionary provisions that apply, interests in the general account have not been registered under the Securities Act of 1933, nor is the general account an investment company under the Investment Company Act of 1940.

 We have been advised that the staff of the SEC has not reviewed the portions of this prospectus that relate to the general account. The disclosure with regard to the general account, however, may be subject to certain provisions of the federal securities laws relating to the accuracy and completeness of statements made in prospectuses.

 ABOUT OTHER METHODS OF PAYMENT

 WIRE TRANSMITTALS

 We accept initial contributions sent by wire to our processing office by agreement with certain broker-dealers. The transmittals must be accompanied by information we require to allocate your contribution. Wire orders not accompanied by complete information may be retained as described under "How you can make your contributions" under "Contract features and benefits."

 Even if we accept the wire order and essential information, a contract generally will not be issued until we receive and accept a properly completed application. In certain cases we may issue a contract based on information forwarded electronically. In these cases, you must sign our Acknowledgement of Receipt form.

 Where we require a signed application, no financial transactions will be permitted until we receive the signed application and have issued the contract. Where we require an Acknowledgement of Receipt form, financial transactions are only permitted if you request them in writing, sign the request and have it signature guaranteed, until we receive the signed Acknowledgement of Receipt form.

 After your contract has been issued, additional contributions may be transmitted by wire.

 AUTOMATIC INVESTMENT PROGRAM - FOR NQ CONTRACTS ONLY

 You may use our automatic investment program, or "AIP," to have a specified amount automatically deducted from a checking account, money market account, or credit union checking account and contributed as an additional contribution into an NQ contract on a monthly or quarterly basis. AIP is not available for Rollover IRA, Roth Conversion IRA, QP contracts, or Rollover TSA contracts.

 The minimum amounts we will deduct are $100 monthly and $300 quarterly. AIP additional contributions may be allocated to any of the variable investment options. You choose the day of the month you wish to have your account debited. However, you may not choose a date later than the 28th day of the month.

 You may cancel AIP at any time by notifying our processing office. We are not responsible for any debits made to your account before the time written notice of cancellation is received at our processing office.

 DATES AND PRICES AT WHICH CONTRACT EVENTS OCCUR

 We describe below the general rules for when, and at what prices, events under your contract will occur. Other portions of this prospectus describe circumstances that may cause exceptions. We generally do not repeat those exceptions below.

 BUSINESS DAY

 Our business day is any day the New York Stock Exchange is open for trading. Our business day generally ends at 4:00 p.m., Eastern Time for purposes of determining the

                                                           More information  61
--------------------------------------------------------------------------------

 date when contributions are applied and any other transaction requests are processed. We may, however, close due to emergency conditions. Contributions will be applied and any other transaction requests will be processed when they are received along with all the required information.

 o If your contribution, transfer, or any other transaction request, containing all the required information, reaches us on a non-business day or after 4:00 p.m. on a business day, we will use the next business day.

 o A loan request under your Rollover TSA contract will be processed on the first business day of the month following the date on which the properly completed loan request form is received.

 o If your transaction is set to occur on the same day of the month as the contract date and that date is the 29th, 30th or 31st of the month, then the transaction will occur on the 1st day of the next month.

 o When a charge is to be deducted on a contract date anniversary that is a non-business day, we will deduct the charge on the next business day.


 CONTRIBUTIONS, CREDITS, AND TRANSFERS

 o Contributions and credits allocated to the variable investment options are invested at the value next determined after the close of the business day.


 o Transfers to or from variable investment options will be made at the value next determined after the close of the business day.

 ABOUT YOUR VOTING RIGHTS

 As the owner of the shares of EQ Advisors Trust we have the right to vote on certain matters involving the portfolios, such as:

 o  the election of trustees;

 o  the formal approval of independent auditors selected for EQ Advisors Trust;
    or

 o any other matters described in the prospectus for EQ Advisors Trust or requiring a shareholders' vote under the Investment Company Act of 1940.

 We will give contract owners the opportunity to instruct us how to vote the number of shares attributable to their contracts if a shareholder vote is taken. If we do not receive instructions in time from all contract owners, we will vote the shares of a portfolio for which no instructions have been received in the same proportion as we vote shares of that portfolio for which we have received instructions. We will also vote any shares that we are entitled to vote directly because of amounts we have in a portfolio in the same proportions that contract owners vote.

 VOTING RIGHTS OF OTHERS

 Currently, we control EQ Advisors Trust. EQ Advisors Trust shares are sold to our separate accounts and an affiliated qualified plan trust. In addition, EQ Advisors Trust shares are held by separate accounts of insurance companies both affiliated and unaffiliated with us. Shares held by these separate accounts will probably be voted according to the instructions of the owners of insurance policies and contracts issued by those insurance companies. While this will dilute the effect of the voting instructions of the contract owners, we currently do not foresee any disadvantages because of this. The Board of Trustees of EQ Advisors Trust intends to monitor events in order to identify any material irreconcilable conflicts that may arise and to determine what action, if any, should be taken in response. If we believe that a response to any of those events insufficiently protects our contract owners, we will see to it that appropriate action is taken.

 SEPARATE ACCOUNT NO. 49 VOTING RIGHTS

 If actions relating to Separate Account No. 49 require contract owner approval, contract owners will be entitled to one vote for each unit they have in the variable investment options. Each contract owner who has elected a variable annuity payout option may cast the number of votes equal to the dollar amount of reserves we are holding for that annuity in a variable investment option divided by the annuity unit value for that option. We will cast votes attributable to any

62 More information

--------------------------------------------------------------------------------

 amounts we have in the variable investment options in the same proportion as votes cast by contract owners.


 CHANGES IN APPLICABLE LAW


 The voting rights we describe in this prospectus are created under applicable federal securities laws. To the extent that those laws or the regulations published under those laws eliminate the necessity to submit matters for approval by persons having voting rights in separate accounts of insurance companies, we reserve the right to proceed in accordance with those laws or regulations.



 ABOUT LEGAL PROCEEDINGS

 Equitable Life and its affiliates are parties to various legal proceedings. In our view, none of these proceedings is likely to have a material adverse effect upon Separate Account No. 49, our ability to meet our obligations under the contracts, or the distribution of the contracts.



 ABOUT OUR INDEPENDENT ACCOUNTANTS

 The consolidated financial statements of Equitable Life at December 31, 1999 and 1998, and for the three years ended December 31, 1999 incorporated in this prospectus by reference to the 1999 Annual Report on Form 10-K are incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.


 FINANCIAL STATEMENTS

 The financial statements of Separate Account No. 49, as well as consolidated financial statements of Equitable Life, are in the SAI. The SAI is available free of charge. You may request one by writing to our processing office or calling 1-800-789-7771.



 TRANSFERS OF OWNERSHIP, COLLATERAL ASSIGNMENTS, LOANS, AND BORROWING

 You can transfer ownership of an NQ contract at any time before annuity payments begin. We will continue to treat you as the owner until we receive written notification of any change at our processing office. You cannot assign your NQ contract as collateral or security for a loan. Loans are also not available under your NQ contract. In some cases, an assignment or change of ownership may have adverse tax consequences. See "Tax information" earlier in this prospectus.


 You cannot assign or transfer ownership of a Rollover IRA, Roth Conversion IRA, QP or Rollover TSA contract except by surrender to us. Loans are not available and you cannot assign Rollover IRA, Roth Conversion IRA, and QP contracts as security for a loan or other obligation. If the employer that provided the funds does not restrict them, loans are available under a Rollover TSA contract.

 For limited transfers of ownership after the owner's death see "Beneficiary continuation option" in "Payment of death benefit" earlier in this prospectus. You may direct the transfer of the values under your Rollover IRA, Roth Conversion IRA, QP or Rollover TSA contract to another similar arrangement under federal income tax rules. In the case of such a transfer, we will impose a withdrawal charge, if one applies.


 DISTRIBUTION OF THE CONTRACTS


 Equitable Distributors, Inc. ("EDI"), an indirect, wholly owned subsidiary of Equitable Life, is the distributor of the contracts and has responsibility for sales and marketing functions for Separate Account No. 49. EDI serves as the principal underwriter of Separate Account No. 49. EDI is registered with the SEC as a broker-dealer and is a member of the National Association of Securities Dealers, Inc. EDI's principal business address is 1290 Avenue of the Americas, New York, New York 10104. Under a distribution agreement between EDI, Equitable Life, and certain of Equitable Life's separate accounts, including Separate Account No. 49, Equitable Life paid EDI distribution fees of $46,957,345 for 1999, $35,452,793 for 1998 and $9,566,343 for 1997 as the
 Distributor of certain contracts and as the principal underwriter of several Equitable Life separate accounts, including Separate Account No. 49.

                                                            More information 63
--------------------------------------------------------------------------------


 The contracts will be sold by registered representatives of EDI, as well as by affiliated and unaffiliated broker-dealers with which EDI has entered into selling agreements. We pay broker-dealer sales compensation that will not exceed an amount equal to 7% annually of the account value on a contract date anniversary. EDI may also receive compensation and reimbursement for its marketing services under the terms of its distribution agreement with Equitable Life. Broker- dealers receiving sales compensation will generally pay a portion of it to their registered representatives as commissions related to sales of the contracts. The offering of the contracts is intended to be continuous.

64 Investment performance

9
Investment performance
--------------------------------------------------------------------------------

 We provide the following tables to show five different measurements of the investment performance of the variable investment options and/or the portfolios in which they invest. We include these tables because they may be of general interest to you.

 Table 1 shows the average annual total return of the variable investment options. Average annual total return is the annual rate of growth that would be necessary to achieve the ending value of a contribution plus the 4% credit invested in the variable investment options for the periods shown.

 Table 2 shows the growth of a hypothetical $1,000 investment plus a $40 credit in the variable investment options over the periods shown. Both Tables 1 and 2 take into account all current fees and charges under the contract, but do not reflect the charges designed to approximate certain taxes imposed on us, such as premium taxes in your state or any applicable annuity administrative fee.

 Tables 3, 4, and 5 show the rates of return of the variable investment options on an annualized, cumulative, and year-by-year basis. These tables take into account all current fees and charges under the contract, but do not reflect the withdrawal charge or any charges designed to approximate certain taxes imposed on us, such as premium taxes in your state, or any applicable annuity administrative fee. If the charges were reflected they would effectively reduce the rates of return shown. The credit is not included.

 In all cases the results shown are based on the actual historical investment experience of the portfolios in which the variable investment options invest. In some cases, the results shown relate to periods when the variable investment options and/or contracts were not available. In those cases, we adjusted the results of the portfolios to reflect the charges under the contracts that would have applied had the variable investment options and/or contracts been available. The contracts are being offered for the first time in 1999.

 For the "Alliance" portfolios (other than EQ/Alliance Premier Growth), we have adjusted the results prior to October 1996, when Class IB shares for these portfolios were not available, to reflect the 12b-1 fees currently imposed. Finally, the results shown for the Alliance Money Market and Alliance Common Stock options for periods before March 22, 1985 reflect the results of the variable investment options that preceded them. The "Since portfolio inception" figures for these options are based on the date of inception of the preceding variable investment options. We have adjusted these results to reflect the maximum investment advisory fee payable for the portfolios, as well as an assumed charge of 0.06% for direct operating expenses.

 EQ Advisors Trust commenced operations on May 1, 1997. For periods prior to October 18, 1999 the Alliance portfolios (other than EQ/Alliance Premier Growth) were part of The Hudson River Trust. On October 18, 1999, these portfolios became corresponding portfolios of EQ Advisors Trust. In each case, the performance shown is for the indicated EQ Advisors Trust portfolio and any predecessor that it may have had.

 All rates of return presented are time-weighted and include reinvestment of investment income, including interest and dividends.

 From time to time, we may advertise different measurements of the investment performance of the variable investment options and/or the portfolios, including the measurements reflected in the tables below. We will indicate that the 4% credit is reflected when we show performance numbers that give effect to the credit.

 THE PERFORMANCE INFORMATION SHOWN BELOW AND THE PERFORMANCE INFORMATION THAT WE ADVERTISE REFLECT PAST PERFORMANCE AND DOES NOT INDICATE HOW THE VARIABLE INVESTMENT OPTIONS MAY PERFORM IN THE FUTURE. SUCH INFORMATION ALSO DOES NOT REPRESENT THE RESULTS EARNED BY ANY PARTICULAR INVESTOR. YOUR RESULTS WILL DIFFER.


 BENCHMARKS

 Tables 3 and 4 compare the performance of variable investment options to market indices that serve as benchmarks. Market indices are not subject to any charges

                                                      Investment performance 65
--------------------------------------------------------------------------------

 for investment advisory fees, brokerage commission or other operating expenses typically associated with a managed portfolio. Also, they do not reflect other contract charges such as the mortality and expense risks charge, administrative charge, distribution charge, or any withdrawal charge. Comparisons with these benchmarks, therefore, may be of limited use. We include them because they are widely known and may help you to understand the universe of securities from which each portfolio is likely to select its holdings. Benchmark data reflect the reinvestment of dividend income. The benchmarks include:


 EQ/AGGRESSIVE STOCK: 50% Russell 2000 Index and 50% Standard
   & Poor's Mid-Cap Total Return Index.
 ALLIANCE COMMON STOCK: Standard & Poor's 500 Index.
 ALLIANCE HIGH YIELD: Benchmark #1 - Merrill Lynch High Yield
   Master Index and Benchmark #2 - Credit Suisse First Boston
   Global High Index.
 ALLIANCE MONEY MARKET: Salomon Brothers Three-Month T-Bill
   Index.
 EQ/ALLIANCE PREMIER GROWTH: Standard & Poor's 500 Index.
 ALLIANCE SMALL CAP GROWTH: Russell 2000 Growth Index.
 EQ/ALLIANCE TECHNOLOGY: Lipper Specialty Funds Average.
 BT EQUITY 500 INDEX: Standard & Poor's 500 Index.
 BT INTERNATIONAL EQUITY INDEX: Morgan Stanley Capital
   International Europe, Australia, Far East Index.
 BT SMALL COMPANY INDEX: Russell 2000 Index.
 CAPITAL GUARDIAN INTERNATIONAL: Morgan Stanley Capital
   International Europe, Australia, Far East Index.
 CAPITAL GUARDIAN RESEARCH: Standard & Poor's 500 Index.
 CAPITAL GUARDIAN U.S. EQUITY: Standard & Poor's 500 Index.
 EQ/EVERGREEN: Benchmark #1 - Russell 2000 Index and
   Benchmark #2 - Standard & Poor's 500 Index.
 EQ/EVERGREEN FOUNDATION: 60% Standard & Poor's 500
   Index/40% Lehman Brothers Aggregate Bond Index.
 J.P. MORGAN CORE BOND: Salomon Brothers Broad Investment
   Grade Bond.
 LAZARD LARGE CAP VALUE: Standard & Poor's 500 Index.
 LAZARD SMALL CAP VALUE: Russell 2000 Index.
 MFS EMERGING GROWTH COMPANIES: Russell 2000 Index.
 MFS GROWTH WITH INCOME: Standard & Poor's 500 Index.
 MFS RESEARCH: Standard & Poor's 500 Index.
 MERCURY BASIC VALUE EQUITY:  Standard & Poor's 500 Index.
 MERCURY WORLD STRATEGY: 36% Standard & Poor's 500 Index/24%
   Morgan Stanley Capital International Europe, Australia, Far East
   Index/21% Salomon Brothers U.S. Treasury Bond 1 Year+ 14%
   Salomon Brothers World Government Bond (excluding U.S.)/and
   5% Three-Month U.S. Treasury Bill.
 MORGAN STANLEY EMERGING MARKETS EQUITY: Morgan Stanley
   Capital International Emerging Markets Free Price Return Index.
 EQ/PUTNAM GROWTH & INCOME VALUE: Standard & Poor's 500
   Index.
 EQ/PUTNAM INTERNATIONAL EQUITY: Morgan Stanley Capital
   International Europe, Australia and Far East Index.
 EQ/PUTNAM INVESTORS GROWTH: Standard & Poor's 500 Index.


 LIPPER SURVEY. The Lipper Variable Insurance Products Performance Analysis Survey (Lipper Survey) records the performance of a large group of variable annuity products, including managed separate accounts of insurance companies. According to Lipper Analytical Services, Inc. (Lipper), the data are presented net of investment management fees, direct operating expenses and asset-based charges applicable under annuity contracts. Lipper data provide a more accurate picture than market benchmarks of the Equitable Accumulator Plus performance relative to other variable annuity products.

66 Investment performance
--------------------------------------------------------------------------------


                                    TABLE 1
AVERAGE ANNUAL TOTAL RETURN UNDER A CONTRACT SURRENDERED ON DECEMBER 31, 1999:+





-------------------------------------------------------------------------------------------------------------------
                                                                LENGTH OF INVESTMENT PERIOD
                                         --------------------------------------------------------------------------
                                                                                              SINCE        SINCE
                                               1           3           5           10        OPTION      PORTFOLIO
 VARIABLE INVESTMENT OPTIONS                 YEAR        YEARS       YEARS       YEARS     INCEPTION*   INCEPTION**
----------------------------              ---------    ---------    --------   ----------  ----------   -----------
EQ/Aggressive Stock                         13.32%        7.12%       14.44%      14.96%       7.08%       15.99%
Alliance Common Stock                       19.81%       25.76%       26.31%      16.86%      26.10%       14.78%
Alliance High Yield                         (9.34)%      (0.06)%       7.96%       8.62%       1.03%        7.67%
Alliance Money Market                       (0.83)%       2.49%        3.37%       3.63%       2.88%        5.22%
Alliance Small Cap Growth                   22.60%           -            -           -       15.44%       15.44%
BT Equity 500 Index                         15.12%           -            -           -       19.83%       19.83%
BT International Equity Index               22.45%           -            -           -       20.89%       20.89%
BT Small Company Index                      15.55%           -            -           -        5.25%        5.25%
EQ/Evergreen                                 4.29%           -            -           -        4.29%        4.29%
EQ/Evergreen Foundation                      1.87%           -            -           -        1.87%        1.87%
J.P. Morgan Core Bond                       (7.30)%          -            -           -        0.02%        0.02%
Lazard Large Cap Value                      (2.05)%          -            -           -        8.25%        8.25%
Lazard Small Cap Value                      (3.89)%          -            -           -       (6.62)%      (6.62)%
MFS Emerging Growth Companies               69.74%           -            -           -       46.68%       46.68%
MFS Growth with Income                       3.26%           -            -           -        3.26%        3.26%
MFS Research                                18.00%           -            -           -       21.90%       21.90%
Mercury Basic Value Equity                  13.72%           -            -           -       15.75%       15.75%
Mercury World Strategy                      16.18%           -            -           -        9.75%        9.75%
Morgan Stanley Emerging Markets Equity      92.32%           -            -           -       16.56%        2.96%
EQ/Putnam Growth & Income Value             (7.06)%          -            -           -        7.68%        7.68%
EQ/Putnam International Equity              56.00%           -            -           -       30.14%       30.14%
EQ/Putnam Investors Growth                  25.31%           -            -           -       32.87%       32.87%
-------------------------------------------------------------------------------------------------------------------


+ If you start receiving annuity payments within three years of making an additional contribution we will recover the amount of any credit that applied to that contribution.


* The variable investment option inception dates are: Alliance Money Market, Alliance High Yield, Alliance Common Stock and EQ/Aggressive Stock (October 16, 1996); Alliance Small Cap Growth, MFS Research, MFS Emerging Growth Companies, Mercury Basic Value Equity, and Mercury World Strategy, EQ/Putnam Growth & Income Value, EQ/Putnam International Equity, and EQ/Putnam Investors Growth (May 1, 1997); BT Equity 500 Index, BT Small Company Index, BT International Equity Index, JP Morgan Core Bond, Lazard Large Cap Value, Lazard Small Cap Value, Morgan Stanley Emerging Markets Equity (December 31, 1997) and EQ/Evergreen, EQ/Evergreen Foundation, and MFS Growth with Income (December 31, 1998). The inception dates for the variable investment options that became available less than one year ago, and are therefore not shown in this table are: EQ/Alliance Premier Growth, Capital Guardian U.S. Equity, Capital Guardian Research, and Capital Guardian International (April 30,
      1999) and EQ/Alliance Technology (May 1, 2000).

                                                      Investment performance 67
--------------------------------------------------------------------------------


** The inception dates for the portfolios underlying the Alliance variable investment options shown in the tables are for portfolios of The Hudson River Trust, the assets of which became assets of corresponding portfolios of EQ Advisors Trust on October 18, 1999. The portfolio inception dates are: Alliance Money Market (July 13, 1981); Alliance High Yield (January 2, 1987); Alliance Common Stock (January 13, 1976); EQ/Aggressive Stock (January 27, 1986); Alliance Small Cap Growth, MFS Research, MFS Emerging Growth Companies, Mercury Basic Value Equity, and Mercury World Strategy, EQ/Putnam Growth & Income Value, EQ/Putnam International Equity, EQ/Putnam Investors Growth (May 1, 1997); Morgan Stanley Emerging Markets Equity (August 20, 1997); BT Equity 500 Index, BT Small Company Index, BT International Equity Index, JPM Core Bond, Lazard Large Cap Value, and Lazard Small Cap Value (January 1, 1998); and EQ/Evergreen, EQ/Evergreen Foundation, and MFS Growth with Income (December 31, 1998). The inception dates for the portfolios that became available after December 31, 1998 and are therefore not shown in the tables are: EQ/Alliance Premier Growth, Capital Guardian U.S. Equity, Capital Guardian Research, and Capital Guardian International (April 30,
      1999); EQ/Alliance Technology (May 1, 2000).

68 Investment performance
--------------------------------------------------------------------------------


                                    TABLE 2
     GROWTH OF $1,040 UNDER A CONTRACT SURRENDERED ON DECEMBER 31, 1999:+





-----------------------------------------------------------------------------------------------------------------
                                                                LENGTH OF INVESTMENT PERIOD
                                           ----------------------------------------------------------------------
                                                                                                          SINCE
                                                1              3              5             10          PORTFOLIO
 VARIABLE INVESTMENT OPTIONS                  YEAR           YEARS          YEARS          YEARS       INCEPTION*
----------------------------               ----------     ----------     ----------     ----------    -----------
EQ/Aggressive Stock                        $ 1,133.16     $ 1,229.11     $ 1,963.11     $ 4,031.00    $  7,893.17
Alliance Common Stock                      $ 1,198.06     $ 1,988.79     $ 3,214.66     $ 4,750.89    $ 27,177.91
Alliance High Yield                        $   906.65     $   998.11     $ 1,466.27     $ 2,285.78    $  2,611.16
Alliance Money Market                      $   991.72     $ 1,076.72     $ 1,180.41     $ 1,428.90    $  2,558.95
Alliance Small Cap Growth                  $ 1,226.03              -              -              -    $  1,467.04
BT Equity 500 Index                        $ 1,151.15              -              -              -    $  1,435.92
BT International Equity Index              $ 1,224.47              -              -              -    $  1,461.50
BT Small Company Index                     $ 1,155.52              -              -              -    $  1,107.70
EQ/Evergreen                               $ 1,042.89              -              -              -    $  1,042.89
EQ/Evergreen Foundation                    $ 1,018.66              -              -              -    $  1,018.66
J.P. Morgan Core Bond                      $   927.03              -              -              -    $  1,000.34
Lazard Large Cap Value                     $   979.55              -              -              -    $  1,171.76
Lazard Small Cap Value                     $   961.14              -              -              -    $    872.03
MFS Emerging Growth Companies              $ 1,697.36              -              -              -    $  2,779.33
MFS Growth with Income                     $ 1,032.59              -              -              -    $  1,032.59
MFS Research                               $ 1,179.96              -              -              -    $  1,696.39
Mercury Basic Value Equity                 $ 1,137.22              -              -              -    $  1,477.27
Mercury World Strategy                     $ 1,161.76              -              -              -    $  1,281.94
Morgan Stanley Emerging Markets Equity     $ 1,923.25              -              -              -    $  1,071.33
EQ/Putnam Growth & Income Value            $   929.42              -              -              -    $  1,218.31
EQ/Putnam International Equity             $ 1,559.98              -              -              -    $  2,019.90
EQ/Putnam Investors Growth                 $ 1,253.07              -              -              -    $  2,134.70
-----------------------------------------------------------------------------------------------------------------


----------
+ If you start receiving annuity payments within three years of making an additional contribution we will recover the amount of any credit that applied to that contribution.

*     Portfolio inception dates are shown in Table 1.

                                                       Investment performance 69
--------------------------------------------------------------------------------

                                    TABLE 3
        ANNUALIZED RATES OF RETURN FOR PERIODS ENDED DECEMBER 31, 1999:



------------------------------------------------------------------------------------------------------------------------------
                                                                                                                      SINCE
                                                                                                                   PORTFOLIO
                                                  1 YEAR      3 YEARS       5 YEARS      10 YEARS      20 YEARS     INCEPTION*
                                                  ------      -------       -------      --------      --------     ----------
 EQ/AGGRESSIVE STOCK                              16.65%        7.69%        14.12%        14.51%            -         15.67%
 Lipper Mid-Cap Growth                            51.65%       24.68%        19.97%        14.78%            -         15.86%
 Benchmark                                        18.09%       17.48%        19.92%        15.41%            -         14.58%
 ALLIANCE COMMON STOCK                            22.89%       25.56%        25.70%        16.41%        16.21%        14.59%
 Lipper Growth                                    29.78%       26.87%        25.55%        16.90%        15.83%        15.16%
 Benchmark                                        21.03%       27.56%        28.56%        18.21%        17.88%        16.19%
 ALLIANCE HIGH YIELD                              (5.13)%       0.90%         7.83%         8.19%            -          7.34%
 Lipper High Current Yield                         3.65%        4.82%         8.59%         9.61%            -          7.79%
 Benchmark #1                                      1.57%        5.91%         9.61%        10.79%            -          9.99%
 Benchmark #2                                      3.28%        5.37%         9.07%        11.06%            -         10.04%
 ALLIANCE MONEY MARKET                             3.05%        3.31%         3.42%         3.23%            -          5.00%
 Lipper Money Market                               3.78%        4.05%         4.16%         3.96%            -          5.70%
 Benchmark                                         4.74%        5.01%         5.20%         5.06%            -          6.65%
 ALLIANCE SMALL CAP GROWTH                        25.58%           -             -             -             -         15.77%
 Lipper Small Company Growth                      34.26%           -             -             -             -         19.49%
 Benchmark                                        43.09%           -             -             -             -         25.88%
 BT EQUITY 500 INDEX                              18.38%           -             -             -             -         20.73%
 Lipper S&P 500 Index                             19.36%           -             -             -             -         23.16%
 Benchmark                                        21.03%           -             -             -             -         24.76%
 BT INTERNATIONAL EQUITY INDEX                    25.43%           -             -             -             -         21.75%
 Lipper International                             43.24%           -             -             -             -         26.76%
 Benchmark                                        26.96%           -             -             -             -         23.43%
 BT SMALL COMPANY INDEX                           18.80%           -             -             -             -          6.86%
 Lipper Small Cap                                 34.26%           -             -             -             -         16.02%
 Benchmark                                        21.26%           -             -             -             -          8.70%
 EQ/EVERGREEN                                      7.97%                                                                7.97%
 Lipper Balanced                                  29.78%           -             -             -             -         29.78%
 Benchmark #1                                     21.26%           -             -             -             -         21.26%
 Benchmark #2                                     21.03%           -             -             -             -         21.03%
 EQ/EVERGREEN FOUNDATION                           5.64%           -             -             -             -          5.64%
 Lipper Balanced                                   8.69%           -             -             -             -          8.69%
 Benchmark                                        11.15%           -             -             -             -         11.15%
 J.P. MORGAN CORE BOND                            (3.17)%          -             -             -             -          1.92%
 Lipper Intermediate Investment Grade Debt        (0.83)%          -             -             -             -          3.84%
 Benchmark                                        (1.77)%          -             -             -             -          2.64%
 LAZARD LARGE CAP VALUE                            1.88%           -             -             -             -          9.71%
 Lipper Capital Appreciation                      43.66%           -             -             -             -         32.61%
 Benchmark                                        21.03%           -             -             -             -         24.76%
------------------------------------------------------------------------------------------------------------------------------

70 Investment performance
--------------------------------------------------------------------------------

                              TABLE 3 (CONTINUED)
        ANNUALIZED RATES OF RETURN FOR PERIODS ENDED DECEMBER 31, 1999:





----------------------------------------------------------------------------------------------------------------------
                                                                                                              SINCE
                                                                                                            PORTFOLIO
                                           1 YEAR      3 YEARS     5 YEARS     10 YEARS     20 YEARS       INCEPTION*
                                           ------      -------     -------     --------     --------       ----------
 LAZARD SMALL CAP VALUE .........           0.11%         -           -           -            -              (4.32)%
 Lipper Small Cap ...............          34.26%         -           -           -            -              16.02%
 Benchmark ......................          21.26%         -           -           -            -               8.70%
 MFS EMERGING GROWTH COMPANIES ..          70.90%         -           -           -            -              45.89%
 Lipper Mid-Cap .................          51.65%         -           -           -            -              32.50%
 Benchmark ......................          21.26%         -           -           -            -              16.99%
 MFS GROWTH WITH INCOME .........           6.98%         -           -           -            -               6.98%
 Lipper Growth & Income ........           12.90%         -           -           -            -              12.90%
 Benchmark .....................           21.03%         -           -           -            -              21.03%
 MFS RESEARCH ...................          21.15%         -           -           -            -              21.96%
 Lipper Growth ..................          29.78%         -           -           -            -              29.33%
 Benchmark ......................          21.03%         -           -           -            -              27.36%
 MERCURY BASIC VALUE EQUITY .....          17.04%         -           -           -            -              16.05%
 Lipper Growth & Income .........          12.90%         -           -           -            -              18.00%
 Benchmark ......................          21.03%         -           -           -            -              27.36%
 MERCURY WORLD STRATEGY .........          19.40%         -           -           -            -              10.33%
 Lipper Global Flexible Portfolio          12.93%         -           -           -            -              11.91%
 Benchmark ......................          13.07%         -           -           -            -              16.18%
 MORGAN STANLEY EMERGING MARKETS
  EQUITY ........................          92.62%         -           -           -            -               4.01%
 Lipper Emerging Markets ........          82.53%         -           -           -            -               2.90%
 Benchmark ......................          66.41%         -           -           -                            (0.88)%
 EQ/PUTNAM GROWTH & INCOME VALUE           (2.94)%        -           -           -            -               8.35%
 Lipper Growth & Income ........           12.90%         -           -           -            -              18.00%
 Benchmark .....................           21.03%         -           -           -            -              27.36%
 EQ/PUTNAM INTERNATIONAL EQUITY .          57.69%         -           -           -            -              29.89%
 Lipper International ..........           43.24%         -           -           -            -              20.38%
 Benchmark .....................           26.96%         -           -           -            -              18.32%
 EQ/PUTNAM INVESTORS GROWTH .....          28.18%         -           -           -            -              32.52%
 Lipper Growth .................           29.78%         -           -           -            -              29.33%
 Benchmark .....................           21.03%         -           -           -            -              27.36%
---------------------------------------------------------------------------------------------------------------------



------------
* Portfolio inception dates are shown in Table 1. Lipper survey and benchmark "Since portfolio inception" information is as of the month-end closest to actual date of portfolio inception.

-----
                                                       Investment performance 71
--------------------------------------------------------------------------------


                                    TABLE 4
        CUMULATIVE RATES OF RETURN FOR PERIODS ENDED DECEMBER 31, 1999:



-------------------------------------------------------------------------------------
                                                  1 YEAR       3 YEARS       5 YEARS
                                                  ------       -------       -------
 EQ/AGGRESSIVE STOCK                              16.65%         24.90%        93.56%
 Lipper Mid-Cap Growth                            51.65%        102.87%       158.98%
 Benchmark                                        18.09%         62.12%       147.96%
 ALLIANCE COMMON STOCK                            22.89%         97.94%       213.88%
 Lipper Growth                                    29.78%        106.30%       216.51%
 Benchmark                                        21.04%        107.56%       251.12%
 ALLIANCE HIGH YIELD                              (5.13)%         2.71%        45.81%
 Lipper High Current Yield                         3.65%         15.25%        51.19%
 Benchmark #1                                      1.57%         18.80%        58.22%
 Benchmark #2                                      3.28%         17.00%        54.39%
 ALLIANCE MONEY MARKET                             3.05%         10.26%        18.30%
 Lipper Money Market                               3.78%         12.64%        22.65%
 Benchmark                                         4.74%         15.79%        28.88%
 ALLIANCE SMALL CAP GROWTH                        25.58%             -             -
 Lipper Small Company Growth                      34.26%             -             -
 Benchmark                                        43.09%             -             -
 BT EQUITY 500 INDEX                              18.38%             -             -
 Lipper S&P 500 Index                             19.36%             -             -
 Benchmark                                        21.03%             -             -
 BT INTERNATIONAL EQUITY INDEX                    25.43%             -             -
 Lipper International                             43.24%             -             -
 Benchmark                                        26.96%             -             -
 BT SMALL COMPANY INDEX                           18.80%             -             -
 Lipper Small Cap                                 34.26%             -             -
 Benchmark                                        21.26%             -             -
 EQ/EVERGREEN                                      7.97%             -             -
 Lipper Balanced                                  29.78%             -             -
 Benchmark #1                                     21.26%             -             -
 Benchmark #2                                     21.03%             -             -
 EQ/EVERGREEN FOUNDATION                           5.64%             -             -
 Lipper Balanced                                   8.69%             -             -
 Benchmark                                        11.15%             -             -
 J.P. MORGAN CORE BOND                            (3.17)%            -             -
 Lipper Intermediate Investment Grade Debt        (0.83)%            -             -
 Benchmark                                        (1.77)%            -             -
 LAZARD LARGE CAP VALUE                            1.88%             -             -
 Lipper Capital Appreciation                      43.66%             -             -
 Benchmark                                        21.03%             -             -
-------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------
                                                                                 SINCE
                                                                              PORTFOLIO
                                                 10 YEARS       20 YEARS      INCEPTION*
                                                 --------       --------      ----------
 EQ/AGGRESSIVE STOCK                               287.60%              -        658.94%
 Lipper Mid-Cap Growth                             311.69%              -        683.45%
 Benchmark                                         319.19%              -        595.55%
 ALLIANCE COMMON STOCK                             356.81%       1,916.29%     2,513.58%
 Lipper Growth                                     386.68%       1,816.52%     2,838.39%
 Benchmark                                         432.78%       2,584.39%     3,555.48%
 ALLIANCE HIGH YIELD                               119.82%              -        151.11%
 Lipper High Current Yield                         151.82%              -        166.74%
 Benchmark #1                                      178.72%              -        245.03%
 Benchmark #2                                      185.43%              -        246.92%
 ALLIANCE MONEY MARKET                              37.39%              -        146.07%
 Lipper Money Market                                47.52%              -        178.18%
 Benchmark                                          63.79%              -        229.35%
 ALLIANCE SMALL CAP GROWTH                              -               -         47.80%
 Lipper Small Company Growth                            -               -         62.98%
 Benchmark                                              -               -         84.91%
 BT EQUITY 500 INDEX                                    -               -         45.76%
 Lipper S&P 500 Index                                   -               -         51.69%
 Benchmark                                              -               -         55.65%
 BT INTERNATIONAL EQUITY INDEX                          -               -         48.22%
 Lipper International                                   -               -         61.58%
 Benchmark                                              -               -         52.35%
 BT SMALL COMPANY INDEX                                 -               -         14.20%
 Lipper Small Cap                                       -               -         37.82%
 Benchmark                                              -               -         18.17%
 EQ/EVERGREEN                                           -               -          7.97%
 Lipper Balanced                                        -               -         29.78%
 Benchmark #1                                           -               -         21.26%
 Benchmark #2                                           -               -         21.03%
 EQ/EVERGREEN FOUNDATION                                -               -          5.64%
 Lipper Balanced                                        -               -          8.69%
 Benchmark                                              -               -         11.15%
 J.P. MORGAN CORE BOND                                  -               -          3.88%
 Lipper Intermediate Investment Grade Debt              -               -          7.83%
 Benchmark                                              -               -          5.96%
 LAZARD LARGE CAP VALUE                                 -               -         20.36%
 Lipper Capital Appreciation                            -               -         79.44%
 Benchmark                                              -               -         55.65%
----------------------------------------------------------------------------------------

-----
 72 Investment performance
--------------------------------------------------------------------------------


                              TABLE 4 (CONTINUED)
        CUMULATIVE RATES OF RETURN FOR PERIODS ENDED DECEMBER 31, 1999:





----------------------------------------------------------------------------------------------------------------
                                                                                                         SINCE
                                                                                                      PORTFOLIO
                                      1 YEAR       3 YEARS     5 YEARS      10 YEARS     20 YEARS     INCEPTION*
                                      ------       -------     -------      --------     --------     ----------
 LAZARD SMALL CAP VALUE .........      0.11%          -            -            -            -           (8.45)%
 Lipper Small Cap ...............     34.26%          -            -            -            -           37.82%
 Benchmark ......................     21.26%          -            -            -            -           18.17%
 MFS EMERGING GROWTH COMPANIES ..     70.90%          -            -            -            -          173.96%
 Lipper Mid-Cap .................     51.65%          -            -            -            -          120.85%
 Benchmark ......................     21.26%          -            -            -            -           52.05%
 MFS GROWTH WITH INCOME .........      6.98%          -            -            -            -            6.98%
 Lipper .........................     12.90%          -            -            -            -           12.90%
 Benchmark ......................     21.03%          -            -            -            -           21.03%
 MFS RESEARCH ...................     21.15%          -            -            -            -           69.84%
 Lipper Growth ..................     29.78%          -            -            -            -          101.13%
 Benchmark ......................     21.03%          -            -            -            -           90.75%
 MERCURY BASIC VALUE EQUITY .....     17.04%          -            -            -            -           48.77%
 Lipper Growth & Income .........     12.90%          -            -            -            -           56.85%
 Benchmark ......................     21.03%          -            -            -            -           90.75%
 MERCURY WORLD STRATEGY .........     19.40%          -            -            -            -           30.00%
 Lipper Global Flexible Portfolio     12.93%          -            -            -            -           35.69%
 Benchmark ......................     13.07%          -            -            -            -           49.16%
 MORGAN STANLEY EMERGING MARKETS
  EQUITY ........................     92.62%          -            -            -            -            9.74%
 Lipper Emerging Markets ........     82.53%          -            -            -            -            7.48%
 Benchmark ......................     66.41%          -            -            -            -            5.32%
 EQ/PUTNAM GROWTH & INCOME VALUE      (2.94)%         -            -            -            -           23.87%
 Lipper .........................     12.90%          -            -            -            -           56.85%
 Benchmark ......................     21.03%          -            -            -            -           90.75%
 EQ/PUTNAM INTERNATIONAL EQUITY .     57.69%          -            -            -            -          100.96%
 Lipper .........................     43.24%          -            -            -            -           65.44%
 Benchmark ......................     26.96%          -            -            -            -           56.70%
 EQ/PUTNAM INVESTORS GROWTH .....     28.18%          -            -            -            -          111.99%
 Lipper .........................     29.78%          -            -            -            -          101.13%
 Benchmark ......................     21.03%          -            -            -            -           90.75%
---------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------


* Portfolio inception dates are shown in Table 1. Lipper survey and benchmark information are as of the month-end closest to the actual date of portfolio inception.

-----
                                                       Investment performance 73
--------------------------------------------------------------------------------

                                    TABLE 5
                         YEAR-BY-YEAR RATES OF RETURN:



--------------------------------------------------------------------------------------------------------
                                              1990         1991         1992         1993         1994
                                              ----         ----         ----         ----         ----
EQ/Aggressive Stock                           6.16%       83.43%       (4.95)%      14.59%       (5.59)%
Alliance Common Stock                        (9.82)%      35.34%        1.31%       22.52%       (3.94)%
Alliance High Yield                          (2.95)%      22.17%       10.23%       20.88%       (4.58)%
Alliance Money Market                         6.23%        4.23%        1.65%        1.06%        2.10%
Alliance Small Cap Growth                        -            -            -            -            -
BT Equity 500 Index                              -            -            -            -            -
BT International Equity Index                    -            -            -            -            -
BT Small Company Index                           -            -            -            -            -
EQ/Evergreen
EQ/Evergreen Foundation
JP Morgan Core Bond                              -            -            -            -            -
Lazard Large Cap Value                           -            -            -            -            -
Lazard Small Cap Value                           -            -            -            -            -
MFS Emerging Growth Companies                    -            -            -            -            -
MFS Growth with Income
MFS Research                                     -            -            -            -            -
Mercury Basic Value Equity                       -            -            -            -            -
Mercury World Strategy                           -            -            -            -            -
Morgan Stanley Emerging Markets Equity           -            -            -            -            -
EQ/Putnam Growth & Income Value
EQ/Putnam International Equity
EQ/Putnam Investors Growth
--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------
                                              1995        1996          1997           1998        1999
                                              ----        ----          ----           ----        ----
EQ/Aggressive Stock                          29.21%      19.93%         8.77%         (1.55)%     16.65%
Alliance Common Stock                        30.01%      21.97%        26.84%         27.00%      22.89%
Alliance High Yield                          17.71%      20.60%        16.28%         (6.90)%     (5.13)%
Alliance Money Market                         3.80%       3.37%         3.48%          3.40%       3.05%
Alliance Small Cap Growth                        -           -         25.16%+        (5.97)%     25.58%
BT Equity 500 Index                              -           -             -          23.13%      18.38%
BT International Equity Index                    -           -             -          18.17%      25.43%
BT Small Company Index                           -           -             -          (3.87)%     18.80%
EQ/Evergreen                                                                                       7.97%
EQ/Evergreen Foundation                                                                            5.64%
JP Morgan Core Bond                              -           -             -           7.28%      (3.17)%
Lazard Large Cap Value                           -           -             -          18.14%       1.88%
Lazard Small Cap Value                           -           -             -          (8.56)%      0.11%
MFS Emerging Growth Companies                    -           -         21.11%+        32.37%      70.90%
MFS Growth with Income                                                                             6.98%
MFS Research                                     -           -         14.80%+        22.12%      21.15%
Mercury Basic Value Equity                       -           -         15.77%+         9.80%      17.04%
Mercury World Strategy                           -           -          3.58%+         5.11%      19.40%
Morgan Stanley Emerging Markets Equity           -           -        (20.66)%+      (28.19)%     92.62%
EQ/Putnam Growth & Income Value                                        14.96%+        11.02%      (2.94)%
EQ/Putnam International Equity                                          8.40%+        17.56%      57.69%
EQ/Putnam Investors Growth                                             23.32%+        34.11%      28.18%
--------------------------------------------------------------------------------------------------------


----------
+ Returns for these portfolios represent less than 12 months of performance. The returns are as of each portfolio inception date as shown in Table 1.

----------
   74 Investment performance
--------------------------------------------------------------------------------

COMMUNICATING PERFORMANCE DATA

 In reports or other communications to contract owners or in advertising material, we may describe general economic and market conditions affecting our variable investment options and the portfolios and may compare the performance or ranking of those options and the portfolios with:

 o those of other insurance company separate accounts or mutual funds included in the rankings prepared by Lipper Analytical Services, Inc., Morningstar, Inc., VARDS, or similar investment services that monitor the performance of insurance company separate accounts or mutual funds;

 o other appropriate indices of investment securities and averages for peer universes of mutual funds; or

 o  data developed by us derived from such indices or averages.

 We also may furnish to present or prospective contract owners advertisements or other communications that include evaluations of a variable investment option or portfolio by nationally recognized financial publications. Examples of such publications are:

--------------------------------------------------------------------------------
  Barron's                           Investment Management Weekly
  Morningstar's Variable Annuity     Money Management Letter
     Sourcebook                      Investment Dealers Digest
  Business Week                      National Underwriter
  Forbes                             Pension & Investments
  Fortune                            USA Today
  Institutional Investor             Investor's Business Daily
  Money                              The New York Times
  Kiplinger's Personal Finance       The Wall Street Journal
  Financial Planning                 The Los Angeles Times
  Investment Adviser                 The Chicago Tribune
--------------------------------------------------------------------------------

 Lipper compiles performance data for peer universes of funds with similar investment objectives in its Lipper Survey. Morningstar, Inc. compiles similar data in the Morningstar Variable Annuity/Life Report (Morningstar Report).

 The Lipper Survey records performance data as reported to it by over 800 mutual funds underlying variable annuity and life insurance products. It divides these actively managed portfolios into 25 categories by portfolio objectives. The Lipper Survey contains two different universes, which reflect different types of fees in performance data:

 o The "separate account" universe reports performance data net of investment management fees, direct operating expenses and asset-based charges applicable under variable life and annuity contracts, and

 o The "mutual fund" universe reports performance net only of investment management fees and direct operating expenses, and therefore reflects only charges that relate to the underlying mutual fund.

 The Morningstar Variable Annuity/Life Report consists of nearly 700 variable life and annuity funds, all of which report their data net of investment management fees, direct operating expenses and separate account level charges. VARDS is a monthly reporting service that monitors approximately 2,500 variable life and variable annuity funds on performance and account information.


 YIELD INFORMATION

 Current yield for the Alliance Money Market option will be based on net changes in a hypothetical investment over a given seven-day period, exclusive of capital changes, and then "annualized" (assuming that the same seven-day result would occur each week for 52 weeks). Current yield for the Alliance High Yield option will be based on net changes in a hypothetical investment over a given 30-day period, exclusive of capital changes, and then "annualized" (assuming that the same 30-day result would occur each month for 12 months).

----------
                                                       Investment performance 75
--------------------------------------------------------------------------------


 "Effective yield" is calculated in a similar manner, but when annualized, any income earned by the investment is assumed to be reinvested. The "effective yield" will be slightly higher than the "current yield" because any earnings are compounded weekly for the Alliance Money Market option. The current yields and effective yields assume the deduction of all current contract charges and expenses other than the withdrawal charge, and any charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. For more information, see "Yield Information for the Alliance Money Market Option and Alliance High Yield Option" in the SAI.

Appendix I: Condensed financial information


--------
 A-1 Appendix I: Condensed financial information
--------------------------------------------------------------------------------


The unit values and number of units outstanding shown below are for contracts offered under Separate Account No. 49 with the same daily asset based charges of 1.60%.


UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT EQ/ALLIANCE TECHNOLOGY WHICH IS BEING OFFERED FOR THE FIRST TIME ON MAY 1, 2000.






---------------------------------------------------------------
                                            FOR THE YEAR ENDING
 EQ/Aggressive Stock                            DEC. 31, 1999
 -------------------                        -------------------
 Unit value                                    $  78.30
 Number of units outstanding (000s)                 141
 ALLIANCE COMMON STOCK
 Unit value                                    $ 275.01
 Number of units outstanding (000s)                 255
 ALLIANCE HIGH YIELD
 Unit value                                    $  25.73
 Number of units outstanding (000s)                 574
 ALLIANCE MONEY MARKET
 Unit value                                    $  25.55
 Number of units outstanding (000s)               5,805
 EQ/ALLIANCE PREMIER GROWTH
 Unit value                                    $  11.77
 Number of units outstanding (000s)               5,630
 ALLIANCE SMALL CAP GROWTH
 Unit value                                    $  14.78
 Number of units outstanding (000s)                 818
 BT EQUITY 500 INDEX
 Unit value                                    $  14.58
 Number of units outstanding (000s)               6,216
 BT INTERNATIONAL EQUITY INDEX
 Unit value                                    $  14.82
 Number of units outstanding (000s)                 992
 BT SMALL COMPANY INDEX
 Unit value                                    $  11.42
 Number of units outstanding (000s)                 522
---------------------------------------------------------------

-----
  A-2 Appendix I: Condensed financial information
--------------------------------------------------------------------------------

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION (CONTINUED)





---------------------------------------------------------------
                                            FOR THE YEAR ENDING
                                                DEC. 31, 1999
                                            -------------------
 CAPITAL GUARDIAN INTERNATIONAL
 Unit value                                    $  13.93
 Number of units outstanding (000s)               1,286
 CAPITAL GUARDIAN RESEARCH
 Unit value                                    $  10.60
 Number of units outstanding (000s)                 987
 CAPITAL GUARDIAN U.S. EQUITY
 Unit value                                    $  10.26
 Number of units outstanding (000s)               2,436
 EQ/EVERGREEN
 Unit value                                    $  10.80
 Number of units outstanding (000s)                   6
 EQ/EVERGREEN FOUNDATION
 Unit value                                    $  10.56
 Number of units outstanding (000s)                   6
 J.P. MORGAN CORE BOND
 Unit value                                    $  10.39
 Number of units outstanding (000s)               2,026
 LAZARD LARGE CAP VALUE
 Unit value                                    $  12.04
 Number of units outstanding (000s)               1,532
 LAZARD SMALL CAP VALUE
 Unit value                                    $   9.15
 Number of units outstanding (000s)                 988
 MFS EMERGING GROWTH COMPANIES
 Unit value                                    $  27.40
 Number of units outstanding (000s)               1,680
---------------------------------------------------------------

-----
 A-3 Appendix I: Condensed financial information
--------------------------------------------------------------------------------


UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION (CONTINUED)






-------------------------------------------------------------------
                                                FOR THE YEAR ENDING
                                                    DEC. 31, 1999
                                                -------------------
 MFS GROWTH WITH INCOME
 Unit value                                        $  10.70
 Number of units outstanding (000s)                   2,906
 MFS RESEARCH
 Unit value                                        $  16.99
 Number of units outstanding (000s)                   1,725
 MERCURY BASIC VALUE EQUITY
 Unit value                                        $  14.88
 Number of units outstanding (000s)                     173
 MERCURY WORLD STRATEGY
 Unit value                                        $  13.00
 Number of units outstanding (000s)                      19
 MORGAN STANLEY EMERGING MARKETS EQUITY
 Unit value                                        $  10.97
 Number of units outstanding (000s)                     962
 EQ PUTNAM GROWTH AND INCOME VALUE
 Unit value                                        $  12.39
 Number of units outstanding (000s)                     978
 EQ PUTNAM INTERNATIONAL EQUITY FUND
 Unit value                                        $  20.10
 Number of units outstanding (000s)                     771
 EQ PUTNAM INVESTORS GROWTH
 Unit value                                        $  21.20
 Number of units outstanding (000s)                     576
-------------------------------------------------------------------

Appendix II: Purchase considerations for QP contracts


--------
 B-1 Appendix II: Purchase considerations for QP contracts

--------------------------------------------------------------------------------

Trustees who are considering the purchase of an Equitable Accumulator Plus QP contract should discuss with their tax advisers whether this is an appropriate investment vehicle for the employer's plan. Trustees should consider whether the plan provisions permit the investment of plan assets in the QP contract, the distribution of such an annuity and the payment of death benefits in accordance with the requirements of the federal income tax rules. The QP contract and this prospectus should be reviewed in full, and the following factors, among others, should be noted. Assuming continued plan qualification and operation, earnings on qualified plan assets will accumulate value on a tax-deferred basis even if the plan is not funded by the Equitable Accumulator Plus QP contract or another annuity. Therefore, you should purchase an Equitable Accumulator Plus QP contract to fund a plan for the contract's features and benefits other than tax deferral. This QP contract accepts transfer contributions only and not regular, ongoing payroll contributions. For 401(k) plans under defined contribution plans, no employee after-tax contributions are accepted.


Under defined benefit plans, we will not accept rollovers from a defined contribution plan to a defined benefit plan. We will only accept transfers from a defined benefit plan or a change of investment vehicles in the plan. Only one additional contribution may be made per contract year. For defined benefit plans, the maximum percentage of actuarial value of the plan participant/employee's normal retirement benefit that can be funded by a QP contract is 80%. The account value under a QP contract may at any time be more or less than the lump sum actuarial equivalent of the accrued benefit for a defined benefit plan participant/employee. Equitable Life does not guarantee that the account value under a QP contract will at any time equal the actuarial value of 80% of a participant/employee's accrued benefit. If overfunding of a plan occurs, withdrawals from the QP contract may be required. A withdrawal charge may apply.


Further, Equitable Life will not perform or provide any plan recordkeeping services with respect to the QP contracts. The plan's administrator will be solely responsible for performing or providing for all such services. There is no loan feature offered under the QP contracts, so if the plan provides for loans and a participant/employee takes a loan from the plan, other plan assets must be used as the source of the loan and any loan repayments must be credited to other investment vehicles and/or accounts available under the plan.


Given that required minimum distributions must generally commence from the plan for annuitants after age 70 1/2, trustees should consider that the QP contract may not be appropriate purchase for annuitants approaching or over age 70 1/2.

Finally, because the method of purchasing the QP contract, including the large initial contribution and the features of the QP contract may appeal more to plan participants/employees who are older and tend to be highly paid, and because certain features of the QP contract are available only to plan participants/employees who meet certain minimum and/or maximum age requirements, plan trustees should discuss with their advisers whether the purchase of the QP contract would cause the plan to engage in prohibited discrimination in contributions, benefits or otherwise.

Appendix III: Guaranteed minimum death benefit example


--------
 C-1 Appendix III: Guaranteed minimum death benefit example
--------------------------------------------------------------------------------

The death benefit under the contracts is equal to the account value or, if greater, the guaranteed minimum death benefit.


The following illustrates the guaranteed minimum death benefit calculation. Assuming $100,000 is allocated to the variable investment options (with no allocation to the Alliance Money Market option), no additional contributions, no transfers, no withdrawals, and no loans under a Rollover TSA contract the guaranteed minimum death benefit for an annuitant age 45 would be calculated as follows:




-------------------------------------------------------------------------------------
   END OF                          5% ROLL UP TO AGE 80      ANNUAL RATCHET TO AGE 80
 CONTRACT                          GUARANTEED MINIMUM         GUARANTEED MINIMUM
   YEAR         ACCOUNT VALUE       DEATH BENEFIT(1)             DEATH BENEFIT
----------      -------------      --------------------      ------------------------
  1              $105,000             $  105,000(1)              $  105,000(3)
  2              $115,500             $  110,250(2)              $  115,500(3)
  3              $129,360             $  115,763(2)              $  129,360(3)
  4              $103,488             $  121,551(1)              $  129,360(4)
  5              $113,837             $  127,628(1)              $  129,360(4)
  6              $127,497             $  134,010(1)              $  129,360(4)
  7              $127,497             $  140,710(1)              $  129,360(4)
-------------------------------------------------------------------------------------

The account values for contract years 1 through 7 are based on hypothetical rates of return of 5.00%, 10.00%, 12.00%, (20.00)%, 10.00%, 12.00% and 0.00%.
We are using these rates solely to illustrate how the benefit is determined. The return rates bear no relationship to past or future investment results.


5% ROLL UP TO AGE 80
(1) At the end of contract year 1, and again at the end of contract years 4 through 7, the death benefit will be equal to the guaranteed minimum death benefit.
(2) At the end of contract years 2 and 3, the death benefit will be equal to the current account value since it is higher than the current guaranteed minimum death benefit.


ANNUAL RATCHET TO AGE 80
(3) At the end of contract years 1 through 3, the guaranteed minimum death benefit is equal to the current account value.
(4) At the end of contract years 4 through 7, the guaranteed minimum death benefit is equal to the guaranteed minimum death benefit at the end of the prior year since it is equal to or higher than the current account value.

Statement of additional
information
--------------------------------------------------------------------------------

TABLE OF CONTENTS





                                                                                 PAGE
Unit Values                                                                       2
Custodian and Independent Accountants                                             3
Yield Information for the Alliance Money Market Option and Alliance High Yield
 Option                                                                           3
Financial Statements                                                              5


HOW TO OBTAIN AN EQUITABLE ACCUMULATOR PLUS STATEMENT OF ADDITIONAL INFORMATION FOR SEPARATE ACCOUNT NO. 49

Send this request form to:
  Equitable Accumulator Plus
  P.O. Box 1547
  Secaucus, NJ 07096-1547


Please send me an Equitable Accumulator Plus SAI for Separate Account No. 49 dated May 1, 2000:



------------------------------------------------------------------------------
Name


------------------------------------------------------------------------------
Address


------------------------------------------------------------------------------
City            State    Zip









(SAI 10AMLF(05/00))

Equitable Accumulator
Plus(SM)

A variable deferred annuity contract

Please read and keep this prospectus for future reference. It contains important information that you should know before purchasing or taking any other action under your contract. Also, at the end of this prospectus you will find attached the prospectus for EQ Advisors Trust, which contains important information about its portfolios.

PROSPECTUS DATED MAY 1, 2000
--------------------------------------------------------------------------------

WHAT IS THE EQUITABLE ACCUMULATOR PLUS?

Equitable Accumulator Plus is a deferred annuity contract issued by THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES. It provides for the accumulation of retirement savings and for income. The contract offers death benefit protection and a number of payout options. You invest to accumulate value on a tax-deferred basis in one or more of our variable investment options. This contract may not currently be available in all states.


 VARIABLE INVESTMENT OPTIONS
--------------------------------------------------------------------------
 FIXED INCOME
--------------------------------------------------------------------------
 o Alliance High Yield                 o  Alliance Money Market

 o Alliance Intermediate
    Government Securities
--------------------------------------------------------------------------
 DOMESTIC STOCKS
--------------------------------------------------------------------------
 o EQ/Aggressive Stock(1)              o EQ/Evergreen

 o Alliance Common Stock               o MFS Emerging Growth
                                          Companies
 o Alliance Growth and Income
                                       o MFS Growth with Income
 o EQ/Alliance Premier Growth
                                       o MFS Research
 o Alliance Small Cap Growth
                                       o Mercury Basic Value Equity(3)
 o EQ/Alliance Technology(2)
                                       o EQ/Putnam Growth & Income
 o BT Equity 500 Index                    Value

 o BT Small Company Index              o T. Rowe Price Equity Income

 o Capital Guardian Research           o Warburg Pincus Small Company
                                          Value
o Capital Guardian U.S. Equity
--------------------------------------------------------------------------
 INTERNATIONAL STOCKS
--------------------------------------------------------------------------
 o Alliance Global                     o Morgan Stanley Emerging
                                          Markets Equity
 o Alliance International
                                       o T. Rowe Price International
 o BT International Equity Index          Stock
--------------------------------------------------------------------------
 BALANCED/HYBRID
--------------------------------------------------------------------------
 o Alliance Conservative Investors     o EQ/Evergreen Foundation
 o Alliance Growth Investors           o Mercury World Strategy(4)
                                       o EQ/Putnam Balanced
--------------------------------------------------------------------------

(1)   Formerly named "Alliance Aggressive Stock."
(2)   May not be available in California.
(3)   Formerly named "Merrill Lynch Basic Value Equity."
(4)   Formerly named "Merrill Lynch World Strategy."


 You may allocate amounts to any of the variable investment options. Each variable investment option is a subaccount of our Separate Account No. 45. Each variable investment option, in turn, invests in a corresponding securities portfolio of EQ Advisors Trust. Your investment results in a variable investment option will depend on the investment performance of the related portfolio.

 TYPES OF CONTRACTS. We offer the contracts for use as:

 o  A nonqualified annuity ("NQ") for after-tax contributions only.

 o An individual retirement annuity ("IRA"), either traditional IRA ("Rollover IRA") or Roth IRA ("Roth Conversion IRA").

 o An annuity that is an investment vehicle for a qualified defined contribution or defined benefit plan ("QP").

 o An Internal Revenue Code Section 403(b) Tax-Sheltered Annuity ("TSA") - ("Rollover TSA")

 A contribution of at least $25,000 is required to purchase a contract. We add an amount ("credit") to your contract with each contribution you make. Over time, the amount of the credit may be more than offset by fees and charges associated with the credit.

 A registration statement relating to this offering has been filed with the Securities and Exchange Commission ("SEC"). The statement of additional information ("SAI") dated May 1, 2000 is a part of the registration statement. The SAI is available free of charge. You may request one by writing to our processing office or calling 1-800-789-7771. The SAI has been incorporated by reference into this prospectus. This prospectus and the SAI can also be obtained from the SEC's Web site at http://www.sec.gov. The table of contents for the SAI appears at the back of this prospectus.


 THE SEC HAS NOT APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE CONTRACTS ARE NOT INSURED BY THE FDIC OR ANY OTHER AGENCY. THEY ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK AND ARE NOT BANK GUARANTEED. THEY ARE SUBJECT TO INVESTMENT RISKS AND POSSIBLE LOSS OF PRINCIPAL.

Contents of this prospectus



------
  2
--------------------------------------------------------------------------------

EQUITABLE ACCUMULATOR PLUS(SM)
---------------------------------------------------------------
Index of key words and phrases                                4
Who is Equitable Life?                                        5
How to reach us                                               6
Equitable Accumulator Plus at a glance - key features         8
---------------------------------------------------------------
FEE TABLE                                                    10
---------------------------------------------------------------
Examples                                                     13
Condensed financial information                              14

---------------------------------------------------------------
1 CONTRACT FEATURES AND BENEFITS                             15
----------------------------------------------------------------
How you can purchase and contribute to your contract         15
Owner and annuitant requirements                             18
How you can make your contributions                          18
What are your variable investment options under the
 contract?                                                   18
Allocating your contributions                                21
Credits                                                      21
Guaranteed minimum death benefit                             21
Your right to cancel within a certain number of days         22
---------------------------------------------------------------
2 DETERMINING YOUR CONTRACT'S VALUE                          23
---------------------------------------------------------------
Your account value and cash value                            23
Your contract's value in the variable investment options     23
---------------------------------------------------------------
"We," "our," and "us" refer to Equitable Life.

When we use the word "contract" it also includes certificates that are issued under group contracts in some states.

When we address the reader of this prospectus with words such as "you" and "your," we mean the person who has the right or responsibility that the prospectus is discussing at that point. This is usually the contract owner.

------
  3
--------------------------------------------------------------------------------

------------------------------------------------------------------
3 TRANSFERRING YOUR MONEY AMONG THE
   VARIABLE INVESTMENT OPTIONS                                  24
------------------------------------------------------------------
Transferring your account value                                 24
Market timing                                                   24
Dollar cost averaging your account value                        24
Rebalancing your account value                                  24
------------------------------------------------------------------
4 ACCESSING YOUR MONEY                                          26
-------------------------------------------------------------------
Withdrawing your account value                                  26
How withdrawals are taken from your account value               27
How withdrawals affect your guaranteed minimum
   death benefit                                                27
Loans under rollover TSA contracts                              28
Surrendering your contract to receive its cash value            29
When to expect payments                                         29
Your annuity payout options                                     29
------------------------------------------------------------------
5 CHARGES AND EXPENSES                                          32
------------------------------------------------------------------
Charges that Equitable Life deducts                             32
Charges that EQ Advisors Trust deducts                          34
Group or sponsored arrangements                                 34
------------------------------------------------------------------
6 PAYMENT OF DEATH BENEFIT                                      36
------------------------------------------------------------------
Your beneficiary and payment of benefit                         36
How death benefit payment is made                               37
Beneficiary continuation option                                 37
------------------------------------------------------------------
7 TAX INFORMATION                                               39
------------------------------------------------------------------
Overview                                                        39
Transfers among variable investment options                     39
Taxation of nonqualified annuities                              39
Individual retirement arrangements (IRAs)                       41
Special rules for nonqualified contracts in qualified plans     51
Tax-Sheltered Annuity contracts (TSAs)                          51
Federal and state income tax withholding and
   information reporting                                        55
Impact of taxes to Equitable Life                               57

------------------------------------------------------------------
8 MORE INFORMATION                                              58
------------------------------------------------------------------
About our Separate Account No. 45                               58
About EQ Advisors Trust                                         58
About the general account                                       59
About other methods of payment                                  59
Dates and prices at which contract events occur                 59
About your voting rights                                        60
About legal proceedings                                         60
About our independent accountants                               60
Financial statements                                            61
Transfers of ownership, collateral assignments, loans,
   and borrowing                                                61
Distribution of the contracts                                   61
------------------------------------------------------------------
9 INVESTMENT PERFORMANCE                                        62
------------------------------------------------------------------
Benchmarks                                                      62
Communicating performance data                                  72
------------------------------------------------------------------
APPENDICES
------------------------------------------------------------------
I - Condensed financial information                            A-1
II - Purchase considerations for QP contracts                  B-1
III - Guaranteed minimum death benefit example                 C-1
------------------------------------------------------------------
STATEMENT OF ADDITIONAL INFORMATION
   TABLE OF CONTENTS
-------------------------------------------------------------

 Index of key words and phrases

------
  4
--------------------------------------------------------------------------------

This index should help you locate more information on the terms used in this prospectus.




                                          PAGE IN
TERM                                     PROSPECTUS
  account value                             23
  annuitant                                 15
  annuity payout options                    29
  beneficiary                               36
  business day                              59
  cash value                                23
  conduit IRA                               45
  contract date                              9
  contract date anniversary                  9
  contract year                              9
  contributions to Roth IRAs                48
    rollovers and direct transfers          48
    conversion contributions                49
  contributions to traditional IRAs         42
    rollovers and transfers                 43
  credit                                    21
  EQAccess                                   6
  guaranteed minimum death benefit          21
  IRA                                      cover
  IRS                                       39
  NQ                                       cover
  participant                               18
  portfolio                                cover
  processing office                          6
  QP                                       cover
  recharacterizations                       45
  Required Beginning Date                   46
  Rollover IRA                             cover
  Rollover TSA                             cover
  Roth IRA                                  48
  Roth Conversion IRA                      cover
  SAI                                      cover
  SEC                                      cover
  TOPS                                       6
  TSA                                      cover
  traditional IRA                           42
  unit                                      24
  variable investment options               18


To make this prospectus easier to read, we sometimes use different words than in the contract or supplemental materials. This is illustrated below. Although we use different words, they have the same meaning in this prospectus as in the contract or supplemental materials. Your financial professional can provide further explanation about your contract or supplemental materials.



----------------------------------------------------------------------
 PROSPECTUS                         CONTRACT OR SUPPLEMENTAL MATERIALS
----------------------------------------------------------------------
 variable investment options        Investment Funds
 account value                      Annuity Account Value
 unit                               Accumulation Unit

Who is Equitable Life?


------
  5
--------------------------------------------------------------------------------

 We are The Equitable Life Assurance Society of the United States ("Equitable Life"), a New York stock life insurance corporation. We have been doing business since 1859. Equitable Life is a subsidiary of AXA Financial, Inc. (previously, The Equitable Companies Incorporated). The majority shareholder of AXA Financial, Inc. is AXA, a French holding company for an international group of insurance and related financial services companies. As a majority shareholder, and under its other arrangements with Equitable Life and Equitable Life's parent, AXA exercises significant influence over the operations and capital structure of Equitable Life and its parent. No company other than Equitable Life, however, has any legal responsibility to pay amounts that Equitable Life owes under the contract.

 AXA Financial, Inc. and its consolidated subsidiaries managed approximately $462.7 billion in assets as of December 31, 1999. For over 100 years Equitable Life has been among the largest insurance companies in the United States. We are licensed to sell life insurance and annuities in all fifty states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands. Our home office is located at 1290 Avenue of the Americas, New York, N.Y. 10104.

------
  6
--------------------------------------------------------------------------------

 HOW TO REACH US

 You may communicate with our processing office as listed below for any of the following purposes:


---------------------------------------------
FOR CONTRIBUTIONS SENT BY REGULAR MAIL:
---------------------------------------------
Equitable Accumulator Plus
P.O. Box 13014
Newark, NJ 07188-0014
---------------------------------------------
FOR CONTRIBUTIONS SENT BY EXPRESS DELIVERY:
---------------------------------------------
Equitable Accumulator Plus
c/o Bank One, N.A.
300 Harmon Meadow Boulevard, 3rd Floor
Attn: Box 13014
Secaucus, NJ 07094
---------------------------------------------
FOR ALL OTHER COMMUNICATIONS (E.G.,
REQUESTS FOR TRANSFERS, WITHDRAWALS, OR
REQUIRED NOTICES) SENT BY REGULAR MAIL:
---------------------------------------------
Equitable Accumulator Plus
P.O. Box 1547
Secaucus, NJ 07096-1547
---------------------------------------------
FOR ALL OTHER COMMUNICATIONS (E.G.,
REQUESTS FOR TRANSFERS, WITHDRAWALS, OR
REQUIRED NOTICES) SENT BY EXPRESS DELIVERY:
---------------------------------------------
Equitable Accumulator Plus
200 Plaza Drive, 4th Floor
Secaucus, NJ 07094
---------------------------------------------
REPORTS WE PROVIDE:
---------------------------------------------

 o  written confirmation of financial transactions;

 o statement of your contract values at the close of each calendar quarter (four per year); and

 o annual statement of your contract values as of the close of the contract year.


---------------------------------------------
 TELEPHONE OPERATED PROGRAM SUPPORT
 ("TOPS") AND EQACCESS SYSTEMS:
---------------------------------------------

 TOPS is designed to provide you with up-to-date information via touch-tone telephone. EQAccess is designed to provide this information through the Internet. You can obtain information on:

 o  your current account value;

 o your current allocation percentages (anticipated to be available through EQAccess by the end of 2000);

 o  the number of units you have in the variable investment options;

 o  the daily unit values for the variable investment options; and

 o performance information regarding the variable investment options (not available through TOPS).

    You can also:

 o change your allocation percentages and/or transfer among the variable investment options (anticipated to be available through EQAccess by the end of 2000);

 o change your TOPS personal identification number (PIN) (not available through EQAccess); and

 o  change your EQAccess password (not available through TOPS).

 TOPS and EQAccess are normally available seven days a week, 24 hours a day. You may use TOPS by calling toll free 1-888-909-7770. You may use EQAccess by visiting our Web site at http://www.equitable.com and clicking on EQAccess. Of course, for reasons beyond our control, these services may sometimes be unavailable.

 We have established procedures to reasonably confirm that the instructions communicated by telephone or Internet are genuine. For example, we will require certain personal identification information before we will act on telephone or Internet instructions and we will provide written confirmation of your transfers. If we do not employ reasonable procedures to confirm the genuineness of

------
  7
--------------------------------------------------------------------------------

telephone or Internet instructions, we may be liable for any losses arising out of any act or omission that constitutes negligence, lack of good faith, or willful misconduct. In light of our procedures, we will not be liable for following telephone or Internet instructions we reasonably believe to be genuine.

We reserve the right to limit access to these services if we determine that you are engaged in a market timing strategy (see "Market timing" in "Transferring your money among investment options").

---------------------------------------------------------------------
CUSTOMER SERVICE REPRESENTATIVE:
---------------------------------------------------------------------

You may also use our toll-free number (1-800-789-7771) to speak with one of our customer service representatives. Our customer service representatives are available on any business day from 8:30 a.m. until 5:30 p.m., Eastern Time.

 WE REQUIRE THAT THE FOLLOWING TYPES OF COMMUNICATIONS BE ON SPECIFIC FORMS WE PROVIDE FOR THAT PURPOSE:

 (1) conversion of a traditional IRA to a Roth Conversion IRA contract;

 (2) election of the automatic investment program;

 (3) election of the rebalancing program;

 (4) requests for loans under Rollover TSA contracts;

 (5) spousal consent for loans under Rollover TSA contracts;

 (6) tax withholding election; and

 (7) election of the beneficiary continuation option.


 WE ALSO HAVE SPECIFIC FORMS THAT WE RECOMMEND YOU USE FOR THE FOLLOWING TYPES OF REQUESTS:

 (1) address changes;

 (2) beneficiary changes;

 (3) transfers between variable investment options; and

 (4) contract surrender and withdrawal requests.

 TO CANCEL OR CHANGE ANY OF THE FOLLOWING WE REQUIRE WRITTEN NOTIFICATION GENERALLY AT LEAST SEVEN CALENDAR DAYS BEFORE THE NEXT SCHEDULED TRANSACTION:

 (1) automatic investment program;

 (2) dollar cost averaging;

 (3) rebalancing;

 (4) substantially equal withdrawals;

 (5) systematic withdrawals; and

 (6) the date annuity payments are to begin.


 You must sign and date all these requests. Any written request that is not on one of our forms must include your name and your contract number along with adequate details about the notice you wish to give or the action you wish us to take.


 SIGNATURES:

 The proper person to sign forms, notices and requests would normally be the owner. If there are joint owners both must sign.

 Equitable Accumulator Plus at a glance - key features


------
  8
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
PROFESSIONAL           Equitable Accumulator Plus' variable investment options invest in different portfolios managed
INVESTMENT             by professional investment advisers.
MANAGEMENT
-----------------------------------------------------------------------------------------------------------------------
TAX ADVANTAGES         o On earnings inside the    No tax on any dividends, interest, or capital gains until you
                         contract                  make withdrawals from your contract or receive annuity
                                                   payments.
                       ------------------------------------------------------------------------------------------------
                       o On transfers inside the   No tax on transfers among variable investment options.
                         contract
-----------------------------------------------------------------------------------------------------------------------
                       If you are buying a contract to fund a retirement plan that already provides tax deferral under sections of the Internal Revenue Code, you should do so for the contract's features and benefits other than tax deferral. In such situations, the tax deferral of the contract does not provide necessary or additional benefits.
-----------------------------------------------------------------------------------------------------------------------
CONTRIBUTION AMOUNTS   o Initial minimum:          $25,000
                       o Additional minimum:       $ 1,000
                                                   $100 monthly and $300 quarterly under our automatic
                                                   investment program (NQ contracts)
                       ------------------------------------------------------------------------------------------------
                       Maximum contribution limitations may apply.
-----------------------------------------------------------------------------------------------------------------------
CREDIT                 We allocate your contributions to your account value. We allocate a credit to your account value at the same time that we allocate your contributions. The amount of the credit is equal to 4% of each contribution. The credit is subject to recovery by us in certain limited circumstances.
-----------------------------------------------------------------------------------------------------------------------
ACCESS TO YOUR MONEY   o Lump sum withdrawals
                       o Several withdrawal options on a periodic basis
                       o Loans under Rollover TSA contracts
                       o Contract surrender
                       You may incur a withdrawal charge for certain withdrawals or if you surrender your contract.
                       You may also incur income tax and a tax penalty.
-----------------------------------------------------------------------------------------------------------------------
PAYOUT OPTIONS         o Fixed annuity payout options
                       o Variable Immediate Annuity payout options
                       o Income Manager(R) payout options
-----------------------------------------------------------------------------------------------------------------------
ADDITIONAL FEATURES    o Guaranteed minimum death benefit
                       o Dollar cost averaging
                       o Automatic investment program
                       o Account value rebalancing (quarterly, semiannually, and annually)
                       o Free transfers
                       o Waiver of withdrawal charge for disability, terminal illness, or confinement to a nursing home
-----------------------------------------------------------------------------------------------------------------------

-----
  9
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
FEES AND CHARGES       o Daily charges on amounts invested in the variable investment options for mortality and expense risks, administrative, and distribution charges at a current annual rate of 1.60% (1.70%
                         maximum).

                       o No sales charge deducted at the time you make contributions and no annual contract fee.

                       o During the first nine contract years following a contribution, a charge will be deducted from amounts that you withdraw that exceed 15% of your account value. We use the account value on the most recent contract date anniversary to calculate the 15% amount available. The charge is
                         8% in each of the first two contract years following a contribution. It declines by 1% each year beginning in the third contract year to 1% in the ninth contract year. There is no withdrawal charge in the tenth and later contract years following a contribution.
                       ------------------------------------------------------------------------------------------------
                       The "contract date" is the effective date of a contract. This usually is the business day we reveive the properly completed and signed application, along with any other required documents, and your initial contribution. Your contract date will be shown in your contract. The 12-month period beginning on your contract date and each 12-month period after that date is a "contract year." The end of each 12-month period is your "contract date anniversary."
                       ------------------------------------------------------------------------------------------------
                       o We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. This charge is generally deducted from the amount applied to an annuity payout option.

                       o We deduct a $350 annuity administrative fee from amounts applied to the Variable Immediate
                         Annuity payout options.

                       o Annual expenses of EQ Advisors Trust portfolios are calculated as a percentage of the average daily net assets invested in each portfolio. These expenses include management fees ranging from 0.25% to 1.15% annually, 12b-1 fees of 0.25% annually, and other expenses.
-----------------------------------------------------------------------------------------------------------------------
ANNUITANT ISSUE AGES   NQ: 0-80
                       Rollover IRA, Roth Conversion IRA,
                       Rollover TSA: 20-78
                       QP: 20-70
-----------------------------------------------------------------------------------------------------------------------

THE ABOVE IS NOT A COMPLETE DESCRIPTION OF ALL MATERIAL PROVISIONS OF THE CONTRACT. IN SOME CASES RESTRICTIONS OR EXCEPTIONS APPLY. ALSO, ALL FEATURES OF THE CONTRACT ARE NOT NECESSARILY AVAILABLE IN YOUR STATE OR AT CERTAIN AGES.

For more detailed information we urge you to read the contents of this prospectus, as well as your contract. Please feel free to speak with your financial professional, or call us, if you have any questions.


OTHER CONTRACTS
We offer a variety of fixed and variable annuity contracts. They may offer features, including investment options, fees and/or charges that are different from those in the contracts offered by this prospectus. Not every contract is offered through the same distributor. Upon request, your financial professional can show you information regarding other Equitable Life that he or she distributes. You can also contact us to find out more about any of the Equitable Life annuity contracts.

 Fee table


------
 10
--------------------------------------------------------------------------------

The fee table below will help you understand the various charges and expenses that apply to your contract. The table reflects charges you will directly incur under the contract, as well as charges and expenses of the portfolios that you will bear indirectly. Charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state, may also apply. Also, an annuity administrative fee may apply when your annuity payments are to begin. Each of the charges and expenses is more fully described in "Charges and expenses" later in this prospectus.


-----------------------------------------------------------------------------------------------------------------------
  CHARGES WE DEDUCT FROM YOUR VARIABLE INVESTMENT OPTIONS EXPRESSED AS AN ANNUAL PERCENTAGE OF DAILY
  NET ASSETS
-----------------------------------------------------------------------------------------------------------------------
 Mortality and expense risks(1)                                                      1.10%*
 Administrative                                                                      0.25% current (0.35% maximum)
 Distribution                                                                        0.25%
                                                                                     -----
 Total annual expenses                                                               1.60% current (1.70% maximum)
-----------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------
 CHARGES WE DEDUCT FROM YOUR ACCOUNT VALUE AT THE TIME YOU REQUEST CERTAIN TRANSACTIONS
--------------------------------------------------------------------------------------------------      ---
 Withdrawal charge as a percentage of contributions* (deducted if you                Contract year
 surrender your contract or make certain withdrawals. The withdrawal charge          1  .............   8.00%
 percentage we use is determined by the contract year in which you make the          2  .............   8.00%
 withdrawal or surrender your contract. For each contribution, we consider the       3  .............   7.00%
 contract year in which we receive that contribution to be "contract year 1")(2)     4  .............   6.00%
                                                                                     5  .............   5.00%
                                                                                     6  .............   4.00%
                                                                                     7  .............   3.00%
                                                                                     8  .............   2.00%
                                                                                     9  .............   1.00%
                                                                                     10+ ............   0.00%

 Charge if you elect a Variable Immediate Annuity payout option                      $350


* These charges compensate us for certain risks we assume and expenses we incur under the contract. They also compensate us for the expenses associated with the credit. We expect to make a profit from these charges.

-----
 11
--------------------------------------------------------------------------------

EQ ADVISOR TRUST ANNUAL EXPENSES
(AS A PERCENTAGE OF AVERAGE DAILY NET ASSETS IN EACH PORTFOLIO)



                                                                                                          TOTAL
                                                                                       OTHER            ANNUAL
                                                                                    EXPENSES           EXPENSES
                                              MANAGEMENT                         (AFTER EXPENSE     (AFTER EXPENSE
                                               FEES(3)         12b-1 FEES(4)     LIMITATION)(5)     LIMITATION)(6)
                                           --------------   -----------------   ----------------   ---------------
EQ/Aggressive Stock                              0.60%             0.25%               0.04%             0.89%
Alliance Common Stock                            0.46%             0.25%               0.04%             0.75%
Alliance Conservative Investors                  0.60%             0.25%               0.07%             0.92%
Alliance Global                                  0.73%             0.25%               0.09%             1.07%
Alliance Growth and Income                       0.59%             0.25%               0.05%             0.89%
Alliance Growth Investors                        0.57%             0.25%               0.05%             0.87%
Alliance High Yield                              0.60%             0.25%               0.05%             0.90%
Alliance Intermediate Government Securities      0.50%             0.25%               0.07%             0.82%
Alliance International                           0.85%             0.25%               0.20%             1.30%
Alliance Money Market                            0.34%             0.25%               0.05%             0.64%
EQ/Alliance Premier Growth                       0.90%             0.25%               0.00%             1.15%
Alliance Small Cap Growth                        0.75%             0.25%               0.07%             1.07%
EQ/Alliance Technology*                          0.90%             0.25%               0.00%             1.15%
BT Equity 500 Index                              0.25%             0.25%               0.10%             0.60%
BT International Equity Index                    0.35%             0.25%               0.40%             1.00%
BT Small Company Index                           0.25%             0.25%               0.25%             0.75%
Capital Guardian Research                        0.65%             0.25%               0.05%             0.95%
Capital Guardian U.S. Equity                     0.65%             0.25%               0.05%             0.95%
EQ/Evergreen                                     0.65%             0.25%               0.05%             0.95%
EQ/Evergreen Foundation                          0.60%             0.25%               0.10%             0.95%
MFS Emerging Growth Companies                    0.65%             0.25%               0.10%             1.00%
MFS Growth with Income                           0.60%             0.25%               0.10%             0.95%
MFS Research                                     0.65%             0.25%               0.05%             0.95%
Mercury Basic Value Equity                       0.60%             0.25%               0.10%             0.95%
Mercury World Strategy                           0.70%             0.25%               0.25%             1.20%
Morgan Stanley Emerging Markets Equity           1.15%             0.25%               0.35%             1.75%
EQ/Putnam Balanced                               0.60%             0.25%               0.05%             0.90%
EQ/Putnam Growth & Income Value                  0.60%             0.25%               0.10%             0.95%
T. Rowe Price Equity Income                      0.60%             0.25%               0.10%             0.95%
T. Rowe Price International Stock                0.85%             0.25%               0.15%             1.25%
Warburg Pincus Small Company Value               0.75%             0.25%               0.10%             1.10%


----------
Notes:
(1) A portion of this charge is for providing the guaranteed minimum death benefit.

(2) Deducted upon a withdrawal of amounts in excess of the 15% free withdrawal amount and upon surrender of a contract.

-----
  12
--------------------------------------------------------------------------------

(3) The management fees shown reflect revised management fees, effective on or about May 1, 2000 which were approved by shareholders. The management fees shown for EQ/Putnam Balanced, EQ/Putnam Growth & Income Value, Warburg Pincus Small Company Value and T. Rowe Price International Stock do not reflect the waiver of a portion of each portfolio's investment management fees that are currently in effect. The management fee for each portfolio cannot be increased without a vote of each portfolio's shareholders.

(4) Portfolio shares are all subject to fees imposed under the distribution plan (the "Rule 12b-1 Plan") adopted by EQ Advisors Trust pursuant to Rule 12b-1 under the Investment Company Act of 1940. The 12b-1 fee will not be increased for the life of the contracts. Prior to October 18, 1999, the total annual expenses for the Alliance Small Cap Growth portfolio were limited to 1.20% under an expense limitation arrangement related to that portfolio's Rule 12b-1 Plan. The arrangement is no longer in effect. The amounts shown have been restated to reflect the expenses that would have been incurred in 1999, absent the expense limitation arrangement.

(5) The amounts shown as "Other Expenses" will fluctuate from year to year depending on actual expenses. See footnote (6) for any expense limitation agreements.

      On October 18, 1999, the Alliance portfolios (other than EQ/Alliance Premier Growth and EQ/Alliance Technology) became part of the portfolios of EQ Advisors Trust. The "Other Expenses" for these portfolios have been restated to reflect the estimated expenses that would have been incurred had these portfolios been portfolios of EQ Advisors Trust for the year ended December 31, 1999. The restated expenses reflect an increase of 0.01% for each of these portfolios.

(6) Equitable Life, EQ Advisors Trust's manager, has entered into an expense limitation agreement with respect to certain portfolios. Under this agreement Equitable Life has agreed to waive or limit its fees and assume other expenses. Under the expense limitation agreement, total annual operating expenses of certain portfolios (other than interest, taxes, brokerage commissions, capitalized expenditures, extraordinary expenses and 12b-1 fees) are limited as a percentage of the average daily net assets of each of the following portfolios: 1.75% for Morgan Stanley Emerging Markets Equity; 1.25% for T. Rowe Price International Stock; 1.20% for Mercury World Strategy; 1.15% for EQ/Alliance Premier Growth and EQ/Alliance Technology; 1.10% for Warburg Pincus Small Company Value; 1.00% for BT International Equity Index and MFS Emerging Growth Companies; 0.95% for Capital Guardian U.S. Equity, Capital Guardian Research, EQ/Evergreen, EQ/Evergreen Foundation, MFS Growth with Income, MFS Research, Mercury Basic Value Equity, EQ/Putnam Growth & Income Value, and T. Rowe Price Equity Income; 0.90% for EQ/Putnam Balanced; 0.75% for BT Small Company Index; and 0.60% for BT Equity 500 Index. The expense limitations for the BT Equity 500 Index, EQ/Putnam Growth & Income Value, Mercury Basic Value Equity, MFS Growth with Income, MFS Research, MFS Emerging Growth Companies, T. Rowe Price Equity Income, T. Rowe Price International Stock and Warburg Pincus Small Company Value, portfolios reflect an increase effective on May 1, 2000. The expense limitation for the EQ/Evergreen portfolio reflects a decrease effective on May 1, 2000.

      Absent the expense limitation, the "Other Expenses" for 1999 on an annualized basis for each of the portfolios would have been as follows:
      1.00% for Morgan Stanley Emerging Markets Equity; 0.30% for T. Rowe Price International Stock; 0.46% for Mercury World Strategy; 0.23% for EQ/Alliance Premier Growth; 0.10% for EQ/Alliance Technology; 0.24% for Warburg Pincus Small Company Value; 0.49% for BT International Equity Index; 0.17% for MFS Emerging Growth Companies; 0.34% for Capital Guardian U.S. Equity; 0.47% for Capital Guardian Research; 1.87% for EQ/Evergreen; 1.07% for EQ/Evergreen Foundation; 0.37% for MFS Growth with Income; 0.17% for MFS Research and Mercury Basic Value Equity; 0.16% for EQ/Putnam Growth & Income Value; 0.21% for T. Rowe Price Equity Income; 0.28% for EQ/Putnam Balanced; 0.71% for BT Small Company Index; and 0.18% for BT Equity 500 Index. Initial seed capital was invested on April 30, 1999 for the EQ/Alliance Premier Growth, Capital Guardian U.S. Equity and Capital Guardian Research portfolios and will be invested on or about May 1, 2000 for the EQ/Alliance Technology portfolio and therefore expenses have been estimated.

      Each portfolio may at a later date make a reimbursement to Equitable Life for any of the management fees waived or limited and other expenses assumed and paid by Equitable Life pursuant to the expense limitation agreement provided that, among other things, such portfolio has reached sufficient size to permit such reimbursement to be made and provided that the portfolio's current annual operating expenses do not exceed the operating expense limit determined for such portfolio. For more information see the prospectus for EQ Advisors Trust.

-----
 13
--------------------------------------------------------------------------------

EXAMPLES

The examples below show the expenses that a hypothetical contract owner would pay in the situations illustrated. We assume that a $1,000 contribution plus a $40 credit is invested in one of the variable investment options listed and a 5% annual return is earned on the assets in that option.(1) The charges used in the examples are the maximum charges rather than the lower current charges.

The examples should not be considered a representation of past or future expenses for each option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the examples is not an estimate or guarantee of future investment performance.



                                                        IF YOU SURRENDER YOUR CONTRACT
                                                       AT THE END OF EACH PERIOD SHOWN,
                                                            THE EXPENSES WOULD BE:
                                              --------------------------------------------------
                                                  1 YEAR      3 YEARS      5 YEARS     10 YEARS
                                              ------------ ------------ ------------ -----------
EQ/Aggressive Stock                             $ 108.17     $ 156.47     $ 197.47    $ 312.63
Alliance Common Stock                           $ 106.64     $ 151.90     $ 189.88    $ 297.66
Alliance Conservative Investors                 $ 108.61     $ 157.78     $ 199.63    $ 316.87
Alliance Global                                 $ 110.25     $ 162.66     $ 207.70    $ 332.60
Alliance Growth and Income                      $ 108.28     $ 156.80     $ 198.01    $ 313.69
Alliance Growth Investors                       $ 108.06     $ 156.15     $ 196.93    $ 311.57
Alliance High Yield                             $ 108.28     $ 156.80     $ 198.01    $ 313.69
Alliance Intermediate Government Securities     $ 107.52     $ 154.51     $ 194.22    $ 306.24
Alliance International                          $ 112.76     $ 170.11     $ 219.97    $ 356.26
Alliance Money Market                           $ 105.44     $ 148.30     $ 183.88    $ 285.76
EQ/Alliance Premier Growth                      $ 112.21     $ 168.49     $ 217.32    $ 351.17
Alliance Small Cap Growth                       $ 110.14     $ 162.33     $ 207.17    $ 331.56
EQ/Alliance Technology                          $ 111.12     $ 165.25     $ 211.98    $ 340.89
BT Equity 500 Index                             $ 105.12     $ 147.31     $ 182.24    $ 282.48
BT International Equity Index                   $ 109.48     $ 160.38     $ 203.94    $ 325.29
BT Small Company Index                          $ 106.75     $ 152.23     $ 190.42    $ 298.74
Capital Guardian Research                       $ 108.94     $ 158.75     $ 201.25    $ 320.03
Capital Guardian U.S. Equity                    $ 108.94     $ 158.75     $ 201.25    $ 320.03
EQ/Evergreen                                    $ 108.94     $ 158.75     $ 201.25    $ 320.03
EQ/Evergreen Foundation                         $ 108.94     $ 158.75     $ 201.25    $ 320.03
MFS Emerging Growth Companies                   $ 109.48     $ 160.38     $ 203.94    $ 325.29
MFS Growth with Income                          $ 108.94     $ 158.75     $ 201.25    $ 320.03
MFS Research                                    $ 108.94     $ 158.75     $ 201.25    $ 320.03
Mercury Basic Value Equity                      $ 108.94     $ 158.75     $ 201.25    $ 320.03
Mercury World Strategy                          $ 111.67     $ 166.87     $ 214.65    $ 346.04
Morgan Stanley Emerging Markets Equity          $ 117.67     $ 184.59     $ 243.63    $ 400.97
EQ/Putnam Balanced                              $ 108.39     $ 157.12     $ 198.55    $ 314.75
EQ/Putnam Growth & Income Value                 $ 108.94     $ 158.75     $ 201.25    $ 320.03
T. Rowe Price Equity Income                     $ 108.94     $ 158.75     $ 201.25    $ 320.03
T. Rowe Price International Stock               $ 112.21     $ 168.49     $ 217.32    $ 351.17
Warburg Pincus Small Company Value              $ 110.58     $ 163.63     $ 209.31    $ 335.72



                                                   IF YOU DO NOT SURRENDER YOUR CONTRACT
                                                      AT THE END OF EACH PERIOD SHOWN,
                                                           THE EXPENSES WOULD BE:
                                              ------------------------------------------------
                                                 1 YEAR     3 YEARS     5 YEARS      10 YEARS
                                              ----------- ---------- ------------ ------------
EQ/Aggressive Stock                             $ 28.17   $  86.47     $ 147.47     $ 312.63
Alliance Common Stock                           $ 26.64   $  81.90     $ 139.88     $ 297.66
Alliance Conservative Investors                 $ 28.61   $  87.78     $ 149.63     $ 316.87
Alliance Global                                 $ 30.25   $  92.66     $ 157.70     $ 332.60
Alliance Growth and Income                      $ 28.28   $  86.80     $ 148.01     $ 313.69
Alliance Growth Investors                       $ 28.06   $  86.15     $ 146.93     $ 311.57
Alliance High Yield                             $ 28.28   $  86.80     $ 148.01     $ 313.69
Alliance Intermediate Government Securities     $ 27.52   $  84.51     $ 144.22     $ 306.24
Alliance International                          $ 32.76   $ 100.11     $ 169.97     $ 356.26
Alliance Money Market                           $ 25.44   $  78.30     $ 133.88     $ 285.76
EQ/Alliance Premier Growth                      $ 32.21   $  98.49     $ 167.32     $ 351.17
Alliance Small Cap Growth                       $ 30.14   $  92.33     $ 157.17     $ 331.56
EQ/Alliance Technology                          $ 31.12   $  95.25     $ 161.98     $ 340.89
BT Equity 500 Index                             $ 25.12   $  77.31     $ 132.24     $ 282.48
BT International Equity Index                   $ 29.48   $  90.38     $ 153.94     $ 325.29
BT Small Company Index                          $ 26.75   $  82.23     $ 140.42     $ 298.74
Capital Guardian Research                       $ 28.94   $  88.75     $ 151.25     $ 320.03
Capital Guardian U.S. Equity                    $ 28.94   $  88.75     $ 151.25     $ 320.03
EQ/Evergreen                                    $ 28.94   $  88.75     $ 151.25     $ 320.03
EQ/Evergreen Foundation                         $ 28.94   $  88.75     $ 151.25     $ 320.03
MFS Emerging Growth Companies                   $ 29.48   $  90.38     $ 153.94     $ 325.29
MFS Growth with Income                          $ 28.94   $  88.75     $ 151.25     $ 320.03
MFS Research                                    $ 28.94   $  88.75     $ 151.25     $ 320.03
Mercury Basic Value Equity                      $ 28.94   $  88.75     $ 151.25     $ 320.03
Mercury World Strategy                          $ 31.67   $  96.87     $ 164.65     $ 346.04
Morgan Stanley Emerging Markets Equity          $ 37.67   $ 114.59     $ 193.63     $ 400.97
EQ/Putnam Balanced                              $ 28.39   $  87.12     $ 148.55     $ 314.75
EQ/Putnam Growth & Income Value                 $ 28.94   $  88.75     $ 151.25     $ 320.03
T. Rowe Price Equity Income                     $ 28.94   $  88.75     $ 151.25     $ 320.03
T. Rowe Price International Stock               $ 32.21   $  98.49     $ 167.32     $ 351.17
Warburg Pincus Small Company Value              $ 30.58   $  93.63     $ 159.31     $ 335.72

(1) The amount accumulated from the $1,000 contribution plus the $40 credit could not be paid in the form of an annuity payout option at the end of any of the periods shown in the examples. This is because if the amount applied to purchase an annuity payout option is less than $2,000, or the initial payment is less than $20, we may pay the amount to you in a single sum instead of as payments under an annuity payout option. See "Accessing your money."

-----
  14
--------------------------------------------------------------------------------

IF YOU ELECT A VARIABLE IMMEDIATE ANNUITY PAYOUT OPTION:

Assuming an annuity payout option could be issued (see note (1) above), and you elect a Variable Immediate Annuity payout option, the expenses shown in the examples for "if you do not surrender you contract" would, in each case, be increased by $4.34 based on the average amount applied to annuity payout options in 1999. See "Annuity administrative fee" in "Charges and expenses."


CONDENSED FINANCIAL INFORMATION

Please see Appendix 1 at the end of this prospectus for the unit values and the number of units outstanding as of the end of the periods shown for each of the variable investment options available as of December 31, 1999.

1
Contract features and benefits


--------
 15
--------------------------------------------------------------------------------

HOW YOU CAN PURCHASE AND CONTRIBUTE TO YOUR CONTRACT

You may purchase a contract by making payments to us that we call "contributions." We require a minimum initial contribution of $25,000 for you to purchase a contract. You may make additional contributions of at least $1,000 each, subject to limitations noted below. The following table summarizes our rules regarding contributions to your contract. All ages in the table refer to the age of the annuitant named in the contract.
------------------------------------------------------------------------------
The "annuitant" is the person who is the measuring life for determining contract benefits. The annuitant is not necessarily the contract owner.
------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
                    AVAILABLE
 CONTRACT         FOR ANNUITANT                                              LIMITATIONS ON
TYPE              ISSUE AGES          SOURCE OF CONTRIBUTIONS              CONTRIBUTIONS
---------------------------------------------------------------------------------------------------------------
 NQ               0 through 80      o After-tax money.                     o No additional contributions after
                                                                             age 81.
                                    o Paid to us by check or transfer
                                      of contract value in a
                                      tax-deferred exchange under
                                      Section 1035 of the Internal
                                      Revenue Code.

---------------------------------------------------------------------------------------------------------------
 Rollover IRA     20 through 78     o Rollovers from a qualified plan.     o No contributions after age 79.

                                    o Rollovers from a Tax-Sheltered       o Contributions after age 70 1/2
                                      Annuity ("TSA").                       must be net of required
                                                                             minimum distributions.
                                    o Rollovers from another
                                      traditional individual retirement    o Only rollover and direct transfer
                                      arrangement.                           contributions are permitted
                                                                             under the Rollover IRA contract.
                                    o Direct custodian-to-custodian
                                      transfers from another               o Regular IRA contributions
                                      traditional individual retirement      limited to $2,000 per year.
                                      arrangement.
                                                                           o Although we accept regular IRA
                                    o Regular IRA contributions.             contributions under Rollover IRA
                                                                             contracts, we intend that this
                                                                             contract be used for rollover and
                                                                             direct transfer contributions.
                                                                             Please refer to "Withdrawals,
                                                                             payments and transfers of funds
                                                                             out of traditional IRAs" in "Tax
                                                                             Information" for a discussion of
                                                                             conduit IRAs.
---------------------------------------------------------------------------------------------------------------

-----
  16
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
                    AVAILABLE
 CONTRACT         FOR ANNUITANT                                             LIMITATIONS ON
TYPE              ISSUE AGES          SOURCE OF CONTRIBUTIONS             CONTRIBUTIONS
---------------------------------------------------------------------------------------------------------------
 Roth             20 through 78     o Rollovers from another Roth         o No contributions after age 79.
 Conversion                           IRA.

 IRA                                o Conversion rollovers from a         o Conversion rollovers after
                                      traditional IRA.                      age 70 1/2 must be net of
                                                                            required minimum distributions
                                    o Direct transfers from another         for the traditional IRA you are
                                      Roth IRA.                             rolling over.

                                                                          o You cannot roll over funds from
                                                                            a traditional IRA if your adjusted
                                                                            gross income is $100,000 or more.

                                                                          o Regular contributions are not
                                                                            permitted.

                                                                          o Only rollover and direct transfer
                                                                            contributions are permitted.
---------------------------------------------------------------------------------------------------------------
 Rollover TSA     20 through 78     o Rollovers from another TSA          o Additional rollover or direct
                                      contract or arrangement.              transfer contributions may be
                                                                            made up to age 79.
                                    o Rollovers from a traditional IRA
                                      which was a "conduit" for TSA       o Contributions after age 70 1/2
                                      funds previously rolled over.         must be net of required
                                                                            minimum distributions.
                                    o Direct transfer from another
                                      contract or arrangement under       o Employer-remitted contributions
                                      Section 403(b) of the Internal        are not permitted.
                                      Revenue Code, complying with
                                      IRS Revenue Ruling 90-24.

 This contract may not be available in your state.
---------------------------------------------------------------------------------------------------------------

-----
 17
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
                AVAILABLE
CONTRACT     FOR ANNUITANT                                             LIMITATIONS ON
TYPE          ISSUE AGES          SOURCE OF CONTRIBUTIONS              CONTRIBUTIONS
---------------------------------------------------------------------------------------------------------------
 QP           20 through 70     o Only transfer contributions from     o Regular ongoing payroll
                                  an existing qualified plan trust       contributions are not permitted.
                                  as a change of investment            o Only one additional contribution
                                  vehicle under the plan.                may be made during a contract
                                o The plan must be qualified             year.
                                  under Section 401(a) of the          o No additional transfer
                                  Internal Revenue Code.                 contributions after age 71.
                                o For 401(k) plans, transferred        o For defined benefit plans,
                                  contributions may only include         employee contributions are not
                                  employee pre-tax contributions.        permitted.

 Please refer to Appendix II for a discussion of purchase considerations of QP contracts.
---------------------------------------------------------------------------------------------------------------

See "Tax information" for a more detailed discussion of sources of contributions and certain contribution limitations. We may refuse to accept any contribution if the sum of all contributions under all Equitable Accumulator contracts with the same annuitant would then total more than $1,500,000. We may also refuse to accept any contribution if the sum of all contributions under all Equitable Life annuity accumulation contracts that you own would then total more than $2,500,000.

For information on when contributions are credited under your contract see "Dates and prices at which contract events occur" in "More information" later in this prospectus.

----------
   18
--------------------------------------------------------------------------------

 OWNER AND ANNUITANT REQUIREMENTS

 Under NQ contracts, the annuitant can be different than the owner. A joint owner may also be named. Only natural persons can be joint owners. This means that an entity such as a corporation cannot be a joint owner.

 Under all IRA and Rollover TSA contracts, the owner and annuitant must be the same person.

 Under QP contracts, the owner must be the trustee of the qualified plan and the annuitant must be the plan participant/employee. See Appendix I for more information on QP contracts.
--------------------------------------------------------------------------------

 A participant is an individual who is currently, or was formerly, participating in an eligible employer's QP or TSA plan.
--------------------------------------------------------------------------------

 HOW YOU CAN MAKE YOUR CONTRIBUTIONS

 Except as noted below, contributions must be by check drawn on a U.S. bank, in U.S. dollars, and made payable to Equitable Life. We do not accept third-party checks endorsed to us except for rollover contributions, tax-free exchanges or trustee checks that involve no refund. All checks are subject to our ability to collect the funds. We reserve the right to reject a payment if it is received in an unacceptable form.

 Additional contributions may also be made under our automatic investment program. This method of payment is discussed in detail in "More information" later in this prospectus.

 Your initial contribution must generally be accompanied by an application and any other form we need to process the payments. If any information is missing or unclear, we will try to obtain that information. If we are unable to obtain all of the information we require within five business days after we receive an incomplete application or form, we will inform the financial professional submitting the application on your behalf. We will then return the contribution to you unless you specifically direct us to keep your contribution until we receive the required information.

--------------------------------------------------------------------------------

 Our "business day" is any day the New York Stock Exchange is open for trading and generally ends at 4:00 p.m. Eastern Time. We may, however, close due to emergency conditions.
--------------------------------------------------------------------------------

 SECTION 1035 EXCHANGES


 You may apply the value of an existing nonqualified deferred annuity contract (or life insurance or endowment contract) to purchase an Equitable Accumulator Plus NQ contract in a tax-free exchange if you follow certain procedures as shown in the form that we require you to use. Also see "Tax information" later in this prospectus.

 WHAT ARE YOUR VARIABLE INVESTMENT OPTIONS UNDER THE CONTRACT?

 Your investment results in any one of the variable investment options will depend on the investment performance of the underlying portfolios. Listed below are the currently available portfolios, their investment objectives, and their advisers.
--------------------------------------------------------------------------------
 You can choose from among the variable investment options.
--------------------------------------------------------------------------------

-----
 19
--------------------------------------------------------------------------------

                                                 PORTFOLIOS OF EQ ADVISORS TRUST
---------------------------------------------------------------------------------------------------------------------------------
 PORTFOLIO NAME                     OBJECTIVE                                            ADVISER
---------------------------------- ---------------------------------------------------- -----------------------------------------
 EQ/Aggressive Stock               Long-term growth of capital                          Alliance Capital Management L.P.,
                                                                                        Massachusetts Financial Services Company
 Alliance Common Stock             Long-term growth of capital and increasing           Alliance Capital Management L.P.
                                   income
 Alliance Conservative Investors   High total return without, in the adviser's          Alliance Capital Management L.P.
                                   opinion, undue risk to principal
 Alliance Global                   Long-term growth of capital                          Alliance Capital Management L.P.
 Alliance Growth and Income        High total return through a combination of           Alliance Capital Management L.P.
                                   current income and capital appreciation
 Alliance Growth Investors         High total return consistent with the adviser's      Alliance Capital Management L.P.
                                   determination of reasonable risk
 Alliance High Yield               High return by maximizing current income and,        Alliance Capital Management L.P.
                                   to the extent consistent with that objective,
                                   capital appreciation
 Alliance Intermediate             High current income consistent with relative         Alliance Capital Management L.P.
  Government Securities            stability of principal
 Alliance International            Long-term growth of capital                          Alliance Capital Management L.P.
 Alliance Money Market             High level of current income while preserving        Alliance Capital Management L.P.
                                   assets and maintaining liquidity
 EQ/Alliance Premier Growth        Long-term growth of capital                          Alliance Capital Management L.P.
 Alliance Small Cap Growth         Long-term growth of capital                          Alliance Capital Management L.P.
 EQ/Alliance Technology            Long-term growth of capital                          Alliance Capital Management L.P.
 BT Equity 500 Index               Replicate as closely as possible (before deduction   Bankers Trust Company
                                   of portfolio expenses) the total return of the
                                   Standard & Poor's 500 Composite Stock Price
                                   Index

-----
  20
--------------------------------------------------------------------------------

 PORTFOLIOS OF EQ ADVISORS TRUST (CONTINUED)
-------------------------------------------------------------------------------------------------------------------------------
 PORTFOLIO NAME                   OBJECTIVE                                            ADVISER
-------------------------------- ---------------------------------------------------- -----------------------------------------
 BT International Equity Index   Replicate as closely as possible (before deduction   Bankers Trust Company
                                 of portfolio expenses) the total return of the
                                 Morgan Stanley Capital International Europe,
                                 Australia, Far East Index
 BT Small Company Index          Replicate as closely as possible (before reduction   Bankers Trust Company
                                 of portfolio expenses) the total return of the
                                 Russell 2000 Index
 Capital Guardian Research       Long-term growth of capital                          Capital Guardian Trust Company
 Capital Guardian U.S. Equity    Long-term growth of capital                          Capital Guardian Trust Company
 EQ/Evergreen                    Long-term growth of capital                          Evergreen Asset Management Corp.
 EQ/Evergreen Foundation         In order of priority, reasonable income,             Evergreen Asset Management Corp.
                                 conservation of capital, and capital appreciation
 MFS Emerging Growth             Long-term capital growth                             Massachusetts Financial Services Company
  Companies
 MFS Growth with Income          Reasonable current income and long-term              Massachusetts Financial Services Company
                                 growth of capital and income
 MFS Research                    Long-term growth of capital and future income        Massachusetts Financial Services Company
 Mercury Basic Value Equity      Capital appreciation and secondarily, income         Mercury Asset Management US
 Mercury World Strategy          High total investment return                         Mercury Asset Management US
 Morgan Stanley Emerging         Long-term capital appreciation                       Morgan Stanley Asset Management
  Markets Equity
 EQ/Putnam Balanced              Balanced Investment                                  Putnam Investment Management, Inc.
 EQ/Putnam Growth & Income       Capital growth, current income a secondary           Putnam Investment Management, Inc.
 Value                           objective
 T. Rowe Price Equity Income     Substantial dividend income and also capital         T. Rowe Price Associates, Inc.
                                 appreciation
 T. Rowe Price International     Long-term growth of capital                          Rowe Price-Fleming International, Inc.
  Stock
 Warburg Pincus Small Company    Long-term capital appreciation                       Warburg Pincus Asset Management, Inc.
  Value

Other important information about the portfolios is included in the prospectus for EQ Advisors Trust attached at the end of this prospectus.

----------
  21
--------------------------------------------------------------------------------

 ALLOCATING YOUR CONTRIBUTIONS

 You may allocate your contributions to one or more, or all, of the variable investment options. Allocations must be in whole percentages and you may change your allocations at any time. However, the total of your allocations must equal 100%. Once contributions are allocated to the variable investment options they become part of your account value. We discuss account value in "Determining your contract's value."


 CREDITS

 A credit will also be allocated to your account value at the same time that we allocate your contribution. The amount of the credit is equal to 4% of the amount of each contribution. Credits are allocated to the same variable investment options based on the same percentages used to allocate your contributions.

 We will recover the amount of the credit if you exercise your right to cancel the contract. See "Your right to cancel within a certain number of days" below. Also, if you start receiving annuity payments within three years of making any additional contribution, we will recover the amount of the credit that applies to that contribution.

 We do not consider credits to be contributions for purposes of any discussion in this prospectus. Credits are also not considered to be your investment in the contract for tax purposes.

 We use a portion of the mortality and expense risks charge and withdrawal charge to help recover the cost of providing the credit. See "charges and expenses" below. Under certain circumstances (such as a period of poor market performance), the cost associated with the credit may exceed the sum of the credit and any related earnings. You should consider this possibility before purchasing the contract.


 GUARANTEED MINIMUM DEATH BENEFIT

 GUARANTEED MINIMUM DEATH BENEFIT APPLICABLE FOR ANNUITANT AGES 0 THROUGH 79 AT ISSUE OF NQ CONTRACTS; 20 THROUGH 78 AT ISSUE OF ROLLOVER IRA, ROTH CONVERSION IRA AND ROLLOVER TSA CONTRACTS; AND 20 THROUGH 70 AT ISSUE OF QP CONTRACTS.

 You may elect either the "5% roll up to age 80" or the "annual ratchet to age 80" guaranteed minimum death benefit when you apply for a contract. Once you have made your election, you may not change it.

 5% ROLL UP TO AGE 80. On the contract date, the guaranteed minimum death benefit is equal to your initial contribution plus the credit. Thereafter, the guaranteed minimum death benefit will be credited with interest each day through the annuitant's age 80. The effective annual interest rate is 5% except for amounts invested in the Alliance Money Market option and Alliance Intermediate Government Securities option and amounts in the loan reserve account (applicable to Rollover TSA contracts only). Amounts in the Alliance Money Market option, Alliance Intermediate Government Securities option and the loan reserve account will be credited with interest at a 3% effective annual rate. No interest is credited after the annuitant is age 80.

 If you make additional contributions, we will increase your current guaranteed minimum death benefit by the dollar amount of the additional contribution plus the amount of the credit on the date the contribution is allocated to your variable investment options. If you take a withdrawal from your contract, we will adjust your guaranteed minimum death benefit for the withdrawal on the date you take the withdrawal.

 The 5% roll up to age 80 guaranteed minimum death benefit is not available in New York.

 ANNUAL RATCHET TO AGE 80. On the contract date, your guaranteed minimum death benefit equals your initial contribution plus the credit. Then, on each contract date anniversary, we will determine your guaranteed minimum death benefit by comparing your current guaranteed minimum death benefit to your account value on that contract date anniversary. If your account value is higher than your guaranteed minimum death benefit, we will increase your guaranteed minimum death benefit to equal

-------
  22
--------------------------------------------------------------------------------

 your account value. On the other hand, if your account value on the contract date anniversary is less than your guaranteed minimum death benefit, we will not adjust your guaranteed minimum death benefit either up or down. If you make additional contributions, we will increase your current guaranteed minimum death benefit by the dollar amount of the contribution plus the amount of the credit on the date the contribution is allocated to your variable investment options. If you take a withdrawal from your contract, we will reduce your guaranteed minimum death benefit on the date you take the withdrawal.

 GUARANTEED MINIMUM DEATH BENEFIT APPLICABLE FOR AN ANNUITANT THAT IS AGE 80 AT ISSUE.

 On the contract date, your guaranteed minimum death benefit equals your initial contribution plus the credit. Thereafter, it will be increased by the dollar amount of any additional contributions. We will adjust your guaranteed minimum death benefit if you take any withdrawals.
                   ----------------------------------------

 Please see "How withdrawals affect your guaranteed minimum death benefit" in "Accessing your money" for information on how withdrawals affect your guaranteed minimum death benefit.

 See Appendix II for an example of how we calculate the guaranteed minimum death benefit.

 YOUR RIGHT TO CANCEL WITHIN A CERTAIN NUMBER OF DAYS

 If for any reason you are not satisfied with your contract, you may return it to us for a refund. To exercise this cancellation right you must mail the contract directly to our processing office within 10 days after you receive it. If state law requires, this "free look" period may be longer.

 Generally, your refund will equal your account value under the contract on the day we receive notification of your decision to cancel the contract and will reflect any investment gain or loss in the variable investment options that also reflect the daily charges we deduct through the date we receive your contract. Please note that you will forfeit the credit by exercising this right of cancellation. Some states require that we refund the full amount of your contribution (not reflecting any investment gain or loss). For any IRA contract returned to us within seven days after you receive it, we are required to refund the full amount of your contribution.

 We may require that you wait six months before you may apply for a contract with us again if:

 o  you cancel your contract during the free look period; or

 o you change your mind before you receive your contract whether we have received your contribution or not.

 Please see "Tax information" for possible consequences of cancelling your contract.

 In addition to the cancellation right described above, if you fully convert an existing traditional IRA contract to a Roth Conversion IRA contract, you may cancel your Roth Conversion IRA contract and return to a Rollover IRA contract. Our processing office or your financial professional can provide you with the cancellation instructions.

2
Determining your contract's value


------
  23
--------------------------------------------------------------------------------

 YOUR ACCOUNT VALUE AND CASH VALUE

 Your "account value" is the total value you have in the variable investment options and in the loan reserve account (applies for Rollover TSA contracts only). These amounts are subject to certain fees and charges discussed in "Charges and expenses."

 Your contract also has a "cash value." At any time before annuity payments begin, your contract's cash value is equal to the account value less: (i) any applicable withdrawal charges; and (ii) the amount of any outstanding loan plus accrued interest (applicable to Rollover TSA contracts only). Please see "Surrendering your contract to receive its cash value" in "Accessing your money."

 YOUR CONTRACT'S VALUE IN THE VARIABLE INVESTMENT OPTIONS

 Each variable investment option invests in shares of a corresponding portfolio. Your value in each variable investment option is measured by "units." The value of your units will increase or decrease as though you had invested it in the corresponding portfolio's shares directly. Your value, however will be reduced by the amount of the fees and charges that we deduct under the contract.

 The unit value for each variable investment option depends on the investment performance of that option, less daily charges for:

 (i)   mortality and expense risks;

 (ii)  administrative expenses; and

 (iii) distribution charges.

 On any day, your value in any variable investment option equals the number of units credited to that option, adjusted for any units purchased for or deducted from your contract under that option, multiplied by that day's value for one unit. The number of your contract units in any variable investment option does not change unless they are:

 (i)   increased to reflect additional contributions;

 (ii) decreased to reflect a withdrawal (plus applicable withdrawal charges);

 (iii) increased to reflect transfer into, or decreased to reflect a transfer out of a variable investment option; or

 (iv) decreased to reflect your loan amount to the loan reserve account under a Rollover TSA contract.

 A description of how unit values are calculated is found in the SAI.

3
Transferring your money among the variable investment options


-------
  24
--------------------------------------------------------------------------------
 TRANSFERRING YOUR ACCOUNT VALUE

 At any time before the date annuity payments are to begin, you can transfer some or all of your account value among the variable investment options.

 You may request a transfer in writing or by telephone using TOPS. (We anticipate that transfers will be available online by using EQAccess by the end of 2000.) You must send in all written transfer requests directly to our processing office. Transfer requests should specify:

 (1) the contract number,

 (2) the dollar amounts or percentages of your current account value to be transferred, and

 (3) the investment options to and from which you are transferring.

 We will confirm all transfers in writing.

 MARKET TIMING

 You should note that the product is not designed for professional "market timing" organizations, or other organizations or individuals engaging in a market timing strategy, making programmed transfers, frequent transfers or transfers that are large in relation to the total assets of the underlying mutual fund portfolio. Market timing strategies are disruptive to the underlying mutual fund portfolios in which the variable investment options invest. If we determine that your transfer patterns among the variable investment options reflect a market timing strategy, we reserve the right to take action including, but not limited to: restricting the availability of transfers through telephone requests, facsimile transmissions, automated telephone services, Internet services or any electronic transfer services. We may also refuse to act on transfer instructions of an agent acting under a power of attorney who is acting on behalf of more than one owner.


 DOLLAR COST AVERAGING YOUR ACCOUNT VALUE

 Dollar cost averaging allows you to gradually transfer amounts from the Alliance Money Market option to the other variable investment options by periodically transferring approximately the same dollar amount to the variable investment options you select. This will cause you to purchase more units if the unit's value is low and fewer units if the unit's value is high. Therefore, you may get a lower average cost per unit over the long term. This plan of investing, however, does not guarantee that you will earn a profit or be protected against losses.

--------------------------------------------------------------------------------

 Units measure your value in each variable investment option.
--------------------------------------------------------------------------------

 If your value in the Alliance Money Market option is at least $5,000, you may choose, at any time, to have a specified dollar amount or percentage of your value transferred from that option to the other variable investment options. You can select to have transfers made on a monthly, quarterly, or annual basis. The transfer date will be the same calendar day of the month as the contract date, but not later than the 28th day of the month. You can also specify the number of transfers or instruct us to continue making the transfers until all amounts in the Alliance Money Market option have been transferred out.

 The minimum amount that we will transfer each time is $250. The maximum amount we will transfer is equal to your value in the Alliance Money Market option at the time the program is elected, divided by the number of transfers scheduled to be made.

 If, on any transfer date, your value in the Alliance Money Market option is equal to or less than the amount you have elected to have transferred, the entire amount will be transferred. The dollar cost averaging program will then end. You may change the transfer amount once each contract year or cancel this program at any time.

 You may not elect dollar cost averaging if you are participating in the rebalancing program.


 REBALANCING YOUR ACCOUNT VALUE

 We currently offer a rebalancing program that you can use to automatically reallocate your account value among the variable investment options. You must tell us:

--------
  25
--------------------------------------------------------------------------------

 (a) the percentage you want invested in each variable investment option (whole percentages only), and

 (b) how often you want the rebalancing to occur (quarterly, semiannually, or annually on a contract year basis. Rebalancing will occur on the same day of the month as the contract date).

 While your rebalancing program is in effect, we will transfer amounts among each variable investment option so that the percentage of your account value that you specify is invested in each option at the end of each rebalancing date. Your entire account value must be included in the rebalancing program.

--------------------------------------------------------------------------------
 Rebalancing does not assure a profit or protect against loss. You should periodically review your allocation percentages as your needs change. You may want to discuss the rebalancing program with your financial professional or other financial adviser before electing the program.
--------------------------------------------------------------------------------
 You may elect the rebalancing program at any time. You may also change your allocation instructions or cancel the program at any time. If you request a transfer while the rebalancing program is in effect, we will process the transfer as requested; the rebalancing program will remain in effect unless you request that it be canceled in writing.

 You may not elect the rebalancing program if you are participating in the dollar cost averaging or special dollar cost averaging program.

4
Accessing your money

--------
  26
--------------------------------------------------------------------------------

 WITHDRAWING YOUR ACCOUNT VALUE

 You have several ways to withdraw your account value before annuity payments begin. The table below shows the methods available under each type of contract. More information follows the table. For the tax consequences of withdrawals, see "Tax information."


                                       METHOD OF WITHDRAWAL
--------------------------------------------------------------------------------
                                                  SUBSTANTIALLY        MINIMUM
 CONTRACT           LUMP SUM      SYSTEMATIC          EQUAL         DISTRIBUTION
--------------------------------------------------------------------------------
 NQ                   Yes            Yes              No                 No
 Rollover IRA         Yes            Yes              Yes                Yes
 Roth
  Conversion
  IRA                 Yes            Yes              Yes                No
 Rollover
  TSA*                Yes            No               No                 Yes
---------------   -----------   -------------   ----------------   -------------
 QP                   Yes            No               No                 Yes
---------------   -----------   -------------   ----------------   -------------

 * For some Rollover TSA contracts, your ability to take withdrawals, loans or surrender your contract may be limited. You must provide withdrawal restriction information when you apply for a contract. See "Tax Sheltered Annuity contracts (TSAs)" in "Tax information."


 LUMP SUM WITHDRAWALS
 (All contracts)

 You may take lump sum withdrawals from your account value at any time. (Rollover TSA contracts may have restrictions.) The minimum amount you may withdraw is $300. If you request to withdraw more than 90% of a contract's current cash value we will treat it as a request to surrender the contract for its cash value. See "Surrendering your contract to receive its cash value" below.

 Lump sum withdrawals in excess of the 15% free withdrawal amount (see "15% free withdrawal amount" in "Charges and expenses") may be subject to a withdrawal charge. Under Rollover TSA contracts, if a loan is outstanding, you may only take lump sum withdrawals as long as the cash value remaining after any withdrawal equals at least 10% of the outstanding loan plus accrued interest.


 SYSTEMATIC WITHDRAWALS
 (NQ, Rollover IRA, and Roth Conversion IRA contracts only)

 You may take systematic withdrawals of a particular dollar amount or a particular percentage of your account value.

 You may take systematic withdrawals on a monthly, quarterly, or annual basis as long as the withdrawals do not exceed the following percentages of your account value: 1.2% monthly, 3.6% quarterly, and 15.0% annually. The minimum amount you may take in each systematic withdrawal is $250. If the amount withdrawn would be less than $250 on the date a withdrawal is to be taken, we will not make a payment and we will terminate your systematic withdrawal election.

 We will make the withdrawals on any day of the month that you select as long as it is not later than the 28th day of the month. If you do not select a date, we will make the withdrawals on the same calendar day of the month as the contract date. You must wait at least 28 days after your contract is issued before your systematic withdrawals can begin.

 You may elect to take systematic withdrawals at any time. If you own an IRA contract, you may elect this withdrawal method only if you are between ages 59 1/2 and 70 1/2.

 You may change the payment frequency, or the amount or percentage of your systematic withdrawals, once each contract year. However, you may not change the amount or percentage in any contract year in which you have already taken a lump sum withdrawal. You can cancel the systematic withdrawal option at any time.

 Systematic withdrawals are not subject to a withdrawal charge, except to the extent that, when added to a lump sum withdrawal previously taken in the same contract year, the systematic withdrawal exceeds the 15% free withdrawal amount.


 SUBSTANTIALLY EQUAL WITHDRAWALS
 (Rollover IRA and Roth Conversion IRA contracts only)

 The substantially equal withdrawals option allows you to receive distributions from your account value without

-------
  27
--------------------------------------------------------------------------------

 triggering the 10% additional federal tax penalty, which normally applies to distributions made before age 59 1/2. See "Tax information." Once you begin to take substantially equal withdrawals, you should not stop them or change the pattern of your withdrawals until after the later of age 59 1/2 or five full years after the first withdrawal. If you stop or change the withdrawals or take a lump sum withdrawal, you may be liable for the 10% federal tax penalty that would have otherwise been due on prior withdrawals made under this option and for any interest on those withdrawals.

 You may elect to take substantially equal withdrawals at any time before age 59 1/2. We will make the withdrawal on any day of the month that you select as long as it is not later than the 28th day of the month. You may not elect to receive the first payment in the same contract year in which you took a lump sum withdrawal. We will calculate the amount of your substantially equal withdrawals based on the method you choose from the choices we offer. The payments will be made monthly, quarterly, or annually as you select. These payments will continue until we receive written notice from you to cancel this option or you take a lump sum withdrawal. You may elect to start receiving substantially equal withdrawals again, but the payments may not restart in the same contract year in which you took a lump sum withdrawal. We will calculate the new withdrawal amount.

 Substantially equal withdrawals are not subject to a withdrawal charge.


 MINIMUM DISTRIBUTION WITHDRAWALS
 (Rollover IRA, Rollover TSA and QP contracts only - See "Tax information")

 We offer the minimum distribution withdrawal option to help you meet lifetime required minimum distributions under federal income tax rules. You may elect this option in the year in which you reach age 70 1/2. The minimum amount we will pay out is $250. You may elect the method you want us to use to calculate your minimum distribution withdrawals from the choices we offer. Currently, minimum distribution withdrawal payments will be made annually.

 We do not impose a withdrawal charge on minimum distribution withdrawals except if when added to a lump sum withdrawal previously taken in the same contract year, the minimum distribution withdrawal exceeds the 15% free withdrawal amount.

 We will calculate your annual payment based on your account value at the end of the prior calendar year based on the method you choose.

 Under Rollover TSA contracts, you may not elect minimum distribution withdrawals if a loan is outstanding.
--------------------------------------------------------------------------------

 For Rollover IRA, Rollover TSA and QP contracts, we will send a form outlining the distribution options available in the year you reach age 70 1/2 (if you have not begun your annuity payments before that time).
--------------------------------------------------------------------------------


 HOW WITHDRAWALS ARE TAKEN FROM YOUR ACCOUNT VALUE

 Unless you specify otherwise, we will subtract your withdrawals on a pro rata basis from your value in the variable investment options.

 HOW WITHDRAWALS AFFECT YOUR GUARANTEED MINIMUM DEATH BENEFIT

 Withdrawals will reduce your guaranteed minimum death benefit on either a dollar-for-dollar basis or on a pro rata basis as explained below:

 5% roll up to age 80 - If you elect the 5% roll up to age 80 guaranteed minimum death benefit, your current guaranteed minimum death benefit will be reduced on a dollar-for-dollar basis as long as the sum of your withdrawals in a contract year is 5% or less of the guaranteed minimum death benefit on the most recent contract date anniversary. Once you take a withdrawal that causes the sum of your withdrawals in a contract year to exceed 5% of the guaranteed minimum death benefit on the most recent contract date anniversary, that withdrawal

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 and any subsequent withdrawals in that same contract year will reduce your current guaranteed minimum death benefit on a pro rata basis.

 The timing of your withdrawals and whether they exceed the 5% threshold described above can have a significant impact on your guaranteed minimum death benefit.

 Annual ratchet to age 80 - If you elect the annual ratchet to age 80 guaranteed minimum death benefit, each withdrawal will always reduce your current guaranteed minimum death benefit on a pro rata basis.

 Annuitant issue age 80 - If your contract was issued when the annuitant was age 80, each withdrawal will always reduce your current guaranteed minimum death benefit on a pro rata basis.

                    ----------------------------------------

 Reduction on a dollar-for-dollar basis means that your current benefit will be reduced by the dollar amount of the withdrawal. Reduction on a pro rata basis means that we calculate the percentage of your current account value that is being withdrawn and we reduce your current benefit by that same percentage. For example, if your account value is $30,000 and you withdraw $12,000, you have withdrawn 40% of your account value. If your guaranteed minimum death benefit was $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 x .40) and your new guaranteed minimum death benefit after the withdrawal would be $24,000 ($40,000 - $16,000).

 LOANS UNDER ROLLOVER TSA CONTRACTS

 You may take loans from a Rollover TSA unless restricted by the employer who provided the Rollover TSA funds. If you cannot take a loan, or cannot take a loan without approval from the employer who provided the funds, we will have this information in our records based on what you and the employer who provided the funds told us when you purchased your contract. The employer must also tell us whether special employer plan rules of the Employee Retirement Income Security Act of 1974 ("ERISA") apply. We will not permit you to take a loan while you are taking minimum distribution withdrawals.

 You should read the terms and conditions on our loan request form carefully before taking out a loan. Under Rollover TSA contracts subject to ERISA, you may only take a loan with the written consent of your spouse. Your contract contains further details of the loan provision. Also, see "Tax information" below, for general rules applicable to loans.

 We will permit you to have only one loan outstanding at a time. The minimum loan amount is $1,000. The maximum amount if $50,000 or, if less, 50% of your account value, subject to any limits under the federal income tax rules. The term of the loan is five years. However, if you use the loan to acquire your primary residence, the term is 10 years. The term may not extend beyond the earliest of:

 (1) the date annuity payments begin;

 (2) the date the contract terminates; and

 (3) the date a death benefit is paid (the outstanding loan will be deducted from the death benefit amounts).

 Interest will accrue daily on your outstanding loan at a rate we set. The loan interest rate will be equal to the Moody's Corporate Bond Yield Averages for Baa bonds for the calendar month ending two months before the first day of the calendar quarter in which the rate is determined.


 LOAN RESERVE ACCOUNT

 On the date your loan is processed, we will transfer the amount of your loan to the loan reserve account. Unless you specify otherwise, we will subtract your loan on a pro rata basis from your value in the variable investment options.

 We will credit interest to the amount in the loan reserve account at a rate of 2% lower than the loan interest rate that applies for the time your loan is outstanding. On each contract date anniversary after the date the loan is processed, we will transfer the amount of interest earned in the loan reserve account to the variable investment options on a pro rata basis. When you make a loan repayment, unless you specify otherwise, we will transfer the dollar

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 amount of the loan repaid from the loan reserve account to the investment options according the allocation percentages we have on our records. Loan repayments are not considered contributions and therefore are not eligible for additional credits.

 SURRENDERING YOUR CONTRACT TO RECEIVE ITS CASH VALUE

 You may surrender your contract to receive its cash value at any time while the annuitant is living and before you begin to receive annuity payments. (Rollover TSA contracts may have restrictions). For a surrender to be effective, we must receive your written request and your contract at our processing office. We will determine your cash value on the date we receive the required information. All benefits under the contract will terminate as of that date.

 You may receive your cash value in a single sum payment or apply it to one or more of the annuity payout options. See "Your annuity payout options" below. For the tax consequences of surrenders, see "Tax information."

 WHEN TO EXPECT PAYMENTS

 Generally, we will fulfill requests for payments out of the variable investment options within seven calendar days after the date of the transaction to which the request relates. These transactions may include applying proceeds to a variable annuity, payment of a death benefit, payment of any amount you withdraw (less any withdrawal charge) and, upon surrender, payment of the cash value. We may postpone such payments or applying proceeds for any period during which:

 (1) the New York Stock Exchange is closed or restricts trading,

 (2) sales of securities or determination of the fair value of a variable investment option's assets is not reasonably practicable because of an emergency, or

 (3) the SEC, by order, permits us to defer payment to protect people remaining in the variable investment options.

 We also may defer payments for a reasonable amount of time (not to exceed 10 days) while we are waiting for a contribution check to clear.

 All payments are made by check and are mailed to you (or the payee named in a tax-free exchange) by U.S. mail, unless you request that we use an express delivery service at your expense.


 YOUR ANNUITY PAYOUT OPTIONS

 Equitable Accumulator Plus offers you several choices of annuity payout options. Some enable you to receive fixed annuity payments, which can be either level or increasing, and others enable you to receive variable annuity payments.

 You can choose from among the annuity payout options listed below. Restrictions may apply, depending on the type of contract you own or the annuitant's age at contract issue.

 Fixed annuity payout options     Life annuity
                                  Life annuity with period certain
                                  Life annuity with refund certain
                                  Period certain annuity
------------------------------------------------------------------
 Variable Immediate Annuity       Life annuity (not available
   payout options                  in New York)
                                  Life annuity with period
                                   certain
------------------------------------------------------------------
 Income Manager payout            Life annuity with period
   options                         certain
                                  Period certain annuity
------------------------------------------------------------------

 o Life annuity: An annuity that guarantees payments for the rest of the annuitant's life. Payments end with the last monthly payment before the annuitant's death. Because there is no continuation of benefits following the annuitant's death with this payout option, it provides the highest monthly payment of any of the life annuity options, so long as the annuitant is living.

 o Life annuity with period certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the end of a selected period of time ("period certain"), payments continue to the

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    beneficiary for the balance of the period certain. The period certain cannot extend beyond the annuitant's life expectancy. A life annuity with a period certain is the form of annuity under the contracts that you will receive if you do not elect a different payout option. In this case, the period certain will be based on the annuitant's age and will not exceed 10 years.

 o Life annuity with refund certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the amount applied to purchase the annuity option has been recovered, payments to the beneficiary will continue until that amount has been recovered. This payout option is available only as a fixed annuity.

 o Period certain annuity: An annuity that guarantees payments for a specific period of time, usually 5, 10, 15, or 20 years. This guaranteed period may not exceed the annuitant's life expectancy. This option does not guarantee payments for the rest of the annuitant's life. It does not permit any repayment of the unpaid principal, so you cannot elect to receive part of the payments as a single sum payment with the rest paid in monthly annuity payments. This payout option is available only as a fixed annuity.

 The life annuity, life annuity with period certain, and life annuity with refund certain payout options are available on a single life or joint and survivor life basis. The joint and survivor life annuity guarantees payments for the rest of the annuitant's life and, after the annuitant's death, payments continue to the survivor. We may offer other payout options not outlined here. Your financial professional can provide details.


 FIXED ANNUITY PAYOUT OPTION

 With fixed annuities, we guarantee fixed annuity payments that will be based either on the tables of guaranteed annuity purchase factors in your contract or on our then current annuity purchase factors, whichever is more favorable for you.

 VARIABLE IMMEDIATE ANNUITY PAYOUT OPTIONS

 Variable Immediate Annuities are described in a separate prospectus that is available from your financial professional. Before you select a Variable Immediate Annuity payout option, you should read the prospectus which contains important information that you should know.

 Variable annuities may be funded through your choice of variable investment options investing in portfolios of EQ Advisors Trust. The contract also offers a fixed annuity payout option that can be elected in combination with the variable annuity payout options. The amount of each variable annuity payment will fluctuate, depending upon the performance of the variable investment options, and whether the actual rate of investment return is higher or lower than an assumed base rate.


 INCOME MANAGER PAYOUT OPTIONS

 The Income Manager payout annuity contracts differ from the other payout annuity contracts. The other payout annuity contracts may provide higher or lower income levels, but do not have all the features of the Income Manager payout annuity contract. You may request an illustration of the Income Manager payout annuity contract from your financial professional. Income Manager payout options are described in a separate prospectus that is available from your financial professional. Before you select an Income Manager payout option, you should read the prospectus which contains important information that you should know.

 Both Income Manager payout options provide guaranteed level payments (NQ and IRA contracts). The Income Manager (life annuity with period certain) also provides guaranteed increasing payments (NQ contracts only). You may not elect a period certain Income Manager payout option unless withdrawal charges are no longer in effect under your Equitable Accumulator.

 For QP and Rollover TSA contracts, if you want to elect an Income Manager payout option, we will first roll over amounts in such contract to a Rollover IRA contract. You will be the owner of the Rollover IRA contract.

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 You may choose to apply only part of the account value of your Equitable
 Accumulator Plus contract to an Income Manager payout annuity. In this case, we will consider any amounts applied as a withdrawal from your Equitable Accumulator Plus and we will deduct any applicable withdrawal charge. For the tax consequences of withdrawals, see "Tax information."

 Depending upon your circumstances, the purchase of an Income Manager contract may be done on a tax-free basis. Please consult your tax adviser.

 THE AMOUNT APPLIED TO PURCHASE AN ANNUITY PAYOUT OPTION

 The amount applied to purchase an annuity payout option varies, depending on the payout option that you choose, and the timing of your purchase as it relates to any withdrawal charges.

 For the fixed annuity payout options and Variable Immediate Annuity payout options, no withdrawal charge is imposed if you select a life annuity, life annuity with period certain or life annuity with refund certain.

 For the fixed annuity payout option, the withdrawal charge applicable under your Equitable Accumulator Plus is imposed if you select a period certain. If the period certain is more than 5 years, then the withdrawal charge deducted will not exceed 5% of the account value.

 For the Income Manager payout options, no withdrawal charge is imposed under the Equitable Accumulator Plus. If the withdrawal charge that otherwise would have been applied to your account value under your Equitable Accumulator Plus is greater that 2% of the contributions that remain in your contract at the time you purchase your payout option, the withdrawal charges under the Income Manager will apply. For this purpose, the year in which your account value is applied to the payout option will be "contract year 1."


 SELECTING AN ANNUITY PAYOUT OPTION

 When you select a payout option, we will issue you a separate written agreement confirming your right to receive annuity payments. We require you to return your contract before annuity payments begin unless you are applying only some of your account value to an income manager contract. The contract owner and annuitant must meet the issue age and payment requirements.

 You can choose the date annuity payments begin but it may not be earlier than five years from the contract date. Except with respect to the Income Manager annuity payout options, where payments are made on the 15th day of each month, you can change the date your annuity payments are to begin anytime before that date as long as you do not choose a date later than the 28th day of any month. Also, that date may not be later than the contract date anniversary that follows the annuitant's 90th birthday. This may be different in some states.

 If you elect to start receiving annuity payments within three years of making an additional contribution, we will recover the amount of any credit that applies to that contribution.

 Before the last day by which your annuity payments must begin, we will notify you by letter. Once you have selected an annuity payout option and payments have begun, no change can be made other than: (i) transfers (if permitted in the future) among the variable investment options if a Variable Immediate Annuity payout option is selected; and (ii) withdrawals or contract surrender if an Income Manager annuity payout option is chosen.

 The amount of the annuity payments will depend on the amount applied to purchase the annuity and the applicable annuity purchase factors, discussed earlier.

 In no event will you ever receive payments under a fixed option or an initial payment under a variable option of less than the minimum amounts guaranteed by the contract.

 If, at the time you elect a payout option, the amount to be applied is less than $2,000 or the initial payment under the form elected is less than $20 monthly, we reserve the right to pay the account value in a single sum rather than as payments under the payout option chosen.

5
Charges and expenses


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 CHARGES THAT EQUITABLE LIFE DEDUCTS

 We deduct the following charges each day from the net assets of each variable investment option. These charges are reflected in the unit values of each variable investment option:

 o  A mortality and expense risks charge

 o  An administrative charge

 o  A distribution charge

 We deduct the following charges from your account value. When we deduct these charges from your variable investment options, we reduce the number of units credited to your contract:

 o At the time you make certain withdrawals or surrender your contract - a withdrawal charge.

 o At the time annuity payments are to begin - charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. An annuity administrative fee may also apply.

 More information about these charges appears below. We will not increase these charges for the life of your contract, except as noted. We may reduce certain charges under group or sponsored arrangements. See "Group or sponsored arrangements" below.

 To help with your retirement planning, we may offer other annuities with different charges, benefits, and features. Please contact your financial professional for more information.


 MORTALITY AND EXPENSE RISKS CHARGE

 We deduct a daily charge from the net assets in each variable investment option to compensate us for mortality and expense risks, including the guaranteed minimum death benefit. The daily charge is equivalent to an annual rate of 1.10% of the net assets in each variable investment option.

 The mortality risk we assume is the risk that annuitants as a group will live for a longer time than our actuarial tables predict. If that happens, we would be paying more in annuity income than we planned. We also assume a risk that the mortality assumptions reflected in our guaranteed annuity payment tables, shown in each contract, will differ from actual mortality experience. Lastly, we assume a mortality risk to the extent that at the time of death, the guaranteed minimum death benefit exceeds the cash value of the contract. The expense risk we assume is the risk that it will cost us more to issue and administer the contracts than we expect. A portion of this charge also compensates us for the contract credit. For a discussion of the credit, see "Credits" in "Contract features and benefits." We expect to make a profit from this charge.


 ADMINISTRATIVE CHARGE

 We deduct a daily charge from the net assets in each variable investment option to compensate us for administrative expenses under the contracts. The daily charge is equivalent to an annual rate of 0.25% of the net assets in each variable investment option. We reserve the right under the contracts to increase this charge to an annual rate of 0.35%.


 DISTRIBUTION CHARGE

 We deduct a daily charge from the net assets in each variable investment option to compensate us for a portion of our sales expenses under the contracts. The daily charge is equivalent to an annual rate of 0.25% of the net assets in each variable investment option.

 WITHDRAWAL CHARGE

 A withdrawal charge applies in two circumstances: (1) if you make one or more withdrawals during a contract year that, in total, exceed the 15% free withdrawal amount, described below, or (2) if you surrender your contract to receive its cash value. A portion of this charge also compensates us for the contract credit. For a discussion of the credit, see "Credits" in "Contract features and benefits." We expect to make a profit from this charge.

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 The withdrawal charge equals a percentage of the contributions withdrawn. We do not consider credits to be contributions. Therefore, there is no withdrawal charge associated with a credit.

 The percentage of the withdrawal charge that applies to each contribution depends on how long each contribution has been invested in the contract. We determine the withdrawal charge separately for each contribution according to the following table:


                                       CONTRACT YEAR
                     1      2      3      4      5      6      7      8      9      10+
 Percentage of
   contribution      8%     8%     7%     6%     5%     4%     3%     2%     1%      0%

 For purposes of calculating the withdrawal charge, we treat the contract year in which we receive a contribution as "contract year 1." Amounts withdrawn up to the free withdrawal amount are not considered withdrawal of any contribution. We also treat contributions that have been invested the longest as being withdrawn first. We treat contributions as withdrawn before earnings for purposes of calculating the withdrawal charge. However, federal income tax rules treat earnings under your contract as withdrawn first. See "Tax information."

 In order to give you the exact dollar amount of the withdrawal you request, we deduct the amount of the withdrawal and the withdrawal charge from your account value. Any amount deducted to pay withdrawal charges is also subject to the same withdrawal charge percentage. We deduct the charge in proportion to the amount of the withdrawal subtracted from each variable investment option. The withdrawal charge helps cover our sales expenses.

 The withdrawal charge does not apply in the circumstances described below.

 15% FREE WITHDRAWAL AMOUNT. Each contract year you can withdraw up to 15% of your account value without paying a withdrawal charge. The 15% free withdrawal amount is determined using your account value on the most recent contract date anniversary, minus any other withdrawals made during the contract year. The 15% free withdrawal amount does not apply if you surrender your contract.

 Note the following special rule for NQ contracts issued to a charitable remainder trust, the free withdrawal amount will equal the greater of: (1) the current account value, less contributions that have not been withdrawn (earnings in the contract), and (2) the 15% free withdrawal amount defined above.

 DISABILITY, TERMINAL ILLNESS, OR CONFINEMENT TO NURSING HOME. The withdrawal charge does not apply if:

 o The annuitant has qualified to receive Social Security disability benefits as certified by the Social Security Administration; or

 o We receive proof satisfactory to us (including certification by a licensed physician) that the annuitant's life expectancy is six months or less; or

 o The annuitant has been confined to a nursing home for more than 90 days (or such other period, as required in your state) as verified by a licensed physician. A nursing home for this purpose means one that is (a) approved by Medicare as a provider of skilled nursing care service, or (b) licensed as a skilled nursing home by the state or territory in which it is located (it must be within the United States, Puerto Rico, or U.S. Virgin Islands) and meets all of the following:

    - its main function is to provide skilled, intermediate, or custodial nursing care;
    - it provides continuous room and board to three or more persons;
    - it is supervised by a registered nurse or licensed practical nurse;
    - it keeps daily medical records of each patient;
    - it controls and records all medications dispensed; and - its primary service is other than to provide housing for residents.


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 We reserve the right to impose a withdrawal charge, in accordance with your contract and applicable state law, if the disability is caused by a preexisting condition or a condition that began within 12 months of the contract date. Some states may not permit us to waive the withdrawal charge in the above circumstances, or may limit the circumstances for which the withdrawal charge may be waived. Your financial professional can provide more information or you may contact our processing office.

 CHARGES FOR STATE PREMIUM AND OTHER APPLICABLE TAXES

 We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. Generally, we deduct the charge from the amount applied to provide an annuity payout option. The current tax charge that might be imposed by us varies by state and ranges from 0% to 3.5% (1% in Puerto Rico and 5% in the U.S. Virgin Islands).


 VARIABLE IMMEDIATE ANNUITY PAYOUT OPTION ADMINISTRATIVE FEE

 We deduct a fee of $350 from the amount to the Variable Immediate Annuity payout option.


 CHARGES THAT EQ ADVISORS TRUST DEDUCTS

 EQ Advisors Trust deducts charges for the following types of fees and expenses:

 o  Management fees ranging from 0.25% to 1.15%.

 o  12b-1 fees of 0.25%.

 o Operating expenses, such as trustees' fees, independent auditors' fees, legal counsel fees, administrative service fees, custodian fees, and liability insurance.

 o  Investment-related expenses, such as brokerage commissions.

 These charges are reflected in the daily share price of each portfolio. Since shares of EQ Advisors Trust are purchased at their net asset value, these fees and expenses are, in effect, passed on to the variable investment options and are reflected in their unit values. For more information about these charges, please refer to the prospectus for EQ Advisors Trust following this prospectus.

 GROUP OR SPONSORED ARRANGEMENTS

 For certain group or sponsored arrangements, we may reduce the withdrawal charge or the mortality and expense risks charge or change the minimum initial contribution requirements. We also may change the guaranteed minimum death benefit or offer variable investment options that invest in shares of EQ Advisors Trust that are not subject to the 12b-1 fee. Group arrangements include those in which a trustee or an employer, for example, purchases contracts covering a group of individuals on a group basis. Group arrangements are not available for Rollover IRA and Roth Conversion IRA contracts. Sponsored arrangements include those in which an employer allows us to sell contracts to its employees or retirees on an individual basis.

 Our costs for sales, administration, and mortality generally vary with the size and stability of the group or sponsoring organization, among other factors. We take all these factors into account when reducing charges. To qualify for reduced charges, a group or sponsored arrangement must meet certain requirements, such as requirements for size and number of years in existence. Group or sponsored arrangements that have been set up solely to buy contracts or that have been in existence less than six months will not qualify for reduced charges.

 We will make these and any similar reductions according to our rules in effect when we approve a contract for issue. We may change these rules from time to time. Any variation will reflect differences in costs or services and will not be unfairly discriminatory.

 Group or sponsored arrangements may be governed by federal income tax rules, the Employee Retirement Income Security Act of 1974 or both. We make no representations with regard to the impact of these and other applicable laws

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 on such programs. We recommend that employers, trustees, and others purchasing or making contracts available for purchase under such programs seek the advice of their own legal and benefits advisers.

6
Payment of death benefit



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 YOUR BENEFICIARY AND PAYMENT OF BENEFIT

 You designate your beneficiary when you apply for your contract. You may change your beneficiary at any time. The change will be effective on the date the written request for the change is received in our processing office. We are not responsible for any beneficiary change request that we do not receive. We will send you written confirmation when we receive your request. Under jointly owned contracts, the surviving owner is considered the beneficiary, and will take the place of any other beneficiary. You may be limited as to the beneficiary you can designate in a Rollover TSA contract. In a QP contract, the beneficiary must be the trustee.

 The death benefit is equal to your account value, or, if greater, the guaranteed minimum death benefit. We determine the amount of the death benefit (other than the guaranteed minimum death benefit) as of the date we receive satisfactory proof of the annuitant's death and any required instructions for the method of payment. We determine the amount of the guaranteed death benefit (other than the guaranteed minimum death benefit) as of the date of the annuitant's death. Under Rollover TSA contracts, we will deduct the amount of any outstanding loan plus accrued interest from the amount of the death benefit.


 EFFECT OF THE ANNUITANT'S DEATH

 If the annuitant dies before the annuity payments begin, we will pay the death benefit to your beneficiary.

 Generally, the death of the annuitant terminates the contract. However, a beneficiary spouse of the owner/annuitant can choose to be treated as the successor owner/annuitant and continue the contract. Only a spouse can be a successor owner/annuitant. A successor owner/annuitant can only be named under NQ and IRA contracts.

 For IRA contracts, a beneficiary may be able to have limited ownership as discussed under "Beneficiary continuation option" below.


 WHEN AN NQ CONTRACT OWNER DIES BEFORE THE ANNUITANT

 Under certain conditions the owner changes after the original owner's death. When you are not the annuitant under an NQ contract and you die before annuity payments begin, the beneficiary named to receive the death benefit upon the annuitant's death will automatically become the successor owner. If you do not want this beneficiary to be the successor owner, you should name a specific successor owner. You may name a successor owner at any time by sending satisfactory notice to our processing office. If the contract is jointly owned and the first owner to die is not the annuitant, the surviving owner becomes the sole contract owner. This person will be considered the successor owner for purposes of the distribution rules described in this section. The surviving owner automatically takes the place of any other beneficiary designation.

 Unless the surviving spouse of the owner who has died (or in the case of a joint ownership situation, the surviving spouse of the first owner to die) is the successor owner for this purpose, the entire interest in the contract must be distributed under the following rules:

 o The cash value of the contract must be fully paid to the successor owner (new owner) by December 31st of the fifth calendar year after your death (or in a joint ownership situation, the death of the first owner to die).

 o The successor owner may instead elect to receive the cash value as a life annuity (or payments for a period certain of not longer than the new owner's life expectancy). Payments must begin no later than December 31st following the calendar year of the non-annuitant owner's death. Unless this alternative is elected, we will pay any cash value on December 31st of the fifth calendar year following the year of your death (or the death of the first owner to die).

 If the surviving spouse is the successor owner or joint owner, the spouse may elect to continue the contract. No distributions are required as long as the surviving spouse and annuitant are living.

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 HOW DEATH BENEFIT PAYMENT IS MADE

 We will pay the death benefit to the beneficiary in the form of the annuity payout option you have chosen. If you have not chosen an annuity payout option as of the time of the annuitant's death, the beneficiary will receive the death benefit in a single sum. However, subject to any exceptions in the contract, our rules and any applicable requirements under federal income tax rules, the beneficiary may elect to apply the death benefit to one or more annuity payout options we offer at the time. See "Your annuity payout options" in "Accessing your money" earlier in this prospectus. Please note that any annuity payout option chosen may not extend beyond the life expectancy of the beneficiary.


 SUCCESSOR OWNER AND ANNUITANT

 If you are both the contract owner and the annuitant, and your spouse is the sole beneficiary or the joint owner, then your spouse may elect to receive the death benefit or continue the contract as successor owner/annuitant.

 If your surviving spouse decides to continue the contract, then on the contract date anniversary following your death, we will increase the account value to equal your current guaranteed minimum death benefit, if it is higher than the account value. The increase in the account value will be allocated to the investment options according to the allocation percentages we have on file for your contract. Therefore, withdrawal charges will no longer apply to this amount. Withdrawal charges will apply if you make additional contributions. These additional contributions will be withdrawn only after all other amounts have been withdrawn. In determining whether the guaranteed minimum death benefit will continue to grow, we will use your surviving spouse's age (as of the contract date anniversary).


 BENEFICIARY CONTINUATION OPTION

 Upon your death, under an IRA contract, a beneficiary may generally elect to keep the contract in your name and receive distributions under the contract instead of receiving the death benefit in a single sum. In order to elect this option, the beneficiary must be an individual. Certain trusts with only individual beneficiaries will be treated as individuals. This election must be made within 60 days following the date we receive proof of your death. We will increase the account value to equal the death benefit if the death benefit is greater than the account value. Except as noted in the next sentence, the beneficiary continuation option will be available on or after May 1, 2000 depending on when we receive regulatory clearance in your state. For Rollover IRA contracts, a similar beneficiary continuation option will be available until the beneficiary continuation option described in this prospectus is available. Please contact our processing office for further information.

 Under the beneficiary continuation option:

 o  The contract continues in your name for the benefit of your beneficiary.

 o The beneficiary may make transfers among the investment options but no additional contributions will be permitted.

 o The death benefit (including the guaranteed minimum death benefit) provision will no longer be in effect.

 o The beneficiary may choose at any time to withdraw all or a portion of the account value and no withdrawal charges will apply. Any partial withdrawal must be at least $300.

 o Upon the death of the beneficiary, any remaining death benefit will be paid in a lump sum to the person the beneficiary chooses.

 For traditional IRA contracts only, if you die AFTER the "Required Beginning Date" for required minimum distributions (see "Tax information"), the contract will continue if:

 (a) You were receiving minimum distribution withdrawals from this contract; and

 (b) The pattern of minimum distribution withdrawals you chose was based in part on the life of the designated beneficiary.


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 The withdrawals will then continue to be paid to the beneficiary on the same basis as you chose before you death. We will be able to tell your beneficiary whether this option is available. You should contact our processing office for further information.

 For both kinds of IRA contracts, if you die BEFORE the Required Beginning Date (and, for a Rollover IRA, therefore you were not taking minimum distribution withdrawals under the contract) the beneficiary may choose one of the following two beneficiary continuation options.

 1. Payments over life expectancy period. The beneficiary can receive annual minimum distributions based on the beneficiary's life expectancy. If there is more than one beneficiary, the shortest life expectancy is used. These minimum distributions must begin by December 31st of the calendar year following the year of your death. In some situations, a spouse beneficiary who elects to continue the contract in your name under the beneficiary continuation option instead of electing successor owner/annuitant status may choose to delay beginning the minimum distributions until the December 31st of the calendar year in which you would have turned age 70 1/2.

 2. Five Year Rule. The beneficiary can take withdrawals as desired. If the beneficiary does not withdraw the entire account value by the December 31st of the fifth calendar year following your death, we will pay any amounts remaining under the contract to the beneficiary by that date. If you have more than one beneficiary, and one of them elects this option, then all of your beneficiaries will receive this option.

7
Tax information



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  39
--------------------------------------------------------------------------------

 OVERVIEW

 In this part of the prospectus, we discuss the current federal income tax rules that generally apply to Equitable Accumulator Plus contracts owned by United States taxpayers. The tax rules can differ, depending on the type of contract, whether NQ, Rollover IRA, Roth Conversion IRA, QP or Rollover TSA. Therefore, we discuss the tax aspects of each type of contract separately.

 Federal income tax rules include the United States laws in the Internal Revenue Code, and Treasury Department Regulations and Internal Revenue Service ("IRS") interpretations of the Internal Revenue Code. These tax rules may change. We cannot predict whether, when, or how these rules could change. Any change could affect contracts purchased before the change.

 We cannot provide detailed information on all tax aspects of the contracts. Moreover, the tax aspects that apply to a particular person's contract may vary depending on the facts applicable to that person. We do not discuss state income and other state taxes, federal income tax, and withholding rules for non-U.S. taxpayers, or federal gift and estate taxes. Transfers of the contract, rights under the contract, or payments under the contract may be subject to gift or estate taxes. You should not rely only on this document, but should consult your tax adviser before your purchase.

 If you are buying a contract to fund a retirement plan that already provides tax deferral under sections of the Internal Revenue Code (IRA, QP and Rollover
 TSA), you should do so for the contract's features and benefits other than tax deferral. In such situations, the tax deferral of the contract does not provide additional benefits.


 TRANSFERS AMONG VARIABLE INVESTMENT OPTIONS

 You can make transfers among variable investment options inside the contract without triggering taxable income.

 TAXATION OF NONQUALIFIED ANNUITIES

 CONTRIBUTIONS

 You may not deduct the amount of your contributions to a nonqualified annuity contract.


 CONTRACT EARNINGS

 Generally, you are not taxed on contract earnings until you receive a distribution from your contract, whether as a withdrawal or as an annuity payment. However, earnings are taxable, even without a distribution:

 o if a contract fails investment diversification requirements as specified in federal income tax rules (these rules are based on or are similar to those specified for mutual funds under the securities laws);

 o if you transfer a contract, for example, as a gift to someone other than your spouse (or former spouse);

 o if you use a contract as security for a loan (in this case, the amount pledged will be treated as a distribution); and

 o if the owner is other than an individual (such as a corporation, partnership, trust, or other non-natural person).

 All nonqualified deferred annuity contracts that Equitable Life and its affiliates issue to you during the same calendar year are linked together and treated as one contract for calculating the taxable amount of any distribution from any of those contracts.


 ANNUITY PAYMENTS

 Once annuity payments begin, a portion of each payment is taxable as ordinary income. You get back the remaining portion without paying taxes on it. This is your "investment in the contract." Generally, your investment in the contract equals the contributions you made, less any amounts you previously withdrew that were not taxable.

 For fixed annuity payments, the tax-free portion of each payment is determined by (1) dividing your investment in the contract by the total amount you are expected to receive out


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 of the contract, and (2) multiplying the result by the amount of the payment.
 For variable annuity payments, your tax-free portion of each payment is your investment in the contract divided by the number of expected payments.


 Once you have received the amount of your investment in the contract, all payments after that are fully taxable. If payments under a life annuity stop because the annuitant dies, there is an income tax deduction for any unrecovered investment in the contract.

 PAYMENTS MADE BEFORE ANNUITY PAYMENTS BEGIN

 If you make withdrawals before annuity payments begin under your contract, they are taxable to you as ordinary income if there are earnings in the contract. Generally, earnings are your account value less your investment in the contract. If you withdraw an amount which is more than the earnings in the contract as of the date of the withdrawal, the balance of the distribution is treated as a return of your investment in the contract and is not taxable.

 CONTRACTS PURCHASED THROUGH EXCHANGES

 You may purchase your NQ contract through an exchange of another contract. Normally, exchanges of contracts are taxable events. The exchange will not be taxable under Section 1035 of the Internal Revenue Code if:

 o the contract that is the source of the funds you are using to purchase the NQ contract is another nonqualified deferred annuity contract or life insurance or endowment contract.

 o the owner and the annuitant are the same under the source contract and the Equitable Accumulator Plus NQ contract. If you are using a life insurance or endowment contract the owner and the insured must be the same on both sides of the exchange transaction.

 The tax basis of the source contract carries over to the Equitable Accumulator Plus NQ contract.

 A recent case permitted an owner to direct the proceeds of a partial withdrawal from one nonqualified deferred annuity contract to a different insurer to purchase a new nonqualified deferred annuity contract on a tax-deferred basis. Special forms, agreement between the carriers, and provision of cost basis information may be required to process this type of exchange.


 SURRENDERS

 If you surrender or cancel the contract, the distribution is taxable as ordinary income (not capital gain) to the extent it exceeds your investment in the contract.

 DEATH BENEFIT PAYMENTS MADE TO A BENEFICIARY AFTER YOUR DEATH

 For the rules applicable to death benefits, see "Payment of death benefit" earlier in this prospectus. The tax treatment of a death benefit taken as a single sum is generally the same as the tax treatment of a withdrawal from or surrender of your contract. The tax treatment of a death benefit taken as annuity payments is generally the same as the tax treatment of annuity payments under your contract.


 EARLY DISTRIBUTION PENALTY TAX

 If you take distributions before you are age 59 1/2 a penalty tax of 10% of the taxable portion of your distribution applies in addition to the income tax. The extra penalty tax does not apply to pre-age 59 1/2 distributions made:

 o  on or after your death; or

 o  because you are disabled (special federal income tax definition); or

 o in the form of substantially equal periodic annuity payments for your life (or life expectancy) or the joint lives (or joint life expectancy) of you and a beneficiary.


 OTHER INFORMATION

 The Treasury Department has the authority to issue guidelines prescribing the circumstances in which your ability to direct your investment to particular portfolios within a separate account may cause you, rather than the insurance company, to be treated as the owner of the portfolio shares attributable to your nonqualified annuity contract. In that case, income and gains attributable to such portfolio shares would be included in your gross income for federal income

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 tax purposes. Under current rules, however, we believe that Equitable Life, and not the owner of a nonqualified annuity contract, would be considered the owner of the portfolio shares.


 SPECIAL RULES FOR NQ CONTRACTS ISSUED IN PUERTO RICO

 Under current law we treat income from NQ contracts as U.S. source. A Puerto Rico resident is subject to U.S. taxation on such U.S. source income. Only Puerto Rico source income of Puerto Rico residents is excludable from U.S. taxation. Income from NQ contracts is also subject to Puerto Rico tax. The calculation of the taxable portion of amounts distributed from a contract may differ in the two jurisdictions. Therefore, you might have to file both U.S. and Puerto Rico tax returns, showing different amounts of income from the contract for each tax return. Puerto Rico generally provides a credit against Puerto Rico tax for U.S. tax paid. Depending on your personal situation and the timing of the different tax liabilities, you may not be able to take full advantage of this credit.


 INDIVIDUAL RETIREMENT ARRANGEMENTS (IRAS)

 GENERAL

 "IRA" stands for individual retirement arrangement. There are two basic types of such arrangements, individual retirement accounts and individual retirement annuities. In an individual retirement account, a trustee or custodian holds the assets for the benefit of the IRA owner. The assets can include mutual funds and certificates of deposit. In an individual retirement annuity, an insurance company issues an annuity contract that serves as the IRA.

 There are two basic types of IRAs, as follows:

 o Traditional IRAs, typically funded on a pre-tax basis including SEP-IRAs and SIMPLE-IRAs, issued and funded in connection with employer-sponsored retirement plans; and

 o  Roth IRAs, first available in 1998, funded on an after-tax basis.

 Regardless of the type of IRA, your ownership interest in the IRA cannot be forfeited. You or your beneficiaries who survive you are the only ones who can receive the IRA's benefits or payments.

 You can hold your IRA assets in as many different accounts and annuities as you would like, as long as you meet the rules for setting up and making contributions to IRAs. However, if you own multiple IRAs, you may be required to combine IRA values or contributions for tax purposes. For further information about individual retirement arrangements, you can read Internal Revenue Service Publication 590 ("Individual Retirement Arrangements (IRAs)"). This publication is usually updated annually, and can be obtained from any IRS district office or the IRS Web site (http://www.irs.gov).

 Equitable Life designs its traditional IRA contracts to qualify as individual retirement annuities under Section 408(b) of the Internal Revenue Code. You may purchase the contract as a traditional IRA ("Rollover IRA") or Roth IRA ("Roth Conversion IRA"). This prospectus contains the information that the IRS requires you to have before you purchase an IRA. This section of the prospectus covers some of the special tax rules that apply to IRAs. The next section covers Roth IRAs. Education IRAs are not discussed in this prospectus because they are not available in individual retirement annuity form.

 The Equitable Accumulator Plus IRA contract has been approved by the IRS as to form for use as a traditional IRA. This IRS approval is a determination only as to the form of the annuity. It does not represent a determination of the merits of the annuity as an investment. The IRS approval does not address every feature possibly available under the Equitable Accumulator Plus IRA contract. Although we do not have IRS approval as to form, we believe that the version of the Roth IRA currently offered complies with the requirements of the Internal Revenue Code.


 CANCELLATION

 You can cancel an Equitable Accumulator Plus IRA contract by following the directions under "Your right to cancel


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 within a certain number of days" in "Contract features and benefits" earlier in the prospectus. You can cancel an Equitable Accumulator Plus Roth Conversion IRA contract issued as a result of a full conversion of an Equitable Accumulator Plus Rollover IRA contract by following the instructions in the request for full conversion form. The form is available from our processing office or your financial professional. If you cancel an IRA contract, we may have to withhold tax, and we must report the transaction to the IRS. A contract cancellation could have an unfavorable tax impact.


 TRADITIONAL INDIVIDUAL RETIREMENT ANNUITIES (TRADITIONAL IRAS)

 CONTRIBUTIONS TO TRADITIONAL IRAS. Individuals may make three different types of contributions to a traditional IRA:

 o  regular contributions out of earned income or compensation.

 o  tax-free "rollover" contributions; or

 o direct custodian-to-custodian transfers from other traditional IRAs ("direct transfers").

 REGULAR CONTRIBUTIONS TO TRADITIONAL IRAS

 LIMITS ON CONTRIBUTIONS. Generally, $2,000 is the maximum amount that you may contribute to all IRAs (including Roth IRAs) in any taxable year. When your earnings are below $2,000, your earned income or compensation for the year is the most you can contribute. This $2,000 limit does not apply to rollover contributions or direct custodian-to-custodian transfers into a traditional IRA. You cannot make regular traditional IRA contributions for the tax year in which you reach age 70 1/2 or any tax year after that.

 SPECIAL RULES FOR SPOUSES. If you are married and file a joint income tax return, you and your spouse may combine your compensation to determine the amount of regular contributions you are permitted to make to traditional IRAs (and Roth IRAs discussed below). Even if one spouse has no compensation or compensation under $2,000, married individuals filing jointly can contribute up to $4,000 for any taxable year to any combination of traditional IRAs and Roth IRAs. (Any contributions to Roth IRAs reduce the ability to contribute to traditional IRAs and vice versa.) The maximum amount may be less if earned income is less and the other spouse has made IRA contributions. No more than a combined total of $2,000 can be contributed annually to either spouse's traditional and Roth IRAs. Each spouse owns his or her traditional IRAs and Roth IRAs even if the other spouse funded the contributions. A working spouse age 70 1/2 or over can contribute up to the lesser of $2,000 or 100% of "earned income" to a traditional IRA for a nonworking spouse until the year in which the nonworking spouse reaches age 70 1/2.

 DEDUCTIBILITY OF CONTRIBUTIONS. The amount of traditional IRA contributions that you can deduct for a tax year depends on whether you are covered by an employer-sponsored tax-favored retirement plan, as defined under special federal income tax rules. Your Form W-2 will indicate whether or not you are covered by such a retirement plan.

 IF YOU ARE NOT COVERED BY A RETIREMENT PLAN DURING ANY PART OF THE YEAR, you can make fully deductible contributions to your traditional IRAs for each tax year up to $2,000 or, if less, your earned income.

 IF YOU ARE COVERED BY A RETIREMENT PLAN DURING ANY PART OF THE YEAR, and your adjusted gross income (AGI) is BELOW THE LOWER DOLLAR FIGURE IN A PHASE-OUT RANGE, you can make fully deductible contributions to your traditional IRAs. For each tax year, your fully deductible contribution can be up to $2,000 or, if less, your earned income.

 IF YOU ARE COVERED BY A RETIREMENT PLAN DURING ANY PART OF THE YEAR, and your AGI falls within a PHASE-OUT range, you can make PARTIALLY DEDUCTIBLE CONTRIBUTIONS to your traditional IRAs.

 IF YOU ARE COVERED BY A RETIREMENT PLAN DURING ANY PART OF THE YEAR, and your AGI falls ABOVE THE HIGHER

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 FIGURE IN THE PHASE-OUT RANGE, you may not deduct any of your regular contributions to your traditional IRAs.

 If you are single and covered by a retirement plan during any part of the taxable year, the deduction for traditional IRA contributions phases out with AGI between $31,000 and $42,000 in 2000. This range will increase every year until 2005 when the range is $50,000-$60,000.

 If you are married and file a joint return, and you are covered by a retirement plan during any part of the taxable year, the deduction for traditional IRA contributions phases out with AGI between $51,000 and $61,000 in 1999. This range will increase every year until 2007 when the range is $80,000-$100,000.

 Married individuals filing separately and living apart at all times are not considered married for purposes of this deductible contribution calculation. Generally, the active participation in an employer-sponsored retirement plan of an individual is determined independently for each spouse. Where spouses have "married filing jointly" status, however, the maximum deductible traditional IRA contribution for an individual who is not an active participant (but whose spouse is an active participant) is phased out for taxpayers with AGI of between $150,000 and $160,000.

 To determine the deductible amount of the contribution in 2000, you determine AGI and subtract $32,000 if you are single, or $52,000 if you are married and file a joint return with your spouse. The resulting amount is your excess AGI. You then determine the limit on the deduction for traditional IRA contributions using the following formula:


 ($10,000-excess AGI)            times     $2,000 (or earned     Equals     the adjusted
 --------------------              x        income, if less)        =       deductible
 divided by $10,000                                                         contribution
                                                                            limit

 NONDEDUCTIBLE REGULAR CONTRIBUTIONS. If you are not eligible to deduct part or all of the traditional IRA contribution, you may still make nondeductible contributions on which earnings will accumulate on a tax-deferred basis. The combined deductible and nondeductible contributions to your traditional IRA (or the nonworking spouse's traditional IRA) may not, however, exceed the maximum $2,000 per person limit. See "Excess contributions" below. You must keep your own records of deductible and nondeductible contributions in order to prevent double taxation on the distribution of previously taxed amounts. See "Withdrawals, payments and transfers of funds out of traditional IRAs" below.

 If you are making nondeductible contributions in any taxable year, or you have made nondeductible contributions to a traditional IRA in prior years and are receiving distributions from any traditional IRA, you must file the required information with the IRS. Moreover, if you are making nondeductible traditional IRA contributions, you must retain all income tax returns and records pertaining to such contributions until interests in all traditional IRAs are fully distributed.

 WHEN YOU CAN MAKE REGULAR CONTRIBUTIONS. If you file your tax returns on a calendar year basis like most taxpayers, you have until the April 15 return filing deadline (without extensions) of the following calendar year to make your regular traditional IRA contributions for a tax year.


 ROLLOVERS AND TRANSFERS

 Rollover contributions may be made to a traditional IRA from these sources:

 o  qualified plans;

 o TSAs (including Internal Revenue Code Section 403(b)(7) custodial accounts); and

 o  other traditional IRAs.

 Any amount contributed to a traditional IRA after you reach age 70 1/2 must be net of your required minimum distribution for the year in which the rollover or direct transfer contribution is made.


 ROLLOVERS FROM QUALIFIED PLANS OR TSAS

 There are two ways to do rollovers:

 o  Do it yourself

    You actually receive a distribution that can be rolled over and you roll it over to a traditional IRA within 60 days after


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    the date you receive the funds. The distribution from your qualified plan or TSA will be net of 20% mandatory federal income tax withholding. If you want, you can replace the withheld funds yourself and roll over the full amount.

 o  Direct rollover

    You tell your qualified plan trustee or TSA issuer/custodian/fiduciary to send the distribution directly to your traditional IRA issuer. Direct rollovers are not subject to mandatory federal income tax withholding.

 All distributions from a TSA or qualified plan are eligible rollover distributions, unless the distribution is:

 o  only after-tax contributions you made to the plan; or

 o "required minimum distributions" after age 70 1/2 or separation from service; or

 o substantially equal periodic payments made at least annually for your life (or life expectancy) or the joint lives (or joint life expectancies) of you and your designated beneficiary; or

 o  a hardship withdrawal; or

 o substantially equal periodic payments made for a specified period of 10 years or more; or

 o  corrective distributions that fit specified technical tax rules; or

 o  loans that are treated as distributions; or

 o  a death benefit payment to a beneficiary who is not your surviving spouse;
    or

 o a qualified domestic relations order distribution to a beneficiary who is not your current spouse or former spouse.


 ROLLOVERS FROM TRADITIONAL IRAS TO TRADITIONAL IRAS

 You may roll over amounts from one traditional IRA to one or more of your other traditional IRAs if you complete the transaction within 60 days after you receive the funds. You may make such a rollover only once in every 12-month period for the same funds. Trustee-to-trustee or custodian-to-custodian direct transfers are not rollover transactions. You can make these more frequently than once in every 12-month period.

 The surviving spouse beneficiary of a deceased individual can roll over or directly transfer an inherited traditional IRA to one or more other traditional IRAs. Also, in some cases, traditional IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court-ordered divorce or separation decree.


 EXCESS CONTRIBUTIONS

 Excess contributions to IRAs are subject to a 6% excise tax for the year in which made and for each year after until withdrawn. The following are excess contributions to IRAs:

 o  regular contributions of more than $2,000; or

 o regular contributions of more than earned income for the year, if that amount is under $2,000; or

 o  regular contributions to a traditional IRA made after you reach age
    70 1/2; or

 o rollover contributions of amounts which are not eligible to be rolled over. For example, after-tax contributions to a qualified plan or minimum distributions required to be made after age 70 1/2.

 You can avoid the excise tax by withdrawing an excess contribution (rollover or regular) before the due date (including extensions) for filing your federal income tax return for the year. If it is an excess regular traditional IRA contribution, you cannot take a tax deduction for the amount withdrawn. You do not have to include the excess contribution withdrawn as part of your income. It is also not subject to the 10% additional penalty tax on early distributions, discussed below under "Early distribution penalty tax." You do have to withdraw any earnings that are attributed to the excess contribution. The withdrawn earnings would be included in your gross income and could be subject to the 10% penalty tax.

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 Even after the due date for filing your return, you may withdraw an excess rollover contribution, without income inclusion or 10% penalty, if:

 (1) the rollover was from a qualified retirement plan to a traditional IRA;

 (2) the excess contribution was due to incorrect information that the plan provided; and

 (3) you took no tax deduction for the excess contribution.

 RECHARACTERIZATIONS

 Amounts that have been contributed as traditional IRA funds may subsequently be treated as Roth IRA funds. Special federal income tax rules allow you to change your mind again and have amounts that are subsequently treated as Roth IRA funds, once again treated as traditional IRA funds. You do this by using the forms we prescribe. This is referred to as having "recharacterized" your contribution.


 WITHDRAWALS, PAYMENTS AND TRANSFERS OF FUNDS OUT OF TRADITIONAL IRAS

 NO FEDERAL INCOME TAX LAW RESTRICTIONS ON WITHDRAWALS. You can withdraw any or all of your funds from a traditional IRA at any time. You do not need to wait for a special event like retirement.

 TAXATION OF PAYMENTS. Earnings in traditional IRAs are not subject to federal income tax until you or your beneficiary receive them. Taxable payments or distributions include withdrawals from your contract, surrender of your contract, and annuity payments from your contract. Death benefits are also taxable. Except as discussed below, the total amount of any distribution from a traditional IRA must be included in your gross income as ordinary income.

 If you have ever made nondeductible IRA contributions to any traditional IRA (it does not have to be to this particular traditional IRA contract), those contributions are recovered tax free when you get distributions from any traditional IRA. You must keep permanent tax records of all of your nondeductible contributions to traditional IRAs. At the end of any year in which you have received a distribution from any traditional IRA, you calculate the ratio of your total nondeductible traditional IRA contributions (less any amounts previously withdrawn tax free) to the total account balances of all traditional IRAs you own at the end of the year plus all traditional IRA distributions made during the year. Multiply this by all distributions from the traditional IRA during the year to determine the nontaxable portion of each distribution.

 In addition, a distribution is not taxable if:

 o the amount received is a withdrawal of excess contributions, as described under "Excess contributions" above; or

 o the entire amount received is rolled over to another traditional IRA (see "Rollovers and transfers" above); or

 o in certain limited circumstances, where the traditional IRA acts as a "conduit," you roll over the entire amount into a qualified plan or TSA that accepts rollover contributions. To get this conduit traditional IRA treatment:

 o the source of funds you used to establish the traditional IRA must have been a rollover contribution from a qualified plan; and

 o the entire amount received from the traditional IRA (including any earnings on the rollover contribution) must be rolled over into another qualified plan within 60 days of the date received.

    Similar rules apply in the case of a TSA.

 However, you may lose conduit treatment if you make an eligible rollover distribution contribution to a traditional IRA and you commingle this contribution with other contributions. In that case, you may not be able to roll over these eligible rollover distribution contributions and earnings to another qualified plan or TSA at a future date. The Rollover IRA contract can be used as a conduit IRA if amounts are not commingled.


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 Distributions from a traditional IRA are not eligible for favorable ten-year averaging and long-term capital gain treatment available to certain distributions from qualified plans.


 REQUIRED MINIMUM DISTRIBUTIONS

 LIFETIME REQUIRED MINIMUM DISTRIBUTIONS. You must start taking annual distributions from your traditional IRAs beginning at age 70 1/2.

 WHEN YOU HAVE TO TAKE THE FIRST REQUIRED MINIMUM DISTRIBUTION. The first required minimum distribution is for the calendar year in which you turn age 70 1/2. You have the choice to take this first required minimum distribution during the calendar year you actually reach age 70 1/2, or to delay taking it until the first three-month period in the next calendar year (January 1 - April 1). Distributions must start no later than your "Required Beginning Date," which is April 1st of the calendar year after the calendar year in which you turn age 70 1/2. If you choose to delay taking the first annual minimum distribution, then you will have to take two minimum distributions in that year - the delayed one for the first year and the one actually for that year. Once minimum distributions begin, they must be made at some time each year.

 HOW YOU CAN CALCULATE REQUIRED MINIMUM DISTRIBUTIONS. There are two approaches to taking required minimum distributions - "account-based" or "annuity-based."

 Account-based method. If you choose an account-based method, you divide the value of your traditional IRA as of December 31st of the past calendar year by a life expectancy factor from IRS tables. This gives you the required minimum distribution amount for that particular IRA for that year. The required minimum distribution amount will vary each year as the account value and your life expectancy factors change.

 You have a choice of life expectancy factors, depending on whether you choose a method based only on your life expectancy, or the joint life expectancies of you and another individual. You can decide to "recalculate" your life expectancy every year by using your current life expectancy factor. You can decide instead to use the "term certain" method, where you reduce your life expectancy by one every year after the initial year. If your spouse is your designated beneficiary for the purpose of calculating annual account-based required minimum distributions, you can also annually recalculate your spouse's life expectancy if you want. If you choose someone who is not your spouse as your designated beneficiary for the purpose of calculating annual account-based required minimum distributions, you have to use the term certain method of calculating that person's life expectancy. If you pick a nonspouse designated beneficiary, you may also have to do another special calculation.

 You can later apply your traditional IRA funds to a life annuity-based payout. You can only do this if you already chose to recalculate your life expectancy annually (and your spouse's life expectancy if you select a spousal joint annuity). For example, if you anticipate selecting any other form of life annuity payout after you are age 70 1/2, you must have elected to recalculate life expectancies.

 Annuity-based method. If you choose an annuity-based method, you do not have to do annual calculations. You apply the account value to an annuity payout for your life or the joint lives of you and a designated beneficiary, or for a period certain not extending beyond applicable life expectancies.

 DO YOU HAVE TO PICK THE SAME METHOD TO CALCULATE YOUR REQUIRED MINIMUM DISTRIBUTIONS FOR ALL OF YOUR TRADITIONAL IRAS AND OTHER RETIREMENT PLANS? No. If you want, you can choose a different method and a different beneficiary for each of your traditional IRAs and other retirement plans. For example, you can choose an annuity payout from one IRA, a different annuity payout from a qualified plan, and an account-based annual withdrawal from another IRA.

 WILL WE PAY YOU THE ANNUAL AMOUNT EVERY YEAR FROM YOUR TRADITIONAL IRA BASED ON THE METHOD YOU CHOOSE? No, unless you affirmatively select an annuity payout option or an account-based withdrawal option such as our minimum distribution withdrawal option. Because the options we offer do not cover every option permitted under


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 federal income tax rules, you may prefer to do your own required minimum distribution calculations for one or more of your traditional IRAs.

 WHAT IF YOU TAKE MORE THAN YOU NEED TO FOR ANY YEAR? The required minimum distribution amount for your traditional IRAs is calculated on a year-by-year basis. There are no carry-back or carry-forward provisions. Also, you cannot apply required minimum distribution amounts you take from your qualified plans to the amounts you have to take from your traditional IRAs and vice versa. However, the IRS will let you calculate the required minimum distribution for each traditional IRA that you maintain, using the method that you picked for that particular IRA. You can add these required minimum distribution amount calculations together. As long as the total amount you take out every year satisfies your overall traditional IRA required minimum distribution amount, you may choose to take your annual required minimum distribution from any one or more traditional IRAs that you own.

 WHAT IF YOU TAKE LESS THAN YOU NEED TO FOR ANY YEAR? Your IRA could be disqualified, and you could have to pay tax on the entire value. Even if your IRA is not disqualified, you could have to pay a 50% penalty tax on the shortfall (required amount for traditional IRAs less amount actually taken). It is your responsibility to meet the required minimum distribution rules. We will remind you when our records show that your age 70 1/2 is approaching.
 If you do not select a method with us, we will assume you are taking your required minimum distribution from another traditional IRA that you own.

 WHAT ARE THE REQUIRED MINIMUM DISTRIBUTION PAYMENTS AFTER YOU DIE? If you die after either (a) the start of annuity payments, or (b) your Required Beginning Date, your beneficiary must receive payment of the remaining values in the contract at least as rapidly as under the distribution method before your death. In some circumstances, your surviving spouse may elect to become the owner of the traditional IRA and halt distributions until he or she reaches age 70 1/2.

 If you die before your Required Beginning Date and before annuity payments begin, federal income tax rules require complete distribution of your entire value in the contract within five years after your death. Payments to a designated beneficiary over the beneficiary's life or over a period certain that does not extend beyond the beneficiary's life expectancy are also permitted, if these payments start within one year of your death. A surviving spouse beneficiary can also (a) delay starting any payments until you would have reached age 70 1/2 or (b) roll over your traditional IRA into his or her own traditional IRA.

 SUCCESSOR ANNUITANT AND OWNER

 If your spouse is the sole primary beneficiary and elects to become the successor annuitant and owner, no death benefit is payable until your surviving spouse's death.


 PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH

 IRA death benefits are taxed the same as IRA distributions.


 BORROWING AND LOANS ARE PROHIBITED TRANSACTIONS

 You cannot get loans from a traditional IRA. You cannot use a traditional IRA as collateral for a loan or other obligation. If you borrow against your IRA or use it as collateral, its tax-favored status will be lost as of the first day of the tax year in which this prohibited event occurs. If this happens, you must include the value of the traditional IRA in your federal gross income. Also, the early distribution penalty tax of 10% will apply if you have not reached age 59 1/2 before the first day of that tax year.


 EARLY DISTRIBUTION PENALTY TAX

 A penalty tax of 10% of the taxable portion of a distribution applies to distributions from a traditional IRA made before you reach age 59 1/2. The extra penalty tax does not apply to pre-age 59 1/2 distributions made:

 o  on or after your death; or

 o  because you are disabled (special federal income tax definition); or


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 o  used to pay certain extraordinary medical expenses (special federal income tax definition); or

 o used to pay medical insurance premiums for unemployed individuals (special federal income tax definition); or

 o used to pay certain first-time home buyer expenses (special federal income tax definition); or

 o used to pay certain higher education expenses (special federal income tax definition); or

 o in the form of substantially equal periodic payments made at least annually over your life (or your life expectancy), or over the joint lives of you and your beneficiary (or your joint life expectancy) using an IRS-approved distribution method.

 To meet this last exception, you could elect to apply your contract value to an Income Manager (life annuity with a period certain) payout annuity contract (level payments version). You could also elect the substantially equal withdrawals option. We will calculate the substantially equal annual payments under a method we select based on guidelines issued by the IRS (currently contained in IRS Notice 89-25, Question and Answer 12). Although substantially equal withdrawals and Income Manager payments are not subject to the 10% penalty tax, they are taxable as discussed in "Withdrawals, payments and transfers of funds out of traditional IRAs" above. Once substantially equal withdrawals or Income Manager annuity payments begin, the distributions should not be stopped or changed until after the later of your reaching age 59 1/2 or five years after the date of the first distribution, or the penalty tax, including an interest charge for the prior penalty avoidance, may apply to all prior distributions under either option. Also, it is possible that the IRS could view any additional withdrawal or payment you take from your contract as changing your pattern of substantially equal withdrawals or Income Manager payments for purposes of determining whether the penalty applies.


 ROTH INDIVIDUAL RETIREMENT ANNUITIES (ROTH IRAS)

 This section of the prospectus covers some of the special tax rules that apply to Roth IRAs. If the rules are the same as those that apply to the traditional IRA, we will refer you to the same topic under "traditional IRAs."

 The Equitable Accumulator Plus Roth Conversion IRA contract is designed to qualify as a Roth individual retirement annuity under Sections 408A and 408(b) of the Internal Revenue Code.

 CONTRIBUTIONS TO ROTH IRAS

 Individuals may make three different types of contributions to a Roth IRA:

 o taxable rollover contributions from traditional IRAs ("conversion" contributions); or

 o  tax-free rollover contributions from other Roth IRAs; or

 o tax-free direct custodian-to-custodian transfers from other Roth IRAs ("direct transfers").

 Since we only permit direct transfer and rollover contributions under the Equitable Accumulator Plus Roth Conversion IRA contract, we do not discuss regular after-tax contributions here. If you use the forms we require, we will also accept traditional IRA funds which are subsequently recharacterized as Roth IRA funds following special federal income tax rules.


 ROLLOVERS AND DIRECT TRANSFERS

 WHAT IS THE DIFFERENCE BETWEEN ROLLOVER AND DIRECT TRANSFER TRANSACTIONS? You may make rollover contributions to a Roth IRA from only two sources:

 o  another Roth IRA ("tax-free rollover contribution"); or

 o another traditional IRA, including a SEP-IRA or SIMPLE-IRA, in a taxable conversion rollover ("conversion contribution").

 You may not make contributions to a Roth IRA from a qualified plan under
 Section 401(a) of the Internal Revenue Code, or a TSA under Section 403(b) of the Internal Revenue

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 Code. You may make direct transfer contributions to a Roth IRA only from another Roth IRA.

 The difference between a rollover transaction and a direct transfer transaction is the following: in a rollover transaction you actually take possession of the funds rolled over, or are considered to have received them under tax law in the case of a change from one type of plan to another. In a direct transfer transaction, you never take possession of the funds, but direct the first Roth IRA custodian, trustee, or issuer to transfer the first Roth IRA funds directly to Equitable Life, as the Roth IRA issuer. You can make direct transfer transactions only between identical plan types (for example, Roth IRA to Roth IRA). You can also make rollover transactions between identical plan types. However, you can only use rollover transactions between different plan types (for example, traditional IRA to Roth IRA).

 You may make both Roth IRA to Roth IRA rollover transactions and Roth IRA to Roth IRA direct transfer transactions. This can be accomplished on a completely tax-free basis. However, you may make Roth IRA to Roth IRA rollover transactions only once in any 12-month period for the same funds. Trustee-to-trustee or custodian-to-custodian direct transfers can be made more frequently than once a year. Also, if you send us the rollover contribution to apply it to a Roth IRA, you must do so within 60 days after you receive the proceeds from the original IRA to get rollover treatment.

 The surviving spouse beneficiary of a deceased individual can roll over or directly transfer an inherited Roth IRA to one or more other Roth IRAs. In some cases, Roth IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court-ordered divorce or separation decree.


 CONVERSION CONTRIBUTIONS TO ROTH IRAS

 In a conversion rollover transaction, you withdraw (or are considered to have withdrawn) all or a portion of funds from a traditional IRA you maintain and convert it to a Roth IRA within 60 days after you receive (or are considered to have received) the traditional IRA proceeds. Unlike a rollover from a traditional IRA to another traditional IRA, the conversion rollover transaction is not tax free. Instead, the distribution from the traditional IRA is generally fully taxable. For this reason, we are required to withhold 10% federal income tax from the amount converted unless you elect out of such withholding. If you have ever made nondeductible regular contributions to any traditional IRA - whether or not it is the traditional IRA you are converting
 - a pro rata portion of the distribution is tax free.

 There is, however, no early distribution penalty tax on the traditional IRA withdrawal that you are converting to a Roth IRA, even if you are under age 59 1/2.

 You cannot make conversion contributions to a Roth IRA for any taxable year in which your adjusted gross income exceeds $100,000. For this purpose, your adjusted gross income is calculated without the gross income stemming from the traditional IRA conversion. You also cannot make conversion contributions to a Roth IRA for any taxable year in which your federal income tax filing status is "married filing separately."

 Finally, you cannot make conversion contributions to a Roth IRA to the extent that the funds in your traditional IRA are subject to the annual required minimum distribution rule applicable to traditional IRAs beginning at age
 70 1/2.

 WITHDRAWALS, PAYMENTS AND TRANSFERS OF FUNDS OUT OF ROTH IRAS

 NO FEDERAL INCOME TAX LAW RESTRICTIONS ON WITHDRAWALS. You can withdraw any or all of your funds from a Roth IRA at any time; you do not need to wait for a special event like retirement.

 DISTRIBUTIONS FROM ROTH IRAS

 Distributions include withdrawals from your contract, surrender of your contract, and annuity payments from your contract. Death benefits are also distributions.

 The following distributions from Roth IRAs are free of income tax:

 o  Rollover from a Roth IRA to another Roth IRA;


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 o  Direct transfer from a Roth IRA to another Roth IRA;

 o  Qualified distribution from a Roth IRA; and

 o  Return of excess contributions or amounts recharacterized to a traditional
    IRA.

 QUALIFIED DISTRIBUTIONS FROM ROTH IRAS. Qualified distributions from Roth IRAs made because of one of the following four qualifying events or reasons are not includable in income:

 o  you reach age 59 1/2; or

 o  you die; or

 o  you become disabled (special federal income tax definition); or

 o your distribution is a "qualified first-time homebuyer distribution" (special federal income tax definition; $10,000 lifetime total limit for these distributions from all of your traditional and Roth IRAs).

 You also have to meet a five-year aging period. A qualified distribution is any distribution made after the five-taxable- year period beginning with the first taxable year for which you made any contribution to any Roth IRA (whether or not the one from which the distribution is being made). It is not possible to have a tax-free qualified distribution before the year 2003 because of the five-year aging requirement.

 NONQUALIFIED DISTRIBUTIONS FROM ROTH IRAS. Nonqualified distributions from
 Roth IRAs are distributions that do not meet the qualifying event and five-year aging period tests described above. Such distributions are potentially taxable as ordinary income. Nonqualified distributions receive return-of-investment-first treatment. Only the difference between the amount of the distribution and the amount of contributions to all of your Roth IRAs is taxable. You have to reduce the amount of contributions to all of your Roth IRAs to reflect any previous tax-free recoveries.

 You must keep your own records of regular and conversion contributions to all Roth IRAs to assure appropriate taxation. You may have to file information on your contributions to and distributions from any Roth IRA on your tax return. You may have to retain all income tax returns and records pertaining to such contributions and distributions until your interests in all Roth IRAs are distributed.

 Like traditional IRAs, taxable distributions from a Roth IRA are not entitled to the special favorable five-year averaging method (or, in certain cases, favorable ten-year averaging and long-term capital gain treatment) available in certain cases to distributions from qualified plans.

 REQUIRED MINIMUM DISTRIBUTIONS AT DEATH

 Same as traditional IRA under "What are the required minimum distribution payments after you die?" Lifetime required minimum distributions do not apply.


 PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH

 Distributions to a beneficiary generally receive the same tax treatment as if the distribution had been made to you.

 BORROWING AND LOANS ARE PROHIBITED TRANSACTIONS

 Same as traditional IRA.

 EXCESS CONTRIBUTIONS

 Generally the same as traditional IRA.

 Excess rollover contributions to Roth IRAs are contributions not eligible to be rolled over (for example, conversion contributions from a traditional IRA if your adjusted gross income is in excess of $100,000 in the conversion year).

 You can withdraw or recharacterize any contribution to a Roth IRA before the due date (including extensions) for filing your federal income tax return for the tax year. If you do this, you must also withdraw or recharacterize any earnings attributable to the contribution.


 EARLY DISTRIBUTION PENALTY TAX

 Same as traditional IRA.

 For Roth IRAs, special penalty rules may apply to amounts withdrawn attributable to 1998 conversion rollovers.



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 SPECIAL RULES FOR NONQUALIFIED CONTRACTS IN QUALIFIED PLANS

 Under QP contracts your plan administrator or trustee notifies you as to tax consequences. See Appendix II.

 TAX-SHELTERED ANNUITY CONTRACTS (TSAS)

 GENERAL

 This section covers some of the special tax rules that apply to TSA contracts under Section 403(b) of the Internal Revenue Code (TSAs). If the rules are the same as those that apply to another kind of contract, for example, traditional IRAs, we will refer you to the same topic under "traditional IRAs."

 CONTRIBUTIONS TO TSAS

 There are two ways you can make contributions to your Rollover TSA contract:

 o a rollover from another TSA contract or arrangement that meets the requirements of Section 403(b) of the Internal Revenue Code, or

 o a full or partial direct transfer of assets ("direct transfer") from another contract or arrangement that meets the requirements of Section 403(b) of the Internal Revenue Code by means of IRS Revenue Ruling 90-24.

 With appropriate written documentation satisfactory to us, we will accept rollover contributions from "conduit IRAs" for TSA funds.

 If you make a direct transfer, you must fill out our transfer form.

 EMPLOYER-REMITTED CONTRIBUTIONS. The Rollover TSA contract does not accept employer-remitted contributions. However, we provide the following discussion as part of our description of restrictions on the distribution of funds directly transferred, which include employer-remitted contributions to other TSAs.

 Employer-remitted contributions to TSAs made through the employer's payroll are subject to annual limits. (Tax-free transfer or tax-deferred rollover contributions from another 403(b) arrangement are not subject to these annual contribution limits). Commonly, some or all of the contributions made to a TSA are made under a salary reduction agreement between the employee and the employer. These contributions are called "salary reduction" or "elective deferral" contributions. However, a TSA can also be wholly or partially funded through non-elective employer contributions or after-tax employee contributions. Amounts attributable to salary reduction contributions to TSAs are generally subject to withdrawal restrictions. Also, all amounts attributable to investments in a 403(b)(7) custodial account are subject to withdrawal restrictions discussed below.

 ROLLOVER OR DIRECT TRANSFER CONTRIBUTIONS. You may make rollover contributions to your Rollover TSA contract from TSAs under Section 403(b) of the Internal Revenue Code. Generally, you may make a rollover contribution to a TSA when you have a distributable event from an existing TSA as a result of your:

 o  termination of employment with the employer who provided the TSA funds; or

 o  reaching age 59 1/2 even if you are still employed; or

 o  disability (special federal income tax definition).

 A transfer occurs when changing the funding vehicle, even if there is no distributable event. Under a direct transfer, you do not receive a distribution. We accept direct transfers of TSA funds under Revenue Ruling 90-24 only if:

 o you give us acceptable written documentation as to the source of the funds, and

 o the Equitable Accumulator contract receiving the funds has provisions at least as restrictive as the source contract.

 Before you transfer funds to a Rollover TSA contract, you may have to obtain your employer's authorization or demonstrate that you do not need employer authorization. For example, the transferring TSA may be subject to Title I of ERISA if the employer makes matching contributions to

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 salary reduction contributions made by employees. In that case, the employer must continue to approve distributions from the plan or contract.

 Your contribution to the Rollover TSA must be net of the required minimum distribution for the tax year in which we issue the contract if:

 o  you are or will be at least age 70 1/2 in the current calendar year, and

 o you have separated from service with the employer who provided the funds to purchase the TSA you are transferring or rolling over to the Rollover TSA.


 This rule applies regardless of whether the source of funds is a:

 o  rollover by check of the proceeds from another TSA; or

 o  direct rollover from another TSA; or

 o  direct transfer under Revenue Ruling 90-24 from another TSA.

 Further, you must use the same elections regarding recalculation of your life expectancy (and if applicable, your spouse's life expectancy) if you have already begun to receive required minimum distribution from or with respect to the TSA from which you are making your contribution to the Rollover TSA. You must also elect or have elected a minimum distribution calculation method requiring recalculation of your life expectancy (and if applicable, your spouse's life expectancy) if you elect an annuity payout for the funds in this contract subsequent to this year.


 DISTRIBUTIONS FROM TSAS

 GENERAL. Depending on the terms of the employer plan and your employment status, you may have to get your employer's consent to take a loan or withdrawal. Your employer will tell us this when you establish the TSA through a direct transfer.

 WITHDRAWAL RESTRICTIONS. If this is a Revenue Ruling 90-24 direct transfer, we will treat all amounts transferred to this contract and any future earnings on the amount transferred as not eligible for withdrawal until one of the following events happens:

 o you are separated from service with the employer who provided the funds to purchase the TSA you are transferring to the Rollover TSA; or

 o  you reach age 59 1/2; or

 o  you die; or

 o  you become disabled (special federal income tax definition); or

 o  you take a hardship withdrawal (special federal income tax definition).

 If any portion of the funds directly transferred to your TSA contract is attributable to the amounts that you invested in a 403(b)(7) custodial account, such amounts, including earnings, are subject to withdrawal restrictions. With respect to the portion of the funds that were never invested in a 403(b)(7) custodial account, these restrictions apply to the salary reduction (elective deferral) contributions to a TSA annuity contract you made and any earnings on them. These restrictions do not apply to the amount directly transferred to your TSA contract that represents your December 31, 1988 account balance attributable to salary reduction contributions to a TSA annuity contract and earnings. To take advantage of this grandfathering, you must properly notify us in writing at our processing office of your December 31, 1988 account balance if you have qualifying amounts transferred to your TSA contract.

 THIS PARAGRAPH APPLIES ONLY TO PARTICIPANTS IN A TEXAS OPTIONAL RETIREMENT PROGRAM. Texas Law permits withdrawals only after one of the following distributable events occurs:

 1. the requirements for minimum distribution (discussed under "Required minimum distributions" below and in the prospectus) are met; or

 2. death; or

 3. retirement; or

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 4. termination of employment in all Texas public institutions of higher education.

 For you to make a withdrawal, we must receive a properly completed written acknowledgment from the employer. If a distributable event occurs before you are vested, we will refund to the employer any amounts provided by an employer's first-year matching contributions. We reserve the right to change these provisions without your consent, but only to the extent necessary to maintain compliance with applicable law. Loans are not permitted under Texas Optional Retirement Programs.

 TAX TREATMENT OF DISTRIBUTIONS. Amounts held under TSAs are generally not subject to federal income tax until benefits are distributed. Distributions include withdrawals from your TSA contract and annuity payments from your TSA contract. Death benefits paid to a beneficiary are also taxable distributions. Unless an exception applies, amounts distributed from TSAs are includable in gross income as ordinary income. Distributions from TSAs may be subject to 20% federal income tax withholding. See "Federal and state income tax withholding and information reporting" below. In addition, TSA distributions may be subject to additional tax penalties.

 If you have made after-tax contributions, you will have a tax basis in your TSA contract, which will be recovered tax-free. Since we do not track your investment in the contract, if any, it is your responsibility to determine how much of the distribution is taxable.

 DISTRIBUTIONS BEFORE ANNUITY PAYMENTS BEGIN. On a total surrender, the amount received in excess of the investment in the contract is taxable. We will report the total amount of the distribution. The amount of any partial distribution from a TSA prior to the annuity starting date is generally taxable, except to the extent that the distribution is treated as a withdrawal of after-tax contributions. Distributions are normally treated as pro rata withdrawals of after-tax contributions and earnings on those contributions.

 ANNUITY PAYMENTS. If you elect an annuity payout option, you will recover any investment in the contract as each payment is received by dividing the investment in the contract by an expected return determined under an IRS table prescribed for qualified annuities. The amount of each payment not excluded from income under this exclusion ratio is fully taxable. The full amount of the payments received after your investment in the contract is recovered is fully taxable. If you (and your beneficiary under a joint and survivor annuity) die before recovering the full investment in the contract, a deduction is allowed on your (or your beneficiary's) final tax return.

 PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH

 Death benefit distributions from a TSA generally receive the same tax treatment as distribution during your lifetime. In some instances, distributions from a TSA made to your surviving spouse may be rolled over to a traditional IRA.

 LOANS FROM TSAS

 You may take loans from a TSA unless restricted by the employer (for example, under an employer plan subject to ERISA). If you cannot take a loan, or cannot take a loan without approval from the employer who provided the funds, we will have this information in our records based on what you and the employer who provided the TSA funds told us when you purchased your contract.

 Loans are generally not treated as a taxable distribution. If the amount of the loan when made exceeds permissible limits under federal income tax rules, the amount of the excess is treated (solely for tax purposes) as a taxable distribution. Additionally, if the loan is not repaid at least quarterly, amortizing (paying down) interest and principal, the amount not repaid when due will be treated as a taxable distribution. Under Proposed Treasury Regulations the entire unpaid balance of the loan is includable in income in the year of the default.

 TSA loans are subject to federal income tax limits and may also be subject to limits of the plan from which the funds came. Federal income tax rule requirements apply even if the plan is not subject to ERISA. For example, loans offered by TSAs are subject to the following conditions:

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 o  The amount of a loan to a participant, when combined with all other loans to the participant from all qualified plans of the employer, cannot exceed the lesser of:

    (1) the greater of $10,000 or 50% of the participant's nonforfeitable accrued benefits; and

    (2) $50,000 reduced by the excess (if any) of the highest outstanding loan balance over the previous twelve months over the outstanding loan balance of plan loans on the date the loan was made.

 o In general, the term of the loan cannot exceed five years unless the loan is used to acquire the participant's primary residence. Rollover TSA contracts have a term limit of 10 years for loans used to acquire the participant's primary residence.

 All principal and interest must be amortized in substantially level payments over the term of the loan, with payments being made at least quarterly.

 The amount borrowed and not repaid may be treated as a distribution if:

 o  the loan does not qualify under the conditions above;

 o  the participant fails to repay the interest or principal when due; or

 o in some instances, the participant separates from service with the employer who provided the funds or the plan is terminated.

 In this case, the participant may have to include the unpaid amount due as ordinary income. In addition, the 10% early distribution penalty tax may apply. The amount of the unpaid loan balance is reported to the IRS on Form 1099-R as a distribution.


 TAX-DEFERRED ROLLOVERS AND DIRECT TRANSFERS

 You may roll over any "eligible rollover distribution" from a TSA into another eligible retirement plan, either directly or within 60 days of your receiving the distribution. To the extent rolled over, a distribution remains tax-deferred.

 You may roll over a distribution from a TSA to another TSA or to a traditional IRA. A spousal beneficiary may roll over death benefits only to a traditional IRA.

 The taxable portion of most distributions will be eligible for rollover, except as specifically excluded under federal income tax rules. Distributions that you cannot roll over generally include periodic payments for life or for a period of 10 years or more, hardship withdrawals, and required minimum distributions under federal income tax rules.

 Direct transfers of TSA funds from one TSA to another under Revenue Ruling 90-24 are not distributions.


 REQUIRED MINIMUM DISTRIBUTIONS

 Generally the same as traditional IRA with these differences:

 WHEN YOU HAVE TO TAKE THE FIRST REQUIRED MINIMUM DISTRIBUTION. The minimum distribution rules force TSA participants to start calculating and taking annual distribution from their TSAs by a required date. Generally you must take the first required minimum distribution for the calendar year in which you turn age 70 1/2. You may be able to delay the start of required minimum distributions for all or part of your account balance until after age 70 1/2, as follows:

 o For TSA participants who have not retired from service with the employer who provided the funds for the TSA by the calendar year the participant turns age 70 1/2, the required beginning date for minimum distribution is extended to April 1 following the calendar year of retirement.

 o TSA plan participants may also delay the start of required minimum distribution to age 75 of the portion of their account value attributable to their December 31, 1986 TSA account balance, even if retired at age
    70 1/2. We will know whether or not you qualify for this exception because it will only apply to people who establish their Rollover TSA by direct Revenue Ruling 90-24 transfers. If you do not give us the amount of your December 31, 1986 account balance that is being transferred to the Rollover TSA on the form used to establish the TSA, you do not qualify.

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 SPOUSAL CONSENT RULES

 This will only apply to you if you establish your Rollover TSA by direct Revenue Ruling 90-24 transfer. Your employer will tell us on the form used to establish the TSA whether or not you need to get spousal consent for loans, withdrawals, or other distributions. If you do, you will need such consent if you are married when you request a withdrawal under the TSA contract. In addition, unless you elect otherwise with the written consent of your spouse, the retirement benefits payable under the plan must be paid in the form of a qualified joint and survivor annuity. A qualified joint and survivor annuity is payable for the life of the annuitant with a survivor annuity for the life of the spouse in an amount not less than one-half of the amount payable to the annuitant during his or her lifetime. In addition, if you are married, the beneficiary must be your spouse, unless your spouse consents in writing to the designation of another beneficiary.

 If you are married and you die before annuity payments have begun, payments will be made to your surviving spouse in the form of a life annuity unless at the time of your death a contrary election was in effect. However, your surviving spouse may elect, before payments begin, to receive payments in any form permitted under the terms of the TSA contract and the plan of the employer who provided the funds for the TSA.

 EARLY DISTRIBUTION PENALTY TAX

 A penalty tax of 10% of the taxable portion of a distribution applies to distribution from a TSA before you reach age 59 1/2. This is in addition to any income tax. There are exceptions to the extra penalty tax. No penalty tax applies to pre-age 59 1/2 distributions made:

 o  on or after your death; or

 o  because you are disabled (special federal income tax definition); or

 o to pay for certain extraordinary medical expenses (special federal income tax definition); or

 o  if you are separated from service, any form of payout after you are age 55;
    or

 o only if you are separated from service, a payout in the form of substantially equal periodic payments made at least annually over your life (or your life expectancy), or over the joint lives of you and your beneficiary (or your joint life expectancy) using an IRS-approved distribution method.


 FEDERAL AND STATE INCOME TAX WITHHOLDING AND INFORMATION REPORTING

 We must withhold federal income tax from distributions from annuity contracts. You may be able to elect out of this income tax withholding in some cases. Generally, we do not have to withhold if your distributions are not taxable. The rate of withholding will depend on the type of distribution and, in certain cases, the amount of your distribution. Any income tax withheld is a credit against your income tax liability. If you do not have sufficient income tax withheld or do not make sufficient estimated income tax payments, you may incur penalties under the estimated income tax rules.

 You must file your request not to withhold in writing before the payment or distribution is made. Our processing office will provide forms for this purpose. You cannot elect out of withholding unless you provide us with your correct Taxpayer Identification Number and a United States residence address. You cannot elect out of withholding if we are sending the payment out of the United States.

 You should note the following special situations:

 o We might have to withhold and/or report on amounts we pay under a free look or cancellation.

 o We are generally required to withhold on conversion rollovers of traditional IRAs to Roth IRAs, as it is considered a withdrawal from the traditional IRA and is taxable.

 o We are required to withhold on the gross amount of a distribution from a Roth IRA unless you elect out of withholding. This may result in tax being withheld even though the Roth IRA distribution is not taxable in whole or in part.

 Special withholding rules apply to foreign recipients and United States citizens residing outside the United States. We

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 do not discuss these rules here. Certain states have indicated that state income tax withholding will also apply to payments from the contracts made to residents. In some states, you may elect out of state withholding, even if federal withholding applies. Generally, an election out of federal withholding will also be considered an election out of state withholding. If you need more information concerning a particular state or any required forms, call our processing office at the toll-free number.

 FEDERAL INCOME TAX WITHHOLDING ON PERIODIC ANNUITY PAYMENTS

 We withhold differently on "periodic" and "non-periodic" payments. For a periodic annuity payment, for example, unless you specify a different number of withholding exemptions, we withhold assuming that you are married and claiming three withholding exemptions. If you do not give us your correct Taxpayer Identification Number, we withhold as if you are single with no exemptions.

 Based on the assumption that you are married and claiming three withholding exemptions, if you receive less than $14,880 in periodic annuity payments in 2000, your payments will generally be exempt from federal income tax withholding. You could specify a different choice of withholding exemption or request that tax be withheld. Your withholding election remains effective unless and until you revoke it. You may revoke or change your withholding election at any time.


 FEDERAL INCOME TAX WITHHOLDING ON NON-PERIODIC ANNUITY PAYMENTS (WITHDRAWALS)

 For a non-periodic distribution (total surrender or partial withdrawal), we generally withhold at a flat 10% rate. We apply that rate to the taxable amount in the case of nonqualified contracts, and to the payment amount in the case of IRAs and Roth IRAs.

 You cannot elect out of withholding if the payment is an eligible rollover distribution from a qualified plan or TSA. If a non-periodic distribution from a qualified plan or TSA is not an eligible rollover distribution then the 10% withholding rate applies.


 MANDATORY WITHHOLDING FROM TSA AND QUALIFIED PLAN DISTRIBUTIONS

 Unless you have the distribution go directly to the new plan, eligible rollover distributions from qualified plans and TSAs are subject to mandatory 20% withholding. An eligible rollover distribution from a TSA can be rolled over to another TSA or a traditional IRA. An eligible rollover distribution from a qualified plan can be rolled over to another qualified plan or traditional IRA. All distributions from a TSA or qualified plan are eligible rollover distributions unless they are on the following list of exceptions:

 o  any after-tax contributions you made to the plan; or

 o any distributions which are required minimum distributions after age 70 1/2 or separation from service; or

 o  hardship withdrawals; or

 o substantially equal periodic payments made at least annually for your life (or life expectancy) or the joint lives (or joint life expectancy) of you and your designated beneficiary; or

 o substantially equal periodic payments made for a specified period of 10 years or more; or

 o  corrective distributions that fit specified technical tax rules; or

 o  loans that are treated as distributions; or

 o  a death benefit payment to a beneficiary who is not your surviving spouse;
    or

 o a qualified domestic relations order distribution to a beneficiary who is not your current spouse or former spouse.

 A death benefit payment to your surviving spouse, or a qualified domestic relations order distribution to your current or former spouse, may be a distribution subject to mandatory 20% withholding.

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  57
--------------------------------------------------------------------------------

 IMPACT OF TAXES TO EQUITABLE LIFE

 The contracts provide that we may charge Separate Account No. 45 for taxes. We do not now, but may in the future set up reserves for such taxes.

8
More information

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 ABOUT OUR SEPARATE ACCOUNT NO. 45

 Each variable investment option is a subaccount of our Separate Account No.
 45. We established Separate Account No. 45 in 1994 under special provisions of the New York Insurance Law. These provisions prevent creditors from any other business we conduct from reaching the assets we hold in our variable investment options for owners of our variable annuity contracts. We are the legal owner of all of the assets in Separate Account No. 45 and may withdraw any amounts that exceed our reserves and other liabilities with respect to variable investment options under our contracts. The results of Separate Account No. 45's operations are accounted for without regard to Equitable Life's other operations.

 Separate Account No. 45 is registered under the Investment Company Act of 1940 and is classified by that act as a "unit investment trust." The SEC, however, does not manage or supervise Equitable Life or Separate Account No. 45.

 Each subaccount (variable investment option) within Separate Account No. 45 invests solely in class IB shares issued by the corresponding portfolio of EQ Advisors Trust.

 We reserve the right subject to compliance with laws that apply:

 (1) to add variable investment options to, or to remove variable investment options from, Separate Account No. 45, or to add other separate accounts;

 (2) to combine any two or more variable investment options;

 (3) to transfer the assets we determine to be the shares of the class of contracts to which the contracts belong from any variable investment option to another variable investment option;

 (4) to operate Separate Account No. 45 or any variable investment option as a management investment company under the Investment Company Act of 1940 (in which case, charges and expenses that otherwise would be assessed against an underlying mutual fund would be assessed against Separate Account No. 45 or a variable investment option directly);

 (5) to deregister Separate Account No. 45 under the Investment Company Act of 1940;

 (6) to restrict or eliminate any voting rights as to Separate Account No. 45;
     and

 (7) to cause one or more variable investment options to invest some or all of their assets in one or more other trusts or investment companies.

 ABOUT EQ ADVISORS TRUST

 EQ Advisors Trust is registered under the Investment Company Act of 1940. It is classified as an "open-end management investment company," more commonly called a mutual fund. EQ Advisors Trust issues different shares relating to each portfolio.

 Equitable Life serves as the investment manager of EQ Advisors Trust. As such, Equitable Life oversees the activities of the investment advisers with respect to EQ Advisors Trust and is responsible for retaining or discontinuing the services of those advisers. (Prior to September 1999 EQ Financial Consultants, Inc., the predecessor to AXA Advisors, LLC and an affiliate of Equitable Life, served as investment manager to EQ Advisors Trust.)

 EQ Advisors Trust commenced operations on May 1, 1997. For periods prior to October 18, 1999 the Alliance portfolios (other than EQ/Alliance Premier Growth) were part of The Hudson River Trust. On October 18, 1999, these portfolios became corresponding portfolios of EQ Advisors Trust.

 EQ Advisors Trust does not impose sales charges or "loads" for buying and selling its shares. All dividends and other distributions on Trust shares are reinvested in full. The Board of Trustees of EQ Advisors Trust may establish additional portfolios or eliminate existing portfolios at any time. More detailed information about EQ Advisors Trust, the portfolio investment objectives, policies, restrictions, risks, expenses, the Rule 12b-1 Plan relating to its Class IB shares, and other aspects of its operations, appears in the prospectus for EQ Advisors Trust attached at the end of this prospectus, or in its SAI which is available upon request.

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 ABOUT THE GENERAL ACCOUNT

 Our general account supports all of our policy and contract guarantees, as well as our general obligations. Credits allocated to your account value are funded from our general account.

 The general account is subject to regulation and supervision by the Insurance Department of the State of New York and to the insurance laws and regulations of all jurisdictions where we are authorized to do business. Because of exemptions and exclusionary provisions that apply, interests in the general account have not been registered under the Securities Act of 1933, nor is the general account an investment company under the Investment Company Act of 1940.

 We have been advised that the staff of the SEC has not reviewed the portions of this prospectus that relate to the general account. The disclosure with regard to the general account, however, may be subject to certain provisions of the federal securities laws relating to the accuracy and completeness of statements made in prospectuses.


 ABOUT OTHER METHODS OF PAYMENT

 AUTOMATIC INVESTMENT PROGRAM - FOR NQ CONTRACTS ONLY

 You may use our automatic investment program, or "AIP," to have a specified amount automatically deducted from a checking account, money market account, or credit union checking account and contributed as an additional contribution into an NQ contract on a monthly or quarterly basis. AIP is not available for Rollover IRA, Roth Conversion IRA, QP or Rollover TSA contracts.

 The minimum amounts we will deduct are $100 monthly and $300 quarterly. AIP additional contributions may be allocated to any of the variable investment options. You choose the day of the month you wish to have your account debited. However you may not choose a date later than the 28th day of the month.

 You may cancel AIP at any time by notifying our processing office. We are not responsible for any debits made to your account before the time written notice of cancellation is received at our processing office.

 DATES AND PRICES AT WHICH CONTRACT EVENTS OCCUR

 We describe below the general rules for when, and at what prices, events under your contract will occur. Other portions of this prospectus describe circumstances that may cause exceptions. We generally do not repeat those exceptions below.

 BUSINESS DAY

 Our business day is any day the New York Stock Exchange is open for trading. Our business day generally ends at 4:00 p.m., Eastern Time for purposes of determining the date when contributions are applied and any other transaction requests are processed. We may, however, close due to emergency conditions. Contributions will be applied and any other transaction requests will be processed when they are received along with all the required information.

 o If your contribution, transfer, or any other transaction request, containing all the required information, reaches us on a non-business day or after 4:00 p.m. on a business day, we will use the next business day.

 o A loan request under your Rollover TSA contract will be processed on the first business day of the month following the date on which the properly completed loan request form is received.

 o If your transaction is set to occur on the same day of the month as the contract date and that date is the 29th, 30th or 31st of the month, then the transaction will occur on the 1st day of the next month.

 o When a charge is to be deducted on a contract date anniversary that is a non-business day, we will deduct the charge on the next business day.

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 CONTRIBUTIONS, CREDITS, AND TRANSFERS

 o Contributions and credits allocated to the variable investment options are invested at the value next determined after the close of the business day.

 o Transfers to or from variable investment options will be made at the value next determined after the close of the business day.

 ABOUT YOUR VOTING RIGHTS

 As the owner of the shares of EQ Advisors Trust we have the right to vote on certain matters involving the portfolios, such as:

 o  the election of trustees;

 o  the formal approval of independent auditors selected for EQ Advisors Trust;
    or

 o any other matters described in the prospectus for EQ Advisors Trust or requiring a shareholders' vote under the Investment Company Act of 1940.

 We will give contract owners the opportunity to instruct us how to vote the number of shares attributable to their contracts if a shareholder vote is taken. If we do not receive instructions in time from all contract owners, we will vote the shares of a portfolio for which no instructions have been received in the same proportion as we vote shares of that portfolio for which we have received instructions. We will also vote any shares that we are entitled to vote directly because of amounts we have in a portfolio in the same proportions that contract owners vote.

 VOTING RIGHTS OF OTHERS

 Currently, we control EQ Advisors Trust. EQ Advisors Trust shares are sold to our separate accounts and an affiliated qualified plan trust. In addition, EQ Advisors Trust shares are held by separate accounts of insurance companies affiliated and unaffiliated with us. Shares held by these separate accounts will probably be voted according to the instructions of the owners of insurance policies and contracts issued by those insurance companies. While this will dilute the effect of the voting instructions of the contract owners, we currently do not foresee any disadvantages because of this. The Board of Trustees of EQ Advisors Trust intends to monitor events in order to identify any material irreconcilable conflicts that may arise and to determine what action, if any, should be taken in response. If we believe that a response to any of those events insufficiently protects our contract owners, we will see to it that appropriate action is taken.

 SEPARATE ACCOUNT NO. 45 VOTING RIGHTS

 If actions relating to Separate Account No. 45 require contract owner approval, contract owners will be entitled to one vote for each unit they have in the variable investment options. Each contract owner who has elected a variable annuity payout option may cast the number of votes equal to the dollar amount of reserves we are holding for that annuity in a variable investment option divided by the annuity unit value for that option. We will cast votes attributable to any amounts we have in the variable investment options in the same proportion as votes cast by contract owners.

 CHANGES IN APPLICABLE LAW

 The voting rights we describe in this prospectus are created under applicable federal securities laws. To the extent that those laws or the regulations published under those laws eliminate the necessity to submit matters for approval by persons having voting rights in separate accounts of insurance companies, we reserve the right to proceed in accordance with those laws or regulations.

 ABOUT LEGAL PROCEEDINGS

 Equitable Life and its affiliates are parties to various legal proceedings. In our view, none of these proceedings is likely to have a material adverse effect upon Separate Account No. 45, our ability to meet our obligations under the contracts, or the distribution of the contracts.

 ABOUT OUR INDEPENDENT ACCOUNTANTS

 The consolidated financial statements of Equitable Life at December 31, 1999 and 1998, and for the three years ended December 31, 1999 incorporated in this prospectus by

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--------------------------------------------------------------------------------

 reference to the 1999 Annual Report on Form 10-K are incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

 FINANCIAL STATEMENTS

 The financial statements of Separate Account No. 45, as well as the consolidated financial statements of Equitable Life, are in the SAI. The SAI is available free of charge. You may request one by writing to our processing office or calling 1-800-789-7771.


 TRANSFERS OF OWNERSHIP, COLLATERAL ASSIGNMENTS, LOANS, AND BORROWING

 You can transfer ownership of an NQ contract at any time before annuity payments begin. We will continue to treat you as the owner until we receive written notification of any change at our processing office. You cannot assign your NQ contract as collateral or security for a loan. Loans are also not available under your NQ contract. In some cases, an assignment or change of ownership may have adverse tax consequences. See "Tax information" earlier in this prospectus.

 You cannot assign or transfer ownership of a Rollover IRA, Roth Conversion IRA, QP or Rollover TSA contract except by surrender to us. Loans are not available and you cannot assign Rollover IRA, Roth Conversion IRA, and QP contracts as security for a loan or other obligation. If the employer that provided the funds does not restrict them, loans are available under a Rollover TSA contract.

 For limited transfers of ownership after the owner's death see "Beneficiary continuation option" in "Payment of death benefit" earlier in this prospectus. You may direct the transfer of the values under your Rollover IRA, Roth Conversion IRA, QP or Rollover TSA contract to another similar arrangement under federal income tax rules. In the case of such a transfer, we will impose a withdrawal charge, if one applies.

 DISTRIBUTION OF THE CONTRACTS

 AXA Advisors, LLC ("AXA Advisors"), the successor to EQ Financial Consultants, Inc. and an affiliate of Equitable Life, is the distributor of the contracts and has responsibility for sales and marketing functions for Separate Account No. 45. AXA Advisors serves as the principal underwriter of Separate Account No. 45. AXA Advisors is registered with the SEC as a broker-dealer and is a member of the National Association of Securities Dealers, Inc. AXA Advisors' principal business address is 1290 Avenue of the Americas, New York, New York 10104. Pursuant to a Distribution and Servicing Agreement between AXA Advisors, Equitable Life, and certain of Equitable Life's separate accounts, including Separate Account No. 45, Equitable Life paid AXA Advisors distribution fees of 325,380 for 1999 and $325,380 for 1998, as the distributor of certain contracts and as the principal underwriter of certain separate accounts including Separate Account No. 45. Before May 1, 1998, Equitable Distributors, Inc. ("EDI"), also an indirect, wholly owned subsidiary of Equitable Life, served as the distributor of the contracts and the principal underwriter of Separate Account No. 45. Pursuant to a Distribution Agreement between Equitable Life, certain of Equitable Life's separate accounts, including Separate Account No. 45, and EDI, Equitable Life paid EDI distribution fees of $9,444,621 for 1997 as the distributor of certain contracts and as the principal underwriter of certain separate accounts including Separate Account No. 45.

 The contracts will be sold by financial professionals who are financial professionals of AXA Advisors and its affiliates, who are also our licensed agents. AXA Advisors may also receive compensation and reimbursement for its marketing services under the terms of its distribution agreement with Equitable Life. The offering of the contracts is intended to be continuous.

9
Investment performance


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 We provide the following tables to show five different measurements of the investment performance of the variable investment options and/or the portfolios in which they invest. We include these tables because they may be of general interest to you.

 Table 1 shows the average annual total return of the variable investment options. Average annual total return is the annual rate of growth that would be necessary to achieve the ending value of a contribution plus the 4% credit invested in the variable investment options for the periods shown.

 Table 2 shows the growth of a hypothetical $1,000 investment plus a $40 credit in the variable investment options over the periods shown. Both Tables 1 and 2 take into account all current fees and charges under the contract, but do not reflect the charges designed to approximate certain taxes imposed on us, such as premium taxes in your state or any applicable annuity administrative fee.

 Tables 3, 4, and 5 show the rates of return of the variable investment options on an annualized, cumulative, and year-by-year basis. These tables take into account all current fees and charges under the contract, but do not reflect the withdrawal charge or the charges designed to approximate certain taxes imposed on us, such as premium taxes in your state or any applicable annuity administrative fee. If the charges were reflected they would effectively reduce the rates of return shown. The credit is not included.

 In all cases the results shown are based on the actual historical investment experience of the portfolios in which the variable investment options invest. In some cases, the results shown relate to periods when the variable investment options and/or contracts were not available. In those cases, we adjusted the results of the portfolios to reflect the charges under the contracts that would have applied had the variable investment options and/or contracts been available. The contracts are being offered for the first time in 1999.

 For the "Alliance" portfolios (other than EQ/Alliance Premier Growth) we have adjusted the results prior to October 1996, when Class IB shares for these portfolios were not available, to reflect the 12b-1 fees currently imposed. Finally, the results shown for the Alliance Money Market and Alliance Common Stock options for periods before March 22, 1985 reflect the results of the variable investment options that preceded them. The "Since portfolio inception" figures for these options are based on the date of inception of the preceding variable investment options. We have adjusted these results to reflect the maximum investment advisory fee payable for the portfolios, as well as an assumed charge of 0.06% for direct operating expenses.

 EQ Advisors Trust commenced operations on May 1, 1997. For periods prior to October 18, 1999 the Alliance portfolios (other than EQ/Alliance Premier Growth) were part of The Hudson River Trust. On October 18, 1999, these portfolios became corresponding portfolios of EQ Advisors Trust. In each case the performance shown is for the indicated EQ Advisors Trust portfolio and any predecessor that it may have had.

 All rates of return presented are time-weighted and include reinvestment of investment income, including interest and dividends.

 From time to time, we may advertise different measurements of the investment performance of the variable investment options and/or the portfolios, including the measurements reflected in the tables below. We will indicate that the 4% credit is reflected when we show performance numbers that give effect to the credit.

 THE PERFORMANCE INFORMATION SHOWN BELOW AND THE PERFORMANCES INFORMATION THAT WE ADVERTISE REFLECT PAST PERFORMANCE AND DO NOT INDICATE HOW THE VARIABLE INVESTMENT OPTIONS MAY PERFORM IN THE FUTURE. SUCH INFORMATION ALSO DOES NOT REPRESENT THE RESULTS EARNED BY ANY PARTICULAR INVESTOR. YOUR RESULTS WILL DIFFER.


 BENCHMARKS

 Tables 3 and 4 compare the performance of variable investment options to market indices that serve as benchmarks. Market indices are not subject to any charges

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 for investment advisory fees, brokerage commission or other operating expenses typically associated with a managed portfolio. Also, they do not reflect other contract charges such as the mortality and expense risks charge, administrative charge, distribution charge, or any withdrawal charge. Comparisons with these benchmarks, therefore, may be of limited use. We include them because they are widely known and may help you to understand the universe of securities from which each portfolio is likely to select its holdings. Benchmark data reflect the reinvestment of dividend income. The benchmarks include:


 EQ/AGGRESSIVE STOCK: 50% Russell 2000 Index and 50%
   Standard & Poor's Mid-Cap Total Return Index.
 ALLIANCE COMMON STOCK: Standard & Poor's 500 Index.
 ALLIANCE CONSERVATIVE INVESTORS: 70% Lehman Treasury Bond
   Composite Index and 30% Standard & Poor's 500 Index.
 ALLIANCE GLOBAL: Morgan Stanley Capital International World Index.
 ALLIANCE GROWTH AND INCOME: 75% Standard & Poor's 500 Index
   and 25% Value Line Convertibles Index.
 ALLIANCE GROWTH INVESTORS: 70% Standard & Poor's 500 Index
   and 30% Lehman Government/Corporate Bond Index.
 ALLIANCE HIGH YIELD: Benchmark #1 - Merrill Lynch High Yield
   Master Index and Benchmark #2 - Credit Suisse First Boston
   Global High Yield Index.
 ALLIANCE INTERMEDIATE GOVERNMENT SECURITIES: Lehman
   Intermediate Government Bond Index.
 ALLIANCE INTERNATIONAL: Morgan Stanley Capital International
   Europe, Australia, Far East Index.
 ALLIANCE MONEY MARKET: Salomon Brothers Three-Month T-Bill
   Index.
 EQ/ALLIANCE PREMIER GROWTH: Standard & Poor's 500 Index.
 ALLIANCE SMALL CAP GROWTH: Russell 2000 Growth Index.
 EQ/ALLIANCE TECHNOLOGY: Lipper Specialty Funds Average.
 BT EQUITY 500 INDEX: Standard & Poor's 500 Index.
 BT INTERNATIONAL EQUITY INDEX: Morgan Stanley Capital
   International Europe, Australia, Far East Index.
 BT SMALL COMPANY INDEX: Russell 2000 Index.
 CAPITAL GUARDIAN RESEARCH: Standard & Poor's 500 Index.
 CAPITAL GUARDIAN U.S. EQUITY:  Standard & Poor's 500 Index.
 EQ/EVERGREEN: Benchmark #1 - Russell 2000 Index and
   Benchmark #2 - Standard & Poor's 500 Index.
 EQ/EVERGREEN FOUNDATION: 60% Standard & Poor's 500
   Index/40% Lehman Brothers Aggregate Bond Index.
 MFS EMERGING GROWTH COMPANIES: Russell 2000 Index.
 MFS GROWTH WITH INCOME: Standard & Poor's 500 Index.
 MFS RESEARCH: Standard & Poor's 500 Index.
 MERCURY BASIC VALUE EQUITY: Standard & Poor's 500 Index.
 MERCURY WORLD STRATEGY: 36% Standard & Poor's 500 Index/24%
   Morgan Stanley Capital International Europe, Australia, Far East
   Index/21% Salomon Brothers U.S. Treasury Bond 1 Year+/14%
   Salomon Brothers World Government Bond (excluding U.S.)/and
   5% Three-Month U.S. Treasury Bill.
 MORGAN STANLEY EMERGING MARKETS EQUITY: Morgan Stanley
   Capital International Emerging Markets Free Price Return Index.
 EQ/PUTNAM BALANCED: 60% Standard & Poor's 500 Index and
   40% Lehman Government/Corporate Bond Index.
 EQ/PUTNAM GROWTH & INCOME VALUE: Standard & Poor's 500
   Index.
 T. ROWE PRICE EQUITY INCOME: Standard & Poor's 500 Index.
 T. ROWE PRICE INTERNATIONAL STOCK: Morgan Stanley Capital
   International Europe, Australia, Far East Index.
 WARBURG PINCUS SMALL COMPANY VALUE: Benchmark #1 -
   Russell 2000 Index and Benchmark #2 - Russell 2000 Value
   Index.

 LIPPER SURVEY. The Lipper Variable Insurance Products Performance Analysis Survey (Lipper Survey) records the performance of a large group of variable annuity products, including managed separate accounts of insurance companies. According to Lipper Analytical Services, Inc. (Lipper), the data are presented net of investment management fees, direct operating expenses and asset-based charges applicable under annuity contracts. Lipper data provide a more accurate picture than market benchmarks of the Equitable Accumulator Plus performance relative to other variable annuity products.

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                                    TABLE 1
AVERAGE ANNUAL TOTAL RETURN UNDER A CONTRACT SURRENDERED ON DECEMBER 31, 1999:+


                                                                      LENGTH OF INVESTMENT PERIOD
                                                 ------------------------------------------------------------------------
                                                    1            3           5           10       OPTION      PORTFOLIO
VARIABLE INVESTMENT OPTIONS                       YEAR         YEARS       YEARS       YEARS     INCEPTION*   INCEPTION**
---------------------------                       -----        ------      -----       -----     ----------   -----------
EQ/Aggressive Stock                              13.32%%        7.12%       14.44%      14.96%      14.39%       15.99%
Alliance Common Stock                             19.81%       25.76%       26.31%      16.86%      26.45%       14.78%
Alliance Conservative Investors                    4.43%        9.89%       10.60%       8.33%      10.18%        8.39%
Alliance Global                                   33.40%       21.21%       18.92%      14.14%      19.77%       12.71%
Alliance Growth and Income                        13.14%       19.77%       20.27%          -       20.34%       15.47%
Alliance Growth Investors                         21.22%       18.45%       18.38%      15.36%      18.27%       15.33%
Alliance High Yield                               (9.34)%      (0.06)%       7.96%       8.62%       6.89%        7.67%
Alliance Intermediate Government Securities       (5.78)%       2.23%        4.39%          -        3.79%        4.72%
Alliance International                            32.66%       11.41%           -           -       11.29%       11.39%
Alliance Money Market                             (0.83)%       2.49%        3.37%       3.63%       3.32%        5.22%
Alliance Small Cap Growth                         22.60%           -            -           -       15.44%       15.44%
BT Equity 500 Index                               15.12%           -            -           -       19.83%       19.83%
BT International Equity Index                     22.45%           -            -           -       20.89%       20.89%
BT Small Company Index                            15.55%           -            -           -        5.25%        5.25%
EQ/Evergreen                                       4.29%           -            -           -        4.29%        4.29%
EQ/Evergreen Foundation                            1.87%           -            -           -        1.87%        1.87%
MFS Emerging Growth Companies                     69.74%           -            -           -       46.68%       46.68%
MFS Growth with Income                             3.26%           -            -           -        3.26%        3.26%
MFS Research                                      18.00%           -            -           -       21.90%       21.90%
Mercury Basic Value Equity                        13.72%           -            -           -       15.75%       15.75%
Mercury World Strategy                            16.18%           -            -           -        9.75%        9.75%
Morgan Stanley Emerging Markets Equity            92.32%           -            -           -        6.60%        2.96%
EQ/Putnam Balanced                                (5.62)%          -            -           -        7.25%        7.25%
EQ/Putnam Growth & Income Value                   (7.06)%          -            -           -        7.68%        7.68%
T. Rowe Price Equity Income                       (2.02)%          -            -           -       10.46%       10.46%
T. Rowe Price International Stock                 26.95%           -            -           -       13.47%       13.47%
Warburg Pincus Small Company Value                (3.82)%          -            -           -        0.64%        0.64%

+ If you start receiving annuity payments within three years of making an additional contribution we will recover the amount of any credit that applied to that contribution.

* The variable investment option inception dates are: EQ/Aggressive Stock, Alliance Common Stock, Alliance Conservative Investors, Alliance Global, Alliance Growth and Income, Alliance Growth Investors, Alliance High Yield, Alliance Intermediate Government Securities, Alliance International, and Alliance Money Market (May 1, 1995); Alliance Small Cap Growth, Mercury Basic Value Equity, Mercury World Strategy, MFS Emerging Growth Companies, MFS Research, EQ/Putnam Balanced, EQ/Putnam Growth & Income Value, T. Rowe Price

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 65
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   Equity Income, T. Rowe Price International Stock, and Warburg Pincus Small
   Company Value (May 1, 1997); Morgan Stanley Emerging Markets Equity (September 2, 1997); BT Equity 500 Index, BT International Equity Index, BT Small Company Index (December 31, 1997); EQ/Evergreen, EQ/Evergreen Foundation, and MFS Growth with Income (December 31, 1998). The inception dates for the variable investment options that became available after December 31, 1998 and are therefore not shown in this table are:
   EQ/Alliance Premier Growth, Capital Guardian U.S. Equity, and Capital Guardian Research (April 30, 1999) and EQ/Alliance Technology (May 1,
   2000).

** The inception dates for the portfolios underlying the Alliance variable investment options shown in the tables are for portfolios of The Hudson River Trust, the assets of which became assets of corresponding portfolios of EQ Advisors Trust on October 18, 1999. The portfolio inception dates are: EQ/Aggressive Stock (January 27, 1986); Alliance
   Common Stock (January 13, 1976); Alliance Conservative Investors and Alliance Growth Investors (October 2, 1989); Alliance Global (August 27,
   1987); Alliance Growth and Income (October 1, 1993); Alliance High Yield (January 2, 1987); Alliance Intermediate Government Securities (April 1,
   1991); Alliance International (April 3, 1995); Alliance Money Market
   (July 13, 1981); Alliance Small Cap Growth, Mercury Basic Value Equity, Mercury World Strategy, MFS Emerging Growth Companies, MFS Research, T.
   Rowe Price Equity Income, T. Rowe Price International Stock, and Warburg Pincus Small Company Value (May 1, 1997); Morgan Stanley Emerging Markets Equity (August 20, 1997); BT Equity 500 Index, BT International Equity Index, and BT Small Company Index (January 1, 1998); and EQ/Evergreen, EQ/Evergreen Foundation, and MFS Growth with Income (December 31, 1998).
   The inception dates for the portfolios that became available after December 31, 1998 and are therefore not shown in the tables are:
   EQ/Alliance Premier Growth, Capital Guardian U.S. Equity, and Capital Guardian Research (April 30, 1999) and EQ/Alliance Technology (May 1, 2000).

------
  66
--------------------------------------------------------------------------------

                                    TABLE 2
     GROWTH OF $1,040 UNDER A CONTRACT SURRENDERED ON DECEMBER 31, 1999:+



                                                                     LENGTH OF INVESTMENT PERIOD
                                                ---------------------------------------------------------------------
                                                                                                              SINCE
                                                    1               3              5             10         PORTFOLIO
VARIABLE INVESTMENT OPTIONS                        YEAR           YEARS          YEARS          YEARS       INCEPTION*
---------------------------                       -----          ------        -------        -------      ----------
EQ/Aggressive Stock                             $ 1,133.16     $ 1,229.10     $ 1,963.11     $ 4,031.00    $  7,893.17
Alliance Common Stock                           $ 1,198.06     $ 1,988.79     $ 3,214.66     $ 4,750.89    $ 27,177.91
Alliance Conservative Investors                 $ 1,044.34     $ 1,327.05     $ 1,654.84     $ 2,225.15    $  2,283.23
Alliance Global                                 $ 1,333.98     $ 1,781.00     $ 2,378.00     $ 3,751.98    $  4,377.83
Alliance Growth and Income                      $ 1,131.39     $ 1,718.01     $ 2,516.54              -    $  2,456.65
Alliance Growth Investors                       $ 1,212.20     $ 1,662.02     $ 2,324.39     $ 4,174.20    $  4,314.00
Alliance High Yield                             $   906.65     $   998.11     $ 1,466.27     $ 2,285.78    $  2,611.16
Alliance Intermediate Government Securities     $   942.22     $ 1,068.49     $ 1,239.90              -    $  1,497.40
Alliance International                          $ 1,326.60     $ 1,382.69              -              -    $  1,668.36
Alliance Money Market                           $   991.72     $ 1,076.72     $ 1,180.41     $ 1,428.90    $  2,558.95
Alliance Small Cap Growth                       $ 1,226.03              -              -              -    $  1,467.04
BT Equity 500 Index                             $ 1,151.15              -              -              -    $  1,435.92
BT International Equity Index                   $ 1,224.47              -              -              -    $  1,461.50
BT Small Company Index                          $ 1,155.52              -              -              -    $  1,107.70
EQ/Evergreen                                    $ 1,042.89              -              -              -    $  1,042.89
EQ/Evergreen Foundation                         $ 1,018.66              -              -              -    $  1,018.66
MFS Emerging Growth Companies                   $ 1,697.36              -              -              -    $  2,779.33
MFS Growth with Income                          $ 1,032.59              -              -              -    $  1,032.59
MFS Research                                    $ 1,179.96              -              -              -    $  1,696.39
Mercury Basic Value Equity                      $ 1,137.22              -              -              -    $  1,477.27
Mercury World Strategy                          $ 1,161.76              -              -              -    $  1,281.94
Morgan Stanley Emerging Markets Equity          $ 1,923.25              -              -              -    $  1,071.33
EQ/Putnam Balanced                              $   943.78              -              -              -    $  1,205.50
EQ/Putnam Growth & Income Value                 $   929.42              -              -              -    $  1,218.31
T. Rowe Price Equity Income                     $   979.76              -              -              -    $  1,304.14
T. Rowe Price International Stock               $ 1,269.50              -              -              -    $  1,401.02
Warburg Pincus Small Company Value              $   961.77              -              -              -    $  1,017.06

----------
+ If you start receiving annuity payments within three years of making an additional contribution we will recover the amount of any credit that applied to that contribution.

*  Portfolio inception dates are shown in Table 1.

-----
 67
--------------------------------------------------------------------------------

                                    TABLE 3
        ANNUALIZED RATES OF RETURN FOR PERIODS ENDED DECEMBER 31, 1999:



                                                                                                               SINCE
                                                                                                            PORTFOLIO
                                           1 YEAR      3 YEARS      5 YEARS      10 YEARS      20 YEARS     INCEPTION*
                                           ------      --------     --------     --------      ---------    ----------
 EQ/AGGRESSIVE STOCK                       16.65%        7.69%        14.12%        14.51%            -         15.67%
 Lipper Mid-Cap                            51.65%       24.68%        19.97%        14.78%            -         15.86%
 Benchmark                                 18.09%       17.48%        19.92%        15.41%            -         14.58%
 ALLIANCE COMMON STOCK                     22.89%       25.56%        25.70%        16.41%        16.21%        14.59%
 Lipper Growth                             29.78%       26.87%        25.55%        16.90%        15.83%        15.16%
 Benchmark                                 21.03%       27.56%        28.56%        18.21%        17.88%        16.19%
 ALLIANCE CONSERVATIVE INVESTORS            8.11%       10.34%        10.39%         7.90%            -          7.98%
 Lipper Flexible Portfolio                  4.42%       11.65%        13.70%        10.10%            -         10.15%
 Benchmark                                  4.19%       12.07%        13.60%        10.75%            -         10.68%
 ALLIANCE GLOBAL                           35.96%       21.19%        18.48%        13.69%            -         12.35%
 Lipper Global                             44.62%       23.92%        20.57%        11.65%            -         11.06%
 Benchmark                                 24.93%       21.61%        19.76%        11.42%            -         10.74%
 ALLIANCE GROWTH AND INCOME                16.48%       19.80%        19.80%            -             -         14.97%
 Lipper Growth & Income                    12.90%       17.23%        20.50%            -             -         16.45%
 Benchmark                                 20.71%       23.10%        25.01%            -             -         18.77%
 ALLIANCE GROWTH INVESTORS                 24.25%       18.53%        17.95%        14.91%            -         14.89%
 Lipper Flexible Portfolio                 10.45%       14.19%        15.15%        11.65%            -         11.68%
 Benchmark                                 13.77%       20.90%        22.15%        15.13%            -         15.15%
 ALLIANCE HIGH YIELD                       (5.13)%       0.90%         7.83%         8.19%            -          7.34%
 Lipper High Current Yield                  3.65%        4.82%         8.59%         9.61%            -          7.79%
 Benchmark #1                               1.57%        5.91%         9.61%        10.79%            -          9.99%
 Benchmark #2                               3.28%        5.37%         9.07%        11.06%            -         10.04%
 ALLIANCE INTERMEDIATE GOVERNMENT
  SECURITIES                               (1.71)%       3.06%         4.40%            -             -          4.33%
 Lipper Government                         (2.60)%       4.04%         5.81%            -             -          5.89%
 Benchmark                                  0.49%        5.50%         6.93%            -             -          6.76%
 ALLIANCE INTERNATIONAL                    35.25%       11.78%            -             -             -         11.16%
 Lipper International                      43.24%       18.74%            -             -             -         16.13%
 Benchmark                                 26.96%       15.74%            -             -             -         13.11%
 ALLIANCE MONEY MARKET                      3.05%        3.31%         3.42%         3.23%            -          5.00%
 Lipper Money Market                        3.78%        4.05%         4.16%         3.96%            -          5.70%
 Benchmark                                  4.74%        5.01%         5.20%         5.06%            -          6.65%
 ALLIANCE SMALL CAP GROWTH                 25.58%           -             -             -             -         15.77%
 Lipper Small Cap                          34.26%           -             -             -             -         19.49%
 Benchmark                                 43.09%           -             -             -             -         25.88%
 BT EQUITY 500 INDEX                       18.38%           -             -             -             -         20.73%
 Lipper Standard & Poor's 500 Index        19.36%           -             -             -             -         23.16%
 Benchmark                                 21.03%           -             -             -             -         24.76%
 BT INTERNATIONAL EQUITY INDEX             25.43%           -             -             -             -         21.75%
 Lipper International                      43.24%           -             -             -             -         26.76%
 Benchmark                                 26.96%           -             -             -             -         23.43%
-------------------------------------    -------      -------       -------       -------       -------       -------

-----
  68
--------------------------------------------------------------------------------

                              TABLE 3 (CONTINUED)
        ANNUALIZED RATES OF RETURN FOR PERIODS ENDED DECEMBER 31, 1999:

                                                                                                         SINCE
                                                                                                       PORTFOLIO
                                           1 YEAR      3 YEARS     5 YEARS    10 YEARS    20 YEARS    INCEPTION*
                                          --------     --------    --------   ---------   ---------   ----------
 BT SMALL COMPANY INDEX                    18.80%         -           -           -           -          6.86%
 Lipper Small Cap                          34.26%         -           -           -           -         16.02%
 Benchmark                                 21.26%         -           -           -           -          8.70%
 EQ/EVERGREEN                               7.97%         -           -           -           -          7.97%
 Lipper Growth                             29.78%         -           -           -           -         29.78%
 Benchmark #1                              21.26%         -           -           -           -         21.26%
 Benchmark #2                              21.03%         -           -           -           -         21.03%
 EQ/EVERGREEN FOUNDATION                    5.64%         -           -           -           -          5.64%
 Lipper Balanced                            8.69%         -           -           -           -          8.69%
 Benchmark                                 11.15%         -           -           -           -         11.15%
 MFS EMERGING GROWTH COMPANIES             70.90%         -           -           -           -         45.89%
 Lipper Mid-Cap                            51.65%         -           -           -           -         32.50%
 Benchmark                                 21.26%         -           -           -           -         16.99%
 MFS GROWTH WITH INCOME                     6.98%         -           -           -           -          6.98%
 Lipper Growth and Income                  12.90%         -           -           -           -         12.90%
 Benchmark                                 21.03%         -           -           -           -         21.03%
 MFS RESEARCH                              21.15%         -           -           -           -         21.96%
 Lipper Growth                             29.78%         -           -           -           -         29.33%
 Benchmark                                 21.03%         -           -           -           -         27.36%
 MERCURY BASIC VALUE EQUITY                17.04%         -           -           -           -         16.05%
 Lipper Growth & Income                    12.90%         -           -           -           -         18.00%
 Benchmark                                 21.03%         -                       -           -         27.36%
 MERCURY WORLD STRATEGY                    19.40%         -           -           -           -         10.33%
 Lipper Global Flexible Portfolio          12.93%         -           -           -           -         11.91%
 Benchmark                                 13.07%         -           -           -           -         16.18%
 MORGAN STANLEY EMERGING MARKETS
  EQUITY                                   92.62%         -           -           -           -          4.01%
 Lipper Emerging Markets                   82.53%         -           -           -           -          2.90%
 Benchmark                                 66.41%         -           -           -           -         (0.88)%
 EQ/PUTNAM BALANCED                        (1.56)%        -           -           -           -          7.95%
 Lipper Balanced                            8.69%         -           -           -           -         13.91%
 Benchmark                                 11.39%         -           -           -           -         18.81%
 EQ/PUTNAM GROWTH & INCOME VALUE           (2.94)%        -           -           -           -          8.35%
 Lipper Growth & Income                    12.90%         -           -           -           -         18.00%
 Benchmark                                 21.03%         -           -           -           -         27.36%
 T. ROWE PRICE EQUITY INCOME                1.90%         -           -           -           -         11.00%
 Lipper Equity Income                       6.90%         -           -           -           -         14.28%
 Benchmark                                 21.03%         -           -           -           -         27.36%
 T. ROWE PRICE INTERNATIONAL STOCK         29.76%         -           -           -           -         13.87%
 Lipper International                      43.24%         -           -           -           -         20.38%
 Benchmark #1                              26.96%         -           -           -           -         18.32%
 WARBURG PINCUS SMALL COMPANY VALUE         0.17%         -           -           -           -          1.67%
 Lipper Small Cap                          34.26%         -           -           -           -         24.22%
 Benchmark #1                              21.26%         -           -           -           -         16.99%
 Benchmark #2                              (1.49)%                                                       7.06%

----------
* Portfolio inception dates are shown in Table 1. Lipper survey and benchmark "Since portfolio inception" information is as of the month-end closest to the actual date of portfolio inception.

-----
 69
--------------------------------------------------------------------------------

                                    TABLE 4
        CUMULATIVE RATES OF RETURN FOR PERIODS ENDED DECEMBER 31, 1999:


                                                                                                                    SINCE
                                                                                                                 PORTFOLIO
                                           1 YEAR       3 YEARS       5 YEARS       10 YEARS       20 YEARS      INCEPTION*
                                          --------     --------      --------      ---------       ---------    ----------
 EQ/AGGRESSIVE STOCK                       16.65%         24.90%        93.56%        287.60%              -        658.94%
 Lipper Mid-Cap                            51.65%        102.87%       158.98%        311.69%              -        683.45%
 Benchmark                                 18.09%         62.12%       147.96%        319.19%              -        595.55%
 ALLIANCE COMMON STOCK                     22.89%         97.94%       213.88%        356.81%       1,916.29%     2,513.58%
 Lipper Growth                             29.78%        106.30%       216.51%        386.68%       1,816.52%     2,838.39%
 Benchmark                                 21.03%        107.56%       251.12%        432.78%       2,584.39%     3,555.48%
 ALLIANCE CONSERVATIVE INVESTORS            8.11%         34.33%        63.92%        113.94%              -        119.53%
 Lipper Flexible Portfolio                  4.42%         39.31%        91.71%        163.35%              -        169.02%
 Benchmark                                  4.19%         40.74%        89.21%        177.71%              -        186.90%
 ALLIANCE GLOBAL                           35.96%         77.98%       133.46%        260.79%              -        320.97%
 Lipper Global                             44.62%         93.38%       162.57%        205.54%              -        273.03%
 Benchmark                                 24.93%         79.83%       146.35%        194.99%              -        252.80%
 ALLIANCE GROWTH AND INCOME                16.48%         71.92%       146.77%             -               -        139.09%
 Lipper Growth & Income                    12.90%         62.52%       157.04%             -               -        158.01%
 Benchmark                                 20.71%         86.55%       205.26%             -               -        204.09%
 ALLIANCE GROWTH INVESTORS                 24.25%         66.54%       128.31%        301.37%              -        314.82%
 Lipper Flexible Portfolio                 10.45%         49.38%       103.90%        204.29%              -        211.11%
 Benchmark                                 13.77%         76.71%       171.92%        309.28%              -        352.50%
 ALLIANCE HIGH YIELD                       (5.13)%         2.71%        45.81%        119.82%              -        151.11%
 Lipper High Current Yield                  3.65%         15.25%        51.19%        151.82%              -        166.74%
 Benchmark #1                               1.57%         18.80%        58.22%        178.72%              -        245.03%
 Benchmark #2                               3.28%         17.00%        54.39%        185.43%              -        246.92%
 ALLIANCE INTERMEDIATE GOVERNMENT
  SECURITIES                               (1.71)%         9.47%        24.03%             -               -         44.94%
 Lipper U.S. General Government            (2.60)%        12.55%        32.56%             -               -         64.40%
 Benchmark                                  0.49%         17.43%        39.81%             -               -         77.41%
 ALLIANCE INTERNATIONAL                    35.25%         39.68%            -              -               -         65.23%
 Lipper International                      43.24%         69.17%            -              -               -        103.07%
 Benchmark                                 26.96%         55.06%            -              -               -         79.52%
 ALLIANCE MONEY MARKET                      3.05%         10.26%        18.30%         37.39%              -        146.07%
 Lipper Money Market                        3.78%         12.64%        22.65%         47.52%              -        178.18%
 Benchmark                                  4.74%         15.79%        28.88%         63.79%              -        229.35%
 ALLIANCE SMALL CAP GROWTH                 25.58%             -             -              -               -         47.80%
 Lipper Small Cap                          34.26%             -             -              -               -         62.98%
 Benchmark                                 43.09%             -             -              -               -         84.91%
 BT EQUITY 500 INDEX                       18.38%             -             -              -               -         45.76%
 Lipper Standard & Poor's 500 Index        19.36%             -             -              -               -         51.69%
 Benchmark                                 21.03%             -             -              -               -         55.65%
 BT INTERNATIONAL EQUITY INDEX             25.43%             -             -              -               -         48.22%
 Lipper International                      43.24%             -             -              -               -         61.58%
 Benchmark                                 26.96%             -             -              -               -         52.35%
-------------------------------------    -------        -------      --------       --------       ---------     ---------

-----
  70
--------------------------------------------------------------------------------

                              TABLE 4 (CONTINUED)
        CUMULATIVE RATES OF RETURN FOR PERIODS ENDED DECEMBER 31, 1999:


                                                                                                        SINCE
                                                                                                      PORTFOLIO
                                           1 YEAR      3 YEARS     5 YEARS    10 YEARS    20 YEARS    INCEPTION*
                                          --------     --------    --------   ---------   ---------   ----------
 BT SMALL COMPANY INDEX                    18.80%         -           -           -           -         14.20%
 Lipper Small Cap                          34.26%         -           -           -           -         37.82%
 Benchmark                                 21.26%         -           -           -           -         18.17%
 EQ/EVERGREEN                               7.97%         -           -           -           -          7.97%
 Lipper Growth                             29.78%         -           -           -           -         29.78%
 Benchmark #1                              21.26%         -           -           -           -         21.26%
 Benchmark #2                              21.03%         -           -           -           -         21.03%
 EQ/EVERGREEN FOUNDATION                    5.64%         -           -           -           -          5.64%
 Lipper Balanced                            8.69%         -           -           -           -          8.69%
 Benchmark                                 11.15%         -           -           -           -         11.15%
 MFS EMERGING GROWTH COMPANIES             70.90%         -           -           -           -        173.96%
 Lipper Mid-Cap                            51.65%         -           -           -           -        120.85%
 Benchmark                                 21.26%         -           -           -           -         52.05%
 MFS GROWTH WITH INCOME                     6.98%         -           -           -           -          6.98%
 Lipper Growth and Income                  12.90%         -           -           -           -         12.90%
 Benchmark                                 21.03%         -           -           -           -         21.03%
 MFS RESEARCH                              21.15%         -           -           -           -         69.84%
 Lipper Growth                             29.78%         -           -           -           -        101.13%
 Benchmark                                 21.03%         -           -           -           -         90.75%
 MERCURY BASIC VALUE EQUITY                17.04%         -           -           -           -         48.77%
 Lipper Growth & Income                    12.90%         -           -           -           -         56.85%
 Benchmark                                 21.03%         -           -           -           -         90.75%
 MERCURY WORLD STRATEGY                    19.40%         -           -           -           -         30.00%
 Lipper Global Flexible portfolio          12.93%         -           -           -           -         35.69%
 Benchmark                                 13.07%         -           -           -           -         49.16%
 MORGAN STANLEY EMERGING MARKETS
  EQUITY                                   92.62%         -           -           -           -          9.74%
 Lipper Emerging Markets                   82.53%         -           -           -           -          7.48%
 Benchmark                                 66.41%         -           -           -           -          5.32%
 EQ/PUTNAM BALANCED                         1.56%         -           -           -           -         22.65%
 Lipper Balanced                            8.69%         -           -           -           -         42.44%
 Benchmark                                 11.39%         -           -           -           -         61.21%
 EQ/PUTNAM GROWTH & INCOME VALUE           (2.94)%        -           -           -           -         23.87%
 Lipper Growth & Income                    12.90%         -           -           -           -         56.85%
 Benchmark                                 21.03%         -           -           -           -         90.75%
 T. ROWE PRICE EQUITY INCOME                1.90%         -           -           -           -         32.12%
 Lipper Equity Income                       6.90%         -           -           -           -         43.31%
 Benchmark                                 21.03%         -           -           -           -         90.75%
 T. ROWE PRICE INTERNATIONAL STOCK         29.76%         -           -           -           -         41.44%
 Lipper International                      43.24%         -           -           -           -         65.44%
 Benchmark                                 26.96%         -           -           -           -         56.70%
 WARBURG PINCUS SMALL COMPANY VALUE         0.17%         -           -           -           -          4.53%
 Lipper Small Cap                          34.26%         -           -           -           -         83.94%
 Benchmark #1                              21.26%         -           -           -           -         52.05%
 Benchmark #2                              (1.49)%                                                      19.99%

----------
* Portfolio inception dates are shown in Table 1. Lipper survey and benchmark "Since portfolio inception" information is as of the month-end closest to the actual date of portfolio inception.

-----
 71
--------------------------------------------------------------------------------

                                    TABLE 5
                         YEAR-BY-YEAR RATES OF RETURN

                                              1990        1991          1992          1993
                                             ------      ------        ------        ------
EQ/Aggressive Stock                           6.16%      83.43%        (4.95)%       14.59%
Alliance Common Stock                        (9.82)%     35.34%         1.31%        22.52%
Alliance Conservative Investors               4.40%      17.67%         3.76%         8.77%
Alliance Global                              (7.81)%     28.15%        (2.35)%       29.68%
Alliance Growth and Income                       -           -             -         (0.72)%+
Alliance Growth Investors                     8.61%      46.16%         2.96%        13.15%
Alliance High Yield                          (2.95)%     22.17%        10.23%        20.88%
Alliance Intermediate Government
  Securities                                     -       10.71%+        3.64%         8.50%
Alliance International                           -           -             -             -
Alliance Money Market                         6.23%       4.23%         1.65%         1.06%
Alliance Small Cap Growth                        -           -             -             -
BT Equity 500 Index                              -           -             -             -
BT International Equity Index                    -           -             -             -
BT Small Company Index                           -           -             -             -
EQ/Evergreen                                     -           -             -             -
EQ/Evergreen Foundation                          -           -             -             -
MFS Emerging Growth Companies                    -           -             -             -
MFS Growth with Income                           -           -             -             -
MFS Research                                     -           -             -             -
Mercury Basic Value Equity                       -           -             -             -
Mercury World Strategy                           -           -             -             -
Morgan Stanley Emerging Markets Equity           -           -             -             -
EQ/Putnam Balanced                               -           -             -             -
EQ/Putnam Growth with Income                     -           -             -             -
T. Rowe Price Equity Income                      -           -             -             -
T. Rowe Price International Stock                -           -             -             -
Warburg Pincus Small Company Value               -           -             -             -

                                               1994        1995         1996          1997           1998        1999
                                              -------     ------       ------        ------         ------      ------
EQ/Aggressive Stock                           (5.59)%     29.21%       19.93%         8.77%         (1.55)%     16.65%
Alliance Common Stock                         (3.94)%     30.01%       21.97%        26.84%         27.00%      22.89%
Alliance Conservative Investors               (5.86)%     18.19%        3.25%        11.15%         11.79%       8.11%
Alliance Global                                3.29%      16.63%       12.47%         9.49%         19.56%      35.96%
Alliance Growth and Income                    (2.41)%     21.79%       17.86%        24.42%         18.63%      16.48%
Alliance Growth Investors                     (4.94)%     24.05%       10.51%        14.63%         16.93%      24.25%
Alliance High Yield                           (4.58)%     17.71%       20.60%        16.28%         (6.90)%     (5.13)%
Alliance Intermediate Government
  Securities                                  (6.13)%     11.24%        1.85%         5.31%          5.76%      (1.71)%
Alliance International                            -        9.76%+       7.77%        (4.84)%         8.53%      35.25%
Alliance Money Market                          2.10%       3.80%        3.37%         3.48%          3.40%       3.05%
Alliance Small Cap Growth                         -           -            -         25.16%+        (5.97)%     25.58%
BT Equity 500 Index                               -           -            -             -          23.13%      18.38%
BT International Equity Index                     -           -            -             -          18.17%      25.43%
BT Small Company Index                            -           -            -             -          (3.87)%     18.80%
EQ/Evergreen                                      -           -            -             -              -        7.97%
EQ/Evergreen Foundation                           -           -            -             -              -        5.64%
MFS Emerging Growth Companies                     -           -            -         21.11%+        32.37%      70.90%
MFS Growth with Income                            -           -            -             -              -        6.98%
MFS Research                                      -           -            -         14.80%+        22.12%      21.15%
Mercury Basic Value Equity                        -           -            -         15.77%+         9.80%      17.04%
Mercury World Strategy                            -           -            -          3.58%+         5.11%      19.40%
Morgan Stanley Emerging Markets Equity            -           -            -        (20.66)%+      (28.19)%     92.62%
EQ/Putnam Balanced                                -           -            -         13.24%+        10.02%      (1.56)%
EQ/Putnam Growth with Income                      -           -            -         14.96%+        11.02%      (2.94%)
T. Rowe Price Equity Income                       -           -            -         20.81%+         7.33%       1.90%
T. Rowe Price International Stock                 -           -            -         (2.57)%+       11.88%      29.76%
Warburg Pincus Small Company Value                -           -            -         17.84%+       (11.45)%      0.17%

----------
+ Returns for these portfolios represent less than 12 months of performance. The returns are as of each portfolio inception date as shown in Table 1.

----------
   72
--------------------------------------------------------------------------------
COMMUNICATING PERFORMANCE DATA

 In reports or other communications to contract owners or in advertising material, we may describe general economic and market conditions affecting our variable investment options and the portfolios and may compare the performance or ranking of those options and the portfolios with:

 o those of other insurance company separate accounts or mutual funds included in the rankings prepared by Lipper Analytical Services, Inc., Morningstar, Inc., VARDS, or similar investment services that monitor the performance of insurance company separate accounts or mutual funds;

 o other appropriate indices of investment securities and averages for peer universes of mutual funds; or

 o  data developed by us derived from such indices or averages.

 We also may furnish to present or prospective contract owners advertisements or other communications that include evaluations of a variable investment option or portfolio by nationally recognized financial publications. Examples of such publications are:

 Barron's                           Money Management Letter
 Morningstar's Variable Annuity     Investment Dealers
  Sourcebook                         Digest
 Business Week                      National Underwriter
 Forbes                             Pension & Investments
 Fortune                            USA Today
 Institutional Investor             Investor's Business Daily
 Money                              The New York Times
 Kiplinger's Personal Finance       The Wall Street Journal
 Financial Planning                 The Los Angeles Times
 Investment Adviser                 The Chicago Tribune
 Investment Management Weekly

 Lipper compiles performance data for peer universes of funds with similar investment objectives in its Lipper Survey. Morningstar, Inc. compiles similar data in the Morningstar Variable Annuity/Life Report (Morningstar Report).

 The Lipper Survey records performance data as reported to it by over 800 mutual funds underlying variable annuity and life insurance products. It divides these actively managed portfolios into 25 categories by portfolio objectives. The Lipper Survey contains two different universes, which reflect different types of fees in performance data:

 o The "separate account" universe reports performance data net of investment management fees, direct operating expenses and asset-based charges applicable under variable life and annuity contracts, and

 o The "mutual fund" universe reports performance net only of investment management fees and direct operating expenses, and therefore reflects only charges that relate to the underlying mutual fund.

 The Morningstar Variable Annuity/Life Report consists of nearly 700 variable life and annuity funds, all of which report their data net of investment management fees, direct operating expenses and separate account level charges. VARDS is a monthly reporting service that monitors approximately 2,500 variable life and variable annuity funds on performance and account information.

 YIELD INFORMATION

 Current yield for the Alliance Money Market option will be based on net changes in a hypothetical investment over a given seven-day period, exclusive of capital changes, and then "annualized" (assuming that the same seven-day result would occur each week for 52 weeks). Current yields for the Alliance High Yield option and Alliance Intermediate Government Securities option will be based on net changes in a hypothetical investment over a given 30-day period, exclusive of capital changes, and then "annualized" (assuming that the same 30-day result would occur each month for 12 months).

 "Effective yield" is calculated in a similar manner, but when annualized, any income earned by the investment is assumed to be reinvested. The "effective yield" will be slightly higher than the "current yield" because any earnings are compounded weekly for the Alliance Money Market option. The current yields and effective yields assume the deduction of all current contract charges and expenses other than the

--------
  73
--------------------------------------------------------------------------------

 withdrawal charge, and any charge designed to approximate certain taxes imposed on us, such as premium taxes in your state. For more information, see "Yield Information for the Alliance Money Market Option, Alliance High Yield Option, and Alliance Intermediate Government Securities Option" in the SAI.

Appendix I: Condensed financial information


--------
  A-1
--------------------------------------------------------------------------------

The unit values and number of units outstanding shown below are for contracts offered under Separate Account No. 45 with the same daily asset based charges of 1.60%.

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT EQ/ALLIANCE TECHNOLOGY WHICH IS BEING OFFERED FOR THE FIRST TIME ON MAY 1, 2000.


                                                     YEAR ENDED
                                                   DEC. 31, 1999
                                                 ----------------
 EQ/AGGRESSIVE STOCK
 Unit value                                         $  78.30
 Number of units outstanding (000s)                       16
 ALLIANCE COMMON STOCK
 Unit value                                         $ 275.01
 Number of units outstanding (000s)                       66
 ALLIANCE CONSERVATIVE INVESTORS
 Unit value                                         $  22.38
 Number of units outstanding (000s)                      216
 ALLIANCE GLOBAL
 Unit value                                         $  43.04
 Number of units outstanding (000s)                       97
 ALLIANCE GROWTH AND INCOME
 Unit value                                         $  24.13
 Number of units outstanding (000s)                      342
 ALLIANCE GROWTH INVESTORS
 Unit value                                         $  42.29
 Number of units outstanding (000s)                      149
 ALLIANCE HIGH YIELD
 Unit value                                         $  25.73
 Number of units outstanding (000s)                       35
 ALLIANCE INTERMEDIATE GOVERNMENT SECURITIES
 Unit value                                         $  14.70
 Number of units outstanding (000s)                       59
 ALLIANCE INTERNATIONAL
 Unit value                                         $  16.61
 Number of units outstanding (000s)                       38
 ALLIANCE MONEY MARKET
 Unit value                                         $  25.55
 Number of units outstanding (000s)                      549

-------
  A-2
--------------------------------------------------------------------------------

                                            YEAR ENDED
                                          DEC. 31, 1999
                                        ----------------
 EQ/ALLIANCE PREMIER GROWTH
 Unit Value                                 $  11.77
 Number of units outstanding (000s)            1,112
 ALLIANCE SMALL CAP GROWTH
 Unit value                                 $  14.78
 Number of units outstanding (000s)               30
 BT EQUITY 500 INDEX
 Unit value                                 $  14.58
 Number of units outstanding (000s)              385
 BT INTERNATIONAL EQUITY INDEX
 Unit value                                 $  14.82
 Number of units outstanding (000s)               33
 BT SMALL COMPANY INDEX
 Unit value                                 $  11.42
 Number of units outstanding (000s)               23
 CAPITAL GUARDIAN RESEARCH
 Unit value                                 $  10.60
 Number of units outstanding (000s)               13
 CAPITAL GUARDIAN U.S. EQUITY
 Unit value                                 $  10.26
 Number of units outstanding (000s)               31
 EQ/EVERGREEN
 Unit value                                 $  10.80
 Number of units outstanding (000s)                8
 EQ/EVERGREEN FOUNDATION
 Unit value                                 $  10.56
 Number of units outstanding (000s)               44
 MFS EMERGING GROWTH COMPANIES
 Unit value                                 $  27.40
 Number of units outstanding (000s)              383
 MFS GROWTH WITH INCOME
 Unit value                                 $  10.70
 Number of units outstanding (000s)              103

-------
  A-3
--------------------------------------------------------------------------------

                                                YEAR ENDED
                                              DEC. 31, 1999
                                            ----------------
 MFS RESEARCH
 Unit value                                     $  16.99
 Number of units outstanding (000s)                   71
 MERCURY BASIC VALUE EQUITY
 Unit value                                     $  14.88
 Number of units outstanding (000s)                  163
 MERCURY WORLD STRATEGY
 Unit value                                     $  13.00
 Number of units outstanding (000s)                   13
 MORGAN STANLEY EMERGING MARKETS EQUITY
 Unit value                                     $  10.97
 Number of units outstanding (000s)                  126
 EQ/PUTNAM BALANCED
 Unit value                                     $  12.27
 Number of units outstanding (000s)                   19
 EQ/PUTNAM GROWTH & INCOME VALUE
 Unit value                                     $  12.39
 Number of units outstanding (000s)                   12
 T. ROWE PRICE EQUITY INCOME
 Unit value                                     $  13.21
 Number of units outstanding (000s)                  117
 T. ROWE PRICE INTERNATIONAL STOCK
 Unit value                                     $  14.15
 Number of units outstanding (000s)                   37
 WARBURG PINCUS SMALL COMPANY VALUE
 Unit value                                     $  10.45
 Number of units outstanding (000s)                   18

Appendix II: Purchase considerations for QP contracts


--------
  B-1
--------------------------------------------------------------------------------

Trustees who are considering the purchase of an Equitable Accumulator Plus QP contract should discuss with their tax advisers whether this is an appropriate investment vehicle for the employer's plan. Trustees should consider whether the plan provisions permit the investment of plan assets in the QP contract, the distribution of such an annuity and the payment of death benefits in accordance with the requirements of the federal income tax rules. The QP contract and this prospectus should be reviewed in full, and the following factors, among others, should be noted. Assuming continued plan qualification and operation, earnings on qualified plan assets will accumulate value on a tax-deferred basis even if the plan is not funded by the Equitable Accumulator Plus QP contract or another annuity. Therefore, you should purchase an Equitable Accumulator Plus QP contract to fund a plan for the contract's features and benefits other than tax deferral. This QP contract accepts transfer contributions only and not regular, ongoing payroll contributions. For 401(k) plans under defined contribution plans, no employee after-tax contributions are accepted.

Under defined benefit plans, we will not accept rollovers from a defined contribution plan to a defined benefit plan. We will only accept transfers from a defined benefit plan or a change of investment vehicles in the plan. Only one additional contribution may be made per contract year. For defined benefit plans, the maximum percentage of actuarial value of the plan participant/employee's normal retirement benefit that can be funded by a QP contract is 80%. The account value under a QP contract may at any time be more or less than the lump sum actuarial equivalent of the accrued benefit for a defined benefit plan participant/employee. Equitable Life does not guarantee that the account value under a QP contract will at any time equal the actuarial value of 80% of a participant/employee's accrued benefit. If overfunding of a plan occurs, withdrawals from the QP contract may be required. A withdrawal charge may apply.

Further, Equitable Life will not perform or provide any plan recordkeeping services with respect to the QP contracts. The plan's administrator will be solely responsible for performing or providing for all such services. There is no loan feature offered under the QP contracts, so if the plan provides for loans and a participant/employee takes a loan from the plan, other plan assets must be used as the source of the loan and any loan repayments must be credited to other investment vehicles and/or accounts available under the plan.

Given that required minimum distributions must generally commence from the plan for annuitants after age 70 1/2, trustees should consider that the QP contract may not be an appropriate purchase for annuitants approaching or over age 70 1/2.

Finally, because the method of purchasing the QP contract, including the large initial contribution and the features of the QP contract may appeal more to plan participants/employees who are older and tend to be highly paid, and because certain features of the QP contract are available only to plan participants/employees who meet certain minimum and/or maximum age requirements, plan trustees should discuss with their advisers whether the purchase of the QP contract would cause the plan to engage in prohibited discrimination in contributions, benefits or otherwise.

Appendix III: Guaranteed minimum death benefit example

   The death benefit under the contracts is equal to the account value or, if greater, the guaranteed minimum death benefit.

   The following illustrates the guaranteed minimum death benefit calculation. Assuming $100,000 is allocated to the variable investment options (with no allocation to the Alliance Money Market option or Alliance Intermediate Government Securities option), no additional contributions, no transfers, no withdrawals and no loans under a Rollover TSA contract, the guaranteed minimum death benefit for an annuitant age 45 would be calculated as follows:


--------------------------------------------------------------------------------
   END OF                    5% ROLL UP TO AGE 80   ANNUAL RATCHET TO AGE 80
 CONTRACT                     GUARANTEED MINIMUM       GUARANTEED MINIMUM
    YEAR     ACCOUNT VALUE     DEATH BENEFIT(1)           DEATH BENEFIT
--------------------------------------------------------------------------------
     1          $105,000          $105,000(1)            $105,000(3)
--------------------------------------------------------------------------------
     2          $115,500          $110,250(2)            $115,500(3)
--------------------------------------------------------------------------------
     3          $129,360          $115,763(2)            $129,360(3)
--------------------------------------------------------------------------------
     4          $103,488          $121,551(1)            $129,360(4)
--------------------------------------------------------------------------------
     5          $113,837          $127,628(1)            $129,360(4)
--------------------------------------------------------------------------------
     6          $127,497          $134,010(1)            $129,360(4)
--------------------------------------------------------------------------------
     7          $127,497          $140,710(1)            $129,360(4)
--------------------------------------------------------------------------------

   The account values for contract years 1 through 7 are based on hypothetical rates of return of 5.00%, 10.00%, 12.00%, (20.00)%, 10.00%,
12.00% and 0.00%. We are using these rates solely to illustrate how the benefit is determined. The return rates bear no relationship to past or future investment results.

5% ROLL UP TO AGE 80

(1) At the end of contract year 1, and again at the end of contract years 4 through 7, the death benefit will be equal to the guaranteed minimum death benefit.

(2) At the end of contract years 2 and 3, the death benefit will be equal to the current account value since it is higher than the current guaranteed minimum death benefit.

ANNUAL RATCHET TO AGE 80

(3) At the end of contract years 1 through 3, the guaranteed minimum death benefit is equal to the current account value.

(4) At the end of contract years 4 through 7, the guaranteed minimum death benefit is equal to the guaranteed minimum death benefit at the end of the prior year since it is equal to or higher than the current account value.

Statement of additional
information
--------------------------------------------------------------------------------

TABLE OF CONTENTS

                                                                                 PAGE
Unit Values                                                                       2
Custodian and Independent Accountants                                             3
Yield Information for the Alliance Money Market Option, Alliance High Yield
 Option, and Alliance Intermediate Government Securities Option                   3
Financial Statements                                                              5


HOW TO OBTAIN AN EQUITABLE ACCUMULATOR PLUS STATEMENT OF ADDITIONAL INFORMATION FOR SEPARATE ACCOUNT NO. 45

Send this request form to:
  Equitable Accumulator Plus
  P.O. Box 1547 Secaucus, NJ 07096-1547
------------------------------------------------------------------------------

Please send me an Equitable Accumulator Plus SAI for Separate Account No. 45 dated May 1, 2000:


------------------------------------------------------------------------------
Name


------------------------------------------------------------------------------
Address


------------------------------------------------------------------------------
City            State    Zip








IM-99-12 SAI (5/00)

PLEASE READ AND KEEP THIS PROSPECTUS FOR FUTURE REFERENCE. IT CONTAINS IMPORTANT INFORMATION THAT YOU SHOULD KNOW BEFORE PURCHASING OR TAKING ANY OTHER ACTION UNDER YOUR CONTRACT.

INCOME MANAGER(R)
PAYOUT ANNUITY CONTRACTS


PROSPECTUS DATED MAY 1, 2000


--------------------------------------------------------------------------------

WHAT IS INCOME MANAGER?

Income Manager contracts are payout annuity contracts issued by THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES. They are designed to provide retirement income. We offer two versions of the Income Manager payout annuity contract from which you may choose to receive your retirement income. You may choose to receive income payable for a specified period ("period certain"). Or, you may choose to receive lifetime income payable for at least a specified period ("life annuity with a period certain"). Under the life annuity with a period certain contract you may choose whether payments are made on a single life or a joint and survivor life basis.

TYPES OF CONTRACTS. We offer the contracts for use as:

o  A nonqualified annuity ("NQ") for after-tax contributions only.

o An individual retirement annuity ("IRA"). There are two types of IRAs, Traditional IRAs or Roth IRAs. Because Roth IRAs were newly introduced in 1998 and have a five year aging period before distributions should begin, we do not expect to offer payout annuity Roth IRA contracts before the year 2003.

A contribution of at least $10,000 is required to purchase a contract.

FIXED MATURITY OPTIONS. We allocate your contributions to a series of fixed maturity options to provide your income payments during the period certain. Amounts allocated to these fixed maturity options will receive a fixed rate of interest during the period certain. Interest is earned at a guaranteed rate we set ("rate to maturity"). We make a market value adjustment (up or down) if you make a withdrawal from a fixed maturity option before its maturity date.

A registration statement relating to this offering has been filed with the Securities and Exchange Commission ("SEC"). This prospectus can be obtained from the SEC's website at http://www.sec.gov.

THE SEC HAS NOT APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE CONTRACTS ARE NOT INSURED BY THE FDIC OR ANY OTHER AGENCY. THEY ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK AND ARE NOT BANK GUARANTEED. THEY ARE SUBJECT TO INVESTMENT RISKS AND POSSIBLE LOSS OF PRINCIPAL.

Contents of this prospectus

---------
   2
--------------------------------------------------------------------------------

INCOME MANAGER(R)

--------------------------------------------------------------------
Index of key words and phrases                            4
Who is Equitable Life?                                    5
How to reach us                                           6
Income Manager at a glance - key features                 7



--------------------------------------------------------------------
1  CONTRACT FEATURES AND BENEFITS                        10
--------------------------------------------------------------------
How you can purchase and contribute to your contract     10
Source of contributions                                  10
Owner and annuitant requirements                         10
What are your investments under the contract?            10
What are your contract choices?                          12
Life annuity with a period certain contract              12
Period certain contract                                  18


-------------------------------------------------------------------
2  OTHER BENEFITS AND FEATURES OF THE CONTRACTS          20
-------------------------------------------------------------------
How you can make your contributions                      20
Your right to cancel within a certain number of days     20
Surrendering your contract to receive its cash value     20
When to expect payments                                  20

--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
"We," "our" and "us" refer to Equitable Life."Financial professional" means the registered representative who is offering you this contract.

When we address the reader of this prospectus with words such as "you" and "your," we mean the person who has the right or responsibility that the prospectus is discussing at that point. This is usually the contract owner.

When we use the word "contract" it also includes certificates that are issued under group contracts in some states.

------
  3
--------------------------------------------------------------------------------



-------------------------------------------------------------------
3  CHARGES                                                    21
-------------------------------------------------------------------
Withdrawal charges                                            21
Amounts applied from other contracts issued by Equitable
   Life                                                       21
Charges for state premium and other applicable taxes          22
Group or sponsored arrangements                               22
Other distribution arrangements                               22

-------------------------------------------------------------------
4  PAYMENT OF DEATH BENEFIT                                   23
-------------------------------------------------------------------
Your beneficiary                                              23
Your annuity payout options                                   23

-------------------------------------------------------------------
5  TAX INFORMATION                                            24
-------------------------------------------------------------------
Overview                                                      24
Taxation of nonqualified annuities                            24
Special rules for NQ contracts issued in Puerto Rico          25
Individual retirement arrangements (IRAs)                     26
Traditional individual retirement annuities (Traditional
   IRAs)                                                      26
Federal and state income tax withholding and
   information reporting                                      33

-------------------------------------------------------------------
6  MORE INFORMATION                                           35
-------------------------------------------------------------------
About our fixed maturity options                              35
About the separate account for the fixed maturity options     35
About our general account                                     36
Other methods of payment                                      36
About payments under period certain contracts                 36
Dates and prices at which contract events occur               37
About legal proceedings                                       37
About our independent accountants                             37
Transfers of ownership, collateral assignments, loans,
   and borrowing                                              37
Distribution of contracts                                     37

-------------------------------------------------------------------
7  INCORPORATION OF CERTAIN DOCUMENTS BY
     REFERENCE                                                39
-------------------------------------------------------------------

-------------------------------------------------------------------
APPENDIX: MARKET VALUE ADJUSTMENT
   EXAMPLE                                                     A-1
-------------------------------------------------------------------

Index of key words and phrases

--------
    4

--------------------------------------------------------------------------------

This index should help you locate more information on the terms used in this prospectus.


                                          PAGE                                                 PAGE
account value                               15       life annuity with a period certain          12
annuitant                                   10       life contingent annuity                     13
beneficiary                                 23       market adjusted amount                      11
business day                                37       market value adjustment                     11
cash value                                  15       maturity value                              11
contract date                                8       off maturity date                           11
contract year                                8       NQ                                          25
contribution                                10       payout option                               23
deferral period                             13       period certain                               7
fixed maturity amount                       10       Processing Office                            6
fixed maturity options                      10       rate to maturity                            10
IRA                                       cover      SEC                                       cover
IRS                                         23       separate account                            35
joint and survivor                          12       single life                                 12
joint owners                                10       traditional IRA                             26




To make this prospectus easier to read, we sometimes use different words than in the contract or supplemental materials. This is illustrated below. Although we use different words, they have the same meaning in the prospectus as in the contract or supplemental materials. Your financial professional can provide further explanation about your contract.




--------------------------------------------------------------------------------
 PROSPECTUS                    CONTRACT ON SUPPLEMENTAL MATERIALS
--------------------------------------------------------------------------------
  fixed maturity amount        Guaranteed Period Amount
--------------------------------------------------------------------------------
  fixed maturity options       Guarantee Periods
                               (Guaranteed Interest Rate Options ("GIRO's") in
                               supplemental materials)
--------------------------------------------------------------------------------
  off maturity date payments   Modal Payment Portion
--------------------------------------------------------------------------------
  market adjusted amount       annuity account value
--------------------------------------------------------------------------------
  maturity date                Expiration Date
--------------------------------------------------------------------------------
  rate to maturity             Guaranteed Rate
--------------------------------------------------------------------------------


Who is Equitable Life?

-------
  5
--------------------------------------------------------------------------------



We are The Equitable Life Assurance Society of the United States ("Equitable Life"), a New York stock life insurance corporation. We have been doing business since 1859. Equitable Life is a wholly owned subsidiary of AXA Financial, Inc. (previously, The Equitable Companies, Incorporated). The majority shareholder of AXA Financial, Inc. is AXA, a French holding company for an international group of insurance and related financial services companies. As a majority shareholder, and under its other arrangements with Equitable Life and Equitable Life's parent, AXA exercises significant influence over the operations and capital structure of Equitable Life and its parent. No company other than Equitable Life, however, has any legal responsibility to pay amounts that Equitable Life owes under the contract.

AXA Financial, Inc. and its consolidated subsidiaries managed approximately $462.7 billion in assets as of December 31, 1999. For more than 100 years Equitable Life has been among the largest insurance companies in the United States. We are licensed to sell life insurance and annuities in all fifty states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands. Our home office is located at 1290 Avenue of the Americas, New York, NY 10104.

------
  6
--------------------------------------------------------------------------------

HOW TO REACH US

You may communicate with our Processing Office listed below for any of the following purposes:



-------------------------------------------------------------
 FOR CONTRIBUTIONS SENT BY REGULAR MAIL:
-------------------------------------------------------------
 Equitable Life
 Income Manager
 P.O. Box 13014
 Newark, NJ 07188-0014

-------------------------------------------------------------
 FOR CONTRIBUTIONS SENT BY EXPRESS DELIVERY:
-------------------------------------------------------------
 Equitable Life
 Income Manager
 c/o Bank One, N.A.
 300 Harmon Meadow Boulevard, 3rd Floor
 Attn: Box 13014
 Secaucus, NJ 07094

-------------------------------------------------------------
 FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR
 WITHDRAWALS, OR REQUIRED NOTICES) SENT BY REGULAR MAIL:
-------------------------------------------------------------
 Equitable Life
 Income Manager
 P.O. Box 1547
 Secaucus, NJ 07096-1547

-------------------------------------------------------------
 FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR
 WITHDRAWALS, OR REQUIRED NOTICES) SENT BY EXPRESS DELIVERY:
-------------------------------------------------------------
 Equitable Life
 Income Manager
 200 Plaza Drive, 4th Floor
 Secaucus, NJ 07094

-------------------------------------------------------------
 CUSTOMER SERVICE REPRESENTATIVES:
-------------------------------------------------------------
You may also use our toll-free number (1-800-789-7771) to speak with one of our customer service representatives. Our customer service representatives are available on each business day from 8:30 a.m. until 5:30 p.m., Eastern Time.
-------------------------------------------------------------


REPORTS WE PROVIDE:

o  Statement of your contract values as of the last day of the calendar year;

o  Three written reports of your contract values each year; and

o  Written confirmation of financial transactions.

You should send all contributions, required notices, and requests to exercise any of your rights or privileges to our Processing Office at the address above.

WE HAVE SPECIFIC FORMS THAT WE RECOMMEND YOU USE FOR THE FOLLOWING TYPES OF
REQUESTS:

1) address changes;

2) beneficiary changes;

3) withdrawal requests; and

4) contract surrender.

You must sign and date all these requests. Any written request that is not on one of our forms must include your name and your contract number along with adequate details about the notice you wish to give or the action you wish us to take.

SIGNATURES:


The proper person to sign forms, notices and requests would normally be the owner. If there are joint owners all must sign.

Income Manager at a glance - key features

-------
  7
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------------------------------
                                       INCOME MANAGER
                                       (LIFE ANNUITY                         INCOME MANAGER
                                   WITH A PERIOD CERTAIN)                   (PERIOD CERTAIN)
--------------------------------------------------------------------------------------------------------
 INCOME PAYMENTS          NQ - Level or increasing payments.      NQ and IRA - Level payments only.
                          IRA - Level payments only.
--------------------------------------------------------------------------------------------------------
 PERIOD CERTAIN           You will receive payments for periods ranging from 7 to 15 years depending on the age of the annuitant.
--------------------------------------------------------------------------------------------------------
 FORM OF PAYMENT          Single life or joint and survivor.      Single life only.
 AVAILABLE
--------------------------------------------------------------------------------------------------------
 PAYMENTS AFTER THE END   Payments continue while the annuitant   None
 OF THE PERIOD CERTAIN    or joint annuitant is living.
--------------------------------------------------------------------------------------------------------
 CONTRIBUTION AMOUNTS:
  INITIAL MINIMUM:        o $10,000                               o $10,000
  ADDITIONAL MINIMUM:     o $1,000 (subject to restrictions)      o Not permitted

                          Maximum investment limitations may      Maximum investment limitations may
                          apply.                                  apply.
--------------------------------------------------------------------------------------------------------
 FIXED MATURITY OPTIONS   o 15 fixed maturity options with maturities ranging from approximately 1 to
                            15 years.
                          o Each fixed maturity option offers a guarantee of principal and interest rate if you hold it to maturity.
                          o Principal guarantees.
                            - If you make withdrawals from a fixed maturity option before maturity, there will be a market value adjustment due to differences in interest rates. This may increase or decrease any value you have left in that fixed maturity option. If you surrender
                              your contract, a market value adjustment may also
                              apply.
--------------------------------------------------------------------------------------------------------
 TAXES                    Generally, earnings will be taxed at your ordinary income tax rate when distributions are made from your contract.
                          o NQ - A portion of each payment is generally not considered taxable income until you have received a tax-free recovery of your investment in the contract.
                          o IRA - All amounts distributed are generally taxable.
                          -----------------------------------------------------------------------------
                          This contract is intended to be a payout annuity. However, there may be some instances where you can delay beginning payments, so rules governing deferred annuity payments could apply. If you are buying an annuity to fund a retirement plan that already provides tax deferral under sections of the Internal Revenue
                          Code, such as IRA, you should do so for the contract's features and benefits other than tax deferral. In such situations, the tax deferral of the contract does not provide additional benefits.
--------------------------------------------------------------------------------------------------------

-------
  8
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------------------------------
                                 INCOME MANAGER
                                 (LIFE ANNUITY                            INCOME MANAGER
                             WITH A PERIOD CERTAIN)                      (PERIOD CERTAIN)
--------------------------------------------------------------------------------------------------------
 DEATH BENEFIT     A death benefit is provided if the        A death benefit is provided if the
                   annuitant dies before the end of the      annuitant dies before the end of the
                   period certain. There is no death         period certain.
                   benefit after the period certain.
--------------------------------------------------------------------------------------------------------
 ACCESS TO YOUR    o Withdrawals.                            o Withdrawals.
 MONEY DURING THE  o Contract surrender.                     o Contract surrender.
 PERIOD CERTAIN
                   A market value adjustment may apply.      A market value adjustment may apply.
                   You may also incur income tax and a       You may also incur income tax and a
                   penalty tax.                              penalty tax.

                   You cannot take a withdrawal from, or
                   surrender, your life
                   contingent annuity.
--------------------------------------------------------------------------------------------------------
 CHARGES           o We deduct a charge designed to          o We deduct a charge designed to
                     approximate certain taxes that may        approximate certain taxes that may
                     be imposed upon us, such as               be imposed upon us, such as
                     premium taxes in your state. We           premium taxes in your state. We
                     deduct this charge from your              deduct this charge from your
                     contributions.                            contributions.

                   o During the first seven contract years   o During the first seven contract years
                     following a contribution, a charge        a charge will be deducted from
                     will be deducted from amounts that        amounts that you withdraw. The
                     you withdraw that exceed 10% of           charge begins at 7% in the first
                     your account value. We use the            contract year. It declines each year
                     account value on the most recent          to 1% in the seventh contract year.
                     contract date anniversary to              There is no withdrawal charge in
                     calculate the 10% amount                  the eighth and later contract years.
                     available. The charge begins at 7%      o There is no free withdrawal amount
                     in the first contract year following a
                     contribution. It declines each year
                     to 1% in the seventh contract year.
                     There is no withdrawal charge in
                     the eighth and later contract years
                     following a contribution.
--------------------------------------------------------------------------------------------------------


-----
  9
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------
                                 INCOME MANAGER
                                 (LIFE ANNUITY                            INCOME MANAGER
                             WITH A PERIOD CERTAIN)                      (PERIOD CERTAIN)
--------------------------------------------------------------------------------------------------------

The "contract date" is the effective date of a contract. This usually is the business day we receive the properly completed and signed application, along with any other required documents and your initial contribution. Your contract date will be shown in your contract. The 12-month period beginning on your contract date and each 12-month period after that date is a "contract year." The end of each 12-month period is your"contract date anniversary."
--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------
 ANNUITANT             NQ and IRA level payments: 45 - 83
 ISSUE AGES            NQ increasing payments: 53 1/2 - 83
                       Different ages may apply depending
                       on when annuity payments start.
--------------------------------------------------------------------------------------------------------


THE ABOVE IS NOT A COMPLETE DESCRIPTION OF ALL MATERIAL PROVISIONS OF THE CONTRACT. IN SOME CASES RESTRICTIONS OR EXCEPTIONS APPLY. ALSO, ALL FEATURES OF THE CONTRACT ARE NOT NECESSARILY AVAILABLE IN YOUR STATE OR AT CERTAIN AGES.


For more detailed information we urge you to read the contents of this prospectus, as well as your contract. Please feel free to speak with your financial professional, or call us, if you have any questions.

1
Contract features and benefits

-------
  10
--------------------------------------------------------------------------------

HOW YOU CAN PURCHASE AND CONTRIBUTE TO YOUR CONTRACT

You may purchase your contract by making payments to us we call "contributions." We require a contribution of at least $10,000 for you to purchase a contract. Under life annuity with a period certain contracts, you may make additional contributions subject to the limitations as described under "Additional contributions" later in this prospectus.

SOURCE OF CONTRIBUTIONS


NQ CONTRACTS. We will accept only contributions made with after-tax money. You may make your contributions by check or by transfer of your entire contract value in a tax-deferred exchange under Section 1035 of the Internal Revenue Code.


IRA CONTRACTS. Contributions may be made from:

o  Rollovers from a qualified plan.

o  Rollovers from a Tax Sheltered Annuity (TSA).

o  Rollovers from another traditional individual retirement arrangement.

o Direct custodian-to-custodian transfers from another traditional individual retirement arrangement.

See "Tax information" for a more detailed discussion of sources of contributions and contribution limitations. We may refuse to accept any contribution if the sum of all contributions under all Income Manager contracts with the same annuitant would then total more than $1,500,000. We may also refuse to accept any contributions if the sum of all contributions under all Equitable Life annuity payout contracts that you own would then total more than $2,500,000.

For information on when contributions are credited see "Dates and prices at which contract events occur" later in this prospectus.

OWNER AND ANNUITANT REQUIREMENTS


NQ CONTRACTS. The annuitant can be different from the contract owner. A joint owner may also be named provided each owner is of legal age. Only natural persons can be joint owners. This means that an entity such as a corporation or a trust cannot be a joint owner.


--------------------------------------------------------------------------------
The "annuitant" is the person who is the measuring life for determining contract benefits. The annuitant is not necessarily the contract owner.
--------------------------------------------------------------------------------

IRA CONTRACTS. The owner and the annuitant must be the same person. Joint owners are not permitted. A joint annuitant may be named.

WHAT ARE YOUR INVESTMENTS UNDER THE CONTRACT?

FIXED MATURITY OPTIONS

To provide your income payments during the period certain, we allocate your contributions to fixed maturity options that mature in consecutive date order. When we allocate your contributions to the fixed maturity options they become part of our general account assets. They accumulate interest at a rate to maturity for each fixed maturity option. The total amount allocated to and accumulated in each fixed maturity option is called the "fixed maturity amount."

The rate to maturity you will receive for each fixed maturity amount is the interest rate in effect for new contributions allocated to that fixed maturity option on the date we apply your contribution. If you make any withdrawals from a fixed maturity option before the maturity date, we will make a market value adjustment that may increase or decrease any fixed maturity amount you have left in that fixed maturity option. We will discuss market value adjustment below and in greater detail later in this prospectus under "More information."

For applications we receive under certain types of transactions, we may offer you the opportunity to lock in rates to maturity on contributions.

--------
  11
--------------------------------------------------------------------------------


On the maturity date of each of your fixed maturity options, your fixed maturity amount (assuming you have not made any withdrawals) will equal your contribution to each fixed maturity option plus interest, at the rate to maturity for that contribution, to the date of calculation. This is the fixed maturity option's "maturity value." Before maturity, the current value we will report for your fixed maturity amount will reflect a market value adjustment. It will reflect the market value adjustment that we would make if you were to withdraw all of your fixed maturity amount on the date of the report. We call this your "market adjusted amount."


RATES TO MATURITY AND PRICE PER $100 OF MATURITY VALUE. We can determine the amount required to be allocated to each fixed maturity option in order to produce specified maturity values. For example, we can tell you how much you need to allocate per $100 of maturity value.


Guaranteed rates to maturity for new allocations as of April 3, 2000 and the related price per $100 of maturity value were as follows:



---------------------------------------------------------------------
  FIXED MATURITY
  OPTIONS WITH
  FEBRUARY 15TH            RATE TO             PRICE
 MATURITY DATE OF        MATURITY AS        PER $100 OF
   MATURITY YEAR      OF APRIL 3, 2000     MATURITY VALUE
---------------------------------------------------------------------
  2001                       4.24%            $ 96.45
  2002                       4.83%            $ 91.55
  2003                       5.27%            $ 86.29
  2004                       5.34%            $ 81.76
  2005                       5.46%            $ 77.17
  2006                       5.54%            $ 72.85
  2007                       5.61%            $ 68.72
  2008                       5.70%            $ 64.63
  2009                       5.80%            $ 60.62
  2010                       5.87%            $ 56.93
  2011                       5.29%            $ 57.08
  2012                       5.29%            $ 54.21
  2013                       5.29%            $ 51.48
  2014                       5.29%            $ 48.90
  2015                       5.29%            $ 46.44
---------------------------------------------------------------------



MARKET VALUE ADJUSTMENT. If you make any withdrawals (including surrender of your contract or when we make deductions for withdrawal charges) from a fixed maturity option before it matures we will make a market value adjustment which will increase or decrease any fixed maturity amount you have in that fixed maturity option. The amount of the adjustment will depend on two factors:


(a) the difference between the rate to maturity that applies to the amount being withdrawn and the rate to maturity in effect at that time for new allocations to that same fixed maturity option, and

(b)  the length of time remaining until the maturity date.

In general, if interest rates rise from the time that we originally allocate an amount to a fixed maturity option to the time that you take a withdrawal, the market value adjustment will be negative. Likewise, if interest rates drop at the end of that time, the market value adjustment will be positive. Also, the amount of the market value adjustment, either up or down, will be greater the longer the time remaining until the fixed maturity option's maturity date. Therefore, it is possible that the market value adjustment could greatly reduce your value in the fixed maturity options, particularly in the fixed maturity options with later maturity dates.

We provide an explanation of how we calculate the market value adjustment, and information concerning our general account under "More information" later in this prospectus. We provide an example of how we calculate the market value adjustment in the Appendix to this prospectus.

SEPARATE ACCOUNT FOR THE FIXED MATURITY OPTIONS

Amounts allocated to the fixed maturity options are held in a "nonunitized" separate account we have established under the New York Insurance Law. This separate account provides an additional measure of assurance that we will make full payment of amounts due under the fixed maturity options. We provide additional information about this separate account later in this prospectus under "More information."

OFF MATURITY DATE PAYMENTS. Under Income Manager contracts you may choose to receive payments monthly, quarterly or annually. If you choose annual payments, generally your payments will be made on February 15th as each fixed maturity option matures. You may instead

----------
   12
--------------------------------------------------------------------------------

choose to have your annual payments made in a month other than February. We refer to payments we make on an annual basis in any month other than February and monthly or quarterly payments, as payments made "off maturity dates." If you choose to have your payments made off maturity dates, we will be required to begin making your payments before the maturity date of a fixed maturity option. In planning for these payments we will allocate a portion of your initial contribution to the separate account, but not to the fixed maturity options contained in the separate account. We will credit these amounts with interest at rates that will not be less than 3%.

After that, as each fixed maturity option expires we will transfer your maturity value from the expired fixed maturity option and hold the maturity value in the separate account. We will credit interest to these amounts at the same rate as the rate to maturity that was credited in the expired fixed maturity option. These amounts will then be used to provide for payments off maturity dates during the period certain.

--------------------------------------------------------------------------------
Whether you choose monthly, quarterly, or annual payments, your payments will be made on the 15th day of the month.
--------------------------------------------------------------------------------

We will not make a market value adjustment to the amounts held in the separate account to provide for payments off maturity dates.

WHAT ARE YOUR CONTRACT CHOICES?

We offer two versions of the Income Manager payout annuity contracts from which you may choose to receive your retirement income, a "life annuity with a period certain" and a "period certain" annuity. We discuss both versions below.

LIFE ANNUITY WITH A PERIOD CERTAIN CONTRACT

This payout annuity contract provides you with guaranteed payments during the period certain. When the period certain ends you will continue to receive payments for as long as an annuitant is living. Payments based solely on the life of one annuitant are called "single life" payments. You may also elect to receive "joint and survivor" payments that are based on the lives of an annuitant and a joint annuitant. These payments will continue as long as one of the annuitants is living. Payments during the period certain are designed to pay out your entire account value by the end of the period certain.

--------------------------------------------------------------------------------
"Single life" payments are made to you as long as the annuitant is living. "Joint and survivor" payments continue as long as either annuitant is living. For IRA contracts, if you are married, the joint annuitant must be your spouse.
--------------------------------------------------------------------------------

For annuitant ages at which the contracts are available see the chart under "Your period certain" below.

ADDITIONAL CONTRIBUTIONS


If your annuity payments are set to begin on February 15, 2001 or later, and you are age 78 or younger, you may make additional contributions of at least $1,000 at any time up until 15 days before your payments actually begin. If the annuitant is over age 78 you can only make additional contributions during the first contract year.


Under IRA contracts we will accept additional contributions that are "regular" contributions, rollover contributions or direct transfers. Additional "regular" contributions may no longer be made after you are age 70 1/2. If you make a direct transfer or rollover contribution after you turn age 70 1/2 you must have taken the required minimum distribution for the year before the contribution is applied to this contract. See "Tax information" later in this prospectus.

If you are using the proceeds from another type of contract issued by us to purchase this contract, you will not be permitted to make additional contributions.

HOW WE ALLOCATE YOUR CONTRIBUTIONS

We determine the allocation of your contributions based on a number of factors. They are:

o    the amount of your contribution;

o    the form of payments;

----------
  13
--------------------------------------------------------------------------------

o the age and sex of the annuitant (and the age and sex of the joint annuitant, if joint and survivor annuity payments are elected);

o    the frequency of payments; and

o    the period certain.

We then allocate your initial contribution among the fixed maturity options, the separate account if we need to make payments to you off maturity dates, and the "life contingent annuity." We will allocate your additional contributions in the same manner. Additional contributions will increase the level of all future payments. You may not change this allocation.

--------------------------------------------------------------------------------
The life contingent annuity continues the payments after the period certain ends.
--------------------------------------------------------------------------------

PAYMENTS

NQ CONTRACTS. If you are age 45 or older, you may elect to receive level payments. You will receive level payments during the period certain and under the life contingent annuity. However, if you are younger than age 59 1/2, there are tax issues that you should consider before you purchase a contract. If you are age 53 1/2 or older you may instead elect to receive payments that increase. However, your payments may not start before you are age 59 1/2. Such payments will increase by 10% every three years during the period certain on each third anniversary of the date annuity payments begin. After the end of the period certain, your first payment under the life contingent annuity will be 10% greater than the final payment made under the period certain. See "Payments after the period certain" below.

IRA CONTRACTS. Only level payments are available under IRA contracts.

Whether you choose monthly, quarterly or annual payments, you will usually begin receiving payments one payment period from the contract date, unless you elect otherwise as described under "Off maturity date payments" earlier in this prospectus. Your payments will always be made on the 15th day of the month. However, if you are age 53 1/2 or older, you must defer the date your payments will start until you are age 59 1/2. If you are at least age 59 1/2 you may elect to defer the date your payments will start. Generally, you may defer payments for a period of up to 72 months. This is called the deferral period. Deferral of the payment start date permits you to lock in rates at a time when you may consider current rates to be high, while permitting you to delay receiving payments if you have no immediate need to receive income under your contract.

--------------------------------------------------------------------------------
The deferral period together with the period certain may be referred to as a "liquidity period." Unlike traditional life annuities that provide periodic payments, you will be able to make withdrawals before the end of the period certain. You may also choose to surrender your contract for its cash value while keeping the life contingent annuity in effect.
--------------------------------------------------------------------------------

Before you decide to defer payments, you should consider the fact that the amount of income you purchase is based on the rates to maturity in effect on the date we allocate your contribution. Therefore, if rates rise during the deferral period, your payments may be less than they would have been if you had purchased a contract at a later date. Deferral of the payment start date is not available if the annuitant is older than age 80. Under IRA contracts, if your deferred payment start date is after you are age 70 1/2, you should consider the effect that deferral may have on your required minimum distributions.

YOUR PERIOD CERTAIN

LEVEL PAYMENTS. Under level payments, you may select a period certain of not less than 7 years nor more than 15 years. The maximum period certain available based on the age of the annuitant when your contract is issued is as follows:

----------
   14
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                     NQ CONTRACTS
--------------------------------------------------------------------------------
  ANNUITANT'S AGE AT ISSUE      MAXIMUM PERIOD CERTAIN
--------------------------------------------------------------------------------
        45 through 70               15 years
        71 through 75         85 less age at issue
        76 through 80               10 years
         81 though 83         90 less age at issue
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                    IRA CONTRACTS
--------------------------------------------------------------------------------
  ANNUITANT'S AGE AT ISSUE      MAXIMUM PERIOD CERTAIN
--------------------------------------------------------------------------------
        45 through 70               15 years
        71 through 78         85 less age at issue
        79 through 83                7 years
--------------------------------------------------------------------------------

* For joint and survivor payments, the period certain is based on the age of the younger annuitant.

The minimum and maximum period certain will be reduced by each year you defer the date your payments will start.

INCREASING PAYMENTS. Under NQ contracts if you elect increasing payments, you do not have a choice as to the period certain. Based on the age of the annuitant when your contract is issued, your period certain will be as follows:

--------------------------------------------------------------------------------
   ANNUITANT'S AGE AT ISSUE*            PERIOD CERTAIN
--------------------------------------------------------------------------------
      53 1/2 through 70                15 years
        71 through 75                  12 years
        76 through 80                  9 years
        81 through 83                  6 years
--------------------------------------------------------------------------------

* For joint and survivor payments, the period certain is based on the age of the younger annuitant.

If you elect increasing payments and defer the date payments will start, your period certain will be as follows:

--------------------------------------------------------------------------------
                                      PERIOD CERTAIN BASED
                                       ON DEFERRAL PERIOD
--------------------------------------------------------------------------------
       ANNUITANT'S AGE          1 - 36        37 - 60        61 - 72
        AT ISSUE*              MONTHS        MONTHS         MONTHS
--------------------------------------------------------------------------------
       59 1/2 through 70      12 years       9 years        9 years
        71 through 75        9 years        9 years          n/a
        76 through 80        6 years        6 years          n/a
        81 through 83          n/a            n/a            n/a
--------------------------------------------------------------------------------

* For joint and survivor payments, the period certain is based on the age of the younger annuitant.

The annuitant ages at issue in the above table are also the annuitant ages for which the contracts are available. Different ages may apply if you purchase a contract by exercising a benefit under another type of contract that we issue.

PURCHASE RESTRICTIONS FOR JOINT AND SURVIVOR ANNUITY PAYMENTS

If you elect payments on a joint and survivor basis;

o the joint annuitant must also be the beneficiary under the contract. Under IRA contracts, the joint annuitant must be your spouse;

o    neither the annuitant nor the joint annuitant can be over age 83; and

o under level payments the joint and 100% to survivor form is only available for the longest period certain we permit.

PAYMENTS AFTER THE PERIOD CERTAIN

After the end of the period certain, we will continue your payments under the life contingent annuity if the annuitant or joint annuitant is living. Payments continue throughout the annuitant's lifetime (or the lifetime of the joint annuitant, if joint and survivor payments are elected) on the same payment schedule (either monthly, quarterly or annually) as the payments you received during the period certain.

--------------------------------------------------------------------------------
The portion of your contribution allocated to the life contingent annuity does not have a cash value or an account value and, therefore, does not provide for withdrawals.
--------------------------------------------------------------------------------


THERE IS NO DEATH BENEFIT PROVIDED UNDER THE LIFE CONTINGENT ANNUITY (AFTER THE PERIOD CERTAIN) AND PAYMENTS ARE MADE TO YOU ONLY IF THE ANNUITANT (OR JOINT ANNUITANT) IS LIVING WHEN THE PAYMENTS ARE SCHEDULED TO BEGIN. THESE PAYMENTS ARE ONLY MADE DURING THE ANNUITANT'S LIFETIME AND, IF APPLICABLE, THE LIFETIME OF A JOINT ANNUITANT. THEREFORE, YOU SHOULD CONSIDER THE POSSIBILITY THAT NO PAYMENTS WILL BE MADE TO YOU UNDER THE LIFE CONTINGENT ANNUITY IF THE ANNUITANT (OR JOINT ANNUITANT) DOES NOT SURVIVE TO THE DATE PAYMENTS ARE TO BEGIN.

--------
  15
--------------------------------------------------------------------------------

Under the life contingent annuity you may elect single life or joint and survivor payments. Joint and survivor payments are available on a 100%, one-half or two-thirds to survivor basis. If you elect increasing payments under NQ contracts, your first payment under the life contingent annuity will be 10% greater than the final payment under the period certain. After the period certain we will increase your payments annually on each anniversary of the payment start date under the life contingent annuity. We will base this increase on the annual increase in the Consumer Price Index, but it will never be greater than 3% per year.

EXAMPLE OF PAYMENTS

We provide the chart below to illustrate level payments under the contract using the following assumptions:

(1)  a male age 70 (who is both the contract owner and the annuitant);

(2)  single life annuity payments;

(3)  a contribution of $100,000;

(4)  no additional contributions; and

(5)  a period certain of 15 years.


If you had a contract date of April 3, 2000, based on rates to maturity on that date, an election of either monthly, quarterly, or annual payments with payments starting one payment period from the contract date, the following level payments would be provided:



--------------------------------------------------------------------------------
      PAYMENT
      PERIOD            MONTHLY       QUARTERLY        ANNUAL
--------------------------------------------------------------------------------
     Start date       5/15/00        7/15/00        4/15/01
       Payment       $  692        $2,089          $8,575
--------------------------------------------------------------------------------


WITHDRAWALS

After the first contract year and before the end of the period certain, you may take withdrawals from your account value. You may take one withdrawal per contract year at any time during the contract year. The minimum amount you may withdraw at any time is $1,000. If you request to withdraw more than 90% of your current "cash value" we will treat it as a request to surrender your contract for its cash value. See "Surrendering your contract to receive its cash value" later in this prospectus.

--------------------------------------------------------------------------------
Your account value is the sum of your market adjusted amounts in each fixed maturity option plus your amounts held in the separate account to provide for payments off maturity dates. Your cash value is equal to your account value minus any withdrawal charge.
--------------------------------------------------------------------------------

Withdrawals in excess of a 10% free withdrawal amount may be subject to a withdrawal charge. There is no free withdrawal amount if your contract is surrendered for its cash value. Amounts withdrawn from a fixed maturity option before its maturity date will result in a market value adjustment.

ALLOCATION OF WITHDRAWALS

We will subtract your withdrawal from all remaining fixed maturity options to which your account value is allocated as well as from amounts held in the separate account to provide for payments off maturity dates. As a result we will reduce the amount of your payments and the length of your period certain. We will also begin making payments to you under the life contingent annuity at an earlier date. In order to achieve this result we will withdraw additional amounts over the amount of the withdrawal you requested. We will withdraw these amounts from the fixed maturity options and from amounts held in the separate account to provide for payments off maturity dates and allocate them to the life contingent annuity. The exact additional amount we withdraw will depend on how much is necessary to assure that the same pattern of payments will continue in reduced amounts for the annuitant's life, and if it applies, the life of the joint annuitant. If you have elected increasing payments, the first increase in your payments will take place no later than the date of the next planned increase.

----------
   16
--------------------------------------------------------------------------------

EXAMPLE

The example below illustrates the effect of a withdrawal based on:


(1)  a single contribution of $100,000 made on April 3, 2000;

(2)  level annual payments of $8,003 to be made on February 15th of each year;


(3)  joint and two-thirds to survivor payments for a male and female, both age
     70;

(4)  a period certain of 15 years;


(5) a withdrawal made at the beginning of the fourth contract year of 25% of an account value of $69,598.84 when the annuitants are age 73.

The requested withdrawal amount would be $17,399.71 ($69,598.84 x .25). In this case, $6,959.88 ($69,598.84 x .10) would be the free withdrawal amount and could be withdrawn free of a withdrawal charge. The balance of $10,439.83 ($17,399.71
- $6,959.88) would be considered a withdrawal of a part of the contribution of $100,000. This contribution would be subject to a 4.0% withdrawal charge of $417.59 ($10,439.83 x .04). The account value after the withdrawal is $51,781.54 ($69,598.84 - $17,399.71 - $417.59). The payments would be reduced to $6,578.49 and the remaining period certain would be reduced to 10 years from 12.


DEATH BENEFIT

When the annuitant dies before payments begin

Generally, when we receive satisfactory proof of the annuitant's death before annuity payments begin we will pay the death benefit to the "beneficiary" named in your contract. See "Your beneficiary" later in this prospectus. If the joint owner who is also the annuitant dies, we will consider the surviving owner to be the beneficiary, taking the place of any other beneficiary designations.

We determine the amount of the death benefit payable to your beneficiary as of the date we receive satisfactory proof of the annuitant's death and any required instructions for the method of payment. The death benefit is the greater of:

(1)  your account value; and

(2) the sum of the fixed maturity amounts in each fixed maturity option plus any amounts held in the separate account to provide for payments off maturity dates.

However, if you are the annuitant and your spouse is the joint owner or the designated beneficiary under the contract, your spouse may elect to receive the payments instead of taking the death benefit if payments have not been deferred, or payments are scheduled to begin within one year. The payments will then begin on the scheduled date. We will not make any payments under the life contingent annuity after the annuitant's death unless you have elected the joint and survivor form of payments. If you elect joint and one-half or joint and two-thirds to survivor payments, at the death of either annuitant, we will reduce the payments by one-half or one-third, whichever applies.

--------------------------------------------------------------------------------
A death benefit is never payable under the life contingent annuity. The death benefit applies only during the period certain.
--------------------------------------------------------------------------------

When the annuitant dies after the annuity payments begin

If the annuitant dies after the payments begin, we will continue to make payments during the period certain to either the joint owner or the designated beneficiary, whichever applies. The payments will be made on the same schedule that was in effect before the annuitant's death. If you elected joint and survivor payments under the life contingent annuity, the payments will be made as long as one of the annuitants is living.

At the beneficiary's option, payments during the period certain may be discontinued and paid in a single sum. If the single sum is elected within one year after the annuitant's death, the single sum will be equal to the greater of:

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(1)  the account value; and

(2) the sum of the fixed maturity amounts in each fixed maturity option, plus any amounts held in the separate account to provide for payments off maturity dates.

If a single sum is elected and there is a joint annuitant, we will begin making payments to you under the life contingent annuity at an earlier date. These payments will be made in reduced amounts to compensate for the earlier start date.

When the NQ contract owner who is not the annuitant dies before the annuitant and before the annuity payments begin

When you are not the annuitant under an NQ contract and you die before annuity payments begin, the beneficiary named to receive the death benefit upon the annuitant's death will automatically become the new contract owner. You may name a different person that will become the owner at any time by sending an acceptable written form to our Processing Office. If the contract is jointly owned and the first owner to die is not the annuitant, the surviving owner becomes the sole contract owner. This person will be considered the beneficiary for purposes of the distribution rules described below. The surviving owner automatically takes the place of any other beneficiary designation.

Unless the surviving spouse of the deceased owner (or in the case of a joint ownership situation, the surviving spouse of the first owner to die) is the designated beneficiary for this purpose, the entire interest in the contract must be distributed under the following rules:

o The cash value in the contract must be fully paid to the designated beneficiary (new owner) by December 31st of the fifth calendar year after your death (or in a joint ownership situation, the death of the first owner to die).

o The new owner may instead elect to receive payments as a life annuity (or payments for a period certain of not longer than the new owner's life expectancy), with payments beginning no later than December 31st following the calendar year of the non-annuitant owner's death. Unless the alternative is elected, we will pay any cash value in the contract as a single sum on December 31st of the fifth calendar year following the year of your death (or the death of the first owner to die).

o If the surviving spouse is the designated beneficiary or joint owner, the surviving spouse may elect to continue the contract. No distributions are required as long as the surviving spouse and the annuitant are living.

When the NQ contract owner who is not the annuitant dies after the annuity payments begin

If your death occurs after annuity payments begin, payments will continue to be made during the period certain to the designated beneficiary, or in the case of joint owners, to the surviving owner. In either case this person becomes the new contract owner. The payments will be made on the same payment schedule that was in effect before your death. After the period certain, lifetime payments will be made under the life contingent annuity for as long the annuitant (or joint annuitant) is living.

SURRENDERING YOUR LIFE ANNUITY WITH PERIOD CERTAIN CONTRACT

You may surrender your contract for its cash value at any time during the period certain and receive lifetime payments after that under the life contingent annuity. Once your contract is surrendered, the date your payments are to start under the life contingent annuity will be moved forward to the date when you were supposed to receive the next payment under the period certain. However, your payments will be made in reduced amounts. Once your contract is surrendered, we will return it to you with a notation that the life contingent annuity is still in effect. You may not surrender the life contingent annuity.

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PERIOD CERTAIN CONTRACT

You may purchase the period certain contract if you are age 59 1/2 or older. The annuitant must be at least age 59 1/2, but not older than age 78. This contract provides you with level guaranteed payments for a period certain that you select. The minimum period certain you may select is 7 years and the maximum period certain is 15 years. If the annuitant is over age 70 when the contract is issued, the maximum period certain you may select is 85 less the annuitant's age when the contract is issued.

ADDITIONAL CONTRIBUTIONS

Additional contributions are not permitted under the contract.

HOW WE ALLOCATE YOUR CONTRIBUTIONS

Based on the amount of your single contribution and the period certain you select, we allocate your contribution among the fixed maturity options and, if necessary, to the separate account to provide for payments off maturity dates. You may not change this allocation. See "More information" for an example of payments.

PAYMENTS

Whether you choose monthly, quarterly, or annual payments, your payments normally will start one payment period from the contract date unless you elect otherwise as described under "Off maturity date payments" earlier in this prospectus. Your payments will always be made on the 15th day of the month.

--------------------------------------------------------------------------------
 The period certain may also be referred to as the "liquidity period" because you have access to your money through withdrawals or surrender of your contract.
--------------------------------------------------------------------------------

WITHDRAWALS

After the first contract year you may take withdrawals from your account value. You may take one withdrawal per contract year at any time during the contract year. The minimum amount you may withdraw at any time is $2,000 or 25% of your current cash value if it produces a larger amount. If you request to withdraw more than 90% of your current cash value we will treat it as a request for surrender of the contract for its cash value. See "Surrendering your contract to receive its cash value" later in this prospectus. Any amounts withdrawn from a fixed maturity option, before its maturity date, will result in a market value adjustment. See "Market value adjustment" earlier in this prospectus. Withdrawals made during the first seven contract years may be subject to a withdrawal charge. There is no free withdrawal amount under the period certain contracts.

ALLOCATION OF WITHDRAWALS

We will subtract your withdrawals pro rata from all remaining fixed maturity options to which your account value is allocated as well as from amounts held in the separate account to provide for payments off maturity dates. As a result, your payments will continue in reduced level amounts over the remaining term of the period certain.

DEATH BENEFIT

When the annuitant dies before payments begin

Generally, when we receive satisfactory proof of the annuitant's death before annuity payments begin we will pay the death benefit to the beneficiary named in your contract. See "Your beneficiary" later in this prospectus. If the joint owner who is also the annuitant dies, we will consider the surviving owner to be the beneficiary, taking the place of any other beneficiary designations.

We determine the amount of the death benefit payable to your beneficiary as of the date we receive satisfactory proof of the annuitant's death and any required instructions for the method of payment. The death benefit is the greater of:

(1)  your account value; and

(2) the sum of the fixed maturity amounts in each fixed maturity option plus any amounts held in the separate account to provide for payments off maturity dates.

However, if you are the annuitant and your spouse is the joint owner or the designated beneficiary under the contract,

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your spouse may elect to receive the payments instead of taking the death benefit. The payments will then begin on the scheduled date.

When the annuitant dies after the annuity payments begin

If the annuitant dies after the payments begin, payments will continue to be made during the period certain to either the joint owner or the designated beneficiary, whichever applies. The payments will be made on the same schedule that was in effect before the annuitant's death.

At the beneficiary's option, payments may be discontinued and paid in a single sum. If the single sum is elected within one year after the annuitant's death, the single sum will be equal to the greater of:

(1)  the account value; and

(2) the sum of the fixed maturity amounts in each fixed maturity option plus any amounts held in the separate account to provide for payments off maturity dates.

When the NQ contract owner who is not the annuitant dies before the annuitant and before the annuity payments begin

When you are not the annuitant under an NQ contract and you die before annuity payments begin, the beneficiary named to receive the death benefit upon the annuitant's death will automatically become the new contract owner. You may instead name a different person to become the new contract owner at any time by sending an acceptable written form to our Processing Office. If the contract is jointly owned and the first owner to die is not the annuitant, the surviving owner becomes the sole contract owner. This person will be considered the beneficiary for purposes of the distribution rules described below. The surviving owner automatically takes the place of any other beneficiary designation.

Unless the surviving spouse of the deceased owner (or in the case of a joint ownership situation, the surviving spouse of the first owner to die) is the designated beneficiary for this purpose, the entire interest in the contract must be distributed under the following rules:

o The cash value in the contract must be fully paid to the designated beneficiary (new owner) by December 31st of the fifth calendar year after your death (or in a joint ownership situation, the death of the first owner to die).

o The new owner may elect instead to receive payments as a life annuity (or payments for a period certain of not longer than the new owner's life expectancy), with payments beginning no later than December 31st following the calendar year of the non-annuitant owner's death. Unless this alternative is elected, we will pay any cash value in the contract as a single sum on December 31st of the fifth calendar year following the year of your death (or the death of the first owner to die).

o If the surviving spouse is the designated beneficiary or joint owner, the surviving spouse may elect to continue the contract. No distributions are required as long as the surviving spouse and the annuitant are living.

When the NQ contract owner who is not the annuitant dies after the annuity payments begin

If your death occurs after annuity payments begin, payments will continue to be made during the period certain to the designated beneficiary or in the case of joint owners to the surviving owner. In either case, this person becomes the new contract owner and receives the payments.

2
Other benefits and features of the contracts

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  20
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HOW YOU CAN MAKE YOUR CONTRIBUTIONS

Except as noted below, contributions must be by check drawn on a bank in the U.S. clearing through the Federal Reserve System, in U.S. dollars, and made payable to Equitable Life. We do not accept third party checks endorsed to us except for rollover contributions, tax-free exchanges or trustee checks that involve no refund. All checks are subject to our ability to collect the funds. We reserve the right to reject a payment if it is received in an unacceptable form.

For your convenience, we will accept initial and additional contributions, if applicable, by wire transmittal from certain broker-dealers who have agreements with us for this purpose. These methods of payment are discussed in detail under "More information" later in this prospectus.


Your initial contribution must generally be accompanied by an application and any other form we need to process the payments. If any information is missing or unclear, we will try to obtain that information. If we are unable to obtain all of the information we require within five business days, we will inform the financial professional submitting the application, on your behalf. We will then return the contribution to you unless you specifically direct us to keep your contribution until we receive the required information.


--------------------------------------------------------------------------------
Our "business day" is any day the New York Stock Exchange is open for trading.
--------------------------------------------------------------------------------

SECTION 1035 EXCHANGES


You may apply the entire value of an existing nonqualified deferred annuity contract (or life insurance or endowment contract) to purchase an Income Manager NQ contract in a tax-deferred exchange if you follow certain procedures as shown in the form that we require you to use. Please note that the IRS may not apply tax-free treatment to partial 1035 exchanges. Also see "Tax information" later in this prospectus.


YOUR RIGHT TO CANCEL WITHIN A CERTAIN NUMBER OF DAYS

If for any reason you are not satisfied with your contract, you may return it to us for a refund. To exercise this cancellation right you must mail the contract directly to our Processing Office within 10 days after you receive it. In some states, this "free look" period may be longer.

Generally, your refund will equal your account value under the contract. Your account value reflects any positive or negative market value adjustments in the fixed maturity options through the date we receive your contract. Under the life annuity with a period certain your refund will also include any amount applied to the life contingent annuity. However, some states require that we refund the full amount of your contribution (not including any investment gain or loss). For IRA contracts returned to us within seven days after you receive it, we are required to refund the full amount of your contribution.

If you cancel your contract during the free look period, we may require that you wait six months before you may apply for a contract with us again.

Please see "Tax information" for possible consequences of cancelling your contract.

SURRENDERING YOUR CONTRACT TO RECEIVE ITS CASH VALUE

You may surrender your contract to receive its cash value at any time during the period certain. Your cash value is equal to your account value minus any withdrawal charge. There is no free withdrawal amount if you surrender your contract.

For a surrender to be effective, we must receive your written request and your contract at our Processing Office. We will determine your cash value on the date we receive the required information. All benefits under your contract will terminate as of that date unless you have elected the life contingent annuity. See "Surrendering your life annuity with a period certain contract" earlier in this prospectus.

WHEN TO EXPECT PAYMENTS

Generally, we will fulfill requests for payments within seven days of the transaction to which the request relates. We can defer payment of any portion of the account value (other than for death benefits) for up to six months while you are living. We also may defer payments for any reasonable amount of time (not to exceed 15 days) while we are waiting for a contribution check to clear.

3
Charges

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WITHDRAWAL CHARGES

A withdrawal charge applies in two circumstances: (1) if you make a withdrawal during a contract year and it exceeds any applicable free withdrawal amount, described below, or (2) if you surrender your contract to receive its cash value.

The withdrawal charge equals a percentage of each contribution (or single contribution) withdrawn. The percentage that applies depends on how long each contribution has been invested in the contract. We determine the withdrawal charge separately for each contribution according to the following table:

------------------------------------------------------------------------------------------------------------------
                                                   Contract Year
------------------------------------------------------------------------------------------------------------------
                    1           2           3           4           5           6           7           8+
------------------------------------------------------------------------------------------------------------------
Percentage of
 Contribution     7.0%        6.0%        5.0%        4.0%        3.0%        2.0%        1.0%        0.0%
------------------------------------------------------------------------------------------------------------------

For purposes of calculating the withdrawal charge, we treat the contract year in which we receive a contribution as "contract year 1." Amounts withdrawn up to the free withdrawal amount are not considered withdrawal of any contribution. We also treat contributions that have been invested the longest as being withdrawn first. We treat contributions as withdrawn before earnings for purposes of calculating the withdrawal charge. However, federal income tax rules treat earnings under your contract as withdrawn first. See "Tax information."

We deduct the withdrawal charge from your account value in proportion to the amount withdrawn from each fixed maturity option and any amounts held in the separate account to provide for payments off maturity dates. In order to give you the exact dollar amount of the withdrawal you request, we deduct the amount of the withdrawal and the amount of the withdrawal charge from your account value. Any amount deducted to pay a withdrawal charge is also subject to a withdrawal charge.

The withdrawal charge does not apply to the 10% free withdrawal amount described below.


THE 10% FREE WITHDRAWAL AMOUNT APPLIES ONLY TO LIFE ANNUITY WITH A PERIOD CERTAIN CONTRACTS. IT DOES NOT APPLY TO YOUR PERIOD CERTAIN CONTRACT OR IF YOU SURRENDER YOUR CONTRACT TO RECEIVE ITS CASH VALUE.


Under life annuity with a period certain contracts, each contract year you can withdraw up to 10% of your account value without paying a withdrawal charge. This 10% free withdrawal amount is determined using your account value on the most recent contract date anniversary.

AMOUNTS APPLIED FROM OTHER CONTRACTS ISSUED BY EQUITABLE LIFE


LIFE ANNUITY WITH A PERIOD CERTAIN CONTRACT. If you own certain types of contracts that we issue, you may apply the entire account value under those contracts to purchase the life annuity with a period certain contract provided the issue age and payment restrictions for the new contract are met. If you apply your account value at a time when the dollar amount of the withdrawal charge under such other contract is greater than 2% of remaining contributions (after withdrawals), we reserve the right to waive the remaining withdrawal charge. However, a new withdrawal charge schedule will apply under the new contract. For purposes of the withdrawal charge schedule, the year in which your account value is applied under the life annuity with a period certain contract will be "contract year 1." If you apply your account value when the dollar amount of the withdrawal charge is 2% or less, we reserve the right to waive the withdrawal charges under the new contract. You should consider the timing of your purchase as it relates to the potential for withdrawal charges under the life annuity with a period certain contract.

PERIOD CERTAIN CONTRACT. If you own certain types of contracts that we issue, you may apply your entire account value to purchase the period certain contract once any withdrawal charges are no longer in effect under the other contracts. No withdrawal charges will apply under the period certain contract.

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To purchase any Income Manager contract we require that you return your original contract to us. A new Income Manager contract will be issued putting this annuity into effect.

CHARGES FOR STATE PREMIUM AND OTHER APPLICABLE TAXES


We deduct a charge designed to approximate certain taxes that may be imposed upon us, such as premium taxes in your state. We deduct the charge from your contributions. The current tax charge that might be imposed varies by state and ranges from 0% to 3.5% (1% in Puerto Rico and 5% in the U.S. Virgin Islands).


GROUP OR SPONSORED ARRANGEMENTS

For certain group or sponsored arrangements, we may reduce the withdrawal charge or change the minimum initial contribution requirements. We also may increase the rates to maturity for the fixed maturity options and reduce purchase rates for the life contingent annuity. Group arrangements include those in which a trustee or an employer, for example, purchases contracts covering a group of individuals on a group basis. Sponsored arrangements include those in which an employer allows us to sell contracts to its employees or retirees on an individual basis. IRA contracts are not available for group arrangements.

Our costs for sales, administration, and mortality generally vary with the size and stability of the group or sponsoring organization, among other factors. We take all these factors into account when reducing charges. To qualify for reduced charges, a group or sponsored arrangement must meet certain requirements, such as requirements for size and number of years in existence. Group or sponsored arrangements that have been set up solely to buy contracts or that have been in existence less than six months will not qualify for reduced charges.

We will make these and any similar reductions according to our rules in effect when we approve a contract for issue. We may change these rules from time to time. Any variation in the withdrawal charge will reflect differences in costs or services and will not be unfairly discriminatory.

Group or sponsored arrangements may be governed by federal income tax rules, the Employee Retirement Income Security Act of 1974, or both. We make no representations with regard to the impact of these and other applicable laws on such programs. We recommend that employers, trustees, and others purchasing or making contracts available for purchase under such programs seek the advice of their own legal and benefits advisers.

OTHER DISTRIBUTION ARRANGEMENTS

We may reduce or eliminate withdrawal charges when sales are made in a manner that results in savings of sales and administrative expenses. This may include sales through persons who are compensated by clients for recommending investments and who receive no commission or reduced commissions in connection with the sale of the contracts. We will not permit a reduction or elimination of the withdrawal charge where it will be unfairly discriminatory.

4
Payment of death benefit

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YOUR BENEFICIARY

You designate your beneficiary when you apply for your contract. You may change your beneficiary at any time. The change will be effective on the date the written request for change is signed.


YOUR ANNUITY PAYOUT OPTIONS

If the annuitant dies before annuity payments begin, your beneficiary may elect to apply the death benefit to an annuity payout option. We offer several annuity payout options to choose from. Restrictions apply, depending on the type of contract you own.


ANNUITY PAYOUT OPTIONS

Your beneficiary can choose from among the following annuity payout options:

o Life annuity: An annuity that guarantees payments for the rest of the annuitant's life. Payments end with the last monthly payment before the annuitant's death. Because there is no death benefit with this payout option, it provides the highest monthly payment of any of the life annuity options, so long as the annuitant is living.

o Life annuity - period certain: An annuity that guarantees payments for the rest of the annuitant's life, and, if the annuitant dies before the end of a selected period of time ("period certain"), payments to the beneficiary will continue for the balance of the period certain.

o Life annuity - refund certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the amount applied to purchase the annuity option has been recovered, payments continue to the beneficiary until that amount has been recovered.

o Period certain annuity: An annuity that guarantees payments for a specific period of time, usually 5, 10, 15 or 20 years. This option does not guarantee payments for the rest of the annuitant's life. It does not permit any repayment of the unpaid principal, so you cannot elect to receive part of the payments as a single sum payment with the rest paid in monthly annuity payments.

The life annuity, life annuity - period certain and the life annuity - refund certain are available on either single life or joint and survivor life basis. The joint and survivor life annuity guarantees payments for the rest of the annuitant's life and, after the annuitant's death, continuation of payments to the survivor.

All of the above annuity payout options are available as fixed annuities. With fixed annuities, we guarantee fixed annuity payments that will be based either on the tables of guaranteed annuity payments in your contract or on our then current annuity rates, whichever is more favorable for the annuitant.

When the beneficiary selects a payout option, we will issue a separate written agreement confirming the beneficiary's right to receive annuity payments. We require the return of the contract before annuity payments begin.

The amount of the annuity payments will depend on the amount applied to purchase the annuity, the type of annuity chosen and, in the case of a life annuity, the annuitant's age (or the annuitant's and joint annuitant's ages) and in certain instances, the sex of the annuitant(s). Once a payout option has been chosen and payments begin, no change can be made.

At the time that the beneficiary elects a payout option if the amount to be applied is less than $2,000, or the initial payment under the form elected is less than $20 monthly, we reserve the right to pay the account value in a single sum rather than as payments under the payout option chosen.

5
Tax information

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OVERVIEW

In this part of the prospectus, we discuss the current federal income tax rules that generally apply to Income Manager contracts owned by United States taxpayers. The tax rules can differ, depending on the type of contract, whether NQ or Traditional IRA. Therefore, we discuss the tax aspects of each type of contract separately.

Federal income tax rules include the United States laws in the Internal Revenue Code, and Treasury Department Regulations and Internal Revenue Service ("IRS") interpretations of the Internal Revenue Code. These tax rules may change. We cannot predict whether, when, or how these rules could change. Any change could affect contracts purchased before the change.

We cannot provide detailed information on all tax aspects of the contracts. Moreover, the tax aspects that apply to a particular person's contract may vary depending on the facts applicable to that person. We do not discuss state income and other state taxes, federal income tax and withholding rules for non-U.S. taxpayers, or federal gift and estate taxes. Transfers of the contract, rights under the contract, or payments under the contract may be subject to gift or estate taxes. You should not rely only on this document, but should consult your tax adviser before your purchase.

This is intended to be a payout annuity. However, in certain circumstances you may be able to delay beginning payments. If you are buying a contract to fund a retirement plan that already provides tax deferral under sections of the Internal Revenue Code, such as IRA, you should do so for the contract's features and benefits other than tax deferral. In such situations, the tax deferral of the contract does not provide additional benefits.


TAXATION OF NONQUALIFIED ANNUITIES

CONTRIBUTIONS


You may not deduct the amount of your contributions to a nonqualified annuity contract.


CONTRACT EARNINGS

Generally, you are not taxed on contract earnings until you receive a distribution from your contract, whether as a withdrawal, or as an annuity payment. This contract is intended to be a payout annuity. However, because you may be able to delay beginning payments, rules governing deferred annuity contracts could apply. Earnings in a deferred annuity contract are taxable even without a distribution if you transfer a contract, for example, as a gift to someone other than your spouse (or former spouse).


All nonqualified deferred annuity contracts that Equitable Life and its affiliates issue to you during the same calendar year are linked together and treated as one contract when figuring out the taxable amount of any distribution from any of those contracts.


Corporations, partnerships, trusts and other non-natural persons generally cannot defer the taxation of current income credited to the contract unless an exception under the federal income tax rules apply. There is an exception for immediate annuities.

--------------------------------------------------------------------------------
Immediate annuities are generally annuities in which payments begin within one year from purchase and provide for a series of substantially equal payments made at least annually.
--------------------------------------------------------------------------------

ANNUITY PAYMENTS

Once annuity payments begin, a portion of each payment is taxable as ordinary income. You get the remaining portion without paying taxes on it. This is your "investment in the contract." Generally, your investment in the contract equals the contributions you made, less any amounts you previously withdrew that were not taxable.

The tax-free portion of each payment is determined by (1) dividing your investment in the contract by the total amount you are expected to receive out of the contract, and (2) multiplying the result by the amount of the payment.

Once you have received the amount of your investment in the contract, all payments after that are fully taxable. If

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  25
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payments under a life annuity stop because the annuitant dies, there is an income tax deduction for any unrecovered investment in the contract.

PAYMENTS MADE BEFORE ANNUITY PAYMENTS BEGIN

If you make withdrawals before annuity payments begin under your contract, they are taxable to you as ordinary income if there are earnings in the contract. Generally, earnings are your account value less your investment in the contract. If you withdraw an amount which is more than the earnings in the contract as of the date of the withdrawal, the balance of the distribution is treated as a return of your investment in the contract and is not taxable.

CONTRACTS PURCHASED THROUGH EXCHANGES

You may purchase your NQ contract through an exchange of another contract. Normally, exchanges of contracts are taxable events. The exchange will not be taxable under Section 1035 of the Internal Revenue Code if:


o The contract which is the source of the funds you are using to purchase the NQ contract is another nonqualified deferred annuity contract or life insurance or endowment contract.

o The owner and the annuitant are the same under the source contract and the Income Manager contract. If you are using a life insurance or endowment contract the owner and the insured must be the same on both sides of the exchange transaction.


The tax basis of the source contract carries over to the Income Manager NQ contract.


A recent case permitted an owner to direct the proceeds of a partial withdrawal from one nonqualified deferred annuity contract to a different insurer to purchase a new nonqualified deferred annuity contract on a tax-deferred basis. Special forms, agreement between the carriers, and provision of cost basis information may be required to process this type of an exchange. You should also note that the Internal Revenue Service has announced its intention to challenge transactions where taxpayers enter into serial partial exchanges and annuitizations in order to avoid income or penalties applicable to annuity contracts. Although the IRS has not yet issued specific guidance on this point, you should discuss with your tax adviser before you purchase an Income Manager Contract intended to be a payout annuity under partial 1035 exchange proceeds.


SURRENDERS

If you surrender or cancel the NQ contract, the distribution is taxable as ordinary income (not capital gain) to the extent it exceeds your investment in the contract.

WITHDRAWALS MADE AFTER ANNUITY PAYMENTS BEGIN

If you make a withdrawal that terminates all periodic payments due, it will be taxable as a complete surrender as discussed above. If you make a withdrawal that does not terminate all periodic payments due, then a portion of the remaining reduced payments will be eligible for tax-free recovery of investment. Also, a portion of the withdrawal may not be taxable.

DEATH BENEFIT PAYMENT MADE TO A BENEFICIARY AFTER YOUR DEATH

For the rules applicable to death benefits, see "Payment of death benefit" and "When the NQ contract owner who is not the annuitant dies before the annuitant and before the annuity payments begin" earlier in this prospectus. The tax treatment of a death benefit taken as a single sum is generally the same as the tax treatment of a withdrawal from or surrender of your contract. The tax treatment of a death benefit taken as annuity payments is generally the same as the tax treatment of annuity payments under your contract.

EARLY DISTRIBUTION PENALTY TAX

If you take distributions before you are age 59 1/2 a penalty tax of 10% of the taxable portion of your distribution applies in addition to the income tax. The extra penalty tax does not apply to pre-age 59 1/2 distributions made:

o    on or after your death; or

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o    because you are disabled (special federal income tax definition); or

o in the form of substantially equal periodic annuity payments for your life (or life expectancy) or the joint lives (or joint life expectancies) of you and a beneficiary; or

o    payments under an immediate annuity.

Periodic annuity payments we make to you from the life annuity with a period certain while you are under age 59 1/2 should qualify for the "substantially equal payments for life" exception noted above. However, this exception may not apply if you take a withdrawal, surrender your contract or change the payment pattern in any way.


OTHER INFORMATION

The Treasury Department has the authority to issue guidelines prescribing the circumstances in which your ability to direct your investment to particular investments within a separate account may cause you, rather than the insurance company, to be treated as the owner of the investments attributable to your nonqualified annuity contract. In that case, income and gains attributable to such investments would be included in your gross income for federal income tax purposes. Under current rules, however, we believe that Equitable Life, and not the owner of a nonqualified annuity contract, would be considered the owner of the separate account investments.


SPECIAL RULES FOR NQ CONTRACTS ISSUED IN PUERTO RICO

Under current law we treat income from NQ contracts as U.S.-source. A Puerto Rico resident is subject to U.S. taxation on such U.S.-source income. Only Puerto Rico-source income of Puerto Rico residents is excludable from U.S. taxation. Income from NQ contracts is also subject to Puerto Rico tax. The computation of the taxable portion of amounts distributed from a contract may differ in the two jurisdictions. Therefore, you might have to file both U.S. and Puerto Rico tax returns, showing different amounts of income from the contract for each tax return. Puerto Rico generally provides a credit against Puerto Rico tax for U.S. tax paid. Depending on your personal situation and the timing of the different tax liabilities, you may not be able to take full advantage of this credit.

INDIVIDUAL RETIREMENT ARRANGEMENTS ("IRAS")

GENERAL

"IRA" stands for individual retirement arrangement. There are two basic types of such arrangements, individual retirement accounts and individual retirement annuities. In an individual retirement account, a trustee or custodian holds the assets for the benefit of the IRA owner. The assets can include mutual funds and certificates of deposit. In an individual retirement annuity, an insurance company issues an annuity contract that serves as the IRA.


There are two basic types of IRAs, as follows:


o    Traditional IRAs, typically funded on a pre-tax basis;

o    Roth IRAs, first available in 1998, funded on an after-tax basis.


--------------------------------------------------------------------------------
The Income Manager IRA contract is available in Traditional IRA form only.
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Regardless of the type of IRA, your ownership interest in the IRA cannot be forfeited. You or your beneficiaries who survive you are the only ones who can receive the IRA's benefits or payments.


You can hold your IRA assets in as many different accounts and annuities as you would like, as long as you meet the rules for setting up and making contributions to IRAs. However, if you own multiple IRAs, you may be required to combine IRA values or contributions for tax purposes. For further information about individual retirement arrangements, you can read Internal Revenue Service Publication 590 ("Individual Retirement Arrangements (IRAs)"). This Publication is usually updated annually, and can be obtained from any IRS district office or the IRS website (www.irs.gov).


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Equitable Life designs its Traditional IRA contracts to qualify as individual retirement annuities under Section 408(b) of the Internal Revenue Code. This prospectus contains the information that the IRS requires you to have before you purchase an IRA. This section of the prospectus covers some of the special tax rules that apply to IRAs.


The Income Manager IRA contract has been approved by the IRS as to form for use as a Traditional IRA. This IRS approval is a determination only as to the form of the annuity. It does not represent a determination of the merits of the annuity as an investment. The IRS approval does not address every feature possibly available under the Income Manager IRA contract.

CANCELLATION

You can cancel an Income Manager IRA contract by following the directions under "Your right to cancel within a certain number of days" earlier in the prospectus. If you cancel an IRA contract, we may have to withhold tax, and we must report the transaction to the IRS. A contract cancellation could have an unfavorable tax impact.

TRADITIONAL INDIVIDUAL RETIREMENT ANNUITIES (TRADITIONAL IRAS)

CONTRIBUTIONS TO TRADITIONAL IRAS

Individuals may make three different types of contributions to a Traditional
IRA:


o    "regular" contributions out of earned income or compensation; or


o    tax-free "rollover" contributions; or


o direct custodian-to-custodian transfers from other Traditional IRAs ("direct transfers").


We require that your initial contribution to the Income Manager Traditional IRA contract must be either a rollover or a direct custodian-to-custodian transfer. See "Rollovers and transfers" below. Any additional contributions you make may be rollovers, direct transfers, or regular Traditional IRA contributions.


REGULAR CONTRIBUTIONS TO TRADITIONAL IRAS


LIMITS ON CONTRIBUTIONS


Generally, $2,000 is the maximum amount that you may contribute to all IRAs (including Roth IRAs) in any taxable year. When your earnings are below $2,000, your earned income or compensation for the year is the most you can contribute. This $2,000 limit does not apply to rollover contributions or direct custodian-to-custodian transfers into a Traditional IRA. You cannot make regular Traditional IRA contributions for the tax year in which you reach age 70 1/2 or any tax year after that.


SPECIAL RULES FOR SPOUSES


If you are married and file a joint income tax return, you and your spouse may combine your compensation to determine the amount of regular contributions you are permitted to make to Traditional IRAs (and Roth IRAs). Even if one spouse has no compensation or compensation under $2,000, married individuals filing jointly can contribute up to $4,000 for any taxable year to any combination of Traditional IRAs and Roth IRAs. (Any contributions to Roth IRAs reduce the ability to contribute to Traditional IRAs and visa versa.) The maximum amount may be less if earned income is less and the other spouse has made IRA contributions. No more than a combined total of $2,000 can be contributed annually to either spouse's Traditional and Roth IRAs. Each spouse owns his or her IRAs even if the other spouse funded the contributions. A working spouse age 70 1/2 or over can contribute up to the lesser of $2,000 or 100% of "earned income" to a Traditional IRA for a non-working spouse until the year in which the non-working spouse reaches age 70 1/2.


DEDUCTIBILITY OF CONTRIBUTIONS

The amount of Traditional IRA contributions that you can deduct for a tax year depends on whether you are covered by an employer-sponsored tax-favored retirement plan, as defined under special federal income tax rules. Your Form W-2 will indicate whether or not you are covered by such a retirement plan.


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IF YOU ARE NOT COVERED BY A RETIREMENT PLAN DURING ANY PART OF THE YEAR, you can
make fully deductible contributions to your Traditional IRAs for each tax year up to $2,000 or, if less, your earned income.

IF YOU ARE COVERED BY A RETIREMENT PLAN DURING ANY PART OF THE YEAR, and your adjusted gross income (AGI) is BELOW THE LOWER DOLLAR FIGURE IN A PHASE-OUT RANGE, you can make fully deductible contributions to your Traditional IRAs. For each tax year, your fully deductible contribution can be up to $2,000 or, if less, your earned income.

IF YOU ARE COVERED BY A RETIREMENT PLAN DURING ANY PART OF THE YEAR, and your AGI falls within a PHASE-OUT range, you can make PARTIALLY DEDUCTIBLE CONTRIBUTIONS to your Traditional IRAs.

IF YOU ARE COVERED BY A RETIREMENT PLAN DURING ANY PART OF THE YEAR, and your AGI falls ABOVE THE HIGHER FIGURE IN THE PHASE-OUT RANGE, you may not deduct any of your regular contribution to your Traditional IRAs.


If you are single and covered by a retirement plan during any part of the taxable year, the deduction for IRA contributions phases out with AGI between $32,000 and $42,000 in 2000. This range will increase every year until 2005 when the range is $50,000-$60,000.

If you are married and file a joint return, and you are covered by a retirement plan during any part of the taxable year, the deduction for Traditional IRA contributions phases out with AGI between $52,000 and $62,000 in 2000. This range will increase every year until 2007 when the range is $80,000-$100,000.


Married individuals filing separately and living apart at all times are not considered married for purposes of this deductible contribution calculation. Generally, the active participation in an employer-sponsored retirement plan of an individual is determined independently for each spouse. Where spouses have "married filing jointly" status, however, the maximum deductible Traditional IRA contribution for an individual who is not an active participant (but whose spouse is an active participant) is phased out for taxpayers with AGI of between $150,000 and $160,000.


To determine the deductible amount of the contribution in 2000, you determine AGI and subtract $32,000 if you are single, or $52,000 if you are married and file a joint return with your spouse. The resulting amount is your excess AGI. You then determine the limit on the deduction for Traditional IRA contributions using the following formula:




($10,000-excess AGI)    times     $2,000 (or earned     equals     the adjusted
---------------------     x       income, if less)        =        deductible
  divided by $10,000                                               contribution
                                                                   limit


NONDEDUCTIBLE CONTRIBUTIONS

If you are not eligible to deduct part or all of the Traditional IRA contribution, you may still make nondeductible contributions on which earnings will accumulate on a tax-deferred basis. The combined deductible and nondeductible contributions to your Traditional IRA (or the non-working spouse's Traditional IRA) may not, however, exceed the maximum $2,000 per person limit. See "Excess contributions" below. You must keep your own records of deductible and nondeductible contributions in order to prevent double taxation on the distribution of previously taxed amounts. See "Withdrawals, payments and transfer of funds out of Traditional IRAs" below.

If you are making nondeductible contributions in any taxable year, or you have made nondeductible contributions to a Traditional IRA in prior years and are receiving distributions from any Traditional IRA, you must file the required information with the IRS. Moreover, if you are making nondeductible Traditional IRA contributions, you must retain all income tax returns and records pertaining to such contributions until interests in all Traditional IRAs are fully distributed.

WHEN YOU CAN MAKE CONTRIBUTIONS

If you file your tax returns on a calendar year basis like most taxpayers, you have until the April 15th return filing deadline (without extensions) of the following calendar year to make your regular Traditional IRA contributions for a tax year.


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EXCESS CONTRIBUTIONS

Excess contributions to IRAs are subject to a 6% excise tax for the year in which made and for each year after until withdrawn. The following are excess contributions to IRAs:

o    regular contributions of more than $2,000;

o regular contributions of more than earned income for the year, if that amount is under $2,000;

o    regular contributions to a Traditional IRA made after you reach age 70 1/2;
     and

o rollover contributions of amounts which are not eligible to be rolled over. For example, after-tax contributions to a qualified plan or minimum distributions required to be made after age 70 1/2.

You can avoid the excise tax by withdrawing an excess contribution (rollover or regular) before the due date (including extensions) for filing your federal income tax return for the year. If it is an excess regular Traditional IRA contribution, you cannot take a tax deduction for the amount withdrawn. You do not have to include the excess contribution withdrawn as part of your income. It is also not subject to the 10% additional penalty tax on early distributions discussed below under "Early distribution penalty tax." You do have to withdraw any earnings that are attributed to the excess contribution. The withdrawn earnings would be included in your gross income and could be subject to the 10% penalty tax.

Even after the due date for filing your return, you may withdraw an excess rollover contribution, without income inclusion or 10% penalty, if:

(1)  the rollover was from a qualified retirement plan to a Traditional IRA;

(2) the excess contribution was due to incorrect information that the plan provided; and

(3)  you took no tax deduction for the excess contribution.

ROLLOVERS AND TRANSFERS

Rollover contributions may be made to a Traditional IRA from these sources:

o    qualified plans;

o TSAs (including Internal Revenue Code Section 403(b)(7) custodial accounts); and

o    other Traditional IRAs.

Any amount contributed to a Traditional IRA after you reach age 70 1/2 must be net of your required minimum distribution for the year in which the rollover or direct transfer contribution is made.

ROLLOVERS FROM QUALIFIED PLANS OR TSAS

There are two ways to do rollovers:

o    Do it yourself

     You actually receive a distribution that can be rolled over and you roll it over to a Traditional IRA within 60 days after the date you receive the funds. The distribution from your qualified plan or TSA will be net of 20% mandatory federal income tax withholding. If you want, you can replace the withheld funds yourself and roll over the full amount.

o    Direct rollover

     You tell your qualified plan trustee or TSA issuer/custodian/fiduciary to send the distribution directly to your Traditional IRA issuer. Direct rollovers are not subject to mandatory federal income tax withholding.


 All distributions from a TSA or qualified plan are eligible rollover distributions and may be rolled over tax-free to an IRA unless the distribution is any of the following:


o    only after-tax contributions you made to the plan;

o    required minimum distributions after age 70 1/2 or separation from service;

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o    substantially equal periodic payments made at least annually for your life
     (or life expectancy) or the joint lives (or joint life expectancies) of you and your designated beneficiary;

o substantially equal periodic payments made for a specified period of 10 years or more;

o    a hardship withdrawal;

o    corrective distributions which fit specified technical tax rules;

o    loans that are treated as distributions;


o    a death benefit payment to a beneficiary who is not your surviving spouse;
     or


o a qualified domestic relations order distribution to a beneficiary who is not your current spouse or former spouse.

ROLLOVERS FROM TRADITIONAL IRAS TO TRADITIONAL IRAS

You may roll over amounts from one Traditional IRA to one or more of your other Traditional IRAs if you complete the transaction within 60 days after you receive the funds. You may make such a rollover only once in every 12-month period for the same funds. Trustee-to-trustee or custodian-to-custodian direct transfers are not rollover transactions. You can make these more frequently than once in every 12-month period.

The surviving spouse beneficiary of a deceased individual can roll over or directly transfer an inherited Traditional IRA to one or more other Traditional IRAs. Also, in some cases, Traditional IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court ordered divorce or separation decree.

WITHDRAWALS, PAYMENTS AND TRANSFERS OF FUNDS OUT OF TRADITIONAL IRAS

No federal income tax law restrictions on withdrawals

You can withdraw any or all of your funds from a Traditional IRA at any time. You do not need to wait for a special event like retirement.

TAXATION OF PAYMENTS

Earnings in Traditional IRAs are not subject to federal income tax until you or your beneficiary receive them. Taxable payments or distributions include withdrawals from your contract, surrender of your contract and annuity payments from your contract. Death benefits are also taxable. Except as discussed below, the total amount of any distribution from a Traditional IRA must be included in your gross income as ordinary income.

If you have ever made nondeductible IRA contributions to any Traditional IRA (it does not have to be to this particular Traditional IRA contract), those contributions are recovered tax free when you get distributions from any Traditional IRA. You must keep permanent tax records of all of your nondeductible contributions to Traditional IRAs. At the end of any year in which you have received a distribution from any Traditional IRA, you calculate the ratio of your total nondeductible Traditional IRA contributions (less any amounts previously withdrawn tax free) to the total account balances of all Traditional IRAs you own at the end of the year plus all Traditional IRA distributions made during the year. Multiply this by all distributions from the Traditional IRA during the year to determine the nontaxable portion of each distribution.

In addition, a distribution is not taxable if:

o the amount received is a withdrawal of excess contributions, as described under "Excess contributions" above;

o the entire amount received is rolled over to another Traditional IRA (see "Rollovers and transfers" above); or


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o    in certain limited circumstances, where the Traditional IRA acts as a
     "conduit," you roll over the entire amount into a qualified plan or TSA that accepts rollover contributions. To get this "conduit" Traditional IRA treatment:

     - the source of funds you used to establish the Traditional IRA must have been a rollover contribution from a qualified plan, and

     - the entire amount received from the Traditional IRA (including any earnings on the rollover contribution) must be rolled over into another qualified plan within 60 days of the date received.

Similar rules apply in the case of a TSA.

However, you may lose conduit treatment, if you make an eligible rollover distribution contribution to a Traditional IRA and you commingle this contribution with other contributions. In that case, you may not be able to roll over these eligible rollover distribution contributions and earnings to another qualified plan or TSA at a future date. Since the Income Manager annuity is intended to be a payout contract, it may not be an appropriate contract if you plan to use it as a conduit IRA.


Distributions from a Traditional IRA are not eligible for favorable ten-year averaging and long-term capital gain treatment available to certain distributions from qualified plans.


REQUIRED MINIMUM DISTRIBUTIONS

Lifetime required minimum distributions

You must start taking annual distributions from your Traditional IRAs beginning at age 70 1/2.

When you have to take the first required minimum distribution

The first required minimum distribution is for the calendar year in which you turn age 70 1/2. You have the choice to take this first required minimum distribution during the calendar year you actually reach age 70 1/2, or to delay taking it until the first three-month period in the next calendar year (January 1 - April 1). Distributions must start no later than your "required beginning date," which is April 1st of the calendar year after the calendar year in which you turn age 70 1/2. If you choose to delay taking the first annual minimum distribution, then you will have to take two minimum distributions in that year
- the delayed one for the first year and the one actually for that year. Once minimum distributions begin, they must be made at some time each year.

HOW YOU CAN CALCULATE REQUIRED MINIMUM DISTRIBUTIONS

There are two approaches to taking required minimum distributions - "account-based" or "annuity-based."

Account based method

If you choose an "account-based" method, you divide the value of your Traditional IRA as of December 31st of the past calendar year by a life expectancy factor from IRS tables. This gives you the required minimum distribution amount for that particular IRA for that year. The required minimum distribution amount will vary each year as the account value and your life expectancy factors change.

You have a choice of life expectancy factors, depending on whether you choose a method based only on your life expectancy, or the joint life expectancies of you and another individual. You can decide to "recalculate" your life expectancy every year by using your current life expectancy factor. You can decide instead to use the "term certain" method, where you reduce your life expectancy by one every year after the initial year. If your spouse is your designated beneficiary for the purpose of figuring out annual account-based required minimum distributions, you can also annually "recalculate" your spouse's life expectancy if you want. If you choose someone who is not your spouse as your designated beneficiary for the purpose of figuring out annual account-based required minimum distributions, you have to use the "term certain" method of calculating that person's life expectancy. If you pick a nonspouse designated beneficiary, you may also have to do another special calculation.


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You can later apply your Traditional IRA funds to a life annuity-based payout.
You can only do this if you already chose to recalculate your life expectancy annually (and your spouse's life expectancy if you select a spousal joint annuity).

Annuity based method

If you choose an "annuity-based" method, you do not have to do annual calculations. You apply the account value to an annuity payout for your life or the joint lives of you and a designated beneficiary, or for a period certain not extending beyond applicable life expectancies.

Do you have to pick the same method to calculate your required minimum distributions for all of your Traditional IRAs and other retirement plans?

No. If you want, you can choose a different method and a different beneficiary for each of your Traditional IRAs and other retirement plans. For example, you can choose an annuity payout from one IRA, a different annuity payout from a qualified plan, and an account-based annual withdrawal from another IRA.

Will we pay you the annual amount every year from your Traditional IRA based on the method you choose?

No, we do not automatically make distributions from your contract before your annuity payments begin.

What if you take more than you need to for any year?

The required minimum distribution amount for your Traditional IRAs is calculated on a year-by-year basis. There are no carry-back or carry-forward provisions. Also, you cannot apply required minimum distribution amounts you take from your qualified plans to the amounts you have to take from your Traditional IRAs and vice-versa. However, the IRS will let you figure out the required minimum distribution for each Traditional IRA that you maintain, using the method that you picked for that particular IRA. You can add these required minimum distribution amount calculations together. As long as the total amount you take out every year satisfies your overall Traditional IRA required minimum distribution amount, you may choose to take your annual required minimum distribution from any one or more Traditional IRAs that you own.

What if you take less than you need to for any year?

Your IRA could be disqualified, and you could have to pay tax on the entire value. Even if your IRA is not disqualified, you could have to pay a 50% penalty tax on the shortfall (required amount for Traditional IRAs less amount actually taken). It is your responsibility to meet the required minimum distribution rules. We will remind you when our records show that your age 70 1/2 is approaching. If you do not select a method with us, we will assume you are taking your required minimum distribution from another Traditional IRA that you own.

What are the required minimum distribution payments after you die?

If you die after either (a) the start of annuity payments, or (b) your required beginning date, your beneficiary must receive payment of the remaining values in the contract at least as rapidly as under the distribution method before your death. In some circumstances, your surviving spouse may elect to become the owner of the Traditional IRA and halt distributions until he or she reaches age 70 1/2.

If you die before your required beginning date and before annuity payments begin, federal tax rules require complete distribution of your entire value in the contract within five years after your death. Payments to a designated beneficiary over the beneficiary's life or over a period certain that does not extend beyond the beneficiary's life expectancy are also permitted, if these payments start within one year of your death. A surviving spouse beneficiary can also (a) delay starting any payments until you would have reached age 70 1/2 or
(b) roll over your Traditional IRA into his or her own Traditional IRA.

Important information about minimum distributions under your contract

Although the life contingent annuity portion of the life annuity with a period certain does not have a cash value, it


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will be assigned a value for tax purposes. This value will generally be changed each year. When you determine the amount of account-based required minimum distributions from your IRA this value must be included. This must be done before annuity payments begin even though the life contingent annuity may not be providing a source of funds to satisfy the required minimum distribution.

You will generally be required to determine your required minimum distribution by annually recalculating your life expectancy. Recalculation is no longer required once the only payments you or your spouse receive are under the life contingent annuity.

If you surrender your contract, or withdraw any remaining account value before your annuity payments begin, it may be necessary for you to satisfy your required minimum distribution by moving forward the start date of payments under your life contingent annuity. Or to the extent available, you have to take distributions from other IRA funds you may have. Or, you may convert your IRA life contingent annuity under the IRA contract to a nonqualified life contingent annuity. This would be viewed as a distribution of the value of the life contingent annuity from your IRA, and therefore, would be a taxable event. However, since the life contingent annuity would no longer be part of the IRA, you would not have to include its value when determining future required minimum distributions.

If you have elected a joint and survivor form of the life contingent annuity, the joint annuitant must be your spouse. You must determine your required minimum distribution by annually recalculating both your life expectancy and your spouse's life expectancy. Once the only payments you or your spouse are receiving are under the life contingent annuity recalculation is no longer required. In the event of your death or the death of your spouse the value of such annuity will change. For this reason, it is important that someone tell us if you or your spouse dies before the life contingent annuity has started payments so that a lower valuation can be made. Otherwise, a higher tax value may result in an overstatement of the amount that would be necessary to satisfy your required minimum distribution amount.

Allocation of funds to the life contingent annuity may prevent the contract from later receiving conduit IRA treatment.

SUCCESSOR ANNUITANT AND OWNER

If your spouse is the sole primary beneficiary and elects to become the successor annuitant and owner, no death benefit is payable until your surviving spouse's death.

PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH

IRA death benefits are taxed the same as IRA distributions.

BORROWING AND LOANS ARE PROHIBITED TRANSACTIONS

You cannot get loans from a Traditional IRA. You cannot use a Traditional IRA as collateral for a loan or other obligation. If you borrow against your IRA or use it as collateral, its tax-favored status will be lost as of the first day of the tax year in which this prohibited event occurs. If this happens, you must include the value of the Traditional IRA in your federal gross income. Also, the early distribution penalty tax of 10% will apply if you have not reached age
59 1/2 before the first day of that tax year.

EARLY DISTRIBUTION PENALTY TAX

A penalty tax of 10% of the taxable portion of a distribution applies to distributions from a Traditional IRA made before you reach age 59 1/2. The extra penalty tax does not apply to pre-age 59 1/2 distributions made:

o    on or after your death;

o    because you are disabled (special federal income tax definition);

o used to pay certain extraordinary medical expenses (special federal income tax definition);

o used to pay medical insurance premiums for unemployed individuals (special federal income tax definition);
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o    used to pay certain first-time home buyer expenses (special federal income tax definition; $10,000 lifetime total limit for these distributions from all your Traditional and Roth IRAs);


o used to pay certain higher education expenses (special federal income tax definition); or

o in the form of substantially equal periodic payments made at least annually over your life (or your life expectancy), or over the joint lives of you and your beneficiary (or your joint life expectancy) using an IRS-approved distribution method.

WILL PAYMENTS WE MAKE TO YOU FROM THE LIFE ANNUITY WITH A PERIOD CERTAIN WHILE YOU ARE UNDER AGE 59 1/2 QUALIFY AS SUBSTANTIALLY EQUAL PAYMENTS FOR LIFE?

Same as nonqualified annuities under "Early distribution penalty tax."

FEDERAL AND STATE INCOME TAX WITHHOLDING AND INFORMATION REPORTING

We must withhold federal income tax from distributions from annuity contracts. You may be able to elect out of this income tax withholding in some cases. Generally, we do not have to withhold if your distributions are not taxable. The rate of withholding will depend on the type of distribution and, in certain cases, the amount of your distribution. Any income tax withheld is a credit against your income tax liability. If you do not have sufficient income tax withheld or do not make sufficient estimated income tax payments, you may incur penalties under the estimated income tax rules.


You must file your request not to withhold in writing before the payment or distribution is made. Our Processing Office will provide forms for this purpose. You cannot elect out of withholding unless you provide us with your correct Taxpayer Identification Number and a United States residence address. You cannot elect out of withholding if we are sending the payment out of the United States. We might have to withhold and/or report on amounts we pay under a free look or cancellation.


Special withholding rules apply to foreign recipients and United States citizens residing outside the United States. We do not discuss these rules here. Certain states have indicated that state income tax withholding will also apply to payments from the contracts made to residents. In some states, you may elect out of state withholding, even if federal withholding applies. Generally, an election out of federal withholding will also be considered an election out of state withholding. If you need more information concerning a particular state or any required forms, call our Processing Office at their toll-free number.

If you are receiving periodic and/or non-periodic payments, you will be notified of the withholding requirements and of your right to make withholding elections.

FEDERAL INCOME TAX WITHHOLDING ON PERIODIC ANNUITY PAYMENTS

We withhold differently on "periodic" and "non-periodic" payments. For a periodic annuity payment, for example, unless you specify a different number of withholding exemptions, we withhold assuming that you are married and claiming three withholding exemptions. If you do not give us your correct Taxpayer Identification Number, we withhold as if you are single with no exemptions.


Based on the assumption that you are married and claiming three withholding exemptions, if you receive less than $14,880 in periodic annuity payments in 2000 your payments will generally be exempt from federal income tax withholding. You could specify a different choice of withholding exemption or request that tax be withheld. Your withholding election remains effective unless and until you revoke it. You may revoke or change your withholding election at any time.


FEDERAL INCOME TAX WITHHOLDING ON NON-PERIODIC ANNUITY PAYMENTS

For a non-periodic distribution (total surrender or partial withdrawal) we generally withhold at a flat 10% rate. We apply that rate to the taxable amount in the case of nonqualified contracts, and to the payment amount in the case of IRAs.

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ABOUT OUR FIXED MATURITY OPTIONS

HOW WE DETERMINE THE MARKET VALUE ADJUSTMENT. We use the following procedure to calculate the market value adjustment (up or down) we make if you withdraw all of your value from a fixed maturity option before its maturity date.

(1) We determine the market adjusted amount on the date of the withdrawal as follows:

     (a) We determine the fixed maturity amount that would be payable on the maturity date, using the rate to maturity for the fixed maturity option.

     (b) We determine the period remaining in your fixed maturity option (based on the withdrawal date) and convert it to fractional years based on a 365-day year. For example, three years and 12 days becomes 3.0329.

     (c) We determine the current rate to maturity that applies on the withdrawal date to new allocations to the same fixed maturity option.

     (d) We determine the present value of the fixed maturity amount payable at the maturity date, using the period determined in (b) and the rate determined in (c).

(2) We determine the fixed maturity amount as of the current date. (3) We subtract (2) from the result in (1)(d). The result is the market value adjustment applicable to such fixed maturity option, which may be positive or negative.

--------------------------------------------------------------------------------
Your market adjusted amount is the present value of the maturity value discounted at the rate to maturity in effect for new contributions to that same fixed maturity option on the date of the calculation.
--------------------------------------------------------------------------------

If you withdraw only a portion of the amount in a fixed maturity option, the market value adjustment will be a percentage of the market value adjustment that would have applied if you had withdrawn the entire value in that fixed maturity option. This percentage is equal to the percentage of the value in the fixed maturity option that you are withdrawing. See the Appendix to this prospectus for an example of how we calculate the market value adjustment.

For purposes of calculating the rate to maturity for new allocations to a fixed maturity option (see (1)(c) above), we use the rate we have in effect for new allocations to that fixed maturity option. We use this rate even if new allocations to that option would not be accepted at that time. This rate will not be less than 3%. If we do not have a rate to maturity in effect for a fixed maturity option to which the "current rate to maturity" in (1)(c) would apply, we will use the rate at the next closest maturity date. If we are no longer offering new fixed maturity options, the "current rate to maturity" will be determined in accordance with our procedures then in effect. We reserve the right to add up to 0.25% to the current rate in (1)(c) above for purposes of calculating the market value adjustment only.

ABOUT THE SEPARATE ACCOUNT FOR THE FIXED MATURITY OPTIONS

INVESTMENTS. Under New York insurance law, the portion of the separate account assets equal to the reserves and other contract liabilities relating to the contracts are not chargeable with liabilities from any other business we may conduct. We own the assets of the separate account, as well as any favorable investment performance on those assets. You do not participate in the performance of the assets held in this separate account. We may, subject to state law which applies, transfer all assets allocated to the separate account to our general account. We guarantee all benefits relating to your account value in the fixed maturity options regardless of whether assets supporting fixed maturity options are held in a separate account or our general account.

We have no specific formula for establishing the rates to maturity for the fixed maturity options. We expect the rates to be influenced by, but not necessarily correspond to, among other things, the yields that we can expect to realize on the separate account's investments from time to time. Our current plans are to invest in fixed-income obligations,

----------
   36
--------------------------------------------------------------------------------

including corporate bonds, mortgage-backed and asset-backed securities and government and agency issues having durations in the aggregate consistent with those of the fixed maturity options.

Although the above generally describes our plans for investing the assets supporting our obligations under the fixed maturity options, we are not obligated to invest those assets according to any particular plan except as we may be required to by state insurance laws. We will not determine the rates to maturity we establish by the performance of the nonunitized separate account.

ABOUT OUR GENERAL ACCOUNT

Our general account supports all of our policy and contract guarantees, including those that apply to the fixed maturity options, as well as our general obligations. Amounts applied under the life contingent annuity become part of our general account.

The general account is subject to regulation and supervision by the Insurance Department of the State of New York and to the insurance laws and regulations of all jurisdictions where we are authorized to do business. Because of exemptions and exclusionary provisions that apply, interests in the general account have not been registered under the Securities Act of 1933, nor is the general account an investment company under the Investment Company Act of 1940. However, the market value adjustment interests under the contracts are registered under the Securities Act of 1933.

We have been advised that the staff of the SEC has not made a review of the disclosure that is included in the prospectus for your information that relates to the general account (other than market value adjustment interests) and the life contingent annuity. The disclosure, however, may be subject to certain generally applicable provisions of the federal securities laws relating to the accuracy and completeness of statements made in prospectuses.

OTHER METHODS OF PAYMENT

WIRE TRANSMITTALS

We accept initial contributions sent by wire to our Processing Office by agreement with certain broker-dealers. The transmittals must be accompanied by information we require to allocate your contribution. Wire orders not accompanied by complete information may be retained as described under "How you can make your contributions."

Even if we accept the wire order and essential information, a contract generally will not be issued until we receive and accept a properly completed application. In certain cases we may issue a contract based on information forwarded electronically. Where we require a signed application, no financial transactions will be permitted until we receive the signed application and have issued the contract.

After your contract has been issued, additional contributions under the life annuity with a period certain contract may be transmitted by wire.

ABOUT PAYMENTS UNDER PERIOD CERTAIN CONTRACTS


The following example illustrates a ten-year level stream of annual payments, each in the amount of $10,000, purchased on April 3, 2000 with the first payment on February 15, 2001. To achieve this result, a single contribution of $75,697.19 is required, and is allocated among the fixed maturity options as indicated below.



--------------------------------------------------------------------------------
FEBRUARY 15TH OF                PRICE PER $100 OF      ALLOCATION OF
CALENDAR YEAR         PAYMENT    MATURITY VALUE        CONTRIBUTION
--------------------------------------------------------------------------------
  2001                $10,000      $ 96.45                $  9,644.68
--------------------------------------------------------------------------------
  2002                $10,000      $ 91.55                $  9,155.18
--------------------------------------------------------------------------------
  2003                $10,000      $ 86.29                $  8,628.96
--------------------------------------------------------------------------------
  2004                $10,000      $ 81.76                $  8,175.91
--------------------------------------------------------------------------------
  2005                $10,000      $ 77.17                $  7,717.40
--------------------------------------------------------------------------------
  2006                $10,000      $ 72.85                $  7,285.32
--------------------------------------------------------------------------------
  2007                $10,000      $ 68.72                $  6,871.51
--------------------------------------------------------------------------------
  2008                $10,000      $ 64.63                $  6,463.00
--------------------------------------------------------------------------------
  2009                $10,000      $ 60.62                $  6,062.44
--------------------------------------------------------------------------------
  2010                $10,000      $ 56.93                $  5,692.79
--------------------------------------------------------------------------------
                                                Total     $ 75,697.19
--------------------------------------------------------------------------------

----------
  37
--------------------------------------------------------------------------------

DATES AND PRICES AT WHICH CONTRACT EVENTS OCCUR

BUSINESS DAY

Our "business day" is any day the New York Stock Exchange is open for trading. Each business day ends at the time regular trading on the exchange closes (or is suspended) for the day. Our business day ends at 4:00 p.m., Eastern Time for purposes of determining the date when contributions are applied and any other transaction requests are processed. Contributions will be applied and any other transaction requests will be processed when they are received along with all the required information unless another date applies as indicated below.

If your contribution or any other transaction request containing all the required information, reaches us on a non-business day or after 4:00 p.m. on a business day, we will use the next business day.

CONTRIBUTIONS

o Contributions allocated to the fixed maturity options will receive the rate to maturity in effect for that fixed maturity option on that business day.


o Contributions allocated to the separate account to provide for payments off maturity dates will receive the interest rate in effect on that business day or the same rate as the rate to maturity that applied to the expired fixed maturity option.

o Contributions allocated to the life contingent annuity will be invested at the purchase rates in effect on that business day. If you are purchasing the Income Manager (life with a period certain) option in connection with your guaranteed minimum income benefit under certain contracts, you should note that the purchase rates used are more conservative (and therefore your payments are smaller) than those we use for other Income Manager contracts.


ABOUT LEGAL PROCEEDINGS

Equitable Life and its affiliates are parties to various legal proceedings. In our view, none of these proceedings is likely to have a material adverse effect upon our obligations under the contracts, or the distribution of the contracts.

ABOUT OUR INDEPENDENT ACCOUNTANTS


The financial statements of Equitable Life incorporated in this prospectus by reference to the Annual Report on Form 10-K at December 31, 1999 and 1998, and for the three years ended December 31, 1999, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.


TRANSFERS OF OWNERSHIP, COLLATERAL ASSIGNMENTS, LOANS, AND BORROWING

The contracts may not be assigned except through surrender to us. They may not be borrowed against or used as collateral for a loan or other obligation.

DISTRIBUTION OF CONTRACTS


Equitable Distributors, Inc. ("EDI") and AXA Advisors, LLC ("AXA Advisors"), the successor to EQ Financial Consultants, Inc., are the distributors of the contracts. EDI is a wholly owned subsidiary of Equitable Life, and AXA Advisors is an affiliate of Equitable Life. EDI and AXA Advisors have responsibility for sales and marketing functions. EDI and AXA Advisors are registered with the SEC as broker-dealers and are members of the National Association of Securities Dealers, Inc. The principal business address of EDI and AXA Advisors is 1290 Avenue of the Americas, New York, New York 10104. Under a distribution agreement between EDI, Equitable Life, and certain of Equitable Life's separate accounts, including the separate account that contains the fixed maturity options, Equitable Life paid EDI distribution fees of $46,957,345 for 1999, $35,452,793 for 1998 and $9,566,343 for 1997, as the distributor of the contracts. Under a distribution and services agreement between AXA Advisors, Equitable Life and certain of Equitable Life's

----------
   38

--------------------------------------------------------------------------------



separate accounts, including the separate account that contains the fixed maturity options, Equitable Life paid EQF $325,380 annually for 1999, 1998 and 1997, as the distributor for certain contracts including these contracts.

The contracts will be sold by registered representatives of EDI and AXA Advisors as well as by affiliated and unaffiliated broker-dealers with which EDI and/or AXA Advisors has entered into selling agreements. Broker-dealer sales compensation will generally not exceed 5% of total contributions made under the contracts. EDI and AXA Advisors may also receive compensation and reimbursement for its marketing services under the terms of their distribution agreements with Equitable Life. Broker-dealers receiving sales compensation will generally pay a portion of it to their registered representatives as commissions related to sales of the contracts. The offering of the contracts is intended to be continuous.

7
Incorporation of certain documents by reference

-------
  39
--------------------------------------------------------------------------------


Equitable Life's annual report on form 10-K for the year ended December 31, 1999 is considered to be part of this prospectus because it is incorporated by reference.


After the date of the prospectus and before we terminate the offering of the securities under this prospectus, all documents or reports we file with the SEC under the Securities Exchange Act of 1934 ("Exchange Act") will be considered to become part of this prospectus because they are incorporated by reference.

Any statement contained in a document that is or becomes part of this prospectus, will be considered changed or replaced for purposes of this prospectus if a statement contained in this prospectus changes or is replaced. Any statement that is considered to be a part of this prospectus because of its incorporation, will be considered changed or replaced for the purpose of this prospectus if a statement contained in any other subsequently filed document that is considered to be part of this prospectus changes or replaces that statement. After that, only the statement that is changed or replaced will be considered to be part of this prospectus.

We file our exchange act documents and reports, including our annual and quarterly reports on form 10-K and form 10-Q, electronically according to EDGAR under CIK No. 0000727920. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov.

Upon written or oral request, we will provide, free of charge, to each person to whom this prospectus is delivered a copy of any or all of the documents considered to be part of this prospectus because they are incorporated herein. This does not include exhibits not specifically incorporated by reference into the text of such documents. Requests for documents should be directed to The Equitable Life Assurance Society of the United States, 1290 Avenue of the Americas, New York, New York 10104. Attention: Corporate Secretary (telephone:
(212) 554-1234).

Appendix: Market value adjustment example

--------
 A-1
--------------------------------------------------------------------------------


The example below shows how the market value adjustment would be determined and how it would be applied to a withdrawal, assuming that $100,000 was allocated on February 15, 2001 to a fixed maturity option with a maturity date of February 15, 2010 at a rate to maturity of 7.00% resulting in a maturity value at the maturity date of $183,846, and further assuming that a withdrawal of $50,000 was made on February 15, 2005.



-------------------------------------------------------------------------------------------------
                                                                       ASSUMED RATE TO MATURITY
                                                                         ON FEBRUARY 15, 2005
                                                                      ---------------------------
                                                                            5.00%        9.00%
-------------------------------------------------------------------------------------------------
AS OF FEBRUARY 15, 2005 (BEFORE WITHDRAWAL)
-------------------------------------------------------------------------------------------------
(1) Market adjusted amount                                              $ 144,048    $ 119,487
-------------------------------------------------------------------------------------------------
(2) Fixed maturity amount                                               $ 131,080    $ 131,080
-------------------------------------------------------------------------------------------------
(3) Market value adjustment:
   (1) - (2)                                                            $  12,968    $ (11,593)
-------------------------------------------------------------------------------------------------
ON FEBRUARY 15, 2005 (AFTER WITHDRAWAL)
-------------------------------------------------------------------------------------------------
(4) Portion of the market adjusted amount associated with withdrawal:
    (3) x [$50,000/(1)]                                                 $   4,501    $  (4,851)
-------------------------------------------------------------------------------------------------
(5) Reduction in fixed maturity amount:
   [$50,000 - (4)]                                                      $  45,499    $  54,851
-------------------------------------------------------------------------------------------------
(6) Fixed maturity amount: (2) - (5)                                    $  85,581    $  76,229
-------------------------------------------------------------------------------------------------
(7) Maturity value                                                      $ 120,032    $ 106,915
-------------------------------------------------------------------------------------------------
(8) Market adjusted amount of (7)                                       $  94,048    $  69,487
-------------------------------------------------------------------------------------------------


You should note that if a withdrawal is made when rates have increased from 7.00% to 9.00% (right column), a portion of a negative market value adjustment is realized. On the other hand, if a withdrawal is made when rates have decreased from 7.00% to 5.00% (left column), a portion of a positive market value adjustment is realized.

SUPPLEMENT TO INCOME MANAGER ACCUMULATOR PROSPECTUS DATED MAY 1, 1996; INCOME MANAGER ROLLOVER IRA PROSPECTUS DATED MAY 1, 1996; INCOME MANAGER ACCUMULATOR PROSPECTUS DATED OCTOBER 17, 1996; INCOME MANAGER ROLLOVER IRA PROSPECTUS DATED OCTOBER 17, 1996; INCOME MANAGER ACCUMULATOR PROSPECTUS DATED DECEMBER 31, 1997; INCOME MANAGER ROLLOVER IRA PROSPECTUS DATED DECEMBER 31, 1997; EQUITABLE ACCUMULATOR (IRA, NQ AND QP) PROSPECTUS DATED MAY 1, 1998 AND TAX SHELTERED ANNUITY SUPPLEMENT DATED JUNE 18, 1998; EQUITABLE ACCUMULATOR DATED OCTOBER 18, 1999; AND EQUITABLE ACCUMULATOR SELECT PROSPECTUS DATED OCTOBER 18, 1999.



COMBINATION VARIABLE AND FIXED DEFERRED ANNUITY CERTIFICATES
ISSUED BY THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES


--------------------------------------------------------------------------------


This supplement dated May 1, 2000, updates certain information in the following prospectuses:

Income Manager Accumulator prospectus dated May 1, 1996, as previously supplemented on May 1, 1997, December 31, 1997, May 1, 1998, January 4, 1999 and May 1, 1999.

Income Manager Accumulator Rollover IRA prospectus, dated May 1, 1996 as previously supplemented on May 1, 1997, December 31, 1997, May 1, 1998, January 4, 1999 and May 1, 1999.

Income Manager Accumulator prospectus dated October 17, 1996, as previously supplemented on May 1, 1997, December 31, 1997, May 1, 1998, January 4, 1999 and May 1, 1999.

Income Manager Accumulator Rollover IRA prospectus, dated October 17, 1996, as previously supplemented on May 1, 1997, December 31, 1997, May 1, 1998, January 4, 1999 and May 1, 1999.

Income Manager Accumulator prospectus dated December 31, 1997, as previously supplemented on May 1, 1998, January 4, 1999 and May 1, 1999.

Income Manager Accumulator Rollover IRA prospectus dated December 31, 1997, as previously supplemented on May 1, 1998, January 4, 1999 and May 1, 1999.

Equitable Accumulator (IRA, NQ and QP) prospectus dated May 1, 1998, as previously supplemented on June 18, 1998, January 4, 1999 and May 1, 1999.

Equitable Accumulator prospectus, dated October 18, 1999.

Equitable Accumulator Select prospectus dated October 18, 1999.

You should keep the supplements and the prospectus for future reference. We have filed with the Securities and Exchange Commission (SEC) our statement of additional information (SAI) dated May 1, 1999. If you do not presently have a copy of the prospectus and prior supplements, you may obtain additional copies, as well as a copy of the SAI, from us, free of charge, by writing to Equitable Life, P.O. Box 1547, Secaucus, NJ 07096-1547, or calling (800) 789-7771. If you only need a copy of the SAI, you may mail in the SAI request form located at the end of this supplement. The SAI has been incorporated by reference into this supplement.


In this Supplement, we provide information on (1) a new investment fund; (2) changes in certain management fees and expense limitation agreements; (3) certain portfolio/adviser name changes and new advisers; (4) telephone and online access to certain contract transactions; (5) transaction requests that are related to market timing strategies; (6) revised beneficiary continuation options; (7) tax updates that may or may not affect your contract; (8) unit values and number of outstanding units for the investment funds; and (9) Equitable Life.


The Supplement also contains information that is intended to clarify the Variable Immediate Annuity payout option that is available through your contract.



                                                                    72320/Agency

-----
  1
--------------------------------------------------------------------------------

(1) NEW INVESTMENT FUND

The following new Investment Fund is available under your Certificate effective on or about May 1, 2000.

EQ/ALLIANCE TECHNOLOGY

The new Investment Fund invests in a corresponding new Portfolio of EQ Advisors Trust. The objectives and Adviser for the Portfolio are shown below:

PORTFOLIO OF EQ ADVISERS TRUST

--------------------------------------------------------------------------------------------
 PORTFOLIO NAME             OBJECTIVE                       ADVISER
--------------------------------------------------------------------------------------------
EQ/Alliance Technology     Long-term growth of capital     Alliance Capital Management L.P.
--------------------------------------------------------------------------------------------

See "Update on Management Fees and Expense Limitation Agreements" below, regarding the management fees for this new portfolio.

(2) UPDATE ON MANAGEMENT FEES AND EXPENSE LIMITATION AGREEMENTS

The following table sets forth the investment management fees payable to Equitable from each portfolio under the new management agreement, effective on or about May 1, 2000, which were approved by shareholders. New or revised expense limitation agreements may also apply (see footnote #7 to the table). All portfolios may not be available in all annuity products. Please note that the names of certain portfolios have been changed (a correlating change in the name of the corresponding investment fund also applies). For more information on these name changes, see "Portfolio/Adviser name changes and new portfolio advisers," later in this supplement.

-----
  2
--------------------------------------------------------------------------------

EQ ADVISORS TRUST ANNUAL EXPENSES
(AS A PERCENTAGE OF AVERAGE DAILY NET ASSETS IN EACH PORTFOLIO)



-------------------------------------------------------------------------------------------------------------------------
                                                                                                             TOTAL
                                                                                           OTHER             ANNUAL
                                                                                         EXPENSES           EXPENSES
                                                   MANAGEMENT                         (AFTER EXPENSE     (AFTER EXPENSE
                                                    FEES(5)         12B-1 FEES(6)     LIMITATION)(7)     LIMITATION)(8)
-------------------------------------------------------------------------------------------------------------------------
EQ/Aggressive Stock(1)                                0.60%             0.25%               0.04%             0.89%
Alliance Common Stock                                 0.46%             0.25%               0.04%             0.75%
Alliance Conservative Investors                       0.60%             0.25%               0.07%             0.92%
Alliance Equity Index                                 0.25%             0.25%               0.05%             0.55%
Alliance Global                                       0.73%             0.25%               0.09%             1.07%
Alliance Growth & Income                              0.59%             0.25%               0.05%             0.89%
Alliance Growth Investors                             0.57%             0.25%               0.05%             0.87%
Alliance High Yield                                   0.60%             0.25%               0.05%             0.90%
Alliance Intermediate Government Securities           0.50%             0.25%               0.07%             0.82%
Alliance International                                0.85%             0.25%               0.20%             1.30%
Alliance Money Market                                 0.34%             0.25%               0.05%             0.64%
EQ/Alliance Premier Growth                            0.90%             0.25%               0.00%             1.15%
Alliance Small Cap Growth                             0.75%             0.25%               0.07%             1.07%
EQ/Alliance Technology(2)                             0.90%             0.25%               0.00%             1.15%
BT Equity 500 Index                                   0.25%             0.25%               0.10%             0.60%
BT International Equity Index                         0.35%             0.25%               0.40%             1.00%
BT Small Company Index                                0.25%             0.25%               0.25%             0.75%
Capital Guardian Research                             0.65%             0.25%               0.05%             0.95%
Capital Guardian U.S. Equity                          0.65%             0.25%               0.05%             0.95%
EQ/Evergreen                                          0.65%             0.25%               0.05%             0.95%
EQ/Evergreen Foundation                               0.60%             0.25%               0.10%             0.95%
MFS Emerging Growth Companies                         0.65%             0.25%               0.10%             1.00%
MFS Growth with Income                                0.60%             0.25%               0.10%             0.95%
MFS Research                                          0.65%             0.25%               0.05%             0.95%
Mercury Basic Value Equity(3)                         0.60%             0.25%               0.10%             0.95%
Mercury World Strategy(4)                             0.70%             0.25%               0.25%             1.20%
Morgan Stanley Emerging Markets Equity                1.15%             0.25%               0.35%             1.75%
EQ/Putnam Balanced                                    0.60%             0.25%               0.05%             0.90%
EQ/Putnam Growth & Income Value                       0.60%             0.25%               0.10%             0.95%
T. Rowe Price Equity Income                           0.60%             0.25%               0.10%             0.95%
T. Rowe Price International Stock                     0.85%             0.25%               0.15%             1.25%
Warburg Pincus Small Company Value                    0.75%             0.25%               0.10%             1.10%
-------------------------------------------------------------------------------------------------------------------------


----------
Notes:

(1)   Formerly named Alliance Aggressive Stock.


(2)   May not be available in California.

(3)   Formerly named Merrill Lynch Basic Value Equity.

(4)   Formerly named Merrill Lynch World Strategy.

(5) The management fees shown reflect revised management fees, effective on or about May 1, 2000, which were approved by shareholders. The management fees shown for EQ/Putnam Growth & Income Value do not reflect the waiver of a portion of the portfolio investment management fees that is currently in effect. The management fee for the portfolio cannot be increased without a vote of the portfolio's shareholders.

-----
  3
--------------------------------------------------------------------------------


(6) Depending upon your contract, portfolio shares may be subject to fees imposed under the distribution plan (the "Rule 12b-1 Plan") adopted by EQ Advisors Trust pursuant to Rule 12b-1 under the Investment Company Act of 1940. The 12b-1 fee will not be increased for the life of the contracts. If your contract's variable investment option choices invest in portfolio shares that are not subject to the 12b-1 fees, the "Total annual expenses" applicable to your contract would be lower than those shown. Prior to October 18, 1999, the total annual expenses for the Alliance Small Cap Growth portfolio were limited to 1.20% under an expense limitation arrangement related to that portfolio's Rule 12b-1 Plan. The arrangement is no longer in effect. The amounts shown have been restated to reflect the expenses that would have been incurred in 1999, absent the expense limitation arrangement.

(7) The amounts shown as "Other Expenses" will fluctuate from year to year depending on actual expenses. See footnote (8) for any expense limitation agreements.


      On October 18, 1999 the Alliance portfolios (other than EQ/Alliance Premier Growth and EQ/Alliance Technology) became part of the portfolios of EQ Advisors Trust. The "Other Expenses" for these portfolios have been restated to reflect the estimated expenses that would have been incurred had these portfolios been portfolios of EQ Advisors Trust for the entire year ended December 31, 1999. The restated expenses reflect an increase of 0.01% for each of these portfolios.


(8) Equitable Life, EQ Advisors Trust's manager, has entered into an expense limitation agreement with respect to certain portfolios. Under this agreement, Equitable Life has agreed to waive or limit its fees and assume other expenses. Under the expense limitation agreement, total annual operating expenses of certain portfolios (other than interest, taxes, brokerage commissions, capitalized expenditures and extraordinary expenses) are limited as a percentage of the average daily net assets of each of the following portfolios: 1.75% for Morgan Stanley Emerging Markets Equity; 1.25% for T. Rowe Price International Stock; 1.20% for Mercury World Strategy; 1.15% for EQ/Alliance Premier Growth and EQ/Alliance Technology; 1.10% for Warburg Pincus Small Company Value; 1.00% for BT International Equity Index and MFS Emerging Growth
      Companies; 0.95% for Capital Guardian U.S. Equity, Capital Guardian Research, EQ/Evergreen, EQ/Evergreen Foundation, MFS Growth with Income, MFS Research, Mercury Basic Value Equity, EQ/Putnam Growth & Income Value and T. Rowe Price Equity Income; 0.90% for EQ/Putnam Balanced; 0.75% for BT Small Company Index; and 0.60% for BT Equity 500 Index. The expense limitations for the BT Equity 500 Index, EQ/Putnam Growth & Income Value, Mercury Basic Value Equity, MFS Growth with Income, MFS Research, MFS Emerging Growth Companies, T. Rowe Price Equity Income, T. Rowe Price International Stock and Warburg Pincus Small Company Value portfolios reflect an increase effective on May 1, 2000. The expense limitation for the EQ/Evergreen portfolio reflects a decrease effective on May 1, 2000.

      Absent the expense limitation, the "Other Expenses" for 1999 on an annualized basis for each of the portfolios would have been as follows:
      1.00% for Morgan Stanley Emerging Markets Equity; 0.30% for T. Rowe Price International Stock; 0.46% for Mercury World Strategy; 0.23% for EQ/Alliance Premier Growth; 0.10% for EQ/Alliance Technology; 0.24% for Warburg Pincus Small Company Value; 0.49% for BT International Equity Index; 0.17% for MFS Emerging Growth Companies; 0.34% for Capital Guardian U.S. Equity; 0.47% for Capital Guardian Research; 1.87% for EQ/Evergreen; 1.07% for EQ/Evergreen Foundation; 0.37% for MFS Growth with Income; 0.17% for MFS Research and Mercury Basic Value Equity; 0.16% for EQ/Putnam Growth & Income Value; 0.71% for BT Small Company Index; and 0.18% for BT Equity 500 Index. Initial seed capital was invested on April 30, 1999 for EQ/Alliance Premier Growth, Capital Guardian U.S. Equity and Capital Guardian Research portfolios and will be invested on or about May 1, 2000 for the EQ/Alliance Technology portfolio and therefore expenses have been estimated.


     Each portfolio may at a later date make a reimbursement to Equitable Life for any of the management fees waived or limited and other expenses assumed and paid by Equitable Life pursuant to the expense limitation agreement provided that, among other things, such portfolio has reached sufficient size to permit such reimbursement to be made and provided that the portfolio's current annual operating expenses do not exceed the operating expense limit determined for such portfolio. For more information see the prospectus for EQ Advisors Trust.

-----
  4
--------------------------------------------------------------------------------

EXAMPLES


The examples below show the expenses that a hypothetical contract owner would pay in the situations illustrated. We assume that a $1,000 contribution is invested in one of the variable investment options listed and a 5% annual return is earned on the assets in that option.(1) Other than as indicated in the next sentence, the charges used in the examples are the maximum charges that might apply to any contract or investment fund to which this supplement relates (including the maximum charges that would apply to the underlying portfolio). The annual administrative charge used in the example is based on the charges that apply to a mix of estimated contract sizes, resulting in an estimated administrative charge for the purpose of these examples of $3.00 per $1,000. If your contract does not have an annual administrative charge and/or has lower charges than used in the examples, then the charges that apply to your contract would be lower than those shown below.


These examples should not be considered a representation of past or future expenses for each option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the examples is not an estimate or guarantee of future investment performance.



-----------------------------------------------------------------------------------------------
                                                  IF YOU SURRENDER YOUR CONTRACT AT THE END
                                                     OF EACH PERIOD SHOWN, THE EXPENSES
                                                                  WOULD BE:
                                              -------------------------------------------------
                                                 1 YEAR      3 YEARS      5 YEARS     10 YEARS
-----------------------------------------------------------------------------------------------
EQ/Aggressive Stock                            $ 100.16     $ 155.59     $ 213.89    $ 388.79
Alliance Common Stock                          $  98.69     $ 151.27     $ 206.84    $ 375.43
Alliance Conservative Investors                $ 100.58     $ 156.82     $ 215.90    $ 392.58
Alliance Equity Index                          $  96.70     $ 145.39     $ 197.20    $ 356.98
Alliance Global                                $ 102.15     $ 161.43     $ 223.40    $ 406.62
Alliance Growth & Income                       $ 100.26     $ 155.90     $ 214.39    $ 389.74
Alliance Growth Investors                      $ 100.05     $ 155.28     $ 213.39    $ 387.85
Alliance High Yield                            $ 100.26     $ 155.90     $ 214.39    $ 389.74
Alliance Intermediate Government Securities    $  99.53     $ 153.74     $ 210.87    $ 383.09
Alliance International                         $ 104.56     $ 168.47     $ 234.80    $ 427.74
Alliance Money Market                          $  97.54     $ 147.87     $ 201.26    $ 364.80
EQ/Alliance Premier Growth                     $ 104.03     $ 166.94     $ 232.33    $ 423.19
Alliance Small Cap Growth                      $ 102.04     $ 161.12     $ 222.90    $ 405.69
EQ/Alliance Technology                         $ 102.99     $ 163.88     $ 227.38    $ 414.03
BT Equity 500 Index                            $  97.23     $ 146.94     $ 199.74    $ 361.87
BT International Equity Index                  $ 101.41     $ 159.28     $ 219.90    $ 400.10
BT Small Company Index                         $  98.80     $ 151.58     $ 207.34    $ 376.39
Capital Guardian Research                      $ 100.89     $ 157.74     $ 217.40    $ 395.40
Capital Guardian U.S. Equity                   $ 100.89     $ 157.74     $ 217.40    $ 395.40
EQ/Evergreen                                   $ 100.89     $ 157.74     $ 217.40    $ 395.40
EQ/Evergreen Foundation                        $ 100.89     $ 157.74     $ 217.40    $ 395.40
MFS Emerging Growth Companies                  $ 101.41     $ 159.28     $ 219.90    $ 400.10
MFS Growth with Income                         $ 100.89     $ 157.74     $ 217.40    $ 395.40
MFS Research                                   $ 100.89     $ 157.74     $ 217.40    $ 395.40
Mercury Basic Value Equity                     $ 100.89     $ 157.74     $ 217.40    $ 395.40
Mercury World Strategy                         $ 103.51     $ 165.41     $ 229.86    $ 418.62
Morgan Stanley Emerging Markets Equity         $ 109.27     $ 182.13     $ 256.78    $ 467.62
EQ/Putnam Balanced                             $ 100.37     $ 156.21     $ 214.90    $ 390.69
EQ/Putnam Growth & Income Value                $ 100.89     $ 157.74     $ 217.40    $ 395.40
T. Rowe Price Equity Income                    $ 100.89     $ 157.74     $ 217.40    $ 395.40
T. Rowe Price International Stock              $ 104.03     $ 166.94     $ 232.33    $ 423.19
Warburg Pincus Small Company Value             $ 102.46     $ 162.35     $ 224.89    $ 409.41
-----------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------
                                                  IF YOU DO NOT SURRENDER YOUR CONTRACT AT
                                                     THE END OF EACH PERIOD SHOWN, THE
                                                             EXPENSES WOULD BE:
                                              ------------------------------------------------
                                                 1 YEAR     3 YEARS     5 YEARS      10 YEARS
----------------------------------------------------------------------------------------------
EQ/Aggressive Stock                             $ 30.16     $ 105.59     $ 183.89     $ 388.79
Alliance Common Stock                           $ 28.69     $ 101.27     $ 176.84     $ 375.43
Alliance Conservative Investors                 $ 30.58     $ 106.82     $ 185.90     $ 392.58
Alliance Equity Index                           $ 26.70     $  95.39     $ 167.20     $ 356.98
Alliance Global                                 $ 32.15     $ 111.43     $ 193.40     $ 406.62
Alliance Growth & Income                        $ 30.26     $ 105.90     $ 184.39     $ 389.74
Alliance Growth Investors                       $ 30.05     $ 105.28     $ 183.39     $ 387.85
Alliance High Yield                             $ 30.26     $ 105.90     $ 184.39     $ 389.74
Alliance Intermediate Government Securities     $ 29.53     $ 103.74     $ 180.87     $ 383.09
Alliance International                          $ 34.56     $ 118.47     $ 204.80     $ 427.74
Alliance Money Market                           $ 27.54     $  97.87     $ 171.26     $ 364.80
EQ/Alliance Premier Growth                      $ 34.03     $ 116.94     $ 202.33     $ 423.19
Alliance Small Cap Growth                       $ 32.04     $ 111.12     $ 192.90     $ 405.69
EQ/Alliance Technology                          $ 32.99     $ 113.88     $ 197.38     $ 414.03
BT Equity 500 Index                             $ 27.23     $  96.94     $ 169.74     $ 361.87
BT International Equity Index                   $ 31.41     $ 109.28     $ 189.90     $ 400.10
BT Small Company Index                          $ 28.80     $ 101.58     $ 177.34     $ 376.39
Capital Guardian Research                       $ 30.89     $ 107.74     $ 187.40     $ 395.40
Capital Guardian U.S. Equity                    $ 30.89     $ 107.74     $ 187.40     $ 395.40
EQ/Evergreen                                    $ 30.89     $ 107.74     $ 187.40     $ 395.40
EQ/Evergreen Foundation                         $ 30.89     $ 107.74     $ 187.40     $ 395.40
MFS Emerging Growth Companies                   $ 31.41     $ 109.28     $ 189.90     $ 400.10
MFS Growth with Income                          $ 30.89     $ 107.74     $ 187.40     $ 395.40
MFS Research                                    $ 30.89     $ 107.74     $ 187.40     $ 395.40
Mercury Basic Value Equity                      $ 30.89     $ 107.74     $ 187.40     $ 395.40
Mercury World Strategy                          $ 33.51     $ 115.41     $ 199.86     $ 418.62
Morgan Stanley Emerging Markets Equity          $ 39.27     $ 132.13     $ 226.78     $ 467.62
EQ/Putnam Balanced                              $ 30.37     $ 106.21     $ 184.90     $ 390.69
EQ/Putnam Growth & Income Value                 $ 30.89     $ 107.74     $ 187.40     $ 395.40
T. Rowe Price Equity Income                     $ 30.89     $ 107.74     $ 187.40     $ 395.40
T. Rowe Price International Stock               $ 34.03     $ 116.94     $ 202.33     $ 423.19
Warburg Pincus Small Company Value              $ 32.46     $ 112.35     $ 194.89     $ 409.41
----------------------------------------------------------------------------------------------

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  5
--------------------------------------------------------------------------------

EXPENSES REFLECTING APO PLUS ELECTION (WHICH MAY NOT BE AVAILABLE IN YOUR CONTRACT)

-----------------------------------------------------------------------------------------------
                                                  IF YOU SURRENDER YOUR CONTRACT AT THE END
                                                     OF EACH PERIOD SHOWN, THE EXPENSES
                                                                  WOULD BE:
                                              -------------------------------------------------
                                                 1 YEAR      3 YEARS      5 YEARS     10 YEARS
-----------------------------------------------------------------------------------------------
Alliance Common Stock                         $95.82      $128.75      $164.50      $286.22
Alliance Equity Index                         $93.63      $122.76      $154.52      $266.36
-----------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------
                                                  IF YOU DO NOT SURRENDER YOUR CONTRACT AT
                                                     THE END OF EACH PERIOD SHOWN, THE
                                                             EXPENSES WOULD BE:
                                              ------------------------------------------------
                                                 1 YEAR     3 YEARS     5 YEARS      10 YEARS
----------------------------------------------------------------------------------------------
Alliance Common Stock                         $25.82      $78.75       $134.50      $286.22
Alliance Equity Index                         $23.63      $72.76       $124.52      $266.36
----------------------------------------------------------------------------------------------

--------------

(1) The amount accumulated from the $1,000 contribution could not be paid in the form of an annuity payout option at the end of any of the periods shown in the examples. This is because if the amount applied to purchase an annuity payout option is less than $2,000, or the initial payment is less than $20, we may pay the amount to you in a single sum instead of payments under an annuity payout option. See "Accessing your money."

(3) PORTFOLIO/ADVISER NAME CHANGES AND NEW PORTFOLIO ADVISERS

Effective on or about May 1, 2000, the structure of Alliance Aggressive Stock is multi-advisor. We believe this will potentially leverage the investment talents and expertise of recognized money managers within a single portfolio. As a result, the name of this portfolio (and correlating investment fund) has been changed. Please note the following new information:


--------------------------------------------------------------------------------------
 FORMER NAME               NEW NAME                SUB-ADVISORS
--------------------------------------------------------------------------------------
Alliance Aggressive     EQ/Aggressive Stock     Alliance Capital
Stock                                           Massachusetts Financial Service (MFS)
--------------------------------------------------------------------------------------

The investment objective and policy for these funds remain the same.


The following portfolio/correlating investment fund name changes are also effective on or about May 1, 2000:



----------------------------------------------------------------------------
 FORMER NAME                                 NEW NAME
----------------------------------------------------------------------------
Merrill Lynch Basic Value Equity     Mercury Basic Value Equity
----------------------------------------------------------------------------
Merrill Lynch World Strategy         Mercury World Strategy
----------------------------------------------------------------------------


Merrill Lynch Asset Management, the adviser to the Mercury portfolios, has changed its name to Mercury Asset Management US.

(4) TELEPHONE AND ONLINE TRANSACTIONS

For your convenience, the following services are available through our telephone operated program support ("TOPS") and/or EQAccess systems. All services may not apply to your particular contract.

TOPS is designed to provide you with up-to-date information via touch-tone telephone. EQAccess is designed to provide this information through the Internet. You can obtain information on:

o     your current account value;

o your current allocation percentages (anticipated to be available through EQAccess by the end of 2000);

o     the number of units you have in the variable investment options;

-----
  6
--------------------------------------------------------------------------------

o     rates to maturity for the fixed maturity options;

o     the daily unit values for the variable investment options; and

o performance information regarding the variable investment options (not available through TOPS).

You can also:

o change your allocation percentages and/or transfer among the investment options (anticipated to be available through EQAccess by the end of 2000);

o change your TOPS personal identification number (PIN) (not available through EQAccess); and

o     change your EQAccess password (not available through TOPS).

TOPS and EQAccess are normally available seven days a week, 24 hours a day. You may use TOPS by calling toll free 1-888-909-7770. You may use EQAccess by visiting our Web site at http://www.equitable.com and clicking on EQAccess. Of course, for reasons beyond our control, these services may sometimes be unavailable.

We have established procedures to reasonably confirm that the instructions communicated by telephone or Internet are genuine. For example, we will require certain personal identification information before we will act on telephone or Internet instructions and we will provide written confirmation of your transfers. If we do not employ reasonable procedures to confirm the genuineness of telephone or Internet instructions, we may be liable for any losses arising out of any act or omission that constitutes negligence, lack of good faith, or willful misconduct. In light of our procedures, we will not be liable for following telephone or Internet instructions we reasonably believe to be genuine.

We reserve the right to limit access to these services if we determine that you are engaged in a market timing strategy. For more information about market timing restrictions, see "Market timing-related transaction requests" below.

(5) MARKET TIMING-RELATED TRANSACTION REQUESTS

You should note that the product is not designed for professional "market timing" organizations, or other organizations or individuals engaging in a market timing strategy, making programmed transfers, frequent transfers or transfers that are large in relation to the total assets of the underlying mutual fund portfolio. Market timing strategies are disruptive to the underlying mutual fund portfolios in which the variable investment options invest. If we determine that your transfer patterns among the variable investment options reflect a market timing strategy, we reserve the right to take action including, but not limited to: restricting the availability of transfers through telephone requests, facsimile transmissions, automated telephone services, Internet services or any electronic transfer services. We may also refuse to act on transfer instructions of an agent acting under a power of attorney who is acting on behalf of more than one owner.

(6) BENEFICIARY CONTINUATION OPTION

APPLICABLE TO IRA CONTRACTS

Upon your death under an IRA contract, a beneficiary may generally elect to keep the contract in your name and receive distributions under the contract instead of receiving the death benefit in a single sum. In order to elect this option, the beneficiary must be an individual. Certain trusts with only individual beneficiaries will be treated as individuals. This election must be made within 60 days following the date we receive proof of your death. We will increase the account value to equal

-----
  7
--------------------------------------------------------------------------------

the death benefit if the death benefit is greater than the account value. Except as noted in the next sentence, the beneficiary continuation option will be available on or after May 1, 2000 depending on when we receive regulatory clearance in your state. For Rollover IRA and Flexible Premium IRA contracts, a similar beneficiary continuation option will be available until the beneficiary continuation option described in this prospectus is available. Please contact our processing office for further information.

Under the beneficiary continuation option:

o     The contract continues in your name for the benefit of your beneficiary.

o The beneficiary may make transfers among the investment options but no additional contributions will be permitted.

o The guaranteed minimum income benefit, if applicable, and the death benefit (including the guaranteed minimum death benefit, if applicable) provisions will no longer be in effect.

o The beneficiary may choose at any time to withdraw all or a portion of the account value and no withdrawal charges will apply. Any partial withdrawal must be at least $300.

o Upon the death of the beneficiary, any remaining death benefit will be paid in a lump sum to the person the beneficiary chooses.

For Traditional IRA contracts only, if you die AFTER the "Required Beginning Date" for required minimum distributions (see "Tax information"), the contract will continue if:

(a)   You were receiving minimum distribution withdrawals from this contract;
      and

(b) The pattern of minimum distribution withdrawals you chose was based in part on the life of the designated beneficiary.

The withdrawals will then continue to be paid to the beneficiary on the same basis as you chose before your death. We will be able to tell your beneficiary whether this option is available. You should contact our processing office for further information.

For all of the above contracts, if you die BEFORE the Required Beginning Date (and, for a traditional IRA, therefore you were not taking minimum distribution withdrawals under the contract) the beneficiary may choose one of the following two beneficiary continuation options:

1. Payments over life expectancy period. The beneficiary can receive annual minimum distributions based on the beneficiary's life expectancy. If there is more than one beneficiary, the shortest life expectancy is used. These minimum distributions must begin by December 31st of the calendar year following the year of your death. In some situations, a spouse beneficiary who elects to continue the contract in your name under the beneficiary continuation option instead of electing successor owner/annuitant status may also choose to delay beginning the minimum distributions until the December 31st of the calendar year in which you would have turned age 70 1/2.

2. Five Year Rule. The beneficiary can take withdrawals as desired. If the beneficiary does not withdraw the entire account value by the December 31st of the fifth calendar year following your death, we will pay any amounts remaining under the contract to the beneficiary by that date. If you have more than one beneficiary, and one of them elects this option, then all of your beneficiaries will receive this option.

-----
  8
--------------------------------------------------------------------------------

(7) TAX UPDATES APPLICABLE TO NONQUALIFIED CONTRACTS

A recent case permitted an owner to direct the proceeds of a partial withdrawal from one nonqualified deferred annuity contract to a different insurer to purchase a new nonqualified deferred annuity contract on a tax-deferred basis. Special forms, agreement between the carriers, and provision of cost basis information may be required to process this type of an exchange.

OTHER INFORMATION

Please note that the Treasury Department has the authority to issue guidelines prescribing the circumstances in which your ability to direct your investment to particular portfolios within a separate account may cause you, rather than the insurance company, to be treated as the owner of the portfolio shares attributable to your nonqualified annuity contract. In that case, income and gains attributable to such portfolio shares would be included in your gross income for federal income tax purposes. Under current rules, however, we believe that Equitable Life, and not the owner of a nonqualified annuity contract, would be considered the owner of the portfolio shares.

(8) UNIT VALUES AND THE NUMBER OF UNITS OUTSTANDING FOR EACH INVESTMENT FUND

The following table sets forth the unit values and number of units outstanding at the year end for each variable investment option, except EQ/Alliance Technology which is being offered for the first time on May 1, 2000. The table shows unit values based on the highest charges that would apply to any contract or investment fund to which this supplement relates including the highest charges that would apply to the underlying portfolios. Therefore, if your contract has lower charges than those assumed, your unit values will be higher than those shown. The table also shows the total number of units outstanding for all contracts to which this supplement relates. All variable investment options may not be available in all products. Please refer to your annual statement for the unit values applicable to your contract.

-----
  9
--------------------------------------------------------------------------------



---------------------------------------------------------------
                                                      YEAR
                                                      ENDED
                                                  DEC. 31, 1999
---------------------------------------------------------------
 EQ/AGGRESSIVE STOCK
---------------------------------------------------------------
 Unit value                                           $ 78.30
---------------------------------------------------------------
 Number of units outstanding (000s)                     1,984
---------------------------------------------------------------
 ALLIANCE COMMON STOCK
---------------------------------------------------------------
 Unit value                                           $275.01
---------------------------------------------------------------
 Number of units outstanding (000s)                     3,559
---------------------------------------------------------------
 ALLIANCE CONSERVATIVE INVESTORS
---------------------------------------------------------------
 Unit value                                           $ 22.38
---------------------------------------------------------------
 Number of units outstanding (000s)                     4,272
---------------------------------------------------------------
 ALLIANCE EQUITY INDEX
---------------------------------------------------------------
 Unit value                                           $ 31.67
---------------------------------------------------------------
 Number of units outstanding (000s)                        27
---------------------------------------------------------------
 ALLIANCE GLOBAL
---------------------------------------------------------------
 Unit value                                           $ 43.04
---------------------------------------------------------------
 Number of units outstanding (000s)                     3,077
---------------------------------------------------------------
 ALLIANCE GROWTH & INCOME
---------------------------------------------------------------
 Unit value                                           $ 24.13
---------------------------------------------------------------
 Number of units outstanding (000s)                    13,474
---------------------------------------------------------------
 ALLIANCE GROWTH INVESTORS
---------------------------------------------------------------
 Unit value                                           $ 42.29
---------------------------------------------------------------
 Number of units outstanding (000s)                     5,355
---------------------------------------------------------------
 ALLIANCE HIGH YIELD
---------------------------------------------------------------
 Unit value                                           $ 25.73
---------------------------------------------------------------
 Number of units outstanding (000s)                     2,736
---------------------------------------------------------------
 ALLIANCE INTERMEDIATE GOVERNMENT SECURITIES
---------------------------------------------------------------
 Unit value                                           $ 14.70
---------------------------------------------------------------
 Number of units outstanding (000s)                     3,439
---------------------------------------------------------------
 ALLIANCE INTERNATIONAL
---------------------------------------------------------------
 Unit value                                           $ 16.61
---------------------------------------------------------------
 Number of units outstanding (000s)                     1,898
---------------------------------------------------------------
 ALLIANCE MONEY MARKET
---------------------------------------------------------------
 Unit value                                           $ 25.55
---------------------------------------------------------------
 Number of units outstanding (000s)                     6,544
---------------------------------------------------------------
 EQ/ALLIANCE PREMIER GROWTH
---------------------------------------------------------------
 Unit value                                           $ 11.77
---------------------------------------------------------------
 Number of units outstanding (000s)                     9,209
---------------------------------------------------------------
 ALLIANCE SMALL CAP GROWTH
---------------------------------------------------------------
 Unit value                                           $ 14.78
---------------------------------------------------------------
 Number of units outstanding (000s)                     3,248
---------------------------------------------------------------

-----
 10
--------------------------------------------------------------------------------



--------------------------------------------------------
                                              YEAR
                                              ENDED
                                          DEC. 31, 1999
--------------------------------------------------------
 BT EQUITY 500 INDEX
--------------------------------------------------------
 Unit value                                   $ 14.58
--------------------------------------------------------
 Number of units outstanding (000s)            12,103
--------------------------------------------------------
 BT INTERNATIONAL EQUITY INDEX
--------------------------------------------------------
 Unit value                                   $ 14.82
--------------------------------------------------------
 Number of units outstanding (000s)             1,060
--------------------------------------------------------
 BT SMALL COMPANY INDEX
--------------------------------------------------------
 Unit value                                   $ 11.42
--------------------------------------------------------
 Number of units outstanding (000s)             1,113
--------------------------------------------------------
 CAPITAL GUARDIAN RESEARCH
--------------------------------------------------------
 Unit value                                   $ 10.60
--------------------------------------------------------
 Number of units outstanding (000s)               104
--------------------------------------------------------
 CAPITAL GUARDIAN U.S. EQUITY
--------------------------------------------------------
 Unit value                                   $ 10.26
--------------------------------------------------------
 Number of units outstanding (000s)               166
--------------------------------------------------------
 EQ/EVERGREEN
--------------------------------------------------------
 Unit value                                   $ 10.80
--------------------------------------------------------
 Number of units outstanding (000s)               190
--------------------------------------------------------
 EQ/EVERGREEN FOUNDATION
--------------------------------------------------------
 Unit value                                   $ 10.56
--------------------------------------------------------
 Number of units outstanding (000s)               209
--------------------------------------------------------
 MFS EMERGING GROWTH COMPANIES
--------------------------------------------------------
 Unit value                                   $ 27.40
--------------------------------------------------------
 Number of units outstanding (000s)             9,926
--------------------------------------------------------
 MFS GROWTH WITH INCOME
--------------------------------------------------------
 Unit value                                   $ 10.70
--------------------------------------------------------
 Number of units outstanding (000s)               726
--------------------------------------------------------
 MFS RESEARCH
--------------------------------------------------------
 Unit value                                   $ 16.99
--------------------------------------------------------
 Number of units outstanding (000s)             5,474
--------------------------------------------------------
 MERCURY BASIC VALUE EQUITY
--------------------------------------------------------
 Unit value                                   $ 14.88
--------------------------------------------------------
 Number of units outstanding (000s)             4,892
--------------------------------------------------------
 MERCURY WORLD STRATEGY
--------------------------------------------------------
 Unit value                                   $ 13.00
--------------------------------------------------------
 Number of units outstanding (000s)               627
--------------------------------------------------------

-----
 11
--------------------------------------------------------------------------------



------------------------------------------------------------
                                                  YEAR
                                                  ENDED
                                              DEC. 31, 1999
------------------------------------------------------------
 MORGAN STANLEY EMERGING MARKETS EQUITY
------------------------------------------------------------
 Unit value                                       $ 10.97
------------------------------------------------------------
 Number of units outstanding (000s)                 2,188
------------------------------------------------------------
 EQ/PUTNAM BALANCED
------------------------------------------------------------
 Unit value                                       $ 12.27
------------------------------------------------------------
 Number of units outstanding (000s)                 4,222
------------------------------------------------------------
 EQ/PUTNAM GROWTH & INCOME VALUE
------------------------------------------------------------
 Unit value                                       $ 12.39
------------------------------------------------------------
 Number of units outstanding (000s)                 4,268
------------------------------------------------------------
 T. ROWE PRICE EQUITY INCOME
------------------------------------------------------------
 Unit value                                       $ 13.21
------------------------------------------------------------
 Number of units outstanding (000s)                 5,083
------------------------------------------------------------
 T. ROWE PRICE INTERNATIONAL STOCK
------------------------------------------------------------
 Unit value                                       $ 14.15
------------------------------------------------------------
 Number of units outstanding (000s)                 3,348
------------------------------------------------------------
 WARBURG PINCUS SMALL COMPANY VALUE
------------------------------------------------------------
 Unit value                                       $ 10.45
------------------------------------------------------------
 Number of units outstanding (000s)                 3,250
------------------------------------------------------------


(9) UPDATED INFORMATION ON EQUITABLE LIFE

We are The Equitable Life Assurance Society of the United States ("Equitable Life"), a New York stock life insurance corporation. We have been doing business since 1859. Equitable Life is a subsidiary of AXA Financial, Inc. (previously, The Equitable Companies Incorporated). The majority shareholder of AXA Financial, Inc. is AXA, a French holding company for an international group of insurance and related financial services companies. As a majority shareholder, and under its other arrangements with Equitable Life and Equitable Life's parent, AXA exercises significant influence over the operations and capital structure of Equitable Life and its parent. No company other than Equitable Life, however, has any legal responsibility to pay amounts that Equitable Life owes under the contract.

AXA Financial, Inc. and its consolidated subsidiaries managed approximately $462.7 billion in assets as of December 31, 1999. For over 100 years Equitable Life has been among the largest insurance companies in the United States. We are licensed to sell life insurance and annuities in all fifty states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands. Our home office is located at 1290 Avenue of the Americas, New York, N.Y. 10104.

VARIABLE IMMEDIATE ANNUITY PAYOUT OPTION

The following information is intended to clarify the Variable Immediate Annuity payout options that may be available through your contract.

-----
 12
--------------------------------------------------------------------------------

YOUR ANNUITY PAYOUT OPTIONS

You can choose from among the following Variable Immediate Annuity payout options listed below. Restrictions may apply, depending on the type of contract you own or the annuitant's age at contract issue.

-----------------------------------------------------------------------------------------
Variable Immediate Annuity payout options     Life annuity (not available in New York)
                                              Life annuity with period certain
-----------------------------------------------------------------------------------------

Life annuity: An annuity that guarantees payments for the rest of the annuitant's life. Payments end with the last monthly payment before the annuitant's death. Because there is no continuation of benefits following the annuitant's death with this payout option, it provides the highest monthly payment of any of the life annuity options, so long as the annuitant is living.

Life annuity with period certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the end of a selected period of time ("period certain"), payments continue to the beneficiary for the balance of the period certain. The period certain cannot extend beyond the annuitant's life expectancy. A life annuity with a period certain is the form of annuity under the contract that you will receive if you do not elect a different payout option. In this case, the period certain will be based on the annuitant's age and will not exceed 10 years.

The life annuity and life annuity with period certain, are available on a single life or joint and survivor life basis. The joint and survivor life annuity guarantees payments for the rest of the annuitant's life and, after the annuitant's death, payments continue to the survivor. We may offer other payout options not outlined here. Your financial professional can provide details.

Variable Immediate Annuities are described in a separate prospectus that is available from your financial professional. Before you select a Variable Immediate Annuity payout option, you should read the prospectus which contains important information that you should know.


Variables annuities may be funded through your choice of available variable investment options investing in portfolios of EQ Advisors Trust. The contract also offers a fixed annuity option that can be elected in combination with the variable annuity payout options. The amount of each variable annuity payment will fluctuate, depending upon the performance of the variable investment options, and whether the actual rate of investment return is higher or lower than an assumed base rate.


The amount applied to purchase a Variable Immediate Annuity payout option varies, depending on the payout option that you choose, and the timing of your purchase as it relates to any applicable withdrawal charges or market value adjustments. If applicable to your contract, amounts in a fixed maturity option are used to purchase any annuity payout option, prior to the maturity date, a market value adjustment will apply. No withdrawal charge is imposed if you select a life annuity or life annuity with period certain.

SUPPLEMENT TO EQUITABLE ACCUMULATOR (IRA, NQ, QP) PROSPECTUS DATED MAY 1, 1998 AND TAX SHELTERED ANNUITY SUPPLEMENT DATED JUNE 18, 1998 AND EQUITABLE ACCUMULATOR PROSPECTUS DATED OCTOBER 18, 1999.


COMBINATION VARIABLE AND FIXED DEFERRED ANNUITY CERTIFICATES ISSUED BY THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES

--------------------------------------------------------------------------------



This supplement dated May 1, 2000, updates certain information in the following prospectuses:

Equitable Accumulator (IRA, NQ and QP) prospectus, dated May 1, 1998, as previously supplemented on June 18, 1998, January 4, 1999 and May 1, 1999.

Equitable Accumulator prospectus, dated October 18, 1999.

You should keep the supplements and the prospectus for future reference. We have filed with the Securities and Exchange Commission (SEC) our statement of additional information (SAI) dated May 1, 1999. If you do not presently have a copy of the prospectus and prior supplements, you may obtain additional copies, as well as a copy of the SAI, from us, free of charge, by writing to Equitable Life, P.O. Box 1547, Secaucus, NJ 07096-1547, or calling (800) 789-7771. If you only need a copy of the SAI, you may mail in the SAI request form located at the end of this supplement. The SAI has been incorporated by reference into this supplement.

In this Supplement, we provide information on (1) a new investment fund; (2) changes in certain management fees and expense limitation agreements; (3) certain portfolio/adviser name changes and new advisers; (4) telephone and online access to certain contract transactions; (5) transaction requests that are related to market timing strategies; (6) revised beneficiary continuation options; (7) tax updates that may or may not affect your contract; (8) unit values and number of outstanding units for the investment funds; and (9) Equitable Life.


The supplement also contains information that is intended to clarify the Variable Immediate Annuity payout option that is available through your contract.

                                                                        72279/ML

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(1) NEW INVESTMENT FUND

The following new Investment Fund is available under your Certificate effective on or about May 1, 2000.

EQ/ALLIANCE TECHNOLOGY


The new Investment Fund invests in a corresponding new Portfolio of EQ Advisors Trust. The objectives and Adviser for the Portfolio are shown below:


PORTFOLIO OF EQ ADVISERS TRUST



--------------------------------------------------------------------------------------------
PORTFOLIO NAME            OBJECTIVE                       ADVISER
--------------------------------------------------------------------------------------------
EQ/ALLIANCE TECHNOLOGY    LONG-TERM GROWTH OF CAPITAL     ALLIANCE CAPITAL MANAGEMENT L.P.
--------------------------------------------------------------------------------------------


See "Update on Management Fees and Expense Limitation Agreements" below, regarding the management fees for this new portfolio.


(2) UPDATE ON MANAGEMENT FEES AND EXPENSE LIMITATION AGREEMENTS


The following table sets forth the investment management fees payable to Equitable from each portfolio under the new management agreement, effective on or about May 1, 2000, which were approved by shareholders. New or revised expense limitation agreements may also apply (see footnote #7 to the table). All portfolios may not be available in all annuity products. Please note that the names of certain portfolios have been changed (a correlating change in the name of the corresponding investment fund also applies). For more information on these name changes, see "Portfolio/Adviser name changes and new portfolio advisers," later in this supplement.



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EQ ADVISORS TRUST ANNUAL EXPENSES

(AS A PERCENTAGE OF AVERAGE DAILY NET ASSETS IN EACH PORTFOLIO)


------------------------------------------------------------------------------------------------------------------
                                                                                                        TOTAL
                                                                                     OTHER             ANNUAL
                                                                                    EXPENSES          EXPENSES
                                              MANAGEMENT                         (AFTER EXPENSE     (AFTER EXPENSE
                                               FEES(6)         12B-1 FEES(7)     LIMITATION)(8)     LIMITATION)(9)
------------------------------------------------------------------------------------------------------------------
EQ/Aggressive Stock(1)                           0.60%             0.25%               0.04%             0.89%
Alliance Common Stock                            0.46%             0.25%               0.04%             0.75%
Alliance Global                                  0.73%             0.25%               0.09%             1.07%
Alliance Growth Investors                        0.57%             0.25%               0.05%             0.87%
Alliance High Yield                              0.60%             0.25%               0.05%             0.90%
Alliance Money Market                            0.34%             0.25%               0.05%             0.64%
EQ/Alliance Premier Growth                       0.90%             0.25%               0.00%             1.15%
Alliance Small Cap Growth                        0.75%             0.25%               0.07%             1.07%
EQ/Alliance Technology(2)                        0.90%             0.25%               0.00%             1.15%
BT Equity 500 Index                              0.25%             0.25%               0.10%             0.60%
BT International Equity Index                    0.35%             0.25%               0.40%             1.00%
BT Small Company Index                           0.25%             0.25%               0.25%             0.75%
Capital Guardian International                   0.85%             0.25%               0.10%             1.20%
Capital Guardian Research                        0.65%             0.25%               0.05%             0.95%
Capital Guardian U.S. Equity                     0.65%             0.25%               0.05%             0.95%
EQ/Evergreen                                     0.65%             0.25%               0.05%             0.95%
EQ/Evergreen Foundation                          0.60%             0.25%               0.10%             0.95%
J.P. Morgan Core Bond(3)                         0.45%             0.25%               0.10%             0.80%
Lazard Large Cap Value                           0.65%             0.25%               0.05%             0.95%
Lazard Small Cap Value                           0.75%             0.25%               0.10%             1.10%
MFS Emerging Growth Companies                    0.65%             0.25%               0.10%             1.00%
MFS Growth with Income                           0.60%             0.25%               0.10%             0.95%
MFS Research                                     0.65%             0.25%               0.05%             0.95%
Mercury Basic Value Equity(4)                    0.60%             0.25%               0.10%             0.95%
Mercury World Strategy(5)                        0.70%             0.25%               0.25%             1.20%
Morgan Stanley Emerging Markets Equity           1.15%             0.25%               0.35%             1.75%
EQ/Putnam Growth & Income Value                  0.60%             0.25%               0.10%             0.95%
EQ/Putnam International Equity                   0.85%             0.25%               0.15%             1.25%
EQ/Putnam Investors Growth                       0.65%             0.25%               0.05%             0.95%


----------
Notes:

(1)   Formerly named Alliance Aggressive Stock.


(2)   May not be available in California.


(3) Formerly named JPM Core Bond.

(4)   Formerly named Merrill Lynch Basic Value Equity.

(5)   Formerly named Merrill Lynch World Strategy.


(6) The management fees shown reflect revised management fees, effective on or about May 1, 2000 which were approved by shareholders. The management fees shown for EQ/Putnam Growth & Income Value and Lazard Large Cap Value do not reflect the waiver of a portion of each portfolio's investment management fees that is currently in effect. The management fee for each portfolio cannot be increased without a vote of each portfolio's shareholders.

(7) Depending upon your contract, portfolio shares may be subject to fees imposed under the distribution plan (the "Rule 12b-1 Plan") adopted by EQ Advisors Trust pursuant to Rule 12b-1 under the Investment Company Act of 1940. The


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      12b-1 fee will not be increased for the life of the contracts. If your contract's variable investment option choices invest in portfolio shares that are not subject to the 12b-1 fees, the "Total annual expenses" applicable to your contract would be lower than those shown. Prior to October 18, 1999, the total annual expenses for the Alliance Small Cap Growth portfolio were limited to 1.20% under an expense limitation arrangement related to that portfolio's Rule 12b-1 Plan. The arrangement is no longer in effect. The amounts shown have been restated to reflect the expenses that would have been incurred in 1999, absent the expense limitation arrangement.

(8) The amounts shown as "Other Expenses" will fluctuate from year to year depending on actual expenses. See footnote (9) for any expense limitation agreements.

      On October 18, 1999 the Alliance portfolios (other than EQ/Alliance Premier Growth and EQ/Alliance Technology) became part of the portfolios of EQ Advisors Trust. The "Other Expenses" for these portfolios have been restated to reflect the estimated expenses that would have been incurred had these portfolios been portfolios of EQ Advisors Trust for the entire year ended December 31, 1999. The restated expenses reflect an increase of 0.01% for each of these portfolios.

(9) Equitable Life, EQ Advisors Trust's manager, has entered into an expense limitation agreement with respect to certain portfolios. Under this agreement Equitable Life has agreed to waive or limit its fees and assume other expenses. Under the expense limitation agreement, total annual operating expenses of certain portfolios (other than interest, taxes, brokerage commissions, capitalized expenditures and extraordinary expenses) are limited as a percentage of the average daily net assets of each of the following portfolios: 1.75% for Morgan Stanley Emerging Markets Equity; 1.25% for EQ/Putnam International Equity; 1.20% for Capital Guardian International and Mercury World Strategy; 1.15% for EQ/Alliance Premier Growth and EQ/Alliance Technology; 1.10% for Lazard Small Cap Value; 1.00% for BT International Equity Index and MFS Emerging Growth Companies; 0.95% for Capital Guardian U.S. Equity, Capital Guardian Research, EQ/Evergreen, EQ/Evergreen Foundation, Lazard Large Cap Value, MFS Growth with Income, MFS Research, Mercury Basic Value Equity, EQ/Putnam Growth & Income Value and EQ/Putnam Investors Growth; 0.80% for J.P. Morgan Core Bond; 0.75% for BT Small Company Index; and 0.60% for BT Equity 500 Index. The expense limitations for the BT Equity 500 Index, EQ/Putnam Growth & Income Value, EQ/Putnam International Equity, Mercury Basic Value Equity, MFS Growth with Income, MFS Research and MFS Emerging Growth Companies portfolios reflect an increase effective on May 1, 2000. The expense limitation for the EQ/Evergreen and Lazard Small Cap Value portfolios reflect a decrease effective on May 1, 2000.

      Absent the expense limitation, the "Other Expenses" for 1999 on an annualized basis for each of the portfolios would have been as follows:
      1.00% for Morgan Stanley Emerging Markets Equity; 0.32% for EQ/Putnam International Equity; 0.66% for Capital Guardian International; 0.46% for Mercury World Strategy; 0.23% for EQ/Alliance Premier Growth; 0.10% for EQ/Alliance Technology; 0.26% for Lazard Small Cap Value; 0.49% for BT International Equity Index; 0.17% for MFS Emerging Growth Companies; 0.34% for Capital Guardian U.S. Equity; 0.47% for Capital Guardian Research; 1.87% for EQ/Evergreen; 1.07% for EQ/Evergreen Foundation; 0.21% for Lazard Large Cap Value; 0.37% for MFS Growth with Income; 0.17% for MFS Research and Mercury Basic Value Equity; 0.16% for EQ/Putnam Growth & Income Value; 0.19% for EQ/Putnam Investors Growth; 0.20% for J.P. Morgan Core Bond; 0.71% for BT Small Company Index; and 0.18% for BT Equity 500 Index. Initial seed capital was invested on April 30, 1999 for EQ/Alliance Premier Growth, Capital Guardian U.S. Equity, Capital Guardian Research, and Capital Guardian International portfolios and will be invested on or about May 1, 2000 for the EQ/Alliance Technology portfolio and therefore expenses have been estimated.

      Each portfolio may at a later date make a reimbursement to Equitable Life for any of the management fees waived or limited and other expenses assumed and paid by Equitable Life pursuant to the expense limitation agreement provided that, among other things, such portfolio has reached sufficient size to permit such reimbursement to be made and provided that the portfolio's current annual operating expenses do not exceed the operating expense limit determined for such portfolio. For more information see the prospectus for EQ Advisors Trust.


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EXAMPLES


The examples below show the expenses that a hypothetical contract owner would pay in the situations illustrated. We assume that a $1,000 contribution is invested in one of the variable investment options listed and a 5% annual return is earned on the assets in that option.(1) Other than as indicated in the next sentence, the charges used in the examples are the maximum, charges that might apply to any contract or investment fund to which this supplement relates (including the maximum charges that would apply to the underlying portfolio). The annual administrative charge used in the example is based on the charges that apply to a mix of estimated contract sizes, resulting in an estimated administrative charge for the purpose of these examples of $0.00 per $1,000. If your contract does not have an annual administrative charge and/or has lower charges than used in the examples, then the charges that apply to your contract, would be lower than those shown below.


These examples should not be considered a representation of past or future expenses for each option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the examples is not an estimate or guarantee of future investment performance.


------------------------------------------------------------------------------------------
                                             IF YOU SURRENDER YOUR CONTRACT AT THE END
                                                OF EACH PERIOD SHOWN, THE EXPENSES
                                                             WOULD BE:
                                         -------------------------------------------------
                                            1 YEAR      3 YEARS      5 YEARS     10 YEARS
------------------------------------------------------------------------------------------
EQ/Aggressive Stock                       $  97.09     $ 142.58     $ 191.27    $ 348.15
Alliance Common Stock                     $  95.62     $ 138.20     $ 184.04    $ 334.13
Alliance Global                           $  99.09     $ 148.50     $ 201.00    $ 366.86
Alliance Growth Investors                 $  96.99     $ 142.27     $ 190.75    $ 347.16
Alliance High Yield                       $  97.20     $ 142.89     $ 191.78    $ 349.15
Alliance Money Market                     $  94.46     $ 134.75     $ 178.33    $ 322.97
EQ/Alliance Premier Growth                $ 100.98     $ 154.08     $ 210.15    $ 384.25
Alliance Small Cap Growth                 $  98.98     $ 148.18     $ 200.49    $ 365.89
EQ/Alliance Technology                    $  99.93     $ 150.98     $ 205.08    $ 374.63
BT Equity 500 Index                       $  94.15     $ 133.81     $ 176.77    $ 319.91
BT International Equity Index             $  98.35     $ 146.32     $ 197.43    $ 360.01
BT Small Company Index                    $  95.72     $ 138.52     $ 184.56    $ 335.14
Capital Guardian International            $ 100.45     $ 152.53     $ 207.62    $ 379.45
Capital Guardian Research                 $  97.82     $ 144.76     $ 194.86    $ 355.09
Capital Guardian U.S. Equity              $  97.82     $ 144.76     $ 194.86    $ 355.09
EQ/Evergreen                              $  97.82     $ 144.76     $ 194.86    $ 355.09
EQ/Evergreen Foundation                   $  97.82     $ 144.76     $ 194.86    $ 355.09
J.P. Morgan Core Bond                     $  96.25     $ 140.08     $ 187.14    $ 340.17
Lazard Large Cap Value                    $  97.82     $ 144.76     $ 194.86    $ 355.09
Lazard Small Cap Value                    $  99.40     $ 149.43     $ 202.53    $ 369.78
MFS Emerging Growth Companies             $  98.35     $ 146.32     $ 197.43    $ 360.01
MFS Growth with Income                    $  97.82     $ 144.76     $ 194.86    $ 355.09
MFS Research                              $  97.82     $ 144.76     $ 194.86    $ 355.09
Mercury Basic Value Equity                $  97.82     $ 144.76     $ 194.86    $ 355.09
Mercury World Strategy                    $ 100.45     $ 152.53     $ 207.62    $ 379.45
Morgan Stanley Emerging Markets Equity    $ 106.23     $ 169.48     $ 235.19    $ 430.87
EQ/Putnam Growth & Income Value           $  97.82     $ 144.76     $ 194.86    $ 355.09
EQ/Putnam International Equity            $ 100.98     $ 154.08     $ 210.15    $ 384.25
EQ/Putnam Investors Growth                $  98.88     $ 147.87     $ 199.98    $ 364.91
------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------------
                                             IF YOU DO NOT SURRENDER YOUR CONTRACT AT
                                                THE END OF EACH PERIOD SHOWN, THE
                                                        EXPENSES WOULD BE:
                                         ------------------------------------------------
                                            1 YEAR     3 YEARS     5 YEARS      10 YEARS
------------------------------------------------------------------------------------------
EQ/Aggressive Stock                        $ 27.09   $  92.58     $ 161.27     $ 348.15
Alliance Common Stock                      $ 25.62   $  88.20     $ 154.04     $ 334.13
Alliance Global                            $ 29.09   $  98.50     $ 171.00     $ 366.86
Alliance Growth Investors                  $ 26.99   $  92.27     $ 160.75     $ 347.16
Alliance High Yield                        $ 27.20   $  92.89     $ 161.78     $ 349.15
Alliance Money Market                      $ 24.46   $  84.75     $ 148.33     $ 322.97
EQ/Alliance Premier Growth                 $ 30.98   $ 104.08     $ 180.15     $ 384.25
Alliance Small Cap Growth                  $ 28.98   $  98.18     $ 170.49     $ 365.89
EQ/Alliance Technology                     $ 29.93   $ 100.98     $ 175.08     $ 374.63
BT Equity 500 Index                        $ 24.15   $  83.81     $ 146.77     $ 319.91
BT International Equity Index              $ 28.35   $  96.32     $ 167.43     $ 360.01
BT Small Company Index                     $ 25.72   $  88.52     $ 154.56     $ 335.14
Capital Guardian International             $ 30.45   $ 102.53     $ 177.62     $ 379.45
Capital Guardian Research                  $ 27.82   $  94.76     $ 164.86     $ 355.09
Capital Guardian U.S. Equity               $ 27.82   $  94.76     $ 164.86     $ 355.09
EQ/Evergreen                               $ 27.82   $  94.76     $ 164.86     $ 355.09
EQ/Evergreen Foundation                    $ 27.82   $  94.76     $ 164.86     $ 355.09
J.P. Morgan Core Bond                      $ 26.25   $  90.08     $ 157.14     $ 340.17
Lazard Large Cap Value                     $ 27.82   $  94.76     $ 164.86     $ 355.09
Lazard Small Cap Value                     $ 29.40   $  99.43     $ 172.53     $ 369.78
MFS Emerging Growth Companies              $ 28.35   $  96.32     $ 167.43     $ 360.01
MFS Growth with Income                     $ 27.82   $  94.76     $ 164.86     $ 355.09
MFS Research                               $ 27.82   $  94.76     $ 164.86     $ 355.09
Mercury Basic Value Equity                 $ 27.82   $  94.76     $ 164.86     $ 355.09
Mercury World Strategy                     $ 30.45   $ 102.53     $ 177.62     $ 379.45
Morgan Stanley Emerging Markets Equity     $ 36.23   $ 119.48     $ 205.19     $ 430.87
EQ/Putnam Growth & Income Value            $ 27.82   $  94.76     $ 164.86     $ 355.09
EQ/Putnam International Equity             $ 30.98   $ 104.08     $ 180.15     $ 384.25
EQ/Putnam Investors Growth                 $ 28.88   $  97.87     $ 169.98     $ 364.91
------------------------------------------------------------------------------------------

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----------

(1) The amount accumulated from the $1,000 contribution could not be paid in the form of an annuity payout option at the end of any of the periods shown in the examples. This is because if the amount applied to purchase an annuity payout option is less than $2,000, or the initial payment is less than $20, we may pay the amount to you in a single sum instead of payments under an annuity payout option. See "Accessing your money."

(3) PORTFOLIO/ADVISER NAME CHANGES AND NEW PORTFOLIO ADVISERS


Effective on or about May 1, 2000, the structure of Alliance Aggressive Stock is multi-advisor. We believe this will potentially leverage the investment talents and expertise of recognized money managers within a single portfolio. As a result, the name of this portfolio (and correlating investment fund) has been changed. Please note the following new information:



-----------------------------------------------------------------------------------------
FORMER NAME            NEW NAME                SUB-ADVISORS
-----------------------------------------------------------------------------------------
Alliance Aggressive    EQ/Aggressive Stock     Alliance Capital
Stock                                          Massachusetts Financial Service (MFS)
-----------------------------------------------------------------------------------------


The investment objective and policy for these funds remain the same.


The following portfolio/correlating investment fund name changes are also effective on or about May 1, 2000:

--------------------------------------------------------------------------------
FORMER NAME                                  NEW NAME
--------------------------------------------------------------------------------
JPMCore Bond                                 J.P. Morgan Core Bond
--------------------------------------------------------------------------------
Merrill Lynch Basic Value Equity             Mercury Basic Value Equity
--------------------------------------------------------------------------------
Merrill Lynch World Strategy                 Mercury World Strategy
--------------------------------------------------------------------------------


Merrill Lynch Asset Management, the adviser to the Mercury portfolios, has changed its name to Mercury Asset Management US.

(4) TELEPHONE AND ONLINE TRANSACTIONS

For your convenience, the following services are available through our telephone operated program support ("TOPS") and/or EQAccess systems. All services may not apply to your particular contract.


TOPS is designed to provide you with up-to-date information via touch-tone telephone. EQAccess is designed to provide this information through the Internet. You can obtain information on:

o    your current account value;

o your current allocation percentages (anticipated to be available through EQAccess by the end of 2000);

o    the number of units you have in the variable investment options;

o    rates to maturity for the fixed maturity options;

o    the daily unit values for the variable investment options; and

o performance information regarding the variable investment options (not available through TOPS).

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You can also:

o change your allocation percentages and/or transfer among the investment options (anticipated to be available through EQAccess by the end of 2000);

o change your TOPS personal identification number (PIN) (not available through EQAccess); and


o    change your EQAccess password (not available through TOPS).


TOPS and EQAccess are normally available seven days a week, 24 hours a day. You may use TOPS by calling toll free 1-888-909-7770. You may use EQAccess by visiting our Web site at http://www.equitable.com and clicking on EQAccess. Of course, for reasons beyond our control, these services may sometimes be unavailable.

We have established procedures to reasonably confirm that the instructions communicated by telephone or Internet are genuine. For example, we will require certain personal identification information before we will act on telephone or Internet instructions and we will provide written confirmation of your transfers. If we do not employ reasonable procedures to confirm the genuineness of telephone or Internet instructions, we may be liable for any losses arising out of any act or omission that constitutes negligence, lack of good faith, or willful misconduct. In light of our procedures, we will not be liable for following telephone or Internet instructions we reasonably believe to be genuine.


We reserve the right to limit access to these services if we determine that you are engaged in a market timing strategy. For more information about market timing restrictions, see "Market timing-related transaction requests" below.


(5) MARKET TIMING-RELATED TRANSACTION REQUESTS

You should note that the product is not designed for professional "market timing" organizations, or other organizations or individuals engaging in a market timing strategy, making programmed transfers, frequent transfers or transfers that are large in relation to the total assets of the underlying mutual fund portfolio. Market timing strategies are disruptive to the underlying mutual fund portfolios in which the variable investment options invest. If we determine that your transfer patterns among the variable investment options reflect a market timing strategy, we reserve the right to take action including, but not limited to: restricting the availability of transfers through telephone requests, facsimile transmissions, automated telephone services, Internet services or any electronic transfer services. We may also refuse to act on transfer instructions of an agent acting under a power of attorney who is acting on behalf of more than one owner.

(6) BENEFICIARY CONTINUATION OPTION

APPLICABLE TO IRA CONTRACTS

Upon your death under an IRA contract, a beneficiary may generally elect to keep the contract in your name and receive distributions under the contract instead of receiving the death benefit in a single sum. In order to elect this option, the beneficiary must be an individual. Certain trusts with only individual beneficiaries will be treated as individuals. This election must be made within 60 days following the date we receive proof of your death. We will increase the account value to equal the death benefit if the death benefit is greater than the account value. Except as noted in the next sentence, the beneficiary continuation option will be available on or after May 1, 2000 depending on when we receive regulatory clearance in your state.

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For Rollover IRA and Flexible Premium IRA contracts, a similar beneficiary continuation option will be available until the beneficiary continuation option described in this prospectus is available. Please contact our processing office for further information.

Under the beneficiary continuation option:

o    The contract continues in your name for the benefit of your beneficiary.

o The beneficiary may make transfers among the investment options but no additional contributions will be permitted.


o The guaranteed minimum income benefit, if applicable, and the death benefit (including the guaranteed minimum death benefit, if applicable) provisions will no longer be in effect.


o The beneficiary may choose at any time to withdraw all or a portion of the account value and no withdrawal charges will apply. Any partial withdrawal must be at least $300.

o Upon the death of the beneficiary, any remaining death benefit will be paid in a lump sum to the person the beneficiary chooses.

For Traditional IRA contracts only, if you die AFTER the "Required Beginning Date" for required minimum distributions (see "Tax information"), the contract will continue if:

(a)  You were receiving minimum distribution withdrawals from this contract; and

(b) The pattern of minimum distribution withdrawals you chose was based in part on the life of the designated beneficiary.

The withdrawals will then continue to be paid to the beneficiary on the same basis as you chose before your death. We will be able to tell your beneficiary whether this option is available. You should contact our processing office for further information.

For all of the above contracts, if you die BEFORE the Required Beginning Date (and, for a traditional IRA, therefore you were not taking minimum distribution withdrawals under the contract) the beneficiary may choose one of the following two beneficiary continuation options:

1. Payments over life expectancy period. The beneficiary can receive annual minimum distributions based on the beneficiary's life expectancy. If there is more than one beneficiary, the shortest life expectancy is used. These minimum distributions must begin by December 31st of the calendar year following the year of your death. In some situations, a spouse beneficiary who elects to continue the contract in your name under the beneficiary continuation option instead of electing successor owner/annuitant status may also choose to delay beginning the minimum distributions until the December 31st of the calendar year in which you would have turned age 70 1/2.

2. Five Year Rule. The beneficiary can take withdrawals as desired. If the beneficiary does not withdraw the entire account value by the December 31st of the fifth calendar year following your death, we will pay any amounts remaining under the contract to the beneficiary by that date. If you have more than one beneficiary, and one of them elects this option, then all of your beneficiaries will receive this option.

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(7) TAX UPDATES APPLICABLE TO NONQUALIFIED CONTRACTS

A recent case permitted an owner to direct the proceeds of a partial withdrawal from one nonqualified deferred annuity contract to a different insurer to purchase a new nonqualified deferred annuity contract on a tax-deferred basis. Special forms, agreement between the carriers, and provision of cost basis information may be required to process this type of an exchange.

OTHER INFORMATION

Please note that the Treasury Department has the authority to issue guidelines prescribing the circumstances in which your ability to direct your investment to particular portfolios within a separate account may cause you, rather than the insurance company, to be treated as the owner of the portfolio shares attributable to your nonqualified annuity contract. In that case, income and gains attributable to such portfolio shares would be included in your gross income for federal income tax purposes. Under current rules, however, we believe that Equitable Life, and not the owner of a nonqualified annuity contract, would be considered the owner of the portfolio shares.

(8) UNIT VALUES AND THE NUMBER OF UNITS OUTSTANDING FOR EACH INVESTMENT FUND


The following table sets forth the unit values and number of units outstanding at the year end for each variable investment option, except EQ/Alliance Technology which is being offered for the first time on May 1, 2000. The table shows unit values based on the highest charges that would apply to any contract or investment fund to which this supplement relates including the highest charges that would apply to the underlying portfolios. Therefore, if your contract has lower charges than those assumed, your unit values will be higher than those shown. The table also shows the total number of units outstanding for all contracts to which this supplement relates. All variable investment options may not be available in all products. Please refer to your annual statement for the unit values applicable to your contract.

-----
  9
--------------------------------------------------------------------------------



------------------------------------------------------------
                                             YEAR
                                             ENDED
                                         DEC. 31, 1999
------------------------------------------------------------
 EQ/AGGRESSIVE STOCK
------------------------------------------------------------
   Unit value                                   $ 78.30
------------------------------------------------------------
   Number of units outstanding (000s)             1,517
------------------------------------------------------------
 ALLIANCE COMMON STOCK
------------------------------------------------------------
   Unit value                                   $275.01
------------------------------------------------------------
   Number of units outstanding (000s)             2,804
------------------------------------------------------------
 ALLIANCE GLOBAL
------------------------------------------------------------
   Unit value                                   $ 45.25
------------------------------------------------------------
   Number of units outstanding (000s)               355
------------------------------------------------------------
 ALLIANCE GROWTH INVESTORS
------------------------------------------------------------
   Unit value                                   $ 44.08
------------------------------------------------------------
   Number of units outstanding (000s)               496
------------------------------------------------------------
 ALLIANCE HIGH YIELD
------------------------------------------------------------
   Unit value                                   $ 25.73
------------------------------------------------------------
   Number of units outstanding (000s)             5,951
------------------------------------------------------------
 ALLIANCE MONEY MARKET
------------------------------------------------------------
   Unit value                                   $ 25.55
------------------------------------------------------------
   Number of units outstanding (000s)            13,930
------------------------------------------------------------
 EQ/ALLIANCE PREMIER GROWTH
------------------------------------------------------------
   Unit value                                   $ 11.77
------------------------------------------------------------
   Number of units outstanding (000s)            14,323
------------------------------------------------------------
 ALLIANCE SMALL CAP GROWTH
------------------------------------------------------------
   Unit value                                   $ 14.78
------------------------------------------------------------
   Number of units outstanding (000s)             7,780
------------------------------------------------------------
 BT EQUITY 500 INDEX
------------------------------------------------------------
   Unit value                                   $ 14.58
------------------------------------------------------------
   Number of units outstanding (000s)            33,932
------------------------------------------------------------
 BT INTERNATIONAL EQUITY INDEX
------------------------------------------------------------
   Unit value                                   $ 14.82
------------------------------------------------------------
   Number of units outstanding (000s)             4,262
------------------------------------------------------------
 BT SMALL COMPANY INDEX
------------------------------------------------------------
   Unit value                                   $ 11.42
------------------------------------------------------------
   Number of units outstanding (000s)             3,463
------------------------------------------------------------

-----
 10
--------------------------------------------------------------------------------



------------------------------------------------------------------
                                                 YEAR
                                                 ENDED
                                             DEC. 31, 1999
------------------------------------------------------------------
 CAPITAL GUARDIAN INTERNATIONAL
------------------------------------------------------------------
   Unit value                                    $ 13.93
------------------------------------------------------------------
   Number of units outstanding (000s)              2,778
------------------------------------------------------------------
 CAPITAL GUARDIAN RESEARCH
------------------------------------------------------------------
   Unit value                                    $ 10.60
------------------------------------------------------------------
   Number of units outstanding (000s)              1,972
------------------------------------------------------------------
 CAPITAL GUARDIAN U.S. EQUITY
------------------------------------------------------------------
   Unit value                                    $ 10.26
------------------------------------------------------------------
   Number of units outstanding (000s)              5,350
------------------------------------------------------------------
 EQ/EVERGREEN
------------------------------------------------------------------
   Unit value                                    $ 10.80
------------------------------------------------------------------
   Number of units outstanding (000s)                 97
------------------------------------------------------------------
 EQ/EVERGREEN FOUNDATION
------------------------------------------------------------------
   Unit value                                    $ 10.56
------------------------------------------------------------------
   Number of units outstanding (000s)                516
------------------------------------------------------------------
 J.P. MORGAN CORE BOND
------------------------------------------------------------------
   Unit value                                    $ 10.39
------------------------------------------------------------------
   Number of units outstanding (000s)             15,004
------------------------------------------------------------------
 LAZARD LARGE CAP VALUE
------------------------------------------------------------------
   Unit value                                    $ 12.04
------------------------------------------------------------------
   Number of units outstanding (000s)             11,006
------------------------------------------------------------------
 LAZARD SMALL CAP VALUE
------------------------------------------------------------------
   Unit value                                    $  9.15
------------------------------------------------------------------
   Number of units outstanding (000s)              7,782
------------------------------------------------------------------
 MFS EMERGING GROWTH COMPANIES
------------------------------------------------------------------
   Unit value                                    $ 27.40
------------------------------------------------------------------
   Number of units outstanding (000s)             15,579
------------------------------------------------------------------
 MFS GROWTH WITH INCOME
------------------------------------------------------------------
   Unit value                                    $ 10.70
------------------------------------------------------------------
   Number of units outstanding (000s)              8,971
------------------------------------------------------------------
 MFS RESEARCH
------------------------------------------------------------------
   Unit value                                    $ 16.99
------------------------------------------------------------------
   Number of units outstanding (000s)             21,308
------------------------------------------------------------------
 MERCURY BASIC VALUE EQUITY
------------------------------------------------------------------
   Unit value                                    $ 14.88
------------------------------------------------------------------
   Number of units outstanding (000s)              5,938
------------------------------------------------------------------

-----
  11
--------------------------------------------------------------------------------




------------------------------------------------------------------
                                                  YEAR
                                                  ENDED
                                              DEC. 31, 1999
------------------------------------------------------------------
 MERCURY WORLD STRATEGY
------------------------------------------------------------------
   Unit value                                   $  13.00
------------------------------------------------------------------
   Number of units outstanding (000s)                634
------------------------------------------------------------------
 MORGAN STANLEY EMERGING MARKETS EQUITY
------------------------------------------------------------------
   Unit value                                   $  10.97
------------------------------------------------------------------
   Number of units outstanding (000s)              4,873
------------------------------------------------------------------
 EQ/PUTNAM GROWTH & INCOME VALUE
------------------------------------------------------------------
   Unit value                                   $  12.39
------------------------------------------------------------------
   Number of units outstanding (000s)             30,923
------------------------------------------------------------------
 EQ/PUTNAM INTERNATIONAL EQUITY
------------------------------------------------------------------
   Unit value                                   $  20.10
------------------------------------------------------------------
   Number of units outstanding (000s)             14,754
------------------------------------------------------------------
 EQ/PUTNAM INVESTORS GROWTH
------------------------------------------------------------------
   Unit value                                   $  16.54
------------------------------------------------------------------
   Number of units outstanding (000s)             17,975
------------------------------------------------------------------




(9) UPDATED INFORMATION ON EQUITABLE LIFE



We are The Equitable Life Assurance Society of the United States ("Equitable Life"), a New York stock life insurance corporation. We have been doing business since 1859. Equitable Life is a subsidiary of AXA Financial, Inc. (previously, The Equitable Companies Incorporated). The majority shareholder of AXA Financial, Inc. is AXA, a French holding company for an international group of insurance and related financial services companies. As a majority shareholder, and under its other arrangements with Equitable Life and Equitable Life's parent, AXA exercises significant influence over the operations and capital structure of Equitable Life and its parent. No company other than Equitable Life, however, has any legal responsibility to pay amounts that Equitable Life owes under the contract.

AXA Financial, Inc. and its consolidated subsidiaries managed approximately $462.7 billion in assets as of December 31, 1999. For over 100 years Equitable Life has been among the largest insurance companies in the United States. We are licensed to sell life insurance and annuities in all fifty states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands. Our home office is located at 1290 Avenue of the Americas, New York, N.Y. 10104.

VARIABLE IMMEDIATE ANNUITY PAYOUT OPTION


The following information is intended to clarify the Variable Immediate Annuity payout options that may be available through your contract.

-----
 12
--------------------------------------------------------------------------------

YOUR ANNUITY PAYOUT OPTIONS

You can choose from among the following Variable Immediate Annuity payout options listed below. Restrictions may apply, depending on the type of contract you own or the annuitant's age at contract issue.

--------------------------------------------------------------------------------
Variable Immediate Annuity            Life annuity (not available in New York)
payout options                        Life annuity with period certain
--------------------------------------------------------------------------------

Life annuity: An annuity that guarantees payments for the rest of the annuitant's life. Payments end with the last monthly payment before the annuitant's death. Because there is no continuation of benefits following the annuitant's death with this payout option, it provides the highest monthly payment of any of the life annuity options, so long as the annuitant is living.

Life annuity with period certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the end of a selected period of time ("period certain"), payments continue to the beneficiary for the balance of the period certain. The period certain cannot extend beyond the annuitant's life expectancy. A life annuity with a period certain is the form of annuity under the contract that you will receive if you do not elect a different payout option. In this case, the period certain will be based on the annuitant's age and will not exceed 10 years.

The life annuity and life annuity with period certain, are available on a single life or joint and survivor life basis. The joint and survivor life annuity guarantees payments for the rest of the annuitant's life and, after the annuitant's death, payments continue to the survivor. We may offer other payout options not outlined here. Your financial professional can provide details.

Variable Immediate Annuities are described in a separate prospectus that is available from your financial professional. Before you select a Variable Immediate Annuity payout option, you should read the prospectus which contains important information that you should know.


Variables annuities may be funded through your choice of available variable investment options investing in portfolios of EQ Advisors Trust. The contract also offers a fixed annuity option that can be elected in combination with the variable annuity payout options. The amount of each variable annuity payment will fluctuate, depending upon the performance of the variable investment options, and whether the actual rate of investment return is higher or lower than an assumed base rate.

The amount applied to purchase a Variable Immediate Annuity payout option varies, depending on the payout option that you choose, and the timing of your purchase as it relates to any applicable withdrawal charges or market value adjustments. If applicable to your contract, amounts in a fixed maturity option are used to purchase any annuity payout option, prior to the maturity date, a market value adjustment will apply. No withdrawal charge is imposed if you select a life annuity or life annuity with period certain.

SUPPLEMENT TO INCOME MANAGER ACCUMULATOR PROSPECTUS DATED OCTOBER 16, 1996; INCOME MANAGER ROLLOVER IRA PROSPECTUS DATED OCTOBER 16, 1996; EQUITABLE ACCUMULATOR (IRA, NQ, QP) PROSPECTUS DATED MAY 1, 1998 AND TAX SHELTERED ANNUITY SUPPLEMENT DATED JUNE 18, 1998; EQUITABLE ACCUMULATOR(SM) SELECT (IRA, NQ, QP) PROSPECTUS DATED MAY 1, 1998 AND TAX SHELTERED ANNUITY SUPPLEMENT DATED JUNE 18, 1998; EQUITABLE ACCUMULATOR SELECT PROSPECTUS DATED MAY 1, 1999; EQUITABLE ACCUMULATOR SELECT PROSPECTUS DATED OCTOBER 18, 1999 AND EQUITABLE ACCUMULATOR PROSPECTUS DATED OCTOBER 18, 1999.


COMBINATION VARIABLE AND FIXED DEFERRED ANNUITY CERTIFICATES
ISSUED BY THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES
--------------------------------------------------------------------------------


This supplement dated May 1, 2000, updates certain information in the following prospectuses:

Income Manager Accumulator prospectus dated October 16, 1996, as previously supplemented on May 1, 1997, December 31, 1997, May 1, 1998, January 4, 1999 and May 1, 1999.

Income Manager Rollover IRA prospectus dated October 16, 1996, as previously supplemented on May 1, 1997, December 31, 1997, May 1, 1998, January 4, 1999 and May 1, 1999.

Equitable Accumulator (IRA, NQ and QP) prospectus dated May 1, 1998, as previously supplemented on June 18, 1998, January 4, 1999 and May 1, 1999.

Equitable Accumulator Select (IRA, NQ, QP) prospectus dated May 1, 1998, as previously supplemented on June 18, 1998, January 4, 1999 and May 1, 1999.

Equitable Accumulator Select prospectus dated May 1, 1999.

Equitable Accumulator Select prospectus dated October 18, 1999.

Equitable Accumulator prospectus dated October 18, 1999.

You should keep the supplements and the prospectus for future reference. We have filed with the Securities and Exchange Commission (SEC) our statement of additional information (SAI) dated May 1, 1999. If you do not presently have a copy of the prospectus and prior supplements, you may obtain additional copies, as well as a copy of the SAI, from us, free of charge, by writing to Equitable Life, P.O. Box 1547, Secaucus, NJ 07096-1547, or calling (800) 789-7771. If you only need a copy of the SAI, you may mail in the SAI request form located at the end of this supplement. The SAI has been incorporated by reference into this supplement.

In this Supplement, we provide information on (1) a new investment fund; (2) changes in certain management fees and expense limitation agreements; (3) certain portfolio/adviser name changes and new advisers; (4) telephone and online access to certain contract transactions; (5) transaction requests that are related to market timing strategies; (6) revised beneficiary continuation options; (7) tax updates that may or may not affect your contract; (8) unit values and number of outstanding units for the investment funds; and (9) Equitable Life.

The supplement also contains information that is intended to clarify the Variable Immediate Annuity payout option that is available through your contract.


72319/EDI

-----
  1
--------------------------------------------------------------------------------

(1) NEW INVESTMENT FUND

The following new Investment Fund is available under your Certificate effective on or about May 1, 2000.


EQ/ALLIANCE TECHNOLOGY

The new Investment Fund invests in a corresponding new Portfolio of EQ Advisors Trust. The objectives and Adviser for the Portfolio are shown below:


PORTFOLIO OF EQ ADVISERS TRUST



-------------------------------------------------------------------------------------------
PORTFOLIO NAME             OBJECTIVE                       ADVISER
-------------------------------------------------------------------------------------------
EQ/Alliance Technology     Long-term growth of capital     Alliance Capital Management L.P.
-------------------------------------------------------------------------------------------


See "Update on Management Fees and Expense Limitation Agreements" below, regarding the management fees for this new portfolio.


(2) UPDATE ON MANAGEMENT FEES AND EXPENSE LIMITATION AGREEMENTS

The following table sets forth the investment management fees payable to Equitable from each portfolio under the new management agreement, effective on or about May 1, 2000, which were approved by shareholders. New or revised expense limitation agreements may also apply (see footnote #7 to the table). All portfolios may not be available in all annuity products. Please note that the names of certain portfolios have been changed (a correlating change in the name of the corresponding investment fund also applies). For more information on these name changes, see "Portfolio/Adviser name changes and new portfolio advisers," later in this supplement.

-----
  2
--------------------------------------------------------------------------------

EQ ADVISORS TRUST ANNUAL EXPENSES
(AS A PERCENTAGE OF AVERAGE DAILY NET ASSETS IN EACH PORTFOLIO)



------------------------------------------------------------------------------------------------------------------

                                                                                                         TOTAL
                                                                                      OTHER             ANNUAL
                                                                                    EXPENSES           EXPENSES
                                              MANAGEMENT                         (AFTER EXPENSE     (AFTER EXPENSE
                                               FEES(6)         12B-1 FEES(7)     LIMITATION)(8)     LIMITATION)(9)
------------------------------------------------------------------------------------------------------------------
EQ/Aggressive Stock(1)                           0.60%             0.25%               0.04%             0.89%
Alliance Common Stock                            0.46%             0.25%               0.04%             0.75%
Alliance Global                                  0.73%             0.25%               0.09%             1.07%
Alliance Growth Investors                        0.57%             0.25%               0.05%             0.87%
Alliance High Yield                              0.60%             0.25%               0.05%             0.90%
Alliance Money Market                            0.34%             0.25%               0.05%             0.64%
EQ/Alliance Premier Growth                       0.90%             0.25%               0.00%             1.15%
Alliance Small Cap Growth                        0.75%             0.25%               0.07%             1.07%
EQ/Alliance Technology(2)                        0.90%             0.25%               0.00%             1.15%
BT Equity 500 Index                              0.25%             0.25%               0.10%             0.60%
BT International Equity Index                    0.35%             0.25%               0.40%             1.00%
BT Small Company Index                           0.25%             0.25%               0.25%             0.75%
Capital Guardian International                   0.85%             0.25%               0.10%             1.20%
Capital Guardian Research                        0.65%             0.25%               0.05%             0.95%
Capital Guardian U.S. Equity                     0.65%             0.25%               0.05%             0.95%
J.P. Morgan Core Bond(3)                         0.45%             0.25%               0.10%             0.80%
Lazard Large Cap Value                           0.65%             0.25%               0.05%             0.95%
Lazard Small Cap Value                           0.75%             0.25%               0.10%             1.10%
MFS Emerging Growth Companies                    0.65%             0.25%               0.10%             1.00%
MFS Growth with Income                           0.60%             0.25%               0.10%             0.95%
MFS Research                                     0.65%             0.25%               0.05%             0.95%
Morgan Stanley Emerging Markets Equity           1.15%             0.25%               0.35%             1.75%
EQ/Putnam Growth & Income Value                  0.60%             0.25%               0.10%             0.95%
EQ/Putnam International Equity                   0.85%             0.25%               0.15%             1.25%
EQ/Putnam Investors Growth                       0.65%             0.25%               0.05%             0.95%


----------
Notes:

(1)   Formerly named Alliance Aggressive Stock.

(2)   May not be available in California.


(3)   Formerly named JPM Core Bond.

(4) The management fees shown reflect revised management fees, effective on or about May 1, 2000 which were approved by shareholders. The management fees shown for EQ/Putnam Growth & Income Value and Lazard Large Cap Value do not reflect the waiver of a portion of each portfolio's investment management fees that is currently in effect. The management fee for each portfolio cannot be increased without a vote of each portfolio's shareholders.

(5) Depending upon your contract, portfolio shares may be subject to fees imposed under the distribution plan (the "Rule 12b-1 Plan") adopted by EQ Advisors Trust pursuant to Rule 12b-1 under the Investment Company Act of 1940. The 12b-1 fee will not be increased for the life of the contracts. If your contract's variable investment option choices invest in portfolio shares that are not subject to the 12b-1 fees, the "Total annual expenses" applicable to your contract would be lower than those shown. Prior to October 18, 1999, the total annual expenses for the Alliance Small Cap Growth portfolio were limited to 1.20% under an expense limitation arrangement related to that portfolio's Rule 12b-1 Plan. The arrangement is no longer in effect. The amounts shown have been restated to reflect the expenses that would have been incurred in 1999, absent the expense limitation arrangement.

-----
  3
--------------------------------------------------------------------------------


(6) The amounts shown as "Other Expenses" will fluctuate from year to year depending on actual expenses. See footnote (9) for any expense limitation agreements.


      On October 18, 1999 the Alliance portfolios (other than EQ/Alliance Premier Growth and EQ/Alliance Technology) became part of the portfolios of EQ Advisors Trust. The "Other Expenses" for these portfolios have been restated to reflect the estimated expenses that would have been incurred had these portfolios been portfolios of EQ Advisors Trust for the entire year ended December 31, 1999. The restated expenses reflect an increase of 0.01% for each of these portfolios.


(7) Equitable Life, EQ Advisors Trust's manager, has entered into an expense limitation agreement with respect to certain portfolios. Under this agreement Equitable Life has agreed to waive or limit its fees and assume other expenses. Under the expense limitation agreement, total annual operating expenses of certain portfolios (other than interest, taxes, brokerage commissions, capitalized expenditures and extraordinary expenses) are limited as a percentage of the average daily net assets of each of the following portfolios: 1.75% for Morgan Stanley Emerging Markets Equity; 1.25% for EQ/Putnam International Equity; 1.20% for Capital Guardian International; 1.15% for EQ/Alliance Premier Growth and EQ/Alliance Technology; 1.10% for Lazard Small Cap Value; 1.00% for BT International Equity Index and MFS Emerging Growth Companies; 0.95% for Capital Guardian U.S. Equity, Capital Guardian Research, Lazard Large Cap Value, MFS Growth with Income, MFS Research, EQ/Putnam Growth & Income Value and EQ/Putnam Investors Growth; 0.80% for J.P. Morgan Core Bond; 0.75% for BT Small Company Index; and 0.60% for BT Equity 500 Index. The expense limitations for the BT Equity 500 Index, EQ/Putnam Growth & Income Value, EQ/Putnam International Equity, MFS Growth with Income, MFS Research and MFS Emerging Growth Companies portfolios reflect an increase effective on May 1, 2000. The expense limitation for the Lazard Small Cap Value portfolio reflects a decrease effective on May 1, 2000.

      Absent the expense limitation, the "Other Expenses" for 1999 on an annualized basis for each of the portfolios would have been as follows:
      1.00% for Morgan Stanley Emerging Markets Equity; 0.32% for EQ/Putnam International Equity; 0.66% for Capital Guardian International; 0.23% for EQ/Alliance Premier Growth; 0.10% for EQ/Alliance Technology; 0.26% for Lazard Small Cap Value; 0.49% for BT International Equity Index; 0.17% for MFS Emerging Growth Companies; 0.34% for Capital Guardian U.S. Equity; 0.47% for Capital Guardian Research; 0.21% for Lazard Large Cap Value; 0.37% for MFS Growth with Income; 0.17% for MFS Research; 0.16% for EQ/Putnam Growth & Income Value; 0.19% for EQ/Putnam Investors Growth; 0.20% for J.P. Morgan Core Bond; 0.71% for BT Small Company Index; and 0.18% for BT Equity 500 Index. Initial seed capital was invested on April 30, 1999 for EQ/Alliance Premier Growth, Capital Guardian U.S. Equity, Capital Guardian Research, and Capital Guardian International portfolios and will be invested on or about May 1, 2000 for the EQ/Alliance Technology portfolio and therefore expenses have been estimated.


      Each portfolio may at a later date make a reimbursement to Equitable Life for any of the management fees waived or limited and other expenses assumed and paid by Equitable Life pursuant to the expense limitation agreement provided that, among other things, such portfolio has reached sufficient size to permit such reimbursement to be made and provided that the portfolio's current annual operating expenses do not exceed the operating expense limit determined for such portfolio. For more information see the prospectus for EQ Advisors Trust.

-----
  4
--------------------------------------------------------------------------------

EXAMPLES


The examples below show the expenses that a hypothetical contract owner would pay in the situations illustrated. We assume that a $1,000 contribution is invested in one of the variable investment options listed and a 5% annual return is earned on the assets in that option.(1) Other than as indicated in the next sentence, the charges used in the examples are the maximum, charges that might apply to any contract or investment fund to which this supplement relates (including the maximum charges that would apply to the underlying portfolio). The annual administrative charge used in the example is based on the charges that apply to a mix of estimated contract sizes, resulting in an estimated administrative charge for the purpose of these examples of $0.00 per $1,000. If your contract does not have an annual administrative charge and/or has lower charges than used in the examples, then the charges that apply to your contract, would be lower than those shown below.


These examples should not be considered a representation of past or future expenses for each option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the examples is not an estimate or guarantee of future investment performance.




------------------------------------------------------------------------------------------
                                             IF YOU SURRENDER YOUR CONTRACT AT THE END
                                                OF EACH PERIOD SHOWN, THE EXPENSES
                                                             WOULD BE:
                                         -------------------------------------------------
                                           1 YEAR      3 YEARS      5 YEARS     10 YEARS
------------------------------------------------------------------------------------------
EQ/Aggressive Stock                       $  97.09     $ 142.58     $ 191.27    $ 348.15
Alliance Common Stock                     $  95.62     $ 138.20     $ 184.04    $ 334.13
Alliance Global                           $  99.09     $ 148.50     $ 201.00    $ 366.86
Alliance Growth Investors                 $  96.99     $ 142.27     $ 190.75    $ 347.16
Alliance High Yield                       $  97.20     $ 142.89     $ 191.78    $ 349.15
Alliance Money Market                     $  94.46     $ 134.75     $ 178.33    $ 322.97
EQ/Alliance Premier Growth                $ 100.98     $ 154.08     $ 210.15    $ 384.25
Alliance Small Cap Growth                 $  98.98     $ 148.18     $ 200.49    $ 365.89
EQ/Alliance Technology                    $  99.93     $ 150.98     $ 205.08    $ 374.63
BT Equity 500 Index                       $  94.15     $ 133.81     $ 176.77    $ 319.91
BT International Equity Index             $  98.35     $ 146.32     $ 197.43    $ 360.01
BT Small Company Index                    $  95.72     $ 138.52     $ 184.56    $ 335.14
Capital Guardian International            $ 100.45     $ 152.53     $ 207.62    $ 379.45
Capital Guardian Research                 $  97.82     $ 144.76     $ 194.86    $ 355.09
Capital Guardian U.S. Equity              $  97.82     $ 144.76     $ 194.86    $ 355.09
J.P. Morgan Core Bond                     $  96.25     $ 140.08     $ 187.14    $ 340.17
Lazard Large Cap Value                    $  97.82     $ 144.76     $ 194.86    $ 355.09
Lazard Small Cap Value                    $  99.40     $ 149.43     $ 202.53    $ 369.78
MFS Emerging Growth Companies             $  98.35     $ 146.32     $ 197.43    $ 360.01
MFS Growth with Income                    $  97.82     $ 144.76     $ 194.86    $ 355.09
MFS Research                              $  97.82     $ 144.76     $ 194.86    $ 355.09
Morgan Stanley Emerging Markets Equity    $ 106.23     $ 169.48     $ 235.19    $ 430.87
EQ/Putnam Growth & Income Value           $  97.82     $ 144.76     $ 194.86    $ 355.09
EQ/Putnam International Equity            $ 100.98     $ 154.08     $ 210.15    $ 384.25
EQ/Putnam Investors Growth                $  98.88     $ 147.87     $ 199.98    $ 364.91
------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------
                                             IF YOU DO NOT SURRENDER YOUR CONTRACT AT
                                                THE END OF EACH PERIOD SHOWN, THE
                                                        EXPENSES WOULD BE:
                                         ------------------------------------------------
                                           1 YEAR     3 YEARS     5 YEARS      10 YEARS
                                         ----------- ---------- ------------ ------------
EQ/Aggressive Stock                        $ 27.09   $  92.58     $ 161.27     $ 348.15
Alliance Common Stock                      $ 25.62   $  88.20     $ 154.04     $ 334.13
Alliance Global                            $ 29.09   $  98.50     $ 171.00     $ 366.86
Alliance Growth Investors                  $ 26.99   $  92.27     $ 160.75     $ 347.16
Alliance High Yield                        $ 27.20   $  92.89     $ 161.78     $ 349.15
Alliance Money Market                      $ 24.46   $  84.75     $ 148.33     $ 322.97
EQ/Alliance Premier Growth                 $ 30.98   $ 104.08     $ 180.15     $ 384.25
Alliance Small Cap Growth                  $ 28.98   $  98.18     $ 170.49     $ 365.89
EQ/Alliance Technology                     $ 29.93   $ 100.98     $ 175.08     $ 374.63
BT Equity 500 Index                        $ 24.15   $  83.81     $ 146.77     $ 319.91
BT International Equity Index              $ 28.35   $  96.32     $ 167.43     $ 360.01
BT Small Company Index                     $ 25.72   $  88.52     $ 154.56     $ 335.14
Capital Guardian International             $ 30.45   $ 102.53     $ 177.62     $ 379.45
Capital Guardian Research                  $ 27.82   $  94.76     $ 164.86     $ 355.09
Capital Guardian U.S. Equity               $ 27.82   $  94.76     $ 164.86     $ 355.09
J.P. Morgan Core Bond                      $ 26.25   $  90.08     $ 157.14     $ 340.17
Lazard Large Cap Value                     $ 27.82   $  94.76     $ 164.86     $ 355.09
Lazard Small Cap Value                     $ 29.40   $  99.43     $ 172.53     $ 369.78
MFS Emerging Growth Companies              $ 28.35   $  96.32     $ 167.43     $ 360.01
MFS Growth with Income                     $ 27.82   $  94.76     $ 164.86     $ 355.09
MFS Research                               $ 27.82   $  94.76     $ 164.86     $ 355.09
Morgan Stanley Emerging Markets Equity     $ 36.23   $ 119.48     $ 205.19     $ 430.87
EQ/Putnam Growth & Income Value            $ 27.82   $  94.76     $ 164.86     $ 355.09
EQ/Putnam International Equity             $ 30.98   $ 104.08     $ 180.15     $ 384.25
EQ/Putnam Investors Growth                 $ 28.88   $  97.87     $ 169.98     $ 364.91
-----------------------------------------------------------------------------------------

-----
  5
--------------------------------------------------------------------------------

----------
(1) The amount accumulated from the $1,000 contribution could not be paid in the form of an annuity payout option at the end of any of the periods shown in the examples. This is because if the amount applied to purchase an annuity payout option is less than $2,000, or the initial payment is less than $20, we may pay the amount to you in a single sum instead of payments under an annuity payout option. See "Accessing your money."


(3) PORTFOLIO/ADVISER NAME CHANGES AND NEW PORTFOLIO ADVISERS

Effective on or about May 1, 2000, the structure of Alliance Aggressive Stock is multi-advisor. We believe this will potentially leverage the investment talents and expertise of recognized money managers within a single portfolio. As a result, the name of this portfolio (and correlating investment fund) has been changed. Please note the following new information:

--------------------------------------------------------------------------------------
FORMER NAME             NEW NAME                SUB-ADVISORS
--------------------------------------------------------------------------------------
Alliance Aggressive     EQ/Aggressive Stock     Alliance Capital
Stock                                           Massachusetts Financial Service (MFS)
--------------------------------------------------------------------------------------

The investment objective and policy for these funds remain the same.


The following portfolio/correlating investment fund name change is also effective on or about May 1, 2000:



---------------------------------------------------------------
FORMER NAME                        NEW NAME
---------------------------------------------------------------
JPMCore Bond                       J.P. Morgan Core Bond
---------------------------------------------------------------

(4) TELEPHONE AND ONLINE TRANSACTIONS

For your convenience, the following services are available through our telephone operated program support ("TOPS") and/or EQAccess systems. All services may not apply to your particular contract.

TOPS is designed to provide you with up-to-date information via touch-tone telephone. EQAccess is designed to provide this information through the Internet. You can obtain information on:

o your current account value;

o your current allocation percentages (anticipated to be available through EQAccess by the end of 2000);

o the number of units you have in the variable investment options;

o rates to maturity for the fixed maturity options;

o the daily unit values for the variable investment options; and

o performance information regarding the variable investment options (not available through TOPS).

You can also:

o change your allocation percentages and/or transfer among the investment options (anticipated to be available through EQAccess by the end of 2000);

o change your TOPS personal identification number (PIN) (not available through EQAccess); and

-----
  6
--------------------------------------------------------------------------------

o change your EQAccess password (not available through TOPS).

TOPS and EQAccess are normally available seven days a week, 24 hours a day. You may use TOPS by calling toll free 1-888-909-7770. You may use EQAccess by visiting our Web site at http://www.equitable.com and clicking on EQAccess. Of course, for reasons beyond our control, these services may sometimes be unavailable.

We have established procedures to reasonably confirm that the instructions communicated by telephone or Internet are genuine. For example, we will require certain personal identification information before we will act on telephone or Internet instructions and we will provide written confirmation of your transfers. If we do not employ reasonable procedures to confirm the genuineness of telephone or Internet instructions, we may be liable for any losses arising out of any act or omission that constitutes negligence, lack of good faith, or willful misconduct. In light of our procedures, we will not be liable for following telephone or Internet instructions we reasonably believe to be genuine.

We reserve the right to limit access to these services if we determine that you are engaged in a market timing strategy. For more information about market timing restrictions, see "Market timing-related transaction requests" below.


(5) MARKET TIMING-RELATED TRANSACTION REQUESTS

You should note that the product is not designed for professional "market timing" organizations, or other organizations or individuals engaging in a market timing strategy, making programmed transfers, frequent transfers or transfers that are large in relation to the total assets of the underlying mutual fund portfolio. Market timing strategies are disruptive to the underlying mutual fund portfolios in which the variable investment options invest. If we determine that your transfer patterns among the variable investment options reflect a market timing strategy, we reserve the right to take action including, but not limited to: restricting the availability of transfers through telephone requests, facsimile transmissions, automated telephone services, Internet services or any electronic transfer services. We may also refuse to act on transfer instructions of an agent acting under a power of attorney who is acting on behalf of more than one owner.


(6) BENEFICIARY CONTINUATION OPTION

APPLICABLE TO IRA CONTRACTS

Upon your death under an IRA contract, a beneficiary may generally elect to keep the contract in your name and receive distributions under the contract instead of receiving the death benefit in a single sum. In order to elect this option, the beneficiary must be an individual. Certain trusts with only individual beneficiaries will be treated as individuals. This election must be made within 60 days following the date we receive proof of your death. We will increase the account value to equal the death benefit if the death benefit is greater than the account value. Except as noted in the next sentence, the beneficiary continuation option will be available on or after May 1, 2000 depending on when we receive regulatory clearance in your state. For Rollover IRA and Flexible Premium IRA contracts, a similar beneficiary continuation option will be available until the beneficiary continuation option described in this prospectus is available. Please contact our processing office for further information.

Under the beneficiary continuation option:

o The contract continues in your name for the benefit of your beneficiary.

o The beneficiary may make transfers among the investment options but no additional contributions will be permitted.

-----
  7
--------------------------------------------------------------------------------

o The guaranteed minimum income benefit, if applicable, and the death benefit (including the guaranteed minimum death benefit, if applicable) provisions will no longer be in effect.

o The beneficiary may choose at any time to withdraw all or a portion of the account value and no withdrawal charges will apply. Any partial withdrawal must be at least $300.

o Upon the death of the beneficiary, any remaining death benefit will be paid in a lump sum to the person the beneficiary chooses.

For Traditional IRA contracts only, if you die AFTER the "Required Beginning Date" for required minimum distributions (see "Tax information"), the contract will continue if:

(a)   You were receiving minimum distribution withdrawals from this contract;
      and

(b) The pattern of minimum distribution withdrawals you chose was based in part on the life of the designated beneficiary.

The withdrawals will then continue to be paid to the beneficiary on the same basis as you chose before your death. We will be able to tell your beneficiary whether this option is available. You should contact our processing office for further information.

For all of the above contracts, if you die BEFORE the Required Beginning Date (and, for a traditional IRA, therefore you were not taking minimum distribution withdrawals under the contract) the beneficiary may choose one of the following two beneficiary continuation options:

1. Payments over life expectancy period. The beneficiary can receive annual minimum distributions based on the beneficiary's life expectancy. If there is more than one beneficiary, the shortest life expectancy is used. These minimum distributions must begin by December 31st of the calendar year following the year of your death. In some situations, a spouse beneficiary who elects to continue the contract in your name under the beneficiary continuation option instead of electing successor owner/annuitant status may also choose to delay beginning the minimum distributions until the December 31st of the calendar year in which you would have turned age 70 1/2.

2. Five Year Rule. The beneficiary can take withdrawals as desired. If the beneficiary does not withdraw the entire account value by the December 31st of the fifth calendar year following your death, we will pay any amounts remaining under the contract to the beneficiary by that date. If you have more than one beneficiary, and one of them elects this option, then all of your beneficiaries will receive this option.


(7) TAX UPDATES APPLICABLE TO NONQUALIFIED CONTRACTS

A recent case permitted an owner to direct the proceeds of a partial withdrawal from one nonqualified deferred annuity contract to a different insurer to purchase a new nonqualified deferred annuity contract on a tax-deferred basis. Special forms, agreement between the carriers, and provision of cost basis information may be required to process this type of an exchange.


OTHER INFORMATION

Please note that the Treasury Department has the authority to issue guidelines prescribing the circumstances in which your ability to direct your investment to particular portfolios within a separate account may cause you, rather than the insurance company, to be treated as the owner of the portfolio shares attributable to your nonqualified annuity contract. In that case,

-----
  8
--------------------------------------------------------------------------------

income and gains attributable to such portfolio shares would be included in your gross income for federal income tax purposes. Under current rules, however, we believe that Equitable Life, and not the owner of a nonqualified annuity contract, would be considered the owner of the portfolio shares.


(8) UNIT VALUES AND THE NUMBER OF UNITS OUTSTANDING FOR EACH INVESTMENT FUND

The following table sets forth the unit values and number of units outstanding at the year end for each variable investment option, except EQ/Alliance Technology which is being offered for the first time on May 1, 2000. The table shows unit values based on the highest charges that would apply to any contract or investment fund to which this supplement relates including the highest charges that would apply to the underlying portfolios. Therefore, if your contract has lower charges than those assumed, your unit values will be higher than those shown. The table also shows the total number of units outstanding for all contracts to which this supplement relates. All variable investment options may not be available in all products. Please refer to your annual statement for the unit values applicable to your contract.

-----
  9
--------------------------------------------------------------------------------

---------------------------------------------------
                                          YEAR
                                          ENDED
                                      DEC. 31, 1999
---------------------------------------------------
EQ/AGGRESSIVE STOCK
---------------------------------------------------
 Unit value                              $ 78.30
---------------------------------------------------
 Number of units outstanding (000s)        1,517
---------------------------------------------------
ALLIANCE COMMON STOCK
---------------------------------------------------
 Unit value                              $275.01
---------------------------------------------------
 Number of units outstanding (000s)        2,804
---------------------------------------------------
ALLIANCE GLOBAL
---------------------------------------------------
 Unit value                              $ 45.25
---------------------------------------------------
 Number of units outstanding (000s)          355
---------------------------------------------------
ALLIANCE GROWTH INVESTORS
---------------------------------------------------
 Unit value                              $ 44.08
---------------------------------------------------
 Number of units outstanding (000s)          496
---------------------------------------------------
ALLIANCE HIGH YIELD
---------------------------------------------------
 Unit value                              $ 25.73
---------------------------------------------------
 Number of units outstanding (000s)        5,951
---------------------------------------------------
ALLIANCE MONEY MARKET
---------------------------------------------------
 Unit value                              $ 25.55
---------------------------------------------------
 Number of units outstanding (000s)       13,930
---------------------------------------------------
EQ/ALLIANCE PREMIER GROWTH
---------------------------------------------------
 Unit value                              $ 11.77
---------------------------------------------------
 Number of units outstanding (000s)       14,323
---------------------------------------------------
ALLIANCE SMALL CAP GROWTH
---------------------------------------------------
 Unit value                              $ 14.78
---------------------------------------------------
 Number of units outstanding (000s)        7,780
---------------------------------------------------
BT EQUITY 500 INDEX
---------------------------------------------------
 Unit value                              $ 14.58
---------------------------------------------------
 Number of units outstanding (000s)       33,932
---------------------------------------------------
BT INTERNATIONAL EQUITY INDEX
---------------------------------------------------
 Unit value                              $ 14.82
---------------------------------------------------
 Number of units outstanding (000s)        4,262
---------------------------------------------------
BT SMALL COMPANY INDEX
---------------------------------------------------
 Unit value                              $ 11.42
---------------------------------------------------
 Number of units outstanding (000s)        3,463
---------------------------------------------------

------
  10
--------------------------------------------------------------------------------

--------------------------------------------------------
                                               YEAR
                                               ENDED
                                           DEC. 31, 1999
--------------------------------------------------------
CAPITAL GUARDIAN INTERNATIONAL
--------------------------------------------------------
 Unit value                                   $ 13.93
--------------------------------------------------------
 Number of units outstanding (000s)             2,778
--------------------------------------------------------
CAPITAL GUARDIAN RESEARCH
--------------------------------------------------------
 Unit value                                   $ 10.60
--------------------------------------------------------
 Number of units outstanding (000s)             1,972
--------------------------------------------------------
CAPITAL GUARDIAN U.S. EQUITY
--------------------------------------------------------
 Unit value                                   $ 10.26
--------------------------------------------------------
 Number of units outstanding (000s)             5,350
--------------------------------------------------------
J.P. MORGAN CORE BOND
--------------------------------------------------------
 Unit value                                   $ 10.39
--------------------------------------------------------
 Number of units outstanding (000s)            15,004
--------------------------------------------------------
LAZARD LARGE CAP VALUE
--------------------------------------------------------
 Unit value                                   $ 12.04
--------------------------------------------------------
 Number of units outstanding (000s)            11,006
--------------------------------------------------------
LAZARD SMALL CAP VALUE
--------------------------------------------------------
 Unit value                                   $  9.15
--------------------------------------------------------
 Number of units outstanding (000s)             7,782
--------------------------------------------------------
MFS EMERGING GROWTH COMPANIES
--------------------------------------------------------
 Unit value                                   $ 27.40
--------------------------------------------------------
 Number of units outstanding (000s)            15,579
--------------------------------------------------------
MFs GROWTH WITH INCOME
--------------------------------------------------------
 Unit value                                   $ 10.70
--------------------------------------------------------
 Number of units outstanding (000s)             8,971
--------------------------------------------------------
MFS RESEARCH
--------------------------------------------------------
 Unit value                                   $ 16.99
--------------------------------------------------------
 Number of units outstanding (000s)            21,308
--------------------------------------------------------
MORGAN STANLEY EMERGING MARKETS EQUITY
--------------------------------------------------------
 Unit value                                   $ 10.97
--------------------------------------------------------
 Number of units outstanding (000s)             4,873
--------------------------------------------------------
EQ/PUTNAM GROWTH & INCOME VALUE
--------------------------------------------------------
 Unit value                                   $ 12.39
--------------------------------------------------------
 Number of units outstanding (000s)            30,923
--------------------------------------------------------
EQ/PUTNAM INTERNATIONAL EQUITY
--------------------------------------------------------
 Unit value                                   $ 20.10
--------------------------------------------------------
 Number of units outstanding (000s)            14,754
--------------------------------------------------------

------
  11
--------------------------------------------------------------------------------


----------------------------------------------------
                                            YEAR
                                           ENDED
                                       DEC. 31, 1999
----------------------------------------------------
EQ/PUTNAM INVESTORS GROWTH
----------------------------------------------------
 Unit value                               $ 16.54
----------------------------------------------------
 Number of units outstanding (000s)        17,975
----------------------------------------------------


(9) UPDATED INFORMATION ON EQUITABLE LIFE

We are The Equitable Life Assurance Society of the United States ("Equitable Life"), a New York stock life insurance corporation. We have been doing business since 1859. Equitable Life is a subsidiary of AXA Financial, Inc. (previously, The Equitable Companies Incorporated). The majority shareholder of AXA Financial, Inc. is AXA, a French holding company for an international group of insurance and related financial services companies. As a majority shareholder, and under its other arrangements with Equitable Life and Equitable Life's parent, AXA exercises significant influence over the operations and capital structure of Equitable Life and its parent. No company other than Equitable Life, however, has any legal responsibility to pay amounts that Equitable Life owes under the contract.

AXA Financial, Inc. and its consolidated subsidiaries managed approximately $462.7 billion in assets as of December 31, 1999. For over 100 years Equitable Life has been among the largest insurance companies in the United States. We are licensed to sell life insurance and annuities in all fifty states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands. Our home office is located at 1290 Avenue of the Americas, New York, N.Y. 10104.


VARIABLE IMMEDIATE ANNUITY PAYOUT OPTION

The following information is intended to clarify the Variable Immediate Annuity payout options that may be available through your contract.

------
  12
--------------------------------------------------------------------------------

YOUR ANNUITY PAYOUT OPTIONS

You can choose from among the following Variable Immediate Annuity payout options listed below. Restrictions may apply, depending on the type of contract you own or the annuitant's age at contract issue.


--------------------------------------------------------------------------------------
Variable Immediate Annuity payout options     Life annuity (not available in New York)
                                              Life annuity with period certain
--------------------------------------------------------------------------------------

Life annuity: An annuity that guarantees payments for the rest of the annuitant's life. Payments end with the last monthly payment before the annuitant's death. Because there is no continuation of benefits following the annuitant's death with this payout option, it provides the highest monthly payment of any of the life annuity options, so long as the annuitant is living.

Life annuity with period certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the end of a selected period of time ("period certain"), payments continue to the beneficiary for the balance of the period certain. The period certain cannot extend beyond the annuitant's life expectancy. A life annuity with a period certain is the form of annuity under the contract that you will receive if you do not elect a different payout option. In this case, the period certain will be based on the annuitant's age and will not exceed 10 years.

The life annuity and life annuity with period certain, are available on a single life or joint and survivor life basis. The joint and survivor life annuity guarantees payments for the rest of the annuitant's life and, after the annuitant's death, payments continue to the survivor. We may offer other payout options not outlined here. Your financial professional can provide details.

Variable Immediate Annuities are described in a separate prospectus that is available from your financial professional. Before you select a Variable Immediate Annuity payout option, you should read the prospectus which contains important information that you should know.


Variables annuities may be funded through your choice of available variable investment options investing in portfolios of EQ Advisors Trust. The contract also offers a fixed annuity option that can be elected in combination with the variable annuity payout options. The amount of each variable annuity payment will fluctuate, depending upon the performance of the variable investment options, and whether the actual rate of investment return is higher or lower than an assumed base rate.


The amount applied to purchase a Variable Immediate Annuity payout option varies, depending on the payout option that you choose, and the timing of your purchase as it relates to any applicable withdrawal charges or market value adjustments. If applicable to your contract, amounts in a fixed maturity option are used to purchase any annuity payout option, prior to the maturity date, a market value adjustment will apply. No withdrawal charge is imposed if you select a life annuity or life annuity with period certain.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 15.          INDEMNIFICATION OF DIRECTORS AND OFFICERS

                  The by-laws of The Equitable Life Assurance Society of the United States ("Equitable Life") provide, in Article VII, as follows:

               7.4 Indemnification of Directors, Officers and Employees. (a) To the extent permitted by the law of the State of New York and subject to all applicable requirements thereof:

                    (i) any person made or threatened to be made a party to any action or proceeding, whether civil or criminal, by reason of the fact that he or she, or his or her testator or intestate, is or was a director, officer or employee of the Company shall be indemnified by the Company;

                    (ii) any person made or threatened to be made a party to any action or proceeding, whether civil or criminal, by reason of the fact that he or she, or his or her testator or intestate serves or served any other organization in any capacity at the request of the Company may be indemnified by the Company; and

                   (iii) the related expenses of any such person in any of said categories may be advanced by the Company.

                    (b) To the extent permitted by the law of the State of New York, the Company may provide for further indemnification or advancement of expenses by resolution of shareholders of the Company or the Board of Directors, by amendment of these By-Laws, or by agreement. {Business Corporation Law ss.ss. 721-726; Insurance Law ss.1216}

         The directors and officers of Equitable Life are insured under policies issued by Lloyd's of London, X. L. Insurance Company and ACE Insurance Company. The annual limit on such policies is $100 million, and the policies insure the officers and directors against certain liabilities arising out of their conduct in such capacities.

ITEM 16.          EXHIBITS

                  Exhibits No.

                  (1)      (a)      Form of Distribution Agreement by and among
                                    Equitable Distributors, Inc., Separate
                                    Account Nos. 45 and 49 of Equitable Life and
                                    Equitable Life Assurance Society of the
                                    United States, incorporated by reference to
                                    Exhibit 1(a) to the Registration Statement on Form S-3 (File No. 33-88456), filed June
                                    7, 1996.

                           (b) Form of Distribution Agreement dated as of January 1, 1998 among The Equitable Life Assurance Society of the United States for itself and as depositor on behalf of certain separate accounts and Equitable Distributors, Inc., incorporated herein by reference to Exhibit 3(b) to the Registration Statement on Form N-4 (File No. 333-05593) on May 1, 1998.

                           (c) Distribution and Servicing Agreement among Equico Securities (now AXA Advisors, LLC), The Equitable Life Assurance Society of the United States, and Equitable Variable Life Insurance Company, dated as of May 1, 1994, incorporated herein by reference to Exhibit 3(c) to the Registration Statement on Form N-4 File No. 2-30070, refiled electronically July 10, 1998.

                           (d) Letter of Agreement for Distribution Agreement among The Equitable Life Assurance Society of the United States and EQ Financial Consultants, Inc. (now AXA Advisors, LLC), dated April 20, 1998, incorporated herein by reference to
                                    Exhibit No. 3(c) to Registration Statement
                                    (File No. 33-83750), filed on May 1, 1998.

                           (e) Participation Agreement among EQ Advisors Trust, The Equitable Life Assurance Society of the United States, Equitable Distributors, Inc. and EQ Financial Consultants, Inc. (now AXA Advisors, LLC) dated as of the 14th day of April 1997, incorporated by reference to the Registration Statement of EQ Advisors Trust, (File No. 333-17217) on Form N-1A, August 28, 1997.

                  (4)      (a)      Form of group annuity contract no.
                                    1050-94IC, previously filed with this
                                    Registration Statement on Form S-3 (File No.
                                    333-24009) on March 6, 1998.

                           (b) Form of group annuity certificate nos. 94ICA and 94ICB, previously filed with this Registration Statement on Form S-3 (File No. 333-24009) on March 6, 1998.

                           (b)(i) Form of Data pages for Equitable Accumulator TSA, incorporated by reference to Exhibit No. 4(s) to the Registration Statement on Form N-4 (File No. 33-05593) filed on May 22, 1998.

                           (c) Forms of Endorsement Nos. 94ENIRAI, 94ENNQI and 94ENMVAI to contract no. 1050-94IC and data pages no. 94ICA/BIM(IRA), (NQ), (NQ Plan A) and (NQ Plan B), previously filed with this Registration Statement on Form S-3 (File No. 333-24009) on March 6, 1998.

                           (c)(i) Form of Data Pages for Equitable Accumulator Select TSA, incorporated by reference to
                                    Exhibit 4(k) to the Registration Statement on Form N-4 (File No. 333-31131) filed on May 22, 1998.

                           (d) Forms of Application used with the IRA, NQ and Fixed Annuity Markets, previously filed with this Registration Statement on Form S-3 (File No. 333-24009) on March 6, 1998.

                           (d)(i) Form of Data Pages for Equitable Accumulator TSA, incorporated by reference to Exhibit No. 4(v) to the Registration Statement on Form N-4 (File No. 33-83750) filed on May 22, 1998.

                           (e) Form of Endorsement no. 95ENLCAI to contract no. 1050-94IC and data pages no. 94ICA/BLCA, previously filed with this Registration Statement on Form S-3 (File No. 333-24009) on March 6, 1998.

                           (e)(i) Form of Endorsement Applicable to TSA Certificates, incorporated by reference to
                                    Exhibit 4(t) to the Registration Statement on Form N-4 (File No. 333-05593) filed on May 22, 1998.

                           (f) Forms of Data Pages for Rollover IRA, IRA Assured Payment Option, IRA Assured Payment Option Plus, Accumulator, Assured Growth Plan, Assured Growth Plan (Flexible Income Program), Assured Payment Plan (Period Certain) and Assured Payment Plan (Life with a Period Certain), incorporated by reference to Exhibit 4(f) to the Registration Statement on Form S-3 (File No. 33-88456) filed August 31, 1995.

                           (f)(i) Form of Enrollment Form/Application for Equitable Accumulator (IRA, NQ, QF and TSA), incorporated by reference to Exhibit No. 5(f) to the Registration Statement on Form N-4 (File No. 333-05593) filed on May 22, 1998.

                  Exhibits No.

                           (g) Forms of Data Pages for Rollover IRA, IRA Assured Payment Option, IRA Assured Payment Option Plus, Accumulator, Assured Growth Plan and Assured Payment Plan (Life Annuity with a Period Certain), incorporated by reference to Exhibit 4(g) to the Registration Statement on Form S-3 (File No. 33-88456), filed on April 23, 1996.

                           (h)      Form of Separate Account Insulation
                                    Endorsement for the Endorsement Applicable to Market Value Adjustment Terms, incorporated by reference to Exhibit 4(h) to the Registration Statement on Form S-3 (File No. 33-88456), filed on April 23, 1996.

                           (i) Forms of Guaranteed Minimum Income Benefit Endorsements (and applicable data page for Rollover IRA) for Endorsement Applicable to Market Value Adjustment Terms and for the Life Contingent Annuity Endorsement, incorporated by reference to Exhibit 4(i) to the Registration Statement on Form S-3 (File No. 33-88456), filed on April 23, 1996.

                           (j) Forms of Enrollment Form/Application for Rollover IRA, Choice Income Plan, Assured Growth Plan, Accumulator and Assured Payment Plan, incorporated by reference to Exhibit 4(j) to the Registration Statement on Form S-3 (File No. 33-88456), filed on April 23, 1996.

                           (k) Forms of Data Pages for the Accumulator, incorporated by reference to Exhibit 4(k) to the Registration Statement on Form S-3 (File No. 33-88456), filed June 7, 1996.

                           (l) Forms of Data Pages for the Rollover IRA, incorporated by reference to Exhibit 4(l) to the Registration Statement on Form S-3 (File No. 33-88456), filed June 7, 1996.

                           (m) Forms of Data Pages for the Accumulator and Rollover IRA, incorporated by reference to
                                    Exhibit 4(m) to the Registration Statement on Form S-3 (File No. 33-88456), filed October 9, 1996.

                           (n) Forms of Data Pages for Accumulator and Rollover IRA, incorporated by reference to
                                    Exhibit 4(n) to the Registration Statement on Form S-3 (File No. 33-88456), filed October 16, 1996.

                           (o) Forms of Data Pages for the Accumulator, Rollover IRA, Income Manager Accumulator, Income Manager Rollover IRA, Equitable Accumulator, Income Manager (IRA and NQ) and MVA Annuity (IRA and NQ), previously filed with this Registration Statement (File No. 333-24009) on April 30, 1997.

                           (p) Forms of Enrollment Form/Application for Income Manager Accumulator, Income Manager Rollover IRA, Equitable Accumulator, Income Manager (IRA and NQ) and MVA Annuity (IRA and NQ), previously filed with this Registration Statement (File No. 333-24009) on April 30, 1997.

                           (q)      Forms of Data Pages for Equitable
                                    Accumulator Select (IRA) and Equitable
                                    Accumulator Select (NQ), previously filed with this Registration Statement (File No. 333-24009) on September 18, 1997.

                           (r) Forms of Enrollment Form/Application for Equitable Accumulator Select (IRA and NQ), previously filed with this Registration Statement (File No. 333-24009) on September 18, 1997.

                           (s) Form of Data Pages No. 94ICB and 94ICBMVA for Equitable Accumulator (IRA) Certificates, incorporated by reference to
                                    Exhibit 4(m) to the Registration Statement on Form N-4 (File No. 33-83750) on February 27, 1998.

                           (t) Form of Data Pages No. 94ICB and 94ICBMVA for Equitable Accumulator (NQ) Certificates, incorporated by reference to Exhibit 4(n) to the Registration Statement on Form N-4 (File No. 33-83750) on February 27, 1998.

                           (u) Form of Data Pages No. 94ICB and 94ICBMVA for Equitable Accumulator (QP) Certificates, incorporated by reference to Exhibit 4(o) to the Registration Statement on Form N-4 (File No. 33-83750) on February 27, 1998.

                           (v) Form of Data Pages No. 94ICB, 94ICBMVA and 94ICBLCA for Assured Payment Option Certificates, incorporated by reference to
                                    Exhibit 4(p) to the Registration Statement on Form N-4 (File No. 33-83750) on February 27, 1998.

                           (w) Form of Data Pages No. 94ICB, 94ICBMVA and 94ICBLCA for APO Plus Certificates, incorporated by reference to Exhibit 4(q) to the Registration Statement on Form N-4 (File No. 33-83750) on February 27, 1998.

                           (x) Form of Endorsement applicable to Defined Benefit Qualified Plan Certificates No. 98ENDQPI incorporated by reference to
                                    Exhibit 4(r) to the Registration Statement on Form N-4 (File No. 33-83750) on February 27, 1998.

                           (y)      Form of Endorsement applicable to
                                    Non-Qualified Certificates No. 98ENJONQI, incorporated by reference to Exhibit 4(s) to the Registration Statement on Form N-4 (File No. 33-83750) on February 27, 1998.

                           (z) Form of Endorsement applicable to Charitable Remainder Trusts No. 97ENCRTI, incorporated by reference to Exhibit 4(t) to the Registration Statement on Form N-4 (File No. 33-83750) on February 27, 1998.

                           (a)(a) Form of Enrollment Form/Application No. 126737 (5/98) for Equitable Accumulator (IRA, NQ and QP), incorporated by reference to Exhibit 5(e) to the Registration Statement on Form N-4 (File No. 33-83750) on February 27, 1998.

                           (b)(b) Form of Endorsement for Extra Credit Annuity Form No. 98ECENDI and Data Pages 94ICA/B, incorporated herein by reference to Exhibit No. 4(j) to the Registration Statement
                                    File No. 333-64749 on Form N-4, filed
                                    September 30, 1998.

                           (c)(c) Form of Endorsement for Extra Credit Annuity Form No. 98ECENDI and Data Pages 94ICA/B, incorporated herein by reference to Exhibit No. 4(k) to the Registration Statement
                                    File No. 333-64751 on Form N-4, filed
                                    September 30, 1998.

                           (d)(d) Form of Endorsement applicable to Defined Contribution Qualified Plan Certificates No. 97ENQPI and Data Pages 94ICA/B, incorporated herein by reference to Exhibit No. 4 (k) to the Registration Statement File No. 333-64749 on Form N-4, filed September 30, 1998.

                           (e)(e) Form of Endorsement applicable to Defined Contribution Qualified Plan Certificates No. 97ENQPI and Data Pages 94ICA/B, incorporated herein by reference to Exhibit No. 4(l) to the Registration Statement File No. 333-64751 on Form N-4, filed September 30, 1998.

                           (f)(f) Form of Data Pages for Equitable Accumulator Express, incorporated herein by reference to Exhibit No. 4(h) to Registration Statement File No. 333-79379 on Form N-4, filed on May 26, 1999.

                           (g)(g) Form of Enrollment Form/Application for Equitable Accumulator Express, incorporated herein by reference to Exhibit No. 5 to Registration Statement File No. 333-79379 on Form N-4, filed on May 26, 1999.

                           (h)(h) Form of Data Pages for new version of Equitable Accumulator, incorporated herein by reference to Exhibit 4(z) to Registration Statement File No. 333-05593 on Form N-4, filed on November 23, 1999.

                           (i)(i) Form of Data Pages for new version of Equitable Accumulator, incorporated herein by reference to Exhibit 4(c)(c) to Registration Statement File No. 33-83750 on Form N-4, filed on December 3, 1999.

                           (j)(j)   Form of Endorsement (Form No. 2000
                                    ENRAI-IM) -- Beneficiary Continuation Option for use with IRA contracts.

                           (k)(k) Form of data pages for Equitable Accumulator Select baseBUILDER incorporated herein by reference to Registration Statement File No. 333-73121, filed on April 25, 2000.

                  Exhibits No.

                  (5)      (a)      Opinion and Consent of Jonathan E. Gaines,
                                    Esq., Vice President and Associate General
                                    Counsel of Equitable, as to the legality of the securities being registered, previously filed with this Registration Statement (File
                                    No. 333-24009) on April 30, 1997.

                           (b) Copy of the Internal Revenue Service determination letter regarding qualification under Section 401 of the Internal Revenue Code, incorporated by reference to Exhibit 5(b) to the Registration Statement on Form S-3 (File No. 33-88456), filed August 31, 1995.

                   (8)     (a)      Not applicable.

                  (23)     (a)      Consent of PricewaterhouseCoopers LLP.

                           (b)      Consent of Counsel (see Exhibit 5(a).

                           (c)      Powers of Attorney.

ITEM 17.          UNDERTAKINGS

                  (a)      The undersigned registrant hereby undertakes:

                           (1) To file, during any period in which offers or
                               sales are being made, a post-effective amendment to this registration statement:

                                    (i)     to include any prospectus required
                                            by section 10(a)(3) of the
                                            Securities Act of 1933;

                                    (ii)    to reflect in the prospectus any
                                            facts or events arising after the
                                            effective date of the registration
                                            statement (or the most recent
                                            post-effective amendment thereof)
                                            which, individually or in the
                                            aggregate represent a fundamental
                                            change in the information set forth
                                            in the registration statement;

                                    (iii)   to include any material information
                                            with respect to the plan of
                                            distribution not previously
                                            disclosed in the registration
                                            statement or any material change to
                                            such information in the registration
                                            statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to
         Section 13 or 15(d) of the Securities Act of 1934 that are incorporated by reference in the registration statement.

                           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and State of New York, on April 25, 2000.

                             THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE
                                           UNITED STATES
                                           (Registrant)

                                     By: /s/ Naomi J. Weinstein
                                             ------------------
                                             Naomi J. Weinstein
                                             Vice President
                                 The Equitable Life Assurance Society
                                         of the United States


         Pursuant to the requirements of the Securities Act of 1933, this amendment to the Registration Statement has been signed by or on behalf of the following persons in the capacities and on the date indicated.



PRINCIPAL EXECUTIVE OFFICERS:

*Michael Hegarty                            President, Chief Operating Officer and Director

*Edward D. Miller                           Chairman of the Board, Chief Executive Officer and Director

PRINCIPAL FINANCIAL OFFICER:

*Stanley B. Tulin                           Vice Chairman of the Board, Chief Financial Officer and Director

PRINCIPAL ACCOUNTING OFFICER:


*Alvin H. Fenichel                          Senior Vice President and Controller



*DIRECTORS:

Francoise Colloc'h        Donald J. Greene            George T. Lowy
Henri de Castries         John T. Hartley             Edward D. Miller
Joseph L. Dionne          John H.F. Haskell, Jr.      Didier Pineau-Valencienne
Denis Duverne             Michael Hegarty             George J. Sella, Jr.
Jean-Rene Fourtou         Mary R. (Nina) Henderson    Peter J. Tobin
Norman C. Francis         W. Edwin Jarmain            Stanley B. Tulin
                                                      Dave H. Williams

*By: /s/Naomi J. Weinstein
     ---------------------
       Naomi J. Weinstein
       Attorney-in-Fact

April 25, 2000

                                  EXHIBIT INDEX


EXHIBIT NO.                                                                      TAG VALUE
-----------                                                                      ---------

4(j)(j)         Form of Endorsement -- Beneficiary Continuation Option          EX-99.4jj
23(a)           Consent of Independent Accountants.                             EX-99.23a
23(c)           Powers of Attorney                                              EX-99.23c